 Filed Pursuant to Rule 424(b)(3)
 Registration Statement No. 333-272058
PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF
NABORS ENERGY TRANSITION CORP.
AND
PROSPECTUS FOR 44,280,641 ORDINARY SHARES AND 27,530,000 WARRANTS TO
PURCHASE ORDINARY SHARES OF
VAST RENEWABLES LIMITED
PROPOSED BUSINESS COMBINATION — YOUR PARTICIPATION IS VERY IMPORTANT
Dear Stockholders of Nabors Energy Transition Corp.:
You are cordially invited to attend the special meeting (the “NETC special meeting”) of stockholders of Nabors Energy Transition Corp., a Delaware corporation (“NETC” and such stockholders, the “NETC stockholders”), which will be held at 11:00 AM, Eastern Time, on December 13, 2023, at the following address: https://www.cstproxy.com/naborsetcorp/sm2023.
On February 14, 2023, NETC, Vast Renewables Limited, an Australian public company limited by shares (f/k/a Vast Solar Pty Ltd, an Australian proprietary company limited by shares) (“Vast”), Neptune Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Vast (“Merger Sub”), Nabors Energy Transition Sponsor LLC, a Delaware limited liability company (the “NETC Sponsor”) (solely with respect to Sections 5.20, 7.10(a) and 7.16 thereto), and Nabors Industries Ltd. (“Nabors”) (solely with respect to Sections 7.8(d) and 7.18 thereto) entered into a Business Combination Agreement (the “Business Combination Agreement,” and the transactions contemplated thereby, the “Business Combination”), pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will merge with and into NETC (the “Merger”), with NETC continuing as the surviving corporation and a wholly owned direct subsidiary of Vast (the “Surviving Corporation”).
As further described in the accompanying proxy statement/prospectus, in connection with the consummation of the Business Combination, the following events will occur:
Immediately prior to the effective time of the Merger (the “Effective Time”):
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Vast will cause all outstanding shares granted under Vast’s Management Equity Plan Deed dated on or around July 30, 2020, as amended on February 14, 2023 (the “MEP Deed” and, such shares, the “MEP Shares”), immediately prior to the Effective Time to be settled by way of a conversion and subdivision of those MEP Shares into ordinary shares in Vast (each, a “Vast Ordinary Share”) in accordance with the MEP Deed and Vast’s Management Equity Plan De-SPAC Side Deed, dated on or around February 14, 2023 (the “MEP De-SPAC Side Deed” and such conversion and subdivision, the “MEP Share Conversion”), and after the MEP Share Conversion, all of the MEP Shares will no longer be outstanding and will cease to exist, and each holder of MEP Shares will thereafter cease to have any rights with respect to such MEP Shares;

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AgCentral Energy Pty Ltd. (“AgCentral”) will cause (i) all of the outstanding convertible promissory notes issued by Vast held by AgCentral and (ii) all of the principal outstanding and accrued interest under each loan agreement between Vast and AgCentral to be converted into Vast Ordinary Shares (collectively, the “Existing AgCentral Indebtedness Conversion”), in each case, pursuant to the terms of that certain Noteholder Support and Loan Termination Agreement, dated as of February 14, 2023, by and between Vast and AgCentral; and

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Vast will cause a conversion of Vast Ordinary Shares (whether by way of subdivision or consolidation) (the “Vast Split Adjustment”), to occur immediately following the MEP Share Conversion and the Existing AgCentral Indebtedness Conversion, whereby the aggregate number of Vast Ordinary Shares outstanding immediately following the Vast Split Adjustment and immediately prior to the Effective Time will be 20,500,000 Vast Ordinary Shares (subject to certain adjustments as contemplated by the Business Combination Agreement).

Under the terms of the MEP De-SPAC Side Deed, Vast Ordinary Shares (or options or other securities in Vast) held by participants as a result of, among other things contemplated under the MEP De-SPAC Side Deed, the conversion and subdivision of their MEP Shares to Vast Ordinary Shares immediately prior to completion of the Business Combination (“MEP Consideration Securities”) will be subject to lock-up restrictions. For more information about the MEP De-SPAC Side Deed, see the section entitled “Certain Relationships and Related Transactions — Vast Relationships and Related Party Transactions.”
At the Effective Time, by virtue of the Merger and without any action on the part of NETC, Vast, Merger Sub or any of the holders of any of their securities, the following events will take place simultaneously:
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all shares of NETC Class A common stock, par value $0.0001 per share (the “NETC Class A Common Stock”), NETC Class B common stock, par value $0.0001 per share (the “NETC Class B Common Stock”), and NETC Class F common stock, par value $0.0001 per share (the “NETC Class F Common Stock” and together with the NETC Class B Common Stock and the NETC Class A Common Stock issued upon conversion of the NETC Class B Common Stock, the “Founder Shares”), held in the treasury of NETC will be cancelled without any conversion thereof and no payment or distribution will be made with respect thereof;
•
(i) each share of NETC Class A Common Stock (other than the Redemption Shares (as defined below)) issued and outstanding immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio (as defined below), (ii) the shares of NETC Class F Common Stock and the shares of NETC Class B Common Stock issued and outstanding and held by NETC Sponsor or its transferees (based on a transfer following the date of the Business Combination Agreement) immediately prior to the Effective Time will be collectively exchanged for 2,825,000 validly issued and fully paid Vast Ordinary Shares, (iii) each share of NETC Class B Common Stock issued and outstanding and not held by NETC Sponsor or its transferees immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio, and (iv) each share of NETC Class F Common Stock issued and outstanding and not held by NETC Sponsor or its transferees immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio, in each case, after giving effect to the Vast Split Adjustment (collectively, the “Per Share Merger Consideration”) and thereafter, each share of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock will automatically be cancelled and will cease to exist and each holder of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock will cease to have any rights with respect thereto except the right to receive the Per Share Merger Consideration (other than pursuant to and in accordance with that certain letter agreement, dated as of February 14, 2023, by and among NETC, NETC Sponsor, Vast, Nabors Lux and NETC’s independent directors (the “Support Agreement”));

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each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Corporation and will constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately after the Effective Time; and

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Vast will assume (i) the Private Warrant Agreement, dated as of November 16, 2021, by and between NETC and Continental Stock Transfer & Trust Company, as warrant agent (the “Private Warrant Agreement”), and (ii) the Public Warrant Agreement, dated as of November 16, 2021, by and between NETC and Continental Stock Transfer & Trust Company, as warrant agent (the “Public Warrant Agreement,” and together with the Private Warrant Agreement, the “NETC Warrant Agreements”), and each warrant granted thereunder (the “NETC Warrants”) then outstanding and unexercised will automatically, without any action on the part of its holder, be converted into a warrant to acquire Vast Ordinary Shares (each such warrant, a “Vast Warrant”).

Each Vast Warrant will be subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding NETC Warrant immediately prior to the Effective Time, except to the extent such terms or conditions are rendered inoperative by the Business Combination. Accordingly, effective as of the Effective Time: (a) each Vast Warrant will be exercisable solely for Vast Ordinary Shares; (b) the number of Vast Ordinary Shares issued upon exercise of each Vast Warrant will be equal to (x) the number of shares of NETC Class A Common Stock issued upon exercise of the applicable NETC Warrant multiplied by (y) the Exchange Ratio; (c) the per share exercise price for the Vast Ordinary Shares issuable upon exercise of such Vast Warrant will be equal to (x) the per share exercise price for the shares of NETC Class A Common Stock subject to the applicable NETC Warrant, as in effect immediately prior to the Effective Time, divided by (y) the Exchange Ratio, rounding the resulting exercise price up to the nearest whole cent; and (d) no fraction of a Vast Ordinary Share will be issued upon any exercise of any Vast Warrants and, if the aggregate number of Vast Ordinary Shares that a holder of any Vast Warrants would be entitled to receive upon any exercise of any Vast Warrants would otherwise include a fraction of a Vast Ordinary Share, Vast will, upon such exercise, round down to the nearest whole number the aggregate number of Vast Ordinary Shares to be issued to such holder as a result of the exercise of all such Vast Warrants so exercised.
“Exchange Ratio” means one (1), as adjusted to reflect appropriately the effect of (i) any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to NETC Class A Common Stock and Founder Shares occurring at or after the Vast Split Adjustment and prior to the Effective Time and (ii) any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Vast Ordinary Shares following the Vast Split Adjustment and prior to the Effective Time.
Each share of NETC Class A Common Stock issued and outstanding immediately prior to the Effective Time with respect to which a NETC stockholder has validly exercised its redemption rights (the “Redemption Shares”) will not be entitled to receive the Per Share Merger Consideration and will be converted immediately prior to the Effective Time into the right to receive from NETC, in cash, an amount per share calculated in accordance with such stockholder’s redemption rights. Please see the section entitled “The Business Combination — Conversion and Exchange of Securities” for additional information. At or as promptly as practical after the Effective Time, NETC will make such cash payments in respect of each such Redemption Share. As of immediately prior to the Effective Time, all such Redemption Shares will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a Redemption Share (or related certificate or book-entry share) will cease to have any rights with respect thereto, except the right to receive such cash payments from NETC.
In the event that the share of NETC Class A Common Stock and one-half of one NETC Warrant comprising a single unit of NETC sold in NETC’s initial public offering of units (the “NETC IPO” and such units, the “NETC Units”) have not been detached so as to permit separate transferability or trading prior to the Effective Time, then effective immediately prior to the Effective Time, any and all NETC Units will be automatically detached and broken out into their constituent parts, such that a holder of one NETC Unit will hold one share of NETC Class A Common Stock and one-half of one NETC Warrant, and the underlying constituent securities will be converted in accordance with the Business Combination Agreement. However, if the detachment would result in a holder of a NETC Warrant, sold as part of the NETC Units in the NETC IPO holding a fractional NETC Warrant, then prior to the conversion, the number of NETC Warrants deemed to be held by such holder will be rounded down to the nearest whole number.
The closing of the Business Combination (the “Closing”) is subject to certain customary conditions, including, among other things, that (i) the requisite NETC stockholder approval be obtained, (ii) this registration statement be declared effective under the Securities Act of 1933, as amended and (iii) the Vast Ordinary Shares be approved for listing on The New York Stock Exchange (the “NYSE”) or, if Vast does not meet the initial listing requirements of the NYSE after giving effect to the redemption rights of NETC public stockholders, the NYSE American securities exchange or another national securities exchange mutually agreed to by the parties in writing.
Concurrently with the signing of the Business Combination Agreement, Nabors Lux 2 S.a.r.l., an affiliate of Nabors (“Nabors Lux”), and AgCentral each entered into a subscription agreement with Vast (each a “Notes Subscription Agreement”), pursuant to which, among other things, Nabors Lux and AgCentral have each agreed to subscribe for and purchase up to $5.0 million (or $10.0 million in aggregate principal amount) of senior convertible notes (“Senior Convertible Notes”) from Vast in a private placement to be funded in accordance with the Notes Subscription Agreements (the “Notes Subscription Amount”). Nabors Lux funded $2.5 million under its Notes Subscription Agreement on February 15, 2023 and funded an additional $2.5 million under its Notes Subscription Agreement on June 27, 2023. AgCentral funded $2.5 million under its Notes Subscription Agreement on April 13, 2023 and funded an additional $2.5 million under its Notes Subscription Agreement on August 15, 2023.
Vast may enter into additional Notes Subscription Agreements between the date of the Business Combination Agreement and the Closing, with investors reasonably acceptable to NETC and on terms and conditions that are no more favorable to such investor in any material respect than the Notes Subscription Agreements, unless NETC provides its prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) (the subscription contemplated thereby, together with the subscription by Nabors Lux and AgCentral, the “Notes Subscription,” and the financing received therefrom, the “Interim Company Financing”). Any amount of Interim Company Financing provided by Nabors Lux or AgCentral will be exchanged for a number of Vast Ordinary Shares equal to the amount funded divided by $10.20 immediately prior to the Effective Time (the “Agreed Price”), unless Vast enters into a Notes Subscription Agreement with any party subsequent to the first issue of Senior Convertible Notes that provides for conversion at a conversion price per Vast Ordinary Share which is lower than the Agreed Price (the “Discounted Price”), in which case any amount of Interim Company Financing provided by Nabors Lux or AgCentral will be exchanged for a number of Vast Ordinary Shares to be calculated by dividing the amount of the Interim Company Financing by the Discounted Price. Any amount of Interim Company Financing provided by Nabors Lux or AgCentral will be deemed to reduce their subscription amounts under the PIPE Financing (as defined below).
Also concurrently with the signing of the Business Combination Agreement, Nabors Lux and AgCentral entered into subscription agreements with Vast (the “Equity Subscription Agreements”), pursuant to which, among other things, each of Nabors Lux and AgCentral agreed, subject to the Closing occurring and third party investors having purchased Vast Ordinary Shares and/or Senior Convertible Notes for aggregate gross proceeds to Vast of at least $10.0 million, to subscribe for and purchase, and Vast agreed to issue and sell to each of Nabors Lux and AgCentral, up to $15.0 million (or an aggregate of $30.0 million) (in each case, reduced dollar for dollar by the proceeds received from Nabors Lux and AgCentral, as applicable, pursuant to their respective Notes Subscription Agreement and with respect to Nabors Lux, the October Notes Subscription Agreement (as defined herein)) of Vast Ordinary Shares for $10.20 per share in a private placement.
Vast may enter into additional Equity Subscription Agreements between the date of the Business Combination Agreement and the Closing, with investors reasonably acceptable to NETC, who have agreed to purchase Vast Ordinary Shares in the PIPE Financing at a price at least equal to the price per Vast Ordinary Share provided in the Equity Subscription Agreements, and on terms and conditions that are no more favorable to such investor in any material respect than the Equity Subscription Agreements, unless NETC provides its prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) (the subscription contemplated thereby, together with the subscription by Nabors Lux and AgCentral pursuant to the

Equity Subscription Agreements, the “Equity Subscription,” and the financing received therefrom, the “PIPE Financing”), in each case, on the terms and subject to the conditions set forth therein.
On September 18, 2023, Vast entered into a subscription agreement with Capital Airport Group (“CAG”), the owner and operator of Canberra Airport, to purchase a minimum of $5 million, and up to $10 million, of Vast Ordinary Shares at a purchase price of $10.20 per share in a private placement (the “Canberra Subscription”). The Canberra Subscription is conditional on, and will close concurrently with, the Closing. Of the $10 million Canberra Subscription, $5 million will serve as a backstop for subsequent capital raised by Vast prior to Closing via additional Notes Subscriptions or Equity Subscriptions (the “CAG Backstop”). Accordingly, the amount invested by CAG pursuant to the Canberra Subscription will be reduced below $10 million, but not below $5 million, by one dollar for every three dollars raised by Vast prior to Closing via the issuance of additional shares or debt instruments. Therefore, the CAG Backstop may not ultimately be funded in full or at all. Vast must pay CAG an amount equal to (i) the greater of (a) $50,000 per month from the date of the subscription agreement until the closing the Canberra Subscription; and (b) $100,000 plus (ii) 5% of the amount drawn from the CAG Backstop within twenty business days of the closing of the Canberra Subscription.
On October 19, 2023, Nabors Lux entered into a Notes Subscription Agreement (the “October Notes Subscription Agreement”) with Vast pursuant to which, among other things, Nabors Lux agreed to subscribe for and purchase an additional $2.5 million of Senior Convertible Notes (the “Incremental Funding”). Nabors Lux’s commitment under the Equity Subscription Agreements will be reduced, dollar-for-dollar, by the Incremental Funding. Also on October 19, 2023, Vast entered into a Backstop Agreement (the “Nabors Backstop Agreement”) pursuant to which Nabors Lux agreed to purchase up to $15.0 million of Vast Ordinary Shares at a purchase price of $10.20 per share (the “Nabors Backstop”). The Nabors Backstop will serve as a backstop for redemptions of Class A Common Stock by NETC public stockholders in connection with the Business Combination Proposal and subsequent capital raised by Vast prior to or in connection with Closing from additional third parties (other than Nabors, AgCentral, CAG and their respective affiliates). Accordingly, the amount invested by Nabors pursuant to the Nabors Backstop will be reduced below $15 million, dollar-for-dollar, by (i) the balance of the cash remaining in the Trust Account after giving effect to any redemptions of NETC Class A Common Stock by NETC public stockholders in connection with the Business Combination Proposal and (ii) amounts invested by investors other than Nabors Lux, AgCentral and CAG. Therefore, the Nabors Backstop may not ultimately be funded in full or at all.
In connection with entering into the October Notes Subscription Agreement and the Nabors Backstop Agreement, NETC, NETC Sponsor, Vast and Merger Sub entered into the BCA Amendment, pursuant to which, among other things, (i) Vast agreed to issue 350,000 Vast Ordinary Shares to Nabors Lux pursuant to the Nabors Backstop Agreement, (ii) Vast agreed to issue 1,500,000 Vast Ordinary Shares to NETC Sponsor in the Merger as acceleration of a portion of the Sponsor Earnback Shares, pursuant to the Nabors Backstop Agreement, (iii) Vast and Merger Sub agreed to waive in their entirety (a) the conditions precedent to their respective obligations to consummate the Business Combination set forth in Section 8.3 of the Business Combination Agreement, including that Vast will have cash and cash equivalents in an aggregate amount not less than $50.0 million at the Closing, and (b) their rights to terminate the Business Combination Agreement pursuant to Section 9.1(g) thereof for a breach of any representation, warranty, covenant or agreement on the part of NETC, and (iv) the parties agreed to amend and restate in its entirety the form of Shareholder and Registration Rights Agreement to be entered into at Closing, the amended and restated form of which is attached hereto as Annex D. NETC, NETC Sponsor and Vast also entered into an amendment to the Support Agreement, dated as of February 14, 2023, by and among NETC, Vast, NETC Sponsor and the other parties thereto (the “Support Agreement”) to reduce by 500,000 Vast Ordinary Shares each tranche of the Sponsor Earnback Shares for an aggregate reduction of 1,500,000 Vast Ordinary Shares.
Pursuant to the Support Agreement, NETC Sponsor and NETC’s independent directors, in connection with the submission of the Business Combination to a stockholder vote, have agreed to vote any Founder Shares owned by them in favor of the adoption and approval of the Business Combination.
At the NETC special meeting, NETC stockholders will be asked to consider and vote upon a proposal (the “Business Combination Proposal” or “Proposal No. 1”) to adopt and approve the Business Combination Agreement, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A and Annex A-1 and approve the transactions contemplated thereby, including the Business Combination.
In addition to the Business Combination Proposal, NETC stockholders are being asked to:
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Consider and vote upon, on a non-binding advisory basis, a proposal to approve the governance provisions contained in the amended and restated constitution of Vast (the “Constitution”) that materially affect NETC stockholder rights, presented separately in accordance with the U.S. Securities and Exchange Commission (the “SEC”) guidance (the “Vast Constitution Proposal” or “Proposal No. 2”). The full text of the Constitution is attached to the accompanying proxy statement/prospectus as Annex B.

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Consider and vote upon a proposal to approve the adjournment of the NETC special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal (the “Adjournment Proposal” or “Proposal No. 3” and, together with the Business Combination Proposal and the Vast Constitution Proposal, the “Proposals”).
Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which each NETC stockholder is encouraged to read carefully.
The shares of NETC Class A Common Stock and NETC public warrants, which are exercisable for shares of NETC Class A Common Stock under certain circumstances, are currently listed on the NYSE under the ticker symbols “NETC” and “NETC.WS,” respectively. In addition, certain of the NETC Class A Common Stock and NETC Warrants currently trade as NETC Units consisting of one share of NETC Class A Common Stock and one-half of one NETC Warrant, and are listed on the NYSE under the ticker symbol “NETC.U.” The NETC Units will automatically separate into the component securities prior to the consummation of the Business Combination and will be exchanged for or automatically converted into, as applicable, Vast Ordinary Shares and Vast Warrants, respectively. Pursuant to the terms of the Business Combination Agreement, as a closing condition, the parties are required to cause the Vast Ordinary Shares and the Vast Warrants issued in connection with the Business Combination to be approved for listing on a national securities exchange mutually agreed to by the parties in writing, but there can be no assurance that such listing condition will be met. Further, it is a condition to the consummation of the PIPE Financing that the Vast Ordinary Shares issuable therein be approved for listing on a national securities exchange. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the applicable parties to the Business Combination Agreement. Vast intends to apply to list the Vast Ordinary Shares and Vast Warrants on the Nasdaq Stock Market LLC (“Nasdaq”). It is anticipated that upon the Closing, the Vast Ordinary Shares and Vast Warrants will be listed under the ticker symbols “VSTE” and “VSTEW,” respectively. It is important for you to know that, at the time of the NETC special meeting, the parties may not have received from Nasdaq or any other national securities exchange either confirmation of the listing of the Vast Ordinary Shares and the Vast Warrants or that approval thereof will be obtained prior to the consummation of the Business Combination. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in the accompanying proxy statement/prospectus without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such listing condition is waived by the applicable parties to the Business Combination and by the investors in the PIPE Financing and therefore the Vast securities would not be listed on Nasdaq or any other nationally recognized securities exchange.
NETC is providing the accompanying proxy statement/prospectus and accompanying proxy card to NETC stockholders in connection with the solicitation of proxies to be voted at the NETC special meeting and at any adjournments or postponements of the NETC special meeting. Information about the NETC special meeting, the Business Combination and other related business to be considered by NETC stockholders at the NETC special meeting is included in the accompanying proxy statement/prospectus. Whether or not you plan to attend the NETC special meeting, all NETC stockholders are urged to read carefully and in their entirety the accompanying proxy statement/prospectus, including the annexes and the accompanying financial statements of Vast and NETC. In particular, you are urged to carefully read the section entitled “Risk Factors” beginning on page 54 of the accompanying proxy statement/prospectus.
After careful consideration, the Board of Directors of NETC (the “NETC Board”), including the independent directors (such independence having been determined in accordance with NYSE and SEC guidelines), has unanimously approved the Business Combination Agreement and the transactions contemplated therein, and unanimously recommends that NETC stockholders vote “FOR” adoption of the Business Combination Agreement and approval of the transactions contemplated thereby, including the Business Combination, and “FOR” all other Proposals presented to NETC stockholders in the accompanying proxy statement/prospectus. When you consider the NETC Board’s recommendation of these proposals, you should keep in mind that certain of NETC’s directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. Please see the section entitled “The Business Combination — Interests of Certain Persons in the Business Combination” for additional information.
Your vote is very important, regardless of the number of shares of NETC Common Stock you own. To ensure your representation at the NETC special meeting, please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. Please submit your proxy promptly, whether or not you expect to attend the NETC special meeting, but in any event, no later than December 13, 2023 at 11:00 AM, Eastern Time.

On behalf of the NETC Board, I would like to thank you for your support of Nabors Energy Transition Corp. and look forward to a successful completion of the Business Combination.
Sincerely,
/s/ Anthony G. Petrello

Anthony G. Petrello
President, Chief Executive Officer and Chairman of the Board of Directors
November 22, 2023
NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.
Investing in Vast and NETC securities involves a high degree of risk. Before making an investment decision, please read the information under the section entitled “Risk Factors” elsewhere in the accompanying proxy statement/prospectus and under similar headings or in any amendment or supplement to the accompanying proxy statement/prospectus.
The accompanying proxy statement/prospectus is dated November 22, 2023, and is expected to be first mailed or otherwise delivered to NETC stockholders on or about November 22, 2023.

ADDITIONAL INFORMATION
No person is authorized to give any information or to make any representation with respect to the matters that this proxy statement/prospectus describes other than those contained in this proxy statement/prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by Vast or NETC. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation. Neither the delivery of this proxy statement/prospectus nor any distribution of securities made under this proxy statement/prospectus will, under any circumstances, create an implication that there has been no change in the affairs of Vast or NETC since the date of this proxy statement/prospectus or that any information contained herein is correct as of any time subsequent to such date.

NABORS ENERGY TRANSITION CORP.
515 West Greens Road, Suite 1200
Houston, Texas 77067
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
OF NABORS ENERGY TRANSITION CORP.
TO BE HELD DECEMBER 13, 2023
To the Stockholders of Nabors Energy Transition Corp.:
NOTICE IS HEREBY GIVEN that the special meeting (the “NETC special meeting”) of stockholders of Nabors Energy Transition Corp., a Delaware corporation (“NETC” and such stockholders, the “NETC stockholders”) will be held at 11:00 AM, Eastern Time, on December 13, 2023.
At the NETC special meeting, NETC stockholders will be asked to consider and vote upon the following proposals:
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Business Combination Proposal — To approve and adopt the Business Combination Agreement, dated as of February 14, 2023 (the “Business Combination Agreement”), among NETC, Vast Renewables Limited, an Australian public company limited by shares (f/k/a Vast Solar Pty Ltd, an Australian proprietary company limited by shares) (“Vast”), Neptune Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Vast (“Merger Sub”), Nabors Energy Transition Sponsor LLC, a Delaware limited liability company (the “NETC Sponsor”) (solely with respect to Sections 5.20, 7.10(a) and 7.16 thereto), and Nabors Industries Ltd. (“Nabors”) (solely with respect to Sections 7.8(d) and 7.18 thereto) and the transactions contemplated thereby (the “Business Combination”), pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will merge with and into NETC (the “Merger”), with NETC continuing as the surviving corporation and a wholly owned direct subsidiary of Vast (the “Surviving Corporation”). A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A and Annex A-1.

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Immediately prior to the effective time of the Merger (the “Effective Time”):

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Vast will cause all outstanding shares granted under Vast’s Management Equity Plan Deed dated on or around July 30, 2020, as amended on February 14, 2023 (the “MEP Deed” and, such shares, the “MEP Shares”), immediately prior to the Effective Time to be settled by way of a conversion and subdivision of those MEP Shares into ordinary shares in Vast (each, a “Vast Ordinary Share”) in accordance with the MEP Deed and Vast’s Management Equity Plan De-SPAC Side Deed, dated on or around February 14, 2023 (the “MEP De-SPAC Side Deed” and such conversion and subdivision, the “MEP Share Conversion”), and after the MEP Share Conversion, all of the MEP Shares will no longer be outstanding and will cease to exist, and each holder of MEP Shares will thereafter cease to have any rights with respect to such MEP Shares;

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AgCentral Energy Pty Ltd. (“AgCentral”) will cause (i) all of the outstanding convertible promissory notes issued by Vast held by AgCentral and (ii) all of the principal outstanding and accrued interest under each loan agreement between Vast and AgCentral to be converted into Vast Ordinary Shares (collectively, the “Existing AgCentral Indebtedness Conversion”), in each case, pursuant to the terms of that certain Noteholder Support and Loan Termination Agreement, dated as of February 14, 2023, by and between Vast and AgCentral (the “Noteholder Support and Loan Termination Agreement”); and

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Vast will cause a conversion of Vast Ordinary Shares (whether by way of subdivision or consolidation) (the “Vast Split Adjustment”), to occur immediately following the MEP Share Conversion and the Existing AgCentral Indebtedness Conversion, whereby the aggregate number of Vast Ordinary Shares outstanding immediately following the Vast Split Adjustment and immediately prior to the Effective Time will be 20,500,000 Vast Ordinary Shares (subject to certain adjustments as contemplated by the Business Combination Agreement).

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At the Effective Time, by virtue of the Merger and without any action on the part of NETC, Vast, Merger Sub or any of the holders of any of their securities, the following events will take place simultaneously:

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all shares of NETC Class A common stock, par value $0.0001 per share (the “NETC Class A Common Stock”), NETC Class B common stock, par value $0.0001 per share (the “NETC Class B Common Stock”), and NETC Class F common stock, par value $0.0001 per share (the “NETC Class F Common Stock” and together with the NETC Class B Common Stock and the NETC Class A Common Stock issued upon conversion of the NETC Class B Common Stock, the “Founder Shares”), held in the treasury of NETC will be cancelled without any conversion thereof and no payment or distribution will be made with respect thereof;

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(i) each share of NETC Class A Common Stock (other than the Redemption Shares (as defined below)) issued and outstanding immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio (as defined below), (ii) each share of NETC Class F Common Stock and NETC Class B Common Stock issued and outstanding and held by NETC Sponsor or its transferees (based on a transfer following the date of the Business Combination Agreement) immediately prior to the Effective Time will be collectively exchanged for 2,825,000 validly issued and fully paid Vast Ordinary Shares, (iii) each share of NETC Class B Common Stock issued and outstanding and not held by NETC Sponsor or its transferees immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio, and (iv) each share of NETC Class F Common Stock issued and outstanding and not held by NETC Sponsor or its transferees immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio, in each case, after giving effect to the Vast Split Adjustment (as defined below) (collectively, the “Per Share Merger Consideration”) and thereafter, each share of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock will automatically be cancelled and will cease to exist and each holder of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock will cease to have any rights with respect thereto except the right to receive the Per Share Merger Consideration (other than pursuant to and in accordance with that certain letter agreement, dated as of February 14, 2023, by and among NETC, NETC Sponsor, Vast, Nabors Lux and NETC’s independent directors (the “Support Agreement”));

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each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Corporation and will constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately after the Effective Time; and

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Vast will assume (i) the Private Warrant Agreement, dated as of November 16, 2021, by and between NETC and Continental Stock Transfer & Trust Company, as warrant agent (the “Private Warrant Agreement”), and (ii) the Public Warrant Agreement, dated as of November 16, 2021, by and between NETC and Continental Stock Transfer & Trust Company, as warrant agent (the “Public Warrant Agreement,” and together with the Private Warrant Agreement, the “NETC Warrant Agreements”), and each warrant granted thereunder (the “NETC Warrants”) then outstanding and unexercised will automatically, without any action on the part of its holder, be converted into a warrant to acquire Vast Ordinary Shares (each such warrant, a “Vast Warrant”).

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Each Vast Warrant will be subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding NETC Warrant immediately prior to the Effective Time, except to the extent such terms or conditions are rendered inoperative by the Business Combination. Accordingly, effective as of the Effective Time: (a) each Vast Warrant will be exercisable solely for Vast Ordinary Shares; (b) the number of Vast Ordinary Shares issued upon exercise of each Vast Warrant will be equal to (x) the number of shares of NETC Class A Common Stock issued upon exercise of the applicable NETC Warrant multiplied by (y) the Exchange Ratio; (c) the per share exercise price for the Vast Ordinary Shares issuable upon exercise of such Vast Warrant will be equal to (x) the per share exercise price for the shares of NETC Class A Common Stock subject to the applicable NETC Warrant, as in effect immediately prior to the Effective Time, divided by (y) the Exchange Ratio, rounding the resulting exercise price up to the nearest whole cent; and (d) no fraction of a Vast Ordinary Share will be issued upon any exercise of any Vast Warrants and, if the aggregate number of Vast Ordinary Shares that a holder of any Vast Warrants would be entitled to receive upon any exercise of any Vast Warrants would otherwise include a fraction of a Vast Ordinary Share, Vast will, upon such exercise, round down to the nearest whole number the aggregate number of Vast Ordinary Shares to be issued to such holder as a result of the exercise of all such Vast Warrants so exercised.
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“Exchange Ratio” means one (1), as adjusted to reflect appropriately the effect of (i) any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to NETC Class A Common Stock and Founder Shares occurring at or after the Vast Split Adjustment and prior to the Effective Time and (ii) any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Vast Ordinary Shares following the Vast Split Adjustment and prior to the Effective Time.

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Each share of NETC Class A Common Stock issued and outstanding immediately prior to the Effective Time with respect to which a NETC stockholder has validly exercised its redemption rights (the “Redemption Shares”) will not be entitled to receive the Per Share Merger Consideration and will be converted immediately prior to the Effective Time into the right to receive from NETC, in cash, an amount per share calculated in accordance with such stockholder’s redemption rights. Please see the section entitled “The Business Combination — Conversion and Exchange of Securities” for additional information. At or as promptly as practical after the Effective Time, NETC will make such cash payments in respect of each such Redemption Share. As of immediately prior to the Effective Time, all such Redemption Shares will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a Redemption Share (or related certificate or book-entry share) will cease to have any rights with respect thereto, except the right to receive such cash payments from NETC.

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In the event that the share of NETC Class A Common Stock and one-half of one NETC Warrant comprising a single unit of NETC sold in NETC’s initial public offering of units (the “NETC IPO” and such units, the “NETC Units”) have not been detached so as to permit separate transferability or trading prior to the Effective Time, then effective immediately prior to the Effective Time, any and all NETC Units will be automatically detached and broken out into their constituent parts, such that a holder of one NETC Unit will hold one share of NETC Class A Common Stock and one-half of one NETC Warrant, and the underlying constituent securities will be converted in accordance with the Business Combination Agreement. However, if the detachment would result in a holder of a NETC Warrant, sold as part of the NETC Units in the NETC IPO holding a fractional NETC Warrant, then prior to the conversion the number of NETC Warrants deemed to be held by such holder will be rounded down to the nearest whole number.

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On October 19, 2023, NETC, NETC Sponsor, Vast and Merger Sub entered into the BCA Amendment, pursuant to which, among other things, (i) Vast agreed to issue the Incremental Funding Commitment Fee and the Accelerated Earnback Shares, in each case pursuant to the Nabors Backstop Agreement, (ii) Vast and Merger Sub agreed to waive in their entirety (a) the conditions precedent to their respective obligations to consummate the Business Combination set forth in Section 8.3 of the Business Combination Agreement, including that Vast will have cash and cash equivalents in an aggregate amount not less than $50.0 million at the Closing, and (b) their rights to terminate the Business Combination Agreement pursuant to Section 9.1(g) thereof for a breach of any representation, warranty, covenant or agreement on the part of NETC, and (iii) the parties agreed to amend and restate in its entirety the form of Shareholder and Registration Rights Agreement to be entered into at Closing, the amended and restated form of which is attached hereto as Annex D.

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The closing of the Business Combination (the “Closing”) is subject to certain customary conditions, including, among other things, that (i) the requisite NETC stockholder approval be obtained,

(ii) this registration statement be declared effective under the Securities Act of 1933, as amended, and (iii) the Vast Ordinary Shares be approved for listing on a national securities exchange mutually agreed to by the parties in writing, and (iv) Vast have cash and cash equivalents in an aggregate amount not less than $50.0 million at the Closing.
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The Vast Constitution Proposal — On a non-binding advisory basis, to approve the governance provisions contained in the amended and restated constitution of Vast (the “Constitution”) that materially affect NETC stockholder rights, presented separately in accordance with the U.S. Securities and Exchange Commission (the “SEC”) guidance (the “Vast Constitution Proposal” or “Proposal No. 2”). The full text of the Constitution is attached to this proxy statement/prospectus as Annex B.

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Adjournment Proposal — To approve the adjournment of the NETC special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal (the “Adjournment Proposal” or “Proposal No. 3” and, together with the Business Combination Proposal and the Vast Constitution Proposal, the “Proposals”).

Concurrently with the signing of the Business Combination Agreement, Nabors Lux 2 S.a.r.l., an affiliate of Nabors (“Nabors Lux”), and AgCentral each entered into a subscription agreement with Vast (each, a “Notes Subscription Agreement”), pursuant to which, among other things, Nabors Lux and AgCentral have each agreed to subscribe for and purchase up to $5.0 million (or $10.0 million in aggregate principal amount) of senior convertible notes (“Senior Convertible Notes”) from Vast in a private placement to be funded in accordance with the Notes Subscription Agreements (the “Notes Subscription Amount”). Nabors Lux funded $2.5 million under its Notes Subscription Agreement on February 15, 2023 and funded an additional $2.5 million under its Notes Subscription Agreement on June 27, 2023. AgCentral funded $2.5 million under its Notes Subscription Agreement on April 13, 2023 and funded an additional $2.5 million under its Notes Subscription Agreement on August 15, 2023.
Vast may enter into additional Notes Subscription Agreements between the date of the Business Combination Agreement and the Closing, with investors reasonably acceptable to NETC and on terms and conditions that are no more favorable to such investor in any material respect than the Notes Subscription Agreements, unless NETC provides its prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) (the subscription contemplated thereby, together with the subscription by Nabors Lux and AgCentral, the “Notes Subscription,” and the financing received therefrom, the “Interim Company Financing”). Any amount of Interim Company Financing provided by Nabors Lux or AgCentral will be exchanged for a number of Vast Ordinary Shares equal to the amount funded divided by $10.20 immediately prior to the Effective Time (the “Agreed Price”), unless Vast enters into a Notes Subscription Agreement with any party subsequent to the first issue of Convertible Notes that provides for conversion at a conversion price per Vast Ordinary Share which is lower than the Agreed Price (the “Discounted Price”), in which case any amount of Interim Company Financing provided by Nabors Lux or AgCentral will be exchanged for a number of Vast Ordinary Shares to be calculated by dividing the amount of the Interim Company Financing by the Discounted Price. Any amount of Interim Company Financing provided by Nabors Lux or AgCentral will be deemed to reduce their subscription amounts under the PIPE Financing (as defined below).
Also concurrently with the signing of the Business Combination Agreement, each of Nabors Lux and AgCentral entered into subscription agreements with Vast (the “Equity Subscription Agreements”), pursuant to which, among other things, Nabors Lux and AgCentral agreed, subject to the Closing occurring and third party investors having purchased Vast Ordinary Shares and/or Senior Convertible Notes for aggregate gross proceeds to Vast of at least $10.0 million, to subscribe for and purchase, and Vast agreed to issue and sell to each of Nabors Lux and AgCentral, up to $15.0 million (or an aggregate of $30.0 million) (in each case, reduced dollar for dollar by the proceeds received from Nabors Lux and AgCentral, as applicable, pursuant to the Notes Subscription Agreement) of Vast Ordinary Shares for $10.20 per share in a private placement. Vast may enter into additional Equity Subscription Agreements between the date of the Business Combination Agreement and the Closing, with investors reasonably acceptable to NETC, who have agreed to purchase Vast Ordinary Shares in the PIPE Financing at a price at least equal to the price per Vast Ordinary Share provided in the Equity Subscription Agreements, and on terms and conditions that are no more favorable to such investor in any material respect than the

Equity Subscription Agreements, unless NETC provides its prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) (the subscription contemplated thereby, together with the subscription by Nabors Lux and AgCentral pursuant to the Equity Subscription Agreements, the “Equity Subscription,” and the financing received therefrom, the “PIPE Financing”), on the terms and subject to the conditions set forth therein.
On September 18, 2023, Vast entered into a subscription agreement with Capital Airport Group (“CAG”), the owner and operator of Canberra Airport, to purchase a minimum of $5 million, and up to $10 million, of Vast Ordinary Shares at a purchase price of $10.20 per share in a private placement (the “Canberra Subscription”). The Canberra Subscription is conditional on, and will close concurrently with, the Closing. Of the $10 million Canberra Subscription, $5 million will serve as a backstop for subsequent capital raised by Vast prior to Closing via additional Notes Subscriptions or Equity Subscriptions (the “CAG Backstop”). Accordingly, the amount invested by CAG pursuant to the Canberra Subscription will be reduced below $10 million, but not below $5 million, by one dollar for every three dollars raised by Vast prior to Closing via the issuance of additional shares or debt instruments. Therefore, the CAG Backstop may not ultimately be funded in full or at all. Vast must pay CAG an amount equal to (i) the greater of (a) $50,000 per month from the date of the subscription agreement until the closing of the Canberra Subscription; and (b) $100,000 plus (ii) 5% of the amount drawn from the CAG Backstop within twenty business days of the closing of the Canberra Subscription.
On October 19, 2023, Nabors Lux entered into a Notes Subscription Agreement (the “October Notes Subscription Agreement”) with Vast pursuant to which, among other things, Nabors Lux agreed to subscribe for and purchase an additional $2.5 million of Senior Convertible Notes (the “Incremental Funding”). Nabors Lux’s commitment under the Equity Subscription Agreements will be reduced, dollar-for-dollar, by the Incremental Funding. Also on October 19, 2023, Vast entered into a Backstop Agreement (the “Nabors Backstop Agreement”) pursuant to which Nabors Lux agreed to purchase up to $15.0 million of Vast Ordinary Shares at a purchase price of $10.20 per share (the “Nabors Backstop”). The Nabors Backstop will serve as a backstop for redemptions of Class A Common Stock by NETC public stockholders in connection with the Business Combination Proposal and subsequent capital raised by Vast prior to or in connection with Closing from additional third parties (other than Nabors, AgCentral, CAG and their respective affiliates). Accordingly, the amount invested by Nabors pursuant to the Nabors Backstop will be reduced below $15 million, dollar-for-dollar, by (i) the balance of the cash remaining in the Trust Account after giving effect to any redemptions of NETC Class A Common Stock by NETC public stockholders in connection with the Business Combination Proposal and (ii) amounts invested by investors other than Nabors Lux, AgCentral and CAG. Therefore, the Nabors Backstop may not ultimately be funded in full or at all.
In connection with entering into the October Notes Subscription Agreement and the Nabors Backstop Agreement, NETC, NETC Sponsor, Vast and Merger Sub entered into the Amendment and Waiver to the Business Combination Agreement, pursuant to which, among other things, (i) Vast agreed to issue 350,000 Vast Ordinary Shares to Nabors Lux pursuant to the Nabors Backstop Agreement, (ii) Vast agreed to issue 1,500,000 Vast Ordinary Shares to NETC Sponsor in the Merger as acceleration of a portion of the Sponsor Earnback Shares, pursuant to the Nabors Backstop Agreement, (iii) Vast and Merger Sub agreed to waive in their entirety (a) the conditions precedent to their respective obligations to consummate the Business Combination set forth in Section 8.3 of the Business Combination Agreement, including that Vast will have cash and cash equivalents in an aggregate amount not less than $50.0 million at the Closing, and (b) their rights to terminate the Business Combination Agreement pursuant to Section 9.1(g) thereof for a breach of any representation, warranty, covenant or agreement on the part of NETC, and (iv) the parties agreed to amend and restate in its entirety the form of Shareholder and Registration Rights Agreement to be entered into at Closing, the amended and restated form of which is attached hereto as Annex D. NETC, NETC Sponsor and Vast also entered into an amendment to the Support Agreement to reduce by 500,000 Vast Ordinary Shares each tranche of the Sponsor Earnback Shares for an aggregate reduction of 1,500,000 Vast Ordinary Shares.
The record date for the NETC special meeting is November 1, 2023. Only holders of record of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock at the close of business on November 1, 2023 are entitled to notice of, and to vote at, the NETC special meeting and any adjournments or postponements thereof. A complete list of NETC stockholders of record entitled to vote at the NETC special meeting will be available at the NETC special meeting and for ten days before the NETC special meeting at NETC’s principal executive offices for inspection by NETC stockholders during ordinary business hours for any purpose germane to the NETC special meeting.
Whether or not you plan to attend the NETC special meeting, please submit your proxy by completing, signing, dating and mailing the enclosed proxy card in the pre-addressed postage paid envelope or by using the telephone or Internet procedures provided to you by your broker or bank. If your NETC public shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your NETC public shares or, if you wish to attend the NETC special meeting in person, you must obtain a proxy from your broker or bank.
Pursuant to NETC’s amended and restated certificate of incorporation, dated May 12, 2023 (the “NETC Charter”), NETC is providing the holders of shares of NETC Class A Common Stock originally sold as part of the NETC Units issued in NETC’s initial public offering (the “NETC IPO,” such NETC Class A Common Stock, the “NETC public shares” and such holders, the “NETC public stockholders”) with the opportunity to redeem, upon Closing, NETC public shares then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account (the “Trust Account”) that holds the proceeds (including interest not previously released to NETC to pay its taxes) from the NETC IPO and a concurrent private placement of warrants to Nabors Lux, certain of NETC’s independent directors and certain other parties. For illustrative purposes, based on the fair value of cash and marketable securities held in the Trust Account as of November 1, 2023, the record date, of approximately $107.6 million, the estimated per share redemption price would have been approximately $10.93. NETC public stockholders may elect to redeem their NETC public shares whether or not they are holders as of the record date and whether or not they vote for the Business Combination Proposal. Notwithstanding the foregoing redemption rights, a NETC public stockholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming in the aggregate his, her or its NETC public shares or, if part of such a group, the group’s shares, in excess of 15% of the outstanding shares of NETC Class A Common Stock sold in the NETC IPO.
On May 11, 2023, NETC held a special meeting of stockholders (the “First Extension Meeting”) to approve an amendment to NETC’s amended and restated certificate of incorporation to allow NETC’s board of directors, without another stockholder vote, to elect to extend the date by which NETC has to consummate an initial business combination up to seven times for an additional one month each time (but in no event to a date later than 25 months from the closing of the NETC IPO), provided that NETC Sponsor (or its affiliates or designees) deposits into the Trust Account, for each month extension, $295,519.23 (or $0.03 per NETC public share that is not redeemed in connection with the First Extension Meeting) in exchange for a non-interest bearing, unsecured promissory note. Stockholders holding 17,749,359 NETC public shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account in connection with the First Extension Meeting. On May 17, 2023, as permitted under the NETC Charter, NETC’s board of directors elected to extend the date by which NETC has to consummate an initial business combination from May 18, 2023 to August 18, 2023 and affiliates of the NETC Sponsor deposited a total of $886,557.69 into the Trust Account. On each of August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023 Nabors Lux deposited an additional $295,519.23 into the Trust Account, and as a result, the Deadline Date is currently extended to December 18, 2023. The balance in the Trust Account as of November 16, 2023, which includes the receipt of extension fees on February 15, 2023, May 17, 2023, August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023, as well as the redemptions in connection with the First Extension Meeting, was $108,177,610.45, or $10.98 per share.
On November 6, 2023, NETC filed a preliminary proxy statement relating to a special meeting of stockholders (the “Second Extension Meeting”) to approve an amendment to NETC’s amended and restated certificate of incorporation to allow NETC’s board of directors, without another stockholder vote, to elect to extend the date by which NETC has to consummate an initial business combination up to three times for an additional one month each time (but in no event to a date later than 28 months from the closing of the NETC IPO), provided that NETC Sponsor (or its affiliates or designees) deposits into the Trust

Account, for each month extension, $200,000 in exchange for a non-interest bearing, unsecured promissory note. Holders of NETC public shares on the record date for the Second Extension Meeting may elect to redeem all or a portion of their NETC public shares in exchange for their pro rata portion of the funds held in the Trust Account as of two business days prior to the Second Extension Meeting if the proposed amendment to the amended and restated certificate of incorporation is implemented, regardless of whether or how such public stockholders vote at the Second Extension Meeting.
If the matters to be voted on at the Second Extension Meeting are approved by the requisite vote of stockholders (and not abandoned) and the amendment to the amended and restated certificate of incorporation is filed with the Secretary of State of the State of Delaware, holders of NETC public stock remaining after the redemptions will retain their right to redeem their NETC public stock for their pro rata portion of the funds available in the Trust Account upon consummation of an initial business combination or, if NETC does not complete an initial business combination, by the Deadline Date.
Holders of NETC public warrants sold in the NETC IPO, which are exercisable for shares of NETC Class A Common Stock under certain circumstances, do not have redemption rights in connection with the Business Combination. NETC Sponsor and NETC’s officers and directors agreed in connection with the NETC IPO to waive their redemption rights, for no consideration, with respect to any shares of NETC Common Stock they may hold in connection with the consummation of the Business Combination as an inducement for NETC and the underwriters to proceed with the NETC IPO. Therefore, shares of NETC Class B Common Stock and NETC Class F Common Stock will be excluded from the pro rata calculation used to determine the per share redemption price. Currently, NETC Sponsor and NETC’s independent directors own approximately 41.2% of outstanding NETC Common Stock, including all of the shares of NETC Class F Common Stock. NETC Sponsor and NETC’s officers and directors have agreed to vote any shares of NETC Common Stock owned by them in favor of the Business Combination.
TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE NETC REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO NETC’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE SCHEDULED DATE OF THE NETC SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.
NETC may not consummate the Business Combination unless the Business Combination Proposal is approved at the NETC special meeting. The Vast Constitution Proposal is non-binding and is not conditioned on the approval of any other Proposal set forth in this proxy statement/prospectus. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in the accompanying proxy statement/prospectus.
Approval of the Business Combination Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock entitled to vote thereon at the NETC special meeting, voting as a single class. Approval of each of the Vast Constitution Proposal and the Adjournment Proposal requires the affirmative vote in person or by proxy) of the holders of a majority of the outstanding shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock entitled to vote and actually cast thereon at the NETC special meeting, voting as a single class.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of Proposal Nos. 1, 2 and 3. If you fail to return your proxy card or fail to submit your proxy by telephone or over the Internet, or fail to instruct your bank, broker or other nominee how to vote, and do not attend the NETC special meeting, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the NETC special meeting and, if a quorum is present, will have no effect on the Vast Constitution Proposal or the Adjournment Proposal, but will have the same effect as a vote “AGAINST” the Business Combination Proposal. If you are a stockholder of record and you attend the NETC special meeting and wish to vote, you may withdraw your proxy and vote in person.
Your attention is directed to the proxy statement/prospectus accompanying this notice (including the financial statements and annexes attached thereto) for a more complete description of the proposed Business Combination and related transactions and each of the Proposals. NETC encourages you to read this proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call NETC’s proxy solicitor, Morrow Sodali LLC, at (800) 662-5200, or banks and brokerage firms, please call collect at (203) 658-9400.
November 22, 2023
By Order of the Board of Directors,
/s/ Anthony G. Petrello

Anthony G. Petrello
President, Chief Executive Officer and Chairman of the Board of Directors

i

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This proxy statement/prospectus, which forms part of a registration statement on Form F-4 filed with the SEC by Vast, as it may be amended or supplemented from time to time (File No. 333-272058) (the “Registration Statement”), serves as:
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A notice of meeting and proxy statement of NETC under Section 14(a) of the Exchange Act, for the NETC special meeting being held on December 13, 2023, where NETC stockholders will vote on, among other things, the proposed Business Combination and related transactions and each of the Proposals described herein; and

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A prospectus of Vast under Section 5 of the Securities Act with respect to the (i) Vast Ordinary Shares that NETC stockholders will receive in the Business Combination and are issuable thereto during the Earnout Period (as defined herein); (ii) Vast Warrants that holders of NETC Warrants will receive in the Business Combination; and (iii) Vast Ordinary Shares that may be issued upon exercise of the Vast Warrants.

This proxy statement/prospectus incorporates important business and financial information about Vast and NETC that is not included in or delivered with the document.
This information is available without charge to you upon written or oral request. To make this request, you should contact NETC’s proxy solicitor at:
Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, Connecticut 06902
(800) 662-5200
(banks and brokers call collect at (203) 658-9400)
Email: NETC@investor.morrowsodali.com
To obtain timely delivery of requested materials, you must request the information no later than five business days prior to the date of the NETC special meeting.
You may also obtain additional information about NETC from documents filed with the SEC by following the instruction in the section entitled “Where You Can Find More Information.”
MARKET AND INDUSTRY DATA
This proxy statement/prospectus contains estimates, projections, and other information concerning Vast’s industry and business, as well as data regarding market research, estimates, and forecasts prepared by Vast’s management. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which Vast operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” Unless otherwise expressly stated, Vast obtained industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry and general publications, government data, and similar sources, which Vast believes to be reliable based upon its management’s knowledge of the industry and Vast has not independently verified the accuracy and completeness of such third-party information to the extent included in this proxy statement/prospectus. In some cases, Vast does not expressly refer to the sources from which this data is derived. In that regard, when Vast refers to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from sources that Vast paid for, sponsored, or conducted, unless otherwise expressly stated or the context otherwise requires. While Vast has compiled, extracted, and reproduced industry data from these sources, Vast has not independently verified the data. Forecasts and other forward-looking information with respect to industry, business, market, and other data are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this proxy statement/prospectus. See the section entitled “Cautionary Note Regarding Forward- Looking Statements.”

TRADEMARKS AND TRADE NAMES
Vast and NETC own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This proxy statement/prospectus also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this proxy statement/prospectus is not intended to create, and does not imply, a relationship with Vast or NETC, or an endorsement or sponsorship by or of Vast or NETC. Solely for convenience, the trademarks, service marks and trade names referred to in this proxy statement/prospectus may appear with the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Vast or NETC will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.
PRESENTATION OF FINANCIAL INFORMATION
This proxy statement/prospectus contains:
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the audited consolidated financial statements of Vast as of June 30, 2023 and 2022 and for the fiscal years then ended;

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the audited financial statements of SiliconAurora Pty Ltd (“SiliconAurora”) as of June 30, 2023 and 2022 and for the fiscal years then ended;

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the audited financial statements of NETC as of December 31, 2022 and December 31, 2021 and for the year ended December 31, 2022 and the period from March 24, 2021 (inception) to December 31, 2021; and

•
the unaudited financial statements of NETC as of September 30, 2023 and December 31, 2022 and for the three and nine months ended September 30, 2023 and 2022.

Unless indicated otherwise, financial data presented in this proxy statement/prospectus has been taken from the audited and unaudited consolidated financial statements of NETC and Vast, as applicable, included in this proxy statement/prospectus. Where information is identified as “unaudited,” it has not been subject to an audit. Unless otherwise indicated, financial information of NETC has been prepared in accordance with U.S. GAAP and financial information of Vast and SiliconAurora has been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).
As presented herein, Vast publishes its consolidated financial statements in U.S. dollars. NETC also publishes its consolidated financial statements in U.S. dollars. SiliconAurora publishes its financial statements in Australian dollars. In this proxy statement/prospectus, unless otherwise specified, all monetary amounts are in U.S. dollars, all references to “$,” “US$,” “USD” and “dollars” mean U.S. dollars and all references to “A$” and “AUD” mean Australian dollars.
EXCHANGE RATES
Vast has changed its reporting currency from the Australian dollar to the U.S. dollar effective from June 30, 2020. The determination of the functional currency of each group company is based on the primary currency in which the group company operates. For Vast, the Australian dollar is the functional currency. The functional currency of Vast’s subsidiaries will generally be the local currency.
The translation of foreign currencies into U.S. dollars is performed for assets and liabilities at the end of each reporting period based on the then current exchange rates. Revenue and expense transactions are translated into U.S. dollars using exchange rates that approximate those prevailing at the dates of the transactions, including the use of average rates where appropriate. For revenue and expense accounts, an average monthly foreign currency rate is applied. Adjustments resulting from translating foreign functional currency financial statements into U.S. dollars will be recorded as part of a separate component of shareholders’ deficit and reported in Vast’s Consolidated Statements of Comprehensive Loss. Foreign currency transaction gains and losses will be included in other income (expense), net for the period.

NON-IFRS FINANCIAL MEASURES
This proxy statement/prospectus includes certain financial measures that have not been prepared in accordance with IFRS and are not recognized measures of financial performance or liquidity under IFRS. In addition to the financial information contained in this proxy statement/prospectus presented in accordance with IFRS, certain “non-IFRS financial measures” (as defined in Regulation G or Item 10(e) of Regulation S-K under the Securities Act) have been included in this proxy statement/prospectus. These non-IFRS measures should not be considered as alternatives to operating income, cash flows from operating activities or any other performance measures derived in accordance with IFRS. These measures have important limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under IFRS.
CERTAIN DEFINED TERMS
Unless the context otherwise requires, references in this proxy statement/prospectus to:
•
“Accelerated Earnback Shares” are to the 1,500,000 Vast Ordinary Shares to be issued by Vast to NETC Sponsor in the Merger as acceleration of a portion of the Sponsor Earnback Shares pursuant to the Nabors Backstop Agreement;

•
“Adjournment Proposal” are to the vote on the approval of the adjournment of the NETC special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal;

•
“AgCentral” are to AgCentral Energy Pty Ltd., an Australian proprietary company limited by shares;

•
“AgCentral Loan Agreements” are to the loan agreements between Vast and AgCentral pursuant to which the AgCentral Loans were made.

•
“AgCentral Loans” are to the outstanding indebtedness of Vast held by AgCentral;

•
“AgCentral Subscription Agreement” are to the Subscription Agreement entered into February 14, 2023, by and between Vast and AgCentral;

•
“Antitrust Division” are to the Antitrust Division of the U.S. Department of Justice;

•
“ASC” are to the FASB Accounting Standards Codification;

•
“ASIC” are to the Australian Securities and Investments Commission;

•
“ASIO” are to the Australian Security Intelligence Organization Act 1979 (Cth);

•
“ASX” are to the Australian Securities Exchange Ltd;

•
“ASX Listing Rules” are to the exchange listing rules of the ASX.

•
“Balance of Plant” are to all the supporting components and auxiliary systems of a power plant needed to deliver the energy, other than the generating unit itself;

•
“BCA Amendment” are to the Amendment and Waiver to the Business Combination Agreement, dated October 19, 2023, by and between NETC, NETC Sponsor, Vast and Merger Sub, a copy of which is attached hereto as Annex A-1;

•
“Business Combination” are to the transactions contemplated by the Business Combination Agreement;

•
“Business Combination Agreement” are to that certain Business Combination Agreement, dated as of February 14, 2023, by and among NETC, Merger Sub, Vast, NETC Sponsor and Nabors, a copy of which is attached hereto as Annex A;

•
“Business Combination Proposal” are to the proposal to adopt and approve the Business Combination Agreement and approve the transactions contemplated thereby, including the Business Combination;

•
“CAG” are to Capital Airport Group;

v

•
“Canberra Subscription Agreement” are to the Subscription Agreement entered into September 18, 2023 by and between Vast and CAG;

•
“Canberra Subscription” are to CAG’s subscription for and purchase up to the number of Vast Ordinary Shares provided for in the Canberra Subscription Agreement in exchange for the purchase price and on the terms and subject to the conditions set forth therein;

•
“Citi” are to Citigroup Global Markets Inc.;

•
“Closing” are to the closing of the Business Combination;

•
“Closing Date” are to the date on which the Closing occurs;

•
“Code” are to the U.S. Internal Revenue Code of 1986, as amended;

•
“Constitution” are to the proposed constitution of Vast, which will be effective prior to the Closing, a form of which is attached hereto as Annex B;

•
“Convertible Financing” are to the private offering of the Senior Convertible Notes to AgCentral and Nabors Lux for an aggregate purchase price of $10.0 million and the offering of the Senior Convertible Notes to third party investors between the signing of the Business Combination Agreement and the Closing;

•
“Corporations Act” are to the Australian Corporations Act 2001 (Cth);

•
“CSP” are to concentrated solar thermal power;

•
“CST” are to concentrated solar thermal;

•
“Deadline Date” are to October 18, 2023, the deadline for NETC to complete its Initial Business Combination, or such later date if the NETC Board elects to further extend the date by which NETC has to consummate an Initial Business Combination (or as may be approved by NETC stockholders) in accordance with the NETC Charter;

•
“DGCL” are to the General Corporation Law of the State of Delaware;

•
“DTC” are to The Depository Trust Company;

•
“DWAC” are to DTC’s deposit withdrawal at custodian system;

•
“Earnout Period” are to the time period between the day that is seventy (70) days after the Closing Date and the five-year anniversary of the Closing Date;

•
“Earnout Shares” are to the up to 2,799,999 additional Vast Ordinary Shares in the aggregate eligible to be received by Eligible Vast Shareholders during the Earnout Period;

•
“Effective Time” are to the effective time of the Merger;

•
“EGC” are to an emerging growth company, as defined in Section 2(a)(19) of the Securities Act;

•
“Eligible Vast Shareholder” means a holder of a Vast Ordinary Share (after taking into account the Existing AgCentral Indebtedness Conversion in accordance with the Noteholder Support and Loan Termination Agreement and the MEP Share Conversion) immediately prior to the Effective Time; provided, that no person that becomes a holder of Vast Ordinary Shares prior to the Effective Time solely as a result of the consummation of the Convertible Financing or the PIPE Financing shall be an Eligible Vast Shareholder with respect to such Vast Ordinary Shares;

•
“Equity Subscription” are to Nabors Lux and AgCentral’s subscription for and purchase of up to the number of Vast Ordinary Shares provided for in the Equity Subscription Agreements in exchange for the purchase price and on the terms and subject to the conditions set forth therein;

•
“Equity Subscription Agreements” are to the AgCentral Subscription Agreement and the Nabors Lux Subscription Agreement;

•
“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•
“Exchange Ratio” are to one (1), as adjusted to reflect appropriately the effect of (i) any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to NETC Class A Common Stock and Founder Shares occurring at or after the Vast Split Adjustment and prior to the Effective Time and (ii) any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Vast Ordinary Shares following the Vast Split Adjustment and prior to the Effective Time;
•
“Existing Vast Convertible Notes” are to the outstanding convertible promissory notes of Vast held by AgCentral;

•
“Extension Amount” are to $2,760,000, the amount, which, pursuant to the Prior NETC Charter, NETC Sponsor (or its affiliates or designees) shall deposit, or cause to be deposited, into the Trust Account in the form of a non-interest bearing loan in order to extend the deadline for NETC to consummate its initial business combination by three months;

•
“FATA” are to the Australian Foreign Acquisitions and Takeovers Act 1975 (Cth);

•
“Financings” are to the Interim Company Financing and the PIPE Financing, collectively;

•
“FIRB” are to the Foreign Investment Review Board of Australia;

•
“Founder Shares” are to the NETC Class F Common Stock, the NETC Class B Common Stock issued upon conversion of the NETC Class F Common Stock and the NETC Class A Common Stock issued upon conversion of the NETC Class B Common Stock;

•
“FTC” are to the U.S. Federal Trade Commission;

•
“Guggenheim Securities” are to Guggenheim Securities, LLC;

•
“HSR Act” are to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•
“Incremental Funding” are to the $2.5 million purchase price paid to Vast by Nabors Lux as consideration for the Senior Convertible Notes issued pursuant to the October Notes Subscription Agreement;

•
“Incremental Funding Commitment Fee” are to the 350,000 Vast Ordinary Shares to be issued to Nabors Lux by Vast pursuant to the Nabors Backstop Agreement;

•
“Initial Business Combination” are to NETC’s initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

•
“Interim Company Financing” are to cash funding raised by Vast following entry into the Business Combination Agreement and held by Vast and any Vast Subsidiary as of immediately prior to the Closing;

•
“IRS” are to the U.S. Internal Revenue Service;

•
“JOBS Act” are to the Jumpstart Our Business Startups Act of 2012;

•
“Legacy Vast shareholders” are to the holders of Legacy Vast Shares;

•
“Legacy Vast Shares” are to all of the shares in the capital of Vast existing prior to the Closing;

•
“Letter Agreement” are to the letter agreement, dated November 16, 2021, among NETC, its officers and directors, NETC Sponsor and Nabors Lux;

•
“MEP Deed” are to Vast’s Management Equity Plan Deed dated on or around July 30, 2020, as amended on February 14, 2023;

•
“MEP De-SPAC Side Deed” are to Vast’s Management Equity Plan De-SPAC Side Deed, dated on or around February 14, 2023;

•
“MEP Shares” are to all outstanding shares granted under the MEP Deed;

•
“Merger” are to the merger of Merger Sub with and into NETC, with NETC surviving the merger as a wholly owned direct subsidiary of Vast;

•
“Merger Sub” are to Neptune Merger Sub, Inc., a Delaware corporation;

•
“Merger Sub Common Stock” are to the common stock, par value of $0.0001 per share, of Merger Sub;

•
“Nabors” are to Nabors Industries Ltd., a Bermuda exempted company;

•
“Nabors Backstop” are to the $15.0 million commitment by Nabors to purchase Vast Ordinary Shares at a purchase price of $10.20 per share pursuant to the Nabors Backstop Agreement;

•
“Nabors Backstop Agreement” are to the Backstop Agreement, dated October 19, 2023, by and between Vast and Nabors Lux;

•
“Nabors Lux” are to Nabors Lux 2 S.a.r.l., a Luxembourg private limited liability company (société à responsabilité limitée);

•
“Nabors Lux Subscription Agreement” are to the Subscription Agreement, entered into February 14, 2023, by and between Vast and Nabors Lux;

•
“Nasdaq” are to the Nasdaq Stock Market LLC.

•
“Nasdaq Listing Rules” are to the exchange listing rules of Nasdaq;

•
“NETC” are to Nabors Energy Transition Corp., a Delaware corporation;

•
“NETC Board” are to the board of directors of NETC;

•
“NETC Charter” are to NETC’s second amended and restated certificate of incorporation, dated May 12, 2023;

•
“NETC Class A Common Stock” are to NETC’s Class A common stock, par value $0.0001 per share;

•
“NETC Class B Common Stock” are to NETC’s Class B common stock, par value $0.0001 per share;

•
“NETC Class F Common Stock” are to NETC’s Class F common stock, par value $0.0001 per share;

•
“NETC Common Stock” are to the NETC Class A Common Stock, NETC Class F Common Stock and the NETC Class B Common Stock, collectively;

•
“NETC independent directors” are to Colleen Calhoun, Maria Jelescu Dreyfus and Jennifer Gill Roberts;

•
“NETC initial stockholders” are to the holders of shares of NETC Class F Common Stock, which includes the NETC Sponsor and NETC’s independent directors;

•
“NETC IPO” are to NETC’s initial public offering of NETC Units, which closed on November 18, 2021;

•
“NETC management” are to NETC’s officers and directors;

•
“NETC Preferred Stock” are to NETC’s preferred stock, par value $0.0001 per share;

•
“NETC private placement warrants” are to the NETC Warrants issued to Nabors Lux, certain of NETC’s independent directors and certain other parties in a private placement simultaneously with the closing of the NETC IPO;

•
“NETC public shares” are to shares of NETC Class A Common Stock sold as part of the NETC Units in the NETC IPO (whether they were purchased in the NETC IPO or thereafter in the open market), which are subject to possible redemption;

•
“NETC public stockholders” are to the holders of NETC public shares;

•
“NETC public warrants” are to the NETC Warrants sold as part of the NETC Units in the NETC IPO (whether they were purchased in the NETC IPO or thereafter in the open market);

•
“NETC special meeting” are to the special meeting of stockholders of NETC that is the subject of this proxy statement and any adjournments or postponements thereof;

•
“NETC Sponsor” are to Nabors Energy Transition Sponsor LLC, a Delaware limited liability company;

•
“NETC stockholders” are to the NETC initial stockholders and the NETC public stockholders, collectively;

•
“NETC Warrant Agreements” are to the Private Warrant Agreement and Public Warrant Agreement, collectively;

•
“NETC Units” are to the units of NETC sold in the NETC IPO, each of which consists of one share of NETC Class A Common Stock and one-half of one NETC Warrant;

•
“NETC unitholders” are to the holders of NETC Units;

•
“NETC Warrants” are to the NETC private placement warrants and the NETC public warrants, collectively;

•
“NETC warrant holders” are to the holders of NETC Warrants;

•
“NETV” are to Nabors Energy Transition Ventures, LLC, a Delaware limited liability company;

•
“Noteholder Support and Loan Termination Agreement” are to that certain letter agreement, dated as of February 14, 2023, by and between Vast and AgCentral;

•
“NYSE” are to The New York Stock Exchange;

•
“NYSE Listing Rules” are to the exchange listing rules of the NYSE;

•
“October Agreements” are to the Nabors Backstop Agreement, the BCA Amendment, the Support Agreement Amendment and the October Notes Subscription Agreement;

•
“October Notes Subscription Agreement” are to the Notes Subscription Agreement, dated October 19, 2023, by and between Vast and Nabors Lux relating to the purchase of $2.5 million of Senior Convertible Notes;

•
“Outside Date” are to February 14, 2024;

•
“PIPE Financing” are to (i) the private offering of the Vast Ordinary Shares to AgCentral and Nabors Lux for a purchase price of $10.20 per share, for an aggregate purchase price of $30 million, in connection with the Business Combination (in each case, reduced dollar for dollar by the proceeds received from Nabors Lux and AgCentral, as applicable, pursuant to their respective Notes Subscription Agreement) and (ii) the private offering of the PIPE Shares to certain other investors in connection with the Business Combination;

•
“PIPE Funds” are to the proceeds from the PIPE Financing;

•
“PIPE Shares” are to the Vast Ordinary Shares to be issued in the PIPE Financing;

•
“Prior NETC Charter” are to NETC’s amended and restated certificate of incorporation, dated November 16, 2021;

•
“Private Warrant Agreement” are to the Private Warrant Agreement, dated as of November 16, 2021, by and between NETC and Continental Stock Transfer & Trust Company, as warrant agent;

•
“Proposals” are to the Business Combination Proposal, the Vast Constitution Proposal and the Adjournment Proposal;

•
“Public Warrant Agreement” are to the Public Warrant Agreement, dated as of November 16, 2021, by and between NETC and Continental Stock Transfer & Trust Company, as warrant agent;

•
“P50” are to the annual average level of generation, where output is forecasted to be exceeded 50% over a year;

•
“P90” are to the annual average level of generation, where output is forecasted to be exceeded 90% over a year;

•
“Redemption Shares” are to the shares of NETC Class A Common Stock with respect to which a NETC public stockholder has validly exercised its redemption rights in accordance with the NETC Charter;

•
“Registration Statement” are to the registration statement on Form F-4 filed with the SEC by Vast, as it may be amended or supplemented from time to time, of which this proxy statement/prospectus forms a part;

•
“Related Agreements” are to the terms and provisions of certain additional agreements to be entered into pursuant to the Business Combination Agreement as described in the section entitled “The Business Combination Agreement and Related Agreements — Related Agreements”;

•
“Resale Registration Statement” are to the registration statement registering the resale of certain securities held by or issuable to certain existing shareholders of NETC and Vast to be filed by Vast pursuant to the Shareholder and Registration Rights Agreement;

•
“Sarbanes-Oxley Act” are to the Sarbanes-Oxley Act of 2002;

•
“SEC” are to the U.S. Securities and Exchange Commission;

•
“Securities Act” are to the Securities Act of 1933, as amended;

•
“Senior Convertible Notes” are to the senior convertible notes issued in the Convertible Financing;

•
“Shareholder and Registration Rights Agreement” are to the certain shareholder and registration rights agreement to be entered into concurrently with the Closing, the form of which is attached hereto as Annex D;

•
“Sponsor Earnback Shares” are to up to 2,400,000 Vast Ordinary Shares that may be issued to NETC Sponsor upon the achievement of certain share price targets during the Earnout Period;

•
“Support Agreement” are to that certain letter agreement, dated as of February 14, 2023, by and among NETC, NETC Sponsor, Vast, Nabors Lux and NETC’s independent directors, a copy of which is attached hereto as Annex C;

•
“Support Agreement Amendment” are to Amendment No. 1 to Support Agreement, dated October 19, 2023, by and between NETC Sponsor, NETC, Vast, Nabors Lux and the NETC independent directors;

•
“Trading Day” means any day on which the Vast Ordinary Shares are actually traded on the principal securities exchange or securities market on which the Vast Ordinary Shares are then traded;

•
“Triggering Event I” are to the date on which the volume-weighted average closing sale price of one Vast Ordinary Share quoted on the exchange on which Vast Ordinary Shares are then listed is greater than or equal to $12.50 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period within the Earnout Period;

•
“Triggering Event II” means the date on which the volume-weighted average closing sale price of one Vast Ordinary Share quoted on the exchange on which Vast Ordinary Shares are then listed is greater than or equal to $15.00 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period within the Earnout Period;

•
“Triggering Event III” means the date on which the volume-weighted average closing sale price of one Vast Ordinary Share quoted on the exchange on which Vast Ordinary Shares are then listed is greater than or equal to $17.50 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period within the Earnout Period;

•
“Triggering Event IV” means the date on which a notice to proceed is issued (as determined in good faith by the Vast Board) under a contract in respect of the procurement of a 30MW/288MWhr concentrated solar power project at Port Augusta in South Australia;

•
“Triggering Events” means Triggering Event I, Triggering Event II, Triggering Event III and Triggering Event IV, collectively;

•
“Trust Account” are to the trust account that holds the proceeds (including interest not previously released to NETC to pay its taxes) from the NETC IPO and the concurrent private placement of the NETC private placement warrants;

•
“U.S. GAAP” are to generally accepted accounting principles in the United States;

x

•
“Vast” are to Vast Renewables Limited, an Australian public company limited by shares (f/k/a Vast Solar Pty Ltd, an Australian proprietary company limited by shares);

•
“Vast Board” are to the board of directors of Vast;

•
“Vast Constitution Proposal” are to approval of, on a non-binding advisory basis, the governance provisions contained in the Constitution that materially affect NETC stockholder rights, presented separately in accordance with SEC guidance;

•
“Vast Directors” are to the directors of Vast;

•
“Vast Ordinary Shares” are to the ordinary shares in the capital of Vast;

•
“Vast Split Adjustment” are to the conversion of Vast Ordinary Shares (whether by way of subdivision or consolidation), to occur immediately following the MEP Share Conversion and the Existing AgCentral Indebtedness Conversion, whereby the aggregate number of Vast Ordinary Shares outstanding immediately following such adjustment will be 20,500,000 Vast Ordinary Shares;

•
“Vast Warrants” are to the warrants to purchase one whole Vast Ordinary Share, including the Vast Private Placement Warrants and the Vast Public Warrants;

•
“Vast Private Placement Warrants” are to the Vast Warrants into which the NETC private placement warrants will automatically convert at the Effective Time;

•
“Vast Public Warrants” are to the Vast Warrants into which the NETC public warrants will automatically convert at the Effective Time;

•
“Vast shareholders” are to the holders of Vast Ordinary Shares;

•
“Vast Subsidiary” are to a subsidiary of Vast; and

•
“VWAP” are to the volume-weighted average price.

•
“Wells Fargo” are to Wells Fargo Securities, LLC.

•
“1414 Degrees” are to 1414 Degrees Limited.

Unless otherwise specified, the share counts and other data set forth in this proxy statement/prospectus take into account the redemption of 17,749,359 NETC public shares in connection with the First Extension Meeting and assume the following:
•
no NETC public stockholders elect to have their NETC public shares redeemed in connection with the Business Combination;

•
at Closing, 14,350,641 Vast Ordinary Shares are issued to the NETC stockholders, including 4,500,000 Vast Ordinary Shares to the NETC initial stockholders of which 1,500,000 Vast Ordinary Shares will be issued to NETC Sponsor as the Accelerated Earnback Shares;

•
an aggregate of 2,941,176 Vast Ordinary Shares are issued to AgCentral and Nabors Lux in connection with the PIPE Financing and the conversion of the Senior Convertible Notes;

•
980,392 Vast Ordinary Shares are issued to CAG in connection with the Canberra Subscription Agreement (in the no redemptions scenario and 85% redemptions scenario only);

•
350,000 Vast Ordinary Shares are issued to Nabors Lux as the Incremental Funding Commitment Fee;

•
no Vast Ordinary Shares are issued to Nabors Lux pursuant to the Nabors Backstop;

•
no additional Vast Ordinary Shares are issued to third parties in connection with the PIPE Financing or conversion of the Senior Convertible Notes;

•
immediately prior to the Effective Time, an aggregate of 20,500,000 Vast Ordinary Shares are issued in connection with the MEP Share Conversion (as defined below) and the Existing AgCentral Indebtedness Conversion, after giving effect to the Vast Split Adjustment;

•
none of the NETC initial stockholders or Legacy Vast shareholders purchase shares of NETC Class A Common Stock in the open market;

•
no Earnout Shares are issued;

•
no Sponsor Earnback Shares are issued;

•
NETC Sponsor does not convert any working capital loans or extension loans that it has made to NETC into NETC Warrants; and

•
that there are no other issuances of equity interests of NETC or Vast prior to or in connection with the Closing.

Further, unless otherwise specified, the share counts and other information set forth in this proxy statement/prospectus do not take into account the (i) NETC Warrants currently outstanding or (ii) the Vast Warrants that will be outstanding following Vast’s assumption of the Warrant Agreements in connection with the Business Combination and may be exercised at a later date.
Certain sections in this proxy statement/prospectus refer to a 85% redemption scenario or a 100% redemption scenario. Unless otherwise specified after taking into account shares redeemed by NETC shareholders in connection with the First Extension Meeting, (i) the 85% redemption scenario assumes for illustrative purposes that 8,373,045 shares of NETC Class A Common Stock are redeemed in connection with the Closing, resulting in an aggregate payment of approximately $90,631,987 as of June 30, 2023 from the Trust Account to the NETC public stockholders and (ii) the 100% redemption scenario assumes for illustrative purposes that 9,850,641 shares of NETC Class A Common Stock are redeemed in connection with the Closing, resulting in an aggregate payment of approximately $106,625,867 as of June 30, 2023 from the Trust Account to the NETC public stockholders. For more information, see the section entitled “Unaudited Pro Forma Combined Financial Information.”
Certain sections in this proxy statement/prospectus reference Senior Convertible Note Subscriptions or equity subscriptions of Vast Ordinary Shares by third party investors in connection with the Interim Company Financing and PIPE Financing. Such capital is not presently committed and is not accounted for in the redemption scenarios included herein unless otherwise stated.
The Business Combination Agreement provides that it is a condition to Vast’s, NETC’s and Merger Sub’s respective obligations to close that, if a FIRB filing is required in connection with the Business Combination and its associated transactions, the FIRB filing must be made, and FIRB approval must be received (or FIRB must be precluded from objecting) prior to the Closing. In the 100% Redemption Scenario and with the full Nabors Backstop being funded, Nabors, together with its affiliates, would receive greater than 20% of the Vast Ordinary Shares. FIRB approval is required for Nabors to acquire more than 19.9% of the Vast Ordinary Shares. However, FIRB approval will not be required to consummate the Business Combination, so long as Nabors does not acquire more than 19.9% of the Vast Ordinary Shares.
Therefore, the Nabors Backstop Agreement provides that Nabors or the relevant party will be issued the maximum number of securities in respect of which prior FIRB approval is not required and will pay the purchase price or any other consideration payable for those securities, and the parties will on a timely basis take all necessary and appropriate steps to obtain FIRB approval to enable the balance of the securities (“Remaining Shares”) to be issued and the relevant purchase price or any other consideration payable with respect to the Remaining Shares (“Remaining Subscription Amount”) shall be retained by Nabors or the relevant party until the date that the Remaining Shares are issued to Nabors or the relevant party. Under the 100% Redemption Scenario, without FIRB approval (or FIRB becoming precluded from objecting), the Nabors Backstop would not be funded at all. Accordingly, if there are 100% redemptions, the Business Combination will not be consummated unless that FIRB filing has been made, and FIRB approval has been received (or FIRB has become precluded from objecting), unless the parties mutually elect to formally waive that condition in writing.

SUMMARY TERM SHEET
This Summary Term Sheet, together with the sections entitled “Questions and Answers About the Business Combination and the NETC Special Meeting” and “Summary of the Proxy Statement/Prospectus,” summarizes certain information contained in this proxy statement/prospectus but does not contain all of the information that is important to you. You should read carefully this entire proxy statement/prospectus, including the attached annexes, for a more complete understanding of the matters summarized below.
•
NETC is a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. For more information about NETC, see the section entitled “Business of NETC and Certain Information About NETC.”

•
There are currently 9,850,641 shares of NETC Class A Common Stock, 6,900,000 shares of NETC Class F Common Stock and no shares of NETC Class B Common Stock issued and outstanding. In addition, there are currently 27,530,000 NETC Warrants outstanding, consisting of 13,800,000 NETC public warrants and 13,730,000 NETC private placement warrants. Each whole warrant entitles the holder to purchase one whole share of NETC Class A Common Stock for $11.50 per share, subject to adjustments. The NETC Warrants will become exercisable 30 days after the Closing and will expire five years after the Closing or earlier upon redemption or liquidation. At the Closing, each NETC Warrant will automatically convert into one Vast Warrant. Once the Vast Warrants become exercisable, Vast may redeem Vast Warrants in certain circumstances. See the section entitled “Description of Vast Securities — Vast Warrants.”

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Vast is an Australian developer of concentrating solar thermal technology. For more information regarding Vast, see the section entitled “Business of Vast and Certain Information About Vast.”

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NETC, Merger Sub, Vast, Nabors and NETC Sponsor entered into the Business Combination Agreement on February 14, 2023. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

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Pursuant to the Business Combination Agreement, among other things and subject to the terms and conditions contained therein Merger Sub will merge with and into NETC, with NETC continuing as the surviving corporation and a wholly owned direct subsidiary of Vast (the “Surviving Corporation”).

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Immediately prior to the Effective Time, (i) all MEP Shares outstanding immediately prior to the Effective Time will be settled by way of a conversion and subdivision of those MEP Shares into Vast Ordinary Shares in accordance with the MEP Deed and the MEP De-SPAC Side Deed (the “MEP Share Conversion”), and after the MEP Share Conversion, all of the MEP Shares will no longer be outstanding and will cease to exist, and each holder of MEP Shares will thereafter cease to have any rights with respect to such MEP Shares; (ii) (A) all of the Existing Vast Convertible Notes held by AgCentral and (B) all principal outstanding and accrued interest under each AgCentral Loan Agreement will be converted into Vast Ordinary Shares (collectively, the “Existing AgCentral Indebtedness Conversion”), in each case, pursuant to the terms of the Noteholder Support and Loan Termination Agreement; and (iii) the Vast Split Adjustment will be effected, to occur immediately following the MEP Share Conversion and the Existing AgCentral Indebtedness Conversion, whereby the aggregate number of Vast Ordinary Shares outstanding immediately following the Vast Split Adjustment and immediately prior to the Effective Time will be 20,500,000 Vast Ordinary Shares (subject to certain adjustments as contemplated by the Business Combination Agreement).

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At the Effective Time, (i) each share of NETC Class A Common Stock (other than the Redemption Shares) issued and outstanding immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio, (ii) each share of NETC Class F Common Stock and NETC Class B Common Stock issued and outstanding and held by NETC Sponsor or its transferees (based on a transfer following the date of the Business Combination Agreement) immediately prior to the Effective Time will be collectively exchanged for 2,825,000 validly issued and fully paid Vast Ordinary Shares, (iii) each share of NETC Class B Common Stock issued and outstanding and not held by NETC Sponsor or its transferees immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio, and (iv) each share of NETC Class F Common Stock issued and outstanding and not held by NETC Sponsor or its transferees immediately prior to the

Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio, in each case, after giving effect to the Vast Split Adjustment (collectively, the “Per Share Merger Consideration”) and thereafter, each share of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock shall automatically be cancelled and shall cease to exist and each holder of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock shall cease to have any rights with respect thereto except the right to receive the Per Share Merger Consideration (other than pursuant to and in accordance with the Support Agreement).
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At the Effective Time, Vast will assume the NETC Warrant Agreements and enter into such amendments thereto as are necessary to give effect to the provisions of the Business Combination Agreement, and each NETC Warrant then outstanding and unexercised will automatically without any action on the part of its holder be converted into a Vast Warrant. Each Vast Warrant will be subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding NETC Warrant immediately prior to the Effective Time, except to the extent such terms or conditions are rendered inoperative by the Business Combination.

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Concurrently with the signing of the Business Combination Agreement, the following agreements were entered into:

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Support Agreement.   NETC Sponsor, Vast, Nabors Lux and NETC’s independent directors (such independent directors, together with NETC Sponsor and Nabors Lux, the “Insiders”) entered into the Support Agreement, pursuant to which, among other things, the Insiders agreed to (i) certain restrictions on the transfer of their Founder Shares and NETC private placement warrants, (ii) vote all Founder Shares held by them in favor of the adoption and approval of the Business Combination Agreement, (iii) waive any anti-dilution rights with respect to their Founder Shares and (iv) enter into the Shareholder and Registration Rights Agreement, and NETC Sponsor will have the right to be issued up to 2,400,000 Sponsor Earnback Shares during the Earnout Period upon satisfaction of certain price targets. For more information about the Support Agreement, see the section entitled “The Business Combination Agreement and Related Agreements — Related Agreements.

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Notes Subscription Agreements.   Nabors Lux and AgCentral each entered into a subscription agreement with Vast (the “Notes Subscription Agreements”), pursuant to which, among other things, Nabors Lux and AgCentral have each agreed to subscribe for and purchase the Notes Subscription Amount in accordance with their respective Notes Subscription Agreement. Nabors Lux funded $2.5 million under its Notes Subscription Agreement on February 15, 2023 and funded an additional $2.5 million under its Notes Subscription Agreement on June 27, 2023. AgCentral funded $2.5 million under its Notes Subscription Agreement on April 13, 2023 and funded an additional $2.5 million under its Notes Subscription Agreement on August 15, 2023. Any amount of Convertible Financing provided by Nabors Lux or AgCentral will be exchanged for an equivalent number of Vast Ordinary Shares immediately prior to the Effective Time and be deemed to reduce the PIPE Financing subscription amounts of Nabors Lux and AgCentral pursuant to the Equity Subscription Agreements.

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Equity Subscription Agreements.   Nabors Lux and AgCentral each entered into a subscription agreement with Vast, pursuant to which, among other things, Nabors Lux and AgCentral agreed, subject to the Closing occurring, to subscribe for and purchase, and Vast agreed to issue and sell to each of Nabors Lux and AgCentral up to $15 million (or an aggregate of $30 million) (in each case, reduced dollar for dollar by the proceeds received from Nabors Lux and AgCentral, as applicable, pursuant to their respective Notes Subscription Agreement) of Vast Ordinary Shares for $10.20 per share in a private placement. For more information about the Equity Subscription Agreement and the PIPE Financing, see the section entitled “The Business Combination Agreement and Related Agreements —  Related Agreements — Subscription Agreements.”

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Noteholder Support and Loan Termination Agreement.   Vast and AgCentral entered into the Noteholder Support and Loan Termination Agreement pursuant to which, among other things, Vast agreed to, immediately prior to the occurrence of the Vast Split Adjustment (the “Conversion Time”), (i) repay all accrued interest under the relevant funding agreements, as novated, pursuant to which Vast issued the Existing Vast Convertible Notes, (ii) redeem all Existing Vast Convertible Notes, whereupon Vast will issue to AgCentral one Vast Ordinary Share for each Existing Vast

Convertible Note so redeemed or such other amount of Vast Ordinary Shares as agreed between AgCentral and Vast prior to the Conversion Time and (iii) through the issuance of Vast Ordinary Shares to AgCentral, repay all principal outstanding and all accrued interest under each AgCentral Loan Agreement. In addition, AgCentral agreed, among other things, (i) to, on and from the Conversion Time, discharge and release all financier security granted by Vast to AgCentral in respect of the Existing Vast Convertible Notes and the AgCentral Loan Agreements, and (ii) not to assign, novate, dispose or transfer, prior to the earlier of the closing of the Merger and the termination or expiration of the Business Combination Agreement in accordance with its terms, AgCentral’s rights under any AgCentral Loan Agreement, its Vast Ordinary Shares or the Existing Vast Convertible Notes, subject to certain exceptions set forth in the Noteholder Support and Loan Termination Agreement.
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MEP Deed and MEP De-SPAC Side Deed.   Vast, AgCentral, AgCentral Pty Ltd and holders of MEP Shares (the “MEP Participants”) entered into the MEP Deed and MEP De-SPAC Side Deed, pursuant to which, among other things, the MEP Participants agreed to a lock-up of the Vast Ordinary Shares held by them following the MEP Share Conversion and any allocation of Vast Ordinary Shares under the MEP Deed and MEP De-SPAC Side Deed. Following the Closing, the MEP Participants agreed not to, subject to certain exceptions, transfer or otherwise dispose of, or transfer, in whole or in part, any of the economic consequences of, the Vast Ordinary Shares, (i) 100% of their Vast Ordinary Shares for a period of two years following the Closing, (ii) 66.7% of their Vast Ordinary Shares for a period of three years following the Closing and (iii) 33.3% of their Vast Ordinary Shares for a period of four years following the Closing, provided that, on the date that is six months following the Closing, each MEP Participant may, with 10 business days’ prior written notice to Vast, elect to dispose of $350,000 worth of such MEP Participant’s Vast Ordinary Shares, subject to a limit of $2,000,000, in the aggregate, of dispositions by all MEP Participants thereunder. Additionally, the MEP Participants granted to AgCentral a proxy to vote their Vast Ordinary Shares that are subject to the lock-up at AgCentral’s direction.

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Services Agreement.   Vast and Nabors Corporate Services, Inc., an affiliate of NETC Sponsor (“Nabors Corporate”), entered into a services and cost reimbursement agreement (the “Services Agreement”) pursuant to which, among other things, Nabors Corporate will provide certain services related to operations, engineering, design planning and other operational or technical matters to Vast. For more information about the Services Agreement, see the section entitled “The Business Combination Agreement and Related Agreements — Related Agreements.”

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Development Agreement.   Vast and NETV entered into a joint development and license agreement (the “Development Agreement”), pursuant to which, among other things, NETV and Vast agreed to work together on a project-by-project basis to develop products and/or equipment related to solar power generation following the Closing. For more information about the Development Agreement, see the section entitled “The Business Combination Agreement and Related Agreements — Related Agreements.”

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On September 18, 2023, Vast entered into a subscription agreement with CAG, the owner and operator of Canberra Airport, to purchase a minimum of $5 million, and up to $10 million, of Vast Ordinary Shares at a purchase price of $10.20 per share in a private placement. The Canberra Subscription is conditional on, and will close concurrently with, the Closing. Of the $10 million Canberra Subscription, $5 million will serve as a backstop for subsequent capital raised by Vast prior to Closing via additional Notes Subscriptions or Equity Subscriptions. Accordingly, the amount invested by CAG pursuant to the Canberra Subscription will be reduced below $10 million, but not below $5 million, by one dollar for every three dollars raised by Vast prior to Closing via the issuance of additional shares or debt instruments. Therefore, the CAG Backstop may not ultimately be funded in full or at all. Vast must pay CAG an amount equal to (i) the greater of (a) $50,000 per month from the date of the subscription agreement until the closing the Canberra Subscription; and (b) $100,000 plus (ii) 5% of the amount drawn from the CAG Backstop within twenty business days of the closing of the Canberra Subscription.

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On October 19, 2023:

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Nabors Lux entered into the October Notes Subscription Agreement with Vast pursuant to which, among other things, Nabors Lux agreed to subscribe for and purchase an additional $2.5 million of

Senior Convertible Notes. Nabors Lux’s commitment under the Equity Subscription Agreement will be reduced, dollar-for-dollar, by the Incremental Funding.
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On October 19, 2023, Vast entered into the Nabors Backstop Agreement pursuant to which Nabors Lux agreed to purchase up to $15.0 million of Vast Ordinary Shares at a purchase price of $10.20 per share. The Nabors Backstop will serve as a backstop for redemptions of Class A Common Stock by NETC public stockholders in connection with the Business Combination proposal and subsequent capital raised by Vast prior to or in connection with Closing from additional third parties (other than Nabors, AgCentral, CAG and their respective affiliates). Accordingly, the amount invested by Nabors pursuant to the Nabors Backstop will be reduced below $15 million, dollar-for-dollar, by (i) the balance of the cash remaining in the Trust Account after giving effect to any redemptions of NETC Class A Common Stock by NETC public stockholders in connection with the Business Combination Proposal and (ii) amounts invested by investors other than Nabors Lux, AgCentral and CAG. Therefore, the Nabors Backstop may not ultimately be funded in full or at all.

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In connection with entering into the October Notes Subscription Agreement and the Nabors Backstop Agreement, NETC, NETC Sponsor, Vast and Merger Sub entered into the Amendment and Waiver to the Business Combination Agreement, pursuant to which, among other things, (i) Vast agreed to issue 350,000 Vast Ordinary Shares to Nabors Lux pursuant to the Nabors Backstop Agreement, (ii) Vast agreed to issue 1,500,000 Vast Ordinary Shares to NETC Sponsor in the Merger as acceleration of a portion of the Sponsor Earnback Shares, pursuant to the Nabors Backstop Agreement, (iii) Vast and Merger Sub agreed to waive in their entirety (a) the conditions precedent to their respective obligations to consummate the Business Combination set forth in Section 8.3 of the Business Combination Agreement, including that Vast will have cash and cash equivalents in an aggregate amount not less than $50.0 million at the Closing, and (b) their rights to terminate the Business Combination Agreement pursuant to Section 9.1(g) thereof for a breach of any representation, warranty, covenant or agreement on the part of NETC, and (iv) the parties agreed to amend and restate in its entirety the form of Shareholder and Registration Rights Agreement to be entered into at Closing, the amended and restated form of which is attached hereto as Annex D. NETC, NETC Sponsor and Vast also entered into an amendment to the Support Agreement to reduce by 500,000 Vast Ordinary Shares each tranche of the Sponsor Earnback Shares, for an aggregate reduction of 1,500,000 Vast Ordinary Shares.

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In connection with the Closing, the following agreements (among others) will be entered into:

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Shareholder and Registration Rights Agreement.   Vast, NETC and the other parties thereto will enter into the Shareholder and Registration Rights Agreement, pursuant to which Vast will agree that, within 60 days of the Closing, Vast will file with the SEC (at Vast’s sole cost and expense) the Resale Registration Statement, and Vast will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the holders of certain securities held by or issuable to certain existing shareholders of Vast and NETC can demand Vast’s assistance with underwritten offerings and exercise demand or piggyback rights with respect to such offerings. Additionally, the holder parties thereto will be subject to a lock-up for a period of six months after the Closing, pursuant to which each holder will be prohibited, subject to certain exceptions, from selling, contracting to sell, pledging, granting any option to purchase, making any short sale or otherwise disposing of the equity securities held by such holder, whether held at the Closing or acquired thereafter. The Shareholder and Registration Rights Agreement will also grant (i) to Nabors a consent right over all debt or equity capital raised by Vast (excluding certain issuances of securities pursuant to (i) compensatory stock or option plans, (ii) contracts existing as of the date of the Nabors Backstop Agreement, (iii) securities issued pursuant to convertible securities issued or issuable pursuant to agreements existing as of the date of the Nabors Backstop Agreement and (iv) a bona fide merger or acquisition with an unrelated third party that is, itself, directly or indirectly, an operating company or an owner of an asset in a business synergistic with the business of Vast) post-Closing until the earlier to occur of (the “Additional Rights Expiration Date”) (A) the third anniversary of the Closing and (B) the date on which Vast’s equity market capitalization equals or exceeds $1 billion and (ii) to NETC Sponsor (A) until the Additional Rights Expiration Date, the right to designate two directors to the Vast Board and (B) after the Additional Rights Expiration Date, the right to nominate for election one director to the Vast Board for so long as Nabors and its affiliates collectively beneficially own 50% of the number of Vast Ordinary Shares that NETC Sponsor and its affiliates collectively beneficially owned immediately following the Closing. In addition, the Shareholder and Registration Rights Agreement will also provide to Nabors certain rights if, prior to (A) the date that is six months following the Closing, any investor, or (B) the date that is nine months following the Closing, certain investors, invests in equity or debt interests of Vast on terms that are more favorable to such investor from a financial perspective than the terms applicable to Nabors Lux under the Nabors Backstop Agreement, as determined by Nabors Parent in its reasonable discretion (any such investment within the specified time periods, a “Superior Capital Raise”). To the extent the investor in a Superior Capital Raise has subscribed for Vast Ordinary Shares at a price less than the price paid by Nabors Lux under the Nabors Backstop Agreement (the “Lower Capital Price”), then Vast will issue additional Vast Ordinary Shares to Nabors (or its affiliates) so that the aggregate number of Vast Ordinary Shares received by Nabors and its affiliates for their investment under the Nabors Backstop Nabors is equal to the number of Vast Ordinary Shares they would have received had the price for all such shares been the Lower Capital Price, as further described and subject to the conditions set forth in the Shareholder and Registration Rights Agreement. To the extent the investor in a Superior Capital Raise has subscribed for any security other than Vast Ordinary Shares, Nabors will, to the extent there would not be significant impediments to the timely consummation of such an exchange, have the right to exchange the equity interests (and the debt interests received in exchange for equity interests in a prior exchange under this provision) still held by Nabors (and its affiliates) that were purchased pursuant to the Nabors Backstop Agreement (excluding any shares that were issued as the Accelerated Earnback Shares) for debt or equity interests on the terms issued in the Superior Capital Raise, so that Nabors (or its affiliates) hold the debt or equity interests they would have held had the investment under the Nabors Backstop Agreement been conducted on the terms of the Superior Capital Raise, as further described and subject to the conditions set forth in the Shareholder and Registration Rights Agreement. The Shareholder and Registration Rights Agreement will also grant to AgCentral the right to nominate one director to the Vast Board for so long as AgCentral and its affiliates collectively beneficially own at least the number of Vast Ordinary Shares that would entitle NETC Sponsor the right to nominate for election directors under the Shareholder and Registration Rights Agreement. For more information about the Shareholder and Registration Rights Agreement, see the section entitled “The Business Combination Agreement and Related Agreements — Related Agreements.”
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Vast Constitution.   Pursuant to the terms of the Business Combination Agreement, Vast will amend and restate its existing constitution to be in the form of the Constitution described herein. The full text of the Constitution is attached to this proxy statement/prospectus as Annex B. See the section entitled “Proposal No. 2 — The Vast Constitution Proposal” for additional information.

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The Closing is subject to certain customary conditions, including, among other things, that (i) the requisite NETC stockholder approval be obtained, (ii) this Registration Statement be declared effective under the Securities Act and (iii) the Vast Ordinary Shares be approved for listing on a national securities exchange mutually agreed to by the parties in writing. Pursuant to the BCA Amendment, Vast and Merger Sub agreed to waive in their entirety certain conditions precedent to their respective obligations to consummate the Business Combination under the Business Combination Agreement, including that Vast will have cash and cash equivalents in an aggregate amount not less than $50.0 million at the Closing. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled “The Business Combination — Conditions to Closing of the Business Combination.” A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

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The Business Combination Agreement may be terminated, and the Business Combination may be abandoned at any time prior to the Closing, notwithstanding any requisite approval and adoption of the Business Combination Agreement and the Business Combination by NETC stockholders, in specified circumstances, with such termination rights held by Vast and Merger Sub further limited by the BCA Amendment. For more information about the termination rights under the Business Combination Agreement, see the section entitled “The Business Combination Agreement and Related Agreements — Termination.”

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The proposed Business Combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

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Under the NETC Charter, holders of NETC public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the NETC Charter. For illustrative purposes, as of November 1, 2023, the record date, this would have amounted to approximately $10.93 per share. If a NETC public stockholder exercises its redemption rights, then such holder will be exchanging its NETC public shares for cash and will no longer own NETC public shares and will not receive Vast Ordinary Shares or participate in Vast’s potential future growth, if any. Such a holder will be entitled to receive cash for its NETC public shares only if it properly demands redemption and delivers its NETC public shares (either physically or electronically) to NETC’s transfer agent in accordance with the procedures described herein. For more information regarding these procedures, see the section entitled “NETC Special Meeting — Redemption Rights.”

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On May 11, 2023, NETC held a special meeting of stockholders (the “First Extension Meeting”) to approve an amendment to the Prior NETC Charter to allow the NETC Board, without another stockholder vote, to elect to extend the date by which NETC has to consummate an Initial Business Combination up to seven times for an additional one month each time (but in no event to a date later than 25 months from the closing of the NETC IPO), provided that NETC Sponsor (or its affiliates or designees) deposits into the Trust Account, for each month extension, $295,519.23 (or $0.03 per NETC public share that is not redeemed in connection with the First Extension Meeting) in exchange for a non-interest bearing, unsecured promissory note. Stockholders holding 17,749,359 NETC public shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account in connection with the First Extension Meeting. On May 17, 2023, as permitted under the NETC Charter, the NETC Board elected to extend the date by which NETC has to consummate an Initial Business Combination from May 18, 2023 to August 18, 2023 and Nabors Lux and Greens Road Energy LLC deposited a total of $886,557.69 into the Trust Account. On each of August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023 Nabors Lux deposited an additional $295,519.23 into the Trust Account, and as a result, the Deadline Date is currently extended to December 18, 2023. The balance in the Trust Account as of November 16, 2023, which includes the receipt of extension fees on February 15, 2023, May 17, 2023, August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023, as well as the redemptions in connection with the First Extension Meeting, was $108,177,610.45, or $10.98 per share.

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On November 6, 2023, NETC filed a preliminary proxy statement relating to a special meeting of stockholders (the “Second Extension Meeting”) to approve an amendment to NETC’s amended and restated certificate of incorporation to allow NETC’s board of directors, without another stockholder vote, to elect to extend the date by which NETC has to consummate an initial business combination up to three times for an additional one month each time (but in no event to a date later than 28 months from the closing of the NETC IPO), provided that NETC Sponsor (or its affiliates or designees) deposits into the Trust Account, for each month extension, $200,000 in exchange for a non-interest bearing, unsecured promissory note. Holders of NETC public shares on the record date for the Second Extension Meeting may elect to redeem all or a portion of their NETC public shares in exchange for their pro rata portion of the funds held in the Trust Account as of two business days prior to the Second Extension Meeting if the proposed amendment to the amended and restated certificate of incorporation is implemented, regardless of whether or how such public stockholders vote at the Second Extension Meeting.

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Following the Closing, within five (5) business days after the occurrence of a Triggering Event, Vast shall issue or cause to be issued to the Eligible Vast Shareholders (in accordance with their respective pro rata share), the following Earnout Shares (which shall be equitably adjusted for any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to Vast Ordinary Shares occurring on or after the Closing), upon the terms and subject to the conditions set forth in the Business Combination Agreement and other transaction documents:

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upon the occurrence of Triggering Event I, a one-time issuance of 433,333 Earnout Shares;

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upon the occurrence of Triggering Event II, a one-time issuance of 433,333 Earnout Shares;

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upon the occurrence of Triggering Event III, a one-time issuance of 433,333 Earnout Shares; and

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upon the occurrence of Triggering Event IV, a one-time issuance of 1,500,000 Earnout Shares.

For more information about the Earnout Shares, see the section entitled “The Business Combination Agreement and Related Agreements — Covenants of the Parties — Earn Out.”
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Subject to the assumptions listed below, it is anticipated that, upon the Closing, the ownership of Vast will be as follows:

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NETC initial stockholders will hold 4,500,000 Vast Ordinary Shares (including 1,500,000 shares issued as the Accelerated Earnback Shares), which will constitute approximately 11.5% of the issued and outstanding Vast Ordinary Shares;

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NETC public stockholders will hold 9,850,641 Vast Ordinary Shares, which will constitute approximately 25.2% of the issued and outstanding Vast Ordinary Shares;

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the Legacy Vast shareholders will hold 20,500,000 Vast Ordinary Shares, which will constitute approximately 52.4% of the issued and outstanding Vast Ordinary Shares; and

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Nabors Lux will hold 1,820,588 Vast Ordinary Shares (consisting of 1,470,588 shares acquired in connection with the PIPE Financing and the conversion of the Senior Convertible Notes and 350,000 shares issued as the Incremental Funding Commitment Fee), AgCentral will hold 1,470,588 Vast Ordinary Shares acquired in connection with the PIPE Financing and the conversion of the Senior Convertible Notes, and CAG will hold 980,392 Vast Ordinary Shares acquired in connection with the Canberra Subscription, which will collectively represent 10.9% of the issued and outstanding Vast Ordinary Shares.

See the section entitled “The Business Combination — Total Vast Ordinary Shares to Be Issued in the Business Combination” for more information.
The number of shares and the interests set forth above (a) assume (i) that no NETC public stockholders elect to have their NETC public shares redeemed in connection with the Business Combination and (ii) that there are no other issuances of equity interests of Vast or NETC, (b) do not take into account NETC Warrants that will be converted into Vast Warrants in connection with the Closing and may be exercised at a later date, (c) assume an aggregate of 4,500,000 Vast Ordinary Shares will be issued to the NETC initial stockholders and (d) assume that none of the Sponsor Earnback Shares and Earnout Shares are issued.
The following table illustrates the varying ownership levels of Vast after the Business Combination under three scenarios: one with no redemptions by NETC public stockholders, one with 85% redemptions by NETC public stockholders and one with 100% redemptions by NETC public stockholders, after taking the redemptions on May 11, 2023 in connection with the First Extension Meeting into consideration:
	Scenario 1 No Redemptions		Scenario 2 85% Redemptions		Scenario 3 100% Redemptions(7)
Weighted average shares outstanding – basic and diluted	Ownership in Shares	%	Ownership in Shares	%	Ownership in Shares	%
Legacy Vast shareholders(1)	20,500,000	52.4%	20,500,000	66.7%	20,500,000	67.8%
Current NETC public stockholders(2)	9,850,641	25.2%	1,477,596	4.8%	—	0.0%
NETC initial stockholders(3)	4,500,000	11.5%	4,500,000	14.6%	4,500,000	14.9%
Shares issued to Nabors Lux and AgCentral in connection with financing transactions(4)	3,291,176	8.4%	3,291,176	10.7%	3,291,176	10.9%
Shares issued to CAG in connection with financing transactions(5)	980,392	2.5%	980,392	3.2%	490,196	1.6%
Nabors Backstop(6)	—	0.0%	—	0.0%	1,470,588	4.9%
Total	39,122,209		30,749,164		30,251,960

(1)
Assumes that no Earnout Shares are issued to the Legacy Vast shareholders.

(2)
Pursuant to the Business Combination Agreement, each share of NETC Class A Common Stock

(other than Redemption Shares) issued and outstanding immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio.
(3)
Assumes no Sponsor Earnback Shares are issued. Includes 1,500,000 Vast Ordinary Shares issued to NETC Sponsor as Accelerated Earnback Shares.

(4)
Includes shares issued in connection with the Equity Subscription Agreements and the Notes Subscription Agreements. Also includes 350,000 Vast Ordinary Shares issued as Incremental Funding Commitment Fee.

(5)
Shares issued pursuant to the Canberra Subscription. The Canberra Subscription will be reduced by one dollar for every three dollars raised by Vast prior to Closing, including in Scenario 3, an aggregate $5 million for amounts funded under the Nabors Backstop.

(6)
In Scenario 3 only, Nabors Lux’s backstop commitment. Nabors Lux’s backstop commitment will be reduced dollar-for-dollar by additional investments in Vast’s debt or equity securities issued by third parties as well as by the cash available to NETC from the Trust Account (after giving effect to (x) the redemption of any NETC public shares by NETC stockholders in connection with the Proposals and (y) any taxes imposed in connection with the redemption of any NETC public shares by NETC stockholders in connection with the Proposals).

(7)
The Business Combination Agreement provides that it is a condition to Vast’s, NETC’s and Merger Sub’s respective obligations to close that, if a FIRB filing is required in connection with the Business Combination and its associated transactions, the FIRB filing must be made, and FIRB approval must be received (or FIRB must be precluded from objecting) prior to the Closing. In the 100% Redemption Scenario and with the full Nabors Backstop being funded, Nabors, together with its affiliates, would receive greater than 20% of the Vast Ordinary Shares. FIRB approval is required for Nabors to acquire more than 19.9% of the Vast Ordinary Shares. However, FIRB approval will not be required to consummate the Business Combination, so long as Nabors does not acquire more than 19.9% of the Vast Ordinary Shares. Therefore, the Nabors Backstop Agreement provides that Nabors or the relevant party will be issued the maximum number of securities in respect of which prior FIRB approval is not required and will pay the purchase price or any other consideration payable for those securities, and the parties will on a timely basis take all necessary and appropriate steps to obtain FIRB approval to enable the balance of the securities (“Remaining Shares”) to be issued and the relevant purchase price or any other consideration payable with respect to the Remaining Shares (“Remaining Subscription Amount”) shall be retained by Nabors or the relevant party until the date that the Remaining Shares are issued to Nabors or the relevant party. Under the 100% Redemption Scenario, without FIRB approval (or FIRB becoming precluded from objecting), the Nabors Backstop would not be funded at all. Accordingly, if there are 100% redemptions, the Business Combination will not be consummated unless that FIRB filing has been made, and FIRB approval has been received (or FIRB has become precluded from objecting), unless the parties mutually elect to formally waive that condition in writing.

See “Unaudited Pro Forma Combined Financial Information” for pro forma book value under each redemption scenario.
Please see the sections entitled “Summary — Ownership of Vast After Closing,” “Unaudited Pro Forma Combined Financial Information” and “The Business Combination — Total Vast Ordinary Shares to Be Issued in the Business Combination” for more information.
The ownership percentages set forth above do not take into account NETC Warrants which will be converted into Vast Warrants in connection with the Closing and may be exercised at a later date, or the Earnout Shares or Sponsor Earnback Shares. If the facts are different than these assumptions, the percentage ownership held by the Legacy Vast shareholders and NETC stockholders in Vast following the Business Combination will be different. Please see the sections entitled “Summary — Ownership of Vast After Closing”
and “Unaudited Pro Forma Combined Financial Information” for more information.
•
The NETC Board considered various factors in determining whether to approve the Business Combination Agreement and the Business Combination. For more information about the NETC Board’s decision-making process, see the section entitled “The Business Combination — NETC Board’s Consideration of and

Reasons for Approving the Business Combination.”
•
In addition to voting on the Business Combination Proposal at the NETC special meeting, the NETC stockholders will also be asked to consider and vote on the approval of:

•
on a non-binding advisory basis, the Vast Constitution Proposal; and

•
the Adjournment Proposal.

For more information, see the sections entitled “Proposal No. 2 — The Vast Constitution Proposal,” and “Proposal No. 3 — The Adjournment Proposal.”

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION AND THE NETC SPECIAL MEETING
The following questions and answers briefly address some commonly asked questions about selected information from this proxy statement/prospectus, including the Proposals to be presented at the NETC special meeting and the proposed Business Combination. The following questions and answers do not include all the information that is important to NETC stockholders. NETC urges the NETC stockholders to carefully read this entire proxy statement/prospectus, including the annexes and other documents referred to herein.
Q:
Why am I receiving this proxy statement/prospectus?

A:
NETC stockholders are being asked to consider and vote upon the Proposals, including the Business Combination Agreement, pursuant to which the Merger will take place.

A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A. This proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the NETC special meeting. You should read this proxy statement/prospectus and its annexes carefully and in their entirety.
Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement/prospectus and its annexes.
Q:
What is being voted on at the NETC special meeting?

A:
NETC stockholders will vote on the following Proposals at the NETC special meeting.

1.
The Business Combination Proposal — To adopt and approve the Business Combination Agreement and approve the transactions contemplated thereby, including the Business Combination.

2.
The Vast Constitution Proposal — On a non-binding advisory basis, to approve the governance provisions contained in the Constitution that materially affect NETC stockholder rights, presented separately in accordance with SEC guidance.

3.
The Adjournment Proposal — To approve the adjournment of the NETC special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal.

Q:
Are the Proposals conditioned on one another?

A:
NETC may not consummate the Business Combination unless the Business Combination Proposal is approved at the NETC special meeting. The Vast Constitution Proposal is non-binding and is not conditioned on the approval of any other Proposal set forth in this proxy statement/prospectus. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in this proxy statement/prospectus.

Q:
What is Vast?

A:
Vast is a renewable energy company that has developed concentrated solar power (CSP) systems to generate, store and dispatch carbon free, utility-scale electricity and industrial heat, and to enable the production of green fuels. Vast’s unique approach to CSP utilizes a proprietary, modular sodium loop to efficiently capture and convert solar heat into these end products.

See the section entitled “Business of Vast and Certain Information About Vast” for more information.
Q:
What revenues and profits/losses has Vast generated in the last two years?

A:
Vast had revenue of $0.9 million and $1.9 million for the years ended June 30, 2023 and 2022, respectively. Vast had net loss of $15.2 million and $6.2 million for the years ended June 30, 2023 and 2022.

See the sections entitled “Vast Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations — Comparison of the years ended June 30, 2023 and 2022” and “Risk Factors — Risks Related to Vast’s Business” for more information.
Q:
What will happen in the Business Combination?

A:
Pursuant to the Business Combination Agreement, among other things and subject to the terms and conditions contained therein Merger Sub will merge with and into NETC, with NETC continuing as the Surviving Corporation and a wholly owned direct subsidiary of Vast.

Immediately prior to the Effective Time, (i) all MEP Shares outstanding immediately prior to the Effective Time will be settled by way of a conversion and subdivision of those MEP Shares into Vast Ordinary Shares in accordance with the MEP Deed and the MEP De-SPAC Side Deed, and after the MEP Share Conversion, all of the MEP Shares will no longer be outstanding and will cease to exist, and each holder of MEP Shares will thereafter cease to have any rights with respect to such MEP Shares; (ii) (A) all of the Existing Vast Convertible Notes held by AgCentral and (B) all principal outstanding and accrued interest under each AgCentral Loan Agreement will be converted into Vast Ordinary Shares, in each case, pursuant to the terms of the Noteholder Support and Loan Termination Agreement; and (iii) the Vast Split Adjustment will be effected, to occur immediately following the MEP Share Conversion and the Existing AgCentral Indebtedness Conversion, whereby the aggregate number of Vast Ordinary Shares outstanding immediately following the Vast Split Adjustment and immediately prior to the Effective Time will be 20,500,000 Vast Ordinary Shares (subject to certain adjustments as contemplated by the Business Combination Agreement).
At the Effective Time, (i) each share of NETC Class A Common Stock (other than the Redemption Shares) issued and outstanding immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio, (ii) the shares of NETC Class F Common Stock and the shares of NETC Class B Common Stock issued and outstanding and held by NETC Sponsor or its transferees (based on a transfer following the date of the Business Combination Agreement) immediately prior to the Effective Time will be collectively exchanged for 2,825,000 validly issued and fully paid Vast Ordinary Shares, (iii) each share of NETC Class B Common Stock issued and outstanding and not held by NETC Sponsor or its transferees immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio, and (iv) each share of NETC Class F Common Stock issued and outstanding and not held by NETC Sponsor or its transferees immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio, in each case, after giving effect to the Vast Split Adjustment and thereafter, each share of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock shall automatically be cancelled and shall cease to exist and each holder of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock shall cease to have any rights with respect thereto except the right to receive the Per Share Merger Consideration (other than pursuant to and in accordance with the Support Agreement).
For more information about the Business Combination Agreement and the Business Combination, see the section entitled “The Business Combination.”
Q:
How were the transaction structure and consideration for the Business Combination determined?

A:
Following the closing of the NETC IPO, NETC representatives commenced a robust search for businesses or assets to acquire for the purpose of consummating an Initial Business Combination. Please see the section entitled “The Business Combination — Background of the Business Combination” for additional information.

Q:
What conditions must be satisfied to complete the Business Combination?

A:
There are several closing conditions in the Business Combination Agreement (and as modified by the BCA Amendment), including the approval by NETC stockholders of the Business Combination Proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled “The Business Combination — Conditions to Closing of the Business Combination.”

Q:
How will Vast be managed and governed following the Business Combination?

A:
Upon consummation of the Business Combination, Vast will be governed by the Constitution, which will be substantially in the form set forth in Annex B to this proxy statement/prospectus. The Vast Board will be responsible for guiding Vast’s mission and purpose and overseeing management. Vast’s management team will be derived largely from existing Vast employees and members of management, who will be responsible for the execution of Vast’s strategy after the Business Combination.

Please see the section entitled “Management of Vast After the Business Combination” for more information.
Q:
Will Vast obtain new financing in connection with the Business Combination?

A:
Yes. Concurrently with the signing of the Business Combination Agreement, Nabors Lux and AgCentral each entered into a Notes Subscription Agreement with Vast, pursuant to which, among other things, Nabors Lux and AgCentral have each agreed to subscribe for and purchase up to $5.0 million (or $10.0 million in aggregate principal amount) of Senior Convertible Notes from Vast in a private placement to be funded in accordance with such Notes Subscription Agreement. Nabors Lux funded $2.5 million under its Notes Subscription Agreement on February 15, 2023 and funded an additional $2.5 million under its Notes Subscription Agreement on June 27, 2023. AgCentral funded $2.5 million under its Notes Subscription Agreement on April 13, 2023 and funded an additional $2.5 million under its Notes Subscription Agreement on August 15, 2023.

Also concurrently with the signing of the Business Combination Agreement, Nabors Lux and AgCentral entered into the Equity Subscription Agreements with Vast, pursuant to which, among other things, Nabors Lux and AgCentral agreed, subject to the Closing occurring and third party investors having purchased Vast Ordinary Shares and/or Senior Convertible Notes for aggregate gross proceeds to Vast of at least $10.0 million, to subscribe for and purchase, and Vast agreed to issue and sell to each of Nabors Lux and AgCentral, up to $15.0 million (or an aggregate of $30.0 million) (in each case, reduced dollar for dollar by the proceeds received from Nabors Lux and AgCentral, as applicable, pursuant to their respective Notes Subscription Agreement) of Vast Ordinary Shares for $10.20 per share in a private placement.
Any amount of Interim Company Financing provided by Nabors Lux or AgCentral will be converted into Vast Ordinary Shares immediately prior to the Effective Time and be deemed to reduce the PIPE Financing subscription amounts of Nabors Lux and AgCentral.
On September 18, 2023, Vast entered into a subscription agreement with CAG, the owner and operator of Canberra Airport, to purchase a minimum of $5 million, and up to $10 million, of Vast Ordinary Shares at a purchase price of $10.20 per share in a private placement. The Canberra Subscription is conditional on, and will close concurrently with, the Closing. Of the $10 million Canberra Subscription, $5 million will serve as a backstop for subsequent capital raised by Vast prior to Closing via additional Notes Subscriptions or Equity Subscriptions. Accordingly, the amount invested by CAG pursuant to the Canberra Subscription will be reduced below $10 million, but not below $5 million, by one dollar for every three dollars raised by Vast prior to Closing via the issuance of additional shares or debt instruments. Therefore, the CAG Backstop may not ultimately be funded in full or at all. Vast must pay CAG an amount equal to (i) the greater of (a) $50,000 per month from the date of the subscription agreement until the closing the Canberra Subscription; and (b) $100,000 plus (ii) 5% of the amount drawn from the CAG Backstop within twenty business days of the closing of the Canberra Subscription.
On October 19, 2023, Nabors Lux entered into the October Notes Subscription Agreement with Vast pursuant to which, among other things, Nabors Lux agreed to subscribe for and purchase an additional $2.5 million of Senior Convertible Notes. Nabors Lux’s commitment under the Equity Subscription Agreement will be reduced, dollar-for-dollar, by the Incremental Funding. On October 19, 2023, Vast entered into the Nabors Backstop Agreement pursuant to which Nabors Lux agreed to purchase up to $15.0 million of Vast Ordinary Shares at a purchase price of $10.20 per share. The Nabors Backstop will serve as a backstop for redemptions of Class A Common Stock by NETC public stockholders in connection with the Business Combination proposal and subsequent capital raised by Vast prior to or in connection with Closing from additional third parties (other than Nabors, AgCentral, CAG and their respective affiliates). Accordingly, the amount invested by Nabors pursuant to the Nabors Backstop will be reduced below $15 million, dollar-for-dollar, by (i) the balance of the cash remaining in the Trust Account after giving effect to any redemptions of NETC Class A Common Stock by NETC public stockholders in connection with the Business Combination Proposal and (ii) amounts invested by investors other than Nabors Lux, AgCentral and CAG. Therefore, the Nabors Backstop may not ultimately be funded in full or at all.
Vast may enter into additional Notes Subscription Agreements and Equity Subscription Agreements between the date of the Business Combination Agreement and the Closing, with investors reasonably acceptable to NETC and on terms and conditions that are no more favorable to such investor in any material respect than the Notes Subscription Agreement and Equity Subscription Agreements, as applicable.
For more information about the Equity Subscription Agreements and the PIPE Financing, see the section entitled “The Business Combination Agreement and Related Agreements — Related Agreements — Subscription Agreements.”
Q:
What equity stake will the Legacy Vast shareholders, current NETC public stockholders and the NETC initial stockholders hold in Vast following the consummation of the Business Combination?

A:
Vast and NETC anticipate that, upon the Closing, the ownership of Vast will be as follows (totals may not add to 100.0% due to rounding), after taking the redemptions on May 11, 2023 in connection with the First Extension Meeting into consideration:

	Scenario 1 No Redemptions		Scenario 2 85% Redemptions		Scenario 3 100% Redemptions(7)
Weighted average shares outstanding – basic and diluted	Ownership in Shares	%	Ownership in Shares	%	Ownership in Shares	%
Legacy Vast shareholders(1)	20,500,000	52.4%	20,500,000	66.7%	20,500,000	67.8%
Current NETC public stockholders(2)	9,850,641	25.2%	1,477,596	4.8%	—	0.0%
NETC initial stockholders(3)	4,500,000	11.5%	4,500,000	14.6%	4,500,000	14.9%
Shares issued to Nabors Lux and AgCentral in connection with financing transactions(4)	3,291,176	8.4%	3,291,176	10.7%	3,291,176	10.9%
Shares issued to CAG in connection with financing transactions(5)	980,392	2.5%	980,392	3.2%	490,196	1.6%
Nabors Backstop(6)	—	0.0%	—	0.0%	1,470,588	4.9%
Total	39,122,209		30,749,164		30,251,960
Total Proforma Book Value as of June 30, 2023	107,196,000		15,658,000		(5,248,000)
Pro Forma Book Value Per Share	2.74		0.51		(0.17)

(1)
Assumes that no Earnout Shares are issued to the Legacy Vast shareholders.

(2)
Pursuant to the Business Combination Agreement, each share of NETC Class A Common Stock (other than Redemption Shares) issued and outstanding immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio.

(3)
Assumes no Sponsor Earnback Shares are issued. Includes 1,500,000 Vast Ordinary Shares issued to NETC Sponsor as Accelerated Earnback Shares.

(4)
Includes shares issued in connection with the Equity Subscription Agreements and the Notes Subscription Agreements. Also includes 350,000 Vast Ordinary Shares issued as Incremental Funding Commitment Fee.

(5)
Shares issued pursuant to the Canberra Subscription. The Canberra Subscription will be reduced by one dollar for every three dollars raised by Vast prior to Closing, including in Scenario 3, an aggregate $5 million for amounts funded under the Nabors Backstop.

(6)
In Scenario 3 only, Nabors Lux’s backstop commitment. Nabors Lux’s backstop commitment will be reduced dollar-for-dollar by additional investments in Vast’s debt or equity securities issued by third parties as well as by the cash available to NETC from the Trust Account (after giving effect to (x) the redemption of any NETC public shares by NETC stockholders in connection with the Proposals and (y) any taxes imposed in connection with the redemption of any NETC public shares by NETC stockholders in connection with the Proposals).

(7)
The Business Combination Agreement provides that it is a condition to Vast’s, NETC’s and Merger Sub’s respective obligations to close that, if a FIRB filing is required in connection with the Business Combination and its associated transactions, the FIRB filing must be made, and FIRB approval must be received (or FIRB must be precluded from objecting) prior to the Closing. In the 100% Redemption Scenario and with the full Nabors Backstop being funded, Nabors, together with its affiliates, would receive greater than 20% of the Vast Ordinary Shares. FIRB approval is required for Nabors to acquire more than 19.9% of the Vast Ordinary Shares. However, FIRB approval will not be required to consummate the Business Combination, so long as Nabors does not acquire more than 19.9% of the Vast Ordinary Shares. Therefore, the Nabors Backstop Agreement provides that Nabors or the relevant party will be issued the maximum number of securities in respect of which prior FIRB approval is not required and will pay the purchase price or any other consideration payable for those securities, and the parties will on a timely basis take all necessary and appropriate steps to obtain FIRB approval to enable the balance of the securities (“Remaining Shares”) to be issued and the relevant purchase price or any other consideration payable with respect to the Remaining Shares (“Remaining Subscription Amount”) shall be retained by Nabors or the relevant party until the date that the Remaining Shares are issued to Nabors or the relevant party. Under the 100% Redemption Scenario, without FIRB approval (or FIRB becoming precluded from objecting), the Nabors Backstop would not be funded at all. Accordingly, if there are 100% redemptions, the Business Combination will not be consummated unless that FIRB filing has been made, and FIRB approval has been received (or FIRB has become precluded from objecting), unless the parties mutually elect to formally waive that condition in writing.

See “Unaudited Pro Forma Combined Financial Information” for pro forma book value under each redemption scenario.
Please see the sections entitled “Summary — Ownership of Vast After Closing,” “Unaudited Pro Forma Combined Financial Information” and “The Business Combination — Total Vast Ordinary Shares to Be Issued in the Business Combination” for more information.
Q:
Will my rights as a shareholder of Vast be different from my rights as a NETC stockholder?

A:
Yes, there are certain material differences between your rights as a shareholder of Vast, which will be an Australian public company and your rights as a stockholder of NETC, a Delaware corporation. You are urged to read the sections entitled “Description of Vast Securities” and “Comparison of Shareholder Rights.”

Q:
Did the NETC Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:
No. The NETC Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. NETC’s officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of NETC’s advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination. In addition, NETC’s officers, directors and advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of the NETC Board in valuing Vast and assuming the risk that the NETC Board may not have properly valued the business.

Q:
What happens if I sell my shares of NETC Class A Common Stock before the NETC special meeting?

A:
The record date for the NETC special meeting will be earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of NETC Class A Common Stock after the record date, but before the NETC special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the NETC special meeting. However, you will not be able to seek redemption of your shares of NETC Class A Common Stock because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination in accordance with the provisions described in this proxy statement/prospectus. If you transfer your shares of NETC Class A Common Stock prior to the record date, you will have no right to vote those shares at the NETC special meeting or seek redemption of those shares.

Q:
Why is NETC proposing the Vast Constitution Proposal?

A:
As required by applicable SEC guidance, NETC is requesting that the NETC stockholders consider and vote upon, on a non-binding advisory basis, a proposal to approve the governance provisions contained in the Constitution that materially affect stockholder rights. This non-binding advisory vote is not otherwise required by Delaware law and is separate and apart from the Business Combination Proposal, but consistent with SEC guidance, NETC is submitting this proposal to its stockholders separately for approval. Please see the section entitled “Comparison of Shareholder Rights” elsewhere in this proxy statement/prospectus for additional information. However, the stockholder vote regarding this proposal is an advisory vote and is not binding on the NETC Board. Furthermore, the Business Combination is not conditioned on the separate approval of the Vast Constitution Proposal.

The full text of the Constitution is attached to this proxy statement/prospectus as Annex B. See the section entitled “Proposal No. 2 — The Vast Constitution Proposal” for additional information.
Q:
How has the announcement of the Business Combination affected the trading price of NETC Units, NETC Class A Common Stock and NETC public warrants?

A:
On February 13, 2023, the last trading date before the public announcement of the Business Combination, NETC Units, NETC Class A Common Stock and NETC public warrants closed at $10.41, $10.35 and $0.10, respectively. On November 21, 2023 the trading date immediately prior to the date of this proxy statement/prospectus, NETC Units, NETC Class A Common Stock and NETC public warrants closed at $11.03, $10.97 and $0.14, respectively.

Q:
Following the Business Combination, will NETC’s securities continue to trade on a stock exchange?

A:
No. NETC and Vast anticipate that, following consummation of the Business Combination, the NETC Class A Common Stock, NETC Units and NETC public warrants will be delisted from the NYSE, and NETC will be deregistered under the Exchange Act. Each share of NETC Class A Common Stock will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio, and each NETC Warrant then outstanding and unexercised will automatically, without any action on the part of its holder, be converted into one Vast Warrant.

Pursuant to the terms of the Business Combination Agreement, as a closing condition, the parties are required to cause the Vast Ordinary Shares and the Vast Warrants issued in connection with the Business Combination to be approved for listing on a national securities exchange mutually agreed to by the parties in writing, but there can be no assurance that such listing condition will be met. Further, it is a condition to the consummation of the PIPE Financing that the Vast Ordinary Shares issuable therein be approved for listing on a national securities exchange. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the applicable parties to the Business Combination Agreement. Vast intends to apply to list the Vast Ordinary Shares and Vast Warrants on Nasdaq. It is anticipated that upon the Closing, the Vast Ordinary Shares and Vast Warrants will be listed under the ticker symbols “VSTE” and “VSTEW,” respectively. It is important for you to know that, at the time of the NETC special meeting, the parties may not have received from any national securities exchange either confirmation of the listing of the Vast Ordinary Shares and the Vast Warrants or that approval thereof will be obtained prior to the consummation of the Business Combination. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in the accompanying proxy statement/prospectus without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such listing condition is waived by the applicable parties to the Business Combination and by the investors in the PIPE Financing and therefore the Vast securities would not be listed on a nationally recognized securities exchange. Please see the section entitled “The Business Combination — Certain Information Relating to Vast — Listing of Vast Ordinary Shares and Vast Warrants on Nasdaq” for additional information.
Q:
How do the NETC public warrants differ from the NETC private placement warrants, and what are the related risks for any NETC public warrant holders post Business Combination?

A:
The NETC private placement warrants (including the shares of NETC Class A Common Stock issuable upon exercise of the NETC private placement warrants) are not transferable, assignable or salable until 30 days after the completion of NETC’s Initial Business Combination (except, among other limited exceptions, to NETC’s officers and directors and other persons or entities affiliated with NETC Sponsor), and they will not be redeemable (except as described under “Description of Vast Securities — Vast Warrants — Redemption of NETC Warrants for Cash When the Price Per Share of NETC Class A Common Stock Equals or Exceeds $18.00”). The NETC private placement warrants may be exercised for cash or on a cashless basis. Except as described herein, the NETC private placement warrants have terms and provisions that are identical to those of the NETC public warrants, including as to exercise price, exercisability and exercise period.

In connection with the consummation of the Business Combination, Vast will assume the NETC Warrant Agreements and enter into such amendments thereto as are necessary to give effect to the provisions of the Business Combination Agreement, and each NETC Warrant then outstanding and unexercised will automatically without any action on the part of its holder be converted into a Vast Warrant. Each Vast Warrant will be subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding NETC Warrant immediately prior to the Effective Time, except to the extent such terms or conditions are rendered inoperative by the Business Combination.
Vast may only call the Vast Public Warrants for redemption upon a minimum of 30 days’ prior written notice of redemption.
Redemption of the outstanding Vast Public Warrants could force holders of the Vast Public Warrants (i) to exercise Vast Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for such holders to do so, (ii) to sell Vast Public Warrants at the then-current market price when they might otherwise wish to hold their Vast Public Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Vast Public Warrants are called for redemption, is likely to be substantially less than the market value of the Vast Public Warrants.
Q:
What vote is required to approve the Proposals presented at the NETC special meeting?

A:
Approval of the Business Combination Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock entitled to vote thereon at the NETC special meeting, voting as a single class.

Approval of each of the Vast Constitution Proposal and the Adjournment Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock entitled to vote and actually cast thereon, voting as a single class.
Q:
May NETC Sponsor, NETC’s directors, officers or advisors or any of their respective affiliates purchase NETC public shares in connection with the Business Combination?

A:
In connection with the stockholder vote to approve the proposed Business Combination, NETC Sponsor, NETC’s directors, officers or advisors and any of their respective affiliates may privately negotiate to purchase NETC public shares from NETC stockholders who would have otherwise elected to have their NETC public shares redeemed for a per share pro rata portion of the Trust Account in connection with the Business Combination. Such a purchase could include a contractual acknowledgement that such NETC public stockholder, although still the record holder of such NETC public shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that NETC Sponsor, NETC’s directors, officers or advisors or any of their respective affiliates purchase NETC public shares in privately negotiated transactions from NETC public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their NETC public shares. In addition, NETC Sponsor, NETC’s directors, officers or advisors and any of their respective affiliates would waive any redemption rights with respect to any NETC public shares that they purchase in any such privately negotiated transactions. To the extent that NETC Sponsor, NETC’s directors, officers or advisors or any of their respective affiliates purchase any NETC public shares as contemplated above, NETC will file a Current Report on Form 8-K prior to the NETC special meeting that will disclose:
•
the amount of such public shares purchased by NETC Sponsor, NETC’s directors, officers or advisors and any of their respective affiliates, along with the purchase price;

•
the purpose of the purchases by NETC Sponsor, NETC’s directors, officers or advisors or any of their respective affiliates;

•
the impact, if any, of the purchases by NETC Sponsor, NETC’s directors, officers or advisors or any of their respective affiliates on the likelihood that the Business Combination will be approved;

•
the identities of our security holders who sold to NETC Sponsor, NETC’s directors, officers or advisors or any of their respective affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to NETC Sponsor, NETC’s directors, officers or advisors or any of their respective affiliates; and

•
the number of NETC public shares for which we have received redemption requests in connection with the Business Combination.

Q:
How many votes do I have at the NETC special meeting?

A:
NETC stockholders are entitled to one vote at the NETC special meeting for each share of NETC Class A Common Stock, NETC Class F Common Stock or NETC Class B Common Stock held of record as of November 1, 2023, the record date for the NETC special meeting. As of the close of business on the record date, there were 9,850,641 outstanding shares of NETC Class A Common Stock, which are held by NETC public stockholders, 6,900,000 outstanding shares of NETC Class F Common Stock, which are held by NETC initial stockholders, and no outstanding shares of NETC Class B Common Stock.

Q:
When and where will the NETC special meeting take place and how do I attend the NETC special meeting?

A:
The NETC special meeting will be held at 11:00 AM, Eastern Time, on December 13, 2023, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the Proposals, at the following address: https://www.cstproxy.com/naborsetcorp/sm2023.

All NETC stockholders as of the record date, or their duly appointed proxies, may attend the NETC special meeting.
Q:
What constitutes a quorum at the NETC special meeting?

A:
Holders of a majority in voting power of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock issued and outstanding and entitled to vote at the NETC special meeting, virtually present or represented by proxy, constitute a quorum. In the absence of a quorum, the chairman of the meeting has the power to adjourn the NETC special meeting. As of the record date for the NETC special meeting, 4,925,321 shares of NETC Class A Common Stock, 3,450,001 shares of NETC Class F Common Stock and no shares of NETC Class B Common Stock, in the aggregate, would be required to achieve a quorum. Abstentions will count as present for the purposes of establishing a quorum with respect to each Proposal.

Q:
How will NETC Sponsor and NETC’s directors and officers vote?

A:
NETC Sponsor and NETC’s directors and officers have agreed to vote any shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock owned by them in favor of the Business Combination. Currently, NETC initial stockholders in the aggregate own approximately 41.2% of the issued and outstanding shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock.

Q:
Does the NETC Board, including the independent members thereof, recommend that the NETC stockholders approve the Business Combination and the related Proposals?

A:
Yes. The NETC Board, including the independent members thereof, recommends that the NETC stockholders vote “FOR” each of the Proposals. When you consider the recommendation of the NETC Board in favor of each of the Proposals, you should keep in mind that certain of NETC’s directors and officers have interests in the Business Combination that may conflict with your interests as a NETC stockholder. These interests are further described under the question “What interests do the current officers and directors of NETC have in the Business Combination?”

Q:
What interests do the current officers and directors of NETC have in the Business Combination?

A:
In considering the recommendation of the NETC Board to vote in favor of the Business Combination, NETC stockholders should be aware that, aside from their interests as stockholders, NETC Sponsor and certain of NETC’s directors and officers have interests in the Business Combination that are different from, or in addition to, those of other NETC stockholders generally. NETC’s directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to NETC stockholders that they approve the Business Combination. NETC stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

•
the fact that Nabors Lux and certain of NETC’s officers and directors paid an aggregate of $9,341,500 for NETC private placement warrants which, if unrestricted and freely tradable, would be valued at approximately $1.9 million based on the closing price of NETC public warrants of $0.14 per warrant on November 3, 2023 (but which are subject to a lock-up and not freely tradable for a period of six months following the Closing), all of which would expire worthless if a business combination is not consummated;

•
the fact that NETC Sponsor and NETC’s officers and directors agreed in connection with the NETC IPO to waive their redemption rights, for no consideration, with respect to any shares of NETC Common Stock held by them in connection with a stockholder vote to approve the Business Combination;

•
the fact that the NETC initial stockholders paid an aggregate of $25,000 for all of the NETC Class F Common Stock, and that such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $75.4 million, assuming that NETC Sponsor receives all of the shares pursuant to the Sponsor Earnback Shares, based on the closing price of NETC Class A Common Stock of $10.93 per share on November 3, 2023;

•
the fact that NETC Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to stockholders rather than liquidate;

•
the fact that the NETC Charter provides that NETC renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any member of NETC management on the one hand, and NETC, on the other hand; although NETC is not aware of any such corporate opportunities not being offered to it and does not believe that waiver of the corporate opportunities doctrine has materially affected NETC’s search for an acquisition target or will materially affect NETC’s ability to complete the Business Combination;

•
the fact that given the differential in the purchase price that the NETC initial stockholders paid for the shares of NETC Class F Common Stock as compared to the price of the NETC Units sold in the NETC IPO and the 3,000,000 Vast Ordinary Shares that the NETC initial stockholders will receive upon exchange of the shares of NETC Class F Common Stock in connection with the Business Combination (excluding any Sponsor Earnback Shares and the Accelerated Earnback Shares), the NETC initial stockholders may earn a positive rate of return on their investment even if the Vast Ordinary Shares trade below the price initially paid for the NETC Units in the NETC IPO and the NETC public stockholders experience a negative rate of return following the completion of the Business Combination;

•
the fact that up to an aggregate amount of $1.5 million of any amounts outstanding under the working capital loans made by NETC Sponsor to NETC may be converted into NETC private placement warrants to purchase NETC Class A Common Stock at a price of $1.00 per warrant at the option of NETC Sponsor and, if issued, such NETC Warrants would automatically convert into an equal number of Vast Warrants at Closing;

•
the fact that each of Anthony G. Petrello, William J. Restrepo, Guillermo Sierra, and Siggi Meissner are officers of both Nabors and NETC, and Anthony G. Petrello and John Yearwood are directors of both Nabors and NETC, and Nabors and its affiliates have interests in Vast and in the Business Combination that differ from those of NETC stockholders as described below;

•
the fact that William J. Restrepo, an officer of both Nabors and NETC, Colleen Calhoun, a director of NETC, and John Yearwood, a director of both Nabors and NETC, are expected to be nominated to the Vast Board in connection with the closing of the Business Combination;

•
the fact that concurrently with the signing of the Business Combination Agreement, Nabors Lux entered into a Notes Subscription Agreement and Equity Subscription Agreement with Vast, pursuant to which Nabors Lux agreed to purchase up to $5.0 million of Senior Convertible Notes and up to $15 million of Vast Ordinary Shares (reduced dollar for dollar by the proceeds received from Nabors Lux pursuant to its Notes Subscription Agreement), respectively;

•
the fact that on October 19, 2023, Nabors Lux entered into the October Notes Subscription Agreement with Vast pursuant to which, among other things, Nabors Lux agreed to subscribe for and purchase an additional $2.5 million of Senior Convertible Notes and will receive 350,000 Vast Ordinary Shares, which the parties valued at approximately $3.57 million based off of a $10.20 price per Vast Ordinary Share, as an Incremental Funding Commitment Fee at Closing. Nabors Lux’s commitment under the Equity Subscription Agreement will be reduced, dollar-for-dollar, by the Incremental Funding;

•
the fact that on October 19, 2023, Vast entered into the Nabors Backstop Agreement pursuant to which Nabors Lux agreed to purchase up to $15.0 million of Vast Ordinary Shares at a purchase price of $10.20 per share. The Nabors Backstop will serve as a backstop for redemptions of Class A Common Stock by NETC public stockholders in connection with the Business Combination Proposal and subsequent capital raised by Vast prior to or in connection with Closing from additional third parties (other than Nabors, AgCentral, CAG and their respective affiliates). Accordingly, the amount invested by Nabors pursuant to the Nabors Backstop will be reduced below $15 million, dollar-for-dollar, by (i) the balance of the cash remaining in the Trust Account after giving effect to any redemptions of NETC Class A Common Stock by NETC public stockholders in connection with the Business Combination Proposal and (ii) amounts invested by investors other than Nabors Lux, AgCentral and CAG. Therefore, the Nabors Backstop may not ultimately be funded in full or at all. NETC Sponsor will receive 1,500,000 Vast Ordinary Shares as a Accelerated Earnback Shares at Closing;

•
the fact that Nabors will (i) have a consent right over all debt or equity capital raised by Vast (excluding certain issuances of securities pursuant to (1) compensatory stock or option plans, (2) contracts existing as of the date of the Nabors Backstop Agreement, (3) securities issued pursuant to convertible securities issued or issuable pursuant to agreements existing as of the date of the Nabors Backstop Agreement and (4) a bona fide merger or acquisition with an unrelated third party that is, itself, directly or indirectly, an operating company or an owner of an asset in a business synergistic with the business of Vast) until the Additional Rights Expiration Date, (ii) have the right in connection with any Superior Capital Raise, (A) if the investor in such Superior Capital Raise receives Vast Ordinary Shares, to receive a make-whole issuance of shares so that the aggregate number of Vast Ordinary Shares received by Nabors and its affiliates for their investment under the Nabors Backstop Nabors is equal to the number of Vast Ordinary Shares they would have received had the price for all such shares been the Lower Capital Price and (B) if the investor in such Superior Capital Raise receives any security other than Vast Ordinary Shares, to exchange, to the extent there would not be significant impediments to the timely consummation of such an exchange, the equity interests (and the debt interests received in exchange for equity interests in a prior exchange under this provision) still held by Nabors (and its affiliates) that were purchased pursuant to the Nabors Backstop Agreement (excluding any shares that were issued as the Accelerated Earnback Shares) for debt or equity interests on the terms issued in the Superior Capital Raise, so that Nabors (or its affiliates) hold the debt or equity interests they would have held had the investment under the Nabors Backstop Agreement been conducted on the terms of the Superior Capital Raise, in each case, as further described and subject to the conditions set forth in the Shareholder and Registration Rights Agreement and (iii) have the right to designate two directors to the Vast Board until the Additional Rights Expiration Date;
•
the fact that concurrently with the signing of the Business Combination Agreement, Vast and Nabors Corporate, entered into the Services Agreement, pursuant to which Nabors Corporate will be entitled to certain fees set forth in statements of work entered into thereunder and the reimbursement of out-of-pocket costs and expenses in exchange for providing services related to operations, engineering, design planning and other operational or technical matters to Vast, and that such Services Agreement is not contingent upon the completion of the Business Combination, and consequently, Nabors, and indirectly the officers, directors and investors in NETC who are officers, directors or investors in Nabors, may indirectly benefit from this arrangement;

•
the fact that concurrently with the signing of the Business Combination Agreement, Vast and NETV entered into the Development Agreement, pursuant to which NETV will license certain of Vast’s intellectual property and Vast and NETV will work together on a project-by-project basis to develop products and/or equipment related to solar power generation with NETV receiving payment as detailed in independent project budgets entered into thereunder, and that such Development Agreement is not contingent upon the completion of the Business Combination, and consequently, Nabors, and indirectly the officers, directors and investors in NETC who are officers, directors or investors in Nabors, may indirectly benefit from this arrangement;

•
the fact that if NETC management anticipates that it may not be able to consummate an Initial Business Combination by the Deadline Date, NETC may, by resolution of the NETC Board, extend the period of time to consummate an Initial Business Combination up to seven times, each by an additional one month; provided that NETC Sponsor or its affiliates or designees deposit into the Trust Account $295,519.23 (or $0.03 per NETC public share that is not redeemed in connection with the First Extension Meeting) for each one-month extension. On May 17, 2023, as permitted under the NETC Charter, the NETC Board elected to extend the date by which NETC has to consummate an Initial Business Combination from May 18, 2023 to August 18, 2023 and Nabors Lux and Greens Road Energy LLC deposited a total of $886,557.69 into the Trust Account. On each of August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023 Nabors Lux deposited an additional $295,519.23 into the Trust Account, and as a result, the Deadline Date is currently extended to December 18, 2023. NETC Sponsor may elect to convert a portion or all of such loan amount into NETC Warrants at a price of $1.00 per warrant, which warrants will be identical to the NETC private placement warrants. On November 6, 2023, NETC filed a preliminary proxy statement relating to the Second Extension Meeting to approve an amendment to NETC’s amended and restated certificate of incorporation to allow NETC’s board of directors, without another stockholder vote, to elect to extend the date by which NETC has to consummate an initial business combination up to three times for an additional one month each time (but in no event to a date later than 28 months from the closing of the NETC IPO), provided that NETC Sponsor (or its affiliates or designees) deposits into the Trust Account, for each month extension, $200,000 in exchange for a non-interest bearing, unsecured promissory note;

•
the fact that the NETC Board elected to effectuate a three-month extension and extend the date by which NETC had to consummate an Initial Business Combination from February 18, 2023 to May 18, 2023 pursuant to the Prior NETC Charter. If NETC consummates an Initial Business Combination, it will repay the Extension Amount out of the proceeds of the Trust Account or, at the option of the NETC Sponsor, convert all or a portion of the loans into NETC Warrants for $1.00 per warrant, which warrants will be identical to the NETC private placement warrants. If NETC does not consummate an Initial Business Combination, NETC will repay the loans only from funds held outside of the Trust Account;

•
if the Trust Account is liquidated, including in the event NETC is unable to complete an Initial Business Combination within the required time period, NETC Sponsor has agreed to indemnify NETC to ensure that the proceeds in the Trust Account are not reduced below $10.20 per NETC public share, or such lesser amount per NETC public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than NETC’s independent public accountants) for services rendered or products sold to NETC or (b) a prospective target business with which NETC has entered into an acquisition agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

•
the fact that NETC Sponsor, and NETC’s officers and directors, or any of their respective affiliates, will be reimbursed for out-of-pocket expenses incurred in connection with activities on NETC’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, which expenses were approximately $4.8 million as of November 1, 2023, the record date for the NETC special meeting;

•
the fact that for so long as Nabors and its affiliates beneficially own at least 50% of the Vast Ordinary Shares that Nabors and its affiliates own immediately following Closing, NETC Sponsor will have the right to nominate one director to serve on the Vast Board;

•
the fact that each of (i) William Restrepo, an executive officer of NETC and Nabors, (ii) John Yearwood, a director of NETC and Nabors, and (iii) Colleen Calhoun, a director of NETC, are expected to be appointed to the Vast Board at Closing;

•
the fact that certain prior relationships between Nabors and Vast exist, including (i) Nabors’ minority investment of less than 5% in Natron Energy, Inc. (“Natron”) and Natron’s existing letter of intent for Vast to acquire up to 13,500 of Natron’s sodium-ion batteries and (ii) Nabors’ minority investment of less than 10% in Sage Geosystems Inc. (“Sage”) and Sage’s existing memorandum of understanding to evaluate opportunities to collaborate with Vast;

•
the fact that NETC Sponsor and NETC’s officers and directors will lose their entire investment in NETC of approximately $6.4 million (including independent directors) or $6.2 million (excluding independent directors) and will not be reimbursed for any loans extended, fees due or out-of-pocket expenses (of which approximately $4.8 million is owed as of the record date, including the Extension Amount, any other extension payments and any working capital contributions) if an Initial Business Combination is not completed by the Deadline Date, assuming the NETC Board does not elect to further extend the period of time NETC has to consummate an Initial Business Combination in accordance with the NETC Charter; and

•
the terms and provisions of the Related Agreements as set forth in detail under the section entitled “The Business Combination Agreement and Related Agreements.”

The table set forth below summarizes (i) the total investment made by Nabors Lux and each of NETC’s officers and directors, including, as applicable, (a) the purchase price paid by each of Nabors Lux and the officers and certain directors of NETC for the private placement warrants, (b) the capital contributions made in NETC Sponsor by Nabors Lux and the officers and certain directors of NETC, directly or indirectly, in exchange for their interests in the Founder Shares (or the purchase price paid for the Founder Shares, in the case of our independent directors), and (c) the amount paid by Nabors Lux, or the capital contributions made by the officers and certain directors of NETC, for the Extension Amount and any other extension payments, and (ii) the value of such interests based on the closing price of the public warrants and Class A Common Stock as of November 3, 2023 all of which would be lost if an initial business combination is not completed by us within the required time period. The table below does not take the Nabors Backstop into account.
Name of Holder	NETC Position	Total Purchase Price and Capital Contributions	Number of Private Placement Warrants	Value of Private Placement Warrants as of November 3, 2023	Number of Founder Shares(1)	Value of Founder Shares as of November 3, 2023
Nabors Lux	N/A	$10,642,933(2)	7,441,500	$1,041,810	3,698,750	$40,427,338
Anthony Petrello	President, Chief Executive Officer, Secretary and Chairman	$4,076,573(2)	3,300,000(3)	$462,000	1,640,244	$17,927,867
William Restrepo	Chief Financial Officer	$710,312(2)	575,000	$80,500	285,800	$3,123,794
Siggi Meissner	President, Engineering and Technology	$277,948(2)	225,000	$31,500	111,835	$1,222,357
Guillermo Sierra	Vice President – Energy Transition	$247,065(2)	200,000	$28,000	99,409	$1,086,540
John Yearwood	Director	$864,728(2)	700,000	$98,000	347,931	$3,802,886
Maria Jelescu Dreyfus	Director	$150,300	150,000	$21,000	75,000	$819,750
Colleen Calhoun	Director	$50,200	50,000	$7,000	50,000	$546,500
Jennifer Gill Roberts	Director	$200	—	$—	50,000	$546,500

(1)
Represents the indirect interests in the Founders Shares that are held directly by the NETC Sponsor.

(2)
Includes payment into the Trust Account on February 16, 2023, May 17, 2023, August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023 by Nabors Lux in the principal amount of $1,518,000, $487,606.73, $295,519.23, $295,519.23, $295,519.23 and $295,519.23, respectively, in exchange for unsecured promissory notes. Includes payment into the Trust Account on February 16, 2023 and May 17, 2023 by Greens Road Energy LLC in the principal amount of $1,242,000 and $398,950.96, respectively, in exchange for unsecured promissory notes. Each of Anthony Petrello, William Restrepo, Siggi Meissner, Guillermo Sierra and John Yearwood are members of Greens Road Energy LLC, and their pro rata share of the payments made by Greens Road Energy LLC into the Trust Account are reflected herein. Includes Sponsor Earnback Shares, which may be issued upon the achievement of certain share price targets during the Earnout Period. If NETC consummates an Initial Business Combination, it will repay the loans out of the proceeds of the Trust Account or, at the option of NETC Sponsor, convert all or a portion of the loans into warrants for $1.00 per warrant, which warrants will be identical to the private placement warrants. If NETC does not consummate an Initial Business Combination, NETC will repay the loans only from funds held outside of the Trust Account. If these warrants were issued and outstanding and unrestricted and freely tradable as of November 3, 2023, they would have been valued at approximately $1.9 million, based on the closing price of the public warrants as of November 3, 2023.

(3)
Includes warrants held directly by Cynthia A. Petrello Revocable Trust and Remington SPAC W, LLC.

Q:
What happens if I vote against the Business Combination Proposal?

A:
Under the NETC Charter, if the Business Combination Proposal is not approved and NETC does not otherwise consummate an alternative business combination by the Deadline Date, NETC will be required to dissolve and liquidate the Trust Account by returning the then-remaining funds in such account to NETC public stockholders.

However, if NETC management anticipates that it may not be able to consummate an Initial Business Combination by the Deadline Date, NETC may, by resolution of the NETC Board, extend the period of time to consummate an Initial Business Combination up to seven times, each by an additional one month; provided that NETC Sponsor or its affiliates or designees deposit into the Trust Account $295,519.23 (or $0.03 per NETC public share that is not redeemed in connection with the First Extension Meeting), for each one-month extension NETC stockholders will not be entitled to vote or redeem their shares of NETC Common Stock held in connection with any such extension. However, NETC public stockholders will continue to be entitled to vote and redeem their NETC public shares in connection with a stockholder meeting held to approve another Initial Business Combination or in a tender offer undertaken in connection with an Initial Business Combination.
Q:
What are the U.S. federal income tax consequences of engaging in the Business Combination for holders of NETC public shares and NETC public warrants?

A:
The exchange of NETC public shares and NETC public warrants for Vast Ordinary Shares and Vast Public Warrants pursuant to the Merger is expected to be a taxable transaction to U.S. Holders (as defined below under the section entitled “Material U.S. Federal Income Tax Considerations”) for U.S. federal income tax purposes that results in the recognition of gain but that, in circumstances discussed below under the section entitled “Material U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Considerations with Respect to the Merger for Holders of NETC Securities — U.S. Holders — Gain (but not Loss) Recognition Under Section 367(a) of the Code,” may or may not result in the recognition of loss. Such exchange may be a taxable event for U.S. federal income tax purposes in the case of a Non-U.S. Holder (as defined below under the section entitled “Material U.S. Federal Income Tax Considerations”). Please see the discussion below under the section entitled “Material U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Considerations with Respect to the Merger for Holders of NETC Securities” for additional information. The tax consequences to you will depend on your own situation. You should consult your own tax advisors as to the specific tax consequences to you of the Business Combination, including the applicability and effect of U.S. federal, state and local and non-U.S. income and other tax laws in light of your particular circumstances.

Q:
Do I have redemption rights?

A:
If you are a holder of NETC public shares, you may elect to have your NETC public shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to NETC to pay its taxes, by (b) the total number of then outstanding NETC public shares. A NETC public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the NETC public shares (the “15% threshold”). Holders of the outstanding NETC public warrants do not have redemption rights in connection with the Business Combination. NETC Sponsor and NETC’s officers and directors agreed in connection with the NETC IPO to waive their redemption rights, for no consideration, with respect to any shares of NETC Common Stock they may hold in connection with the consummation of the Business Combination as an inducement for NETC and the underwriters to proceed with the NETC IPO. Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the Trust Account (including interest but net of taxes payable) (a) in connection with a stockholder vote to approve an amendment to the NETC Charter that would affect the substance or timing of NETC’s obligation to redeem 100% of the NETC public shares if it has not consummated the Business Combination or another Initial Business Combination by the Deadline Date, or with respect to any other provision relating to the rights of holders of NETC Class A Common Stock or pre-Initial Business Combination activity, (b) in connection with the liquidation of the Trust Account or (c) if NETC subsequently completes a different business combination on or before the Deadline Date.

Q:
Will how I vote affect my ability to exercise redemption rights?

A:
No. You may exercise your redemption rights whether you vote your shares of NETC Class A Common Stock for or against or abstain from voting on the Business Combination Proposal or any other Proposal described in this proxy statement/prospectus. As a result, the Business Combination can be approved by stockholders who will redeem their shares and no longer remain stockholders.

Q:
How do I exercise my redemption rights?

A:
In order to exercise your redemption rights, you must (a) if you hold your shares of NETC A Common Stock through NETC Units, elect to separate your NETC Units into the underlying shares of NETC Class A Common Stock and NETC public warrants prior to exercising your redemption rights with respect to the NETC public shares, and (b) prior to 11:59 PM, Eastern Time, on December 11, 2023 (two business days before the scheduled date of the NETC special meeting), tender your shares physically or electronically and submit a request in writing that NETC redeem your NETC public shares for cash to Continental Stock Transfer & Trust Company, NETC’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004-1561
Attention: SPAC Redemption Team
Email: spacredemptions@continentalstock.com
A NETC public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to his, her or its shares or, if part of such a group, the group’s shares, in excess of the 15% threshold. Accordingly, all NETC public shares in excess of the 15% threshold beneficially owned by a NETC public stockholder or group will not be redeemed for cash. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is NETC’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent.
However, NETC does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.
NETC unitholders must separate the underlying NETC public shares and NETC public warrants prior to exercising redemption rights with respect to the NETC public shares. If you hold NETC Units registered in your own name, you must deliver the certificate for such NETC Units or deliver such NETC Units electronically to Continental Stock Transfer & Trust Company with written instructions to separate such NETC Units into NETC public shares and NETC public warrants. This must be completed far enough in advance to permit the mailing of the NETC public share certificates or electronic delivery of the NETC public shares back to you so that you may then exercise your redemption rights with respect to the NETC public shares following the separation of such NETC public shares from the NETC Units.
If a broker, dealer, commercial bank, trust company or other nominee holds your NETC Units, you must instruct such nominee to separate your NETC Units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of NETC Units to be split and the nominee holding such NETC Units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant NETC Units and a deposit of the corresponding number of NETC public shares and NETC public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the NETC public shares following the separation of such NETC public shares from the NETC Units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your NETC Units to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with NETC’s consent, until the Effective Time. If you delivered your shares for redemption to the transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the shares (physically or electronically). You may make such request by contacting the NETC transfer agent at the email address or address listed under the question “Who can help answer my questions?” below.
Q:
What are the U.S. federal income tax consequences of exercising my redemption rights?

A:
The receipt of cash by a holder of NETC public shares in redemption of such stock will be a taxable event for U.S. federal income tax purposes in the case of a U.S. Holder (as defined below under the section entitled “Material U.S. Federal Income Tax Considerations”) and may be a taxable event for U.S. federal income tax purposes in the case of a Non-U.S. Holder (as defined below under the section entitled “Material U.S. Federal Income Tax Considerations”). Please see the discussion below under the section entitled “Material U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Considerations for Holders in Respect of the Redemption of NETC Public Shares” for additional information. The tax consequences to you will depend on your own situation. You should consult your own tax advisors as to the specific tax consequences to you of the exercise of your redemption rights, including the applicability and effect of U.S. federal, state and local and non-U.S. income and other tax laws in light of your particular circumstances.

Q:
If I am a NETC warrant holder, can I exercise redemption rights with respect to my NETC Warrants?

A:
No. The holders of NETC Warrants have no redemption rights with respect to NETC Warrants.

Q:
Do I have appraisal rights if I object to the proposed Business Combination?

A:
No. There are no appraisal rights available to holders of NETC Class A Common Stock, NETC Class F Common Stock or NETC Class B Common Stock in connection with the Business Combination.

Q:
What happens to the funds deposited in the Trust Account after consummation of the Business Combination?

A:
If the Business Combination Proposal is approved, NETC intends to use a portion of the funds held in the Trust Account to pay (a) a portion of NETC’s and Vast’s aggregate costs, fees and expenses in connection with the consummation of the Business Combination, (b) tax obligations and (c) for any redemptions of NETC public shares. The remaining balance in the Trust Account together with the PIPE Funds will be used for general corporate purposes of Vast. See the section entitled “The Business Combination” and “Business of Vast and Certain Information About Vast” for additional information.

Q:
What happens if the Business Combination is not consummated or is terminated?

A:
There are certain specified circumstances under which the Business Combination Agreement may be terminated, which have been further limited, in the case of Vast and Merger Sub, by the BCA Amendment. See the section entitled “The Business Combination Agreement and Related Agreements — Termination” for additional information regarding the parties’ specific termination rights. In accordance with the NETC Charter, if the Business Combination or another Initial Business Combination is not consummated by the Deadline Date, NETC will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the NETC public shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to NETC to pay its taxes (net of any taxes payable by NETC and less up to $100,000 of interest to pay dissolution expenses) by (B) the total number of then outstanding NETC public shares, which redemption will completely extinguish the rights of the NETC public stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining NETC stockholders and the NETC Board in accordance with applicable law, dissolve and liquidate, subject in each case to obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.
NETC expects that the amount of any distribution NETC public stockholders will be entitled to receive upon NETC’s dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Business Combination, subject in each case to NETC’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. Holders of Founder Shares have waived any right to any liquidating distributions with respect to those shares.
In the event of liquidation, there will be no distribution with respect to outstanding NETC Warrants. Accordingly, the NETC Warrants will expire worthless.
Q:
What happens if a substantial number of NETC public stockholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A:
Unlike some other blank check companies that require public stockholders to vote against a proposed business combination to exercise their redemption rights, NETC public stockholders may vote in favor of the Business Combination and exercise their redemption rights. Accordingly, the Business Combination may be consummated even if all 9,850,641 NETC public shares are redeemed.

Also, with fewer NETC public shares and NETC public stockholders, the trading market for Vast Ordinary Shares may be less liquid than the market for shares of NETC Class A Common Stock was prior to the Business Combination. Vast may not be able to meet the listing standards for a national securities exchange. It is a condition to consummation of the Business Combination that Vast Ordinary Shares to be issued in connection with the Business Combination are accepted for listing on a national securities exchange mutually agreed to by the parties in writing. NETC and Vast have certain obligations in the Business Combination Agreement to use reasonable best efforts in connection with the Business Combination, including with respect to satisfying the listing condition. Unless waived in accordance with the Business Combination Agreement, if the listing condition in the Business Combination Agreement is not met, the Business Combination will not be consummated.
Q:
When is the Business Combination expected to be consummated?

A:
It is currently anticipated that the Business Combination will be consummated promptly following the NETC special meeting to be held on December 13, 2023, provided that all the requisite stockholder approvals are obtained and other conditions to the consummation of the Business Combination have been satisfied or waived. For a description of the conditions for the completion of the Business Combination, see the section entitled “The Business Combination Agreement and Related Agreements — Conditions to Closing of the Business Combination Agreement.”

Q:
What will NETC stockholders receive in the Business Combination?

A:
At the Effective Time, (i) each share of NETC Class A Common Stock (other than the Redemption Shares) issued and outstanding immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio, (ii) the shares of NETC Class F Common Stock and the shares of NETC Class B Common Stock issued and outstanding and held by NETC Sponsor or its transferees (based on a transfer following the date of the Business Combination Agreement) immediately prior to the Effective Time will be collectively exchanged for 2,825,000 validly issued and fully paid Vast Ordinary Shares, (iii) each share of NETC Class B Common Stock issued and outstanding and not held by NETC Sponsor or its transferees immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio, and (iv) each share of NETC Class F Common Stock issued and outstanding and not held by NETC Sponsor or its transferees immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio, in each case, after giving effect to the Vast Split Adjustment and thereafter, each share of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock shall automatically be cancelled and shall cease to exist and each holder of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock

shall cease to have any rights with respect thereto except the right to receive the Per Share Merger Consideration (other than pursuant to and in accordance with the Support Agreement).
Q:
What will NETC warrant holders receive in the Business Combination?

A:
At the Effective Time, Vast will assume the NETC Warrant Agreements and enter into such amendments thereto as are necessary to give effect to the provisions of the Business Combination Agreement, and each NETC Warrant then outstanding and unexercised will automatically, without any action on the part of its holder, be converted into a warrant to acquire Vast Ordinary Shares. Each Vast Warrant will be subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding NETC Warrant immediately prior to the Effective Time, except to the extent such terms or conditions are rendered inoperative by the Business Combination. Accordingly, effective as of the Effective Time: (i) each Vast Warrant will be exercisable solely for Vast Ordinary Shares; (ii) the number of Vast Ordinary Shares issued upon exercise of each Vast Warrant will be equal to (x) the number of shares of NETC Class A Common Stock issued upon exercise of the applicable NETC Warrant multiplied by (y) the Exchange Ratio; and (iii) the per share exercise price for the Vast Ordinary Shares issuable upon exercise of such Vast Warrant will be equal to (x) the per share exercise price for the shares of NETC Class A Common Stock subject to the applicable NETC Warrant, as in effect immediately prior to the Effective Time divided by (y) the Exchange Ratio, rounding the resulting exercise price up to the nearest whole cent; and (iv) no fraction of a Vast Ordinary Share will be issued upon any exercise of any Vast Warrants and, if the aggregate number of Vast Ordinary Shares that a holder of any Vast Warrants would be entitled to receive upon any exercise of any Vast Warrants would otherwise include a fraction of a Vast Ordinary Share, Vast will, upon such exercise, round down to the nearest whole number the aggregate number of Vast Ordinary Shares to be issued to such holder as a result of the exercise of all such Vast Warrants so exercised.

Q:
What will NETC unitholders receive in the Business Combination?

A:
NETC Units will automatically separate into the component securities prior to the consummation of the Business Combination and will be exchanged for or automatically converted into, as applicable, Vast Ordinary Shares and Vast Warrants, respectively. Pursuant to the terms of the Business Combination Agreement, as a closing condition, the parties are required to cause the Vast Ordinary Shares and the Vast Warrants issued in connection with the Business Combination to be approved for listing on a national securities exchange mutually agreed to by the parties in writing, but there can be no assurance that such listing condition will be met. Further, it is a condition to the consummation of the PIPE Financing that the Vast Ordinary Shares issuable therein be approved for listing on a national securities exchange. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the applicable parties to the Business Combination Agreement. Vast intends to apply to list the Vast Ordinary Shares and Vast Warrants on the Nasdaq. It is anticipated that upon the Closing, the Vast Ordinary Shares and Vast Warrants will be listed under the ticker symbols “VSTE” and “VSTEW,” respectively. It is important for you to know that, at the time of the NETC special meeting, the parties may not have received from any national securities exchange either confirmation of the listing of the Vast Ordinary Shares and the Vast Warrants or that approval thereof will be obtained prior to the consummation of the Business Combination. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in the accompanying proxy statement/prospectus without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such listing condition is waived by the applicable parties to the Business Combination and by the investors in the PIPE Financing and therefore the Vast securities would not be listed on a nationally recognized securities exchange. Please see the section entitled “The Business Combination —  Certain Information Relating to Vast — Listing of Vast Ordinary Shares and Vast Warrants on Nasdaq” for additional information.

Q:
What are the material differences, if any, in the terms and price of securities issued at the time of the NETC IPO as compared to the securities that will be issued a part of the PIPE Financing at the Closing? Will NETC Sponsor or any of its directors, officers or affiliates invest in the PIPE Financing?

A:
The NETC Units issued at the time of the NETC IPO consisted of one share of NETC Class A

Common Stock and one-half of one NETC Warrant, at an offering price of $10.00 per unit. At the Closing, the NETC Class A Common Stock will be exchanged for Vast Ordinary Shares and the NETC Warrants will convert into Vast Warrants.
Nabors Lux, AgCentral and any third party investors entering into Equity Subscription Agreements will receive Vast Ordinary Shares at a price of $10.20 per share as part of the PIPE Financing at the Closing. Likewise, any amount of Interim Company Financing provided by Nabors Lux, AgCentral and any third party investors pursuant to the Notes Subscription Agreements will be converted into a number of Vast Ordinary Shares equal to the amount funded divided by the Agreed Price immediately prior to the Effective Time, unless Vast enters into a Notes Subscription Agreement with any party subsequent to the first issue of Senior Convertible Notes that provides for conversion at a conversion price per Vast Ordinary Share of the Discounted Price in which case any amount of Interim Company Financing provided by Nabors Lux or AgCentral will be exchanged for a number of Vast Ordinary Shares, to be calculated by dividing the amount of the Interim Company Financing by the Discounted Price, and, with respect to Nabors Lux and AgCentral, any amount of Interim Company Financing provided by Nabors Lux or AgCentral will be deemed to reduce their subscription amounts under the PIPE Financing. The PIPE Shares issued in the PIPE Financing (including the Vast Ordinary Shares issued upon conversion of the Senior Convertible Notes) will not be registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. Pursuant to each of the AgCentral Subscription Agreement and Nabors Lux Subscription Agreement, Vast agreed that, within 30 calendar days after the closing of the PIPE Financing, Vast will file with the SEC (at Vast’s sole cost and expense) the Resale Registration Statement, and Vast will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof. No Vast Warrants will be issued in the PIPE Financing.
On September 18, 2023, Vast entered into a subscription agreement with CAG, the owner and operator of Canberra Airport, to purchase a minimum of $5 million, and up to $10 million, of Vast Ordinary Shares at a purchase price of $10.20 per share in a private placement. The Canberra Subscription is conditional on, and will close concurrently with, the Closing. Of the $10 million Canberra Subscription, $5 million will serve as a backstop for subsequent capital raised by Vast prior to Closing via additional Notes Subscriptions or Equity Subscriptions. Accordingly, the amount invested by CAG pursuant to the Canberra Subscription will be reduced below $10 million, but not below $5 million, by one dollar for every three dollars raised by Vast prior to Closing via the issuance of additional shares or debt instruments. Therefore, the CAG Backstop may not ultimately be funded in full or at all. Vast must pay CAG an amount equal to (i) the greater of (a) $50,000 per month from the date of the subscription agreement until the closing the Canberra Subscription; and (b) $100,000 plus (ii) 5% of the amount drawn from the CAG Backstop within twenty business days of the closing of the Canberra Subscription.
On October 19, 2023, Vast entered into the Nabors Backstop Agreement pursuant to which Nabors Lux agreed to purchase up to $15.0 million of Vast Ordinary Shares at a purchase price of $10.20 per share. The Nabors Backstop will serve as a backstop for redemptions of Class A Common Stock by NETC public stockholders in connection with the Business Combination proposal and subsequent capital raised by Vast prior to or in connection with Closing from additional third parties (other than Nabors, AgCentral, CAG and their respective affiliates). Accordingly, the amount invested by Nabors pursuant to the Nabors Backstop will be reduced below $15 million, dollar-for-dollar, by (i) the balance of the cash remaining in the Trust Account after giving effect to any redemptions of NETC Class A Common Stock by NETC public stockholders in connection with the Business Combination Proposal and (ii) amounts invested by investors other than Nabors Lux, AgCentral and CAG. Therefore, the Nabors Backstop may not ultimately be funded in full or at all. NETC Sponsor will receive 1,500,000 Vast Ordinary Shares as a the Accelerated Earnback Shares at Closing. The Accelerated Earnback Shares will be issued at Closing regardless of whether the Nabors Backstop is drawn at Closing, but no Accelerated Earnback Shares will be issued in the event in the Business Combination does not close.
Nabors Lux, a wholly owned subsidiary of Nabors, is investing in the PIPE Financing and the Convertible Financing. Additionally, several directors and officers of NETC also serve as officers and directors of NETC Sponsor and of Nabors, and as such, will be indirectly involved in the PIPE Financing and the Convertible Financing.

Q:
What equity stake will Legacy Vast shareholders hold in Vast following the Business Combination?

A:
Legacy Vast shareholders will own 21,970,588 Vast Ordinary Shares (inclusive of Vast Ordinary Shares purchased by AgCentral in the PIPE Financing and Senior Convertible Notes converted into Vast Ordinary Shares at the Closing, but excluding any Earnout Shares), which will constitute approximately 56.2% of the total issued and outstanding Vast Ordinary Shares as of Closing, assuming no redemptions by the NETC public stockholders.

Q:
Are there differences in rights between NETC Common Stock compared to Vast Ordinary Shares?

A:
Yes. The rights of the NETC stockholders and the relative powers of the NETC Board are governed by the laws of the State of Delaware, including the DGCL, and the NETC organizational documents. As a result of the Business Combination, each outstanding NETC public share that is not redeemed by the holder thereof and each outstanding Founder Share (subject to the Support Agreement) will be exchanged for a Vast Ordinary Share. Because Vast is an Australian proprietary company, the rights of the Vast shareholders will be governed by applicable Australian law and the Constitution of Vast. Many of the principal attributes of NETC Common Stock and Vast Ordinary Shares will be similar. However, there are differences between the rights of stockholders of NETC under Delaware law and the rights of Vast shareholders following the completion of the Business Combination under Australian law. In addition, there are differences between the NETC Charter and other organizational documents and the Constitution of Vast as they will be in effect from and after the Effective Time. As outlined in the table in the section entitled “Comparison of Shareholder Rights,” a summary of the material differences between the rights of NETC stockholders under Delaware law and the NETC organizational documents and the rights NETC stockholders will have as Vast shareholders under Australian law and the Constitution of Vast following the Closing has been provided.

Q:
What do I need to do now?

A:
You are urged to read carefully and consider the information contained in this proxy statement/prospectus, including the section entitled “Risk Factors” and the annexes attached to this proxy statement/prospectus, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:
How do I vote?

A:
If you were a holder of record of NETC Class A Common Stock, NETC Class F Common Stock or NETC Class B Common Stock on November 1, 2023, the record date for the special meeting of NETC stockholders, you may vote with respect to the Proposals at the NETC special meeting or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the NETC special meeting and vote, obtain a proxy from your broker, bank or nominee.

Q:
What will happen if I abstain from voting or fail to vote at the NETC special meeting?

A:
At the NETC special meeting, NETC will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, failure to vote or an abstention will have no effect on the Vast Constitution Proposal or the Adjournment Proposal but will have the same effect as a vote “AGAINST” the Business Combination Proposal.

Q:
What will happen if I sign and submit my proxy card without indicating how I wish to vote?

A:
Signed and dated proxies received by NETC without an indication of how the NETC stockholder intends to vote on a proposal will be voted “FOR” each Proposal being submitted to a vote of the NETC stockholders at the NETC special meeting.

Q:
If I am not going to attend the NETC special meeting, should I submit my proxy card instead?

A:
Yes. Whether you plan to attend the NETC special meeting or not, please read this proxy statement/prospectus carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:
If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:
No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. NETC believes the Proposals presented to NETC stockholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:
May I change my vote after I have submitted my executed proxy card?

A:
Yes. You may change your vote by sending a later-dated, signed proxy card to NETC at the address listed below so that it is received by NETC prior to the NETC special meeting or by attending the NETC special meeting in person and voting there. You also may revoke your proxy by sending a notice of revocation to NETC, which must be received prior to the NETC special meeting.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:
Who can help answer my questions?

A:
If you have questions about the Proposals or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:

Investor Relations
Email: IR@nabors-etcorp.com
Tel: (281)874-0035

You may also contact NETC’s proxy solicitor at:
Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, Connecticut 06902
(800) 662-5200
(banks and brokers call collect at (203) 658-9400)
Email: NETC@investor.morrowsodali.com
To obtain timely delivery, NETC stockholders must request the materials no later than five business days prior to the NETC special meeting.
You may also obtain additional information about NETC from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”
If you intend to seek redemption of your NETC public shares, you will need to send a letter demanding redemption and deliver your shares (either physically or electronically) to NETC’s transfer agent at least two business days prior to the NETC special meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your shares, please contact:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004-1561
Attention: SPAC Redemption Team
Email: spacredemptions@continentalstock.com
Q:
Who will solicit and pay the cost of soliciting proxies?

A:
The NETC Board is soliciting your proxy to vote your shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock on all matters scheduled to come before the NETC special meeting. NETC will pay the cost of soliciting proxies for the NETC special meeting. NETC has engaged Morrow Sodali LLC to assist in the solicitation of proxies for the NETC special meeting and has agreed to pay Morrow Sodali LLC a fee of approximately $35,000, plus disbursements. NETC will reimburse Morrow Sodali LLC for reasonable out-of-pocket expenses and will indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. NETC will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock for their expenses in forwarding soliciting materials to beneficial owners of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock and in obtaining voting instructions from those owners. NETC’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

SUMMARY
This summary highlights selected information contained in this proxy statement/prospectus and does not contain all of the information that is important to you. You should read carefully this entire proxy statement/ prospectus, including the annexes and accompanying financial statements of Vast and NETC, to fully understand the proposed Business Combination and the Proposals to be considered at the NETC special meeting (each as described below). Please see the section entitled “Where You Can Find More Information” elsewhere in this proxy statement/prospectus.
Parties to the Business Combination
NETC
NETC is a Delaware corporation formed on March 24, 2021, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving NETC and one or more target businesses.
NETC’s securities are traded on the NYSE under the ticker symbols “NETC,” “NETC.U” and “NETC.WS.” Upon the Closing, the NETC Securities will be delisted from the NYSE.
The mailing address of NETC’s principal executive office is 515 W. Greens Road, Suite 1200, Houston, Texas 77067, and our telephone number is (281) 874-0035.
Vast
Vast is a leading renewable energy company that has developed concentrated solar power (CSP) systems to generate, store and dispatch carbon free, utility-scale electricity, industrial heat, and to enable the production of green fuels. Vast’s unique approach to CSP utilizes a proprietary, modular sodium loop to efficiently capture and convert solar heat into these end products.
The mailing address of Vast’s registered office is 226-230 Liverpool Street, Darlinghurst, NSW 2010, Australia, and its telephone number is +612 4072 2889.
Merger Sub
Merger Sub is a Delaware corporation established on February 2, 2023. It is a wholly owned direct subsidiary of Vast.
The mailing address of Merger Sub’s registered office is Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808. The mailing address of Merger Sub is 226-230 Liverpool Street, Darlinghurst, NSW 2010, Australia, and the telephone number of Merger Sub is +612 4072 2889.
The Business Combination
On February 14, 2023, NETC, Vast, Merger Sub, Nabors and NETC Sponsor entered into the Business Combination Agreement.
Pursuant to the Business Combination Agreement, among other things and subject to the terms and conditions contained therein Merger Sub will merge with and into NETC, with NETC continuing as the Surviving Corporation and a wholly owned direct subsidiary of Vast.
Immediately prior to the Effective Time:
•
all MEP Shares outstanding immediately prior to the Effective Time will be settled by way of a conversion and subdivision of those MEP Shares into Vast Ordinary Shares in accordance with the MEP Deed and the MEP De-SPAC Side Deed, and after the MEP Share Conversion, all of the MEP Shares will no longer be outstanding and will cease to exist, and each holder of MEP Shares will thereafter cease to have any rights with respect to such MEP Shares;

•
(i) all of the Existing Vast Convertible Notes held by AgCentral and (ii) all principal outstanding and accrued interest under each AgCentral Loan Agreement to be converted into Vast Ordinary Shares, in each case, pursuant to the terms of the Noteholder Support and Loan Termination Agreement; and

•
the Vast Split Adjustment will be effected, to occur immediately following the MEP Share Conversion and the Existing AgCentral Indebtedness Conversion, whereby the aggregate number of Vast Ordinary Shares outstanding immediately following the Vast Split Adjustment and immediately prior to the Effective Time will be 20,500,000 Vast Ordinary Shares (subject to certain adjustments as contemplated by the Business Combination Agreement).

At the Effective Time, by virtue of the Merger and without any action on the part of NETC, Vast, Merger Sub or any of the holders of their securities, the following events will take place simultaneously:
•
all shares of NETC Class A Common Stock and Founder Shares held in the treasury of NETC will be cancelled without any conversion thereof and no payment or distribution will be made with respect thereof;

•
(i) each share of NETC Class A Common Stock (other than the Redemption Shares) issued and outstanding immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio, (ii) each share of NETC Class F Common Stock and NETC Class B Common Stock issued and outstanding and held by NETC Sponsor or its transferees (based on a transfer following the date of the Business Combination Agreement) immediately prior to the Effective Time will be collectively exchanged for 2,825,000 validly issued and fully paid Vast Ordinary Shares, (iii) each share of NETC Class B Common Stock issued and outstanding and not held by NETC Sponsor or its transferees immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio, and (iv) each share of NETC Class F Common Stock issued and outstanding and not held by NETC Sponsor or its transferees immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio, in each case, after giving effect to the Vast Split Adjustment and thereafter, each share of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock shall automatically be cancelled and shall cease to exist and each holder of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock shall cease to have any rights with respect thereto except the right to receive the Per Share Merger Consideration (other than pursuant to and in accordance with the Support Agreement);

•
each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Corporation and will constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately after the Effective Time; and

•
Vast will assume the NETC Warrant Agreements and enter into such amendments thereto as are necessary to give effect to the provisions of the Business Combination Agreement, and each NETC Warrants then outstanding and unexercised will automatically, without any action on the part of its holder, be converted into a Vast Warrant.

Each Vast Warrant will be subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding NETC Warrant immediately prior to the Effective Time, except to the extent such terms or conditions are rendered inoperative by the Business Combination. Accordingly, effective as of the Effective Time: (i) each Vast Warrant will be exercisable solely for Vast Ordinary Shares; (ii) the number of Vast Ordinary Shares issued upon exercise of each Vast Warrant will be equal to (x) the number of shares of NETC Class A Common Stock issued upon exercise of the applicable NETC Warrant multiplied by (y) the Exchange Ratio; (iii) the per share exercise price for the Vast Ordinary Shares issuable upon exercise of such Vast Warrant will be equal to (x) the per share exercise price for the shares of NETC Class A Common Stock subject to the applicable NETC Warrant, as in effect immediately prior to the Effective Time divided by (y) the Exchange Ratio, rounding the resulting exercise price up to the nearest whole cent; and (iv) no fraction of a Vast Ordinary Share will be issued upon any exercise of any Vast Warrants and, if the aggregate number of Vast Ordinary Shares that a holder of any Vast Warrants would be entitled to receive upon any exercise of any Vast Warrants would otherwise include a fraction of a Vast Ordinary Share, Vast will, upon such exercise, round down to the nearest whole number the aggregate number of Vast Ordinary Shares to be issued to such holder as a result of the exercise of all such Vast Warrants so exercised.
Each Redemption Share will not be entitled to receive the Per Share Merger Consideration and will be converted immediately prior to the Effective Time into the right to receive from NETC, in cash, an amount per share calculated in accordance with such stockholder’s redemption rights. At or as promptly as practical after the Effective Time, NETC will make such cash payments in respect of each such Redemption Share. As of immediately prior to the Effective Time, all such Redemption Shares will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a Redemption Share (or related certificate or book-entry share) will cease to have any rights with respect thereto, except the right to receive such cash payments from NETC.
In the event that the share of NETC Class A Common Stock and one-half of one NETC Warrant comprising a single NETC Unit have not been detached so as to permit separate transferability or trading prior to the Effective Time, then effective immediately prior to the conversions contemplated by the Business Combination, any and all NETC Units will be automatically detached and broken out into their constituent parts, such that a holder of one NETC Unit will hold one share of NETC Class A Common Stock and one-half of one NETC Warrant, and the underlying constituent securities will be converted in accordance with the Business Combination Agreement. However, if the detachment would result in a holder of NETC public warrants holding a fractional NETC public warrant, then prior to the conversion the number of NETC public warrants deemed to be held by such holder will be rounded down to the nearest whole number.
For more information about the Business Combination Agreement and the Business Combination and other transaction contemplated thereby, see the sections entitled “The Business Combination” and “The Business Combination Agreement and Related Agreements.”
Conditions to the Closing
The obligations of NETC, Merger Sub and Vast to consummate the Business Combination are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of each of the following mutual conditions:
•
the Business Combination Proposal will have been approved and adopted by the requisite affirmative vote of the NETC stockholders in accordance with this proxy statement/prospectus, the DGCL, NETC’s organizational documents and the rules and regulations of the NYSE;

•
no governmental authority of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order which is then in effect and has the effect of making the Business Combination illegal or otherwise prohibiting consummation of the Business Combination;

•
if it is deemed by the parties after obtaining their own respective legal advice that a FIRB filing is required: (i) NETC will have received a written notice under the FATA, by or on behalf of the Treasurer of the Commonwealth of Australia stating or to the effect that the Commonwealth Government of Australia does not object to the Business Combination, either unconditionally or on terms that are reasonably acceptable to NETC and Vast (it being understood that the imposition of customary tax conditions in connection with the FIRB approval will be deemed acceptable), (ii) the Treasurer of the Commonwealth of Australia will have become precluded from making an order in relation to the subject matter of the Business Combination Agreement and the Business Combination under the FATA or (iii) if an interim order is made under the FATA in respect of the Business Combination, the subsequent period for making a final order prohibiting the Business Combination will have elapsed without a final order being made (see the section entitled “Regulatory Approvals or Antitrust Clearance in Other Jurisdictions” below for more information);

•
the Vast Ordinary Shares will have been accepted for listing on a national securities exchange mutually agreed to by the parties in writing (subject to the Closing occurring), as of the Closing Date;

•
the Vast Ordinary Shares will not constitute “penny stock” as such term is defined in Rule 3a51-1 of the Exchange Act;

•
the Registration Statement will have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement will be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement will have been initiated or be threatened in writing by the SEC; and

•
the Vast Split Adjustment will have been implemented.

The obligations of NETC to consummate the Business Combination are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:
•
the accuracy of certain representations and warranties of Vast as determined in accordance with the Business Combination Agreement;

•
the accuracy of certain representations and warranties of Merger Sub as determined in accordance with the Business Combination Agreement;

•
each of Vast and Merger Sub will have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Closing; provided, that, a covenant of Vast or Merger Sub will only be deemed to have not been performed or complied with if Vast or Merger Sub has materially breached such covenant and fails to exercise its reasonable best efforts to cure such breach or fails to cure such breach within 30 days after written notice of such breach has been delivered to Vast or Merger Sub (or if earlier, the Outside Date);

•
Vast will have delivered to NETC a certificate, dated the date of the Closing, signed by an officer of Vast, certifying as to the satisfaction of certain conditions as they relate to Vast and Merger Sub;

•
no Vast Material Adverse Effect (as such term is defined in the section entitled “The Business Combination Agreement and Related Agreements — Conditions to Closing of the Business Combination Agreement — Conditions to the Obligations NETC”) will have occurred between the date of the Business Combination Agreement and the Closing;

•
all parties to the Shareholder and Registration Rights Agreement (other than NETC, NETC Sponsor and Nabors Lux) will have delivered, or cause to be delivered, to NETC copies of the Shareholder and Registration Rights Agreement duly executed by all such parties;

•
the Existing AgCentral Indebtedness Conversion will have been consummated; and

•
the MEP Share Conversion will have been consummated.

Pursuant to the BCA Amendment, Vast and Merger Sub agreed to waive in their entirety certain conditions precedent to their respective obligations to consummate the Business Combination under the Business Combination Agreement, including that Vast will have cash and cash equivalents in an aggregate amount not less than $50.0 million at the Closing.
For more information, see the section entitled “The Business Combination Agreement and Related Agreements — Conditions to the Closing of the Business Combination Agreement.”
Earn Out
Following the Closing, within five (5) business days after the occurrence of a Triggering Event, Vast shall issue or cause to be issued to the Eligible Vast Shareholders (in accordance with their respective pro rata share), the following Earnout Shares (which shall be equitably adjusted for any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to Vast Ordinary Shares occurring after the Closing), upon the terms and subject to the conditions set forth in the Business Combination Agreement and the Related Agreements:
•
upon the occurrence of Triggering Event I, a one-time issuance of 433,333 Earnout Shares;

•
upon the occurrence of Triggering Event II, a one-time issuance of 433,333 Earnout Shares;

•
upon the occurrence of Triggering Event III, a one-time issuance of 433,333 Earnout Shares; and

•
upon the occurrence of Triggering Event IV, a one-time issuance of 1,500,000 Earnout Shares.

For more information about the Earnout Period, see the section entitled “The Business Combination Agreement and Related Agreements — Covenants of the Parties — Earn Out.”
Related Agreements
BCA Amendment (Annex A-1)
On October 19, 2023, NETC, NETC Sponsor, Vast and Merger Sub entered into the BCA Amendment, pursuant to which, among other things, (i) Vast agreed to issue 350,000 Vast Ordinary Shares to Nabors Lux pursuant to the Nabors Backstop Agreement, (ii) Vast agreed to issue 1,500,000 Vast Ordinary Shares to NETC Sponsor in the Merger as acceleration of a portion of the Sponsor Earnback Shares, pursuant to the Nabors Backstop Agreement, (iii) Vast and Merger Sub agreed to waive in their entirety (a) the conditions precedent to their respective obligations to consummate the Business Combination set forth in Section 8.3 of the Business Combination Agreement, including that Vast will have cash and cash equivalents in an aggregate amount not less than $50.0 million at the Closing, and (b) their rights to terminate the Business Combination Agreement pursuant to Section 9.1(g) thereof for a breach of any representation, warranty, covenant or agreement on the part of NETC, and (iv) the parties agreed to amend and restate in its entirety the form of Shareholder and Registration Rights Agreement to be entered into at Closing, the amended and restated form of which is attached hereto as Annex D.
Support Agreement
In connection with the execution of the Business Combination Agreement, on February 14, 2023, NETC Sponsor, Vast, Nabors Lux and NETC’s independent directors entered into the Support Agreement, pursuant to which, among other things, the Insiders agreed to (i) certain restrictions on the transfer of their Founder Shares and NETC private placement warrants, (ii) vote all Founder Shares held by them in favor of the adoption and approval of the Business Combination Agreement and the Business Combination, (iii) waive their anti-dilution rights with respect to the Founder Shares held by them in connection with the consummation of the Business Combination and (iv) enter into the Shareholder and Registration Rights Agreement, and NETC Sponsor will have the right to be issued up to 3,900,000 Sponsor Earnback Shares during the Earnout Period consisting of (A) 1,300,000 Vast Ordinary Shares to be issued upon the occurrence of Triggering Event I, (B) 1,300,000 Vast Ordinary Shares to be issued upon the occurrence of Triggering Event II and (C) 1,300,000 Vast Ordinary Shares to be issued upon the occurrence of Triggering Event III, each as additional consideration in the Merger.
On October 19, 2023, NETC, NETC Sponsor and Vast also entered into an amendment to the Support Agreement to reduce by 500,000 Vast Ordinary Shares each tranche of the Sponsor Earnback Shares for an aggregate reduction of 1,500,000 Vast Ordinary Shares.
For more information about the Support Agreement, see the section entitled “The Business Combination Agreement and Related Agreements — Related Agreements.”
Shareholder and Registration Rights Agreement
Vast, NETC and the other parties thereto will enter into the Shareholder and Registration Rights Agreement, pursuant to which Vast will agree that, within 60 days of the Closing, Vast will file with the SEC (at Vast’s sole cost and expense) the Resale Registration Statement, and Vast will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the holders of certain securities held by or issuable to certain existing shareholders of Vast and NETC can demand Vast’s assistance with underwritten offerings and exercise demand or piggyback rights with respect to such offerings. Additionally, the holder parties will be subject to a lock-up for six months after the Closing, pursuant to which each holder will be prohibited, subject to certain exceptions, from selling, contracting to sell, pledging, granting any option to purchase, making any short sale or otherwise disposing of the equity securities held by such holder, whether held at the Closing or acquired thereafter. The Shareholder and Registration Rights Agreement will also grant (i) to Nabors a consent right over certain debt or equity capital raises by Vast post-Closing until the Additional Rights Expiration Date and (ii) to NETC Sponsor (A) until the Additional Rights Expiration Date, the right to designate two directors to the Vast Board and (B) after the Additional Rights Expiration Date, the right to nominate for election one director to the Vast Board for so long as Nabors and its affiliates collectively beneficially own 50% of the number of Vast Ordinary Shares that NETC Sponsor and its affiliates collectively beneficially owned immediately following the Closing. In addition, the Shareholder and Registration Rights Agreement will also provide to Nabors certain rights if, prior to (A) the date that is six months following the Closing, any investor, or (B) the date that is nine months following the Closing, certain investors, invests in equity or debt interests of Vast on terms that are more favorable to such investor from a financial perspective than the terms applicable to Nabors Lux under the Nabors Backstop Agreement, as determined by Nabors Parent in its reasonable discretion (any such investment within the specified time periods, a “Superior Capital Raise”). To the extent the investor in a Superior Capital Raise has subscribed for Vast Ordinary Shares at a price less than the price paid by Nabors Lux under the Nabors Backstop Agreement (the “Lower Capital Price”), then Vast will issue additional Vast Ordinary Shares to Nabors (or its affiliates) so that the aggregate number of Vast Ordinary Shares received by Nabors and its affiliates for their investment under the Nabors Backstop Nabors is equal to the number of Vast Ordinary Shares they would have received had the price for all such shares been the Lower Capital Price, as further described and subject to the conditions set forth in the Shareholder and Registration Rights Agreement. To the extent the investor in a Superior Capital Raise has subscribed for any security other than Vast Ordinary Shares, Nabors will, to the extent there would not be significant impediments to the timely consummation of such an exchange, have the right to exchange the equity interests (and the debt interests received in exchange for equity interests in a prior exchange under this provision) still held by Nabors (and its affiliates) that were purchased pursuant to the Nabors Backstop Agreement (excluding any shares that were issued as the Accelerated Earnback Shares) for debt or equity interests on the terms issued in the Superior Capital Raise, so that Nabors (or its affiliates) hold the debt or equity interests they would have held had the investment under the Nabors Backstop Agreement been conducted on the terms of the Superior Capital Raise, as further described and subject to the conditions set forth in the Shareholder and Registration Rights Agreement. The Shareholder and Registration Rights Agreement will also grant to AgCentral the right to nominate one director to the Vast Board for so long as AgCentral and its affiliates collectively beneficially own at least the number of Vast Ordinary Shares that would entitle NETC Sponsor the right to nominate for election directors under the Shareholder and Registration Rights Agreement. For more information about the Shareholder and Registration Rights Agreement, see the section entitled “The Business Combination Agreement and Related Agreements — Related Agreements.”
For more information about the Shareholder and Registration Rights Agreement, see the section entitled “The Business Combination Agreement and Related Agreements — Related Agreements.”
Noteholder Support and Loan Termination Agreement
Concurrently with the signing of the Business Combination Agreement, Vast and AgCentral entered into the Noteholder Support and Loan Termination Agreement pursuant to which, among other things, Vast agreed to, immediately prior to the occurrence of the Vast Split Adjustment, (i) repay all accrued interest under the relevant funding agreements, as novated, pursuant to which Vast issued the Existing Vast Convertible Notes, (ii) redeem all Existing Vast Convertible Notes, whereupon Vast will issue to AgCentral one Vast Ordinary Share for each Existing Vast Convertible Note so redeemed or such other amount of Vast Ordinary Shares as agreed between AgCentral and Vast prior to the Conversion Time and (iii) through the issuance of Vast Ordinary Shares to AgCentral, repay all principal outstanding and all accrued interest under each AgCentral Loan Agreement. In addition, AgCentral agreed, among other things, (i) to, on and from the Conversion Time, discharge and release all financier security granted by Vast to AgCentral in respect of the Existing Vast Convertible Notes and the AgCentral Loan Agreements, and (ii) not to assign, novate, dispose or transfer, prior to the earlier of the closing of the Merger and the termination or expiration of the Business Combination Agreement in accordance with its terms, AgCentral’s rights under any AgCentral Loan Agreement, its Vast Ordinary Shares or the Existing Vast Convertible Notes, subject to certain exceptions set forth in the Noteholder Support and Loan Termination Agreement.

Subscription Agreements
Concurrently with the signing of the Business Combination Agreement, Nabors Lux and AgCentral and Vast entered into the Notes Subscription Agreement with Vast, pursuant to which, among other things, Nabors Lux and AgCentral have each agreed to subscribe for and purchase up to $5.0 million in aggregate principal amount of Senior Convertible Notes from Vast in a private placement to be funded in accordance with the Notes Subscription Agreement. Nabors Lux funded $2.5 million under its Notes Subscription Agreement on February 15, 2023 and funded an additional $2.5 million under its Notes Subscription Agreement on June 27, 2023. AgCentral funded $2.5 million under its Notes Subscription Agreement on April 13, 2023 and funded an additional $2.5 million under its Notes Subscription Agreement on August 15, 2023. Any amount of Convertible Financing provided by Nabors Lux or AgCentral will be converted into a number of Vast Ordinary Shares equal to the amount funded divided by $10.20 immediately prior to the Effective Time and be deemed to reduce the subscription amounts under the PIPE Financing of respectively Nabors Lux and AgCentral.
Also concurrently with the signing of the Business Combination Agreement, Nabors Lux and AgCentral entered into the Equity Subscription Agreements with Vast, pursuant to which, among other things, Nabors Lux and AgCentral agreed, subject to the Closing occurring and third party investors having purchased Vast Ordinary Shares and/or Senior Convertible Notes for aggregate gross proceeds to Vast of at least $10.0 million, to subscribe for and purchase, and Vast agreed to issue and sell to each of Nabors Lux and AgCentral, up to $15.0 million of Vast Ordinary Shares for $10.20 per share in a private placement (in each case, reduced dollar for dollar by the proceeds received from Nabors Lux and AgCentral, as applicable, pursuant to their respective Notes Subscription Agreement).
Subject to certain conditions, Vast may enter into additional Notes Subscription Agreements and Equity Subscription Agreements between the date of the Business Combination Agreement and the Closing, with investors reasonably acceptable to NETC and on terms and conditions that are no more favorable to such investor in any material respect then the Notes Subscription Agreement and Equity Subscription Agreements, as applicable.
For more information about the Notes Subscription Agreement, Equity Subscription Agreements and the PIPE Financing, see the section entitled “The Business Combination Agreement and Related Agreements —  Related Agreements — Subscription Agreements.”
On September 18, 2023, Vast entered into a subscription agreement with CAG, the owner and operator of Canberra Airport, to purchase a minimum of $5 million, and up to $10 million, of Vast Ordinary Shares at a purchase price of $10.20 per share in a private placement. The Canberra Subscription is conditional on, and will close concurrently with, the Closing. Of the $10 million Canberra Subscription, $5 million will serve as a backstop for subsequent capital raised by Vast prior to Closing via additional Notes Subscriptions or Equity Subscriptions. Accordingly, the amount invested by CAG pursuant to the Canberra Subscription will be reduced below $10 million, but not below $5 million, by one dollar for every three dollars raised by Vast prior to Closing via the issuance of additional shares or debt instruments. Therefore, the CAG Backstop may not ultimately be funded in full or at all. Vast must pay CAG an amount equal to (i) the greater of (a) $50,000 per month from the date of the subscription agreement until the closing the Canberra Subscription; and (b) $100,000 plus (ii) 5% of the amount drawn from the CAG Backstop within twenty business days of the closing of the Canberra Subscription.
On October 19, 2023, Nabors Lux entered into the October Notes Subscription Agreement with Vast pursuant to which, among other things, Nabors Lux agreed to subscribe for and purchase an additional $2.5 million of Senior Convertible Notes. Nabors Lux’s million commitment under the Equity Subscription Agreement will be reduced, dollar-for-dollar, by the Incremental Funding. On October 19, 2023, Vast entered into the Nabors Backstop Agreement pursuant to which Nabors Lux agreed to purchase up to $15.0 million of Vast Ordinary Shares at a purchase price of $10.20 per share. The Nabors Backstop will serve as a backstop for redemptions of Class A Common Stock by NETC public stockholders in connection with the Business Combination proposal and subsequent capital raised by Vast prior to or in connection with Closing from additional third parties (other than Nabors, AgCentral, CAG and their respective affiliates). Accordingly, the amount invested by Nabors pursuant to the Nabors Backstop will be reduced below $15 million, dollar-for-dollar, by (i) the balance of the cash remaining in the Trust Account after giving effect to any redemptions of NETC Class A Common Stock by NETC public stockholders in connection with the Business Combination Proposal and (ii) amounts invested by investors other than Nabors Lux, AgCentral and CAG. Therefore, the Nabors Backstop may not ultimately be funded in full or at all.
In connection with entering into the October Notes Subscription Agreement and the Nabors Backstop Agreement, NETC, NETC Sponsor, Vast and Merger Sub entered into the BCA Amendment, pursuant to which, among other things, (i) Vast agreed to issue 350,000 Vast Ordinary Shares to Nabors Lux pursuant to the Nabors Backstop Agreement, (ii) Vast agreed to issue 1,500,000 Vast Ordinary Shares to NETC Sponsor in the Merger as acceleration of a portion of the Sponsor Earnback Shares, pursuant to the Nabors Backstop Agreement, (iii) Vast and Merger Sub agreed to waive in their entirety (a) the conditions precedent to their respective obligations to consummate the Business Combination set forth in Section 8.3 of the Business Combination Agreement, including that Vast will have cash and cash equivalents in an aggregate amount not less than $50.0 million at the Closing, and (b) their rights to terminate the Business Combination Agreement pursuant to Section 9.1(g) thereof for a breach of any representation, warranty, covenant or agreement on the part of NETC, and (iv) the parties agreed to amend and restate in its entirety the form of Shareholder and Registration Rights Agreement to be entered into at Closing, the amended and restated form of which is attached hereto as Annex D. NETC, NETC Sponsor and Vast also entered into an amendment to the Support Agreement to reduce by 500,000 Vast Ordinary Shares each tranche of the Sponsor Earnback Shares for an aggregate reduction of 1,500,000 Vast Ordinary Shares.
Vast Constitution
Pursuant to the terms of the Business Combination Agreement, Vast will amend and restate its existing constitution to be in the form of the Constitution attached to this proxy statement/prospectus as Annex B. See the section entitled “Proposal No. 2 — The Vast Constitution Proposal” for additional information.
MEP Deed and MEP De-SPAC Side Deed
Concurrently with the signing of the Business Combination Agreement, the MEP Participants entered into the MEP Deed and MEP De-SPAC Side Deed, pursuant to which, among other things, the MEP Participants agreed to a lock-up of the Vast Ordinary Shares held by them following the MEP Share Conversion and any allocation of Vast Ordinary Shares under the MEP Deed and MEP De-SPAC Side Deed. Following the Closing, the MEP Participants agreed not to, subject to certain exceptions, transfer or otherwise dispose of, or transfer, in whole or in part, any of the economic consequences of the Vast Ordinary Shares, (i) 100.0% of their Vast Ordinary Shares for a period of two years following the Closing, (ii) 66.7% of their Vast Ordinary Shares for a period of three years following the Closing and (iii) 33.3% of their Vast Ordinary Shares for a period of four years following the Closing, provided that, on the date that is six months following the Closing, each MEP Participant may, with 10 business days’ prior written notice to Vast, elect to dispose of $350,000 worth of such MEP Participant’s Vast Ordinary Shares, subject to a limit of $2,000,000, in the aggregate, of dispositions by all MEP Participants thereunder. Additionally, the MEP Participants granted to AgCentral a proxy to vote their Vast Ordinary Shares that are subject to the lock-up at AgCentral’s direction.
Services Agreement
Concurrently with the signing of the Business Combination Agreement, on February 14, 2023 Vast and Nabors enter into the Services Agreement. For more information about the Services Agreement, see the section entitled “The Business Combination Agreement and Related Agreements — Related Agreements.”
Development Agreement
Concurrently with the signing of the Business Combination Agreement, on February 14, 2023 Vast and NETV entered into the Development Agreement. For more information about the Development Agreement, see the section entitled “The Business Combination Agreement and Related Agreements — Related Agreements.”

Recent Developments
On each of August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023 Nabors Lux deposited an additional $295,519.23 into the Trust Account, and as a result, the Deadline Date is currently extended to December 18, 2023. The balance in the Trust Account as of November 16, 2023, which includes the receipt of extension fees on February 15, 2023, May 17, 2023, August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023, as well as the redemptions in connection with the First Extension Meeting, was $108,177,610.45, or $10.98 per share.
On September 18, 2023, Vast entered into the Canberra Subscription with CAG and on October 19, 2023, Vast, NETC and each of their respective affiliates entered into the October Agreements, each as discussed further in the section entitled “The Business Combination Agreement and Related Agreements — Related Agreements.”
On November 6, 2023, NETC filed a preliminary proxy statement in connection with a second extension meeting to be held prior to the Deadline Date, if necessary.
Ownership of Vast after Closing
The following table illustrates the varying ownership levels of Vast after the Business Combination under three scenarios (totals may not add to 100.0% due to rounding), after taking the redemptions on May 11, 2023 in connection with the First Extension Meeting into consideration:
	Scenario 1 No Redemptions		Scenario 2 85% Redemptions		Scenario 3 100% Redemptions(7)
Weighted average shares outstanding – basic and diluted	Ownership in Shares	%	Ownership in Shares	%	Ownership in Shares	%
Legacy Vast shareholders(1)	20,500,000	52.4%	20,500,000	66.7%	20,500,000	67.8%
Current NETC public stockholders(2)	9,850,641	25.2%	1,477,596	4.8%	—	0.0%
NETC initial stockholders(3)	4,500,000	11.5%	4,500,000	14.6%	4,500,000	14.9%
Shares issued to Nabors Lux and AgCentral in connection with financing transactions(4)	3,291,176	8.4%	3,291,176	10.7%	3,291,176	10.9%
Shares issued to CAG in connection with financing transactions(5)	980,392	2.5%	980,392	3.2%	490,196	1.6%
Nabors Backstop(6)	—	0.0%	—	0.0%	1,470,588	4.9%
Total	39,122,209		30,749,164		30,251,960
Total Proforma Book Value as of June 30, 2023	107,196,000		15,658,000		(5,248,000)
Pro Forma Book Value Per Share	2.74		0.51		(0.17)

(1)
Assumes that no Earnout Shares are issued to the Legacy Vast shareholders.

(2)
Pursuant to the Business Combination Agreement, each share of NETC Class A Common Stock (other than Redemption Shares) issued and outstanding immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio.

(3)
Assumes no Sponsor Earnback Shares are issued. Includes 1,500,000 Vast Ordinary Shares issued to NETC Sponsor as Accelerated Earnback Shares.

(4)
Includes shares issued in connection with the Equity Subscription Agreements and the Notes Subscription Agreements. Also includes 350,000 Vast Ordinary Shares issued as Incremental Funding Commitment Fee.

(5)
Shares issued pursuant to the Canberra Subscription. The Canberra Subscription will be reduced by one dollar for every three dollars raised by Vast prior to Closing, including in Scenario 3, an aggregate $5 million for amounts funded under the Nabors Backstop.

(6)
In Scenario 3 only, Nabors Lux’s backstop commitment. Nabors Lux’s backstop commitment will be reduced dollar-for-dollar by additional investments in Vast’s debt or equity securities issued by third parties as well as by the cash available to NETC from the Trust Account (after giving effect to (x) the redemption of any NETC public shares by NETC stockholders in connection with the Proposals and (y) any taxes imposed in connection with the redemption of any NETC public shares by NETC stockholders in connection with the Proposals).
(7)
The Business Combination Agreement provides that it is a condition to Vast’s, NETC’s and Merger Sub’s respective obligations to close that, if a FIRB filing is required in connection with the Business Combination and its associated transactions, the FIRB filing must be made, and FIRB approval must be received (or FIRB must be precluded from objecting) prior to the Closing. In the 100% Redemption Scenario and with the full Nabors Backstop being funded, Nabors, together with its affiliates, would receive greater than 20% of the Vast Ordinary Shares. FIRB approval is required for Nabors to acquire more than 19.9% of the Vast Ordinary Shares. However, FIRB approval will not be required to consummate the Business Combination, so long as Nabors does not acquire more than 19.9% of the Vast Ordinary Shares. Therefore, the Nabors Backstop Agreement provides that Nabors or the relevant party will be issued the maximum number of securities in respect of which prior FIRB approval is not required and will pay the purchase price or any other consideration payable for those securities, and the parties will on a timely basis take all necessary and appropriate steps to obtain FIRB approval to enable the balance of the securities (“Remaining Shares”) to be issued and the relevant purchase price or any other consideration payable with respect to the Remaining Shares (“Remaining Subscription Amount”) shall be retained by Nabors or the relevant party until the date that the Remaining Shares are issued to Nabors or the relevant party. Under the 100% Redemption Scenario, without FIRB approval (or FIRB becoming precluded from objecting), the Nabors Backstop would not be funded at all. Accordingly, if there are 100% redemptions, the Business Combination will not be consummated unless that FIRB filing has been made, and FIRB approval has been received (or FIRB has become precluded from objecting), unless the parties mutually elect to formally waive that condition in writing.

See “Unaudited Pro Forma Combined Financial Information” for pro forma book value under each redemption scenario.
Please see the sections entitled “Summary — Ownership of Vast After Closing,” “Unaudited Pro Forma Combined Financial Information” and “The Business Combination — Total Vast Shares to Be Issued in the Business Combination” for more information.
See the section entitled “The Business Combination — Total Vast Shares to Be Issued in the Business Combination” for more information.
Description of Vast Securities
If the Business Combination is successfully completed, NETC stockholders will become Vast shareholders, and their rights as Vast shareholders will be governed by Vast’s organizational documents adopted at Closing and the laws of Australia. Please see section entitled “Description of Vast Securities” elsewhere in this proxy statement/prospectus for additional information.
The NETC Board’s Reasons for Approval of the Business Combination
After careful consideration, the NETC Board, including the independent directors (such independence having been determined in accordance with NYSE and SEC guidelines), recommends that NETC stockholders vote “FOR” the approval of the Business Combination Proposal. For a more complete description of the NETC Board’s reasons for the approval of the Business Combination and the recommendation of the NETC Board, see the section entitled “The Business Combination — NETC Board’s Consideration of and Reasons for Approving the Business Combination.”

Satisfaction of 80% Test
It is a requirement under the NETC Charter and the NYSE listing requirements that the business or assets acquired in an Initial Business Combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for an Initial Business Combination. In connection with its evaluation and approval of the Business Combination, the NETC Board determined that the fair market value of Vast was more than 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on the income earned on the Trust Account) as of February 13, 2023, based on, among other things, the Comparable Companies Analysis, Invested Capital Analysis and Scenario Analysis described in greater under “The Business Combination — NETC Board’s Consideration and Reasons for Approving the Business Combination.”
NETC Special Meeting
Date, Time and Place of the NETC Special Meeting
The NETC special meeting will be held at 11:00 AM, Eastern Time, on December 13, 2023 at the following address: https://www.cstproxy.com/naborsetcorp/sm2023 (or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the Proposals).
Proposals
At the NETC special meeting, NETC stockholders will be asked to consider and vote upon the following proposals:
1.
The Business Combination Proposal — To adopt and approve the Business Combination Agreement and approve the transactions contemplated thereby, including the Business Combination.

2.
The Vast Constitution Proposal — On a non-binding advisory basis, to approve the governance provisions contained in the Constitution that materially affect NETC stockholder rights, presented separately in accordance with SEC guidance.

3.
The Adjournment Proposal — To approve the adjournment of the NETC special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal.

Voting Power; Record Date
You will be entitled to vote or direct votes to be cast at the NETC special meeting if you owned shares of NETC Class A Common Stock, NETC Class F Common Stock or NETC Class B Common Stock at the close of business on November 1, 2023, which is the record date for the NETC special meeting. You are entitled to one vote for each share of NETC Class A Common Stock, NETC Class F Common Stock or NETC Class B Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 9,850,641 shares of NETC Class A Common Stock, 6,900,000 shares of NETC Class F Common Stock and no shares of NETC Class B Common Stock outstanding in the aggregate.
Proxy Solicitation
Proxies may be solicited by mail. NETC has engaged Morrow Sodali LLC to assist in the solicitation of proxies. If a stockholder grants a proxy, it may still vote its shares online if it revokes its proxy before the NETC special meeting. A stockholder may also change its vote by submitting a later-dated proxy as described in the section entitled “NETC Special Meeting — Revoking Your Proxy.”

Quorum and Required Vote for Proposals for the NETC Special Meeting
A quorum of NETC stockholders is necessary to hold a valid meeting. A quorum will be present at the NETC special meeting if holders of a majority of the outstanding shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock entitled to vote thereat attend or are represented by proxy at the NETC special meeting. Abstentions will count as present for the purposes of establishing a quorum.
Approval of the Business Combination Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock entitled to vote thereon at the NETC special meeting, voting as a single class. The approval of the Vast Constitution Proposal and the Adjournment Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock entitled to vote and actually cast thereon at the NETC special meeting, voting as a single class. Accordingly, a stockholder’s failure to vote by proxy or to vote in person at the NETC special meeting will not be counted towards the number of shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Vast Constitution Proposal or the Adjournment Proposal, but will have the same effect as a vote “AGAINST” the Business Combination Proposal.
The Closing is conditioned on the approval of the Business Combination Proposal at the NETC special meeting. The Vast Constitution Proposal is non-binding and is not conditioned on the approval of any other Proposal set forth in this proxy statement/prospectus. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.
Recommendation to NETC Stockholders
The NETC Board believes that each of the Business Combination Proposal, the Vast Constitution Proposal and the Adjournment Proposal is in the best interests of NETC and NETC stockholders and recommends that NETC stockholders vote “FOR” each Proposal being submitted to a vote of the stockholders at the NETC special meeting.
When you consider the recommendation of the NETC Board in favor of approval of these Proposals, you should keep in mind that, aside from their interests as stockholders, NETC Sponsor and certain of NETC’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder. Please see the section entitled “The Business Combination —  Interests of Certain Persons in the Business Combination.”
Vote of the NETC Initial Stockholders and NETC’s Other Directors and Officers
As of the record date, the NETC initial stockholders own 6,900,000 shares of Class F Common Stock, representing approximately 41.2% of the NETC Common Stock then outstanding and entitled to vote at the NETC special meeting. NETC Sponsor and NETC’s directors and officers have waived any redemption rights, including with respect to shares of NETC Class A Common Stock purchased in the NETC IPO or thereafter in the open market, in connection with the Business Combination. The shares of NETC Class F Common Stock held by the NETC initial stockholders have no redemption rights upon NETC’s liquidation and will be worthless if no Business Combination is effected by NETC by the Deadline Date. However, the NETC initial stockholders are entitled to redemption rights upon NETC’s liquidation with respect to any NETC public shares they may own.
Pursuant to the Letter Agreement, the NETC initial stockholders agreed that if NETC seeks stockholder approval of an Initial Business Combination, then in connection with such proposed Initial Business Combination, it, he or she shall vote all Founder Shares and any shares acquired by it, him or her in the NETC IPO or the secondary public market in favor of such proposed Initial Business Combination.

Interests of Certain Persons in the Business Combination
In considering the recommendation of the NETC Board to vote in favor of the Business Combination, NETC stockholders should be aware that, aside from their interests as stockholders, NETC Sponsor and certain of NETC’s directors and officers have interests in the Business Combination that are different from, or in addition to, those of other NETC stockholders generally. NETC’s directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to NETC stockholders that they approve the Business Combination. NETC stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:
•
the fact that Nabors Lux and certain of NETC’s officers and directors paid an aggregate of $9,341,500 for NETC private placement warrants which, if unrestricted and freely tradable, would be valued at approximately $1.9 million based on the closing price of NETC public warrants of $0.14 per warrant on November 3, 2023 (but which are subject to a lock-up and not freely tradable for a period of six months following the Closing), all of which would expire worthless if a business combination is not consummated;

•
the fact that NETC Sponsor and NETC’s officers and directors agreed in connection with the NETC IPO to waive their redemption rights, for no consideration, with respect to any shares of NETC Common Stock held by them in connection with a stockholder vote to approve the Business Combination;

•
the fact that the NETC initial stockholders paid an aggregate of $25,000 for all of the NETC Class F Common Stock, and that such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $75.4 million, assuming that NETC Sponsor receives all of the shares pursuant to the Sponsor Earnback Shares, based on the closing price of NETC Class A Common Stock of $10.93 per share on November 3, 2023;

•
the fact that NETC Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to stockholders rather than liquidate;

•
the fact that the NETC Charter provides that NETC renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any member of NETC management on the one hand, and NETC, on the other hand, although NETC is not aware of any such corporate opportunities not being offered to it and does not believe that waiver of the corporate opportunities doctrine has materially affected NETC’s search for an acquisition target or will materially affect NETC’s ability to complete the Business Combination;

•
the fact that given the differential in the purchase price that the NETC initial stockholders paid for the shares of NETC Class F Common Stock as compared to the price of the NETC Units sold in the NETC IPO and the 3,000,000 Vast Ordinary Shares that the NETC initial stockholders will receive upon exchange of the shares of NETC Class F Common Stock in connection with the Business Combination (excluding any Sponsor Earnback Shares and the Accelerated Earnback Shares), the NETC initial stockholders may earn a positive rate of return on their investment even if the Vast Ordinary Shares trade below the price initially paid for the NETC Units in the NETC IPO and the NETC public stockholders experience a negative rate of return following the completion of the Business Combination;

•
the fact that up to an aggregate amount of $1.5 million of any amounts outstanding under the working capital loans made by NETC Sponsor to NETC may be converted into NETC private placement warrants to purchase NETC Class A Common Stock at a price of $1.00 per warrant at the option of NETC Sponsor and, if issued, such NETC Warrants would automatically convert into an equal number of Vast Warrants at Closing;

•
the fact that each of Anthony G. Petrello, William J. Restrepo, Guillermo Sierra, and Siggi Meissner are officers of both Nabors and NETC, and Anthony G. Petrello and John Yearwood are directors of both Nabors and NETC, and Nabors and its affiliates have interests in Vast and in the Business Combination that differ from those of NETC stockholders as described below;
•
the fact that concurrently with the signing of the Business Combination Agreement, Nabors Lux entered into a Notes Subscription Agreement and Equity Subscription Agreement with Vast, pursuant to which Nabors Lux agreed to purchase up to $5.0 million of Senior Convertible Notes and up to $15 million of Vast Ordinary Shares (reduced dollar for dollar by the proceeds received from Nabors Lux pursuant to its Notes Subscription Agreement), respectively;

•
the fact that on October 19, 2023, Nabors Lux entered into the October Notes Subscription Agreement with Vast pursuant to which, among other things, Nabors Lux agreed to subscribe for and purchase an additional $2.5 million of Senior Convertible Notes and will receive 350,000 Vast Ordinary Shares, which the parties valued at approximately $3.57 million based off of a $10.20 price per Vast Ordinary Share, as an Incremental Funding Commitment Fee at Closing. Nabors Lux’s commitment under the Equity Subscription Agreement will be reduced, dollar-for-dollar, by the Incremental Funding;

•
the fact that on October 19, 2023, Vast entered into the Nabors Backstop Agreement pursuant to which Nabors Lux agreed to purchase up to $15.0 million of Vast Ordinary Shares at a purchase price of $10.20 per share. The Nabors Backstop will serve as a backstop for redemptions of Class A Common Stock by NETC public stockholders in connection with the Business Combination Proposal and subsequent capital raised by Vast prior to or in connection with Closing from additional third parties (other than Nabors, AgCentral, CAG and their respective affiliates). Accordingly, the amount invested by Nabors pursuant to the Nabors Backstop will be reduced below $15 million, dollar-for-dollar, by (i) the balance of the cash remaining in the Trust Account after giving effect to any redemptions of NETC Class A Common Stock by NETC public stockholders in connection with the Business Combination Proposal and (ii) amounts invested by investors other than Nabors Lux, AgCentral and CAG. Therefore, the Nabors Backstop may not ultimately be funded in full or at all. NETC Sponsor will receive 1,500,000 Vast Ordinary Shares as Accelerated Earnback Shares at Closing;

•
the fact that Nabors will (i) have a consent right over all debt or equity capital raised by Vast (excluding certain issuances of securities pursuant to (1) compensatory stock or option plans, (2) contracts existing as of the date of the Nabors Backstop Agreement, (3) securities issued pursuant to convertible securities issued or issuable pursuant to agreements existing as of the date of the Nabors Backstop Agreement and (4) a bona fide merger or acquisition with an unrelated third party that is, itself, directly or indirectly, an operating company or an owner of an asset in a business synergistic with the business of Vast) until the Additional Rights Expiration Date, (ii) have the right in connection with any Superior Capital Raise, (A) if the investor in such Superior Capital Raise receives Vast Ordinary Shares, to receive a make-whole issuance of shares so that the aggregate number of Vast Ordinary Shares received by Nabors and its affiliates for their investment under the Nabors Backstop Nabors is equal to the number of Vast Ordinary Shares they would have received had the price for all such shares been the Lower Capital Price and (B) if the investor in such Superior Capital Raise receives any security other than Vast Ordinary Shares, to exchange, to the extent there would not be significant impediments to the timely consummation of such an exchange, the equity interests (and the debt interests received in exchange for equity interests in a prior exchange under this provision) still held by Nabors (and its affiliates) that were purchased pursuant to the Nabors Backstop Agreement (excluding any shares that were issued as Accelerated Earnback Shares) for debt or equity interests on the terms issued in the Superior Capital Raise, so that Nabors (or its affiliates) hold the debt or equity interests they would have held had the investment under the Nabors Backstop Agreement been conducted on the terms of the Superior Capital Raise, in each case, as further described and subject to the conditions set forth in the Shareholder and Registration Rights Agreement and (iii) have the right to designate two directors to the Vast Board until the Additional Rights Expiration Date;

•
the fact that concurrently with the signing of the Business Combination Agreement, Vast and Nabors Corporate, entered into the Services Agreement, pursuant to which Nabors Corporate will be entitled to certain fees set forth in statements of work entered into thereunder and the reimbursement of out-of-pocket costs and expenses in exchange for providing services related to operations, engineering, design planning and other operational or technical matters to Vast, and that such

Services Agreement is not contingent upon the completion of the Business Combination, and consequently, Nabors, and the officers, directors and investors in NETC who are officers, directors or investors in Nabors, may indirectly benefit from this arrangement;
•
the fact that concurrently with the signing of the Business Combination Agreement, Vast and NETV, entered into the Development Agreement, pursuant to which NETV will license certain of Vast’s intellectual property and Vast and NETV will work together on a project-by-project basis to develop products and/or equipment related to solar power generation with NETV receiving payments as detailed in independent project budgets entered into thereunder, and that such Development Agreement is not contingent upon the completion of the Business Combination, and consequently, Nabors, and the officers, directors and investors in NETC who are officers, directors or investors in Nabors, may indirectly benefit from this arrangement;

•
the fact that if NETC management anticipates that it may not be able to consummate an Initial Business Combination by the Deadline Date, NETC may, by resolution of the NETC Board, extend the period of time to consummate an Initial Business Combination up to seven times, each by an additional one month; provided that NETC Sponsor or its affiliates or designees deposit into the Trust Account $295,519.23 (or $0.03 per NETC public share that is not redeemed in connection with the First Extension Meeting) for each one-month extension. On May 17, 2023, as permitted under the NETC Charter, the NETC Board elected to extend the date by which NETC has to consummate an Initial Business Combination from May 18, 2023 to August 18, 2023 and Nabors Lux and Greens Road Energy LLC deposited a total of $886,557.69 into the Trust Account. On each of August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023 Nabors Lux deposited an additional $295,519.23 into the Trust Account, and as a result, the Deadline Date is currently extended to December 18, 2023. NETC Sponsor may elect to convert a portion or all of such loan amount into NETC Warrants at a price of $1.00 per warrant, which warrants will be identical to the NETC private placement warrants. On November 6, 2023, NETC filed a preliminary proxy statement relating to the Second Extension Meeting to approve an amendment to NETC’s amended and restated certificate of incorporation to allow NETC’s board of directors, without another stockholder vote, to elect to extend the date by which NETC has to consummate an initial business combination up to three times for an additional one month each time (but in no event to a date later than 28 months from the closing of the NETC IPO), provided that NETC Sponsor (or its affiliates or designees) deposits into the Trust Account, for each month extension, $200,000 in exchange for a non-interest bearing, unsecured promissory note;

•
the fact that the NETC Board elected to effectuate a three-month extension and extend the date by which NETC had to consummate an Initial Business Combination from February 18, 2023 to May 18, 2023 pursuant to the Prior NETC Charter. If NETC consummates an Initial Business Combination, it will repay the Extension Amount out of the proceeds of the Trust Account or, at the option of the NETC Sponsor, convert all or a portion of the loans into NETC Warrants for $1.00 per warrant, which warrants will be identical to the NETC private placement warrants. If NETC does not consummate an Initial Business Combination, NETC will repay the loans only from funds held outside of the Trust Account;

•
if the Trust Account is liquidated, including in the event NETC is unable to complete an Initial Business Combination within the required time period, NETC Sponsor has agreed to indemnify NETC to ensure that the proceeds in the Trust Account are not reduced below $10.20 per NETC public share, or such lesser amount per NETC public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than NETC’s independent public accountants) for services rendered or products sold to NETC or (b) a prospective target business with which NETC has entered into an acquisition agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

•
the fact that NETC Sponsor, and NETC’s officers and directors, or any of their respective affiliates, will be reimbursed for out-of-pocket expenses incurred in connection with activities on NETC’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, which expenses were approximately $4.1 million as of November 1, 2023, the record date for the NETC special meeting;

•
the fact that for so long as Nabors and its affiliate beneficially own at least 50% of the Vast Ordinary Shares that Nabors and its affiliates own immediately following Closing, NETC Sponsor will have the right to designate one director to serve on the Vast Board;

•
the fact that certain prior relationships between Nabors and Vast exist, including (i) Nabors’ minority investment of less than 5% in Natron and Natron’s existing letter of intent for Vast to acquire up to 13,500 of Natron’s sodium-ion batteries and (ii) Nabors’ minority investment of less than 10% in Sage and Sage’s existing memorandum of understanding to evaluate opportunities to collaborate with Vast;

•
the fact that each of (i) William Restrepo, an executive officer of NETC and Nabors, (ii) John Yearwood, a director of NETC and Nabors, and (iii) Colleen Calhoun, a director of NETC, are expected to be appointed to the Vast Board at Closing;

•
the fact that NETC Sponsor and NETC’s officers and directors will lose their entire investment in NETC of approximately $6.4 million (including independent directors) or $6.2 million (excluding independent directors) and will not be reimbursed for any loans extended, fees due or out-of-pocket expenses (of which approximately $4.8 million is owed as of the record date, including the Extension Amount, any other extension payments and any working capital contributions) if an Initial Business Combination is not completed by the Deadline Date, assuming the NETC Board does not elect to further extend the period of time NETC has to consummate an Initial Business Combination in accordance with the NETC Charter; and

•
the terms and provisions of the Related Agreements as set forth in detail under the section entitled “The Business Combination Agreement and Related Agreements.”

The table set forth below summarizes (i) the total investment made by Nabors Lux and each of NETC’s officers and directors, including, as applicable, (a) the purchase price paid by each of Nabors Lux and the officers and certain directors of NETC for the private placement warrants, (b) the capital contributions made in NETC Sponsor by Nabors Lux and the officers and certain directors of NETC, directly or indirectly, in exchange for their interests in the Founder Shares (or the purchase price paid for the Founder Shares, in the case of our independent directors), and (c) the amount paid by Nabors Lux, or the capital contributions made by the officers and certain directors of NETC, for the Extension Amount and any other extension payments, and (ii) the value of such interests based on the closing price of the public warrants and Class A Common Stock as of November 3, 2023, all of which would be lost if an initial business combination is not completed by us within the required time period. The table below does not take the Nabors Backstop into account.
Name of Holder	NETC Position	Total Purchase Price and Capital Contributions	Number of Private Placement Warrants	Value of Private Placement Warrants as of November 3, 2023	Number of Founder Shares(1)	Value of Founder Shares as of November 3, 2023
Nabors Lux	N/A	$10,642,933(2)	7,441,500	$1,041,810	3,698,750	$40,427,338
Anthony Petrello	President, Chief Executive Officer, Secretary and Chairman	$4,076,573(2)	3,300,000(3)	$462,000	1,640,244	$17,927,867
William Restrepo	Chief Financial Officer	$710,312(2)	575,000	$80,500	285,800	$3,123,794
Siggi Meissner	President, Engineering and Technology	$277,948(2)	225,000	$31,500	111,835	$1,222,357
Guillermo Sierra	Vice President − Energy Transition	$247,065(2)	200,000	$28,000	99,409	$1,086,540
John Yearwood	Director	$864,728(2)	700,000	$98,000	347,931	$3,802,886
Maria Jelescu Dreyfus	Director	$150,300	150,000	$21,000	75,000	$819,750
Colleen Calhoun	Director	$50,200	50,000	$7,000	50,000	$546,500
Jennifer Gill Roberts	Director	$200	—	$—	50,000	$546,500

(1)
Represents the indirect interests in the Founders Shares that are held directly by the NETC Sponsor.

(2)
Includes payment into the Trust Account on February 16, 2023, May 17, 2023, August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023 by Nabors Lux in the principal amount of $1,518,000, $487,606.73, $295,519.23, $295,519.23, $295,519.23 and $295,519.23, respectively, in exchange for unsecured promissory notes. Includes payment into the Trust Account on February 16, 2023 and May 17, 2023 by Greens Road Energy LLC in the principal amount of $1,242,000 and $398,950.96, respectively, in exchange for unsecured promissory notes. Each of Anthony Petrello, William Restrepo, Siggi Meissner, Guillermo Sierra and John Yearwood are members of Greens Road Energy LLC, and their pro rata share of the payments made by Greens Road Energy LLC into the Trust Account are reflected herein. Includes Sponsor Earnback Shares, which may be issued upon the achievement of certain share price targets during the Earnout Period. If NETC consummates an Initial Business Combination, it will repay the loans out of the proceeds of the Trust Account or, at the option of NETC Sponsor, convert all or a portion of the loans into warrants for $1.00 per warrant, which warrants will be identical to the private placement warrants. If NETC does not consummate an Initial Business Combination, NETC will repay the loans only from funds held outside of the Trust Account. If these warrants were issued and outstanding and unrestricted and freely tradable as of November 3, 2023, they would have been valued at approximately $1.9 million, based on the closing price of the public warrants as of November 3, 2023.

(3)
Includes warrants held directly by Cynthia A. Petrello Revocable Trust and Remington SPAC W, LLC.

Redemption Rights
Under the NETC Charter, holders of NETC Class A Common Stock may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to NETC to pay its taxes, by (b) the total number of then outstanding NETC public shares. As of November 1, 2023, the record date, this would have amounted to approximately $10.93 per share. Under the NETC Charter, in connection with an Initial Business Combination, a NETC public stockholder, together with any affiliate or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), is restricted from seeking redemption rights with respect to more than 15% of the NETC public shares.
If a holder exercises its redemption rights, then such holder will be exchanging its shares of NETC Class A Common Stock for cash and will no longer own shares of NETC Class A Common Stock and will not receive Vast Ordinary Shares or participate in Vast’s future growth, if any. Such a holder will be entitled to receive cash for its NETC public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to NETC’s transfer agent in accordance with the procedures described herein. See the section entitled “NETC Special Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.
Certain Information Relating to Vast
Vast Board Before the Business Combination
As of the date of this proxy statement/prospectus, the Vast Board consists of Craig Wood and Colin Sussman.

Vast Board and Executive Officers Following the Business Combination
The executive officers, directors and director appointees of Vast are expected to be as follows:
Name	Age	Position
Craig Wood	46	Chief Executive Officer and Director
Marshall (Mark) D. Smith	63	Chief Financial Officer
Kurt Drewes	50	Chief Technology Officer
Alec Waugh	57	General Counsel
Sue Opie	56	Chief People Officer
Colleen Calhoun	57	Director Appointee
William Restrepo	63	Director Appointee
Colin Richardson	62	Director Appointee
John Yearwood	64	Director Appointee
Please see the section entitled “Management of Vast After the Business Combination” elsewhere in this proxy statement/prospectus for biographies and additional information.
Listing of Vast Ordinary Shares and Vast Warrants on Nasdaq
Vast intends to apply to list the Vast Ordinary Shares and Vast Warrants on Nasdaq. It is anticipated that upon the Closing the Vast Ordinary Shares and Vast Warrants will be listed under the ticker symbols “VSTE” and “VSTEW,” respectively.
Delisting of NETC Common Stock and Deregistration of NETC
NETC and Vast anticipate that, following consummation of the Business Combination, NETC Class A Common Stock, NETC Units and NETC Warrants will be delisted from the NYSE, and NETC will be deregistered under the Exchange Act.
Comparison of Shareholder Rights
There are certain differences in the rights of NETC stockholders prior to the Business Combination and the rights of Vast shareholders after the Business Combination. Please see the section entitled “Comparison of Shareholder Rights” elsewhere in this proxy statement/prospectus for additional information.
Appraisal Rights
Appraisal rights are not available to holders of shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock in connection with the Business Combination. See “NETC Special Meeting”, “The Business Combination — Interests of Certain Persons in the Business Combination” and “Management of Vast After the Business Combination” elsewhere in this proxy statement/prospectus for additional information.
Material U.S. Federal Income Tax Considerations
Holders of NETC public shares and NETC public warrants should carefully read the discussion below under the section entitled “Material U.S. Federal Income Tax Considerations” for a discussion of the material U.S. federal income tax considerations with respect to (i) electing to have their NETC public shares redeemed for cash if the Business Combination is completed, (ii) the Merger and (iii) if applicable, the ownership and disposition of Vast Ordinary Shares and Vast Public Warrants following the Business Combination.
Holders of NETC public shares and NETC public warrants should consult with their own tax advisors as to the specific tax consequences to them of the Business Combination and, to the extent applicable, of owning Vast Ordinary Shares and Vast Public Warrants following the completion of the Business

Combination, including the applicability and effect of U.S. federal, state and local and non-U.S. income and other tax laws in light of their particular circumstances.
Material Australian Tax Considerations
Vast shareholders, NETC stockholders and NETC warrant holders should read carefully the information included elsewhere in this proxy statement/prospectus under “Material Australian Tax Considerations” for a detailed discussion of material Australian tax consequences of ownership of and disposition of Vast Ordinary Shares after the Business Combination. The information provided under “Material Australian Tax Considerations” has been prepared solely for the purpose of allowing Vast shareholders, NETC stockholders and NETC warrant holders to broadly understand certain Australian tax implications of holding and disposing of Vast Ordinary Shares and does not represent individual tax advice from an appropriate professional advisor with knowledge of all of the relevant facts and circumstances of each individual shareholder. All Vast shareholders, NETC stockholders and NETC warrant holders are strongly advised to obtain and rely on their own professional tax advice based on their own specific circumstances.
Anticipated Accounting Treatment
The Business Combination will be accounted for as a capital reorganization. Under this method of accounting, NETC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Vast issuing shares at the Closing for the net assets of NETC as of the Closing Date, accompanied by a recapitalization. The net assets of NETC will be stated at historical cost, with no goodwill or other intangible assets recorded.
Vast has been determined to be the accounting acquirer based on the following:
•
Vast’s current majority shareholder will have the largest voting interest under all scenarios as described below under the section entitled “Unaudited Pro Forma Combined Financial Information — Basis of Pro Forma Presentation”;

•
Vast has the ability to nominate the majority of the members of the board of directors;

•
The existing senior management of Vast will constitute the senior management;

•
The business of Vast will comprise the ongoing operations; and

•
Vast is the larger entity, both in terms of substantive operations and number of employees.

The Business Combination is not within the scope of IFRS 3, Business Combinations (“IFRS 3”) because NETC does not meet the definition of a business in accordance with IFRS 3. Rather, the Business Combination will be accounted for within the scope of IFRS 2, Share-based Payment (“IFRS 2”). Any excess of fair value of equity issued to participating shareholders of NETC over the fair value of the NETC’s identifiable net assets acquired represents compensation for the service of a stock exchange listing, which is expensed as incurred. The fair value of the Vast Ordinary Share Consideration equity, and ultimately the expense recognized in accordance with IFRS 2, may differ materially from the unaudited pro forma combined financial information, due to developments occurring prior to the date of consummation of the Business Combination.
Risk Factor Summary
In evaluating the proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.” Some of the risks related to Vast’s business and industry, NETC and the Business Combination are summarized below.
Risks Related to Vast’s Target Markets
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If the demand for Vast’s CSP technology does not grow as anticipated, it will negatively impact Vast’s revenue and harm its overall performance.

•
Expanding Vast’s operations beyond Australia is a planned avenue for growth, but this strategy comes with additional risks that may not be encountered domestically. These risks could have a material adverse effect on Vast’s business and financial performance.

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Commercial deployment of new power generation technology, such as CSPv3.0 (as defined herein), is difficult because incumbent technologies benefit from proven track records, installed bases and lower prices.

•
The green hydrogen and downstream derivative production (e.g., green methanol, green ammonia) industry is an emerging market and it may not receive widespread market acceptance.

Risks Related to Vast’s Business
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Vast may not be able to successfully finish or operate its projects in a way that makes a profit and / or meets its customers’ requirements.

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The failure of Vast’s suppliers to continue to deliver necessary raw materials or other components (including any specialty materials and components) required for Vast’s projects in a timely manner or at all, or Vast’s inability to obtain substitute sources of these components on a timely basis or on terms acceptable to Vast, could adversely affect Vast’s business.

•
Vast’s business and growth strategy relies on having continued access to sodium metal used as the primary Heat Transfer Fluid (“HTF”).

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Delays in the construction of Vast’s projects or significant cost overruns could present significant risks to its business and could have a material adverse effect on its business, financial condition and results of operations.

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Vast’s ability to operate its business effectively depends in large part on certain administrative and other support functions provided to it by Nabors Corporate and NETV pursuant to the Services Agreement and Development Agreement, respectively, and Vast’s ability to operate its business effectively may suffer if it is unable to cost-effectively establish its own administrative and other support functions following the expiration or termination of the Services Agreement.

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If Vast is not successful in securing new contracts and / or developing the projects in its pipeline, it could negatively impact Vast’s business operations and financial performance.

Risks Related to Vast’s Projects
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Vast has not yet completed contracting, construction and commissioning of its current projects. There can be no assurance that Vast’s projects will operate as described in this proxy statement/prospectus, or at all.

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Vast’s technology has not yet been proven at utility scale and Vast has limited direct experience with manufacturing its product suite.

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Vast does not have any operating history / onsite measured data at a commercial scale. Energy production forecasts may be lower than estimated by production modelling forecasts.

Risks Related to Vast’s Corporate Operations
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Vast has a history of operating losses and will likely incur substantial additional expenses and operating losses in the future. Vast’s management has concluded that there is, and the report of Vast’s independent registered public accounting firm contains an explanatory paragraph that expresses, substantial doubt about Vast’s ability to continue as a “going concern”.

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Vast’s business benefits in part from federal, state and local government support for renewable energy, and a decline in such support could harm its business.

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Vast’s management team has limited experience in operating a public company in the United States.

Risks Related to VS1
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The VS1 reference project is important to the future of the business and requires a substantial scale up relative to the Jemalong Solar Station (“JSS Demonstration Plant”) and carries significant risk associated with factors such as technology readiness, organizational capability to deliver and production ramp up.
Risks Related to Vast’s Technology
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Vast may be unable to adapt its technologies and products to meet shifting customer preferences or industry regulations, and Vast’s rivals could create products that reduce the demand for its offerings.

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Vast has not yet integrated molten salt TES into its overall technology offering.

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Vast’s performance and dynamic models have limited validation at a commercial scale and are primarily based on in-silico analyses.

Risks Related to Ownership of Vast’s Securities
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Concentration of ownership among Vast’s existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

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Vast may redeem unexpired Vast Public Warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making such warrants worthless.

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As a “foreign private issuer” under the rules and regulations of the SEC, Vast is permitted to, and may, file less or different information with the SEC than a company incorporated in the United States or otherwise not filing as a “foreign private issuer,” and will follow certain home country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers. Accordingly, there may be less publicly available information concerning Vast than there is for issuers that are not foreign private issuers.

Risks Related to NETC and the Business Combination
•
NETC Sponsor, certain members of the NETC Board and NETC’s officers have interests in the Business Combination that are different from or are in addition to other stockholders of NETC in recommending that NETC public stockholders vote in favor of approval of the Business Combination Proposal.

•
The NETC Board did not obtain a third-party valuation or fairness opinion in determining whether

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NETC does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for NETC to complete the Business Combination even if a substantial majority of its stockholders do not agree.

Market Prices and Dividends
NETC
The NETC Units, NETC Class A Common Stock and NETC public warrants are currently listed on the NYSE under the ticker symbols “NETC.U,” “NETC” and “NETC.WS,” respectively. Each NETC Unit consists of one share of NETC Class A Common Stock and one-half of one NETC public warrant. The NETC Units commenced trading on November 17, 2021, and holders of the NETC Units may elect to separately trade the NETC Class A Common Stock and NETC public warrants on January 7, 2022.
The following table sets forth, for the period indicated, the high and low sales prices per NETC Unit, share of NETC Class A Common Stock and NETC public warrant as reported on the NYSE for the periods presented
	NETC Units (NETC.U)		NETC Class A Common Stock (NETC)		NETC Public Warrants (NETC.WS)
	High	Low	High	Low	High	Low
Quarter ended December 31, 2022	$10.27	$10.07	$10.28	$10.06	$0.14	$0.02
Quarter ended March 31, 2023	$11.04	$10.27	$10.52	$10.28	$0.25	$0.05
Quarter ended June 30, 2023	$11.03	$10.52	$11.59	$10.45	$0.21	$0.12
Quarter ended September 30, 2023	$11.34	$10.65	$11.16	$10.62	$0.19	$0.14

On February 13, 2023, the last trading date before the public announcement of the Business Combination, NETC Units, NETC Class A Common Stock and NETC Warrants closed at $10.41, $10.35 and $0.10, respectively.
NETC has not paid any cash dividends on the NETC Common Stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination.
Vast
Historical market price information regarding Vast is not provided because there is no public market for its securities.

RISK FACTORS
You should carefully review and consider the following risk factors and the other information contained in this proxy statement/prospectus, including the financial statements and notes to the financial statements included herein, in evaluating the Business Combination and the Proposals to be voted on at the NETC special meeting. The risks discussed herein have been identified based on an evaluation of the historical risks faced by Vast and NETC and relate to current expectations as to future risks that may result from the Business Combination. Certain of the following risk factors apply to the business and operations of Vast as they presently exist and will also apply to the business and operations of Vast following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of Vast following the Business Combination. This could cause the trading price of the NETC Common Stock, the NETC Units, the NETC Warrants, the Vast Ordinary Shares or the Vast Warrants to decline, perhaps significantly, and you therefore may lose all or part of your investment. You should carefully consider the following risk factors in conjunction with the other information included in this proxy statement/prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements,” “Vast Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “NETC Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the financial statements of Vast, the financial statements of NETC and notes to the financial statements included herein. The risks discussed below are not exhaustive and are based on certain assumptions made by NETC and Vast which later may prove to be incorrect or incomplete. Investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of Vast and NETC. Each of NETC and Vast may face additional risks and uncertainties that are not presently known to it, or that are currently deemed immaterial, which may also impair its business or financial condition.
Risks Relating to Vast’s Target Markets
General Risks Affecting Our Target Markets
If the demand for Vast’s CSP technology does not grow as anticipated, it will negatively impact Vast’s revenue and harm its overall performance.
Vast believes, and its growth plans assume, that the market for concentrated solar energy solutions will continue to grow, that Vast will increase its penetration of this market and that its revenues from selling into this market will continue to increase over time. If Vast’s expectations as to the size of this market or its ability to sell its products and services in this market are not correct (whether due to unforeseen government intervention or otherwise), Vast’s revenues will suffer, and its business will be harmed.
Certain estimates of market opportunity and forecasts of market growth may prove to be inaccurate.
Estimates of the total addressable market for applications of Vast’s CSP technology are included in this proxy statement/prospectus and from time to time, Vast makes statements with estimates of the addressable market for its solutions and the concentrated solar energy market in general. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. The estimates and forecasts relating to the size and expected growth of the target market, market demand and adoption, capacity to address this demand and pricing may also prove to be inaccurate. In particular, estimates regarding the current and projected market opportunity are difficult to predict. The estimated addressable market may not materialize for many years, if ever, and even if the markets meet the size estimates and growth forecasts, Vast’s business could fail to grow at similar rates.
Expanding Vast’s operations beyond Australia is a planned avenue for growth, but this strategy comes with additional risks that may not be encountered domestically. These risks could have a material adverse effect on Vast’s business and financial performance.
As part of Vast’s business strategy, it intends to continue to consider the expansion of its addressable market by pursuing opportunities to provide its solutions in markets outside of Australia, and it expects to generate a portion of its revenues from operations outside of Australia in the future. Operations in international markets may require Vast to respond to new and unanticipated regulatory, marketing, sales and other challenges. These efforts may be time-consuming and costly, and there can be no assurance that Vast will be successful in responding to these and other challenges Vast may face as it enters and attempts to expand in international markets, including:
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building and managing a highly experienced foreign workforce and overseeing and ensuring the performance of foreign subcontractors;

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difficulties in developing, staffing, and simultaneously managing a large number of varying foreign operations as a result of distance, language, and cultural differences;

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delays in planned tendering processes;

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increased travel, infrastructure and legal and compliance costs associated with multiple international locations;

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additional withholding taxes or other taxes on Vast’s foreign income, and tariffs or other restrictions on foreign trade or investment;

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imposition of, or unexpected adverse changes in, foreign laws or regulatory requirements, many of which differ from those in Australia;

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increased exposure to foreign currency exchange rate risk;

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longer payment cycles for sales in some foreign countries and potential difficulties in enforcing contracts and collecting accounts receivable;

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difficulties in repatriating overseas earnings;

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compliance with numerous legislative, regulatory or market requirements of foreign countries,

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compliance with Australian laws, such as section 70.2 of the Criminal Code Act 1995 (Cth), U.S. laws, such as the U.S. Foreign Corrupt Practices Act, and local laws prohibiting bribery and corrupt payments to government officials;

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laws and business practices that favor local competitors or prohibit foreign ownership of certain businesses;

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potentially adverse tax consequences;

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compliance with laws of foreign countries, international organizations, such as the European Commission, treaties, and other international laws;

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the inability to continue to benefit from local subsidies due to change in control;

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unfavorable labor regulations;

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changes in government policies in Australia and elsewhere; and

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general economic conditions in the countries in which Vast operates.

Vast’s future international operations will also be subject to general geopolitical risks, such as political, social and economic instability, pandemics such as COVID-19, war, including the war in Ukraine, incidents of terrorism, changes in diplomatic and trade relations, or responses to such events. One or more of these factors could adversely affect any of Vast’s international operations, disrupt supply chains and result in lower revenue and/or greater operating expenses than Vast expects, and could significantly affect its results of operations and financial condition.
Vast’s overall success in international markets will depend, in part, on its ability to succeed in varying legal, regulatory, economic, social and political conditions. Vast may not be successful in developing and implementing policies and strategies that will be effective in managing these risks in each country where it does business. Vast’s failure to manage these risks successfully could harm its international operations, reduce its international sales and increase its costs, thus adversely affecting its business, financial condition and operating results.

Vast operates in a highly competitive industry, where its present or future competitors may be able to compete more effectively than Vast does, which could have a material adverse effect on Vast’s business, revenues, growth rates, and market share.
The markets and industries which Vast expects to compete in are highly competitive, with many companies of varying size and business models, many of which have their own proprietary technologies, competing for the same business as Vast does. Many of Vast’s competitors have longer operating histories and greater financial and other resources, larger scale manufacturing operations and lower labor and research and development costs than Vast and could focus their substantial financial resources to develop a competitive advantage. Vast’s financial performance depends, in part, on its ability to design, develop, manufacture, assemble, test, market and support new products and technology enhancements on a timely and cost-effective basis. Vast’s competitors may offer energy solutions at prices below cost, devote significant sales forces to compete with Vast or attempt to recruit Vast’s key personnel by increasing compensation, any of which could improve their competitive positions. Additionally, Vast expects competition to intensify in the future as existing competitors and new market entrants introduce new products into Vast’s markets. Any of these competitive factors could make it more difficult for Vast to attract and retain customers, increase its sales and marketing expenses, reduce profit margins, cause Vast to lower its prices in order to compete, and reduce its market share and revenues, any of which could have a material adverse effect on Vast’s financial condition and operating results. Vast can provide no assurance that it will continue to effectively compete against its current competitors or additional companies that may enter its markets.
In addition, Vast may also face competition based on technological developments that compete with its products and services. Vast’s competitors may develop technology that would make Vast’s technology non-competitive or obsolete. For example, the development of a low-cost, long-duration (8+ hours) and durable electric battery might enable the dominant forms of variable renewable energy, photovoltaic systems (“PV”) and wind, to economically store energy produced when the sun is shining and the wind is blowing for use overnight or during periods of low wind. This would limit some of the use cases for and value of Vast’s CSPv3.0 technology (“CSPv3.0”), leading to reduced demand. Additionally, Abengoa, S.A. and Sener Group, the two main developers of CSP technology, may have competitive advantages in the market should they choose to focus on CSPv.3.0 technology due to their extensive resources and operating history.
More generally, if Vast does not keep pace with product and technology advances and otherwise keep its product offerings competitive, there could be a material and adverse effect on Vast’s competitive position, revenue and prospects for growth. Some of Vast’s existing competitors, have, and some of its potential competitors could have, substantial competitive advantages.
Some of Vast’s expected larger competitors may have substantially broader product offerings, larger sales and marketing budgets, and more substantial resources (both financial and otherwise) relating to customer support, potential acquisition and manufacturing operations, and may be able to leverage their relationships with partners and customers based on other products to gain business in a manner that discourages potential customers from purchasing Vast’s CSP plants, including by selling at zero or negative margins or product bundling. In addition, innovative start-up companies, and larger companies that are making significant investments in research and development, may invent similar or superior technologies that compete with Vast’s. Vast’s current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources. If Vast is unable to compete successfully, or if competing successfully requires Vast to take costly actions in response to the actions of its competitors, its business, financial condition and results of operations could be adversely affected.
Widespread success of variable renewable energy generation technologies, including PV and wind, limit the use cases and addressable market for Vast’s technology, which may have a material adverse effect on Vast’s prospects, financial condition and results of operation.
There are already substantial variable renewable energy generation plants successfully operating in Australia and elsewhere. PV electricity generation has been heavily deployed in Australia on both residential and utility scales. As the prices for PV panels and the other equipment required for PV electricity generation have continued to come down, PV has become one of the cheapest ways to generate electricity in Australia during daylight hours and while the sun is shining. Similarly, dozens of utility-scale wind farms have been developed in Australia, and represent one of the cheapest ways to generate electricity in Australia.
In general, a CSP plant in Australia and elsewhere would be unable to compete successfully with the low price of energy offered by PV and wind installations. As a result, Vast does not intend to compete, and expects it would be unable to compete successfully, with PV and wind in the delivery of on-grid energy during daylight hours. Investors should be aware that this limits the commercial use cases for Vast’s CSP plants largely to overnight applications and certain off-grid applications reducing the total share of daily electricity requirements that Vast’s CSP offerings can profitably contribute. In addition, as construction of CSP plants requires significant upfront fixed costs, limiting the time periods over which a CSP plant dispatches energy to certain hours of the day or would reduce the total dispatched energy over which the fixed costs are amortized, increasing the cost of energy and increasing the time required to amortize fixed costs. These limitations may reduce demand for Vast’s offerings, limit Vast’s growth and reduce revenue, which may have a material adverse effect on Vast’s prospects, financial condition and results of operation.
Electricity
Existing electric utility industry regulations, and changes to regulations, may present technical, regulatory and economic barriers to the purchase and use of solar energy offerings that may significantly reduce demand for Vast’s solar energy offerings.
Government regulations and policies in Australia and elsewhere concerning the electric utility industry, and internal policies and regulations promulgated by electric utilities, heavily influence the market for electricity generation products and services. These regulations and policies often relate to electricity pricing and the interconnection of customer-owned electricity generation with the broader electrical grid.
In Australia and elsewhere, governments and utilities continuously modify these regulations and policies. These regulations and policies could deter customers from purchasing renewable energy, including solar energy systems. This could result in a significant reduction in the potential demand for Vast’s solar energy systems. For example, utilities commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back-up purposes. These fees could increase Vast’s customers’ cost to use Vast’s systems and make them less desirable, thereby harming Vast’s business, prospects, financial condition and results of operations. In addition, in many regions, the price of electricity from the electric grid varies relative to peak hours and electricity generated by solar energy systems is more expensive than the lower average price of electricity from the electric grid. Modifications to the utilities’ pricing policies or rate design would require Vast to lower the price of its solar energy systems to compete with the price of electricity from the electric grid. In addition, government support for other fuels in the off-grid energy market in conjunction with ramping issues for VS1 would require lowering prices of Vast’s technology output.
In addition, any changes to government or internal utility regulations and policies that favor existing electric utilities could reduce Vast’s competitiveness and cause a significant reduction in demand for Vast’s products and services.
A material reduction in the retail price of traditional utility-generated electricity or electricity from other sources could harm Vast’s business, financial condition, results of operations and prospects.
Vast believes that a significant motivation for governments and private companies to invest in solar energy is their desire to reduce electricity costs as compared to costs charged by the traditional utilities. A reduction in utility electricity prices would make Vast’s CSP systems less economically attractive.
The decision to invest in CSP or CST may also be affected by the cost of other renewable energy sources. Decreases in the retail prices of electricity from the traditional utilities or from other renewable energy sources would harm Vast’s ability to offer competitive pricing and could harm its business. The price of electricity from traditional utilities or from other renewable energy sources could decrease as a result of:
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construction of a significant number of new power generation plants, including plants utilizing natural gas, nuclear, coal, renewable energy or other generation technologies;

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relief of transmission constraints that enable local centers to generate energy less expensively;

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reductions in the price of natural gas;

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utility rate adjustment and customer class cost reallocation;

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energy conservation technologies and public initiatives to reduce electricity consumption;

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development of new or lower-cost energy storage technologies that have the ability to reduce a customer’s average cost of electricity by shifting load to off-peak times; or

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development of new energy generation technologies that provide less expensive energy.

If the retail price of energy available from traditional utilities or other renewable energy sources were to decrease due to any of these reasons, or other reasons, Vast would be at a competitive disadvantage, it may be unable to attract new customers and its growth would be limited.
Commercial deployment of new power generation technology, such as CSPv3.0, is difficult because incumbent technologies benefit from proven track records, installed bases and lower prices.
Commercial deployment of new power generation technology, such as CSPv3.0, is difficult because it must compete against incumbent technologies that enjoy certain advantages over new technology simply because they have already been built and placed in operation. Development of generation plants, whether they are coal-fired, natural gas, PV, wind or CSPv3.0 requires significant investments of both time and money. These are costs that are incurred independent of how much energy is ultimately produced by the plant. Once built and placed into service, there is generally a strong incentive to operate such plants for the full course of their economic life. In particular, with the costs of construction already invested, it is economically rational to operate a plant for as long as its revenue for generating energy exceeds the incremental costs of generating that energy. In addition, operational generation plants are known commodities capable of delivering benefit today, which makes them more attractive than unbuilt plants using new technology that will, at best, deliver a benefit at some point in the future. As a result, even if the technology is superior, commercial deployment of new power generation technology, such as CSPv3.0, may be limited to the replacement of existing power plants as and when they reach the end of their economic lives or times at which additional capacity is required. These structural impediments may reduce demand for Vast’s offerings, delay the rate at which Vast can deploy its technology and limit Vast’s growth in the short and medium term, and any of these could have a material adverse effect on Vast’s prospects, financial condition and results of operation.
In addition, in a market-based system such as the Australian National Energy Market, energy generated by plants using new technology must be price competitive with energy generated by plants using incumbent technology such as coal and natural gas. In many cases, coal, natural gas and other incumbent power plants have been in operation for significant periods of time over which they have already amortized their fixed project costs of construction. As a result, such plants are now able to make a profit even if they offer energy at prices just above their marginal variable costs that are difficult or impossible for newly-built plants to match. Compounding this disadvantage, the owners of incumbent generation plants are entrenched market participants who appear to respond aggressively to limit new entrants to the market and/or extract maximum fees for the provision of access to the market. Vast may be forced to lower its energy prices to match levels offered by incumbent plants or it may be unable to successfully compete with incumbent plants on price, at all. If Vast is forced to lower its energy prices, it would reduce revenue and profit margins resulting in a material adverse effect on Vast’s prospects, financial condition and results of operation. If Vast is unable to successfully compete with incumbent plants on price, it may reduce demand for Vast’s offerings and limit Vast’s growth which may have a material adverse effect on Vast’s prospects, financial condition and results of operation.
Industrial Process Heat
The industrial process heat market is extremely fragmented and competitive.
The industrial process heat market is extremely fragmented and competitive, consisting of a high number of small to medium-sized companies, each with generally low and uncertain demand, competing for market share. Such fragmentation may pose risks for Vast in that Vast may find it difficult to take advantage of economies of scale or to dedicate the time and effort necessary to establish and maintain relationships with a high number of customers. This may result in higher than expected costs as a percentage of overall project size resulting in lower than expected margins, which may in turn harm the business’s financial prospects. We expect the industrial process heat market to remain competitive for the foreseeable future, presenting us with significant challenges in our ability to achieve strong growth rates and acceptable profit margins. In addition, new and emerging technologies may significantly impact the industry in the coming years. If we are unable to meet these competitive challenges, we could lose market share to our competitors and experience an overall reduction in our profits.
Many brownfield sites may not have sufficient adjacent land to facilitate a CST/CSP project and may be located in irradiation poor regions.
Existing brownfield industrial process plants are not always concentrated sufficiently closely and may not have sufficient adjacent land to facilitate a CSP project. Heat cannot be transported from production to use for great distances. Hence, whilst the industrial process heat market may in aggregate sum up to a large number across Vast’s target geographies, they may not be sufficiently closely concentrated to effectively reap the benefits of Vast’s CSPv3.0 technology. Further, these facilities may be located in regions with poor solar irradiation which would increase the cost of heat delivered using Vast’s technology. This could result in lower growth than expected within this market segment until such time when existing brownfield facilities shut down and new consolidated greenfield facilities are developed in regions more suitable for CSP. This could result in delayed or lost sales within this sector and may harm the business’s financial prospects.
Some segments of the industrial process heat market are sensitive to remediation liabilities that could delay or prevent the relocation of energy intensive industry to regions with favorable solar irradiation.
Some large industrial process heat users (e.g., Alumina smelters) may be subject to large remediation liabilities that prevent facilities from relocating to regions which are more suitable for CSP. This could result in the cost of heat using Vast’s technology being more expensive which could result in the customers losing their appetite for such a solution. This could translate to delayed or lost sales relative to expectations which could materially harm the company’s finances.
Green Fuels
The green hydrogen and downstream derivative production (e.g., green methanol, green ammonia) industry is an emerging market and it may not receive widespread market acceptance.
The green hydrogen and downstream derivative production field is still a relatively nascent subset of the otherwise mature and heavily regulated industries of hydrogen and downstream derivative industry, and Vast cannot be sure that potential customers will accept hydrogen production broadly, or Vast’s products for hydrogen production specifically. Customers may be unwilling to adopt Vast’s solution over traditional or competing power sources for any number of reasons, including the perception that Vast’s technology is unproven, a lack of confidence in Vast’s business model, the perceived unavailability of backup service providers to operate and maintain Vast’s technology, and lack of awareness of Vast’s product or the perception of regulatory or political headwinds. Further, Vast cannot be sure that its relevant products will receive the technical certifications that may be necessary for those products to achieve widespread market acceptance. For example, Vast may not be able to secure International Air Transport Association technical certifications (such as the Sustainable Aviation Fuel technical certification) with respect to relevant green methanol products that it may develop. In addition, companies may take longer than expected to use green hydrogen over brown (or other colors of) hydrogen due to potential price differentiation. Because this is an emerging industry, the broad acceptance of Vast’s products and services for the production of green hydrogen and downstream derivative products (e.g., green methanol, green ammonia) is subject to a high level of uncertainty and risk. If the market develops more slowly than Vast anticipates, its business will be harmed.

Risks Relating to Vast’s Business Lines
Risks Affecting Multiple Business Lines
Vast may not be able to successfully finish or operate its projects in a way that makes a profit and / or meets its customers’ requirements.
Development, installation, construction, and commissioning of CSP plants, and maintenance support of CSP plants, entail many risks, including:
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failure to obtain critical components and equipment that meet design specifications and can be delivered on schedule;

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failure to obtain all necessary rights to land access and use;

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failure to receive quality and timely performance of third-party services;

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increases in the cost of labor, equipment and commodities needed to construct or maintain projects;

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permitting and other regulatory issues, license revocation and changes in legal requirements;

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supply chain disruptions and shortages of component parts, equipment or skilled labor;

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unforeseen engineering problems;

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failure of a customer to accept or pay for the CSP solutions that Vast supplies;

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weather interferences, catastrophic events including fires, explosions, earthquakes, droughts and acts of terrorism;

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accidents involving personal injury or the loss of life;

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health or similar issues, such as a pandemic or epidemic, such as the COVID-19 pandemic;

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labor disputes and work stoppages;

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mishandling of hazardous substances and waste; and

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other events outside of Vast’s control.

Any of these factors could give rise to construction delays and construction and other costs in excess of Vast’s expectations. This could prevent Vast from completing construction of its projects, cause defaults under any then-existing financing agreements or under contracts that require completion of project construction by a certain time, cause projects to be unprofitable, or otherwise impair Vast’s business, financial condition and operating results.
The failure of Vast’s suppliers to continue to deliver necessary raw materials or other components (including any specialty materials and components) required for Vast’s projects in a timely manner or at all, or Vast’s inability to obtain substitute sources of these components on a timely basis or on terms acceptable to Vast, could adversely affect Vast’s business.
Vast relies on a limited number of third-party suppliers for certain raw materials and components for its CSP technology. Vast is dependent on the availability of essential materials, parts and subassemblies from its suppliers and subcontractors. The most important raw materials required for Vast’s CSP systems are sodium, salt (sodium nitrate/potassium nitrate), steel, stainless steel, glass, copper, aluminum, commodity electrical & electronics components, ceramics & ceramic fibers, thermal insulation materials, bauxite particles and/or silica sand and concrete. Prices and availability of these raw materials are subject to substantial fluctuations that are beyond Vast’s control due to factors such as supply and demand trends, energy costs, transportation costs, inflation, government regulations, global trade relationships, duties and tariffs, changes in currency exchange rates, price controls, general economic conditions and other unforeseen circumstances.
Vast’s components are produced by third-party suppliers both domestically and internationally where most raw materials are readily available and purchased by those independent contractors and suppliers in the country of manufacture. Many major equipment and systems components are procured on a single or sole-source basis. Further, Vast may find itself reliant on sourcing components from one or a smaller number of countries (for example China). If existing vendors are unable to supply the raw materials Vast requires (whether due to international trade embargoes or otherwise), Vast cannot predict if it will be able to obtain alternative vendors within the time frames that it requires and at a comparable cost. For example, the COVID-19 pandemic has resulted in significant supply chain disruptions globally, and similar to other companies in Vast’s industry, it has observed significant commodity price inflation in recent months, in some cases by upwards of 30% to 100%. Russia’s invasion of and military attacks on Ukraine, including indirect impacts as a result of sanctions and economic disruption, has further complicated existing supply chain constraints. Shortages, price increases and/or delays in shipments of Vast’s raw materials and purchased component parts, have occurred and may continue to occur in the future which may have a material adverse effect on Vast’s results of operations if it is unable to successfully mitigate the impact, from products such as steel, glass, concrete and adhesives, which are used as components of supplies or materials utilized in its operations.
Additionally, if Vast fails to maintain its relationships with its suppliers or to build relationships with new suppliers, or if suppliers fail to perform or are unable to meet demand through industry consolidation, Vast’s supply chain could be disrupted.
To the extent the processes that Vast’s suppliers use to manufacture components are proprietary, Vast may be unable to obtain comparable components from alternative suppliers. In addition, Vast’s suppliers could be unable or unwilling to raise capital if required to expand their production or satisfy their operating capital requirements. As a result, they could be unable to supply necessary raw materials, inventory and capital equipment which Vast would require to support its planned sales operations, which could in turn materially and adversely impact Vast’s sales volume, profitability, and cash flows. The failure of a supplier to supply raw materials or components in a timely manner, or to supply raw materials or components that meet Vast’s quality, quantity and cost requirements or, otherwise on commercially reasonable terms, could impair Vast’s ability to manufacture its products or could increase its cost of production. If Vast cannot obtain substitute materials or components on a timely basis or on acceptable terms, it could be prevented from delivering its products to its customers within required timeframes.
Any such delays could result in installation delays, cancellations, inability to retain customers, increased manufacturing costs, penalty payments or loss of revenue and market share, any of which could have a material and adverse effect on Vast’s business, financial condition and results of operations.
Failure of third parties to manufacture quality products or provide reliable services in a timely manner could cause delays in the delivery of our services and completion of our projects, which could damage our reputation, have a negative impact on our relationships with our customers and adversely affect our growth.
Vast’s success depends on its ability to provide services and complete projects in a timely manner, which in part depends on the ability of third parties to provide it with timely and reliable products and services. In providing services and completing its projects, Vast relies on products that meet its design specifications and components supplied by third parties, as well as on services performed by subcontractors.
Vast will also rely on subcontractors to perform substantially all of the construction and installation work related to its projects; and Vast may need to engage subcontractors with whom it has no prior experience for its projects.
If any of Vast’s subcontractors are unable to provide products or services that meet or exceed Vast’s customers’ expectations or satisfy contractual commitments and performance requirements/specifications (for example, with respect to turbines supplied to Vast), Vast’s reputation, business and operating results could be harmed. In addition, if Vast is unable to avail itself of warranty and other contractual protections with providers of products and services, Vast may incur liability to its customers or additional costs related to the affected products and components, which could have a material adverse effect on Vast’s business, financial condition and operating results. Moreover, any delays, malfunctions, inefficiencies or interruptions in these products or services could adversely affect the quality and performance of Vast’s solutions and require considerable expense to establish alternate sources for such products and services. This could cause Vast to experience difficulty retaining current customers and attracting new customers, and could harm its brand, reputation and growth.

If our third-party suppliers and manufacturers do not comply with ethical business practices or with applicable laws and regulations, our reputation, business, financial condition, results of operations and prospects could be harmed.
Our reputation and our customers’ willingness to purchase our products and services depend in part on our suppliers’, manufacturers’, and customers’ compliance with ethical employment practices, such as with respect to child labor, wages and benefits, forced labor, discrimination, safe and healthy working conditions, and with all legal and regulatory requirements relating to the conduct of their businesses. We do not exercise control over our suppliers, manufacturers, and retail customers and cannot guarantee their compliance with ethical and lawful business practices. If our suppliers, manufacturers, or customers fail to comply with applicable laws, regulations, safety codes, employment practices, human rights standards, quality standards, environmental standards, production practices, or other obligations, norms, or ethical standards, our reputation and brand image could be harmed, and we could be exposed to litigation, investigations, enforcement actions, monetary liability, and additional costs that would harm our reputation, business, financial condition, results of operations and prospects.
Vast’s business and growth strategy relies on having continued access to sodium metal used as the primary Heat Transfer Fluid (“HTF”).
The use of liquid sodium metal as the HTF from the solar receivers to the molten salt heat transfer system is the key innovation that unlocks the key benefits of Vast’s CSPv3.0 system. There is a limited number of suppliers of this product and any issues that impede or remove these suppliers from the market could result in an inability for Vast’s projects to be operated. If Vast is unable to obtain sufficient quantities of sodium at commercially acceptable prices, or at all, Vast may incur increased costs or be unable to construct or place its CSP plants into service, which would reduce profit margins and/or revenue and have a material adverse effect on Vast’s financial condition, results of operation and prospects.
Adverse weather conditions and natural disasters may have a negative impact on Vast’s operations. This includes but is not limited to short term phenomena such as volcanic eruptions and long term deviations to the weather resource relative to historical periods.
Vast may be impacted by weather extremes, earthquakes, drought, floods, and wildfire, which may cause temporary, short-term anomalies in its operational performance in certain localized geographic regions. Delays and other weather impacts (including those associated with dust and clouds) could adversely affect Vast’s ability to meet project deadlines in generation and timeframe, and may increase a project’s cost and decrease its profitability. In addition, any major reductions of actual solar radiation onto the sites of Vast’s plants compared to historical or projected solar radiation would decrease energy output which may reduce revenue and have a material adverse effect on Vast’s financial condition, results of operation and prospects.
A major safety incident which occurs on one or more of Vast’s projects during construction, commissioning and / or operations could result in harm to personnel, environment and property which could result in the creation of material liabilities, shutdown of site for extended time periods, severely tarnish the reputation of our technology and substantially reduce likelihood of winning future projects.
Construction sites and operating / energized industrial facilities are inherently dangerous and pose certain inherent health and safety risks to construction workers, employees and other visitors. Due to health and safety regulatory requirements, health and safety performance is important to the success of Vast’s activities. In 2015, Vast experienced a loss of sodium containment event due to poor tank design and operational practice at its JSS Demonstration Plant in Jemalong, which resulted in remediation works and design improvements. Incidents of similar or greater magnitude could potentially occur at future projects which use Vast’s technology. Any failure in health and safety performance may result in penalties for non-compliance with relevant regulatory requirements, and a failure that results in a major or significant health and safety incident is likely to be costly and could expose Vast to claims resulting from personal injury. Such a failure could generate significant negative publicity and have a corresponding impact on Vast’s reputation, its relationships with relevant regulatory agencies or governmental authorities, and its ability to attract customers and employees, which in turn could have a material adverse effect on Vast’s business, financial condition and operating results.
Our operations are and may become subject to further federal, state and local laws and regulations in Australia and elsewhere pertaining to environmental protection and operational safety that may require significant expenditures or result in liabilities that could have a material adverse effect on our business.
Our business is and may become subject to further various federal, state, and local environmental laws and regulations in Australia and elsewhere, including those relating to the release or discharge of regulated materials into the air, water, and soil, the generation, storage, handling, use, transportation, and disposal of hazardous materials, the protection of species or habitats, the protection of historical or cultural resources, the exposure of persons to regulated materials, and the health and safety of our employees. Certain environmental laws impose strict, and, under certain circumstances, joint and several, liability on the current and former owners and operators of properties for costs of investigation and removal or remediation of contamination, and impose liability for any related damages to natural resources without regard to fault. We may be subject to third-party claims alleging property damage and/or personal injury in connection with releases of or exposure to hazardous substances at, from, or in the vicinity of our current or former properties or off-site waste disposal sites. In some jurisdictions, we may also be subject to financial responsibility or decommissioning requirements in connection with future facilities. Certain projects may be subject to environmental impact assessment processes which could increase the time it takes to develop a project, and may include public input that could alter or restrict the operation of a proposed project. A violation of, liability under, or non-compliance with these laws and regulations, or any future environmental law or regulation, could have a material adverse effect on our business, financial condition, or operating results.
Increased attention to environmental, social and governance (“ESG”) matters and conservation measures may adversely impact our business.
While we may create and publish voluntary disclosures regarding ESG matters from time to time, many of the statements in those voluntary disclosures are based on hypothetical expectations and assumptions that may or may not be representative of current or actual risks or events or forecasts of expected risks or events, including the costs associated therewith. Such expectations and assumptions are necessarily uncertain and may be prone to error or subject to misinterpretation given the long timelines involved and the lack of an established single approach to identifying, measuring and reporting on many ESG matters. ESG matters may also impact our suppliers and customers, which may ultimately have adverse impacts on our operations.
Furthermore, public statements with respect to ESG matters are becoming increasingly subject to heightened scrutiny from public and governmental authorities related to the risk of potential “greenwashing,” i.e., misleading information or false claims overstating potential ESG benefits. Alleged claims of greenwashing against us or our suppliers or customers may lead to reputational damage or difficulties accessing capital. Additionally, we could face increasing costs as we attempt to comply with and navigate further regulatory ESG-related focus and scrutiny.
Elevated interest rates could adversely affect our business, our results of operations and our financial condition.
Vast requires continued access to capital to develop and grow its business. Vast’s business and operating results can be harmed by factors such as the availability, terms of and cost of capital, increases in interest rates or a reduction in credit rating. These changes could cause Vast’s cost of doing business to increase, limit Vast’s ability to pursue acquisition opportunities, reduce cash flow, and place it at a competitive disadvantage. Recent and continuing disruptions and volatility in the global capital markets may lead to a contraction in credit availability impacting Vast’s ability to finance its operations. A significant reduction in cash flows from operations or the availability of credit could materially and adversely affect Vast’s financial condition and results of operations.
Delays in the construction of Vast’s projects or significant cost overruns could present significant risks to its business and could have a material adverse effect on its business, financial condition and results of operations.
Vast’s ability to proceed with projects under development and to complete the construction of, or capital improvements to, facilities on schedule and within budget may be adversely affected by escalating costs for materials and labor and regulatory compliance, inability to obtain or renew necessary licenses, rights-of-way, permits or other approvals on acceptable terms or on schedule, disputes involving contractors, labor organizations, land owners, governmental entities, environmental groups, native and aboriginal groups, lessors, joint venture partners and other third parties, negative publicity, interconnection issues and other factors. In addition, Vast is reliant on experience and resources of designers, general contractors and subcontractors, who may experience financial or other problems during the design or construction process.
If any development project or construction or capital improvement project is not completed, is delayed or is subject to cost overruns, certain associated costs may not be approved for recovery or otherwise be recoverable through regulatory mechanisms that may be available, and Vast could become obligated to make delay or termination payments or become obligated for other damages under contracts, could experience the loss of tax credits or tax incentives, or delayed or diminished returns, and could be required to write off all or a portion of its investment in the project. Any of these events could have a material adverse effect on Vast’s business, financial condition, results of operations and prospects.
Vast’s ability to operate its business effectively depends in large part on certain administrative and other support functions provided to it by Nabors Corporate and NETV pursuant to the Services Agreement and Development Agreement, respectively, and Vast’s ability to operate its business effectively may suffer if it is unable to cost-effectively establish its own administrative and other support functions following the expiration or termination of the Services Agreement.
Concurrently with the signing of the Business Combination Agreement, Vast entered into the Services Agreement and the Development Agreement with Nabors Corporate and NETV, respectively. Pursuant to the Services Agreement, Vast will rely on certain administrative and other resources of Nabors Corporate to operate its business. Although each of Nabors Corporate and NETV has performed its obligations under the Services Agreement and Development Agreement, respectively, to date, Vast cannot ensure that Nabors Corporate and/or NETV will be able to perform in whole or in part, the business it conducts with Vast pursuant to such agreements. If the Services Agreement is terminated as to any services or entirely, Vast may not be able to obtain such services at all or obtain the services on terms not as favorable as those in the Services Agreement, and could as a result, suffer operational difficulties or significant losses. Although Vast and its subsidiaries may receive informal support from Nabors Corporate thereafter, the level of this informal support may diminish following the termination or expiration of the Services Agreement, as Vast becomes a more independent company. Any failure or significant interruption of Vast’s own administrative systems could result in unexpected costs, impact Vast’s results or prevent it from paying its suppliers or employees and performing other administrative services on a timely basis. Any inability to perform or termination of the Services Agreement or the Development Agreement could have a material adverse effect on Vast’s business, financial condition and results of operations.
Vast may have received better terms from unaffiliated third parties than the terms it has received in the Services Agreement and Development Agreement with NETV.
Pursuant to the Services Agreement, Nabors Corporate, a wholly owned subsidiary of Nabors and affiliate of NETC Sponsor and certain officers, directors and investors in NETC that are also officers, directors and investors in Nabors, will be entitled to certain fees set forth in statements of work entered into thereunder and the reimbursement of out-of-pocket costs and expenses in exchange for providing services related to operations, engineering, design planning and other operational or technical matters to Vast. Additionally, pursuant to the Development Agreement, NETV will receive payment from Vast on a project-by-project basis as detailed in independent project budgets entered into thereunder. Neither the Services Agreement nor the Development Agreement is contingent upon the completion of the Business Combination;
The terms of each of the Services Agreement and Development Agreement were negotiated in connection with the execution of the Business Combination Agreement. As a result, Vast did not engage in arms’-length negotiations between unaffiliated third parties. The terms of each of the Services Agreement and the Development Agreement may not reflect terms that would have resulted had Vast engaged in arms’-length negotiations between unaffiliated third parties and any such arms’ length negotiations with an unaffiliated third party may have resulted in more favorable terms to Vast.

Independent Energy Producer (“IEP”) Business Line
If Vast is not successful in securing new contracts and / or developing the projects in its pipeline, it could negatively impact Vast’s business operations and financial performance.
Vast’s business depends on its ability to win contracts and purchase orders with customers. Contract proposals and negotiations are complex and frequently involve a lengthy bidding and selection process, which is affected by a number of factors. These factors include market conditions, financing arrangements, and required governmental approvals. For example, a customer may require Vast to provide a bond or letter of credit to protect the customer should Vast fail to perform under the terms of the contract. If negative market conditions arise, or if Vast fails to secure adequate financial arrangements or the required government approvals, Vast may not be able to pursue particular projects, which could adversely affect its profitability. If Vast fails to complete a project in a timely manner, misses a required performance standard, or otherwise fails to adequately perform on a project, then it may incur a loss on that project, which may reduce or eliminate its overall profitability.
Vast’s engagements will involve complex projects. The quality of its performance on such projects depends in large part upon its ability to manage the relationship with its customers and its ability to effectively manage the project and deploy appropriate resources, including third-party contractors and its own personnel, in a timely manner. If a project is not completed by the scheduled date or fails to meet required performance standards, Vast may either incur significant additional costs or be held responsible for the costs incurred by the customer to rectify damages due to late completion or failure to achieve the required performance standards. The performance of projects can be affected by a number of factors including unavoidable delays from suppliers and subcontractors, government inaction, public opposition, inability to obtain financing, weather conditions, unavailability of vendor materials, changes in the project scope of services requested by customers, industrial accidents, environmental hazards and labor disruptions. To the extent these events occur, the total costs of the project could exceed Vast’s estimates and it could experience reduced profits or, in some cases, incur a loss on a project, which may reduce or eliminate its overall profitability. Further, any defects or errors, or failures to meet its customers’ expectations, could result in claims for damages against Vast.
Vast may invest large amounts of resources in its project development and construction activities, in particular its IEP business line, without first securing project financing, which could raise its expenses and make it harder to recoup its investments.
The development and construction of modular CSPv3.0 plants involves numerous risks. Vast may be required to spend significant sums for preliminary engineering, permitting, legal and other expenses before it can determine whether a project is feasible, economically attractive or capable of being built. In addition, Vast may choose to bear the costs of such efforts prior to obtaining project financing, getting final regulatory approval and/or its final sale to a customer, if any. Further, Vast may be unable to secure buyers/offtakers for energy generated by its future plants.
Successful completion of a particular project may be adversely affected by numerous factors, including: failures or delays in obtaining desired or necessary land rights, including ownership, leases and/or easements; failures or delays in obtaining necessary permits, licenses or other governmental support or approvals, or in overcoming objections from members of the public or adjoining land owners; uncertainties relating to land costs for projects; unforeseen engineering problems; access to available transmission for energy generated by our modular CSPv3.0 plants; construction delays and contractor performance shortfalls; work stoppages or labor disruptions and compliance with labor regulations; cost over-runs; availability of products and components from suppliers; adverse weather conditions; environmental, archaeological and geological conditions; continued access to land specified in the ARENA grant for VS1; and availability of construction and permanent financing.
If Vast is unable to complete the development of one or more of its plants or fails to meet one or more agreed target construction milestone dates, it may incur losses or be liable for damages or penalties that it is not able to offset, which would have an adverse impact on its net income in the period in which the loss is recognized. Vast expects that some projects will require working capital to develop and/or build projects. If

Vast is unable to complete a project, the associated working capital investment would also be an exposure that may need to be written off, which would have an adverse impact on Vast’s net income in the period in which the loss is recognized.
Vast’s business is subject to risks associated with construction, utility interconnection, cost overruns and delays, including those related to obtaining government permits and other contingencies that may arise in the course of completing installations.
The construction, installation, and operation of Vast’s CSPv3.0 technology at a particular site is generally subject to oversight and regulation in accordance with applicable laws and ordinances relating to building codes, safety, environmental protection, and related matters, and typically require various governmental approvals and permits, including environmental approvals and permits, that vary by jurisdiction. In some cases, these approvals and permits require periodic renewal. Vast expects it will be difficult and costly to track the requirements of every individual authority having jurisdiction over its installations, to design its products to comply with these varying standards, and to obtain all applicable approvals and permits. Vast cannot predict whether or when all permits required for a given project will be granted or whether the conditions associated with the permits will be achievable. The denial of a permit or utility connection essential to a project or the imposition of impractical conditions would impair Vast’s ability to develop the project. In addition, Vast cannot predict whether the permitting process will be lengthened due to complexities and appeals. Delay in the review and permitting process for a project can impair or delay Vast’s and its customers’ abilities to develop that project or may increase the cost so substantially that the project is no longer attractive to Vast or its customers. Furthermore, unforeseen delays in the review and permitting process could delay the timing of the installation and could therefore adversely affect the timing of the recognition of revenue related to the installation, which could harm Vast’s operating results in a particular period.
In addition, the completion of Vast’s installations may depend on the availability of and timely connection to the natural gas grid (where applicable) and the local electric grid (where applicable). In some jurisdictions, utility companies or the government may deny Vast’s request for connection or may require it to reduce the size of certain projects. Any delays in Vast’s ability to connect with utilities, delays in the performance of installation-related services, or poor performance of installation-related services by Vast’s general contractors or sub-contractors will have a material adverse effect on Vast’s results and could cause operating results to vary materially from period to period.
Furthermore, Vast may rely on the ability of its third-party general contractors to install Vast’s products and to meet its installation requirements. Vast’s work with contractors or their sub-contractors may have the effect of Vast being required to comply with additional rules, working conditions, site remediation, and other union requirements, which can add costs and complexity to an installation project. The timeliness, thoroughness, and quality of the installation-related services performed by some of Vast’s general contractors and their sub-contractors may not meet expectations or standards potentially leading to reduced generation and impact on Vast´s financial performance.
CSP plants developed using Vast’s technology may not generate the levels of output estimated by Vast’s production models.
The modular CSP plants that Vast will construct will be subject to various operating risks that may cause them to generate less than expected amounts of output. Key risks include Vast’s use of a representative year which serves as a reference point against historical data for any given site and is used to generate the expected economic returns and expected energy generation for that site. Further, these risks include a failure or degradation of Vast’s, its customers’ or vendors’ equipment; an inability to find suitable replacement equipment or parts; or less than expected supply of solar irradiation. Any extended interruption in the plant’s operation, or failure of the plant for any reason to generate the expected amount of output, could have a material adverse effect on Vast business and operating results due to the damage to its reputation and the resulting dissatisfaction of the customer.
Vast may fail to secure the Major Hazard Facility license and other relevant licenses for VS1 and other projects from relevant federal, state and local regulators.
To construct and operate VS1 and future commercial scale projects using Vast’s technology, Vast (or the respective owner) will have to obtain a Major Hazard Facility license and other relevant licenses from various regulatory bodies. Vast expects that it will need to obtain similar licenses from appropriate regulatory bodies in connection with its development and operation of other CSP projects. If Vast is delayed or unable to secure relevant operating permits and approvals, Vast may be unable to construct its plants as or where planned or according to the expected timelines. If Vast is delayed or unable to obtain or maintain the licenses necessary to operate VS1 or another CSP plant, the plant in question may be forced to remain shut down for extended periods of time resulting in a materially adverse impact on the overall production of the plant. This may occur before construction, during construction, during commissioning, operations or at any stage in the project development and delivery lifecycle. If Vast is delayed or unable to obtain the appropriate permits and approvals as and when required, Vast’s revenues from the affected projects may be delayed or reduced. Further, Vast’s other projects may be delayed or cancelled due to a loss of reputation in the market which in turn could significantly limit Vast’s growth.
Original Equipment Manufacturer (OEM) Business Line
An increase in the cost of materials and commodities used as inputs or otherwise in Vast’s business could adversely affect its business.
Vast is exposed to market risk of increases in certain commodity prices of materials, such as steel, glass, concrete and adhesives, which are used as components of supplies or materials utilized in our operations. In particular, raw material costs have been extremely volatile during the COVID-19 pandemic, in some cases increasing by 30% to 100%. In addition, Vast’s customers’ capital budgets may be impacted by the prices of certain materials, and reduced customer spending could lead to fewer project awards and more competition. These prices could be materially impacted by general market conditions (for example, foreign exchange currency fluctuations) and other factors, including Australian trade relationships with other countries or the imposition of foreign currency restrictions and/or tariffs. There can be no assurance that price increases of commodities, if they were to occur, would be recoverable. Additionally, Vast expects many of its contracts to be fixed price, which would not allow it to adjust its prices and, as a result, increases in material costs could reduce its profitability with respect to such projects.
Vast intends to manufacture products that it has designed or co-designed and refined over many years that are yet to be produced in commercial quantities.
Vast’s CSPv3.0 technology employs a number of products and components that Vast has designed or co-designed and refined over many years. This includes but is not limited to heliostats, sodium receivers, sodium/salt heat exchangers and control system software. As these products have been custom designed for use in Vast’s CSPv3.0 technology, neither Vast nor any other party has yet produced these products in commercial quantities. It is possible that, as Vast ramps up manufacture of these products, the quality of manufactured products is not up to par, the ramp up of manufacturing takes longer than expected and / or costs significantly more than expected. Any of these may result in increased costs, poor performance, a loss of confidence in the technology or limited growth, which may have a material adverse effect on Vast’s prospects, financial condition and results of operation.
Operations & Maintenance (“O&M”)
The operation and maintenance of Vast’s facilities are subject to many operational risks, the consequences of which could have a material adverse effect on Vast’s business, financial condition, results of operations and prospects.
The operation, maintenance, refurbishment, construction and expansion of Vast’s facilities involve risks, including breakdown or failure of equipment or processes, fuel interruption and performance below expected levels of output or efficiency. Some of Vast’s facilities may require significant capital expenditures to maintain peak efficiency or to maintain operations. There can be no assurance that Vast’s maintenance program will be able to detect potential failures in its facilities before they occur or eliminate all adverse consequences in the event of failure. In addition, weather-related interference, work stoppages and other unforeseen problems may disrupt the operation and maintenance of Vast’s facilities and may materially adversely affect Vast.

Vast plans to enter into ongoing maintenance and service agreements with the manufacturers of certain critical equipment. If a manufacturer is unable or unwilling to provide satisfactory maintenance or warranty support, Vast may have to enter into alternative arrangements with other providers. These arrangements could be more expensive to Vast than anticipated and this increased expense could have a material adverse effect on Vast’s business. If Vast is unable to enter into satisfactory alternative arrangements, its inability to access technical expertise or parts could have a material adverse effect on it.
While Vast will maintain an inventory of, or otherwise make arrangements to obtain, spare parts to replace certain critical equipment and maintain insurance for property damage to protect against certain operating risks, these protections may not be adequate to cover lost revenues or increased expenses and penalties that could result if Vast was unable to operate its generation facilities at a level necessary to comply with sales contracts.
Vast’s O&M business segment does not yet have adequate resources and sufficient qualified staff to execute the operational tasks needed on Vast’s CSPv3.0 plants nor has it demonstrated an operational track record or sufficient financial strength to act as a third-party O&M provider.
Vast’s O&M business segment will require significant financial resources and sufficient qualified staff to execute the O&M tasks that Vast’s CSPv3.0 plants will require. To build this business segment, Vast will need to attract and train appropriate staff and develop specific capabilities needed to operate and maintain its CSPv3.0 plants. In addition, to obtain customers for Vast to act as a third-party O&M provider, Vast will need to both demonstrate a track record of successful operation of CSPv3.0 plants and develop and maintain financial strength to give prospective customers confidence that Vast will continue operating its O&M business segment.
Should Vast fail to attract and train relevant staff, develop the required O&M capability and a strong operating track record, or develop and maintain sufficient financial strength, Vast’s O&M business segment will likely fail to secure contracts on current and future projects resulting in an inability to execute Vast’s overall business strategy.
Engineering, Procurement and Construction (“EPC”)
CSPv3.0 construction is complex and engineering, procurement and construction of VS1 and other Vast projects may require Vast to negotiate, engage and oversee multiple construction companies on Split EPC contracts which may result in delay and cost overruns.
Ideally, and as is customary for utility-scale power plant development projects, Vast would engage a single party to manage the engineering, procurement, construction, commissioning and ramp up of all projects, including VS1 and other early pipeline projects with that party guaranteeing the contracted terms regarding time, cost and quality. This type of comprehensive engineering, procurement, construction, commissioning and ramp-up service is known as an EPC wrap (“EPC Wrap”). However, Vast believes that because of the novel requirements of CSPv3.0, an EPC Wrap may not be available in the market or may prove too expensive for VS1 and other projects early in the pipeline. If this is the case, Vast expects it will have to engage multiple parties to manage different aspects of engineering, procurement, construction, commissioning and ramp up for VS1 and other affected projects. This is known as a split EPC (“Split EPC”).
Projects that may be developed and delivered in the future on a Split EPC basis by Vast such as VS1 will expose Vast to interface and performance risks as the prospective owner. In particular, Vast may incur greater costs (including potential damages) or experience delays in integrating and connecting subsystems of its CSPv3.0 plants that have different EPC contractors because such contractors may fail to properly integrate or coordinate their performance obligations. In addition, simply as a result of requiring multiple EPC contractors, Vast will be exposed to a greater risk that one such contractor does not perform to Vast’s requirements or at all. If VS1 or other projects developed by Vast are delayed, additional costs are incurred or plant performance is negatively affected, Vast may suffer reputational damage and may be required to pay liquidated damages to its customers. This could result in reduced demand for Vast’s products and higher than expected costs during the early stage of deployment, which in turn may have a material adverse effect on Vast’s financial condition and results of operation.

Due to the relatively nascent nature of our technology and lack of familiarity of the technology with existing contractors, there is a risk that the contractors we engage fail to follow CSP engineering best practice.
As Vast’s CSPv3.0 technology is new, and CSP projects in general have been relatively limited, most contractors in the market are unfamiliar with Vast’s CSPv3.0 technology and/or CSP overall. To compensate, contractors may either price their services with a large risk premium which would impact the project economics or underprice their services as they do not understand the risks which could prevent the contractor from meeting its obligations to deliver or operate a plant to Vast’s specifications should unexpected issues arise. If Vast is required to compensate contractors for the risk they perceive to be associated with the new technology, Vast may incur higher than expected costs which may impair the commercial viability of projects using CSPv3.0. This may require Vast to commit more capital per project, reduce demand for Vast’s products and limit growth which may have a material adverse effect on Vast’s prospects, financial condition and results of operation. On the other hand, if Vast’s contractors incur unexpected costs when constructing Vast’s plants, they may delay constructions, refuse to proceed, fail to deliver the plant to Vast’s specifications or demand additional funds. This may lead to cost and schedule overruns, poor plant performance and higher than expected maintenance costs which may have a material adverse effect on Vast’s reputation, prospects, financial condition and results of operation.
Further, due to their lack of experience, a busy market for contractors and the novel nature of CSPv3.0, contractors may not have the capability to deliver CSPv3.0 plants meeting Vast’s specifications on time, on budget or at all. In addition, because of the limited pool of contractors with even general CSP experience, if a contractor we have engaged to deliver part or all of a CSPv3.0 plant is unable to do so on time, on budget or at all, we may be unable to identify or engage a suitable replacement in a timely manner or at all. Further, in a busy market, limited access to plant and support services (for example, accommodation in nearby towns) may be difficult to secure with respect to the development and/or operation of Vast’s plant projects. If we are unable to identify, attract and hire contractors with the capabilities to deliver CSPv3.0 plants meeting Vast’s specifications or to secure associated plant and support services, it would have a material adverse effect on Vast’s business, results of operations and financial condition.
Risks Relating to Vast’s Projects
Project Completion Risk
Vast has not yet completed contracting, construction and commissioning of its current projects. There can be no assurance that Vast’s projects will operate as described in this proxy statement / prospectus, or at all.
Vast’s projects must still undergo extensive testing and commissioning before operations can commence. There can be no assurance that Vast will not need to make adjustments to these facilities as a result of such testing or commissioning, which could cause delays and be costly. Additionally, Vast has not yet entered into binding construction contracts or obtained all necessary environmental, regulatory, construction and zoning permissions for its current projects. There can be no assurance that Vast will be able to enter into the contracts required for the development of its projects on commercially favorable terms, if at all, or that Vast will be able to obtain all of the environmental, regulatory, construction and zoning permissions it needs. If Vast is unable to enter into favorable contracts or to obtain the necessary regulatory and land use approvals on favorable terms, it may not be able to construct and operate its assets as described in this proxy statement/prospectus, or at all. Finally, the construction of projects, generally, is inherently subject to the risks of cost overruns and delays. If Vast is unable to construct, commission and operate all of its projects as described in this prospectus, or, when and if constructed, they do not accomplish the goals described in this prospectus, or if Vast experiences delays or cost overruns during construction, Vast’s business, operating results, cash flows and liquidity could be materially and adversely affected. The funding currently proposed is conditional on, for example, a final investment decision being made with respect to VS1.
CSP construction is complex as it is composed of a solar field, power block and thermal energy storage (“TES”) capability.
CSP construction entails a complex composition of a solar field, power block and TES. Certain aspects of CSPv3.0 construction are modular because each solar array in the solar field can be developed independently. However, the remaining construction is similar to traditional fossil fuel fired plants, which include installation of a steam generation system, steam turbine, condenser, air-cooled condensers and plant-control systems. This combination of unit processes requires precise engineering, construction, commissioning and operating capability, some of which Vast is yet to develop as the technology is commercialized. If Vast is unable to successfully develop or integrate the various components of CSPv3.0, it may be unable to deliver completed commercialized plants on the timelines it expects or at all, which could reduce revenue, limit Vast’s ability to execute its commercialization strategy and harm Vast’s reputation.
Projects developed by Vast may not have adequate transmission access, including permitting, and needed additions and upgrades.
Vast’s generation sites will often need to be connected to the broader energy grid to facilitate construction and operation of the plants and to enable Vast to deliver energy to market. For “on-grid” projects, connecting to the transmission grid is a fundamental requirement for delivery of energy into the broader energy market. If Vast is unable to connect to the grid, the energy generated by the plant cannot be converted into revenue to Vast. Even for “off-grid” projects, connecting to the transmission grid is important for plant construction and maintenance. Further, energy generated by an “off-grid” plant still needs to be delivered to point of use which may or may not be nearby.
In addition to the physical connection to transmission lines, Vast’s projects will be impacted by the quantity and quality of the transmission infrastructure. Vast’s plants may be unable to operate at peak capacity due to transmission line congestion, which can be caused by numerous factors such as insufficient available transmission capacity, significant fluctuations in electricity supply/demand profiles, or a high proportion of intermittent generation. Although Vast will attempt to use transmission studies to evaluate and address such issues, transmission studies may fail to appropriately quantify the amount and likelihood of potential curtailment in the context of a rapidly changing grid.
If Vast is unable to obtain transmission access that satisfies its requirements, or at all, its business and results of operations may be materially adversely affected.
Vast’s technology has not yet been proven at utility scale and Vast has limited direct experience with manufacturing its product suite.
Vast’s technology has not yet been implemented at utility scale. Deploying Vast’s CSPv3.0 technologies at that scale may present a variety of challenges not faced in smaller implementations, or difficulties present in smaller implementations may be exacerbated.
In addition, Vast has limited experience manufacturing the components required for its CSPv3.0 plants. This limited experience could create uncertainty on reliability for timely equipment delivery, ease of manufacture and parts replacement, and financial resources available to the project to support a change in manufacturer. This could significantly delay or cease project delivery, including on VS1 and other downstream pipeline projects which could adversely impact Vast’s commercialization and growth strategy.
Operations Risk
Vast may have underestimated increased O&M costs, lost production and / or required maintenance reserves for the first years and the last years of operations and late in project life (“ageing issues”) for projects utilizing Vast’s CSPv3.0.
“Teething” issues (unknowns associated with the early stages of a commercialized technology) are common during the first years of operation of new generation technologies. Vast may have underestimated increased O&M costs, lost production and / or required maintenance reserves for the first years of operation. As Vast does not have significant directly comparable historical data to guide its estimates, its estimates are based primarily on O&M costs, lost production and required maintenance reserves experienced by other parabolic trough and central tower CSP plants as well as significant management judgement of anticipated differences between those plants and CSPv3.0 plants. If Vast has underestimated these costs, it could materialize as higher than expected O&M costs, lower production or both. Similar effects could likely also be experienced late in the life of the project, as a result of the ageing of the equipment. This possible deviation from budget is related to the degree to which a technology is proven and operated over time. As CSPv3.0 is just beginning to be commercialized, the lack of an extensive operating track record reduces the confidence in the accuracy of estimated maintenance and repair costs. This could materialize in higher than expected costs in the near to medium term resulting in a lower than expected financial performance.
Revenue Risk — Volume
Energy production from Vast’s future projects may display high inter-annual volatility at levels in excess of forecast expectations.
Debt instrument rating agencies such as Fitch use the P50 as the basis for its base case production assumption and the one-year P90 as the starting point in the determination of its rating case production assumption. Higher than expected inter-annual variability in production could result in such agencies rating debt instruments for future Vast projects as weaker than anticipated which has the potential to substantially increase the cost of capital for Vast CSPv3.0 projects. Further, even if debt instruments for future Vast projects are not allocated any rating by any debt instrument ratings agencies, the criteria used by those ratings agencies generally inform the way that banks and other lenders underwrite debt. Higher than expected inter-annual variability in production could result in a reduction in the debt quantum available to, and could pose debt servicing risks for, Vast. This could result in projects employing Vast’s technology to no longer be economically viable which in turn could reduce sales of Vast products and services to customers.
Vast does not have any operating history / onsite measured data at a commercial scale. Energy production forecasts may be lower than estimated by production modelling forecasts.
Vast’s energy production forecasts are currently based on in-silico modelling based on assumptions from suppliers and relevant engineering estimates and lacks actual operating data at a commercial scale. Vast projects, in particular Vast’s earliest commercial projects, will be subject to significant uncertainty in their production forecasts which may lead to increased cost of capital or even failure to attract the capital required to deploy CSPv3.0 at a particular location which in turn could materially impede Vast’s commercialization and growth strategy.
Vast believes its projects may be able to derive revenue from regulatory mechanisms that materially insulate revenues from actual power generation alone (e.g., capacity payments); however, these mechanisms may fail to materialize within Vast’s target geographies.
CSP is one of the few renewable synchronous generators that can provide market services that intermittent renewable projects cannot such as inertia, system strength, frequency control, capacity credits and others. Accordingly, Vast believes that projects using its technology are well placed to secure these secondary streams of revenue. However, most of the regulatory mechanisms or proposed mechanisms for rewarding providers of these market services are in early stages of development and they may fail to materialize altogether which may result in reduced revenue and/or more volatile revenue.
Availability levels on Vast projects could be significantly impacted by the reliability of the technology and the quality of the maintenance services.
Issues within equipment, including Balance of Plant issues, are a key driver of project availability for Vast’s CSPv3.0 technology. Vast’s use of parts, systems and components sourced from less established manufacturers or those lacking significant operational track records may expose Vast to greater risk of equipment performance issues. Further, Vast may be faced with long lead times to order replacement parts or the need to locate alternative replacement parts should a manufacturer ceased production or fail to deliver to Vast. If Vast experiences significant issues with the equipment it integrates into its plants, or if Vast is unable to obtain in a timely manner, or at all, replacement or substitute equipment, entire plants may suffer downtime. This in turn could result in lower than expected project revenues, harm Vast’s reputation within the industry and reduce future demand.

Revenue Risk — Price
Vast’s project pipeline after VS1 may fail to secure long-term power purchase agreements (“PPA”), regulatory incentive mechanisms such as contracts for difference, feed-in tariffs and green certificates.
Vast projects utilizing CSPv3.0 may be unable to secure long-term PPAs or regulatory incentive mechanisms from counterparties who are financially strong until CSPv3.0 is considered a “proven” or “mature” technology. Until that time, Vast may need to enter into PPAs with weaker counterparties and/or PPAs that entail significant exposure to merchant pricing and/or limited access to the market. Less desirable PPA counterparties or terms may lead to increased cost of capital for Vast projects or even prevent Vast from obtaining capital for certain projects at all. If Vast is unable to develop reference projects, or is forced to incur substantially greater expenses in doing so, Vast may be unable to demonstrate that CSPv3.0 is a “proven” and “mature” technology which could have a material adverse effect on Vast’s prospects, financial condition and results of operation.
Debt Structure
Vast’s projects may require repayment profiles stretching beyond what existing financing providers may be willing to offer in some or all of Vast’s target geographies.
Vast’s CSPv3.0 technology has an assumed economic life of 30-years. However, financing providers may not provide tenors commensurate with the assumed economic life. If financing providers insist on shorter tenors and accelerated debt amortization for debt, Vast’s project economics for projects using Vast’s CSPv3.0 technology may be weaker than anticipated. Further, to service this shorter-term financing, Vast may require higher offtake prices than energy consumers would be willing to pay, which could result in projects failing to secure offtake structures or require financing providers to take a refinancing risk. If Vast is unable to secure satisfactory offtake structures, it may be unable to obtain the capital it needs to build and deliver the projects in its pipeline which may have a material adverse effect on Vast’s prospects, financial condition and results of operation.
Vast expects that to obtain any debt financing of the type typically required for large and utility-scale commercial projects, Vast will need to obtain, among other things, a third-party energy assessment and a third-party engineering report in form and substance satisfactory to prospective lenders. Failure to obtain such assessments and reports could result in delays, increased expenses or project cancellation.
Vast expects that to obtain the type of debt financing typically required for large and utility-scale commercial power generation projects, Vast will need to obtain, among other things, a third-party energy assessment and a third-party engineering report in form and substance satisfactory to prospective lenders. These reports are closely scrutinized by prospective lenders. If any of these reports are determined to be inadequate in their scope, quality or authorship, prospective lenders may require higher interest rates or may be unwilling to lend at all. As a result, Vast may be required to delay or cancel future commercial projects or incur additional expenses to finance such projects.
Risks Relating to Vast’s Corporate Operations
If Vast is not able to appropriately manage its growth strategy, its business operations and financial results could be adversely affected.
Vast’s expected future growth presents numerous managerial, administrative and operational challenges. Vast’s ability to manage the growth of its operations will require it to continue to improve its management information systems and its other internal systems and controls. In addition, Vast’s growth will increase its need to attract, develop, motivate, and retain both its management and professional employees. The inability of Vast management to effectively manage growth or the inability of Vast employees to achieve anticipated performance could have a material adverse effect on Vast’s business.
Vast will require a significant amount of capital to achieve its growth plans but obtaining it may be uncertain as Vast may not be able to secure additional financing on favorable terms, or at all.
While Vast expects that it will have sufficient funding after the Business Combination, to execute on its near-term business plan, Vast may have insufficient funds at Closing to fully execute its long-term business and may likely need substantial additional funds to meet projected capital expenditures, financing obligations and operating requirements related to the construction and development of projects, which are further described in “Business of Vast and Certain Information About Vast.” Vast will require a significant amount of capital to achieve its growth plans. At any time Vast seeks to raise additional capital in order to meet various objectives, including developing projects in its project pipeline, developing existing or future technologies and solutions, increasing working capital, acquiring new customers, expanding geographically and responding to competitive pressures, capital may not be available on favorable terms or may not be available at all. Lack of sufficient capital resources could significantly limit Vast’s ability to take advantage of business and strategic opportunities and have a material adverse effect on Vast’s business prospects, results of operations and financial condition. Any additional capital raised through the sale of equity or debt securities with an equity component may dilute Vast’s then-existing equity owners. If Vast raises funds through the issuance of debt securities or through loan arrangements, the terms of such securities or loans could require significant interest payments, contain covenants that restrict Vast’s business, or other unfavorable terms. If Vast is unable to comply with these covenants and service its debt, Vast may lose control of its business and be forced to reduce or delay planned investments or capital expenditures, sell assets, restructure its operations or submit to foreclosure proceedings, all of which could result in a material adverse effect upon Vast’s business. If adequate additional funds are not available, Vast may be required to delay, reduce the scope of, or eliminate material part of its business strategy, including acquiring potential new customers or the continued development of new or existing technologies or solutions and geographic expansion.
A variety of factors beyond Vast’s control could impact the availability or cost of capital, including domestic or international economic conditions, increases in key benchmark interest rates and/or credit spreads, the adoption of new or amended banking or capital market laws or regulations, the re-pricing of market risks and volatility in capital and financial markets, risks relating to the credit risk of Vast’s customers and the jurisdictions in which it operates, as well as general risks applicable to the energy sector. Additionally, pursuant to the terms of the Shareholder and Registration Rights Agreement, in connection with any Superior Capital Raise, (A) if the investor in such Superior Capital Raise receives Vast Ordinary Shares, Nabors will have the right to receive a make-whole issuance of shares so that the aggregate number of Vast Ordinary Shares received by Nabors and its affiliates for their investment under the Nabors Backstop Nabors is equal to the number of Vast Ordinary Shares they would have received had the price for all such shares been the Lower Capital Price and (B) if the investor in such Superior Capital Raise receives any security other than Vast Ordinary Shares, Nabors will have the right to exchange, to the extent there would not be significant impediments to the timely consummation of such an exchange, the equity interests (and the debt interests received in exchange for equity interests in a prior exchange under this provision) still held by Nabors (and its affiliates) that were purchased pursuant to the Nabors Backstop Agreement (excluding any shares that were issued as the Accelerated Earnback Shares) for debt or equity interests on the terms issued in the Superior Capital Raise, so that Nabors (or its affiliates) hold the debt or equity interests they would have held had the investment under the Nabors Backstop Agreement been conducted on the terms of the Superior Capital Raise, in each case, as further described and subject to the conditions set forth in the Shareholder and Registration Rights Agreement. The Shareholder and Registration Rights Agreement will also provide that, until the Additional Rights Expiration Date, Nabors will have a consent right over all debt or equity capital raised by Vast (excluding certain issuances of securities pursuant to (i) compensatory stock or option plans, (ii) contracts existing as of the date of the Nabors Backstop Agreement, (iii) securities issued pursuant to convertible securities issued or issuable pursuant to agreements existing as of the date of the Nabors Backstop Agreement and (iv) a bona fide merger or acquisition with an unrelated third party that is, itself, directly or indirectly, an operating company or an owner of an asset in a business synergistic with the business of Vast) until the Additional Rights Expiration Date. Together, these provisions could adversely affect Vast’s ability to obtain financing on terms acceptable to it, or at all, and may result in dilution to Vast shareholders. Vast’s financing costs could increase or future borrowings or equity offerings may be unavailable to it or unsuccessful, which could cause Vast to be unable to pay or refinance its indebtedness or to fund its other liquidity needs.
Vast has a history of operating losses and will likely incur substantial additional expenses and operating losses in the future. Vast may continue to be unprofitable for an extended period of time. Vast’s management has concluded that there is, and the report of Vast’s independent registered public accounting firm contains an explanatory paragraph that expresses, substantial doubt about Vast’s ability to continue as a “going concern”.
Vast has a history of operating losses and may continue to be unprofitable for an extended period of time. Vast incurred a net loss of $15.2 million and $6.2 million for the years ended June 30, 2023 and 2022, respectively and used net cash in operating activities of $9.1 million and $4.1 million for the years ended June 30, 2023 and 2022, respectively. As of June 30, 2023, the Company had net current liabilities of $23.6 million and net total deficit of $29.4 million. As of June 30, 2023, convertible promissory notes totaling $19.8 million held by Vast’s parent entity, AgCentral due to mature on December 31, 2023, were outstanding and included in current liabilities. Vast will invest a substantial portion of the proceeds from the Financings in capital expenditures or in pursuit of development opportunities. Vast will need to make significant initial investment to complete construction and begin operations of all of its projects. Vast may not be able to achieve profitability, and if it does, Vast cannot assure you that it would be able to sustain such profitability in the future.
Vast is forecasting that it will continue to incur significant operating cash outflows to fund its expansion and to meet all of its obligations, including interest and principal payments on the outstanding debt. As such, the ability of Vast to continue as a going concern is principally dependent on one or more of the following: (1) successful completion of the Business Combination as described below; (2) the ability of Vast to meet its cash flow forecast; and (3) the ability of Vast to raise funding as and when necessary. As a result of the above, there is material uncertainty related to events or conditions that may cast significant doubt (or raise substantial doubt as contemplated by PCAOB standards) on Vast’s ability to continue as a going concern, and therefore, that Vast may be unable to realize its assets and discharge its liabilities in the normal course of business. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. If Vast were not able to continue as a going concern, or if there were continued doubt about Vast’s ability to do so, the value of your investment would be materially and adversely affected.
Vast’s revenue, expenses, and operating results may fluctuate significantly.
Vast’s revenue, expenses, and operating results may fluctuate significantly because of numerous factors, some of which may contribute to more pronounced fluctuations in an uncertain global economic environment. In addition to the other risks described in this “Risk Factors” section, the following factors could cause Vast’s operating results to fluctuate:
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delays, increased costs, or other unanticipated changes in contract performance that may affect profitability, particularly with lump sum contracts or contracts that have funding limits;

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spending patterns of private and public sector customers;

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weather condition;

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budget constraints experienced by government customers;

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Vast’s ability to integrate any companies that it acquires;

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the number and significance of customer contracts commenced and completed during a quarter;

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the continuing creditworthiness and solvency of customers;

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reductions in the prices of products or services offered by Vast’s competitors; and

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legislative and regulatory enforcement policy changes that may affect demand for Vast’s products or services.

As a consequence, operating results for a particular future period are difficult to predict and, therefore, prior results are not necessarily indicative of results to be expected in future periods. Any of the foregoing factors, or any other factors discussed elsewhere herein, could have a material adverse effect on Vast’s business, results of operations and financial condition that could adversely affect Vast’s stock price.
Vast’s business benefits in part from federal, state and local government support for renewable energy, and a decline in such support could harm its business.
Vast benefits in part from legislation and government policies that support renewable energy, and energy storage projects that enhance the economic feasibility of its solar energy projects. This support includes legislation and regulations that encourage or in some cases require other customers to procure power from renewable or low-emission sources or otherwise to procure Vast’s services; and provide Vast or its customers with tax and other incentives that reduce costs or increase revenues.

Without this support, Vast’s ability to obtain project commitments could be adversely affected. ARENA has recently announced up to A$65 million on February 13, 2023 for VS1 and up to A$19.5 million and EUR 13.2 million from the HyGATE Program for SM1 on January 27, 2023. The award of this funding is subject to multiple conditions precedent, including but not limited to the ability to provide sufficient equity to meet the balance of funding requirements for the projects, the projects achieving financial close prior to specified dates and securing relevant permitting and approvals such as a grid connection. In addition, such government funding may require the consent of Nabors pursuant to the Shareholder and Registration Rights Agreement or trigger Nabor’s additional rights thereunder, which may make it more difficult to receive these grants.
Securing government support such as grant funding and concessional debt financing may result in increased government oversight and regulation for Vast or its subsidiaries.
To date, Vast and its subsidiaries have been the beneficiary of material amounts of grant funding which has assisted in the development and economic feasibility of its solar energy projects. In order to receive such funding, Vast or its subsidiaries must enter into agreements with the government which regulates how such funding is to be applied, and includes detailed reporting and ‘knowledge sharing’ requirements which is intended to assist government in promoting the expansion of the applicable technology on a commercial scale. As is customary for any concessional or debt financier, the agreements also contain controls and restrictions around how Vast’s projects are operated. Therefore to the extent government grant and concessional financing is accessed, Vast or its subsidiaries will be subject to various governmental discretions and oversight with respect to how the business is undertaken.
Vast’s business may be harmed if it is unable or fails to properly protect and enforce its intellectual property, and Vast may also be required to defend against claims or indemnify others against claims that its intellectual property infringes, misappropriates, or violates the intellectual property rights of third parties.
The success of Vast’s business depends in part on its proprietary technology, including its software, information, processes and know-how. Vast relies on patent, copyright, trademark, trade secret and other formal and informal protections to secure, protect, and enforce its intellectual property rights. Vast relies on a combination of the intellectual property protections afforded by patent, copyright, trademark, and trade secret laws in Australia, the United States, and other international jurisdictions, as well as license agreements and other contractual protections, to establish, maintain and enforce rights and competitive advantage in its proprietary technologies. In addition, Vast seeks to protect its intellectual property rights through non-disclosure and invention assignment agreements with its employees and consultants, and through non-disclosure agreements with Vast’s business partners and other third parties.
Vast may be the target of industrial espionage and it is difficult for Vast to use Australian government-provided resources to protect against industrial espionage carried out by foreign state actors as Vast does not currently qualify under the ASIO as an entity that may request a security assessment in Australia and therefore can only require Australian police checks for its employees and cannot require baseline or secret security clearances which include an ASIO assessment. Despite Vast’s security measures, this lack of additional government protection could expose Vast to potential theft of trade secrets, intellectual property and industry know-how by employees who may act for other countries.
Despite Vast’s efforts to protect its proprietary rights, certain third parties, including its business partners, may attempt to unlawfully copy, obtain or otherwise use its intellectual property and proprietary information without its consent or its licensors may decline to license necessary intellectual property rights to Vast on terms favorable to the business. Although Vast may incur substantial costs in protecting its technology, Vast cannot be certain that it has adequately protected or will be able to adequately protect it, that its competitors will not be able to utilize Vast’s existing technology or develop similar technology independently or that foreign intellectual property laws will adequately cover or protect Vast’s intellectual property rights.
Patent, copyright, trademark, and trade secret laws also vary significantly throughout the world. A number of foreign countries do not protect intellectual property rights to the same extent as Australia or the United States. Therefore, Vast’s intellectual property rights may not be as strong or as easily enforced outside of Australia or the United States and efforts to protect against the infringement, misappropriation or unauthorized use of Vast’s intellectual property rights, technology and other proprietary rights may be difficult and costly. Furthermore, legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain and any changes in, or unexpected interpretations of, intellectual property laws may compromise Vast’s ability to enforce its trade secrets and other intellectual property rights. Failure to adequately protect Vast’s owned and exclusively-licensed intellectual property rights could result in its competitors using its intellectual property to offer similar products, potentially resulting in the loss of some of Vast’s competitive advantage, a decrease in its revenue and reputational harm caused by inferior products offered by third parties, which would adversely affect its business, prospects, financial condition and operating results.
In addition, we rely on our trademarks and brand to distinguish our products and services from those of our competitors and to maintain our goodwill. If we fail to adequately prosecute, maintain, enforce or defend our trademarks, we may lose rights in such trademarks and our brand and business may be adversely affected.
Monitoring unauthorized use of Vast’s intellectual property is difficult and costly, and the steps Vast has taken or will take to protect its intellectual property may not be sufficient to effectively prevent third parties from infringing, misappropriating, diluting or otherwise violating its intellectual property rights. Any enforcement efforts Vast undertakes, including litigation, could require involvement of the licensor, be time-consuming and expensive, and could divert its resources, all of which could harm its business, results of operations and financial condition.
Vast’s patent applications may not result in issued patents or its patent rights may be contested, circumvented, invalidated or limited in scope, any of which could have a material adverse effect on its ability to prevent others from interfering with commercialization of its products.
Vast’s patent portfolio currently consists of patent applications. Vast cannot be certain that its patent applications will result in issued patents, which may have a material adverse effect on its ability to prevent others from commercially exploiting products similar to its products to Vast’s disadvantage. The status of Vast’s patent applications involves complex legal and factual questions and the breadth of claims under any patents that may issue from such patent applications is uncertain. In addition, Vast cannot be certain that the patent applications that it files will result in patents being issued, or that its patent rights will afford sufficient protections against competitors with similar technology. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable or narrowed in scope. Numerous patents and pending patent applications owned by others exist in the fields in which Vast has developed and is developing its technology, any number of which could be considered prior art and prevent Vast from obtaining a patent. As a result, patent application delays could cause delays in recognizing revenue and could cause Vast to miss opportunities to license patents before other competing technologies are developed or introduced into the market. In addition to those who may claim priority, any of Vast’s future or existing patents or pending patent applications (including those Vast has rights to under exclusive license) may also be challenged by third parties on the basis that Vast’s patent rights are otherwise invalid or unenforceable. Furthermore, patent applications filed in foreign countries may be subject to laws, rules and procedures that differ from those of Australia and the United States, and thus Vast cannot be certain that foreign patent applications related to issued Australia or U.S. patents will be issued or offer similar protections.
Vast may need to defend itself against intellectual property infringement claims, which may be time-consuming and could cause it to incur substantial costs regardless of outcome.
Despite Vast’s precautions, it may be possible for third parties to illegally obtain, copy, use, and commercialize Vast’s intellectual property without its consent. Unauthorized use of Vast’s intellectual property by third parties, and the expenses incurred in protecting and enforcing Vast’s intellectual property rights against competitors, may adversely affect its business, prospects, financial condition and operating results.
Companies, organizations or individuals, including Vast’s current and future competitors, may hold or obtain patents, trademarks or other intellectual property rights that would prevent, limit or interfere with Vast’s ability to make, use, develop, sell, license, lease or market its products or technologies, which could make it more difficult for Vast to operate its business. In the future, some of Vast’s products could be alleged to infringe, misappropriate, or violate existing patents, trade secrets, or other intellectual property of third parties, and Vast cannot be certain that it will prevail in any intellectual property dispute. In addition, any future litigation required to enforce any patents that may issue on Vast’s patent applications, to protect its trade secrets or know-how or to defend Vast or third parties indemnified by Vast against claimed infringement of the rights of third parties could harm Vast’s business, financial condition, and results of operations. In addition, if a court finds that Vast has infringed, misappropriated or violated a third party’s intellectual property rights, Vast may be required to do one or more of the following:
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cease selling, licensing, leasing, incorporating or using products that incorporate the infringing intellectual property;

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pay substantial damages;

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materially alter research and development activities and proposed production processes;

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obtain a license from the holder of the infringed intellectual property right, which may not be available on reasonable terms or at all; or

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redesign Vast’s solar technology and facilities at significant expense.

Vast also licenses intellectual property from third parties, and it may face claims that its use of this intellectual property infringes or violates the rights of others. In such cases, Vast may seek indemnification from its licensors as permitted by its license agreements. However, Vast’s indemnification rights may be unavailable or insufficient to cover its costs and losses, and will depend on its use of the technology or whether it chooses to retain control over any potential litigation. Any litigation or claims, whether or not well-founded, could result in substantial costs, negative publicity, reputational harm and diversion of resources and management’s attention.
Vast may have to share sensitive or confidential information with suppliers and construction partners, which may result in unauthorized disclosure by such third parties to others of trade secrets or know-how resulting in a loss of Vast’s competitive advantage.
Vast relies on proprietary information (such as trade secrets, know-how, and confidential information) to protect intellectual property that may not be patentable, or that Vast believes is best protected by means that do not require public disclosure. Vast generally seeks to protect this proprietary information by entering into confidentiality agreements, or consulting, services, or employment agreements that contain non-disclosure and non-use provisions with employees, consultants, contractors, scientific advisors, and third parties. However, Vast cannot guarantee that it has entered into such agreements with each party that has or may have had access to Vast’s trade secrets or proprietary information and, even if entered into, these agreements may be breached by such third parties or may otherwise fail to prevent disclosure or third-party infringement, misappropriation, or violation of Vast’s proprietary information; may be limited as to their term; and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information. In addition, despite these protections Vast’s proprietary information may otherwise become known without fault of Vast or be independently developed by its competitors or other third parties. To the extent that Vast’s employees, consultants, contractors, and other third parties use intellectual property owned by others in their work for Vast, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to attempt to enforce and determine the scope of Vast’s proprietary rights, and failure to obtain or maintain protection for Vast’s proprietary information could adversely affect its competitive business position, prospects, financial condition and operating results. Furthermore, laws regarding trade secret rights in certain international jurisdictions where Vast operates may afford little or no protection to Vast’s trade secrets. If any of Vast’s trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, Vast would have no right to prevent them from using that trade secret to compete with Vast in that jurisdiction. If any of Vast’s trade secrets were to be disclosed (whether lawfully or otherwise) to or independently developed by a competitor or other third party, it could have a material adverse effect on Vast’s business, prospects, operating results, and financial condition.

Vast’s registered or unregistered trademarks or trade names may be challenged, infringed, diluted, tarnished, circumvented or declared generic or determined to be infringing on other marks.
Vast’s registered or unregistered trademarks or trade names may be challenged, infringed, diluted, tarnished, circumvented or declared generic or determined to be infringing on other marks. Vast may not be able to protect its rights to these trademarks and trade names, which it needs to build name recognition among potential collaborators or customers in its markets of interest. At times, competitors may adopt trade names or trademarks similar to Vast’s, thereby impeding Vast’s ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement, dilution or tarnishment claims brought by owners of other trademarks or trademarks that incorporate variations of Vast’s registered or unregistered trademarks or trade names. Over the long term, if Vast is unable to establish name recognition based on its trademarks and trade names, then it may not be able to compete effectively and its business may be adversely affected. Vast’s efforts to enforce or protect its proprietary rights related to trademarks, trade names, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely affect its business, financial condition, results of operations and prospects.
Vast also relies on physical and electronic security measures to protect its proprietary information but it cannot guarantee that these security measures provide adequate protection for such proprietary information or will never be breached. There is a risk that third parties may obtain unauthorized access to, and improperly utilize or disclose, Vast’s proprietary information, which would harm Vast’s competitive advantages and reputation. Vast may not be able to detect or prevent the unauthorized access to, or use of, its information by third parties, and it may not be able to take appropriate and timely steps to mitigate the damages (or the damages may not be capable of being mitigated or remedied).
Vast’s business, financial condition, results of operations and prospects may be materially adversely affected by the extensive regulation of its business.
Vast’s operations are subject to complex and comprehensive federal, state and other regulation. This extensive regulatory framework, portions of which are more specifically identified in the following risk factors, regulates, among other things and to varying degrees, Vast’s industry, businesses, rates and cost structures, operation and licensing of solar power facilities, construction and operation of electricity generation facilities and acquisition, disposal, depreciation and amortization of facilities and other assets, decommissioning costs and funding, service reliability, wholesale and retail competition, and solar renewable energy certificates (“SRECs”) trading. In Vast’s business planning and in the management of its operations, Vast must address the effects of regulation on its business and any inability or failure to do so adequately could have a material adverse effect on its business, financial condition, results of operations and prospects. Vast’s business, financial condition, results of operations and prospects could be materially adversely affected as a result of new or revised laws, regulations, interpretations or ballot or regulatory initiatives.
Vast’s business is influenced by various legislative and regulatory initiatives, including, but not limited to, new or revised laws, including international trade laws, regulations, interpretations or ballot or regulatory initiatives regarding deregulation or restructuring of the energy industry, and regulation of environmental matters, such as environmental permitting. Changes in the nature of the regulation of Vast’s business could have a material adverse effect on its business, financial condition, results of operations and prospects. Vast is unable to predict future legislative or regulatory changes, initiatives or interpretations, although any such changes, initiatives or interpretations may increase costs and competitive pressures on Vast, which could have a material adverse effect on its business, financial condition, results of operations and prospects.
Vast’s business may be impacted by climate change, existing or new environmental regulations, and related risks.
Vast’s operations, suppliers, and customers may be directly or indirectly affected by climate change, extreme weather events, and other natural disasters caused by climate change.
Extreme weather events, and other natural disasters caused by climate change may directly impact Vast’s ability to develop and operate solar energy project. This may result in a deterioration in relationship between Vast and its customers, and reputational damage. It may further result in damages or costs claims from customers to the extent that Vast is not able to rely on force majeure provisions in its customer contracts.
Extreme weather events, and other natural disasters caused by climate change may directly impact Vast’s suppliers’ facilities or operations, which may result in delays in materials being delivered to Vast, or increases in costs to minimize or mitigate delays or to secure alternative sources of supply. In such a case, Vast may not, however, be successful in finding alternative sources and it may not be able to fulfill its commitments to its customers. This may result in a loss of anticipated sales, a deterioration in relationship between Vast and its customers, and reputational damage. It may further result in damages or costs claims from customers to the extent that Vast is not able to rely on force majeure provisions in its customer contracts, or to pass on such liabilities to its suppliers.
Vast’s costs may increase as it implements initiatives in response to climate change, either voluntarily or in response to requirements imposed by customers, suppliers or regulators. Suppliers may pass on cost increases related to the impact of climate change on their own operations, and Vast may not be able to pass these cost increases on to customers. Vast’s costs may also increase as a result of increased taxes or tariffs related to climate change.
Changing regulatory requirements or customer, consumer or investor standards, and expectations in relation to climate change, sustainability and environmental matters may increase Vast’s operational and compliance costs.
Vast, its suppliers and service providers are required to comply with environmental laws and regulations. The production and transportation of products and other inputs in the project development process involves the risk of accidents, spills or contamination. Any of these occurrences could cause harm to the environment, which may lead to disruption in Vast’s operations and supply chain, regulatory sanctions and remedial costs, and reputational harm, any of which could negatively impact Vast’s operating and financial performance.
Any reductions or modifications to, or the elimination of, governmental incentives or policies that support renewable energy in general, and CSP/CST in particular, could have a material adverse effect on Vast’s business, financial condition, results of operations and prospects.
Vast currently depends heavily on government policies that support utility scale renewable energy and enhance the economic feasibility of developing and operating solar energy projects in regions in which Vast operates or plans to develop and operate renewable energy facilities. The Australian government provides incentives, such as Large-scale Generation Certificates (“LGCs”) that support or are designed to support the sale of energy from utility scale renewable energy facilities, such as wind and solar energy facilities. As a result of budgetary constraints, political factors or otherwise, governments from time to time may review their laws and policies that support renewable energy and consider actions that would make the laws and policies less conducive to the development and operation of renewable energy facilities. Any reductions or modifications to, or the elimination of, governmental incentives or policies that support renewable energy or the imposition of additional taxes or other assessments on renewable energy, could result in, among other items, the lack of a satisfactory market for the development and/or financing of new renewable energy projects, Vast abandoning the development of renewable energy projects, a loss of Vast’s investments in the projects and reduced project returns, any of which could have a material adverse effect on Vast’s business, financial condition, results of operations and prospects.
Vast’s business will depend on experienced and skilled personnel and substantial specialty subcontractor resources including key offshore personnel that may be required (e.g., turbine supplier) to verify satisfactory installation of various components of Vast’s plants. If Vast loses key personnel or if it is unable to attract and integrate additional skilled personnel, it will be more difficult for Vast to manage its business and complete projects.
The success of Vast’s business and construction projects will depend in large part on the skill of its personnel and on trade labor resources, including those with certain specialty subcontractor skills. Competition for personnel, particularly those with expertise in the energy services and renewable energy industries, is high. In the event Vast is unable to attract, hire and retain the requisite personnel and subcontractors, Vast may experience delays in completing projects in accordance with project schedules and budgets.
Further, any increase in demand for personnel and specialty subcontractors may result in higher costs, causing Vast to exceed the budget on a project. Either of these circumstances may have an adverse effect on Vast’s business, financial condition and operating results, harm its reputation among and relationships with its customers and cause it to curtail its pursuit of new projects.
Vast’s future success is particularly dependent on the vision, skills, experience and effort of its senior management team, including its executive officers. If Vast were to lose the services of any of its executive officers or key employees, its ability to effectively manage its operations and implement its strategy could be harmed and its business may suffer.
Security and privacy breaches, loss of proprietary information, and service interruptions caused by computer malware, viruses, ransomware, hacking, phishing attacks, and other network disruptions could have a negative impact on Vast’s business, financial condition, and operations.
Despite Vast’s information security measures in place designed to prevent computer malware, viruses, physical or electronic break-ins and similar disruptions from affecting Vast’s systems, if such incidents occur these could lead to interruption, delays, and failures in Vast’s services and operations and loss, misuse or theft of data. Computer malware, viruses, ransomware, hacking, phishing attacks or denial of service, against online networks have become more prevalent and sophisticated and may occur on Vast’s systems. Any attempts by cyber attackers to disrupt Vast’s or its service providers’ services or systems, if successful, could harm Vast’s business, result in liability to data subjects, governmental authorities or third parties, result in the misappropriation of funds or data, be expensive to remedy and damage Vast’s reputation or brand. Insurance may not be sufficient to cover significant expenses and losses related to cyber-attacks. Notwithstanding the security measures Vast has implemented, such as managed security services, that are designed to detect and protect against cyber-attacks, and any additional measures Vast may implement or adopt in the future, its facilities and systems, and those of its third-party service providers, could be vulnerable to security breaches, computer viruses, lost or misplaced data, programming errors, scams, burglary, human errors, acts of vandalism, or other events. Efforts to prevent cyber attackers from entering computer systems are expensive and time-consuming to implement, and despite contractual obligations, Vast may not be able to cause the implementation or enforcement of such preventions with respect to its third-party vendors. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of systems and technical infrastructure may, in addition to other losses, harm Vast’s reputation, brand and ability to attract customers and result in legal and regulatory liabilities.
There are several factors ranging from human error to data corruption that could materially impact the efficacy of any processes and procedures designed to enable Vast or its customers to recover from a disaster or catastrophe, including by lengthening the time services are partially or fully unavailable to customers and users. It may be difficult or impossible to perform some or all recovery steps and continue normal business operations due to the nature of a particular cyber-attack, disaster or catastrophe or other disruption, especially during peak periods, which could cause additional reputational damages, or loss of revenues, any of which would adversely affect its business and financial results.
Vast’s management team has limited experience in operating a public company in the United States.
Vast’s executive officers have limited experience in the management of a publicly traded company in the United States. The management team may not successfully or effectively manage the transition to a public company that will be subject to significant regulatory oversight and reporting obligations under U.S. federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that a significant amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of the company. Vast may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies. The development and implementation of the standards and controls and the hiring of experienced personnel necessary to achieve the level of accounting standards required of a public company may require costs greater than expected.
Vast may be deemed an energy supplier under local or international laws and may become subject to extensive and complex legislation and regulations or may in certain cases be required to register as a regulated entity under those jurisdictions’ laws and regulations.
Vast may be subject to energy supplier laws and regulations in the jurisdictions in which it conducts business or has assets. These laws and regulations may apply if Vast is deemed to be an energy supplier under Australian laws or the laws of other jurisdictions in which it conducts business or has assets. If these laws and regulations apply to Vast then Vast may need to register as a regulated entity in the relevant jurisdiction and may also be subject to extensive and complex laws and regulations.
Risks Relating to VS1
The VS1 reference project is important to the future of the business and requires a substantial scale up relative to the Jemalong Solar Station (“JSS Demonstration Plant”) and carries significant risk associated with factors such as technology readiness, organizational capability to deliver and production ramp up.
VS1 is Vast’s reference project to demonstrate the viability of CSPv3.0 at a utility scale. Accordingly, the success of VS1 is important to the future of the business. VS1 may be delayed due to a variety of factors outside of Vast’s control such as a complex grid connection process, permitting delays, updated legislation forcing permits to be re-acquired, failure to attract the required financing or to satisfy conditions precedent to such financing, construction delays, cost overruns, loss / theft of a key piece of equipment, longer than expected commissioning process and a slower than expected ramp-up of production post commissioning. A delay or failure in the delivery of VS1 could materially impact Vast’s overall growth strategy and substantially reduce the potential to commercialize Vast’s product offering. Additionally, the secured concessional financial support from the Australian government for VS1 is conditioned upon Vast achieving financial close of VS1 by the end of March 2024, and thus any delay in VS1 could impact Vast’s ability to receive such financing.
In addition, the VS1 project involves a substantial scale up relative to the JSS Demonstration Plant and carries significant risk associated with factors such as technology readiness, organizational capability to deliver and production ramp up. Vast has never delivered a commercial project. The last successful project delivered by Vast was a 1.1MW grid-connected pilot plant that was decommissioned in 2020. Vast may experience issues with scaling up Vast’s technology to the size required for VS1 and other large and utility-scale projects which may have a material adverse effect on Vast’s business in the form of higher costs, reduced demand and delayed growth. A delay or failure in the delivery of VS1 could materially impact Vast’s overall growth strategy and substantially reduce the potential to commercialize Vast’s product offering.
Vast is only a 50% owner of, and does not outright control, SiliconAurora.
SiliconAurora’s support may be important in ensuring the success of VS1 and other projects in Vast’s project pipeline. Should Vast’s relationship with its SiliconAurora joint venture partner, 1414 Degrees, turn adversarial, or should Vast otherwise fail to appropriately manage this business with 1414 Degrees, it may significantly delay VS1 and/or other projects in Vast’s project pipeline and have material adverse outcomes for the overall prospects of the business.
Risks Relating to Vast’s Technology
Vast may be unable to adapt its technologies and products to meet shifting customer preferences or industry regulations, and Vast’s rivals could create products that reduce the demand for its offerings.
Rapidly changing technologies and industry standards, along with frequent new product introductions, characterize the renewable energy industry and the industries of many of Vast’s customers and potential customers. Vast’s financial performance depends, in part, on its ability to design, develop, manufacture, assemble, test, market and support new products and technology enhancements on a timely and cost-effective basis.

Vast has not commercialized any of its products. To date, principal focus has been on research and development activities (including operating the Jemalong Demonstration Plant for 32 months), to improve its technology and make its product offerings more attractive to potential customers. These activities are subject to various risks and uncertainties Vast is not able to control, including changes in customer demand, negative market perceptions of CSP technology due to known issues associated with the deployment of previous iterations of CSP technology (as discussed elsewhere in this proxy statement/prospectus) or industry standards and the introduction of new or superior technologies by others. Moreover, any failure by Vast in the future to develop new technologies or to timely react to changes in existing technologies could materially delay Vast’s development of new products, which could result in product obsolescence, decreased revenues and a loss of market share to competitors. In addition, products or technologies developed by others may render Vast’s products or technologies obsolete or non-competitive. Further, if Vast’s products are not in compliance with prevailing industry standards, such non-compliance could materially and adversely affect Vast’s financial condition, cash flows and results of operations.
The development and delivery of Vast’s modular CSPv3.0 plants will require substantial funding. Vast’s projects may rely on outside sources to finance this, and such financing may not be available on favorable terms or at all.
To date, Vast has relied to a significant extent on government funding, in the form of grants, to develop and validate its technology. Similarly, Vast has conditional government funding approval for up to AUD 65 million grants and up to AUD 110 million in concessional financing for the development of VS1 and expects to receive up to AUD 19.5 million and EUR 13.2 million for the development of SM1. How much this financing Vast receives will depend on Vast’s ability to satisfy certain funding and/or grant conditions (for example, with respect to the $110 million concessional financing for VS1, a final investment decision being made), and there can be no assurance that Vast will be able to meet such conditions. For more information, please see the risk factor entitled “Vast’s business benefits in part from federal, state and local government support for renewable energy, and a decline in such support could harm its business.”
Vast expects that future projects it undertakes for its own account will require primarily private, as opposed to government financing to develop. Similarly, Vast expects that its projects for customers will typically be financed by private third parties. For the modular concentrated solar power plants that Vast develops, Vast expects its customers to rely on a combination of their balance sheets and project-finance debt to fund construction costs. If Vast’s customers are unable to raise funds on acceptable terms when needed, Vast may be unable to secure customer contracts, the size of contracts Vast does obtain may be smaller or Vast could be required to delay the development and construction of projects, reduce the scope of those projects or otherwise restrict Vast’s operations. Any inability by Vast’s customers to raise the funds necessary to finance its projects could materially harm its business, financial condition and operating results.
Vast expects to face significant competition in the future as the CSP industry and wider energy industry develop.
The landscape of the energy industry is in flux driven by the global drive to decarbonize the existing energy system. Driven by the increased investment that is expected to be deployed into this sector globally. This could result in the creation of new technologies that are not yet available and/or material improvements to other technologies that may have the potential to outcompete Vast’s CSPv3.0 technology and be better suited to serve demand that Vast expects it is well positioned to serve in the current context. This competition may come from competitors within the CSP industry or from the wider energy industry. Should this materialize, the portion of the total addressable market that Vast could capture will be lower than expected which would translate to lower than expected revenues that could harm the business.
Vast has not yet integrated molten salt TES into its overall technology offering.
The incorporation of molten salt TES is a key driver of the overall economics of Vast’s technology. Molten salt is widely deployed across the world in multiple CSP projects as a TES. However, Vast has not integrated molten salt TES in the projects it has completed to date. Failure to integrate molten salt TES appropriately at VS1 and other future projects could have a material adverse effect on the attractiveness of

Vast’s technology to customers which could significantly impede Vast’s growth strategy, reduce revenues and materially harm the business.
Vast uses liquid sodium, a material that is highly reactive and can be dangerous when inappropriately handled, as a HTF.
The use of liquid sodium metal as the HTF from the solar receivers to the molten salt heat transfer system is the crucial innovation that unlocks the inherent modularity that is a key benefit of Vast’s CSPv3.0 system. Liquid sodium, if improperly managed, could burn to create large volumes of acrid smoke or react explosively if exposed to water. Vast has, in the past, experienced sodium loss of containment events at the JSS Demonstration Plant in 2015. Further, use of sodium in CSP by other companies stalled following a major loss of containment at the Plataforma Solar de Almeria. If there is a major incident involving sodium in VS1 or other downstream projects developed using Vast’s technology, concerns about the safety and viability of using sodium in CSP could negatively affect market perception of the technological and commercial readiness of Vast’s technology. If this occurs, demand for Vast’s technology may be reduced which could result in a reduction in revenue and may adversely affect the growth prospects of the business. Loss of containment incidents in VS1 could also result in remedial liabilities, fines, or penalties under environmental laws, which may increase costs or restrict operating activities for Vast.
Hydrogen, methanol and other hydrogen derivatives are flammable fuels that are inherently dangerous substances.
We expect that some customers will use Vast’s systems to create hydrogen gas and downstream derivatives such as methanol through electrolysis, distillation and other similar industrial processes. While Vast’s products do not use this fuel in a combustion process, hydrogen gas is a flammable fuel that could leak and combust if ignited by another source, which could result in liability under environmental or occupational health and safety laws. Further, any such accidents involving Vast’s products or other products using similar flammable fuels could materially suppress demand for, or heighten regulatory scrutiny of, Vast’s products.
The risk of product liability, environmental, or occupational health and safety claims and associated adverse publicity is inherent in the development, manufacturing, marketing and sale of hydrogen, a flammable gas. Any liability for damages resulting from malfunctions or design defects could be substantial and could materially adversely affect Vast’s business, financial condition, results of operations and prospects.
Vast’s, and Vast’s potential customers’, green hydrogen and downstream derivative production plants may seek to purchase an insurance policy to insure such project to mitigate this operational risk, but due to the nascent industry and market for these products, it is unknown what the financial burden might be of any such insurance policy, and Vast, or its customers, may determine that the costs of insuring for these risks make it impractical to obtain insurance. Accordingly, Vast cannot guarantee that each plant will purchase insurance nor that any insurance coverage purchased will be adequate. Any uninsured occurrence of business disruption, litigation, natural disaster, or significant damages to uninsured equipment or technology infrastructure could result in substantial costs and diversion of resources and could adversely affect Vast’s financial condition and results of operations.
CSPv3.0 requires the use of a number of complex components, equipment and interconnections, some of which have been custom designed by or for Vast and have not been used in commercial projects in the past. Any failure of such components, equipment or interconnections could result in delays, impaired performance, increased costs and damage to Vast’s reputation.
The complexity and ongoing development of Vast’s product designs and manufacturing processes could lead to design or manufacturing problems. Problems might result from a number of factors, including design defects, materials failure, failure of components manufactured by Vast’s suppliers to meet Vast’s specifications, contamination in the manufacturing environment, impurities in the materials used, and unknown sensitivities to process conditions such as temperature and humidity, and equipment failures. Any errors or defects could:
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cause lower than anticipated yields and lengthen delivery schedules;

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cause delays in product shipments;

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cause delays in new product introductions;

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cause Vast to incur warranty expenses;

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result in increased costs and diversion of development resources;

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cause Vast to incur increased charges due to unusable inventory;

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require design modifications;

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could have implications for timing of revenue recognition and associated costs; or

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decrease market acceptance or customer satisfaction with these products.

The occurrence of any one or more of these events could adversely affect Vast’s business, reputation and operating results.
The performance of Vast technology may be affected by field conditions and other factors outside of Vast’s control, which could result in harm to Vast’s business and financial results.
Field conditions, such as the natural elements and utility processes which vary by region and may be subject to seasonal fluctuations, are not always possible to predict until the CSP equipment is in operation. Although Vast believes it has designed its systems to successfully withstand the variety of field conditions Vast expects to encounter as it moves into new geographies and deploys new service configurations, Vast may encounter new and unanticipated field conditions. Adverse impacts on performance may require Vast to incur significant re-engineering costs or divert the attention of its engineering personnel from product development efforts. Furthermore, Vast may be unable to adequately address the impacts of factors outside of its control in a manner satisfactory to its customers. Any of these circumstances could significantly and adversely affect customer satisfaction, market acceptance, and Vast’s business reputation.
Vast’s technology has undergone preliminary modelling using a historical weather profile, which refers to a set of data that reflects past weather patterns in a particular area. This historical data is used to simulate the performance of Vast’s technology under various weather conditions. However, the use of historical weather data is not as accurate as forecasted weather data, which takes into account real-time weather information to provide a more accurate prediction of future weather patterns (but cannot guarantee future weather outcomes).
The equipment Vast procures and manufactures may have shorter lifetime and / or degrade faster than expected resulting in the loss of a competitive advantage, which could result in harm to Vast projects, reputation in the market and financial results.
Vast’s growth strategy depends in part on developing durable systems, products, technologies, and offering maintenance services. These reusable systems, products, technologies and systems will have a limited useful life. While Vast intends to design its products and technologies for a certain lifespan, which corresponds to a number of cycles, there can be no assurance as to the actual operational life of a product or that the operational life of individual components will be consistent with its design life. A number of factors will impact the useful lives of Vast’s products and systems, including, among other things, construction, the durability of their component parts and availability of any replacement components, and the occurrence of any anomaly or series of anomalies or other risks affecting the technology during installation and operation. In addition, any improvements in technology may make Vast’s existing products, designs, or any component of its products prior to the end of its life obsolete. If Vast’s systems, products, technologies and services and related equipment have shorter useful lives than it currently anticipates, this may lead to delays in increasing the rate of Vast’s follow on work and new business, which would have a material adverse effect on Vast’s business, financial condition, and results of operations. In addition, Vast is continually learning, and as its engineering and manufacturing expertise and efficiency increases, Vast aims to leverage this learning to be able to manufacture and install its products and equipment using less equipment, which could render Vast’s existing inventory obsolete.

Leaks have occurred in the floors of hot-salt tanks at operating CSP plants, and the advanced hot tank design used by Vast has not been tested commercially.
Several leaks in the floors of hot-salt tanks have occurred at operating CSP plants using earlier versions of CSP technology. While the cause for these tank failures have generally been reported as construction errors, the leaks could also potentially be caused by friction forces between the tank floor and the foundations. Repairing the tanks may create delays that significantly degrade plant availabilities. In addition, salt that leaks into the foundation can introduce increased thermal losses, cause overheating of the foundation, and produce nitrogen oxides. There are no standard designs for molten salt tanks with the American Petroleum Institute Standard 650 (limited to 2.5 psi and 200°F) the closest design code for these tanks. The advanced hot tank design used by Vast, which was developed by a consortium including Vast, is a new tank design that has not yet been demonstrated at commercial scale, and there is no guarantee that this design will work as intended. Should this tank design fail, plants using Vast’s technology could cease operations for extended periods of time, which may damage Vast’s reputation in the market resulting in significantly reduced orders from customers and fewer developed projects, which may materially harm the prospects of the business.
Certain SGS and heat exchangers used in existing CSP projects have become subject to defects or issues that limit their use. Designs developed by Vast and/or its supplier partners to overcome such defects/issues may not be effective.
There have been some issues with heat exchangers and SGS used in existing CSP projects having known manufacturing defects, specifically on the tube to tubesheet welding of those heat exchangers and SGS. Additionally, such heat exchangers and SGS have known issues regarding their process design, most notably being subjected to excessive temperature gradients during operation. Vast has developed a system to minimize the excessive temperature gradients referenced above, and employs an Internal Bore Welded design for the tube-to-tubesheet in its heat exchangers and as specified to the preferred SGS supplier. However, this combination and integration of process and equipment design has not been demonstrated at commercial scale and there is no guarantee that it will work once scaled up. Should the designs developed by Vast and its supplier partners fail to perform as expected in mitigating these defect/issues to the extent such heat exchangers and SGS are used in Vast’s projects, Vast’s competitive edge across its overall system design may fail to materialize, which could result in lower than expected reliability for the technology potentially resulting in lower than expected deployment of its technology, which may in turn materially harm the prospects of the business.
Vast’s performance and dynamic models have limited validation at a commercial scale and are primarily based on in-silico analyses.
Vast has developed a one-minute production modelling software and a one-second dynamic modelling software that projects the overall performance of the system from a commercial and technical perspective ahead of the physical plants being developed. The models have been developed primarily from in-silico analyses completed using supplier data and internal engineering information. The commercial and commercial reference scale plants that have been modelled have not been developed or verified against existing plants in operation, and it is possible that the models do not appropriately account for the overall performance of Vast’s technology. This could result in Vast technology underperforming its projections and have a negative impact on Vast’s growth rates.
Environmental and Cultural Risks
Future CSP plants developed by Vast may indirectly harm local animal or plant populations, which may expose Vast to reputational and other risks.
The known environmental impacts of CSP plants on local ecosystems can be significant, and can include disturbances to the ecosystem, loss of ecosystem functions, and indirect mortalities to local fauna. Mortalities of birds are a primary concern due to collisions with top mirrors and buildings and heat shock from concentrated light beams. Birds and insects may also mistake reflecting surfaces for air or water and collide with those surfaces. If built on agricultural land, vegetation growth below and between solar collectors can contribute to fire risk, and herbicides used to prevent growth can have toxic effects and persist in the soil. CSP plants may also cut off migration routes and introduce alien species to the area.
Additionally, CSP plants are often located in areas with high biodiversity, and their construction and operation can lead to habitat loss and fragmentation. This can have significant impacts on local ecosystems, potentially leading to the endangerment or extinction of species. Further, the mirrors used in CSP plants can cause glare, which can be harmful to birds and other flying animals, leading to collisions and injury or death. Such incidents may result in negative community action or sentiment, legal liabilities, and/or reputational damage for Vast.
Future CSP plants developed by Vast may displace or otherwise adversely impact indigenous communities, leading to reputational and other damage for Vast.
The introduction of a CSP plant in a given area may displace indigenous communities occupying that area, potentially disrupting traditional livelihoods and leading to adverse social and economic impacts for those communities. Any loss of traditional land use, sacred sites and/or cultural practices by indigenous communities due to changes in land ownership and use related to a CSP plant may lead to cultural loss and trauma for indigenous communities occupying the relevant area. Additionally, conflicts may arise between the interests of Vast and indigenous communities regarding the use of natural resources (such as water) on or around land occupied by those indigenous communities. The realization of these risks may result in negative community action or sentiment, legal liabilities, and/or reputational damage for Vast.
Plants using Vast technology are large industrial facilities that may attract negative attention from protestors and / or local communities around the presence of an industrial asset.
Industrial facilities can generally only be developed in designated areas especially in locations with less available land than Australia. This could result in public opposition and / or local community action against projects which could result in a loss of Vast’s social license to operate and lawsuits which could have an adverse impact on Vast’s reputation, business, prospects and results of operation.
Financial, Tax and Accounting Risks
Vast has identified material weaknesses in its internal control over financial reporting. If Vast is unable to remediate these material weaknesses, or if Vast identifies additional material weaknesses in the future or otherwise fails to maintain an effective system of internal control over financial reporting, this may result in material misstatements of Vast’s consolidated financial statements or cause Vast to fail to meet its periodic reporting obligations.
As a public company, Vast will in the future be required to provide management’s attestation on internal control over financial reporting. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the Business Combination. If Vast is not able to implement the additional requirements of Section 404(a) of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, it may not be able to assess whether its internal control over financial reporting is effective, which may subject it to adverse regulatory consequences and could harm investor confidence.
In connection with the preparation of Vast’s consolidated financial statements for the years ended June 30, 2023 and 2022 material weaknesses were identified in its internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of Vast’s annual or interim financial statements will not be prevented or detected on a timely basis.
The material weaknesses referenced above are described below:
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Lack of appropriately designed, implemented and documented procedures and controls at both entity- and process-level to allow for Vast to achieve complete, accurate and timely financial reporting. This is pervasive across the entity-level and each of the key business processes, including controls over the preparation and review of account reconciliations and journal entries, and controls over information technology to ensure access to financial data is adequately restricted to appropriate personnel.
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Segregation of duties has not been sufficiently established across the key business and financial processes. Given the size, nature of the organization and the current structure of the finance function, a lack of segregation of duties applied to the key business and financial processes across the organization has been identified. A consequence of the lack of segregation of duties is the heightened risk of fraud or material misstatement when no appropriate mitigating controls are in place.

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Lack of personnel with appropriate knowledge and experience relating to SEC reporting requirements to enable the entity to design and maintain an effective financial reporting process. A lack of knowledge and experience in these areas may lead to Vast being in breach of SEC financial reporting and other related requirements, especially given that the current finance function has not been designed to include sufficient accounting and financial reporting personnel with the requisite knowledge and experience in the application of SEC financial reporting rules and regulations.

In order to maintain and improve the effectiveness of its internal control over financial reporting, Vast anticipates that it will continue to expend, significant resources, including accounting-related costs and significant management oversight. Any failure to maintain effective disclosure controls and internal control over financial reporting could adversely affect the business and operating results after the Business Combination and could cause a decline in the price of Vast Ordinary Shares. These material weaknesses will not be considered remediated until the mitigating controls have operated for the required period of time and until the operating effectiveness of the controls has been validated, through testing, by management.
The IRS may not agree that Vast should be treated as a non-U.S. corporation for U.S. federal income tax purposes.
A corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization and incorporation. Accordingly, under generally applicable U.S. federal income tax rules, Vast, which is incorporated in Australia, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code provides an exception to this general rule, under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.
As more fully described in the section below entitled “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of Vast — Tax Residence of Vast for U.S. Federal Income Tax Purposes,” based on the terms of the Business Combination and certain factual assumptions, Vast is not currently expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code after the Merger. However, the application of Section 7874 of the Code is complex and subject to detailed rules and regulations (the application of which is uncertain in various respects and could be impacted by changes in such rules and regulations, with possible retroactive effect). The determination of whether the requirements for the treatment of Vast as a non-U.S. corporation for U.S. federal income tax purposes have been satisfied must be finally determined at completion of the Business Combination, by which time there could be adverse changes to the relevant facts and circumstances. Accordingly, there can be no assurance that the IRS will not challenge the status of Vast as a non-U.S. corporation under Section 7874 of the Code or that such challenge would not be sustained by a court.
If the IRS were to successfully challenge, under Section 7874 of the Code, Vast’s status as a non-U.S. corporation for U.S. federal income tax purposes, Vast and certain Vast shareholders would be subject to significant adverse tax consequences, including a higher effective corporate income tax rate imposed on Vast and future withholding taxes on certain Vast shareholders, depending on the application of any income tax treaty that might apply to reduce such imposed withholding taxes.
See “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of Vast — Tax Residence of Vast for U.S. Federal Income Tax Purposes” for a more detailed discussion of the application of Section 7874 of the Code to the Business Combination. Investors should consult their own advisors regarding the potential application of Section 7874 of the Code to the Business Combination and to Vast.

Section 7874 of the Code may limit the ability of NETC to use certain tax attributes following the Business Combination, increase Vast’s U.S. affiliates’ U.S. taxable income or have other adverse consequences to Vast and Vast shareholders.
Following the acquisition of a U.S. corporation by a non-U.S. corporation, Section 7874 of the Code can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring non-U.S. corporation is respected as a non-U.S. corporation for purposes of Section 7874 of the Code. In general, certain adverse tax consequences under Section 7874 of the Code may apply if (i) a non-U.S. corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, (ii) the non-U.S. corporation (together with certain affiliates) does not have “substantial business activities” in the non-U.S. corporation’s country of organization or incorporation and (iii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the acquiring non-U.S. corporation by reason of holding shares in the acquired U.S. corporation, taking into account certain adjustments to the ownership percentage under U.S. Treasury regulations.
If these rules apply, Vast and certain Vast shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the Business Combination, disqualification of dividends paid from preferential “qualified dividend income” rates and the requirement that any U.S. corporation owned by Vast include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation held thereby at a rate of 20%.
As more fully described in the section below entitled “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of Vast — Utilization of NETC’s Tax Attributes and Certain Other Adverse Tax Consequences to Vast and Vast Shareholders,” based on the terms of the Business Combination and certain factual assumptions, Vast is not currently expected to be subject to these rules under Section 7874 of the Code after the Business Combination. The above determination, however, is subject to detailed rules and regulations (the application of which is uncertain in various respects and could be impacted by future changes in such rules and regulations, with possible retroactive effect) and is subject to certain factual uncertainties. Accordingly, there can be no assurance that the IRS will not challenge whether Vast is subject to the above rules or that such a challenge would not be sustained by a court.
However, even if Vast were not subject to the above adverse consequences under Section 7874 of the Code, Vast may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the Business Combination. If Vast were to be treated as acquiring substantially all of the assets of a U.S. corporation within a 36-month period after the Business Combination, applicable U.S. Treasury regulations would exclude certain shares of Vast attributable to the Business Combination in determining the applicable ownership percentage of that subsequent acquisition for purposes of Section 7874 of the Code, making it more likely that Section 7874 of the Code would apply to such subsequent acquisition.
See “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of Vast — Utilization of NETC’s Tax Attributes and Certain Other Adverse Tax Consequences to Vast and Vast Shareholders” for a more detailed discussion of the application of Section 7874 of the Code to the Business Combination. Investors should consult their own advisors regarding the application of Section 7874 of the Code to the Business Combination and to Vast.
Vast may be unable to realize the benefit of its accumulated tax losses and may have potential further tax impacts in the future.
If Vast is not able to reach profitability or maintain its tax attributes or current accumulated income tax losses after the completion of the Business Combination and related transactions including, among other things, the MEP Share Conversion, Existing AgCentral Indebtedness Conversion and Vast Split

Adjustment, it will not be able to realize the benefit of accumulated tax losses and there may be potential further tax impacts. As of June 30, 2023, Vast had income tax losses of $12.55 million. Deferred tax assets have not been recognized for the unused tax losses as they are not likely to generate taxable income in the foreseeable future.
Risks Related to Ownership of Vast’s Securities
Concentration of ownership among Vast’s existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.
Immediately after the Business Combination and the closing of the PIPE Financing (and assuming no redemptions by NETC public stockholders of NETC public shares), Legacy Vast shareholders (including Vast’s current sole shareholder, AgCentral and Vast’s existing executive officers, directors and their affiliates, including current MEP Participants) will hold, collectively, approximately 56.8% of the outstanding Vast Ordinary Shares. Pursuant to the MEP De-SPAC Side Deed, current MEP Participants, who will hold approximately 12.3% of the outstanding Vast Ordinary Shares (assuming that the MEP Participants do not receive any Earnout Shares that they may be entitled to under the MEP De-SPAC Side Deed), have agreed to vote 100% of the Vast Ordinary Shares received in the MEP Share Conversion as directed by AgCentral until the second anniversary of the consummation of the Business Combination, 66.7% of the Vast Ordinary Shares received in the MEP Share Conversion as directed by AgCentral from the second anniversary of the consummation of the Business Combination until the third anniversary of the consummation of the Business Combination and 33.3% of the Vast Ordinary Shares received in the MEP Share Conversion as directed by AgCentral from the third anniversary of the consummation of the Business Combination until the fourth anniversary of the consummation of the business Combination. As a result, AgCentral will be able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, any amendment of the Constitution and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholders.
Even if the Business Combination is consummated, there is no guarantee that the Vast Warrants will be in the money at the time they become exercisable, and they may expire worthless.
After the consummation of the Business Combination, the exercise price for the Vast Warrants will be $11.50 per Vast Ordinary Share. There is no guarantee that the Vast Warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the Vast Warrants may expire worthless.
Vast may amend the terms of the Vast Public Warrants in a manner that may be adverse to holders of Vast Public Warrants with the approval by the holders of at least 50% of the then-outstanding Vast Public Warrants. Vast may amend the terms of the Vast Private Placement Warrants in a manner that may be adverse to holders of Vast Private Placement Warrants with the approval by the holders of at least 50% of the then-outstanding Vast Private Placement Warrants. As a result, the exercise price of the Vast Warrants could be increased, the exercise period could be shortened and the number of Vast Ordinary Shares purchasable upon exercise of a Vast Warrant could be decreased, all without a holder’s approval.
The NETC Warrants were issued in registered form under the NETC Warrant Agreements. Vast will assume the NETC Warrant Agreements in connection with the consummation of the Business Combination and will enter into such amendments as are necessary to give effect to the provisions of the Business Combination Agreement (the “Vast Warrant Agreements”). The NETC Warrant Agreements provides that the terms of the NETC Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding NETC public warrants to make any other modifications or amendments, including any change that adversely affects the interests of the registered holders of NETC public warrants. Accordingly, NETC may amend the terms of the NETC public warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding NETC public warrants (or, in the case of an amendment that adversely affects the NETC public warrants in a different manner than the NETC private placement warrants or vice versa,

65% of the then-outstanding NETC public warrants and 65% of the then-outstanding NETC private placement warrants, voting as separate classes) approve of such amendment. Although NETC’s ability to amend the terms of the NETC public warrants with the consent of at least 50.0% of the then-outstanding NETC public warrants (or, if applicable, 65% of the then-outstanding NETC public warrants and 65% of the then-outstanding NETC private placement warrants, voting as separate classes) is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the NETC Warrants, convert the NETC Warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of NETC Class A Common Stock purchasable upon exercise of a warrant. The Vast Warrant Agreement will include substantially similar amendment terms with respect to the Vast Warrants.
Vast may redeem unexpired Vast Public Warrants prior to their exercise at a time that is disadvantageous to such warrant holders, thereby making such warrants worthless.
Under the NETC Warrant Agreements, assumed by Vast in connection with the Business Combination, Vast will have the ability to redeem outstanding Vast Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of Vast Ordinary Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 Trading Days within a 30 Trading Day period ending on the third Trading Day prior to the date on which Vast gives proper notice of such redemption and provided certain other conditions are met. The shares of NETC Common Stock have never traded above the $18.00 per share threshold required for redemption. If and when the Vast Public Warrants become redeemable by Vast, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Vast Public Warrants could force you (a) to exercise your Vast Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (b) to sell your Vast Public Warrants at the then-current market price when you might otherwise wish to hold your Vast Public Warrants or (c) to accept the nominal redemption price which, at the time the outstanding Vast Public Warrants are called for redemption, is likely to be substantially less than the market value of your Vast Public Warrants. Additionally, if a significant number of holders of Vast Public Warrants exercise their Vast Public Warrants instead of accepting the nominal redemption price, the issuance of those shares would dilute other equity holders, which could reduce the market price of Vast Ordinary Shares. None of the Vast Private Placement Warrants will be redeemable by Vast.
Vast’s ability to require holders of Vast Public Warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of Vast Ordinary Shares upon their exercise of their Vast Public Warrants than they would have received had they been able to exercise their Vast Public Warrants for cash.
If Vast calls the Vast Public Warrants for redemption after the redemption criteria have been satisfied (only if the reported last sale price of Vast Ordinary Shares equals or exceeds $18.00 per share for any 20 Trading Days within a 30 Trading Day period ending on the third business day prior to the notice of redemption to warrant holders, and if there is a current registration statement in effect with respect to the Vast Ordinary Shares underlying such Vast Public Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption), Vast will have the option to require any holder that wishes to exercise its Vast Public Warrants to do so on a “cashless basis.” If Vast chooses to require holders to exercise their warrants on a cashless basis, the number of Vast Ordinary Shares received by a holder upon exercise will be fewer than it would have been had such holder exercised its warrants for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.
The Vast Private Placement Warrants will be identical to the Vast Public Warrants except that the Vast Private Placement Warrants will be exercisable for cash (even if a registration statement covering the Vast Ordinary Shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us.

NETC stockholders who redeem their shares of NETC Common Stock may continue to hold any NETC public warrants that they own, which will result in additional dilution to non-redeeming NETC stockholders’ ownership in Vast upon exercise of such public warrants, as applicable.
If a NETC public stockholder exercises its redemption rights, such exercise will not result in the loss of any NETC Warrants that it may hold. If a substantial number of, but not all, NETC public stockholders exercise their redemption rights, any non-redeeming NETC stockholders would experience dilution to the extent such NETC public warrants are exercised and additional NETC Class A Common Stock is issued. Assuming (i) all redeeming NETC stockholders acquired NETC Units in the NETC IPO and continue to hold the NETC public warrants that were included in the NETC Units, and (ii) maximum redemptions of shares of NETC Class A Common Stock held by the redeeming NETC stockholders, 13,800,000 public warrants would be retained by redeeming NETC stockholders with a value of approximately $2.1 million based on the market price of $0.15 per NETC public warrant based on the closing price of the NETC public warrants on the NYSE on November 1, 2023, the record date. As a result of the redemption, the redeeming NETC stockholders would recoup their entire investment and continue to hold Vast Warrants with an aggregate market value of approximately $1.66 million post-Closing, while non-redeeming NETC stockholders would suffer additional dilution in their percentage ownership and voting interest of Vast upon exercise of the Vast Warrants held by redeeming NETC stockholders or upon exercise of the Vast Warrants.
The NETC Warrant Agreements designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of NETC Warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with NETC.
The NETC Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against NETC arising out of or relating in any way to the NETC Warrant Agreements, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that NETC irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. NETC will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any person or entity purchasing or otherwise acquiring any interest in any NETC Warrants shall be deemed to have notice of and to have consented to the forum provisions in the NETC Warrant Agreements. If any action, the subject matter of which is within the scope of the forum provisions of the NETC Warrant Agreements, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of NETC Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.
There is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with NETC, which may discourage such lawsuits. Additionally, warrant holders who do bring a claim in the courts of the State of New York or the United States District Court for the Southern District of New York could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near New York. Alternatively, if a court were to find this provision of each of the NETC Warrant Agreements inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, NETC may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect NETC’s business, financial condition and results of operations and result in a diversion of the time and resources of NETC management and board of directors.

Notwithstanding the foregoing, these provisions of the NETC Warrant Agreements do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.
The Vast Warrant Agreement will include the same choice-of-forum provisions and the holders of Vast Warrants will be subject to substantially similar risks.
A significant portion of Vast’s total outstanding shares will be restricted from immediate resale but may be sold into the market shortly after the Business Combination. This could cause the market price of Vast Ordinary Shares to drop significantly, even if its business is performing well.
Sales of a substantial number of Vast Ordinary Shares in the public market could occur at any time after the consummation of the Business Combination. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Vast Ordinary Shares. After the Business Combination (and assuming no redemptions by NETC public stockholders of NETC public shares), the NETC initial stockholders will hold approximately 11.5% of the outstanding Vast Ordinary Vast Ordinary Shares received in exchange for the shares of NETC Class F Common Stock and 1,500,000 Vast Ordinary Shares issued to NETC as Accelerated Earnback Shares. Under 85% redemption scenario, the NETC initial stockholders will hold approximately 14.6% of the outstanding Vast Ordinary Shares, and under a 100% redemption scenario, the NETC initial stockholders will hold 14.9% of the outstanding Vast Ordinary Shares. Additionally, in connection with the Interim Company Financing, PIPE Financing and Incremental Funding Commitment Fee, Nabors Lux will receive 1,820,588 Vast Ordinary Shares.
In connection with the execution of the Business Combination Agreement, on February 14, 2023, NETC Sponsor entered into the Support Agreement, pursuant to which, among other things, NETC Sponsor, Nabors Lux and NETC’s independent directors agreed to (i) certain restrictions on the transfer of their Founder Shares and NETC private placement warrants, (ii) vote all Founder Shares held by it in favor of the adoption and approval of the Business Combination Agreement and the Business Combination, (iii) waive its anti-dilution rights with respect to the Founder Shares held by it in connection with the consummation of the Business Combination and (iv) enter into the Shareholder and Registration Rights Agreement, and NETC Sponsor will have the right to be issued up to 2,400,000 Sponsor Earnback Shares during the Earnout Period upon satisfaction of certain price targets.
Vast, NETC and the other parties thereto will enter into the Shareholder and Registration Rights Agreement, pursuant to which Vast will agree that, within 60 days of the Closing, Vast will file with the SEC (at Vast’s sole cost and expense) the Resale Registration Statement, and Vast will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the holders of certain securities held by or issuable to certain existing shareholders of Vast and NETC can demand Vast’s assistance with underwritten offerings and exercise demand or piggyback rights with respect to such offerings. Additionally, the holder parties thereto will be subject to a lock-up for a period of six months after the Closing, whereby each holder will be prohibited, subject to certain exceptions, from selling, contracting to sell, pledging, granting any option to purchase, making any short sale or otherwise disposing of the equity securities held by such holder, whether held at the Closing or acquired thereafter.
In addition, concurrently with signing of the Business Combination Agreement, the MEP Participants entered into the MEP Deed and MEP De-SPAC Side Deed, pursuant to which, among other things, the MEP Participants agreed to a lock-up of the Vast Ordinary Shares held by them following the MEP Share Conversion and any allocation of Vast Ordinary Shares under the MEP Deed and MEP De-SPAC Side Deed. Following the Closing, the MEP Participants agreed not to, subject to certain exceptions, transfer or otherwise dispose of, or transfer, in whole or in part, any of the economic consequences of the Vast Ordinary Shares, (i) 100.0% of their Vast Ordinary Shares for a period of two years following the Closing, (ii) 66.7% of their Vast Ordinary Shares for a period of three years following the Closing and (iii) 33.3% of their Vast Ordinary Shares for a period of four years following the Closing, provided that, on the date that is six months following the Closing, each MEP Participant may, with 10 business days’ prior written notice to

Vast, elect to dispose of $350,000 worth of such MEP Participant’s Vast Ordinary Shares, subject to a limit of $2,000,000, in the aggregate, of dispositions by all MEP Participants thereunder.
Further, concurrently with the signing of the Business Combination Agreement, Nabors Lux and AgCentral each entered into the Equity Subscription Agreements with Vast, pursuant to which, among other things, Nabors Lux and AgCentral agreed, subject to the Closing occurring, to subscribe for and purchase, and Vast agreed to issue and sell to each of Nabors Lux and AgCentral, up to the number of Vast Ordinary Shares provided for in the applicable Equity Subscription Agreement in exchange for the purchase price set forth therein, in each case, on the terms and subject to the conditions set forth therein (in each case, reduced dollar for dollar by the proceeds received from Nabors Lux and AgCentral, as applicable, pursuant to their respective Notes Subscription Agreement).
Vast may enter into additional Notes Subscription Agreements and Equity Subscription Agreements between the date of the Business Combination Agreement and the Closing, with investors reasonably acceptable to NETC and on terms and conditions that are no more favorable to such investor in any material respect then the Notes Subscription Agreement and Equity Subscription Agreements, as applicable.
For more information about the Shareholder and Registration Rights Agreement, the Notes Subscription Agreement, the Equity Subscription Agreements and the PIPE Financing, see the sections entitled “The Business Combination Agreement and Related Agreements — Related Agreements — Form of Shareholder and Registration Rights Agreement” and “The Business Combination Agreement and Related Agreements — Related Agreements — Subscription Agreements.”
Following the Business Combination, if securities or industry analysts do not publish or cease publishing research or reports about Vast, its business or its market, or if they change their recommendations regarding Vast Ordinary Shares adversely, the price and trading volume of Vast Ordinary Shares could decline.
The trading market for Vast Ordinary Shares will be influenced by the research and reports that industry or securities analysts may publish about Vast, its business, its market or its competitors. If any of the analysts who may cover Vast following the Business Combination change their recommendation regarding Vast Ordinary Shares adversely, or provide more favorable relative recommendations about its competitors, the price of Vast Ordinary Shares would likely decline. If any analyst who may cover Vast following the Business Combination were to cease their coverage or fail to regularly publish reports on Vast, Vast could lose visibility in the financial markets, which could cause its stock price or trading volume to decline.
The price at which Vast Ordinary Shares are quoted on Nasdaq may increase or decrease due to a number of factors, which may negatively affect the price of Vast Ordinary Shares.
The price at which Vast Ordinary Shares are quoted on Nasdaq may increase or decrease due to a number of factors. These factors may cause Vast Ordinary Shares to trade at prices above or below the price at which Vast Ordinary Shares are being offered under this document. There is no assurance that the price of Vast Ordinary Shares will increase following the quotation of Vast Ordinary Shares on Nasdaq, even if Vast’s operations and financial performance improves. Some of the factors which may affect the price of Vast Ordinary Shares include:
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fluctuations in the domestic and international market for listed stocks;

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general economic conditions, including interest rates, inflation rates, exchange rates, commodity and oil prices;

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changes to government fiscal, monetary or regulatory policies, legislation or regulation;

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inclusion in or removal from market indices;

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changes to government fiscal, monetary or regulatory policy, legislation or regulation;

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acquisition and dilution;

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pandemic risk;

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the nature of the markets in which Vast operates; and

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general operational and business risks.

Other factors which may negatively affect investor sentiment and influence Vast, specifically or the stock market more generally include acts of terrorism, an outbreak of international hostilities or tensions, fires, floods, earthquakes, labor strikes, civil wars, natural disasters, outbreaks of disease or other man-made or natural events. Vast has a limited ability to insure against some of the risks mentioned above.
In the future, Vast may need to raise additional funds which may result in the dilution of Vast’s shareholders, and such funds may not be available on favorable terms or at all.
Vast may need to raise additional capital in the future and may elect to issue shares (including pursuant to incentive arrangements) or engage in fundraising activities for a variety of reasons, including funding acquisitions or growth initiatives. Vast shareholders may be diluted as a result of such issues of Vast Ordinary Shares and fundraisings.
Additionally, pursuant to the terms of the Shareholder and Registration Rights Agreement, in connection with any Superior Capital Raise, (A) if the investor in such Superior Capital Raise receives Vast Ordinary Shares, Nabors will have the right to receive a make-whole issuance of shares so that the aggregate number of Vast Ordinary Shares received by Nabors and its affiliates for their investment under the Nabors Backstop Nabors is equal to the number of Vast Ordinary Shares they would have received had the price for all such shares been the Lower Capital Price and (B) if the investor in such Superior Capital Raise receives any security other than Vast Ordinary Shares, Nabors will have the right to exchange, to the extent there would not be significant impediments to the timely consummation of such an exchange, the equity interests (and the debt interests received in exchange for equity interests in a prior exchange under this provision) still held by Nabors (and its affiliates) that were purchased pursuant to the Nabors Backstop Agreement (excluding any shares that were issued as Accelerated Earnback Shares) for debt or equity interests on the terms issued in the Superior Capital Raise, so that Nabors (or its affiliates) hold the debt or equity interests they would have held had the investment under the Nabors Backstop Agreement been conducted on the terms of the Superior Capital Raise, in each case, as further described and subject to the conditions set forth in the Shareholder and Registration Rights Agreement. The Shareholder and Registration Rights Agreement will also provide that, until the Additional Rights Expiration Date, Nabors will have a consent right over all debt or equity capital raised by Vast (excluding certain issuances of securities pursuant to (i) compensatory stock or option plans, (ii) contracts existing as of the date of the Nabors Backstop Agreement, (iii) securities issued pursuant to convertible securities issued or issuable pursuant to agreements existing as of the date of the Nabors Backstop Agreement and (iv) a bona fide merger or acquisition with an unrelated third party that is, itself, directly or indirectly, an operating company or an owner of an asset in a business synergistic with the business of Vast) until the Additional Rights Expiration Date. Together, these provisions could adversely affect Vast’s ability to obtain financing on terms acceptable to it, or at all, and may result in dilution to Vast shareholders.
Additionally, Vast may raise additional funds through the issuance of debt securities or through obtaining credit from government or financial institutions. Vast cannot be certain that additional funds will be available on favorable terms when required, or at all. If Vast cannot raise additional funds when needed, its financial condition, results of operations, business and prospects could be materially and adversely affected. If Vast raises funds through the issuance of debt securities or through loan arrangements, the terms of such securities or loans could require significant interest payments, contain covenants that restrict Vast’s business, or other unfavorable terms.
There is no guarantee that Vast will pay dividends or make other distributions in the future. If Vast is able to pay dividends, there is no guarantee that Vast will be able to offer fully franked dividends.
Vast’s ability to pay dividends or make other distributions in the future is contingent on profits and certain other factors, including the capital and operational expenditure requirements of the business. Under the Corporations Act, a dividend may only be paid if Vast’s assets exceed its liabilities immediately before the dividend is declared and the excess is sufficient for the payment of the dividend, the payment of the dividend is fair and reasonable to Vast’s shareholders as a whole and the payment of the dividend does not materially prejudice Vast’s ability to pay its creditors. Therefore, there is no assurance that dividends will be paid. Moreover, to the extent that Vast pays any dividends, Vast’s ability to offer fully franked dividends is contingent on making taxable profits. Vast’s taxable profits may be difficult to predict, making the payment of franked dividends unpredictable. A component of Australia’s corporate tax system is dividend imputation, whereby some or all of the tax paid by a company may be attributed, or imputed, to the shareholders by way of a tax credit (known as a franking credit) to reduce income tax payable on that dividend income. A dividend that is “fully franked” carries a franking credit equivalent to the tax paid by the company on those profits distributed to Australian shareholders. A fully franked dividend distributed to non-Australian shareholders is not subject to Australian dividend withholding tax. The value of franking credits to a Vast shareholder will differ depending on the Vast shareholder’s particular tax circumstances. Vast shareholders should also be aware that the ability to use franking credits, either as a tax offset or to claim a refund after the end of the income year, will depend on the individual tax position of each Vast shareholder. See the section entitled “Material Australian Tax Considerations” for more information regarding the Australian tax consequences of future Vast dividends.
No public market for Vast Ordinary Shares currently exists, and an active trading market may not develop or be sustained following the Business Combination.
If Vast Ordinary Shares are quoted on Nasdaq, there can be no guarantee that an active trading market for Vast Ordinary Shares will develop or that the price of Vast Ordinary Shares will increase. There may be relatively few potential buyers or sellers of Vast Ordinary Shares on Nasdaq at any time. This may increase the volatility of the market price of Vast Ordinary Shares. It may also affect the prevailing market price at which Vast shareholders are able to sell their Vast Ordinary Shares. This may result in Vast shareholders receiving a market price for their Vast Ordinary Shares that is less than the value of their initial investment.
Vast may be required in the future to raise additional capital through public or private financing or other arrangements. If Vast is unable to raise such capital when needed, or on acceptable terms, Vast may not be able to grow its business or respond to competitive pressures.
Vast may be required in the future to raise capital through public or private financing or other arrangements. Pursuant to the terms of the Shareholder and Registration Rights Agreement, in connection with any Superior Capital Raise, (A) if the investor in such Superior Capital Raise receives Vast Ordinary Shares, Nabors will have the right to receive a make-whole issuance of shares so that the aggregate number of Vast Ordinary Shares received by Nabors and its affiliates for their investment under the Nabors Backstop Nabors is equal to the number of Vast Ordinary Shares they would have received had the price for all such shares been the Lower Capital Price and (B) if the investor in such Superior Capital Raise receives any security other than Vast Ordinary Shares, Nabors will have the right to exchange, to the extent there would not be significant impediments to the timely consummation of such an exchange, the equity interests (and the debt interests received in exchange for equity interests in a prior exchange under this provision) still held by Nabors (and its affiliates) that were purchased pursuant to the Nabors Backstop Agreement (excluding any shares that were issued as Accelerated Earnback Shares) for debt or equity interests on the terms issued in the Superior Capital Raise, so that Nabors (or its affiliates) hold the debt or equity interests they would have held had the investment under the Nabors Backstop Agreement been conducted on the terms of the Superior Capital Raise, in each case, as further described and subject to the conditions set forth in the Shareholder and Registration Rights Agreement. The Shareholder and Registration Rights Agreement will also provide that, until the Additional Rights Expiration Date, Nabors will have a consent right over all debt or equity capital raised by Vast (excluding certain issuances of securities pursuant to (i) compensatory stock or option plans, (ii) contracts existing as of the date of the Nabors Backstop Agreement, (iii) securities issued pursuant to convertible securities issued or issuable pursuant to agreements existing as of the date of the Nabors Backstop Agreement and (iv) a bona fide merger or acquisition with an unrelated third party that is, itself, directly or indirectly, an operating company or an owner of an asset in a business synergistic with the business of Vast) until the Additional Rights Expiration Date. Together, these provisions could adversely affect Vast’s ability to obtain financing on terms acceptable to it, or at all, and may result in dilution to Vast shareholders. A failure to raise capital when needed could harm Vast’s business. If Vast cannot raise funds on acceptable terms, it may not be able to grow its business or respond to competitive pressures.

It may be difficult to enforce a judgment in the United States against Vast and its officers and directors, assert U.S. securities laws claims in Australia or serve process on Vast’s officers and directors.
Vast is incorporated in Australia. The majority of Vast’s directors and executive officers are and will be non-residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. There is doubt as to the enforceability in Australia in original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the federal securities laws of the United States. In Australia, civil liability of directors and officers is dealt with by both common law and by various statutes, including the Corporations Act and the Civil Liability Act 2003 (Qld).
Vast’s Constitution and other Australian laws and regulations applicable to Vast may adversely affect Vast’s ability to take actions that could be deemed beneficial to Vast shareholders.
As an Australian public company, Vast is subject to different corporate requirements than a corporation organized under the laws of the United States. Vast’s Constitution, as well as the Corporations Act, set forth various rights and obligations that are unique to Vast as an Australian company. These requirements may limit or otherwise adversely affect Vast’s ability to take actions that could be beneficial to Vast’s shareholders, including provisions that:
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specify that general meetings of Vast’s shareholders can be called only by the Vast Board or otherwise by shareholders in accordance with the Corporations Act;

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allow the directors to appoint a person either as an additional director or as a director to fill a casual vacancy (i.e., a vacancy, which arises due to a person ceasing to be a director of a company prior to the general meeting of the company); and

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allow the activities of the company to be managed by, or under the direction of, the directors.

Australian laws may also have the effect of delaying or preventing a change of control or changes in management. For example, the Corporations Act includes provisions that:
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require that shareholder approvals be effected at a duly called general meeting (including the annual general meeting) and not by written consent;

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permit shareholders to requisition a general meeting only if shareholders with at least 5% voting power request the meeting; and

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require the approval of shareholders with at least 75% voting power to amend the provisions of Vast’s Constitution.

In addition, Vast will also be subject to Australia’s takeovers laws. Australia’s Takeovers Panel is a peer review body that operates as the primary forum for the resolution of takeover disputes in Australia. ASIC is the main body responsible for regulating and enforcing Australia’s takeovers laws, and has the power to refer matters to the Takeovers Panel. Australia’s takeovers laws regulate both Australian entities listed on a prescribed financial market operated in Australia and Australian companies that have more than 50 registered members. For so long as Vast meets this criteria, it will be subject to the rules and restrictions applying under Australia’s takeovers laws. Acquisitions of interests in Vast may also be subject to FIRB Approval as described in the section entitled “Regulatory Approvals Related to the Business Combination.”
Australian takeovers laws prevent a person acquiring interests in the voting shares of Vast, where, as a result of the acquisition, that person or someone else’s voting power in the company increases from 20% or below to more than 20%, or from a starting point that is above 20% and below 90%. Exceptions to this restriction include an acquisition of no more than 3% of the voting shares in the company within a six month period, an acquisition made with shareholder approval, an acquisition made under a takeover bid conducted in accordance with Australian law or an acquisition that results from a court-approved compromise or arrangement (such as a scheme of arrangement). If, as a result of any actions prior to the consummation of the Business Combination, any person’s voting power breaches a permitted threshold described above, the parties will take all necessary and appropriate steps to obtain all relevant approvals to the maximum extent possible prior to the consummation of the Business Combination (including but not limited to shareholder approval) and/or obtain relevant relief from ASIC.
Australian takeover laws may also impact the manner in which Vast responds or reacts to any takeover bid or other corporate control transaction. For example: (i) Vast’s ability to enter into deal protection arrangements with a bidder are subject to certain limitations; and (ii) Vast may not, without the approval of its shareholders, be able to perform certain actions that could have the effect of frustrating a takeover offer, such as issuing shares or carrying out acquisitions or disposals or entering into arrangements that may grant options or rights in respect of Vast’s shares or assets.
If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of NETC’s securities and Vast’s securities may decline.
If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of NETC’s securities prior to the Closing may decline. The market values of NETC’s securities at the time of the Business Combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement or the date on which NETC’s stockholders vote on the Business Combination. Furthermore, if the Closing does not occur promptly after the NETC special meeting, the market value of NETC’s securities may fluctuate significantly between such date and the Closing.
In addition, following the Business Combination, fluctuations in the price of Vast’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, trading in NETC Class A Common Stock has not been active. Accordingly, the valuation ascribed to NETC Class A Common Stock in the Business Combination may not be indicative of the price that will prevail in the trading market of Vast Ordinary Shares following the Business Combination. If an active market for Vast’s securities develops and continues, the trading price of Vast’s securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond Vast’s control. Any of the factors listed below could have a material adverse effect on your investment in NETC’s securities prior to the Business Combination or Vast’s securities following the Business Combination and such securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of such securities may not recover and may experience a further decline.
Factors affecting the trading price of Vast’s securities following the Business Combination may include:
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actual or anticipated fluctuations in its financial results or the financial results of companies perceived to be similar to Vast;

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changes in the market’s expectations about Vast’s operating results;

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success of competitors;

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Vast’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

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changes in financial estimates and recommendations by securities analysts concerning Vast or the market in general;

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operating and stock price performance of other companies that investors deem comparable to Vast;

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Vast’s ability to market new and enhanced products and technologies on a timely basis;

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changes in laws and regulations affecting Vast’s business;

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Vast’s ability to meet compliance requirements;

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commencement of, or involvement in, litigation involving Vast;

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changes in Vast’s capital structure, such as future issuances of securities or the incurrence of additional debt;

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the volume of Vast Ordinary Shares available for public sale;

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any major change in the board of directors or management of Vast;

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sales of substantial amounts of Vast Ordinary Shares by Vast’s directors, executive officers or significant shareholders or the perception that such sales could occur; and

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general economic and political conditions such as recessions; fluctuations in interest rates, fuel prices and international currency; and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of NETC’s and Vast’s securities irrespective of their operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of NETC’s and Vast’s securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to Vast following the Business Combination could depress Vast’s stock price regardless of its business, prospects, financial conditions or results of operations. A decline in the market price of Vast’s securities also could adversely affect Vast’s ability to issue additional securities and its ability to obtain additional financing in the future.
Nasdaq may not list Vast’s securities on its exchange and, even if Nasdaq does list Vast’s securities, Nasdaq may delist Vast securities from trading on its exchange, which could limit investors’ ability to make transactions in Vast securities and subject Vast to additional trading restrictions.
Vast cannot assure you that its securities will become listed and, if they do become listed, that they will continue to be listed on Nasdaq after the consummation of the Business Combination. In connection with the Business Combination, Vast will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of Vast’s securities on Nasdaq. Vast cannot assure you that it will be able to meet the initial listing requirements at that time. Vast’s continued eligibility for listing may depend on, among other things, the number of shares of NETC Class A Common Stock that are redeemed.
If Vast fails to meet the initial listing requirements and Nasdaq does not list its securities on its exchange, or if Nasdaq delists Vast securities from trading on its exchange and Vast is not able to list its securities on another national securities exchange, Vast expects that its securities could be quoted on an over-the-counter market. If this were to occur, Vast could face significant material adverse consequences, including:
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a limited availability of market quotations for Vast securities;

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reduced liquidity for Vast securities;

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a determination that Vast Ordinary Shares are a “penny stock” which will require brokers trading in Vast Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for Vast securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If Vast’s securities are not listed on Nasdaq or another national securities exchange, such securities would not qualify as covered securities and Vast would be subject to regulation in each state in which Vast offers its securities because states are not preempted from regulating the sale of securities that are not covered securities.
As a “foreign private issuer” under the rules and regulations of the SEC, Vast is permitted to, and may, file less or different information with the SEC than a company incorporated in the United States or otherwise not filing as a “foreign private issuer,” and will follow certain home country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers. Accordingly, there may be less publicly available information concerning Vast than there is for issuers that are not foreign private issuers.
As a foreign private issuer, Vast will be exempt from certain rules under the Exchange Act, including certain disclosure and procedural requirements applicable to proxy solicitations under Section 14 of the

Exchange Act, Vast’s Board, officers and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act, and Vast is not required to file periodic reports and financial statements with the SEC as frequently or as promptly as companies whose securities are registered under the Exchange Act but are not foreign private issuers. Foreign private issuers are also not required to comply with Regulation Fair Disclosure (“Regulation FD”), which restricts the selective disclosure of material non-public information. Accordingly, there may be less publicly available information concerning Vast than there is for companies whose securities are registered under the Exchange Act but are not foreign private issuers, and such information may not be provided as promptly as it is provided by such companies.
In addition, certain information may be provided by Vast in accordance with Australian law, which may differ in substance or timing from such disclosure requirements under the Exchange Act. As a “foreign private issuer” whose shares are intended to be listed on Nasdaq, Vast is permitted, subject to certain exceptions, to follow certain home country rules in lieu of certain Nasdaq listing requirements. A foreign private issuer must disclose in its annual reports filed with the SEC each Nasdaq requirement with which it does not comply, followed by a description of its applicable home country practice. Vast intends to follow Australian practice in lieu of Nasdaq Listing Rules 5250(b)(3), 5250(d), 5605(b) 5605(d)(2), 5605I, 5620(b) and 5635. As a result, Vast will not be required to (i) disclose the material terms of all agreements and arrangements related to director and director nominee compensation, (ii) distribute annual and interim reports within a reasonable period of time following filing with the SEC, (iii) have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act), (iv) have regularly scheduled executive sessions with only independent directors, (v) have a compensation committee consisting entirely of independent directors, (vi) have its director nominations be made, or recommended to the full board of directors, by its independent directors or by a nominations committee that is comprised entirely of independent directors and that it adopt a written charter or board resolution addressing the nominations process, (vii) solicit proxies and distribute proxy statements in connection with shareholder meetings, (viii) comply with Nasdaq’s minimum quorum threshold, (ix) have related parted transactions reviewed and overseen by the audit committee or another independent body of the board or (x) obtain shareholder approval for certain dilutive events, such as an issuance that will result in a change of control, certain transactions other than a public offering involving issuances of 20% or greater interests in the company and certain acquisitions of the shares or assets of another company. See “Description of Vast Securities — Certain Disclosure Obligations of Vast” and “Management of Vast After the Business Combination” for additional information.
Vast could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of Vast’s outstanding voting securities become directly or indirectly held of record by U.S. Holders and any one of the following is true: (i) the majority of Vast’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of Vast’s assets are located in the United States; or (iii) Vast’s business is administered principally in the United States. If Vast loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, Vast would likely incur substantial costs in fulfilling these additional regulatory requirements and members of Vast’s management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.
Australian takeover laws will apply to the Company and any party seeking to make a proposal to acquire Vast will need to comply with those laws. They prescribe processes, disclosure and requirements which may differ from those under equivalent U.S. laws and therefore may impact the terms on which parties may be willing to make such an acquisition proposal or to acquire large numbers of Vast Ordinary Shares.
Vast is incorporated in Australia and is subject to the takeover laws of Australia. Amongst other things, Vast is subject to the Corporations Act. Subject to a range of exceptions, the Corporations Act prohibits the acquisition of a direct or indirect interest in Vast’s issued voting shares if the acquisition of that interest will lead to that person’s or someone else’s voting power in Vast increasing from 20% or below to more than 20%, or increasing from a starting point that is above 20% and below 90%. Exceptions to the general prohibition include circumstances where the person makes a formal takeover bid for Vast, if the person obtains shareholder approval for the acquisition or if the person acquires less than 3% of the voting power of Vast in any rolling six-month period. Australian takeover laws may discourage takeover offers being made for Vast or may discourage the acquisition of large numbers of Vast Ordinary Shares. If, as a result of any actions prior to the consummation of the Business Combination, any person’s voting power breaches a permitted threshold described above, the parties will take all necessary and appropriate steps to obtain all relevant approvals to the maximum extent possible prior to the consummation of the Business Combination (including but not limited to shareholder approval) and/or obtain relevant relief from ASIC.
The rights of Vast shareholders are governed by Australian law and Vast’s Constitution and differ from the rights of stockholders under U.S. corporate and securities laws. Holders of Vast Ordinary Shares may have difficulty effecting service of process in the United States or enforcing judgments obtained in the United States.
Upon Closing, Vast will be a public company incorporated under the laws of Australia. Therefore, the rights of Vast shareholders are governed by Australian law and Vast’s Constitution. These rights differ from the typical rights of stockholders of U.S. corporations. Circumstances that under U.S. law may entitle a stockholder of a U.S. company to claim damages may also give rise to a cause of action under Australian law entitling a shareholder in an Australian company to claim damages. However, this will not always be the case. Vast shareholders may have difficulties enforcing, in actions brought in courts in jurisdictions located outside the United States, liabilities under U.S. securities laws. In particular, if such a shareholder sought to bring proceedings in Australia based on U.S. securities laws, considerations include:
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it may not be possible, or may be costly or time consuming, to effect service of process in the United States upon Vast or its non-U.S. resident directors or executive officers;

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it may be difficult to enforce a judgment obtained in a U.S. court against Vast or its directors, including judgments under U.S. federal securities laws;

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an Australian court may deny the recognition or enforcement of punitive damages or other awards or reduce the amount of damages granted by a U.S. court;

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issues of private international law may apply which may lead to disputes about where court action or proceedings should be allowed to commence or continue, or which law of which jurisdiction applies and to which parts of the litigation;

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an Australian court may not recognize a claim or may refuse to enforce it, in which case a claim may be required to be re-litigated before an Australian court in which procedure differs from U.S. civil procedure in a number of respects;

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in applying Australian conflict of laws rules, that U.S. law (including U.S. securities laws) may not apply to the relationship between Vast shareholders and Vast or Vast’s directors and officers; and/or

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that the U.S. securities laws may be regarded as having a public or penal nature and should not be enforced by the Australian court.

Vast shareholders may also have difficulties enforcing in courts outside the United States judgments obtained in the U.S. courts against any of Vast’s directors and executive officers or Vast, including actions under the civil liability provisions of the U.S. securities laws. See the sections entitled “Comparison of Shareholder Rights” and “Description of Vast Securities” for additional information regarding the rights of Vast shareholders.
Vast Ordinary Shares are subject to Australian insolvency laws which are substantially different from U.S. insolvency laws and may offer less protections to Vast shareholders compared to U.S. insolvency laws.
As a company incorporated under the laws of Australia, Vast is subject to Australian insolvency laws and may also be subject to the insolvency laws of other jurisdictions in which Vast conducts business or has assets. These laws may apply where any insolvency proceedings or procedures are to be initiated against Vast. Australian insolvency laws may offer Vast shareholders less protection than they would have had under U.S. insolvency laws and it may be more difficult (or even impossible) for shareholders to recover the amount they could expect to recover in a liquidation under U.S. insolvency laws.

Vast’s Constitution and other Australian laws and regulations will apply to any corporate and other actions which it may seek to take in the interests of its shareholders. The terms on which such actions can be taken may be adversely affected by Vast’s Constitution and those Australian laws and regulations.
As an Australian company, Vast is subject to different corporate requirements than a corporation organized under the laws of the United States. Vast’s Constitution, as well as the Corporations Act, set forth various rights and obligations that are unique to Vast as an Australian company. These requirements may limit or otherwise adversely affect Vast’s ability to take actions that could be beneficial to Vast’s shareholders, including provisions that:
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specify that general meetings of Vast’s shareholders can be called only by the Vast Board or otherwise by shareholders in accordance with the Corporations Act;

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allow the directors to appoint a person either as an additional director or as a director to fill a casual vacancy (i.e., a vacancy, which arises due to a person ceasing to be a director of a company prior to the general meeting of the company); and

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allow the activities of the company to be managed by, or under the direction of, the directors.

Provisions of the laws of Australia may also have the effect of delaying or preventing a change of control or changes in Vast’s management. For example, the Corporations Act includes provisions that:
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require that any action to be taken by Vast’s shareholders be effected at a duly called general meeting (including the annual general meeting) and not by written consent;

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permit shareholders to requisition a general meeting only if shareholders with at least 5% voting power request the meeting; and

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require the approval of shareholders with at least 75% voting power to amend the provisions of Vast’s Constitution.

Acquisitions of interests in Vast may also be subject to FIRB Approval as described in the section entitled “Regulatory Approvals Related to the Business Combination.” In addition, because Vast will be a public company incorporated in Australia and will have more than 50 registered members, it will be subject to Australia’s takeovers laws. Australia’s Takeovers Panel is a peer review body that operates as the primary forum for the resolution of takeover disputes in Australia. ASIC is the main body responsible for regulating and enforcing Australia’s takeovers laws, and has the power to refer matters to the Takeovers Panel. Australia’s takeovers laws regulate both Australian entities listed on a prescribed financial market operated in Australia and Australian companies that have more than 50 registered members. For so long as Vast meets this criteria, it will be subject to the rules and restrictions applying under Australia’s takeovers laws in respect of the manner in which it responds or reacts to any takeover bid or other corporate control transaction, including but not limited to the following: (i) Vast’s ability to enter into deal protection arrangements with a bidder would be limited; and (ii) Vast may not, without the approval of its shareholders, be able to perform certain actions that could have the effect of frustrating an offer, such as issuing shares or carrying out acquisitions or disposals or entering into arrangements that may grant options or rights in respect of Vast’s shares or assets.
Vast expects to be a “controlled company” within the meaning of the Nasdaq Listing Rules and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.
Vast expects to be a “controlled company” within the meaning of the Nasdaq Listing Rules. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and will be permitted to elect to not comply with certain corporate governance requirements, including the requirement that a majority of the board of directors consist of independent directors, the requirement that the nominating and corporate governance committee is composed entirely of independent directors, and the requirement that the compensation committee is composed entirely of independent directors. Currently, Vast does not plan to utilize the exemptions available for controlled companies, but will rely on the exemption available for foreign private issuers to follow their home country governance practices instead. If Vast ceases to be a foreign private issuer or if Vast cannot rely on the home country governance practice exemption for any reason, Vast may decide to invoke the exemptions available for a controlled company as long as Vast remains a controlled company. As a result, Vast shareholders will not have the same protection afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.
Future issuances of Vast Ordinary Shares or securities convertible into, or exercisable or exchangeable for, Vast Ordinary Shares, or the expiration of lock-up provisions contained in the Shareholder and Registration Rights Agreement or MEP De-SPAC Side Deed that restrict the trading of Vast Ordinary Shares (among other equity securities of Vast), could cause the market price of Vast Ordinary Shares to decline and could result in the dilution of Vast shareholders’ holdings.
Future issuances of Vast Ordinary Shares or securities convertible into, or exercisable or exchangeable for, Vast Ordinary Shares, or the sale of Vast Ordinary Shares by the parties to the Shareholder and Registration Rights Agreement or MEP De-SPAC Side Deed after the expiration of the lock-up provisions contained therein that restrict the trading of Vast Ordinary Shares (among other equity securities of Vast), could cause the market price of Vast Ordinary Shares to decline. Vast cannot predict the effect, if any, of future issuances of its securities, or the future expirations of lock-up provisions contained in the Shareholder and Registration Rights Agreement or MEP De-SPAC Side Deed, on the price of Vast Ordinary Shares. In all events, future issuances of Vast Ordinary Shares would result in the dilution of then-existing Vast shareholders’ holdings. In addition, the perception that new issuances of Vast securities could occur, or the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of Vast Ordinary Shares. Pursuant to the MEP De-SPAC Side Deed, among other things, the MEP Participants agreed to a lock-up of the Vast Ordinary Shares held by them following the MEP Share Conversion and any allocation of Vast Ordinary Shares under the MEP Deed and MEP De-SPAC Side Deed. Following the Closing, the MEP Participants agreed not to, subject to certain exceptions, transfer or otherwise dispose of, or transfer, in whole or in part, any of the economic consequences of the Vast Ordinary Shares, (i) 100.0% of their Vast Ordinary Shares for a period of two years following the Closing, (ii) 66.7% of their Vast Ordinary Shares for a period of three years following the Closing and (iii) 33.3% of their Vast Ordinary Shares for a period of four years following the Closing, provided that, on the date that is six months following the Closing, each MEP Participant may, with 10 business days’ prior written notice to Vast, elect to dispose of $350,000 worth of such MEP Participant’s Vast Ordinary Shares, subject to a limit of $2,000,000, in the aggregate, of dispositions by all MEP Participants thereunder. In connection with the Business Combination, we will enter into the Shareholder and Registration Rights Agreement, which will prevent, subject to certain exceptions, the shareholder parties thereto from trading Vast Ordinary Shares (among other equity securities of Vast) for a period of six months after the Closing. If the restrictions under the lock-up provisions are waived, additional Vast Ordinary Shares may become available for resale, subject to applicable law, including without notice, which could reduce the market price for Vast Ordinary Shares.
If Vast is characterized as a passive foreign investment company (“PFIC”) U.S. investors may suffer adverse U.S. federal income tax consequences.
A PFIC is any foreign (i.e., non-U.S.) corporation with respect to which either: (i) 75% or more of the gross income for a taxable year constitutes passive income for purposes of the PFIC rules, or (ii) 50% or more of such foreign corporation’s assets in any taxable year (ordinarily based on the quarterly average of the value of its assets during such year) is attributable to assets that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. If Vast is or becomes a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined below under the section entitled “Material U.S. Federal Income Tax Considerations”) of Vast Ordinary Shares or Vast Public Warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. As of the date hereof, Vast has not made a determination as to its PFIC status for its current taxable year. Whether Vast is treated as a PFIC for U.S. federal income tax purposes for any taxable year is a factual determination that can only be made after the close of such taxable year and, thus, is subject to significant uncertainty. Accordingly, there can be no assurances with respect to Vast’s status as a PFIC for any taxable year. If Vast were a PFIC during a U.S. Holder’s holding period for its Vast Ordinary Shares or

Vast Public Warrants, unless the U.S. Holder makes certain elections, Vast would continue to be treated as a PFIC with respect to such U.S. Holder, even if it ceases to be a PFIC in future taxable years. U.S. investors are urged to consult their own tax advisors regarding the possible application of the PFIC rules to their investment in Vast. For a more detailed description of the PFIC rules, see the section below entitled “Material U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Considerations for U.S. Holders with Respect to the Ownership and Disposition of Vast Securities — Passive Foreign Investment Company Rules.”
Risks Related to NETC and the Business Combination
The loss of senior management or technical personnel could adversely affect NETC’s ability to successfully effect the Business Combination and Vast’s ability to successfully operate the business thereafter.
NETC’s ability to successfully effect the Business Combination is dependent upon the efforts of NETC’s key personnel. Although some of NETC’s key personnel may be appointed to Vast in senior management or advisory positions following the Business Combination, it is likely that some or all of the management of Vast will remain in place. While NETC intends to closely scrutinize any individuals it engages after the Business Combination, NETC cannot assure you that its assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause Vast to have to expend time and resources helping it become familiar with such requirements. The loss of the services of Vast’s existing senior management or technical personnel could have a material adverse effect on Vast’s business, financial condition and results of operations. Vast will also be dependent, in part, upon Vast’s existing technical personnel in connection with operating the business following the Business Combination. A loss of Vast’s existing technical personnel could seriously harm Vast’s business and results of operations.
NETC has little operating history, and you have no basis on which to evaluate its ability to successfully consummate the Business Combination.
NETC has limited operating history and was formed for the purpose of completing an Initial Business Combination. As such, you have no basis upon which to evaluate its ability to complete the Business Combination, and it may be unable to do so.
Past performance by members of NETC management team may not be indicative of an ability to complete the Business Combination or of future performance of an investment in Vast.
Past acquisition and operational experience of NETC management team and their affiliates is not a guarantee of NETC’s ability to complete the Business Combination nor, if consummated, a guarantee that the intended benefits of the Business Combination will be achieved. Certain members of the NETC management team, including William Restrepo, Colleen Calhoun and John Yearwood will be directors of Vast immediately following the Business Combination, but there is no assurance that they will continue as directors of Vast or that their views will prevail in relation to any decisions or actions taken by the Vast Board. You should not rely on the historical record of NETC management team or their affiliates’ performance as indicative of the future performance of Vast or of an investment in Vast Ordinary Shares.
NETC initial stockholders have agreed to vote in favor of the Business Combination, regardless of how NETC public stockholders vote.
Unlike some other blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by public stockholders in connection with an initial business combination, the NETC initial stockholders have agreed to vote any shares of NETC Common Stock owned by them in favor of the Business Combination. As of the date hereof, NETC initial stockholders own shares equal to approximately 41.2% of issued and outstanding shares of NETC Common Stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if the NETC initial stockholders agreed to vote any shares of NETC Common Stock owned by them in accordance with the majority of the votes cast by the NETC public stockholders. In addition to the vote of NETC Sponsor and other holders of NETC Class F Common

Stock, NETC would need 1,477,596, or 15.0% of the 9,850,641 NETC public shares to be voted in favor of Business Combination in order for it to be approved.
NETC Sponsor, certain members of the NETC Board and NETC’s officers have interests in the Business Combination that are different from or are in addition to other stockholders of NETC in recommending that NETC public stockholders vote in favor of approval of the Business Combination Proposal.
In considering the recommendation of the NETC Board to vote in favor of the Business Combination, NETC stockholders should be aware that, aside from their interests as stockholders, NETC Sponsor and certain of NETC’s directors and officers have interests in the Business Combination that are different from, or in addition to, those of other NETC stockholders generally. NETC’s directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to NETC stockholders that they approve the Business Combination. NETC stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:
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the fact that Nabors Lux and certain of NETC’s officers and directors paid an aggregate of $9,341,500 for NETC private placement warrants which, if unrestricted and freely tradable, would be valued at approximately $1.9 million based on the closing price of NETC public warrants of $0.14 per warrant on November 3, 2023 (but which are subject to a lock-up and not freely tradable for a period of six months following the Closing), all of which would expire worthless if a business combination is not consummated;

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the fact that NETC Sponsor and NETC’s officers and directors agreed in connection with the NETC IPO to waive their redemption rights, for no consideration, with respect to any shares of NETC Common Stock held by them in connection with a stockholder vote to approve the Business Combination;

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the fact that the NETC initial stockholders paid an aggregate of $25,000 for all of the NETC Class F Common Stock, and that such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $75.4 million, assuming that NETC Sponsor receives all of the shares pursuant to the Sponsor Earnback Shares, based on the closing price of NETC Class A Common Stock of $10.93 per share on November 3, 2023;

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the fact that NETC Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to stockholders rather than liquidate;

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the fact that the NETC Charter provides that NETC renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any member of NETC management on the one hand, and NETC, on the other hand; although NETC is not aware of any such corporate opportunities not being offered to it and does not believe that waiver of the corporate opportunities doctrine has materially affected NETC’s search for an acquisition target or will materially affect NETC’s ability to complete the Business Combination;

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the fact that given the differential in the purchase price that the NETC initial stockholders paid for the shares of NETC Class F Common Stock as compared to the price of the NETC Units sold in the NETC IPO and the 3,000,000 Vast Ordinary Shares that the NETC initial stockholders will receive upon exchange of the shares of NETC Class F Common Stock in connection with the Business Combination (excluding any Sponsor Earnback Shares and the Accelerated Earnback Shares), the NETC initial stockholders may earn a positive rate of return on their investment even if the Vast Ordinary Shares trade below the price initially paid for the NETC Units in the NETC IPO and the NETC public stockholders experience a negative rate of return following the completion of the Business Combination;

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the fact that up to an aggregate amount of $1.5 million of any amounts outstanding under the working capital loans made by NETC Sponsor to NETC may be converted into NETC private placement warrants to purchase NETC Class A Common Stock at a price of $1.00 per warrant at the option of NETC Sponsor and, if issued, such NETC Warrants would automatically convert into an equal number of Vast Warrants at Closing;
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the fact that each of Anthony G. Petrello, William J. Restrepo, Guillermo Sierra, and Siggi Meissner are officers of both Nabors and NETC, and Anthony G. Petrello and John Yearwood are directors of both Nabors and NETC, and Nabors and its affiliates have interests in Vast and in the Business Combination that differ from those of NETC stockholders as described below;

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the fact that concurrently with the signing of the Business Combination Agreement, Nabors Lux entered into a Notes Subscription Agreement and Equity Subscription Agreement with Vast, pursuant to which Nabors Lux agreed to purchase up to $5.0 million of Senior Convertible Notes and up to $15 million of Vast Ordinary Shares (reduced dollar for dollar by the proceeds received from Nabors Lux pursuant to its Notes Subscription Agreement), respectively;

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the fact that on October 19, 2023, Nabors Lux entered into the October Notes Subscription Agreement with Vast pursuant to which, among other things, Nabors Lux agreed to subscribe for and purchase an additional $2.5 million of Senior Convertible Notes and will receive 350,000 Vast Ordinary Shares, which the parties valued at approximately $3.57 million based off of a $10.20 price per Vast Ordinary Share, as an Incremental Funding Commitment Fee at Closing. Nabors Lux’s commitment under the Equity Subscription Agreement will be reduced, dollar-for-dollar, by the Incremental Funding;

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the fact that on October 19, 2023, Vast entered into the Nabors Backstop Agreement pursuant to which Nabors Lux agreed to purchase up to $15.0 million of Vast Ordinary Shares at a purchase price of $10.20 per share. The Nabors Backstop will serve as a backstop for redemptions of Class A Common Stock by NETC public stockholders in connection with the Business Combination Proposal and subsequent capital raised by Vast prior to or in connection with Closing from additional third parties (other than Nabors, AgCentral, CAG and their respective affiliates). Accordingly, the amount invested by Nabors pursuant to the Nabors Backstop will be reduced below $15 million, dollar-for-dollar, by (i) the balance of the cash remaining in the Trust Account after giving effect to any redemptions of NETC Class A Common Stock by NETC public stockholders in connection with the Business Combination Proposal and (ii) amounts invested by investors other than Nabors Lux, AgCentral and CAG. Therefore, the Nabors Backstop may not ultimately be funded in full or at all. NETC Sponsor will receive 1,500,000 Vast Ordinary Shares as Accelerated Earnback Shares at Closing;

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the fact that Nabors will (i) have a consent right over all debt or equity capital raised by Vast (excluding certain issuances of securities pursuant to (1) compensatory stock or option plans, (2) contracts existing as of the date of the Nabors Backstop Agreement, (3) securities issued pursuant to convertible securities issued or issuable pursuant to agreements existing as of the date of the Nabors Backstop Agreement and (4) a bona fide merger or acquisition with an unrelated third party that is, itself, directly or indirectly, an operating company or an owner of an asset in a business synergistic with the business of Vast) until the Additional Rights Expiration Date, (ii) have the right in connection with any Superior Capital Raise, (A) if the investor in such Superior Capital Raise receives Vast Ordinary Shares, to receive a make-whole issuance of shares so that the aggregate number of Vast Ordinary Shares received by Nabors and its affiliates for their investment under the Nabors Backstop Nabors is equal to the number of Vast Ordinary Shares they would have received had the price for all such shares been the Lower Capital Price and (B) if the investor in such Superior Capital Raise receives any security other than Vast Ordinary Shares, to exchange, to the extent there would not be significant impediments to the timely consummation of such an exchange, the equity interests (and the debt interests received in exchange for equity interests in a prior exchange under this provision) still held by Nabors (and its affiliates) that were purchased pursuant to the Nabors Backstop Agreement (excluding any shares that were issued as Accelerated Earnback Shares) for debt or equity interests on the terms issued in the Superior Capital Raise, so that Nabors (or its affiliates) hold the debt or equity interests they would have held had the investment under the Nabors Backstop Agreement been conducted on the terms of the Superior Capital Raise, in each case, as further described and subject to the conditions set forth in the Shareholder and Registration Rights Agreement and (iii) have the right to designate two directors to the Vast Board until the Additional Rights Expiration Date;

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the fact that concurrently with the signing of the Business Combination Agreement, Vast and Nabors Corporate, entered into the Services Agreement, pursuant to which Nabors Corporate will be entitled to certain fees set forth in statements of work entered into thereunder and the reimbursement of out-of-pocket costs and expenses in exchange for providing certain services related to operations, engineering, design planning and other operational or technical matters to Vast, and that such Services Agreement is not contingent upon the completion of the Business Combination, and consequently, Nabors, and indirectly the officers, directors and investors in NETC who are officers, directors or investors in Nabors, may indirectly benefit from this arrangement;

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the fact that concurrently with the signing of the Business Combination Agreement, Vast and NETV, entered into the Development Agreement, pursuant to which NETV will license certain of Vast’s intellectual property and Vast and NETV will work together on a project-by-project basis to develop products and/or equipment related to solar power generation with NETV receiving payment as detailed in independent project budgets entered into thereunder, and that such Development Agreement is not contingent upon the completion of the Business Combination, and consequently, Nabors, and indirectly the officers, directors and investors in NETC who are officers, directors or investors in Nabors, may indirectly benefit from this arrangement;

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the fact that if NETC management anticipates that it may not be able to consummate an Initial Business Combination by the Deadline Date, NETC may, by resolution of the NETC Board, extend the period of time to consummate an Initial Business Combination up to seven times, each by an additional one month; provided that NETC Sponsor or its affiliates or designees deposit into the Trust Account $295,519.23 (or $0.03 per NETC public share that is not redeemed in connection with the First Extension Meeting) for each one-month extension. On May 17, 2023, as permitted under the NETC Charter, the NETC Board elected to extend the date by which NETC has to consummate an Initial Business Combination from May 18, 2023 to August 18, 2023 and Nabors Lux and Greens Road Energy LLC deposited a total of $886,557.69 into the Trust Account. On each of August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023 Nabors Lux deposited an additional $295,519.23 into the Trust Account, and as a result, the Deadline Date is currently extended to December 18, 2023. NETC Sponsor may elect to convert a portion or all of such loan amount into NETC Warrants at a price of $1.00 per warrant, which warrants will be identical to the NETC private placement warrants. On November 6, 2023, NETC filed a preliminary proxy statement relating to the Second Extension Meeting to approve an amendment to NETC’s amended and restated certificate of incorporation to allow NETC’s board of directors, without another stockholder vote, to elect to extend the date by which NETC has to consummate an initial business combination up to three times for an additional one month each time (but in no event to a date later than 28 months from the closing of the NETC IPO), provided that NETC Sponsor (or its affiliates or designees) deposits into the Trust Account, for each month extension, $200,000 in exchange for a non-interest bearing, unsecured promissory note;

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the fact that the NETC Board elected to effectuate a three-month extension and extend the date by which NETC had to consummate an Initial Business Combination from February 18, 2023 to May 18, 2023 pursuant to the Prior NETC Charter. If NETC consummates an Initial Business Combination, it will repay the Extension Amount out of the proceeds of the Trust Account or, at the option of the NETC Sponsor, convert all or a portion of the loans into NETC Warrants for $1.00 per warrant, which warrants will be identical to the NETC private placement warrants. If NETC does not consummate an Initial Business Combination, NETC will repay the loans only from funds held outside of the Trust Account;

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if the Trust Account is liquidated, including in the event NETC is unable to complete an Initial Business Combination within the required time period, NETC Sponsor has agreed to indemnify NETC to ensure that the proceeds in the Trust Account are not reduced below $10.20 per NETC public share, or such lesser amount per NETC public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than NETC’s independent public accountants) for services rendered or products sold to NETC or (b) a prospective target business with which NETC has entered into an acquisition agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

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the fact that NETC Sponsor, and NETC’s officers and directors, or any of their respective affiliates, will be reimbursed for out-of-pocket expenses incurred in connection with activities on NETC’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, which expenses were approximately $4.8 million as of November 1, 2023, the record date for the NETC special meeting;

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the fact that for so long as Nabors and its affiliates beneficially own at least 50% of the Vast Ordinary Shares that Nabors and its affiliates own immediately following Closing, NETC Sponsor will have the right to nominate one director to serve on the Vast Board;

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the fact that each of (i) William Restrepo, an executive officer of NETC and Nabors, (ii) John Yearwood, a director of NETC and Nabors, and (iii) Colleen Calhoun, a director of NETC, are expected to be appointed to the Vast Board at Closing;

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the fact that certain prior relationships between Nabors and Vast exist, including (i) Nabors’ minority investment of less than 5% in Natron and Natron’s existing letter of intent for Vast to acquire up to 13,500 of Natron’s sodium-ion batteries and (ii) Nabors’ minority investment of less than 10% in Sage and Sage’s existing memorandum of understanding to evaluate opportunities to collaborate with Vast;

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the fact that NETC Sponsor and NETC’s officers and directors will lose their entire investment in NETC of approximately $6.4 million (including independent directors) or $6.2 million (excluding independent directors) and will not be reimbursed for any loans extended, fees due or out-of-pocket expenses (of which approximately $4.8 million is owed as of the record date), including the Extension Amount, any other extension payments and any working capital contributions) if an Initial Business Combination is not completed by the Deadline Date, assuming the NETC Board does not elect to further extend the period of time NETC has to consummate an Initial Business Combination in accordance with the NETC Charter; and

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the terms and provisions of the Related Agreements as set forth in detail under the section entitled “The Business Combination Agreement and Related Agreements.”

The table set forth below summarizes (i) the total investment made by Nabors Lux and each of NETC’s officers and directors, including, as applicable, (a) the purchase price paid by each of Nabors Lux and the officers and certain directors of NETC for the private placement warrants, (b) the capital contributions made in NETC Sponsor by Nabors Lux and the officers and certain directors of NETC, directly or indirectly, in exchange for their interests in the Founder Shares (or the purchase price paid for the Founder Shares, in the case of our independent directors), and (c) the amount paid by Nabors Lux, or the capital contributions made by the officers and certain directors of NETC, for the Extension Amount and any other extension payments, and (ii) the value of such interests based on the closing price of the public warrants and Class A Common Stock as of November 3, 2023, all of which would be lost if an initial business combination is not completed by us within the required time period. The table below does not take the Nabors Backstop into account.

Name of Holder	NETC Position	Total Purchase Price and Capital Contributions	Number of Private Placement Warrants	Value of Private Placement Warrants as of November 3, 2023	Number of Founder Shares(1)	Value of Founder Shares as of November 3, 2023
Nabors Lux	N/A	$10,642,933(2)	7,441,500	$1,041,810	3,698,750	$40,427,338
Anthony Petrello	President, Chief Executive Officer, Secretary and Chairman	$4,076,573(2)	3,300,000(3)	$462,000	1,640,244	$17,927,867
William Restrepo	Chief Financial Officer	$710,312(2)	575,000	$80,500	285,800	$3,123,794
Siggi Meissner	President, Engineering and Technology	$277,948(2)	225,000	$31,500	111,835	$1,222,357
Guillermo Sierra	Vice President – Energy Transition	$247,065(2)	200,000	$28,000	99,409	$1,086,540
John Yearwood	Director	$864,728(2)	700,000	$98,000	347,931	$3,802,886
Maria Jelescu Dreyfus	Director	$150,300	150,000	$21,000	75,000	$819,750
Colleen Calhoun	Director	$50,200	50,000	$7,000	50,000	$546,500
Jennifer Gill Roberts	Director	$200	—	$—	50,000	$546,500

(1)
Represents the indirect interests in the Founders Shares that are held directly by the NETC Sponsor.

(2)
Includes payment into the Trust Account on February 16, 2023, May 17, 2023, August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023 by Nabors Lux in the principal amount of $1,518,000, $487,606.73, $295,519.23, $295,519.23, $295,519.23 and $295,519.23, respectively, in exchange for unsecured promissory notes. Includes payment into the Trust Account on February 16, 2023 and May 17, 2023 by Greens Road Energy LLC in the principal amount of $1,242,000 and $398,950.96, respectively, in exchange for unsecured promissory notes. Each of Anthony Petrello, William Restrepo, Siggi Meissner, Guillermo Sierra and John Yearwood are members of Greens Road Energy LLC, and their pro rata share of the payments made by Greens Road Energy LLC into the Trust Account are reflected herein. Includes Sponsor Earnback Shares, which may be issued upon the achievement of certain share price targets during the Earnout Period. If NETC consummates an Initial Business Combination, it will repay the loans out of the proceeds of the Trust Account or, at the option of NETC Sponsor, convert all or a portion of the loans into warrants for $1.00 per warrant, which warrants will be identical to the private placement warrants. If NETC does not consummate an Initial Business Combination, NETC will repay the loans only from funds held outside of the Trust Account. If these warrants were issued and outstanding and unrestricted and freely tradable as of November 3, 2023, they would have been valued at approximately $1.9 million, based on the closing price of the public warrants as of November 3, 2023.

(3)
Includes warrants held directly by Cynthia A. Petrello Revocable Trust and Remington SPAC W, LLC.

The NETC initial stockholders hold a significant number of shares of NETC Common Stock and the holders of NETC private placement, Nabors Lux and certain of NETC’s officers and directors hold a significant number of NETC Warrants. They will lose their entire investment in NETC if NETC does not complete an Initial Business Combination.
The NETC initial stockholders hold all of the 6,900,000 shares of NETC Class F Common Stock, representing 41.2% of the total outstanding shares upon completion of the NETC IPO. The shares of NETC Class F Common Stock will be worthless if NETC does not complete an Initial Business Combination by the Deadline Date. In addition, Nabors Lux and certain of NETC’s officers and directors hold an aggregate of 9,341,500 NETC private placement warrants that will also be worthless if NETC does not complete an Initial Business Combination by the Deadline Date.

The Founder Shares are identical to the shares of NETC Class A Common Stock included in the NETC Units, except that (a) prior to an Initial Business Combination, the holders of NETC Class F Common Stock have the right to vote on the election of directors and holders of a majority of the outstanding shares of NETC Class F Common Stock may remove members of the NETC Board for any reason, (b) the Founder Shares are subject to certain transfer restrictions, (c) the Founder Shares are not entitled to redemption rights, (d) NETC Sponsor and NETC’s officers and directors have entered into the Letter Agreement, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if NETC fails to complete an Initial Business Combination by the Deadline Date (although they will be entitled to liquidating distributions from the Trust Account with respect to any NETC public shares they hold if NETC fails to complete an Initial Business Combination by the Deadline Date), because the shares of NETC Class F Common Stock are automatically convertible into shares of NETC Class B Common Stock at the time of an Initial Business Combination or earlier at the option of the holder, as described herein, (f) the shares of NETC Class B Common Stock are convertible into shares of NETC Class A Common Stock at the option of the holder and (g) the Founder Shares that are shares of NETC Class A Common Stock are subject to registration rights.
The personal and financial interests of NETC Sponsor and NETC’s officers and directors may have influenced their motivation in identifying and selecting the Business Combination, completing the Business Combination and influencing Vast’s and NETC’s operation following the Business Combination. NETC and Vast expect to incur significant transaction costs in connection with the Business Combination.
NETC and Vast have incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination. All expenses incurred in connection with the Business Combination Agreement and the Business Combination, including all legal, accounting, consulting, financial advisory and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs. NETC’s and Vast’s combined cash transaction expenses as a result of the Business Combination are currently estimated at approximately $20 million.
NETC may waive one or more of the conditions to the Business Combination, which could result in a conflict of interest.
NETC may agree to waive, in whole or in part, one or more of the conditions to its obligations to complete the Business Combination, to the extent permitted by the NETC Charter, NETC’s bylaws and applicable laws. For example, it is a condition to its obligation to close the Business Combination that certain of Vast’s representations and warranties be true and correct in all material respects as of the date of the Business Combination Agreement and the Effective Time. However, if the NETC Board determines that it is in the best interests of NETC to proceed with the Business Combination, then the NETC Board may elect to waive that condition and close the Business Combination.
The exercise of discretion by the NETC Board in agreeing to changes to the terms of or waivers of closing conditions in the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in the best interests of the NETC public stockholders.
Vast’s results of operations may differ significantly from the unaudited pro forma combined financial information included in this document.
This document includes unaudited pro forma combined financial information for Vast. The unaudited pro forma combined financial information consolidated financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma combined financial information are not necessarily indicative of the results of operations and financial position that would be achieved if the Business Combination were consummated as of the dates contemplated by the pro forma financial information. Vast’s post-combination consolidated business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma consolidated financial statements included in this document. See the section entitled “Unaudited Pro Forma Combined Financial Information.”

If NETC is unable to complete an Initial Business Combination on or prior to the Deadline Date, the NETC public stockholders may receive only approximately $10.82 per share on the liquidation of NETC’s Trust Account (or less than $10.82 per share in certain circumstances where a third party brings a claim against NETC that NETC Sponsor is unable to indemnify), and the NETC Warrants will expire without value to the holder.
If NETC is unable to complete an Initial Business Combination on or prior to the Deadline Date, NETC public stockholders may receive only approximately $10.82 per share on the liquidation of NETC’s Trust Account (or less than $10.82 per share in certain circumstances where a third party brings a claim against NETC that NETC Sponsor is unable to indemnify (as described below)), and the NETC Warrants will expire without value to the holder.
On February 17, 2023, the NETC Board elected to extend the date by which NETC has to consummate an Initial Business Combination from February 18, 2023 to May 18, 2023 (the “Extension”), as permitted under the Prior NETC Charter. The Extension was the first of two three-month extensions permitted under the Prior NETC Charter. In connection with the Extension, Nabors Lux and Greens Road Energy LLC, an affiliate of Nabors, deposited a total of $2,760,000, representing $0.10 per NETC unit into the Trust Account. On May 11, 2023, NETC held the First Extension Meeting to approve an amendment to the Prior NETC Charter to allow the NETC Board, without another stockholder vote, to elect to extend the date by which NETC has to consummate an Initial Business Combination up to seven times for an additional one month each time (but in no event to a date later than 25 months from the closing of the NETC IPO), provided that NETC Sponsor (or its affiliates or designees) deposits into the Trust Account, for each month extension, $295,519.23 (or $0.03 per NETC public share that is not redeemed in connection with the First Extension Meeting) in exchange for a non-interest bearing, unsecured promissory note. On May 17, 2023, as permitted under the NETC Charter, the NETC Board elected to extend the date by which NETC has to consummate an Initial Business Combination from May 18, 2023 to August 18, 2023 and Nabors Lux and Greens Road Energy LLC deposited a total of $886,557.69 into the Trust Account. On each of August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023 Nabors Lux deposited an additional $295,519.23 into the Trust Account, and as a result, the Deadline Date is currently extended to December 18, 2023.
If third parties bring claims against NETC, the proceeds held in the Trust Account could be reduced and the per share redemption amount received by NETC public stockholders may be less than $10.20 per share.
NETC’s placing of funds in the Trust Account may not protect those funds from third-party claims against NETC. Although NETC will seek to have all vendors, service providers (other than NETC’s independent public accountants), prospective target businesses and other entities with which it does business execute agreements with NETC waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of NETC’s public stockholders, such parties may not execute such agreements, or even if they execute such agreements, they nonetheless may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against NETC’s assets, including the funds held in the Trust Account. Although no third parties have refused to execute an agreement waiving such claims to the monies held in the Trust Account to date, if any third party refuses to execute such an agreement in the future, NETC’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to NETC than any alternative. Making such a request of potential target businesses may make NETC’s acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that NETC might pursue.
Examples of possible instances where NETC may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with NETC and will not seek recourse against the Trust Account for any reason. Upon redemption of NETC public shares, if NETC is unable to complete its Business Combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with its Business Combination, it will be required to provide for payment of claims of creditors that were not waived that may be brought against it within the ten years following redemption. Accordingly, the per-share redemption amount received by NETC public stockholders could be less than the $10.20 per NETC public share initially held in the Trust Account, due to claims of such creditors. NETC Sponsor has agreed that it will be liable to NETC if and to the extent any claims by a third party (other than NETC’s independent public accountants) for services rendered or products sold to NETC, or a prospective target business with which NETC has entered into an acquisition agreement, reduce the amount of funds in the Trust Account to below the lesser of (a) $10.20 per NETC public share and (b) the actual amount per NETC public share held in the Trust Account, if less than $10.20 per share due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case including interest earned on the funds held in the Trust Account and not previously released to NETC to pay its taxes, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under NETC’s indemnity of the underwriters of the NETC IPO against certain liabilities, including liabilities under the Securities Act. However, NETC has not asked NETC Sponsor to reserve for such indemnification obligations, nor has it independently verified whether NETC Sponsor has sufficient funds to satisfy its indemnity obligations, and NETC believes that NETC Sponsor’s only assets are securities of NETC. Therefore, NETC cannot assure you that NETC Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for an Initial Business Combination and redemptions could be reduced to less than $10.20 per NETC public share. In such event, NETC may not be able to complete an Initial Business Combination, and NETC public stockholders would receive such lesser amount per share in connection with any redemption of NETC public shares. None of NETC’s officers or directors will indemnify NETC for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
NETC’s directors may decide not to enforce the indemnification obligations of NETC Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to NETC public stockholders.
In the event that the proceeds in the Trust Account are reduced below the lesser of (a) $10.20 per NETC public share and (b) the actual amount per NETC public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per share due to reductions in the value of the trust assets, in each case including interest earned on the funds held in the Trust Account and not previously released to NETC to pay its taxes, less taxes payable, and NETC Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, NETC’s independent directors would determine whether to take legal action against NETC Sponsor to enforce its indemnification obligations.
While NETC currently expects that its independent directors would take legal action on its behalf against NETC Sponsor to enforce its indemnification obligations to NETC, it is possible that NETC’s independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If NETC’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to NETC public stockholders may be reduced below $10.20 per share.
NETC may not have sufficient funds to satisfy indemnification claims of its directors and officers.
NETC has agreed to indemnify its officers and directors to the fullest extent permitted by law. However, its officers and directors have agreed, and any persons who may become officers or directors prior to an Initial Business Combination will agree, to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account and to not seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by NETC only if (a) NETC has sufficient funds outside of the Trust Account or (b) NETC consummates an Initial Business Combination. NETC’s obligation to indemnify its officers and directors may discourage NETC’s stockholders from bringing a lawsuit against NETC’s officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against NETC’s officers and directors, even though such an action, if successful, might otherwise benefit NETC and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent NETC pays the costs of settlement and damage awards against its officers and directors pursuant to these indemnification provisions.
NETC may not have sufficient funds to satisfy indemnification claims of the underwriters involved in the NETC IPO or their respective directors and executive officers pursuant to the underwriting agreement among NETC and the underwriters involved in the NETC IPO (the “Underwriting Agreement”).
Under the terms of the Underwriting Agreement, NETC agreed to (i) indemnify and hold harmless each underwriter involved in the NETC IPO, its directors, officers, employees and agents and each person, if any, who controls the underwriter within the meaning of the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as defined in the Underwriting Agreement) for the registration of the Securities (as defined in the Underwriting Agreement) as originally filed or in any amendment thereof, or in any Preliminary Prospectus (as defined in the Underwriting Agreement), the Statutory Prospectus (as defined in the Underwriting Agreement), the Prospectus (as defined in the Underwriting Agreement), any “road show” as defined in Rule 433(h) under the Securities Act or any Written Testing-the-Waters Communication (as defined in the Underwriting Agreement) or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any loss, claim, damage, liability or action. Accordingly, if any claims, litigation, disputes or other legal proceedings are brought by third parties against an underwriter involved in the NETC IPO in relation to the services it provided to NETC, NETC may be found liable for or reimburse such underwriter for the losses and costs it incurs. There can be no assurance that NETC would have sufficient funds to satisfy such indemnification claims or reimbursement obligations.
Citi and Wells Fargo have gratuitously waived their right to deferred underwriting discounts and commissions in connection with the Business Combination.
In connection with the NETC IPO, Citi and Wells Fargo, the underwriters of the NETC IPO, were entitled to an underwriting discount of $0.20 per NETC Unit, or approximately $5,500,000 in the aggregate, paid upon closing of the NETC IPO. In addition, $0.35 per NETC Unit, or approximately $9,700,000 in the aggregate, were to be payable to the underwriters for deferred underwriting discounts and commissions. The deferred underwriting discounts and commissions were to become payable to the underwriters from the amounts held in the Trust Account solely in the event that NETC completes an initial business combination, subject to the terms of the Underwriting Agreement. However, because NETC did not engage Citi or Wells Fargo to perform, and neither firm did perform, any work on the Business Combination, NETC requested that Citi and Wells Fargo gratuitously waive their right to the deferred underwriting discounts and commissions and both firms agreed. On February 9, 2023 and February 10, 2023, respectively, each of Citi and Wells Fargo delivered separate letters to NETC (the “Fee Waiver Letters”) and gratuitously waived their right to deferred underwriting discounts and commissions in connection with the Business Combination. Accordingly, NETC does not owe such underwriters deferred underwriting discounts and commissions in connection with the Business Combination. NETC expects to use the funds previously reserved for these deferred underwriting discounts and commissions to pay additional transaction expenses.
Neither NETC nor Vast has formally engaged Citi or Wells Fargo to act as an advisor in any capacity related to the Business Combination. Additionally, neither Citi nor Wells Fargo was responsible for the preparation of any disclosure that is included in the proxy statement/prospectus, or any materials underlying such disclosure. Neither Citi nor Wells Fargo was involved in the preparation of any materials received by the NETC Board or the Vast Board related to the Business Combination. Neither Citi nor Wells Fargo has produced work product in relation to the Business Combination for which NETC relied on their expertise.

NETC did not engage Citi or Wells Fargo in any advisory role or have any relationship with either of Citi or Wells Fargo following the NETC IPO.
Citi and Wells Fargo have performed all of their obligations under the Underwriting Agreement to obtain their deferred underwriting discounts and commissions and are therefore gratuitously waiving their right to deferred underwriting discounts and commissions in connection with the Business Combination. Neither Citi nor Wells Fargo provided a reason for their waiving of the deferred underwriting discounts and commissions in connection with the Business Combination.
At no time prior to the date of this proxy statement/prospectus did Citi or Wells Fargo indicate that they had any specific concerns with the Business Combination. Neither Citi nor Wells Fargo was responsible for any part of the proxy statement/prospectus. NETC requested that Citi and Wells Fargo confirm that they agree with the disclosure regarding the waiver of their deferred underwriting discounts and commissions and the risks and conclusions stated herein, and Citi and Wells Fargo declined to provide such letters. Accordingly, shareholders should not place any reliance on the participation of Citi or Wells Fargo in the NETC IPO in respect of the Business Combination.
NETC public stockholders may be held liable for claims by third parties against NETC to the extent of distributions received by them upon redemption of their NETC public shares.
If NETC is forced to enter into an insolvent liquidation, any distributions received by NETC public stockholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, NETC was unable to pay its debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by NETC public stockholders. Furthermore, NETC’s directors may be viewed as having breached their fiduciary duties to NETC or its creditors and/or may have acted in bad faith, thereby exposing themselves and NETC to claims, by paying NETC public stockholders from the Trust Account prior to addressing the claims of creditors. NETC cannot assure you that claims will not be brought against it for these reasons.
If, before distributing the proceeds in the Trust Account to NETC public stockholders, NETC files a bankruptcy petition or an involuntary bankruptcy petition is filed against NETC that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of NETC public stockholders and the per-share amount that would otherwise be received by NETC public stockholders in connection with its liquidation may be reduced.
If, before distributing the proceeds in the Trust Account to NETC public stockholders, NETC files a bankruptcy petition or an involuntary bankruptcy petition is filed against NETC that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of NETC public stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by NETC public stockholders in connection with its liquidation may be reduced.
If, after NETC distributes the proceeds in the Trust Account to NETC public stockholders, NETC files a bankruptcy petition or an involuntary bankruptcy petition is filed against NETC that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of the NETC Board may be viewed as having breached their fiduciary duties to NETC’s creditors, thereby exposing the members of the NETC Board and NETC to claims of punitive damages.
If, after NETC distributes the proceeds in the Trust Account to NETC public stockholders, NETC files a bankruptcy petition or an involuntary bankruptcy petition is filed against NETC that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by NETC public stockholders. In addition, the NETC Board may be viewed as having breached its fiduciary duty to its creditors and/or having acted in bad faith, thereby exposing itself and NETC to claims of punitive damages, by paying NETC public stockholders from the Trust Account prior to addressing the claims of creditors.

The NETC Board did not obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination.
The NETC Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. NETC’s officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of NETC’s advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination. Accordingly, investors will be relying solely on the judgment of the NETC Board in valuing Vast and assuming the risk that the NETC Board may not have properly valued the business. The lack of a third-party valuation or fairness opinion may also lead an increased number of NETC’s stockholders to vote against the proposed Business Combination or demand redemption of their shares for cash, which could potentially impact NETC’s ability to consummate the Business Combination.
NETC Sponsor, NETC’s directors, officers, advisors or any of their respective affiliates may elect to purchase NETC public shares from NETC public stockholders, which may influence the vote on the Business Combination Proposal and reduce the public “float” of NETC Class A Common Stock.
NETC Sponsor, NETC’s directors, officers, advisors or any of their respective affiliates may purchase NETC public shares in privately negotiated transactions or in the open market prior to the completion of the Business Combination, although they are under no obligation to do so. There is no limit on the number of NETC public shares NETC Sponsor, NETC’s directors, officers, advisors or any of their respective affiliates may purchase in such transactions, subject to compliance with applicable law and NYSE rules. Any such privately negotiated purchases may be effected at purchase prices that are no higher than the per share pro rata portion of the Trust Account. However, NETC Sponsor, NETC’s directors, officers, advisors and their respective affiliates have not consummated any such purchases or acquisitions, have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase NETC public shares in such transactions. Such a purchase could include a contractual acknowledgement that such NETC public stockholder, although still the record holder of such NETC public shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.
In the event that NETC Sponsor, NETC’s directors, officers, advisors or any of their respective affiliates purchase public shares in privately negotiated transactions from NETC public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. In addition, NETC Sponsor and its affiliates would waive any redemption rights with respect to any public shares that they purchase in any such privately negotiated transactions.
The purpose of any such purchases of NETC public shares could be to increase the likelihood of obtaining stockholder approval of the Business Combination or to satisfy a closing condition in the Business Combination Agreement, where it appears that such requirement would otherwise not be met. Any such purchases of NETC public shares may result in the completion of the Business Combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to such reporting requirements. To the extent that NETC Sponsor, NETC’s directors, officers or advisors or any of their respective affiliates purchase any NETC public shares as contemplated above, NETC will file a Current Report on Form 8-K prior to the NETC special meeting that will disclose:
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the amount of such public shares purchased by NETC Sponsor, NETC’s directors, officers or advisors and any of their respective affiliates, along with the purchase price;

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the purpose of the purchases by NETC Sponsor, NETC’s directors, officers or advisers or any of their respective affiliates;

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the impact, if any, of the purchases by NETC Sponsor, NETC’s directors, officers or advisors or any of their respective affiliates on the likelihood that the Business Combination will be approved;

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the identities of our security holders who sold to NETC Sponsor, NETC’s directors, officers or advisors or any of their respective affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to NETC Sponsor, NETC’s directors, officers or advisors or any of their respective affiliates; and
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the number of NETC public shares for which we have received redemption requests in connection with the Business Combination.

In addition, if such purchases are made, the public “float” of NETC Class A Common Stock may be reduced and the number of beneficial holders of NETC’s securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of NETC’s securities on a national securities exchange, such as the NYSE. See the section entitled “The Business Combination — Potential Purchases of Public Shares” for a description of how NETC Sponsor, NETC’s directors, officers, advisors or any of their respective affiliates will select which stockholders or warrant holders to purchase securities from in any private transaction.
Changes in laws or regulations, or a failure to comply with any laws or regulations, may adversely affect NETC’s business, investments and results of operations.
NETC is subject to laws and regulations enacted by national, regional and local governments. In particular, NETC is required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on NETC’s business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on NETC’s business, including its ability to negotiate and complete the Business Combination, and results of operations.
On March 30, 2022, the SEC issued proposed rules relating to, among other items, enhancing disclosures in business combination transactions involving SPACs and private operating companies; amending the financial statement requirements applicable to transactions involving shell companies; requiring incremental disclosure for projections and eliminating the Private Securities Litigation Reform Act safe harbor for forwarding-looking statements, in each case included in SEC filings in connection with proposed business combination transactions; increasing the potential liability of certain participants in proposed business combination transactions; and a potential safe harbor from regulation under the Investment Company Act of 1940, as amended, if SPACs meet certain requirements. These rules, if adopted, whether in the form proposed or in revised form, may impact the involvement of target companies and other market participants, including investment banks, in the SPAC market, may materially adversely affect our ability to identify a target company and our ability to negotiate and complete our initial business combination and, furthermore, may materially increase the costs and time related thereto.
The NETC Warrants may have an adverse effect on the market price of the NETC Class A Common Stock prior to the consummation of the Business Combination and Vast Ordinary Shares thereafter and may make it more difficult to effectuate the Business Combination.
NETC issued public warrants to purchase 13,800,000 shares of NETC Class A Common Stock as part of the NETC Units. NETC also issued 13,730,000 NETC private placement warrants, each exercisable to purchase one share of NETC Class A Common Stock at $11.50 per share. Each NETC Warrant will convert into one Vast Warrant in connection with the consummation of the Business Combination.
Any issuance of a substantial number of additional Vast Ordinary Shares upon exercise of these Vast Warrants will increase the number of issued and outstanding Vast Ordinary Shares and reduce the value of Vast Ordinary Shares issued to complete the Business Combination. Therefore, the NETC Warrants may make it more difficult to effectuate the Business Combination or increase the cost of acquiring Vast.
If the Business Combination is not completed, potential target businesses may have leverage over NETC in negotiating a business combination and NETC’s ability to conduct due diligence on a business combination as it approaches the Deadline Date (unless further extended by the NETC Board or as may be approved by NETC stockholders in accordance with the NETC Charter) may decrease, which could undermine NETC’s ability to complete an Initial Business Combination on terms that would produce value for NETC’s stockholders.
Any potential target business with which NETC enters into negotiations concerning a business combination will be aware that NETC must complete an Initial Business Combination by the Deadline

Date. Consequently, if NETC is unable to complete this Business Combination, a potential target may obtain leverage over NETC in negotiating a business combination, knowing that NETC may be unable to complete a business combination with another target business by the Deadline Date. This risk will increase as NETC gets closer to the timeframe described above. In addition, NETC may have limited time to conduct due diligence and may enter into a business combination on terms that NETC would have rejected upon a more comprehensive investigation.
The consummation of the Business Combination is subject to a number of conditions and if those conditions are not satisfied or waived, the Business Combination Agreement may be terminated in accordance with its terms and the Business Combination may not be completed.
The Business Combination Agreement is subject to a number of conditions which must be fulfilled in order to complete the Business Combination, with a number of such conditions further modified by the BCA Amendment. These include, among other things, that the requisite NETC stockholder approval be obtained, the Vast Ordinary Shares be approved for listing on Nasdaq or another national securities exchange and the receipt of approval by or on behalf of the Treasurer of the Commonwealth of Australia stating or to the effect that the Commonwealth Government does not object to the Business Combination. Although Vast and Merger Sub waived each of the conditions precedent to their obligations to consummate the Business Combination pursuant to the BCA Amendment, certain mutual conditions precedent remain. For example, NETC and Vast can mutually decide to terminate the Business Combination Agreement at any time prior to the Closing, notwithstanding any requisite stockholder approval, and NETC or Vast may elect to terminate the Business Combination Agreement in certain other circumstances.
NETC cannot assure you that its due diligence review has identified all material risks associated with the Business Combination, and you may be less protected as an investor from any material issues with respect to Vast’s business, including any material omissions or misstatements contained in the Registration Statement or this proxy statement/prospectus relating to the Business Combination than an investor in an initial public offering. Additionally, following the consummation of the Business Combination, Vast may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.
Before entering into the Business Combination Agreement, NETC performed a due diligence review of Vast and its business and operations; however, NETC cannot assure you that its due diligence review identified all material issues. As a result, Vast may be forced to later write-down or write-off assets, restructure its operations or incur impairment or other charges that could result in losses. Even if NETC’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with NETC’s preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on Vast’s liquidity, the fact that Vast reports charges of this nature could contribute to negative market perceptions about Vast following the completion of the Business Combination or its securities. In addition, charges of this nature may cause Vast to be unable to obtain future financing on favorable terms or at all. Accordingly, any NETC stockholders who choose to remain shareholders of Vast following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.
Additionally, the scope of due diligence conducted in conjunction with the Business Combination may be different than would typically be conducted in the event Vast pursued an underwritten initial public offering. In a typical initial public offering, the underwriters of the offering conduct due diligence on the company to be taken public, and following the offering, the underwriters are subject to liability to private investors for any material misstatement or omissions in the registration statement. While potential investors in an initial public offering typically have a private right of action against the underwriters of the offering for any of these material misstatements or omissions, there are no underwriters of the Vast Ordinary Shares that will be issued pursuant to the Business Combination and thus no corresponding right of action is available to investors in the Business Combination for any material misstatement or omissions in the Registration Statement or this proxy statement/prospectus. Therefore, as an investor in the Business Combination, you may be exposed to future losses, impairment charges, write-downs, write-offs or other charges, as described above, that could have a significant negative effect on Vast’s financial condition, results of operations and the share price of Vast Ordinary Shares, which could cause you to lose some or all of your investment without certain recourse against any underwriter that may be available in an underwritten public offering.
Any restatements of financial results, or the time required to evaluate possible errors, may impact the market price for NETC public shares, NETC public warrants and NETC Units, and NETC’s ability to complete an Initial Business Combination on a timely basis.
There has been recent focus on historical accounting practices by special purpose acquisition companies (“SPACs”). For example, on April 12, 2021, the SEC Staff issued a statement which resulted in a determination that the warrants and other related instruments issued by many SPACs should be classified as liabilities rather equity. While NETC completed its Initial Public Offering after this guidance was issued and believes it has complied with such guidance, further guidance from the SEC or industry-wide consensus could result in additional changes in the accounting treatment related to SPACs. Changes could result in the identification of accounting errors in NETC’s previously issued financial statements, restatements of NETC’s previously issued financial statements, the filing of notices that previously issued financial statements may not be relied upon, and findings of material weaknesses and significant deficiencies in internal controls over financial reporting. In addition, changes in accounting treatment or the time required to evaluate any such changes, could delay NETC’s ability to consummate an Initial Business Combination or otherwise have a material adverse effect on NETC’s ability to consummate the Business Combination with Vast, or another business combination.
NETC and Vast may be subject to business uncertainties while the Business Combination is pending.
Uncertainty about the effect of the Business Combination on employees and third parties may have an adverse effect on NETC and Vast. These uncertainties may impair the ability to retain and motivate key personnel and could cause third parties that deal with Vast to defer entering into contracts or making other decisions or seek to change existing business relationships.
For U.S. federal income tax purposes, U.S. Holders of NETC public shares and NETC public warrants are expected to recognize gain, but may or may not recognize loss, if the Business Combination is completed.
As described below under the section entitled “Material U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Considerations with Respect to the Merger for Holders of NETC Securities — U.S. Holders,” the exchange of NETC public shares and NETC public warrants by a U.S. Holder for Vast Ordinary Shares and Vast Public Warrants pursuant to the Merger is expected to be a taxable transaction for U.S. federal income tax purposes that results in the recognition of gain but that, in certain circumstances, may or may not result in the recognition of loss. U.S. Holders of NETC public shares and NETC public warrants should carefully read that section of this proxy statement/prospectus, in particular the discussion under the section entitled “Material U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Considerations with Respect to the Merger for Holders of NETC Securities — U.S. Holders — Gain (but not Loss) Recognition Under Section 367(a) of the Code,” and consult with their own tax advisors as to the specific tax consequences to them of the Business Combination, including the applicability and effect of U.S. federal, state and local and non-U.S. income and other tax laws in light of their particular circumstances.
Risks Related to the Redemption of NETC Public Shares
There is no guarantee that a NETC public stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put such stockholder in a better future economic position.
NETC can give no assurance as to the price at which a stockholder may be able to sell its Vast Ordinary Shares in the future following the completion of the Business Combination (or shares received or retained in connection with any alternative business combination). Certain events following the consummation of the Business Combination may cause an increase in Vast’s share price and may result in a lower value realized now than a NETC public stockholder might realize in the future had the stockholder redeemed their NETC public shares. Similarly, if a NETC public stockholder does not redeem their NETC public shares, the stockholder will bear the risk of ownership of Vast Ordinary Shares after the consummation of the Business Combination, and there can be no assurance that a stockholder can sell its Vast Ordinary Shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A NETC public stockholder should consult, and rely solely upon, the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.
If NETC public stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their shares of NETC Class A Common Stock for a pro rata portion of the funds held in the Trust Account.
In order to exercise their redemption rights, NETC public stockholders are required to submit a request in writing and deliver their NETC public shares (either physically or electronically) to NETC’s transfer agent at least two business days prior to the NETC special meeting. If the Business Combination is consummated, NETC public stockholders electing to redeem their NETC public shares will receive their pro rata portion of the Trust Account, including interest not previously released to NETC to pay its taxes, calculated as of two business days prior to the anticipated consummation of the Business Combination. See the section entitled “NETC Special Meeting — Redemption Rights” for additional information on how to exercise your redemption rights.
NETC public stockholders who wish to redeem their NETC public shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline.
NETC public stockholders who wish to redeem their NETC public shares for a pro rata portion of the Trust Account must, among other things, as more fully described in the section entitled “NETC Special Meeting — Redemption Rights,” tender their certificates to NETC’s transfer agent or deliver their shares to the transfer agent electronically through DTC prior to 11:59 PM, Eastern Time, on December 11, 2023. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and NETC’s transfer agent will need to act to facilitate this request. It is NETC’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because NETC does not have any control over this process or over the brokers, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.
In addition, holders of outstanding NETC Units must separate the underlying NETC public shares and NETC public warrants prior to exercising redemption rights with respect to the NETC public shares. If you hold NETC Units registered in your own name, you must deliver the certificate for such NETC Units or deliver such NETC Units electronically to Continental Stock Transfer & Trust Company with written instructions to separate such NETC Units into NETC public shares and NETC public warrants. This must be completed far enough in advance to permit the mailing of the NETC public share certificates or electronic delivery of the NETC public shares back to you so that you may then exercise your redemption rights with respect to the NETC public shares following the separation of such NETC public shares from the NETC Units.
If a broker, dealer, commercial bank, trust company or other nominee holds your NETC Units, you must instruct such nominee to separate your NETC Units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of NETC Units to be split and the nominee holding such NETC Units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant NETC Units and a deposit of the corresponding number of NETC public shares and NETC public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the NETC public shares following the separation of such NETC public shares from the NETC Units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your NETC public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

If a NETC public stockholder fails to receive notice of NETC’s offer to redeem its public shares in connection with the Business Combination, or fails to comply with the procedures for tendering its shares, such NETC public shares may not be redeemed.
NETC will comply with the proxy rules when conducting redemptions in connection with the Business Combination. Despite NETC’s compliance with these rules, if a NETC public stockholder fails to receive NETC’s proxy materials, such stockholder may not become aware of the opportunity to redeem its NETC public shares. In addition, the proxy materials that NETC will furnish to NETC public stockholders in connection with the Business Combination will describe the various procedures that must be complied with in order to validly redeem NETC public shares. In the event that a NETC public stockholder fails to comply with these or any other procedures, its shares may not be redeemed.
If NETC is unable to consummate the Business Combination or any other Initial Business Combination by the Deadline Date, the NETC public stockholders may be forced to wait beyond such date before redemption from the Trust Account.
If NETC is unable to consummate the Business Combination by the Deadline Date, NETC will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the NETC public shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to NETC to pay its taxes (net of any taxes payable by NETC and less up to $100,000 of interest to pay dissolution expenses) by (B) the total number of then outstanding NETC public shares, which redemption will completely extinguish the rights of the NETC public stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining NETC stockholders and the NETC Board in accordance with applicable law, dissolve and liquidate, subject in each case to obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.
Pursuant to the Business Combination Agreement, Vast and NETC agreed that, if the Business Combination is not consummated by February 18, 2023 and the Business Combination Agreement has not otherwise been terminated in accordance with its terms, NETC Sponsor would deposit, or cause to be deposited, $0.10 per NETC Unit into the Trust Account in exchange for a non-interest bearing, unsecured promissory note in order to extend NETC’s deadline to complete its Initial Business Combination by three months to May 18, 2023. If the Business Combination is not consummated by May 18, 2023 and the Business Combination Agreement has not otherwise been terminated in accordance with its terms, NETC will expect to prepare and file with the SEC a proxy statement pursuant to which it will seek stockholder approval to extend the time period for NETC to consummate its Initial Business Combination to at least August 18, 2023. On February 17, 2023, the NETC Board elected to extend the date by which NETC has to consummate an Initial Business Combination from February 18, 2023 to May 18, 2023, as permitted under the Prior NETC Charter. The Extension was the first of two three-month extensions permitted under the Prior NETC Charter. In connection with the Extension, Nabors Lux and Greens Road Energy LLC, an affiliate of Nabors, deposited a total of $2,760,000, representing $0.10 per NETC Unit into the Trust Account. On May 11, 2023, NETC held the First Extension Meeting to approve an amendment to the Prior NETC Charter to allow the NETC Board, without another stockholder vote, to elect to extend the date by which NETC has to consummate an Initial Business Combination up to seven times for an additional one month each time (but in no event to a date later than 25 months from the closing of the NETC IPO), provided that NETC Sponsor (or its affiliates or designees) deposits into the Trust Account, for each month extension, $295,519.23 (or $0.03 per NETC public share that is not redeemed in connection with the First Extension Meeting) in exchange for a non-interest bearing, unsecured promissory note. On May 17, 2023, as permitted under the NETC Charter, the NETC Board elected to extend the date by which NETC has to consummate an Initial Business Combination from May 18, 2023 to August 18, 2023 and Nabors Lux and Greens Road Energy LLC deposited a total of $886,557.69 into the Trust Account. On each of August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023 Nabors Lux deposited an additional $295,519.23 into the Trust Account, and as a result, the Deadline Date is currently extended to December 18, 2023. On November 6, 2023, NETC filed a preliminary proxy statement relating to the Second Extension

Meeting to approve an amendment to the NETC Charter to allow NETC’s board of directors, without another stockholder vote, to elect to extend the date by which NETC has to consummate an initial business combination up to three times for an additional one month each time (but in no event to a date later than 28 months from the closing of the NETC IPO), provided that NETC Sponsor (or its affiliates or designees) deposits into the Trust Account, for each month extension, $200,000 in exchange for a non-interest bearing, unsecured promissory note. If the matters to be voted on at the Second Extension Meeting are approved by the requisite vote of stockholders (and not abandoned) and the amendment to the amended and restated certificate of incorporation is filed with the Secretary of State of the State of Delaware, holders of NETC public stock remaining after the redemptions will retain their right to redeem their NETC public stock for their pro rata portion of the funds available in the Trust Account upon consummation of an initial business combination or, if NETC does not complete an initial business combination, by the Deadline Date.
There are no assurances that the amendment to the NETC Charter to be voted on at the Second Extension Meeting will enable NETC to complete the Business Combination or another initial business combination.
Approving the amendment to the NETC Charter at the Second Extension Meeting involves a number of risks. Even if the amendment is approved, NETC can provide no assurances that the Business Combination or another initial business combination will be consummated prior to the Deadline Date, as extended by any election of a monthly extension option. NETC’s ability to consummate the Business Combination is dependent on a variety of factors, many of which are beyond our control. NETC is required to offer stockholders the opportunity to redeem shares in connection with the Second Extension Meeting, and it will be required to offer NETC public stockholders redemption rights again in connection with the stockholder vote to approve the Business Combination. The fact that NETC will have separate redemption periods in connection with the Charter Amendment and the Business Combination vote could exacerbate these risks. Other than in connection with a redemption offer or liquidation, NETC public stockholders may be unable to recover their investment except through sales of NETC shares on the open market. The price of NETC shares may be volatile, and there can be no assurance that stockholders will be able to dispose of NETC shares at favorable prices, or at all.
NETC does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for NETC to complete the Business Combination even if a substantial majority of its stockholders do not agree.
The NETC Charter does not provide a specified maximum redemption threshold. As a result, NETC may be able to complete the Business Combination even though a substantial majority of NETC public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to NETC Sponsor, NETC’s officers, directors, advisors or any of their respective affiliates. If the Vast Constitution Proposal is approved, such restriction on redemption would be eliminated. See the section entitled “Proposal No.2 — The Vast Constitution Proposal.” In the event the aggregate cash consideration NETC would be required to pay for all shares of NETC Class A Common Stock that are validly submitted for redemption exceed the aggregate amount of cash available to NETC (including any proceeds from the PIPE Financing and the Interim Company Financing), NETC will not complete the Business Combination or redeem any shares, all shares of NETC Class A Common Stock submitted for redemption will be returned to the holders thereof, and NETC instead may search for an alternate business combination.
Redemptions by NETC in connection with the Business Combination may be subject to the new 1% U.S. federal excise tax on repurchases of corporate stock included in the Inflation Reduction Act of 2022 (the “IR Act”). If NETC is unable to complete this or another business combination, the IR Act could cause a reduction in the value of the NETC public shares or cash available for distribution in a liquidation of NETC.
On August 16, 2022, the IR Act was signed into law. The IR Act provides for, among other things, a new 1% U.S. federal excise tax on certain repurchases (including redemptions) of stock by publicly traded U.S. corporations after December 31, 2022. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from whom the shares are repurchased (although it may reduce the amount of cash distributable in a current or subsequent redemption). The amount of the excise tax is generally 1% of any positive difference between the fair market value of any shares repurchased by the repurchasing corporation during a taxable year and the fair market value of certain new stock issuances by the repurchasing corporation during the same taxable year. However, the Biden administration’s budget proposal released on March 9, 2023, includes an increase in the excise tax from 1% to 4%. It is unclear whether this change will be enacted and, if enacted, how soon it could take effect. A number of exceptions apply to the excise tax. The U.S. Department of the Treasury (the “U.S. Treasury”) has been given authority to provide regulations and other guidance to carry out, and prevent the abuse or avoidance of, the excise tax.
On December 27, 2022, the U.S. Treasury published Notice 2023-2, which provided clarification on some aspects of the application of the excise tax, including with respect to some transactions in which SPACs like NETC typically engage. The notice appears to exempt from the excise tax any distributions, including those that occur in connection with redemptions, by a corporation in the same year it completely liquidates; however, this interpretation is not free from doubt and the notice could be interpreted to have a narrower application. Although the notice clarifies certain aspects of the excise tax, the interpretation and operation of aspects of the excise tax (including its application and operation with respect to SPACs and redemptive distributions to SPAC stockholders) remain unclear and such interim operating rules are subject to change.
Redemptions by NETC in connection with the Business Combination may be subject to the excise tax. Whether and to what extent NETC would be subject to the excise tax in connection with the Business Combination will depend on a number of factors, such as (i) whether the redemption is treated as a repurchase of stock for purposes of the excise tax, (ii) the fair market value of any stock redeemed or repurchased in connection with the Business Combination, (iii) the nature and amount of any equity issuances by NETC within the same taxable year as the Business Combination and (iv) the content of any subsequent regulations, clarifications and other guidance issued by the U.S. Treasury. In addition, although issuances of stock by a repurchasing corporation in a taxable year in which such corporation repurchases stock may reduce the amount of excise tax imposed with respect to such repurchase, absent the issuance of applicable guidance, it is not currently expected that this reduction would be available with respect to redemptions by NETC and the issuance of Vast Ordinary Shares by Vast in connection with the Business Combination.
Furthermore, because the application of the excise tax is not free from doubt, if NETC is unable to complete this or another business combination and is required to redeem all existing shares in connection with its liquidation, any such redemption may be subject to the excise tax. Because any such excise tax would be payable by NETC and not by the redeeming stockholder, it could cause a reduction in the value of the NETC Class A Common Stock or cash available for distribution in a liquidation of NETC. It is possible that the proceeds held in the Trust Account could be used to pay any excise tax owed by NETC in the event NETC is unable to complete the Business Combination in the required time and redeems 100% of the remaining NETC Class A Common Stock in accordance with the NETC Charter, in which case the amount that would otherwise be received by NETC’s public stockholders in connection with a liquidation of NETC would be reduced.
If NETC is deemed to be an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), it may be required to institute burdensome compliance requirements and its activities may be restricted, which may make it difficult for NETC to complete the Business Combination.
If NETC is deemed to be an investment company under the Investment Company Act, its activities may be severely restricted, including, without limitation, restrictions on the nature of its investments, restrictions on the issuance of securities, and restrictions on the enforceability of agreements entered into by it, each of which may make it difficult for NETC to complete the Business Combination. In addition, NETC may have imposed upon it burdensome requirements, including, without limitation, registration as an investment company with the SEC (which may be impractical and would require significant changes in, among other things, NETC’s capital structure); adoption of a specific form of corporate structure; and reporting, record keeping, voting, proxy and disclosure requirements and compliance with other rules and regulations that it is currently not subject to.
In order not to be regulated as an investment company under the Investment Company Act, unless NETC can qualify for an exclusion, it must ensure that it is engaged primarily in a business other than investing, reinvesting or trading in securities and that its activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of NETC’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. NETC’s business is to identify and complete an initial business combination and thereafter to operate the post-combination business or assets for the long term. It does not plan to buy businesses or assets with a view to resale or profit from their resale. It dies not plan to buy unrelated businesses or assets or to be a passive investor.
If NETC were deemed to be an investment company for purposes of the Investment Company Act, it might be forced to abandon its efforts to complete an initial Business Combination and instead be required to liquidate. If NETC is required to liquidate, its investors would not be able to realize the benefits of owning stock in a successor operating business, including the potential appreciation in the value of its stock and warrants following such a transaction, and the warrants would expire worthless. NETC does not believe that its principal activities currently subject it to the Investment Company Act. To this end, from the time beginning with the consummation of the IPO, the proceeds held in the Trust Account have been invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.
Pursuant to the Trust Agreement, the trustee is not permitted to invest in other securities or assets, but may hold cash items. By restricting the investment of the proceeds to these instruments and by subsequently holding all funds in the Trust Account in cash items (as described in the following paragraph), and by having a business plan targeted at acquiring and growing businesses for the long-term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), NETC does not believe we are an “investment company” within the meaning of the Investment Company Act. NETC’s securities are not intended for persons seeking a return on investments in government securities or investment securities. The Trust Account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our primary business objective, which is an initial business combination; (ii) the redemption of any NETC Class A Common Stock properly submitted in connection with the Second Extension Meeting; and (iii) absent an initial business combination, the return of the funds held in the Trust Account to NETC public stockholders as part of the redemption of the NETC Class A Common Stock. Because it has invested only in permitted instruments, NETC believes it is not an investment company. If NETC were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which NETC has not allotted funds and may hinder its ability to consummate its initial business combination.
If NETC instructs the trustee to liquidate the securities held in the Trust Account and instead to hold the funds in the Trust Account in cash items until the earlier of the consummation of an initial business combination or its liquidation, NETC may be able to mitigate the risk that it could be deemed to be an investment company for purposes of the Investment Company Act. Following the liquidation of securities in the Trust Account, NETC would receive less interest on the funds held in the Trust Account, which would reduce the dollar amount NETC public stockholders would receive upon any redemption or liquidation of NETC.
The funds in the Trust Account have, since the IPO, been held only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act. However, to mitigate the risk of us being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, NETC may instruct Continental Stock Transfer & Trust Company, the trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in cash items (including in an interest bearing demand deposit account) until the earlier of: (i) the consummation of its initial Business Combination and (ii) the distribution of the Trust Account.
If NETC does instruct the trustee to hold all funds in the Trust Account in cash items (including in an interest bearing demand deposit account), NETC would receive less interest on the funds held in the Trust Account. However, interest previously earned on the funds held in the Trust Account still may be released to NETC to pay its taxes, if any. As a result, any decision to liquidate the securities held in the Trust Account and thereafter to hold all funds in the Trust Account in cash would reduce the dollar amount NETC public stockholders would receive upon any redemption or liquidation of NETC.
The longer that the funds in the Trust Account are held in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, the greater the risk that we may be considered an unregistered investment company, in which case NETC may be required to liquidate and dissolve NETC. Accordingly, NETC may determine, in its discretion, to liquidate the securities held in the Trust Account at any time and instead hold all funds in the Trust Account in cash items (including in an interest bearing demand deposit account), which would further reduce the dollar amount NETC public stockholders would receive upon any redemption or liquidation of NETC. As of the date of this prospectus/proxy statement, NETC has not yet made any such determination to liquidate the securities held in the Trust Account.
The Business Combination may be subject to U.S. foreign investment regulations, which may impose conditions on or prevent the consummation of the Business Combination. Such conditions or limitations could also potentially make the NETC Class A Common Stock less attractive to investors or cause NETC’s future investments to be subject to U.S. foreign investment regulations.
Investments that involve the acquisition of, or investment in, a U.S. business by a non-U.S. investor may be subject to U.S. laws that regulate foreign investments in U.S. businesses and access by foreign persons to technology developed and produced in the United States. These laws include Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment Risk Review Modernization Act of 2018, and the regulations at 31 C.F.R. Parts 800 and 802, as amended, administered by the Committee on Foreign Investment in the United States (“CFIUS”).
Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a “U.S. business” by a “foreign person” (in each case, as such terms are defined in 31 C.F.R. Part 800) always are subject to CFIUS jurisdiction. Significant CFIUS reform legislation, which was fully implemented through regulations that became effective in 2020, expanded the scope of CFIUS’s jurisdiction to investments that do not result in control of a U.S. business by a foreign person, but afford certain foreign investors certain information or governance rights in a U.S. businesses known as “TID U.S. Businesses” that have a nexus to “critical technologies,” “covered investment critical infrastructure,” and/or “sensitive personal data” (in each case, as such terms are defined in 31 C.F.R. Part 800). Certain acquisition or investment transactions involving TID U.S. Businesses may be required to make a mandatory filing with CFIUS. These transactions include those in which a foreign person receives control or certain information or governance rights in a TID U.S. Business that produces, designs, tests, fabricates, manufactures, or develops any critical technologies and/or in which a foreign government has a “substantial interest” in the foreign person receiving a “substantial interest” in a TID U.S. Business (as the term “substantial interest” is defined in 31 C.F.R. Part 800).
NETC’s sponsor is Nabors Energy Transition Sponsor LLC, a Delaware limited liability company. NETC Sponsor currently owns 6,725,000 Founder Shares. NETC Sponsor is managed by Nabors Corporate Services, Inc., a Delaware corporation, and owned by Nabors Lux 2 S.a.r.l., a private limited liability company (société à responsabilité limitée) (“Nabors Lux”) incorporated in the Grand Duchy of Luxembourg, and Greens Road Energy LLC, a Delaware limited liability company controlled by Anthony G. Petrello, a U.S. person.
Although NETC Sponsor may constitute a “foreign person” under CFIUS rules and regulations and thus result in CFIUS jurisdiction over the Business Combination, we believe that a mandatory filing with CFIUS is not required. Vast is not a TID U.S. Business that produces, designs, tests, fabricates, manufactures, or develops any critical technologies. Further, no foreign person in which a foreign government has a substantial interest is receiving a substantial interest in Vast. However, if CFIUS takes a different view, then we could be subject to mandatory CFIUS review and receive monetary penalties for not filing with CFIUS. Even with no mandatory filing requirement, proceeding with the Business Combination without notifying CFIUS through a voluntary filing risks CFIUS intervention, before or after closing the Business

Combination. CFIUS may send us inquiries about the Business Combination, request that the parties make a voluntary filing, or initiate a unilateral review of the Business Combination.
Although we do not believe the Business Combination represents a risk to U.S. national security concerns, CFIUS may take a different view and decide to block or delay the Business Combination, impose conditions to mitigate national security concerns with respect to the Business Combination, order us to divest all or a portion of a U.S. business of the combined company if we had proceeded without first obtaining CFIUS clearance, or impose penalties if CFIUS believes that the mandatory notification requirement applied. Additionally, the laws and regulations of other U.S. government entities may impose review or approval procedures on account of foreign ownership by the Sponsor. If we were to seek an initial business combination other than the Business Combination, the pool of potential targets with which we could complete an initial business combination may be limited as a result of any such regulatory restriction. Moreover, the process of any government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete the Business Combination, our failure to obtain any required approvals within the requisite time period may require us to liquidate. This will also cause you to lose any potential investment opportunity in Vast and the chance of realizing future gains on your investment through any price appreciation in the combined company. Further, there would be no distribution from the Trust Account with respect to our warrants, which will expire worthless in the event of our winding up. In the event of a liquidation, NETC Sponsor will not receive any monies held in the Trust Account as a result of the Founder Shares held by it.
General Risk Factors
The JOBS Act permits EGCs like NETC and Vast to take advantage of certain exemptions from various reporting requirements applicable to public companies that are not EGCs.
Each of NETC and Vast qualifies as an EGC. As such, NETC takes advantage of, and Vast expects to take advantage of, certain exemptions from various reporting requirements applicable to public companies that are not EGCs, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in NETC’s periodic reports and proxy statements. As a result, NETC stockholders and Vast shareholders may not have access to certain information they deem important. Vast will remain an EGC until the earliest of (a) the last day of the fiscal year (i) following the fifth anniversary of the Closing, (ii) in which Vast has total annual gross revenue of at least $1.235 billion (as adjusted for inflation pursuant to SEC rules from time to time) or (iii) in which Vast is deemed to be a large accelerated filer, which means the market value of Vast Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of the prior second fiscal quarter, and (b) the date on which Vast has issued more than $1.0 billion in non-convertible debt during the prior three year period.
NETC cannot predict if investors will find the NETC Class A Common Stock less attractive because NETC will rely on these exemptions. If some investors find the NETC Class A Common Stock less attractive as a result, there may be a less active trading market for the NETC Class A Common Stock and its stock price may be more volatile. Similarly, Vast cannot predict if investors will find Vast Ordinary Shares less attractive because Vast will rely on these exemptions. If some investors find Vast Ordinary Shares less attractive as a result, there may be a less active trading market for Vast Ordinary Shares and its stock price may be more volatile.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained in this proxy statement/prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect NETC’s or Vast’s current views, as applicable, with respect to, among other things, their respective capital resources, portfolio performance and results of operations. Likewise, all of Vast’s statements regarding anticipated growth in its operations, anticipated market conditions, demographics and results of operations are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.
Forward-looking statements contained in this proxy statement/prospectus reflect NETC’s or Vast’s current views, as applicable, about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. None of NETC or Vast guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
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possible delays in closing the Business Combination, whether due to the inability to obtain NETC stockholders or regulatory approval (such as the FIRB Approval required in the 100% Redemption Scenario) or failure to satisfy any of the other conditions to closing the Business Combination, as set forth in the Business Combination Agreement;

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the inability of the Business Combination, or an alternate business combination, to be completed by the Deadline Date, and the potential failure of NETC to obtain an extension of the Deadline Date if sought by NETC;

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any waivers of the conditions to closing the Business Combination as may be permitted in the Business Combination Agreement;

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the risk that the PIPE Financing may not be consummated;

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risks relating to the lack of projected financial information with respect to Vast;

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Vast’s ability to successfully commercialize its operations;

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Vast’s ability to obtain new and maintain existing funding from government grants;

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general economic uncertainty;

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the effects of the COVID-19 pandemic;

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the volatility of currency exchange rates;

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Vast’s ability to obtain and maintain financing arrangements on attractive terms;

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Vast’s ability to manage growth;

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Vast’s ability to obtain or maintain the listing of Vast’s securities on Nasdaq or any other national exchange following the Business Combination;

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risks related to the rollout of Vast’s business and expansion strategy;

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overall demand for solar energy and/or fuels and the potential for reduced demand if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated;

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the possibility that Vast’s technology and products could have undetected defects or errors;

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the effects of competition on Vast’s future business;

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potential disruption in Vast’s employee retention as a result of the Business Combination;

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the impact of and changes in governmental regulations or the enforcement thereof, tax laws and rates, accounting guidance and similar matters in regions in which Vast operates or will operate in the future;

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potential litigation, governmental or regulatory proceedings, investigations or inquiries involving Vast or NETC including in relation to the Business Combination;

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the effectiveness of Vast’s internal controls and its corporate policies and procedures;

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changes in personnel and availability of qualified personnel;

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environmental uncertainties and risks related to adverse weather conditions and natural disasters;

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the volatility of the market price and liquidity of NETC Units, NETC public shares and NETC public warrants;

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potential write-downs, write-offs, restructuring and impairment or other charges required to be taken by Vast subsequent to the Business Combination;

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the possibility that the NETC Board’s valuation of Vast was inaccurate, including the failure of NETC’s diligence review to identify all material risks associated with the Business Combination;

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the limited experience of certain members of Vast’s management team in operating a public company in the United States;

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significant business disruptions resulting from natural or other disasters (including, but not limited to, health emergencies such as pandemics or epidemics, acts of war (including, but not limited to the war between Ukraine and Russia) or terrorism);

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the volatility of the market price and liquidity of Vast Ordinary Shares and other securities of Vast; and

•
other risks and uncertainties, including those listed under the section titled “Risk Factors”

While forward-looking statements reflect NETC’s and Vast’s good faith beliefs, as applicable, they are not guarantees of future performance. NETC and Vast disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this proxy statement/prospectus, except as required by applicable law. For a further discussion of these and other factors that could cause NETC’s or Vast’s future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section entitled “Risk Factors.” You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

NETC SPECIAL MEETING
General
NETC is furnishing this proxy statement/prospectus to its stockholders as part of the solicitation of proxies by the NETC Board for use at the NETC special meeting to be held on December 13, 2023, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to NETC stockholders on or about November 22, 2023. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the NETC special meeting.
All NETC stockholders as of the record date, or their duly appointed proxies, may attend the NETC special meeting. If you were a NETC stockholder as of the close of business on November 1, 2023, you may attend the NETC special meeting. As a registered NETC stockholder, you received a proxy card with this proxy statement/prospectus. The proxy card contains instructions on how to attend the NETC special meeting, including your control number.
If you do not have your control number, contact NETC’s transfer agent, Continental Stock Transfer & Trust Company, by telephone at (212) 616-6895 or by email at spacredemptions@continentalstock.com. If your shares of NETC Common Stock are held by a bank, broker or other nominee, you will need to contact your bank, broker or other nominee and obtain a legal proxy. Once you have received your legal proxy, you will need to contact Continental Stock Transfer & Trust Company to have a control number generated. Please allow up to 72 hours for processing your request for a control number.
NETC stockholders have multiple opportunities to submit questions to NETC for the NETC special meeting. NETC stockholders who wish to submit a question in advance may do so by pre-registering and then selecting the chat box link. NETC stockholders also may submit questions live during the meeting. Questions pertinent to NETC special meeting matters may be recognized and answered during the NETC special meeting in NETC’s discretion, subject to time constraints. NETC reserves the right to edit or reject questions that are inappropriate for NETC special meeting matters. In addition, NETC will offer live technical support for all NETC stockholders attending the NETC special meeting.
To attend and participate in the NETC special meeting, NETC stockholders of record will need to visit and enter the 12 digit control number provided on your proxy card, regardless of whether you pre-registered.
Date, Time and Place
The NETC special meeting will be held at 11:00 AM, Eastern Time, on December 13, 2023 at the following address: https://www.cstproxy.com/naborsetcorp/sm 2023 (or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the Proposals).
Voting Power; Record Date
You will be entitled to vote or direct votes to be cast at the NETC special meeting if you owned shares of NETC Common Stock, i.e., NETC Class A Common Stock, NETC Class F Common Stock or NETC Class B Common Stock, at the close of business on November 1, 2023, which is the record date for the NETC special meeting. You are entitled to one vote for each share of NETC Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 9,850,641 shares of NETC Class A Common Stock, 6,900,000 shares of NETC Class F Common Stock and no shares of NETC Class B Common Stock outstanding in the aggregate, of which 9,850,641 were shares of NETC Class A Common Stock and 6,900,000 were shares of NETC Class F Common Stock held by the NETC initial stockholders.
Vote of NETC Sponsor, Directors and Officers of NETC
NETC Sponsor and NETC’s directors and officers have agreed to vote any shares of NETC Class A Common, NETC Class F Common Stock and NETC Class B Common Stock owned by them in favor of the Business Combination.

NETC Sponsor and NETC’s directors and officers have waived any redemption rights, including with respect to shares of NETC Class A Common Stock purchased in the NETC IPO or thereafter in the open market, in connection with the Business Combination. The shares of NETC Class F Common Stock held by NETC Sponsor and NETC’s independent directors have no redemption rights upon NETC’s liquidation and will be worthless if no Business Combination is effected by NETC by the Deadline Date (or any extension thereof). However, NETC Sponsor and NETC’s directors and officers are entitled to redemption rights upon NETC’s liquidation with respect to any shares of NETC Class A Common Stock they may own.
Quorum and Required Vote for Proposals for the NETC Special Meeting
A quorum of NETC stockholders is necessary to hold a valid meeting. A quorum will be present at the NETC special meeting if holders of a majority of the outstanding shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock entitled to vote thereat are present in person or represented by proxy at the NETC special meeting. Abstentions will count as present for the purposes of establishing a quorum.
Approval of the Business Combination Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock entitled to vote thereon at the NETC special meeting, voting as a single class. The approval of the Vast Constitution Proposal and the Adjournment Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock entitled to vote and actually cast thereon at the NETC special meeting, voting as a single class. Accordingly, a stockholder’s failure to vote by proxy or to vote in person at the NETC special meeting will not be counted towards the number of shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Vast Constitution Proposal or the Adjournment Proposal, but will have the same effect as a vote “AGAINST” the Business Combination Proposal.
The Closing is conditioned on the approval of the Business Combination Proposal at the NETC special meeting. The Vast Constitution Proposal is non-binding and is not conditioned on the approval of any other Proposal set forth in this proxy statement/prospectus. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.
Recommendation to NETC Stockholders
After careful consideration, the NETC Board recommends that NETC stockholders vote “FOR” each Proposal being submitted to a vote of the NETC stockholders at the NETC special meeting.
For a more complete description of NETC’s reasons for the approval of the Business Combination and the recommendation of the NETC Board, see the section entitled “The Business Combination — NETC Board’s Consideration of and Reasons for Approving the Business Combination.”
Voting Your Shares
Each share of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock that you own in your name entitles you to one vote on each of the Proposals for the NETC special meeting. Your one or more proxy cards show the number of shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock that you own. There are several ways to vote your shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock:
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You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the NETC special meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of NETC Class A Common Stock, NETC Class F Common Stock or NETC Class B Common Stock will be voted as recommended by the NETC Board. The NETC Board recommends voting “FOR” the Business Combination Proposal, “FOR” the Vast Constitution Proposal and “FOR” the Adjournment Proposal.
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You can attend the NETC special meeting and vote in person even if you have previously voted by submitting a proxy pursuant to any of the methods noted above. However, if your shares of NETC Class A Common Stock, NETC Class F Common Stock or NETC Class B Common Stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way NETC can be sure that the broker, bank or nominee has not already voted your shares of NETC Class A Common Stock, NETC Class F Common Stock or NETC Class B Common Stock.

Revoking Your Proxy
If you give a proxy, you may revoke it at any time before the NETC special meeting or at such meeting by doing any one of the following:
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you may send another proxy card with a later date;

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you may notify NETC’s secretary, in writing, before the NETC special meeting that you have revoked your proxy; or

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you may attend the NETC special meeting, revoke your proxy and vote in person, as indicated above.

No Additional Matters May Be Presented at the NETC Special Meeting
The NETC special meeting has been called to consider only the approval of the Business Combination Proposal, the Vast Constitution Proposal and the Adjournment Proposal. Under NETC bylaws, other than procedural matters incident to the conduct of the NETC special meeting, no other matters may be considered at the NETC special meeting if they are not included in this proxy statement/prospectus, which serves as the notice of the NETC special meeting.
Who Can Answer Your Questions About Voting Your Shares
If you have any questions about how to vote or direct a vote in respect of your shares of NETC Class A Common Stock, NETC Class F Common Stock or NETC Class B Common Stock, you may call Morrow Sodali LLC, NETC’s proxy solicitor, at (800) 662-5200 (banks and brokerage firms, please call collect at (203) 658-9400).
Redemption Rights
Under the NETC Charter, any holders of NETC Class A Common Stock may elect that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, including interest not previously released to NETC to pay its taxes, calculated as of two business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account, which holds the proceeds of the NETC IPO (calculated as of two business days prior to the consummation of the Business Combination, including interest not previously released to us to pay our taxes). For illustrative purposes, based on the fair value of cash and marketable securities held in the Trust Account as of November 1, 2023, of approximately $107.6 million, the estimated per share redemption price would have been approximately $10.93.
In order to exercise your redemption rights, you must:
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if you hold your shares of NETC Class A Common Stock through NETC Units, elect to separate your NETC Units into the underlying shares of NETC Class A Common Stock and NETC Warrants prior to exercising your redemption rights with respect to the shares of NETC Class A Common Stock;

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certify to NETC whether you are acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any other NETC stockholder with respect to shares of NETC Class A Common Stock;

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prior to 11:59 PM, Eastern Time, on December 11, 2023 (two business days before the NETC special meeting), tender your shares physically or electronically and submit a request in writing that NETC redeem your NETC public shares for cash to Continental Stock Transfer & Trust Company, NETC’s transfer agent, to 1 State Street, 30th Floor, New York, New York 10004, by email at spacredemptions@continentalstock.com or by telephone at (212) 616-6895; and

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deliver your shares of NETC Class A Common Stock either physically or electronically through DTC to the transfer agent at least two business days before the NETC special meeting. NETC stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is NETC’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, NETC does not have any control over this process and it may take longer than two weeks. NETC stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your shares of NETC Class A Common Stock as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with NETC’s consent, until the Effective Time. If you delivered your shares for redemption to the transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the shares (physically or electronically). You may make such request by contacting the transfer agent at the phone number or address listed above.
Holders of outstanding NETC Units must separate the underlying NETC public shares and NETC Warrants prior to exercising redemption rights with respect to the NETC public shares. If you hold NETC Units registered in your own name, you must deliver the certificate for such NETC Units or deliver such NETC Units electronically to Continental Stock Transfer & Trust Company with written instructions to separate such NETC Units into NETC public shares and NETC Warrants. This must be completed far enough in advance to permit the mailing of the NETC share certificates or electronic delivery of the NETC public shares back to you so that you may then exercise your redemption rights with respect to the NETC public shares following the separation of such NETC public shares from the NETC Units.
If a broker, dealer, commercial bank, trust company or other nominee holds your NETC Units, you must instruct such nominee to separate your NETC Units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of NETC Units to be split and the nominee holding such NETC Units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant NETC Units and a deposit of the corresponding number of NETC public shares and NETC public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the NETC public shares following the separation of such NETC public shares from the NETC Units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your NETC Units to be separated in a timely manner, you will likely not be able to exercise your redemption rights.
Prior to exercising redemption rights, stockholders should verify the market price of NETC Class A Common Stock as they may receive higher proceeds from the sale of their NETC Class A Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. NETC cannot assure you that you will be able to sell your shares of NETC Class A Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in the NETC Class A Common Stock when you wish to sell your shares.
If you exercise your redemption rights, your shares of NETC Class A Common Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will not receive Vast Ordinary Shares or have any right to participate in, or have any interest in, Vast’s future growth following the Business Combination, if any. You will be entitled to receive cash for these shares of NETC Class A Common Stock only if you properly and timely demand redemption.
If the Business Combination is not approved and NETC does not consummate an Initial Business Combination by the Deadline Date (or any extension thereof), NETC will be required to dissolve and liquidate the Trust Account by returning the then-remaining funds in such account to the NETC public stockholders and the NETC Warrants will expire worthless.
Appraisal Rights
Appraisal rights are not available to holders of shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock in connection with the Business Combination.
Proxy Solicitation Costs
NETC is soliciting proxies on behalf of the NETC Board. This solicitation is being made by mail but also may be made by telephone or in person. NETC and its directors, officers and employees may also solicit proxies in person. NETC will file with the SEC all scripts and other electronic communications as proxy soliciting materials. NETC will bear the cost of the solicitation.
NETC has engaged Morrow Sodali LLC to assist in the proxy solicitation process. NETC will pay that firm a fee of $35,000, plus disbursements. NETC will reimburse Morrow Sodali LLC for reasonable out-of-pocket expenses and will indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. NETC will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. NETC will reimburse them for their reasonable expenses.

THE BUSINESS COMBINATION
Structure of the Business Combination
On February 14, 2023, NETC, Vast, Merger Sub, Nabors and NETC Sponsor entered into the Business Combination Agreement.
Pursuant to the Business Combination Agreement, among other things and subject to the terms and conditions contained therein, Merger Sub will merge with and into NETC, with NETC continuing as the Surviving Corporation and a wholly owned direct subsidiary of Vast.
Immediately prior to the Effective Time:
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all MEP Shares outstanding immediately prior to the Effective Time will be settled by way of a conversion and subdivision of those MEP Shares into Vast Ordinary Shares in accordance with the MEP Deed and the MEP De-SPAC Side Deed, and after the MEP Share Conversion, all of the MEP Shares will no longer be outstanding and will cease to exist, and each holder of MEP Shares will thereafter cease to have any rights with respect to such MEP Shares;

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(i) all of the Existing Vast Convertible Notes held by AgCentral and (ii) all principal outstanding and accrued interest under the AgCentral Loans will be converted into Vast Ordinary Shares, in each case, pursuant to the terms of the Noteholder Support and Loan Termination Agreement; and

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the Vast Split Adjustment will be effected, to occur immediately following the MEP Share Conversion and the Existing AgCentral Indebtedness Conversion, whereby the aggregate number of Vast Ordinary Shares outstanding immediately following the Vast Split Adjustment and immediately prior to the Effective Time will be 20,500,000 Vast Ordinary Shares (subject to certain adjustments as contemplated by the Business Combination Agreement).

Organizational Structure
The following diagram illustrates the organizational structure of NETC and Vast immediately prior to the Business Combination:

Nabors and NETC Management
AgCentral
Legacy Vast Shares and Existing Vast Convertible Notes
NETC Sponsor
NETC Private Placement Warrants
Public Stockholders
NETC Independent Directors
NETC Class F Common Stock
NETC Class A Common Stock and NETC Public Warrants
NETC Class F Common Stock and NETC Private Placement Warrants
Vast
NETC
Trust Account
Merger Sub

The following diagram illustrates the structure of Vast immediately following the Business Combination:

Nabors and NETC Management
NETC Sponsor
Vast Private Placement Warrants
Public Shareholders
NETC Independent Directors
Pipe Investors
Legacy Vast Shareholders
Vast Ordinary Shares + Vast Public Warrants
Vast Ordinary Shares + Vast Private Placement Warrants
Vast Ordinary Shares
Vast Ordinary Shares
Vast Ordinary Shares
Vast
NETC
Trust Account

Conversion and Exchange of Securities
At the Effective Time, by virtue of the Merger and without any action on the part of NETC, Vast, Merger Sub or any holder of any securities of NETC, Vast or Merger Sub, the following events will take place simultaneously:
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all shares of NETC Class A Common Stock and Founder Shares held in the treasury of NETC will be cancelled without any conversion thereof and no payment or distribution will be made with respect thereto;

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(i) each share of NETC Class A Common Stock (other than the Redemption Shares) issued and outstanding immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio, (ii) the shares of NETC Class F Common Stock and the shares of NETC Class B Common Stock issued and outstanding and held by NETC Sponsor or its transferees (based on a transfer following the date of the Business Combination Agreement) immediately prior to the Effective Time will be collectively exchanged for 2,825,000 validly issued and fully paid Vast Ordinary Shares, (iii) each share of NETC Class B Common Stock issued and outstanding and not held by NETC Sponsor or its transferees immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio, and (iv) each share of NETC Class F Common Stock issued and outstanding and not held by NETC Sponsor or its transferees immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio, in each case, after giving effect to the Vast Split Adjustment and thereafter, each share of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock shall automatically be cancelled and shall cease to exist and each holder of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock shall cease to have any rights with respect thereto except the right to receive the Per Share Merger Consideration (other than pursuant to and in accordance with the Support Agreement);

•
each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately after the Effective Time;
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Vast will assume the NETC Warrant Agreements and enter into such amendments thereto as are necessary to give effect to the provisions of the Business Combination Agreement, and each NETC Warrant then outstanding and unexercised will automatically, without any action on the part of its holder, be converted into a warrant to acquire Vast Ordinary Shares.

Each Vast Warrant will be subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding NETC Warrant immediately prior to the Effective Time, except to the extent such terms or conditions are rendered inoperative by the Business Combination. Accordingly, effective as of the Effective Time: (i) each Vast Warrant will be exercisable solely for Vast Ordinary Shares; (ii) the number of Vast Ordinary Shares issued upon exercise of each Vast Warrant will be equal to (x) the number of shares of NETC Class A Common Stock issued upon exercise of the applicable NETC Warrant multiplied by (y) the Exchange Ratio; (iii) the per share exercise price for the Vast Ordinary Shares issuable upon exercise of such Vast Warrant will be equal to (x) the per share exercise price for the shares of NETC Class A Common Stock subject to the applicable NETC Warrant, as in effect immediately prior to the Effective Time divided by (y) the Exchange Ratio, rounding the resulting exercise price up to the nearest whole cent; and (iv) no fraction of a Vast Ordinary Share will be issued upon any exercise of any Vast Warrants and, if the aggregate number of Vast Ordinary Shares that a holder of any Vast Warrants would be entitled to receive upon any exercise of any Vast Warrants would otherwise include a fraction of a Vast Ordinary Share, Vast shall, upon such exercise, round down to the nearest whole number the aggregate number of Vast Ordinary Shares to be issued to such holder as a result of the exercise of all such Vast Warrants so exercised.
Each Redemption Share will not be entitled to receive the Per Share Merger Consideration and will be converted immediately prior to the Effective Time into the right to receive from NETC, in cash, an amount per share calculated in accordance with such stockholder’s redemption rights. At or as promptly as practical after the Effective Time, NETC will make such cash payments in respect of each such Redemption Share. As of immediately prior to the Effective Time, all such Redemption Shares will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a Redemption Share (or related certificate or book-entry share) will cease to have any rights with respect thereto, except the right to receive such cash payments from NETC.
In the event that the share of NETC Class A Common Stock and one-half of one NETC Warrant comprising a single NETC Unit have not been detached so as to permit separate transferability or trading prior to the Effective Time, then effective immediately prior to the Effective Time, any and all NETC Units will be automatically detached and broken out into their constituent parts, such that a holder of one NETC Unit will hold one share of NETC Class A Common Stock and one-half of one NETC Warrant, and the underlying constituent securities will be converted in accordance with the Business Combination Agreement. However, if the detachment would deem a holder of NETC Warrants to hold a fractional NETC Warrant, then prior to the conversion the number of NETC Warrants deemed to be held by such holder will be rounded down to the nearest whole number.
Background of the Business Combination
NETC is a Delaware corporation formed on March 24, 2021 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. NETC Sponsor is managed and majority owned by an affiliate of Nabors, and members of Nabors management also serve as directors and/or officers of NETC. The terms of the Business Combination are the result of negotiations among representatives of NETC, Vast’s management and representatives of AgCentral, Vast’s sole shareholder. The following is a brief description of the background of these negotiations, the Business Combination and related transactions.
On November 19, 2021, NETC completed the NETC IPO of 27,600,000 units, including 3,600,000 units that were issued pursuant to the underwriters’ full exercise of their over-allotment option, with each unit consisting of one share of NETC Class A Common Stock and one-half of one NETC warrant, at an offering price of $10.00 per unit, raising gross proceeds of $276.0 million. Simultaneously with the closing of the NETC IPO, NETC completed the private sale of 13,730,000 NETC private placement warrants to NETC Sponsor’s direct and indirect equityholders and certain of NETC’s independent directors, at a purchase price of $1.00 per warrant, generating gross proceeds of approximately $13.7 million.
Prior to the consummation of the NETC IPO on November 19, 2021, neither NETC, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with NETC. Following the closing of the NETC IPO, NETC representatives commenced a robust search for businesses or assets to acquire for the purpose of consummating NETC’s Initial Business Combination.
The proposed Business Combination is the result of an extensive search for a potential transaction utilizing the network and industry experience of Nabors’ management team, NETC Sponsor and its affiliates. Following the consummation of the NETC IPO, representatives of NETC identified over 200 potential acquisition targets in a wide variety of industry sectors, including targets that were engaged in businesses involving energy sustainability or utilizing technologies that would make a positive impact on the environment. NETC focused its search for a target business on companies that enabled the energy transition by providing technology or services that reduced carbon or greenhouse gas emissions while satisfying the growing demand for energy across markets globally. The initial list of potential targets was further refined to approximately 100 priority targets representing businesses with potentially compelling strategic overlap with Nabors and that met certain criteria under consideration by Nabors such as the target’s estimated size, technology, maturity of the business and operations in a subsector with a large addressable market. Representatives of NETC contacted approximately 75 priority potential acquisition targets directly or through their investors. Although the NETC Charter contains a provision wherein NETC renounces any corporate opportunity offered to any director or officer of NETC, unless among other things, such opportunity is offered to such person solely in his or her capacity as a director or officer of NETC, such provision did not materially affect NETC’s search for a business combination partner.
From late November 2021 to July 2022, NETC held discussions (including by participating in investor presentations) with the senior executives, stockholders or sponsors of, or investment advisors to, several Initial Business Combination candidates regarding a potential transaction and conducted due diligence with respect to such potential acquisition targets. Discussions with approximately 20 of these candidates advanced to the point where NETC executed a confidentiality agreement with the Initial Business Combination candidate. Each such confidentiality agreement was entered into on customary terms and conditions and, among other things, restricted the disclosure of confidential information and limited the rights of a party to use the confidential information except for the purpose of evaluating a potential transaction. None of such confidentiality agreements included a standstill agreement provision that would prevent NETC from making an offer to acquire the counterparty, or would prevent any counterparty from making an offer to acquire NETC.
On February 10, 2022, NETC engaged Moelis & Company LLC (“Moelis”) to assist with NETC’s search for a target for NETC’s Initial Business Combination and to serve as NETC’s financial advisor in connection with any potential transaction and placement agent in connection with any potential equity financing.
On March 16, 2022, NETC submitted to a potential Initial Business Combination candidate (“Target A”) a confidential draft letter of intent for discussion purposes. After conducting additional due diligence and discussions between the management teams and advisors of both NETC and Target A, NETC and Target A decided to terminate discussions with respect to a possible transaction on April 28, 2022.
On June 29, 2022, NETC submitted to another potential Initial Business Combination candidate (“Target B”) an indication of interest letter. After conducting additional due diligence and discussions between the management teams and advisors of both NETC and Target B, NETC and Target B decided to terminate discussions with respect to a possible transaction on July 27, 2022. NETC’s decision not to pursue an Initial Business Combination with Target A and Target B was generally the result of NETC’s conclusion that the targets did not satisfy management’s thresholds in one or more of the following areas of due diligence: (i) the target’s ability to execute and grow its business, (ii) the long-term viability of the target’s business or ability to compete long-term, (iii) the amount of capital that would need to be raised to support the business over the near-term and (iv) the target’s readiness to be a publicly traded company.
In August 2022, Moelis identified Vast as a potential Initial Business Combination candidate and, on August 17, 2022, discussed the possibility of pursuing a potential transaction with Vast with Guillermo Sierra, NETC’s Vice President of Energy Transition and Nabors’ Vice President of Strategic Initiatives and Energy Transition. Following such discussion, Mr. Sierra indicated to Moelis that NETC was interested in meeting with representatives of Vast regarding a potential transaction.
On August 18, 2022, representatives of Moelis participated in an introductory conference call with Craig Wood, Vast’s Chief Executive Officer, and Johnny Kahlbetzer, owner of AgCentral, the sole shareholder of Vast. During the call, Messrs. Wood and Kahlbetzer provided an overview of Vast, including its business, project pipeline and capitalization. Following the meeting, Vast indicated an interest in engaging in discussions regarding a potential transaction. On August 19, 2022, NETC and Vast executed a confidentiality agreement. Following the execution of a confidentiality agreement, Vast provided NETC with a management presentation on Vast’s business and materials on the CSP industry for NETC to review.
Other than Vast, Target A and Target B, NETC did not proceed with any other Initial Business Combination candidates following initial due diligence, and did not submit formal indications of interest and/or draft letters of intent to any other Initial Business Combination candidates.
On August 24, 2022, representatives from NETC, Nabors and Moelis attended a management presentation conducted by Vast’s management team. Representatives from NETC and Nabors in attendance included Anthony Petrello, NETC’s President, Chief Executive Officer and Secretary and member of the NETC Board and Nabors’ President, Chief Executive Officer and member of the board of directors of Nabors (the “Nabors Board”), William Restrepo, NETC and Nabors’ Chief Financial Officer, Mr. Sierra, John Yearwood, member of the NETC Board and the Nabors Board, and Mike Rasmuson, Nabors’ Senior Vice President, General Counsel and Chief Compliance Officer. Vast provided a more detailed overview of its technology, operations, project development and pipeline, intellectual property, including an overview of Vast’s business model, unit economics and information regarding Vast’s existing and planned facility developments, products and technologies. During the meeting, NETC’s representatives asked questions regarding the information provided in the presentation, as well as regarding Vast’s strategy and operations. Both parties expressed interest in continuing discussions and proceeding with due diligence.
On August 26, 2022, representatives from Moelis and representatives of NETC and Nabors, including Mr. Restrepo, Mr. Sierra, Mr. Rasmuson and Clark Wood, Nabors’ Chief Accounting Officer, held a meeting to discuss prospective Initial Business Combination target companies, including Vast. During the meeting, Vast was highlighted by NETC as a leading candidate for a potential Initial Business Combination, due to the potential of its CSP technology in servicing a large addressable market, the potential synergies between Nabors and Vast, Vast’s experienced management team and Vast’s historical results, subject to successful legal and financial due diligence review and approval by NETC’s disinterested directors.
From August 29, 2022 to September 1, 2022, Mr. Sierra visited Vast’s headquarters in Sydney, Australia and its operations in Brisbane, Australia to conduct commercial due diligence and met with members of Vast’s management team. Mr. Sierra discussed with Vast’s management Vast’s project pipeline, the CSP market and the current renewable energy landscape. During this trip, Mr. Sierra also met with Vast’s technical operations team in Brisbane, Australia who provided Mr. Sierra with an overview of Vast’s manufacturing process, technology and control systems and a representative of ARENA to discuss ARENA’s support of Vast.
Following Mr. Sierra’s visit, on September 7, 2022, Craig Wood and Kurt Drewes, Vast’s Chief Technology Officer, visited Nabors’ facilities in Houston, Texas. Over the course of next two days, Mr. Wood and Mr. Drewes attended sessions with Nabors’ representatives to learn more about Nabors’ technology, research and development and manufacturing capabilities in order to understand what services or synergies may be available to Vast if it were to consummate a potential transaction with NETC. The participants discussed possible synergies between Nabors and Vast, including a potential project involving development of a hybrid solar plant in El Paso, Texas (the “West Texas Project”) and the possibility of Vast and Nabors entering into a services agreement, pursuant to which Nabors would provide Vast with various support functions. Additionally, Mr. Sierra and Mr. Wood discussed then-current market dynamics and the performance of businesses comparable to Vast and how such factors may impact NETC’s valuation methodology if NETC and Vast were to pursue an Initial Business Combination. During this visit, Mr. Sierra also introduced Mr. Wood to representatives of Sage, a strategic energy transition company in which Nabors is a minority investor, including Cindy Taff and Lev Ring, CEO and President of Sage, respectively, who discussed with Mr. Wood Sage’s experience working with Nabors.
On September 12, 2022, Mr. Sierra and members of Nabors’ internal legal counsel discussed on a conference call with NETC’s advisors, next steps to proceed with a potential Initial Business Combination with Vast. Later that day, representatives of Nabors and its advisors held an internal call with members of its engineering and energy transition teams to provide an overview of Vast, explore potential synergies and to provide an update on the status of discussions with Vast.
Later in the day on September 12, 2022, Mr. Sierra, Craig Wood, representatives from Sage and Colin Wessels, Chief Executive Officer of Natron, participated in a conference call to discuss potential synergies between Vast and Natron, including collaboration with Natron and Sage on the potential West Texas Project. Natron is a global provider of sodium-ion battery technology and development in which NETV, an affiliate of Nabors, owns a minority equity interest.
On September 21, 2022, Craig Wood, Mr. Restrepo and Mr. Sierra met to discuss Vast’s historical results and a potential Initial Business Combination. At this meeting, Vast’s desire to evaluate its ability to raise capital in connection with a proposed Initial Business Combination was discussed, and Mr. Wood, Mr. Restrepo and Mr. Sierra decided that Vast should have the opportunity to complete such evaluation before progressing further on negotiations of the proposed Initial Business Combination.
On September 27, 2022, NETC management convened a meeting of the NETC Board to discuss the progress of the potential transaction with Vast.
Craig Wood returned to Houston, Texas from September 28, 2022 to September 30, 2022 to re-engage in discussions about a potential Initial Business Combination and the West Texas Project with representatives of NETC. After meetings with Mr. Wood, Mr. Restrepo, Mr. Sierra, Mr. Yearwood and members of the Nabors’ board, and Mr. Sierra, NETC and Vast agreed to resume exploring and negotiating terms for an Initial Business Combination and as a result, the parties paused discussions on the West Texas Project to focus on discussing the Initial Business Combination.
In late September 2022, Nabors requested its external counsel, Milbank LLP (“Milbank”), to advise Nabors in connection with the proposed Initial Business Combination with Vast, including with respect to potential investments from Nabors upon signing of a business combination agreement and in connection with the closing of the contemplated transaction.
On October 3, 2022, Mr. Sierra, in his capacity as Vice President, Energy Transition of NETC, sent Craig Wood an initial draft letter of intent (the “October 3 Letter of Intent”) setting out the proposed structure and terms of a possible Initial Business Combination with Vast. The October 3 Letter of Intent contemplated, among other things, (i) all of Vast’s options and similar stock-based compensation instruments would be treated as outstanding and included in the calculation of the valuation of Vast on a net-exercised basis, (ii) a potential private placement equity financing in an amount to be determined, (iii) a 12-month lock-up of the Founder Shares held by the NETC Sponsor following the closing of the proposed transaction, subject to early release if (x) the post-closing company’s shares trade over $12.00 per share for any 20 Trading Days within any 30-Trading Day period commencing at least 150 days after the closing of an Initial Business Combination or (y) the post-closing company consummates a subsequent liquidation, merger, stock exchange, reorganization, recapitalization or other similar transaction that results in its stockholders having the right to exchange their shares for cash, securities or other property, (iv) a 6-month lock-up of the post-closing company’s shares issued to Vast shareholders in the proposed Initial Business Combination following the closing of the proposed transaction and (v) the board of directors following the closing of the proposed transaction would have seven members divided into classes, including one director serving in the class up for election at the third annual meeting following the closing to be selected by the NETC Sponsor, but did not include a valuation of Vast or equity financing terms.

On October 10, 2022 and October 13, 2022, during informational sessions held via videoconference arranged for the NETC Board to meet with Craig Wood, Mr. Wood made a presentation to members of the NETC Board regarding Vast. In attendance at these sessions were representatives from Vast, NETC and Nabors. Mr. Wood discussed the history of concentrated solar technology, provided additional details on Vast’s business, management, intellectual property, project scalability and technology. The board members present took advantage of the opportunity to ask Mr. Wood questions about Vast’s technology, project scalability, unit economics, heat generation and green fuels, future revenue streams and potential synergies with Nabors. Mr. Wood noted that Vast was interested in a transaction with NETC in part due to its relationship with Nabors because of Nabors’ ability to provide Vast with access to potential opportunities in the Middle East and in the United States, Nabors’ core competencies and other investments Nabors has made in energy transition companies that could provide opportunity for synergies. On October 13, 2022, Mr. Wood also made a presentation to members of the Nabors Board regarding Vast.
During the week of October 10, 2022 and in the weeks following, Mr. Sierra and members of Nabors and NETC’s management teams continued discussions relating to Vast’s unit economics and the applicability and impact of tax credits under the Inflation Reduction Act, and the plan for technical and legal due diligence. After considering three third party technical due diligence firms with expertise in solar power technology, NETC selected Fichtner GmbH & Co. KG (“Fichtner”) to conduct an independent technical review of Vast’s technology.
On October 20, 2022, Mr. Sierra received a revised draft of the letter of intent (the “October 20 Letter of Intent”) with comments from Vast and White & Case LLP (“W&C”), Vast’s outside counsel. The October 20 Letter of Intent provided for (i) the NETC Sponsor forfeiting a portion of its Founder Shares and subjecting a portion of its Founder shares to an earnout, (ii) forfeiture of a to-be-determined number of private placement warrants, (iii) a condition to closing that NETC secure at least $110.0 million in binding equity subscription commitments, (iv) a cap on NETC’s transaction expenses, (v) all of Vast’s unvested options and similar stock-based compensation instruments being assumed by the post-closing company and dilution of all the post-closing company’s shareholders equally and (vi) the senior management of Vast continuing to serve in their respective positions with substantially similar responsibilities and duties at the post-closing company immediately following the closing of the proposed transaction. In addition, Vast proposed a joint development and license agreement between Nabors and Vast and an investment from Nabors of $15.0 million in the form of a convertible note issued upon the signing of the Business Combination Agreement.
Over the following weeks, representatives from Nabors, NETC and Moelis held multiple virtual meetings to evaluate Vast’s business and the proposed terms of the Business Combination and held discussions with representatives of Vast regarding, among other things, (i) the post-closing company’s funding requirements, (ii) the Minimum Cash Condition, (iii) forfeiture of the Founder Shares and (iv) a potential joint development and license agreement and services agreement between Nabors and Vast.
On November 8, 2022, NETC formally engaged Fichtner to perform technical due diligence on Vast. Also on November 8, 2022, Mr. Petrello and Mr. Restrepo met virtually with Craig Wood, Mr. Kahlbetzer and representatives of Moelis. During this meeting, Mr. Petrello and Mr. Restrepo proposed the inclusion of a convertible note financing in connection with the proposed Initial Business Combination and emphasized the importance to Nabors that AgCentral and Nabors make equal contributions in respect of any amounts committed to Vast at the signing of the Initial Business Combination.
On November 9, 2022, the NETC Board met virtually with Mr. Petrello, Mr. Sierra, Mr. Restrepo, representatives from Moelis and Nabors internal legal counsel. The participants discussed Vast’s plant economics and sources and uses for its ongoing and planned projects. The NETC Board was informed of the current status of due diligence and discussions with Vast.
On or around November 9, 2022, Mr. Restrepo and Mr. Petrello met virtually with Craig Wood, Mr. Kahlbetzer and his advisor, to discuss the terms of the proposed Initial Business Combination. During such meeting, Mr. Restrepo and Mr. Petrello presented Craig Wood, Mr. Kahlbetzer and his advisor with the following indicative terms (the “November 9 Terms”): (i) a $200 million pre-money total enterprise value valuation of Vast, which would be subject to certain customary adjustments at the closing of the Initial Business Combination, (ii) a $15.0 million investment from each of Nabors and AgCentral committed at signing of the proposed transaction, with Nabors’ commitment being comprised of a $10.0 million commitment to the PIPE Financing and an additional commitment of up to $5.0 million in the form of a convertible note, (iii) up to 3,900,000 Founder Shares (determined based upon the amount of cash in the Trust Account and cash on hand at the closing of the proposed Initial Business Combination) held by NETC’s sponsor being made subject to forfeiture and no longer being subject to forfeiture upon the achievement of certain share price targets for a period of up to five years following the closing, (iv) none of the NETC private placement warrants being forfeited and (v) the aggregate consideration paid to Vast to be reduced by 2,500,000 shares of Class A Common Stock in the event the anticipated government grant for VS1 is not received prior to closing. Later that day, Mr. Restrepo and Mr. Petrello sent Craig Wood, Mr. Kahlbetzer and his advisor a summary of the November 9 Terms via email.
On November 11, 2022, Craig Wood sent proposed terms to representatives of NETC via email, including (i) a $15.0 million investment from each of Nabors and AgCentral committed at signing of the proposed transaction, (ii) up to 3,900,000 Founder Shares being made subject to forfeiture, which would no longer be subject to forfeiture upon the achievement of certain share price targets, (iii) a minimum cash condition of $55.0 million after the payment of transaction expenses and (iv) the proposed scope of a joint development and license agreement between Nabors and Vast. NETC and Vast decided it would be more efficient to proceed directly with drafting a business combination agreement rather than continuing to exchange terms over call or email.
On November 21, 2022, NETC and Nabors held a kick-off meeting with Fichtner.
In November 2022, NETC asked Vinson and Elkins (“V&E”) to advise NETC on the proposed Initial Business Combination with Vast.
On November 29, 2022, V&E sent an initial draft of the Business Combination Agreement to W&C. The terms included in the initial draft of the Business Combination Agreement were substantially consistent with the November 9 Terms (except that such initial draft did not include a proposal with respect to the pre-money total enterprise value of Vast), and also included (i) a condition to closing that NETC secure binding equity subscription commitments in an amount to be determined and (ii)  no cap on NETC’s transaction expenses.
After a due diligence preparation meeting on November 18, 2022, a team of engineers from Nabors, Mr. Sierra and Mr. Enrique Abarca, Nabors’ IP counsel, visited Vast’s facilities in Sydney and Brisbane, Australia between November 27, 2022 and December 4, 2022 to conduct on the ground due diligence. During this trip, the Nabors’ team met with Vast’s engineering team and IP counsel and toured the facilities in Sydney and Brisbane. A representative from Fichtner also attended some of the meetings.
On December 5, 2022, members of NETC management met with members of Nabors’ engineering team to discuss the results of its diligence regarding, among other things, Vast’s technology, facilities and intellectual property.
On December 7, 2022, NETC engaged tax advisors to perform tax due diligence on Vast and the proposed Initial Business Combination.
On December 8, 2022, Vast sent NETC a draft term sheet relating to Nabors’ investment in convertible notes of Vast and an issues list focused on key commercial issues raised by the initial draft of the Business Combination Agreement provided by V&E on November 29, 2022 (the “December 8 Issues List”), including (i) a $225 million pre-money equity valuation, (ii) Nabors entering into a services agreement to provide Vast with engineering, commercial and corporate services prior to closing of the proposed transaction, (iii) a minimum cash condition of $55.0 million after the payment of transaction expenses, (iv) a six-month post-closing waiting period, during which Founders Shares made subject to forfeiture at the closing of the Initial Business Combination will not be eligible to become subject to forfeiture, (v) NETC agreeing to extend the time it has to consummate an Initial Business Combination pursuant to the terms of the NETC Charter to the extent necessary to consummate the proposed transaction and (vi) no termination rights tied to due diligence or the delivery of financial statements. Later that morning, Vast announced it had entered into a letter of intent with Natron to purchase up to 13,500 units of Natron’s sodium-ion batteries for use on its CSP project, Vast Solar 2 (VS2), being developed in Mount Isa. Later that evening, representatives from Moelis met with Craig Wood and Mr. Kahlbetzer to discuss the proposed transaction.

On or around December 8, 2022, Vast sent to Nabors (Mr. Sierra and Mr. Rasmuson) a convertible note term sheet (drafted by Gilbert + Tobin) as well as a material issues list for a Business Combination Agreement (drafted by White & Case) (together, the Term Sheets). The convertible note term sheet contemplated that each of Nabors and AgCentral would subscribe for US$15 million worth of notes that would convert into Vast Ordinary Shares on completion of one of a number of specified events (including completion of a business combination between Vast and a publicly listed special purpose acquisition company). Other key terms of the proposed convertible note financing (including the applicable interest rate and maturity date) were left blank or in placeholder.
On December 9, 2022, representatives of Vast sent representatives of NETC possible transaction structures for the proposed Business Combination.
On December 12, 2022, V&E sent an initial due diligence request list to W&C. Throughout the next several weeks until the execution of the Business Combination Agreement, V&E continued to conduct an extensive legal due diligence investigation of Vast.
On December 13, 2022, Vast and Sage announced a memorandum of understanding to evaluate global opportunities to integrate CSP generation and long-duration energy storage to supply clean, dispatchable baseload electricity.
On the same day, representatives of Vast sent initial drafts of the notes subscription agreement and other documents related to the convertible notes financing to Nabors and NETC.
Also on the same day, NETC sent Vast responses to the terms set forth in the December 8 Issues List, including (i) the $225 million pre-money equity valuation proposed by Vast in the December 8 Issues List being subject to approval by the NETC Board, (ii) reducing the six-month waiting period with respect to the certain Founder Shares no longer being subject to forfeiture to a three-month waiting period following the closing of the Business Combination, (iii) a minimum cash condition of $50.0 million after the payment of transaction expenses and (iv) the inclusion of termination rights associated with the Vast’s failure to deliver certain required financial statements.
On December 14, 2022, NETC engaged King & Wood Mallesons (“KWM”) to act as NETC’s Australian counsel for the proposed Initial Business Combination with Vast. Over the next several weeks, KWM worked alongside V&E to conduct a legal due diligence investigation of Vast.
On the same day, W&C sent a revised draft of the Business Combination Agreement to V&E. Throughout the following weeks until the Business Combination Agreement was executed, NETC and Vast exchanged several drafts of the Business Combination Agreement, as well as the related documentation, and held several calls on December 30, 2022, January 9, 2023, February 8, 2023 and February 14, 2023, to resolve issues raised by NETC or Vast, principally regarding: (i) the structure of the Business Combination, including the Pre-Closing Restructuring, (ii) the conduct of Vast’s business during the period between the execution of the Business Combination Agreement and the Closing and NETC’s consent rights over Vast entering into additional subscription agreements during this period, (iii) the representations, warranties and covenants of Vast in light of NETC’s due diligence review, (iv) conditionality regarding the respective obligations of NETC and Vast to consummate the Business Combination, (v) the timing of the delivery of Vast’s audited financial statements and (vi) calculating cash proceeds in connection with the Minimum Cash Condition.
From December 14, 2022 to December 21, 2022, Craig Wood and Vast’s internal legal counsel visited Houston to meet in-person with NETC management to further discuss the terms of the proposed transaction, including the proposed services agreement and joint development and license agreement.
On December 15, 2022, Moelis terminated its engagement as NETC’s financial advisor. Moelis terminated its engagement prior to performing all of the work expected to be performed pursuant to the engagement letter and, as a result of its termination, Moelis has not received, and will not receive, any fees in connection with the Business Combination. However, NETC does not believe the termination of Moelis’ engagement will adversely affect the Business Combination in any manner. In connection with the termination of Moelis’ engagement, Moelis and NETC agreed that certain provisions of Moelis’ engagement letter would survive, including (i) that Moelis will keep confidential certain information provided to it in connection with its engagement, (ii) that the engagement letter and any claims, counterclaims or disputes that may arise out of or relate to it will be governed by and construed in accordance with the laws of the State of New York and (iii) that Moelis will be entitled to customary indemnification from NETC. Moelis received a draft of the proxy statement/prospectus prepared by Vast and NETC and provided limited comments relating only to Moelis’ involvement in the transaction. Moelis was not otherwise involved in the preparation of any disclosure that is included in the Registration Statement, or any material underlying any disclosure in the Registration Statement, relating to Vast or the Business Combination, including the financial analyses prepared by NETC management, reviewed with the NETC Board and summarized under “NETC Board’s Consideration of and Reasons for Approving the Business Combination.” We have requested that Moelis confirm that they agree with the disclosure regarding the termination of the engagement and the risks and conclusions stated herein that are associated with its role and termination of the engagement and Moelis has declined to provide a letter and has not otherwise confirmed whether it agrees with the disclosure made in this proxy statement/prospectus relating to the termination of its engagement or the risks and conclusions stated herein that are associated with its role and termination of the engagement. Moelis’s withdrawal indicates that it does not want to be associated with the disclosure or underlying business analysis related to the Business Combination. Investors should not place any reliance on the fact that Moelis has been previously involved in the Business Combination.
On December 16, 2022, following discussions related to relevant tax considerations, W&C, Vast, V&E and NETC elected to proceed with one of the proposed structures for the proposed Business Combination.
On or around December 16, 2022, while in Houston, Mr. Wood and Mr. Waugh discussed the Term Sheets at length with Mr. Petrello and Mr. Sierra. Consideration was given to, among other things, the overall valuation of Vast (as notionally provided in the BCA materials issues list), the timing of the Senior Convertible Note subscriptions (by Nabors and AgCentral, respectively) and the amount of, maturity date of and interest rate applicable to the notes. It was proposed by Mr. Petrello, Mr. Restrepo, Mr. Rasmuson and Mr. Sierra during those discussions that:
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each of Nabors and AgCentral would subscribe for US$5 million worth of Senior Convertible Notes, and that the further US$10 million each (as contemplated in the convertible note term sheet) would be conditional on completion of the business combination (i.e., would take the form of a PIPE Financing as opposed to Interim Company Financing);

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the interest payable on the Senior Convertible Notes would be 4% payable semi-annually in cash in arrears;

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the maturity date of the Senior Convertible Notes would be 18 months from the date of issue with an option for Vast to extend the maturity date by six-month months;

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the law governing the Senior Convertible Notes would be New York law.

Mr. Petrello also suggested to Mr. Wood and Mr. Waugh that the Interim Company Financing could take the structure of alternate US$2.5 million investments (first by Nabors, then AgCentral, then Nabors, then AgCentral) with the trigger for the first investment being signing of the Senior Convertible Notes documentation (to occur concurrently with signing the Business Combination Agreement), and the trigger for the subsequent note issuances would be based on Vast’s expected cash balance in the coming month falling below US$1 million.
On or around December 17, 2022, following consultation with Mr. Kahlbetzer and his advisor, Mr. Wood and Mr. Waugh agreed to the hybrid Interim Company Financing/PIPE Financing proposed by Mr. Petrello and Mr. Sierra, albeit:
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the trigger event for the subsequent tranches of Senior Convertible Notes would be Vast’s expected cash balance dropping below US$750,000 (as opposed to US$1 million);

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the law governing the Senior Convertible Notes would be New South Wales law (with arbitration in Singapore).

On or around December 18, 2022, the parties negotiated the terms of the Earnout Shares contained in the Business Combination Agreement. Vast proposed that the NETC initial stockholders and Legacy Vast shareholders should each be entitled to 316,666 Earnout Shares if the Vast Ordinary Share price were to, following listing, reach US$12.50 (volume-weighted average price over 20 day period), a further 316,666 Earnout Shares if the 20-day VWAP reached US$15.00, and a further 633,333 Earnout Shares if the 20-day VWAP reached US$17.50. NETC countered that NETC Sponsor should be entitled to 1,300,000 Sponsor Earnback Shares at the specified pricing intervals. Vast accepted this, but proposed that Legacy Vast shareholders be entitled to the balance of the total amounts of the Earnout Shares at each pricing interval and the 3,900,000 Sponsor Earnback Shares that NETC Sponsor would be entitled to and that a 20-day VWAP average price be used.
On or around December 19, 2022, NETC management and Vast management preliminarily agreed to revised terms consisting of (i) a valuation of Vast of $239.7 million of a fully diluted pre-money value, (ii) up to 3,900,000 Sponsor Earnback Shares being made subject to forfeiture, which would no longer be subject to forfeiture upon the achievement of certain share price targets, (iii) eligible Legacy Vast shareholders receiving 20.5 million Vast Ordinary Shares post-Closing, (iv) eligible Legacy Vast shareholders receiving up to an additional 2,799,999 Vast Ordinary Shares post-Closing, of which 1,500,000 of such shares will be issued at the time of financial closing of Vast’s CSP project at Port Augusta in South Australia and the remainder will be issued upon the achievement of certain Vast Ordinary Share price targets, (v) NETC’s independent directors retaining their aggregate 175,000 Founder Shares and 200,000 NETC private placement warrants, (vi) a minimum cash condition of $50.0 million after the payment of transaction expenses, (vii) binding subscription commitments of at least $10.0 million in the form of the Senior Convertible Notes with AgCentral and Nabors Lux each committing a minimum of $5.0 million, of which $2.5 million will be invested at the signing of the proposed transaction by each of AgCentral and Nabors Lux, (viii) Nabors and its affiliates and AgCentral marketing the Senior Convertible Notes in Vast to third parties to raise an additional $20.0 million to $40.0 million between the signing of the Business Combination Agreement and Closing and (ix) binding subscription commitments of at least $15.0 million of Vast Ordinary Shares in the PIPE Financing from each of AgCentral and Nabors Lux, with such amounts to be reduced by the amounts committed by AgCentral or Nabors Lux, respectively, to Vast in the form of the Senior Convertible Notes and/or the amount exceeding $120.0 million, net of expenses, of cash held by Vast at Closing to the extent financing from third parties contributes to such excess.
On December 20, 2022, V&E presented to the NETC Board on fiduciary duties under Delaware law and conflicts of interest in connection with the proposed transaction with Vast. During the meeting and over the next several weeks, V&E had several discussions with members of the NETC Board, including discussions with only the independent members of the NETC Board, regarding (i) transaction structure and the terms of the transaction, (ii) relationships and potential conflicts of interests among NETC’s sponsor, directors and management and NETC’s public shareholders, and (iii) the engagement of third party advisors, including financial advisors.
On December 20 and 21, 2022, representatives of Vast sent revised drafts of the convertible note deed poll and investor deed, prior to receiving any comments from Nabors or NETC, in order to reflect the updated transaction structure and terms. The drafts provided, among other things, that (i) the Senior Convertible Notes were unsecured, (ii) the Senior Convertible Notes would have a conversion price of $7.65 per Vast Ordinary Share in connection with a conversion at maturity or upon an event of default, and conversion in an exit event at the value implied by the exit event, (iii) Nabors Lux and its affiliates would not have any right to appoint directors of Vast in connection with its ownership of the Senior Convertible Notes, (iv) Nabors Lux would be subject to a non-compete until the 12 month anniversary of the date Nabors Lux or its affiliates ceased to hold any Senior Convertible Notes or Vast Ordinary Shares, (v) Nabors Lux and AgCentral would have limited rights to transfer the Senior Convertible Notes to third parties and (vi) Nabors Lux would have approval rights with respect to certain reserved matters, which matters did not include a sale of Vast.
On December 21, 2022, V&E sent W&C a revised Business Combination Agreement reflecting among other things, (i) modifications to the transaction structure and (ii) the requirement for Vast to deliver final drafts its financial statements required in connection with the Business Combination no later than 30 days following the execution of the Business Combination Agreement.
On December 20 and 21, 2022, representatives of Vast sent revised drafts of the convertible note deed poll and investor deed, prior to receiving any comments from Nabors or NETC, in order to reflect the updated transaction structure and terms. The drafts provided, among other things, that (i) the notes were unsecured,

(ii) the notes would have a conversion price of $7.65 per share in connection with a conversion at maturity or upon an event of default, and conversion in an exit event at the value implied by the exit event, (iii) Nabors would not have any right to appoint directors of Vast in connection with its ownership of the notes, (iv) Nabors would be subject to a non-compete until the 12 month anniversary of the date Nabors ceased to hold any notes or shares, (v) Nabors and AgCentral would have limited rights to transfer the notes to third parties and (vi) Nabors would have approval rights with respect to certain reserved matters, which matters did not include a sale of Vast.
Between December 22, 2023 and January 5, 2023, Mr. Sierra held several meetings with representatives from Fichtner to discuss the results of the technical engineering and market due diligence performed by Fichtner.
On December 26, 2022, January 1, 2023 and January 2, 2023, V&E, NETC and KWM held conference calls with representatives of Vast and W&C, during which Vast responded to diligence questions regarding Vast’s business, projects and projects financing, tax matters, employee benefits matters, intellectual property and privacy matters and compliance matters.
On December 28, 2022, Craig Wood and Mr. Drewes presented to members of the NETC Board at a virtual informational session organized by NETC management for the NETC Board. Representatives from NETC and Nabors in attendance included Mr. Petrello, Mr. Sierra and Mr. Rasmuson. The purpose of the session was to provide the NETC Board with the opportunity to ask questions regarding Vast’s CSP technology and how it differentiates from previous CSP companies and the sustainability of Vast’s economics.
On December 30, 2022, representatives of Nabors sent revised drafts of the convertible note deed poll and investor deed to representatives of Vast and NETC. The drafts provided, among other things, that (i) the Senior Convertible Notes would be secured by an all asset pledge, (ii) the Senior Convertible Notes would convert at a price reflecting a 25% discount to implied value in connection with an exit event not involving NETC, (iii) Nabors Lux and its affiliates would have the right to appoint a director of Vast for so long as Vast was in default of its obligations under the Senior Convertible Notes, (iv) Nabors Lux’s non-compete would terminate once Nabors Lux and its affiliates ceased to beneficially own 10% of the outstanding Vast Ordinary Shares (calculated on a fully-diluted basis), (v) Nabors Lux and AgCentral would be able to freely transfer their Senior Convertible Notes and would have a right of first offer with respect to transfers by others, and (vi) Nabors Lux would have approval rights with respect to a sale of Vast. Over the next several days, representatives of Vast and representatives of NETC discussed the changes proposed by NETC.
On January 4, 2023, Craig Wood and other key members of Vast’s management presented to the NETC Board at a virtual informational session organized by NETC management for the NETC Board. Representatives from NETC and Nabors in attendance included Mr. Petrello, Mr. Sierra, Mr. Restrepo and Mr. Rasmuson. Mr. Sierra provided an update of the status of the proposed transaction terms, the transaction documents and legal due diligence. Vast’s management explained Vast’s unit economics and answered board member’s questions relating to margins, cost breakdown and addressable market for CSP and energy storage, as well as questions relating to Vast’s intellectual property portfolio and strategy.
On January 5, 2023, representatives of Vast sent revised drafts of the convertible note deed poll and investor deed to representatives of Nabors and NETC. The drafts accepted Nabors’ proposals with respect to director appointment rights and non-compete termination but provided, among other things, that (i) the Senior Convertible Notes were unsecured, (ii) the Senior Convertible Notes would convert at $10.20 per share in connection with any business combination transaction involving Vast and a publicly listed special purpose company (whether or not involving NETC), (iii) Nabors Lux and AgCentral would have limited rights to freely transfer their Senior Convertible Notes but would have a right of first offer with respect to transfers by the other and (iv) Nabors Lux and its affiliates would only have approval rights with respect to a sale of Vast that would result in Nabors Lux receiving less than 110% of its initial investment in Vast.
On January 11, 2023 and January 13, 2023, respectively, NETC sent initial drafts of the Services Agreement and JDA to Vast. Over the next several weeks until such documents were executed, Vast, W&C, Milbank and Nabors exchanged several drafts to resolve issues raised by Nabors or Vast, principally regarding restrictive covenants and ownership of intellectual property rights for any jointly developed intellectual property.

On January 11, 2023, NETC, V&E, Vast and W&C held a conference call to discuss proposed changes to the transaction structure and certain tax matters. Over the following two weeks, representatives of NETC and Vast continued ongoing discussions relating to the proposed changes to the transaction structure and certain tax matters.
That same day, representatives of Nabors sent revised drafts of documents related to the Interim Company Financing to representatives of Vast and representatives of NETC. The drafts accepted that the Senior Convertible Notes would be unsecured and that the Senior Convertible Notes would convert at $10.20 per share in connection with a business combination transaction involving Vast and a publicly listed special purpose acquisition company (other than NETC), as well as the limits on transfer proposed by Vast, but provided, among other things, that Nabors would have approval rights with respect to a sale of Vast that could result in Nabors receiving less than 120% of its initial investment in Vast (rather than the 110% proposed by Vast).
Also on January 11, 2023, Mr. Kahlbetzer and a long-term strategic adviser to the Kahlbetzer family visited Nabors’ offices in Houston to meet with senior executives of Nabors and a small group of Nabors and NETC board members. During the visit, Mr. Kahlbetzer and his adviser met with Mr. Petrello, Mr. Restrepo, Mr. Sierra and Mr. Rasmuson and discussed the overall commercial arrangements being negotiated between the various parties. In addition, they met Mr. Yearwood, Mr. Crane and Mr. John Kotts. Mr. Kahlbetzer and his adviser left Houston on January 13, 2023.
Starting January 11, 2023 until the execution of the Business Combination Agreement, NETC convened regularly scheduled conference calls with representatives of NETC and Vast and their respective advisors to discuss various matters, including the various legal work streams, preparations for announcement and other updates. Representatives from V&E, W&C, KWM, Gilbert & Tobin, Australian counsel to Vast, and NETC’s tax advisors attended these calls.
Between January 11, 2023 and January 15, 2023, Vast, W&C, NETC, V&E and Vast’s and NETC’s respective tax advisors discussed certain tax considerations with respect to the Business Combination and decided to modify the transaction structure to reflect a structure substantially similar to one that was initially proposed.
On January 13, 2023, representatives of Vast sent revised drafts of the convertible note deed poll and investor deed to representatives of Nabors and NETC. The drafts provided, among other things, that Nabors would have approval rights with respect to a sale of Vast likely to result in Nabors receiving less than 110% of its initial investment in Vast (rather than the 120% proposed by Nabors), and also modified the non-compete to survive until the date 24 months after Nabors ceases to hold any Senior Convertible Notes or Vast Ordinary Shares. Nabors accepted Vast’s proposal on these two issues, and over the next several weeks, until such documents were executed, Vast, Nabors and NETC exchanged several drafts to finalize the documents.
On January 15, 2023, V&E sent W&C a revised draft of the Business Combination Agreement reflecting, among other things, (i) modifications to the transaction structure and (ii) the requirement for Vast to deliver final drafts of its financial statements required in connection with the Business Combination by no later than 45 days following the execution of the Business Combination Agreement.
On January 17, 2023, V&E sent an initial draft of the subscription agreement for the PIPE Financing to W&C. Over the next several days, V&E, Milbank and W&C exchanged several drafts to address comments from Nabors and AgCentral, as investors in the PIPE Financing, to the subscription agreement.
Over the course of January 2023, the independent members of the NETC Board interviewed and considered several investment banks to serve as financial advisor candidates. In mid-January 2023, members of the NETC Board, NETC management and representatives of Guggenheim Securities met to discuss the possible engagement of Guggenheim Securities as financial advisor in connection with the Business Combination. At this meeting, the participants discussed the pre-money equity value for Vast that had been tentatively agreed by Vast and NETC. The participants also discussed certain financial analyses that SPAC managements and boards commonly perform, in the absence of management projections for the target, to benchmark the equity value for the target agreed by the SPAC and the target against other measures, including, among others, (i) the enterprise values of comparable companies, (ii) the value ascribed to the rollover equity for comparable companies in other business combination transactions as a multiple of the total invested capital in those businesses prior to becoming publicly traded and (iii) the net present value of a range of free cash flows that the combined company could generate from each unit deployed based on a range of potential unit economics. On January 19, 2023, NETC asked Guggenheim Securities, to act as its financial advisor in connection with the Business Combination due to, among other things, Guggenheim Securities’ experience in the energy transition sector generally and in the solar sector specifically.
On January 22, 2023 and January 23, 2023, V&E and Milbank sent an initial draft of the Support Agreement and an initial draft of the Shareholder and Registration Rights Agreement, respectively, to W&C.
On January 23, 2023, the NETC Board held a meeting to discuss the proposed transaction, at which V&E and KWM presented their respective due diligence findings to the NETC Board.
On January 27, 2023, ARENA announced the approval of conditional funding to Vast of approximately A$19.5 million for SM1.
On January 28, 2023 and February 1, 2023, W&C sent revised drafts of the Support Agreement and the Shareholder and Registration Rights Agreement, respectively, to V&E and Milbank. Over the next several weeks, V&E, Milbank and W&C exchanged drafts of the Support Agreement and Shareholder and Registration Rights Agreement and the other exhibits and ancillary documents to the Business Combination Agreement to reflect changes to the terms of the Business Combination and to resolve issues raised by NETC and Vast.
On January 30, 2023, NETC formally executed an engagement letter with Guggenheim Securities, and Guggenheim Securities delivered a conflicts disclosure letter to the NETC Board regarding Guggenheim Securities’ previous relationships in providing investment banking or financial advisory services to Vast within the past two years. Also on January 30, 2023, members of the NETC Board, NETC management and representatives of Guggenheim Securities met to further discuss the Business Combination and benchmarking analyses.
During the course of its engagement as NETC’s financial advisor, Guggenheim Securities has assisted NETC management and the NETC Board in considering certain financial analyses that SPAC managements and boards commonly perform, in the absence of management projections for the target, to benchmark the equity value for the target agreed by the SPAC and the target against other measures. Any diligence performed by Guggenheim Securities during its engagement was performed exclusively after the execution of the Business Combination Agreement and for Guggenheim Securities’ own benefit and not for the benefit of NETC management or the NETC Board.
Pursuant to the engagement letter, NETC agreed to pay Guggenheim Securities (i) a $3.5 million transaction fee and (ii) solely at the discretion of NETC, a $250,000 discretionary incentive fee, in each case payable only upon consummation of a transaction. In addition, NETC agreed to reimburse Guggenheim Securities for certain out of pocket expenses reasonably incurred in connection with rendering its services.
In late January 2023 and early February 2023, Mr. Petrello, Mr. Sierra and Siggi Meissner, NETC’s President of Engineering and Technology, together with Craig Wood, met with potential capital providers in the Middle East regarding the proposed Initial Business Combination and Vast’s project pipeline. In early February 2023, Mr. Sierra and Mr. Wood met with additional potential capital providers in Europe and the United States regarding the proposed Initial Business Combination and Vast’s project pipeline.
Because NETC did not engage Citi or Wells Fargo to perform, and neither firm did perform, any work on the Business Combination, NETC requested that Citi and Wells Fargo gratuitously waive their right to the deferred underwriting discounts and commissions and both firms agreed.
On February 9, 2023 and February 10, 2023, Wells Fargo and Citi delivered separate letters to NETC wherein Wells Fargo and Citi expressly waived all deferred underwriting discounts and commissions owed to them upon consummation of the Business Combination pursuant to the underwriting agreement entered into in connection with the NETC IPO. For further information, see the section entitled “The Business Combination — Underwriting Fees.”

On February 13, 2023, the NETC Board held a special meeting by video conference. Also in attendance were members of NETC management and representatives of Nabors, V&E and Guggenheim Securities. During this meeting, V&E provided to the NETC Board a review of fiduciary duties under Delaware law and conflicts of interest in connection with the proposed transaction with Vast, the scope of the due diligence review and the terms of the Business Combination Agreement and the other definitive agreements, copies of all of which were provided to the NETC Board in advance of the meeting. NETC management provided to the NETC Board an overview of the proposed transaction with Vast, the Comparable Companies Analysis, the Invested Capital Analysis and the Scenario Analysis, the diligence conducted by NETC management and its legal and technical advisors and the business of Vast, its technology and project developments.
After considerable review of the information presented to the NETC Board, the NETC Board unanimously approved the Business Combination Agreement and the other transaction documents related thereto at the February 13, 2023 special meeting. Approval of the NETC Board included the unanimous approval of the independent members of the NETC Board.
The NETC Board’s decision to ultimately pursue the Business Combination with Vast over other potential targets was based on, but not limited to, the following factors:
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the belief that the Business Combination with Vast would create value for NETC stockholders and the determination that the Business Combination and the other transactions contemplated by the Business Combination Agreement are fair to, and in the best interests of, NETC and NETC’s stockholders;

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consideration of the acquisition criteria established by NETC at the time of its initial public offering, including, among other things, seeking acquisition targets that are at an inflection point, exhibit a need for capital to achieve the company’s growth strategy and would benefit from NETC’s and Nabors’ management’s transactional, financial, managerial and investment experience, and the belief that the Business Combination with Vast more fully satisfied the acquisition criteria than any other transaction considered by the NETC Board; and

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the other factors considered by the NETC Board set forth under “NETC Board’s Consideration of and Reasons for Approving the Business Combination.”

On February 14, 2023, the parties executed the Business Combination Agreement, and Vast executed subscription agreements with Nabors Lux and AgCentral for $5.0 million each (or an aggregate of $10.0 million) in the Convertible Notes Financing and $15.0 million each (or an aggregate of $30.0 million) in the PIPE Financing (in each case, reduced dollar for dollar by the proceeds received from Nabors Lux and AgCentral, as applicable, pursuant to their respective Notes Subscription Agreement). Nabors Lux executed the Services Agreement with Vast and NETV executed the JDA with Vast. Before the market opened, NETC and Vast announced the Business Combination together with the execution of the Business Combination Agreement and the Related Agreements.
On March 7, 2023, Guggenheim Securities entered into an agreement with Vast pursuant to which Vast acknowledged Guggenheim Securities’ provision of certain administrative services to NETC relating to the PIPE Financing and the Interim Company Financing for no additional compensation. In addition, on March 29, 2023, Guggenheim Securities entered into consent letters with each of NETC and Nabors, setting forth the terms of the administrative services and clarifying that Guggenheim Securities (i) will not be entitled to any compensation for such administrative services and (ii) is not and will not be serving as a placement agent in connection with the PIPE Financing and the Interim Company Financing.
During the spring and summer of 2023, representatives of Vast had conversations with certain prospective strategic and financial investors regarding potential investment in Vast. On September 18, 2023, Vast entered into the Canberra Subscription on the terms and conditions discussed in more detail in this proxy statement/prospectus.
On September 28, 2023, representatives of Vast and NETC discussed the status of certain potential investments in Vast, as well as Vast’s cash needs prior to Closing. During this conversation, the representatives expressed a desire to ensure that Vast has sufficient capital to fund its operations through Closing and to provide greater certainty around the capitalization of Vast at Closing. A representative of Vast proposed that

(i) Nabors make an additional pre-Closing investment in Vast’s senior convertible notes and (ii) Nabors provide a backstop for redemptions of NETC Class A Common Stock by NETC public stockholders in connection with the Business Combination Proposal and subsequent capital raised by Vast prior to or in connection with Closing from additional third parties (other than Nabors, AgCentral, CAG and their respective affiliates).
On October 8, 2023, Nabors sent a draft term sheet to Vast management which provided that (i) Nabors would invest an additional $2.5 million in Vast in the form of senior convertible notes, (ii) Nabors would also receive 500,000 Vast Ordinary Shares as a funding fee, (iii) the amount of Nabors’ Equity Subscription Agreements would be reduced by $2.5 million; (iv) AgCentral would agree to waive a number of closing conditions in the Business Combination Agreement and the AgCentral Subscription Agreement, including the Minimum Cash Condition; (v) Nabors would provide a $15 million backstop for redemptions of NETC Class A Common Stock by NETC public stockholders in connection with the Business Combination Proposal and subsequent capital raised by Vast prior to or in connection with Closing from additional third parties, which investment would be made either in senior convertible notes or Vast Ordinary Shares, at Nabors’ election; (vi) the Nabors’ backstop would include a “most favored nation” right with respect to subsequent capital raises by Vast; (vii) Vast would amend the Support Agreement to provide that 1,500,000 Vast Ordinary Shares that were previously to be treated as Sponsor Earnback Shares would instead be earned at Closing, (viii) Nabors would have certain consent rights over future Vast financings; and (ix) Nabors would be able to designate up to two directors to the Vast Board.
On October 9, 2023, Mr. Sierra and Mr. Colin Richardson, an advisor to Vast and AgCentral, met in-person to discuss the term sheet, specifically the 500,000 Vast Ordinary Shares to be issued as funding fee, the “most favored nation” right and Nabors’ other consent rights. Later on October 9, 2023, Vast provided comments to the term sheet to Nabors, proposing that (i) Nabors’ $2.5 million investment in senior convertible notes be converted automatically to Vast Ordinary Shares at Closing; (ii) that Nabors’ consent right on future Vast financings could not be unreasonably withheld; and (iii) the 500,000 Vast Ordinary Shares in respect of the $2.5 million senior convertible notes investment would be reduced to 350,000 Vast Ordinary Shares. On October 10, 2023, Mr. Sierra circulated a further revised term sheet, which provided for the following: (i) Nabors’ $2.5 million investment in senior convertible notes, would bear interest at 4.0% per annum and mature two years from the issuance of such notes, with such notes automatically converting into Vast Ordinary Shares at Closing; (ii) the waiver of Vast and Merger Sub’s conditions to Closing, including the Minimum Cash Condition, contained in the Business Combination Agreement and AgCentral’s waiver of the Minimum Cash Condition as contained in the AgCentral Subscription Agreement; (iii) Vast’s agreement to subordinate all existing indebtedness to Nabors’ $2.5 million investment (and the entry into a subordination deed related thereto); (iv) an Incremental Funding Commitment Fee of 350,000 Vast Ordinary Shares; (v) the amendment of the Shareholder and Registration Rights Agreement to provide Nabors with certain consent rights and the right to designate two directors to the Vast Board until the earlier to occur of the third anniversary of the Closing and Vast’s equity market capitalization equaling or exceeding $1 billion; (vi) the Nabors Backstop will be reduced below $15 million, dollar-for- dollar, by (A) the balance of the cash remaining in the Trust Account after giving effect to any redemptions of NETC Class A Common Stock by NETC public stockholders in connection with the Business Combination Proposal and (B) amounts invested by investors other than Nabors Lux, AgCentral and CAG; (vii) the amendment of the Support Agreement to provide that 1,500,000 Vast Ordinary Shares that were previously to be treated as Sponsor Earnback Shares would instead be earned at Closing; and (viii) a “most favored nation” provision for Nabors. Each of the parties agreed, in principle, to these terms, subject to the review of the related definitive documentation.
Between October 12 and October 19, 2023, the parties traded drafts of definitive documents to effect the transactions contemplated by the term sheet. On October 19, 2023, the parties executed definitive documents with substantially the terms agreed to in the term sheet.
NETC Board’s Consideration of and Reasons for Approving the Business Combination
NETC was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. The NETC Board sought to do this by utilizing the networks and industry experience of both the NETC

Sponsor and the NETC Board and management to identify, acquire and operate one or more businesses. The members of the NETC Board and management have extensive transactional experience, particularly in the broadly-defined sustainability and energy transition industries, including, but not limited to, energy and power, energy and industrial technology and venture capital and growth equity investing.
The NETC Board unanimously approved the Business Combination because it believed that a combination with Vast on the terms described in this proxy statement/prospectus would create value for NETC stockholders. As described under “— Background of the Business Combination” above, the NETC Board, in evaluating the Business Combination, consulted with NETC management, NETC’s legal advisors, Fichtner (NETC’s technical advisor) and Guggenheim Securities (NETC’s financial advisor). In reaching its unanimous decision to approve the Business Combination Agreement and the Business Combination, the NETC Board considered a range of factors, including, but not limited to, the factors discussed below. In light of the wide variety of and complexity of those factors considered in connection with its evaluation of the proposed Business Combination, the NETC Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The NETC Board contemplated its decision in the context of all of the information available and the factors presented to and considered by it. This explanation of the reasons for the NETC Board’s approval of the Business Combination contains forward-looking statements and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.”
In approving the Business Combination, the NETC Board did not rely upon valuation analyses informed by financial projections provided by Vast. Instead, the NETC Board reviewed valuation analyses management deemed more relevant for a development-stage company with limited operations and revenues like Vast. NETC management prepared certain benchmarking analyses to assess the value of Vast, including the impact of the Business Combination with NETC. The benchmarking analyses compared the proposed value of the transaction and the pro forma enterprise value of the combined company to three benchmarks: (i) the enterprise values of comparable, early-stage energy technology companies (the “Comparable Companies Analysis”), (ii) the value ascribed to the rollover equity for comparable, early-stage energy technology companies in other business combination transactions as a multiple of the total invested capital in those businesses prior to becoming publicly traded (the “Invested Capital Analysis”) and (iii) the net present value of the free cash flow that Vast could generate based on unit economics and profitability of a single hypothetical Vast plant provided by Vast and a range of CSP deployment scenarios using an assumed CSP market forecast and market capture rates for Vast (the “Scenario Analysis”). The NETC Board viewed these benchmarks as appropriate to use in evaluating Vast’s business based on its belief that they are frequently used in evaluating disruptive energy technology companies. The results of these analyses (described below under “— Certain Benchmarking Analyses”) supported the NETC Board’s determination, based on a number of factors, that the terms of the Business Combination were fair to and in the best interests of NETC and its stockholders.
The NETC Board also reviewed with management (i) CSP market adoption due diligence, including information prepared by the International Energy Agency and a top-tier international management consulting firm, (ii) independent technical due diligence performed by Fichtner, (iii) unit economics and profitability of a single hypothetical Vast plant provided by Vast management, (iv) analysis and due diligence on Vast’s ability to reduce the capital and operating costs of a Vast plant over time and (v) the viability and robustness of Vast’s business model supported by intellectual property diligence and validation from legal and subject matter experts engaged by NETC.
The due diligence conducted by NETC’s management and NETC’s legal and technical advisors and reviewed with the NETC Board included:
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meetings and calls with Vast management and advisors regarding business model and operations, including site visits to Vast’s headquarters and operations;

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review of material contracts;

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review of intellectual property matters;

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review of commercial, financial, tax, legal (including public record searches), and accounting due diligence;

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consultation with Vast’s management and NETC’s legal and technical advisors, including with Fichtner, who conducted technical engineering due diligence covering Vast’s technology, current market situation, future development and performance of existing and planned plants; and

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review of certain historical financial information of Vast.

In approving the Business Combination, the NETC Board did not believe it was necessary to obtain a third-party valuation or fairness opinion. The officers and directors of NETC have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and the NETC Board concluded that their experience and background, together with the experience and expertise of NETC’s legal advisors, Fichtner (NETC’s technical advisor) and Guggenheim Securities (NETC’s financial advisor) enabled them to make the necessary determinations regarding the Business Combination.
The NETC Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the Business Combination, including (without limitation), the increasing rate of adoption of carbon-free energy solutions, the uniqueness of Vast’s proprietary modular tower CSP technology and its benefits compared to other energy solutions and Vast management’s ability to deploy its technology in the development and construction of facilities to address increasing market demand. The NETC Board also considered (among others) the following factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby:
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Satisfaction of a sufficient number of the acquisition criteria that NETC established to evaluate prospective business combination targets.   NETC management has been focused on identifying targets that would benefit from a partnership with the NETC team (including Nabors) given its background in the energy sector, its global operational, commercial and manufacturing platform and its capabilities to develop and deploy technologies. NETC identified more than 200 potential targets based on potential strategic interest and focused on the energy transition sector. Vast specifically was identified as a business with an optimal mix of differentiated attributes that provided NETC management confidence in the prospects of the company, particularly when compared to others in the CSP space and other competing technologies in power generation, heat generation, green fuel production or utility-scale energy storage broadly. In addition, NETC management and the NETC Board noted that Vast could leverage Nabors’ relationships, industrial know-how and technical and engineering expertise in executing its global development plans.

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Experienced management team.   NETC management and the NETC Board believe that Vast has a highly experienced management team with strong expertise in renewables and CSP technology and is positioned to successfully lead Vast after the Business Combination. Pursuant to the Services Agreement, Vast will have access to a full range of support services, including Nabors’ independent technical engineering consultants and in-house engineers. Pursuant to the Development Agreement, Vast and Nabors will work together on a project-by-project basis to develop products and/or equipment related to solar power generation. NETC Management and the NETC Board believe that through the Services Agreement and the Development Agreement, Nabors’ capabilities can be used to help accelerate Vast’s global deployment.

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Global need for concentrated solar power technology and Vast’s potential to play a large role in servicing this need.   NETC management and the NETC Board believe that clean, dispatchable and reliable power is critical to the future of global power systems. The necessary scale required to build renewable and dispatchable sources of power and heat over the next several decades creates large and growing addressable markets for CSP technology. Vast has developed an innovative and competitive CSP technology that enables decarbonization of multiple sectors, offering environmental benefits as compared to photovoltaic and lithium-ion battery systems.

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Government grants demonstrate support for Vast’s technology and provide access to capital.   NETC management and the NETC Board believe that the grants awarded by the U.S. Department of Energy (“US DOE”), the Australian Renewable Energy Agency (“ARENA”) and the German Federal Ministry of Education and Research demonstrate support for Vast’s technology and will provide meaningful capital for use in the development of the several demonstration and commercial scale plants in Vast’s pipeline

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Vast’s historical performance validates Vast’s underlying technology and its management team’s experience in project development.   Vast spent five years, from 2009 to 2014, prototyping and testing pilots for the independent components of its CSP system, which provided the basis to support the successful build and grid synchronization of a demonstration plant with all components working as a combined system. The performance of Vast’s 1.1MW demonstration plant in South Australia served to substantially de-risk and validate the feasibility of the combined system as proposed by Vast by evidencing the successful grid synchronization process achieved in 2018, demonstrating operating performance achieved over its 32 months of operations. Additionally, Vast successfully developed the 50MW Jemalong Australia solar PV project to shovel-ready status and subsequently sold the project to Genex Limited in 2019, demonstrating Vast’s experience in project development.

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Protected intellectual property.   Vast has filed over 50 applications for patents in 14 countries, including Australia, the U.S., the European Patent Convention and Mexico, covering the sodium heat transfer system, modular solar array and plant design with other components protected through trade secrets. Vast has followed an appropriate intellectual property strategy to date and has a reasonable plan to expand this work as the business expands and grows.

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Commitment from existing owners of Vast and Sponsor.   The NETC Board considered that the existing owners of Vast and the NETC Sponsor demonstrated support for the proposed Business Combination by committing capital between signing and closing of the Business Combination in the form of the Senior Convertible Notes as well as committing capital at Closing in the PIPE Financing.

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Strength of Vast’s post-closing financial condition.   The NETC Board also considered Vast’s outlook and capital structure, taking into consideration that after consummation of the Business Combination, Vast will have a portion of the cash needed to develop the plants necessary to reach commercial viability and is expected to receive proceeds from grants awarded by the US DOE, ARENA and the German Ministry of Education and Research to better position it to commercialize and deploy its CSP technology. Furthermore, even under high-redemption scenarios considered by the NETC Board, Vast will receive proceeds from the Senior Convertible Notes, the PIPE Financing and the government grants to start funding its business plan.

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Equity Value supported by financial analyses and due diligence.   The NETC Board determined that the Comparable Company Analysis, Invested Capital Analysis and Scenario Analysis supported the equity valuation of Vast. As part of this determination, NETC management and its legal and technical advisors performed due diligence reviews of Vast and discussed with Vast management the legal, financial, technical, operational and manufacturing outlook of Vast.

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Terms of the Business Combination Agreement.   The NETC Board reviewed the financial and other terms of the Business Combination Agreement and determined that they were the product of arm’s-length negotiations among the parties.

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Role of independent directors.   NETC’s independent directors took an active role in guiding NETC management as NETC evaluated and negotiated the proposed terms of the Business Combination. The independent directors actively participated in the meetings of the NETC Board, including asking questions of NETC management and NETC’s advisors about the proposed terms of the Business Combination, the other definitive agreements and the related risks, and had executive sessions and meetings of only independent directors to evaluate the transaction. They also reviewed and considered the interests that the officers and directors of NETC may have in the Business Combination as individuals that are in addition to, and that may be different from, the interests of NETC stockholders. Following an active and detailed evaluation, the NETC Board’s independent directors unanimously approved, as members of the NETC Board, the Business Combination Agreement and the Business Combination.

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Redemption Rights of Public Stockholders.   The NETC Board considered the fact that, in connection with approving the Business Combination, NETC stockholders have the option to redeem their shares for the per share amount held in the Trust Account pursuant to the terms of the NETC Charter. Furthermore, current stockholders may choose to remain stockholders of the combined company or sell their shares on the open market.

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Other alternatives.   The NETC Board believes, after a thorough review of other Initial Business Combination opportunities reasonably available to NETC, that the Business Combination represents the best potential Initial Business Combination for NETC and the most actionable and attractive opportunity for NETC based upon the process utilized to evaluate and assess other potential Initial Business Combination targets. The NETC Board believes that such process has not presented a better alternative.

In the course of its deliberations, the NETC Board also considered a variety of uncertainties, risks and other potentially negative factors relevant to the Business Combination, including, but not limited to, the following:
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Developmental Stage Company Risk.   The risk that Vast is a development-stage company with limited operations, with a history of financial losses and an expectation to incur significant expenses and continuing losses for the near term.

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Growth Risk.   The risk that Vast expects to invest in growth for the foreseeable future, and the risk that Vast may fail to manage that growth effectively.

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Business Plan Risk.   The risk that Vast may be unable to execute on its business model or develop its technology, which would have a material adverse effect on Vast’s operating results and business, would harm Vast’s reputation and could result in substantial liabilities that exceed its resources.

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Financing Risk.   The risk that Vast may be unable to raise the necessary capital to implement its business plan and strategy, as well as the risk that Vast may not be able to satisfy the conditions precedent to funding of the U.S. DOE, ARENA and German government grants. It is likely that Vast will need to raise additional funds to implement its business plan and strategy, and these funds may not be available on terms favorable to Vast or Vast’s shareholders, or at all when needed.

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Competitive Risk.   The risk that Vast faces significant competition and that its competitors may develop competing technologies more efficient or effective than Vast’s.

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Supplier Risk.   The risk that Vast may not be able to obtain the supplies and products for its projects. If Vast is unable to enter into commercial agreements with its current suppliers or replacement suppliers on favorable terms, or if these suppliers experience difficulties meeting Vast’s requirements, the development and commercial progression of Vast’s projects may be delayed.

•
Intellectual Property Risk.   The risk that Vast may not have adequate intellectual property rights to carry out its business, may need to defend itself against patent, copyright, trademark, trade secret or other intellectual property infringement or misappropriation claims, and may need to enforce its intellectual property rights from unauthorized use by third parties.

•
Public Company Risk.   The risks that are associated with being a publicly traded company that is in its early, developmental stage.

•
Synergy Risk.   The risk that the potential benefits of the Business Combination, including potential synergies, may not be fully achieved or may not be achieved within the expected timeframe.

•
Redemption Risk.   The risk that a significant number of NETC stockholders elect to redeem their shares prior to the consummation of the Business Combination and pursuant to the NETC Charter, which would potentially make the Business Combination more difficult to complete, reduce the amount of cash available to the combined company to execute its business plan following the Closing, or cause the Minimum Cash Condition not to be satisfied.

•
Risk of the liquidation of NETC.   The risks and cost to NETC if the Business Combination is not completed, including the risk of diverting management’s focus and resources from other business combination opportunities, which could result in NETC being unable to effect a business combination in the requisite time frame and force NETC to liquidate.

•
Exclusivity.   The fact that the Business Combination Agreement includes an exclusivity provision that prohibits NETC from soliciting other business combination proposals, which restricts NETC’s ability, so long as the Business Combination Agreement is in effect, to consider other potential business combinations.

•
Stockholder Vote Risk.   The risk that NETC’s stockholders may fail to provide the votes necessary to effect the Business Combination.

•
Litigation Risk.   The risk of the possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•
Closing Risk.   The risk that the Closing might not occur in a timely manner or that the Closing might not occur at all, despite NETC’s efforts.

•
Closing Conditions Risk.   The risk that completion of the Business Combination is conditioned on the satisfaction of certain Closing conditions that are not within NETC’s control.

•
No Third-Party Valuation Risk.   The risk that NETC did not obtain a third-party valuation or fairness opinion in connection with the Business Combination. The lack of a third-party valuation or fairness opinion may also lead an increased number of NETC’s stockholders to vote against the proposed Business Combination or demand redemption of their shares for cash, which could potentially impact NETC’s ability to consummate the Business Combination.

•
Fees, Expenses and Time Risk.   The risk of incurring significant fees and expenses associated with completing the Business Combination and the substantial time and effort of management required to complete the Business Combination.

•
Other Risks.   Various other risk factors associated with Vast’s business, as described in the section entitled “Risk Factors.”

In addition to considering the factors described above, the NETC Board also considered other factors, including, without limitation, that the officers and directors of NETC may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of NETC’s stockholders. NETC’s independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the NETC Board, the Business Combination Agreement and the Business Combination. For more information, see the section entitled “The Business Combination — Interests of Certain Persons in the Business Combination.”
The NETC Board concluded that the potential benefits that it expects NETC and its stockholders to achieve as a result of the Business Combination outweigh the potentially negative and other factors associated with the Business Combination. Accordingly, the NETC Board, based on its consideration of the specific factors listed above, unanimously (a) determined that the Business Combination and the other transactions contemplated by the Business Combination Agreement are fair to, and in the best interests of NETC and NETC’s stockholders, (b) approved, adopted and declared advisable the Business Combination Agreement and the transactions contemplated thereby and (c) recommended that the stockholders of NETC approve each of the Proposals.
The above discussion of the material factors considered by the NETC Board is not intended to be exhaustive but does set forth the principal factors considered by the NETC Board.
Certain Benchmarking Analyses
Comparable Companies Analysis
NETC management’s Comparable Companies Analysis was based on selected publicly traded early-stage energy technology companies that are pre-revenue or do not yet have meaningful commercial revenues and that consummated an initial business combination with a special purpose acquisition company. For the avoidance of doubt, each of the selected companies is not necessarily a direct competitor of Vast. These companies may share certain characteristics that are similar to those of Vast, but the NETC Board recognized that no company was a direct comparable to Vast. The enterprise value of comparable early-stage companies serving the same or similar end-markets is a useful benchmark that is often considered by investors in early-stage companies.
Using publicly available information, NETC management reviewed with the NETC Board, among other things, the enterprise values of each selected comparable company based on publicly available information as of February 10, 2023. The enterprise values for each of the selected comparable companies are summarized in the table below:
Company	Sector	Enterprise Value ($mil)
Nuscale Power Corporation	Nuclear	$2,155
Energy Vault Holdings, Inc.	Storage	308
Heliogen, Inc.	CSP Components	(86)
Fusion Fuel Green PLC	Green Hydrogen	50
EOS Energy Enterprises, Inc.	Storage	237
ESS Tech, Inc.	Storage	157
Median Enterprise Value		197
Vast’s estimated pro forma enterprise value implied by this transaction, as of the date the Comparable Companies Analysis was performed, was approximately $364.0 million to $375.0 million, including the Sponsor Earnback Shares, Vast Warrants and 1,299,999 Earnout Shares (assuming 100% or no redemptions by NETC public stockholders, respectively). Based on a review of the enterprise values of the selected comparable companies, the NETC Board observed that Vast’s enterprise value implied by this transaction is substantially above the median enterprise value of the selected companies. The NETC Board concluded that Vast’s implied pro forma enterprise value was attractive relative to the current enterprise values for such comparable companies.
Invested Capital Analysis
The Invested Capital Analysis compared the value ascribed to the rollover equity for comparable, early-stage technology companies in connection with their business combination as a multiple of the total invested capital in the business through announcement of the company’s business combination, including any government funding, as summarized in the table below:
Company	Sector	Invested Capital ($mil)(1)	Rollover Equity ($mil)	Rollover Equity/Invested Capital
Nuscale Power Corporation	Nuclear	$1,300	$1,875	1.4x
Energy Vault Holdings, Inc.	Storage	172	1,140	6.6x
Heliogen, Inc.	CSP Components	131	1,850	14.1x
Fusion Fuel Green PLC	Green Hydrogen	N/A	N/A	N/A
EOS Energy Enterprises, Inc.	Storage	130	300	2.3x
ESS Tech, Inc.	Storage	57	1,003	17.7x
X Energy Reactor Company, LLC	Nuclear	505	2,000	4.0x
NET Power, LLC	Carbon Capture and Storage	237	1,357	5.7x
LanzaTech Global, Inc.	Sustainable Aviation Fuels	509	1,817	3.6x
Median Rollover Equity/Invested Capital				4.8x

(1)
Includes government funding.

Vast’s valuation as a multiple of total invested capital was 1.8x (calculated as $209 million, the expected rollover equity, divided by $119 million, the total invested capital in the business through announcement of the Business Combination, including expected government funding) or 4.6x (calculated as $209 million, the expected rollover equity, divided by $45 million, the total invested capital in the business through the announcement of the Business Combination, excluding government funding that has been granted but not yet funded). Based on a review of the value ascribed to the rollover equity for comparable companies as a multiple of the total invested capital in such businesses, the NETC Board observed that Vast’s multiple (both including and excluding expected government funding) was below the median comparable company multiple. The NETC Board concluded that Vast’s multiple is attractive relative to the multiples for such comparable companies.
Scenario Analysis
The Scenario Analysis applied a range of potential market shares to two assumed forecasts for CSP deployment from 2025-2050 to develop potential sales scenarios for Vast. In order to calculate the potential free cash flows, NETC management applied an assumed market share range for Vast to the total MW of CSP plants expected to be deployed globally under estimated low and high adoption cases to determine the number of plants that Vast could sell each year and apply the revenue and margin assumptions for a “typical” Vast CSP plant to the implied number of plants that Vast could sell based on assumed levels of Vast market capture between 7.5% and 12.5% to generate an estimate of Vast’s potential free cash flow generation each year.
In evaluating the relative probabilities of potential plant deployment scenarios, NETC management utilized an independent investor education report prepared by a top-tier international management consulting firm (the “Consulting Firm”) that focused on assessing the renewables market, the role of CSP in this market, preliminary market sizing and high-level competitive assessment of Vast versus competitors.
For purposes of estimating the total addressable market available to Vast, NETC management utilized two cases that reflect the total potential CSP market opportunity for on-grid power generation, off-grid power generation and industrial heat — a “Low Adoption Case” and a “High Adoption Case.” NETC management elected not to include in either case potential demand from the renewable fuels industry, which could represent additional sales opportunity for Vast. The Low Adoption Case and High Adoption Case were based on the following:
Low Adoption Case:
•
On-grid generation:   Based on the International Energy Agency’s Stated Policies Scenario, which is a forecast that only takes into consideration climate policies that are backed by funding and specific measures (explores where the energy system might go without additional policy implementation).

•
Off-grid generation:   Based on the low-end of the forecasted range of renewable off-grid capacity as forecasted by the Consulting Firm.

•
Industrial Heat:   Based on the low-end of a range of potential CSP capacity in the industrial heat market as forecasted by the Consulting Firm.

High Adoption Case:
•
On-grid generation:   Based on the International Energy Agency’s Announced Pledges Scenario, which assumes that all climate commitments made by governments around the world are implemented and that longer term net zero emissions targets will be met in full and on time.

•
Off-grid generation:   Based on the high-end of the forecasted range of renewable off-grid capacity as forecasted by the Consulting Firm.

•
Industrial Heat:   Based on the high-end of a range of potential CSP capacity in the industrial heat market as forecasted by the Consulting Firm.

On October 18, 2022, Vast management provided the following assumptions for the revenue Vast expects to realize from the deployment of a “typical” CSP plant using Vast technology:
•
a one-time project development fee equal to 2.5% of the project’s total cost received at the time of final investment decision, which is approximately two years prior to commercial operation date. This estimate is based on Vast management’s understanding of typical development fees in the markets in which it operates;

•
a one-time equipment sale equal to approximately $2.4 million per MW of capacity deployed. This estimate is based on Vast’s bottom-up budget (quotes, purchase orders, etc.) developed for its planned VS2 project in Mount Isa; and

•
recurring O&M fees equal to approximately $60,000 per MW deployed per year for the 30 year life of the project. This estimate is based on a bottom-up budget developed for its planned VS2 project in Mount Isa and a benchmarking analysis against operating CSP assets in certain jurisdictions outside of Australia.

Vast management also provided the following assumptions for the average gross margin that they expect to generate on each of the above revenue streams. These estimates are based on and consistent with customary assumptions used by market participants:
•
project development fees: 65.0% gross margin;

•
equipment sales: 20.0% gross margin; and

•
recurring O&M fees: gross margin of approximately 25.0%.

In addition, NETC management assumed:
•
a reduction in project development gross margin from 65.0% to 60.0% to partially account for corporate overhead;

•
a reduction in equipment sales gross margin from 20.0% to 17.5% to partially account for corporate overhead;

•
a cash tax rate of 25.0% based on the illustrative blended rate of countries where Vast may operate and;

•
required working capital investment equal to 10.0% of the increase in revenues in each year. Vast management assumed that any; and

•
any capital expenditures are expensed and reflected in the assumed overall EBITDA margin assumptions.

The table below summarizes Vast’s estimated cumulative free cash flow in the low adoption case and high adoption case scenarios for 2030, 2040 and 2050, assuming a 10.0% market share capture by Vast (the midpoint of the assumed range of 7.5% to 12.5%).
	2023E – 2030E	2031E – 2040E	2041E – 2050E
Cumulative Free Cash Flow (USD in millions)
Low Adoption Case	$353	$2,701	$4,536
High Adoption Case	$1,261	$6,948	$9,993
NETC’s management then discounted the estimated free cash flow in each year at an estimated weighted average cost of capital (“WACC”) to arrive at a net present value (“NPV”). The WACC range applied was developed based on the capital asset pricing model using the risk-free rate, prospective equity risk premium, forward-looking levered equity beta, prospective market value weighted capitalization and prospective blended cost of debt including a size premium. The analysis assumes new CSP plants are constructed through 2050 only and assumes no terminal value.
In order to incorporate the broader effect of changes in multiple variables simultaneously, as compared to measuring the impact of changes in a single variable, NETC management applied four probability of success scenarios to the WACC-discounted net present values: 25.0%, 50.0%, 75.0% and 100.0% probability of achieving the implied number of plants assumed to be deployed by Vast after 2026. Each probability of success scenario assumes (i) an initial investment of $30 million in cash to fund Vast’s near-term business plan and (ii) the first two projects reach commercial operation in 2025 and 2026, respectively.
The table below sets forth the illustrative discounted net present values of Vast’s estimated free cash flows in a range of probability of success scenarios:

	Probability of Success Sensitivity
Low Adoption Case	100.0%	75.0%	50.0%	25.0%
Illustrative Net Present Value
20.0% WACC-discounted NPV	$511	$392	$273	$154
17.5% WACC-discounted NPV	$653	$501	$347	$194
15.0% WACC-discounted NPV	$853	$653	$451	$249
High Adoption Case	100.0%	75.0%	50.0%	25.0%
Illustrative Net Present Value
20.0% WACC-discounted NPV	$1,413	$1,073	$733	$393
17.5% WACC-discounted NPV	$1,779	$1,349	$920	$490
15.0% WACC-discounted NPV	$2,285	$1,731	$1,177	$623
In addition to the illustrative scenarios set forth above, NETC’s management also presented the impact of certain sensitivities on a midpoint illustrative scenario of $653 million, which assumes the Low Adoption Case, 10.0% market share capture, 100.0% of estimated EBITDA margins, 100.0% probability of success and a discount rate of 17.5%. The sensitivities and change relative to the midpoint NPV were presented as follows:
•
apply the High Adoption Case (+ $1,126 million);

•
increase and decrease the discount rate by 2.5% from a midpoint of 17.5% (+ $200 million; –  $143 million);

•
increase and decrease the assumed market share capture by 2.5% from 10.0% (+ $116 million; –  $133 million)

•
reduce estimated EBITDA margins by 25.0% ( – $190 million); and

•
reduce probability of success by 25.0% ( – $152 million).

NETC management noted that using the midpoint illustrative scenario described above, holding all other variables constant, the following discounts or reductions would need to be applied in order for the NPV to decrease below the proposed transaction value of $239.7 million:
•
the discount rate would need to increase from the midpoint of 17.5% to 29%;

•
the assumed market share capture would need to decrease from 10.0% to approximately 5.0%;

•
the assumed EBITDA margins would need to decrease by 55.0%; or

•
the probability of success would need to be 32.0%.

NETC management’s Scenario Analysis was not prepared with a view toward public disclosure or in compliance with IFRS or GAAP, the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.   No person has made or makes any representation or warranty to any NETC stockholder regarding the information included in the Scenario Analysis. The Scenario Analysis was presented to the NETC Board on February 13, 2023, speaks only as of such date and does not take into account any circumstances or events occurring after such date. The analyses presented are not fact and should not be relied upon as being indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on this information. The analysis should not be viewed as public guidance and NETC stockholders are cautioned not to rely on the analysis in making a decision regarding the Business Combination, as Vast’s actual results may be materially different from the potential results depicted in the various scenarios included herein. Neither Vast nor NETC intend to refer back to this analysis in future periodic reports filed under the Exchange Act.
The Scenario Analysis includes Cumulative Free Cash Flow and EBITDA margin, which are non-IFRS financial measures. Due to the forward-looking nature of this information, specific quantifications of the amounts that would be required to reconcile such non-IFRS financial measures to IFRS measures are not available, and NETC management believes that it is not feasible to provide accurate forecasted non-IFRS reconciliations. Non-IFRS financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with IFRS, and non-IFRS financial measures as used by NETC management may not be comparable to similarly titled measures used by other companies.
The inclusion of the Scenario Analysis should not be regarded as an indication that NETC, Vast or any other recipient of this information considered — or now considers — it to be predictive of actual future results. The Scenario Analysis is not intended to be, and should not be viewed as, a projection or forecast of Vast’s or the combined company’s future financial performance, and the NETC Board and NETC management did not, and investors should not, consider the Scenario Analysis to be predictive of actual future results. While presented in this proxy statement/prospectus with numeric specificity, the information set forth herein was based on numerous variables and assumptions that are difficult to predict and inherently uncertain and may be beyond the control of Vast’s and NETC’s respective management, including, among other things, the matters described in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” As a result, there can be no assurance that actual results will be as illustrated in any of the scenarios analyzed. The Scenario Analysis presented is subjective in many respects and is susceptible to multiple interpretations. The Scenario Analysis is based in part on unit economics and profitability of a single hypothetical Vast plant provided by Vast management which do not reflect any real existing or proposed projects.
Vast believes that the assumptions it provided to NETC management that were used to derive the Scenario Analysis were prepared on a reasonable basis and reflected the best estimates and judgments of Vast based on the information available to management at the time they were prepared However, there can be no assurance that the assumptions Vast provided to NETC management, or the Scenario Analysis itself, will be realized or that actual results will not be significantly higher or lower than estimated, and you are cautioned that these assumptions, and the potential results illustrated in the scenarios summarized below, may not materialize.
EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, NETC AND VAST UNDERTAKE NO OBLIGATIONS AND EXPRESSLY DISCLAIM ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THE SCENARIO ANALYSIS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF SUCH ANALYSIS AND THEIR PRESENTATION TO THE NETC BOARD, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH ANALYSES ARE SHOWN TO BE IN ERROR OR CHANGE.
The Scenario Analysis was prepared by NETC’s management based in part on unit economics and profitability of a single hypothetical Vast plant and assumptions provided by Vast’s management. Neither PricewaterhouseCoopers, Vast’s independent registered public accounting firm, nor Ham, Langston & Brezina, LLP, NETC’s independent registered public accounting firm, have audited, reviewed, examined, compiled, applied agreed-upon procedures, or performed any procedures with respect to the accompanying Scenario Analysis and, accordingly, neither PricewaterhouseCoopers nor Ham, Langston & Brezina, LLP express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers report included in this proxy statement/prospectus relates solely to the previously issued financial statements of Vast. It does not extend to the Scenario Analysis and should not be read as if it does.
Satisfaction of 80% Test
It is a requirement under the NETC Charter and NYSE listing requirements that the business or assets acquired in an Initial Business Combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for an Initial Business Combination. In connection with its evaluation and approval of the Business Combination, the NETC Board determined that the fair market value of Vast is more than 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on the income earned on the Trust Account) as of February 13, 2023, based on, among other things, the Comparable Companies Analysis, Invested Capital Analysis and Scenario Analysis.

In reaching its conclusion that the Business Combination meets the 80% test, the NETC Board considered, among other things, (i) Vast’s outlook and capital structure, including Vast’s on-hand cash to develop its plans necessary to reach commercial viability and the proceeds from grants awarded by the U.S. Department of Agriculture, ARENA and the German government and (ii) the enterprise value of comparable companies. In determining whether the purchase price represents the fair market value of Vast, the NETC Board considered all of the factors described in the subsection entitled “The Business Combination — NETC Board’s Consideration of and Reasons for Approving the Business Combination,” and the fact that the purchase price for Vast was the result of an arm’s-length negotiation. As a result, the NETC Board concluded that the fair market value of the businesses acquired was significantly in excess of 80% of the assets held in the Trust Account. In light of the financial background and experience of the members of NETC management team and the NETC Board, the NETC Board believes that the members of NETC management team and the NETC Board are qualified to determine whether the business combination meets the 80% test. The NETC Board did not seek or obtain an opinion of an outside fairness or valuation advisor as to whether the 80% test has been met.
Interests of Certain Persons in the Business Combination
In considering the recommendation of the NETC Board to vote in favor of the Business Combination, NETC stockholders should be aware that, aside from their interests as stockholders, NETC Sponsor and certain of NETC’s directors and officers have interests in the Business Combination that are different from, or in addition to, those of other NETC stockholders generally. NETC’s directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to NETC stockholders that they approve the Business Combination. NETC stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:
•
the fact that Nabors Lux and certain of NETC’s officers and directors paid an aggregate of $9,341,500 for NETC private placement warrants which, if unrestricted and freely tradable, would be valued at approximately $1.9 million based on the closing price of NETC public warrants of $0.14 per warrant on November 3, 2023 (but which are subject to a lock-up and not freely tradable for a period of six months following the Closing), all of which would expire worthless if a business combination is not consummated;

•
the fact that NETC Sponsor and NETC’s officers and directors agreed in connection with the NETC IPO to waive their redemption rights, for no consideration, with respect to any shares of NETC Common Stock held by them in connection with a stockholder vote to approve the Business Combination;

•
the fact that the NETC initial stockholders paid an aggregate of $25,000 for all of the NETC Class F Common Stock, and that such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $75.4 million, assuming that NETC Sponsor receives all of the shares pursuant to the Sponsor Earnback Shares, based on the closing price of NETC Class A Common Stock of $10.93 per share on November 3, 2023;

•
the fact that NETC Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to stockholders rather than liquidate;

•
the fact that the NETC Charter provides that NETC renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any member of NETC management on the one hand, and NETC, on the other hand, although NETC is not aware of any such corporate opportunities not being offered to it and does not believe that waiver of the corporate opportunities doctrine has materially affected NETC’s search for an acquisition target or will materially affect NETC’s ability to complete the Business Combination;

•
the fact that given the differential in the purchase price that the NETC initial stockholders paid for the shares of NETC Class F Common Stock as compared to the price of the NETC Units sold in the

NETC IPO and the 3,000,000 Vast Ordinary Shares that the NETC initial stockholders will receive upon exchange of the shares of NETC Class F Common Stock in connection with the Business Combination (excluding any Sponsor Earnback Shares and the Accelerated Earnback Shares), the NETC initial stockholders may earn a positive rate of return on their investment even if the Vast Ordinary Shares trade below the price initially paid for the NETC Units in the NETC IPO and the NETC public stockholders experience a negative rate of return following the completion of the Business Combination;
•
the fact that up to an aggregate amount of $1.5 million of any amounts outstanding under the working capital loans made by NETC Sponsor to NETC may be converted into NETC private placement warrants to purchase NETC Class A Common Stock at a price of $1.00 per warrant at the option of NETC Sponsor and, if issued, such NETC Warrants would automatically convert into an equal number of Vast Warrants at Closing;

•
the fact that each of Anthony G. Petrello, William J. Restrepo, Guillermo Sierra, and Siggi Meissner are officers of both Nabors and NETC, and Anthony G. Petrello and John Yearwood are directors of both Nabors and NETC, and Nabors and its affiliates have interests in Vast and in the Business Combination that differ from those of NETC stockholders as described below;

•
the fact that concurrently with the signing of the Business Combination Agreement, Nabors Lux entered into a Notes Subscription Agreement and Equity Subscription Agreement with Vast, pursuant to which Nabors Lux agreed to purchase up to $5.0 million of Senior Convertible Notes and up to $15 million of Vast Ordinary Shares (reduced dollar for dollar by the proceeds received from Nabors Lux pursuant to its Notes Subscription Agreement), respectively;

•
the fact that on October 19, 2023, Nabors Lux entered into the October Notes Subscription Agreement with Vast pursuant to which, among other things, Nabors Lux agreed to subscribe for and purchase an additional $2.5 million of Senior Convertible Notes and will receive 350,000 Vast Ordinary Shares, which the parties valued at approximately $3.57 million based off of a $10.20 price per Vast Ordinary Share, as an Incremental Funding Commitment Fee at Closing. Nabors Lux’s commitment under the Equity Subscription Agreement will be reduced, dollar-for-dollar, by the Incremental Funding;

•
the fact that on October 19, 2023, Vast entered into the Nabors Backstop Agreement pursuant to which Nabors Lux agreed to purchase up to $15.0 million of Vast Ordinary Shares at a purchase price of $10.20 per share. The Nabors Backstop will serve as a backstop for redemptions of Class A Common Stock by NETC public stockholders in connection with the Business Combination Proposal and subsequent capital raised by Vast prior to or in connection with Closing from additional third parties (other than Nabors, AgCentral, CAG and their respective affiliates). Accordingly, the amount invested by Nabors pursuant to the Nabors Backstop will be reduced below $15 million, dollar-for-dollar, by (i) the balance of the cash remaining in the Trust Account after giving effect to any redemptions of NETC Class A Common Stock by NETC public stockholders in connection with the Business Combination Proposal and (ii) amounts invested by investors other than Nabors Lux, AgCentral and CAG. Therefore, the Nabors Backstop may not ultimately be funded in full or at all. NETC Sponsor will receive 1,500,000 Vast Ordinary Shares as Accelerated Earnback Shares at Closing;

•
the fact that Nabors will (i) have a consent right over all debt or equity capital raised by Vast (excluding certain issuances of securities pursuant to (1) compensatory stock or option plans, (2) contracts existing as of the date of the Nabors Backstop Agreement, (3) securities issued pursuant to convertible securities issued or issuable pursuant to agreements existing as of the date of the Nabors Backstop Agreement and (4) a bona fide merger or acquisition with an unrelated third party that is, itself, directly or indirectly, an operating company or an owner of an asset in a business synergistic with the business of Vast) until the Additional Rights Expiration Date, (ii) have the right in connection with any Superior Capital Raise, (A) if the investor in such Superior Capital Raise receives Vast Ordinary Shares, to receive a make-whole issuance of shares so that the aggregate number of Vast Ordinary Shares received by Nabors and its affiliates for their investment under the Nabors Backstop Nabors is equal to the number of Vast Ordinary Shares they would have received had the price for all such shares been the Lower Capital Price and (B) if the investor in such Superior

Capital Raise receives any security other than Vast Ordinary Shares, to exchange, to the extent there would not be significant impediments to the timely consummation of such an exchange, the equity interests (and the debt interests received in exchange for equity interests in a prior exchange under this provision) still held by Nabors (and its affiliates) that were purchased pursuant to the Nabors Backstop Agreement (excluding any shares that were issued as the Accelerated Earnback Shares) for debt or equity interests on the terms issued in the Superior Capital Raise, so that Nabors (or its affiliates) hold the debt or equity interests they would have held had the investment under the Nabors Backstop Agreement been conducted on the terms of the Superior Capital Raise, in each case, as further described and subject to the conditions set forth in the Shareholder and Registration Rights Agreement and (iii) have the right to designate two directors to the Vast Board until the Additional Rights Expiration Date;
•
the fact that concurrently with the signing of the Business Combination Agreement, Vast and Nabors Corporate entered into the Services Agreement, pursuant to which Nabors Corporate will be entitled to certain fees set forth in statements of work entered into thereunder and the reimbursement of out-of-pocket costs and expenses in exchange for providing services related to operations, engineering, design planning and other operational or technical matters to Vast, and that such Services Agreement is not contingent upon the completion of the Business Combination, and consequently, Nabors, and the officers, directors and investors in NETC who are officers, directors or investors in Nabors, may indirectly benefit from this arrangement;

•
the fact that concurrently with the signing of the Business Combination Agreement, Vast and NETV entered into the Development Agreement, pursuant to which NETV will license certain of Vast’s intellectual property and Vast and NETV will work together on a project-by-project basis to develop products and/or equipment related to solar power generation with NETV receiving payment as detailed in independent project budgets entered into thereunder, and that such Development Agreement is not contingent upon the completion of the Business Combination, and consequently, Nabors, and the officers, directors and investors in NETC who are officers, directors or investors in Nabors, may indirectly benefit from this arrangement;

•
the fact that if NETC management anticipates that it may not be able to consummate an Initial Business Combination by the Deadline Date, NETC may, by resolution of the NETC Board, extend the period of time to consummate an Initial Business Combination up to seven times, each by an additional one month; provided that NETC Sponsor or its affiliates or designees deposit into the Trust Account $295,519.23 (or $0.03 per NETC public share that is not redeemed in connection with the First Extension Meeting) for each one-month extension. On May 17, 2023, as permitted under the NETC Charter, the NETC Board elected to extend the date by which NETC has to consummate an Initial Business Combination from May 18, 2023 to August 18, 2023 and Nabors Lux and Greens Road Energy LLC deposited a total of $886,557.69 into the Trust Account. On each of August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023 Nabors Lux deposited an additional $295,519.23 into the Trust Account, and as a result, the Deadline Date is currently extended to December 18, 2023. NETC Sponsor may elect to convert a portion or all of such loan amount into NETC Warrants at a price of $1.00 per warrant, which warrants will be identical to the NETC private placement warrants. On November 6, 2023, NETC filed a preliminary proxy statement relating to the Second Extension Meeting to approve an amendment to NETC’s amended and restated certificate of incorporation to allow NETC’s board of directors, without another stockholder vote, to elect to extend the date by which NETC has to consummate an initial business combination up to three times for an additional one month each time (but in no event to a date later than 28 months from the closing of the NETC IPO), provided that NETC Sponsor (or its affiliates or designees) deposits into the Trust Account, for each month extension, $200,000 in exchange for a non-interest bearing, unsecured promissory note;

•
the fact that the NETC Board elected to effectuate a three-month extension and extend the date by which NETC had to consummate an Initial Business Combination from February 18, 2023 to May 18, 2023 pursuant to the Prior NETC Charter. If NETC consummates an Initial Business Combination, it will repay the Extension Amount out of the proceeds of the Trust Account or, at the option of the NETC Sponsor, convert all or a portion of the loans into NETC Warrants for $1.00 per warrant, which warrants will be identical to the NETC private placement warrants. If NETC does not consummate an Initial Business Combination, NETC will repay the loans only from funds held outside of the Trust Account;
•
if the Trust Account is liquidated, including in the event NETC is unable to complete an Initial Business Combination within the required time period, NETC Sponsor has agreed to indemnify NETC to ensure that the proceeds in the Trust Account are not reduced below $10.20 per NETC public share, or such lesser amount per NETC public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than NETC’s independent public accountants) for services rendered or products sold to NETC or (b) a prospective target business with which NETC has entered into an acquisition agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

•
the fact that NETC Sponsor, and NETC’s officers and directors, or any of their respective affiliates, will be reimbursed for out-of-pocket expenses incurred in connection with activities on NETC’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, which expenses were approximately $4.8 million as of November 1, 2023, the record date for the NETC special meeting;

•
the fact that for so long as Nabors and its affiliates beneficially own at least 50% of the Vast Ordinary Shares that Nabors and its affiliates own immediately following Closing, NETC Sponsor will have the right to nominate one director to serve on the Vast Board;

•
the fact that each of (i) William Restrepo, an executive officer of NETC and Nabors, (ii) John Yearwood, a director of NETC and Nabors, and (iii) Colleen Calhoun, a director of NETC, are expected to be appointed to the Vast Board at Closing;

•
the fact that certain prior relationships between Nabors and Vast exist, including (i) Nabors’ minority investment of less than 5% in Natron and Natron’s existing letter of intent for Vast to acquire up to 13,500 of Natron’s sodium-ion batteries and (ii) Nabors’ minority investment of less than 10% in Sage and Sage’s existing memorandum of understanding to evaluate opportunities to collaborate with Vast;

•
the fact that NETC Sponsor and NETC’s officers and directors will lose their entire investment in NETC of approximately $6.4 million (including independent directors) or $6.2 million (excluding independent directors) and will not be reimbursed for any loans extended, fees due or out-of-pocket expenses (of which approximately $4.8 million is owed as of the record date, including the Extension Amount, any other extension payments and any working capital contributions) if an Initial Business Combination is not completed by the Deadline Date, assuming the NETC Board does not elect to further extend the period of time NETC has to consummate an Initial Business Combination in accordance with the NETC Charter; and

•
the terms and provisions of the Related Agreements as set forth in detail under the section entitled “The Business Combination Agreement and Related Agreements.”

The table set forth below summarizes (i) the total investment made by Nabors Lux and each of NETC’s officers and directors, including, as applicable, (a) the purchase price paid by each of Nabors Lux and the officers and certain directors of NETC for the private placement warrants, (b) the capital contributions made in NETC Sponsor by Nabors Lux and the officers and certain directors of NETC, directly or indirectly, in exchange for their interests in the Founder Shares (or the purchase price paid for the Founder Shares, in the case of our independent directors), and (c) the amount paid by Nabors Lux, or the capital contributions made by the officers and certain directors of NETC, for the Extension Amount and any other extension payments, and (ii) the value of such interests based on the closing price of the public warrants and Class A Common Stock as of November 3, 2023, all of which would be lost if an initial business combination is not completed by us within the required time period. The table below does not take the Nabors Backstop into account.

Name of Holder	NETC Position	Total Purchase Price and Capital Contributions	Number of Private Placement Warrants	Value of Private Placement Warrants as of November 3, 2023	Number of Founder Shares(1)	Value of Founder Shares as of November 3, 2023
Nabors Lux	N/A	$10,642,933(2)	7,441,500	$1,041,810	3,698,750	$40,427,338
Anthony Petrello	President, Chief Executive Officer, Secretary and Chairman	$4,076,573(2)	3,300,000(3)	$462,000	1,640,244	$17,927,867
William Restrepo	Chief Financial Officer	$710,312(2)	575,000	$80,500	285,800	$3,123,794
Siggi Meissner	President, Engineering and Technology	$277,948(2)	225,000	$31,500	111,835	$1,222,357
Guillermo Sierra	Vice President – Energy Transition	$247,065(2)	200,000	$28,000	99,409	$1,086,540
John Yearwood	Director	$864,728(2)	700,000	$98,000	347,931	$3,802,886
Maria Jelescu Dreyfus	Director	$150,300	150,000	$21,000	75,000	$819,750
Colleen Calhoun	Director	$50,200	50,000	$7,000	50,000	$546,500
Jennifer Gill Roberts	Director	$200	—	$—	50,000	$546,500

(1)
Represents the indirect interests in the Founders Shares that are held directly by the NETC Sponsor.

(2)
Includes payment into the Trust Account on February 16, 2023, May 17, 2023, August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023 by Nabors Lux in the principal amount of $1,518,000, $487,606.73, $295,519.23, $295,519.23, $295,519.23 and $295,519.23, respectively, in exchange for unsecured promissory notes. Includes payment into the Trust Account on February 16, 2023 and May 17, 2023 by Greens Road Energy LLC in the principal amount of $1,242,000 and $398,950.96, respectively, in exchange for unsecured promissory notes. Each of Anthony Petrello, William Restrepo, Siggi Meissner, Guillermo Sierra and John Yearwood are members of Greens Road Energy LLC, and their pro rata share of the payments made by Greens Road Energy LLC into the Trust Account are reflected herein. Includes Sponsor Earnback Shares, which may be issued upon the achievement of certain share price targets during the Earnout Period. If NETC consummates an Initial Business Combination, it will repay the loans out of the proceeds of the Trust Account or, at the option of NETC Sponsor, convert all or a portion of the loans into warrants for $1.00 per warrant, which warrants will be identical to the private placement warrants. If NETC does not consummate an Initial Business Combination, NETC will repay the loans only from funds held outside of the Trust Account. If these warrants were issued and outstanding and unrestricted and freely tradable as of November 3, 2023, they would have been valued at approximately $1.9 million, based on the closing price of the public warrants as of November 3, 2023.

(3)
Includes warrants held directly by Cynthia A. Petrello Revocable Trust and Remington SPAC W, LLC.

Potential Purchases of Public Shares
In connection with the stockholder vote to approve the Business Combination, NETC Sponsor, NETC’s directors, officers or advisors or any of their respective affiliates may privately negotiate transactions to purchase NETC public shares from NETC stockholders who would have otherwise elected to have their shares redeemed in conjunction with the Business Combination for a per share pro rata portion of the Trust Account. There is no limit on the number of NETC public shares NETC Sponsor, NETC’s directors, officers or advisors or any of their respective affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of NYSE. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per share pro rata portion of the Trust Account. However,

NETC Sponsor, NETC’s directors, officers or advisors and their respective affiliates have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase NETC public shares in such transactions. Such a purchase could include a contractual acknowledgement that such NETC stockholder, although still the record holder of such NETC public shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.
In the event that NETC Sponsor, NETC’s directors, officers or advisors or any of their respective affiliates purchase public shares in privately negotiated transactions from public NETC stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. In addition, NETC Sponsor and its affiliates would waive any redemption rights with respect to any public shares that they purchase in any such privately negotiated transactions.
The purpose of any such purchases of NETC public shares could be to increase the likelihood of obtaining stockholder approval of the Business Combination or to satisfy a closing condition in the Business Combination Agreement, where it appears that such requirement would otherwise not be met. Any such purchases of NETC public shares may result in the completion of the Business Combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to such reporting requirements. To the extent that NETC Sponsor, NETC’s directors, officers or advisors or any of their respective affiliates purchase any NETC public shares as contemplated above, NETC will file a Current Report on Form 8-K prior to the NETC special meeting that will disclose:
•
the amount of such public shares purchased by NETC Sponsor, NETC’s directors, officers or advisors and any of their respective affiliates, along with the purchase price;

•
the purpose of the purchases by NETC Sponsor, NETC’s directors, officers or advisors and any of their respective affiliates;

•
the impact, if any, of the purchases by NETC Sponsor, NETC’s directors, officers or advisors and any of their respective affiliates on the likelihood that the Business Combination will be approved;

•
the identities of our security holders who sold to NETC Sponsor, NETC’s directors, officers or advisors and any of their respective affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to NETC Sponsor or its affiliates; and

•
the number of NETC public shares for which we have received redemption requests in connection with the Business Combination.

In addition, if such purchases are made, the public “float” of NETC Class A Common Stock may be reduced and the number of beneficial holders of NETC’s securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of NETC’s securities on a national securities exchange, such as the NYSE.
NETC Sponsor, and NETC’s officers, directors, advisors or any of their respective affiliates anticipate that they may identify the stockholders with whom NETC Sponsor, NETC’s officers, directors, advisors or any of their respective affiliates may pursue privately negotiated purchases by either the stockholders contacting NETC directly or by NETC’s receipt of redemption requests submitted by stockholders following NETC’s mailing of proxy materials in connection with the Initial Business Combination. To the extent that NETC Sponsor, NETC’s officers, directors, advisors or any of their respective affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against the Business Combination. NETC Sponsor, NETC’s officers, directors, advisors or any of their respective affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.
Any purchases by NETC Sponsor, NETC’s officers, directors, advisors or any of their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) of and Rule 10b-5 under the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. NETC Sponsor, NETC’s officers, directors, advisors and any of their respective affiliates will not make purchases of NETC Class A Common Stock if the purchases would violate Section 9(a)(2) of or Rule 10b-5 under the Exchange Act.
Redemption Rights
Under the NETC Charter, holders of NETC Class A Common Stock may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to NETC to pay its taxes, by (b) the total number of then outstanding shares of NETC Class A Common Stock included as part of the NETC Units sold in the NETC IPO. As of December 31, 2022, this would have amounted to approximately $10.20 per share. Under the NETC Charter, in connection with an Initial Business Combination, a NETC public stockholder, together with any affiliate or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), is restricted from seeking redemption rights with respect to more than 15% of the NETC public shares.
If a holder exercises its redemption rights, then such holder will be exchanging its shares of NETC Class A Common Stock for cash and will no longer own shares of NETC Class A Common Stock and will not receive Vast Ordinary Shares or participate in Vast’s future growth, if any. Such a holder will be entitled to receive cash for its NETC public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to NETC’s transfer agent in accordance with the procedures described herein. See the section entitled “NETC Special Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.
Total Vast Ordinary Shares to Be Issued in the Business Combination
The following table presents the anticipated ownership of Vast upon the Closing, which does not give effect to the potential exercise of any warrants and otherwise assumes the following redemption scenarios:
•
No Redemptions:   This scenario assumes that no NETC public stockholders exercise their redemption rights with respect to their NETC Class A Common Stock in connection with the Business Combination.

•
85% Redemptions:   This scenario assumes that approximately 8.4 million NETC public shares are redeemed for approximately $90.6 million of funds (based on the per share redemption price of $10.82 per share) from the Trust Account.

•
100% Redemptions:    This scenario assumes that approximately 9.9 million NETC public shares are redeemed for approximately $106.6 million of funds (based on the per share redemption price of $10.82 per share) from the Trust Account.

	Scenario 1 No Redemptions		Scenario 2 85% Redemptions		Scenario 3 100% Redemptions(7)
Weighted average shares outstanding – basic and diluted	Ownership in Shares	%	Ownership in Shares	%	Ownership in Shares	%
Legacy Vast shareholders(1)	20,500,000	52.4%	20,500,000	66.7%	20,500,000	67.8%
Current NETC public stockholders(2)	9,850,641	25.2%	1,477,596	4.8%	—	0.0%
NETC initial stockholders(3)	4,500,000	11.5%	4,500,000	14.6%	4,500,000	14.9%
Shares issued to Nabors Lux and AgCentral in connection with financing transactions(4)	3,291,176	8.4%	3,291,176	10.7%	3,291,176	10.9%
Shares issued to CAG in connection with financing transactions(5)	980,392	2.5%	980,392	3.2%	490,196	1.6%
Nabors Backstop(6)	—	0.0%	—	0.0%	1,470,588	4.9%
Total	39,122,209		30,749,164		30,251,960

(1)
Assumes that no Earnout Shares are issued to the Legacy Vast shareholders.

(2)
Pursuant to the Business Combination Agreement, each share of NETC Class A Common Stock (other than Redemption Shares) issued and outstanding immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio.

(3)
Assumes no Sponsor Earnback Shares are issued. Includes 1,500,000 Vast Ordinary Shares issued to NETC Sponsor as Accelerated Earnback Shares.

(4)
Includes shares issued in connection with the Equity Subscription Agreements and the Notes Subscription Agreements. Also includes 350,000 Vast Ordinary Shares issued as Incremental Funding Commitment Fee.

(5)
Shares issued pursuant to the Canberra Subscription. The Canberra Subscription will be reduced by one dollar for every three dollars raised by Vast prior to Closing, including in Scenario 3, an aggregate $5 million for amounts funded under the Nabors Backstop.

(6)
In Scenario 3 only, Nabors Lux’s backstop commitment. Nabors Lux’s backstop commitment will be reduced dollar-for-dollar by additional investments in Vast’s debt or equity securities issued by third parties as well as by the cash available to NETC from the Trust Account (after giving effect to (x) the redemption of any NETC public shares by NETC stockholders in connection with the Proposals and (y) any taxes imposed in connection with the redemption of any NETC public shares by NETC stockholders in connection with the Proposals).

(7)
The Business Combination Agreement provides that it is a condition to Vast’s, NETC’s and Merger Sub’s respective obligations to close that, if a FIRB filing is required in connection with the Business Combination and its associated transactions, the FIRB filing must be made, and FIRB approval must be received (or FIRB must be precluded from objecting) prior to the Closing. In the 100% Redemption Scenario and with the full Nabors Backstop being funded, Nabors, together with its affiliates, would receive greater than 20% of the Vast Ordinary Shares. FIRB approval is required for Nabors to acquire more than 19.9% of the Vast Ordinary Shares. However, FIRB approval will not be required to consummate the Business Combination, so long as Nabors does not acquire more than 19.9% of the Vast Ordinary Shares. Therefore, the Nabors Backstop Agreement provides that Nabors or the relevant party will be issued the maximum number of securities in respect of which prior FIRB approval is not required and will pay the purchase price or any other consideration payable for those securities, and the parties will on a timely basis take all necessary and appropriate steps to obtain FIRB approval to enable the balance of the securities (“Remaining Shares”) to be issued and the relevant purchase price or any other consideration payable with respect to the Remaining Shares (“Remaining Subscription Amount”) shall be retained by Nabors or the relevant party until the date that the Remaining Shares are issued to Nabors or the relevant party. Under the 100% Redemption Scenario, without FIRB approval (or FIRB becoming precluded from objecting), the Nabors Backstop would not be funded at all. Accordingly, if there are 100% redemptions, the Business Combination will not be consummated unless that FIRB filing has been made, and FIRB approval has been received (or FIRB has become precluded from objecting), unless the parties mutually elect to formally waive that condition in writing.

See “Unaudited Pro Forma Combined Financial Information” for pro forma book value under each redemption scenario.
If the facts are different than these assumptions, the percentage ownership of the various entities or groups following the Business Combination will be different. For example, the table set forth above does not take into account NETC Warrants that will automatically convert at Closing into Vast Warrants to purchase Vast Ordinary Shares and the Earnout Shares, but does include the shares of NETC Class F Common Stock, which will be exchanged for Vast Ordinary Shares upon Closing. The NETC Warrants will become exercisable 30 days after the Closing and will expire five years after the Closing or earlier upon redemption or liquidation. Assuming that no additional NETC Warrants are issued upon conversion of working capital loans or extension loans and that all outstanding 13,800,000 NETC public warrants and 13,730,000 NETC private placement warrants were exercised for cash following completion of the Business Combination, with proceeds to Vast of approximately $316.6 million (and each other assumption applicable to the table set forth above remains the same), then the ownership of Vast would be as follows:

	Scenario 1 No Redemptions		Scenario 2 85% Redemptions		Scenario 3 100% Redemptions(7)
Weighted average shares outstanding – basic and diluted	Ownership in Shares	%	Ownership in Shares	%	Ownership in Shares	%
Legacy Vast shareholders(1)	20,500,000	30.8%	20,500,000	35.2%	20,500,000	35.5%
Current NETC public stockholders(2)	23,650,641	35.5%	15,277,596	26.2%	13,800,000	23.9%
NETC initial stockholders(3)	18,230,000	27.4%	18,230,000	31.3%	18,230,000	31.5%
Shares issued to Nabors Lux and AgCentral in connection with financing transactions(4)	3,291,176	4.9%	3,291,176	5.6%	3,291,176	5.7%
Shares issued to CAG in connection with financing transactions(5)	980,392	1.5%	980,392	1.7%	490,196	0.8%
Nabors Backstop(6)	—	0.0%	—	0.0%	1,470,588	2.5%
Total	66,652,209		58,279,164		57,781,960

(1)
Assumes that no Earnout Shares are issued to the Legacy Vast shareholders.

(2)
Pursuant to the Business Combination Agreement, each share of NETC Class A Common Stock (other than Redemption Shares) issued and outstanding immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio.

(3)
Assumes no Sponsor Earnback Shares are issued. Includes 1,500,000 Vast Ordinary Shares issued to NETC Sponsor as Accelerated Earnback Shares.

(4)
Includes shares issued in connection with the Equity Subscription Agreements and the Notes Subscription Agreements. Also includes 350,000 Vast Ordinary Shares issued as Incremental Funding Commitment Fee.

(5)
Shares issued pursuant to the Canberra Subscription. The Canberra Subscription will be reduced by one dollar for every three dollars raised by Vast prior to Closing, including in Scenario 3, an aggregate $5 million for amounts funded under the Nabors Backstop.

(6)
In Scenario 3 only, Nabors Lux’s backstop commitment. Nabors Lux’s backstop commitment will be reduced dollar-for-dollar by additional investments in Vast’s debt or equity securities issued by third parties as well as by the cash available to NETC from the Trust Account (after giving effect to (x) the redemption of any NETC public shares by NETC stockholders in connection with the Proposals and (y) any taxes imposed in connection with the redemption of any NETC public shares by NETC stockholders in connection with the Proposals).

(7)
The Business Combination Agreement provides that it is a condition to Vast’s, NETC’s and Merger Sub’s respective obligations to close that, if a FIRB filing is required in connection with the Business Combination and its associated transactions, the FIRB filing must be made, and FIRB approval must be received (or FIRB must be precluded from objecting) prior to the Closing. In the 100% Redemption Scenario and with the full Nabors Backstop being funded, Nabors, together with its affiliates, would receive greater than 20% of the Vast Ordinary Shares. FIRB approval is required for Nabors to acquire more than 19.9% of the Vast Ordinary Shares. However, FIRB approval will not be required to consummate the Business Combination, so long as Nabors does not acquire more than 19.9% of the Vast Ordinary Shares. Therefore, the Nabors Backstop Agreement provides that Nabors or the relevant party will be issued the maximum number of securities in respect of which prior FIRB approval is not required and will pay the purchase price or any other consideration payable for those securities, and the parties will on a timely basis take all necessary and appropriate steps to obtain FIRB approval to enable the balance of the securities (“Remaining Shares”) to be issued and the relevant purchase price or any other consideration payable with respect to the Remaining Shares (“Remaining Subscription Amount”) shall be retained by Nabors or the relevant party until the date that the Remaining Shares are issued to Nabors or the relevant party. Under the 100% Redemption Scenario, without FIRB approval (or FIRB becoming precluded from objecting), the Nabors Backstop would not be funded at all. Accordingly, if there are 100% redemptions, the Business Combination will not be consummated unless that FIRB filing has been made, and FIRB approval has been received (or FIRB has become precluded from objecting), unless the parties mutually elect to formally waive that condition in writing.

See “Unaudited Pro Forma Combined Financial Information” for pro forma book value under each redemption scenario.
The NETC Warrants are, and the Vast Warrants will be, subject to restrictions on the timing of their exercise and may also be exercisable on a cashless basis in certain circumstances by reference to the fair market value of the Vast Ordinary Shares. As a result, the percentages above are indicative only.
In addition to the changes in percentage ownerships depicted above, variation in the levels of redemption will impact the dilutive effect of certain equity issuances related to the Business Combination, which would not otherwise be present in an underwritten public offering. Increasing levels of redemption will increase the dilutive effects of these issuances on non-redeeming stockholders. See the section entitled “Risk Factors — Risks Related to the Redemption of NETC Public Shares — There is no guarantee that a NETC public stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put such stockholder in a better future economic position” for additional information.
Underwriting Fees
Citi and Wells Fargo were underwriters for the NETC IPO, which was consummated on November 19, 2021. Neither NETC nor Vast has formally engaged Citi or Wells Fargo to act as an advisor in any capacity related to the Business Combination. Additionally, neither Citi nor Wells Fargo was responsible for the preparation of any disclosure that is included in the proxy statement/prospectus, or any materials underlying such disclosure. Neither Citi nor Wells Fargo were involved in the preparation of any materials received by the NETC Board or the Vast Board related to the Business Combination. Neither Citi nor Wells Fargo has produced work product in relation to the Business Combination for which NETC relied on their expertise.
NETC did not engage Citi or Wells Fargo in any advisory role or have any relationship with either of Citi or Wells Fargo following the NETC IPO. NETC requested that Citi and Wells Fargo gratuitously waive their right to the deferred underwriting discounts and commissions and both firms agreed.
The NETC IPO generated $5.5 million of underwriting fees and approximately $9.7 million of deferred underwriting fees conditioned upon completion of an Initial Business Combination, which fees are not impacted by the size of such transaction or the level of redemptions associated therewith.
On February 9, 2023 and February 10, 2023, respectively, Citi and Wells Fargo delivered the Fee Waiver Letters to NETC, wherein Citi and Wells Fargo expressly waived all deferred underwriting discounts and commissions owed to them upon consummation of the Business Combination pursuant to the Underwriting Agreement. Citi and Wells Fargo have performed all of their obligations under the Underwriting Agreement to obtain their deferred underwriting discounts and commissions and are therefore gratuitously waiving their right to these deferred underwriting discounts and commissions in connection with the Business Combination. Neither Citi nor Wells Fargo provided a reason for their waiving of the deferred underwriting discounts and commissions in connection with the Business Combination. NETC expects to use the funds previously reserved for these deferred underwriting discounts and commissions to pay additional transaction expenses.
Except with respect to Citi’s and Wells Fargo’s right to the deferred underwriting discounts and commissions, none of the rights and obligations of NETC, Citi or Wells Fargo under the Underwriting Agreement have been terminated or otherwise amended, suspended or modified. NETC continues to have customary obligations under the Underwriting Agreement, including obligations to (i) indemnify and hold harmless each underwriter, its directors, officers, employees, agents, affiliates and each person, if any, who controls the underwriter within the meaning of the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as defined in the Underwriting Agreement) for the registration of the Securities (as defined in the Underwriting Agreement) as originally filed or in any amendment thereof, or in any Preliminary Prospectus (as defined in the Underwriting Agreement), the Statutory Prospectus (as defined in the Underwriting Agreement), the Prospectus (as defined in the Underwriting Agreement), any “road show” as defined in Rule 433(h) under the Securities Act or any Written Testing-the-Waters Communication (as defined in the Underwriting Agreement) or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any loss, claim, damage, liability or action.
In addition, the Underwriting Agreement contains a contribution provision in the event that the indemnity obligations are unavailable or insufficient to hold harmless an indemnified party; however, no underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter pursuant to the Underwriting Agreement. There can be no assurance that NETC would have sufficient funds to satisfy such indemnification claims.
At no time prior to the date of this proxy statement/prospectus did Citi or Wells Fargo indicate that they had any specific concerns with the Business Combination. Neither Citi nor Wells Fargo was responsible for any part of this proxy statement/prospectus. NETC requested that Citi and Wells Fargo confirm that they agree with the disclosure regarding the waiver of their deferred underwriting discounts and commissions and the risks and conclusions stated herein, and Citi and Wells Fargo declined to provide such letters. Accordingly, NETC stockholders should not place any reliance on the participation of Citi or Wells Fargo in the NETC IPO in respect of the Business Combination.
Impact of Substantial Redemptions on the Business Combination
NETC public stockholders are not required to vote “AGAINST” the Business Combination in order to exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of NETC public stockholders are reduced as a result of redemptions by NETC public stockholders.
If a NETC public stockholder exercises its redemption rights, such exercise will not result in the loss of any NETC Warrants that it may hold. If a substantial number of, but not all, NETC public stockholders exercise their redemption rights, any non-redeeming NETC stockholders would experience dilution to the extent such NETC public warrants are exercised and additional NETC Class A Common Stock is issued. Assuming (i) all redeeming NETC stockholders acquired NETC Units in the NETC IPO and continue to hold the NETC public warrants that were included in the NETC Units, and (ii) maximum redemption of shares of NETC Class A Common Stock held by the redeeming NETC stockholders, 13,800,000 public warrants would be retained by redeeming NETC stockholders with a value of approximately $150.7 million based on the market price of $10.92 per NETC public warrant based on the closing price of the NETC public warrants on the NYSE on November 1, 2023, the record date. As a result of the redemption, the redeeming NETC stockholders would recoup their entire investment and continue to hold Vast Warrants with an aggregate market value of approximately $2.35 post-Closing, while non-redeeming NETC stockholders would suffer additional dilution in their percentage ownership and voting interest of Vast upon exercise of the Vast Warrants held by redeeming NETC stockholders or upon exercise of the Vast Warrants.
Certain Information Relating to Vast
Vast Board Before the Business Combination
As of the date of this proxy statement/prospectus, the Vast Board consists of Craig Wood and Colin Sussman.
Vast Board and Executive Officers Following the Business Combination
The executive officers and directors of Vast as of immediately following the Business Combination are expected to be:

Name	Age	Position
Craig Wood	46	Chief Executive Officer and Director
Marshall (Mark) D. Smith	63	Chief Financial Officer
Kurt Drewes	50	Chief Technology Officer
Alec Waugh	57	General Counsel
Sue Opie	56	Chief People Officer
Colleen Calhoun	57	Director Appointee
William Restrepo	63	Director Appointee
Colin Richardson	62	Director Appointee
John Yearwood	64	Director Appointee
Please see the section entitled “Management of Vast After the Business Combination” elsewhere in this proxy statement/prospectus for biographies and additional information.
Employment and Compensation Arrangements
Vast expects that prior to the consummation of the Business Combination, Vast’s executive officers will continue to be employed by Vast. After consummation of the Business Combination and once Vast’s compensation committee is formed, executive compensation decisions will be made by the Vast Board based on recommendations made by Vast’s compensation committee. Vast’s compensation committee will review executive compensation arrangements and recommend to the Vast Board any adjustments that it believes are appropriate in structuring Vast’s executive compensation arrangements.
Please see the section entitled “Executive Compensation” elsewhere in this proxy statement/prospectus for additional information.
Indemnification and Insurance Obligations of Vast Following the Business Combination
Under the Constitution, Vast may, to the extent permitted by and subject to any applicable law, indemnify current and past directors and other executive officers of Vast on a full indemnity basis and to the fullest extent permitted by law against all liabilities incurred by the director or officer as a result of their holding office in Vast or a related body corporate.
Vast may also, to the extent permitted by law, purchase and maintain insurance, or pay or agree to pay a premium for insurance, for each director and officer against any liability incurred by the director or officer as a result of their holding office in Vast or a related body corporate.
Please see the section entitled “Management of Vast After the Business Combination — Vast Board” elsewhere in this proxy statement/prospectus for additional information.
Listing of Vast Ordinary Shares and Vast Warrants on Nasdaq
Vast Ordinary Shares and Vast Warrants currently are not traded on a stock exchange. Vast intends to apply to list the Vast Ordinary Shares and Vast Warrants on Nasdaq. It is anticipated that upon the Closing the Vast Ordinary Shares and Vast Warrants will be listed under the ticker symbols “VSTE” and “VSTEW,” respectively.
Restrictions on Resales
All Vast Ordinary Shares and Vast Warrants received by NETC stockholders and NETC warrant holders in the Business Combination are expected to be freely tradable, subject to certain lock-up agreements entered into in connection with the Business Combination. In connection with the Business Combination, Vast will enter into the Shareholder and Registration Rights Agreement, which will prevent, subject to certain exceptions, the shareholder parties thereto from trading Vast Ordinary Shares (among other equity securities of Vast) for a period of six months after the Closing. Pursuant to the MEP De-SPAC Side Deed, among other things, the MEP Participants agreed to a lock-up of the Vast Ordinary Shares held by them following the MEP Share Conversion and any allocation of Vast Ordinary Shares under the MEP Deed and MEP De-SPAC Side Deed. Following the Closing, the MEP Participants agreed not to, subject to certain exceptions, transfer or otherwise dispose of, or transfer, in whole or in part, any of the economic consequences of the Vast Ordinary Shares, (i) 100.0% of their Vast Ordinary Shares for a period of two years following the Closing, (ii) 66.7% of their Vast Ordinary Shares for a period of three years following the Closing and (iii) 33.3% of their Vast Ordinary Shares for a period of four years following the Closing, provided that, on the date that is six months following the Closing, each MEP Participant may, with 10 business days’ prior written notice to Vast, elect to dispose of $350,000 worth of such MEP Participant’s Vast Ordinary Shares, subject to a limit of $2,000,000, in the aggregate, of dispositions by all MEP Participants thereunder. Additionally, the Vast Ordinary Shares received in the Business Combination by persons who become affiliates of Vast for purposes of Rule 144 under the Securities Act may be resold by them only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of Vast generally include individuals or entities that control, are controlled by or are under common control with, Vast and may include the directors and executive officers of Vast as well as its principal shareholders.
Delisting of NETC Common Stock and Deregistration of NETC
NETC and Vast anticipate that, following consummation of the Business Combination, the NETC Class A Common Stock, NETC Units and NETC public warrants will be delisted from the NYSE, and NETC will be deregistered under the Exchange Act.
Comparison of Shareholder Rights
Until consummation of the Merger, Delaware law and the NETC Charter will continue to govern the rights of NETC stockholders. After consummation of the Share Exchange, NETC stockholders will become Vast shareholders and Australian law and the Constitution of Vast will govern the rights of the Vast shareholders.
There are certain differences in the rights of NETC stockholders prior to the Business Combination and the rights of Vast shareholders after the Business Combination. Please see the section entitled “Comparison of Shareholder Rights” elsewhere in this proxy statement/prospectus for additional information.
Regulatory Matters
Please see the section entitled “Regulatory Approvals Related to the Business Combination” elsewhere in this proxy statement/prospectus.
Material Tax Considerations with Respect to the Business Combination
Please see the sections entitled “Material U.S. Federal Income Tax Considerations” and “Material Australian Tax Considerations” elsewhere in this proxy statement/prospectus.
Anticipated Accounting Treatment of the Business Combination
The Business Combination will be accounted for as a capital reorganization. Under this method of accounting, NETC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Vast issuing shares at the Closing the net assets of NETC as of the Closing Date, accompanied by a recapitalization. The net assets of NETC will be stated at historical cost, with no goodwill or other intangible assets recorded.
Vast has been determined to be the accounting acquirer based on the following:
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Vast’s current majority shareholder will have the largest voting interest under all scenarios as described below under the section entitled “Unaudited Pro Forma Combined Financial Information — Basis of Pro Forma Presentation”;

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Vast has the ability to nominate the majority of the members of the board of directors;

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The existing senior management of Vast will constitute the senior management;

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The business of Vast will comprise the ongoing operations; and

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Vast is the larger entity, both in terms of substantive operations and number of employees.

The Business Combination is not within the scope of IFRS 3 because NETC does not meet the definition of a business in accordance with IFRS 3. Rather, the Business Combination will be accounted for within the scope of IFRS 2. Any excess of fair value of equity issued to participating shareholders of NETC over the fair value of the NETC’s identifiable net assets acquired represents compensation for the service of a stock exchange listing, which is expensed as incurred. The fair value of the Vast Ordinary Share Consideration equity, and ultimately the expense recognized in accordance with IFRS 2, may differ materially from the unaudited pro forma combined financial information, due to developments occurring prior to the date of consummation of the Business Combination.
Appraisal Rights
Appraisal rights are not available to holders of shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock in connection with the Business Combination.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of the material U.S. federal income tax considerations for (i) holders of NETC public shares and NETC public warrants as of immediately prior to the Business Combination (“NETC Securities”) with respect to (a) electing to have their NETC public shares redeemed for cash if the Business Combination is completed and (b) exchanging their NETC Securities for Vast Ordinary Shares and Vast Public Warrants (“Vast Securities”) pursuant to the Merger and (ii) U.S. Holders (as defined below) of owning and disposing of such Vast Securities following the Business Combination. For purposes of this discussion, a “holder” is a beneficial owner of NETC Securities immediately prior to the Business Combination or, as a result of owning such NETC Securities, of Vast Securities immediately following the Business Combination. Although not entirely clear, because NETC Units (each NETC Unit consisting of one NETC public share and one-half of one NETC public warrant) can be separated into their component parts at the option of the holder, NETC intends to treat a holder of a NETC Unit as the owner of the underlying NETC Securities for U.S. federal income tax purposes. Assuming such treatment is appropriate, the discussion below with respect to holders of NETC public shares and NETC public warrants should also apply to holders of NETC Units (as the deemed owners of the underlying NETC Securities that constitute NETC Units).
This discussion applies only to NETC Securities and Vast Securities, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the Code for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on the provisions of the Code, U.S. Treasury regulations, administrative rules and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements set forth herein. NETC and Vast have not sought, and do not intend to seek, any rulings from the IRS with respect to the statements made and the positions or conclusions described in this discussion. Such statements, positions and conclusions are not free from doubt, and there can be no assurance that your tax advisor, the IRS or a court will agree with such statements, positions and conclusions.
The following discussion does not purport to be a complete analysis of all potential tax effects resulting from the completion of the Business Combination and does not address the tax treatment of any other transactions occurring in connection with the Business Combination, including, but not limited to, the MEP Share Conversion, the repayment and redemption of the Existing Vast Convertible Notes, the conversion of Senior Convertible Notes and the PIPE Financing. Furthermore, it does not address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any U.S. state or local or non-U.S. tax laws, any tax treaties or any tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:
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banks, insurance companies or other financial institutions;

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tax-exempt or governmental organizations;

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“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

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dealers in securities or foreign currencies;

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U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

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traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

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“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

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partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

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persons deemed to sell NETC Securities or Vast Securities under the constructive sale provisions of the Code;

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persons that acquired NETC Securities or Vast Securities through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

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persons that hold NETC Securities or Vast Securities as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;

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certain former citizens or long-term residents of the United States;

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except as specifically provided below, persons that actually or constructively hold 5% or more (by vote or value) of any class of shares of NETC or Vast;

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holders of Founder Shares and NETC private placement warrants; and

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the NETC initial stockholders and NETC’s or Vast’s officers or directors.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds NETC Units, NETC Securities or Vast Securities, the tax treatment of a partner in such partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding NETC Units, NETC Securities or Vast Securities should consult with their own tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.
HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE OR LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
For purposes of this discussion, a “U.S. Holder” is a holder that, for U.S. federal income tax purposes, is:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

A “Non-U.S. Holder” is a holder that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.
“U.S. Holders” and “Non-U.S. Holders” are referred to collectively herein as “Holders.”
Material U.S. Federal Income Tax Considerations for Holders in Respect of the Redemption of NETC Public Shares
U.S. Holders
In the event that a U.S. Holder’s NETC public shares are redeemed pursuant to the redemption provisions described in the subsection of this proxy statement/prospectus entitled “Business of NETC and Certain Information About NETC — Redemption Rights for Holders of Public Shares,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the NETC public shares under Section 302 of the Code. If the redemption qualifies as a sale of NETC public shares, the U.S. Holder will be treated as described below under “— Gain or Loss on Redemption

Treated as a Sale of NETC Public Shares.” If the redemption does not qualify as a sale of NETC public shares, the U.S. Holder will be treated as receiving a distribution from NETC with the tax consequences described below under “— Taxation of Redemption Treated as a Distribution.” Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of NETC stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of owning NETC public warrants) relative to all of NETC’s shares outstanding both before and after the redemption. The redemption of NETC public shares generally will be treated as a sale of NETC public shares (rather than as a distribution from NETC) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in NETC or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.
In determining whether any of the foregoing tests is satisfied, a U.S. Holder takes into account not only NETC public shares actually owned by the U.S. Holder, but also shares of NETC stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include the NETC Class A Common Stock that could be acquired pursuant to the exercise of the NETC public warrants.
In order to meet the substantially disproportionate test, the percentage of NETC’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of NETC public shares must, among other requirements, be less than 80% of the percentage of NETC’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to the Business Combination, the NETC public shares might not be treated as voting stock for this purpose and, consequently, this substantially disproportionate test might not be applicable.
There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of NETC stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of NETC stock actually owned by the U.S. Holder are redeemed, the U.S. Holder is eligible to waive (and effectively waives in accordance with specific rules) the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other shares of NETC stock (including stock constructively owned by the U.S. Holder as a result of owning NETC public warrants).
The redemption of NETC public shares will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in NETC. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in NETC will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of a redemption.
If none of the foregoing tests is satisfied, the redemption will be treated as a distribution from NETC and the tax considerations will be as described below under “— Taxation of Redemption Treated as a Distribution.” After the application of those rules, any remaining tax basis of a U.S. Holder in the redeemed NETC public shares will be added to the U.S. Holder’s adjusted tax basis in its remaining NETC public shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its NETC public warrants or possibly in other shares of NETC stock constructively owned by it.
U.S. Holders who actually or constructively own 5% or more of NETC’s stock (by vote or value) may be subject to special reporting requirements with respect to a redemption of NETC public shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.
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Gain or Loss on Redemption Treated as a Sale of NETC Public Shares

If a redemption of a U.S. Holder’s NETC public shares is treated as a sale of such NETC public shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (i) the amount of cash received by such U.S. Holder in such redemption and (ii) such U.S. Holder’s adjusted tax basis in its NETC public shares redeemed therefor. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the NETC public shares redeemed exceeds one year. It is unclear, however, whether the redemption rights with respect to the NETC public shares described in this proxy statement/prospectus may be deemed to be a limitation of a stockholder’s risk of loss and suspend the running of the applicable holding period of such stock for this purpose. If the running of the holding period for the NETC public shares is suspended, U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment with respect to their NETC public shares. If the one-year holding period requirement is not satisfied, any gain on the redemption of the NETC public shares would be short-term capital gain that is taxed at regular ordinary income tax rates. Long-term capital gains of certain non-corporate U.S. Holders, including individuals, are generally subject to U.S. federal income tax at reduced rates. The deductibility of capital losses is subject to limitations.
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Taxation of Redemption Treated as a Distribution

If a redemption of a U.S. Holder’s NETC public shares is not treated as a sale of such NETC public shares, the U.S. Holder generally will be treated as receiving a distribution of cash from NETC. Any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from NETC’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a non-taxable return of capital to the extent of a U.S. Holder’s adjusted tax basis in its NETC public shares, that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its NETC public shares. Any remaining excess will be treated as gain realized on the sale or other disposition of NETC public shares and will be treated as described above under “— Gain or Loss on Redemption Treated as a Sale of NETC Public Shares.”
Distributions treated as dividends that NETC pays to a U.S. Holder that is treated as a corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends NETC pays to a non-corporate U.S. Holder generally will constitute “qualified dividend income” that will be subject to U.S. federal income tax at the preferential tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the NETC public shares described in this proxy statement/prospectus may be deemed to be a limitation of a stockholder’s risk of loss and prevent a U.S. Holder from satisfying the applicable holding period requirements. If the holding period requirements are not satisfied, a corporate U.S. Holder may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and a non-corporate U.S. Holder may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income. U.S. Holders should consult with their own tax advisors regarding the availability of the dividends received deduction or the lower preferential income tax rate for qualified dividend income for any redemption treated as a distribution.
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Information Reporting and Backup Withholding

Information reporting requirements generally will apply to amounts received by a U.S. Holder, unless the U.S. Holder is an exempt recipient and certifies to such exempt status. Backup withholding may apply to such amounts if the U.S. Holder fails to provide a taxpayer identification number or a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.
Non-U.S. Holders
The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s NETC public shares pursuant to the redemption provisions described in the subsection of this proxy statement/prospectus entitled “Business of NETC and Certain Information about NETC — Redemption Rights for Holders of Public Shares” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s NETC public shares, as described above under “— U.S. Holders,” and the consequences of the redemption to the Non-U.S. Holder will correspond to that described below under “— Gain or Loss on Redemption Treated as a Sale of NETC Public Shares” and “— Taxation of Redemption Treated as a Distribution,” as applicable. It is possible that because the applicable withholding agent may not be able to determine the proper characterization of a redemption of a Non-U.S. Holder’s NETC public shares, the withholding agent might treat the redemption as a distribution subject to withholding tax.
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Gain or Loss on Redemption Treated as a Sale of NETC Public Shares

Subject to the discussion below under “— Information Reporting and Backup Withholding,” if a redemption of a Non-U.S. Holder’s NETC public shares is treated as a sale of such NETC public shares, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized unless:
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the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

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the gain is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

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such NETC public shares constitute United States real property interests by reason of NETC’s status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes (subject to certain exceptions for a sale or other taxable disposition of interests in a USRPHC where stock of such USRPHC is stock considered to be regularly traded on an established securities market), and as a result such gain is treated as effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States.

A Non-U.S. Holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses. If such Non-U.S. Holder exchanges shares of NETC public shares (or NETC public shares and NETC public warrants) for Vast Securities pursuant to the Merger, for the reasons discussed below under “— Material U.S. Federal Income Tax Considerations with Respect to the Merger for Holders of NETC Securities — U.S. Holders — Gain (but not Loss) Recognition Under Section 367(a) of the Code,” such Non-U.S. Holder may or may not recognize loss on such exchange.
A Non-U.S. Holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons unless an applicable income tax treaty provides otherwise. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).
Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. NETC believes that it currently is not, and has not been at any time during the applicable testing period, a USRPHC for U.S. federal income tax purposes.
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Taxation of Redemption Treated as a Distribution

If a redemption of a Non-U.S. Holder’s NETC public shares is not treated as a sale of such NETC public shares, the Non-U.S. Holder generally will be treated as receiving a distribution of cash from NETC. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent such paid out of NETC’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent distributions exceed NETC’s current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the Non-U.S. Holder’s tax basis in its NETC public shares and thereafter as capital gain from the sale or exchange of such NETC public shares, which will be treated as described above under “—  Gain or Loss on Redemption Treated as a Sale of NETC Public Shares.” Subject to the withholding requirements under FATCA (as defined and discussed below) and with respect to effectively connected dividends (as discussed below), any distribution made to a Non-U.S. Holder on its NETC public shares generally will be subject to U.S. withholding tax at the rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) certifying its qualification for the reduced rate.
Dividends paid to a Non-U.S. Holder that are effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the Non-U.S. Holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying its eligibility for an exemption. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.
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Information Reporting and Backup Withholding

Any amounts paid to a Non-U.S. Holder that are treated as dividends must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns may be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established. Such amounts generally will not be subject to backup withholding if the Non-U.S. Holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form).
Amounts paid to a Non-U.S. Holder that are treated as the proceeds from a sale or other disposition by a Non-U.S. Holder of NETC Securities effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the Non-U.S. Holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of NETC Securities effected outside the United States by or through a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the Non-U.S. Holder is not a United States person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of NETC Securities effected outside the United States by such broker if it has certain relationships within the United States.
Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.
Additional Withholding Requirements under FATCA
Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any amounts treated as dividends on NETC public shares and, subject to the proposed U.S. Treasury regulations discussed below, on amounts treated as proceeds from sales or other dispositions of NETC public shares, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E) or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of NETC public shares paid after January 1, 2019 would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Holders should consult with their own tax advisors regarding the effects of FATCA with respect to their NETC public shares.
THE FOREGOING DISCUSSION IS NOT A COMPREHENSIVE DISCUSSION OF ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF ANY REDEMPTION TO HOLDERS OF NETC PUBLIC SHARES, AND IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, A HOLDER’S INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. JURISDICTION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF ANY REDEMPTION TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ALTERNATIVE MINIMUM TAX AND OTHER TAX LAWS (AND OF ANY POTENTIAL FUTURE CHANGES THERETO).
Material U.S. Federal Income Tax Considerations with Respect to the Merger for Holders of NETC Securities
U.S. Holders
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Taxable Transaction

The exchange by a U.S. Holder of NETC Securities for Vast Securities pursuant to the Merger is expected to be a taxable transaction for U.S. federal income tax purposes that results in the recognition of gain but that, in circumstances discussed below under “— Gain (but not Loss) Recognition Under Section 367(a) of the Code,” may or may not result in the recognition of loss.
Subject to the discussion below under “— Gain (but not Loss) Recognition Under Section 367(a) of the Code,” for U.S. federal income tax purposes, a U.S. Holder generally will recognize gain or loss in an amount equal to:
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in the case of NETC public shares, the difference, if any, between the fair market value of the Vast Ordinary Shares received by such U.S. Holder pursuant to the Merger and such U.S. Holder’s adjusted tax basis in the NETC public shares exchanged therefor pursuant to the Merger; and

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in the case of NETC public warrants, the difference, if any, between the fair market value of the Vast Public Warrants received by such U.S. Holder pursuant to the Merger and such U.S. Holder’s adjusted tax basis in the NETC public warrants exchanged therefor pursuant to the Merger.

Any such gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the NETC public shares or NETC public warrants, as applicable, exceeds one year at the time of the Merger. It is unclear, however, whether the redemption rights with respect to the NETC public shares described in this proxy statement/prospectus may be deemed to be a limitation of a stockholder’s risk of loss and suspend the running of the applicable holding period of such stock for this purpose. If the running of the holding period for the NETC public shares is suspended, U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment with respect to their NETC public shares. Long-term capital gains of certain non-corporate U.S. Holders, including individuals, generally are subject to U.S. federal income tax at reduced rates. If the one-year holding period requirement is not satisfied, any such gain will be short-term capital gain that is taxed at regular ordinary income tax rates. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of NETC public shares or NETC public warrants at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of NETC public shares or NETC public warrants that it holds and should consult with its own tax advisors to determine how the above rules apply to it.
Subject to the discussion below under “— Gain (but not Loss) Recognition Under Section 367(a) of the Code,” a U.S. Holder’s adjusted tax basis in the Vast Ordinary Shares or Vast Public Warrants, as applicable, received by such U.S. Holder pursuant to the Merger will be equal to the fair market value of the Vast Ordinary Shares or Vast Public Warrants, respectively, at the time of the Merger, and the holding period for any such Vast Ordinary Shares or Vast Public Warrants will begin on the day after the Merger.
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Gain (but not Loss) Recognition Under Section 367(a) of the Code

The discussion immediately below applies only to U.S. Holders that exchange NETC public shares (or NETC public shares and NETC public warrants) for Vast Securities pursuant to the Merger (“U.S. Class A Stockholders”). It does not apply to U.S. Holders that do not hold NETC public shares and exchange only NETC public warrants for Vast Public Warrants pursuant to the Merger.
It is uncertain whether the Merger, together with certain transactions occurring in connection with the Business Combination, will qualify as a transaction described in Section 351 of the Code. Whether the Merger so qualifies will depend on certain facts that will not be known until after the completion of the Business Combination. If the Merger does not qualify as a transaction described in Section 351 of the Code, then the tax consequences described above under “— Taxable Transaction” will apply to all U.S. Holders. However, if the Merger qualifies as part of a transaction described in Section 351 of the Code, then Section 367(a) of the Code is expected to apply with respect to U.S. Class A Stockholders. If Section 367(a) of the Code applies, then the tax consequences described above under “— Taxable Transaction” will apply to U.S. Class A Stockholders, except that:
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a U.S. Class A Stockholder will not be allowed to recognize any loss realized on its exchange of NETC public shares or NETC public warrants for Vast Ordinary Shares or Vast Public Warrants, as applicable, pursuant to the Merger;

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a U.S. Class A Stockholder’s adjusted tax basis in any Vast Securities received in exchange for NETC Securities will be equal to the adjusted tax basis of such NETC Securities, increased by the amount of any gain recognized by such U.S. Class A Stockholder on such exchange; and

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a U.S. Class A Stockholder’s holding period for Vast Securities received in exchange for NETC Securities will include the holding period for such NETC Securities.

The rules regarding Section 367(a) of the Code are complex and affected by various factors. U.S. Class A Stockholders are strongly urged to consult their own tax advisors concerning the application of these rules to their particular circumstances.
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Information Reporting and Backup Withholding

The U.S. federal income tax considerations described above under “— Material U.S. Federal Income Tax Considerations for Holders in Respect of the Redemption of NETC Public Shares — U.S. Holders — Information Reporting and Backup Withholding” generally will apply to the exchange by a U.S. Holder of NETC Securities for Vast Securities pursuant to the Merger.
Non-U.S. Holders
For U.S. federal income tax purposes, the exchange by a Non-U.S. Holder of NETC Securities for Vast Securities pursuant to the Merger is expected to result in the recognition of gain but, in circumstances discussed above under “— U.S. Holders — Gain (but not Loss) Recognition Under Section 367(a) of the Code,” may or may not result in the recognition of loss. The U.S. federal income tax consequences of any such exchange generally will correspond to the U.S. federal income tax consequences of a redemption of a Non-U.S. Holder’s NETC public shares that is treated as a sale, as above under “— Material U.S. Federal Income Tax Considerations for Holders in Respect of the Redemption of NETC Public Shares — Non-U.S. Holders — Gain or Loss on Redemption Treated as a Sale of NETC Public Shares.”
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Information Reporting and Backup Withholding

The U.S. federal income tax considerations described above under “— Material U.S. Federal Income Tax Considerations for Holders in Respect of the Redemption of NETC Public Shares — Non-U.S. Holders — Information Reporting and Backup Withholding” generally will apply to the exchange by a Non-U.S. Holder of NETC Securities for Vast Securities pursuant to the Merger.
Additional Withholding Requirements under FATCA
The U.S. federal income tax considerations described above under “— Material U.S. Federal Income Tax Considerations for Holders in Respect of the Redemption of NETC Public Shares — Additional Withholding Requirements under FATCA” generally will apply to the exchange by a U.S. Holder and Non-U.S. Holder of NETC Securities for Vast Securities pursuant to the Merger.
THE FOREGOING DISCUSSION IS NOT A COMPREHENSIVE DISCUSSION OF ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO HOLDERS OF NETC SECURITIES, AND IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, A HOLDER’S INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. JURISDICTION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ALTERNATIVE MINIMUM TAX AND OTHER TAX LAWS (AND OF ANY POTENTIAL FUTURE CHANGES THERETO).
U.S. Federal Income Tax Treatment of Vast
Tax Residence of Vast for U.S. Federal Income Tax Purposes
A corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization and incorporation. Accordingly, under generally applicable U.S. federal income tax rules, Vast, which is incorporated in Australia, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code provides an exception to this general rule (more fully discussed below), under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and there is limited guidance regarding their application.
Under Section 7874 of the Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, as a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation, directly or indirectly, acquires substantially all of the properties held directly or indirectly by a U.S. corporation (including through the acquisition of all of the outstanding shares of the U.S. corporation); (ii) the non-U.S. corporation’s “expanded affiliate group” does not have “substantial business activities” in the non-U.S. corporation’s country of organization or incorporation (such test referred to as the “substantial business activities test”) and (iii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. acquired corporation (taking into account the receipt of the non-U.S. corporation’s shares in exchange for the U.S. corporation’s shares and certain other adjustments) as determined for purposes of Section 7874 of the Code (such test referred to as the “ownership test”).

Vast is not currently expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code. Based upon the terms of the Business Combination, the rules applicable to the substantial business activities test and for determining share ownership under Section 7874 of the Code and the U.S. Treasury regulations promulgated thereunder, and based upon certain factual assumptions, NETC and Vast currently expect (i) Vast, including its “expanded affiliated group,” to satisfy the substantial business activities test and (ii) the Section 7874 ownership percentage of the NETC stockholders in Vast for purposes of the ownership test to be less than 80%. However, the application of the rules related to the substantial business activities test and the calculations for determining share ownership for purposes of the ownership test under Section 7874 of the Code are complex, subject to detailed rules and regulations (the application of which is uncertain in various respects and could be impacted by changes to applicable rules and regulations under U.S. federal income tax laws, with possible retroactive effect) and subject to certain factual uncertainties. As a result, Section 7874 of the Code may apply to cause Vast to be treated as a U.S. corporation for U.S. federal income tax purposes following the Merger if both the substantial business activities test and the ownership test are satisfied.
Whether the substantial business activities test or the ownership test has been satisfied must be finally determined after completion of the Business Combination, by which time there could be adverse changes to the relevant facts and circumstances.
Furthermore, in determining the ownership percentage of NETC stockholders under Section 7874 of the Code, among other adjustments required to be taken into account, (i) NETC stockholders will be deemed to own an amount of shares of Vast in respect of certain redemptions by NETC prior to the Merger and (ii) shares of Vast issued in connection with the PIPE Financing will be excluded from the denominator in calculating such ownership percentage.
There can be no assurance that the IRS would not assert a contrary position to those described above or that such an assertion would not be sustained by a court.
If Vast were to be treated as a U.S. corporation for U.S. federal income tax purposes, Vast and certain Vast shareholders would generally be expected to be subject to significant adverse tax consequences, including a higher effective corporate income tax rate imposed on Vast and future withholding taxes on certain Vast shareholders, depending on the application of any income tax treaty that might apply to reduce such imposed withholding taxes.
The discussion under “Material U.S. Federal Income Tax Considerations” assumes that Vast will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.
Utilization of NETC’s Tax Attributes and Certain Other Adverse Tax Consequences to Vast and Vast Shareholders
Following the acquisition of a U.S. corporation by a foreign corporation, Section 7874 of the Code can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the foreign acquiring corporation is respected as a foreign corporation for purposes of Section 7874 of the Code. Specifically, Section 7874 of the Code can apply in this manner if (i) the foreign acquiring corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, (ii) after the acquisition, the Section 7874 ownership percentage for purposes of the ownership test is at least 60% but is less than 80% and (iii) the foreign acquiring corporation’s “expanded affiliated group” does not satisfy the substantial business activities test.
Based upon the terms of the Merger, the rules applicable to the substantial business activities test and for determining share ownership under Section 7874 of the Code and the U.S. Treasury regulations promulgated thereunder, and based upon certain factual assumptions, NETC and Vast currently expect that the limitations and other rules described above would not apply to NETC or Vast or its subsidiaries after the Business Combination.
If Vast does not satisfy the substantial business activities test and the Section 7874 ownership percentage applicable to the Merger is at least 60% but less than 80%, Vast and certain Vast shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates, and the requirement that any U.S. corporation owned by Vast include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation, currently at a rate of 20%.
The above determination, however, is subject to detailed rules and regulations (the application of which is uncertain in various respects and would be impacted by future changes in applicable rules and regulations under U.S. federal income tax laws, with possible retroactive effect) and is subject to certain factual uncertainties. Whether Vast satisfies the substantial business activities test and whether the Section 7874 ownership percentage is less than 60% must be finally determined after completion of the Merger, by which time there could be adverse changes to the relevant facts and circumstances. In addition, changes to the rules in Section 7874 of the Code or U.S. Treasury regulations promulgated thereunder, or other changes in law, could adversely affect the above determination for U.S. federal income tax purposes. There can be no assurance that the IRS will not challenge whether Vast is subject to the above rules or that such a challenge would not be sustained by a court. If the IRS successfully applied these rules to Vast, significant adverse tax consequences could result for Vast and for certain Vast shareholders, including a higher effective corporate income tax rate imposed on Vast.
The remainder of this discussion assumes that the limitations and other rules described above will not apply to NETC or Vast or its subsidiaries after the Business Combination.
Material U.S. Federal Income Tax Considerations for U.S. Holders with Respect to the Ownership and Disposition of Vast Securities
Dividends and Other Distributions on Vast Ordinary Shares
Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” the gross amount of distributions (i.e., before reduction for withholding taxes, if any) on Vast Ordinary Shares will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from Vast’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of Vast’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Vast Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Vast Ordinary Shares and will be treated as described below under the heading “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Vast Securities.”
Amounts treated as dividends that Vast pays to a U.S. Holder that is treated as a corporation for U.S. federal income tax purposes generally will be taxed at regular rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate only if Vast Ordinary Shares are readily tradable on an established securities market in the United States or Vast is eligible for benefits under an applicable tax treaty with the United States, and, in each case, Vast is not treated as a PFIC with respect to such U.S. Holder at the time the dividend was paid or in the preceding year and provided certain holding period requirements are met.
The amount of any dividend distribution paid in Australian dollars or other non-U.S. currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.
Subject to certain conditions and limitations, non-refundable withholding taxes (at a rate not in excess of any applicable tax treaty rate), if any, on dividends paid by Vast may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on Vast Ordinary Shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. Notwithstanding the foregoing, under Section 904(h) of the Code, dividends paid by a non-U.S. corporation that is treated as 50% or more owned, by vote or value, by U.S. persons may be treated as U.S. source income (rather than foreign source income) for foreign tax credit purposes, to the extent the non-U.S. corporation earns U.S. source income. In general, the application of Section 904(h) of the Code may adversely affect a U.S. person’s ability to use foreign tax credits. Although it is not currently expected that Vast is currently or would in the foreseeable future be 50% or more owned, by vote or value, by U.S. persons, this conclusion is a factual determination and is subject to change; no assurance can be given that Vast may not be treated as 50% or more owned by U.S. persons for purposes of Section 904(h) of the Code in any future year. In lieu of claiming a foreign tax credit, a U.S. Holder may deduct foreign taxes, including any Australian (or any other non-U.S.) income tax imposed with respect to their Vast Ordinary Shares, in computing their taxable income, subject to generally applicable limitations under U.S. federal income tax law. The rules governing the U.S. foreign tax credit are complex. U.S. holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Vast Securities
Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” upon any sale, taxable exchange or other taxable disposition of Vast Securities, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the amount realized (i.e., sum of the amount of cash and the fair market value of any other property received in such sale, taxable exchange or other taxable disposition, in each case before reduction for withholding taxes, if any) and (ii) the U.S. Holder’s adjusted tax basis in such Vast Securities (determined as described above or below). Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Vast Securities exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations. This gain or loss generally will be treated as U.S. source gain or loss.
If Vast Securities are sold, exchanged or otherwise disposed of in a taxable transaction for Australian dollars or other non-U.S. currency, the amount realized generally will be the U.S. dollar value of the Australian dollars or other non-U.S. currency received based on the spot rate in effect on the date of sale, taxable exchange or other taxable disposition. If a U.S. Holder is a cash method taxpayer and the Vast Securities are traded on an established securities market, Australian dollars or other non-U.S. currency paid or received by such U.S. Holder will be translated into U.S. dollars at the spot rate on the settlement date of the sale. An accrual method taxpayer may elect the same treatment with respect to the sale of Vast Securities traded on an established securities market, provided that the election is applied consistently from year to year. Such election cannot be changed without the consent of the IRS. Australian dollars or other non-U.S. currency received on the sale, taxable exchange or other taxable disposition of Vast Securities generally will have a tax basis equal to its U.S. dollar value as determined pursuant to the rules above. Any gain or loss recognized by a U.S. Holder on a sale, taxable exchange or other taxable disposition of the Australian dollars or other non-U.S. currency will be ordinary income or loss and generally will be U.S.-source gain or loss.
Exercise, Lapse or Redemption of a Vast Public Warrant
A U.S. Holder generally will not recognize gain or loss upon the acquisition of a Vast Ordinary Share on the exercise of a Vast Public Warrant for cash. A U.S. Holder’s tax basis in a Vast Ordinary Share received upon exercise of a Vast Public Warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the Vast Public Warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for a Vast Ordinary Share received upon exercise of the Vast Public Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Vast Public Warrant and will not include the holding period during which the U.S. Holder held the Vast Public Warrant. If a Vast Public Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Vast Public Warrant.

The tax consequences of a cashless exercise of a Vast Public Warrant are not clear under current tax law. Subject to the PFIC rules discussed below under “—Passive Foreign Investment Company Rules,” a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in Vast Ordinary Shares received would equal the holder’s basis in the Vast Public Warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period in the Vast Ordinary Shares would be treated as commencing on the date following the date of exercise or on the date of exercise of the Vast Public Warrants. In either case, the holding period would not include the period during which the U.S. Holder held the Vast Public Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Vast Ordinary Shares would include the holding period of the Vast Public Warrants exercised therefor.
It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of Vast Public Warrants representing the number of Vast Ordinary Shares having a value equal to the exercise price for the total number of Vast Public Warrants to be exercised. In such case, subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Rules,” the U.S. Holder would recognize capital gain or loss with respect to the Vast Public Warrants deemed surrendered in an amount equal to the difference between the fair market value of the Vast Ordinary Shares that would have been received in a regular exercise of the Vast Public Warrants deemed surrendered and the U.S. Holder’s tax basis in the Vast Public Warrants deemed surrendered. In this case, a U.S. Holder’s aggregate tax basis in the Vast Ordinary Shares received would equal the sum of the U.S. Holder’s tax basis in the Vast Public Warrants deemed exercised and the aggregate exercise price of such Vast Public Warrants. It is unclear whether a U.S. Holder’s holding period for the Vast Ordinary Shares would commence on the date following the date of exercise or on the date of exercise of the Vast Public Warrants. In either case, the holding period would not include the period during which the U.S. Holder held the Vast Public Warrants. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurances which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of Vast Public Warrants.
Subject to the PFIC rules described below under “— Passive Foreign Investment Company Rules,” if Vast redeems Vast Public Warrants for cash pursuant to the redemption provisions described in the section of this proxy statement/prospectus entitled “Description of Vast Securities — Vast Warrants” or if Vast purchases Vast Public Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Vast Securities.”
Possible Constructive Distributions
The terms of each Vast Public Warrant provide for an adjustment of Vast Ordinary Shares for which the Vast Public Warrant may be exercised or to the exercise price of the Vast Public Warrant in certain events, as discussed in the section of this proxy statement/prospectus entitled “Description of Vast Securities — Vast Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Vast Public Warrant would, however, be treated as receiving a constructive distribution from Vast if, for example, the adjustment increases the holder’s proportionate interest in Vast’s earnings and profits (e.g., through an increase in the number of Vast Ordinary Shares that would be obtained upon exercise of such Vast Public Warrant) as a result of a distribution of cash or other property to the holders of the Vast Ordinary Shares (which distribution is taxable to the U.S. Holders of such Vast Ordinary Shares as described under “— Dividends and Other Distributions on Vast Ordinary Shares” above). Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such Vast Public Warrant received a cash distribution from Vast equal to the fair market value of such increased interest. The rules governing constructive distributions as a result of certain adjustments with respect to a Vast Public Warrant are complex, and U.S. Holders are urged to consult their tax advisors on the tax consequences any such constructive distribution with respect to a Vast Public Warrant.

Passive Foreign Investment Company Rules
The treatment of U.S. Holders of Vast Ordinary Shares and Vast Public Warrants could be materially different from that described above if Vast is treated as a PFIC for U.S. federal income tax purposes. A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.
As of the date hereof, Vast has not made a determination as to its PFIC status for its current taxable year or any other taxable year. Whether Vast is treated as a PFIC for U.S. federal income tax purposes for any taxable year is a factual determination that can only be made after the close of such taxable year and, thus, is subject to significant uncertainty. Accordingly, there can be no assurance with respect to Vast’s status as a PFIC for its current taxable year or any future taxable year. In addition, Vast’s U.S. counsel expresses no opinion with respect to its PFIC status for the current taxable year or future taxable years.
Although Vast’s PFIC status is determined annually, a determination that Vast is a PFIC in a particular taxable year will generally apply for subsequent years to a U.S. Holder who held Vast Securities while Vast was a PFIC, whether or not Vast meets the test for PFIC status in those subsequent years (unless the U.S. Holder makes certain elections described below).
It is not entirely clear how various aspects of the PFIC rules apply to the Vast Public Warrants. Section 1298(a)(4) of the Code provides that, to the extent provided in the U.S. Treasury regulations, any person who has an option to acquire stock in a PFIC shall be considered to own such stock in the PFIC for purposes of the PFIC rules. No final U.S. Treasury regulations are currently in effect under Section 1298(a)(4) of the Code. However, proposed U.S. Treasury regulations under Section 1298(a)(4) of the Code have been promulgated with a retroactive effective date (the “Proposed PFIC Option Regulations”). It is difficult to predict whether, in what form and with what effective date (whether retroactive or otherwise), the Proposed PFIC Option Regulations will be adopted as final Treasury Regulations or how any such final Treasury Regulations would apply. Each U.S. Holder is urged to consult its tax advisors regarding the possible application of the Proposed PFIC Option Regulations to an investment in the Vast Public Warrants. Solely for discussion purposes, the following discussion assumes that the Proposed PFIC Option Regulations will apply to the Vast Public Warrants.
If Vast is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Vast Securities and, in the case of Vast Ordinary Shares, the U.S. Holder did not make either an applicable PFIC election (or elections), as further discussed below, for the first taxable year of Vast in which it was treated as a PFIC and in which the U.S. Holder held (or was deemed to hold) such shares or otherwise, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Vast Securities and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Vast Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Vast Ordinary Shares that preceded the taxable year of the distribution) (together, the “excess distribution rules”).
Under these excess distribution rules:
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the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Vast Securities;

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the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Vast’s first taxable year in which Vast is a PFIC, will be taxed as ordinary income; and

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the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder, and an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if Vast is determined to be a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of Vast Ordinary Shares (but, under current law, not Vast Public Warrants) by making and maintaining a timely and valid qualified electing fund (“QEF”) election to include in income its pro rata share of Vast’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which Vast’s taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.
If a U.S. Holder makes a QEF election with respect to its Vast Ordinary Shares in a year after Vast’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold for U.S. federal income tax purposes, whether as a result of holding property exchanged therefor or otherwise) Vast Ordinary Shares, then notwithstanding such QEF election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such U.S. Holder’s Vast Ordinary Shares, unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such Vast Ordinary Shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of such purging election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Vast Ordinary Shares.
Under current law, a U.S. Holder may not make a QEF election with respect to its Vast Public Warrants to acquire Vast Ordinary Shares. As a result, under the Proposed PFIC Option Regulations, if a U.S. Holder sells or otherwise disposes of such Vast Public Warrants (other than upon exercise of such Vast Public Warrants) and Vast were a PFIC at any time during the U.S. Holder’s holding period of such Vast Public Warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such Vast Public Warrants properly makes and maintains a QEF election with respect to the newly acquired Vast Ordinary Shares (or has previously made a QEF election with respect to Vast Ordinary Shares), the QEF election will apply to the newly acquired Vast Ordinary Shares. Notwithstanding such QEF election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, might continue to apply with respect to such newly acquired Vast Ordinary Shares due to a rule under the Proposed PFIC Option Regulations providing that shares acquired pursuant to the exercise of an option generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the option. If this rule were to be applicable, and as a result a U.S. Holder’s holding period in Vast Ordinary Shares acquired pursuant the exercise of a Vast Public Warrant included a prior period in which a QEF election was not in effect, then the U.S. Holder would generally need to make, in addition to a QEF election, a purging election under the PFIC rules to avoid the application of the excess distribution rules. U.S. Holders are urged to consult their tax advisors as to the application of this Proposed PFIC Option Regulations and the rules governing purging elections to their particular circumstances.
The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.
If a U.S. Holder has made a QEF election with respect to Vast Ordinary Shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for Vast’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of Vast Ordinary Shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if Vast were a PFIC for any taxable year, a U.S. Holder of Vast Ordinary Shares that has made a QEF election will be currently taxed on its pro rata share of Vast’s earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if Vast were not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to its Vast Ordinary Shares for such a taxable year. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from Vast that provides the information necessary for U.S. Holders to make or maintain a QEF election. There can be no assurance that Vast will have timely knowledge of its status as a PFIC in the future or that Vast will timely provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make and maintain a QEF election with respect to the Vast Ordinary Shares in the event Vast is treated as a PFIC for any taxable year.
Alternatively, if Vast were a PFIC and Vast Ordinary Shares constitute “marketable stock,” a U.S. Holder may avoid the application of the excess distribution rules discussed above if such U.S. Holder makes a “mark-to-market” election with respect to such shares for the first taxable year in which it holds (or is deemed to hold) Vast Ordinary Shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Vast Ordinary Shares at the end of such year over its adjusted basis in its Vast Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Vast Ordinary Shares over the fair market value of its Vast Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Vast Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Vast Ordinary Shares will be treated as ordinary income. Under current law, a mark-to-market election may not be made with respect to Vast Public Warrants.
The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (on which Vast Ordinary Shares are intended to be listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Vast Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Vast Ordinary Shares under their particular circumstances.
If Vast were a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if Vast receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC. There can be no assurance that Vast will have timely knowledge of the status of any lower-tier PFIC or provide (or cause to be provided) information that may be required for a U.S. Holder to make or maintain a QEF election with respect to such lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF, purging and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Vast Securities are urged to consult their own tax advisors concerning the application of the PFIC rules to Vast Securities under their particular circumstances.
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless the U.S. Holder is a corporation or other exempt recipient or, in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.
Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.
Additional Reporting Requirements
Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable U.S. dollar thresholds are required to report information to the IRS relating to such assets, subject to certain exceptions (including an exception for specified foreign financial assets held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 to their tax return, for each year in which they hold such assets. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. Holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related taxable year may not close until three years after the date on which the required information is filed. U.S. Holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Vast Securities.
THE FOREGOING DISCUSSION IS NOT A COMPREHENSIVE DISCUSSION OF ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF VAST SECURITIES TO U.S. HOLDERS, AND IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, A U.S. HOLDER’S INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. JURISDICTION. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF VAST SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ALTERNATIVE MINIMUM TAX AND OTHER TAX LAWS (AND OF ANY POTENTIAL FUTURE CHANGES THERETO).

MATERIAL AUSTRALIAN TAX CONSIDERATIONS
This section provides a general, non-exhaustive summary of the Australian tax considerations generally applicable to shareholders of Vast with respect to the ownership and disposition of Vast Ordinary Shares after the Business Combination. The tax treatment may vary depending on the nature and characteristics of each holder of Vast Ordinary Shares and their specific circumstances. It is important that each Vast shareholder seeks independent professional tax advice in relation to their particular circumstances.
The information provided below is not applicable to all Vast shareholders. The comments deal only with the Australian taxation implications of the ownership and disposition of Vast Ordinary Shares who hold their Vast Ordinary Shares as investments on capital account. The comments do not apply to Vast shareholders who:
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hold their Vast Ordinary Shares as revenue assets or trading stock (which will generally be the case if you are a bank, insurance company or carry on a business of share trading);

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hold their Vast Ordinary Shares under an employee share scheme offered by Vast;

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are under a legal disability; or

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are assessed on gains and losses on the securities under the taxation of financial arrangements (“TOFA”) provisions in Division 230 of the Income Tax Assessment Act 1997 (Cth).

As outlined above, the Australian taxation implications of holding and disposing of shares in Vast will vary depending upon the particular circumstances of each holder of Vast Ordinary Shares. This section does not purport to be a complete analysis or to identify all potential related tax consequences. The taxation overview does not constitute tax advice and should not be relied upon as such. Shareholders should seek and rely upon their own professional advice before concluding on the particular taxation treatment that will apply. Furthermore, the discussion below is general in nature and is based upon the Australian income tax laws, applicable case law, regulations and published rulings, determinations and statement of administrative practice of the Australian Taxation Office as at the date of this filing. During the period of ownership of the Vast Ordinary Shares, the taxation laws of Australia, or their interpretation, may change (possibly with retroactive effect).
Vast, NETC and their officers, employees, taxation or other advisers do not accept any liability or responsibility in respect of any statement concerning taxation consequences, or in respect of the taxation consequences.
In addition, this summary does not constitute financial product advice as defined in the Corporations Act. This summary is confined to certain taxation matters, based on the relevant Australian tax laws in force, established interpretations of that law and understanding of the practice of the relevant tax authority at the date of this summary. This summary does not take into account the tax laws of countries other than Australia.
Australian Resident Shareholders — Dividends on Vast Ordinary Shares
This section applies to dividends paid by Vast to shareholders who are residents of Australia for income tax purposes and hold their shares as investments on capital account.
Dividends paid by Vast on a share should constitute assessable income of an Australian tax resident shareholder. Australia has a franking system wherein dividends can be franked and the shareholder receives a franking credit which effectively represents the corporate tax paid by the company. Dividends can be “fully franked”, “partially franked” or “unfranked” and the maximum franking credit is calculated at the corporate tax rate (currently 30%).
Australian resident individuals and complying superannuation entities
Australian tax resident shareholders who are individuals or complying superannuation entities should include the dividend in their assessable income in the year the dividend is paid, together with any franking credit attached to that dividend.

Subject to the comments in relation to “Qualified Persons” below and new legislation which has just been introduced into Federal Parliament (but not yet passed) as further described below, such shareholders should be entitled to a tax offset equal to the franking credit attached to the dividend. The tax offset can be applied to reduce the tax payable on the investor’s taxable income. Where the tax offset exceeds the tax payable on the investor’s taxable income, the investor should be entitled to a tax refund equal to the excess.
To the extent that the dividend is unfranked or unfrankable, an Australian individual shareholders will generally be taxed at their prevailing marginal rate on the dividend received (with no tax offset), and complying Australian superannuation entities will generally be taxed at the prevailing rate for complying superannuation entities on the dividend received (with no tax offset).
Corporate Shareholders
Corporate Vast shareholders are required to include both the dividend and the associated franking credits (if any) in their assessable income.
Subject to the comments in relation to “Qualified Persons” below and new legislation which has just been introduced into Federal Parliament (but not yet passed), corporate Vast shareholders should be entitled to a tax offset up to the amount of the franking credit attached to the dividend.
An Australian resident corporate Vast shareholder should be entitled to a credit in its own franking account to the extent of the franking credits attached to the distribution received. This will allow the corporate Vast shareholder to pass on the franking credits to its investor(s) on the subsequent payment of franked dividends.
Excess franking credits received by corporate Vast shareholders will not give rise to a refund entitlement for a company but can be converted into carry forward tax losses instead. This is subject to specific rules on how the carry forward tax loss is calculated and utilized in future years.
Trusts and partnerships
Australian tax resident Vast shareholders who are trustees (other than trustees of complying superannuation entities, which are dealt with above) or partnerships are required to include any dividends and any franking credits in calculating the net income of the trust or partnership. Where a fully franked or partially franked dividend is received, an Australian resident trust beneficiary that is not under a legal disability and that is presently entitled to a share of the income of the trust estate in the relevant year of income, or the relevant partner in the partnership (as the case may be), will generally be taxed at the relevant prevailing tax rate on their share of the net income of the trust or partnership and may be entitled to a tax offset by reference to the beneficiary’s or partner’s share of the net income of the trust or partnership.
To the extent that the dividend is unfranked, an Australian trustee (other than trustees of complying superannuation entities) or partnerships, will be required to include the unfranked dividend in the net income of the trust or partnership. An Australian resident trust beneficiary that is not under a legal disability and that is presently entitled to a share of the income of the trust estate (and not acting in a capacity as trustee) in the relevant year of income, or the relevant partner in the partnership, will generally be taxed at the relevant prevailing tax rate on their share of the net income of the trust or partnership (with no tax offset).
Additional or alternative considerations may be relevant in relation to shareholders that are trustees of specific categories of trust under Australian tax law (such as managed investment trusts, AMITs, or public trading trusts).
The precise tax consequences for a trustee shareholder is a complex tax issue which requires analysis based on each shareholder’s individual circumstances and the terms of the relevant trust deed. Vast shareholders should obtain their own independent tax advice to determine these matters.
Qualified Persons and denial of franking credits
The benefit of franking credits can be denied where a Vast shareholder is not a “qualified person”. Where that is the case, the Vast Shareholder will not be required to include an amount for the franking credits in their assessable income and will not be entitled to a tax offset.

Broadly, to be a qualified person, a Vast shareholder must satisfy the ‘holding period rule’ and, if necessary, ‘the related payment rule’. These rules require a Vast shareholder to hold the shares “at risk” and free of related payment obligations for a specified continuous period in order to qualify for franking credits on a franked distribution. A Vast shareholder will not be taken to have held the Vast Ordinary Shares ‘at risk’ in this context where, among other things, the Vast shareholder holds ‘positions’ (such as options or other hedging arrangements) which materially diminish the risks of loss or opportunities for gain in respect of those Vast Ordinary Shares by more than 70%. The holding period rule is subject to certain exceptions.
The qualified person rules operate on a last-in-first-out basis. This means that a Vast shareholder will be deemed to have disposed of their most recently acquired Vast Ordinary Shares for the purpose of applying the rules.
Whether a shareholder is a qualified person is a complex tax issue which requires analysis based on each shareholder’s individual circumstances. Vast shareholders should obtain their own tax advice to determine if these requirements have been satisfied.
Legislation has recently been introduced into Federal Parliament which seeks to deny the benefit of franking credits to out-of-cycle dividends paid to shareholders in circumstances where the dividends are funded (directly or indirectly) by the issuance of new equity interests. This legislation has not yet been passed. If passed in its current form, it may apply to dividends received by Vast shareholders from time to time.
Australian Resident Shareholders — Capital Gains Tax (“CGT”) implications
For Australian tax resident Vast shareholders, who hold their Vast Ordinary Shares on capital account, the future disposal of Vast Ordinary Shares will give rise to a CGT event at the time which the legal and beneficial ownership of the Vast Ordinary Shares are disposed of.
Vast shareholders will derive a capital gain on the disposal of their shares in Vast to the extent that the capital proceeds exceed the cost base of their Vast Ordinary Shares. A capital loss will be made where the capital proceeds are less than the reduced cost base of their Vast Ordinary Shares.
Where a capital loss is made, capital losses can only be offset against capital gains derived in the same or later income years. They cannot be offset against ordinary income nor carried back to offset net capital gains arising in earlier income years. Capital losses may be carried forward to future income years subject to the satisfaction of the Australian loss testing provisions.
Capital Proceeds
The capital proceeds of a future disposal of Vast Ordinary Shares should be equal to any consideration received or deemed to have been received by the Vast shareholder in respect to the disposal of their Vast Ordinary Shares.
Cost base of Vast Ordinary Shares
The cost base of a Vast ordinary share held by a Vast shareholder will generally be equal to the cost (in money or value of property) of acquiring the Vast ordinary share, plus any incidental costs of acquisition and disposal (i.e. brokerage costs and legal fees). However, to the extent that a roll-over was obtained in relation to the acquisition of the Vast Ordinary Shares under the Australian scrip for scrip rules, the cost base may be equal to the inherited cost base of the pre-existing shares (i.e. the original interests).
CGT Discount
The CGT discount may apply to Vast shareholders that are Australian tax resident individuals, complying Australian superannuation funds or trusts, who have held, or are taken to have held, their Vast Ordinary Shares for at least 12 months (not including the date of acquisition or date of disposal) at the time of the disposal of their Vast Ordinary Shares.
The impact of the scrip for scrip rollover provisions on the holding period should be considered at an individual shareholder level. However, it is expected that where the rollover applies, the acquisition date of the Vast Ordinary Shares for the purposes of the CGT discount should be the acquisition date of the Vast shareholder’s pre-existing shares.
The CGT discount is:
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one-half if the Vast shareholder is an individual or trustee (meaning only 50% of the capital gain will be included in the shareholder’s assessable income); and

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one-third if the Vast shareholder is a trustee of a complying superannuation entity (meaning only two-thirds of the capital gain will be included in the shareholder’s assessable income).

The CGT discount is not available to Vast shareholders that are companies (including where a company derives the gain, or part of it, through a trust or partnership).
If a Vast shareholder makes a discounted capital gain, any current year and/or carried forward capital losses will be applied to reduce the undiscounted capital gain before the relevant CGT discount is applied. The resulting amount is the included in the Vast shareholder’s net capital gain for the income year and included in its assessable income.
The CGT discount rules relating to trusts are complex. Subject to certain requirements being satisfied, the capital gain may flow through to the beneficiaries in that trust, who will assess the eligibility for the CGT discount in their own right. Accordingly, we recommend trustees seek their own independent advice on how the CGT discount applies to the trust and its beneficiaries.
Non-Australian resident shareholders — Dividends on Vast Ordinary Shares
This section applies to Vast shareholders who are not residents of Australia for income tax purposes and hold their shares as investments on capital account.
Non-Australian resident Vast shareholders who do not hold their Vast shares through a permanent establishment in Australia should not be subject to Australian income tax but may be subject to Australian dividend withholding tax on their Vast dividends. Non-Australian resident Vast shareholders who hold their Vast shares through a permanent establishment in Australia would be taxed on dividends from the Vast shares broadly as described above for Australian resident shareholders (except that a non-Australian corporate shareholder would generally not be able to pass on benefit from franking credits to its own shareholders).
Franked dividends
As outlined above, Australia has a franking system wherein dividends can be franked and Australian resident shareholders receive a franking credit which effectively represents the corporate tax paid by the underlying company (i.e. Vast). Dividends can be “fully franked”, “partially franked” or “unfranked”.
Dividends received by non-Australian resident Vast shareholders which are franked and frankable should not be subject to Australian dividend withholding tax to the extent of the franking (i.e. if the dividend is fully franked and frankable, it should not be subject to Australian dividend withholding tax at all). However, refunds of franking credits are not available to non-Australian resident shareholders.
Unfranked Dividends
Non-Australian resident Vast shareholders should generally be subject to Australian dividend withholding tax to the extent of the unfranked component of any dividends received that are not declared to be conduit foreign income (“CFI”). Australian dividend withholding tax is imposed at a flat rate of 30% on the amount of the dividend that is unfranked unless the Vast shareholder is a tax resident of a country that has a double tax treaty (“DTT”) with Australia. In the event the Vast shareholder is otherwise able to rely on the DTT, the rate of Australian dividend withholding tax may be reduced (typically to 15%), depending on the terms of the DTT.
Non-Australian resident Vast shareholders should not be subject to Australian dividend withholding tax where Vast pays an unfranked dividend out of income which Vast has declared to be CFI. Generally,

CFI would include amounts received by Vast that are attributable to dividends received from foreign subsidiaries which are treated as non-assessable non-exempt income for Australian tax purposes.
Non-Australian resident shareholders — CGT Implications
Non-Australian resident Vast shareholders who do not hold their Vast Shares through a permanent establishment in Australia should not be subject to Australian CGT on the disposal of their Vast Ordinary Shares. Non-Australian resident Vast shareholders who hold their Vast shares through a permanent establishment in Australia may, depending on their circumstances, be subject to capital gains tax in respect of the Vast shares broadly as described above for Australian resident shareholders.
General Australian Tax Matters
This section applies to both Australian resident and non-Australian resident Vast shareholders.
GST
The acquisition or disposal of Vast Ordinary Shares by a shareholder (who is registered or required to be registered for GST) should be classified as a “financial supply” for Australian GST purposes. Accordingly, Australian GST will not be payable in respect of amounts paid for the acquisition or disposal of Vast Ordinary Shares.
No GST should be payable in respect of dividends paid to Vast shareholders.
Subject to certain requirements, there may be a restriction on the entitlement of Vast shareholders registered for GST to claim an input tax credit for any GST incurred on costs associated with the acquisition or disposal of Vast Ordinary Shares (e.g. lawyer’s and accountants’ fees).
Stamp Duty
No stamp duty should be payable on the acquisition of Vast Ordinary Shares.

THE BUSINESS COMBINATION AGREEMENT AND RELATED AGREEMENTS
This section of the proxy statement/prospectus describes the material provisions of the Business Combination Agreement but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, which is attached as Annex A hereto, and the BCA Amendment, which is attached as Annex A-1 hereto. You are urged to read each of the Business Combination Agreement and the BCA Amendment in their entirety, because these are the primary legal documents governing the Business Combination. The legal rights and obligations of the parties to the Business Combination Agreement are governed by the specific language of the Business Combination Agreement, and not this summary.
The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates as set forth in the Business Combination Agreement. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the underlying disclosure schedules, which are referred to herein as the “Schedules,” which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. NETC, Merger Sub, Vast, NETC Sponsor and Nabors do not believe that the Schedules contain information that is material to an investment decision. Moreover, certain representations and warranties in the Business Combination Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about NETC, Merger Sub, Vast, NETC Sponsor or Nabors or any other matter.
Closing and Effective Time of the Business Combination
The Merger is to become effective by the filing of a certificate of merger with the Secretary of State of the State of Delaware and will be effective immediately upon such filing or up on such later time as may be agreed by the parties and specified in such certificate of merger. The parties will hold the Closing immediately prior to such filing of a certificate of merger on the Closing Date which date will occur as promptly as practicable, but in no event later than three business days, after the satisfaction or, if permissible, waiver of the conditions set forth in the Business Combination Agreement (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing will remain subject to the satisfaction or, if permissible, waiver of those conditions at the Closing), or at such other place and time as the parties may mutually agree in writing.
Representations and Warranties
Under the Business Combination Agreement, Vast made customary representations and warranties relating to: organization and qualification, subsidiaries, organizational documents, capitalization, authority relative to the Business Combination Agreement, no conflict; required filings and consents, permits; compliance, information privacy and security compliance, financial statements, absence of certain changes or events, absence of litigation, employee benefit plans, labor and employment matters, real property; title to assets, intellectual property, taxes, environmental matters, material contracts, international trade laws, insurance, board approval; vote required, certain business practices, interested party transactions, Exchange Act; Investment Company Act, brokers, solvency, Merger Sub and exclusivity of representations and warranties.
Under the Business Combination Agreement, NETC made customary representations and warranties relating to: corporate organization, certificate of incorporation and bylaws, capitalization, authority relative to the agreement, no conflict; required filings and consents, compliance, SEC filings; financial statements; the Sarbanes-Oxley Act; absence of certain changes or events, absence of litigation, board approval; vote required, brokers, transactions with related parties, the Trust Account, employees, taxes, listing; business activities, reporting company, investment company, the Extension Amount, NETC’s investigation and reliance and exclusivity of representations and warranties. Sponsor made representations and warranties relating to the Extension Amount.
Covenants of the Parties
Conduct of Business by Vast
Vast made certain covenants under the Business Combination Agreement, including, among others, the following:
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Subject to certain exceptions, between the date of the Business Combination Agreement and the Closing or the earlier termination of the Business Combination Agreement in accordance with the relevant termination provisions in the Business Combination Agreement (as amended by the BCA Amendment), Vast will, and will cause the Vast Subsidiaries to (i) use their respective reasonable best efforts to conduct its business in the ordinary course of business and (ii) use their respective reasonable best efforts to preserve substantially intact the business organization of Vast and the Vast Subsidiaries, to keep available the services of the current officers, key employees and key consultants of Vast and the Vast Subsidiaries and to preserve the current relationships of Vast and the Vast Subsidiaries with customers, suppliers and other persons with which Vast and the Vast Subsidiaries have significant business relations.

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By way of amplification and not limitation, except as expressly contemplated by the Business Combination Agreement or certain Related Agreements, as set forth in the Schedules and required by applicable law, Vast will not, and will cause each of the Vast Subsidiaries not to, between the date of the Business Combination Agreement and the Closing or earlier termination of the Business Combination Agreement, directly or indirectly, do any of the following without the prior written consent of NETC (such consent not to be unreasonably withheld, conditioned or delayed):

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amend or otherwise change the certificate of incorporation, constitution or equivalent organizational documents of Vast or any of the Vast Subsidiaries;

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issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of any class of capital stock or other securities of Vast or any of the Vast Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest), of Vast or any of the Vast Subsidiaries (other than the issuance of equity securities pursuant to the terms of awards existing as of the date of the Business Combination Agreement) or (ii) except in the ordinary course of business or in connection with the disposition of any obsolete assets, any material assets of Vast or any of the Vast Subsidiaries;

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declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any capital stock of Vast or any of the Vast Subsidiaries (other than to Vast or another wholly owned subsidiary of Vast);

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reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of capital stock of Vast or any Vast Subsidiary;

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acquire (including, by merger, consolidation, or acquisition of stock or assets or any other business combination) (i) any corporation, partnership, other business organization or any division thereof or (ii) except in the ordinary course of business, any assets for consideration that in the aggregate with all such other acquisitions of assets exceeds $1,000,000;

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(i) incur any indebtedness for borrowed money in excess of $500,000 in the aggregate, (ii) issue or sell any debt securities or options, warrants, calls or other rights to acquire debt securities of Vast or any of the Vast Subsidiaries, (iii) assume, guarantee or endorse, or otherwise become responsible for, the indebtedness or other obligations of any person, or (iv) intentionally grant any security interest in any of its assets, in each case, except in the ordinary course of business and consistent with past practice;

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make any loans, advances or capital contributions to, or investments in, any person (including to any of its officers, directors, agents, employees or consultants), make any material change in its existing borrowing or lending arrangements for or on behalf of such persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other person, except advances to employees or officers of Vast or any of the Vast Subsidiaries in the ordinary course of business;

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(i) grant any material increase in the compensation, incentives or benefits payable or to become payable to any current or former director, officer, employee, contractor or consultant of Vast or any of the Vast Subsidiaries, other than in the ordinary course of business for employees with annualized compensation less than $300,000; (ii) enter into any new, or materially amend any existing employment, retention, bonus, change in control, consulting agreement or other contract with any current or former director, officer, employee, contractor or consultant of Vast or any of the Vast Subsidiaries, other than in the ordinary course of business for current employees with annualized compensation less than $300,000; (iii) accelerate or commit to accelerate the funding, payment, or vesting of any compensation or benefits to any current or former director, officer, employee, contractor or consultant of Vast or any of the Vast Subsidiaries; (iv) hire or otherwise enter into any employment or consulting agreement or arrangement with any person (unless (a) necessary to replace an employee or consultant whose employment or engagement has terminated, in which case such new terms of employment or engagement shall be comparable to those of the employee or consultant being replaced, or (b) reasonably necessary to expand the business or operations of Vast or any of the Vast Subsidiaries), or (v) terminate or transfer the employment or engagement of any employee, independent contractor or consultant of Vast or any of the Vast Subsidiaries other than terminations for cause;

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enter into or become bound by any collective bargaining agreement, collective agreement, or other contract with a labor union, works council, trade union, labor organization or other employee representative applicable to persons employed by Vast or any of the Vast Subsidiaries;

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make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by applicable law or applicable accounting principles made subsequent to the date of the Business Combination Agreement, as agreed to by its independent accountants;

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(i) make any material tax election (except in the ordinary course of business) or change or revoke any material tax election, (ii) change any material method of tax accounting, (iii) amend any material tax return, or (iv) settle or compromise any material tax deficiency, assessment, claim, audit, examination, investigation, litigation or other proceeding by or before a governmental authority;

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grant any severance or termination pay to, any director or officer of Vast or any of the Vast Subsidiaries.

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adopt, amend and/or terminate any employee benefit plan except as permitted by the Business Combination Agreement, as necessary in order to consummate the Business Combination, or any health and welfare plan renewals in the ordinary course of business;

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other than in the ordinary course of business, (i) materially amend, modify or consent to the termination (excluding any expiration in accordance with its terms) of any material contract, in a manner that is adverse to Vast or any of the Vast Subsidiaries or (ii) enter into any contract that would have been a material contract had it been entered into prior to the date of the Business Combination Agreement;

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make any material alterations or improvements to the owned or leased real property, or materially amend any agreements affecting such real property, in each case, other than in the ordinary course of business;

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abandon or permit any material registered intellectual property rights of Vast to lapse or to be abandoned, or fail to perform or make any applicable filings, recordings or other similar actions or filings with respect to any such intellectual property rights, or fail to pay all required fees and taxes required to maintain and protect its interest in any such intellectual property rights;

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adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Vast or any of the Vast Subsidiaries;

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form any subsidiary or acquire any equity securities or other interest in any other entity or enter into a joint venture with any other entity;

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make any material capital expenditures (or commitment to make any capital expenditures), other than capital expenditures (or series of related capital expenditures) consistent with Vast’s capital expenditure budget included in the Schedules;

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waive, release, assign, settle or compromise any litigation, suit, claim, charge, grievance, action or proceeding (either formal or informal) or investigation by or before any governmental authority, other than waivers, releases, assignments, settlements or compromises that are solely monetary in nature and do not exceed $100,000 individually or $250,000 in the aggregate;

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enter into any new line of business outside of the business currently conducted by Vast or any of the Vast Subsidiaries as of the date of the Business Combination Agreement;

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voluntarily fail to use reasonable best efforts to maintain coverage under any insurance policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to Vast and any of the Vast Subsidiaries and their assets and properties; or

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enter into any agreement or otherwise make a binding commitment to do any of the foregoing.

Conduct of Business of NETC
NETC made certain covenants under the Business Combination Agreement, including, among others, the following:
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Subject to certain exceptions, from the date of the Business Combination Agreement until the earlier of the termination of the Business Combination Agreement and the Closing, unless Vast otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), NETC will use its reasonable best efforts to conduct its business in the ordinary course.

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By way of amplification and not limitation, except as expressly contemplated by the Business Combination Agreement or certain Related Agreement, as set forth on the Schedules and as required by applicable law, NETC will not between the date of the Business Combination Agreement and the Closing or the earlier termination of the Business Combination Agreement, directly or indirectly, do any of the following without the prior written consent of Vast (such consent not to be unreasonably withheld, conditioned or delayed):

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amend or otherwise change NETC’s organizational documents or form any subsidiary of NETC;

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declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than redemptions from the Trust Fund that are required pursuant to NETC’s organizational documents;

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reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the NETC Common Stock or NETC Warrants except for redemptions from the Trust Fund that are required pursuant to NETC’s organizational documents;

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issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of NETC, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest), of NETC, except in connection with the Extension Amount;

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acquire (including, by merger, consolidation, acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person;

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incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of NETC, except in connection with the Extension Amount;

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make any loans, advances or capital contributions to, or investments in, any other person (including to any of its officers, directors, agents or consultants), make any material change in its existing borrowing or lending arrangements for or on behalf of such persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other person, in each case, except in the ordinary course of business;

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make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by U.S. GAAP or applicable law made subsequent to the date of the Business Combination Agreement, as agreed to by its independent accountants;

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(i) make any material tax election (except in the ordinary course of business), or change or revoke any material tax election, (ii) change any material method of tax accounting, (iii) amend any material tax return, or (iv) settle or compromise any material tax deficiency, assessment, claim, audit, examination, investigation, litigation or other proceeding by or before a governmental authority;

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liquidate, dissolve, reorganize or otherwise wind up the business and operations of NETC;

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amend the Investment Management Trust Agreement, dated as of November 16, 2021, between NETC and Continental Stock Transfer & Trust Company or any other agreement related to the Trust Account;

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hire or otherwise enter into any employment or consulting agreement or arrangement with any other person;

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waive, release, assign, settle or compromise any litigation, suit, claim, charge, grievance, action or proceeding (either formal or informal) or investigation by or before any governmental authority, other than waivers, releases, assignments, settlements or compromises that are solely monetary in nature and do not exceed $100,000 individually or $250,000 in the aggregate; or

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enter into any agreement or otherwise make a binding commitment to do any of the foregoing.

Registration Statement
Vast agreed to file with the SEC the Registration Statement on Form F-4 relating to the transactions contemplated by the Business Combination Agreement. NETC and Vast agreed to use their reasonable best efforts to (i) cause the Registration Statement when filed with the SEC to comply in all material respects with all legal requirements applicable thereto; (ii) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Registration Statement; (iii) cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable; and (iv) keep the Registration Statement effective as long as is necessary to consummate the Business Combination.
NETC Stockholders’ Meeting
NETC will call and hold a meeting of its stockholders as promptly as practicable following the Registration Statement being declared effective by the SEC for the purpose of voting solely upon the following proposals: (a) the adoption and approval of the Merger and the Business Combination Agreement, (b) the adjournment of the NETC special meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the Proposals, (c) approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Registration Statement or correspondence related thereto and (d) approval of any other proposals reasonably agreed by NETC and Vast to be necessary or appropriate in connection with the Business Combination. NETC will use its reasonable best efforts to obtain the approval of the Proposals at the NETC special meeting, including by soliciting from its stockholders proxies as promptly as possible in favor of the Proposals, and will take all other action necessary or advisable to secure the required vote or consent of its stockholders.

Exclusivity
From the date of the Business Combination Agreement and ending on the earlier of (a) the Closing and (b) the termination of the Business Combination Agreement, Vast and NETC agree not to (and in the case of Vast, to cause the Vast Subsidiaries not to) and to use reasonable best efforts to cause their respective representatives (including representatives of the Vast Subsidiaries) not to, among other things, (i) enter into, solicit, initiate or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way regarding an Alternative Transaction (as defined below), (ii) enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction or (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction; provided that the execution, delivery and performance of the Business Combination Agreement and related documents and the consummation of the Business Combination will not be deemed a violation under the Business Combination Agreement. Vast and NETC will (and in the case of Vast, will cause the Vast Subsidiaries to) and will use reasonable best efforts to cause their respective affiliates and representatives (including representatives of the Vast Subsidiaries) to, immediately cease any and all existing discussions or negotiations with any person conducted theretofore with respect to any Alternative Transaction. Vast and NETC also agree that they will promptly request each person (other than the parties thereto and their respective representatives) that has prior to the date of the Business Combination Agreement executed a confidentiality agreement in connection with its, his or her consideration of an Alternative Transaction to return or destroy all confidential information furnished to such person by or on behalf of it, him or her prior to the date thereof. An “Alternative Transaction” means (a) with respect to Vast, subject to certain specified exceptions, (i) any inquiry, proposal or offer concerning the sale of any material assets of Vast or any of the Vast Subsidiaries outside the ordinary course of business or any of the equity securities of Vast or any of the Vast Subsidiaries or (ii) any merger, consolidation, liquidation, recapitalization, share exchange or other business combination involving Vast or any of the Vast Subsidiaries, in each case excluding the Interim Company Financing and the PIPE Financing, and (b) with respect to NETC, any direct or indirect acquisition (or other business combination), in one or a series of related transactions, by NETC (x) of or with any person or entity or (y) of all or a material portion of the assets, equity securities or businesses of any person or entity (in the case of each of clauses (x) and (y), whether by merger, consolidation, liquidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise).
Earn Out
Following the Closing, within five (5) business days after the occurrence of a Triggering Event, Vast shall issue or cause to be issued to the Eligible Vast Shareholders (in accordance with their respective pro rata share), the following Earnout Shares, upon the terms and subject to the conditions set forth in the Business Combination Agreement and the Related Agreements:
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upon the occurrence of Triggering Event I, a one-time issuance of 433,333 Earnout Shares;

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upon the occurrence of Triggering Event II, a one-time issuance of 433,333 Earnout Shares;

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upon the occurrence of Triggering Event III, a one-time issuance of 433,333 Earnout Shares; and

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upon the occurrence of Triggering Event IV, a one-time issuance of 1,500,000 Earnout Shares.

If, during the Earnout Period, there is a change of control of Vast, then (i) immediately prior to such change of control, Vast shall issue an aggregate of 1,500,000 Vast Ordinary Shares to the Eligible Vast Shareholders (in accordance with their respective pro rata share) (less any Earnout Shares issued prior to such change of control upon the occurrence of Triggering Event IV) and (ii) thereafter, certain change of control and triggering event provisions in the Business Combination Agreement will terminate and no further Earnout Shares shall be issuable thereunder.

If, during the Earnout Period, there is a change of control of Vast pursuant to which Vast or Vast shareholders have the right to receive consideration implying a value per Vast Ordinary Share (as determined in good faith by the Vast Board) of:
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less than $12.50, then certain earnout provisions in the Business Combination Agreement will terminate and no further Earnout Shares shall be issuable thereunder;

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greater than or equal to $12.50 but less than $15.00, then, (A) immediately prior to such change of control, Vast shall issue 433,333 Vast Ordinary Shares to the Eligible Vast Shareholders (in accordance with their respective pro rata share) (less any Earnout Shares issued prior to such change of control pursuant to the Earnout Shares issuable pursuant to the occurrence of any Triggering Event; provided, that such reduction shall not reduce the number of Vast Ordinary Shares required to be issued to a number that is below zero) and (B) thereafter, certain earnout provisions in the Business Combination Agreement will terminate and no further Earnout Shares shall be issuable thereunder;

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greater than or equal to $15.00 but less than $17.50, then, (A) immediately prior to such change of control, Vast shall issue 866,666 Vast Ordinary Shares to the Eligible Vast Shareholders (in accordance with their respective pro rata share) (less any Earnout Shares issued prior to such change of control pursuant to the Earnout Shares issuable pursuant to the occurrence of any Triggering Event; provided, that such reduction shall not reduce the number of Vast Ordinary Shares required to be issued to a number that is below zero) and (B) thereafter, certain earnout provisions in the Business Combination Agreement will terminate and no further Earnout Shares shall be issuable thereunder; or

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greater than or equal to $17.50, then, (A) immediately prior to such change of control, Vast shall issue 1,299,999 Vast Ordinary Shares to the Eligible Vast Shareholders (in accordance with their respective pro rata share) (less any Earnout Shares issued prior to such change of control pursuant to the Earnout Shares issuable pursuant to the occurrence of any Triggering Event; provided, that such reduction shall not reduce the number of Vast Ordinary Shares required to be issued to a number that is below zero) and (B) thereafter, certain earnout provisions in the Business Combination Agreement will terminate and no further Earnout Shares shall be issuable thereunder.

Stock Exchange Listing
From the date of the Business Combination Agreement through the Closing, NETC will use its reasonable best efforts to remain listed as a public company on the NYSE and to cause shares of NETC Class A Common Stock to continue trading on the NYSE. From the date of the Business Combination Agreement through the Closing, the parties will use reasonable best efforts to have Vast and the Vast Ordinary Shares be approved for listing on national securities exchange mutually agreed to by the parties in writing as of the Closing.
Antitrust Approvals
The parties agree to supply as promptly as reasonably practicable additional information and documentary material that may be requested by any governmental authority pursuant to any laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade and to use its respective reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under such laws as soon as practicable.
Vast Split Adjustment
Prior to or concurrently with the Closing, Vast will cause the Vast Split Adjustment to be implemented. The Vast Split Adjustment will be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, in each case with respect to NETC Class A Common Stock and Founder Shares occurring on or after the date of the Business Combination Agreement and prior to the Vast Split Adjustment.
Related Party Approvals; Australian Disclosure Obligations
Vast will (i) procure all necessary approvals or pass a resolution confirming it falls within a relevant exemption under Chapter 2E of the Corporations Act with regard to any related party transactions that will occur as part of the Business Combination and (ii) submit any disclosure document required to be prepared and provided to potential investors under Chapter 6D of the Corporations Act.
Survival of Representations and Warranties
Subject to certain exceptions, the representations and warranties given by Vast to NETC, and the representations and warranties given by NETC and NETC Sponsor, as applicable, to Vast and Merger Sub, will terminate and be of no further force and effect as of the Closing and there will be no liability for breach after the Closing in respect thereof.
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Other Covenants and Agreements

The Business Combination Agreement contains other covenants and agreements, including covenants related to:
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Vast and NETC providing access to books and records and furnishing relevant information to the other party, subject to certain limitations;

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certain employee matters, including the adoption of an equity incentive award plan prior to the filing of the definitive proxy statement/prospectus;

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directors’ and officers’ indemnification, including matters relating to directors’ and officers’ liability insurance;

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prompt notification of certain matters;

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the parties using reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable laws or otherwise to consummate and make effective the transactions contemplated by the Business Combination Agreement;

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public announcements relating to the Business Combination Agreement;

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Vast delivering, as soon as reasonably practicable following the date of the Business Combination Agreement (and in no event more than forty-five (45) days following the date of the Business Combination Agreement) to NETC final drafts of audited financial statements;

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NETC making disbursements from the Trust Account;

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the adoption and implementation of certain risk-based policies and procedures; and

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the approval and adoption by Vast, as the sole stockholder of Merger Sub, of the Business Combination Agreement and the Business Combination.

Conditions to Closing of the Business Combination Agreement
Conditions to the Obligations of Each Party
The obligations of each of NETC, Vast and Merger Sub to consummate the Business Combination are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of each of the following conditions:
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the Business Combination Proposal will have been approved and adopted by the requisite affirmative vote of the stockholders of NETC in accordance with this proxy statement/prospectus, the DGCL, NETC’s organizational documents, and the rules and regulations of the NYSE;

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no governmental authority of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order, which is then in effect and has the effect of making the Business Combination illegal or otherwise prohibiting consummation of the Business Combination;

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if it is deemed by the parties after obtaining their own respective legal advice that a FIRB filing is required for the Business Combination (noting that the parties will cooperate to take reasonable steps to minimize the need for any FIRB filing), (i) NETC will have received a written notice under the FATA, by or on behalf of the Treasurer of the Commonwealth of Australia stating or to the effect that the Commonwealth Government does not object to the Business Combination, either unconditionally or on terms that are reasonably acceptable to NETC and Vast (it being understood that the imposition of customary tax conditions or standard conditions relating to achieving a Security Profile 1 under the Australian Energy Sector Cyber Security Framework in connection with the FIRB approval will be deemed acceptable), (ii) the Treasurer of the Commonwealth of Australia will have become precluded from making an order in relation to the subject matter of the Business Combination Agreement and the Business Combination under the FATA and (iii) if an interim order is made under the FATA in respect of the Business Combination, the subsequent period for making a final order prohibiting the Business Combination will have elapsed without a final order being made.
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the Vast Ordinary Shares will have been approved for listing on a national securities exchange mutually agreed to by the parties in writing, as of the Closing Date;

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The Vast Ordinary Shares will not constitute “penny stock” as such term is defined in Rule 3a51-1 of the Exchange Act;

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the Registration Statement of which this proxy statement/prospectus forms a part will have been declared effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement will be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement will have been initiated or be threatened by the SEC; and

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the Vast Split Adjustment will have been implemented.

Conditions to the Obligations of NETC
The obligations of NETC to consummate the Business Combination are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:
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the representations and warranties of Vast and Merger Sub contained in the sections in the Business Combination Agreement entitled (a) “Organization and Qualification; Subsidiaries,” (b) “Capitalization” (other than certain provisions in such section as described below), (c) “Authority Relative to the Business Combination Agreement,” (d) “No Conflict; Required Filings and Consents” and (d) “Brokers” will each be true and correct in all material respects as of the date of the Business Combination Agreement and as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date. Certain of the representations and warranties of Vast and Merger Sub contained in the section entitled “Absence of Certain Changes or Events” in the Business Combination Agreement will be true and correct in all respects as of the date of the Business Combination Agreement and as of the Closing Date. Certain of the representations and warranties of Vast and Merger Sub contained in the section entitled “Capitalization” in the Business Combination Agreement will be true and correct in all respects as of the date of the Business Combination Agreement and as of the Closing Date as though made on the Closing Date, except for de minimis inaccuracies set forth therein and except to the extent that any such representations and warranty expressly speaks of an earlier date, in which case such representations and warranty shall be true and correct except for de minimis inaccuracies as of such earlier date. All other representations and warranties of Vast and Merger Sub contained in the Business Combination Agreement will be true and correct (without giving any effect to any limited as to “materiality,” “Vast Material Adverse Effect” or any similar limitation contained in any such representations and warranties) as of the date of the Business Combination Agreement and as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), has not had, and would not be reasonably likely to have, individually or in the aggregate, a Vast Material Adverse Effect;

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Vast and Merger Sub will have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Closing;

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Vast will have delivered to NETC a certificate, dated the date of the Closing, signed by an officer of Vast, certifying as to the satisfaction of certain closing conditions;

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no Vast Material Adverse Effect will have occurred between the date of the Business Combination Agreement and the Closing Date;

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all parties to the Shareholder and Registration Rights Agreement (other than NETC, NETC Sponsor and Nabors Lux) will have delivered, or cause to be delivered, to NETC copies of the Shareholder and Registration Rights Agreement duly executed by all such parties;

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the Existing AgCentral Indebtedness Conversion will have been consummated; and

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the MEP Share Conversion will have been consummated.

Some of the conditions to NETC’s obligations are qualified by the concept of a “Vast Material Adverse Effect.” Under the terms of the Business Combination Agreement, a “Vast Material Adverse Effect” means any event, circumstance, change, fact, condition, development, effect or occurrence (collectively, “Effect”) that, individually or in the aggregate with all other Effects, (i) has had or would reasonably be expected to have a material adverse effect to the business, condition (financial or otherwise), assets, liabilities or operations of Vast and Vast Subsidiaries, taken as a whole, or (ii) would reasonably be expected to prevent, materially delay or materially impede the performance by Vast of its obligations under the Business Combination Agreement or the consummation of the Business Combination; provided, however, that none of the following will be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Vast Material Adverse Effect: (a) any change or proposed change in or change in the interpretation of any law, U.S. GAAP or applicable local GAAP following the date of the Business Combination Agreement; (b) events or conditions generally affecting the industries or geographic areas in which Vast and Vast Subsidiaries operate; (c) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (d) acts of war, sabotage, civil unrest or terrorism (including in the Ukraine), or any escalation of worsening of any such acts of war, sabotage, civil unrest or terrorism or changes in global, national, regional, state or local political or social conditions; (e) any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God, epidemic, pandemic or disease outbreak (including COVID-19); (f) any actions taken by Vast or Vast Subsidiaries as required by the Business Combination Agreement or any ancillary agreement or at NETC’s written request; (g) any failure by Vast to meet any projections or forecasts or estimates of revenues or earnings for any period (provided, that this clause (g) will not prevent a determination that any Effect underlying such failure has resulted in a Vast Material Adverse Effect); or (h) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Business Combination (including the impact thereof on relationships with customers, suppliers, employees or governmental authorities) (provided, that this clause (h) will not apply to any representations or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the Business Combination Agreement or the consummation of the Business Combination), except in the cases of clauses (a) through (e), to the extent that Vast and Vast Subsidiaries, taken as a whole, are materially and disproportionately affected thereby as compared with other participants in the industries or regions in which Vast and Vast Subsidiaries operate.

Conditions to the Obligations of Vast and Merger Sub
Pursuant to the BCA Amendment, Vast and Merger Sub agreed to waive in their entirety certain conditions precedent to their respective obligations to consummate the Business Combination under the Business Combination Agreement, including that Vast will have cash and cash equivalents in an aggregate amount not less than $50.0 million at the Closing. The obligations of Vast and Merger Sub to consummate the Business Combination are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:
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the representations and warranties of NETC contained of the sections in the Business Combination Agreement entitled (a) “Corporate Organization,” (b) “Certificate of Incorporation and Bylaws,” (c) “Capitalization” (solely with respect to paragraphs “(b)” and “(c)” thereof), (d) “Authority Relative to the Business Combination Agreement,” (e) “No Conflict; Required Filings and Consents” and (f) “Brokers” will each be true and correct in all material respects as of the date of the Business Combination Agreement and as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date. The representations and warranties of NETC contained in the section entitled “Absence of Certain Changes or Events” in the Business Combination Agreement will be true and correct in all respects as of the date of the Business Combination Agreement and as of the Closing Date. The representations and warranties in the section entitled “Capitalization” in the Business Combination Agreement will be true and correct in all respects as of the date of the Business Combination Agreement and as of the Closing Date as though made on the Closing Date, except for de minimis inaccuracies set forth therein. All other representations and warranties of NETC contained in the Business Combination Agreement will be true and correct (without giving any effect to any limitation as to “materiality” or “NETC Material Adverse Effect” or any similar limitation set forth therein) as of the date of the Business Combination Agreement and as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), has not had, and would not be reasonably likely to have, individually or in the aggregate, a NETC Material Adverse Effect.

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NETC will have performed or complied in all material respects with all other agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Closing;

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NETC will have delivered to Vast a certificate, dated the date of the Closing, signed by an officer of NETC, certifying as to the satisfaction of certain conditions;

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no NETC Material Adverse Effect will have occurred between the date of the Business Combination Agreement and the Closing Date; and

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the Support Agreement will be in full force and effect, and NETC Sponsor will not have attempted to repudiate or disclaim any of its obligations thereunder.

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Some of the conditions to Vast’s and Merger Sub’s obligations are qualified by the concept of a “NETC Material Adverse Effect.” Under the terms of the Business Combination Agreement, a “NETC Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, (i) has had or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of NETC, or (ii) would reasonably be expected to prevent, materially delay or materially impede the performance by NETC of its obligations under the Business Combination Agreement or the consummation of the Business Combination; provided, however, that none of the following will be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a NETC Material Adverse Effect: (a) any change or proposed change in or change in the interpretation of any law or U.S. GAPP after the date of the Business Combination Agreement; (b) any change or proposed changes in or change in the interpretation in accounting or reporting principles or requirements after the date of the Business Combination Agreement; (c) events or conditions generally affecting the industries or geographic areas in which NETC operates; (d) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (e) acts of war, sabotage, civil unrest or terrorism (including in the Ukraine), or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (f) any hurricane, tornado, flood, earthquake, natural disaster or other acts of God; (g) any actions taken by NETC as required by the Business Combination Agreement or any ancillary agreement or at Vast’s written request; or (h) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Business Combination (provided, that this clause (h) will not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the Business Combination Agreement or the consummation of the Business Combination), except in the cases of clauses (a) through (f), to the extent that NETC is materially and disproportionately affected thereby as compared with other participants in the industry or regions in which NETC operates.
Termination
The Business Combination Agreement may be terminated, and the Business Combination may be abandoned at any time prior to the Closing, notwithstanding any requisite approval and adoption of the Business Combination Agreement and the Business Combination by NETC stockholders, in specific circumstances, as limited by the BCA Amendment, as follows:
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by mutual written consent of NETC and Vast;

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by either NETC or Vast if the Closing has not occurred prior to the Outside Date; provided, however, that the Business Combination Agreement may not be terminated by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained therein and such breach or violation is the principal cause of the failure of a condition to the Closing on or prior to the Outside Date;

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by either NETC or Vast if any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any permanent injunction, order, decree or ruling which has become final and non-appealable and has the effect of making consummation of the Business Combination illegal or otherwise preventing or prohibiting consummation of the Business Combination;

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by either NETC or Vast if the Business Combination Proposal fails to receive the requisite vote for approval at the NETC special meeting (including any adjournments or postponements thereof);

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by Vast, if the NETC Board withdraws or modifies its recommendation in the Registration Statement that its stockholders approve the Proposals;

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by NETC, if there is an occurrence of a breach of any representation, warranty, covenant or agreement on the part of Vast or Merger Sub set forth in the Business Combination Agreement, or if any representation or warranty of Vast or Merger Sub has become untrue, in either case such that certain conditions set forth in the Business Combination Agreement would not be satisfied (“Terminating Vast Breach”); provided that NETC has not waived such Terminating Vast Breach and NETC is not then in material breach of its covenants or agreements in the Business Combination Agreement; provided, further that, if such Terminating Vast Breach is curable by Vast or Merger Sub, NETC may not terminate the Business Combination Agreement for so long as Vast or Merger Sub continues to exercise its reasonable best efforts to cure such breach, unless such breach is not cured within the earlier of (i) thirty (30) days after notice of such breach is provided by NETC to Vast and (ii) the Outside Date;

Effect of Termination
If the Business Combination Agreement is terminated pursuant to one of the events described in the section entitled “The Business Combination Agreement and Related Agreements — Termination,” the Business

Combination Agreement will forthwith become void, and there will be no liability under the Business Combination Agreement on the part of any party thereto, except as set forth in the Business Combination Agreement or in the case of termination subsequent to a willful material breach of the Business Combination Agreement by a party thereto.
Expenses
Under the Business Combination Agreement, unless otherwise provided, all expenses incurred in connection with the Business Combination shall by paid by the party incurring such expenses.
Governing Law
The Business Combination Agreement is governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in the State of Delaware. All legal actions and proceedings arising out of or relating to the Business Combination Agreement will be heard and determined exclusively in any Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in a Court of Chancery of the State of Delaware, then any such legal litigation, suit, claim, charge, grievance, action or proceeding (either formal or informal) or investigation by or before any governmental authority may be brought in any federal court located in the State of Delaware or any other Delaware state court.
Specific Performance
The parties to the Business Combination Agreement agree that irreparable damage would occur if any provision of the Business Combination Agreement were not performed in accordance with its terms, and, accordingly, each party will be entitled to an injunction or injunctions to prevent breaches of the Business Combination Agreement or to enforce specifically the performance of the terms and provisions of the Business Combination Agreement (including each of their obligations to consummate the Business Combination) in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in the Business Combination Agreement. The parties to the Business Combination Agreement waive (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order, in each case, of any governmental authority to post security or a bond as a prerequisite to obtaining equitable relief.
Amendment
The Business Combination Agreement may be amended in writing by the parties thereto at any time prior to the Closing. The Business Combination may not be amended except by an instrument in writing signed by each of the parties thereto.
Related Agreements
This section describes the material provisions of certain additional agreements entered into in connection with the Business Combination or to be entered into pursuant to the Business Combination Agreement, which are referred to herein as the “Related Agreements,” but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. NETC stockholders and other interested parties are urged to read such Related Agreements in their entirety.
BCA Amendment (Annex A-1)
On October 19, 2023, NETC, NETC Sponsor, Vast and Merger Sub entered into the BCA Amendment, pursuant to which, among other things, (i) Vast agreed to issue the Incremental Funding Commitment Fee and the Accelerated Earnback Shares, in each case pursuant to the Nabors Backstop Agreement, (ii) Vast and Merger Sub agreed to waive in their entirety (a) the conditions precedent to their respective obligations to consummate the Business Combination set forth in Section 8.3 of the Business Combination Agreement, including that Vast will have cash and cash equivalents in an aggregate amount not less than $50.0 million at the Closing, and (b) their rights to terminate the Business Combination Agreement pursuant to Section 9.1(g) thereof for a breach of any representation, warranty, covenant or agreement on the part of NETC, and (iii) the parties agreed to amend and restate in its entirety the form of Shareholder and Registration Rights Agreement to be entered into at Closing, the amended and restated form of which is attached hereto as Annex D.
Vast Constitution (Annex B)
Pursuant to the terms of the Business Combination Agreement, the Constitution will be the constitution of Vast following the Closing. The full text of the Constitution is attached to this proxy statement/prospectus as Annex B. See the section entitled “Proposal No. 2 — The Vast Constitution Proposal” for additional information.
Support Agreement (Annex C and Annex C-1)
On February 14, 2023, NETC entered into the Support Agreement with NETC Sponsor, Vast, Nabors Lux and NETC’s independent directors, pursuant to which, among other things, the Insiders agreed to (i) certain restrictions on the transfer of their Founder Shares and NETC private placement warrants, (ii) vote all Founder Shares held by them in favor of the adoption and approval of the Business Combination Agreement and the Business Combination, (iii) waive their anti-dilution rights with respect to the Founder Shares held by them in connection with the consummation of the Business Combination and (iv) enter into the Shareholder and Registration Rights Agreement, and NETC Sponsor will have the right to be issued up to 3,900,000 Sponsor Earnback Shares during the Earnout Period, consisting of (A) 1,300,000 Vast Ordinary Shares to be issued upon the occurrence of Triggering Event I, (B) 1,300,000 Vast Ordinary Shares to be issued upon the occurrence of Triggering Event II and (C) 1,300,000 Vast Ordinary Shares to be issued upon the occurrence of Triggering Event III, each as additional consideration in the Merger.
If, during the Earnout Period, there is a change of control of Vast pursuant to which Vast or Vast shareholders have the right to receive consideration implying a value per Vast Ordinary Share (as determined in good faith by the Vast Board) of:
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less than $12.50, then certain earnout provisions in the Support Agreement will terminate and no further Sponsor Earnback Shares shall be issuable thereunder;

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greater than or equal to $12.50 but less than $15.00, then, (i) immediately prior to such change of control, Vast shall issue 1,300,000 Vast Ordinary Shares to NETC Sponsor (less any Sponsor Earnback Shares issued prior to such change of control pursuant to the Sponsor Earnback Shares issuable pursuant to the occurrence of any Triggering Event; provided, that such reduction shall not reduce the number of Vast Ordinary Shares required to be issued to a number that is below zero) and (ii) thereafter, certain earnout provisions in the Support Agreement will terminate and no further Sponsor Earnback Shares shall be issuable thereunder;

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greater than or equal to $15.00 but less than $17.50, then, (i) immediately prior to such change of control, Vast shall issue 2,600,000 Vast Ordinary Shares to NETC Sponsor (less any Sponsor Earnback Shares issued prior to such change of control pursuant to the Sponsor Earnback Shares issuable pursuant to the occurrence of any Triggering Event; provided, that such reduction shall not reduce the number of Vast Ordinary Shares required to be issued to a number that is below zero) and (ii) thereafter, certain earnout provisions in the Support Agreement will terminate and no further Sponsor Earnback Shares shall be issuable thereunder; or

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greater than or equal to $17.50, then, (i) immediately prior to such change of control, Vast shall issue 3,900,000 Vast Ordinary Shares to NETC Sponsor (less any Sponsor Earnback Shares issued prior to such change of control pursuant to the Sponsor Earnback Shares issuable pursuant to the occurrence of any Triggering Event; provided, that such reduction shall not reduce the number of Vast Ordinary Shares required to be issued to a number that is below zero) and (ii) thereafter, certain earnout provisions in the Support Agreement will terminate and no further Sponsor Earnback Shares shall be issuable thereunder.

On October 19, 2023, NETC, NETC Sponsor and Vast entered into the Support Agreement Amendment, pursuant to which, NETC and NETC Sponsor agreed that NETC Sponsor will have the right to be issued up to 2,400,000 Sponsor Earnback Shares (instead of 3,900,000 Sponsor Earnback Shares) during the Earnout Period consisting of (A) 800,000 Vast Ordinary Shares (instead of 1,300,000 Vast Ordinary Shares) to be issued upon the occurrence of Triggering Event I, (B) 800,000 Vast Ordinary Shares (instead of 1,300,000 Vast Ordinary Shares) to be issued upon the occurrence of Triggering Event II and (C) 800,000 Vast Ordinary Shares (instead of 1,300,000 Vast Ordinary Shares) to be issued upon the occurrence of Triggering Event III, each as additional consideration in the Merger.
Form of Shareholder and Registration Rights Agreement (Annex D)
Vast, NETC and the other parties thereto will enter into the Shareholder and Registration Rights Agreement, pursuant to which Vast will agree that, within 60 days of the Closing, Vast will file with the SEC (at Vast’s sole cost and expense) the Resale Registration Statement, and Vast will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the holders of certain securities held by or issuable to certain existing shareholders of Vast and NETC can demand Vast’s assistance with underwritten offerings and exercise demand or piggyback rights with respect to such offerings. Additionally, the holder parties thereto will be subject to a lock-up for a period of six months after the Closing, pursuant to which each holder will be prohibited, subject to certain exceptions, from selling, contracting to sell, pledging, granting any option to purchase, making any short sale or otherwise disposing of the equity securities held by such holder, whether held at the Closing or acquired thereafter. The Shareholder and Registration Rights Agreement will also grant (i) to Nabors to Nabors a consent right over all debt or equity capital raised by Vast (excluding certain issuances of securities pursuant to (i) compensatory stock or option plans, (ii) contracts existing as of the date of the Nabors Backstop Agreement, (iii) securities issued pursuant to convertible securities issued or issuable pursuant to agreements existing as of the date of the Nabors Backstop Agreement and (iv) a bona fide merger or acquisition with an unrelated third party that is, itself, directly or indirectly, an operating company or an owner of an asset in a business synergistic with the business of Vast) until the Additional Rights Expiration Date and (ii) to NETC Sponsor (A) until the Additional Rights Expiration Date, the right to designate two directors to the Vast Board and (B) after the Additional Rights Expiration Date, the right to nominate for election one director to the Vast Board for so long as Nabors and its affiliates collectively beneficially own 50% of the number of Vast Ordinary Shares that NETC Sponsor and its affiliates collectively beneficially owned immediately following the Closing. Additionally, pursuant to the terms of the Shareholder and Registration Rights Agreement, in connection with any Superior Capital Raise, (A) if the investor in such Superior Capital Raise receives Vast Ordinary Shares, Nabors will have the right to receive a make-whole issuance of shares so that the aggregate number of Vast Ordinary Shares received by Nabors and its affiliates for their investment under the Nabors Backstop Nabors is equal to the number of Vast Ordinary Shares they would have received had the price for all such shares been the Lower Capital Price and (B) if the investor in such Superior Capital Raise receives any security other than Vast Ordinary Shares, Nabors will have the right to exchange, to the extent there would not be significant impediments to the timely consummation of such an exchange, the equity interests (and the debt interests received in exchange for equity interests in a prior exchange under this provision) still held by Nabors (and its affiliates) that were purchased pursuant to the Nabors Backstop Agreement (excluding any shares that were issued as the Accelerated Earnback Shares) for debt or equity interests on the terms issued in the Superior Capital Raise, so that Nabors (or its affiliates) hold the debt or equity interests they would have held had the investment under the Nabors Backstop Agreement been conducted on the terms of the Superior Capital Raise, in each case, as further described and subject to the conditions set forth in the Shareholder and Registration Rights Agreement. The Shareholder and Registration Rights Agreement will also grant to AgCentral the right to nominate one director to the Vast Board for so long as AgCentral and its affiliates collectively beneficially own at least the number of Vast Ordinary Shares that would entitle NETC Sponsor the right to nominate for election directors under the Shareholder and Registration Rights Agreement. For more information about the Shareholder and Registration Rights Agreement, see the section entitled “The Business Combination Agreement and Related Agreements — Related Agreements.”
MEP Deed and MEP De-SPAC Side Deed
The MEP Participants entered into the MEP Deed and MEP De-SPAC Side Deed, pursuant to which, among other things, the MEP Participants agreed to a lock-up of the Vast Ordinary Shares held by them following the MEP Share Conversion and any allocation of Vast Ordinary Shares under the MEP Deed and MEP De-SPAC Side Deed. Following the Closing, the MEP Participants agreed not to, subject to certain exceptions, transfer or otherwise dispose of, or transfer, in whole or in part, any of the economic consequences of the Vast Ordinary Shares, (i) 100.0% of their Vast Ordinary Shares for a period of two years following the Closing, (ii) 66.7% of their Vast Ordinary Shares for a period of three years following the Closing and (iii) 33.3% of their Vast Ordinary Shares for a period of four years following the Closing, provided that, on the date that is six months following the Closing, each MEP Participant may, with 10 business days’ prior written notice to Vast, elect to dispose of $350,000 worth of such MEP Participant’s Vast Ordinary Shares, subject to a limit of $2,000,000, in the aggregate, of dispositions by all MEP Participants thereunder.
Services Agreement
Vast and Nabors Corporate entered into the Services Agreement, pursuant to which Nabors Corporate or its affiliates will provide services with respect to Vast’s operations, engineering, design, planning or other operational or technical matters, or other such matters as may be agreed upon from time to time, in exchange for compensation set forth in each statement of work referencing the Service Agreement (“SOW”). Vast or Nabors Corporate, in their sole discretion, may at any time terminate the entire Service Agreement or any individual SOW, upon ten (10) days or sixty (60) days written notice to Nabors Corporate or Vast, respectively.
Development Agreement
Vast and NETV entered into the Development Agreement, pursuant to which Vast and NETV will work together, as mutually agreed upon, on a project by project basis to develop products and/or equipment related to solar power generation (within this paragraph, each, a “Project”), and agree to jointly own all right, title and interest in any technology and intellectual property rights developed in connection with each Project. Each Project will be detailed on a development project plan (“Development Plan”), which will incorporate the terms of the Development Agreement, but each Development Plan will constitute a separate agreement between Vast and NETV. Vast and NETV will establish a Joint Steering Committee (as defined in the Development Agreement), and the Joint Steering Committee will mutually agree upon and finalize an initial Development Plan. Vast or NETV, in their sole discretion, for any or no reason, may terminate the Development Agreement upon ninety (90) days prior written notice, and may terminate any Development Plan upon sixty (60) days’ prior written notice, to NETV or Vast, respectively.
Noteholder Support and Loan Termination Agreement
Vast and AgCentral entered into the Noteholder Support and Loan Termination Agreement pursuant to which, among other things, Vast agreed to, immediately prior to the occurrence of the Vast Split Adjustment, (i) repay all accrued interest under the relevant funding agreements, as novated, pursuant to which Vast issued the Existing Vast Convertible Notes, (ii) redeem all Existing Vast Convertible Notes, whereupon Vast will issue to AgCentral one Vast Ordinary Share for each Existing Vast Convertible Note so redeemed or such other amount of Vast Ordinary Shares as agreed between AgCentral and Vast prior to the Effective Time and (iii) through the issuance of Vast Ordinary Shares to AgCentral, repay all principal outstanding and all accrued interest under each AgCentral Loan Agreement. In addition, AgCentral agreed, among other things, (i) to, on and from the Conversion Time, discharge and release all financier security granted by Vast to AgCentral in respect of the Existing Vast Convertible Notes and the AgCentral Loan Agreements, and (ii) not to assign, novate, dispose or transfer, prior to the earlier of the closing of the Merger and the termination or expiration of the Business Combination Agreement in accordance with its terms, AgCentral’s rights under any AgCentral Loan Agreement, its Vast Ordinary Shares or the Existing Vast Convertible Notes, subject to certain exceptions set forth in the Noteholder Support and Loan Termination Agreement.
Notes Subscription Agreements (Annex F)
AgCentral and Vast entered into a Notes Subscription Agreement (the “AgCentral Notes Subscription Agreement”), pursuant to which, among other things, AgCentral has agreed to subscribe for and purchase up to $5.0 million in aggregate principal amount of Senior Convertible Notes from Vast in a private placement to be funded in accordance with the AgCentral Notes Subscription Agreement. The Senior Convertible Notes will be purchased by and issued to AgCentral in two tranches with each tranche comprising $2,500,000 of Senior Convertible Notes. AgCentral must subscribe for a tranche of Senior Convertible Notes where the Company issues a notice (a “Draw Down Notice”) for the relevant tranche. The issuance of Senior Convertible Notes under the first tranche is conditioned on (i) the execution of that certain Investor Deed by and among Vast, Nabors Lux and AgCentral (the “Investor Deed”) and (ii) the subscription by Nabors Lux for $2,500,000 of Senior Convertible Notes. The issuance of Senior Convertible Notes under the second tranche is conditioned on (i) the execution of that certain Convertible Note Deed Poll by and among Vast, Nabors Lux and AgCentral (the “Convertible Note Deed Poll”) and (ii) the subscription by Nabors Lux for, in the aggregate, $5,000,000 of Senior Convertible Notes and the full principal amount of such Senior Convertible Notes remains outstanding.
Nabors Lux and Vast entered into a Notes Subscription Agreement (the “Nabors Lux Notes Subscription Agreement”), pursuant to which, among other things, Nabors Lux has agreed to subscribe for and purchase up to $5.0 million in aggregate principal amount of Senior Convertible Notes from Vast in a private placement to be funded in accordance with the Notes Subscription Agreement. The Senior Convertible Notes will be purchased by and issued to Nabors Lux in two tranches with each tranche comprising $2,500,000 of Senior Convertible Notes. Nabors Lux must subscribe for a tranche of Senior Convertible Notes where the Company issues a Draw Down Notice for the relevant tranche. The issuance of Senior Convertible Notes under the first tranche was conditioned on the execution of the Investor Deed. Nabors Lux funded $2.5 million under its Notes Subscription Agreement on February 15, 2023 and funded an additional $2.5 million under its Notes Subscription Agreement on June 27, 2023. AgCentral funded $2.5 million under its Notes Subscription Agreement on April 13, 2023 and funded an additional $2.5 million under its Notes Subscription Agreement on August 15, 2023. The issuance of Senior Convertible Notes under the second tranche is conditioned on (i) the execution of the Convertible Note Deed Poll and (ii) the subscription by AgCentral for $2,500,000 of Senior Convertible Notes and the full principal amount of such Senior Convertible Notes remains outstanding.
The Senior Convertible Notes are convertible into Vast Ordinary Shares at a conversion rate of 1 Vast Ordinary Share per $1.00 of principal amount of the Senior Convertible Notes. Accordingly, any amount of Convertible Financing provided by Nabors Lux or AgCentral will be exchanged for a number of Vast Ordinary Shares equal to the amount funded divided by the Agreed Price immediately prior to the Effective Time, unless Vast enters into a Notes Subscription Agreement with any party subsequent to the first issue of Senior Convertible Notes that provides for conversion at a Discounted Price, in which case any amount of Interim Company Financing provided by Nabors Lux or AgCentral will be exchanged for a number of Vast Ordinary Shares to be calculated by dividing the amount of the Interim Company Financing by the Discounted Price. Any amount of the Interim Company Financing provided by Nabors Lux or AgCentral will be deemed to reduce the subscription amounts under the PIPE Financing of Nabors Lux and AgCentral.
Investor Deed (Annex G)
Nabors Lux, AgCentral and Vast entered into the Investor Deed, pursuant to which, among other things, Vast agreed to certain management and governance obligations relating to the operation of Vast. The Investor Deed will be terminated in the event that (i) Nabors Lux and AgCentral cease to hold any securities in Vast, (ii) Vast enters into the Business Combination or another business combination with a publicly listed special acquisition company, (iii) the parties mutually agree to terminate by written agreement, (iv) either Nabors Lux or AgCentral holds all of the Vast Ordinary Shares or (v) when the Vast Ordinary Shares are allotted on an initial public offering.
Nabors Lux and AgCentral Equity Subscription Agreements (Annex H)
Nabors Lux and AgCentral entered into the Equity Subscription Agreements, pursuant to which, among other things, Nabors Lux and AgCentral agreed, subject to the Closing occurring and certain other conditions, to subscribe for and purchase, and Vast agreed to issue and sell to each of Nabors Lux and AgCentral, up to $15.0 million of Vast Ordinary Shares for $10.20 per share in a private placement (in each case, reduced dollar for dollar by the proceeds received from Nabors Lux and AgCentral, as applicable, pursuant to their respective Notes Subscription Agreement). The number of Vast Ordinary Shares to be acquired may be reduced, in an amount to be determined by Nabors Lux and AgCentral in their sole discretion, by up to one share for every $20.40 of Company cash and cash equivalents above $120,000,000.
The closing of the Equity Subscription Agreements is subject to the satisfaction or waiver of customary closing conditions and the following conditions: (i) that the Business Combination Agreement has not been amended, modified or waived in a manner that would reasonably be expected to be materially adverse to the economic benefits Nabors Lux and AgCentral reasonably expect under the Equity Subscription Agreements, (ii) third party investors having purchased Vast Ordinary Shares and/or Senior Convertible Notes for aggregate gross proceeds to Vast of at least $10.0 million and (iv) all conditions precedent to the closing of the Business Combination set forth in the Business Combination Agreement shall have been satisfied or waived. The Equity Subscription Agreements will be terminated in the event that (i) the Business Combination is not consummated, (ii) the parties mutually agree to terminate by written agreement or (iii) if any of the conditions to the closing of the Equity Subscription Agreements are not satisfied on or prior to the closing of the Equity Subscription Agreements. Pursuant to the Equity Subscription Agreements, Nabors Lux and AgCentral have agreed to waive any and all rights, title and interest, or any claim of any kind arising out of the Equity Subscription Agreements in or to any monies held in the Trust Account and not seek any recourse against the Trust Account as a result of, or arising out of, the Equity Subscription Agreements.
Subject to certain conditions, Vast may enter into additional Notes Subscription Agreements and Equity Subscription Agreements between the date of the Business Combination Agreement and the Closing, with investors reasonably acceptable to NETC and on terms and conditions that are no more favorable to such investor in any material respect then the Notes Subscription Agreement and Equity Subscription Agreements, as applicable. The issuance of additional Vast Ordinary Shares in connection with the existing Notes Subscription Agreement and Equity Subscription Agreements and any additional Notes Subscription Agreements and Equity Subscription Agreements will dilute the equity interests of non-redeeming NETC stockholders in Vast and may adversely affect the prevailing market prices for the Vast Ordinary Shares and/or Vast Warrants.
Canberra Subscription Agreement
On September 18, 2023, Vast entered into a subscription agreement with CAG, the owner and operator of Canberra Airport, to purchase a minimum of $5 million, and up to $10 million, of Vast Ordinary Shares at a purchase price of $10.20 per share in a private placement. The Canberra Subscription is conditional on, and will close concurrently with, the Closing. Of the $10 million Canberra Subscription, $5 million will serve as a backstop for subsequent capital raised by Vast prior to Closing via additional Notes Subscriptions or Equity Subscriptions. Accordingly, the amount invested by CAG pursuant to the Canberra Subscription will be reduced below $10 million, but not below $5 million, by one dollar for every three dollars raised by Vast prior to Closing via the issuance of additional shares or debt instruments. Therefore, the CAG Backstop may not ultimately be funded in full or at all. Vast must pay CAG an amount equal to (i) the greater of (a) $50,000 per month from the date of the subscription agreement until the closing the Canberra Subscription; and (b) $100,000 plus (ii) 5% of the amount drawn from the CAG Backstop within twenty business days of the closing of the Canberra Subscription.
Nabors Backstop Agreement and October Notes Subscription Agreement
On October 19, 2023, Nabors Lux entered into the October Notes Subscription Agreement with Vast pursuant to which, among other things, Nabors Lux agreed to subscribe for and purchase an additional $2.5 million of Senior Convertible Notes. Nabors Lux’s commitment under the Equity Subscription Agreement will be reduced, dollar-for-dollar, by the Incremental Funding. On October 19, 2023, Vast entered into the Nabors Backstop Agreement pursuant to which Nabors Lux agreed to purchase up to $15.0 million of Vast Ordinary Shares at a purchase price of $10.20 per share. The Nabors Backstop will serve as a backstop for redemptions of Class A Common Stock by NETC public stockholders in connection with the Business Combination proposal and subsequent capital raised by Vast prior to or in connection with Closing from additional third parties (other than Nabors, AgCentral, CAG and their respective affiliates). Accordingly, the amount invested by Nabors pursuant to the Nabors Backstop will be reduced below $15 million, dollar-for-dollar, by (i) the balance of the cash remaining in the Trust Account after giving effect to any redemptions of NETC Class A Common Stock by NETC public stockholders in connection with the Business Combination Proposal and (ii) amounts invested by investors other than Nabors Lux, AgCentral and CAG. Therefore, the Nabors Backstop may not ultimately be funded in full or at all.
In connection with entering into the October Notes Subscription Agreement and the Nabors Backstop Agreement, NETC, NETC Sponsor, Vast and Merger Sub entered into the BCA Amendment, pursuant to which, among other things, (i) Vast agreed to issue 350,000 Vast Ordinary Shares to Nabors Lux pursuant to the Nabors Backstop Agreement, (ii) Vast agreed to issue 1,500,000 Vast Ordinary Shares to NETC

Sponsor in the Merger as acceleration of a portion of the Sponsor Earnback Shares, pursuant to the Nabors Backstop Agreement, (iii) Vast and Merger Sub agreed to waive in their entirety (a) the conditions precedent to their respective obligations to consummate the Business Combination set forth in Section 8.3 of the Business Combination Agreement, including that Vast will have cash and cash equivalents in an aggregate amount not less than $50.0 million at the Closing, and (b) their rights to terminate the Business Combination Agreement pursuant to Section 9.1(g) thereof for a breach of any representation, warranty, covenant or agreement on the part of NETC, and (iv) the parties agreed to amend and restate in its entirety the form of Shareholder and Registration Rights Agreement to be entered into at Closing, the amended and restated form of which is attached hereto as Annex D. NETC, NETC Sponsor and Vast also entered into an amendment to the Support Agreement to reduce by 500,000 Vast Ordinary Shares each tranche of the Sponsor Earnback Shares for an aggregate reduction of 1,500,000 Vast Ordinary Shares.

REGULATORY APPROVALS RELATED TO THE BUSINESS COMBINATION
The transactions contemplated by the Business Combination Agreement, including the Business Combination, are not presently believed to be subject to any federal or state regulatory requirement or approval other than those discussed below.
Competition and Antitrust
General
At any time before or after the consummation of the Business Combination, the FTC, the Antitrust Division, non-U.S. competition authorities or others could take action under antitrust laws with respect to the Business Combination, including seeking to enjoin consummation of the Business Combination, or to condition approval of the Business Combination on the divestiture of assets of NETC, Vast or their respective subsidiaries or to impose restrictions on the operations of Vast or the Vast Subsidiaries that would apply after the consummation of the Business Combination. Private parties may also bring objections or legal actions under antitrust laws under certain circumstances.
There can be no assurance that the Business Combination will not be challenged on antitrust grounds or, if such a challenge is made, that the challenge will not be successful. Similarly, there can be no assurance that the antitrust approvals necessary to consummate the Business Combination and the other transactions contemplated by the Business Combination Agreement will be obtained or that the granting of these approvals will not involve the imposition of conditions to such consummation. These conditions or changes could result in the conditions to each party’s obligations to consummate the Business Combination not being satisfied prior to the Business Combination end date (which is summarized in the section entitled “The Business Combination Agreement and Related Agreements — Termination” elsewhere in this proxy statement/prospectus) or any extensions thereof, which would give any party to the Business Combination Agreement the right to terminate the Business Combination Agreement without consummating the Business Combination.
Please see the sections entitled “The Business Combination Agreement and Related Agreements — Covenants of the Parties,” elsewhere in this proxy statement/prospectus, and “The Business Combination Agreement and Related Agreements — Conditions to Closing of the Business Combination — Conditions to the Obligations of Each Party” elsewhere in this proxy statement/prospectus for information concerning NETC’s and Vast’s covenants and closing conditions related to antitrust filings and approvals.
United States Antitrust Clearance
The transactions contemplated by the Business Combination Agreement, including the Business Combination, are not presently believed to be subject to reporting under the HSR Act, which prevents transactions meeting certain size tests, and not otherwise exempt, from being completed until required information and materials are furnished to the Antitrust Division and the FTC and the related waiting period expires or is terminated early.
Although it is not anticipated that circumstances will change in such a way that prior to the closing any HSR filings would be required, it is possible that a change could occur and thereby trigger filing requirements. If that were to occur, the parties would, at that time, be required to file notifications with the Antitrust Division and the FTC and wait for the termination or expiration of the waiting period before closing the transactions. The initial waiting period under the HSR Act is 30 days, beginning on the date that both parties complete their filings. The waiting period can be terminated early by action of the Antitrust Division and the FTC. Either agency can extend the waiting period by issuing a request for additional information, known as a second request. A second request extends the waiting period until 30 days after each of the parties has substantially complied with the second request.

Whether or not the parties are subject to the notice and waiting period requirements of the HSR Act, and if so, even if the waiting period has been terminated or expired, the Antitrust Division or the FTC, as well as a foreign regulatory agency or government, state or private person, may challenge the transactions at any time before or after its completion. The parties cannot assure you that the Antitrust Division or the FTC will not try to prevent the transactions or seek to impose restrictions or conditions on one or more of the parties as a condition of not challenging the transactions. Depending on the nature of any restrictions or conditions, these restrictions or conditions may jeopardize or delay completion of the transactions, or lessen the anticipated benefits of the transactions.
Regulatory Approvals in Other Jurisdictions
Generally, the Australian FATA applies to acquisitions of shares and/or voting power of certain thresholds in a company, by a foreign person and/or its associates, where the acquisition meets a threshold value and other criteria.
Under the FATA, certain acquisitions may not occur unless (i) notice of an acquisition has been given to the Australian Federal Treasurer by way of an application to the Foreign Investment Review Bord and (ii) the Australian Federal Treasurer has either provided notice under the FATA that there is no objection to the proposed transaction (with or without conditions) or the applicable statutory period has expired without the Australian Federal Treasurer objecting (“FIRB Approval”).
An acquisition to which the FATA applies may be the subject of a divestment order by the Australian Federal Treasurer unless a FIRB Approval has been obtained. Failure to give notice of certain acquisitions, undertaking certain acquisitions without receiving a no objection notification or contravening a condition in a no objection notification can be a criminal offense or result in civil penalties.
NETC and Vast have been advised that the transactions contemplated by the Business Combination Agreement (as amended by the BCA Amendment) may trigger a FIRB Approval requirement in a limited number of circumstances. In the event that FIRB Approval is required, NETC (and its associates) will initially only be issued the maximum number of Vast securities in respect of which there would be no FIRB Approval required. NETC and Vast will then work together on a timely basis to obtain the required FIRB Approval. Following FIRB Approval, Vast will issue the remaining Vast securities that NETC is entitled to receive as contemplated under the Business Combination Agreement and other Transaction Documents. In particular, the Nabors Backstop Agreement provides that if the impact of the transactions contemplated by the Nabors Backstop Agreement and the Shareholder and Registration Rights Agreement is that there would be a regulatory impediment to the issue, transfer or subscription of any of the Vast Ordinary Shares or any other voting securities of Vast that Nabors or any party connected with Nabors is entitled to be issued or transferred (whether on conversion of warrants or other convertible securities or otherwise), then Nabors or the relevant party will be issued the maximum number of securities in respect of which there would be no impediment and will pay the purchase price or any other consideration payable for those securities, and the parties will on a timely basis take all necessary and appropriate steps to obtain regulatory and, where relevant, stockholder approvals to enable the balance of the securities (“Remaining Shares”) to be issued and the relevant purchase price or any other consideration payable with respect to the Remaining Shares (“Remaining Subscription Amount”) shall be retained by Nabors until the date that the Remaining Shares are issued to Nabors.
Whether or not the parties are subject to the notification requirements of the FATA, and if so, even if FIRB Approval has been obtained, the Australian Federal Treasurer may challenge the Business Combination at any time before or after its completion. The parties cannot assure you that the Australian Federal Treasurer will not try to prevent the Business Combination or seek to impose restrictions or conditions on one or more of the parties as a condition of not challenging the Business Combination. Depending on the nature of any restrictions or conditions, these restrictions or conditions may jeopardize or delay completion of the Business Combination, or lessen the anticipated benefits of the Business Combination.
Stock Exchange Listings
NETC and Vast anticipate that, following consummation of the Business Combination, NETC Class A Common Stock, NETC Units and NETC public warrants will be delisted from the NYSE, and

NETC will be deregistered under the Exchange Act. Pursuant to the terms of the Business Combination Agreement, as a closing condition, the parties are required to cause the Vast Ordinary Shares and the Vast Warrants issued in connection with the Business Combination to be approved for listing on a national securities exchange mutually agreed to by the parties in writing, but there can be no assurance that such listing condition will be met. Further, it is a condition to the consummation of the PIPE Financing that the Vast Ordinary Shares issuable therein be approved for listing on a national securities exchange. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the applicable parties to the Business Combination Agreement. Vast intends to apply to list the Vast Ordinary Shares and Vast Warrants on Nasdaq. It is anticipated that upon the Closing, the Vast Ordinary Shares and Vast Warrants will be listed under the ticker symbols “VSTE” and “VSTEW,” respectively. It is important for you to know that, at the time of the NETC special meeting, the parties may not have received from any national securities exchange either confirmation of the listing of the Vast Ordinary Shares and the Vast Warrants or that approval thereof will be obtained prior to the consummation of the Business Combination. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in the accompanying proxy statement/prospectus without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such listing condition is waived by the applicable parties to the Business Combination and by the investors in the PIPE Financing and therefore the Vast securities would not be listed on a nationally recognized securities exchange.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.
Introduction
The following unaudited pro forma combined statement of financial position as of June 30, 2023 combines the historical audited consolidated statement of financial position of Vast as of June 30, 2023 with the historical unaudited balance sheet of NETC as of June 30, 2023 on a pro forma basis, giving effect to the Business Combination and related transactions, summarized below, as if they had been consummated on June 30, 2023.
The following unaudited pro forma combined statement of profit or loss for the twelve months ended June 30, 2023 combines the historical audited consolidated statement of profit or loss and other comprehensive income of Vast for the twelve months ended June 30, 2023 with NETC’s unaudited financial results for the twelve months ended June 30, 2023. Vast and NETC have different fiscal years. Vast’s fiscal year ends on June 30, whereas NETC’s fiscal year ends on December 31. NETC’s unaudited financial results for the twelve months ended June 30, 2023 have been derived from (i) its unaudited statement of operations for the six months ended June 30, 2023 and (ii) its audited statement of operations for the year ended December 31, 2022 removing its results of operations for six months ended June 30, 2022 derived from its unaudited statement of operations for the six months ended June 30, 2022.
The unaudited pro forma combined statement of profit or loss is presented on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on July 1, 2022.
Vast’s historical consolidated financial statements are prepared in accordance with IFRS, as issued by the IASB. The historical financial statements of NETC were prepared in accordance with U.S. GAAP and, for purposes of the unaudited pro forma combined financial information, have been converted to IFRS on a basis consistent with the accounting policies and presentation adopted by Vast.
The unaudited pro forma combined financial information has been derived from and should be read in conjunction with Vast’s and NETC’s financial statements and related notes, as applicable, and the sections titled “Vast Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “NETC Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus.
Anticipated Accounting Treatment
The Business Combination will be accounted for as a capital reorganization. Under this method of accounting, NETC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Vast issuing shares at the Closing for the net assets or liabilities, as relevant, of NETC as of the Closing Date, accompanied by a recapitalization. The net assets or liabilities, as relevant, of NETC will be stated at historical cost, with no goodwill or other intangible assets recorded.
Vast has been determined to be the accounting acquirer based on the following:
•
As described below under “Basis of Pro Forma Presentation”, Vast’s current majority shareholder will have the largest voting interest under all scenarios;

•
AgCentral, a Legacy Vast shareholder, has the ability to nominate the majority of the members of the board of directors;

•
The existing senior management of Vast will continue to be the senior management following the Business Combination;

•
The business of Vast will comprise the ongoing operations following the Business Combination; and

•
Vast is the larger entity, both in terms of substantive operations and number of employees.

The Business Combination is not within the scope of IFRS 3 because NETC does not meet the definition of a business in accordance with IFRS 3. Rather, the Business Combination will be accounted for within the scope of IFRS 2. Any excess of fair value of equity issued to participating shareholders of NETC over the fair value of NETC’s identifiable net assets or liabilities, as relevant, acquired represents compensation for the service of a stock exchange listing, which is expensed as incurred. The fair value of the Per Share Merger Consideration, and ultimately the expense recognized in accordance with IFRS 2, may differ materially from the unaudited pro forma combined financial information, due to developments occurring prior to the date of consummation of the Business Combination.
Basis of Pro Forma Presentation
The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, SEC Release No. 33-10786 “Amendments to Financial Disclosures About Acquired and Disposed Businesses”.
The unaudited pro forma consolidated statement of financial position has been prepared to give effect to the Business Combination and related transactions summarized below as if they had been consummated on June 30, 2023. The unaudited pro forma combined statement of profit or loss for the year ended June 30, 2023 gives effect to the Business Combination and related transactions summarized below as if they had been consummated on July 1, 2022:
•
the merger of NETC with and into Merger Sub, a wholly-owned subsidiary of Vast, with NETC surviving the merger as a wholly-owned subsidiary of Vast;

•
the completion of the Vast pre-closing reorganization, which will include the Existing Convertible Note Conversion, the MEP Share Conversion, and the Vast Split Adjustment;

•
the exchange of all outstanding Founder Shares into 3.0 million Vast Ordinary Shares, and all outstanding NETC Class A Shares that are not redeemed by the Class A shareholders into an equivalent number of Vast Ordinary Shares;

•
the exchange of all outstanding NETC Warrants into an equal number of Vast Warrants, with substantially the same terms;

•
the entry into Equity Subscription Agreements and a Notes Subscription Agreement (including the October Notes Subscription Agreement) by Nabors Lux and AgCentral to purchase up to $15.0 million each ($30.0 million combined) of Vast Ordinary Shares for $10.20 per share through the issuance of up to $5.0 million to AgCentral and $7.5 million to Nabors Lux ($12.5 million combined of Senior Convertible Notes from time to time beginning on the date of signing of the Business Combination Agreement and ending on the Closing date and $10.0 million to AgCentral and $7.5 million to Nabors Lux ($17.5 million combined) of committed subscriptions under the PIPE Financing to be funded on the Closing Date. As of June 30, 2023, Nabors Lux and AgCentral funded $7.5 million of the aggregate commitment for Senior Convertible Notes. Accordingly, as of June 30, 2023, there is a balance of $22.5 million funds to be received;

•
the entry into a subscription agreement under the PIPE Financing with CAG to purchase up to $10.0 million of Vast Ordinary Shares for $10.20 per share. Of the $10.0 million related to the Canberra Subscription, $5.0 million will serve as a backstop and will be reduced by one dollar for every three dollars for capital raised by Vast prior to Closing via additional Notes Subscriptions or Equity Subscriptions;

•
the entry into the Nabors Backstop Agreement by Nabors Lux to provide $15.0 million backstop to Vast to underwrite the potential investment by additional investors provided that the amount of the backstop be reduced dollar-for-dollar by (a) the balance of cash remaining in the Trust Account after giving effect to any redemptions of NETC Class A Common Stock by NETC public stockholders and (b) amounts invested by additional third parties (other than Nabors, AgCentral, CAG and their respective affiliates); and

•
the issuance of 1.5 million Vast Ordinary Shares as Accelerated Earnback Shares pursuant to the Nabors Backstop Agreement and issuance of 350,000 Vast Ordinary Shares as Incremental Funding Commitment Fee pursuant to the October Notes Subscription Agreement.

Certain sections in this proxy statements/prospectus reference Senior Convertible Note subscriptions or equity subscriptions of Vast Ordinary Shares by third party investors in connection with the Interim Company Financing and the PIPE Financing. At the time of this filing, the only capital committed under the Interim Company Financing and the PIPE Financing is the aggregate $30.0 million committed by Nabors Lux and AgCentral, $15.0 million equity backstop committed by Nabors Lux and $10.0 million committed by CAG. While it is anticipated that third party investors will commit additional capital in the Interim Company Financing or the PIPE Financing, because no additional third-party capital is committed, the unaudited pro forma combined financial information includes only the aggregate $30.0 million committed by Nabors Lux and AgCentral, $15.0 million equity backstop committed by Nabors Lux and up to $10.0 million committed by CAG.
During the Earnout Period, Vast may issue up to an aggregate of 2.4 million additional Vast Ordinary Shares to NETC Sponsor in three equal tranches and up to an aggregate of 1.3 million Vast Ordinary Shares to Legacy Vast shareholders in three equal tranches, upon the occurrence of each Triggering Event.
Additionally, Vast may also issue 1.5 million Vast Ordinary Shares to Legacy Vast shareholders upon receiving a notice to proceed under a contract for the procurement of a concentrated solar power plant at Port Augusta, in South Australia. Please see the section entitled “The Business Combination Agreement and Related Agreements — Covenants of the Parties — Earnout” for additional information.
NETC cannot predict how many of its public stockholders will elect to redeem their public shares. The unaudited pro forma combined financial information presents the following three redemption scenarios. Each of the scenarios is based on the 9,850,641 NETC Class A Common Stock that were remaining as of June 30, 2023, which excludes the 17,749,359 NETC Class A Common Stock that were redeemed by the holders of which exercised their redemption rights in connection with the shareholders’ meeting on May 11, 2023.
•
Assuming No Redemptions:   This scenario assumes that no NETC public shares are redeemed by the NETC public stockholders.

•
Assuming 85% Redemptions:   This scenario, which we refer to as the “85% Redemptions Scenario,” assumes that approximately 8.4 million NETC public shares are redeemed for approximately $90.6 million of funds (based on the per share redemptions price of $10.82 per share) from the Trust Account.

•
Assuming 100% Redemptions:   This scenario, which we refer to as the “100% Redemptions Scenario,” assumes that all 9.9 million NETC public shares are redeemed for approximately $106.6 million of funds (based on the per share redemption price of $10.82 per share) from the Trust Account.

The Business Combination Agreement provides that it is a condition to Vast’s, NETC’s and Merger Sub’s respective obligations to close that, if a FIRB filing is required in connection with the Business Combination and its associated transactions, the FIRB filing must be made, and FIRB approval must be received (or FIRB must be precluded from objecting) prior to the Closing. In the 100% Redemption Scenario and with the full Nabors Backstop being funded, Nabors, together with its affiliates, would receive greater than 20% of the Vast Ordinary Shares. FIRB approval is required for Nabors to acquire more than 19.9% of the Vast Ordinary Shares. However, FIRB approval will not be required to consummate the Business Combination, so long as Nabors does not acquire more than 19.9% of the Vast Ordinary Shares.
Therefore, the Nabors Backstop Agreement provides that Nabors or the relevant party will be issued the maximum number of securities in respect of which prior FIRB approval is not required and will pay the purchase price or any other consideration payable for those securities, and the parties will on a timely basis take all necessary and appropriate steps to obtain FIRB approval to enable the balance of the securities (“Remaining Shares”) to be issued and the relevant purchase price or any other consideration payable with respect to the Remaining Shares (“Remaining Subscription Amount”) shall be retained by Nabors or the relevant party until the date that the Remaining Shares are issued to Nabors or the relevant party. Under the 100% Redemption Scenario, without FIRB approval (or FIRB becoming precluded from objecting), the Nabors Backstop would not be funded at all. Accordingly, if there are 100% redemptions, the Business Combination will not be consummated unless that FIRB filing has been made, and FIRB approval has been received (or FIRB has become precluded from objecting), unless the parties mutually elect to formally waive that condition in writing.

The following summarized the number of Vast Ordinary Shares outstanding under the three redemption scenarios as of June 30, 2023 after taking the redemptions on May 11, 2023 into consideration:
	Scenario 1 Assuming No Redemptions		Scenario 2 Assuming 85% Redemptions		Scenario 3 Assuming 100% Redemptions
	Ownership in shares	%	Ownership in shares	%	Ownership in shares	%
Weighted average shares outstanding – basic and diluted
Legacy Vast shareholders(1)	20,500,000	52.4	20,500,000	66.7	20,500,000	67.8
Current NETC public stockholders(2)	9,850,641	25.2	1,477,596	4.8	—	0.0
NETC initial stockholders(3)	4,500,000	11.5	4,500,000	14.6	4,500,000	14.9
Shares issued to Nabors Lux and AgCentral in connection with financing transactions(4)	3,291,176	8.4	3,291,176	10.7	3,291,176	10.9
Shares issued to CAG in connection with financing transactions(5)	980,392	2.5	980,392	3.2	490,196	1.6
Shares issued to Nabors Lux pursuant to Nabors Backstop(6)	—	0.0	—	0.0	1,470,588	4.9
Total	39,122,209	100.0	30,749,164	100.0	30,251,960	100.0

(1)
Assumes that no Earnout Shares are issued to the Legacy Vast shareholders.

(2)
Pursuant to the Business Combination Agreement, each share of NETC Class A Common Stock (other than Redemption Shares) issued and outstanding immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio.

(3)
Assumes no Sponsor Earnback Shares are issued. Includes 1,500,000 Vast Ordinary Shares issued to NETC Sponsor as Accelerated Earnback Shares.

(4)
Includes shares issued in connection with the Equity Subscription Agreements and the Notes Subscription Agreements. Also includes 350,000 Vast Ordinary Shares issued as Incremental Funding Commitment Fee.

(5)
Shares issued pursuant to the Canberra Subscription. The Canberra Subscription will be reduced by one dollar for every three dollars raised by Vast prior to Closing, including in Scenario 3, an aggregate $5 million for amounts funded under the Nabors Backstop.

(6)
In Scenario 3 only, Nabors Lux’s backstop commitment. Nabors Lux’s backstop commitment will be reduced dollar-for-dollar by additional investments in Vast’s debt or equity securities issued by third parties as well as by the cash available to NETC from the Trust Account (after giving effect to (x) the redemption of any NETC public shares by NETC stockholders in connection with the Proposals and (y) any taxes imposed in connection with the redemption of any NETC public shares by NETC stockholders in connection with the Proposals).

Unaudited Pro Forma Combined Statement of Financial Position
As of June 30, 2023
(In thousands)
								Scenario 1 Assuming No Redemptions			Scenario 2 Assuming 85% Redemptions			Scenario 3 Assuming 100% Redemptions
	Vast Solar (IFRS)	NETC (US GAAP)	NETC Historical Financials adjustments (See Note 2)		NETC (US GAAP) – Pro Forma	IFRS conversion and alignment (See Note 3)		Transaction Accounting Adjustments		Pro Forma Combined	Additional Transaction Accounting Adjustments		Pro Forma Combined	Additional Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	2,060	765	—		765	—		106,628	A	112,681	—		21,143	—		14,987
	—	—	—		—	—		(2,452)	B	—	—		—	—		—
	—	—	—		—	—		(9,564)	C	—	—		—	—		—
	—	—	—		—	—		(5,460)	F	—	—		—	—		—
	—	—	—		—	—		22,500	J	—	—		—	—		—
	—	—	—		—	—		(4,830)	M	—	—		—	—		—
	—	—	—		—	—		—		—	(90,632)	H	—	(15,996)	H	—
	—	—	—		—	—		(1,869)	N	—	(906)	N	—	(160)	N	—
	—	—	—		—	—		(5,097)	O	—	—		—	—		—
	—	—	—		—	—		10,000	R	—	—		—	(5,000)	R	—
	—	—	—		—	—		—		—	—		—	15,000	S	—
Trade and other receivables	314	—	—		—	—		—		314	—		314	—		314
R&D tax incentive receivable	638	—	—		—	—		—		638	—		638	—		638
Prepaid expenses	44	188	—		188	—		—		232	—		232	—		232
Total current assets	3,056	953	—		953	—		109,856		113,865	(91,538)		22,327	(6,156)		16,171
Non-current assets
Investments held in Trust	—	105,444	1,184	a	106,628	—		(106,628)	A	—	—		—	—		—
Investment in joint venture accounted for using the equity method	1,300	—	—		—	—		—		1,300	—		1,300	—		1,300
Loans and advances to related parties	225	—	—		—	—		—		225	—		225	—		225
Property, plant and equipment	30	—	—		—	—		—		30	—		30	—		30
Right-of-use-assets	45	—	—		—	—		—		45	—		45	—		45
Total non-current assets	1,600	105,444	1,184		106,628	—		(106,628)		1,600	—		1,600	—		1,600
Total assets	4,656	106,397	1,184		107,581	—		3,228		115,465	(91,538)		23,927	(6,156)		17,771
Liabilities
Current liabilities
Borrowings	19,812	—	—		—	—		(19,812)	I	—	—		—	—		—
Borrowings – Nabors Backstop	—	—	—		—	—		—		—	—		—	15,000	S	15,000
Trade and other payables	5,622	—	—		—	1,667	iii	(5,097)	O	2,192	—		2,192	—		2,192
Accounts payable and accrued liabilities	—	758	—		758	(758)	iii	—		—	—		—	—		—
Due to related party	—	909	—		909	(909)	iii	—		—	—		—	—		—
Income taxes payable	—	11	—		11	—		—		11	—		11	—		11
Convertible promissory note	—	3,646	1,184	a	4,830	—		(4,830)	M	—	—		—	—		—
Share issuance costs payable	—	—	—		—	—		350	R	350	—		350	(250)	R	100
Contract liabilities	2	—	—		—	—		—		2	—		2	—		2
Lease liabilities	26	—	—		—	—		—		26	—		26	—		26
Deferred consideration payable	955	—	—		—	—		—		955	—		955	—		955
Provisions	183	—	—		—	—		—		183	—		183	—		183
Derivative financial instruments	18	—	—		—	—		140,913	G	—	—		—	—		—
	—	—	—		—	—		(140,931)	I	—	—		—	—		—
Total current liabilities	26,618	5,324	1,184		6,508	—		(29,407)		3,719	—		3,719	14,750		18,469

Unaudited Pro Forma Combined Statement of Financial Position (Continued)
As of June 30, 2023
(In thousands)
								Scenario 1 Assuming No Redemptions			Scenario 2 Assuming 85% Redemptions			Scenario 3 Assuming 100% Redemptions
	Vast Solar (IFRS)	NETC (US GAAP)	NETC Historical Financials adjustments (See Note 2)		NETC (US GAAP) – Pro Forma	IFRS conversion and alignment (See Note 3)		Transaction Accounting Adjustments		Pro Forma Combined	Additional Transaction Accounting Adjustments		Pro Forma Combined	Additional Transaction Accounting Adjustments		Pro Forma Combined
Non-current liabilities
Deferred legal fees	—	5,460	—		5,460	—		(5,460)	F	—	—		—	—		—
Lease liabilities	28	—	—		—	—		—		28	—		28	—		28
Provisions	117	—	—		—	—		—		117	—		117	—		117
Warrant liabilities	—	—	—		—	4,405	ii	—		4,405	—		4,405	—		4,405
Borrowings	7,134	—	—		—	—		(7,134)	Q	—	—		—	—		—
Derivative financial instruments	174	—	—		—	—		729	P	—	—		—	—		—
		—	—		—	—		(903)	Q	—	—		—			—
Class A common stock subject to possible redemption	—	—	—		—	106,206	i	(106,206)	E	—	—		—	—		—
Total non-current liabilities	7,453	5,460	—		5,460	110,611		(118,974)		4,550	—		4,550	—		4,550
Total liabilities	34,071	10,784	1,184		11,968	110,611		(148,381)		8,269	—		8,269	14,750		23,019
Commitments and Contingencies
Class A common stock, $0.0001 par value; 9,850,641 shares subject to redemption at $10.82 per share	—	105,022	1,184	a	106,206	(106,206)	i	—		—	—		—	—		—
Equity
Class F common stock, $0.0001 par value; 50,000,000 shares authorized; 6,900,000 shares issued and outstanding	—	1	—		1	(1)	iii	—		—	—		—	—		—
Class F common stock	—	—	—		—	25	iii	(25)	K	—	—		—	—		—
Issued capital	2,354	—	(1,184)	a	(1,184)	—		22,500	J	383,156	—		291,006	—		269,963
	—	—	—		—	—		(480)	B	—	273	B	—	21	B	—
	—	—	—		—	—		106,206	E	—	—		—	—		—
	—	—	—		—	—		(23,403)	D	—	—		—	—		—
	—	—	—		—	—		25	K	—	—		—	—		—
	—	—	—		—	—		165,338	I	—	—		—	—		—
	—	—	—		—	—		(1,869)	N	—	(906)	N	—	(160)	N	—
	—	—	—		—	—		—		—	(90,632)	H	—	(15,996)	H	—
	—	—	—		—	—		95,982	L	—	(885)	L	—	(158)	L	—
	—	—	—		—	—		8,037	Q	—	—		—	—		—
	—	—	—		—	—		9,650	R	—	—		—	(4,750)	R	—
Share-based payment reserve	4	—	—		—	—		(4)	I	—	—		—	—		—
Reserves
– Foreign Currency translation reserve	3,285	—	—		—	—		—		3,285	—		3,285	—		3,285
– Capital contribution reserve	4,591	—	—		—	—		(4,591)	I	—	—		—	—		—
Accumulated losses	(39,649)	(9,410)	—		(9,410)	(24)	iii	23,403	D	(279,245)	—		(278,633)	—		(278,496)
	—	—	—		—	(4,405)	ii	(1,972)	B	—	(273)	B	—	(21)	B	—
	—	—	—		—	—		(9,564)	C	—	—		—	—		—
	—	—	—		—	—		(95,982)	L	—	885	L	—	158	L	—
			—		—	—		(729)	P	—	—		—	—		—
	—	—	—		—	—		(140,913)	G	—	—		—	—		—
Total equity	(29,415)	(9,409)	(1,184)		(10,593)	(4,405)		151,609		107,196	(91,538)		15,658	(20,906)		(5,248)
Total liabilities and equity	4,656	106,397	1,184		107,581	—		3,228		115,465	(91,538)		23,927	(6,156)		17,771

See accompanying notes to the unaudited pro forma combined financial information.

Unaudited Pro Forma Combined Statement of Profit or Loss
For the Twelve Months Ended June 30, 2023
(In thousands, except per share data)
					Scenario 1 Assuming No Redemptions			Scenario 2 Assuming 85% Redemptions			Scenario 3 Assuming 100% Redemptions
	Vast Solar (IFRS)	NETC (US GAAP)	IFRS conversion and alignment		Transaction Accounting Adjustments		Pro Forma Combined	Additional Transaction Adjustments		Pro Forma Combined	Additional Transaction Adjustments		Pro Forma Combined
Revenue from customers	268	—	—		—		268	—		268	—		268
Grant revenue	651	—	—		—		651	—		651	—		651
Total Revenue	919	—	—		—		919	—		919	—		919
Employee benefits expenses	2,984	—	—		—		2,984	—		2,984	—		2,984
Consultancy expenses	2,134	—	—		—		2,134	—		2,134	—		2,134
Administrative and other expenses	8,080	6,714	—		(180)	BB	112,568	—		111,956	—		111,819
	—	—	—		95,982	EE	—	(885)	EE	—	(158)	EE	—
	—	—	—		1,972	CC	—	273	CC	—	21	CC	—
Raw materials and consumables used	600	—	—		—		600	—		600	—		600
Depreciation expense	49	—	—		—		49	—		49	—		49
Finance costs, net	2,518	—	—		(2,166)	DD	352	—		352	—		352
Interest income	—	(8,750)	—		8,750	AA	—	—		—	—		—
Share of loss of jointly controlled entities	254	—	—		—		254	—		254	—		254
(Gain)/loss on derivative financial instruments (including warrants)	(105)	—	(2,753)	FF	—		(2,753)	—		(2,753)	—		(2,753)
	—	—	—		105	DD	—	—		—			—
Total expenses (income)	16,514	(2,036)	(2,753)		104,463		116,188	(612)		115,576	(137)		115,439
Net (loss) income before income tax	(15,595)	2,036	2,753		(104,463)		(115,269)	612		(114,657)	137		(114,520)
Income tax benefit (expense)	378	(1,861)	—		—		(1,483)	—		(1,483)	—		(1,483)
Net income (loss)	(15,217)	175	2,753		(104,463)		(116,752)	612		(116,140)	137		(116,003)
Class A
Weighted average shares outstanding basic and diluted	25,129	24,300					39,122			30,749			30,252
Net income (loss) per share – basic and diluted	(0.61)	0.01					(2.98)			(3.78)			(3.83)
Class F
Weighted average shares outstanding basic and diluted		6,900
Net income (loss) per share – basic and diluted		0.01
See accompanying notes to the unaudited pro forma combined financial information.

Notes to the Unaudited Pro Forma Combined Financial Information
1.
Basis of the presentation

The unaudited pro forma combined statement of financial position as of June 30, 2023 assumes that the Business Combination occurred on June 30, 2023. The unaudited pro forma combined statement of profit or loss for the twelve months ended June 30, 2023 presents the pro forma effect of the Business Combination as if they had been completed on July 1, 2022. These periods are presented on the basis that Vast is the accounting acquirer.
The historical financial information of Vast was derived from Vast’s audited consolidated financial statements as of and for the year ended June 30, 2023, included elsewhere in this proxy statement/prospectus. The historical financial information of NETC was derived from the historical audited financial statements of NETC as of December 31, 2022 and for the year ended December 31, 2022 and the related notes, which are included in NETC’s Annual Reports on Form 10-K filed with the SEC on March 22, 2023 (the “NETC 10-K”); and the historical unaudited financial statements of NETC as of and for the six-months ended June 30, 2023 and the related notes, which are included in NETC’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2023 (the “NETC 10-Q”). This information should be read together with Vast’s and NETC’s financial statements and related notes, as applicable, and the sections titled “Vast Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “NETC Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus.
Vast’s historical consolidated financial statements are prepared in accordance with IFRS, as issued by the IASB. The historical financial statements of NETC were prepared in accordance with U.S. GAAP and, for purposes of the unaudited pro forma combined financial information, have been converted to IFRS on a basis consistent with the accounting policies and presentation adopted by Vast.
The unaudited pro forma combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, SEC Release No. 33-10786 “Amendments to Financial Disclosures About Acquired and Disposed Businesses”. NETC and Vast have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The adjustments presented in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an understanding of Vast upon consummation of the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Vast believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the difference may be material. Vast management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.
2.
Adjustments to NETC’s Historical Financial Statement

The historical financial information of NETC has been adjusted to give effect to the below event that occurred after June 30, 2023 but prior to the proposed business combination.
a)
Reflects the receipt of extension fees into NETC’s Trust Account through the convertible promissory note of $1.2 million issued by NETC on August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023. The proceeds of the convertible promissory notes were used by NETC to extend the time for NETC to complete the Business Combination for four one-month periods from August 18, 2023 to December 18, 2023.

3.
Conversion and Reclassification of NETC’s Financial Statement to IFRS

The historical financial information of NETC has been adjusted to give effect to the differences between U.S. GAAP and IFRS for the purposes of the unaudited pro forma combined financial information.
i)
to reclassify NETC’s historical mezzanine equity (Class A common stock subject to redemption) to Non-current financial liabilities under IAS 32.

ii)
to reclassify the NETC Warrants to be accounted for as liabilities in accordance with IAS 32 following consummation of the Business Combination, and accordingly, will be subject to ongoing mark-to-market adjustments through the statement of profit or loss.

iii)
to align NETC’s historical financial information in accordance with the presentation of Vast’s historical financial information and adjust NETC’s Class F common stock accounting for IFRS.

4.
Adjustments to Unaudited pro forma Combined Statement of Financial Position as of June 30, 2023.

The adjustments included in the unaudited proforma combined statement of financial position as of June 30, 2023 are as follows:
A.
Reflects the liquidation and reclassification of $106.6 million of investments held in the Trust Account to cash and cash equivalents that becomes available for general corporate use following the Closing.

B.
Reflects remaining estimated transaction costs expected to be incurred by Vast of approximately $2.5 million, for legal, accounting and advisory services in connection with the Business Combination and related transactions. None of these fees have been accrued as of the pro forma balance sheet date. Under the no redemptions scenario, the amount of $2.0 million is reflected as an adjustment to accumulated losses. The remaining $0.5 million of these costs represents equity issuance costs included in Issued Capital. Under the 85% redemption scenario, the amount of $2.2 million is reflected as an adjustment to accumulated losses. The remaining $0.3 million of these costs represents equity issuance costs included in Issued Capital. Under the 100% redemption scenario, the amount of $2.3 million is reflected as an adjustment to accumulated losses. The remaining $0.2 million of these costs represents equity issuance costs included in Issued Capital.

C.
Reflects remaining estimated transaction costs expected to be incurred by NETC of approximately $9.6 million, for legal, accounting and advisory services in connection with the Business Combination and related transactions. None of these fees have been accrued as of the pro forma balance sheet date. In line with the treatment of the Business Combination as a capital recapitalization, the NETC transaction costs will be expensed when incurred. The NETC estimated transaction costs excludes the deferred legal fees included in note (F).

D.
Represents the elimination of NETC’s historical capital deficit before recording the transaction costs to be incurred by NETC’s as described in note (C) above.

E.
Reflects the reclassification of Class A Common Stock subject to possible redemption to permanent equity immediately prior to the Closing. 9.9 million outstanding Class A shares were reclassified to equity as part of this adjustment.

F.
Reflects the payment of deferred legal fees incurred by NETC that will become due following the Closing.

G.
Reflects a mark to market adjustment for the embedded derivative related to the Existing Convertible Notes and loan from shareholder. The associated changes in fair value of the embedded derivative of $140.9 million was calculated based on, amongst other assumptions, the management’s allocation of 3,808,284 Vast Ordinary Shares to be held by holders of MEP Shares that were outstanding as of June 30, 2023, and the implied value of $10.93 per Vast Ordinary Shares. If any incremental MEP Shares are granted subsequent to June 30, 2023, the Company would recognize a separate share-based payment charge accordingly as a new grant, and such charge would offset the associated changes in the fair value of the embedded derivative.

H.
Reflects the redemption amounts of approximately 8.4 million NETC Class A Common Stock for an aggregate redemption price of $90.6 million at a redemption price of $10.82 per share for Scenario 2 and for Scenario 3, 100% redemption of all outstanding NETC Class A Common Stock for aggregate redemption payments of $106.6 million at a redemption price of $10.82 per share.

I.
Represents adjustment to reflect the exchange of each of the Existing Convertible Notes, each outstanding Legacy Vast share, and each outstanding MEP Share, for 20,500,000 shares of Ordinary Vast Shares.

(in thousands)
Existing historical Vast shares, Existing Convertible Notes and MEP eliminated:
Convertible debt & shareholder loan	$19,812
Capital contribution reserve	4,591
Derivative financial instruments	140,931
Existing MEP shares	4
Increase in issued capital	$165,338

J.
Includes aggregate purchases of $30.0 million of Vast Ordinary Shares by Nabors Lux and AgCentral pursuant to the Equity Subscription Agreements and the Notes Subscription Agreements (including the October Notes Subscription Agreement) at $10.20 per share funded through the issuance of up to $5.0 million to AgCentral and $7.5 million to Nabors Lux ($12.5 million combined) of Senior Convertible Notes from time to time beginning on the date of signing of the Business Combination Agreement and ending on the Closing Date and $10 million to AgCentral and $7.5 million to Nabors Lux ($17.5 million combined) of committed subscriptions under the PIPE Financing to be funded on the Closing Date. Nabors Lux and AgCentral will receive a number of Vast Ordinary Shares equal to the amount of their investment divided by $10.20 per share, or an aggregate of approximately 2.9 million Vast Ordinary Shares. As of June 30, 2023, Nabors Lux and AgCentral funded $7.5 million of the aggregate commitment for Senior Convertible Notes. Accordingly, the adjustment represents the balance of $22.5 million funds to be received and to be converted to Vast Ordinary Shares upon Closing.

K.
Represents the elimination of NETC Class F Common Stock, which was historically issued at $25,000.

L.
The Transaction is accounted for in accordance with IFRS 2 with an expense reflected for the difference between the fair value of the Vast Ordinary Shares issued to NETC shareholders as compared to the fair value of NETC’s net assets or liabilities, as relevant, contributed.

The estimated fair value of the equity instruments issued to NETC shareholders considers the impact of Vast Ordinary Shares issuable to Legacy Vast shareholders upon the occurrence of the Triggering Events or earlier, upon a change of control in accordance with the earnout provisions. Please see the section entitled “The Business Combination Agreement and Related Agreements — Covenants of the Parties — Earnout” for additional information on such provisions. Since there is no service condition attached to these Earnout Shares, their impact is taken immediately by reducing the fair value of the Vast Ordinary Shares issued to NETC’s shareholders.
The value of the expense recorded in accordance with IFRS 2 varies under each redemption scenario as follows:
Scenario 1 — Assuming no redemptions
The fair value of share consideration of $177.6 million and NETC’s net assets of approximately $81.6 million result in an excess of the fair value of the shares issued over the value of the net monetary assets acquired of approximately $96.0 million. Assuming no redemptions, the difference is reflected as a transaction expense of approximately $96.0 million for the services provided by NETC in connection with the listing. The fair value calculation of approximately $177.6 million is based on the estimated fair value of Vast Ordinary Shares issued to NETC shareholders in connection with the Business Combination, including an estimated fair value of the Earnout Shares for NETC of $16.9 million.
Scenario 2 — Assuming 85% redemptions
The fair value of share consideration of $86.1 million and NETC’s net liabilities of approximately $9.0 million result in an excess of the fair value of the shares issued over the value of the net monetary assets acquired of approximately $95.1 million. Assuming 85% redemptions, the difference is reflected as a transaction expense of approximately $95.1 million for the services provided by NETC in connection with the listing. The fair value calculation of approximately $86.1 million is based on the estimated fair value of Vast Ordinary Shares issued to NETC shareholders in connection with the Business Combination, including an estimated fair value of the Earnout Shares for NETC of $16.9 million.
Scenario 3 — Assuming 100% redemptions
The fair value of share consideration of $70.0 million and NETC’s net liabilities of approximately $25.0 million result in an excess of the fair value of the shares issued over the value of the net monetary assets acquired of approximately $95.0 million. Assuming 100% redemptions, the difference is reflected as a transaction expense of approximately $95.0 million for the services provided by NETC in connection with the listing. The fair value calculation of approximately $70.0 million is based on the estimated fair value of Vast Ordinary Shares issued to NETC shareholders in connection with the Business Combination, including an estimated fair value of the Earnout Shares for NETC of $16.9 million.
(In thousands)	Scenario 1 – Assuming No Redemptions	Scenario 2 – Assuming 85% Redemptions	Scenario 3 – Assuming 100% Redemptions
Vast Ordinary Shares issued in exchange for the following NETC classes of stock:
Class A Common Stock	9,851	1,478	—
Class F Common Stock	3,000	3,000	3,000
Accelerated Earnback Shares and Incremental Funding Commitment Fee	1,850	1,850	1,850
Vast Ordinary Shares issued	14,701	6,328	4,850
Fair value of Vast shares issued in exchange for NETC shares valued at $10.93 per share(a)	$160,682	$69,165	$53,011
Fair value of earnout for NETC Sponsor(b)	16,944	16,944	16,944
Fair value of share consideration	177,626	86,109	69,955
Adjusted NETC’s net (assets)/liabilities(c)	(81,644)	8,988	24,984
Transaction expense	$95,982	$95,097	$94,939

The expense ultimately recorded by Vast in accordance with IFRS may differ materially from the amounts presented in the unaudited pro forma combined financial information, due to changes in the fair value of the equity of the combined entity, including the value of Vast Ordinary Shares and Vast Warrants.
(a)
Estimated fair value determined based on a quoted market price of $10.93 per share as of November 3, 2023.

(b)
The estimated fair value of the Earnout Shares for NETC of $16.9 million was based on the fair value of 2.4 million Vast Ordinary Shares that may be issued to NETC Sponsor upon the achievement of certain price targets during a certain period. The grant-date fair value has been measured using Monte Carlo Simulation using the following significant inputs:

June 30, 2023
Share price at Closing	$10.64
Expected volatility	25.0%
Expected dividend	0.0%
Risk-free rate	4.15%

(c)
The table below includes the adjusted NETC’s net assets/liabilities reconciliation

	Scenario 1 Assuming No Redemptions	Scenario 2 Assuming 85% Redemptions	Scenario 3 Assuming 100% Redemptions
Total assets	107,581	107,581	107,581
Total current liabilities	(6,508)	(6,508)	(6,508)
Deferred legal fees	(5,460)	(5,460)	(5,460)
Warrant liabilities	(4,405)	(4,405)	(4,405)
NETC transaction costs	(9,564)	(9,564)	(9,564)
Redemptions of Trust Account	—	(90,632)	(106,628)
Net Assets/(Liabilities)	81,644	(8,988)	(24,984)

M.
Reflects the cash repayment of NETC’s convertible promissory notes upon Closing.

N.
Reflects the cash payment of the U.S. Federal Government Inflation Reduction Act of 2022 1% excise tax for the repurchases of stock. The Inflation Reduction Act imposes a 1% excise tax on the fair market value of stock repurchases made by covered corporations (including domestic corporations) after December 31, 2022.

O.
Reflects the cash repayment of trade and other payables in relation to the transaction costs of the Business Combination outstanding as of June 30, 2023.

P.
Reflects a mark to market adjustment for the embedded derivative related to the Senior Convertible Note.

Q.
Represents adjustment to reflect the exchange of the Senior Convertible Note for 735,294 shares of Ordinary Vast Shares.

R.
Represents subscription agreement entered into with CAG to purchase up to $10.0 million of Vast ordinary shares. Of the $10.0 million, $5 million will serve as a backstop for subsequent capital raised by Vast prior to Closing via additional Notes Subscriptions or Equity Subscriptions. Vast must pay CAG an amount equal to the (i) the greater of (a) $50,000 per month from the date of the subscription agreement until the closing of the subscription; and (b) $100,000 plus (ii) 5% of the amount drawn from the backstop within twenty business days of the closing of the subscription.

S.
Represents agreement entered into with Nabors Lux to provide a $15.0 million backstop which will be reduced dollar-for-dollar by (a) the balance of cash remaining in the Trust Account after giving effect to any redemptions of NETC Class A Common Stock by NETC public stockholders and (b) amounts invested by additional investment (other than Nabors, AgCentral, CAG and their respective affiliates). Under the terms of the Shareholder and Registration Rights Agreement, if the Company completes a Superior Capital Raise prior to the six month anniversary of the Closing, and to Specified Investors during the following three months, the shares issued to Nabors in exchange for their investment under the Nabors Equity Backstop Agreement may be redeemable for debt or equity instruments of the Company. As this contingent settlement feature is outside the control of the Company, it does not have the unconditional right to avoid delivering a financial asset, which may be a debt instrument. As such, the anticipated accounting treatment is that these shares would be classified as a financial liability carried at fair value through profit or loss. For purposes of the pro forma financial information the liability has been recognized equal to the cost of Nabors initial investment as Borrowings — Nabors Backstop. As the contingent settlement feature may result in the Company redeeming the shares for debt which may have a maturity within 12 months of the Closing, the liability has been classified as current.
5.
Adjustments to Unaudited Pro Forma Combined Statements of Profit or Loss for the Twelve Months Ended June 30, 2023.

The adjustments to the unaudited pro forma combined statement of profit or loss for the twelve months ended June 30, 2023 are as follows:
AA.
To eliminate interest income related to the investments held in the Trust Account which will be released upon Closing.

BB.
To eliminate administrative fees related to NETC’s office space, utilities and general administrative services pursuant to an administrative services agreement, which terminates on the consummation of the Business Combination.

CC.
To reflect the recognition of transaction costs incurred by Vast, assuming no redemptions, 85% redemptions and 100% redemptions respectively, as described in note (B) above, during the year ended June 30, 2023. These costs are a nonrecurring item.

DD.
To eliminate effective interest cost and fair value change in derivatives in association with the conversion of all of the outstanding Existing Convertible Notes for Vast Ordinary Shares, as if the conversion had occurred on July 1, 2022.

EE.
To reflect $96.0 million, $95.1 million and $94.9 million of share-based compensation expense recognized assuming no redemptions, 85% redemptions and 100% redemptions, respectively, in accordance with IFRS 2, for the difference between the fair value of Vast Ordinary Shares issued and the fair value of NETC’s identifiable net assets or liabilities, as relevant, as described in note (L) above. These costs are a nonrecurring item.

FF.
To reflect the mark to market change in the value of the NETC Warrants, as if they had been classified as derivative liabilities since issuance.

6.
Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since July 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.
The unaudited pro forma combined financial information has been prepared assuming three alternative levels of redemption of NETC’s redeemable shares:

	Scenario 1 Assuming No Redemptions	Scenario 2 Assuming 85% Redemptions	Scenario 3 Assuming 100% Redemptions
Pro forma net loss (in thousands)	(116,752)	(116,140)	(116,003)
Net loss per share – basic and diluted	(2.98)	(3.78)	(3.83)
Weighted average shares outstanding – basic and diluted
Legacy Vast shareholders(1)	20,500,000	20,500,000	20,500,000
Current NETC public stockholders(2)	9,850,641	1,477,596	—
NETC initial stockholders(3)	4,500,000	4,500,000	4,500,000
Shares issued to Nabors Lux and AgCentral in connection with financing transactions(4)	3,291,176	3,291,176	3,291,176
Shares issued to CAG in connection with financing transactions(5)	980,392	980,392	490,196
Shares issued to Nabors Lux pursuant to Nabors Backstop(6)	—	—	1,470,588
Total	39,122,209	30,749,164	30,251,960

(1)
Assumes that no Earnout Shares are issued to the Legacy Vast shareholders,

(2)
Pursuant to the Business Combination Agreement, each share of NETC Class A Common Stock (other than Redemption Shares) issued and outstanding immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio.

(3)
Assumes no Sponsor Earnback Shares are issued. Includes 1,500,000 Vast Ordinary Shares issued to NETC Sponsor as Accelerated Earnback Shares.

(4)
Includes shares issued in connection with the Equity Subscription Agreements and the Notes Subscription Agreements. Also includes 350,000 Vast Ordinary Shares issued as Incremental Funding Commitment Fee.

(5)
Shares issued pursuant to the Canberra Subscription. The Canberra Subscription will be reduced by one dollar for every three dollars raised by Vast prior to Closing, including in Scenario 3, an aggregate $5 million for amounts funded under the Nabors Backstop.

(6)
In Scenario 3 only, Nabors Lux’s backstop commitment. Nabors Lux’s backstop commitment will be reduced dollar-for-dollar by additional investments in Vast’s debt or equity securities issued by third parties as well as by the cash available to NETC from the Trust Account (after giving effect to (x) the redemption of any NETC public shares by NETC stockholders in connection with the Proposals and (y) any taxes imposed in connection with the redemption of any NETC public shares by NETC stockholders in connection with the Proposals).

(7)
The Business Combination Agreement provides that it is a condition to Vast’s, NETC’s and Merger Sub’s respective obligations to close that, if a FIRB filing is required in connection with the Business Combination and its associated transactions, the FIRB filing must be made, and FIRB approval must be received (or FIRB must be precluded from objecting) prior to the Closing. In the 100% Redemption Scenario and with the full Nabors Backstop being funded, Nabors, together with its affiliates, would receive greater than 20% of the Vast Ordinary Shares. FIRB approval is required for Nabors to acquire more than 19.9% of the Vast Ordinary Shares. However, FIRB approval will not be required to consummate the Business Combination, so long as Nabors does not acquire more than 19.9% of the Vast Ordinary Shares.

Therefore, the Nabors Backstop Agreement provides that Nabors or the relevant party will be issued the maximum number of securities in respect of which prior FIRB approval is not required and will pay the purchase price or any other consideration payable for those securities, and the parties will on a timely basis take all necessary and appropriate steps to obtain FIRB approval to enable the balance of the securities (“Remaining Shares”) to be issued and the relevant purchase price or any other consideration payable with respect to the Remaining Shares (“Remaining Subscription Amount”) shall be retained by Nabors or the relevant party until the date that the Remaining Shares are issued to Nabors or the relevant party. Under the 100% Redemption Scenario, without FIRB approval (or FIRB becoming precluded from objecting), the Nabors Backstop would not be funded at all. Accordingly, if there are 100% redemptions, the Business Combination will not be consummated unless that FIRB filing has been made, and FIRB approval has been received (or FIRB has become precluded from objecting), unless the parties mutually elect to formally waive that condition in writing.

BUSINESS OF NETC AND CERTAIN INFORMATION ABOUT NETC
Overview
NETC is a blank check company incorporated on March 24, 2021 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. NETC has neither engaged in any operations nor generated any revenue to date.
Prior to the NETC IPO, on March 30, 2021, NETC Sponsor purchased an aggregate of 8,625,000 shares of NETC Class F Common Stock, for an aggregate purchase price of $25,000. In November 2021, NETC Sponsor surrendered an aggregate of 1,900,000 shares of NETC Class F Common Stock to NETC at no cost. An aggregate of 175,000 shares of Class F Common Stock were issued to NETC’s independent directors for an aggregate of $700.
On November 19, 2021, NETC consummated the NETC IPO of 27,600,000 NETC Units at $10.00 per NETC Unit, generating gross proceeds of approximately $276.0 million, and incurring offering costs of approximately $16.6 million, of which approximately $9.7 million was deferred underwriting commissions. Each NETC Unit consisted of one share of NETC Class A Common Stock and one-half of one redeemable public warrant. Each NETC public warrant entitles the holder to purchase one share of NETC Class A Common Stock at a price of $11.50 per share. However, because NETC did not engage Citi or Wells Fargo to perform, and neither firm did perform, any work on the Business Combination, NETC requested that Citi and Wells Fargo gratuitously waive their right to the deferred underwriting discounts and commissions and both firms agreed. On February 9, 2023 and February 10, 2023, respectively, each of Citi and Wells Fargo, the underwriters of the NETC IPO, gratuitously waived their right to deferred underwriting discounts and commissions in connection with the Business Combination. Accordingly, NETC does not owe such underwriters deferred underwriting discounts and commissions in connection with the Business Combination. NETC expects to use the funds previously reserved for these deferred underwriting discounts and commissions to pay additional transaction expenses.
Simultaneously with the closing of the NETC IPO, NETC consummated the private placement of 13,730,000 NETC Warrants, at a price of $1.00 per NETC Warrant, generating gross proceeds of $13.7 million.
Commencing January 7, 2022, holders of the NETC Units sold in the NETC IPO may elect to separately trade the shares of NETC Class A Common Stock and NETC public warrants included in the NETC Units. The shares of NETC Class A Common Stock and NETC public warrants that are separated trade on the NYSE under the symbols “NETC” and “NETC.WS,” respectively. Those NETC Units not separated continue to trade on the NYSE under the symbol “NETC.U.”
On February 17, 2023, the NETC Board elected to extend the date by which NETC has to consummate an Initial Business Combination from February 18, 2023 to May 18, 2023, as permitted under the Prior NETC Charter. The Extension was the first of two three-month extensions permitted under the Prior NETC Charter. In connection with the Extension, Nabors Lux and Greens Road Energy LLC, an affiliate of Nabors, deposited a total of $2,760,000, representing $0.10 per NETC Unit into the Trust Account.
On May 11, 2023, NETC held the First Extension Meeting to approve an amendment to the Prior NETC Charter to allow the NETC Board, without another stockholder vote, to elect to extend the date by which NETC has to consummate an Initial Business Combination up to seven times for an additional one month each time (but in no event to a date later than 25 months from the closing of the NETC IPO), provided that NETC Sponsor (or its affiliates or designees) deposits into the Trust Account, for each month extension, $295,519.23 (or $0.03 per NETC public share that is not redeemed in connection with the First Extension Meeting) in exchange for a non-interest bearing, unsecured promissory note. Stockholders holding 17,749,359 NETC public shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account in connection with the First Extension Meeting. On May 17, 2023, as permitted under the NETC Charter, the NETC Board elected to extend the date by which NETC has to consummate an Initial Business Combination from May 18, 2023 to August 18, 2023 and Nabors Lux and Greens Road Energy LLC deposited a total of $886,557.69 into the Trust Account. On each of August 16, 2023,

September 14, 2023, October 13, 2023 and November 16, 2023 Nabors Lux deposited an additional $295,519.23 into the Trust Account, and as a result, the Deadline Date is currently extended to December 18, 2023. The balance in the Trust Account as of November 16, 2023, which includes the receipt of extension fees on February 15, 2023, May 17, 2023, August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023, as well as the redemptions in connection with the First Extension Meeting, was $108,177,610.45 million, or $10.98 per share.
Initial Business Combination
The Initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of the agreement to enter into the Initial Business Combination.
Redemption Rights for Holders of Public Shares
NETC is providing NETC public stockholders with the opportunity to elect to redeem all or a portion of their NETC public shares for cash equal to a pro rata share of the aggregate amount then on deposit in the Trust Account, including interest not previously released to NETC to pay its taxes, divided by the number of then outstanding NETC public shares, upon the consummation of the Business Combination, subject to the limitations described herein. As of November 1, 2023, the record date, the amount in the Trust Account, including interest not previously released to NETC to pay its taxes, is approximately $10.93 per public share. NETC Sponsor and NETC’s officers and directors have agreed to waive their redemption rights with respect to the shares of NETC Class F Common Stock and any NETC public shares they may hold in connection with the consummation of the Business Combination. The NETC Class F Common Stock will be excluded from the pro rata calculation used to determine the per share redemption price.
Submission of Initial Business Combination to a Stockholder Vote
The NETC special meeting to which this proxy statement relates is being held to solicit your approval of, among other things, the Business Combination. Unlike many other blank check companies, NETC public stockholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then NETC public stockholders electing to exercise their redemption rights will not be entitled to receive such payments. NETC Sponsor and NETC’s directors and officers have agreed to vote any shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock owned by them in favor of the Business Combination.
Limitation on Redemption Rights
Notwithstanding the foregoing, the NETC Charter provides that a NETC public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemptions with respect to more than an aggregate of 15% of the shares of NETC Class A Common Stock included in the NETC Units sold in the NETC IPO.
Employees
NETC currently has four officers. These individuals are not obligated to devote any specific number of hours to NETC’s matters but they intend to devote as much of their time as they deem necessary to NETC’s affairs until it has completed the Initial Business Combination. The amount of time that they will devote in any time period will vary based on whether a target business has been selected for the Initial Business Combination and the stage of the business combination process NETC is in.

Management
Executive Officers and Directors
Our current executive officers and directors are set forth below:
Name	Age	Position
Anthony G. Petrello	68	President, Chief Executive Officer, Secretary and Chairman
William J. Restrepo	63	Chief Financial Officer
Guillermo Sierra	39	Vice President – Energy Transition
Siggi Meissner	70	President, Engineering and Technology
John Yearwood.	63	Director
Maria Jelescu Dreyfus	43	Director
Colleen Calhoun	56	Director
Jennifer Gill Roberts	60	Director
Anthony G. Petrello has served as NETC’s President, Chief Executive Officer, Secretary and Director since March 2021 and serves as the Chairman of the NETC Board. Mr. Petrello has served as President, Chief Executive Officer, Secretary and Director of Nabors Energy Transition Corp. II since April 2023. Mr. Petrello has served as the Chairman of the Board of Nabors since 2012 and director since 1991; Deputy Chairman of Nabors 2003 – 2012; President and CEO of Nabors and Nabors Industries, Inc. since 2011; President and Chief Operating Officer of Nabors and Nabors Industries, Inc. from 1991 - 2011. Mr. Petrello holds a J.D. degree from Harvard Law School and B.S. and M.S. degrees in Mathematics from Yale University. Mr. Petrello also serves as a director of Hilcorp Energy Company. In 2018, Mr. Petrello was the recipient of the Offshore Energy Center Pinnacle Award, recognizing outstanding individuals who have taken today’s leading-edge tools and technologies and applied them to real world challenges.
Mr. Petrello brings an extensive and unique combination of strategic, commercial, operational and technical skills to the NETC Board.
William J. Restrepo has served as NETC’s Chief Financial Officer since April 2021. Mr. Restrepo has served as Chief Financial Officer of Nabors Energy Transition Corp. II since April 2023. He has served as Chief Financial Officer of Nabors since March 2014. Mr. Restrepo previously served as Chief Financial Officer at Pacific Drilling S.A. from February 2011 to February 2014. He also previously served as Chief Financial Officer at Seitel from 2005 to 2009, and at Smith from 2009 to 2010 until its merger with Schlumberger Limited. Prior to that, from 1985 to 2005, Mr. Restrepo served in various senior strategic, financial and operational positions for Schlumberger Limited, including operational responsibility for all product lines in the Continental Europe and Arabian Gulf markets, as well as senior financial executive roles in Corporate Treasury and worldwide controller positions with international posts in Europe, South America and Asia. From 2018 to 2021, Mr. Restrepo served on the board of Reelwell AS, a Norwegian-based provider of advanced drilling technology. He served on the board of SANAD (Nabors’ joint venture with Saudi Aramco) from 2017 to 2020, and previously served on the boards of directors of C&J Energy Services Ltd. from 2015 to 2017, Probe Technology Services from 2008 to 2016, and Platinum Energy Solutions, Inc. from 2012 to 2013. Mr. Restrepo holds a B.A. in Economics and an M.B.A, both from Cornell University, as well as a B.S. in Civil Engineering from the University of Miami.
Guillermo Sierra has served as NETC’s Vice President-Energy Transition since April 2021. Mr. Sierra has served as Vice President-Energy Transition of Nabors Energy Transition Corp. II since April 2023. Mr. Sierra has served as Vice President, Strategic Initiatives-Energy Transition at Nabors since April 2021. Mr. Sierra has extensive experience in energy infrastructure, venture investments, energy technology and climate technology logistics, capital markets and M&A given his work on over 60 transactions with a combined value of over $200 billion over the last approximately 17 years through various advisory and corporate strategy roles. Mr. Sierra was a Partner at Blackline Partners from August 2019 to December 2020, serving as Executive Vice President, Head of Strategy for Blackline Midstream from August 2019 to March 2020 and in the same position for Blackline Cold Storage from March 2020 to November 2020. Mr. Sierra was not employed from December 2020 to April 2021. Prior to that, Mr. Sierra served as Managing

Director, Head of North America Midstream Advisory at Macquarie Capital from September 2016 to December 2018 before taking a sabbatical from December 2018 to August 2019. Prior to Macquarie Capital, Mr. Sierra served as Senior Director, Head of MLP/Midstream M&A at Credit Suisse from July 2015 to September 2016. Mr. Sierra’s earlier experiences include positions at USD Group LLC & USD Partners (VP, Chief Strategy Officer and Head of M&A), Evercore Partners (Vice President-Energy M&A), and Barclays Capital (as a member of the Global Natural Resources Group). Mr. Sierra is currently a Senior Advisor to the Chief executive Officer, and board observer on the board of directors, of Sage Geosystems Inc., and is also a board observer on the board of directors of Quaise, Inc., Hephae Energy Technology and UCAP Power, Inc.
Mr. Sierra graduated Cum Laude from the Wharton School of the University of Pennsylvania, where he received a B.S. in Economics with concentrations in Finance and Operations & Information Management.
Siggi Meissner has served as NETC’s President of Engineering and Technology April 2021. Mr. Meissner has served as Nabors’ President of Energy Transition and Industrial Automation since November 2021. From 2015 to 2021, Mr. Meissner served as Nabors’ President of Global Drilling and Engineering, leading one of the largest drilling contractors in the world. Mr. Meissner has over 40 years of energy and technology industry experience and is recognized as a drilling engineering subject matter expert. Since joining Nabors in 1993, Mr. Meissner has been instrumental in expanding Nabors footprint worldwide from a development, commercial and operational standpoint. Under Mr. Meissner’s leadership, Nabors has evolved to become an advanced technology, digitalization, automation and innovation leader in the energy complex. Mr. Meissner currently leads Nabors’ operational and technological efforts to develop and deploy cleaner and more energy efficient drilling operations, including complex data systems and controls, automation, robotics and other sustainable fuel technologies to significantly lower greenhouse gas emissions. Historically, Mr. Meissner played a role in the development of several geothermal energy developments. Mr. Meissner also currently serves on the board of directors of SANAD. He earned his degree in Petroleum Engineering from the Technical University of Calusthal-Zellerfeld in Germany.
John Yearwood has been a member of the NETC Board since November 2021. Mr. Yearwood currently serves on the board of directors of Nabors, TechnipFMC plc, Sheridan Production Partners, Foro Energy LLC, Bazean LLC, and Coil Tubing Partners LLC. He previously served on the boards of Sabine Oil & Gas, LLC until August 2016, Premium Oilfield Services, LLC until April 2017, and Dixie Electric LLC until November 2018. Until August 2010, he served as the Chief Executive Officer, President and Chief Operating Officer of Smith International, Inc. (“Smith”). He was first elected to Smith’s board of directors in 2006 and remained on the board until he successfully negotiated and completed the sale of Smith to Schlumberger Limited in August 2010. Mr. Yearwood has extensive experience in the energy industry, including throughout Latin America, Europe, North Africa and North America. Before joining Smith, Mr. Yearwood spent 27 years with Schlumberger Limited in numerous operations, management and staff positions throughout Latin America, Europe, North Africa and North America, including as President and in financial director positions. He also previously served as Financial Director of WesternGeco, a 70:30 joint venture between Schlumberger and Baker Hughes from 2000 to 2004. Mr. Yearwood received a B.S. Honors Degree in Geology and the Environment from Oxford Brookes University in England.
Mr. Yearwood brings significant executive management experience and keen insight into strategic development initiatives, operations and NETC’s competitive environment to the NETC Board.
Maria Jelescu Dreyfus has been a member of the NETC Board since November 2021. Ms. Dreyfus currently serves as the Chief Executive Officer of Ardinall Investment Management, a position she held since co-founding the company in April 2017. Prior to Ardinall, Ms. Dreyfus spent 15 years at Goldman Sachs, most recently serving as Portfolio Manager and Managing Director from 2008 to April 2017. Additionally, Ms. Dreyfus serves on the board of directors of Macquarie Infrastructure Corporation (NYSE: MIC), since September 2018, CDPQ, one of Canada’s largest pension plans, since November 2019, Pioneer Natural Resources Company since September 2021 and Cadiz Inc. (NASDAQ: CDZI) since April 2023 and is on the advisory board of Eni Next, the corporate venture arm of Eni SpA, since 2019.
Additionally, Ms. Dreyfus is on the advisory board of the Center on Global Energy Policy at Columbia University, since 2015, and co-chair of its Women in Energy program. Ms. Dreyfus is also a member of the MIT Corporation’s Development Committee and sits on the MIT Economics Department’s Visiting

Committee. Ms. Dreyfus currently serves on the board of the non-profit organization Girls Inc. of NYC, and her past non-profit board memberships include New America Alliance and Breakthrough New York.
Ms. Dreyfus holds a BS in Management Science and a BS in Economics from MIT. Ms. Dreyfus brings significant investment experience as well as experience in energy policy to the NETC Board.
Colleen Calhoun has been a member of the NETC Board since November 2021. Ms. Calhoun has served as Operating Partner at The Engine, an investment firm focusing on climate change human health and advanced systems and infrastructure, since April 2023. Ms. Calhoun previously served as Vice President of Spruce Power (formerly known as XL Fleet) (NYSE: SPRU), a provider of fleet electrification solutions, and General Manager of XL Grid, a division of Spruce Power, from January 2021 to February 2023. Prior to this, Ms. Calhoun served as Founder and Principal Advisor at Helios Consulting, LLC from November 2019 to December 2020. Ms. Calhoun spent twenty-five years at GE across several roles at the company, including Chief Marketing Officer and Head of Business Development (August 2018 to October 2019) and Head of Business Development and Partnerships (January 2016 to August 2018) at GE Current, a leading provider of energy efficiency and digital productivity solutions for commercial buildings and cities, where she was instrumental in the divesture of the business from GE in 2019; Global Senior Director of Energy Ventures at GE Ventures (January 2013 to December 2015); Executive Director, Marketing, Strategy and Project Development at GE Power & Water (October 2010 to December 2012); and Managing Director, Global Growth Markets at GE Energy Financial Services (January 2006 to September 2010). Ms. Calhoun is presently a member of the board of directors at Nabors Energy Transition Corp. and Quaise, Inc. and served on the board of directors of Evergreen Climate Innovations (formerly known as Clean Energy Trust) until February 2023. She also previously served on the Advisory Board at NYSERDA REV Connect. Ms. Calhoun is a director nominee of Nabors Energy Transition Corp. II and is expected to serve as a director upon consummation of its offering.
Ms. Calhoun earned her bachelor’s degree in engineering from the University of Pennsylvania and an MBA from the University of Michigan.
Jennifer Gill Roberts has been a member of the NETC Board since November 2021. Ms. Roberts is a technologist, repeat entrepreneur and seasoned venture capitalist. She co-founded her current venture fund, Grit Ventures, in 2017 to focus on pre-seed investments in artificial intelligence and robotics. Ms. Roberts currently serves as the Managing Partner of Grit Ventures. Prior to Grit Ventures, Ms. Roberts co-founded RallyOn, a wellness gaming startup, and served as Chair and Chief Marketing Officer from July 2008 to November 2013. Prior to that, she was a founder and Managing Partner of Maven Venture Partners from March 2005 to September 2008 and Managing Partner at top tier venture capital firm, Sevin Rosen Funds, from August 1994 to November 2003, where she focused on investments in seed-stage market leading companies in optical and wireless equipment. Prior to her career in venture capital, Ms. Roberts led product and technical efforts at Apple Computer, Hewlett-Packard Company, and Sun Microsystems. Ms. Roberts currently serves on the board of directors of Cognitive Space, an artificial intelligence company in the satellite industry, RIOS Corporation, an artificial intelligence and robotics company focused on factory automation, Apptronik, a leader in robotic logistics platforms for government and commercial applications and Agtonomy, a next generation all terrain-autonomous vehicle and service platform tackling the challenge of agricultural labor shortages and the rising costs in farming. Ms. Roberts has a BS in Electrical Engineering and an MBA from Stanford and an MS in Electrical Engineering from the University of Texas at Austin. Ms. Roberts’ experience in venture capital and technology brings valuable insights to the NETC Board.
Number and Terms of Office of Officers and Directors
NETC has five directors. The NETC Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors elected prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Colleen Calhoun, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Maria Jelescu Dreyfus and Jennifer Gill Roberts, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Anthony G. Petrello and John Yearwood, will expire at the third annual meeting of stockholders. NETC may not hold an annual meeting of stockholders until after it consummates its Initial Business Combination.

Holders of shares of NETC Class F Common Stock will have the right to elect all of NETC’s directors prior to consummation of its Initial Business Combination and holders of NETC public shares will not have the right to vote on the election of directors during such time. Subject to any other special rights applicable to the stockholders, prior to NETC’s Initial Business Combination, any vacancies on the NETC Board may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of the NETC that includes any directors representing NETC Sponsor then on the NETC Board, or by holders of a majority of the outstanding shares of NETC Class F Common Stock. These provisions of the NETC Charter may only be amended if approved by a majority of at least 90% of NETC Common Stock voting at a stockholder meeting.
The NETC Charter requires the affirmative vote of (i) a majority of the NETC Board, and (ii) a majority of the NETC independent directors and each of the non-independent directors nominated by NETC Sponsor, to approve its Initial Business Combination.
NETC officers are elected by the NETC Board and serve at the discretion of the NETC Board, rather than for specific terms of office. The NETC Board is authorized to elect persons to the offices set forth in its bylaws as it deems appropriate. The NETC bylaws provide that its officers may consist of a Chairman of the Board, one or more Chief Executive Officers, President, Chief Financial Officer, Vice Presidents, Secretary and such other offices as may be determined by the NETC Board.
Director Independence
The NYSE Listing Rules require that a majority of the NETC Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgement in carrying out the responsibilities of a director. The NETC Board has determined that Maria Jelescu Dreyfus, Colleen Calhoun and Jennifer Gill Roberts are “independent directors” as defined in the NYSE Listing Rules and applicable SEC rules. NETC’s independent directors have regularly scheduled meetings at which only independent directors are present.
Committees of the NETC Board
The NETC Board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, the rules of the NYSE and Rule 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of the NYSE require that the compensation and nominating and corporate governance committees of a listed company be comprised solely of independent directors. The charter of each committee is available on NETC’s website, www.nabors-etcorp.com.
Audit Committee
NETC has established an audit committee of the NETC Board. Mmes. Dreyfus, Calhoun and Roberts serve as members of the audit committee. Under the NYSE Listing Rules and applicable SEC rules, NETC is required to have at least three members of the audit committee, all of whom must be independent, subject to the exception described below. Each of Mmes. Dreyfus, Calhoun and Roberts is independent.
Ms. Dreyfus serves as chair of the audit committee. Each member of the audit committee is financially literate and the NETC Board has determined that Ms. Dreyfus qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
NETC has adopted an audit committee charter, which details the principal functions of the audit committee, including:
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the appointment, compensation, retention, replacement, and oversight of the work of any independent registered public accounting firm engaged by NETC;

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pre-approving all audit and permitted non-audit services to be provided by any independent registered public accounting firm engaged by NETC, and establishing pre-approval policies and procedures;

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reviewing and discussing with NETC’s independent registered public accounting firm all relationships NETC’s auditors have with NETC in order to evaluate their continued independence;

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setting clear hiring policies for employees or former employees of NETC’s independent registered public accounting firm;

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setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

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obtaining and reviewing a report, at least annually, from NETC’s independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

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reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to NETC entering into such transaction; and

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reviewing with management, NETC’s independent registered public accounting firm, and NETC’s legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding NETC’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee
The NETC Board has established a compensation committee of the NETC Board. Mmes. Dreyfus, Calhoun and Roberts serve as members of the compensation committee. Under the NYSE Listing Rules and applicable SEC rules, NETC is required to have at least two members of the compensation committee, all of whom must be independent. Each of Mmes. Dreyfus, Calhoun and Roberts is independent. Jennifer Gill Roberts serves as chair of the compensation committee.
NETC adopted a compensation committee charter, which details the principal functions of the compensation committee, including:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to NETC’s chief executive officer’s compensation, evaluating NETC’s chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of NETC’s chief executive officer based on such evaluation;

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reviewing and approving on an annual basis the compensation of all of NETC’s other officers;

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reviewing on an annual basis NETC’s executive compensation policies and plans;

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implementing and administering NETC’s incentive compensation equity-based remuneration plans;

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assisting management in complying with NETC’s proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for NETC’s officers and employees;

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if required, producing a report on executive compensation to be included in NETC’s annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the $15,000 per month payable to NETC Sponsor or an affiliate thereof pursuant to the Administrative Support Agreement in reimbursement of office space, utilities and secretarial and administrative support made available to NETC and the reimbursement of any out-of-pocket expenses incurred in connection with activities on NETC’s behalf, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of NETC’s existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an Initial Business Combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such Initial Business Combination.
The NETC Charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.
Nominating and Corporate Governance Committee
The NETC Board has established a nominating and corporate governance committee of the NETC Board. The members of the nominating and corporate governance committee are Mmes. Dreyfus, Calhoun and Roberts. Colleen Calhoun serves as chair of the nominating and corporate governance committee.
The primary purposes of the nominating and corporate governance committee are to assist the NETC Board in:
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identifying, screening and reviewing individuals qualified to serve as directors and recommending to the NETC Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the NETC Board;

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developing, recommending to the NETC Board and overseeing implementation of its corporate governance guidelines;

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coordinating and overseeing the annual self-evaluation of the NETC Board, its committees, individual directors and management in the governance of the company; and

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reviewing on a regular basis NETC’s overall corporate governance and recommending improvements as and when necessary.

The nominating and corporate governance committee is governed by a charter that complies with the rules of the NYSE.
Director Nominations
NETC’s nominating and corporate governance committee recommends to the NETC Board candidates for nomination for election at the annual meeting of the stockholders. The NETC Board will also consider director candidates recommended for nomination by its stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders).
NETC has not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the NETC Board considers educational background, diversity of professional experience, knowledge of NETC’s business, integrity, professional reputation, independence, wisdom and the ability to represent the best interests of NETC stockholders. Prior to NETC’s Initial Business Combination, holders of NETC public shares will not have the right to recommend director candidates for nomination to the NETC Board.

Stockholder Communications
The NETC Board welcomes communications from NETC stockholders. NETC stockholders may send communications to the NETC Board, any committee of the NETC Board or any other director in particular to:
Nabors Energy Transition Corp.
515 W. Greens Road, Suite 1200
Houston, Texas 77067
NETC stockholders should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. NETC’s Chief Executive Officer will review each communication received from NETC stockholders and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (a) the communication complies with the requirements of any applicable policy adopted by the NETC Board relating to the subject matter of the communication; and (b) the communication falls within the scope of matters generally considered by the NETC Board. To the extent the subject matter of a communication relates to matters that have been delegated by the NETC Board to a committee or to an executive officer of NETC, then NETC’s Chief Executive Officer may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the NETC Board or an executive officer does not imply or create any fiduciary duty of any NETC Board member or executive officer to the person submitting the communications.
Compensation Committee Interlocks and Insider Participation
None of NETC’s officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on the NETC Board.
Code of Ethics and Committee Charters
NETC has adopted a Code of Ethics applicable to its directors, officers and employees. NETC’s Code of Ethics and NETC’s audit, compensation and nominating & governance committee charters are available on NETC’s website, www.nabors-etcorp.com. In addition, a copy of the Code of Ethics will be provided by NETC without charge upon request in writing at the address included above. NETC intends to disclose any amendments to or waivers of certain provisions of its Code of Ethics in a Current Report on Form 8-K.
Corporate Governance Guidelines
The NETC Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE that serve as a flexible framework within which the NETC Board and its committees operate. These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board, chief executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is posted on NETC’s website, www.nabors-etcorp.com.
Conflicts of Interest
Nabors and its affiliates may compete with NETC for acquisition opportunities. If these entities or companies decide to pursue any such opportunity, NETC may be precluded from procuring such opportunities. In addition, investment ideas generated within Nabors may be suitable for both NETC and for Nabors and may be directed to Nabors rather than to NETC. Neither Nabors nor members of the NETC Board or management team who are also directors, officers or employees of Nabors have any obligation to present NETC with any opportunity for a potential business combination of which they become aware. Nabors and/or the NETC Board and management, in their capacities as officers or directors of Nabors or in their other endeavors, may be required to present potential business combinations to the related entities described above, current or future affiliates of Nabors or third parties before they present such opportunities to NETC.
Each of NETC’s officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. For example, certain of NETC’s officers and directors currently serve in similar roles for Nabors, a Bermuda exempted company the ordinary shares of which trade on the NYSE under the ticker symbol “NBR.” Each such officer and director owes certain duties to Nabors under applicable Bermuda laws. Accordingly, if any of NETC’s officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such other entity, subject to his or her fiduciary duties under Delaware law. NETC does not believe, however, that the fiduciary duties or contractual obligations of its officers or directors will materially affect its ability to complete the Business Combination. In addition, Nabors or its affiliates may sponsor other blank check companies similar to NETC during the period in which NETC is seeking an Initial Business Combination, and members of NETC’s management team and directors may participate in such blank check companies. Any such companies may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among the management teams. NETC believes that potential conflicts with Nabors are naturally mitigated by the differing nature of the investments Nabors would typically consider most suitable to its existing businesses and the types of transactions NETC expects to find most attractive based on target sector, transaction size, capital structure and other factors.
Additionally, NETC Sponsor and certain of NETC’s officers and directors are now, and all of them may in the future become, affiliated with entities that are engaged in a similar business. For example, certain of NETC’s officers and directors currently serve in similar roles for Nabors and Nabors Energy Transition Corp. II.
The NETC Charter provides that NETC renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of NETC and such opportunity is one NETC is legally and contractually permitted to undertake and would otherwise be reasonable for NETC to pursue.
Potential investors should also be aware of the following other potential conflicts of interest as they relate to the Business Combination:
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the fact that Nabors Lux and certain of NETC’s officers and directors paid an aggregate of $9,341,500 for NETC private placement warrants which, if unrestricted and freely tradable, would be valued at approximately $1.9 million based on the closing price of NETC public warrants of $0.14 per warrant on November 3, 2023, the record date for the NETC special meeting (but which are subject to a lock-up and not freely tradable for a period of six months following the Closing), all of which would expire worthless if a business combination is not consummated;

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the fact that NETC Sponsor and NETC’s officers and directors agreed in connection with the NETC IPO to waive their redemption rights, for no consideration, with respect to any shares of NETC Common Stock held by them in connection with a stockholder vote to approve the Business Combination;

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the fact that the NETC initial stockholders paid an aggregate of $25,000 for all of the NETC Class F Common Stock, and that such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $75.4 million, assuming that NETC Sponsor receives all of the shares pursuant to the Sponsor Earnback Shares, based on the closing price of NETC Class A Common Stock of $10.93 per share on November 3, 2023;

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the fact that NETC Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to stockholders rather than liquidate;

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the fact that the NETC Charter provides that NETC renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any member of NETC management on the one hand, and NETC, on the other hand, although NETC is not aware of any such corporate opportunities not being offered to it and does not believe that waiver of the corporate opportunities doctrine has materially affected NETC’s search for an acquisition target or will materially affect NETC’s ability to complete the Business Combination;

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the fact that given the differential in the purchase price that the NETC initial stockholders paid for the shares of NETC Class F Common Stock as compared to the price of the NETC Units sold in the NETC IPO and the 3,000,000 Vast Ordinary Shares that the NETC initial stockholders will receive upon exchange of the shares of NETC Class F Common Stock in connection with the Business Combination (excluding any Sponsor Earnback Shares and the Accelerated Earnback Shares), the NETC initial stockholders may earn a positive rate of return on their investment even if the Vast Ordinary Shares trade below the price initially paid for the NETC Units in the NETC IPO and the NETC public stockholders experience a negative rate of return following the completion of the Business Combination;

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the fact that up to an aggregate amount of $1.5 million of any amounts outstanding under the working capital loans made by NETC Sponsor to NETC may be converted into NETC private placement warrants to purchase NETC Class A Common Stock at a price of $1.00 per warrant at the option of NETC Sponsor and, if issued, such NETC Warrants would automatically convert into an equal number of Vast Warrants at Closing;

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the fact that each of Anthony G. Petrello, William J. Restrepo, Guillermo Sierra, and Siggi Meissner are officers of both Nabors and NETC, and Anthony G. Petrello and John Yearwood are directors of both Nabors and NETC, and Nabors and its affiliates have interests in Vast and in the Business Combination that differ from those of NETC stockholders as described below;

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the fact that concurrently with the signing of the Business Combination Agreement, Nabors Lux entered into a Notes Subscription Agreement and Equity Subscription Agreement with Vast, pursuant to which Nabors Lux agreed to purchase up to $5.0 million of Senior Convertible Notes and up to $15 million of Vast Ordinary Shares (reduced dollar for dollar by the proceeds received from Nabors Lux pursuant to its Notes Subscription Agreement), respectively;

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the fact that on October 19, 2023, Nabors Lux entered into the October Notes Subscription Agreement with Vast pursuant to which, among other things, Nabors Lux agreed to subscribe for and purchase an additional $2.5 million of Senior Convertible Notes and will receive 350,000 Vast Ordinary Shares, which the parties valued at approximately $3.57 million based off of a $10.20 price per Vast Ordinary Share, as an Incremental Funding Commitment Fee at Closing. Nabors Lux’s commitment under the Equity Subscription Agreement will be reduced, dollar-for-dollar, by the Incremental Funding;

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the fact that on October 19, 2023, Vast entered into the Nabors Backstop Agreement pursuant to which Nabors Lux agreed to purchase up to $15.0 million of Vast Ordinary Shares at a purchase price of $10.20 per share. The Nabors Backstop will serve as a backstop for redemptions of Class A Common Stock by NETC public stockholders in connection with the Business Combination Proposal and subsequent capital raised by Vast prior to or in connection with Closing from additional third parties (other than Nabors, AgCentral, CAG and their respective affiliates). Accordingly, the amount invested by Nabors pursuant to the Nabors Backstop will be reduced below $15 million, dollar-for-dollar, by (i) the balance of the cash remaining in the Trust Account after giving effect to any redemptions of NETC Class A Common Stock by NETC public stockholders in connection with the Business Combination Proposal and (ii) amounts invested by investors other than Nabors Lux, AgCentral and CAG. Therefore, the Nabors Backstop may not ultimately be funded in full or at all. NETC Sponsor will receive 1,500,000 Vast Ordinary Shares as Accelerated Earnback Shares at Closing;

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the fact that Nabors will (i) have a consent right over all debt or equity capital raised by Vast (excluding certain issuances of securities pursuant to (1) compensatory stock or option plans, (2) contracts existing as of the date of the Nabors Backstop Agreement, (3) securities issued pursuant to convertible securities issued or issuable pursuant to agreements existing as of the date of the Nabors Backstop Agreement and (4) a bona fide merger or acquisition with an unrelated third party that is, itself, directly or indirectly, an operating company or an owner of an asset in a business synergistic with the business of Vast) until the Additional Rights Expiration Date, (ii) have the right in connection with any Superior Capital Raise, (A) if the investor in such Superior Capital Raise receives Vast Ordinary Shares, to receive a make-whole issuance of shares so that the aggregate number of Vast Ordinary Shares received by Nabors and its affiliates for their investment under the Nabors Backstop Nabors is equal to the number of Vast Ordinary Shares they would have received had the price for all such shares been the Lower Capital Price and (B) if the investor in such Superior Capital Raise receives any security other than Vast Ordinary Shares, to exchange, to the extent there would not be significant impediments to the timely consummation of such an exchange, the equity interests (and the debt interests received in exchange for equity interests in a prior exchange under this provision) still held by Nabors (and its affiliates) that were purchased pursuant to the Nabors Backstop Agreement (excluding any shares that were issued as the Accelerated Earnback Shares) for debt or equity interests on the terms issued in the Superior Capital Raise, so that Nabors (or its affiliates) hold the debt or equity interests they would have held had the investment under the Nabors Backstop Agreement been conducted on the terms of the Superior Capital Raise, in each case, as further described and subject to the conditions set forth in the Shareholder and Registration Rights Agreement and (iii) have the right to designate two directors to the Vast Board until the Additional Rights Expiration Date;

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the fact that concurrently with the signing of the Business Combination Agreement, Vast and Nabors Corporate entered into the Services Agreement, pursuant to which Nabors Corporate will be entitled to certain fees set forth in statements of work entered into thereunder and the reimbursement of out-of-pocket costs and expenses in exchange for providing services related to operations, engineering, design planning and other operational or technical matters to Vast, and that such Services Agreement is not contingent upon the completion of the Business Combination, and consequently, Nabors, and the officers, directors and investors in NETC who are officers, directors or investors in Nabors, may indirectly benefit from this arrangement;

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the fact that concurrently with the signing of the Business Combination Agreement, Vast and NETV entered into the Development Agreement, pursuant to which NETV will license certain of Vast’s intellectual property and Vast and NETV will work together on a project-by-project basis to develop products and/or equipment related to solar power generation with NETV receiving payment as detailed in independent project budgets entered into thereunder and that such Development Agreement is not contingent upon the completion of the Business Combination, and consequently, Nabors, and the officers, directors and investors in NETC who are officers, directors or investors in Nabors, may indirectly benefit from this arrangement;

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the fact that if NETC management anticipates that it may not be able to consummate an Initial Business Combination by the Deadline Date, NETC may, by resolution of the NETC Board, extend the period of time to consummate an Initial Business Combination up to seven times, each by an additional one month; provided that NETC Sponsor or its affiliates or designees deposit into the Trust Account $295,519.23 (or $0.03 per NETC public share that is not redeemed in connection with the First Extension Meeting) for each one-month extension. On May 17, 2023, as permitted under the NETC Charter, the NETC Board elected to extend the date by which NETC has to consummate an Initial Business Combination from May 18, 2023 to August 18, 2023 and Nabors Lux and Greens Road Energy LLC deposited a total of $886,557.69 into the Trust Account. On each of August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023 Nabors Lux deposited an additional $295,519.23 into the Trust Account, and as a result, the Deadline Date is currently extended to December 18, 2023. NETC Sponsor may elect to convert a portion or all of such loan amount into NETC Warrants at a price of $1.00 per warrant, which warrants will be identical to the NETC private placement warrants. On November 6, 2023, NETC filed a preliminary proxy statement relating to the Second Extension Meeting to approve an amendment to NETC’s amended and restated

certificate of incorporation to allow NETC’s board of directors, without another stockholder vote, to elect to extend the date by which NETC has to consummate an initial business combination up to three times for an additional one month each time (but in no event to a date later than 28 months from the closing of the NETC IPO), provided that NETC Sponsor (or its affiliates or designees) deposits into the Trust Account, for each month extension, $200,000 in exchange for a non-interest bearing, unsecured promissory note;
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the fact that the NETC Board elected to effectuate a three-month extension and extend the date by which NETC had to consummate an Initial Business Combination from February 18, 2023 to May 18, 2023 pursuant to the Prior NETC Charter. If NETC consummates an Initial Business Combination, it will repay the Extension Amount out of the proceeds of the Trust Account or, at the option of the NETC Sponsor, convert all or a portion of the loans into NETC Warrants for $1.00 per warrant, which warrants will be identical to the NETC private placement warrants. If NETC does not consummate an Initial Business Combination, NETC will repay the loans only from funds held outside of the Trust Account;

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if the Trust Account is liquidated, including in the event NETC is unable to complete an Initial Business Combination within the required time period, NETC Sponsor has agreed to indemnify NETC to ensure that the proceeds in the Trust Account are not reduced below $10.20 per NETC public share, or such lesser amount per NETC public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than NETC’s independent public accountants) for services rendered or products sold to NETC or (b) a prospective target business with which NETC has entered into an acquisition agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

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the fact that NETC Sponsor, and NETC’s officers and directors, or any of their respective affiliates, will be reimbursed for out-of-pocket expenses incurred in connection with activities on NETC’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, which expenses were approximately $4.8 million as of November 1, 2023, the record date for the NETC special meeting;

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the fact that for so long as Nabors and its affiliates beneficially own at least 50% of the Vast Ordinary Shares that Nabors and its affiliates own immediately following Closing, NETC Sponsor will have the right to nominate one director to serve on the Vast Board;

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the fact that each of (i) William Restrepo, an executive officer of NETC and Nabors, (ii) John Yearwood, a director of NETC and Nabors, and (iii) Colleen Calhoun, a director of NETC, are expected to be appointed to the Vast Board at Closing;

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the fact that certain prior relationships between Nabors and Vast exist, including (i) Nabors’ minority investment of less than 5% in Natron and Natron’s existing letter of intent for Vast to acquire up to 13,500 of Natron’s sodium-ion batteries and (ii) Nabors’ minority investment of less than 10% in Sage and Sage’s existing memorandum of understanding to evaluate opportunities to collaborate with Vast. Funds from the Trust and the PIPE Financing will be allocated to projects in Vast’s pipeline (among other uses). Funds from the Trust and the PIPE Financing will not be directly allocated towards purchasing the sodium-ion batteries from Natron. However, to the extent that funds are allocated to VS2, should Vast proceed with VS2, funds allocated to that project (which may be mixed with other funds used to fund the project) may be used to purchase the sodium-ion batteries from Natron (provided that Vast enters into binding term of purchase with Natron);

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the fact that NETC Sponsor and NETC’s officers and directors will lose their entire investment in NETC of approximately $6.4 million (including independent directors) or $6.2 million (excluding independent directors) and will not be reimbursed for any loans extended, fees due or out-of-pocket expenses (of which approximately $4.8 million is owed as of the record date, including the Extension Amount, any other extension payments and any working capital contributions) if an Initial Business Combination is not completed by the Deadline Date, assuming the NETC Board does not elect to further extend the period of time NETC has to consummate an Initial Business Combination in accordance with the NETC Charter; and

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the terms and provisions of the Related Agreements as set forth in detail under the section entitled “The Business Combination Agreement and Related Agreements.”

The table set forth below summarizes (i) the total investment made by Nabors Lux and each of NETC’s officers and directors, including, as applicable, (a) the purchase price paid by each of Nabors Lux and the officers and certain directors of NETC for the private placement warrants, (b) the capital contributions made in NETC Sponsor by Nabors Lux and the officers and certain directors of NETC, directly or indirectly, in exchange for their interests in the Founder Shares (or the purchase price paid for the Founder Shares, in the case of our independent directors), and (c) the amount paid by Nabors Lux, or the capital contributions made by the officers and certain directors of NETC, for the Extension Amount and any other extension payments, and (ii) the value of such interests based on the closing price of the public warrants and Class A Common Stock as of November 3, 2023, all of which would be lost if an initial business combination is not completed by us within the required time period. The table below does not take the Nabors Backstop into account.
Name of Holder	NETC Position	Total Purchase Price and Capital Contributions	Number of Private Placement Warrants	Value of Private Placement Warrants as of November 3, 2023	Number of Founder Shares(1)	Value of Founder Shares as of November 3, 2023
Nabors Lux	N/A	$10,642,933(2)	7,441,500	$1,041,810	3,698,750	$40,427,338
Anthony Petrello	President, Chief Executive Officer, Secretary and Chairman	$4,076,573(2)	3,300,000(3)	$462,000	1,640,244	$17,927,867
William Restrepo	Chief Financial Officer	$710,312(2)	575,000	$80,500	285,800	$3,123,794
Siggi Meissner	President, Engineering and Technology	$277,948(2)	225,000	$31,500	111,835	$1,222,357
Guillermo Sierra	Vice President – Energy Transition	$247,065(2)	200,000	$28,000	99,409	$1,086,540
John Yearwood	Director	$864,728(2)	700,000	$98,000	347,931	$3,802,886
Maria Jelescu Dreyfus	Director	$150,300	150,000	$21,000	75,000	$819,750
Colleen Calhoun	Director	$50,200	50,000	$7,000	50,000	$546,500
Jennifer Gill Roberts	Director	$200	—	$—	50,000	$546,500

(1)
Represents the indirect interests in the Founders Shares that are held directly by the NETC Sponsor.

(2)
Includes payment into the Trust Account on February 16, 2023, May 17, 2023, August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023 by Nabors Lux in the principal amount of $1,518,000, $487,606.73, $295,519.23, $295,519.23, $295,519.23 and $295,519.23, respectively, in exchange for unsecured promissory notes. Includes payment into the Trust Account on February 16, 2023 and May 17, 2023 by Greens Road Energy LLC in the principal amount of $1,242,000 and $398,950.96, respectively, in exchange for unsecured promissory notes. Each of Anthony Petrello, William Restrepo, Siggi Meissner, Guillermo Sierra and John Yearwood are members of Greens Road Energy LLC, and their pro rata share of the payments made by Greens Road Energy LLC into the Trust Account are reflected herein. Includes Sponsor Earnback Shares, which may be issued upon the achievement of certain share price targets during the Earnout Period. If NETC consummates an Initial Business Combination, it will repay the loans out of the proceeds of the Trust Account or, at the option of NETC Sponsor, convert all or a portion of the loans into warrants for $1.00 per warrant, which warrants will be identical to the private placement warrants. If NETC does not consummate an Initial Business Combination, NETC will repay the loans only from funds held outside of the Trust Account. If these warrants were issued and outstanding and unrestricted and freely tradable as of

November 3, 2023, they would have been valued at approximately $1.9 million, based on the closing price of the public warrants as of November 3, 2023.
(3)
Includes warrants held directly by Cynthia A. Petrello Revocable Trust and Remington SPAC W, LLC.

The conflicts described above may not be resolved in NETC’s favor.
In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:
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the corporation could financially undertake the opportunity;

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the opportunity is within the corporation’s line of business; and

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it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, NETC’s officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, the NETC Charter provides that the doctrine of corporate opportunity does not apply with respect to any of NETC’s officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have.
NETC is not prohibited from pursuing an Initial Business Combination with a company that is affiliated with NETC Sponsor or NETC’s officers or directors or making the acquisition through a joint venture or other form of shared ownership with NETC Sponsor or NETC officers or directors. In the event NETC seeks to complete an Initial Business Combination with a business combination target that is affiliated with NETC Sponsor or NETC’s officers or directors, NETC, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or from an independent accounting firm that such Initial Business Combination is fair to NETC from a financial point of view. NETC is not required to obtain such an opinion in any other context.
NETC is not aware of any such corporate opportunities not being offered to it and does not believe that the waive of the corporate opportunities doctrine contained in the NETC Charter has materially affected NETC’s search for an acquisition target or will materially affect NETC’s ability to complete an Initial Business Combination. Furthermore, in no event will NETC Sponsor or any of NETC’s existing officers or directors, or any of their respective affiliates, be paid by the company any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of NETC’s Initial Business Combination. Further, commencing on the date NETC’s securities were first listed on the NYSE, NETC reimburses NETC Sponsor or an affiliate thereof in an amount equal to $15,000 per month for office space, utilities and secretarial and administrative support made available to NETC.
Below is a table summarizing the entities to which NETC’s officers and directors currently have fiduciary duties or contractual obligations that may present a conflict of interest:
Name of Individual	Entity Name	Entity’s Business	Affiliation
Anthony G. Petrello	Nabors Industries Ltd.	Oilfield Services	Chairman, President, Chief Executive Officer and Director
	Greens Road Energy LLC	Energy Services	Sole Managing Member
	Hilcorp Energy Company	Energy	Director
	Nabors Energy Transition Corp. II	Energy Transition	President, Chief Executive Officer and Director
	Greens Road Energy II LLC	Energy Services	Sole Managing Member
William J. Restrepo	Nabors Industries Ltd.	Oilfield Services	Chief Financial Officer
	Nabors Energy Transition Corp. II	Energy Transition	Chief Financial Officer
Guillermo Sierra	Nabors Industries Ltd.	Oilfield Services	Vice President-Strategic Initiatives, Energy Transition

Name of Individual	Entity Name	Entity’s Business	Affiliation
	Nabors Energy Transition Corp. II	Energy Transition	Vice President-Energy Transition
Siggi Meissner	Nabors Industries Ltd.	Oilfield Services	President, Energy Transition & Industrial Automation
John Yearwood	Saudi Aramco Nabors Drilling	Oilfield Services	Director
	Foro Energy LLC	Oilfield Services	Director
	Bazean LLC	Energy Private Equity	Director
	Coil Tubing Partners LLC	Oilfield Services	Director
	Nabors Industries Ltd.	Oilfield Services	Director
	TechnipFMC plc	Oilfield Services	Director
	Sheridan Production Partners	Oil and Gas Exploration and Production	Director
Maria Jelescu Dreyfus	Ardinall Investment Management	Investments	Chief Executive Officer
	Macquarie Infrastructure Corporation	Infrastructure	Director
	CDPQ	Pension fund	Director
	Pioneer Natural Resources Company	Oil & Gas	Director
	Cadiz Inc.	Natural Resources (Water)	Director
Colleen Calhoun	The Engine	Investments	Operating Partner
	Quaise, Inc.	Geothermal Energy	Director
	Nabors Energy Transition Corp. II	Energy Transition	Director Nominee
Jennifer Gill Roberts	Grit Ventures Cognitive Space	Investments Artificial Intelligence and Automation	Managing Partner Director
	RIOS Corporation	Artificial Intelligence and Robotics	Director
	Apptronik	Robotics Logistics	Director
	Agtonomy	Vehicle Automation	Director
Limitation on Liability and Indemnification of Officers and Directors
The NETC Charter provides that NETC’s officers and directors will be indemnified by NETC to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the NETC Charter provides that NETC’s directors will not be personally liable for monetary damages to NETC or NETC stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to NETC or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
NETC has entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in the NETC Charter. The NETC bylaws also permit NETC to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification.
NETC’s officers and directors have agreed, and any persons who may become officers or directors prior to the Initial Business Combination will agree, to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account, and to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to NETC and will not seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by NETC if (i) NETC has sufficient funds outside of the Trust Account or (ii) NETC consummates an Initial Business Combination.

NETC’s indemnification obligations may discourage stockholders from bringing a lawsuit against NETC’s officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against NETC’s officers and directors, even though such an action, if successful, might otherwise benefit NETC and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent NETC pays the costs of settlement and damage awards against NETC’s officers and directors pursuant to these indemnification provisions.
NETC believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling NETC pursuant to the foregoing provisions, NETC has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

NETC MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of NETC’s financial condition and results of operations should be read in conjunction with the audited and unaudited financial statements and the notes related thereto which are included elsewhere in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. NETC’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
Overview
NETC is a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The registration statement for the NETC IPO was declared effective on November 16, 2021. NETC is an EGC and, as such, is subject to all the risks associated with emerging growth companies.
Since completing the NETC IPO, NETC has reviewed a number of opportunities to enter into an Initial Business Combination with an operating business, including entering into discussions with potential target businesses.
Results of Operations
NETC’s entire activity from inception through November 19, 2021 was in preparation for the NETC IPO and since the NETC IPO, NETC’s activity has been limited to the search for a prospective Initial Business Combination. NETC will not be generating any operating revenues until the completion of our Initial Business Combination, at the earliest.
For the year ended December 31, 2022, NETC had a net income of approximately $1.3 million which consisted of $2.0 million of general and administrative expenses and $4.1 million of interest income. In addition, in 2022, NETC had income taxes of $0.8 million for the interest income. For the period from March 24, 2021 (inception) through December 31, 2021, NETC had a net loss of approximately $0.3 million, which consisted of mostly of general and administrative expenses.
For the three and nine months ended September 30, 2023, NETC had a net income (loss) of $427,403 and $(907,677), respectively. The net income (loss) consisted of $664,128 and $6,042,942 in general and administrative expenses and $276,753 and $1,325,160 of income taxes, respectively. The expenses were offset by interest income of $1,368,284 and $6,460,425 for the three and nine months ended September 30, 2023, respectively.
For the three and nine months ended September 30, 2022, NETC had a net income of $790,603 and $577,845, respectively. The net income consisted of $214,423 and $842,467 in general and administrative expenses for the three and nine months ended September 30, 2022, respectively and $224,021 of income taxes for the three and nine months ended September 30, 2023. The expenses were more than offset by interest income of $1,229,047 and $1,644,333, respectively.
Liquidity and Capital Resources
As of September 30, 2023, NETC had approximately $82,514 of cash in its operating account and working capital deficit of approximately $4.9 million. As of December 31, 2022, NETC had $0.5 million of cash in its operating account and working capital of approximately $0.5 million.
NETC’s liquidity needs up to November 19, 2021 had been satisfied through a contribution of $25,000 from NETC Sponsor to cover certain expenses in exchange for the issuance of the Founder Shares and a loan of approximately $300,000 from NETC Sponsor pursuant to a non-interest bearing promissory note, of which approximately $141,656 was borrowed which was repaid in full on November 19, 2021. Subsequent to the consummation of the NETC IPO and the sale of the NETC private placement warrants, NETC’s liquidity needs have been satisfied from the proceeds from the consummation of the sale of the NETC private placement warrants not held in the Trust Account. In order to finance transaction costs in connection with an intended Initial Business Combination, NETC Sponsor or an affiliate of NETC Sponsor, or certain of NETC’s officers and directors may, but are not obligated to, loan NETC funds. As of September 30, 2023 and December 31, 2022, there were no amounts outstanding under any working capital loan.
Based on the foregoing, NETC management believes that it will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of an Initial Business Combination or October 19, 2023 (or up to December 19, 2023, if extended pursuant to the NETC Charter) (the “Combination Period”). Over this time period, NETC intends to use these funds for paying existing accounts payable, identifying and evaluating prospective Initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination or another Initial Business Combination. If the Business Combination or another Initial Business Combination is not consummated by October 19, 2023 (or up to December 19, 2023, if extended pursuant to the NETC Charter), there will be a mandatory liquidation and subsequent dissolution of NETC. NETC management has determined that the mandatory liquidation, should the Business Combination or another Initial Business Combination not occur, and potential subsequent dissolution raises substantial doubt about NETC’s ability to continue as a going concern. As of September 30, 2023, no adjustments have been made to the carrying amounts of assets or liabilities that might be necessary should NETC be required to liquidate at the end of the Combination Period.
Contractual Obligations
Registration and Stockholder Rights
The holders of Founder Shares, NETC private placement warrants and warrants that may be issued upon conversion of working capital loans (and any shares of NETC Class A Common Stock issuable upon the exercise of the NETC private placement warrants and warrants that may be issued upon conversion of working capital loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement. These holders will be entitled to certain demand and “piggyback” registration rights. NETC will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
NETC granted the underwriters a 45-day option from the date of the final prospectus to purchase up to 3,600,000 additional units at the NETC IPO price less the underwriting discounts and commissions. On November 17, 2021, the underwriters fully exercised their over-allotment option.
The underwriters were entitled to an underwriting discount of $0.20 per unit, or approximately $5.5 million in the aggregate (including with respect to the 3,600,000 additional units to cover over-allotments (the “Over-Allotment Units”)), paid upon the closing of the NETC IPO. In addition, $0.35 per unit, or approximately $9.7 million in the aggregate (including with respect to the Over-Allotment Units) was to be payable to the underwriters for deferred underwriting commissions. The deferred fee was to become payable to the underwriters from the amounts held in the Trust Account solely in the event that NETC completes an Initial Business Combination, subject to the terms of the underwriting agreement for the NETC IPO. However, because NETC did not engage Citigroup Capital Markets Inc. or Wells Fargo Securities, LLC to perform, and neither firm did perform, any work on the Business Combination, NETC requested that each firm gratuitously waive their right to the deferred underwriting discounts and commissions and both firms agreed. On February 9, 2023 and February 10, 2023, respectively, each of Citi and Wells Fargo, the underwriters of the NETC IPO, gratuitously waived their right to deferred underwriting discounts and commissions in connection with the Business Combination. Accordingly, NETC does not owe such underwriters deferred underwriting discounts and commissions in connection with the Business Combination. NETC expects to use the funds previously reserved for these deferred underwriting discounts and commissions to pay additional transaction expenses.

Convertible Promissory Notes
On February 16, 2023, Nabors Lux and Greens Road Energy LLC, a Delaware limited liability company (“Greens Road”), deposited an aggregate $2,760,000 into the Trust Account in order to extend the date by which NETC has to consummate an initial business combination from February 18, 2023 to May 18, 2023. In connection with such extension, NETC issued an unsecured promissory note to each of (i) Nabors Lux, in the principal amount of $1,518,000 and (ii) Greens Road, in the principal amount of $1,242,000, for an aggregate principal amount of $2,760,000 (the “February Notes”). On May 17, 2023, Nabors Lux and Greens Road deposited an additional aggregate $886,558 into the Trust Account in order to extend the date by which NETC has to consummate an initial business combination from May 18, 2023 to August 18, 2023. In connection with such extension, NETC issued an unsecured promissory note to each of (i) Nabors Lux, in the principal amount of $487,607 and (ii) Greens Road, in the principal amount of $398,951, for an aggregate principal amount of $886,558 (the “May Notes”). Nabors Lux deposited $295,519 into the Trust Account on August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023. In connection with each monthly extension, NETC issued an unsecured promissory note to Nabors Lux (the “Monthly Notes” and together with the February Notes and May Notes, the “Notes”). Each of Nabors Lux and Greens Road is an affiliate of NETC Sponsor. The Notes bear no interest and are due and payable upon the earlier to occur of (i) the date on which the initial business combination is consummated and (ii) the liquidation of NETC on or before December 18, 2023 (unless such date is extended pursuant to the NETC Charter or such later liquidation date as may be approved by the NETC stockholders).
Critical Accounting Policies
The preparation of financial statements in conformity with GAAP requires NETC’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Class A Common Stock Subject to Possible Redemption
NETC accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” The Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within NETC’s control) is classified as temporary equity. At all other times, NETC Class A Common Stock is classified as stockholders’ equity. The NETC Class A Common Stock features certain redemption rights that are considered to be outside of its control and subject to the occurrence of uncertain future events. Accordingly, as of September 30, 2023 and December 31, 2022, 9,850,641 and 27,600,000 shares of NETC Class A Common Stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of NETC’s condensed balance sheet, respectively.
Recent Accounting Pronouncements
NETC management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on NETC’s financial statements.
Off-Balance Sheet Arrangements
As of September 30, 2023 and December 31, 2022, NETC did not have any off-balance sheet arrangements and did not have any commitments or contractual obligations.

JOBS ACT
On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. NETC qualifies as an “emerging growth company” under the JOBS Act and is allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. NETC elected to delay the adoption of new or revised accounting standards, and as a result, NETC may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, NETC’s financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
As an “emerging growth company,” NETC is not required to, among other things, (i) provide an auditor’s attestation report on its system of internal controls over financial reporting, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies, (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of the NETC IPO or until it is no longer an “emerging growth company,” whichever is earlier.

BUSINESS OF VAST AND CERTAIN INFORMATION ABOUT VAST
Overview of Vast
We are a CSP technology company. We were incorporated in March 27, 2009 and may operate indefinitely. We have developed proprietary next-generation CSP technology that provides clean, dispatchable renewable energy for utility-scale power, clean fuel production and process heat applications. Our vision is to provide continuous carbon-free energy globally by deploying our CSP technology and complementary technologies (e.g., intermittent solar PV and wind) to deliver renewable and dispatchable electricity, heat and storage on a continuous basis. We believe our CSP technology is capable of providing competitive, dispatchable and carbon-free power for on- and off-grid power generation applications, energy storage, process heat, and has the potential to unlock green fuels production (e.g., solar methanol, sustainable aviation fuels (“SAF”), green hydrogen).
Our CSP technology is deployed through a proprietary system that is smart, modular and highly cost-effective to construct and operate, and was awarded the International Energy Agency’s SolarPACES 2019 Technical Innovation Award. Our CSP system uses a distributed modular tower design and a sodium heat transfer loop to gather energy from the sun, which is then stored in molten salt for dispatch as either power or heat. Sodium is a superior thermal conductor (e.g., superior to molten salt) that is key to enabling our modular tower design, and the modular design delivers improved performance, lower cost and reduced risk relative to previous generations of CSP technology.
Our system (“CSPv3.0”) combines the modularity and reliability benefits of Parabolic Trough CSP systems (“first generation CSP systems,” or “CSP 1.0”) with the economies of scale of Central Tower CSP systems (“second generation CSP systems,” or “CSP 2.0”) and delivers cost-competitive, reliable, and efficient CSP.
We believe the scalability of projects is critical to de-risking long term investment into modular CSP projects. We believe the modular tower design utilized in our CSP technology will result in a lower construction cost and complexity, de-risking the upfront investment into projects when compared to traditional central tower designs. Smaller, lighter towers are safer to construct and deploy, requiring no specialized equipment for construction and maintenance. The smaller scale of individual components also allows for reuse of assembly lines that can be relocated to the next project, reducing the burden on individual projects for manufacturing costs.
We developed and refined our CSP technology over 13 years through: (i) prototyping, testing and refining field optics (2009-2010), (ii) optimizing and testing our modular array design (2010-2011), (iii) prototyping and testing our receivers and sodium loop (2011-2014) and, most importantly, (iv) five years of piloting prototypes including building and operating for 32 months the world’s first 1.1 MW grid-connected demonstration plant located in Forbes, Australia.
The following diagram illustrates the key processes in our CSP system.

Development of our technology has been supported by multiple non-dilutive grants from the governments of Australia, Germany, and the United States and is led by an experienced team with a demonstrated track record of successful project development. Further, we expect our relationship with Nabors will help us accelerate the realization of our pipeline through access to Nabors’ global relationships; improve our technology through Nabors’ advanced manufacturing, engineering, automation and robotics expertise; and lower costs through Nabors’ extensive supply chain and operational experience across the globe.
We are currently developing 230MW of projects in Australia and have a multi-GW global pipeline of potential CSP projects in North America, Europe and the Middle East as of February 2023, with up to A$215 million of conditional funding approval from the Australian and German governments to be contributed to Vast projects. Further, policy support from the IR Act is expected to improve the economics of projects we may develop in the U.S., which we believe will accelerate deployments in the U.S. through production tax credits (“PTC”) and 30+% investment tax credits (“ITC”).
Our principal, near-term projects under development are located in Australia and comprised of the following:
•
Vast Solar 1, or VS1, a 30 MW reference CSP plant located in Port Augusta, south Australia that we are funding with the support of the Australian government of up to A$110 million of concessional financing and up to A$65 million from a non-dilutive grant. Under the ARENA funding agreement dated January 27, 2023, ARENA agrees to pay A$65 million to Vast Solar 1 Pty Ltd in tranches over the course of 2024 to 2028 upon completion by Vast Solar 1 Pty Ltd of certain milestones specified in the funding agreement. The specified completion date for the first milestone is March 29, 2024 and the amount payable by ARENA to Vast Solar 1 Pty Ltd upon completion of that milestone (excluding goods and services tax) is A$4,576,486. The specified completion date for the final milestone is May 31, 2028 and the amount payable by ARENA to Vast Solar 1 Pty Ltd upon completion of that milestone is A$250,000 (excluding goods and services tax). In total, provided that all milestone specified in the funding agreement are met on time: (i) A$21,959,934 (ex-GST) would become payable in 2024; (ii) A$25,840,391 (ex-GST) would become payable in 2025; (iii) A$10,949,675 (ex-GST) would become payable in 2026; (iv) A$4,500,000 (ex-GST) would become payable in 2027; and (v) A$1,750,000 (ex-GST) would become payable in 2028. VS1 will use our modular tower CSP technology to charge storage of 288MWh. VS1 is expected to commence operations in late 2025 and to generate clean, low-cost, dispatchable power on demand, catalyzing an export-focused renewables manufacturing industry and creating hundreds of direct and indirect jobs.

•
Solar Methanol 1, or SM1, a 20 ton per day solar methanol demonstration facility that will be co-located with and partially powered by VS1. We anticipate that SM1 will be supported by up to

A$19.5 million and EUR 13.2 million of non-dilutive grants from the governments of Australia and Germany, under the Hydrogen Innovation and Technology Incubator (“HyGATE”) program, a funding program intended to support real-world pilot, trial and demonstration projects along the hydrogen supply chain. We expect SM1 to become operational in 2026. As of the date of this proxy statement/prospectus, we received conditional offers from the governments of Australia and Germany for such grants and we plan to pursue binding commitments within the coming months.
•
SiliconAurora Pty Ltd, or SiliconAurora, a joint venture with 1414 Degrees in which we own a 50% interest. Through SiliconAurora we are co-developing a 140 MW battery energy storage system (“BESS”) on the Aurora site on which VS1 will be deployed. Neither SiliconAurora nor 1414 Degrees have any involvement in VS1 other than SiliconAurora providing a site with approvals for VS1. Vast’s aim is to have the SiliconAurora BESS shovel-ready and saleable by mid 2024.

Market Overview
The ongoing drive for decarbonization of the global electricity generation sector has resulted in significant demand for renewable energy generation. The International Energy Agency (“IEA”) currently forecasts more than a four times increase in the volume of energy generated through renewable technologies by 2050, including deployment of up to 430 GW of new CSP capacity globally for on-grid applications alone. This totals approximately 25,000 GW of new projects that will be developed by 2050. The following diagram illustrates this projected growth by region.
Solar PV, wind and hydro are well established technologies that are anticipated to continue to be the dominant technologies throughout this period of growth. However, each of these technologies has inherent limitations. For example, the availability of new hydro projects is increasingly limited due to geographical reasons as most of the attractive locations have already been developed. New wind projects, which are not dispatchable, are similarly challenged as many of the best sites are already developed and permitting is increasingly difficult. Solar PV is more predictable than wind but continues not to be dispatchable as power generation is contingent on the solar resource being available alongside demand. Battery storage options have the potential to make both wind and solar PV generation dispatchable, but batteries with storage greater than four hours remain cost prohibitive. We believe CSP has the potential to alleviate many of these limitations by providing dispatchable renewable energy generated in sunbelt countries on a continuous basis.
Demand for Dispatchable Renewable Energy
The IEA is recognized as one of the most authoritative and comprehensive sources for global energy data. According to IEA data, there is currently approximately 6,800 MW of CSP in operation globally.

Using a sophisticated model that takes into consideration multiple exogenous factors and cost projections linked to different emission scenarios, the IEA’s forecast projects rapid growth in both the Stated Policies (“STEPS”) and Net Zero Emissions (“NZE”) case scenarios modelled by the IEA. The NZE case scenario is a normative IEA scenario that shows a pathway for the global energy sector to achieve net zero CO2 emissions by 2050, with advanced economies reaching net zero emissions in advance of others. STEPS provides a more conservative benchmark for the future, because it does not take it for granted that governments will reach all announced goals. Instead, it takes a more granular, sector-by-sector look at what has actually been put in place to reach these and other energy-related objectives, taking account not just of existing policies and measures but also of those that are under development. The STEPS explores where the energy system might go without a major additional steer from policy makers.
According to a top tier management consulting firm, the four principal markets where CSP is expected to play a sizeable role are (i) utility scale grid applications, (ii) off-grid applications, (iii) process heat and (iv) sustainable fuels and hydrogen.
Utility Scale Grid Applications
On-grid applications for dispatchable green energy primarily seek to resolve shortfalls in the supply of electricity resulting from the exit of coal fired generators and other traditional fossil fuel technologies from various electricity markets globally. CSP provides long-duration dispatchable renewable generation that can bridge the gap between solar PV and wind variable supply and demand from the grid. Long-duration storage in the form of thermal salt based energy storage within CSP allows for energy collected during the day to be stored and dispatched overnight where the shortfall due to the lack of solar PV generation is greatest. As a result, CSP technology is positioned to play a significant role in fulfilling the need for long-duration dispatchable renewable generation.

The Australian National Electricity Market (“NEM”), an energy-only market with a grid covering five states in Australia, offers a case study to visualize the role CSP can play in decarbonizing grids of sunbelt countries. The NEM has experienced some of its longest periods of consistently elevated spot electricity prices in the recent past. A number of factors, such as the war in Ukraine, floods in New South Wales and Queensland coal mines and coal-fired generators being offline due to faults and maintenance, have contributed to this current crisis of the NEM.
While most of these issues are expected to be resolved in the near to medium term, the current NEM offers a glimpse of what the NEM, and other electricity markets, of the future could look like in the absence of sufficient additional dispatchable renewable generation to replace the 14,000 MW of coal-fired generators expected to go offline by 2030, while electricity demand is projected to double by 2050.
We believe the market disruptions of the recent past are driven by short term idiosyncrasies that have left high-priced gas generation as the price-setter. One of the underlying causes is the absence of dispatchable generators. In the absence of investment in dispatchable renewables over the next few years, the crisis could repeat in the NEM and other electricity markets.
 2
Against this backdrop, the Australia Energy Market Operator’s (“AEMO”) 2022 Integrated Systems Plan (“ISP”) notes that investment is needed to triple the firming capacity provided by new low-emission firming alternatives that can respond to a dispatch signal, with efficient network investment to access it. The ISP emphasizes the need to deploy 46 GW per 640 GWh of dispatchable storage in all its forms.
AEMO notes the value of medium depth storage is in its intra-day energy shifting capabilities, driven by the daily shape of energy consumption by consumers, and the diurnal solar generation pattern. We believe

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Education Report prepared by top-tier management consulting firm.

that in hot and dry climates like Australia, CSP is well positioned to address this need. VS1 represents the first step towards deploying this technology at scale in Australia to provide for storage of 4 to 12 hours’ duration. Furthermore, AEMO notes that with fewer synchronous generating units, there are fewer sources of system strength, dynamic reactive support, inertia, primary frequency response and frequency control ancillary services that these units have traditionally provided. We believe that projects using Vast’s CSP technology could be deployed with clutched turbines which could enable them to operate as synchronous-condensers even at times when the project is not dispatching electricity into the grid.
Off-Grid Applications
There is a growing need for stable continuous renewable energy to deliver on the emissions reduction ambitions of industrial companies working in off-grid locations. Mine site demand is traditionally a continuous 24/7 operation that requires a reliable supply of electricity. Standalone solar PV and wind are unsuitable for high renewable penetration generation in off-grid applications and the distance to grid generally makes it cost-prohibitive to connect to a larger network to access firming energy. We believe CSP offers a cost-competitive solution in decarbonizing mining operations, especially when utilized together with other renewables, such as solar PV and wind. Electrification of fleet and machinery is expected to drive increased demand for dispatchable renewable solutions from mine operators, further expanding the potential market for CSP.
As ESG concerns become paramount in major export markets like the European Union, Australian miners are now looking to source more green energy and are willing to spend more to meet these requirements. Ensuring a bankable and technologically feasible option is available is crucial to supporting these miners on their decarbonization journey. The following table shows the commitments made by major mining companies to reduce carbon emissions over the next ten years.
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Intermittent renewables such as solar PV and wind alone cannot deliver reliable 24/7 supply of energy to the miners, and we believe that energy storage options such as batteries (too expensive at the duration required) and PHES (insufficient water in regions like the North West Minerals Province and the Pilbara) are not viable. CSP works best in environments with excellent solar resource and abundant land, allowing delivery of low-cost, utility scale, firm and fully dispatchable energy in the form of either heat or electricity. The dispatchable night time renewable energy provided by CSP can increase the decarbonization of power

3
Education Report prepared by top-tier management consulting firm.

generation for mining operations from 50% to 70% by combining solar PV, wind and batteries to greater than 90% with the addition of CSP at a cost below the total cost of diesel or gas generation.4
Vast has identified between 2.8 to 4.4GW of potentially addressable power demand by mine sites suitable for Vast’s CSP technology in Australia alone and 8.1 to 12.8GW globally.5 CSP is suitable for off-grid connected electricity generation at remote locations with strong solar resource as shown by the North West Queensland Hybrid Power Project (“NWQHPP” now referred to as “Vast Solar 2” or “VS2”) (noting that in March 2023, the Queensland government announced a A$5 billion investment by it in the “Copper String 2.0” 1000km high voltage network line project to connect the North West Minerals Province to the NEM), which is expected to be capable of delivering power at costs less than gas-fired generators. Most off-grid/remote mines currently produce electricity with fossil fuels. Off-grid users are increasingly exploring renewable solutions; CSP will need to meet LCOE and reliability objectives to gain market share. Upon completion, VS2 could leverage as a reference project for off-grid mining to supply high reliability green electricity to off-grid operators.
•
Process Heat

Industry emissions are currently expected to see limited decarbonization by 2050 compared to electricity supply, as shown in the graph below.
 6
CSP stores collected solar energy as heat, which can then be supplied as steam at temperatures up to 600oC in a dispatchable manner. This enables supply of both electricity and heat from a single plant, resulting in lower costs compared to electrical heating alternatives using intermittent renewable sources.
Similar to sustainable fuels, CSP has the potential to replace fossil fuels and other renewable energy sources in this area due to the following factors:
•
High Temperature Heat:   CSP can generate heat at high temperatures, making it suitable for industrial processes that require high heat input such as generating steam for power production or for use in chemical processes.

4
Education Report prepared by top-tier management consulting firm.

5
Education Report prepared by top-tier management consulting firm.

6
Education Report prepared by top-tier management consulting firm.

•
Flexibility:   CSP can be designed to operate at a range of temperatures, making it suitable for a wide range of industrial applications.

•
Dispatchability:   CSP can store thermal energy, enabling it to be dispatched as needed to meet industrial heat demand, even during cloudy weather or at night.

•
Cost-effectiveness:   CSP has the potential to be competitive with traditional fossil fuels for industrial heat production, particularly when considering the cost of natural gas and the increasing cost of carbon emissions.

•
Sustainability:   CSP is a renewable energy source that generates low greenhouse gas emissions, making it a sustainable alternative to fossil fuels for industrial heat production.

Our CSP technology is expected to be a cost-efficient way to deliver long-duration dispatchable renewable energy, with capability to generate temperatures up to 600 degrees Celsius, making it suitable for industrial processes.
7
Sustainable Fuels and Hydrogen
There is a growing market for CSP solutions for power and heat supply across four types of sustainable fuels: methanol, SAF, ammonia and low-carbon hydrogen. CSP’s advantages in this segment include the following:
•
Affordability:   The combination of heat and electricity that CSP systems can provide offers lower overall primary energy costs for green fuel production than electricity-only systems.

•
Efficiency:   High temperatures (up to 600 degrees Celsius) in CSP systems drive efficient heat storage and generation compared with using PV.

•
Dispatchability:   CSP systems can be dispatched on demand, making them a flexible source of heat and electricity that complements intermittent generators.

•
Predictability:   CSP delivers renewable energy with the certainty of sunlight, making it more reliable than wind.

•
Stability:   CSP can be configured to complement daytime PV by operating as a synchronous condenser, delivering stability benefits to grids and dedicated green fuel mega-projects.

•
Energy Storage:   CSP systems can be configured to store excess daytime energy, which is made available during evening and morning peak periods, and overnight.

•
Scalability:   CSP systems use less land that PV and wind to generate the same amount of electricity.

7
Education Report prepared by top-tier management consulting firm.

This demand for CSP is compounded by the significant supply/demand gap that is expected across green methanol, green ammonia and SAF. For example, by 2030, there is an approximately 16-billion-liter gap between projected capacity and demand to meet IATA targets, primarily due to the fact that hydroprocessed esters and fatty acids (“HEFA”) comprise a majority of SAF plant commitments are not expected to meet demand in the long-term due to constraints in supply of used cooking oils.8 The following chart shows the estimated market for CSP in relation to production of sustainable fuels and hydrogen.
9
Demand for hydrogen globally is increasing rapidly across all industries for applications in power and heat that traditionally utilized fossil-based fuels. By 2050 the total volume of hydrogen produced utilizing renewable generation is expected to increase to 73Mt p.a. according to a top-tier management consultant.
 10
CSP’s stable supply of power through its long-duration storage can help hybrid renewable power and heat generation systems to maximize the operation of renewably powered hydrogen electrolysis, liquefaction and hydrogen conversion facilities.

8
Education Report prepared by top-tier management consulting firm.

9
Education Report prepared by top-tier management consulting firm.

10
Education Report prepared by top-tier management consulting firm.

The CSPv3.0 Opportunity
CSP’s Unique Advantages
Unlike variable renewable energy, such as solar PV and wind, and energy storage technologies, such as batteries, which are only as renewable as the energy used to charge them, and only “dispatchable” when full, CSP is a clean dispatchable generation technology of which the primary energy source is solar energy. In contrast to solar PV, which converts incoming photons into electrical energy at the panel level, CSP utilizes solar energy as heat by using mirrors to focus such energy onto thermal receivers. Heat can be easily transported to central storage tanks where it is stored in low-cost media without significant losses. When demand for electricity occurs, the stored heat is used to create steam to drive a steam turbine and generator. This decoupling of energy collection from electricity generation provides three significant advantages:
1.
Dispatchable output:   Energy collected during the day can be stored for hours or days and used in the evening, at night and/or early morning before the sun comes up.

2.
Controllable output:   Output from the plant is completely controllable. When the turbine in the CSP plant (which is decoupled from the collector through the TES system) is operating, energy supply remains constant regardless of cloud coverage or the time of day.

3.
Flexible renewable heat source:   Some or all of the heat can be released directly from the storage tanks to be used as industrial scale processes heat.

The following table illustrates the advantages of CSP compared to other renewable energy technologies.
 11
The primary alternatives to CSP plants today are new build hydroelectric plants. Both technologies collect renewable energy, store it, and then release as instructed. While each technology has its own advantages and disadvantages, we believe they are generally complementary rather than competing technologies: mountainous regions with significant rainfall are undesirable locations for CSP plants; while flat, arid regions are suboptimal for hydro development. Besides geographic preferences, the other primary difference is that hydro plants typically manage their stored energy (water) over an annual cycle (wet season/dry season, etc.) while CSP optimizes energy over a day or several days.
•
Advantages vs. Batteries

Wind and solar PV generation technologies are expected to provide bulk energy in the grid of the future at the lowest cost. However, questions remain as to energy storage technologies, including storage

11
Education Report prepared by top-tier management consulting firm.

technology that can be coupled with intermittent generation, such as wind and solar PV (which are resource dependent and perishable), to provide the dispatchable energy needed to operate the power system and preferences relating to centralized or distributed storage. According to IRENA12, batteries are expected to continue to be used for short term grid services and storage capacity of up to four hours to smooth wind and solar PV output, but the lack of scale-driven cost economics is expected to continue to make them expensive for longer duration applications, such as overnight generation. The downsides of batteries include high capital costs, oversizing required to provide output discharge speed, short useful lifespans, energy losses and end-of-life recyclability issues. The high cost of batteries are primarily driven by their base materials and the cost dynamics of battery energy storage systems at utility scale, being that they are stackable, rather than scalable. The fixed costs for the energy management system (inverters, etc.) are a small part of the total plant cost, so costs generally increase linearly with scale. Doubling the capacity of a CSP molten salt tank, however, only requires additional steel and salt at marginal additional costs relative to the total cost of the CSP plant.
The round trip efficiency for a battery is in the order of 90% (depending on application, battery chemistry, ambient conditions and other factors) at the beginning of its life, and degrades over time. That means that, for every 1MWh required from a battery, 1.1MWh must be purchased to charge it. Batteries also degrade and can catch fire as they get hot, requiring air conditioning equipment to counter and consuming more input energy.
•
Advantages vs. Pumped Hydro

Pumped hydro energy storage (“PHES”) is another medium-duration energy storage technology often proposed as a “sink” for overgeneration from variable solar PV and wind. While, we believe PHES is capable of storing large volumes of water so long as there is adequate water available, this requirement may be increasingly difficult to address as the climate becomes more variable under the influence of climate change. However, we believe the biggest impediment to broader deployment of PHES technology is the unique engineering challenges of each project that create operational complexities and make new plant constructions overly expensive. By comparison, we believe CSP is replicable with standardized designs that can be rolled out at suitable sites. Alongside cost and complexity, the other major challenge limiting PHES deployment is securing financing. Most projects are based on an arbitrage business model that assumes a daily cycle of charging with cheap or free electricity followed by resale at higher prices. The assumption of a spread sufficient to repay debt throughout a typical 30-year initial project life has not been palatable to financial markets to date.
In comparison to other energy storage technologies such as PHES and lithium-ion batteries that function only as storage and dispatch systems, CSP provides renewable energy collection in addition to storage and dispatch. Similar to PHES, the core technologies at the heart of a CSP system (steam generation, turbines, etc.) are well understood and can be sourced from many different suppliers. Unlike PHES, however, the site specific engineering requirements are less complex. CSP benefits from economies of scale to a larger degree than lithium-ion batteries and is better suited to medium duration storage. We believe all three technologies will play a role in electric grid portfolios going forward.
According to IRENA, based on recently completed projects, CSP is the lowest-cost way to deliver long-duration dispatchable renewable energy.13 Competing technologies relying on solar PV and large battery arrays have faced increased headwinds from rising input costs due to medium term material shortages.14
We believe CSP’s will experience substantial growth in both the on-grid and off-grid markets by 2050, and the potential use cases for industrial heating processes and renewable fuels, presenting significant upside beyond the power generation market. We believe further market upside is possible based on increasing commitment to “net zero” by countries and companies and enduring geopolitical tension.

12
Renewable Power Generation Costs in 2020 (2021), International Renewable Energy Agency, p117

13
Renewable Power Generation Costs in 2020, International Renewable Energy Agency (2021), p117

14
“Wind, solar and storage costs jump by up to 60 pct, says biggest project developer”, RenewEconomy 3 March 2023

The Evolution of CSP
CSP has gone through three generations of technological development. The first generation of bankable CSP projects, CSP 1.0, was parabolic trough technology which forms the vast majority of CSP plants in operation today. CSP 2.0, which utilizes central towers, was born out of the desire to use higher temperature power cycles to drive down LCOE. While lower LCOE was theoretically achieved, reliability was reduced due to equipment failures stemming from inadequate thermal process control, design, inefficiencies and construction deficiencies. CSPv3.0 solves conventional CSP’s reliability problems and high costs through its modular design with multiple, distributed towers and the use of sodium as the heat transfer fluid (“HTF”).
The majority of the current 6,800MW global CSP fleet deploys parabolic trough optical collectors, or CSP 1.0. This proven and bankable technology operates reliably, but produces relatively expensive energy due to limits on power cycle efficiency arising from relatively low temperature operation. Achieving higher temperatures, and thus higher power cycle efficiency, is the driver behind the current state-of-the-art in CSP, central receiver towers, or CSP 2.0. Featuring an approximately 250 meter tall tower in the center of a surrounding field of heliostats, CSP 2.0 is challenging to construct and introduces a single point of failure risk that is absent in modular systems.
Our modular tower concept, or CSPv3.0, which uses liquid sodium as a HTF, represents a step change in CSP technology, merging the reliability of CSP 1.0 with the thermal performance of CSP 2.0. Our sodium solution for heat transfer enables top performance at lower costs, delivering the potential to shape the future of the global CSP industry.
The following diagram illustrates the evolution of CSP 1.0 to 3.0.
Our Technology
Our CSP systems are designed to address many of the deficiencies of earlier CSP generations, including:
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Modular polar fields are more optically efficient than surround field designs, requiring fewer heliostats;

•
Shortening the distance from heliostats to towers, which increases efficiency and requires fewer heliostats;

•
Using modular fields, in contrast to a single tower with a single point of failure, reduces the risk of plant-wide downtime, increasing the relative capacity factor for a like rated plant; and

•
Dispersing concentrators, delivers a narrower variation in temperatures, reducing operational risk, and lower maintenance complexity.

Furthermore, the modular design also helps to reduce upfront construction cost and complexity by requiring relatively fewer heliostats in combination with off-the-shelf towers and the ability to construct the solar array and power block in parallel. This results in shorter average construction times, from approximately 36 months for central tower to approximately 18 to 24 months for a modular tower plant.
Liquid Sodium as an HTF
We have been pioneering the use of sodium as a CSP HTF and have received multiple international accolades such as the 2019 IEA SolarPACES Technical Innovation Award. While extensive sodium knowledge exists in the nuclear industry, over the last 13 years we have developed the engineering and operational procedures required to enable its safe and effective use in CSP. Sodium’s properties make it relatively benign when handled properly, but, like many industrial fluids (such as natural gas, petrol, diesel, ammonia, etc.), it can be dangerous when inappropriately handled.
With ARENA’s support in developing Vast’s technology over the past decade, we designed, built and operated our grid-synchronized demonstration plant that brought together the components we previously developed to allow testing of a complete sun-to-grid system. The plant consisted of five modules in the solar field, each containing 699 heliostats, a receiver and a tower, linked by the sodium HTF loop to a steam generator and ultimately to a steam turbine and 1.1MW electrical generator. The demonstration plant operated for nearly 3 years, illustrating the fact that our modular solar array using sodium as HTF can be operated safely and effectively to export electrical energy to the grid.
•
Modular Approach Unlocked by Liquid Sodium

Our modular approach to CSP combines the operating temperature benefits of central receiver towers with the control and operability benefits of modular trough plants. By selecting sodium as the HTF, Vast can implement distributed polar solar arrays that are significantly more optically efficient than surround fields, and 50 meter towers that are less expensive and easier to construct.
Modular fields allow for more efficient use of glass reflectors, enabling the same amount of power to be delivered to a receiver from a smaller area of mirror. This generates cost savings in both initial plant construction and from reduced mirror cleaning costs for the estimated 30-year life of the plant. Further atmospheric attenuation is lower in modular fields due to shorter focal distances, creating a compounding benefit that further reduces required mirror volume and improving performance in dusty regions (e.g., the Middle East).
Additionally, Vast’s modular fields have smaller towers relative to central tower plants (50m vs 250m), which in turn require smaller pumps. Additionally smaller towers pair with smaller heliostats and smaller heliostats can be mass manufactured using automotive industry techniques, driving down cost per heliostat.
The smaller towers used in Vast’s modular fields support lighter and smaller (reduced wind loading) receivers, with both these factors driving lower material costs. The receivers are simpler and cheaper than central tower molten salt receivers as the billboard design reduces the need for internal linking headers and inlet/outlet vessels and the sodium HTF removes the need for anti-freezing safeguards.
Vast towers can be erected without specialist equipment while Vast receivers which are identical and can be factory-produced (reducing both fabrication and on-site costs), are transported by road to site for simple, cheaper and faster installation. We are able to realize savings in parasitic electrical loads (the power required to run the plant) due to reduced pump sizes and loads from sodium’s lower viscosity. The sodium HTF can be operated at higher temperatures than molten salt (as a HTF) and enables more energy to be stored in a given quantity of salt. Faster, cheaper and safer maintenance of each receiver can be easily undertaken at ground level with tilt-down tower design and with the rest of the plant remaining operational.
During the construction of a central tower and receiver, exclusion zones are implemented at the base of the tower for safety reasons. This creates a significant schedule delay as construction of the salt tanks and power block must occur sequentially with the tower and receiver. With modular arrays, the solar field and power block can be constructed independently, shortening total build duration from three to two years providing an extra year of energy generation and 33% decrease in construction phase FTE cost.

•
Advanced Thermal Process Control

Vast’s modular tower solar array delivers improvements in temperature control relative to central tower designs. The utilization of sodium as the HTF, our control system (which we are seeking to patent) and distributed array deliver precise temperature control with improved energy yield when the weather is cloudy, higher salt storage temperatures enabled that unlocks greater storage and power cycle efficiency, and substantially reduced risk of downstream thermal shock.
Central tower plants are unable to deliver precise thermal process control with solar transients caused by clouds impacting critical plant assets that are vulnerable to thermal fatigue, and degraded exergy resulting in sub-optimal performance.
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Our Business Model
Our business model is to develop CSP projects using our technology, supply the equipment required to construct those projects, and provide EPC and O&M services to those projects during and after construction. Accordingly, we operate our business through four strategic pillars:
1.
Independent Energy Production (“IEP”):   Our project development business addresses planning, permitting, siting and all other activity related to developing projects with full optionality to invest or co-invest in such projects, actively manage plants, and to retain or sell down our equity stake in such projects.

2.
Original Equipment Manufacturing (“OEM”) and Equipment Sales:   Our OEM business is our primary business line currently and is responsible for the design, sourcing and supply of solar arrays to projects, including heliostats, receivers and towers, sodium piping, pumps and tanks, sodium-salt heat exchangers and control systems and licensing of our technology and to third parties. This business line includes the assembly and installation at project sites, utilizing automated pop-up manufacturing facilities.

3.
Engineering, Procurement and Construction (“EPC”):   Our in-house EPC capability enhances the quality of projects and enables us to overcome any shortages of EPC contractors in key geographies.

4.
Operation and Maintenance (“O&M”):   Our O&M business provides operations and maintenance and software support to projects. As experts in the use of sodium HTF in CSP applications, it is critical that our knowledge and skills are imparted on the O&M teams that operate plants using Vast technology. We also expect our O&M business to drive significant value through operational and technology improvements that increase plant yield within rigid project financing structures.

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Education Report prepared by top-tier management consulting firm.

During our 13-year history, we have developed our proprietary technology to provide the critical components necessary to build modular CSP plants: heliostats; sodium receivers; receiver control systems; sodium-salt heat exchangers; salt tanks; and modelling and control software. The development of this product range continues in parallel with project development.
Successful deployment of technology at VS1 is an important step along our journey to a fully commercial product suite and a sustainable enterprise. Once the effectiveness of our technology is proven at utility scale, we believe that operation of subsequent deployments at greater scale will follow given the parallel development of our pipeline and scale driven LCOE reductions.
Those cost reductions will be driven by the collective impacts of higher turbine efficiencies, construction scale economics and the fixed nature of operating costs that drive down the LCOE of stand-alone modular CSP plants. Each of these improvement factors is a direct outcome of scaling using the technologies that will be demonstrated at VS1 and they do not require any additional technological breakthroughs.
Key Business Lines
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Independent Energy Production

We are an experienced developer of CSP and PV plants, with four development projects completed in the last ten years. Below is a summary of our completed projects.
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Marulan Test Site (2010-2011) — Heliostat Field Testing.   Our first two projects, the first of which involved the development of our first heliostat prototypes, and the second of which involved the development of our modular array concept, with approximately 100 heliostats and a water cooled receiver tested alongside the completion of targeting and control tests.

•
Back Station Test Site near Forbes, NSW (2011-2014) — Sodium Test Loop.   Our first ARENA-supported project was a single 1.2MWth solar module that demonstrated that sodium could be used safely and effectively as a HTF. Partly funded by the Australian Solar Institute and then inherited by ARENA, it was successfully completed in mid-2014. The project resulted in the installation, operation and testing of 700 heliostats (second and third generation facet designs and V12 heliostat drives) and the development and testing of wireline and Wi-Fi solar array communications. The project also demonstrated on-site facet construction of a high temperature sodium receiver, reticulation, cooling and purification system.

•
Jemalong Solar Station Demonstration Plant near Forbes, NSW (2014-2020).   The JSS Pilot Plant was a 1.1MW grid connected CSP plant designed to provide a multi-module proof of concept for Vast’s CSP technology. The final form plant was first synchronized with Australian national grid and operated safely and effectively from early 2018 until its decommissioning in 2020. The project resulted in the manufacturing of 3,500 heliostation-site, which were installed and operational for over five years (as the heliostats were installed and operational prior to synchronization of the final form plant with the grid in early 2018). The project completed the integration and control of multiple modules, generating extensive operational experience of a world-first modular sodium HTF loop, which was used to operate a steam generator and 1.1MW turbine.

•
50 MW West Jemalong PV Project near Forbes, NSW (2018).   Development of a 50 MWac PV project four kilometers from the demonstration plant and “shovel-ready” for sale of the project to Genex Ltd.

We are also currently developing several new projects.
•
Vast Solar 1 Commercial Reference Project.   A project offering with the prospect of dispatching approximately 47GWhe per year of merchant peaking power at a comparable capital cost to a BESS with similar capacity.

•
Vast Solar 2 (formerly North West Queensland Hybrid Power Project — NWQHPP).   A 50 MW hybrid baseload CSP/PV/BESS/gas project with 99.5% reliability and approximately 80.0% renewable energy fraction. The project is expected to be a world-first baseload integrated solar hybrid plant to power the operations of major mining companies. Importantly, it plans to lower electricity prices for mining customers in the Mount Isa region, leading to improved global competitiveness of the project’s ultimate mining and minerals processing offtakers.
•
SiliconAurora BESS Project (Joint Venture with 1414 Degrees).   We are a 50% owner of and co-developing a 140MW / 140MWh BESS being developed on the Aurora site on which VS1 will be deployed. Neither SiliconAurora nor 1414 Degrees have any involvement in VS1 other than SiliconAurora providing a site with approvals for VS1. Vast’s aim is to have the SiliconAurora BESS shovel-ready and saleable by mid 2024.

•
Solar Methanol 1 Renewable Methanol Demonstration Plant.   An approximately 20 Ton per day renewable methanol project utilizing our CSP technology as the primary source of electricity and heat, being developed by the Solar Methanol Consortium. We expect SM1 to become operational in 2026.

•
ASTRI Integrated Sodium Test Loop — EPCM Agreement.   We are supporting ASTRI’s development of a 1MW research project located in Mayfield West, Newcastle including engineering and procurement, integration of a novel sodium receiver developed by Australia’s Commonwealth Scientific and Industrial Research Organization (“CSIRO”) and the Australian National University (“ANU”) to a Balance of Plant skid and commissioning of the skid.

•
Wodonga Concentrated Solar Thermal Process Heat Project.   We are acting as owner’s engineer for an approximately 20MW-th process heat project to displace gas to decarbonize a pet food facility for an international fast-moving consumer goods company.

•
Vast Solar 3.   The Aurora site on which VS1 will be deployed includes a secured development approval for 150 MW CSP. Vast has identified that potential off-takers for this project may include BHP, the Whyalla Steelworks, Nyrstar’s Port Pirie smelter, a number of hydrogen and e-fuel projects proposed in South Australia.

Original Equipment Manufacturing (OEM) and Equipment Sales
•
Heliostats and Beam Characterization System

Our heliostats have been designed in-house to solve the shortcomings of past generations of heliostats, striving to achieve the highest quality at the lowest cost through automated manufacturing, minimizing mirror shape error and use of a single facet to eliminate canting error along with a system that pre-calibrates each array. Heliostats are installed with Vast’s installation trailer, using one bolt and one plug for fast, simple installation. We use a proven cleaning system coupled with further in-house automation and optimization. Our Beam Characterization System (“BCS”) has been developed in partnership with CSIRO to calibrate heliostats.
•
Manufacturing Systems

Historically, one of the core issues faced in the CSP consortium was the cumbersome transportation of heliostats from production facilities to CSP sites, incurring high transport costs and damage. To address this issue, we developed an in-house production facility using third-party assembly lines. This on-site manufacturing is well suited for remote locations in sunbelt countries where the transportation of the assembled heliostats would be costly and difficult. The standardized design, cheap and readily available materials (such as steel, glass, glue, gearboxes, etc.), automated manufacturing and easy installation alongside easy assembly and dismantling enables the relocatable manufacturing facility to deliver high performance with competitve cost.

Our fully automated assembly lines in manufacturing heliostats and receivers exploits advances in pre-coated materials, technology and advanced manufacturing capability. Vast will develop an advanced automated automotive-style manufacturing plant to efficiently manufacture high quality heliostats including quality control checks along with receivers that require high precision bending and advanced laser welding with high energy density
•
Serpentine Receiver and Flux Sensor

The receiver is the most advanced and thermodynamically complex interface of the CSP process, where the controlled and concentrated optical energy from the sun is converted to thermal energy. Our modular receivers are designed to deliver excellent performance and durability for the 30-year plant design life. Constructed with advanced nickel alloy materials requiring very precise bending and welding, the receivers are easily transportable to improve flexibility and minimize on-site construction time for the arrays. Inside the receiver, sodium flows through serpentine tube banks while heat shields protect the structure externally. The flux sensor instantaneously measures the whole flux on the receiver and sodium flow is adjusted to achieve temperature control.
We intend to manufacture receivers in Australia for supply to VS1 and are currently putting in place a logistics system to support efficient and secure delivery of receivers globally as the growth pipeline is rolled out.
•
Advanced Hot Tanks

Vast’s advanced hot tanks, which will be deployed by Vast as part of VS1, comprise a new tank design developed by Vast and its partners which seeks to reduce molten salt tank leakage from thermal cycling and fatigue that exists in traditional tanks, resulting in substantial production losses for CSP projects. This innovation has the capability to significantly improve the reliability of molten salt TES systems.
Vast along with its partners developed the new design by carefully analyzing, understanding and learning from previous failures. Vast has replicated failures at existing CSP projects through advanced Finite Element Analysis (FEA) models developed alongside its partners and developed several innovations that address the issues. The design decreases the compressive stresses in the tank floor and mitigates the risk of failure associated with thermal cycles by changing various design parameters in the life cycle of the tank. The design reduces the compressive forces by achieving negative temperature gradients in steady state conditions, through differential conduction in the foundation, active cooling in the foundation, and specialized commissioning procedure. The temperature control algorithms, along with innovative tank distribution designs, are intended to eliminate the compressive stresses that could be generated through transient conditions of the tank. An alternative fabrication material is used to improve the long term cracking resistance compared to that of state of the art tanks.
Government Support
As a company operating in the renewable energy sector, there are tax incentives, support mechanisms and regulations in place to promote the growth of clean energy and decarbonization.

At the U.S. federal level, tax credits are currently in place that incentivize the deployment of renewable energy. Projects generating renewable energy may be eligible for ITC and/or PTC that, with proper structuring, lower the capital requirements for renewables projects to be developed and open a new source of funding for these projects.
The Biden administration and Congress have announced goals of decarbonizing the electricity sector entirely by 2035, which would necessitate billions of dollars in additional investment. Some of this money is likely to be invested in solar technologies, potentially a benefit for a company like Vast.
The IR Act is among the most meaningful pieces of U.S. federal policy enacted to date that focuses on accelerating decarbonization. Importantly, the IR Act has (i) extended certain ITC and PTC to projects beginning construction before January 1, 2025 and enacted technology neutral ITCs (“Technology Neutral ITC”) and PTCs (“Technology Neutral PTC”) for certain qualifying assets beginning in 2025 through at least 2032, (ii) expanded the ITC to include stand-alone energy storage projects so that such storage projects may claim the ITC without being integrated into a renewable facility, (iii) allowed solar projects to claim the PTC (a production based tax credit available for 10 years following the placed-in-service date of the facility), and (iv) introduced the concept of transferability of tax credits.
In December 2021, President Biden signed an executive order calling for the U.S. federal government to achieve net zero emissions by 2050, with a 65% reduction by 2030. The order specifically directs the U.S. federal government to use its scale and procurement power to achieve 100% carbon pollution-free electricity by 2030, with at least half coming from locally supplied clean energy, as well as 100% zero-emission vehicle acquisitions by 2035 and a net-zero emissions building portfolio by 2045, all of which may contribute to increased demand for alternative energy technologies, including renewable energy and energy storage.
U.S. state-level incentives have also driven growth in the deployment of energy storage. Many U.S. states have adopted (and subsequently expanded) renewable portfolio standards (“RPS”) which mandate that a certain portion of electricity delivered to customers come from eligible renewable energy resources. States with high RPS have seen greater deployment of renewables than states with similar renewable resources that lack such requirements.
The Australian federal government’s technology investment roadmap, together with the supporting and annually updated Low Emissions Technology Statement (“LETS”), recognizes the importance of dispatchable renewable energy storage in Australia’s future energy mix and identifies long-duration renewable energy storage dispatched at less than A$100/MWh as a key investment priority. The Technology Investment Roadmap also recognizes CSP’s potential in the mix of dispatchable technologies: “Solar thermal energy storage (charged by solar thermal generation) will become increasingly cost competitive and will be suitable in places where pumped hydro is unavailable.”
Our projects have benefited from multiple investments from the Australian government. Vast expects to receive substantial government funding in the form of up to a AUD 65 million grant from ARENA and up to AUD 110 million in concessional financing from the Australian Federal government for the development of VS1 and expects to receive AUD 19.5 million from ARENA and EUR 13.2 million from the German government for the development of SM1.
Our projects also attract investment from governments outside our target markets. For example, the German government has announced up to €13.2 million to support the SM1 project through HyGATE.
Growth Strategy
Our primary growth strategy is to execute on our pipeline of development projects. We have 230 MW of projects under development in Australia and a total pipeline of 3.7 GW globally, as shown in the table below. Our primary target geographies include Australia, North America, and Saudi Arabia, and we are also evaluating projects in Chile and parts of Africa.

Competition
There is approximately 6,800 MW of CSP in operation globally. Technology developed by Abengoa, S.A. and Sener Group represent approximately 60% of operational CSP capacity, and other technology suppliers have focused on either CSP 1.0 (parabolic trough) or CSP 2.0 (central tower) technology.
We are the only company deploying CSPv3.0 modular towers that combine the benefits of CSP 1.0 and 2.0, enabling us to overcome the inherent limitations in CSP 1.0 of limited cost out potential and CSP 2.0 of thermal control leading to reliability challenges and extended outages.
We believe our track record of technology development over the last 13 years and having developed a full scale operational project gives us an advantage over more recent entrants to the CSP market.
Facilities
Our headquarters are in Sydney, NSW Australia, where a majority of our process engineering team and corporate functions are located. We also have prototype manufacturing and design offices in Goodna, QLD Australia responsible for new product development. We are co-owners of the Aurora Energy Precinct in Port Augusta, South Australia where we are developing VS1, SM1 and the SiliconAurora 140MW BESS projects. Additionally, we have operated and now decommissioned the Jemalong Solar Station Demonstration Plant in Jemalong, NSW Australia.

Human Capital
Every day, our people strive to live our key values — safety, integrity, leadership, excellence and passion. We adopt a safety mindset in everything we do. Moreover, we have a transparent work environment where people are treated with respect.
We have a diverse workforce with people from Australia, Asia, Europe and South Africa who have extensive experience in energy, engineering, project management, manufacturing and business development. This workforce is led by a small, high-performing team of skilled and experienced professionals with 216 cumulative career years of experience. As of March 14, 2023, we had a total of 23 permanent employee, respectively, across all our locations.
Intellectual Property
We have a platform of unique and extensive intellectual property covering the full range of CSP technology including heliostat arrays, receivers, sodium/salt heat exchangers, molten salt TES tanks and associated advanced control systems and software. The protection of our intellectual property, directed by a detailed strategy that has driven our intellectual property program from inceptions, is critical to the success of our business.
Our key intellectual property is comprised of extensive proprietary know how and trade secret, which we are seeking to support and protect through a global patent protection program. This program is focused on seven core patent families with pending intellectual property applications in all target sunbelt markets. We are actively pursuing innovation in all products and systems, which is supported by an intellectual property strategy that helps ensure this investment in innovation is appropriately protected and commercialized. Our intellectual property portfolio also includes a number of registered trademarks, including the principal “Vast Solar” mark.
Government Regulation
We are subject to Australian, federal, state, and local laws and requirements with regard to health, safety and employment. We are also subject to the applicable work, health and safety regulations in the respective regions in which we operate.
We use, generate, and discharge toxic, volatile, or otherwise hazardous chemicals and wastes in our activities. We are subject to a variety of Australian, federal, state and local laws and regulations, and the laws and regulations in the respective regions in which we operate, relating to the purchase, storage, use, and disposal of hazardous materials. We believe that we have the ability to obtain all environmental permits necessary to conduct our business and expect to obtain all necessary environmental permits for future activities. We are currently not subject to any litigation pertaining to any environment regulations and cost of compliance with applicable regulations is expected to be commensurate with our historical costs and with other companies in the industry.
Environmental standards applicable to us are established by the laws and regulations of the countries in which we operate, Standards adopted by relevant regulatory agencies and the permits and licenses issued to us. Are based on us satisfying the necessary criteria determined by each relevant regulatory agency. Each permit and license issued to us is subject to periodic modifications and what we anticipate will be increasingly stringent requirements. Violations of these laws, regulations or permits and licenses may result in substantial administrative, civil or even criminal fines, penalties, and possibly orders to cease any violating operations or to conduct or pay for corrective works. In some instances, violations may also result in the suspension or revocation of permits or licenses.
Certain Other Material Agreements
Doosan Exclusivity and Confidentiality Agreement
On August 28, 2017, Doosan Skoda Power s.r.o., a company organized and existing under the laws of the Czech Republic (“Doosan”), and Vast entered into an Exclusivity and Confidentiality Agreement, pursuant to which Vast granted Doosan the first right to secure commercial terms for the supply of the power block for the 30MW needed for the JSS Pilot and an additional 100MW of CSP projects executed by Vast. During the effective period, the period commencing on the date the agreement was entered into and ending on the date the parties execute a binding supply agreement for not less than (in aggregate) 130MWe turbine capacity, Vast agreed to not invite any bid, tender, proposal or other offer for power blocks other than through Doosan in exchange for engineering support including basic and detailed design expertise and advice to complete the full designs and specifications of each project. The agreement terminates on the last day of the effective period or upon the mutual assent of both parties.
sbp Heliostat IP Agreement Binding Term Sheet
On December 21, 2018, Vast and sbps entered into the Heliostat IP Agreement Binding Term Sheet, pursuant to which Vast and sbps agreed to design heliostats for use in Vast’s development of concentrated solar thermal power generation and storage technology. Vast and sbps agreed to a mutual license fee arrangement which will apply to any supply of developed technology. Each party received a perpetual, non-exclusive, royalty free license to use background IP to facilitate collaboration. Both parties will own any intellectual property rights developed by either or both of Vast and sbps in the course of the project and/or as part of the services being performed under the CSP Technology Collaboration Agreement in equal 50/50 shares, regardless of the parties’ actual contributions. A minimum license fee of 1.5€/m2 will be charged to the customer for each project in which any foreground IP is applied.
sbp Vast 2 Heliostat Collaboration (CSP Technology Collaboration Agreement)
On August 8, 2019, Vast and schlaich bergermann partner, sbps entered into a CSP Technology Collaboration Agreement, pursuant to which the parties agreed to develop a small heliostat solution to support Vast and sbps collectively and separately in offering engineering and construction solutions for heliostat solar fields for electricity generation and process heat both inside Australia and in the broader global market. In consideration of the performance of services by sbps on each stage of development, sbps will invoice Vast based upon the actual work and cost incurred by sbps along with a 30% discount on the remuneration for the services performed by sbps. This agreement is also subject to terms of the Heliostat IP Agreement Binding Term Sheet and any Long Form IP Agreement that may replace the Heliostat IP Agreement Binding Term Sheet from time to time.
Advisian Master Services and Collaboration Agreement
On March 9, 2020, Vast and Advisian Pty Ltd, and Australian registered proprietary company limited by shares (“Advisian”), entered into a Master Services and Collaboration Agreement, pursuant to which the parties agreed to develop CSP technologies that would allow Vast to establish a position in the world’s CSP energy market as an efficient and cost-effective supplier of CSP technology. Advisian agreed to supply technical services and expertise to Vast over the course of a five year term. Vast agreed to use these services to develop their concentrated solar thermal power generation and storage technologies to establish a position within the CSP market. Vast will specify the specific services to be provided by Advisian in one or more Task Briefs setting forth the scope and objectives of the requested services. Advisian is required, amongst other things, to provide all services using professional standards of skill, diligence, prudence, foresight and care, in accordance with industry best practices and to a standard that would reasonably be expected from a prudent and experienced provider of services which are equivalent to the services. The agreement is mutually exclusive as Vast agreed to purchase all of its requirements for the services from Advisian and Advisian agreed to only provide services in the sodium CSP category to Vast. The agreement may be terminated by Advisian if Vast does not receive services over the course of a year valued at certain thresholds that vary over the term of the agreement.
KSB SE Exclusive Collaboration Agreement
On December 9, 2020, Vast and KSB SE & Co., a corporation incorporated under the laws of Germany (“KSB”), entered into an Exclusive Collaboration Agreement, pursuant to which Vast and KSB agreed to collaborate exclusively on a range of projects in the supply category where the outcome of those projects is the entry into an exclusive supply relationship under which KSB is an important supplier of products or services of pump equipment to Vast. Both parties agreed that Vast will use KSB as its sole and exclusive partner in the supply category for its sodium CSP business for a term of five years. KSB granted Vast an irrevocable, royalty-free, non-exclusive, transferable, sub-licensable, worldwide license to use, copy or modify any documents which are supplied together with any products or services as required for the purpose of proper operating, maintaining and repairing the products or services supplied.
VS2 Site Option and License Deed
On March 19, 2021, in connection with preparations for the VS2 project at Mount Isa, Vast entered into an option and license deed with James Lyne Lord and Marjorie Annette Lord, pursuant to which Mr. Lord and Ms. Lord conveyed certain rights to Vast over Lot 24 on Survey Plan 265794 for a term of five years. Vast received the rights to occupy and use part of the land, an option to sublease part of the land and alternative tenure options comprising the subdivision and sale of part of the land. At the time of execution of the deed, the option payment was valued at AUD $7,500 per annum (excl. GST) and rent was valued at AUD $600 per Ha, per annum.
Cockerill Exclusive Collaboration Agreement
On September 21, 2021, Vast entered into a collaboration agreement with Cockerill Maintenance et Ingénierie S.A., a company duly organized and existing under the laws of Belgium (“Cockerill”), pursuant to which Vast and Cockerill agreed to collaborate exclusively on a range of projects regarding engineering, manufacturing and supply of molten salt steam generators and associated control system and solar receiver coating materials for a term of five years. The purpose of the collaboration is to develop CSP technologies that would establish Vast as a leader in CSP technology and in which Cockerill would become an integral and long-term partner to Vast’s business. For the term of this agreement, Vast agreed not to buy directly or indirectly thermal storage tanks and related components and systems from any other Supplier other than Cockerill and its affiliates.
Doosan Pre-Works Agreement
On April 24, 2023, Vast entered into a pre-works agreement with Doosan Skoda Power s.r.o., a company duly organized and existing under the laws of Czech Republic (“Doosan”), pursuant to which Vast and Doosan agreed to enter into a supply contract for materials, including one set of steam turbine, generator and air cooled condenser, for the construction of Vast’s solar power project at Port Augusta in South Australia. The pre-works agreement terminates on the earlier of December 31, 2023 or upon the execution of a supply contract. Vast agreed to pay EUR 350,000 upon receipt of the supply materials.
MSSA Technological Cooperation Agreement
On May 16, 2023, Vast entered into a technological cooperation agreement with MSSA SAS, a company duly organized and existing under the laws of France (“MSSA”), pursuant to which MSSA agreed to share confidential information regarding its technical expertise over bulk sodium metal transportation and use at final users’ facilities with Vast. The expertise includes process description and production parameters, technical descriptions and potential suppliers of equipment suppliers of equipment, cost of utilities and raw materials, cost of manpower, cost of structure, cost of implementation, cost of infrastructure, cost of financing, cost of financing, insurance, taxes and environmental permits and existing equipment, marketing and sales plans. The agreement is set to terminate five years from execution of the agreement.
Cockerill General Conditions Agreement
On June 7, 2023, Vast entered into a general conditions agreement with John Cockerill Renewable S.A., a company duly organized and existing under the laws of Belgium (“Cockerill Renewable”), pursuant to which Vast agreed to enter into a purchase agreement with Cockerill Renewable for the purchase of a molten salt steam generator. Vast and Cockerill Renewable agreed to negotiate the purchase agreement no later than December 31, 2023.
Fichtner Proposal
On June 8, 2023, Vast entered into an engagement letter with Fichtner Australia Pty Ltd, a company duly organized and existing under the laws of Australia (“Fichtner”), pursuant to which Fichtner agreed to provide certain engineering and consulting services to Vast. Pursuant to the engagement letter, Fichtner would leverage its expertise in the energy, renewable energies and environment, water and infrastructure and consulting and IT Sectors to provide engineering services, which includes planning and consultancy services, for the construction and operation of Vast’s 30 MW CSP Plant in Port Augusta.
Contralos Minor Supply Agreement
On July 10, 2023, Vast entered into a minor supply agreement with Contralos Y Diseños Industriales S.A., a company duly organized and existing under the laws of Spain (“CYD”), pursuant to which CYD agreed to provide certain services and enter into a supply agreement for the sale of thermal storage tanks to Vast. The services include the preliminary analysis of preheating of Vast’s thermal storage tanks as well as the analysis of the first melt of the salts and introduction in the tank according to the melting supplier. The agreement is set to terminate on the earlier of the completion of services provided by CYD or the execution of a supply agreement for the thermal storage tanks.
Legal Proceedings
From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. We are not currently a party to any legal proceedings, the outcome of which, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business, financial condition and/or operations.

VAST MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis provides information which Vast’s management believes is relevant to an assessment and understanding of Vast’s consolidated results of operations and financial condition. The discussion should be read together with the historical consolidated financial statements as of June 30, 2023 and 2022 and the related notes that are included elsewhere in this proxy statement/prospectus. The discussion and analysis should also be read together with the unaudited pro forma combined financial information in the section titled “Unaudited Pro Forma Combined Financial Information.” This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Vast’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this proxy statement/prospectus. Unless the context otherwise requires, references in this “Vast Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we”, “us”, “our”, and “the Company” are intended to mean the business and operations of Vast and its consolidated subsidiaries.
The financial information reported herein has been prepared in accordance with IFRS as issued by the IASB and is presented in U.S. dollars unless otherwise stated.
Company Overview
Vast is a concentrated solar thermal power (CSP) technology company that has developed proprietary, next-generation CSP technology that provides clean, dispatchable renewable energy for utility-scale power, industrial heat and clean fuel production applications. Founded in Sydney, Australia in 2009, the company’s vision is to provide continuous carbon-free energy globally, and to deliver that by making it possible to generate solar energy on a dispatchable basis. Vast will deploy CSP and complementary technologies to deliver renewable and dispatchable electricity, heat and storage on a continuous basis.
Key Factors Affecting our Operating Results
Vast believes that its performance and future success depend on several factors that present significant opportunities for Vast but also pose risks and challenges, including those discussed below and in the section of this proxy statement/prospectus titled “Risk Factors”.
Vast’s business model is to develop CSP products using its technology, supply the equipment required to construct those projects and provide support to those projects during and after construction. Vast believes the key to full vertical integration revolves around mastering the technology development, basic engineering and component manufacturing utilizing the significant R&D investment that has been made in Vast.
The protection of our intellectual property is important to the success of the business. Vast has a platform of unique and extensive intellectual property covering the full range of CSP technologies. This is supported by a detailed strategy that has driven Vast’s intellectual property creation program from inception.
Vast operates in a heavily regulated energy sector, which is subject to a variety of international, federal, state and local regulations and agencies that impact our operations. As a participant in the renewable energy sector specifically, there are additional regulations, tax incentives and support mechanisms in place to promote growth. Any reduction in these benefits could affect our business.
Results of Operations
Comparison of the years ended June 30, 2023 and 2022
The results of operations presented below should be reviewed in conjunction with the consolidated financial statement and notes included elsewhere in this proxy statement/prospectus. The following table sets forth our consolidated results of operations for the periods shown:

	For the Year Ended June 30,
	2023	2022
	(in thousands of $ unless otherwise indicated)
Consolidated Statement of Profit or Loss and Other Comprehensive Income:
Revenue
Revenue from customers	268	163
Grant revenue	651	1,754
Total revenue	919	1,917
Expenses
Employee benefits expense	2,984	2,756
Consultancy expense	2,134	1,934
Administrative and other expenses	8,080	1,618
Raw materials and consumables used	600	241
Depreciation expense	49	47
Finance costs, net	2,518	2,119
Share in loss of jointly controlled entities	254	10
(Gain)/loss on derivative financial instruments	(105)	3
Total expenses	16,514	8,728
Net loss before income tax	(15,595)	(6,811)
Income tax benefit	378	618
Net loss	(15,217)	(6,193)
Other comprehensive income that may be reclassified to profit or net loss in subsequent periods:
Gain on foreign currency translation, net of tax	891	1,379
Total Comprehensive Loss for the year	(14,326)	(4,814)
Revenue from customers
Revenue from customers is driven by the number of engagements with customers for consultancy advice and / or margin on goods or other services purchased for customer projects. For the year ended June 30, 2023, revenue from customers was $0.3 million as compared to $0.2 million for the year ended June 30, 2022, representing an increase of $0.1 million or 64.4%. This increase was primarily the result of increases in both consulting fees and margin fees associated with increased project activity related to an ongoing single customer assignment. Revenue from customers is currently not a material source of funding for Vast, as it has historically relied upon other sources of funding such as government grants.
Revenue from customers is currently sourced from one customer and Vast will continue to seek consulting opportunities with this and other customers. However, Vast is not dependent on this source of revenue given the focus of the business on project development and the significance of grant revenue received historically.
Grant revenue
Grant revenue has historically been driven by grants provided by government agencies typically to fund expenses in relation to project activity and / or future development. Grants were typically paid via installments on the achievement of pre-agreed project milestones, such as detailed engineering, development of product specification, additional funding contributions from Vast, among others. Grant revenue is the primary source of cash Vast utilizes to cover its expenses.

Final funding under the ARENA funding agreement dated July 14, 2014 (“2014 Funding Agreement”) was received in the year ended June 30, 2022, and the 2014 Funding Agreement was mutually terminated on August 16, 2023.
Grant revenue is also driven by tax incentives offered by the Australian government that reduces Vast’s research and development costs by offering tax offsets for eligible expenditure.
Grant revenue was $0.7 million for the year ended June 30, 2023, as compared to $1.8 million for the year ended June 30, 2022, representing a decrease of $1.1 million or 62.9%. This decrease is primarily attributable to nil government grants in the year ended June 30, 2023, as noted above.
Total revenue
Total revenue decreased by 52.1%, or $1.0 million, from $1.9 million for the year ended June 30, 2023, to $0.9 million for the year ended June 30, 2022. This decrease was primarily the result of the decrease in grant revenue discussed above.
Employee benefits expenses
Employee benefits expenses are driven by the number of employees, both permanent (full-time and part-time) and casual, and includes related on-costs such as superannuation and payroll tax.
Employee benefits expenses totaled $3.0 million for the year ended June 30, 2023, as compared to $2.8 million for the year ended June 30, 2022, representing an increase of $0.2 million or 8.3%, which was primarily due to an increase in the number of employees. These employees were required to support research, project development and corporate activity.
Consultancy expenses
Consultancy expenses is driven by engagements with third party contractors who provided professional services for both research and project development and corporate activity.
Consultancy expenses totaled $2.1 million for the year ended June 30, 2023, as compared to $1.9 million for the year ended June 30, 2022, representing an increase of $0.2 million or 10.3%. This increase is primarily the result of increased corporate activity in the year ended June 30, 2023 compared to the year ended June 30, 2022 as the business sought to raise capital across multiple regions.
Administrative and other expenses
Administrative and other expenses include accounting and audit, legal, advertising, marketing, licenses, subscriptions and other similar types of expenses.
Administrative and other expenses for the year ended June 30, 2023, totaled $8.1 million, as compared to $1.6 million for the year ended June 30, 2022, representing an increase of $6.5 million. This increase is primarily a result of increased legal, accounting and audit expenses (approximately $6.0 million) incurred to prepare the business for a U.S. financial and regulatory environment as well as in relation to the intended Business Combination.
Raw materials and consumables
Raw materials and consumables used during the year ended June 30, 2023, $0.6 million, as compared to $0.2 million for the year ended June 30, 2022, representing an increase of $0.4 million. This was primarily driven by the development of products and grid connection costs in connection with Vast’s Port Augusta Project.
Depreciation expense
Depreciation expense for the year ended June 30, 2023, was $49 thousand, as compared to $47 thousand for the year ended June 30, 2022, representing an increase of $2 thousand or 4.3%.

Finance costs, net
Finance costs, net during the year ended June 30, 2023, were $2.5 million, as compared to $2.1 million for the year ended June 30, 2022, representing an increase of $0.4 million or 18.8%. The increase was primarily the result of having to rebase the effective interest rates calculation in a higher rate environment as well as the Senior Convertible Notes in the principal amount of $7.5 million issued in the year ended June 30, 2023.
Share in loss of jointly controlled entities
Share in loss of jointly controlled entities was $0.3 million for the year ended June 30, 2023, compared to $10 thousand for the year ended June 30, 2022. The increase was primarily due to increased expenditure by the joint venture to drive grid connection and financial close on its project.
(Gain)/loss on derivative financial instruments
Gain on derivative financial instruments in June 30, 2023 was $0.1 million compared to a loss of $3 thousand for the year ended June 30, 2022 primarily due to the impact of foreign exchange movements on the Senior Convertible Notes issued by Vast in USD when the functional currency is AUD.
Income tax benefit
Vast’s income tax benefit during the year ended June 30, 2023, was $0.4 million, as compared to a benefit of $0.6 million for the year ended June 30, 2022. The tax benefit is primarily attributable to the recognition of a deferred tax asset to offset the deferred tax liability recognized in equity due to the revaluation of embedded derivatives as a result of waiver/modification of interest/maturity term from shareholder. The decrease in tax benefit during the year ended June 30 2023 is due to a corresponding decrease in the revaluation of the embedded derivatives.
Total expenses
Total expenses increased by 89.2%, or $7.8 million to $16.5 million for the year ended June 30, 2023, compared to $8.7 million for the year ended June 30, 2022. The increase was primarily due to increases in administrative expenses. See above for discussion of increases in such expenses.
Net loss
Net loss for the year ended June 30, 2023, totaled $15.2 million ($0.61 per share on a basic and diluted basis) as compared to a loss for the year ended June 30, 2022, of $6.2 million ($0.25 per share on a basic and diluted basis), for an increase of $9.0 million in net loss. The majority of the increase in loss for the year is attributable to higher administrative and other expenses resulting from corporate activity.
Other Financial Information
Liquidity and Capital Resources
Vast has primarily funded its operations with equity and debt investments by its sole shareholder, debt investments by Nabors Lux, government grants and tax cash rebates. As of June 30, 2023, Vast had cash and cash equivalents of $2.1 million and negative working capital of $23.6 million. As of June 30, 2022, Vast had cash and cash equivalents of $0.4 million and negative working capital of $2.2 million. The primary reason for the increase in negative working capital is the classification of the loans and convertible promissory notes totaling $19.8 million held by Vast’s parent entity as current liabilities as of June 30, 2023 (as compared to non-current liabilities in the year ended June 30, 2022) as a result of the maturity date of December 31, 2023.
Going Concern
Vast incurred a net loss of $15.2 million and $6.2 million for the years ended June 30, 2023 and 2022, respectively and used net cash in operating activities of $9.1 million and $4.1 million for the years ended June 30, 2023 and 2022, respectively. As of June 30, 2023, Vast had net current liabilities of $23.6 million and net total deficit of $29.4 million. As of June 30, 2023, loans and convertible promissory notes totaling $19.8 million held by Vast’s parent entity, AgCentral due to mature on December 31, 2023, were outstanding and included in the current liabilities.
Vast is forecasting that it will continue to incur significant operating cash outflows to fund its expansion and to meet all of its obligations, including interest and principal payments on the outstanding debt. As such, the ability of Vast to continue as a going concern is principally dependent on one or more of the following: (1) successful completion of the Business Combination as described below; (2) the ability of Vast to meet its cash flow forecasts; and (3) the ability of Vast to raise funding as and when necessary. As a result of the above, there is material uncertainty related to events or conditions that may cast significant doubt (or raise substantial doubt as contemplated by PCAOB standards) on Vast’s ability to continue as a going concern, and therefore, that Vast may be unable to realize its assets and discharge its liabilities in the normal course of business. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Sources of Liquidity
Operating cash flow
Vast incurred net operating cash outflows of $9.1 million for the year ended June 30, 2023 and $4.1 million for the year ended June 30, 2022. Vast does not expect net operating cash inflows in the short term.
Equity
Vast did not generate cash from the issue of shares during the year ended June 30, 2023 or June 30, 2022.
Debt
The outstanding balance on Convertible Note 3 was $8.8 million as of June 30, 2023 and $8.9 million as of June 30, 2022.
The outstanding balance on Convertible Note 4 was $4.4 million as of June 30, 2023 and $3.9 million as of June 30, 2022.
The outstanding balance on Convertible Note 5 was $1.1 million as of June 30, 2023 and $1.1 million as of June 30, 2022.
The outstanding balance on Senior Convertible Notes issued during the year ended June 30, 2023 was $7.1 million as of June 30, 2023 and nil as of June 30, 2022.
The outstanding balance on Shareholder loans was $5.5 million as of June 30, 2023 and $1.7 million as of June 30, 2022.
The overall outstanding balance on Convertible Note 3, Convertible Note 4, Convertible Note 5, Senior Convertible Notes and loans was $26.9 million as of June 30, 2023 and $15.6 million as of June 30, 2022.
Each of Convertible Note 3, Convertible Note 4 and Convertible Note 5 is convertible into an equivalent number of ordinary shares at AgCentral’s option. Interest is payable at the rate of 8.0% per annum on the principal outstanding. Interest accrues daily and is payable every six months. Within the first 18 months of issuance, Vast had the option to settle interest payments in cash or by issuance of additional convertible notes. After the first 18 months, AgCentral has the option to choose settlement of interest by payment in cash or by issuance of additional convertible notes. On June 25, 2021, Vast received an interest waiver, where interest was forgiven from January 1, 2021 to December 31, 2022 on all convertible notes along with a revised maturity date of December 31, 2022. On May 24, 2022, Vast received another interest waiver, where interest was forgiven from January 1, 2022 to December 31, 2023 on all convertible notes, along with a revised maturity date of December 31, 2023.

During the year ended June 30, 2023, Vast received further loans without any covenants or interest of approximately $4.0 million from its shareholder to fund its short-term working capital requirements with a maturity date of December 31, 2023 with all other terms remaining unchanged.
During the year ended June 30, 2023, Nabors Lux and AgCentral purchased $5.0 million and $2.5 million, respectively, of Senior Secured Convertible Notes ($7.5 million in aggregate) from Vast in a private placement which was funded in accordance with the Notes Subscription Agreement. Subsequent to June 30, 2023, AgCentral purchased an additional $2.5 million of Senior Secured Convertible Notes.
Government Grants
For the years ended June 30, 2023 and 2022, Vast received the following proceeds from ARENA and research and development tax incentives offered by the Australian Taxation Office.
	Year Ended June 30,
	2023	2022
	(In thousands)
ARENA grant	$—	$1,001
R&D tax credit recoveries	651	753
	$651	$1,754
Research and Development tax incentives
In order to encourage the industry to invest more in research and development, the Australian government offers a tax incentive that reduces Vast’s research and development costs by offering tax offsets for eligible research and development expenditure. Under the R&D Tax Incentive, Vast is eligible to receive a refundable research and development tax offset in respect of its eligible research and development expenditure. Vast’s refundable research and development tax offsets for the years ended June 30, 2023 and 2022 were as follows:
R&D tax incentives
	Year Ended June 30,
	2023	2022
	(In thousands)
Refundable R&D tax offset for the year	$651	$753
R&D Tax credit recoveries recognized as grant income	$651	$753
Future Cash Requirements
Lease Commitments
Vast had lease commitments outstanding of $0.1 million on June 30, 2023 related to rented office space for engineering and operational personnel. $43 thousand of the outstanding commitments are expected to be paid in the twelve months to June 30, 2024. Lease commitments include agreements to lease office space that are legally binding and that specify all significant terms, including pricing provisions and the approximate timing of the payments.
Joint Venture Commitment
During the year ended June 30, 2022, Vast Solar Aurora Pty Ltd (“VSA”) a wholly owned subsidiary of the Company, entered into an arrangement to co-develop the Aurora Energy Project commissioned by SiliconAurora Vast acquired 50% of the shares in SiliconAurora on June 15, 2022 from 1414 Degrees for consideration of $0.07 million as an initial payment and $1.58 million as deferred consideration. The deferred consideration of $0.62 million was paid in July 2022 from the short term loan obtained from the shareholder and the remainder of $0.96 million is expected to be paid before June 30, 2024, subject to the joint venture receiving a written offer/ notice to connect from relevant network service provider.
Vast has a further commitment to provide funding for the joint venture’s commitments, including its lease commitments related to lease land for the Aurora Energy Project.
Debt
As of June 30, 2023, total borrowings of $19.8 million are due within 12 months, due on December 31, 2023. See Note 11 — Borrowings of Vast’s historical consolidated financial statements for the years ended June 30, 2023 and 2022 for further details about Vast’s financing arrangements.
Cash Flows
Vast’s cash flows depend on, to a large degree, the loans from investors, government grants, tax rebates, and revenue from customers.
Operating Activities.   Net cash used in operating activities totaled $9.1 million for the year ended June 30, 2023, compared to net cash used of $4.1 million during the year ended June 30, 2022. Net cash used in operating activities is primarily influenced by changes in operating assets and liabilities items such as collection of receivables increasing cash balances and payments of operating payables decreasing cash balances. Changes in operating assets and liabilities items generated $3.8 million in cash flows during the year ended June 30, 2023 and used $0.5 million in cash flows during the year ended June 30, 2022. The increase in trade and other payables was driven by increases in underlying expenses in the final quarter of fiscal half year 2023 as well as an increase in accrued expenses for transaction related costs. Increases in contract liabilities was driven by increased project activity in the customer consultancy engagement referred to in “Revenue from customers” above.
Investing Activities.   Net cash used in investing activities totaled $0.2 million during the year ended June 30, 2023 compared to net cash used of $0.1 million in the year ended June 30, 2022. Vast’s primary uses of cash for investing activities included their acquisition of an interest in the SiliconAurora joint venture, the related funding of the joint venture, and purchases of property, plant and equipment.
Financing Activities.   Net cash generated by financing activities totaled $10.9 million during the year ended June 30, 2023 compared to $1.8 million during the year ended June 30, 2022. Primarily, Vast received net proceeds of $11.5 million and $1.8 million from the issuance of long-term debt, respectively.
Other Matters
Contractual Obligations
Vast has received contributions from ARENA in relation to funding the development of a concentrated solar thermal power reference plant. In relation to the funding agreement, the arrangement includes a clause on change of control, which states that if Vast fails to get funding to build the facility in Australia by May 31, 2024 but obtains finance for an offshore facility before that period, it would give rise to the requirement to repay a proportion of funding received from ARENA. At reporting date and upon entering into BCA, Vast did not identify such circumstances, as significant progress has been made on this facility in Australia. Further the funding agreement was mutually terminated on August 16, 2023.
Vast is the 100% owner of North-west Queensland Hybrid Power Project (formerly NWQHPP) and entered into a Joint Development Agreement (the “JDA”) with a large Australian state-owned electricity generator (“joint operator”) for an independent pre-feasibility analysis for the development of the Project. Under the JDA entered with the joint operator, Vast is required to pay a margin fee in the event of future equipment sales. The margin fee survives the termination of the JDA and is capped to the extent of joint operator’s monetary contribution in the JDA. Such margin fee is based on 8.5% of the supply margin on qualifying equipment sales. As of June 30, 2023, no equipment sales have been made and there are no firm commitments to make any such sales. Accordingly, no liabilities have been recognized as of June 30, 2023.

Off-Balance Sheet Arrangements
As of June 30, 2023 and 2022, Vast did not have any off-balance sheet arrangements.
Critical Accounting Policies and Estimates
Management’s discussion and analysis of Vast’s financial condition and results of operations is based on its consolidated financial statements, which have been prepared in accordance with IFRS as issued by the IASB. The preparation of these consolidated financial statements requires Vast to make estimates and assumptions for the reported amounts of assets, liabilities, revenue, expenses and related disclosures. Vast’s estimates are based on its historical experience and on various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.
While Vast’s significant accounting policies are described in more detail in Note 2 to its consolidated financial statements included elsewhere in this proxy statement/prospectus, it believes the following accounting policies and estimates to be most critical to the preparation of its consolidated financial statements.
We consider an accounting estimate to be critical if: (1) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (2) changes in the estimate that are reasonably likely to occur from period to period, or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations.
Management has discussed the development and selection of these critical accounting estimates with the board of directors. In addition, there are other items within our financial statements that require estimation but are not deemed critical as defined above. Changes in estimates used in these and other items could have a material impact on our financial statements.
Revenue recognition
Revenue is recognized at an amount that reflects the consideration to which Vast is expected to be entitled in exchange for transferring goods to a customer. For each contract with a customer, Vast:
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identifies the contract with a customer;

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identifies the performance obligations in the contract;

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determines the transaction price;

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allocates the transaction price to the separate performance obligations on the basis of the relative stand-alone selling price of each distinct good to be delivered;

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and recognizes revenue when or as each performance obligation is satisfied in a manner that depicts the transfer to the customer of the goods promised.

Variable consideration within the transaction price, if any, reflects concessions provided to the customer such as discounts, rebates and refunds, any potential bonuses receivable from the customer and any other contingent events. Such estimates are determined using either the ‘expected value’ or ‘most likely amount’ method. The measurement of variable consideration is subject to a constraining principle whereby revenue will only be recognized to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognized will not occur. The measurement constraint continues until the uncertainty associated with the variable consideration is subsequently resolved. Amounts received that are subject to the constraining principle are initially recognized as deferred revenue in the form of a separate refund liability.
Please refer to Note 3 — Revenue from customers of Vast’s historical consolidated financial statements as of June 30, 2023 and 2022 for further information on the accounting of the company’s revenue from contract with customers

All revenue is stated net of the amount of goods and services tax (GST).
Financial instruments
Financial assets and financial liabilities are recognized when Vast becomes a party to the contractual provisions of the instrument.
Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.
All regular way purchases or sales of financial assets are recognized and derecognized on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace.
All recognized financial assets are measured subsequently in their entirety at either amortized cost.
Research and development, patents and licenses
During the years ended June 30, 2023 and 2022,Vast incurred research and development related expenses of $1.5 million and $2.1 million, respectively.
Research and Development
The Australian government offers a tax incentive that reduces the Vast’s Research and Development (R&D) costs by offering tax offsets for eligible R&D expenditure. Under the R&D Tax Incentive, Vast is eligible to receive a refundable R&D tax offset in respect of its eligible R&D expenditure.
Patents and licenses
Patents and licenses are recognized as intangible assets at the point in time that they become legally registered under Vast’s control and ownership thereby generating an economic benefit to Vast.
Vast has filed for numerous patents across the globe in relation to the CSP technology that it intends to undertake to support its pipeline of projects globally. As of June 30, 2023, these patents were pending registration.
Quantitative and Qualitative Disclosures About Market Risk
Foreign currency risk
Vast is exposed to foreign currency risk related to its revenue and operating expenses denominated in currencies other than the U.S. dollar. Vast’s and Vast’s subsidiaries’ functional currency is Australian Dollars (AUD).
The assets and liabilities of Vast and Vast’s Subsidiaries are translated into USD using the exchange rates at the reporting date. The revenues and expenses of such entities are translated into USD using the average exchange rates, which approximate the rates at the dates of the transactions, for the period. All resulting foreign exchange differences arising from the translation are included in other comprehensive income.
For each entity, Vast determines the functional currency. Items included in the financial statements of each entity are measured using that functional currency.
Vast does not enter into financial instruments to hedge its foreign currency exchange risk, but it may in the future.

Credit risk
Vast is exposed to credit risk principally in relation to receivables from customers which are primarily government organizations. As such, Vast believes that Vast’s overall exposure to credit risk is not material.
Liquidity risk
Vast’s exposure to liquidity risk primarily relates to convertible notes issued to its parent entity and Nabors Lux. Vast expects the note holders to exercise their conversion options upon completion of the Business Combination.
See Vast’s accompanying audited consolidated financial statements as of and for the years ended June 30, 2023 and 2022 included elsewhere in this proxy statement/prospectus, including Note 22 thereto, for further information on foreign currency translation adjustments, credit and liquidity risks.
Internal Control Over Financial Reporting
In connection with the preparation of Vast’s consolidated financial statements for the years ended June 30, 2023 and 2022 material weaknesses were identified in its internal control over financial reporting. See the subsection titled “Risk Factors — Risks Relating to Vast’s Corporate Operations — Vast has identified material weaknesses in its internal control over financial reporting. If Vast is unable to remediate these material weaknesses, or if Vast identifies additional material weaknesses in the future or otherwise fails to maintain an effective system of internal control over financial reporting, this may result in material misstatements of Vast’s consolidated financial statements or cause Vast to fail to meet its periodic reporting obligations.”

EXECUTIVE COMPENSATION
NETC
None of NETC’s officers or directors has received any cash compensation for services rendered to NETC. Commencing on the date that NETC’s securities were first listed on the NYSE through the earlier of consummation of the Initial Business Combination and NETC’s liquidation, NETC has agreed to reimburse NETC Sponsor or an affiliate thereof in an amount equal to $15,000 per month for office space, utilities and secretarial and administrative support made available to NETC. In addition, NETC Sponsor and NETC’s executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on NETC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Any payments made to NETC Sponsor or NETC’s officers or directors, or to NETC’s or their affiliates, prior to an Initial Business Combination will be made using funds held outside the Trust Account. Other than quarterly audit committee review of such reimbursements, NETC does not expect to have any additional controls in place governing its reimbursement payments to its directors and officers for their out-of-pocket expenses incurred in connection with NETC’s activities on its behalf in connection with identifying and consummating an Initial Business Combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by NETC to NETC Sponsor, NETC’s officers and directors, or any of their respective affiliates, prior to completion of the Initial Business Combination.
Pursuant to the Business Combination Agreement, NETC has the right to appoint one board member to the Vast Board (provided such individual shall be “independent” for the purposes of the SEC and the listing rules of such national securities exchange on which the Vast Ordinary Shares are listed immediately after Closing). NETC has designated to the Vast Board. Although it is possible that some or all of NETC’s executive officers and directors may negotiate employment or consulting arrangements to remain with Vast after the Business Combination, NETC is not party to any agreements with its executive officers and directors that provide for benefits upon termination of employment.
For more information about the interests of NETC Sponsor and NETC’s directors and officers in the Business Combination, see the section entitled “The Business Combination — Interests of Certain Persons in the Business Combination.”
Vast
For the year ended June 30, 2023, the aggregate amount of compensation paid by us to all directors and executive officers was $0.932 million.

MANAGEMENT OF VAST AFTER THE BUSINESS COMBINATION
The following information concerning the management of Vast is based on the provisions of the Constitution of Vast, the form of which is attached as Annex B to this document, and which is expected to be in effect in such form as of the consummation of the Business Combination.
Directors and Executive Officers
The executive officers and directors of Vast immediately following the Business Combination are expected to be:
Name	Age	Position
Craig Wood	46	Chief Executive Officer and Director
Marshall (Mark) D. Smith	63	Chief Financial Officer
Kurt Drewes	50	Chief Technology Officer
Alec Waugh	57	General Counsel
Sue Opie	56	Chief People Officer
Colleen Calhoun	57	Director Appointee
William Restrepo	63	Director Appointee
Colin Richardson	62	Director Appointee
John Yearwood	64	Director Appointee
Upon consummation of the Business Combination, it is expected that (i) each of the officers and directors listed above will hold the indicated offices and (ii) each of the director nominees listed above will be appointed as directors by the Vast Board.
Executive Officers
Craig Wood, CEO, joined Vast in September 2015, after having worked at leading Australian private equity firm Archer Capital from May 2004 to August 2012 as an Investment Director before joining portfolio company Brownes Dairy in September 2012 as CFO and then Interim CEO until March 2015. Mr. Wood began his career in energy in Lehman Brothers’ New York Power and Utilities Group from September 2002 until February 2004 and, prior to that as an engineer in the oil and gas industry from November 1998 to September 1999. Mr. Wood graduated with BEng (Mechanical Hons) and BSc (IT) degrees from the University of Western Australia in 1998, a MA from Oxford University in 2001 where he studied as a Rhodes Scholar, and a MSc (Finance) from London Business School in 2002.
Marshall (Mark) D. Smith, Chief Financial Officer, joined Vast in September 2023, and is a highly accomplished senior executive with demonstrated performance in all aspects of the energy industry, including operations, capital allocation, strategic planning, business development, corporate finance, capital markets, M&A, IPOs, turnarounds, and restructuring. Most recently, Mark served as Chief Financial Officer for a Texas-based privately held oil and gas company, from September 2021 to September 2023. Prior to that, Mr. Smith served as Chief Financial Officer and Corporate Secretary of Guidon Energy, Blackstone’s largest energy-focused investment from September 2020 to May 2021. Prior to Guidon, from July 2014 to August 2020, he first served as Senior Executive Vice President and Chief Financial Officer, California Resources at Occidental Petroleum Corporation prior to its spin-off, where he was selected to serve as “second in command” for the spin-off/IPO of its California business in a tax-free distribution to shareholders, and following the spin-off, he served as Senior Executive Vice President and Chief Financial Officer at California Resources Corporation and served on the Executive Committee, Compliance Committee, Reserves Committee, and Disclosure Committee. Prior to Occidental Petroleum, Mr. Smith served as Senior Vice President and Chief Financial Officer for Ultra Petroleum Corporation and chairman of its international finance subsidiary. Before Ultra Petroleum, Mr. Smith was Vice President, Business Development at J.M. Huber Energy. Earlier in his career, Mark served as Managing Director, Investment Banking at Nesbitt Burns Securities Inc. (now BMO Capital Markets) and was appointed to the board of Nesbitt Burns Securities, and prior to that, he held various positions, including Director, Energy Group at Bank of

Montreal. Mr. Smith holds an MBA, Finance (summa cum laude) from Oklahoma City University and a BS in Petroleum Engineering (Distinguished Scholar) from University of Oklahoma. He is member and past chairman, Advisory Board, University of Oklahoma Mewbourne School of Petroleum Engineering and a member of numerous boards, including the Muscular Dystrophy Association, where he serves on the Executive Committee and is chairman of the Audit Committee.
Kurt Drewes, Chief Technology Officer, is a seasoned CSP engineer with broad experience and joined Vast in July 2017. He has held positions in manufacturing, design, construction, operations and commercial management utilizing linear Fresnel, parabolic trough and central tower technologies and has worked in CSP in countries including Germany, Spain, South Africa, Morocco and Australia. Mr. Drewes joined Vast from ACWA Power where he was Project Director at the ACWA Solar Reserve Redstone CSP project in South Africa and Technical Advisor on the Noor 3 project in Morocco from November 2015 to June 2017. Prior to that, Mr. Drewes led the Owner’s Team of Abengoa Solar’s Khi Solar One project in South Africa from June 2013 to October 2015. Mr. Drewes was promoted to Global Head of Production at Novatec Solar in Germany, where he worked from July 2011 to May 2013, following his leadership as Operations Manager at Novatec’s CSP plant from June 2008 to June 2011, located in Murcia in Spain. Mr. Drewes earned his Mechanical Engineering degree from the University of Witwatersrand, South Africa in 1994 and an MBA from the University of Cape Town in 1999.
Alec Waugh, General Counsel, joined Vast in October 2015 and has over eleven years’ experience in working closely with private equity owned businesses and over 20 years total experience working with a range of multinational businesses. His extensive experience as a commercial and legal advisor has been across a wide range of food, agriculture, services and manufacturing businesses including seven years in his present role as General Counsel of Zip Water (a member of the Culligan Group) from, May 2015 to the current date (the last four years as General Counsel and Company Secretary) and General Counsel of Brownes Foods for four years, from March 2011 to September 2015. Prior to these roles he spent six years with the Fonterra Co-operative Group, from September 2003 to December 2009 and four years with Campbells/Arnott’s, from February 1998 to June 2002. Mr. Waugh has been working with Vast providing legal and strategic commercial support as the General Counsel and member of the executive leadership team. Mr. Waugh has a hands-on approach with providing his advice and counsel and is closely engaged with all members of Vast commercial team. While responsible for providing general legal support and commercial guidance to Vast, Mr. Waugh has played a critical role in the development of Vast’s IP strategy and portfolio, its commercial strategy and also its overall approach to risk management and compliance. Mr. Waugh has been admitted as a solicitor since 1998 and received a Diploma in Law (SAB), from Sydney University in 1997.
Sue Opie, Head of People, joined Vast in December 2019, and has 25 years HR strategic, project and operational experience. Before joining Vast, her career spanned across healthcare, pharmaceutical, manufacturing, hospitality, FMCG and Industrial sectors. From 2017, Ms. Opie was an HR advisor for small to medium sized companies, working with Executive and management teams to develop HR strategy, deliver HR operational services, be a facilitator for the Company's vision, lead transformational change, build leadership capability, drive a performance culture and enhance employee engagement. Prior to her consulting career, Ms Opie was Head of HR for HealthCare (2012 – 2017), an Australian private hospital group of 17 hospitals and HR Director for Inova Pharmaceuticals (2006 – 2012), providing HR leadership for the APAC and South Africa regions. Ms Opie's HR career commenced with 3M Australia (1993 – 2002). Ms. Opie has a career track record building a healthy company culture through the design and implementation of HR strategic plans aligned to the Company vision and business goals and leading transformational change in fast and agile business environments. Ms Opie holds a B. Science Psychology (Hons) from the University of NSW in 1988 and Masters of Management from Macquarie Graduate School of Management in 1996.
Directors and Director Appointee
Colin Richardson will serve on the Vast Board upon completion of the Business Combination. Mr. Richardson is a Managing Director at MA Financial Australia. Mr. Richardson has over three decades of investment banking experience advising clients on mergers and acquisitions and strategic advisory transactions across a variety of industries. Mr. Richardson was previously a Managing Director at

Rothschild, a Managing Director and Head of M&A for Australia and New Zealand at Citigroup and a Managing Director in M&A at Deutsche Bank. Prior to joining Deutsche Bank, Mr. Richardson worked at SG Hambros, formerly known as Hambros Bank, in Australia and London. He served on the Board of Hockey NSW for three years, followed by three years on the Board of Hockey Australia. He was also the inaugural Chair of Hockey 1, which is Australia’s premier domestic hockey competition. Currently, Mr. Richardson serves as Managing Director at MA Financial Group and Chairman of MA Money, a residential mortgage origination company within the MA Financial Group. Mr. Richardson sits on various investment committees for funds manage by MA Financial Group. Mr. Richardson also holds positions on the boards of various Twynam Group Companies. Mr. Richardson holds a B.A. from Hull University.
For the biography of Craig Wood, please see “Management of Vast After the Business Combination — Executive Officers.” For biographies of Colleen Calhoun, William Restrepo and John Yearwood, please see “Business of NETC and Certain Information about NETC — Management.”
Family Relationships
There are no family relationships between any of Vast’s executive officers and directors or director nominees.
Vast Board
Upon consummation of the Business Combination, the Vast Board will consist of seven directors, including Craig Wood, Colleen Calhoun, William Restrepo, Colin Richardson, John Yearwood and two persons to be identified by the parties in connection with Closing.
Independence of Directors
Pursuant to the terms of the Business Combination Agreement, as a closing condition, the parties are required to cause the Vast Ordinary Shares and the Vast Warrants issued in connection with the Business Combination to be approved for listing on a national securities exchange mutually agreed to by the parties in writing, but there can be no assurance that such listing condition will be met. Further, it is a condition to the consummation of the PIPE Financing that the Vast Ordinary Shares issuable therein be approved for listing on a national securities exchange. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the applicable parties to the Business Combination Agreement. Vast intends to apply to list the Vast Ordinary Shares and Vast Warrants on the Nasdaq. It is anticipated that upon the Closing, the Vast Ordinary Shares and Vast Warrants will be listed under the ticker symbols “VSTE” and “VSTEW,” respectively. It is important for you to know that, at the time of the NETC special meeting, the parties may not have received from any national securities exchange either confirmation of the listing of the Vast Ordinary Shares and the Vast Warrants or that approval thereof will be obtained prior to the consummation of the Business Combination. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in the accompanying proxy statement/prospectus without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such listing condition is waived by the applicable parties to the Business Combination and by the investors in the PIPE Financing and therefore the Vast securities would not be listed a nationally recognized securities exchange.
As a result, subject to applicable phase-in rules and exemptions for foreign private issuers, Vast will adhere to the rules of Nasdaq (or such other national securities exchange on which its securities are listed) in determining whether a director is independent. The Vast Board has consulted, and will consult, with its counsel to ensure that its determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The listing standards of Nasdaq generally define an “independent director” as a person, other than an executive officer or employee of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Vast Board is expected to determine that Colleen Calhoun and John Yearwood will be considered independent directors. Domestic issuers listed on Nasdaq are required to have a majority independent board no later than one year from the date on which it is first listed on Nasdaq and the independent directors are required to have regularly scheduled meetings at which only independent directors are present. However, as a foreign private issuer, Vast may elect to follow Australian practice, which does not require a majority independent board or that the independent directors have regularly scheduled meetings at which only independent directors are present.
Board Committees
Upon consummation of the Business Combination, Vast will establish a separately standing audit committee, compensation committee and nominating and corporate governance committee, which will operate under a written charter.
Subject to phase-in rules and a limited exception, Nasdaq Listing Rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee and nominating and corporate governance committee of a listed company be comprised solely of independent directors.
In addition, from time to time, special committees may be established under the direction of the Vast Board when the Vast Board deems it necessary or advisable to address specific issues. Copies of Vast’s committee charters will be posted on Vast’s website, www.vast.energy, as required by applicable SEC and the Nasdaq Listing Rules. The information contained on, or that may be accessed through, NETC’s and Vast’s website is not part of, and is not incorporated into, this proxy statement/prospectus or the Registration Statement of which it forms a part.
Audit Committee
Upon consummation of the Business Combination, Vast will establish an audit committee of the board of directors. Collen Calhoun, John Yearwood and Colin Richardson will serve as members and Colin Richardson is expected to serve as the chairperson of the audit committee. Under the Nasdaq Listing Rules and applicable SEC rules, Vast will be required to have at least three members of the audit committee, all of whom must be independent, subject to the exception described below.
All members of Vast’s audit committee will meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Listing Rules. The Vast Board is expected to determine that Colin Richardson is an audit committee financial expert as defined by the SEC rules and is financially literate as defined by the Nasdaq Listing Rules.
The Vast Board is expected to determine that Ms. Calhoun and John Yearwood each meet the independent director standard under Nasdaq Listing Rules and under Rule 10-A-3(b)(1) of the Exchange Act, but Mr. Richardson does not. Vast will have one year from the date of its listing on Nasdaq to have its audit committee be comprised solely of independent members. Vast intends to identify one additional independent director to serve on the audit committee within one year of the closing of the Business Combination, at which time Mr. Richardson will resign from the committee.
Audit Committee Role
The Vast Board will adopt an audit committee charter setting forth the responsibilities of the audit committee, which are consistent with the SEC rules and the Nasdaq Listing Rules. These responsibilities include:
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overseeing Vast’s accounting and financial reporting process;

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appointing, compensating, retaining, overseeing the work, and terminating the relationship with Vast’s independent registered public accounting firm and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for Vast;

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setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

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setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

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discussing with Vast’s independent registered public accounting firm any audit problems or difficulties and management’s response;

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pre-approving all audit and non-audit services provided to Vast by its independent registered public accounting firm (other than those provided pursuant to appropriate preapproval policies established by the audit committee or exempt from such requirement under the rules of the SEC);

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reviewing and discussing Vast’s annual and quarterly financial statements with management and Vast’s independent registered public accounting firm;

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discussing Vast’s risk management policies;

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reviewing and approving or ratifying any related person transactions;

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reviewing management’s reports;

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discussing earnings press releases with management, as well as financial information and earnings guidance provided to analysts and rating agencies;

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reviewing the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on Vast’s financial statements;

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assessing and monitoring risk exposures, as well as the policies and guidelines to risk management process;

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establishing procedures for the receipt, retention and treatment of complaints received by Vast regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by Vast’s employees of concerns regarding questionable accounting or auditing matters;

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periodically reviewing and reassessing the adequacy of the audit committee charter;

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periodically meeting with management, the internal audit team and the independent auditors, separately; and

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preparing any audit committee report required by SEC rules.

Compensation Committee
Upon consummation of the Business Combination, Vast will establish a compensation committee of the board of directors. Colin Richardson and William Restrepo will serve as members and William Restrepo is expected to serve as the chairperson of the compensation committee.
Domestic issuers listed on Nasdaq are required to have a compensation committee consisting of at least two members, each of whom must be independent. However, as a foreign private issuer, Vast is permitted, and has elected, to follow Australian practice, which does not require a compensation committee composed solely of independent directors.
Vast’s compensation committee will be responsible for, among other things:
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reviewing and approving corporate goals and objectives with respect to the compensation of Vast’s Chief Executive Officer, evaluating Vast’s Chief Executive Officer’s performance in light of these goals and objectives and setting Vast’s Chief Executive Officer’s compensation;

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reviewing and setting or making recommendations to Vast’s board of directors regarding the compensation of Vast’s other executive officers;

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reviewing and making recommendations to the Vast’s board of directors regarding director compensation;

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reviewing and approving or making recommendations to Vast’s board of directors regarding Vast’s incentive compensation and equity-based plans and arrangements; and

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appointing and overseeing any compensation consultants.

The compensation committee charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Compensation Committee Interlocks and Insider Participation
No anticipated member of the compensation committee was at any time during fiscal year 2023, or at any other time, one of Vast’s officers or employees. None of Vast’s executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director ofaVast’s board of directors or member of Vast’s compensation committee.
Nominating and Corporate Governance Committee
Upon consummation of the Business Combination, Vast will establish a nominating and corporate governance committee of the board of directors. Colleen Calhoun, Colin Richardson and William Restrepo will serve as members and Colleen Calhoun is expected to serve as the chairperson of the nominating and corporate governance committee.
Vast’s nominating and corporate governance committee will be responsible for, among other things:
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identifying individuals qualified to become members of the Vast Board and ensure the Vast Board has the requisite expertise and consists of persons with sufficiently diverse and independent backgrounds;

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recommending to the Vast Board the persons to be nominated for election as directors and to each committee of the Vast Board;

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developing and recommending to the Vast Board corporate governance guidelines, and reviewing and recommending to the Vast Board proposed changes to our corporate governance guidelines from time to time; and

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overseeing the annual evaluations of the Vast Board, its committees and management.

Domestic issuers listed on Nasdaq are required to have a nominating and corporate governance committee consisting solely of independent directors or adopt a board resolution providing that director nominations will be voted on solely by independent directors. However, as a foreign private issuer, Vast is permitted, and has elected, to follow Australian practice, which does not require a nominating and corporate governance committee composed solely of independent directors.
Risk Oversight
Vast’s board of directors will oversee the risk management activities designed and implemented by its management. Vast’s board of directors will execute its oversight responsibility both directly and through its committees. Vast’s board of directors will also consider specific risk topics, including risks associated with its strategic initiatives, business plans and capital structure. Vast’s management, including its executive officers, are primarily responsible for managing the risks associated with the operation and business of Vast and will provide appropriate updates to the board of directors and the audit committee. Vast’s board of directors will delegate to the audit committee oversight of its risk management process, and its other committees will also consider risk as they perform their respective committee responsibilities. All committees will report to Vast’s board of directors as appropriate, including when a matter rises to the level of material or enterprise risk.
Code of Business Conduct and Ethics
Following the Business Combination, Vast intends to post its Code of Conduct and Ethics and to post any amendments to or any waivers from a provision of its Code of Conduct and Ethics on its website, and also intends to disclose any amendments to or waivers of certain provisions of its Code of Conduct and Ethics in a manner consistent with the applicable rules or regulations of the SEC and Nasdaq.

Shareholder Communication with the Board of Directors
Vast shareholders and interested parties may communicate with the Vast Board, any committee chairperson or the independent directors as a group by writing to the Vast Board or committee chairperson in care of Vast, 226-230 Liverpool Street, Darlinghurst, NSW 2010, Australia, Attn.: Alec Waugh, General Counsel.
Foreign Private Issuer Status
After the Closing, Vast will be a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act. As a foreign private issuer Vast will be permitted to comply with Australian corporate governance practices in lieu of the otherwise applicable Nasdaq Listing Rules, with limited exceptions, provided that it discloses the Nasdaq Listing Rules it will not follow and the equivalent Australian requirements with which it will comply instead.
Vast intends to rely on this “foreign private issuer exemption” with respect to the following requirements:
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Third Party Director and Nominee Compensation — Nasdaq Listing Rule 5250(b)(3) requires listed companies to disclose third party director and nominee compensation. As a foreign private issuer, however, Vast is permitted to, and intends to follow home country practice in lieu of this requirement. Australian law and corporate governance practice do not require Vast to disclose third party director and nominee compensation.

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Distribution of Annual and Interim Reports — Nasdaq Listing Rule 5250(d) requires that annual and interim reports be distributed or made available to shareholders within a reasonable period of time following filing with the SEC. As a foreign private issuer, however, Vast is permitted to, and intends to follow home country practice in lieu of this requirement. Australian law and corporate governance practice require Vast to prepare an annual audited consolidated annual report that includes its financial statements. That annual report must be lodged with ASIC within four months of the end of the financial year and presented to shareholders at an annual general meeting within five months of the end of the financial year. There is no requirement to distribute or make available an interim report.

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Independent Directors — Nasdaq Listing Rule 5605(b)(1) requires that at least a majority of a listed company’s board of directors be independent directors, and Nasdaq Listing Rule 5605(b)(2) requires that independent directors regularly meet in executive session, where only independent directors are present. As a foreign private issuer, however, Vast is permitted to, and intends to follow home country practice in lieu of these requirements. Australian law and corporate governance practice do not require a majority of Vast’s board to be independent directors and do not require the independent directors to regularly meet in executive sessions, where only the independent directors are present.

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Compensation Committee Composition — Nasdaq Listing Rule 5605(d)(2) requires that a listed company’s compensation committee be comprised of at least two members, each of whom is an independent director as defined under such rule. As a foreign private issuer, however, Vast is permitted to, and intends to follow home country practice in lieu of these requirements. Australian law and corporate governance practice do not require that the compensation committee be composed solely of independent directors.

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Director Nominations — Nasdaq Listing Rule 5605(e) requires that director nominees be selected or recommended for selection by the full board either by (A) independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate, or (B) a nominations committee comprised solely of independent directors. As a foreign private issuer, however, Vast is permitted to, and intends to follow home country practice in lieu of these requirements. Australian law and corporate governance practice do not require that only independent directors participate in director nominations.

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Proxy Solicitation — Nasdaq Listing Rule 5620(b) requires companies that are not a limited partnership to solicit proxies and provide proxy statements for all meetings of shareholders and to provide copies of such proxy solicitation material to Nasdaq. As a foreign private issuer, however, Vast is permitted to, and intends to follow home country practice in lieu of these requirements. Australian law and corporate governance practice do not require companies to solicit proxies or deliver proxy statements in connection with a meeting of shareholders.

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Quorum — Nasdaq Listing Rule 5620(c) sets out a quorum requirement of 33-1/3% of the outstanding shares of common voting stock. As a foreign private issuer, however, Vast is permitted to, and intends to follow home country practice in lieu of these requirements. In accordance with Australian law and corporate governance practice, Vast’s Constitution will provide that a quorum requires at least one-third of the voting power of the shares entitled to vote at a general meeting, which may not be in full compliance with Nasdaq Listing Rule 5620(c).

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Shareholder Approval — Nasdaq Listing Rule 5635 requires companies to obtain shareholder approval before undertaking any of the following transactions:

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acquiring the stock or assets of another company, where such acquisition results in the issuance of 20% or more of Vast’s outstanding share capital or voting power;

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entering into any change of control transaction;

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establishing or materially amending any equity compensation arrangement; and

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entering into any transaction other than a public offering involving the sale, issuance or potential issuance by Vast of shares (or securities convertible into or exercisable for shares) equal to 20% or more of Vast’s outstanding share capital or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

As a foreign private issuer, however, Vast is permitted to, and intends to follow home country practice in lieu of these requirements. In accordance with Australian law and corporate governance practice, shareholder approval is only necessary if a person, together with its associates, acquire a relevant interest in more than 20% of Vast’s shares at a time when Vast has more than 50 members.
Vast otherwise intends to comply with the rules generally applicable to U.S. domestic companies listed on Nasdaq. Vast may, however, in the future decide to rely upon the “foreign private issuer exemption” for purposes of opting out of some or all of the other corporate governance rules.
Comparison of the Australian and U.S. Securities Regulatory Landscapes
Vast is an unlisted public company limited by shares registered in the State of New South Wales under Australian law. At Closing, it is anticipated that the Vast Ordinary Shares will be listed on Nasdaq and the rights of Vast shareholders will be primarily governed by the Constitution, the Corporations Act, U.S. federal securities laws and the Nasdaq Listing Rules.
A comparison of some of the material provisions of the Corporations Act and ASX Listing Rules which would have applied to Vast if it had listed on the Australian Securities Exchange and the Nasdaq Listing Rules and certain U.S. federal securities laws, which will apply to Vast upon its anticipated listing on Nasdaq, is set out below.
The comparison is not an exhaustive statement of relevant laws, rules and regulations and is intended as a general guide only.
Requirements under the ASX Listing Rules / Corporations Act	Requirement under the Nasdaq Listing Rules / Certain U.S. federal securities laws
Notice of general meetings
A notice of a general meeting must be given by a listed company at least 28 days before the date of the meeting. The company is required to give notice only to shareholders entitled to vote at the meeting, as well as the directors and auditor of the company.	Notice of general meetings is not governed by the Nasdaq Listing Rules. Additionally, Foreign Private Issuers are not subject to U.S. proxy rules. Notice of general meetings will be governed by the Constitution.
Continuous disclosure
Under the ASX Listing Rules, subject to some exceptions, a listed company must immediately disclose to ASX any information concerning it, which a reasonable person would expect to have a material effect on the price or value of the company’s shares.
Under the Nasdaq Listing Rules, the Nasdaq-listed company shall make prompt disclosure to the public through a Regulation FD compliant method of any material information that would reasonably be expected to affect the value of its securities or influence investor’s decisions. In the absence of the Nasdaq Listing Rules, Foreign Private Issuers are not subject to Regulation FD, which governs the fair disclosure of material non-public information.
Foreign Private Issuers are also required to publicly

Requirements under the ASX Listing Rules / Corporations Act	Requirement under the Nasdaq Listing Rules / Certain U.S. federal securities laws report certain types of material information on Form 6-K under the Exchange Act. A Nasdaq-listed Foreign Private Issuer is required to submit a Form 6-K to the SEC containing semi-annual unaudited financial information no later than six months following the end of the company’s second fiscal quarter.
Requirements under the ASX Listing Rules / Corporations Act	Requirement under the Nasdaq Listing Rules / Certain U.S. federal securities laws
Disclosure of substantial shareholdings
A person who obtains a voting power in 5% or more of an ASX listed company is required to publicly disclose that fact within two business days after becoming aware of that fact via the filing of a substantial holding notice. A person’s voting power consists of their own relevant interest in shares plus the relevant interests of their associates. A further notice must be filed within two business days after each subsequent voting power change of 1% or more, and after the person ceases to have a voting power of 5% or more. The notice must attach all documents which contributed to the voting power the person obtained or provide a written description of arrangements which are not in writing.
Disclosure of substantial shareholdings is not governed by the Nasdaq Listing Rules. Disclosure requirements are governed by U.S. securities laws.
Shareholders who acquire more than 5% of the outstanding shares of a class of securities registered under the Exchange Act must file beneficial ownership reports on Schedule 13D or 13G until their holdings drop below 5%.
Schedule 13G is an abbreviated version of 13D that may be available based on facts and circumstances. Schedule 13D reports the acquisition and other information within 10 days after the purchase. Prompt amendment must be made regarding any material changes in the facts contained in the schedule.

Financial reporting
Under the ASX Listing Rules, subject to some exceptions, a listed company must prepare and lodge with ASIC and the ASX financial reports and statements on an annual, half-yearly and, in some cases, quarterly basis.
Under the Exchange Act, a Foreign Private Issuer must file an annual report on Form 20-F containing detailed financial and non-financial disclosure. Foreign Private Issuers must make their U.S. investors aware of the significant ways in which their corporate governance practices differ from those required of domestic companies under Nasdaq Listing Rules by including a brief, general summary in the annual report on Form 20-F.
Under the Nasdaq Listing Rules, a Foreign Private Issuer must:
•
submit on Form 6-K an interim balance sheet and income statement as of the end of its second quarter, within six months of the end of the second quarter.

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make available to shareholders an annual report containing the company’s financial statements within a reasonable period of time following the filing of the annual report with the SEC.

However, a Foreign Private Issuer may follow its home country practice in lieu of certain requirements related to financial reporting under the Nasdaq Listing Rules.

Requirements under the ASX Listing Rules / Corporations Act	Requirement under the Nasdaq Listing Rules / Certain U.S. federal securities laws
Issues of new shares

Subject to specific exceptions, the ASX Listing Rules apply to restrict a listed company from issuing, or agreeing to issue, more equity securities (including shares and options) in a 12 month period without the approval of shareholders, than the number calculated as follows:
15% of the total of:
•
the number of fully paid ordinary shares on issue 12 months before the date of the issue or agreement; plus

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the number of fully paid ordinary shares issued in the 12 months under a specified exception; plus

•
the number of partly paid ordinary shares share that became fully paid in the 12 months; plus

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the number of fully paid ordinary shares issued in the 12 months with shareholder approval; less

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the number of fully paid ordinary shares cancelled in the 12 months; less

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the number of equity securities issued or agreed to be issued in the 12 months before the date of issue or agreement to issue but not under a specified exception or with shareholder approval.

Subject to certain exceptions, the ASX Listing Rules require the approval of shareholders by ordinary resolution in order for a listed entity to issue shares or options to directors.

Under the Nasdaq Listing Rules, a Company must notify Nasdaq when listing additional shares. Such notification shall happen at least 15 calendar days prior to:
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establishing or materially amending a stock option plan, purchase plan or other equity compensation arrangement pursuant to which stock may be acquired by officers, directors, employees, or consultants without shareholder approval (with some timing exceptions for certain equity grants to induce employment subject exception); or

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issuing securities that may potentially result in a change of control of the company; or

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issuing any common stock or security convertible into common stock in connection with the acquisition of the stock or assets of another company, if any officer or director or Substantial Shareholder of the company has a 5% or greater interest (or if such persons collectively have a 10% or greater interest) in the company to be acquired or in the consideration to be paid; or

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issuing any common stock, or any security convertible into common stock in a transaction that may result in the potential issuance of common stock (or securities convertible into common stock) greater than 10% of the either the total shares outstanding or the voting power outstanding on a pre-transaction basis.

Additionally, under the Nasdaq Listing Rules, a company cannot create a new class of security that votes at a higher rate than an existing class of securities or take any other action that has the effect of restricting or reducing the voting rights of an existing class of securities.

Remuneration of directors and officers

Under the ASX Listing Rules, the maximum amount to be paid to directors for their services as a director (other than the salary of an executive director) is not to exceed the amount approved by shareholders in a general meeting.
The company’s annual report includes a remuneration report within the directors’ report. This remuneration report is required to include a discussion of the company directors’ policy in relation to remuneration of key management personnel of the company.

Nasdaq Listing Rules require a Nasdaq-listed company to publicly disclose the material terms of agreements between directors or director nominees and any third-party relating to compensation in connection with their service as a director. A Foreign Private Issuer, however, may follow home country practice in lieu of certain requirements related to director compensation, but must (a) disclose to the SEC in its annual reports each requirement it does not follow and describe the home country practice followed, and (b) submit to Nasdaq a written statement from an independent

Requirements under the ASX Listing Rules / Corporations Act	Requirement under the Nasdaq Listing Rules / Certain U.S. federal securities laws
Under the Corporations Act, a listed company must put its remuneration report to a shareholder vote at its annual general meeting. If in two consecutive annual general meetings, 25% or more of the votes cast on the resolution vote against adopting the remuneration report, a ‘spill resolution’ must then be put to shareholders. A spill resolution is a resolution that a spill meeting be held and all directors (other than a managing director who is exempt from the retirement by rotation requirements) cease to hold office immediately before the end of the spill meeting. If the spill resolution is approved by the majority of votes cast on the resolution, a spill meeting will be held within 90 days at which directors wishing to remain directors must stand for re-election.
counsel in the home country certifying that the company’s practices are not prohibited by the home country’s laws.
Under Regulation S-K, Foreign Private Issuers must report certain information with respect to executive and director compensation and benefits, as well as information related to director and executive share ownership.
Generally, the size and net worth of the company are taken into consideration when determining director and officer compensation. In the U.S., most public companies utilize a consultant to provide peer benchmarking for reasonable compensation metrics.

Termination benefits
Under the ASX Listing Rules, a listed entity must ensure that no director or other officer will be, or may be, entitled to termination benefits if the value of those benefits and the termination benefits that are or may become payable to all officers together exceed 5% of the equity interests of the entity as set out in its latest financial statements given to the ASX. The 5% limit may, however, be exceeded with shareholder approval.
Termination benefits are not governed by the Nasdaq Listing Rules.
Under the Sarbanes-Oxley Act, the CEO and CFO of a U.S. publicly listed company must forfeit previously paid bonuses if the company is required to prepare an accounting restatement due to material non-compliance of the company.

Transactions involving related parties

Related party financial benefits
The Corporations Act prohibits a public company from giving a related party a financial benefit unless:
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 it obtains the approval of shareholders and gives the benefit within 15 months after receipt of such approval; or

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the financial benefit is exempt.

A related party is defined by the Corporations Act to include any entity which controls the public company, directors of the public company, directors of any entity which controls the public company and, in each case, spouses and certain relatives of such persons.
Exempt financial benefits include indemnities, insurance premiums and payments for legal costs which are not otherwise prohibited by the Corporations Act and benefit given on arm’s length terms.
Acquisition and disposal of a substantial asset to a related party

Under the Nasdaq Listing Rules, each company shall conduct an appropriate review and oversight of all related party transactions for potential conflicts of interest on an ongoing basis by the audit committee or another independent body of the board of directors.
For non-U.S. issuers, the term “Related Party Transaction” refers to transactions that must be disclosed pursuant to Form 20-F, which requires the company to provide certain information (nature and extent of any transactions or presently proposed which are material to the company or related party, or that are unusual; and amount of loans and guarantees made by the company to or for the benefit of a related party) with respect to transactions or loans between the company and
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enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the company;

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associates;

Requirements under the ASX Listing Rules / Corporations Act	Requirement under the Nasdaq Listing Rules / Certain U.S. federal securities laws

The ASX Listing Rules prohibit a listed entity from acquiring a substantial asset (an asset the value or consideration for which is 5% or more of the entity’s equity interests) from, or disposing of a substantial asset to, certain related parties of the entity, unless it obtains the approval of shareholders. The related parties include directors, persons who have or have had (in aggregate with any of their associates) in the prior six month period an interest in 10% or more of the shares in the company and, in each case, any of their associates. The provisions apply even where the transaction may be on arm’s length terms.
Issue of shares to directors
The ASX Listing Rules also prohibit a listed entity from issuing or agreeing to issue shares to a director unless it obtains the approval of shareholders or the share issue is exempt. Exempt share issues include issues made pro rata to all shareholders, under an underwriting agreement in relation to a pro rata issue, under certain dividend or distribution plans or under an approved employee incentive plan.

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individuals owning, directly or indirectly, an interest in the voting power of the company that gives them significant influence over the company, and close members of any such individual’s family;

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key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the company, including directors and senior management of companies and close members of such individuals’ families; and

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enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in the two preceding bullets or over which such a person is able to exercise significant influence. This includes enterprises owned by directors or major shareholders of the company and enterprises that have a member of key management in common with the company. Close members of an individual’s family are those that may be expected to influence, or be influenced by, that person in their dealings with the company.

An associate is an unconsolidated enterprise in which the company has a significant influence or which has significant influence over the company. Significant influence over an enterprise is the power to participate in the financial and operating policy decisions of the enterprise but is less than control over those policies. Shareholders beneficially owning a 10% interest in the voting power of the company are presumed to have a significant influence on the company.
A Foreign Private Issuer may follow its home country practice in lieu of the requirements of the Rule 5600 Series, except as described under “Corporate governance” below.

Significant transactions
Under the ASX Listing Rules, where a company proposes a significant change to the nature or scale of its activities or floats significant assets, it must provide full details to the ASX as soon as practicable. It must do so in any event before making the change. If the significant change involves the entity disposing of its main undertaking, the entity must get the approval of all holders of its ordinary shares and comply with any requirements of the ASX in relation to the notice of meeting, which must include a voting exclusion
Under the Nasdaq Listing Rules, shareholder approval is prior to an issuance of securities in connection with:
•
the acquisition of the stock or assets of another company;

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equity-based compensation of officers, directors, employees or consultants;

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a change of control; and

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transactions other than public offerings.

Requirements under the ASX Listing Rules / Corporations Act	Requirement under the Nasdaq Listing Rules / Certain U.S. federal securities laws
statement. Any agreement to dispose of its main undertaking must be conditional on the entity getting approval. A company must not dispose of a major asset without offer or approval for no offer.	A Foreign Private Issuer may follow its home country practice in lieu of the requirements of the Rule 5600 Series, except as described under “Corporate governance” below.
Nomination and rotation of directors

Nomination
Under the ASX Listing Rules, a listed company must accept nominations for the election of directors up to 35 business days (or 30 business days in the case of a meeting requested by shareholders) before the date of a general meeting at which the directors may be elected, unless the company’s constitution provides otherwise.
Rotation
The ASX Listing Rules require that:
•
a director, other than the managing director and directors appointed to fill casual vacancies or as additions to the board, must not hold office past the third annual general meeting following the director’s appointment or three years, whichever is longer, without submitting himself or herself for re-elections; and

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directors appointed to fill casual vacancies or as additions to the board do not hold office (without re-election) past the next annual general meeting.

Nomination
Under the Nasdaq Listing Rules, director nominees must either be selected or recommended for the board’s selection, either by:
•
Independent Directors constituting a majority of the Board’s Independent Directors in a vote in which only Independent Directors participate, or

•
A nomination committee comprised solely of Independent Directors.

Each company must certify it has adopted a formal written charter or board resolution addressing the nominations process.
Rotation.
There is no formal rotation or term limit requirement under the Nasdaq Listing Rules, although the Company can institute term limits in its corporate governance policies.
Directors are subject to re-election every year at the annual meeting of shareholders, unless a classified board is put in place.
A Foreign Private Issuer may follow its home country practice in lieu of the requirements of the Rule 5600 Series, except as described under “Corporate governance” below.

Corporate governance

The ASX Corporate Governance Council has published the ASX Corporate Governance Principles and Recommendations (the “Recommendations”), which sets out eight central principles which are intended to assist companies to achieve good governance outcomes and meet the reasonable expectations of most investors.
Listed companies are required to provide a
statement in their annual report to shareholders disclosing the extent to which they have followed the Recommendations in the reporting period and where they have not followed all the Recommendations, identify the Recommendations that have not been followed and the reasons for not following them. It is not mandatory to follow the Recommendations.

Under the Nasdaq Listing Rules 5600 Series, Nasdaq has established Corporate Governance Requirements for all listed Companies. Companies are required to follow the published requirements, unless an applicable exemption exists. One such exemption allows a Foreign Private Issuer to follow its home country practice in lieu of the requirements of the Rule 5600 Series, except that it must comply with:
•
Notification of Noncompliance requirement (Rule 5625);

•
Voting Rights requirement (Rule 5640);

•
The Diverse Board Representation Rule (Rule 5605(f));

Requirements under the ASX Listing Rules / Corporations Act	Requirement under the Nasdaq Listing Rules / Certain U.S. federal securities laws

The eight central principles are:
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lay solid foundations for management and oversight;

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structure the board to be effective and add value;

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instill a culture of acting lawfully, ethically and responsibly;

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safeguard the integrity of corporate reports;

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make timely and balanced disclosure;

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respect the rights of security holders;

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recognize and manage risk; and

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remunerate fairly and responsibly.

• The Board Diversity Disclosure Rule (Rule 5606); • Having an audit committee that satisfies Rule 5605(c)(3) and ensure that members meet the independence requirement of Rule 5605(c)(2)(A)(ii)

DESCRIPTION OF VAST SECURITIES
The following description of the material terms of the securities of Vast following the Business Combination includes a summary of the specified terms of the Constitution, the NETC Warrant Agreements and of applicable Australian law as they will be in effect upon Closing. The following description is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. Unless stated otherwise, this description does not address any (proposed) provisions of Australian law that have not become effective as per the date of this proxy statement/ prospectus. The description is qualified in its entirety by reference to the complete text of the Constitution, which is attached as Annex B to this proxy statement/prospectus or the NETC Warrant Agreements, attached as Exhibits 4.3 and 4.4 to this proxy statement/prospectus. We urge you to read the full text of the Constitution and the NETC Warrant Agreements.
Share Capital
Vast’s issued capital shall upon Closing consist of 36,291,817 Vast Ordinary Shares, assuming no redemptions by NETC public stockholders of NETC public shares.
The Vast Board may determine the issue prices and terms for such shares or other securities, and may further determine any other provision relating to such issue of shares or securities. Vast may also issue and redeem redeemable securities on such terms and in such manner as the Vast Board shall determine.
The Vast Ordinary Shares are not redeemable and do not have any preemptive rights.
Meetings of Shareholders and Voting Rights
Under Australian law, Vast is required to hold an annual general meeting at least once every calendar year and within five months after the end of its financial year. All meetings other than the annual general meeting of shareholders are referred to in the Constitution as “general meetings.” The Vast Board may call general meetings of its shareholders whenever it sees fit, at such time and place, as it may determine. In addition, the Vast Board is obliged to call a general meeting if requested to do so by Vast shareholders with at least 5% of votes that may be cast at the general meeting.
At a general meeting of Vast, every Vast shareholder present in person or by proxy, attorney or representative has one vote on a show of hands and, on a poll, one vote for each Vast Ordinary Share held. On a poll, every Vast shareholder (or his or her proxy, attorney or representative) is entitled to one vote for each fully paid Vast Ordinary Share held and in respect of each partly paid Vast Ordinary Share, is entitled to a fraction of a vote equivalent to the proportion which the amount paid up (not credited) on that partly paid Vast Ordinary Share bears to the total amounts paid and payable (excluding amounts credited) on that Vast Ordinary Share. The chairperson does not have a casting vote.
Under the Constitution, at last 40 days’ notice of a general meeting must be given to Vast shareholders.
Dividends
Subject to the Corporations Act, the Constitution and any special terms and conditions of issue, the Vast Directors may, from time to time, resolve to pay a dividend or declare any interim, special or final dividend as, in their judgement, the financial position of Vast justifies.
The Vast Directors may fix the amount, time and method of payment of the dividends. The payment, resolution to pay, or declaration of a dividend does not require any confirmation by a general meeting.
Notices
Every Vast shareholder is entitled to receive notice of and, except in certain circumstances, attend and vote at general meetings of Vast and to receive all notices, accounts and other documents required to be sent to Vast shareholders under the Constitution, the Corporations Act and the Nasdaq Listing Rules. Under the Corporations Act, at least 21 days’ notice of meeting must be given to Vast shareholders.

Transfer of Vast Ordinary Shares
Subject to the Constitution and to any restrictions attached to any Vast Ordinary Share or classes of shares, Vast Ordinary Shares may be transferred by DTC transfer or by written transfer in any usual form or in any form approved by the Vast Directors and permitted by the Corporations Act. The Vast Directors may, in circumstances permitted by the Constitution or the Nasdaq Listing Rules, decline to register a transfer of Vast Ordinary Shares. If the Vast Directors decline to register a transfer, Vast must give the party lodging the transfer written notice of the refusal and the reason for refusal.
Issue of Vast Ordinary Shares
Subject to the Constitution and the Corporations Act and any special rights conferred on the holders of any shares or class of shares, the Vast Directors may issue shares, reclassify or convert shares, cancel or otherwise dispose of shares, or grant options over unissued shares to any person and they may do so at such times and on the conditions they think fit. The shares may be issued with preferred, deferred or special rights, or special restrictions about dividends, voting, return of capital, participation in the property of Vast on a winding up or otherwise as the Vast Directors see fit.
Issue of Preference Shares
Vast may issue preference shares and Vast Ordinary Shares may be converted into preference shares provided that the rights of the holders of the preference shares with respect to the repayment of capital, participation in surplus assets and profits, cumulative or non-cumulative dividends, voting and priority of payment of capital and dividends in relation to other shares or other classes of preference shares are as set out in the Constitution or as approved by special resolution passed at a general meeting. Vast may not issue preference shares that confer on the holders thereof rights that are inconsistent with those specified under Nasdaq Listing Rules, except to the extent or any waiver or modification of such rules.
Winding up
If Vast is wound up, the liquidator may, with the sanction of a special resolution of the Vast Board, (i) divide among the stockholders in kind the whole or any part of the property of Vast; and (ii) set such value as the liquidator considers fair on any property to be so divided and may determine how the division is to be carried out as between the stockholders.
Variation of class rights
Subject to the Corporations Act and the terms of issue of a class of shares, wherever the capital of Vast is divided into different classes of shares, the rights attached to any class of shares may be varied with:
•
the written consent of the holders of at least three quarters of the issued shares in the particular class; or

•
the sanction of a special resolution passed at a separate meeting of the holders of shares in that class.

Vast Directors — appointment and retirement
Under the Constitution, the number of Vast Directors shall be a minimum of three. Vast Directors are elected or re-elected by resolution by Vast shareholders at general meetings of Vast.
The Vast Board will assign the Vast Directors into three classes, designated as Class I, Class II and Class III. Class I directors shall initially serve until the first annual general meeting following listing on Nasdaq; Class II directors shall initially serve until the second annual general meeting following listing on Nasdaq; and Class III directors shall initially serve until the third annual general meeting following listing on Nasdaq. At each relevant annual general meeting, directors shall be elected for a full term of three years to succeed the directors of the class whose term expired at such annual general meeting.
The Vast Directors may also appoint a Vast Director to fill a casual vacancy on the Vast Board or in addition to the existing Vast Directors, who will then hold office for a term that coincides with the remaining term of the director’s vacancy they are filling.

No Vast Director may hold office without re-election for more than three years or past the third annual general meeting following the meeting at which the Vast Director was last elected or re-elected (whichever is later).
Vast Directors — voting
Questions arising at a meeting of Vast Directors will be decided by a majority of votes of the Vast Directors present at the meeting and entitled to vote on the matter. In the case of an equality of votes on a resolution, the chair of the meeting does not have a second or casting vote.
A resolution of the Vast Board may be passed without holding a meeting of the Vast Board, if all of the Vast Directors sign a document containing a statement that they are in favor of the resolution (other than Vast Directors permitted not to vote on the resolution in accordance with the terms of the Corporations Act or the Constitution).
Powers and duties of Vast Directors
The Vast Directors are responsible for managing the business of Vast and may exercise all the powers of Vast which are not required by law or by the Constitution to be exercised by Vast in general meeting.
Directors’ and officers’ indemnity
Vast, to the extent permitted by law, must indemnify each person who is a current or former Vast Director, officer or secretary of Vast, and such other officers or former officers of Vast or the Vast Subsidiaries as the Vast Directors in each case determine, against any losses or liability incurred by that person as an officer of Vast or of a subsidiary of Vast.
Vast, to the extent permitted by law, may enter into and pay premiums on a contract insuring any person who is a current or former Vast Director, officer or secretary of Vast, and such other officers or former officers of Vast or the Vast Subsidiaries as the Vast Directors in each case determine, against any liability incurred by the person as an officer or auditor of Vast or of a subsidiary of Vast.
Amendment
The Constitution may only be amended in accordance with the Corporations Act, which requires a special resolution passed by at least 75% of Vast shareholders present (in person or by proxy, attorney or representative) and entitled to vote on the resolution at a general meeting of Vast.
Takeover provisions
As outlined in “Risks Related to Vast’s Corporate Operations,” the takeover provisions in Chapter 6 of the Corporations Act will apply to Vast. Under Australian law, the basic takeover rule is that a person cannot acquire a ‘relevant interest’ in issued voting shares of an Australian-incorporated company with more than 50 shareholders through a transaction in relation to securities entered into by or behalf of the person if, because of that acquisition, that person’s or someone else’s ‘voting power’ in the relevant entity:
•
increases from 20% or below to more than 20%; or

•
increases from a starting point that is above 20% and below 90%, unless a relevant exemption applies to the acquisition (e.g. acquisitions of up to 3% every six months, takeover bid, scheme of arrangement or with target shareholder approval).

If, as a result of any actions prior to the consummation of the Business Combination, any person’s voting power breaches a permitted threshold described above, the parties will take all necessary and appropriate steps to obtain all relevant approvals to the maximum extent possible prior to the consummation of the Business Combination (including but not limited to shareholder approval) and/or obtain relevant relief from ASIC.
Corporate Opportunity
The Constitution provides that, to the fullest extent permitted by law, no individual serving as a director of Vast who is not employed by Vast (an “Outside Director”), and AgCentral and its affiliates and

Nabors and its affiliates (together with each Outside Director, the “Exempted Persons”) will have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as Vast. To the fullest extent permitted by law, Vast renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for the Exempted Persons, on the one hand, and Vast, on the other.
Reporting under Australian Law
Vast is subject to financial reporting obligations under the Corporations Act. This requires Vast to prepare, audit and lodge with ASIC half-year and annual reports.
Periodic Reporting under U.S. Securities Law
Vast will be a “foreign private issuer” under the securities laws of the United States and the Nasdaq Listing Rules. Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. registrants. Vast intends to take all actions necessary to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and Nasdaq Listing Rules.
Additionally, because Vast qualifies as a “foreign private issuer” under the Exchange Act, it is exempt from certain provisions of the securities rules and regulations in the U.S. that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.
Vast will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K.
Listing of Vast Securities
Pursuant to the terms of the Business Combination Agreement, as a closing condition, the parties are required to cause the Vast Ordinary Shares and the Vast Warrants issued in connection with the Business Combination to be approved for listing on a national securities exchange mutually agreed to by the parties in writing, but there can be no assurance that such listing condition will be met. Further, it is a condition to the consummation of the PIPE Financing that the Vast Ordinary Shares issuable therein be approved for listing on a national securities exchange. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the applicable parties to the Business Combination Agreement. Vast intends to apply to list the Vast Ordinary Shares and Vast Warrants on Nasdaq. It is anticipated that upon the Closing, the Vast Ordinary Shares and Vast Warrants will be listed under the ticker symbols “VSTE” and “VSTEW,” respectively. It is important for you to know that, at the time of the NETC special meeting, the parties may not have received from any national securities exchange either confirmation of the listing of the Vast Ordinary Shares and the Vast Warrants or that approval thereof will be obtained prior to the consummation of the Business Combination. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in the accompanying proxy statement/prospectus without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such listing condition is waived by the applicable parties to the Business Combination and by the investors in the PIPE Financing and therefore the Vast securities would not be listed on a nationally recognized securities exchange.
Certain Insider Trading and Market Manipulation Laws
Australian and U.S. law each contain rules intended to prevent insider trading and market manipulation. The following is a general description of those laws as such laws exist as of the date of this document, and should not be viewed as legal advice for specific circumstances.

In connection with its listing on Nasdaq, Vast will adopt an insider trading policy. This policy will provide for, among other things, rules on transactions by members of the Vast Board and Vast employees in Vast Ordinary Shares or in financial instruments the value of which is determined by the value of the shares.
United States
The United States securities laws generally prohibits any person from trading in a security while in possession of material, non-public information or assisting someone who is engaged in doing the same. The insider trading laws cover not only those who trade based on material, non-public information, but also those who disclose material nonpublic information to others who might trade on the basis of that information (known as “tipping”). A “security” includes not just equity securities, but any security (e.g., derivatives). Thus, members of the Vast Board, officers and other employees of Vast may not purchase or sell shares or other securities of Vast when he or she is in possession of material, non-public information about Vast (including Vast’s business, prospects or financial condition), nor may they tip any other person by disclosing material, non-public information about Vast.
Australia
The Australian securities laws generally prohibits any person from trading in a financial product while in possession of information which is not generally available and, if it were, would be likely to have a material effect on the price or value of the financial product. The insider trading laws cover not only those who trade based on material, non-public information, but also those who directly or indirectly communicate material non-public information to someone who they think might trade, enter into agreements to trade or get another person to trade. A “financial product” includes not only equity securities, but any financial product (e.g., derivatives, debentures). Thus, members of the Vast Board, officers and other employees of Vast may not purchase or sell shares or other securities of Vast when he or she is in possession of material, non-public information about Vast (including Vast’s business, prospects or financial condition), nor may they tip any other person by disclosing material, non-public information about Vast.
Rule 144
All Vast Ordinary Shares and Vast Warrants received by NETC stockholders in the Business Combination are expected to be freely tradable, except as described herein.
Vast Ordinary Shares received in the Business Combination by persons who become affiliates of Vast for purposes of Rule 144 under the Securities Act may be resold by them only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of Vast generally include individuals or entities that control, are controlled by or are under common control with, Vast and may include the directors and executive officers of Vast as well as its principal shareholders.
Lock-Ups
Pursuant to the MEP De-SPAC Side Deed, among other things, the MEP Participants agreed to a lock-up of the Vast Ordinary Shares held by them following the MEP Share Conversion and any allocation of Vast Ordinary Shares under the MEP Deed and MEP De-SPAC Side Deed. Following the Closing, the MEP Participants agreed not to, subject to certain exceptions, transfer or otherwise dispose of, or transfer, in whole or in part, any of the economic consequences of the Vast Ordinary Shares, (i) 100.0% of their Vast Ordinary Shares for a period of two years following the Closing, (ii) 66.7% of their Vast Ordinary Shares for a period of three years following the Closing and (iii) 33.3% of their Vast Ordinary Shares for a period of four years following the Closing, provided that, on the date that is six months following the Closing, each MEP Participant may, with 10 business days’ prior written notice to Vast, elect to dispose of $350,000 worth of such MEP Participant's Vast Ordinary Shares, subject to a limit of $2,000,000, in the aggregate, of dispositions by all MEP Participants thereunder.
Additionally, under the Shareholder and Registration Rights Agreement, the holder parties thereto will be subject to a lock-up for a period of six months after the Closing, pursuant to which each holder will be prohibited, subject to certain exceptions, from selling, contracting to sell, pledging, granting any option to purchase, making any short sale or otherwise disposing of the equity securities held by such holder, whether held at the Closing or acquired thereafter.
Registration Rights
Concurrently with the Closing, Vast, NETC, NETC Sponsor, Nabors Lux and the holder parties thereto will enter into the Shareholder and Registration Rights Agreement, pursuant to which Vast will agree that, within 60 days of the Closing, Vast will file with the SEC (at Vast’s sole cost and expense) the Resale Registration Statement, and Vast will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the holders of certain securities held by or issuable to certain existing shareholders of Vast and NETC can demand Vast’s assistance with underwritten offerings and exercise demand or piggyback rights with respect to such offerings. For more information about the Shareholder and Registration Rights Agreement, see the section entitled “The Business Combination Agreement and Related Agreements — Related Agreements.”
Vast Warrants
At the Effective Time, Vast will assume the NETC Warrant Agreements and enter into such amendments thereto as are necessary to give effect to the provisions of the Business Combination Agreement, and each NETC Warrant then outstanding and unexercised will automatically, without any action on the part of its holder, be converted into a warrant to acquire Vast Ordinary Shares. Each Vast Warrant will be subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding NETC Warrant immediately prior to the Effective Time, except to the extent such terms or conditions are rendered inoperative by the Business Combination. Accordingly, effective as of the Effective Time: (A) each Vast Warrant will be exercisable solely for Vast Ordinary Shares; (B) the number of Vast Ordinary Shares issued upon exercise of each Vast Warrant will be equal to the number of shares of NETC Class A Common Stock issued upon exercise of the applicable NETC Warrant multiplied by the Exchange Ratio; and (C) the per share exercise price for the Vast Ordinary Shares issuable upon exercise of such Vast Warrant will be equal to the per share exercise price for the shares of NETC Class A Common Stock subject to the applicable NETC Warrant, as in effect immediately prior to the Effective Time divided by (y) the Exchange Ratio. The terms of the NETC Warrant Agreements are described below.
NETC Public Warrants
Each whole warrant is exercisable to purchase one share of NETC Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of NETC’s Initial Business Combination, provided that NETC has an effective registration statement under the Securities Act, covering the shares of NETC Class A Common Stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Public Warrant Agreement, a warrantholder may exercise its warrants only for a whole number of shares of NETC Class A Common Stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. No fractional warrants will be issued upon separation of the NETC Units and only whole warrants will trade. Accordingly, unless at least two NETC Units are purchased, a holder will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of NETC’s Initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
In addition, if (i) NETC issues additional shares of NETC Class A Common Stock or equity-linked securities for capital raising purposes in connection with the closing of its Initial Business Combination at an issue price or effective issue price of less than $9.20 per share of NETC Class A Common Stock (with such issue price or effective issue price to be determined in good faith by the NETC Board and, in the case of any such issuance to NETC Sponsor or its affiliates, without taking into account any NETC Founder Shares held by NETC Sponsor or its affiliates, as applicable, prior to such issuance) (the “newly issued price”), (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of NETC’s Initial Business Combination (net of redemptions), and (iii) the volume weighted average price of NETC Class A Common Stock during the 10 trading day period ending on the trading day prior to the day on which NETC consummates its Initial Business Combination (such price, the “market value”) is below $9.20 per share, then (a) the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the market value and the newly issued price and (b) the $18.00 per share redemption trigger price described adjacent to “— Redemption of warrants for cash when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the market value and the newly issued price.
NETC will not be obligated to deliver any shares of NETC Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of NETC Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to NETC satisfying ITS obligations described below with respect to registration. No warrant will be exercisable and NETC will not be obligated to issue shares of NETC Class A Common Stock upon exercise of a warrant unless the NETC Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire without value to the holder. In no event will NETC be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a NETC Unit containing such warrant will have paid the full purchase price for the NETC Unit solely for the share of NETC Class A Common Stock underlying such NETC Unit.
NETC has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of its Initial Business Combination, NETC will use its commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement filed in connection with the NETC IPO or a new registration statement for the registration, under the Securities Act, of the shares of NETC Class A Common Stock issuable upon exercise of the warrants. NETC will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Initial Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the Public Warrant Agreement. Notwithstanding the above, if the NETC Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, NETC may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, NETC will not be required to file or maintain in effect a registration statement, but NETC will be required to use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. To exercise warrants on a cashless basis, each holder would pay the exercise price by surrendering the warrants in exchange for a number of shares of NETC Class A Common Stock equal to the quotient obtained by dividing (i) the product of (a) the number of shares of NETC Class A Common Stock underlying the warrants, and (b) the difference between the “fair market value” and the exercise price of the warrants, by (ii) such fair market value. Solely for purposes of the preceding sentence, “fair market value” shall mean the 10-day VWAP (as defined below) as of the date on which the notice of exercise is received by the warrant agent.
Redemption of NETC Warrants for Cash When the Price Per Share of NETC Class A Common Stock Equals or Exceeds $18.00
Once the NETC Warrants become exercisable, NETC may redeem the outstanding NETC Warrants for cash (except as described below with respect to the NETC private placement warrants):
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in whole and not in part;

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at a price of $0.01 per NETC Warrant;

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upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”) to each NETC warrant holder; and

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if, and only if, the reported last sale price of NETC Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which NETC sends the notice of redemption to the NETC warrant holders.

NETC will not redeem the warrants as described above unless a registration statement under the Securities Act covering the shares of NETC Class A Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of NETC Class A Common Stock is available throughout the 30-day redemption period or NETC has elected to require exercise of the warrants on a cashless basis. If and when the warrants become redeemable by NETC, NETC may exercise its redemption right even if NETC is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If NETC calls the warrants for redemption for cash as described above, NETC will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” NETC will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on NETC stockholders of issuing the maximum number of shares of NETC Class A Common Stock issuable upon the exercise of NETC Warrants. To exercise warrants on a cashless basis, each holder would pay the exercise price by surrendering the warrants in exchange for a number of shares of NETC Class A Common Stock equal to the quotient obtained by dividing (i) the product of (a) the number of shares of NETC Class A Common Stock underlying the NETC Warrants and (b) the difference between the “fair market value” and the exercise price of the warrants by (ii) such fair market value. Solely for purposes of the preceding sentence, “fair market value” shall mean the 10-day VWAP (as defined below) as of the date on which the notice of exercise is received by the warrant agent.
NETC has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and NETC issues a notice of redemption of the warrants, each NETC warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the NETC Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption Procedures
A NETC warrant holder may notify NETC in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of NETC Class A Common Stock outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments
If the number of outstanding shares of NETC Class A Common Stock is increased by a stock dividend payable in shares of NETC Class A Common Stock, or by a split-up of shares of NETC Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of NETC Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of NETC Class A Common Stock. A rights offering to holders of NETC Class A Common Stock entitling holders to purchase shares of NETC Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of NETC Class A Common Stock equal to the product of (i) the number of shares of NETC Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for NETC Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (a) the price per share of NETC Class A Common Stock paid in such rights offering divided by (b) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for NETC Class A Common Stock, in determining the price payable for NETC Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the 10-day VWAP as of the first date on which the shares of NETC Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights. No NETC Class A Common Stock will be issued at less than its par value.
In addition, if NETC, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of shares of NETC Class A Common Stock on account of such NETC Class A Common Stock (or other shares into which the warrants are convertible), other than (i) as described above, (ii) certain ordinary cash dividends, (iii) to satisfy the redemption rights of the holders of NETC Class A Common Stock in connection with a proposed Initial Business Combination, (iv) to satisfy the redemption rights of the holders of NETC Class A Common Stock in connection with a stockholder vote to approve an amendment to the NETC Charter (a) in a manner that would affect the substance or timing of NETC’s obligation to redeem 100% of the NETC Class A Common Stock if NETC has not consummated its Initial Business Combination within 15 months (or up to 21 months if NETC extends the period of time to consummate its Initial Business Combination) from the closing of the NETC IPO or (b) with respect to any other material provision relating to the rights of holders of NETC Class A Common Stock or pre- Initial Business Combination activity, or (v) in connection with the redemption of NETC public shares upon the failure to complete an Initial Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of NETC Class A Common Stock in respect of such event.
If the number of outstanding shares of NETC Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of NETC Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of NETC Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of NETC Class A Common Stock.
Whenever the number of shares of NETC Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction, the numerator of which will be the number of shares of NETC Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and the denominator of which will be the number of shares of NETC Class A Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of NETC Class A Common Stock (other than those described above or that solely affects the par value of such shares of NETC Class A Common Stock), or in the case of any merger or consolidation of NETC with or into another entity in which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than 50% of the voting power of NETC securities, or in the case of any sale or conveyance to another corporation or entity of the assets or other property of NETC as an entirety or substantially as an entirety, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of NETC Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of NETC Class A Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Public Warrant Agreement based on the Black-Scholes warrant value (as defined in the Public Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants. The warrant exercise price will not be adjusted for other events.
The warrants have been issued in registered form under the Public Warrant Agreement. The Public Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake but requires the approval by the holders of at least 50% of the then outstanding public warrants to make generally any change that adversely affects the interests of the registered holders of public warrants.
In addition, if (i) NETC issues additional shares of NETC Class A Common Stock or equity-linked securities for capital raising purposes in connection with the closing of its Initial Business Combination at an issue price or effective issue price of less than $9.20 per share of NETC Class A Common Stock (with such issue price or effective issue price to be determined in good faith by the NETC Board and, in the case of any such issuance to NETC Sponsor or its affiliates, without taking into account any NETC Founder Shares held by NETC Sponsor or its affiliates, as applicable, prior to such issuance) (the “newly issued price”), (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Initial Business Combination (net of redemptions), and (iii) the volume weighted average price of NETC Class A Common Stock during the 10 trading day period ending on the trading day prior to the day on which NETC consummate its Initial Business Combination (such price, the “market value”) is below $9.20 per share, then (a) the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the market value and the newly issued price and (b) the $18.00 per share redemption trigger price described above under “— Redemption of warrants for cash when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the market value and the newly issued price, and (c) the $12.00 per share trigger price described above under “Founder Shares” will be adjusted (to the nearest cent) to be equal to 120% of the higher of the market value and the newly issued price.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to NETC, for the number of warrants being exercised. The NETC warrant holders do not have the rights or privileges of holders of NETC Class A Common Stock or any voting rights until they exercise their warrants and receive shares of NETC Class A Common Stock. After the issuance of shares of NETC Class A Common Stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, NETC will, upon exercise, round down to the nearest whole number of shares of NETC Class A Common Stock to be issued to the NETC warrant holder.
NETC has agreed that, subject to applicable law, any action, proceeding or claim against NETC arising out of or relating in any way to the Public Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and NETC irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. There is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Notwithstanding the foregoing, these provisions of the Public Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

NETC Private Placement Warrants
The private placement warrants (including the shares of NETC Class A Common Stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of the Initial Business Combination (except, among other limited exceptions, to NETC’s officers and directors and other persons or entities affiliated with NETC Sponsor), and they will not be redeemable by NETC. The private placement warrants may be exercised for cash or on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the warrants sold as part of the units in the NETC IPO, including as to exercise price, exercisability and exercise period.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering the warrants in exchange for a number of shares of NETC Class A Common Stock equal to the quotient obtained by dividing (i) the product of the number of shares of NETC Class A Common Stock underlying the warrants multiplied by the excess of the volume weighted average price of NETC Class A Common Stock during the 10 trading day period ending on the trading day prior to the date on which notice of exercise is sent or given to the warrant agent (the “10-day VWAP”), less the warrant price by (ii) the 10-day VWAP. If the holders of private placement warrants are affiliated with NETC, their ability to sell NETC securities in the open market will be significantly limited. NETC expects to have policies in place that prohibit insiders from selling NETC securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell NETC securities, an insider cannot trade in NETC securities if he or she is in possession of material non-public information. Accordingly, unlike NETC public stockholders who could sell the shares of NETC Class A Common Stock issuable upon exercise of the warrants freely in the open market to fund their cash exercise price, the insiders could be significantly restricted from doing so. As a result, NETC believes that allowing the holders to exercise such warrants on a cashless basis is appropriate.
In order to finance transaction costs in connection with an intended Initial Business Combination, NETC Sponsor or an affiliate thereof or NETC’s officers and directors may, but are not obligated to, loan NETC funds as may be required. In such event, (i) upon completion of NETC’s Initial Business Combination, NETC would repay such loaned amounts out of the proceeds of the Trust Account released to NETC, or (ii) if the Initial Business Combination does not close, NETC may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but in no event would proceeds from the Trust Account be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period.
On February 17, 2023, Nabors Lux and Greens Road Energy LLC, an affiliate of Nabors, deposited a total of $2,760,000, representing $0.10 per NETC Unit into the Trust Account, in order to extend the date by which NETC has to consummate an Initial Business Combination from February 18, 2023 to May 18, 2023, as permitted under the Prior NETC Charter, in exchange for a non-interest bearing, unsecured promissory note. On May 17, 2023, as permitted under the NETC Charter, the NETC Board elected to extend the date by which NETC has to consummate an Initial Business Combination from May 18, 2023 to August 18, 2023 and Nabors Lux and Greens Road Energy LLC deposited a total of $886,557.69 into the Trust Account in exchange for a non-interest bearing, unsecured promissory note. On each of August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023 Nabors Lux deposited an additional $295,519.23 into the Trust Account, and as a result, the Deadline Date is currently extended to December 18, 2023. Such notes bear no interest and is due and payable upon the earlier to occur of (i) the date on which NETC consummates an Initial Business Combination and (ii) the liquidation of NETC on or before December 18, 2023 or such later liquidation date as may be approved by NETC’s stockholders. On November 6, 2023, NETC filed a preliminary proxy statement relating to the Second Extension Meeting to approve an amendment to NETC’s amended and restated certificate of incorporation to allow NETC’s board of directors, without another stockholder vote, to elect to extend the date by which NETC has to consummate an initial business combination up to three times for an additional one month each time (but in no event to a date later than 28 months from the closing of the NETC IPO), provided that NETC Sponsor (or its affiliates or designees) deposits into the Trust Account, for each month extension, $200,000 in exchange for a non-interest bearing, unsecured promissory note. If NETC consummates an Initial Business

Combination, it will repay such loans out of the proceeds of the Trust Account or, at the option of the NETC Sponsor, convert all or a portion of the loans into NETC Warrants for $1.00 per warrant, which warrants will be identical to the NETC private placement warrants. If NETC does not consummate an Initial Business Combination, NETC will repay the loans only from funds held outside of the Trust Account.
Holders of NETC’s private placement warrants have agreed not to transfer, assign or sell any of the private placement warrants (including the NETC Class A Common Stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date NETC completes its Initial Business Combination, except, among other limited exceptions, to NETC’s officers and directors and other persons or entities affiliated with NETC Sponsor.
Transfer Agent and Warrant Agent
The transfer agent for Vast Ordinary Shares in the United States is Continental Stock Transfer & Trust Company. Each person investing in Vast Ordinary Shares held through The Depository Trust Company must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a Vast shareholder.
For as long as any Vast Ordinary Shares are listed on Nasdaq or on any other stock exchange operating in the United States, the laws of the State of New York shall apply to the property law aspects of the Vast Ordinary Shares reflected in the register administered by Vast’s transfer agent.
Vast will list the Vast Ordinary Shares in registered form and such Vast Ordinary Shares, through the transfer agent, will not be certificated. Vast has appointed or will appoint Continental Stock Transfer & Trust Company as its agent in New York to maintain the shareholders’ register of Vast on behalf of the Vast Board and to act as transfer agent and registrar for the Vast Ordinary Shares. The Vast Ordinary Shares will be traded on Nasdaq in book-entry form.
The warrant agent for the Vast Warrants is or will be Continental Stock Transfer & Trust Company.

COMPARISON OF SHAREHOLDER RIGHTS
The rights of the NETC stockholders and the relative powers of the NETC Board are governed by the laws of the State of Delaware, including the DGCL, and the NETC organizational documents. As a result of the Business Combination, each outstanding share of NETC Common Stock that is not redeemed by the holder thereof will be exchanged for a Vast Ordinary Share. Because Vast is an Australian public company, the rights of the Vast shareholders will be governed by applicable Australian law and the Constitution of Vast.
Many of the principal attributes of NETC Common Stock and Vast Ordinary Shares will be similar. However, there are differences between the rights of stockholders of NETC under Delaware law and the rights of Vast shareholders following the completion of the Business Combination under Australian law. In addition, there are differences between the NETC Charter and other organizational documents and the Constitution of Vast as they will be in effect from and after the Effective Time.
The following is a summary comparison of the material differences between the rights of NETC stockholders under Delaware law and the NETC organizational documents and the rights NETC stockholders will have as Vast shareholders under Australian law and the Constitution of Vast following the completion of the Business Combination. The discussion in this section does not include a description of certain other rights or obligations under U.S. and Australian securities laws or the NYSE Listing Rules or Nasdaq Listing Rules, many of which are similar to, or have an effect on, matters described herein under Delaware or Australian law. Such other rights or obligations generally apply equally to NETC Common Stock and Vast Ordinary Shares.
The statements in this section are qualified in their entirety by reference to, and are subject to the detailed provisions of applicable Delaware Law, including the DGCL, applicable Australian law, including the Corporations Act, the NETC Charter and other organizational documents and the Constitution of Vast that will be in effect from and after the Effective Time. As of the Effective Time, the Constitution of Vast will be substantially in the form set forth in Annex B to this proxy statement/prospectus.
Rights of NETC Stockholders	Rights of Vast Shareholders
Authorized Capital Stock

The authorized capital stock of NETC consists of 605,000,000 shares, of which (a) 600,000,000 shares have been designated NETC Common Stock, each having a par value of $0.0001 per share, including (i) 500,000,000 shares of NETC Class A Common Stock, (ii) 50,000,000 shares of NETC Class B Common Stock, and (iii) 50,000,000 shares of NETC Class F Common Stock, and (b) 5,000,000 shares of which have been designated NETC Preferred Stock (none of which are issued and outstanding), each having a par value of $0.0001 per share.
Under Delaware law, the board of directors without stockholder approval may approve the issuance of authorized but unissued shares of common stock that are not otherwise committed for issuance.
Under the NETC Charter, the NETC Board may provide out of the unissued shares of the NETC Preferred Stock for one or more series of NETC Preferred Stock and establish from time to time the number of shares to be included in each such series, and fix the voting rights, if any, designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or

Under Australian law, Vast does not have a limit on the authorized share capital that may be issued.
Upon Closing, Vast’s issued capital shall include only one class of ordinary shares, the Vast Ordinary Shares.
Vast may issue preference shares, including preference shares which are, or at the option of Vast or a holder are, liable to be redeemed or converted into Vast Ordinary Shares. The rights attaching to preference shares are those set out in the Constitution.

Rights of NETC Stockholders	Rights of Vast Shareholders
restrictions thereof.
Reduction of Capital
Under Delaware law, NETC, by an affirmative vote of a majority of the NETC Board, may reduce its capital by reducing or eliminating the capital associated with shares of capital stock that have been retired, by applying some or all of the capital represented by shares purchased, redeemed, converted or exchanged or by transferring to surplus capital the capital associated with certain shares of its stock. No reduction of capital may be made unless the assets of the corporation remaining after the reduction are sufficient to pay any debts for which payment has not otherwise been provided.
Under the Corporations Act, a company may reduce its share capital if the reduction:
•
 is fair and reasonable to the company’s members as a whole;

•
 does not materially prejudice the company’s ability to pay its creditors; and

•
 is approved by members in accordance with the Corporations Act.

A reduction of capital is either an equal reduction or a selective reduction.

Pre-Emptive Rights
NETC stockholders do not have pre-emptive rights to acquire newly issued shares.	Vast shareholders do not have pre-emptive rights to acquire newly issued shares.
Dividends, Distributions, Repurchases and Redemptions

Dividends and Distributions by NETC
The NETC Board may set apart out of the funds of NETC available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
Under Delaware law, the NETC Board may declare and pay dividends to the holders of NETC’s capital stock out of surplus or, if there is no surplus, out of net profits for the year in which the dividend is declared or the immediately preceding fiscal year. The amount of surplus is determined by reference to the current market value of assets less liabilities rather than book value. Dividends may be paid in cash, in shares of NETC’s capital stock or in other property.
Share Repurchases and Redemptions by NETC
Under applicable Delaware law, NETC may redeem or repurchase its own shares, except that generally it may not redeem or repurchase those shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption or repurchase. If NETC were to designate and issue shares of a series of NETC Preferred Stock that is redeemable in accordance with its terms, such terms would govern the redemption of such shares. Shares that have been repurchased but have not been retired may be resold by a corporation.

Dividends and Distributions by Vast
Subject to the Corporations Act, the Constitution and any special terms and conditions of issue, the Vast Directors may, from time to time, resolve to pay a dividend or declare any interim, special or final dividend as, in their judgement, the financial position of Vast justifies.
The Vast Directors may fix the amount, time and method of payment of the dividends. The payment, resolution to pay, or declaration of a dividend does not require any confirmation by a general meeting.

Rights of NETC Stockholders	Rights of Vast Shareholders
Lien on Shares and Calls on Shares
NETC has no lien on its outstanding shares under Delaware law and has no outstanding partially paid shares on which it could call for payment.
Under the Constitution, Vast has a first and paramount lien on:
•
 each partly paid security in respect of any call (including any installment) due and payable but unpaid;

•
 each security in respect of any payment which Vast is required by law to pay (and has paid) in respect of that security; and

•
each security acquired under an employee incentive scheme for any money payable to Vast by the holder for the acquisition of the security, including any loan under an employee incentive scheme.

The lien extends to all distributions relating to the securities, including dividends. Vast’s lien over securities will be released if its registers a transfer of the securities without giving the transferee notice of its claim.
The Vast Directors may, from time to time, make a call on any Vast shareholders for unpaid monies on their shares. The Vast Directors must give Vast shareholders notice of a call at least 20 business days before the amount called is due, specifying the time and place of payment. If a call is made, Vast shareholders are liable to pay the amount of each call by the time and at the place specified.
A call is taken to have been made when a Vast Directors’ resolution passing the call is made or on any later date fixed by the Vast Board. A call may be revoked or postponed at the discretion of the Vast Directors.

Forfeiture of Shares
Not applicable.
Subject to the Corporations Act, Vast may forfeit shares to cover any call which remains unpaid following any notice to that effect sent to a Vast shareholder. Forfeited shares become the property of Vast and the Vast Directors may sell, reissue or otherwise dispose of the shares in such manner as determined by the Vast Directors.
A person whose shares have been forfeited remains liable to pay Vast all amounts payable by the former holder to Vast at the date of forfeiture (including interest and costs). The liability of a holder continues until the holder pays all those amounts in full or Vast receives and applies the net proceeds from the disposal of the forfeited shares which is equal to or greater than all those amounts.

Rights of NETC Stockholders	Rights of Vast Shareholders
Election of Directors

Under the DGCL, the board of directors must consist of at least one director. The number of directors shall be fixed by the bylaws of the corporation, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall only be made by an amendment of the certificate of incorporation. Under the DGCL, directors are elected at annual stockholder meetings by plurality vote of the stockholders, unless a shareholder-adopted bylaw prescribes a different required vote.
The NETC Charter and bylaws provide that the number of directors constituting the NETC Board is to be not less than one, the number thereof to be determined from time to time by resolution of the NETC Board. The number of directors is currently 5. The NETC Board is divided into three classes designated as Class I, Class II and Class III. Under NETC’s bylaws, directors are elected by a plurality of the votes cast at a meeting for the election of directors where a quorum is present.
Under the Constitution, the number of Vast Directors shall be a minimum of three. Vast Directors are elected or re-elected by resolution by Vast shareholders at general meetings of Vast.
Removal of Directors; Vacancies

Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.
Under the DGCL, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

A director may be removed by resolution at a general meeting. Subject to the Corporations Act, at least two months’ notice must be given to Vast of the intention to move a resolution to remove a director at a general meeting.
The Vast Directors may also appoint a Vast Director to fill a casual vacancy (i.e., a vacancy, which arises due to a person ceasing to be a director of a company prior to the general meeting of the company) on the Vast Board or in addition to the existing Vast Directors, who will then hold office for a term that coincides with the remaining term of the director’s vacancy they are filling.
No Vast Director may hold office without re-election for more than three years or past the third annual general meeting following the meeting at which the Vast Director was last elected or re-elected (whichever is later).

Rights of NETC Stockholders	Rights of Vast Shareholders

NETC’s bylaws provide that any vacancy or newly created directorship resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, even if that number is less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the earlier of the expiration of the term of office of the director whom such newly elected director replaced, or a successor is duly elected and qualified, or the earlier of such director’s death, resignation or removal.

Quorum of the Board

Under the DGCL, a majority of the total number of directors shall constitute a quorum for the transaction of business unless the certificate of incorporation or bylaws require a greater number. The bylaws may lower the number required for a quorum to one-third the number of directors, but no less. Under NETC’s bylaws, quorum necessary for transaction of business by the NETC Board consists of a majority of the entire NETC Board.
Under the DGCL, the board of directors may take action by the majority vote of the directors present at a meeting at which a quorum is present unless the certificate of incorporation or bylaws require a greater vote.
A quorum at a Vast Board meeting is at least two of the Vast Directors present in person or a number “as fixed” by the Vast Directors. The quorum must be present at all times during the Vast Board meeting.
Duties of Directors
Under Delaware law, a company’s directors are charged with fiduciary duties of care and loyalty. The duty of care requires that directors act in an informed and deliberate manner and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the corporation and its stockholders. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions. Notwithstanding the foregoing, Delaware courts may subject directors’ conduct to enhanced scrutiny in respect of, among
The Vast Directors are responsible for managing the business of Vast and may exercise all the powers of Vast which are not required by law or by the Constitution to be exercised by Vast in general meeting.
The Vast Directors are subject to duties established by law to promote good governance of company affairs. Directors’ duties in Australia are derived from common law, statute (primarily the Corporations Act) and the Constitution.

Rights of NETC Stockholders	Rights of Vast Shareholders
other matters, defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.
Conflicts of Interest of Directors

Under Delaware law, a contract or transaction in which a director has an interest will not be voidable solely for this reason if (i) the material facts with respect to such interested director’s relationship or interest are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum (ii) the material facts with respect to such interested director’s relationship or interest are disclosed or are known to the stockholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon, or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee or the stockholders. The mere fact that an interested director is present and voting on a transaction in which he or she is interested will not itself make the transaction void. Interested directors may be counted in determining the presence of quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.
Under Delaware law, an interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Any Vast Director who has a material personal interest in a contract or proposed contract of Vast, holds any office or owns any property such that the director might have duties or interests which conflict with, or which may conflict, either directly or indirectly, with the directors’ duties or interests as a director, must give the Vast Directors notice of the interest at a meeting of Vast Directors.
A Vast Director who has a material personal interests in a matter that is being considered at a Vast Board meeting must not, except where permitted under the Corporations Act, vote on the matter or be present while the matter is being considered at the meeting.

Limitation of Liability and Indemnification of Officers and Directors

Delaware law permits a corporation to indemnify officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action that they had no reasonable cause to believe was unlawful.
NETC’s bylaws provide for indemnification by NETC of its directors and officers to the fullest extent permitted by applicable law
NETC may be authorized to pay expenses incurred by directors or officers in defending an action, suit or proceeding because that person is a director or officer, including pending or threatened actions, suits or proceedings.

Pursuant to the Constitution, Vast may indemnify current and past directors and other executive officers of Vast on a full indemnity basis and to the fullest extent permitted by law against all liabilities incurred by the director or officer as a result of their holding office in Vast or a related body corporate.
Vast may also, to the extent permitted by law, purchase and maintain insurance, or pay or agree to pay a premium for insurance, for each director and officer against any liability incurred by the director or officer as a result of their holding office in Vast or a related body corporate.
Under the Corporations Act, a company or a related body corporate must not indemnify a person

Rights of NETC Stockholders	Rights of Vast Shareholders

In addition, any director or officer may apply to the Delaware Court of Chancery for indemnification to the extent otherwise permissible under the bylaws. The basis of such indemnification by a court shall be the determination by the court that indemnification is proper in the circumstances because the person has met the applicable standards of conduct set forth in the bylaws.
Expenses shall be paid by NETC in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by NETC as authorized in the bylaws.
The DGCL permits indemnification for derivative suits only for expenses (including legal fees) and only if the person is not found liable, unless a court determines the person is fairly and reasonably entitled to the indemnification.
Limitation on Director Liability
Under Delaware law, a corporation may include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors to the corporation and its stockholders for monetary damages for a breach of fiduciary duty as a director. However, a corporation may not limit or eliminate the personal liability of a director for: any breach of the director’s duty of loyalty to the corporation or its stockholders; acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law; intentional or negligent payments of unlawful dividends or unlawful stock purchases or redemptions; or any transaction in which the director derives an improper personal benefit.
The NETC Charter includes such a provision.

against any liabilities incurred as an officer or auditor of the company if it is a liability:
•
 owed to the company or a related body corporate of the company;

•
 for a pecuniary penalty order made under section 1317G or a compensation order made under section 961M, 1317H, 1317HA, 1317HB, 1317HC or 1317HE of the Corporations Act; or

•
 that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith.

In addition, a company or related body corporate must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer or auditor of the company if the costs are incurred in:
•
 defending or resisting proceedings in which the person is found to have a liability for which they cannot be indemnified as set out above;

•
 in defending or resisting criminal proceedings in which the person is found guilty;

•
 in defending or resisting proceedings brought by ASIC or a liquidator for a court order if the grounds for making the order are found to have been established (except costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or

•
 in connection with proceedings for relief to the person under the Corporations Act in which the Court denies the relief.

Annual Meetings

Under the DGCL, an annual stockholder meeting is held on such date, at such time and at such place as may be designated by the board of directors or any other person authorized to call such meeting under the corporation’s certificate of incorporation or bylaws.
Under Delaware law, an annual meeting of stockholders is required for the election of directors and for such other proper business as may be conducted thereat. If an annual meeting for election of directors is not held on the date designated or an action by written consent to elect directors in lieu of
Under Australian law, Vast is required to hold an annual general meeting at least once every calendar year and within five months after the end of its financial year.

Rights of NETC Stockholders	Rights of Vast Shareholders

an annual meeting has not been taken within 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the later of the last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.
Under NETC’s bylaws, an annual meeting of stockholders shall be held at a place and time designated by the NETC Board.

Special/ Extraordinary General Meetings

Under Delaware law, special meetings of stockholders may be called by the board of directors and by such other person or persons authorized to do so by the corporation’s certificate of incorporation or bylaws.
NETC’s bylaws provide that a special meeting of stockholders may be called by the Chairman of the Board, Chief Executive Officer, or the NETC Board pursuant to a resolution adopted by a majority of the NETC Board.
All meetings other than the annual general meeting of shareholders are referred to in the Constitution as general meetings. The Vast Board may call general meetings of its shareholders whenever it sees fit, at such time and place, as it may determine. In addition, the Vast Board is obliged to call a general meeting if requested to do so by Vast shareholders with at least 5% of votes that may be cast at the general meeting.
Record Date; Notice Provisions
Under NETC’s bylaws, the NETC Board of directors may fix, in advance, a record date, not more than 60 nor less than 10 days before the date of the meeting which the resolution fixing the record date of action with a meeting is adopted by the NETC Board, nor more than 60 days prior to such action. Notice need not be given of an adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Under Delaware law, written notice of general and special meetings of NETC stockholders must be given not less than 10 nor more than 60 days before the date of the meeting.	Every Vast Shareholder is entitled to receive notice of and, except in certain circumstances, attend and vote at general meetings of Vast and to receive all notices, accounts and other documents required to be sent to Vast shareholders under the Constitution, the Corporations Act and the Nasdaq Listing Rules. Under the Corporations Act, at least 21 days’ notice of meeting must be given to Vast shareholders. While Vast is listed on Nasdaq, notice must be given within any time limits prescribed by the Nasdaq Listing Rules.

Rights of NETC Stockholders	Rights of Vast Shareholders
Advance Notice of Director Nominations and Other Proposals
Quorum at Meetings

Under the DGCL, quorum for a stock corporation is a majority of the shares entitled to vote at the meeting unless the certificate of incorporation or bylaws specify a different quorum, but in no event may a quorum be less than one-third of the shares entitled to vote. Unless the DGCL, certificate of incorporation or bylaws provide for a greater vote, generally the required vote under the DGCL is a majority of the shares present in person or represented by proxy, except for the election of directors which requires a plurality of the votes cast.
Under NETC’s bylaws, a quorum consists of the presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of capital stock entitled to vote at the meetings of the stockholders.
A quorum at a general meeting is 33.3% or more of Vast shareholders present in person or by proxy and entitled to vote.
Voting Rights

Each share of NETC Common Stock entitles the holders thereof to one vote. Shares of a series of NETC Preferred Stock designated by the NETC Board would have such voting rights as are specified in the resolution designating such series.
Under NETC’s bylaws, except as otherwise required by law, or by the NETC Charter, all matters, other than the election of directors, presented to the stockholders at a meeting shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote thereon.
At a general meeting of Vast, every Vast shareholder present in person or by proxy, attorney or representative has one vote on a show of hands and, on a poll, one vote for each Vast Ordinary Share held. On a poll, every Vast shareholder (or his or her proxy, attorney or representative) is entitled to vote for each fully paid Vast Ordinary Share held and in respect of each partly paid Vast Ordinary Share, is entitled to a fraction of a vote equivalent to the proportion which the amount paid up (not credited) on that partly paid Vast Ordinary Share bears to the total amounts paid and payable (excluding amounts credited) on that Vast Ordinary Share. The chairperson does not have a casting vote in addition to any vote cast by the chair as a Vast shareholder.
Action by Written Consent

Under the DGCL, a majority of the stockholders of a corporation may act by written consent without a meeting unless such action is prohibited by the corporation’s certificate of incorporation.
Under NETC’s bylaws, until NETC consummates an initial public offering, any action required or permitted to be taken by stockholders of NETC at any annual or special meeting of stockholders may be taken without a meeting, prior notice, and without a vote, if a consent in writing is approved by not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.
No action required or permitted to be taken by the Vast shareholders at a general meeting may be taken by written consent.

Rights of NETC Stockholders	Rights of Vast Shareholders
Derivative or Other Suits

Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. Generally, a person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction that is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.
An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

The Corporations Act includes provisions which allow for members of a company (or a person who has ceased to be a member of a company if the suit relates to the circumstances in which they ceased to be a member) to bring an action against the company or another member (among others) on the grounds that the conduct of the company’s affairs or an actual or proposed act or omission on behalf of a company (including a resolution or proposed resolution of members) is either (a) contrary to the interests of members as a whole, or (b) oppressive to, unfairly prejudicial to, or unfairly discriminatory against, a member or members whether in that capacity or in any other capacity. Upon such an application, the court has broad powers to make orders, including (among other things) that the company be wound up, the company’s constitution be modified or repealed, requiring a person to do a specified act or restraining a person from engaging in specified conduct or from doing a specified act, or the purchase of any shares by any member or the company.
In addition, under the Competition and Consumer Act 2010 (Cth), a person must not, in trade or commence, engage in conduct that is misleading or deceptive. The Australian Securities and Investments Commission Act 2001 (Cth) includes an analogous prohibition for conduct in relation to financial services and the Corporations Act includes provisions of a similar effect in relation to statements in disclosure or takeover documents.
Such statutory rights are conferred in addition to the rights available to shareholders at common law.

Inspection of Books and Records
Under Delaware law, a stockholder of a Delaware corporation has the right to inspect the corporation’s stock ledger, stockholder lists and other books and records for a purpose reasonably related to the person’s interest as a stockholder.	Vast Directors have a right of access to Vast’s books and records at all reasonable times. Vast shareholders may inspect the books and records of Vast as permitted by law, the Constitution, as authorized by the directors, or by resolution of the members.
Appraisal Rights
Under Delaware law, holders of shares of any class or series of stock of a constituent corporation in a merger or consolidation have the right, in certain circumstances, to dissent from such merger or consolidation by demanding payment in cash for their shares equal to the fair value of such shares,	Under Australian law, shareholders do not have appraisal rights.

Rights of NETC Stockholders	Rights of Vast Shareholders

exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, as determined by a court in an action timely brought by the surviving or resulting corporation or the dissenters. Delaware law grants dissenters appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock, regardless of the number of shares being issued. No appraisal rights are available for shares of any class or series of stock that are listed on a national securities exchange or held of record by more than 2,000 holders, unless the agreement of merger or consolidation requires the holders thereof to accept for such shares anything other than: shares of stock of the surviving corporation; shares of stock of another corporation, which shares of stock are either listed on a national securities exchange or held of record by more than 2,000 holders; cash in lieu of fractional shares of the stock described in the first two points above; or some combination of the above.
In addition, appraisal rights are not available for stockholders of a surviving corporation in a merger if the merger did not require the vote of the stockholders of the surviving corporation.

Business Combinations and Anti-Takeover Measures

Business Combinations
Under Delaware law, with limited exceptions, a merger, consolidation or sale of all or substantially all of the assets of NETC must be approved by the NETC Board and a majority of the issued and outstanding shares entitled to vote and cast thereon.
Anti-Takeover Measures
Under Delaware law, certain anti-takeover provisions apply to NETC as a publicly-traded company that may have the effect of making it more difficult for a third party to acquire NETC. In particular, Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless, among other exceptions, prior to such time the NETC Board of the corporation approved either the relevant business combination or the transaction that resulted in such stockholder becoming an interested stockholder.

Under the Corporations Act, a person must not acquire a relevant interest in voting shares in a company which has more than 50 members if, because of the transaction, that person’s or someone else’s voting power in the company increases:
•
 from 20% or below to more than 20%; or

•
 from a starting power that is above 20% and below 90%, (the “relevant interest prohibition”).

There are a number of exceptions to the relevant interest prohibition, including (but not limited to) the following:
•
 the acquisition is previously approved by a resolution passed at a general meeting of the company where the resolution is passed in accordance with the requirements under the Corporations Act;

•
 the acquisition takes place under a takeover bid conducted in accordance with Chapter 6 of the Corporations Act;

•
 a person having at least 19% voting power increases its voting power by no more than 3% in any six month period;

Rights of NETC Stockholders	Rights of Vast Shareholders
In addition, under the NETC Charter and bylaws, certain provisions may make it difficult for a third party to acquire NETC, or for a change in the composition of the NETC Board or management to occur, including the authorization of “blank check” NETC Preferred Stock, the terms of which may be established and shares of which may be issued without stockholder approval; the absence of cumulative voting rights, which allows the holders of a majority of the shares of NETC Common Stock to elect all of the directors standing for election; and the establishment of advance notice requirements for nominations for election to the NETC Board or for proposing matters that can be acted upon at stockholder meetings.
•
 the acquisition results from an issue of securities under a rights issue under which offers are made to every person who holds securities in the class securities of which are being offered on the same terms and all of those persons have a reasonable opportunity to accept the offer; and

•
 an acquisition that results from a compromise or arrangement approved by a relevant Australian Court under Part 5.1 of the Corporations Act.

Rights Agreement
NETC has adopted a registration rights agreement, which will be amended and restated at the Closing.	Vast will enter into the Shareholder and Registration Rights Agreement.
Variation of Rights Attaching to a Class or Series of Shares
Under the NETC Charter, the NETC Board may designate a new series of NETC Preferred Stock, which may have terms different than outstanding shares, without stockholder approval. Such designation would specify the number of shares of any class or series and determine the voting rights, preferences, limitations and special rights, if any, of the shares of any class or series.
Subject to the Corporations Act and the terms of issue of a class of shares, wherever the capital of Vast is divided into different classes of shares, the rights attached to any class of shares may be varied with:
•
 the written consent of the holders of at least three quarters of the issued shares in the particular class; or

•
 the sanction of a special resolution passed at a separate meeting of the holders of shares in that class.

Amendment to Organizational Documents
Generally, under the DGCL, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote is required to approve a proposed amendment to the certificate of incorporation, following the adoption of the amendment by the NETC Board of the corporation, provided that the certificate of incorporation may provide for a greater vote. Under the DGCL, holders of outstanding shares of a class or series are entitled to vote separately on an amendment to the certificate of incorporation if the amendment would have certain consequences, including changes that adversely affect the rights and preferences of such class or series.	The Constitution may be only amended in accordance with the Corporations Act, which requires a special resolution passed by at least 75% of Vast shareholders present (in person or by proxy, attorney or representative) and entitled to vote on the resolution at a general meeting of Vast. Under the Corporations Act, Vast must give at least 21 days’ written notice of its intention to propose a resolution as a special resolution. While Vast is listed on Nasdaq, notice must be given within any time limits prescribed by the Nasdaq Listing Rules.

Rights of NETC Stockholders	Rights of Vast Shareholders

Under the DGCL, after a corporation has received any payment for any of its stock, the power to adopt, amend or repeal bylaws shall be vested in the stockholders entitled to vote; provided, however, that any corporation may, in its certificate of incorporation, provide that bylaws may be adopted, amended or repealed by the board of directors. The fact that such power has been conferred upon the board of directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal the bylaws.
NETC’s bylaws provide that they may be amended by the approval of a majority of the NETC Board, or of the holders of a majority of the outstanding capital stock entitled to vote in the election of directors.

Dissolution

Under Delaware law, unless the board of directors approves a proposal to dissolve, a dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. If a dissolution is initially approved by the board of directors, it may be approved by a simple majority of the corporation’s stockholders.
Upon dissolution, after satisfaction of the claims of creditors, the assets of NETC would be distributed to stockholders in accordance with their respective interests, including any rights a holder of shares of NETC Preferred Stock may have to preferred distributions upon dissolution or liquidation of the corporation.
If Vast is wound up, the liquidator may, with the sanction of a special resolution of the Vast Board, (i) divide among the stockholders in kind the whole or any part of the property of Vast; and (ii) set such value as the liquidator considers fair on any property to be so divided and may determine how the division is to be carried out as between the stockholders.
Listing
NETC Common Stock is currently listed on the NYSE under the ticker symbol “NETC,” “NETC.U” and “NETC.WS”.	Vast intends to apply to list the Vast Ordinary Shares and Vast Warrants on Nasdaq. It is anticipated that upon the Closing, the Vast Ordinary Shares and Vast Warrants will be listed under the ticker symbols “VSTE” and “VSTEW,” respectively.
Status as a Blank Check Company
The NETC Charter and NETC’s bylaws set forth various provisions related to NETC’s status as a blank check company prior to the consummation of an Initial Business Combination.	The Constitution does not include such provisions since Vast will not be a blank check company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
NETC Relationships and Related Party Transactions
Founder Shares
On March 30, 2021, NETC Sponsor paid an aggregate of $25,000 in exchange for issuance of 8,625,000 shares of NETC Class F Common Stock. On November 16, 2021, NETC Sponsor surrendered an aggregate of 1,900,000 shares of NETC Class F Common Stock to NETC at no cost. An aggregate of 175,000 shares of NETC Class F Common Stock were issued to the independent directors for a total of $700. As of November 1, 2023, the record date, there were 6,900,000 shares of NETC Class F Common Stock outstanding, representing 41.2% of NETC’s issued and outstanding shares after the NETC IPO.
Pursuant to the Letter Agreement, the NETC initial stockholders agreed (i) that if NETC seeks stockholder approval of an Initial Business Combination, then in connection with such proposed Initial Business Combination, it, he or she shall vote all Founder Shares and any shares acquired by it, him or her in the NETC IPO or the secondary public market in favor of such proposed Initial Business Combination and (ii) not to transfer, assign or sell any of its, his or her shares of Class F Common Stock until the earlier to occur of (A) one year after the completion of an Initial Business Combination or (B) subsequent to an Initial Business Combination, (x) if the last reported sale price of NETC Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which NETC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of NETC Common Stock for cash, securities or other property. The holders of NETC private warrants have agreed not to transfer, assign or sell any of the NETC private warrants (including the NETC Class A Common Stock issuable upon exercise of any of these warrants) until 30 days after the date NETC completes its Initial Business Combination.
Related Party Loans
On March 26, 2021, an affiliate of NETC Sponsor agreed to loan NETC up to $300,000 pursuant to a promissory note (as amended and restated on October 27, 2021, the “Note”). The Note was non-interest bearing and was paid in full on November 19, 2021, upon the closing of the NETC IPO.
On February 17, 2023, Nabors Lux and Greens Road Energy LLC, an affiliate of Nabors, deposited a total of $2,760,000, representing $0.10 per NETC Unit into the Trust Account, in order to extend the date by which NETC has to consummate an Initial Business Combination from February 18, 2023 to May 18, 2023, as permitted under the Prior NETC Charter, in exchange for a non-interest bearing, unsecured promissory note. On May 17, 2023, as permitted under the NETC Charter, the NETC Board elected to extend the date by which NETC has to consummate an Initial Business Combination from May 18, 2023 to August 18, 2023 and Nabors Lux and Greens Road Energy LLC deposited a total of $886,557.69, representing $0.03 per NETC public share not redeemed, into the Trust Account in exchange for a non-interest bearing, unsecured promissory note. On each of August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023 Nabors Lux deposited an additional $295,519.23 into the Trust Account, and as a result, the Deadline Date is currently extended to December 18, 2023. Such notes bear no interest and is due and payable upon the earlier to occur of (i) the date on which NETC consummates an Initial Business Combination and (ii) the liquidation of NETC on or before October 19, 2023 or such later liquidation date as may be approved by NETC’s stockholders. If NETC consummates an Initial Business Combination, it will repay such loans out of the proceeds of the Trust Account or, at the option of the NETC Sponsor, convert all or a portion of the loans into NETC Warrants for $1.00 per warrant, which warrants will be identical to the NETC private placement warrants. If NETC does not consummate an Initial Business Combination, NETC will repay the loans only from funds held outside of the Trust Account.
In addition, in order to finance transaction costs in connection with an Initial Business Combination, NETC Sponsor or an affiliate of NETC Sponsor, or certain of NETC’s officers and directors may, but are not obligated to, loan NETC funds as may be required. If NETC completes an Initial Business Combination, NETC would repay the working capital loans out of the proceeds of the Trust Account released to NETC.

Otherwise, the working capital loans would be repaid only out of funds held outside the Trust Account. In the event that an Initial Business Combination does not close, NETC may use a portion of proceeds held outside the Trust Account to repay the working capital loans, but no proceeds held in the Trust Account would be used to repay the working capital loans. Except for the foregoing, the terms of such working capital loans, if any, have not been determined, and no written agreements exist with respect to such loans. The working capital loans would either be repaid upon consummation of an Initial Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such working capital loans may be convertible into warrants of the post-Initial Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the NETC private placement warrants. As of June 30, 2023, NETC had no borrowings under the Working Capital Loans.
Administrative Support Agreement
On November 16, 2021, NETC entered into an agreement pursuant to which, commencing on the date that NETC’s securities were first listed on the NYSE through the earlier of consummation of the Initial Business Combination and NETC’s liquidation, NETC will reimburse NETC Sponsor or an affiliate thereof $15,000 per month for office space, utilities, secretarial and administrative support. As of December 31, 2021, $22,500 in support costs had been incurred by NETC under this agreement. As of June 30, 2023 and December 31, 2022, the Company owed $225,000 and $135,000 to the NETC Sponsor or an affiliate thereof for administrative support costs, respectively.
In addition, NETC Sponsor, NETC’s executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on NETC’s behalf such as identifying potential partner businesses and performing due diligence on suitable Initial Business Combinations. Any such payments prior to an Initial Business Combination will be made using funds held outside the Trust Account.
Registration Rights Agreement
On November 16, 2021, NETC entered into that certain Registration Rights Agreement by and among NETC, NETC Sponsor and the holder parties thereto (the “Registration Rights Agreement”). The Registration Rights Agreement requires NETC to register shares of NETC Common Stock held by the holder parties for resale (in the case of the shares of NETC Class F Common Stock, only after conversion to NETC Class A Common Stock). The holders of these securities, having a value of at least $25 million in the aggregate, are entitled to make up to three demands that NETC offer such securities in an underwritten offering. These holders also have certain “piggy-back” registration rights with respect to certain underwritten offerings NETC may conduct. NETC will bear the expenses incurred in connection with registering these securities.
Business Combination Agreement
For more information about the Support Agreement, see the section entitled “The Business Combination Agreement and Related Agreements.”
Support Agreement
For more information about the Support Agreement, see the section entitled “The Business Combination Agreement and Related Agreements.”
October Agreements
For more information about the October Agreements, see the section entitled “The Business Combination Agreement and Related Agreements.”
Vast Relationships and Related Party Transactions
Interested Party Transactions
On June 30, 2016, Vast issued convertible notes to Twynam Investments Pty Ltd (formerly known as Twynam Agricultural Group Pty Limited) (ACN 000 573 213) (“Twynam”), an entity that, like AgCentral,

is beneficially owned by Mr. Kahlbetzer, pursuant to the Funding Agreement, dated as of January 18, 2016 (the “Funding Agreement”), by and between Vast and Twynam (“Convertible Notes No. 3”). The Funding Agreement was novated to AgCentral Pty Ltd (ACN 053 901 518) by the Deed of Novation dated as of February 13, 2023 (with that novation taking effect from 23 December 2016), and to AgCentral by the Deed of Novation dated as of February 13, 2023 (with that novation taking effect from February 13, 2023), and the outstanding Convertible Notes No. 3 were sold to AgCentral pursuant to the Sale Agreement, dated as of February 13, 2023. On March 22, 2017, Vast and Twynam entered into a letter agreement clarifying certain terms of the Funding Agreement. On May 31, 2018, Vast, as grantor, and AgCentral Pty Ltd, as secured party, entered into a General Security Deed as novated pursuant to the Deed of Novation between AgCentral Pty Ltd, Vast and AgCentral dated February 13, 2023, granting the secured party security over the grantor’s present and after-acquired property. On November 22, 2018, Vast and Twynam entered into a letter agreement regarding the deletion of clause 15 (License to Develop Technology in Certain Regions) from the Funding Agreement. Between June 30, 2016 and November 23, 2016, Vast borrowed an aggregate of AUD$9,862,566.88 from Twynam (noting the later novations referred to above) at 8.0% per annum pursuant to Convertible Notes No. 3. The outstanding balance on Convertible Notes No. 3 was $8.8 million as of June 30, 2023, $8.9 million as of June 30, 2022 and $9.7 million as of June 30, 2021.
On January 18, 2018, Vast issued convertible notes to AgCentral Pty Ltd, pursuant to the Funding Agreement, dated as of November 23, 2017, by and between Vast and AgCentral Pty Ltd (“Convertible Notes No. 4”). The Funding Agreement was novated pursuant to the Deed of Novation between AgCentral Pty Ltd, Vast and AgCentral dated February 13, 2023. On June 24, 2022, Vast and AgCentral Pty Ltd entered into a letter agreement regarding the extension of maturity of Convertible Notes Nos. 3 and 4 to October 31, 2021. Between January 18, 2018 and September 25, 2019, Vast borrowed an aggregate of AUD$6,703,637.20 (inclusive of capitalized PIK interest) from AgCentral Pty Ltd at 8.0% per annum pursuant to Convertible Notes No. 4. The outstanding balance on Convertible Note No. 4 was $4.4 million as of June 30, 2023, $3.9 million as of June 30, 2022 and $4.5 million as of June 30, 2021.
On August 11, 2020, Vast issued convertible notes to AgCentral Pty Ltd pursuant to the Funding Agreement, dated as of July 14, 2020, by and between Vast and AgCentral Pty Ltd (“Convertible Notes No. 5”) as novated pursuant to the Deed of Novation between AgCentral Pty Ltd, Vast and AgCentral dated February 13, 2023. On August 11, 2022, Vast and AgCentral Pty Ltd entered into a letter agreement regarding the issuance of Convertible Note No. 5, ordinary shares in Vast and repayment of a short term loan under the Funding Agreement dated as of July 14, 2020, by and between Vast and AgCentral Pty Ltd. Between August 11, 2020 and April 27, 2021, Vast borrowed an aggregate of AUD$1,786,204.53 (inclusive of capitalized PIK interest) from AgCentral Pty Ltd at 8.0% per annum pursuant to Convertible Note No. 5. The outstanding balance on Convertible Note No. 5 was $1.1 million as of June 30, 2023, $1.1 million as of June 30, 2022 and $1.2 million as of June 30, 2021.
On June 25, 2021 Vast and AgCentral Pty Ltd entered into a letter agreement regarding a 12-month interest free period ending on December 31, 2021 and a maturity date extension to December 31, 2022 for Convertible Note Nos. 3, 4 and 5. On May 23, 2022, Vast and AgCentral Pty Ltd entered into a letter agreement regarding a 12-month interest free period ending on December 31, 2022 and a maturity date extension to December 31, 2023 for Convertible Notes Nos. 3, 4 and 5.
Vast also entered into five separate loan agreements with AgCentral Pty Ltd: (i) the Loan Agreement, dated as of March 17, 2022 between Vast and AgCentral Pty Ltd for an aggregate principal amount of AUD$400,000 at up to 10.0% per annum, as novated pursuant to the Deed of Novation between AgCentral Pty Ltd, Vast and AgCentral dated February 13, 2023; (ii) the Loan Agreement, dated as of April 29, 2022 between Vast and AgCentral Pty Ltd for an aggregate principal amount of AUD$555,000 at up to 10.0% per annum, as novated pursuant to the Deed of Novation between AgCentral Pty Ltd, Vast and AgCentral dated February 13, 2023; (iii) the Loan Agreement, dated as of May 30, 2022 between Vast and AgCentral Pty Ltd for an aggregate principal amount of AUD$463,000 at up to 10.0% per annum, as novated pursuant to the Deed of Novation between AgCentral Pty Ltd, Vast and AgCentral dated February 13, 2023; (iv) the Loan Agreement, dated as of June 15, 2022 between Vast and AgCentral Pty Ltd an aggregate principal amount of AUD$3,975,000 at up to 10.0% per annum, as novated pursuant to the Deed of Novation between AgCentral Pty Ltd, Vast and AgCentral dated February 13, 2023 and (v) the Loan Agreement, dated as of September 19, 2022 between Vast and AgCentral Pty Ltd for an aggregate principal amount of

$3,472,000 at up to 10.0% per annum, as novated pursuant to the Deed of Novation between AgCentral Pty Ltd, Vast and AgCentral dated February 13, 2023. On June 28, 2022, Vast and AgCentral Pty Ltd entered into a letter agreement regarding a maturity date extension to December 31, 2023 for the Loan Agreements, dated as of March 17, 2022, April 29, 2022 and May 30, 2022, each by and between Vast and AgCentral Pty Ltd.
John I Kahlbetzer sent a signed letter to Vast dated September 13, 2022 advising that he and/or AgCentral Pty Ltd would, subject to agreed financial due diligence measures being satisfied and, where appropriate, valuations being completed, support Vast and provide further working capital facilities to ensure that Vast has adequate financial resources in place to continue as a going concern for 15 months from the date of the letter.
On February 14, 2023, Vast entered into a Business Combination Agreement with the intention to merge with and into NETC, subject to certain conditions. Concurrently with the signing of the Business Combination Agreement, Vast entered into a Noteholder Support and Loan Termination Agreement whereby each of the Existing Vast Convertible Notes and AgCentral Loan Agreements will be discharged and terminated in exchange for Vast shares, as repayment of all the principal outstanding and accrued interest.
On or around July 30, 2020, Vast implemented the MEP under which certain members of Vast management were issued MEP Shares in Vast. The rules of the management equity plan are governed by a MEP Deed entered into around July 2020 by Vast and the then-current shareholders of Vast, including AgCentral Pty Ltd. To clarify how the economic benefit of MEP Shares should be allocated in light of a business combination transaction involving a SPAC, on February 14, 2023, Vast, AgCentral (Vast’s current 100% ordinary shareholder), and the MEP Participants entered into a MEP De-SPAC Side Deed, together with an Amendment Deed that amended the terms of the MEP Deed to, among other things, provide a mechanism for a business combination or SPAC transaction to be deemed a liquidity event under the MEP. Under the terms of the MEP De-SPAC Side Deed, the MEP Consideration Securities will be subject to lock-up restrictions as follows: subject to an optional initial liquidity mechanism at six-months following completion of the Business Combination (pursuant to which each MEP Participant will be entitled to dispose of up to $350,000 worth of MEP Consideration Securities, up to an aggregate of $2,000,000 among all MEP Participants), 100.0% of the MEP Consideration Securities will be subject to a two-year lock-up, 66.7% of the MEP Consideration Securities will be subject to a three-year lock-up and 33.3% of the MEP Consideration Securities will be subject to a four-year lock-up. Until such time as given MEP Consideration Securities are the released from the lock-up undertakings outlined above, a MEP Participant holding those MEP Consideration Securities: (i) cannot, among other things, offer, sell, pledge, loan or otherwise transfer (directly or indirectly) those MEP Consideration Securities; and (ii) must exercise any voting rights attached to those MEP Consideration Securities in accordance with the written directions of AgCentral; and, (iii) those MEP Consideration Securities may be purchased by AgCentral from the MEP Participant for $0.01 per MEP Consideration Security if the MEP Participant becomes a “Bad Leaver” as defined in the MEP De-SPAC Side Deed (which includes, for example, a MEP Participant terminating (or giving notice of termination of) his or her employment or engagement with Vast within two years of completion of the Business Combination).
Related Party Lease and Other Services
On February 14, 2019 Vast entered into a Lease Agreement with Twynam, as lessor, and Vast, as lessee. On March 5, 2021, Vast entered into a Lease Agreement with Leslie Dare Properties Pty Ltd (“Leslie Dare Properties”), as lessor, and Vast, as lessee. Twynam and Leslie Dare Properties, provide various services to Vast through the lease agreements, which include leasing office space, accounting, human resources, legal, information technology, marketing, public relations, and certain other executive services. Vast is charged a fee for the specific services provided and these fees totaled $43,000, $44,000 and $33,000 for the years ended June 30, 2023, 2022 and 2021, respectively. Vast had lease commitments outstanding of $0.057 million on June 30, 2023 related to rented office space for engineering and operational personnel. $43 thousand of the outstanding commitments are expected to be paid during the year ended June 30, 2024.
On November 23, 2018, Vast entered into a Consultancy Services agreement with LC Team Pty Ltd, as amended by the Letters of Amendment dated as of October 9, 2020, August 19, 2021, and September 30,

2022. Vast is charged a fee for the specific services provided by LC Team Pty Ltd and these fees totaled $2.1 million, $1.9 million and $1.7 million for the years ended June 30, 2023, and 2022 and 2021, respectively.
Grant of call option over shares in 1414 Degrees Limited
On June 15, 2022, VSA acquired 50% of the shares in SiliconAurora from 1414 Degrees for $2.5 million to co-develop the Aurora Energy Project. The $2.5 million was funded by an initial cash payment of $0.1 million, $0.9 million upon completion and remainder $1.5 million deferred payment upon receiving a written offer to connect from the relevant Network Service Provider. As part of the transaction, 1414 Degrees issued call options to AgCentral Pty Ltd, allowing AgCentral Pty Ltd to purchase ordinary shares in 1414 Degrees subject to achieving specific/ general approval obtained in their annual general meeting. Vast has estimated the fair value of the call option options to be $0.1 million at the transaction date and has recognized as part of the acquisition of the investment in SiliconAurora.
Related Party Transactions in Connection with the Business Combination
See the section entitled “The Business Combination Agreement and Related Agreements — Related Agreements.”

BENEFICIAL OWNERSHIP OF VAST SECURITIES
The following table sets forth information regarding the expected beneficial ownership of Vast Ordinary Shares immediately following the consummation of the Business Combination, assuming that no NETC public shares are redeemed in connection with the Business Combination, and alternatively the 85% redemption scenario and the 100% redemption scenario takes place, by:
•
each person who is, or is expected to be, the beneficial owner of more than 5% of outstanding Vast Ordinary Shares;

•
each of Vast’s and NETC’s named executive officers and directors;

•
each person who will become an executive officer or director of Vast post-Business Combination; and

•
all current executive officers and directors of NETC, as a group pre-Business Combination and all executive officers and directors on the Vast Board post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of NETC Common Stock prior to the Business Combination is based on 9,850,641 shares of NETC Class A Common Stock, 6,900,000 shares of NETC Class F Common Stock and no shares of NETC Class B Common Stock issued and outstanding as of November 1, 2023, the record date.
The beneficial ownership of Vast Ordinary Shares prior to the Business Combination is based on 20,500,000 shares outstanding on a fully diluted, as-converted basis after giving effect to the Existing AgCentral Indebtedness Conversion, the MEP Share Conversion and the Vast Split Adjustment.
The expected beneficial ownership of shares of Vast Ordinary Shares immediately following consummation of the Business Combination includes Vast Warrants exercisable within 30 days of the Closing. When assuming no redemptions, 85% redemptions and 100% redemptions takes place, beneficial ownership has been determined based upon the assumptions set forth under “Certain Defined Terms” and is based on 39,122,209 Vast Ordinary Shares, 30,749,164 Vast Ordinary Shares and 30,251,960 Vast Ordinary Shares outstanding, respectively.
Unless otherwise indicated and subject to applicable community property laws, Vast believes that all persons named in the table below have sole voting and investment power with respect to Legacy Vast Shares and shares of NETC Common Stock, respectively, beneficially owned by them. Unless otherwise indicated, the address of each person named below is c/o Vast, 226-230 Liverpool Street, Darlinghurst, NSW 2010, Australia.
The columns labeled “Prior to the Business Combination” in the following table do not reflect record or beneficial ownership of the NETC public warrants or the NETC private placement warrants; however the columns labeled “Scenario 1”, “Scenario 2” and “Scenario 3” in the following table do reflect record and beneficial ownership of Vast Warrants, as such warrants will be exercisable for Vast Ordinary Shares within 30 days of the Closing. The following table does not reflect record or beneficial ownership of the NETC public warrants or the NETC private placement warrants.

	Prior to the Business Combination(1)		Prior to the Business Combination(1)		Scenario 1 Assuming No Redemptions		Scenario 2 Assuming 85% Redemptions		Scenario 3 Assuming 100% Redemptions
Name and Address of Beneficial Owners	Number of shares of NETC Common Stock	%	Number of Legacy Vast Shares	%	Number of Vast Ordinary Shares	%	Number of Vast Ordinary Shares	%	Number of Vast Ordinary Shares	%
Five Precent Holders of Vast
AgCentral Energy Pty Ltd(2)	—	—	20,500,000	100%	21,970,588	56.2%	21,970,588	71.5%	21,970,588	72.6%
Five Precent Holders of NETC
Nabors Energy Transition Sponsor LLC(3)(4)	6,725,000	40.1%	—	—	4,325,000	11.1%	4,325,000	14/1%	4,325,000	14.3%
Saba Capital Management, L.P.	2,663,066	15.9%	—	—	2,663,066	6.8%	—	—	—	—
Directors and Executive Officers of NETC
Anthony G. Petrello (3)(4)(6)(7)	6,725,000	40.2%	—	—	16,887,088	33.9%	16,887,088	40.7%	16,887,088	41.2%
William J. Restrepo(4)(8)	1,500	*	—	—	576,500	1.5%	576,500	1.8%	576,500	1.9%
Siggi Meissner(4)(9)	—	—	—	—	225,000	*	225,000	*	225,000	*
Guillermo Sierra(4)(10)	—	—	—	—	200,000	*	200,000	*	200,000	*
John Yearwood(4)(11)	—	—	—	—	700,000	1.8%	700,000	2.2%	700,000	2.3%
Maria Jelescu Dreyfus(12)	75,000	*	—	—	225,000	*	225,000	*	225,000	*
Colleen Calhoun	50,000	*	—	—	50,000	*	50,000	*	50,000	*
Jennifer Gill Roberts	50,000	*	—	—	50,000	*	50,000	*	50,000	*
All Directors and Executive Officers of NETC as a Group (8 Individuals)	6,901,500	41.2%	—	—	18,963,588	36.6%	18,963,588	43.7%	18,963,588	44.2%
Directors and Executive Officers of Vast After Consummation of the Business Combination
Craig Wood(14)	—	—	—	—	1,189,970	3.0%	1,189,970	3.9%	1,189,970	3.9%
Marshall (Mark) D. Smith	—	—	—	—	—	—	—	—	—	—
Kurt Drewes(15)	—	—	—	—	713,982	1.8%	713,982	2.3%	713,982	2.4%
Alec Waugh	—	—	—	—	—	—	—	—	—	—
Sue Opie	—	—	—	—	—	—	—	—	—	—
Colleen Calhoun	50,000	*	—	—	50,000	*	50,000	*	50,000	*
William J. Restrepo(4)(8)	1,500	*	—	—	576,500	1.5%	576,500	1.8%	576,500	1.9%
Colin Richardson	—	—	—	—	—	—	—	—	—	—
John Yearwood(4)(11)	—	—	—	—	700,000	1.8%	700,000	2.2%	700,000	2.3%
All Directors and Executive Officers of Vast as a Group (9 Individuals)	51,500	*	—	—	3,230,452	8.3%	3,230,452	10.5%	3,230,452	10.7%

*
Less than one percent.

(1)
The beneficial ownership of Vast Ordinary Shares prior to the Business Combination is based on 20,500,000 shares outstanding at November 1, 2023 on a fully diluted, as-converted basis. The beneficial ownership of NETC Common Stock prior to the Business Combination is based on 34,500,000 shares of NETC Common Stock outstanding at December 31, 2022, of which 27,600,000 are shares of NETC Class A Common Stock and 6,900,000 are shares of NETC Class F Common Stock.

(2)
Includes shares issued to AgCentral in connection with the PIPE Financing and conversion of the Senior Convertible Notes to Vast Ordinary Shares.

(3)
Prior to the Business Combination, interests shown consist solely of shares of NETC Class F Common Stock.

(4)
Nabors Energy Transition Sponsor LLC is the record owner of 6,725,000 shares of NETC Class F Common Stock. The shares of NETC Class F Common Stock may be deemed to be indirectly owned by Nabors Lux 2 S.a.r.l. and Greens Road Energy LLC who are the members of Nabors Energy Transition Sponsor LLC, and Anthony G. Petrello, who controls Remington SPAC I, LLC, which is the manager of Greens Road Energy LLC. Nabors Lux 2 S.a.r.l. is a wholly owned subsidiary of Nabors Industries Ltd. and affiliate of Nabors Energy Transition Sponsor LLC. Mr. Petrello is the Chairman, President and Chief Executive Officer of Nabors Industries Ltd. As a result of these relationships, each of Nabors Lux 2 S.a.r.l., Greens Road Energy LLC and Anthony G. Petrello may be deemed to have or share beneficial ownership of the securities held directly by Nabors Energy Transition Sponsor LLC. Each of Nabors Energy Transition Sponsor LLC, Nabors Lux 2 S.a.r.l., Greens Road Energy LLC and Anthony G. Petrello disclaim beneficial ownership of such securities except to the extent of their direct ownership. Prior to and following the Initial Business Combination, the shares of NETC Class B Common Stock will be convertible, at the option of the holder, into shares of NETC Class A Common Stock.
The ownership of Vast Ordinary Shares displayed under both the no redemption, 85% redemption and 100% redemption columns excludes any Sponsor Earnback Shares, but includes the 1,500,000 Vast Ordinary Shares issuable as the Accelerated Earnback Shares. Assuming the full issuance of all available Sponsor Earnback Shares (up to 2,400,000 Vast Ordinary Shares) during the Earnout Period, Nabors Energy Transition Sponsor LLC would beneficially own 6,725,000 Vast Ordinary Shares, representing 17.2%, 21.9% and 22.2% of the total outstanding Vast Ordinary Shares under the no redemption, 85% redemption and 100% redemption scenarios, respectively.
(5)
Information based on a Schedule 13G/A filed on February 14, 2023. According to the report, Saba Capital Management, L.P. is a Delaware limited partnership (“Saba Capital”). Its general partner is Saba Capital Management GP, LLC, a Delaware limited liability company (“Saba GP”). The principal office of both Saba Capital and Saba GP is 405 Lexington Avenue, 58th Floor, New York, New York 10174. The report was filed with the SEC prior to the redemption of 17,749,359 NETC public shares in connection with the First Extension Meeting and, as a result, may not reflect such stockholder’s current holdings.

(6)
Includes shares issued to Nabors Lux in connection with the PIPE Financing and conversion of the Senior Convertible Notes to Vast Ordinary Shares. Also includes 350,000 Vast Ordinary Shares issued to Nabors Lux as Incremental Funding Commitment Fee.

(7)
Includes 7,441,500 NETC private placement warrants owned by Nabors Lux, 801,000 NETC private placement warrants owned by Remington SPAC W, LLC, of which Mr. Petrello is Manager, and 2,499,000 NETC private placement warrants owned by Cynthia A. Petrello Revocable Trust. Each NETC private placement warrant will convert into Vast Warrants at the Closing and be exercisable for an equal number of Vast Ordinary Shares.

The ownership of Vast Ordinary Shares displayed under both the no redemption, 85% redemption and 100% redemption columns include Vast Ordinary Shares issued to Nabors Lux in connection with the PIPE Financing, conversion of the Senior Convertible Notes and conversion of the private placement warrants, but exclude any Sponsor Earnback Shares. Assuming the full issuance of all available Sponsor Earnback Shares (up to 2,400,000 Vast Ordinary Shares) during the Earnout Period, Mr. Petrello would beneficially own 19,287,088 Vast Ordinary Shares, representing 49.3%, 62.7% and 63.8% of the total outstanding Vast Ordinary Shares under the no redemption, 85% redemption and 100% redemption scenarios, respectively.
(8)
Includes 575,000 NETC private placement warrants. Each NETC private placement warrant will convert into Vast Warrants at the Closing and be exercisable for an equal number of Vast Ordinary Shares.

(9)
Includes 225,000 NETC private placement warrants. Each NETC private placement warrant will convert into Vast Warrants at the Closing and be exercisable for an equal number of Vast Ordinary Shares.

(10)
Includes 200,000 NETC private placement warrants. Each NETC private placement warrant will convert into Vast Warrants at the Closing and be exercisable for an equal number of Vast Ordinary Shares.

(11)
Includes 700,000 NETC private placement warrants. Each NETC private placement warrant will convert into Vast Warrants at the Closing and be exercisable for an equal number of Vast Ordinary Shares.

(12)
Includes 75,000 shares of NETC Class F Common Stock and 150,000 NETC private placement warrants. Each NETC private placement warrant will convert into Vast Warrants at the Closing and be exercisable for an equal number of Vast Ordinary Shares.
(13)
Includes 50,000 shares of NETC Class F Common Stock and 50,000 NETC private placement warrants. Each NETC private placement warrant will convert into Vast Warrants at the Closing and be exercisable for an equal number of Vast Ordinary Shares.

(14)
Consists of 1,189,970 Vast Ordinary Shares issuable upon settlement of 25 MEP Shares in the MEP Share Conversion.

(15)
Consists of 713,982 Vast Ordinary Shares issuable upon settlement of 15 MEP Shares in the MEP Share Conversion.

PRICE RANGE OF SECURITIES
NETC
Price Range of NETC’s Securities
The following table sets forth, for the period indicated, the high and low sales prices per NETC Unit, share of NETC Class A Common Stock and NETC public warrant as reported on the NYSE for the periods presented.
	NETC Units (NETC.U)		NETC Class A Common Stock (NETC)		NETC Public Warrants (NETC.WS)
	High	Low	High	Low	High	Low
Quarter ended December 31, 2022	$10.27	$10.07	$10.28	$10.06	$0.14	$0.02
Quarter ended March 31, 2023	$11.04	$10.27	$10.52	$10.28	$0.25	$0.05
Quarter ended June 30, 2023	$11.03	$10.52	$11.59	$10.45	$0.21	$0.12
Quarter ended September 30, 2023	$11.34	$10.65	$11.16	$10.62	$0.19	$0.14
On February 13, 2023, the last trading date before the public announcement of the Business Combination, NETC Units, NETC Class A Common Stock and NETC public warrants closed at $10.41, $10.35 and $0.10, respectively.
Vast
Price Range of Vast Securities
Historical market price information regarding Vast is not provided because there is no public market for its securities.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL
Overview
NETC is asking its stockholders to approve the Business Combination Agreement and the Business Combination. NETC stockholders should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. Please see the sections above entitled “The Business Combination” and “The Business Combination Agreement and Related Agreements” for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.
Vote Required for Approval
The Closing is conditioned on the approval of the Business Combination Proposal at the NETC special meeting.
The Business Combination Proposal (and consequently, the Business Combination Agreement and the Business Combination) will be approved and adopted only if NETC obtains the affirmative vote (in person or by proxy) of holders of a majority of the outstanding shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock entitled to vote at the NETC special meeting, voting as a single class. Failure to vote by proxy at the NETC special meeting or an abstention from voting will have the same effect as a vote “AGAINST” this Proposal.
NETC Sponsor, and NETC’s directors and officers agreed to vote any shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock owned by them in favor of the Business Combination.
Recommendation of the NETC Board
THE NETC BOARD RECOMMENDS THAT NETC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2 — THE VAST CONSTITUTION PROPOSAL
Overview
As required by applicable SEC guidance, NETC is requesting that the NETC stockholders vote upon, on a non-binding advisory basis, a proposal to approve the governance provisions contained in the Constitution that materially affect NETC stockholder rights. This non-binding advisory vote is not otherwise required by Delaware law and is separate and apart from the Business Combination Proposal, but consistent with SEC guidance, NETC is submitting this Proposal to its stockholders separately for approval. Accordingly, regardless of the outcome of the non-binding advisory vote on the Vast Constitution Proposal, the Constitution will take effect upon the consummation of the Business Combination. In the Business Combination Agreement, NETC, Vast and Merger Sub agreed that, at the Closing, Vast will amend its existing constitution to be substantially in the form set forth as Annex B to this proxy statement/prospectus. There are certain differences in the rights of NETC stockholders prior to the Business Combination and under the NETC Charter and NETC’s bylaws and the rights of Vast shareholders after the Business Combination under the Constitution. For more information please see the section entitled “Comparison of Shareholder Rights.”
The full text of the Constitution is attached to this proxy statement/prospectus as Annex B.
Reasons for the Approval of the Vast Constitution Proposal
Vast is an Australian public company limited by shares. The proposed Constitution is consistent with Australian law and is typical among public companies incorporated in Australia.
Vote Required for Approval
The Vast Constitution Proposal is non-binding and is not conditioned on the approval of any other Proposal set forth in this proxy statement/prospectus. The approval of the Vast Constitution Proposal requires the affirmative vote (in person or by proxy) of holders of a majority of the outstanding shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock entitled to vote thereon at the NETC and actually cast thereon at the NETC special meeting, voting as a single class. Failure to vote by proxy or to vote in person at the NETC special meeting or an abstention from voting will have no effect on the outcome of the vote on the Vast Constitution Proposal.
Recommendation of the NETC Board
THE NETC BOARD RECOMMENDS THAT NETC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE VAST CONSTITUTION PROPOSAL.

PROPOSAL NO. 3 — THE ADJOURNMENT PROPOSAL
Overview
The Adjournment Proposal, if adopted, will allow the NETC Board to adjourn the NETC special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies. The Adjournment Proposal will only be presented to NETC stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal. If the NETC stockholders approve the Adjournment Proposal, NETC may adjourn the NETC special meeting and any adjourned session of the NETC special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from NETC stockholders who have voted previously.
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved by NETC stockholders, the NETC Board may not be able to adjourn the NETC special meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal.
Vote Required for Approval
The Adjournment Proposal is not conditioned on the approval of any other Proposal at the NETC special meeting.
The approval of the Adjournment Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of NETC Class A Common Stock, NETC Class F Common Stock and NETC Class B Common Stock entitled to vote and actually cast thereon at the NETC special meeting, voting as a single class. Failure to vote by proxy or to vote in person at the NETC special meeting or an abstention from voting will have no effect on the outcome of the vote on the Adjournment Proposal.
Recommendation of the NETC Board
THE NETC BOARD RECOMMENDS THAT NETC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

LEGAL MATTERS
The validity of the Vast Ordinary Shares to be offered by this document will be passed upon for Vast by Gilbert + Tobin, Australian counsel to Vast. The validity of the Vast Warrants to be offered by this document will be passed upon for Vast by White & Case LLP, U.S. counsel to Vast.
CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT
On April 6, 2022, the Vast Board agreed Deloitte Touche Tohmatsu (“Deloitte”) would not continue in its role as our independent auditor and Deloitte resigned effective as of such date.
The audit reports of Deloitte on our June 30, 2021 and June 30, 2020 consolidated financial statements, prepared in accordance with a special purpose basis of presentation as permitted under Australian Accounting Standards (AASB), issued under the Australian Auditing Standards, did not contain any adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to audit scope or accounting principles, except for an explanatory paragraph regarding Vast’s ability to continue as a going concern. During the years ended June 30, 2021 and June 30, 2020 and the subsequent interim period through April 6, 2022, there were no disagreements between Vast and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements for such years. During the years ended June 30, 2021 and June 30, 2020 and the subsequent interim period through April 6, 2022, there were no reportable events (as defined in paragraphs (a)(1)(v) of Item 16F of Form 20-F).
We delivered a copy of this disclosure to Deloitte and requested that they furnish us a letter addressed to the SEC stating whether they agree with the above statements. In their letter to the SEC dated March 31, 2023, attached as Exhibit 16.1 to the Registration Statement of which this proxy statement/prospectus forms a part, Deloitte states that they agree with the statements above concerning their firm.
On May 3, 2022, the Vast Board approved the engagement of PricewaterhouseCoopers (“PwC”) as our independent registered public accounting firm for the year ended June 30, 2022, as well as to perform the re-audit of our consolidated financial statements as of June 30, 2021 and 2020 and for the years then ended, prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standard Board (“IASB”) and audited in accordance with the standards of the PCAOB.
Subsequent to the resignation of Deloitte and prior to the issuance of Vast’s consolidated financial statements as of June 30, 2022 and 2021 and for the years then ended, Vast and PwC identified material weaknesses in Vast’s internal controls over financial reporting, which related to (i) lack of appropriately designed implemented and documented procedures and controls, (ii) lack of segregation of duties and (iii) lack of personnel with appropriate experience of SEC reporting requirements. See the section entitled “Risk Factors — Vast has identified material weaknesses in its internal control over financial reporting. If Vast is unable to remediate these material weaknesses, or if Vast identifies additional material weaknesses in the future or otherwise fails to maintain an effective system of internal control over financial reporting, this may result in material misstatements of Vast’s consolidated financial statements or cause Vast to fail to meet its periodic reporting obligations.”
During the years ended June 30, 2021 and June 30, 2020 and the subsequent interim period through May 3, 2022, neither Vast nor anyone on behalf of Vast consulted with PwC regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither was a written report provided to us nor was oral advice provided to us that PwC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 16F(a)(1)(iv) of Form 20-F and the related instructions or a reportable event as described in Item 16F(a)(1)(v) of Form 20-F.
EXPERTS
The consolidated financial statements of Vast as of June 30, 2023 and June 30, 2022 and for the years then ended included in this proxy statement/prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to Vast’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Nabors Energy Transition Corp. as of December 31, 2022 and December 31, 2021 and for the year ended December 31, 2022 and the period from March 24, 2021 (inception) through December 31, 2021, appearing in this proxy statement/prospectus have been audited by Ham, Langston & Brezina, LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of SiliconAurora as of June 30, 2023 and June 30, 2022 and for the years then ended included in this proxy statement/prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to SiliconAurora’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
HOUSEHOLDING INFORMATION
Unless NETC has received contrary instructions, NETC may send a single copy of this proxy statement/prospectus to any household at which two or more NETC stockholders reside if NETC believes the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce NETC’s expenses. However, if stockholders prefer to receive multiple sets of NETC’s disclosure documents at the same address, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of NETC’s disclosure documents, the stockholders should follow these instructions:
•
If the shares are registered in the name of the stockholder, the stockholder should contact NETC at its offices at 515 W. Greens Road, Suite 1200, Houston, Texas 77067 or its telephone number at (281) 874-0035 to inform NETC of his or her request; or

•
If a bank, broker or other nominee holds the shares, the NETC stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR
The transfer agent for NETC securities is Continental Stock Transfer & Trust Company.
The transfer agent for Vast securities will be Continental Stock Transfer & Trust Company.
FUTURE SHAREHOLDER PROPOSALS
Every Vast shareholder is entitled to receive notice of, attend and vote at general meetings of Vast and to receive all notices, accounts and other documents required to be sent to Vast shareholders under the Constitution, the Corporations Act and the Nasdaq Listing Rules. Under the Corporations Act, Vast must give at least 21 days’ written notice of a general meeting.
Unless the Corporations Act provides otherwise, no business may be transacted at a general meeting unless the general nature of the business is stated in the notice calling the meeting.
SUBMISSION OF STOCKHOLDER PROPOSALS
The NETC Board is aware of no other matter that may be brought before the NETC special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the NETC special meeting.
If the Business Combination is consummated, you will be entitled to attend and participate in Vast’s annual general meetings of shareholders. If Vast holds a 2023 annual general meeting of shareholders, it will provide notice of or otherwise publicly disclose the date on which the 2023 annual general meeting will be held. As a foreign private issuer, Vast will not be subject to the SEC’s proxy rules.
WHERE YOU CAN FIND MORE INFORMATION
NETC files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read NETC’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov. If you would like additional copies of this proxy statement/prospectus or NETC’s other filings with the SEC (excluding exhibits) or if you have questions about the Business Combination or the Proposals to be presented at the NETC special meeting, you should contact NETC’s proxy solicitation agent at the following address and telephone number:
Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, Connecticut 06902
(800) 662-5200
(banks and brokers call collect at (203) 658-9400)
Email: NETC@investor.morrowsodali.com
You will not be charged for any of the documents you request. If your shares are held in a stock brokerage account or by a bank or other nominee, you should contact your broker, bank or other nominee for additional information.
If you are a NETC stockholder and would like to request documents, please do so by December 6, 2023, in order to receive them before the NETC special meeting. If you request any documents from NETC, NETC will mail them to you by first class mail, or another equally prompt means. All information contained in this proxy statement/prospectus relating to NETC has been supplied by NETC, and all such information relating to Vast and Merger Sub has been supplied by Vast. Information provided by either NETC or Vast does not constitute any representation, estimate or projection of any other party.
This document is a proxy statement of NETC for the NETC special meeting. NETC has not authorized anyone to give any information or make any representation about the Business Combination or the parties thereto, including NETC, that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus, unless the information specifically indicates that another date applies. This proxy statement/prospectus is part of a registration statement and constitutes a prospectus of Vast in addition to being a proxy statement of NETC for the NETC special meeting. As allowed by SEC rules, this proxy statement/prospectus does not contain all of the information you can find in the Registration Statement or the exhibits to the Registration Statement. Information and statements contained in this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this proxy statement/prospectus.

NETC	Page
Audited Financial Statements
Report of Independent Registered Public Accounting Firm (Ham, Langston & Brezina, LLP, Houston, TX, Auditor ID: 298)	F-67
Balance Sheet as of December 31, 2022 and December 31, 2021	F-68
Statements of Operations for the year ended December 31, 2022 and the period from March 24, 2021 (inception) through December 31, 2021	F-69
Statements of Changes in Stockholders’ Equity (Deficit) for the year ended December 31, 2022 and the period from March 24, 2021 (inception) through December 31, 2021	F-70
Statements of Cash Flows for the year ended December 31, 2022 and the period from March 24, 2021 (inception) through December 31, 2021	F-71
Notes to Audited Financial Statements	F-72
Unaudited Financial Statements
Balance Sheet as of September 30, 2023 and December 31, 2022	F-85
Statements of Operations for the three and nine months ended September 30, 2023 and 2022	F-86
Statements of Changes in Stockholders’ Equity (Deficit) for the three and nine months ended September 30, 2023 and 2022	F-87
Statements of Cash Flows for the nine months ended September 30, 2023 and 2022	F-88
Notes to Unaudited Financial Statements	F-89

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders of Vast Solar Pty Ltd
Opinion on the Financial Statements
We have audited the accompanying consolidated statements of financial position of Vast Solar Pty Ltd and its subsidiaries (the “Company”) as of June 30, 2023 and 2022, and the related consolidated statements of profit or loss and other comprehensive income, of changes in equity and of cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Substantial Doubt about the Company’s Ability to Continue as a Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2b to the consolidated financial statements, the Company has incurred recurring losses from operations, incurred cash outflows from operating activities, has net current liabilities and a net total deficit at June 30, 2023, and is dependent on raising additional funding to finance its expansion and meet the interest and principal payments on its outstanding debt obligations, and has stated that these events or conditions indicate that a material uncertainty exists that may cast significant doubt (or raise substantial doubt as contemplated by PCAOB standards) on the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2b. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers
Sydney, Australia
September 29, 2023
We have served as the Company’s auditor since 2022.

Vast Solar Pty Ltd
Consolidated statements of profit or loss and
other comprehensive income
	Year Ended June 30, 2023	Year Ended June 30, 2022
	(In thousands of US Dollars, except per share amounts)
Revenue:
Revenue from customers	$268	$163
Grant revenue	651	1,754
Total revenue	919	1,917
Expenses:
Employee benefits expenses	2,984	2,756
Consultancy expenses	2,134	1,934
Administrative and other expenses	8,080	1,618
Raw materials and consumables used	600	241
Depreciation expense	49	47
Finance costs, net	2,518	2,119
Share in loss of jointly controlled entities	254	10
(Gain)/loss on derivative financial instruments	(105)	3
Total expenses	16,514	8,728
Net loss before income tax	(15,595)	(6,811)
Income tax benefit	378	618
Net loss	(15,217)	(6,193)
Gain on foreign currency translation	891	1,379
Total comprehensive loss for the year	$(14,326)	$(4,814)
Loss per share:
Basic loss per share	$(0.61)	$(0.25)
Diluted loss per share	$(0.61)	$(0.25)
Weighted-average number of common shares outstanding (in thousands):
Basic	25,129	25,129
Diluted	25,129	25,129
The accompanying notes form part of the consolidated financial statements

Vast Solar Pty Ltd
Consolidated statements of financial position
	June 30, 2023	June 30, 2022
	(In thousands of US Dollars)
Assets
Current assets:
Cash and cash equivalents	$2,060	$423
Trade and other receivables	314	81
R&D tax incentive receivable	638	714
Prepaid expenses	44	31
Total current assets	3,056	1,249
Non-current assets:
Investment in joint venture accounted for using the equity method	1,300	1,597
Loans and advances to related parties	225	43
Property, plant and equipment	30	19
Right-of-use-assets	45	81
Total non-current assets	1,600	1,740
Total assets	$4,656	$2,989
Liabilities
Current liabilities:
Borrowings	$19,812	$—
Derivative financial instruments	18	—
Trade and other payables	5,622	1,544
Contract liabilities	2	104
Lease liabilities	26	37
Deferred consideration payable	955	1,578
Provisions	183	148
Total current liabilities	26,618	3,411
Non-current liabilities:
Lease liabilities	28	56
Borrowings	7,134	15,632
Provisions	117	86
Derivative financial instruments	174	32
Total non-current liabilities	7,453	15,806
Total liabilities	$34,071	$19,217
Equity:
Issued capital	$2,354	$2,354
Share-based payment reserve	4	4
Foreign currency translation reserve	3,285	2,394
Capital contribution reserve	4,591	3,452
Accumulated losses	(39,649)	(24,432)
Total deficit	$(29,415)	$(16,228)
Total liabilities and equity	$4,656	$2,989
The accompanying notes form part of the consolidated financial statements

Vast Solar Pty Ltd
Consolidated statements of changes in equity
			Reserves
(In thousands of US Dollars)	Issued Capital	Share-based Payment Reserve	Capital Contribution	Foreign Currency Translation	Accumulated Losses	Total Equity/ (Deficit)
As of July 1, 2021	$2,354	$4	$1,755	$1,015	$(18,239)	$(13,111)
Loss for the year	—	—	—	—	(6,193)	(6,193)
Other comprehensive income	—	—	—	1,379	—	1,379
Modification of convertible notes, net of tax	—	—	1,697	—	—	1,697
As of June 30, 2022	$2,354	$4	$3,452	$2,394	$(24,432)	$(16,228)
Loss for the year	—	—	—	—	(15,217)	(15,217)
Other comprehensive income	—	—	—	891	—	891
Modification of convertible notes, shareholder loan, net of tax	—	—	1,139	—	—	1,139
As of June 30, 2023	$2,354	$4	$4,591	$3,285	$(39,649)	$(29,415)
The accompanying notes form part of the consolidated financial statements

Vast Solar Pty Ltd
Consolidated statements of cash flows
	Year Ended June 30,
	2023	2022
	(In thousands of US Dollars)
Cash from operating activities:
Net loss	$(15,217)	$(6,193)
Adjustments to net loss:
Share in loss of jointly controlled entities	254	10
Depreciation and amortization expense	49	47
Non-cash finance costs recognised in profit or loss	2,518	2,118
Unrealised (gain)/loss on derivative financial instruments	(105)	3
Deferred income tax expense/(benefit)	(378)	(618)
Changes in operating assets and liabilities:
Trade and other receivables	(233)	68
Prepaid expenses	(13)	(28)
R&D tax incentive receivable	76	35
Contract liabilities	(102)	104
Trade and other payables	4,079	1,149
Deferred income	—	(1,037)
Provisions	66	17
Foreign exchange differences	(45)	215
Net cash used in operating activities	$(9,051)	$(4,110)
Cash flows from investing activities:
Acquisition of interest in joint venture	—	(67)
Interest received	9	1
Loans and advances paid to related parties	(144)	(43)
Purchases of property, plant and equipment	(33)	(15)
Net cash used in investing activities	$(168)	$(124)
Cash flows from financing activities:
Payment of deferred consideration	(607)	—
Proceeds from borrowings	11,515	1,838
Repayment of lease liabilities	(37)	(45)
Net cash generated by financing activities	$10,871	$1,793
Net increase/(decrease) in cash and cash equivalents	1,652	(2,441)
Effect of exchange rate changes on cash	(15)	(234)
Cash and cash equivalents at the beginning of the year	423	3,098
Cash and cash equivalents at the end of the year	$2,060	$423
See Note 25(c) – Cash flow information for non-cash financing and investing activities.
The accompanying notes form part of the consolidated financial statements

Notes to the consolidated financial statements
1.
General information

The consolidated financial statements comprise of Vast Solar Pty Ltd and the entities it controls. Unless the context requires otherwise, references in this report to “we,” “us,” “our,” “the Company,” or “Vast” mean Vast Solar Pty Ltd and the entities it controls.
Vast, founded in Sydney, Australia is a clean, renewable energy company specializing in the design and manufacturing of concentrated solar thermal power (CSP) systems to generate carbon free, utility-scale electricity, industrial heat, and green fuels. The Company’s differentiated modular CSP system, utilizing proprietary sodium loop heat transfer technology, provides customers with a solution to the enduring challenge of intermittent renewable energy through 24/7 dispatchable power and heat.
Vast’s registered office and principal place of business is as follows:
226-230 Liverpool Street
Darlinghurst
NSW 2010
These financial statements were authorised for issue by the Board of Directors of Vast on September 29, 2023.
2.
Significant accounting policies

a)
Basis of preparation

Compliance with IFRS
The financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).
Functional and presentation currency
The functional currency of Vast is Australian dollars (“AUD”) being the primary economic environment in which it operates.
The presentation currency of Vast is United States (“US” or “$”) dollars.
In accordance with IAS 21 The effects of change in foreign exchange rates, the financial statements for all years and periods presented have been translated into the presentation currency using the procedures outlined below:
•
The consolidated statements of profit or loss and comprehensive income and statement of cash flows for each year have been translated into US dollars using average foreign currency rates prevailing for the relevant period.

•
All assets and liabilities in the consolidated statements of financial position have been translated into US dollars at the exchange rate prevailing at each relevant reporting date.

•
The equity section of the consolidated statements of financial position has been translated into US dollars using historical rates i.e. translated using the rates of exchange in effect as of the dates of the various capital transactions.

•
All resulting exchange differences arising from the translation are included in other comprehensive income.

•
Loss per share has also been restated to US dollars to reflect the presentation currency.

The year-end exchange rate used was A$/US$ 1:0.6630 and 1:0.6889 as of June 30, 2023 and June 30, 2022, respectively.

Transactions and balances
Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in profit or loss.
Foreign currency translation reserve
Exchange differences arising on performing the above translation procedures are recognised in other comprehensive income and accumulated in a separate reserve within equity referred as foreign currency translation reserve. Differences arising on settlement or translation of monetary items are recognised in profit or loss.
Historical cost convention
The consolidated financial statements have been prepared on the basis of historical cost, as explained in the accounting policies below. Historical cost is generally based on the fair values of the consideration given in exchange for goods and services.
b)
Going concern

Vast incurred a net loss of $15.2 million and $6.2 million for the years ended June 30, 2023 and 2022, respectively and used net cash in operating activities of $9.1 million and $4.1 million for the years ended June 30, 2023 and 2022, respectively. As of June 30, 2023, the Company had net current liabilities of $23.6 million and a net total deficit of $29.4 million. As of June 30, 2023, loans and convertible promissory notes totalling $19.8 million held by the Company’s parent entity, AgCentral Energy Pty Limited (“AgCentral Energy”) due to mature on December 31, 2023, were outstanding and included in the current liabilities.
The Company is forecasting that it will continue to incur significant operating cash outflows to fund its expansion and to meet all of its obligations, including interest and principal payments on the outstanding debt. As such, the ability of Vast to continue as a going concern is principally dependent on one or more of the following: (1) Successful completion of the Business Combination as described below; (2) the ability of the Company to meet its cash flow forecasts; and (3) the ability of the Company to raise funding as and when necessary. As a result of the above, there is material uncertainty related to events or conditions that may cast significant doubt (or raise substantial doubt as contemplated by PCAOB standards) on Vast’s ability to continue as a going concern, and therefore, that the Company may be unable to realise its assets and discharge its liabilities in the normal course of business. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
On February 13, 2023, AgCentral Pty Limited (“AgCentral”), transferred to AgCentral Energy, all interests held in the Company as of that date, represented by ordinary shares, convertible loan notes and investor loans. On February 14, 2023, Vast entered into a Business Combination Agreement (“BCA”) with the intention to merge with and into Nabors Energy Transition Corp (“NETC”), subject to certain conditions. Concurrently with signing of the BCA, Vast entered into a Noteholder Support and Loan Termination Agreement whereby each of the convertible promissory notes held by AgCentral Energy will be discharged and terminated in exchange for Vast shares, as repayment of all the principal outstanding and accrued interest. Concurrently with the signing of the BCA, Nabors Lux 2 S.a.r.l., an affiliate of Nabors (“Nabors Lux”) and AgCentral Energy entered into a subscription agreement with Vast, pursuant to which, among other things, Nabors Lux and AgCentral Energy have each agreed to subscribe for and purchase up to $5.0 million (or $10.0 million in aggregate principal amount) of Senior Secured Convertible Notes from Vast in a private placement to be funded in accordance with the Notes Subscription Agreement.
On February 15 and June 27, 2023, Nabors Lux funded its $5.0 million of commitment under the Notes Subscription Agreement. On April 13, 2023, AgCentral Energy funded $2.5 of its $5.0 million commitment under the Notes Subscription Agreement. Nabors Lux and AgCentral Energy also entered into an Equity Subscription Agreement, pursuant to which they agreed to commit up to $15.0 million each (or $30.0 million in aggregate) (in each case, reduced dollar for dollar by the proceeds received from Nabors

Lux and AgCentral Energy as applicable, pursuant to the Notes Subscription Agreement), in a private placement for Vast common shares at completion of the BCA. Vast may also enter into additional agreements with third parties, for private placements of additional shares or convertible notes (the PIPE financing). On August 15, 2023 AgCentral Energy funded the remaining $2.5 million of its $5.0 million commitment under the Senior Secured Convertible Notes Subscription Agreement. On September 18, 2023, Vast entered into a Subscription Agreement with Canberra Airport Group through which, subject to completion of the BCA, Vast would issue 490,179 Vast ordinary shares for a subscription amount of $5 million and a further maximum of 490,197 Vast ordinary shares for a subscription amount of $5 million (less $1 for each of $3 of additional investments), securing $10 million of the total financing required under the BCA.
c)
Revenue recognition

Revenue is recognised at an amount that reflects the consideration to which Vast is expected to be entitled in exchange for transferring goods to a customer. For each contract with a customer, Vast:
•
identifies the contract with a customer;

•
identifies the performance obligations in the contract;

•
determines the transaction price;

•
allocates the transaction price to the separate performance obligations on the basis of the relative stand-alone selling price of each distinct good to be delivered;

•
and recognises revenue when or as each performance obligation is satisfied in a manner that depicts the transfer to the customer of the goods promised.

Variable consideration within the transaction price, if any, reflects concessions provided to the customer such as discounts, rebates and refunds, any potential bonuses receivable from the customer and any other contingent events. Such estimates are determined using either the ‘expected value’ or ‘most likely amount’ method. The measurement of variable consideration is subject to a constraining principle whereby revenue will only be recognised to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognised will not occur. The measurement constraint continues until the uncertainty associated with the variable consideration is subsequently resolved. Amounts received that are subject to the constraining principle are initially recognised as deferred revenue in the form of a separate refund liability.
Please refer to Note 3 — Revenue from customers for further information on the accounting of the Company’s revenue from contract with customers.
All revenue is stated net of the amount of goods and services tax (GST).
d)
Government grants

Vast recognises grant income from the contributions received from the government which is measured at the fair value of the consideration received or receivable.
Government grants are not recognised until there is reasonable assurance that Vast will comply with the conditions attaching to them and that the grants will be received.
Government grants related to income are presented on a gross basis and are recognised in profit or loss on a systematic basis over the periods in which Vast recognises as expenses the related costs which the grants are intended to compensate.
Investment allowances and similar tax incentives
Vast is entitled to qualifying expenditure under the Research and Development Tax Incentive regime. Vast accounts for such allowances as government grants which means they are recognised in the income over the period in which the related research and development (R&D) expenses are recognised in accordance with IAS 20.

Specifically, government grants whose primary condition is that Vast should purchase, construct, or otherwise acquire non-current assets (including property, plant and equipment) are recognised as deferred income in the consolidated statements of financial position and transferred to profit or loss on a systematic and rational basis over the useful lives of the related assets
Please refer to Note 4 — Grant income for further information accounting for government grants.
e)
Finance income

Finance income from a financial asset is recognised when it is probable that the economic benefits will flow to Vast and the amount of revenue can be measured reliably. Finance income is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable, which is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to that asset’s net carrying amount on initial recognition.
f)
Segment reporting

The Company operates as one operating segment. The Company’s board of directors (Board), who are the chief operating decision maker (CODM), reviews the financial information on a consolidated basis for the purpose of allocating resources and assessing performance.
g)
Employee benefits

(i)
Short term obligations

Liabilities for wages and salaries, including non-monetary benefits, annual leave and accumulating sick leave that are expected to be settled wholly within 12 months after the end of the period in which the employees render the related service are recognised in respect of employees’ services up to the end of the reporting period and are measured at the amounts expected to be paid when the liabilities are settled. The liabilities are presented as current employee benefit obligations in the consolidated statements of financial position.
(ii)
Other long term employee benefit obligations

Vast also has liabilities for long service leave and annual leave that are not expected to be settled wholly within 12 months after the end of the period in which the employees render the related service. These obligations are therefore measured as the present value of expected future payments to be made in respect of services provided by employees up to the end of the reporting period.
The obligation is presented as non-current liabilities under provisions for employee benefits in the consolidated statements of financial position.
(iii)
Share-based payment arrangement

The grant-date fair value of equity-settled share-based payment arrangements granted to employees with non-vesting conditions is recognised as an expense, with a corresponding increase in equity, over the vesting period of the awards. The Management Equity Plan shares did not have any vesting conditions, the excess of the grant date fair value of the shares and the amount paid by the employees was therefore recognised as share-based payment expense in full at the time of the grant of the shares.
h)
Taxation

Income tax expense represents the sum of the tax currently payable and deferred tax.
Current tax
The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit before tax as reported in the consolidated statements of profit or loss and other comprehensive income because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. Vast’s current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period. These are recognised in profit or loss, except when it relates to items that are recognised in other comprehensive income or directly in equity, in which case the current tax is also recognised in other comprehensive income or directly in equity, respectively. Where current tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.
Deferred Income tax
Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, deferred tax liabilities are not recognised if they arise from the initial recognition of goodwill. Deferred income tax is also not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that, at the time of the transaction, affects neither accounting nor taxable profit or loss and does not give rise to equal taxable and deductible temporary differences. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the end of the reporting period and are expected to apply when the related deferred income tax asset is realised, or the deferred income tax liability is settled.
Deferred tax assets are recognised only if it is probable that future taxable amounts will be available to utilise those temporary differences and losses.
Deferred tax assets and liabilities are offset where there is a legally enforceable right to offset current tax assets and liabilities and where the deferred tax balances relate to the same taxation authority. Current tax assets and tax liabilities are offset where the entity has a legally enforceable right to offset and intends either to settle on a net basis, or to realise the asset and settle the liability simultaneously.
Current and deferred tax is recognised in profit or loss, except to the extent that it relates to items recognised in other comprehensive income or directly in equity. In this case, the tax is also recognised in other comprehensive income or directly in equity, respectively.
A deferred tax asset is recognised for unclaimed tax credits that are carried forward as deferred tax assets.
i)
Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less which are convertible to a known amount of cash and subject to an insignificant risk of change in value, and bank overdrafts.
j)
Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses.
Depreciation is recognised so as to write off the cost or valuation of assets less their residual values over their useful lives, using the straight-line method. The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.
Depreciation rates and methods shall be reviewed at least annually and, where changed, shall be accounted for as a change in accounting estimate. Where depreciation rates or methods are changed, the net written down value of the asset is depreciated from the date of the change in accordance with the new depreciation rate or method. Depreciation recognised in prior financial years shall not be changed, that is, the change in depreciation rate or method shall be accounted for on a ‘prospective ‘basis.
The depreciation rates used for each class of depreciable assets are:
Class of Property, plant and equipment	Depreciation rate
Office equipment	10 – 50%

An item of property, plant and equipment is derecognised upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in profit or loss.
Impairment of assets
At the end of each reporting period, Vast reviews the carrying amounts of its tangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). When it is not possible to estimate the recoverable amount of an individual asset, Vast estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.
Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.
If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.
When an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.
k)
Provisions

Provisions are recognised when Vast has a present obligation (legal or constructive) as a result of a past event, it is probable that Vast will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.
The amount recognised as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. When a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows (where the effect of the time value of money is material).
When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognised as an asset if it is virtually certain that reimbursement will be received, and the amount of the receivable can be measured reliably.
l)
Financial instruments

Financial assets and financial liabilities are recognised when Vast becomes a party to the contractual provisions of the instrument.
Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognised immediately in profit or loss.
All regular way purchases or sales of financial assets are recognised and derecognised on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace.
All recognised financial assets are measured subsequently in their entirety at either amortised cost.
Classification of financial assets
Debt instruments that meet the following conditions are measured subsequently at amortised cost:
•
the financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows; and

•
the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Vast’s financial assets at amortised cost includes trade receivables.
Amortised cost and effective interest method
The amortised cost of a financial asset is the amount at which the financial asset is measured at initial recognition minus the principal repayments, adjusted for any loss allowance. The gross carrying amount of a financial asset is the amortised cost of a financial asset before adjusting for any loss allowance.
Impairment of financial assets
Vast recognises a loss allowance for expected credit losses on trade receivables. The amount of expected credit losses is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument.
Vast always recognises lifetime expected credit losses (ECL) for trade receivables. The expected credit losses on these financial assets are estimated using a provision matrix based on Vast’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate.
Derecognition of financial assets
Vast derecognises a financial asset when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another party. On derecognition of a financial asset in its entirety, the difference between the asset’s carrying amount and the sum of the consideration received and receivable and the cumulative gain or loss that had been recognised in other comprehensive income and accumulated in equity is recognised in profit or loss.
Financial liabilities and equities
Classification as debt or equity
Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.
Equity instruments
An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the entity are recognised at the proceeds received, net of direct issue costs.

Derivative financial instruments
Derivatives are recognised initially at fair value at the date a derivative contract is entered into and are subsequently remeasured to their fair value at each reporting date. The resulting gain or loss is recognised in profit or loss immediately.
Embedded derivatives
An embedded derivative is a component of a hybrid contract that also includes a non-derivative host — with the effect that some of the cash flows of the combined instrument vary in a way similar to a stand-alone derivative.
Derivatives embedded in hybrid contracts with hosts that are not financial assets within the scope of IFRS 9 (e.g. financial liabilities) are treated as separate derivatives when they meet the definition of a derivative, their risks and characteristics are not closely related to those of the host contracts and the host contracts are not measured at fair value through profit or loss (FVTPL). Further, such derivatives are initially recognised at fair value and the residual amount is the initial carrying value of the host contract liability.
An embedded derivative is presented as a non-current asset or non-current liability if the remaining maturity of the hybrid instrument to which the embedded derivative relates is more than 12 months and is not expected to be realised or settled within 12 months.
Other financial liabilities
Other financial liabilities, including borrowings and trade and other payables, are initially measured at fair value, net of transaction costs. Trade and other payables are recognised and are accrued at year end. Other financial liabilities such as interest-bearing loans and borrowings are subsequently measured at amortised cost using the effective interest method, with interest expense recognised on an effective yield basis.
The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial liability, or (where appropriate) a shorter period, to the net carrying amount on initial recognition.
Modification of financial liabilities:
When the contractual terms of a financial liability are substantially modified, it is accounted for as an extinguishment of the original debt instrument and the recognition of a new financial liability. Quantitatively, a modification to the terms of a financial liability is substantial if the net present value of the cash flows under the modified terms, including any fees paid net of any fees received, is at least 10 percent different from the net present value of the remaining cash flows of the liability prior to the modification, both discounted at the original effective interest rate.
The new debt instrument is recorded at fair value and any difference from the carrying amount of the extinguished liability, including any non-cash consideration transferred, is recorded in profit or loss.
If a modification to the terms of a financial liability is not substantial, then the amortised cost of the liability is recalculated as the present value of the estimated future contractual cash flows, discounted at the original effective interest rate. The resulting gains or losses are recognised in profit or loss. Any costs or fees incurred adjust the carrying amount of the modified financial liability and are amortised over its term.
Where the counterparty is a shareholder and changes to terms and conditions were not made to reflect changes in market conditions, the resulting gain or loss from the modification or extinguishment is recognised as a contribution from/distribution to shareholders directly in equity.
Derecognition of financial liabilities
Vast derecognises financial liabilities when, and only when, Vast’s obligations are discharged, cancelled or they expire. The difference between the carrying amount of the financial liability derecognised and the consideration paid and payable is recognised in the consolidated statements of profit or loss and other comprehensive income.

Offsetting of financial instruments
Financial assets and financial liabilities are offset, and the net amount is reported in the consolidated statements of financial position if there is a currently enforceable legal right to offset the recognised amounts and there is an intention to settle on a net basis, to realise the assets and settle the liabilities simultaneously.
m)
Goods and Services Tax

Revenues, expenses and assets are recognised net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the taxation authority, it is recognised as part of the cost of acquisition of an asset or as part of an item of expense.
The net amount of GST recoverable from, or payable to, the taxation authority is included as part of receivables or payables. This is calculated on a cash-settled basis and then accrued for a year end.
Cash flows are included in the cash flow statement on a gross basis. The GST component of cash flows arising from investing and financing activities which is recoverable from, or payable to, the taxation authority is classified within operating cash flows.
n)
Leases

Vast as lessee
Vast assesses whether a contract is or contains a lease, at inception of the contract. Vast recognises a right-of-use asset and a corresponding lease liability with respect to all lease arrangements in which it is the lessee, except for short-term leases (defined as leases with a lease term of 12 months or less) and leases of low value assets (such as tablets and personal computers, small items of office furniture and telephones). For these leases, Vast recognises the lease payments as an operating expense on a straight-line basis over the term of the lease unless another systematic basis is more representative of the time pattern in which economic benefits from the leased assets are consumed. The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by using the rate implicit in the lease, if this rate cannot be readily determined, the lessee uses its incremental borrowing rate.
Lease payments included in the measurement of the lease liability comprise:
•
fixed lease payments (including in substance fixed payments), less any lease incentives receivable;

•
variable lease payments that depend on an index or rate, initially measured using the index or rate at the commencement date;

•
the amount expected to be payable by the lessee under residual value guarantees;

•
the exercise price of purchase options, if the lessee is reasonably certain to exercise the options; and

•
payments of penalties for terminating the lease, if the lease term reflects the exercise of an option to terminate the lease

The lease liability is presented as a separate line in the consolidated statements of financial position. The lease liability is subsequently measured by increasing the carrying amount to reflect interest on the lease liability (using the effective interest method) and by reducing the carrying amount to reflect the lease payments made.
Vast remeasures the lease liability (and makes a corresponding adjustment to the related right-of-use asset) whenever:
•
the lease term has changed or there is a significant event or change in circumstances resulting in a change in the assessment of exercise of a purchase option, in which case the lease liability is remeasured by discounting the revised lease payments using a revised discount rate;

•
the lease payments change due to changes in an index or rate or a change in expected payment under a guaranteed residual value, in which cases the lease liability is remeasured by discounting the revised lease payments using an unchanged discount rate (unless the lease payments change is due to a change in a floating interest rate, in which case a revised discount rate is used)

•
a lease contract is modified, and the lease modification is not accounted for as a separate lease, in which case the lease liability is remeasured based on the lease term of the modified lease by discounting the revised lease payments using a revised discount rate at the effective date of the modification.

Right-of-use assets are depreciated over the shorter period of lease term and useful life of the underlying asset. If a lease transfers ownership of the underlying asset or the cost of the right-of-use asset reflects that Vast expects to exercise a purchase option, the related right-of-use asset is depreciated over the useful life of the underlying asset. The depreciation starts at the commencement date of the lease. The right-of-use assets are presented as a separate line in the consolidated statements of financial position.
o)
Application of new and revised Accounting Standards

(i)
New standards and amendments — applicable July 1, 2022

In the current year, Vast has applied a number of amendments to Accounting Standards and Interpretations issued by the International Financial Reporting Standards (IFRS) that are effective for an annual period that begins on or after July 1, 2022. Unless otherwise stated below, their adoption has not had any material impact on the disclosures or on the amounts reported in these financial statements.
Title	Key requirements	Effective date
Deferred Tax related to Assets and Liabilities arising from a Single Transaction – Amendments to IAS 12
The amendments to IAS 12 Income Taxes require companies to recognise deferred tax on transactions that, on initial recognition, give rise to equal amounts of taxable and deductible temporary differences. They will typically apply to transactions such as leases of lessees and decommissioning obligations and will require the recognition of additional deferred tax assets and liabilities. The amendment should be applied to transactions that occur on or after the beginning of the earliest comparative period presented. In addition, entities should recognise deferred tax assets (to the extent that it is probable that they can be utilised) and deferred tax liabilities at the beginning of the earliest comparative period for all deductible and taxable temporary differences associated with:
•
right-of-use assets and lease liabilities, and

•
decommissioning, restoration and similar liabilities, and the corresponding amounts recognised as part of the cost of the related assets.

The cumulative effect of recognising these adjustments is recognised in retained earnings, or another component of equity, as appropriate. IAS 12 did not previously address how to account for the tax effects of on-balance sheet leases and similar transactions and various approaches were considered acceptable. Some entities may have already accounted for such transactions consistent with the new requirements. These entities will not be affected by the amendments.
Vast has elected to early adopt the above amendment from July 1, 2019.
January 1, 2023
Disclosure of Accounting Policies – Amendments to IAS 1 and IFRS Practice Statement 2	The IASB amended IAS 1 to require entities to disclose their material rather than their significant accounting policies. The amendments define what is ‘material accounting policy information’ and explain how to	January 1, 2023

Title	Key requirements	Effective date

identify when accounting policy information is material. They further clarify that immaterial accounting policy information does not need to be disclosed. If it is disclosed, it should not obscure material accounting information. To support this amendment, the IASB also amended IFRS Practice Statement 2 Making Materiality Judgements to provide guidance on how to apply the concept of materiality to accounting policy disclosures.
Vast has elected to early adopt the above amendment from July 1, 2020.

Definition of Accounting Estimates – Amendments to IAS 8
The amendment to IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors clarifies how companies should distinguish changes in accounting policies from changes in accounting estimates. The distinction is important, because changes in accounting estimates are applied prospectively to future transactions and other future events, but changes in accounting policies are generally applied retrospectively to past transactions and other past events as well as the current period.
The adoption of this amendment had no effect for Vast.
January 1, 2023

(ii)
Forthcoming requirements

The following standards and interpretations apply for the first time to financial reporting periods commencing on or after December 31, 2022. The Company does not plan to adopt these standards early. Application is not expected to result in material changes to Vast’s future financial reports, however the quantitative effects of adopting these standards has not yet been determined.
Title	Key requirements	Effective date
Classification of Liabilities as Current or Non-current – Amendments to IAS 1	The narrow-scope amendments to IAS 1 Presentation of Financial Statements clarify that liabilities are classified as either current or non-current, depending on the rights that exist at the end of the reporting period. Classification is unaffected by the expectations of the entity or events after the reporting date (e.g. the receipt of a waiver or a breach of covenant). The amendments also clarify what IAS 1 means when it refers to the ‘settlement’ of a liability. The amendments could affect the classification of liabilities, particularly for entities that previously considered management’s intentions to determine classification and for some liabilities that can be converted into equity. They must be applied retrospectively in accordance with the normal requirements in IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors.	January 1, 2024
Lease Liability in a Sale and Leaseback – (Amendments to IFRS 16)	The amendment clarifies how a seller-lessee subsequently measures sale and leaseback transactions that satisfy the requirements in IFRS 15 to be accounted for as a sale.	January 1, 2024
Non-current Liabilities with Covenants – (Amendments to IAS 1)	The amendment clarifies how conditions with which an entity must comply within twelve months after the reporting period affect the classification of a liability.	January 1, 2024

Title	Key requirements	Effective date
Sale or contribution of assets between an investor and its associate or joint venture – Amendments to IFRS 10 and IAS 28
The IASB has made limited scope amendments to IFRS 10 Consolidated financial statements and IAS 28 Investments in associates and joint ventures.
The amendments clarify the accounting treatment for sales or contribution of assets between an investor and its associates or joint ventures. They confirm that the accounting treatment depends on whether the non-monetary assets sold or contributed to an associate or joint venture constitute a ‘business’ (as defined in IFRS 3 Business Combinations).
Where the non-monetary assets constitute a business, the investor will recognise the full gain or loss on the sale or contribution of assets. If the assets do not meet the definition of a business, the gain or loss is recognised by the investor only to the extent of the other investor’s interests in the associate or joint venture. The amendments apply prospectively.
n/a**

**
In December 2015 the IASB decided to defer the application date of this amendment until such time as the IASB has finalised its research project on the equity method.

p)
Critical accounting judgments and key sources of estimation uncertainty and errors

In the application of Vast’s accounting policies, which are described above, the directors of Vast are required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.
The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.
Key sources of estimation uncertainty
Effective interest rate on convertible notes
Effective interest rate is the rate that discounts estimated future cash payments through the expected life of the financial liability to the amortised cost of a financial liability. In calculating interest expense, the effective interest rate is applied by Vast to the amortised cost of the liability.
Useful lives and impairment of property, plant and equipment
As described at (j) above, Vast reviews the estimated useful lives of property, plant and equipment at the end of each reporting period and the carrying amounts to determine whether there is any indication an impairment loss is required.
Deferred consideration
The deferred consideration is dependent on the joint venture achieving agreed project milestones. SiliconAurora Pty Limited (“SiliconAurora”) expects the project milestones to be met and as such Vast expects that payment will be required before the end of June 30, 2024. The fair value of the deferred consideration was calculated using an annual discount rate of 7.28%. Refer to Note 12.b(ii) — Interest in other entities for further details.
Employee entitlements
Vast’s employee entitlements are calculated based on estimates in future increases in wages and salaries, future on cost rates, and experience of employee departures and period of service. Vast reviews these estimates in each reporting period.

Recovery of deferred tax assets
Deferred tax assets are recognised for deductible temporary differences only if Vast considers it is probable that future taxable amounts will be available to utilise those temporary differences and losses.
Incremental borrowing rate
Where the interest rate implicit in a lease cannot be readily determined, an incremental borrowing rate is estimated to discount future lease payments to measure the present value of the lease liability at the lease commencement date. Such a rate is based on what Vast’s estimates it would have to pay a third party to borrow the funds necessary to obtain an asset of a similar value to the right-of-use asset, with similar terms, security and economic environment.
Lease term
The lease term is a significant component in the measurement of both the right-of-use asset and lease liability. Judgement is exercised in determining whether there is reasonable certainty that an option to extend the lease or purchase the underlying asset will be exercised, or an option to terminate the lease will not be exercised, when ascertaining the periods to be included in the lease term. In determining the lease term, all facts and circumstances that create an economical incentive to exercise an extension option, or not to exercise a termination option, are considered at the lease commencement date. Factors considered may include the importance of the asset to Vast’s operations; comparison of terms and conditions to prevailing market rates; incurrence of significant penalties; existence of significant leasehold improvements; and the costs and disruption to replace the asset. Vast reassesses whether it is reasonably certain to exercise an extension option, or not exercise a termination option, if there is a significant event or significant change in circumstances.
q)
Principles of consolidation

The consolidated financial statements incorporate the financial statements of Vast and entities controlled by the Company (i.e. its subsidiaries) up to the reporting date.
Control is achieved when the Company:
•
Has the power over the investee

•
Is exposed, or has rights, to variable returns from its involvements with the investee

•
Has the ability to use its power to affects its returns

The Company reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.
When Vast has less than a majority of the voting rights of an investee, it considers that it has power over the investee when the voting rights are sufficient to give it the practical ability to direct the relevant activities of the investee unilaterally. Vast considers all relevant facts and circumstances in assessing whether or not Vast’s voting rights in an investee are sufficient to give it power, including:
•
The size of Vast’s holding of voting rights relative to the size and dispersion of holdings of the other vote holders

•
Potential voting rights held by Vast, other vote holders or other parties

•
Rights arising from other contractual arrangements

•
Any additional facts and circumstances that indicate that Vast has, or does not have, the current ability to direct the relevant activities at the time that decisions need to be made, including voting patterns at previous shareholders’ meetings.

(i)
Subsidiaries

Subsidiaries are all entities (including structured entities) over which Vast has control. Vast controls an entity where Vast is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity. Subsidiaries are fully consolidated from the date on which control is transferred to Vast. They are deconsolidated from the date that control ceases.
Inter-company transactions, balances and unrealised gains on transactions between companies are eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the transferred asset. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by Vast.
(ii)
Joint arrangements

Under IFRS 11 Joint Arrangements investments in joint arrangements are classified as either joint operations or joint ventures. The classification depends on the contractual rights and obligations of each investor, rather than the legal structure of the joint arrangement.
In February 2021, the Company entered into a joint development agreement which have been considered as joint operations. It recognises its direct right to the assets, liabilities, revenues and expenses of joint operations and its share of any jointly held or incurred assets, liabilities, revenues and expenses. These have been incorporated in the financial statements under the appropriate headings. Details of the joint operation are set out in Note 12.b(i) — Interest in other entities.
Further, in June 2022, Vast entered into a joint venture to enable development of a battery energy storage system (BESS) and CSP projects to generate clean, low-cost energy sources. The Aurora Energy Project is commissioned by SiliconAurora having their principal place of business in Melrose Park, South Australia. The project is co-developed by Vast Solar Aurora Pty Ltd (VSA) and 1414 Degrees Limited (14D) via SiliconAurora Pty Ltd. VSA is a wholly owned subsidiary of the Company. VSA acquired 50% of the shares in SiliconAurora from 14D, and the Company will be the guarantor for VSA. Details of the joint venture are set out in Note 12.b (ii)  — Interest in other entities.
r)
Contributed equity

Ordinary shares with voting rights are classified as issued capital within equity. Incremental costs directly attributable to the issue of new shares are shown in equity as a deduction, net of tax, from the proceeds.
Dividends
Provision is made for the amount of any dividend declared, being appropriately authorised and no longer at the discretion of the entity, on or before the end of the reporting period but not distributed at the end of the reporting period.
s)
Earnings per share

(i)
Basic earnings per share

Basic earnings per share is calculated by dividing
•
the profit attributable to owners of Vast, excluding any costs of servicing equity other than ordinary shares;

•
by the weighted average number of ordinary shares outstanding during the financial year

(ii)
Diluted earnings per share

Diluted earnings per share adjusts the figures used in the determination of basic earnings per share to take into account the weighted average number of additional ordinary shares that would have been outstanding assuming the conversion of all dilutive potential ordinary shares, such as convertible notes.

3.
Revenue from customers

	Year ended June 30,
	2023	2022
	(In thousands of US Dollars)
Consulting fees	$170	$140
Margin fees	98	23
	$268	$163
Consulting fees
Revenue from consulting fees, in relation to the design, engineering and project management services for a solar facility owned by Commonwealth Scientific and Industrial Research Organisation (CSIRO), is recognised based on the actual services provided to them at the end of the reporting period as a proportion of the total services to be provided. Revenue is recognised over time as the customer receives and uses the benefits from consulting services simultaneously. This is determined based on the actual labour hours spent relative to the total expected labour hours for each project or contract.
Estimates of revenues, costs or extent of progress toward completion are revised if circumstances change. Any resulting increases or decreases in estimated revenue or costs are reflected in profit or loss in the period in which the circumstances that give rise to the change become known by management.
In the case of fixed-price contracts, the customer pays the fixed amount based on a payment schedule. If the services rendered by Vast exceed the payment, a contract asset is recognised. If the payments exceed the services rendered, a contract liability is recognised.
Margin fees
In relation to the facility mentioned above, Vast is charging a margin fee in the form of 10% administration and handling fee for the procurement of equipment, components, and materials on behalf of CSIRO. The Company recognises revenue from procurement service at a point in time when goods are acquired and are presented net of relevant gross receipts and gross payments.
Disaggregation of revenue from contracts with customers
Vast’s revenue is wholly derived in Australia. For the year ended June 30, 2023, most of the revenue from customers was earned from a single customer, CSIRO (all revenue from customers for the year ended June 30, 2022), and all of the company’s grant income was received from the Australian government or its related agencies. Vast’s revenue from the transfer of goods and services over time and at a point in time is as follows:
	Year Ended June 30,
	2023	2022
	(In thousands of US Dollars)
CSIRO	$253	$163
Other	15	—
	$268	$163
Timing of revenue recognition:
At a point in time	$199	$23
Over time	69	140
	$268	$163

4.
Grant revenue

	Year Ended June 30,
	2023	2022
	(In thousands of US Dollars)
ARENA grant	$—	$1,001
R&D tax credit recoveries	651	753
	$651	$1,754

a)
ARENA grant

Contributions have been received from the Australian Renewable Energy Agency (ARENA) in relation to funding a 30MW concentrated solar thermal power reference plan variation contract (variation funding agreement) and associated R&D activities. See Note 21 — Contingent assets, liabilities & commitments.
Government grants are deferred when received and subsequently recognised in profit or loss in line with the recognition of expenses for which the grants were intended to compensate. As of June 30, 2023 and 2022, respectively, no grant income was deferred on the balance sheet, all of the deferred grant income as of June 30, 2021 has been recognised in profit during the year ended June 30, 2022 ($1.0 million).
b)
Research and Development tax incentives

In order to encourage the industry to invest more in R&D, the Australian government offers a tax incentive that reduces the Company’s R&D costs by offering tax offsets for eligible R&D expenditure. Under the R&D Tax Incentive, Vast is eligible to receive a refundable R&D tax offset in respect of its eligible R&D expenditure.
R&D tax incentives
	Year Ended June 30,
	2023	2022
	(In thousands of US Dollars)
Refundable R&D tax offset for the year	$651	$753
R&D Tax credit recoveries recognised as grant income	$651	$753

5.
Expenses

Net loss includes the following expenses:
	Year Ended June 30,
	2023	2022
	(In thousands of US Dollars)
Raw materials and consumables used:
Raw materials and consumables cost	$572	$205
Power and fuel expense	28	36
	600	241
Consultancy expenses:
Consulting – Corporate	926	760
Consulting – Projects	1,208	1,174
	2,134	1,934
Administrative and other expenses:
Legal and accounting expenses	7,151	1,163
Subscriptions, software and licences	239	137

	Year Ended June 30,
	2023	2022
	(In thousands of US Dollars)
Travelling expenses	253	84
Marketing expenses	111	58
Other expenses	326	176
	8,080	1,618
Employee benefits expenses:
Salaries and wages	2,554	2,412
Superannuation	242	215
Payroll tax	111	92
Employee entitlements – annual leave (AL)	42	15
Employee entitlements – long service leave (LSL)	34	22
Share-based payment	—	—
	$2,984	$2,756

During the years ended June 30, 2023 and 2022, Vast incurred research and development related expenses of $1.50 million and $2.13 million respectively, which are included within the expenditure categories above as they do not meet the capitalisation requirements of IAS 38 Intangible Assets.
6.
Income tax benefit

	Year Ended June 30,
	2023	2022
	(In thousands of US Dollars)
Current tax expense	$—	$—
Deferred tax expense
Decrease/(increase) in deferred tax assets	176	(91)
(Decrease)/increase in deferred tax liabilities	(554)	(527)
	(378)	(618)
Income tax (expense) / benefit	$378	$618
Reconciliation of income tax benefit
	Year Ended June 30,
	2023	2022
	(In thousands of US Dollars)
Loss before income tax:	$(15,595)	$(6,811)
Income tax benefit calculated at 25%	(3,899)	(1,703)
Add: Non-deductible expenses	1,401	60
Add: Tax losses not recognised	1,907	781
Add: Accounting expenditure subject to R&D	374	432
Less: R&D tax recovery	(163)	(188)
Income tax benefit	$(378)	$(618)
As per Note 4 — Grant revenue, Vast is entitled to R&D offsets for qualifying R&D expenditure. These offsets are recorded as income rather than a credit to tax expense, and relevant adjustments have been shown in the reconciliation above as a result.

The standard rate of corporations’ tax applied to taxable profit is 25% for the years ended June 30, 2023 and 2022.
Tax losses
Vast has unused tax losses of $12.55 million for which no deferred tax asset has been recognised, with potential future tax benefits of $3.14 million. Deferred tax assets have not been recognised for the unused tax losses as they are not likely to generate taxable income in the foreseeable future. They can be carried forward indefinitely subject to eligibility conditions.
During the year ended June 30, 2023, as part of the BCA, Vast entered into a Noteholder Support and Loan Termination Agreement whereby each of the convertible promissory notes held by AgCentral Energy will be discharged and terminated in exchange for Vast shares, as repayment of all the principal outstanding and accrued interest immediately prior to the de-SPAC process.
Current & deferred tax liabilities/assets
	Year Ended June 30,
	2023	2022
	(In thousands of US Dollars)
Current tax assets
R&D tax incentive receivable	$638	$714
	638	714
Deferred tax assets	419	618
Deferred tax liabilities	(419)	(618)
Net deferred tax (liability)/asset	$—	$—
Deferred tax balance movement for the year ended June 30, 2023:
a)
Deferred tax assets

	As of July 1, 2022	(Charged)/ credited to profit or loss	Movement in equity	Exchange differences (charged)/credited to comprehensive loss	As of June 30, 2023
	(In thousands of US Dollars)
Derivative financial instruments	$8	$(8)	$—	$—	$—
Contract liabilities	26	(24)	—	(1)	1
Lease liabilities	23	(9)	—	(1)	13
Share of loss of equity-accounted investee	2	13	—	—	15
Unused tax losses carryforwards	466	(58)	—	(18)	390
Provisions and accruals	93	(90)	—	(3)	—
Deferred tax assets	$618	$(176)	$—	$(23)	$419

b)
Deferred tax liabilities

	As of July 1, 2022	(Charged)/ credited to profit or loss	Movement in equity	Exchange differences (charged)/credited to comprehensive loss	As of June 30, 2023
	(In thousands of US Dollars)
Borrowings – convertible notes	$(585)	$551	$(378)	$22	$(390)
Property, plant and equipment	(5)	(3)	—	—	(8)
Right of use asset	(20)	10	—	—	(10)
Prepaid expenses	(8)	(4)	—	1	(11)
	$(618)	$554	$(378)	$23	$(419)
Deferred tax balance movement for the year ended June 30, 2022:
a)
Deferred tax assets

	As of July 1, 2021	(Charged)/ credited to profit or loss	Movement in equity	Exchange differences (charged)/credited to comprehensive loss	As of June 30, 2022
	(In thousands of US Dollars)
Derivative financial instruments	$8	$1	$—	$(1)	$8
Deferred income	259	(223)	—	(10)	26
Lease liabilities	35	(9)	—	(2)	23
Share of loss of equity-accounted investee	—	3	—	(1)	2
Unused tax losses carryforwards	220	278	—	(32)	466
Provisions and accruals	59	41	—	(7)	93
Deferred tax assets	$581	$91	$—	$(53)	$618

b)
Deferred tax liabilities

	As of July 1, 2021	(Charged)/ credited to profit or loss	Movement in equity	Exchange differences (charged)/credited to comprehensive loss	As of June 30, 2022
	(In thousands of US Dollars)
Borrowings – convertible notes	$(544)	$527	$(618)	$50	$(585)
Property, plant and equipment	(4)	(1)	—	—	(5)
Right of use asset	(32)	8	—	4	(20)
Prepaid expenses	(1)	(7)	—	—	(8)
	$(581)	$527	$(618)	$54	$(618)

7.
Loss per share

	Year Ended June 30,
	2023	2022
	(In thousands of US Dollars, except per share amounts)
Basic loss per share
Basic loss per share	(0.61)	(0.25)
Diluted loss per share
Diluted loss per share	(0.61)	(0.25)
Reconciliations of loss used in calculating loss per share
Basic loss per share
Net loss	(15,217)	(6,193)
Diluted loss per share
Loss used in calculating diluted loss per share	(15,217)	(6,193)
Weighted average number of shares used as the denominator (in thousands)
Weighted average number of ordinary shares used as the denominator in calculating basic loss per share	25,129	25,129
Weighted average number of ordinary shares and potential ordinary shares used as the denominator in calculating diluted loss per share	25,129	25,129
The convertible notes disclosed in Note 11 — Borrowings have not been included in the calculation of diluted loss per share because they are antidilutive for the years ending June 30, 2023 and 2022 due to Vast being in a loss making position. The convertible notes could potentially dilute basic earnings per share in the future.
8.
Trade and other receivables

	Year ended June 30,
	2023	2022
	(In thousands of US Dollars)
Trade receivables	$4	$4
Goods and Service Tax receivable	204	77
Other receivables	106	—
	$314	$81
The trade receivables are recognised at their carrying value less any expected credit losses. Vast’s average credit period is 30 days. Expected credit losses are recognised against trade receivables based on specific irrecoverable amounts determined by reference to past default experience of the counterparty and an analysis of the counterparty’s current financial position. The primary customers of Vast are Government organisations and a large Australian state-owned electricity generator. There have been no issues with payment collections or any experiences of default with Vast’s customers. Accordingly, there are no expected credit losses for 2023 and 2022.

9.
Contract liabilities

	June 30,
	2023	2022
	(In thousands of US Dollars)
Unearned revenue	2	104

10.
Trade and other payables

	June 30,
	2023	2022
	(In thousands of US Dollars)
Trade payables	1,264	1,041
Accrued expenses	4,280	137
Advance received for procurement	—	366
Other payables	78	—
	5,622	1,544

11.
Borrowings

	June 30, 2023		June 30, 2022
	Current	Non-current	Current	Non-current
	(In thousands of US Dollars)
Loan – Convertible Note 3	8,762	—	—	8,883
Loan – Convertible Note 4	4,405	—	—	3,937
Loan – Convertible Note 5	1,114	—	—	1,124
Loan – Senior Convertible Note	—	7,134	—	—
Loan from shareholder	5,531	—	—	1,688
	19,812	7,134	—	15,632
Vast has granted AgCentral Energy security over all its assets in respect of all liabilities owed to AgCentral Energy.
a)
Convertible Notes

Below is the detailed breakdown of the face value for each convertible note issuance (excluding the issuance of incremental notes by way of capitalised coupon payments) and the timing of their respective tranche payments:
Note	Face Value per note (AUD)	Tranche	Issuance Date	No. of notes issued	Total Face value (In thousands of AU Dollars)	Total Face value (In thousands of US Dollars)
Convertible Note 3	349.34	1	June 30, 2016	26,802	9,363	6,548
		2	September 15, 2016	715	250	172
		3	November 23, 2016	715	250	170
					9,863	6,890
Convertible Note 4	17.68	1	January 18, 2018	62,216	1,100	876
		2	January 31, 2018	5,656	100	81
		3	February 7, 2018	11,312	200	158
		4	February 26, 2018	8,484	150	118

Note	Face Value per note (AUD)	Tranche	Issuance Date	No. of notes issued	Total Face value (In thousands of AU Dollars)	Total Face value (In thousands of US Dollars)
		5	March 23, 2018	25,452	450	347
		6	May 23, 2018	11,313	200	151
		7	May 28, 2018	11,313	200	152
		8	June 12, 2018	47,511	840	640
		9	September 10, 2019	105,602	1,867	1,280
		10	September 25, 2019	70,701	1,250	848
					6,357	4,651
Convertible Note 5	0.01	1	August 11, 2020	87,500,000	875	628
		2	April 27, 2021	87,500,000	875	682
					1,750	1,310
Senior Convertible Note	USD1.00	1	February 15, 2023	2,500,000	3,604	2,500
		2	April 13, 2023	2,500,000	3,731	2,500
		3	June 27, 2023	2,500,000	3,725	2,500
					11,060	7,500
					29,030	20,351

Convertible Notes 3, 4 and 5 issued by Vast were subjected to the same terms, which are as follows:
1.
The Noteholder is AgCentral Energy Pty Ltd, the parent entity of Vast Solar Pty Ltd.

2.
The Noteholder can elect to convert any or all outstanding convertible notes into ordinary shares by providing written notice to Vast. Each outstanding note can be converted into one ordinary share (‘conversion’).

3.
Coupon interest is payable at the rate of 8% per annum on the principal outstanding. Interest accrues daily and is payable every six months.

4.
Within the first 18 months of issuance, Vast has the option to settle interest payments in cash or by issuance of additional convertible notes. After the first 18 months, the Noteholder has the option to choose settlement of interest by payment in cash or by issuance of additional convertible notes (‘interest settlement’). As of June 30, 2023, there has been no conversion election from the Noteholder.

5.
The latest modified maturity date of all convertible notes was October 31, 2021 prior to the extensions noted below.

On June 25, 2021, Vast received an interest waiver from the noteholder, where interest was forgiven from January 1, 2021 to December 31, 2021 on all convertible notes along with a revised maturity date of December 31, 2022. On May 24, 2022, Vast received another interest waiver, where interest was forgiven from January 1, 2022 to December 31, 2022 on all convertible notes, along with a revised maturity date of December 31, 2023. Further, on June 30, 2023, Vast received another interest waiver, where interest on Convertible notes 3, 4 and 5 was forgiven from January 1, 2023 to the earlier of the effective date of the BCA and December 31, 2023.
Senior Convertible Notes issued by Vast were subjected to the following terms:
1.
The Noteholder of Tranche 2 is AgCentral Energy Pty Ltd, the parent entity of Vast Solar Pty Ltd. The Noteholder of Tranches 1 and 3 is Nabors Lux 2 S.a.r.l.

2.
The Senior Convertible Notes will accrue interest at 4% per annum, ceasing when the Senior

Convertible Notes are either redeemed or converted into ordinary shares. Interest is payable six months in arrears. The Company may, at its discretion (but with notice to the Noteholders), pay interest in cash or capitalise interest to the principal amount outstanding for each Senior Convertible Note.
3.
If the Company undergoes a business combination, the Senior Convertible Notes will mandatorily be converted to ordinary shares in this instance, with the conversion price based on the market price of shares at a 25% discount.

4.
If the Company undergoes a Special Purpose Acquisition Company (“SPAC”) transaction, the Senior Convertible Notes will mandatorily be converted to ordinary shares in this instance, with the conversion price fixed at $10.20.

5.
If the Company undergoes an event of default or change of control, the Noteholders may choose to either redeem the Senior Convertible Notes for cash or convert them into ordinary shares. In a conversion event, the conversion price will be based on the market price of shares at a 25% discount.

6.
The conversion of the notes is at the discretion of Vast (other than in a scenario where conversion is mandated), if they are held to maturity. Each Senior Convertible Note has a term of 18 months from the date of issuance.

Vast evaluates its issuance of each convertible note to determine if the components qualify as derivatives requiring separate recognition in its financial statements as noted in Note 2(l) — Significant accounting policies — Financial instruments. The Company has determined the conversion and interest settlement features at the option of noteholder, to be an ‘embedded derivative’ requiring recognition separate from the borrowings. After the recognition of the embedded derivative, the Company recognises the convertible notes at amortised cost, with interest expense recognised on an effective yield basis over the tenure of convertible notes.
The result of this accounting treatment is that the fair value of the embedded derivative is revalued at each balance sheet date and recorded as a liability, and the change in fair value during the reporting period is recorded in other income (expense) in the consolidated statement of profit or loss. The current or non-current classification of derivative instruments is reassessed at the end of each reporting period.
In relation to the modifications to Convertible Notes 3, 4 and 5, the noteholder agreed to the change to the terms and conditions, which included interest waivers and term extensions, in their capacity as the shareholder of the entity. The gains arising as a result of the changes to the terms and conditions as referenced in Note 2(r) — Significant accounting policies — Contributed equity were therefore recognised directly in equity as a capital contribution in their capacity as owner.
The fair value of the convertible notes are approximate to their carrying amounts as at June 30, 2023 and June 30, 2022.
Refer Note 24(d) — Related party transactions — Transactions with other related parties for detailed breakdown in relation to such convertible notes issued by the Company.
The embedded derivative as part of such hybrid contracts i.e. convertible notes have been tabulated below:
		June 30,
Component	Particulars	2023	2022
		(In thousands of US Dollars)
Embedded derivative	Convertible Note 3	—	—
	Convertible Note 4	—	1
	Convertible Note 5	18	31
	Senior Convertible Note	174	—
		192	32

		June 30,
Component	Particulars	2023	2022
		(In thousands of US Dollars)
Interest expense by applying respective effective interest rate applicable to the tranches	Convertible Note 3	950	1,003
	Convertible Note 4	995	953
	Convertible Note 5	127	135
	Senior Convertible Note	94	—
		2,166	2,091

The average effective interest rate applied during the year ended June 30, 2023 is 24.31% (year ended June 30, 2022: 25.37%).
b)
Loan from shareholder

During the year, Vast received interest free loans without any covenants of approximately $4.0 million ($AUD5.9 million) from its shareholder to fund its short-term working capital requirements. As of June 30, 2023 the maturity date of all the shareholder loans were the earlier of December 31, 2023 and the effective date of the BCA, with all other terms remaining unchanged. The gains arising as a result of the extension of maturity and obtaining funding at off-market terms were recognised directly in equity as a contribution by owners in their capacity as owners.
Refer to Note 2(r) — Significant accounting policies — Contributed equity for the accounting policy and Note 24(d) — Related party transactions — Transactions with other related parties for detailed breakdown in relation to such shareholder loans.
Due to the short-term nature of the loan from shareholder, the fair value approximates to the carrying amount as at June 30, 2023.
The average effective interest rate applied during the year ended June 30, 2023 is 6.47% (year ended June 30, 2022: 5.05%).
12.
Interest in other entities

a)
Subsidiaries

	Type	Place of incorporation	Ownership interest
Name			2023	2022
Neptune Merger Sub, Inc.	Subsidiary	United States	100%	0%
NWQHPP Pty Ltd	Subsidiary	Australia	100%	100%
Solar Methanol 1 Pty Ltd	Subsidiary	Australia	100%	0%
Vast Solar Aurora Pty Ltd	Subsidiary	Australia	100%	100%
Vast Solar 1 Pty Ltd	Subsidiary	Australia	100%	100%
Vast Solar Consulting Pty Ltd	Subsidiary	Australia	100%	100%
Vast has six wholly owned subsidiaries, incorporated in Australia and the United States as at June 30, 2023 (four as at June 30, 2022). It has share capital consisting solely of ordinary shares that are held directly by Vast and the proportion of ownership interests held equals the voting rights held by Vast.
NWQHPP Pty Ltd, Vast Solar 1 Pty Ltd and Vast Solar Consulting Pty Ltd are non-operational, with no activities performed during the years ended June 30, 2023 and 2022. Solar Methanol 1 Pty Ltd was incorporated during the year ended June 30, 2023 and is non-operational with no activities performed during the year.
During the year ended June 30, 2023 Vast formed Solar Methanol 1 Pty Ltd, wholly owned subsidiary incorporated in Australia, and Neptune Merger Sub, Inc., a Delaware corporation. Under the steps of the

BCA, it is intended that Neptune Merger Sub, Inc. merges with and into the SPAC, with the SPAC surviving the merger as a wholly owned subsidiary of Vast.
b)
Joint arrangements

i.
Joint operation

Vast is a participant (50%) in the North-west Queensland Hybrid Power Project (NWQHPP) and entered into a Joint Development Agreement with a large Australian state-owned electricity generator (joint operator) for an independent pre-feasibility analysis for the development of the Project. As of February 2021, both participants had agreed to the joint Feasibility Study to assess the development of the Hybrid Power Project. This joint arrangement has been classified as a joint operation. Vast recognises its direct right to the assets, liabilities, revenues and expenses of joint operations and its share of any jointly held or incurred assets, liabilities, revenues and expenses. As of April 30, 2022, the partnership with joint operator has expired.
During the year, Vast recognised its 50% share of the total expenses incurred and invoiced reimbursement receivable from joint operator for the excess portion as tabulated below:
	June 30,
Particulars	2023	2022
	(In thousands of US Dollars)
Total expense incurred by both participants	—	902
Company’s share (50%) (a)	—	451
Total expense incurred by Vast (b)	—	711
Net reimbursement to be received from joint operator (b-a)	—	260
Reimbursement received during the year	260	330
The reimbursement of $0.3 million as of June 30, 2022, was included in trade receivables and received in the year ended June 30, 2023.
ii.
Joint venture

During the year ended June 30, 2022, VSA a wholly owned subsidiary of the Company, entered into an arrangement to co-develop the Aurora Energy Project commissioned by SiliconAurora. Vast acquired 50% of the shares in SiliconAurora on June 15, 2022 from 14D for consideration of $0.07 million as an initial payment and $1.58 million as deferred consideration. The deferred consideration of $0.62 million was paid in July 2022 from the short term loan obtained from the shareholder and the remainder of $0.96 million is expected to be paid before June 30, 2024, subject to the joint venture receiving a written offer/ notice to connect from the relevant network service provider. The Company intends to undertake fundraising activities. The funds raised from those activities are intended to be used to settle the acquisition of SiliconAurora by paying off the remaining component of deferred consideration and fund Vast’s on-going operational expenditure. Refer to Note 2(b) — Significant accounting policies — Going concern for further information.
SiliconAurora Pty Ltd will be “the legal and beneficial owner” of all the existing assets comprising the project. From a measurement perspective, Vast applies the equity method as outlined in Note 2(q) — Significant accounting policies and account for its share as follows.
(In thousands of US Dollars)
Initial investment in SiliconAurora Pty Ltd	69
Transaction costs	56
Deferred consideration	1,578
Total consideration	1,703
Relating to:
– Call option issued to shareholder	96
– 50% interest in SiliconAurora Pty Ltd	1,607

Vast recognised its 50% share of profit of the joint venture from 15 to June 30, 2022:
Legal and consultancy	(4)
Employee benefit costs	(3)
Interest expense & other fees	(2)
Amortisation & depreciation	(1)
Net loss	(10)
Carrying value of interest in joint venture at June 30, 2022	1,597
Vast recognises its 50% share of profit of the joint venture for the year ended June 30, 2023:
Legal and consultancy	(178)
Interest expense & other fees	(41)
Amortisation & depreciation	(24)
Other expenses	(12)
Net loss	(255)
Fair value adjustments on deferred consideration and loan advances to SiliconAurora Pty Ltd	12
Foreign exchange differences	(54)
Carrying value of interest in joint venture at June 30, 2023	1,300
Further, Vast has recognised an interest-free shareholder loan of $0.23 million for its share of project expenses incurred and on-charged to SiliconAurora. The loan has a three-year term with the entire amount repayable on maturity.
Commitments and contingent liabilities in respect of joint ventures:
	June 30,
	2023	2022
	(In thousands of US Dollars)
Commitment to provide funding for joint venture’s commitments, if called	278	605
As part of the transaction, 14D issued call options to AgCentral, allowing AgCentral to purchase ordinary shares in 14D subject to achieving specific/ general approval obtained in their annual general meeting. Vast has estimated the fair value of the call options to be $0.1 million at the transaction date and has recognised it as part of the acquisition of the investment in SiliconAurora.
The tables below provide summarised financial information for the joint venture that is material to Vast.

Summarised statement of financial position for SiliconAurora Pty Ltd
	June 30, 2023	June 30, 2022
	(In thousands of US Dollars)	(In thousands of US Dollars)
Trade and other receivables	9	—
Property, plant and equipment	34	40
Right-of-use assets	1,360	1,454
Total assets	1,403	1,494
Trade and other payables	153	93
Borrowings	477	87
Lease liabilities	1,398	1,446
Total liabilities	2,028	1,626
Net assets	(625)	(132)
Reconciliation to carrying amounts:
Opening net assets	(132)	(1,021)
Total comprehensive loss	(508)	(751)
Debt to equity swap	—	1,532
Foreign exchange differences	15	108
Closing net assets	(625)	(132)
Vast’s share in %	50%	50%
Vast’s share in $	(317)	(66)
Goodwill	1,617	1,663
Carrying amount	1,300	1,597
Summarised statement of profit or loss and other comprehensive income for SiliconAurora Pty Ltd
	Year Ended June 30,
	2023	2022
	(In thousands of US Dollars)
Expenses incurred for the year categorised into administration, professional and employee benefit	(508)	(751)
Total comprehensive loss for the year	(508)	(751)

13.
Property, plant and equipment

	June 30,
	2023	2022
	(In thousands of US Dollars)
Cost: Office equipment
Opening Balance at July 1	38	24
Additions	27	17
Exchange differences	(2)	(3)
Closing Balance at June 30	63	38
Accumulated depreciation: Office equipment
Opening Balance at July 1	(19)	(10)
Depreciation expense	(15)	(10)

	June 30,
	2023	2022
	(In thousands of US Dollars)
Exchange differences	1	1
Closing Balance at June 30	(33)	(19)
Net book value as of June 30	30	19

14.
Right -of-use assets

	June 30,
	2023	2022
	(In thousands of US Dollars)
Net carrying amount:
Office Building	45	81
Vast’s right-of-use asset pertains to the lease of its office.
	2023	2022
	(In thousands of US Dollars)
Movements in carrying amounts:
Opening balance at July 1	152	166
Additions during the year	—	—
Exchange differences	(6)	(14)
Closing Balance at June 30	146	152
Accumulated depreciation
Opening Balance at July 1	(71)	(39)
Depreciation expense	(34)	(37)
Exchange differences	4	5
Closing Balance at June 30	(101)	(71)
Net book value June 30	45	81
Amounts recognised in profit and loss:
Depreciation expense on right-of-use asset	(34)	(37)
Interest expense on lease liabilities	(6)	(10)
Refer to the consolidated statements of cash flows for the total cash outflow for leases during the year.
15.
Lease liabilities

	June 30,
	2023	2022
	(In thousands of US Dollars)
Current
Lease liabilities	26	37
Non-current
Lease liabilities	28	56
	54	93

Future minimum lease payments
Future lease payments payable in relation to lease of the office:
	June 30,
	2023	2022
	(In thousands of US Dollars)
Within one year	43	43
Later than one year but not later than 5 years	14	60
Total	57	103

16.
Provisions

	June 30,
	2023	2022
	(In thousands of US Dollars)
Current:
Employee benefits	183	148
Non-current:
Employee benefits	117	86
Total Provisions	300	234
Movements in provisions:
Employee benefits
Opening Balance	234	217
Additions	247	197
Utilisations	(171)	(160)
Exchange differences	(10)	(20)
Closing Balance	300	234
Employee benefits represents annual leave and long service leave provisions.
17.
Issued capital

	June 30,
	2023	2022
	(In thousands of US Dollars)
25,129,140 fully paid ordinary shares	2,354	2,354
Ordinary shareholders participate in dividends and the proceeds on winding up of the parent entity in proportion to the number of shares held. The ordinary shares have no par value. The Company does not have a limited amount of authorised capital.
	Number of shares	Total (In thousands of US Dollars)
Opening balance as of July 1, 2021	25,129,140	2,354
Ordinary shares issued during the year	—	—
Closing balance as of June 30, 2022	25,129,140	2,354
Ordinary shares issued during the year	—	—
Closing balance as of June 30, 2023	25,129,140	2,354
During the year ended June 30, 2021, Vast issued 25,000,000 ordinary shares at $AUD 0.01 per share to AgCentral, totalling to $AUD 0.25 million, along with Convertible Note 5. Refer to Note 11a —

Borrowings — Convertible notes for further details. During the year ended June 30, 2023, under a tripartite novation deed, AgCentral Pty Ltd novated the totality of its ordinary shares to AgCentral Energy Pty Ltd.
18.
Reserves

	June 30,
	2023	2022
	(In thousands of US Dollars)
Capital contribution reserve	4,591	3,452
Foreign currency translation reserve	3,285	2,394
Share-based payment reserve	4	4
Closing Balance	7,880	5,850
The capital contribution reserve represents the modification adjustment from loan from shareholder and convertible note issued to AgCentral Energy Pty Ltd (Parent entity and Noteholder). The Noteholder agreed to changes to the terms and conditions, which included interest waivers and term extensions as outlined in Note 11 — Borrowings, in their capacity as the shareholder of the entity. The gains arising as a result of the changes to the terms and conditions per the accounting policy in Note 2(r) — Significant accounting policies — Contributed equity were therefore recognised directly in equity as a contribution in their capacity as owner. Modification adjustments presented are never reclassified to profit or loss. Further, the capital contribution reserve includes the distribution to AgCentral Energy Pty Ltd being the payment made for the call options issued by 14D to AgCentral Pty Ltd, allowing AgCentral Pty Ltd to purchase ordinary shares in 14D subject to achieving specific/ general approval obtained in their annual general meeting.
Movement in capital contribution reserve is as follows:
	2023	2022
	(In thousands of US Dollars)
As of July 1	3,452	1,755
Interest forgiveness on convertible notes and shareholder loan	1,517	2,411
Call option issued to shareholder	—	(96)
Deferred tax impact	(378)	(618)
As of June 30	4,591	3,452
Movement in foreign currency translation reserve is as follows:
	2023	2022
	(In thousands of US Dollars)
As of July 1	2,394	1,015
Movement during the year	891	1,379
As of June 30	3,285	2,394
To the extent that the amount recognised in the FCTR arose as a consequence of translating the company’s financial statements into the USD presentation currency, these amounts will not subsequently be reclassified to profit or loss.
Movement in share-based payment reserve is as follows:
	2023	2022
	(In thousands of US Dollars)
As of July 1	4	4
Add: MEP shares granted during the year	—	—
As of June 30	4	4

As of June 30, 2023, the Group had the following share-based payment arrangement:
MEP shares (equity settled):
The purpose of the Management Equity Plan (“MEP”) is to provide medium to long term incentive to eligible employees and contractors of Vast by having a plan pool limit of 100 shares. 80 shares were issued during the year ended June 30, 2021 at a fair value of AUD $70 per share, with eligible employees and contractors paying cash of AUD $10 per share in addition to providing services to the Company in exchange for those shares. As the shares did not have any vesting conditions, the excess of the grant date fair value of the shares and the amount paid by the employees was therefore recognised as share-based payment expense in full at the time of the grant of the shares. The shares do not carry any voting rights nor rights to any dividends or other distributions. Following the occurrence of a liquidity event as defined in the MEP Deed or as otherwise defined by the Company’s Board of Directors (“Board”), the Board in its discretion can allow MEP shareholders an entitlement linked to the exit price in form of cash or conversion to ordinary shares from such an event. As per the MEP Deed, management’s share is 25% of exit proceeds where the sale price is AUD$10 million or less, or 33.33% where it is above AUD$10 million. Vast has accounted for the share-based payment as an equity-settled scheme, as Vast has determined that it does not have a present obligation to settle the share-based payment in cash.
On February 14, 2023, Vast, AgCentral Energy and the participants to the MEP entered into a MEP De-SPAC Side Deed and Amendment to the MEP Deed to clarify a suitable mechanism for MEP participants to realise the economic benefit of their MEP Shares. The key modification terms of the MEP De-SPAC Side Deed and Amendment to the MEP Deed include the introduction of a vesting period and ‘Agreed Fixed Deductions’ to be used in allocation of profits on completion of the BCA. No liquidity events have taken place as at the date these financial statements were approved. The modification of the terms and conditions of the MEP did not increase the total fair value of the share-based payment arrangement and was not beneficial to the MEP participants. As a result, there was no additional expense to be recognised.
The MEP shares meet the definition of a share-based payment arrangement as eligible employees and contractors will receive equity instruments in exchange for services provided to the Company, with a partial cash subscription payment. Accordingly, MEP shares are recognised at their grant date fair values of AUD $70 per share, with the difference between cash proceeds received (AUD $10 per share) and the fair value of MEP shares recognised within the share-based payment reserve.
The grant date fair value of AUD $70 per share was determined using the Black-Scholes option pricing model using the following key inputs:
•
underlying asset value: a range of value between AUD $1 million to AUD $4 million

•
exercise price: a range of value between AUD $6.9 million to AUD $8.3 million

•
expected price volatility of the company’s shares: 40%

•
risk-free interest rate: 0.25% – 0.26%

The expected price volatility is based on the historic volatility of comparable companies, adjusted for any expected changes to future volatility.
If there were any further modifications made to the MEP that would increase the fair value of the MEP shares granted, or if the currently unallocated shares were to be allocated, this would result in additional expenses to be recognised, based on the fair value of the shares at that time.
19.
Accumulated losses/ Retained earnings

Movements in accumulated losses were as follows:
	2023	2022
	(In thousands of US Dollars)
As of July 1	(24,432)	(18,239)
Loss during the year	(15,217)	(6,193)
As of June 30	(39,649)	(24,432)

20.
Financial Instruments — Fair values and financial risk management

This note explains Vast’s accounting classifications and fair values including its exposure to financial risks and how these risks could affect Vast’s future financial performance. Current year profit and loss information has been included where relevant to add further context.
(a)
Accounting classifications and fair values

The following table shows the carrying amounts and fair values of financial liabilities, including their levels in the fair value hierarchy. It does not include fair value information for financial assets and financial liabilities not measured at fair value
	June 30,
	2023	2022
	(In thousands of US Dollars)
Derivative financial instrument designated at fair value – Level 3 hierarchy	192	32
The following table show the valuation technique used in measuring level 3 fair values for financial instruments measured at fair value as well as significant unobservable inputs used:
Type	Valuation technique	Significant unobservable inputs
Derivative financial instrument designated at fair value – Level 3 hierarchy	Derivative valuations have been determined by a Black-Scholes formula adjusted for dilution	Risk free rate: 4.57% (2022: 2.58%) Volatility: 40% (2022: 40%)
A 10% increase in the volatility assumption would result in a change of $0.01 million in fair value of the derivative financial instrument as June 30, 2023 and 2022. A 10% increase in the risk-free rate assumption would not result in a material change in fair value of the derivative financial instrument as of June 30, 2023 and 2022.
Reconciliation of level 3 fair values
The following table shows a reconciliation from the opening balances to the closing balances for Level 3 fair values.
Movements in derivative financial instruments	(In thousands of US Dollars)
Opening balance as of July 1, 2022	32
Additions	173
Fair value changes recognised in profit and loss	(9)
Exchange differences	(4)
Closing balance as of June 30, 2023	192
Opening balance as of July 1, 2021	33
Fair value changes recognised in profit and loss	2
Exchange differences	(3)
Closing balance as of June 30, 2022	32
Vast’s policy is to recognise transfers into and out of fair value hierarchy levels as at the end of the reporting period. During the reporting period, there were no transfers from Level 3 fair values.
(b)
Market risk

(i)
Foreign exchange risk

Foreign exchange risk arises when future commercial transactions or recognised assets or liabilities are denominated in a currency that is not Vast’s functional currency i.e. AUD.

Exposure
Vast’s exposure to foreign currency risk at the end of the reporting period, expressed in Euro and USD are as follows:
	June 30,
	2023	2022
	(In thousands)
Trade payables
EURO	17	17
USD	66	10
Amounts recognised in profit or loss and other comprehensive income:
During the year, the following foreign exchange related amounts were recognised in profit or loss and other comprehensive income:
	June 30,
	2023	2022
	(In thousands of US Dollars)
Amounts recognised in profit or loss
Unrealised Currency Gain/(Loss)	1	(1)
Realised Currency Gains	14	2
	15	1
Given the limited exposure, Vast manages its foreign exchange risk exposure by monitoring exchange rates at regular intervals before making an informed decision to transact in such currencies.
(c)
Credit risk

Credit risk is the risk of financial loss to Vast if a customer or counterparty to a financial instrument fails to meet its contractual obligations arising principally from Vast’s receivables from customers. Credit risk arises from cash and cash equivalents as well as credit exposures from customers, including outstanding receivables. The carrying amount of financial assets represents the maximum credit exposure.
Trade receivables
Vast’s exposure to credit risk is influenced mainly by the individual characteristics of each customer which are primarily government organisation and joint operator. Vast applies IFRS 9 simplified approach to measuring expected credit losses which uses a lifetime expected loss allowance for all trade receivables. Management believes that Vast’s overall exposure to credit risk from Trade receivables to be not material.
Cash and cash equivalents
Vast held cash and cash equivalents of $2.1 million and $0.4 million as of June 30, 2023 and 2022, respectively. The cash and cash equivalents are held with bank and financial institution counterparties, which are rated AA- based on Standard and Poor’s ratings. Management believes that Vast’s overall exposure to credit risk from cash and cash equivalents to be not material.
(d)
Liquidity risk

Liquidity risk is the risk that Vast will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. Vast’s approach to managing liquidity is to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when they are due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to Vast’s reputation.

Vast’s exposure to Liquidity risk primarily pertains to convertible notes issued to
i.
its parent entity AgCentral Energy for Convertible Notes 3,4 and 5, coupon interest is payable at the rate of 8% per annum on the principal outstanding while interest accrues daily and is payable every six months. During the year ended June 30, 2023, as part of the BCA, Vast entered into a Noteholder Support and Loan Termination Agreement whereby each of the convertible promissory notes held by AgCentral Energy will be discharged and terminated in exchange for Vast shares, as repayment of all the principal outstanding and accrued interest immediately prior to the de-SPAC process.

ii.
Nabors Lux 2 S.a.r.l. and AgCentral Energy for the Senior Convertible Notes, coupon interest is payable at the rate of 4% per annum on the principal outstanding while interest accrues daily and is payable every six months. As of the reporting date, Vast expects the note holder to exercise its conversion option upon achieving a successful round of capital raise by December 31, 2023.

	As of June 30, 2023
	(In thousands of US Dollars)
	Carrying amount	Total contractual cash flows	2 months or less	3 – 36 months	Beyond 36 months
Convertible notes	(21,415)	21,708	—	(21,708)	—
Loan from shareholder	(5,531)	5,704	—	(5,704)	—
Deferred consideration	(955)	995	—	(995)	—
Trade Payables	(5,622)	5,622	(5,622)	—	—
Lease liabilities	(54)	57	(7)	(50)	—
Total non-derivatives	(33,577)	34,086	(5,629)	(28,457)	—
Derivative financial instruments	(192)	192	—	(192)	—
	As of June 30, 2022
	(In thousands of US Dollars)
	Carrying amount	Total contractual cash flows	2 months or less	3 – 36 months	Beyond 36 months
Convertible notes	(13,943)	12,851	—	(12,851)	—
Loan from shareholder	(1,689)	1,838	—	(1,838)	—
Deferred consideration	(1,578)	1,653	—	(1,653)	—
Trade Payables	(1,543)	1,543	(1,543)	—	—
Lease liabilities	(93)	103	(7)	(96)	—
Total non-derivatives	(18,846)	17,988	(1,550)	(16,438)	—
Derivative financial instruments	(32)	32	—	(32)	—
In order to manage its liquidity, whilst the management has secured a level of additional funding, in order to fund the operating cash flows and maintain these minimum liquidity reserve levels, it is likely that additional working capital funding will be required. If Vast is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations and reducing overhead expenses. in Note 2(b) — Significant accounting policies — Going concern.
21.
Contingent assets, liabilities & commitment

1)
In 2021, the Company received contributions from the Australian Renewable Energy Agency (ARENA) in relation to funding a 30 MW concentrated solar thermal power reference plant variation contract (variation funding agreement). In relation to the funding agreement, the arrangement includes a clause on change of control, which indicated that if the Company failed to get funding to build the facility in Australia by May 31, 2024 but obtains finance for an offshore facility before that period, it would give rise to the requirement to repay a proportion of funding received from ARENA. At reporting date and upon entering into BCA, the Company did not identify such circumstances, as significant progress has been made on this facility in Australia. Furthermore, the funding agreement has been terminated on August 16, 2023. Refer to Note 22 (1) Subsequent Events.
2)
Under the JDA entered with the joint operator, the Company is required to pay a margin fee in the event of future equipment sales including licensing/ sale of CSP technology and associated royalty. It is noted that the margin fee survives the termination of the JDA and is capped to the extent of joint operator’s monetary contribution in the JDA. Such margin fee is based on 8.5% of the supply margin on qualifying equipment sales. As at reporting date, no equipment sales have been made and there are no firm commitments to make any such sales. Accordingly, no liabilities have been recognised as 2023.

22.
Subsequent Events

1)
On August 15, 2023 AgCentral Energy funded the remaining $2.5 of its $5.0 million commitment under the Senior Secured Convertible Notes Subscription Agreement.

2)
On August 16, 2023, Vast and ARENA executed a Deed of Mutual Termination and Release which terminates the funding agreement discussed in Note 21 (1) Contingent assets, liabilities & commitment, under which Vast was required to repay a proportion of funding received from ARENA.

3)
On September 7, 2023, two new wholly owned subsidiaries Vast Renewables Holdco Corp and Vast Renewables Management Services LLC were established.

4)
On September 18, 2023, Vast entered into a Subscription Agreement with Canberra Airport Group through which, subject to completion of the BCA, Vast would issue 490,179 Vast ordinary shares for a subscription amount of $5 million and a further maximum of 490,197 Vast ordinary shares for a subscription amount of $5 million (less $1 for each of $3 of additional investments).

5)
On September 19, 2023, Vast’s intention to convert to a public company was advertised in the ASIC Gazette. Accordingly, Vast will convert to a public company on October 19, 2023 and be known as Vast Renewables Limited.

23.
Proposed Business Combination

Vast, together with AgCentral Energy and NETC entered into a BCA on February 14, 2023, to enact a merger, where Vast will issue 3,000,000 ordinary shares in Vast Solar Pty Ltd to the initial ordinary shareholders of NETC and one ordinary share for each share of Class A common stock of NETC, after giving effect to any redemptions by NETC public stockholders. Under the terms of the BCA, Vast will also assume the outstanding warrants of NETC. In addition, Vast may issue up to 2,799,999 ordinary shares to eligible Vast shareholders and up to 3,900,000 ordinary shares to one of the initial ordinary shareholders of NETC, Nabors Energy Transition Sponsor LLC, in each case upon the occurrence of specified events. In exchange, Vast will acquire all ordinary shares on issue by NETC, making it a wholly owned subsidiary of Vast. This transaction will result in Vast becoming a listed entity on the NASDAQ Stock Market LLC. Vast intends to enter into various agreements as part of a SPAC and associated de-SPAC process. Further, upon de-SPAC, the minimum cash balance net of uncapped transaction costs available with the Company should exceed $50 million and AgCentral Energy will discharge and release all financier security granted by Vast in respect of the loan from shareholder and convertible note issued to AgCentral Energy (Parent entity and Noteholder).
Concurrently with the signing of the BCA, Nabors Lux and AgCentral Energy have each agreed to subscribe for and purchase up to $5.0 million (or $10.0 million in aggregate principal amount) of Senior Secured Convertible Notes from Vast in a private placement to be funded in accordance with the Notes Subscription Agreement. On February 15 and June 27, 2023, Nabors Lux funded its $5.0 million of commitment under the Notes Subscription Agreement. On April 13, 2023, AgCentral Energy funded $2.5 of its $5.0 million commitment under the Notes Subscription Agreement. Nabors Lux and AgCentral Energy also entered into an Equity Subscription Agreement, pursuant to which they agreed to commit up to $15.0 million each (or $30.0 million in aggregate) (in each case, reduced dollar for dollar by the proceeds received from Nabors Lux and AgCentral Energy, as applicable, pursuant to the Notes Subscription

Agreement), in a private placement for Vast common shares upon completion of the BCA. Vast may also enter into additional agreements with third parties, for private placements of additional shares or convertible notes(the PIPE financing).
On September 18, 2023, Vast entered into a Subscription Agreement with Canberra Airport Group through which, subject to completion of the BCA, Vast would issue 490,179 Vast ordinary shares for a subscription amount of $5 million and a further maximum of 490,197 Vast ordinary shares for a subscription amount of $5 million (less $1 for each of $3 of additional investments), securing $10 million of the total financing required under the BCA.
24.
Related party transactions

a)
Parent entities

			Ownership interest
Name	Type	Place of incorporation	2023	2022
AgCentral Pty Ltd	Parent company	Australia	—	100%
AgCentral Energy Pty Ltd	Parent company	Australia	100%	—
During the year ended June 30, 2023, under a tripartite novation deed, AgCentral Pty Ltd novated the totality of its ordinary shares to AgCentral Energy Pty Ltd.
b)
Subsidiaries

			Ownership interest
Name	Type	Place of incorporation	2023	2022
Neptune Merger Sub, Inc,	Subsidiary	United States	100%	—
NWQHPP Pty Ltd	Subsidiary	Australia	100%	100%
Solar Methanol 1 Pty Ltd	Subsidiary	Australia	100%	—
Vast Solar Aurora Pty Ltd	Subsidiary	Australia	100%	100%
Vast Solar 1 Pty Ltd	Subsidiary	Australia	100%	100%
Vast Solar Consulting Pty Ltd	Subsidiary	Australia	100%	100%

c)
Transactions with other related parties

The following transactions occurred with related parties:
	For the year ended June 30,
	2023	2022
	(In thousands of US Dollars)
Lease rental payment to other related parties	43	44
Loan from parent entity	4,015	1,838
Loan from investors	9,348	2,091
Gain on modification of borrowings recognised in the Capital contribution reserve	1,139	1,697
Derivative financial instruments	(105)	(3)
Investment in joint venture	(242)	1,712

d)
Key management personnel compensation

	For the year ended June 30,
	2023	2022
	(In thousands of US Dollars)
Short-term employee benefits	1,775	1,130
Long-term benefits	27	10
	1,802	1,140

(i)
Convertible Note 3

	June 30,
	2023	2022
	(In thousands of US Dollars)
Opening Balance	8,883	9,709
Capital contribution (excluding tax impact)	(732)	(993)
Interest expense	950	1,003
Exchange differences	(339)	(836)
Closing Balance	8,762	8,883

(ii)
Convertible Note 4

	June 30,
	2023	2022
	(In thousands of US Dollars)
Opening Balance	3,936	4,496
Capital contribution (excluding tax impact)	(366)	(1,118)
Interest expense	995	952
Exchange differences	(160)	(394)
Closing Balance	4,405	3,936

(iii)
Convertible Note 5

	June 30,
	2023	2022
	(In thousands of US Dollars)
Opening Balance	1,124	1,226
Capital contribution (excluding tax impact)	(94)	(133)
Additions during the year	—	—
Interest expense	127	135
Exchange differences	(43)	(104)
Closing Balance	1,114	1,124

(iv)
Senior Convertible Note

	June 30,
	2023	2022
	(In thousands of US Dollars)
Opening Balance	—	—
Additions during the year	2,431	—
Interest expense	33	—
Exchange differences	(26)	—
Closing Balance	2,438	—

(v)
Loan from shareholder

	June 30,	June 30,
	2023	2022
	(In thousands of US Dollars)
Initial recognition / face value	1,688	1,838
Additions during the year	4,015	—
Capital contribution (excluding tax impact)	(325)	(168)
Interest expense	295	17
Exchange differences	(142)	1
Closing Balance	5,531	1,688

e)
Outstanding balances arising from sales/purchases of goods and services

The following balances are outstanding at the end of the reporting period in relation to transactions with related parties:
	June 30,
	2023	2022
	(In thousands of US Dollars)
Lease liabilities for lease arrangement with related party	(54)	(93)

f)
Loans to/(from) related parties

	June 30,
	2023	2022
	(In thousands of US Dollars)
Loan to joint venture	225	43
Loan from shareholder	(5,531)	(1,688)
Loans from shareholder – Convertible Note 3	(8,762)	(8,883)
Loans from shareholder – Convertible Note 4	(4,405)	(3,936)
Loans from shareholder – Convertible Note 5	(1,114)	(1,124)
Loans from shareholder – Senior Convertible Note	(2,438)	—

g)
Terms and conditions

Refer to Note 11a & 11b — Borrowings respectively, for terms and conditions primarily in relation to convertible notes and loan from shareholder. In relation to the leasing arrangement with related party, they have been entered into arm’s length basis.

25.
Cash Flow Information

a)
Net debt reconciliation

This section sets out an analysis of net debt and the movements in net debt for each of the periods presented.
	June 30,
Net debt	2023	2022
	(In thousands of US Dollars)
Cash and cash equivalents	2,060	423
Borrowings	(26,946)	(15,632)
Lease liabilities	(54)	(93)
Net debt	(24,940)	(15,302)

b)
Net debt movements:

	Liabilities from financing activities
	Borrowings	Leases
	(In thousands of US Dollars)
Net debt as of July 1, 2022	(15,632)	(93)
Proceeds from loan	(11,138)	—
Capital contribution (excluding tax impact)	1,517	—
Fixed payments	—	43
Interest expense	(2,461)	(6)
Foreign exchange differences	767	3
Net debt as of June 30, 2023	(26,946)	(54)
Net debt as of July 1, 2021	(15,431)	(137)
Proceeds from loan from related party	(1,838)	—
Capital contribution (excluding tax impact)	2,315	—
Fixed payments	—	46
Interest expense	(2,109)	(10)
Foreign exchange differences	1,431	8
Net debt as of June 30, 2022	(15,632)	(93)

c)
Non-cash investing and financing activities

Non-cash investing and financing activities disclosed in other notes are:
•
Right -of-use assets — See Note 14 — Right -of-use assets

•
Grant of MEP shares — See Note 18 — Reserves

•
Derivative financial instrument — See Note 11 — Borrowings

•
50% stake in SiliconAurora Pty Ltd — See Note12(b)(ii) Joint venture

Report of Independent Auditors
To the Board of Directors of SiliconAurora Pty Ltd
Opinion
We have audited the accompanying financial statements of SiliconAurora Pty Ltd (the “Company”), which comprise the statement of financial position as of June 30, 2023 and 2022, and the related statements of profit or loss and other comprehensive income, changes in equity and cash flows for the years then ended, including the related notes (collectively referred to as the “financial statements”).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Material Uncertainty Related to Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred recurring losses from operations, has a net liability position and has no cash and cash equivalents as of June 30, 2023, and is dependent on its shareholders continuing to fund its operations and development expenditure and to meet the interest and principal payments on its outstanding debt obligations, and has stated that these events or conditions indicate that a material uncertainty exists that may cast significant doubt on the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern for at least, but not limited to, twelve months from the end of the reporting period, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.
Auditors’ Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with US GAAS, we:
•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
/s/ PricewaterhouseCoopers
Sydney, Australia
September 29, 2023

SiliconAurora Pty Ltd
Statement of profit or loss and other comprehensive income — expressed in Australian dollars, unless otherwise stated
For the years ended June 30, 2023 and 2022
	Note	2023	2022
		$	$
Expenses
Administrative and professional expenses		(526,231)	(606,303)
Employee benefits expense		—	(244,892)
Depreciation and amortisation expense		(69,698)	(48,635)
Other expenses		(34,776)	(44,423)
Finance costs		(120,270)	(90,723)
Total expenses		(750,975)	(1,034,976)
Loss before income tax expense		(750,975)	(1,034,976)
Income tax expense	4	—	—
Loss after income tax expense for the year attributable to the owners of SiliconAurora Pty Ltd	14	(750,975)	(1,034,976)
Other comprehensive income for the year, net of tax		—	—
Total comprehensive income for the year attributable to the owners of SiliconAurora Pty Ltd		(750,975)	(1,034,976)
The above statement of profit or loss and other comprehensive income should be read in conjunction with the accompanying notes

SiliconAurora Pty Ltd
Statement of financial position — expressed in Australian dollars, unless otherwise stated
As at June 30, 2023 and 2022
	Note	2023	2022
		$	$
Assets
Current assets
Trade and other receivables	6	10,879	—
Other	8	3,450	—
Total current assets		14,329	—
Non-current assets
Property, plant and equipment	9	51,590	58,551
Right-of-use assets	7	2,051,747	2,110,390
Total non-current assets		2,103,337	2,168,941
Total assets		2,117,666	2,168,941
Liabilities
Current liabilities
Trade and other payables	10	231,136	134,472
Borrowings	11	—	127,100
Lease liabilities	12	110,000	110,000
Total current liabilities		341,136	371,572
Non-current liabilities
Borrowings	11	719,864	—
Lease liabilities	12	1,999,236	1,988,964
Total non-current liabilities		2,719,100	1,988,964
Total liabilities		3,060,236	2,360,536
Net liabilities		(942,570)	(191,595)
Equity
Issued capital	13	2,212,244	2,212,244
Accumulated losses	14	(3,154,814)	(2,403,839)
Total equity		(942,570)	(191,595)
The above statement of financial position should be read in conjunction with the accompanying notes

SiliconAurora Pty Ltd
Statement of changes in equity
For the years ended June 30, 2023 and 2022
	Issued capital	Accumulated losses	Total equity
	$	$	$
Balance at July 1, 2021	1,000	(1,368,863)	(1,367,863)
Loss after income tax expense for the year	—	(1,034,976)	(1,034,976)
Other comprehensive income for the year, net of tax	—	—	—
Total comprehensive income for the year	—	(1,034,976)	(1,034,976)
Debt to Equity Swap (note 13)	2,211,244	—	2,211,244
Balance at June 30, 2022	2,212,244	(2,403,839)	(191,595)
	Issued capital	Accumulated losses	Total equity
	$	$	$
Balance at July 1, 2022	2,212,244	(2,403,839)	(191,595)
Loss after income tax expense for the year	—	(750,975)	(750,975)
Other comprehensive income for the year, net of tax	—	—	—
Total comprehensive income for the year	—	(750,975)	(750,975)
Balance at June 30, 2023	2,212,244	(3,154,814)	(942,570)
The above statement of changes in equity should be read in conjunction with the accompanying notes

SiliconAurora Pty Ltd
Statement of cash flows
For the years ended June 30, 2023 and 2022
	Note	2023	2022
		$	$
Cash flows from operating activities
Loss before income tax expense for the year		(750,975)	(1,034,976)
Adjustments for:
Depreciation and amortisation		69,698	48,635
Finance costs		10,272	90,723
Property, plant and equipment purchased		(4,092)	—
		(675,097)	(895,618)
Change in operating assets and liabilities:
Increase in trade and other receivables		(10,879)	—
Increase in prepayments		(3,450)	—
Increase in trade and other payables		96,664	32,897
		(592,762)	(862,721)
Transactions funded via shareholder loans	11,19	592,762	861,721
Net cash used in operating activities		—	(1,000)
Net cash from investing activities		—	—
Net cash from financing activities		—	—
Net decrease in cash and cash equivalents		—	(1,000)
Cash and cash equivalents at the beginning of the financial year		—	1,000
Cash and cash equivalents at the end of the financial year	5	—	—
At June 30, 2023 and 2022 the company held no cash or cash equivalents. All transactions during the period have been funded via shareholder loans (note 19) and (note 21).
The above statement of cash flows should be read in conjunction with the accompanying notes

SiliconAurora Pty Ltd
Notes to the financial statements
June 30, 2023 and 2022
Note 1.   General Information
The financial statements cover SiliconAurora Pty Ltd (“the company”) as an individual entity. The financial statements are presented in Australian dollars, which is SiliconAurora Pty Ltd’s functional and presentation currency.
SiliconAurora Pty Ltd is a company limited by shares, incorporated and domiciled in Australia. Its registered office and principal place of business is:
136-138 Daws Rd, Melrose Park, SA 5039.
Principal activities
The principal activity of the company is to develop and commercialise solar generation and energy storage technologies.
The shareholders of the company have entered into a Shareholders Agreement to govern the ongoing operation of SiliconAurora and the development of the Aurora Energy Project (‘AEP’ or ‘the Project’).
SiliconAurora holds the developmental approval for the AEP. The Project is intended to comprise various stages, including:
(i)
‘Stage 1’ (BESS Project) — the first stage of the project, being a 140MW/140MWh BESS (1 hour capacity storage), including 33kV connection to electricity network;

(ii)
‘Stage 2’ (CSP Project) — being construction of a concentrated solar power electricity generation plant.

(iii)
‘Stage 3’ (Solar PV) — being construction of solar photovoltaic electricity generation facilities, and

(iv)
‘Stage 4’ (TESS Project) — being construction of a thermal energy storage solution (TESS) pilot plant.

Under the terms of the Shareholder Agreement, the company will continue to be the legal and beneficial owner of all the assets comprising the Stage 1 BESS Project. The shareholders will contribute to and co-fund the activities associated to the BESS Project in accordance with the Shareholder Agreement.
In addition, under the terms of the Shareholders Agreement, the company grants Vast Solar Aurora Pty Ltd (VSA) or its wholly owned subsidiary the exclusive right to carry out Stage 2 CSP Project in accordance with the Shareholder Agreement. VSA will incur all costs and expenses and take all risks in relation to the CSP Project. VSA will derive all economic benefits and bear all liability and expenses associated with the CSP Project. In relation to Stage 4 TESS Project, the company grants 1414 Degrees Limited (14D) or its wholly owned subsidiary the exclusive right to carry out Stage 4 TESS Project in accordance with the Shareholder Agreement. 14D will incur all costs and expenses and take all risks in relation to the TESS Project. 14D will derive all economic benefits and bear all liability and expenses associated with the TESS Project.
The financial statements were authorised for issue, in accordance with a resolution of directors, on September   , 2023. The directors have the power to amend and reissue the financial statements.
Note 2.   Significant accounting policies
Basis of preparation
The general purpose financial statements comply with International Financial Reporting Standards as issued by the International Accounting Standards Board (IASB).

SiliconAurora Pty Ltd
Notes to the financial statements
June 30, 2023 and 2022
Note 2.   Significant accounting policies (continued)
Historical cost convention
The financial statements have been prepared under the historical cost convention, except for, where applicable, the revaluation of financial assets and liabilities at fair value through profit or loss, financial assets at fair value through other comprehensive income, investment properties, and certain classes of property, plant and equipment.
Critical accounting estimates
The preparation of the financial statements requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the company’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements, are disclosed in note 3.
Going concern
The financial statements have been prepared on the basis of a going concern. The financial statements show the company incurred a net loss of $750,975 (2022: $1,034,976) and has a net liability position of $942,570 (2022: $191,595) at June 30, 2023. The net liability amount includes liabilities related to operating and investing activities. As the company does not have any cash or cash equivalents, net cash outflows of $592,762 have been paid by 1414 Degrees Limited and Vast Solar Pty Ltd via shareholder loans (see note 21) (2022: $861,721).
The company expects that it will continue to incur significant cash outflows to fund its operations and to meet all of its obligations, including interest and principal payments on the outstanding debt. It is dependent on its shareholders continuing to fund the development expenditure as set out in the Shareholder Agreement. As such the company is dependent on both of its shareholders continuing as a going concern.
As a result, there is material uncertainty related to events or conditions that may cast significant doubt on the company’s ability to continue as a going concern and therefore the company may be unable to realise its assets and discharge its liabilities in the normal course of business. No allowance for such circumstances has been made in the financial statements. However, the directors believe that the company will be successful in the above matters and, accordingly, have prepared the financial statements on a going concern basis.
Income tax
The income tax expense or benefit for the period is the tax payable/(receivable) on that period’s taxable income based on the applicable income tax rate for each jurisdiction, adjusted by the changes in deferred tax assets and liabilities attributable to temporary differences, unused tax losses and the adjustment recognised for prior periods, where applicable.
Deferred tax assets and liabilities are recognised for temporary differences at the tax rates expected to be applied when the assets are recovered or liabilities are settled, based on those tax rates that are enacted or substantively enacted, except for:
•
When the deferred income tax asset or liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and that, at the time of the transaction, affects neither the accounting nor taxable profits; or

•
When the taxable temporary difference is associated with interests in subsidiaries, associates or joint ventures, and the timing of the reversal can be controlled and it is probable that the temporary difference will not reverse in the foreseeable future.

SiliconAurora Pty Ltd
Notes to the financial statements
June 30, 2023 and 2022
Note 2.   Significant accounting policies (continued)
Deferred tax assets are recognised for deductible temporary differences and unused tax losses only if it is probable that future taxable amounts will be available to utilise those temporary differences and losses.
The carrying amount of recognised and unrecognised deferred tax assets are reviewed at each reporting date. Deferred tax assets recognised are reduced to the extent that it is no longer probable that future taxable profits will be available for the carrying amount to be recovered. Previously unrecognised deferred tax assets are recognised to the extent that it is probable that there are future taxable profits available to recover the asset.
Deferred tax assets and liabilities are offset only where there is a legally enforceable right to offset current tax assets against current tax liabilities and deferred tax assets against deferred tax liabilities; and they relate to the same taxable authority on either the same taxable entity or different taxable entities which intend to settle simultaneously.
Current and non-current classification
Assets and liabilities are presented in the statement of financial position based on current and non-current classification.
An asset is classified as current when: it is either expected to be realised or intended to be sold or consumed in the company’s normal operating cycle; it is held primarily for the purpose of trading; it is expected to be realised within 12 months after the reporting period; or the asset is cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least 12 months after the reporting period. All other assets are classified as non-current.
A liability is classified as current when: it is either expected to be settled in the company’s normal operating cycle; it is held primarily for the purpose of trading; it is due to be settled within 12 months after the reporting period; or there is no unconditional right to defer the settlement of the liability for at least 12 months after the reporting period. All other liabilities are classified as non-current.
Deferred tax assets and liabilities are always classified as non-current.
Finance costs
Finance costs attributable to qualifying assets are capitalised as part of the asset. All other finance costs are expensed in the period in which they are incurred.
Goods and Services Tax (‘GST’)
Revenues, expenses and assets are recognised net of the amount of associated GST, unless the GST incurred is not recoverable from the tax authority. In this case it is recognised as part of the cost of the acquisition of the asset or as part of the expense.
Receivables and payables are stated inclusive of the amount of GST receivable or payable. The net amount of GST recoverable from, or payable to, the tax authority is included in other receivables or other payables in the statement of financial position.
Commitments and contingencies are disclosed net of the amount of GST recoverable from, or payable to, the tax authority.
New Accounting Standards and Interpretations not yet mandatory or early adopted
There are currently no International Financial Reporting Standards and Interpretations that have recently been issued or amended but are not yet mandatory that are relevant to the company. As such there

SiliconAurora Pty Ltd
Notes to the financial statements
June 30, 2023 and 2022
Note 2.   Significant accounting policies (continued)
are no International Financial Reporting Standards that have been early adopted by the company for the annual reporting period ended June 30, 2023.
Note 3.   Critical accounting judgements, estimates and assumptions
The preparation of the financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts in the financial statements. Management continually evaluates its judgements and estimates in relation to assets, liabilities, contingent liabilities, revenue and expenses. Management bases its judgements, estimates and assumptions on historical experience and on other various factors, including expectations of future events, management believes to be reasonable under the circumstances. The resulting accounting judgements and estimates will seldom equal the related actual results. The judgements, estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities (refer to the respective notes) within the next financial year are discussed below.
Estimation of useful lives of assets
The company determines the estimated useful lives and related depreciation and amortisation charges for its property, plant and equipment assets at each reporting date. The useful lives could change significantly as a result of technical innovations or some other event. The depreciation and amortisation charge will increase where the useful lives are less than previously estimated lives, or technically obsolete or non-strategic assets that have been abandoned or sold will be written off or written down.
Impairment of property, plant and equipment
The company assesses impairment of property, plant and equipment at each reporting date by evaluating conditions specific to the company and to the particular asset that may lead to impairment. If an impairment trigger exists, the recoverable amount of the asset is determined. This involves fair value less costs of disposal or value-in-use calculations, which incorporate a number of key estimates and assumptions.
Lease term
The lease term is a significant component in the measurement of both the right-of-use asset and lease liability. Judgement is exercised in determining whether there is reasonable certainty that an option to extend the lease or purchase the underlying asset will be exercised, or an option to terminate the lease will not be exercised, when ascertaining the periods to be included in the lease term. In determining the lease term, all facts and circumstances that create an economical incentive to exercise an extension option, or not to exercise a termination option, are considered at the lease commencement date. Factors considered may include the importance of the asset to the company’s operations; comparison of terms and conditions to prevailing market rates; incurrence of significant penalties; existence of significant leasehold improvements; and the costs and disruption to replace the asset. The company reassesses whether it is reasonably certain to exercise an extension option, or not exercise a termination option, if there is a significant event or significant change in circumstances. Please refer to note 7 for further information.
Lease term — project start date
The lease payment indexation of 2.5% is based on certain number of years following the project start date of AEP. The company estimates the project start date in the year of 2024 and therefore the lease payment increment of 2.5% will first apply in 2029. Any change in the project start date will have an impact on the future lease payments and will require remeasurement of lease liabilities.

SiliconAurora Pty Ltd
Notes to the financial statements
June 30, 2023 and 2022
Note 3.   Critical accounting judgements, estimates and assumptions (continued)
Incremental borrowing rate
Where the interest rate implicit in a lease cannot be readily determined, an incremental borrowing rate is estimated to discount future lease payments to measure the present value of the lease liability at the lease commencement date. Such a rate is based on what the company estimates it would have to pay a third party to borrow the funds necessary to obtain an asset of a similar value to the right-of-use asset, with similar terms, security and economic environment.
Note 4.   Income tax expense
	2023	2022
	$	$
Numerical reconciliation of income tax expense and tax at the statutory rate
Loss before income tax expense	(750,975)	(1,034,976)
Tax at the statutory tax rate of 25%	(187,744)	(258,744)
Current year tax losses not recognised	180,306	244,240
Current year temporary differences not recognised	7,438	14,504
Income tax expense	—	—
	2023	2022
	$	$
Tax losses not recognised
Unused tax losses for which no deferred tax asset has been recognised	3,286,163	2,564,937
Potential tax benefit @ 25%	821,541	641,234
The above potential tax benefit for tax losses have not been recognised and are only recognised where probable that future taxable amounts will be available to utilise those temporary differences and losses.
	2023	2022
	$	$
Deferred tax assets/(liabilities)
Deferred tax comprises temporary differences attributable to:
Right of use assets	(512,937)	(527,598)
Lease liability	527,309	524,741
Accrued expenses	—	6,118
Legal expenses	8,432	11,243
Prepayments	(862)	—
Total deferred tax	21,942	14,504
The above potential tax benefit for the year ended June 30, 2023, which excludes tax losses, for deductible temporary differences has not been recognised in the statement of financial position as the recovery of this benefit is uncertain.

SiliconAurora Pty Ltd
Notes to the financial statements
June 30, 2023 and 2022
Note 5.   Cash and cash equivalents
Accounting policy for cash and cash equivalents
Cash and cash equivalents include cash on hand, deposits held at call with financial institutions, other short-term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.
During the period ended June 30, 2023 (June 30, 2022: $0) the company held no cash or cash equivalents and all transactions have been funded via a shareholder loan from 1414 Degrees Limited and Vast Solar Pty Ltd.
Note 6.   Trade and other receivables
	2023	2022
	$	$
Current assets
Goods and Services Tax receivable	10,879	—
Accounting policy for trade and other receivables
Other receivables are recognised at amortised cost, less any allowance for expected credit losses.
Note 7.   Right-of-use assets
	2023	2022
	$	$
Non-current assets
Tripartite agreement – pastoral lease	2,252,815	2,252,815
Less: Accumulated depreciation	(201,068)	(142,425)
	2,051,747	2,110,390
On March 27, 2018 the company entered into a tripartite agreement for a pastoral lease with Buckleboo Nominees Pty Ltd ATF David Michael Family Trust (“Pastoralist”) and The Minister for Sustainability, Environment and Conservation (“Minister”). The Pastoralist has agreed to surrender a parcel of land from its existing tenure under the Pastoral Act so that a tenure can be granted to SiliconAurora under the Crown Land Act. The term of the lease is for 40 years and the subsequent lease payment dates are the 12 month anniversary of the lease commencement date which is June 27, 2018.
On November 20, 2018 the crown lease agreement was fully executed pursuant to the original tripartite agreement to allot and surrender the parcel of land, together with a free and unrestricted right of way over the area. The terms and conditions of this crown lease were outlined in the original tripartite agreement. On March 18, 2022 the lease agreement was amended to include the following material changes:
•
to include a clause “Option to extend Guarantee Start Date”. Under this the company may by notice to the other parties given at least 6 months and no longer than 12 months prior to August 31, 2024 extend the Guarantee Start Date to a date no later than August 31, 2026. This does not impact the overall term of the lease.

•
lease payments were increased. The original agreement had payments of $110,000 that decreased to $55,000 in year 6. The lease payments then subsequently increase each year by 2.5%. The new agreement has lease payments of $110,000 that will increase by 2.5% each year, three years after the project commences. It is expected that the project will commence in the 2024 year.

SiliconAurora Pty Ltd
Notes to the financial statements
June 30, 2023 and 2022
Note 7.   Right-of-use assets (continued)
The discount rate applied to the lease before the agreement was amended was 6.23%. After the lease was amended the discount rate was updated to 5.73%.
Reconciliations
Reconciliations of the carrying amounts at the beginning and end of the current and previous financial year are set out below:
Pastoral Lease
$
Balance at July 1, 2021	1,091,111
Depreciation expense prior to lease modification	(22,420)
Lease modification increment (March 18, 2022)	1,071,737
Depreciation expense post lease modification	(30,038)
Balance at June 30, 2022	2,110,390
Depreciation expense	(58,643)
Balance at June 30, 2023	2,051,747
Accounting policy for right-of-use assets
A right-of-use asset is recognised at the commencement date of a lease. The right-of-use asset is measured at cost, which comprises the initial amount of the lease liability, adjusted for, as applicable, any lease payments made at or before the commencement date net of any lease incentives received, any initial direct costs incurred, and, except where included in the cost of inventories, an estimate of costs expected to be incurred for dismantling and removing the underlying asset, and restoring the site or asset.
Right-of-use assets are depreciated on a straight-line basis over the unexpired period of the lease or the estimated useful life of the asset, whichever is the shorter. Where the company expects to obtain ownership of the leased asset at the end of the lease term, the depreciation is over its estimated useful life. Right-of-use assets are subject to impairment or adjusted for any remeasurement of lease liabilities.
Note 8.   Other
	2023	2022
	$	$
Current assets
Prepayments – insurance	3,450	—

SiliconAurora Pty Ltd
Notes to the financial statements
June 30, 2023 and 2022
Note 9.   Property, plant and equipment
	2023	2022
	$	$
Non-current assets
Computer equipment – at cost	288	—
Less: Accumulated depreciation	(29)	—
	259	—
Meteorological and environmental monitoring equipment – at cost	112,180	108,374
Less: Accumulated depreciation	(60,849)	(49,823)
	51,331	58,551
	51,590	58,551
Reconciliations
Reconciliations of the written down values at the beginning and end of the current and previous financial year are set out below:
	Meteorological Equipment	Computer equipment	Total
	$	$	$
Balance at July 1, 2021	69,389	—	69,389
Depreciation expense	(10,838)	—	(10,838)
Balance at June 30, 2022	58,551	—	58,551
Additions	3,806	288	4,094
Depreciation expense	(11,026)	(29)	(11,055)
Balance at June 30, 2023	51,331	259	51,590
Accounting policy for property, plant and equipment
Plant and equipment is stated at historical cost less accumulated depreciation and impairment. Historical cost includes expenditure that is directly attributable to the acquisition of the items.
Depreciation is calculated on a straight-line basis to write off the net cost of each item of property, plant and equipment (excluding land) over their expected useful lives as follows:
Computer equipment	5 years
Meteorological and environmental monitoring equipment	10 years
The residual values, useful lives and depreciation methods are reviewed, and adjusted if appropriate, at each reporting date.
An item of property, plant and equipment is derecognised upon disposal or when there is no future economic benefit to the company. Gains and losses between the carrying amount and the disposal proceeds are taken to profit or loss.

SiliconAurora Pty Ltd
Notes to the financial statements
June 30, 2023 and 2022
Note 10.   Trade and other payables
	2023	2022
	$	$
Current liabilities
Trade payables	121,136	—
Expense accruals	—	24,472
Other payables	110,000	110,000
	231,136	134,472
Refer to note 16 for further information on financial risk management.
Accounting policy for trade and other payables
These amounts represent liabilities for goods and services provided to the company prior to the end of the financial year and which are unpaid. Due to their short-term nature they are measured at amortised cost and are not discounted. The amounts are unsecured and are usually paid within 30 days of recognition.
Note 11.   Borrowings
	2023	2022
	$	$
Current liabilities
Loan from 1414 Degrees Limited	—	64,075
Loan from Vast Solar Pty Ltd	—	63,025
	—	127,100
Non-current liabilities
Loan from 1414 Degrees Limited	360,457	—
Loan from Vast Solar Pty Ltd	359,407	—
	719,864	—
	719,864	127,100
The joint venture agreement between Vast Solar Pty Ltd and 1414 Degrees Limited states that each party will contribute 50% of all development costs associated with developing the stage 1 Battery Energy Storage System (BESS).
The loans from 1414 Degrees Limited and Vast Solar Pty Ltd are unsecured with a loan term of 36 months from the date the funds are first advanced. No interest is charged on the loan balances by the lender.

SiliconAurora Pty Ltd
Notes to the financial statements
June 30, 2023 and 2022
Note 11.   Borrowings (continued)
Loan from 1414 Degrees Ltd
Reconciliation of the 1414 Degrees Ltd borrowings movement are set out below:
	2023	2022
	$	$
Opening balance of loan	64,075	1,366,622
Expenses paid on behalf of the company by 1414 Degrees Limited as parent entity	—	734,622
Lease liability paid on behalf of the company by 1414 Degrees Limited as parent entity	—	110,000
Loan converted to share equity (note 13)	—	(2,211,244)
Charge for joint venture expenditure incurred by venturers	296,382	64,075
Closing balance	360,457	64,075
The bank overdraft and loans are secured by first mortgages over the company’s land and buildings.
Loan from Vast Solar Pty Ltd
Reconciliation of the Vast Solar Pty Ltd borrowings movement are set out below:
	2023	2022
	$	$
Opening balance	63,025	—
Charge for joint venture expenditure incurred by venturers	296,382	63,025
Closing balance	359,407	63,025
Accounting policy for borrowings
Loans and borrowings consist of the Joint Venture parties contribution towards the joint venture expenditure of SiliconAurora. These amounts are recognised at cost.
Note 12.   Lease liabilities
	2023	2022
	$	$
Current liabilities
Lease liability – SiliconAurora Pastoral Lease	110,000	110,000
Non-current liabilities
Lease liability-SiliconAurora Pastoral Lease	1,999,236	1,988,964
	2,109,236	2,098,964
Refer to note 16 for further information on financial risk management.
Total payments made in relation to leases was $110,000 (2022: $110,000). The payments were funded by a shareholder loan from the Joint Venture parties.

SiliconAurora Pty Ltd
Notes to the financial statements
June 30, 2023 and 2022
Note 12.   Lease liabilities (continued)
	2023	2022
	$	$
Maturity analysis of lease liabilities payable:
Within one year	110,000	110,000
One to five years	552,750	550,000
More than five years	5,073,781	5,183,781
	5,736,531	5,843,781
Accounting policy for lease liabilities
A lease liability is recognised at the commencement date of a lease. The lease liability is initially recognised at the present value of the lease payments to be made over the term of the lease, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the company’s incremental borrowing rate. Lease payments comprise of fixed payments less any lease incentives receivable, variable lease payments that depend on an index or a rate, amounts expected to be paid under residual value guarantees, exercise price of a purchase option when the exercise of the option is reasonably certain to occur, and any anticipated termination penalties. The variable lease payments that do not depend on an index or a rate are expensed in the period in which they are incurred.
Lease liabilities are measured at amortised cost using the effective interest method. The carrying amounts are remeasured if there is a change in the following: future lease payments arising from a change in an index or a rate used; residual guarantee; lease term; certainty of a purchase option and termination penalties. When a lease liability is remeasured, an adjustment is made to the corresponding right-of use asset, or to profit or loss if the carrying amount of the right-of-use asset is fully written down.
Note 13.   Issued capital
	2023	2022	2023	2022
	Shares	Shares	$	$
Ordinary shares – fully paid	2,211,344	2,211,344	2,212,244	2,212,244
Movements in ordinary share capital
Details	Date	Shares	$
Balance	July 1, 2021	100	1,000
Debt to Equity Swap *	June 28, 2022	2,211,244	2,211,244
Balance	June 30, 2022	2,211,344	2,212,244
Balance	June 30, 2023	2,211,344	2,212,244

*
On June 28, 2022 the company issued 2,211,244 ordinary shares to 1414 Degrees Limited as full and final satisfaction of its loan balance at June 28, 2022 of $2,211,244. Subsequently, 1414 Degrees Limited then transferred the 50% of these shares to Vast Solar Pty Ltd as part of the Sale Agreement and Shareholders Agreement (refer to relevant information in note 19)

Ordinary shares
Ordinary shares entitle the holder to participate in dividends and the proceeds on the winding up of the company in proportion to the number of and amounts paid on the shares held. The fully paid ordinary shares have no par value and the company does not have a limited amount of authorised capital.

SiliconAurora Pty Ltd
Notes to the financial statements
June 30, 2023 and 2022
Note 13.   Issued capital (continued)
On a show of hands every member present at a meeting in person or by proxy shall have one vote and upon a poll each share shall have one vote.
Capital risk management
The company’s objectives when managing capital is to safeguard its ability to continue as a going concern, so that it can provide returns for shareholders and benefits for other stakeholders and to maintain an optimum capital structure to reduce the cost of capital.
Capital is regarded as total equity, as recognised in the statement of financial position, plus net debt. Net debt is calculated as total borrowings less cash and cash equivalents.
In order to maintain or adjust the capital structure, the company may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.
The company is not subject to any financing arrangements covenants. However if it was, meeting these would be given priority in all capital risk management decisions. There have been no events of default on the financing arrangements during the financial year.
Accounting policy for issued capital
Ordinary shares are classified as equity.
Note 14.   Accumulated losses
	2023	2022
	$	$
Accumulated losses at the beginning of the financial year	(2,403,839)	(1,368,863)
Loss after income tax expense for the year	(750,975)	(1,034,976)
Accumulated losses at the end of the financial year	(3,154,814)	(2,403,839)
Note 15.   Dividends
There were no dividends paid, recommended or declared during the current or previous financial year.
Note 16.   Financial risk management
Financial risk management objectives
The company’s activities expose it to a variety of financial risks: market risk (including foreign currency risk, price risk and interest rate risk), credit risk and liquidity risk. The company’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the financial performance of the company. The company uses different methods to measure different types of risk to which it is exposed. These methods include sensitivity analysis in the case of interest rate, foreign exchange and other price risks, ageing analysis for credit risk and beta analysis in respect of investment portfolios to determine market risk.
Risk management is carried out by the Board of Directors (‘the Board’). These policies include identification and analysis of the risk exposure of the company and appropriate procedures, controls and risk limits. Management identifies, evaluates and hedges financial risks within the company’s operating units.

SiliconAurora Pty Ltd
Notes to the financial statements
June 30, 2023 and 2022
Note 16.   Financial risk management (continued)
Market risk
Foreign currency risk
The company undertakes certain transactions denominated in foreign currency and is exposed to foreign currency risk through foreign exchange rate fluctuations.
Foreign exchange risk arises from future commercial transactions and recognised financial assets and financial liabilities denominated in a currency that is not the entity’s functional currency. The risk is measured using sensitivity analysis and cash flow forecasting.
Price risk
The company is not exposed to any significant price risk.
Interest rate risk
The company is not exposed to any significant interest rate risk. The borrowings of the company are interest free loans.
Credit risk
Credit risk is the risk of financial loss to the company if a customer or counterparty to a financial instrument fails to meet its contractual obligations.
The company does not have any material credit risk exposure to any single debtor or group of debtors under financial instruments entered into by the group.
Liquidity risk
Vigilant liquidity risk management requires the company to maintain sufficient liquid assets (mainly cash and cash equivalents) and available borrowing facilities to be able to pay debts as and when they become due and payable.
The company does not currently hold any liquid assets, including cash and is dependent on its joint- controlling entities to meet its financial obligations when they fall due.
Remaining contractual maturities
The following tables detail the company’s remaining contractual maturity for its financial instrument liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the financial liabilities are required to be paid. The tables include both interest and principal cash flows disclosed as remaining contractual maturities and therefore these totals may differ from their carrying amount in the statement of financial position.
2023	Weighted average interest rate	1 year or less	Between 1 and 2 years	Between 2 and 5 years	Over 5 years	Remaining contractual maturities
	%	$	$	$	$	$
Non-derivatives
Non-interest bearing
Trade payables	—	231,136	—	—	—	231,136
Loans from shareholders	—	—	—	719,864	—	719,864
Lease liabilities	—	110,000	110,000	442,750	5,073,781	5,736,531
Total non-derivatives		341,136	110,000	1,162,614	5,073,781	6,687,531

SiliconAurora Pty Ltd
Notes to the financial statements
June 30, 2023 and 2022
Note 16.   Financial risk management (continued)
2022	Weighted average interest rate	1 year or less	Between 1 and 2 years	Between 2 and 5 years	Over 5 years	Remaining contractual maturities
	%	$	$	$	$	$
Non-derivatives
Non-interest bearing
Trade payables	—	134,472	—	—	—	134,472
Loans from shareholders	—	127,100	—	—	—	127,100
Lease liabilities	—	110,000	110,000	440,000	5,183,781	5,843,781
Total non-derivatives		244,472	110,000	567,100	5,183,781	6,105,353
The cash flows in the maturity analysis above are not expected to occur significantly earlier than contractually disclosed above.
Note 17.   Contingent liabilities
At June 30, 2023 those charged with governance of the company note that there are no known contingent liabilities.
Note 18.   Commitments
At June 30, 2023 those charged with governance of the company note that there are no known commitments.
Note 19.   Related party transactions
Parent entity
Previously the immediate and ultimate parent entity was 1414 Degrees Limited, as of June 16, 2022 there is now joint control between 1414 Degrees Limited and Vast Solar Pty Ltd as a result of the Share Sale Agreement and Shareholders Agreement entered into on June 15, 2022.
Transactions with related parties
The following transactions occurred with related parties:
	2023	2022
	$	$
Other transactions:
Expenses paid on behalf of the company by 1414 Degrees Limited as parent entity	—	624,621
Lease payments made on behalf of the company by 1414 Degrees Limited as parent entity	—	110,000
Expenses paid on behalf of the company by 1414 Degrees Limited as controlling entity	296,382	64,075
Expenses paid on behalf of the company by Vast Solar Pty Ltd as controlling entity	296,382	63,025
The joint venture agreement between Vast Solar Pty Ltd and 1414 Degrees Limited states that each party will contribute 50% of the expenses incurred as per their Shareholders agreement.

SiliconAurora Pty Ltd
Notes to the financial statements
June 30, 2023 and 2022
Note 19.   Related party transactions (continued)
Receivable from and payable to related parties
There were no trade receivables from or trade payables to related parties at the current and previous reporting date.
Loans to/from related parties
The following balances are outstanding at the reporting date in relation to loans with related parties:
	2023	2022
	$	$
Non-current borrowings:
Loan from controlling entity – 1414 Degrees Limited	360,457	64,075
Loan from controlling entity – Vast Solar Pty Ltd	359,407	63,025
Terms and conditions
Transactions between related parties were not made on normal commercial terms. Refer to note 11 for the terms and conditions of the loan agreement.
Note 20.   Events after the reporting period
No matter or circumstance has arisen since June 30, 2023 that has significantly affected, or may significantly affect the company’s operations, the results of those operations, or the company’s state of affairs in future financial years.
Note 21.   Non-cash operating, investing and financing activities
	2023	2022
	$	$
Lease payments, including interest made by related parties (note 12)	110,000	110,000
Shares issued on conversion of loan (note 13)	—	2,211,344
Payments of operating expenses made by related parties (note 19)	592,764	751,722
Lease modification	—	1,071,737

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors of
Nabors Energy Transition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Nabors Energy Transition Corp. (the “Company”) as of December 31, 2022 and December 31, 2021, and the related statements of operations, change in stockholders’ equity (deficit) and of cash flows for the year ended December 31, 2022 and for the period from March 24 (inception) to December 31, 2021, including related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and December 31, 2021, and for the results of its operations and cash flows for the year ended December 31, 2022 and for the period from March 24, 2021 (inception) to December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to complete a business combination by August 19, 2023 then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ham, Langston & Brezina, LLP
We have served as the Company’s auditor since 2021.
Houston, Texas
March 22, 2023

NABORS ENERGY TRANSITION CORP.
BALANCE SHEETS
	December 31,
	2022	2021
Assets:
Cash	$468,461	$2,505,395
Prepaid expenses	375,000	—
Total current assets	843,461	2,505,395
Investments held in Trust	284,840,707	281,523,211
Total assets	$285,684,168	$284,028,606
Liabilities and Stockholders’ Deficit:
Current liabilities:
Accounts payable and accrued liabilities	$235,995	$232,555
Income taxes payable	87,473	—
Due to related party	10,464	597,500
Total current liabilities	333,932	830,055
Deferred legal fees	1,469,726	615,634
Deferred underwriting commissions	9,660,000	9,660,000
Total liabilities	11,463,658	11,105,689
Commitments and Contingencies (Note 6)
Class A common stock, $0.0001 par value; 27,600,000 shares subject to redemption at $10.31 and $10.20 per share, respectively	284,477,945	281,520,000
Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; none issued and outstanding (excluding 27,600,000 shares subject to possible redemption)	—	—
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Class F common stock, $0.0001 par value; 50,000,000 shares authorized; 6,900,000 shares issued and outstanding	690	690
Accumulated deficit	(10,258,125)	(8,597,773)
Total stockholders’ deficit	(10,257,435)	(8,597,083)
Total liabilities and stockholders’ deficit	$285,684,168	$284,028,606
The accompanying notes are an integral part of these financial statements.

NABORS ENERGY TRANSITION CORP.
STATEMENTS OF OPERATIONS
	For the year ended December 31, 2022	For the period from March 24, 2021 (inception) through December 31, 2021
General and administrative expenses	$1,963,012	$251,365
Loss from operations	(1,963,012)	(251,365)
Other income:
Interest income earned on investments held in trust	4,073,078	3,211
Income (loss) before provision for income taxes	2,110,066	(248,154)
Provision for income taxes	(812,473)	—
Net income (loss)	$1,297,593	$(248,154)
Basic and diluted weighted average redeemable common shares outstanding	27,600,000	4,502,128
Basic and diluted net income per redeemable common share	$0.04	$2.95
Basic and diluted weighted average non-redeemable common shares outstanding	6,900,000	6,900,000
Basic and diluted net income (loss) per non-redeemable common share	$0.04	$(1.96)
The accompanying notes are an integral part of these financial statements.

NABORS ENERGY TRANSITION CORP.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Equity (Deficit)
	Class A		Class F
	Shares	Amount	Shares	Amount
Balance – March 24, 2021 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class F common stock to Sponsor	—	—	8,625,000	863	24,137	—	25,000
Forfeited shares	—	—	(1,900,000)	(190)	190	—	—
Issuance of shares to directors	—	—	175,000	17	683	—	700
Public offering of units	27,600,000	2,760	—	—	275,997,240	—	276,000,000
Sale of private placement warrants	—	—	—	—	13,730,000	—	13,730,000
Offering costs	—	—	—	—	(16,584,629)	—	(16,584,629)
Shares subject to possible redemption	(27,600,000)	(2,760)	—	—	(273,167,621)	(2,829,619)	(276,000,000)
Accretion for common stock to redemption amount	—	—	—	—	—	(5,520,000)	(5,520,000)
Net loss	—	—	—	—	—	(248,154)	(248,154)
Balance – December 31, 2021	—	$—	6,900,000	$690	$—	$(8,597,773)	$(8,597,083)
Accretion for common stock to redemption amount	—	—	—	—	—	(2,957,945)	(2,957,945)
Net income	—	—	—	—	—	1,297,593	1,297,593
Balance – December 31, 2022	—	$—	6,900,000	$690	$—	$(10,258,125)	$(10,257,435)
The accompanying notes are an integral part of these financial statements.

NABORS ENERGY TRANSITION CORP.
STATEMENTS OF CASH FLOWS
	For the year ended December 31, 2022	For the period from March 24, 2021 (inception) through December 31, 2021
Cash Flows from Operating Activities:
Net income (loss)	$1,297,593	$(248,154)
Adjustments to reconcile net income (loss) to net cash (used by) provided by operating activities:
Interest from investments held in Trust Account	(4,073,078)	—
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	3,440	164,812
Income taxes payable	87,473	—
Prepaid expenses	(375,000)	—
Due to related party	(587,036)	22,500
Deferred legal fees	854,092	64,053
Net cash (used by) provided by operating activities	(2,792,516)	3,211
Cash Flows from Investing Activities:
Proceeds from Trust Account withdrawn to pay taxes	755,582	—
Investment of cash in Trust Account	—	(281,523,211)
Net cash provided by (used in) investing activities	755,582	(281,523,211)
Cash Flows from Financing Activities:
Proceeds from initial public offering of units	—	276,000,000
Proceeds from issuance of common stock	—	25,700
Proceeds from sale of private placement warrants	—	13,730,000
Proceeds from related party loan	—	141,656
Repayment of related party loan	—	(141,656)
Offering costs paid	—	(5,730,305)
Net cash provided by financing activities	—	284,025,395
Net (decrease) increase in cash	(2,036,934)	2,505,395
Cash – beginning of the period	2,505,395	—
Cash – end of the period	$468,461	$2,505,395
Supplemental disclosure of noncash financing activities:
Deferred legal expense	$—	$551,581
Due to related party	$—	$575,000
Deferred underwriting commissions	$—	$9,660,000
Offering costs included in accounts payable	$—	$67,743
Accretion for common stock to redemption amount	$2,957,945	$5,520,000
The accompanying notes are an integral part of these financial statements.

NABORS ENERGY TRANSITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 1.   DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION
Nabors Energy Transition Corp. (the “Company”) was incorporated in Delaware on March 24, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities that the Company had not yet identified as of December 31, 2022 (“Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
As of December 31, 2022, the Company had not yet commenced operations. On March 30, 2021, the Company was funded with $25,000 for which it issued 8,625,000 shares of Class F common stock, par value $0.0001 per share (the “Founder Shares”) to the Company’s sponsor, Nabors Energy Transition Sponsor LLC, a Delaware limited liability company (the “Sponsor”). All activity for the period from March 24, 2021 (inception) through December 31, 2022 related to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below. The Company will not generate any operating revenues prior to the completion of the Business Combination and will generate non-operating income in the form of interest income on permitted investments from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.
The registration statement for the Company’s Initial Public Offering was declared effective on November 16, 2021. On November 19, 2021, the Company consummated its Initial Public Offering of 27,600,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units being offered, the “Public Shares,” and, with respect to the one-half of one redeemable warrant included in the Units being offered, the “Public Warrants”), including 3,600,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of approximately $276.0 million, and incurring offering costs of approximately $16.6 million, of which approximately $9.7 million was deferred underwriting commissions (Note 6).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 13,730,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $13.7 million (Note 4).
Upon the closing of the Initial Public Offering and the Private Placement, approximately $281.5 million ($10.20 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and were invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which are invested only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds from its Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise is not required to register as an investment company under the Investment Company Act.

The Company will provide holders (the “Public Stockholders”) of Public Shares with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.20 per Public Share and such amount may be increased by $0.10 per share for each three-month extension of the Company’s time to consummate its initial Business Combination, as described herein). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). As of December 31, 2022 and 2021, these Public Shares were recorded at a redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders are not entitled to redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.
The Sponsor and the Company’s officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Certificate of Incorporation (A) in a manner that would affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the time frame described below or (B) with respect to any other material provision relating to the rights of holders of Public Shares or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares upon approval of any such amendment.
As of December 31, 2022, the Company had 15 months from the closing of the Initial Public Offering to consummate an initial Business Combination. However, if the Company anticipates that it may not be able to consummate its initial Business Combination within 15 months, it may, but is not obligated to, extend the period of time to consummate a Business Combination by an additional three months, up to two times (for a total of up to 21 months to complete a Business Combination); provided that the Sponsor (or its affiliates or designees) must deposit into the trust account additional funds of $2,760,000 ($0.10 per unit), for each of the available three-month extensions, for a total payment of up to $5,520,000, in exchange for a non-interest bearing, unsecured promissory note. The Company’s public stockholders will not be afforded an opportunity to vote on our extension of time to consummate an initial Business Combination from 15 months to up to 21 months described above or redeem their shares in connection with such extension. If the Company is unable to complete a Business Combination within 15 months from the closing of the Initial Public Offering, or up to 21 months if it extends the period of time to consummate its initial Business Combination in accordance with the terms described herein (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The initial stockholders will not be entitled to liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.20. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, less taxes payable. This liability will not apply with respect to any claims by a third party or Target that executed an agreement waiving any and all rights to seek access to the Trust Account (whether or not such agreement is enforceable) or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Basis of presentation
The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging growth company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Going Concern
In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC Topic 205-40, “Presentation of Financial Statements-Going Concern,” the Company has until August 19, 2023 to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. As of December 31, 2022, no adjustments have been made to the carrying amounts of assets or liabilities that might be necessary should the Company be required to liquidate at the end of the Combination Period.
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Use of estimates
The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Concentration of credit risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in financial institutions, which, at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts, and management believes the Company is not exposed to significant risk on such accounts.
Cash and cash equivalents
The Company considers all short-term investments with an original maturity of three months or less from date of purchase to be cash equivalents. As of December 31, 2022 and 2021, the Company had cash of $0.5 million and $2.5 million, respectively.
Investments held in Trust
On December 31, 2022 and 2021, the Company had approximately $284.8 million and $281.5 million in investments held in the Trust Account, respectively. The Company’s portfolio of investments is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S.

government securities, or a combination thereof. The Company’s investments held in the Trust Account are presented on the Balance Sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in net gain on investments, dividends and interest held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. During the year ended December 31, 2022, the Company withdrew $0.8 million from the Trust Account in accordance with the Investment
Management Trust Agreement, dated November 16, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee, to pay its taxes.
Fair value of financial instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet.
Offering costs associated with the Initial Public Offering
The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A “Expenses of Offering.” The Company incurred $16.6 million in offering costs in connection with the Initial Public Offering. Offering costs consisted of legal, accounting, underwriting and other costs incurred that were directly related to the Initial Public Offering and that were charged to stockholders’ equity upon the completion of the Initial Public Offering.
Class A common stock subject to possible redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” The Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemed Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, on December 31, 2022 and 2021, 27,600,000 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.
Warrants
The Company accounts for warrants as either equity-classified or liability-classified based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own Common Stock, among other conditions for equity classification. This assessment, which requires the use of professional judgement, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. All of the Company’s warrants have met the criteria for equity treatment.
Income taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2022 and 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net Income (loss) per Common Stock
The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The statements of operations include a presentation of income (loss) per redeemable public share and income (loss) per non-redeemable share following the two-class method of income per share. In order to determine the net income (loss) attributable to both the public redeemable shares and non-redeemable shares, the Company first considered the total income (loss) allocable to both sets of shares. This is calculated using the total net income (loss) less any dividends paid. For purposes of calculating net income (loss) per share, any remeasurement of the accretion to redemption value of the common shares subject to possible redemption was considered to be dividends paid to the public stockholders. Subsequent to calculating the total income (loss) allocable to both sets of shares, the Company split the amount to be allocated using a ratio 61% for the public shares and 39% for the non-redeemable shares for the year ended December 31, 2022 and for the period from March 24, 2021 (inception) through December 31, 2021, reflective of the respective participation rights.
	For the year ended December 31, 2022	For the Period from March 24, 2021 (inception) through December 31, 2021
Net income (loss) subject to possible redemption	$1,297,593	$(248,154)
Accretion of temporary equity to redemption value	—	(22,104,629)
Net income (loss) including accretion of temporary equity to redemption value	$1,297,593	$(22,352,783)
	For the year ended December 31, 2022		For the Period from March 24, 2021 (inception) through December 31, 2021
	Redeemable Common Stock	Non-Redeemable Common Stock	Redeemable Common Stock	Non-Redeemable Common Stock
Basic and diluted net income (loss) per share
Numerator:
Allocation of net loss including accretion of temporary equity	$1,038,074	$259,519	$(8,825,992)	$(13,526,791)
Accretion of temporary equity to redemption value	—	—	22,104,629	—
Allocation of net income (loss)	$1,038,074	$259,519	$13,278,637	$(13,526,791)

	For the year ended December 31, 2022		For the Period from March 24, 2021 (inception) through December 31, 2021
	Redeemable Common Stock	Non-Redeemable Common Stock	Redeemable Common Stock	Non-Redeemable Common Stock
Denominator: Weighted average non-redeemable common stock
Weighted average shares outstanding	27,600,000	6,900,000	4,502,128	6,900,000
Basic and diluted net income (loss) per share	$0.04	$0.04	$2.95	$(1.96)

In connection with the underwriters’ full exercise of their over-allotment option on November 19, 2021, 1,725,000 Founder Shares were forfeited by the Sponsor. These shares were excluded from the calculation of weighted average shares outstanding.
Recent accounting pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.
NOTE 3.   INITIAL PUBLIC OFFERING
On November 19, 2021, the Company consummated its Initial Public Offering of 27,600,000 Units, including 3,600,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of approximately $276.0 million, and incurring offering costs of approximately $16.6 million, of which approximately $9.7 million was for deferred underwriting commissions.
Each Unit consisted of one Public Share and one-half of one Public Warrant. Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).
NOTE 4.   PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 13,730,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, generating gross proceeds of approximately $13.7 million.
Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants was added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable for cash or on a cashless basis.
Pursuant to a letter agreement, dated November 16, 2021, among the Company and the other parties thereto (the “Letter Agreement”), the parties agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.
NOTE 5.   RELATED PARTY TRANSACTIONS
Founder Shares
On March 30, 2021, the Sponsor paid an aggregate of $25,000 in exchange for issuance of 8,625,000 shares of the Company’s Founder Shares. On November 16, 2021, the Sponsor surrendered an aggregate of 1,900,000 of Founder Shares to the Company at no cost. An aggregate of 175,000 Founder Shares were issued to the independent directors for an aggregate of $700. As of December 31, 2022 and 2021, there were 6,900,000 Founder Shares outstanding. The Founder Shares represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering.

Pursuant to the Letter Agreement, the initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until one year after the date of the consummation of the initial Business Combination or earlier if, subsequent to the initial Business Combination, (i) the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (ii) the Company consummates a subsequent liquidation, merger, stock exchange, reorganization, recapitalization or other similar transaction which results in all of the Company’s public stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Related Party Loans
On March 26, 2021, an affiliate of the Sponsor agreed to loan the Company up to $300,000 pursuant to a promissory note (as amended and restated on October 27, 2021, the “Note”). The Note was non-interest bearing and was paid in full on November 19, 2021, upon the closing of the Initial Public Offering.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined, and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2021, the Company owed $597,500 to an affiliate of the Sponsor for payment of certain working capital amounts on its behalf and for administrative support. As of December 31, 2022, the Company owed $135,000 to an affiliate of the Sponsor for administrative support and an affiliate of the Sponsor owed the Company $124,536 for reimbursement of expenses paid on the affiliate’s behalf.
Administrative Support Agreement
On November 16, 2021, the Company entered into an agreement pursuant to which, commencing on the date that the Company’s securities were first listed on the New York Stock Exchange through the earlier of consummation of the initial Business Combination and the Company’s liquidation, the Company will reimburse the Sponsor or an affiliate thereof $15,000 per month for office space, utilities, secretarial and administrative support. During the years ended December 31, 2022 and 2021, $180,000 and $22,500 in support costs had been incurred by the Company under this agreement, respectively.
In addition, the Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential partner businesses and performing due diligence on suitable Business Combinations. Any such payments prior to an initial Business Combination will be made using funds held outside the Trust Account.
Registration Rights Agreement
On November 16, 2021, the Company entered into that certain Registration Rights Agreement by and among the Company, the Sponsor and the holder parties thereto (the “Registration Rights Agreement”). See “Registration and Stockholder Rights” in “Note. 6. Commitments and Contingencies”, below.

NOTE 6.   COMMITMENTS AND CONTINGENCIES
Registration and Stockholder Rights
The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans or extension loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans or extension loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement signed upon the effective date of the registration statement relating to the Initial Public Offering. These holders have certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the date of the final prospectus to purchase up to 3,600,000 additional Units at the Initial Public Offering price less the underwriting discounts and commissions. On November 17, 2021, the underwriters fully exercised their over-allotment option.
The underwriters were entitled to an underwriting discount of $0.20 per unit, or approximately $5.5 million in the aggregate (including with respect to the Over-Allotment Units), paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $9.7 million in the aggregate (including with respect to the Over-Allotment Units) will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an initial Business Combination, subject to the terms of the underwriting agreement for the Initial Public Offering.
NOTE 7.   STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Stock — The Company is authorized to issue 5,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. On December 31, 2022 and 2021, there were no shares of preferred stock issued or outstanding.
Class A Common Stock — The Company is authorized to issue 500,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2022 and 2021, 27,600,000 shares of Class A common stock were issued and outstanding, of which all were subject to possible redemption.
Class B Common Stock — The Company is authorized to issue 50,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of December 31, 2022 and 2021, there were no shares issued or outstanding.
Class F Common Stock — The Company is authorized to issue 50,000,000 shares of Class F common stock with a par value of $0.0001 per share. On March 29, 2021, the Company issued 8,625,000 shares of Class F common stock to the Sponsor. On November 16, 2021, the Sponsor surrendered an aggregate of 1,900,000 shares of Class F common stock to the Company at no cost. An aggregate of 175,000 shares of Class F common stock were issued to the independent directors for an aggregate of $700. As of December 31, 2022 and 2021, there were 6,900,000 shares of Class F common stock outstanding. The shares of Class F common stock represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering.
Prior to the completion of the initial Business Combination, holders of the Class F common stock will have the right to elect all of the Company’s directors. On any other matter submitted to a vote of the Company’s stockholders, holders of the Class A common stock, the Class B common stock (if any) and the Class F common stock will vote together as a single class, except as required by law or stock exchange rule. Each share of common stock will have one vote on all such matters.
Following the completion of the initial Business Combination and the automatic conversion of the shares of Class F common stock into Class B common stock, holders of the Class A common stock and

Class B common stock will generally vote together as a single class, except as required by applicable law or stock exchange rule, on all matters presented for a stockholder vote with each share of Class A common stock entitling the holder to one vote per share and each share of Class B common stock entitling the holder to ten votes per share.
The Class F common stock will automatically convert into Class B common stock at the time of an initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, and, prior to and following the initial Business Combination, each share of Class B common stock will be convertible, at the option of the holder, into one share of Class A common stock, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and in each case, subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which the Founder Shares shall convert into shares of Class A common stock or shares of Class B common stock, as applicable, will be adjusted (unless the holders of a majority of the outstanding Founder Shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock or shares of Class B common stock, as applicable, issuable upon conversion thereof will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination).
Warrants — As of December 31, 2022 and 2021, there were 13,800,000 Public Warrants and 13,730,000 Private Placement Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of an initial Business Combination or earlier upon redemption or liquidation. The warrants will become exercisable 30 days after the completion of an initial Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants, and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement or a new registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective within 60 days after the closing of its initial Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement.
In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination (net of redemptions), and (z) the volume weighted average price of the Class A common stock during the 10 trading day period ending on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, (i) the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and (ii) the $18.00 per share redemption trigger price described under “— Redemption of warrants for cash when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Pursuant to the Letter Agreement, Private Placement Warrants (including the shares of Class A common stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable by the parties thereto until 30 days after the completion of an initial Business Combination, subject to certain limited exceptions, and they will not be redeemable by the Company. The Private Placement Warrants may be exercised for cash or on a cashless basis. Except as described herein, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period.
Redemption of warrants for cash when the price per share of Class A common stock equals or exceeds $18.00
Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•
if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrantholders.

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective, and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete an initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 8.   INCOME TAXES
The Company’s financial statements include total net income before taxes of approximately $2.1 million for the year ended December 31, 2022 and net loss before taxes of approximately $0.2 million for the period from March 24, 2021 (inception) through December 31, 2021. The income tax provision consists of the following:
	For the Year ended December 31, 2022	For the Period from March 24, 2021 (inception) through December 31, 2021
Federal
Current	$812,473	$—
Income tax expense (benefit)	$812,473	$—
The reconciliation of the differences between the provision/(benefit) for income taxes and income taxes at the statutory U.S. federal income tax rate is as follows:
	For the Year ended December 31, 2022		For the Period from March 24, 2021 (inception) through December 31, 2021
	Amount	Percent of Pretax Income	Amount	Percent of Pretax Income
Income tax at U.S. statutory rate	$443,114	21%	$(52,112)	21%
Valuation allowance activity	369,359	18%	52,112	(21)%
Total income tax provision/(benefit)	$812,473	39%	$—	—%
Our income tax expense for 2022 was $812.5 thousand compared to $0 for 2021. The increase in tax expense was attributable to an increase in earnings on assets held in trust in 2022.
The components of deferred tax assets are as follows:
	December 31,
	2022	2021
Net operating losses	$4,875	$5,748
Capitalized costs	416,597	46,364
Deferred taxes before valuation	421,472	52,112
Valuation allowance	(421,472)	(52,112)
Net deferred tax assets, net of allowance	$—	$—
As of December 31, 2022 and 2021, the Company had $23.2 thousand and $27.4 thousand, respectively, of U.S. federal net operating loss carryovers, which do not expire, and no state net operating loss carryovers available to offset future taxable income.
As of December 31, 2022 and 2021, the Company has concluded that it is more likely than not that the Company will not realize the benefit of its deferred tax assets associated with capitalized start-up costs and net operating losses. Start-up costs cannot be amortized until the Company starts business operations. Therefore, a full valuation allowance has been established, as future events such as business combinations cannot be considered when assessing the realizability of deferred tax assets. Accordingly, the net deferred tax assets have been fully reserved.
We utilize a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the available evidence indicates there is more than a 50% likelihood that the position will be sustained upon examination, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. As of December 31, 2022 and 2021, the Company does not have any uncertain tax positions.
NOTE 9.   SUBSEQUENT EVENTS
Management has evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statement was issued. Based upon this review, other than the below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
On February 9 and 10, 2023, we received letters from Citi Bank and Wells Fargo which waived their entitlement to the payment of the deferred underwriting fees accrued in connection with the initial public offering.
On February 14, 2023, we entered into a Business Combination Agreement with Vast Solar. The combined entity is to be named Vast and expected to be listed on the NYSE under the ticker symbol “VSTE”. Vast Solar is a world-leading renewable energy company that has developed concentrated solar thermal power systems to generate, store and dispatch 24/7 carbon free, utility-scale electricity, industrial heat and green fuels.
The Merger is expected to be consummated after obtaining the required approval by the stockholders of NETC and Vast and the satisfaction of certain other customary closing conditions.
On February 16, 2023, the Company extended the initial 15-month period to consummate the initial business combination by 3 months by entering into an unsecured promissory note agreement with the Sponsor in the amount of $2,760,000. The notes bear no interest and are due and payable upon the earlier to occur of (i) the date on which our initial business combination is consummated and (ii) the liquidation of the Company on or before May 19, 2023 (unless such date is extended pursuant to our charter or such later liquidation date as may be approved by our stockholders).
If the company consummates an initial business combination, the loans will be repaid out of the proceeds of the trust account for the public stockholders or, at the option of the Sponsor, convert all or a portion of the loans into warrants at a price of $1.00 per warrant. The warrants will be identical to the private placement warrants issued in connection with the initial public offering. If an initial business combination is not consummated, the loans will be repaid only from funds held outside of the Trust Account.

NABORS ENERGY TRANSITION CORP.
BALANCE SHEETS
(Unaudited)
	September 30, 2023	December 31, 2022
Assets:
Cash	$82,514	$468,461
Prepaid expenses	106,117	375,000
Total current assets	188,631	843,461
Investments held in Trust	106,861,019	284,840,707
Total assets	$107,049,650	$285,684,168
Liabilities and Stockholders’ Deficit:
Current liabilities:
Accounts payable and accrued liabilities	$615,207	$235,995
Income taxes payable	—	87,473
Convertible promissory note – related party	4,237,596	—
Due to related party	267,098	10,464
Total current liabilities	5,119,901	333,932
Deferred legal fees	5,889,484	1,469,726
Deferred underwriting commissions	—	9,660,000
Total liabilities	11,009,385	11,463,658
Commitments and Contingencies (Note 6)
Class A common stock, $0.0001 par value; 9,850,641 and 27,600,000 shares subject to redemption at $10.83 and $10.31 per share, respectively	106,680,153	284,477,945
Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; none issued and outstanding (excluding 9,850,641 and 27,600,000 shares subject to possible redemption, respectively)	—	—
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Class F common stock, $0.0001 par value; 50,000,000 shares authorized; 6,900,000 shares issued and outstanding	690	690
Accumulated deficit	(10,640,578)	(10,258,125)
Total stockholders’ deficit	(10,639,888)	(10,257,435)
Total liabilities and stockholders’ deficit	$107,049,650	$285,684,168
The accompanying notes are an integral part of these financial statements.

NABORS ENERGY TRANSITION CORP.
STATEMENT OF OPERATIONS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
General and administrative expenses	$664,128	$214,423	$6,042,942	$842,467
Loss from operations	(664,128)	(214,423)	(6,042,942)	(842,467)
Other income:
Interest income earned on investments held in trust	1,368,284	1,229,047	6,460,425	1,644,333
Income before provision for income taxes	704,156	1,014,624	417,483	801,866
Provision for income taxes	(276,753)	(224,021)	(1,325,160)	(224,021)
Net income (loss)	$427,403	$790,603	$(907,677)	$577,845
Basic and diluted weighted average redeemable common shares outstanding	9,850,641	27,600,000	18,237,701	27,600,000
Basic and diluted net income (loss) per redeemable common share	$0.03	$0.02	$(0.04)	$0.02
Basic and diluted weighted average non-redeemable common shares outstanding	6,900,000	6,900,000	6,900,000	6,900,000
Basic and diluted net income (loss) per non-redeemable common share	$0.03	$0.02	$(0.04)	$0.02
The accompanying notes are an integral part of these financial statements.

NABORS ENERGY TRANSITION CORP.
STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT
(Unaudited)
	Class F		Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
Balance – December 31, 2021	6,900,000	$690	$(8,597,773)	$(8,597,083)
Net loss	—	—	(231,463)	(231,463)
Balance – March 31, 2022	6,900,000	690	(8,829,236)	(8,828,546)
Net income	—	—	18,705	18,705
Balance – June 30, 2022	6,900,000	$690	$(8,810,531)	$(8,809,841)
Net income	—	—	790,603	790,603
Balance – September 30, 2022	6,900,000	$690	$(8,019,928)	$(8,019,238)
	Class F		Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
Balance – December 31, 2022	6,900,000	$690	$(10,258,125)	$(10,257,435)
Offering costs adjustment	—	—	9,660,000	9,660,000
Accretion for common stock to redemption amount	—	—	(4,976,904)	(4,976,904)
Net loss	—	—	(1,299,403)	(1,299,403)
Balance – March 31, 2023	6,900,000	690	(6,874,432)	(6,873,742)
Accretion for common stock to redemption amount	—	—	(2,499,854)	(2,499,854)
Net loss	—	—	(35,677)	(35,677)
Balance – June 30, 2023	6,900,000	$690	$(9,409,963)	$(9,409,273)
Accretion for common stock to redemption amount	—	—	(1,658,018)	(1,658,018)
Net income	—	—	427,403	427,403
Balance – September 30, 2023	6,900,000	$690	$(10,640,578)	$(10,639,888)
The accompanying notes are an integral part of these financial statements.

NABORS ENERGY TRANSITION CORP.
STATEMENT OF CASH FLOWS
(Unaudited)
	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(907,677)	$577,845
Adjustments to reconcile net loss to net cash used in operating activities:
Interest from investments held in Trust Account	(6,460,425)	(1,644,333)
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	379,212	(90,830)
Income taxes payable	(87,473)	224,021
Prepaid expenses	268,883	(468,750)
Due to related party	256,634	(507,287)
Deferred legal fees	4,419,758	—
Net cash used in operating activities	(2,131,088)	(1,909,334)
Cash flows from investing activities:
Trust Account withdrawal for Class A common stock redemptions	186,932,568	—
Principal deposited in Trust Account for extensions	(4,237,596)	—
Proceeds from Trust Account withdrawn to pay taxes	1,745,141	30,582
Net cash used by investing activities	184,440,113	30,582
Cash flows from financing activities:
Redemptions of Class A common stock	(186,932,568)	—
Proceeds from promissory note – related party	4,237,596	—
Net cash provided by financing activities	(182,694,972)	—
Net increase (decrease) in cash	(385,947)	(1,878,752)
Cash – beginning of the period	468,461	2,505,395
Cash – end of the period	$82,514	$626,643
Supplemental disclosure of noncash financing activities:
Waived deferred underwriting commissions	$9,660,000	$—
The accompanying notes are an integral part of these financial statements.

NABORS ENERGY TRANSITION CORP.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
NOTE 1.   DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION
Nabors Energy Transition Corp. (the “Company” or “NETC”) was incorporated in Delaware on March 24, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities that the Company had not yet identified (“Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
On March 30, 2021, the Company was funded with $25,000 for which it issued 8,625,000 shares of Class F common stock, par value $0.0001 per share (the “Founder Shares”) to the Company’s sponsor, Nabors Energy Transition Sponsor LLC, a Delaware limited liability company (the “Sponsor”). On November 16, 2021, the Sponsor surrendered an aggregate of 1,900,000 Founder Shares to the Company at no cost. An aggregate of 175,000 Founder Shares were issued to the independent directors for an aggregate of $700. As of September 30, 2023, the Company has neither engaged in any operations nor generated any revenues to date. The Company will not generate any operating revenues prior to the completion of a Business Combination and will generate non-operating income in the form of interest income on permitted investments from the proceeds derived from its initial public offering (the “Initial Public Offering”).
The registration statement for the Company’s Initial Public Offering was declared effective on November 16, 2021. On November 19, 2021, the Company consummated its Initial Public Offering of 27,600,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units being offered, the “Public Shares,” and, with respect to the one-half of one redeemable warrant included in the Units being offered, the “Public Warrants”), including 3,600,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of approximately $276.0 million, and incurring offering costs of approximately $16.6 million, of which approximately $9.7 million was deferred underwriting commissions, which were subsequently waived in February 2023 (Note 6).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 13,730,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant, generating gross proceeds of approximately $13.7 million (Note 4).
Upon the closing of the Initial Public Offering and the Private Placement, approximately $281.5 million ($10.20 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust (the “Trust Account”), located in the United States, with Continental Stock Transfer & Trust Company acting as trustee and currently investing by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, which are invested only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds from its Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the potential target business or otherwise is not required to register as an investment company under the Investment Company Act.

The Company will provide holders of Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.20 per Public Share and such amount may be increased for each extension of the Company’s time to consummate its initial Business Combination, as described herein). As of September 30, 2023, these Public Shares were recorded at a redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”). In such case, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Second Amended and Restated Certificate of Incorporation (the “Charter”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor and the Company’s officers and directors (the “Initial Stockholders”) have agreed to vote their Founder Shares and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Initial Stockholders are not entitled to redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
Notwithstanding the foregoing, the Charter provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.
The Initial Stockholders have agreed not to propose an amendment to the Charter (A) in a manner that would affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the time frame described below or (B) with respect to any other material provision relating to the rights of Public Stockholders or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares upon approval of any such amendment.
The Company has 24 months from the closing of the Initial Public Offering to consummate an initial Business Combination. The Company’s board of directors (the “NETC Board”) may extend the date by which the Company has to consummate an initial Business Combination by one additional month (for a total of up to 25 months to complete a Business Combination); provided that the Sponsor (or its affiliates or designees) must deposit into the Trust Account additional funds of an amount equal to $295,519 (or $0.03 for each share of Class A common stock that has not been redeemed) for the one month extension, in exchange for a non-interest bearing, unsecured promissory note. Public Stockholders will not be afforded an opportunity to vote on the extension of time to consummate an initial Business Combination from 24 months to up to 25 months described above or redeem their shares in connection with such extension. If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or up to 25 months if it extends the period of time to consummate its initial Business Combination in accordance with the terms described in its Charter (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to

$100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish the Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the NETC Board, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Initial Stockholders will not be entitled to liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, less taxes payable. This liability will not apply with respect to any claims by a third party or Target that executed an agreement waiving any and all rights to seek access to the Trust Account (whether or not such agreement is enforceable) against certain liabilities, including liabilities under the Securities Act. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Proposed Business Combination
On February 14, 2023, the Company entered into a business combination agreement with Vast Renewables Limited, an Australian proprietary company limited by shares (f/k/a Vast Solar Pty Ltd, an Australian proprietary company limited by shares) (“Vast”), Neptune Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Vast (“Merger Sub”), the Sponsor and Nabors Industries Ltd. (“Nabors”) (the “Business Combination Agreement” and the transactions contemplated therein, the “Vast Business Combination”), pursuant to which, among other things and subject to certain terms and conditions, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned direct subsidiary of Vast (the “Merger”).
Each share of the Company’s Class A common stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) with respect to which a stockholder has validly exercised its redemption rights (“Redemption Rights”) provided for in the Charter (i) will be redeemed immediately prior to the Effective Time and will be converted into the right to receive from the Company, in cash, an amount per share calculated in accordance with such stockholder’s Redemption Rights and (ii) will not be entitled to receive ordinary shares in Vast (the “Vast Ordinary Shares”).
In the event that a Unit has not been detached so as to permit separate transferability or trading prior to the Effective Time, then effective immediately prior to the Effective Time, any and all Units will be automatically detached and broken out into their constituent parts, such that a holder of one Unit will hold one share of our Class A common stock and one-half of one warrant, and the underlying Class A common stock and warrants will be converted in accordance with the Business Combination Agreement. However, if the detachment would result in a holder of a warrant holding a fractional warrant, then prior to the conversion the number of warrants deemed to be held by such holder will be rounded down to the nearest whole number.

The Business Combination Agreement contains customary conditions to each party’s obligation to close the transaction and circumstances under which the parties can terminate the agreement. If the Business Combination Agreement is terminated, the Business Combination Agreement will become void and there will be no liability under the Business Combination Agreement on the part of any party, except in the case of a willful material breach of the Business Combination Agreement prior to such termination.
On October 19, 2023, the Company, the Sponsor, Vast and Merger Sub entered into an Amendment and Waiver to the Business Combination Agreement (the “BCA Amendment”), pursuant to which, among other things, (i) Vast agreed to issue at the closing of the Vast Business Combination (the “Closing”), 350,000 Vast Ordinary Shares to Nabors Lux 2 S.a.r.l, an affiliate of Nabors (“Nabors Lux”) pursuant to the Nabors Backstop Agreement (as defined below), (ii) Vast agreed to issue 1,500,000 Vast Ordinary Shares to the Sponsor in the Merger as acceleration of a portion of the 2,400,000 Vast Ordinary Shares that may be issued to the Sponsor upon the achievement of certain share price targets during the Earnout Period (as defined below) (the “Accelerated Earnback Shares”), pursuant to the Nabors Backstop Agreement, (iii) Vast and Merger Sub agreed to waive in their entirety (a) the conditions precedent to their respective obligations to consummate the Business Combination set forth in Section 8.3 of the Business Combination Agreement, including that Vast will have cash and cash equivalents in an aggregate amount not less than $50.0 million at the Closing, and (b) their rights to terminate the Business Combination Agreement pursuant to Section 9.1(g) thereof for a breach of any representation, warranty, covenant or agreement on the part of the Company, and (iv) the parties agreed to amend and restate in its entirety the form of Shareholder and Registration Rights Agreement to be entered into at Closing.
In connection with the Business Combination Agreement, the Company entered into the following agreements:
Support Agreement.   The Company entered into the Support Agreement with the Sponsor, Vast, Nabors Lux, and the independent directors (together with our Sponsor and Nabors Lux, the “Insiders”), pursuant to which, among other things, the Insiders agreed (i) to certain restrictions on the transfer of the Founder Shares and Private Placement Warrants, (ii) to vote all Founder Shares held by them in favor of the adoption and approval of the Business Combination Agreement, (iii) to waive the anti-dilution rights with respect to their Founder Shares and (iv) to enter into the Shareholder and Registration Rights Agreement. The Sponsor will have the right to be issued up to 3,900,000 additional Vast Ordinary Shares during the time period between the date that is 70 days after the Closing and the five year anniversary of the Closing (the “Earnout Period”) upon satisfaction of certain price targets set forth therein, which price targets will be based on the daily volume-weighted average closing sale price of one Vast Ordinary Share quoted on the New York Stock Exchange (the “NYSE”) (or the exchange on which the Vast Ordinary Shares are then listed), for any 20 trading days within any 30 consecutive trading day period within the Earnout Period. On October 19, 2023, the Company, the Sponsor and Vast entered into Amendment No. 1 to the Support Agreement (the “Support Agreement Amendment”), pursuant to which the Company and the Sponsor agreed to reduce by 500,000 shares each tranche of Vast Ordinary Shares to be issued to the Sponsor upon satisfaction of certain price targets set forth therein, for an aggregate reduction of 1,500,000 Vast Ordinary Shares.
Subscription Agreements.   Concurrently with the signing of the Business Combination Agreement, Nabors Lux and AgCentral Energy Pty Limited (“AgCentral”) entered into subscription agreements (the “Notes Subscription Agreements,” and the financing received therefrom, the “Interim Company Financing”), pursuant to which, among other things, Nabors Lux and AgCentral have each agreed to subscribe for and purchase up to $5.0 million (or $10.0 million in aggregate principal amount) of the senior convertible notes issued in the Convertible Financing (as defined below) from Vast in a private placement to be funded in accordance with the Notes Subscription Agreements. Any amount of Interim Company Financing provided by Nabors Lux or AgCentral will be exchanged for an equivalent number of Vast Ordinary Shares immediately prior to the Effective Time and be deemed to reduce their subscription amounts under the PIPE Financing (as defined below). Vast may enter into additional Notes Subscription Agreements with additional investors between the signing of the Business Combination Agreement and the Closing (the financing received under such additional agreements and together with the financing received under the Notes Subscription Agreements, the “Convertible Financing”).

Also concurrently with the signing of the Business Combination Agreement, Nabors Lux and AgCentral entered into subscription agreements with Vast (the “Equity Subscription Agreements”), pursuant to which, among other things, Nabors Lux and AgCentral agreed, subject to the Closing occurring and certain other conditions, to subscribe for and purchase, and Vast agreed to issue and sell to each of Nabors Lux and AgCentral, up to $15.0 million (or an aggregate of $30.0 million) of Vast Ordinary Shares for $10.20 per share in a private placement. Vast may enter into additional Equity Subscription Agreements, with additional investors between the signing of the Business Combination Agreement and the Closing (the financing received under such additional agreements and together with the financing received under the Equity Subscription Agreements, the “PIPE Financing”).
Services Agreement.   Concurrently with signing of the Business Combination Agreement, Vast and Nabors Corporate Services, Inc., an affiliate of our Sponsor (“Nabors Corporate”), entered into a services and cost reimbursement agreement pursuant to which, among other things, Nabors Corporate will provide certain services related to operations, engineering, design planning and other operational or technical matters to Vast.
Joint Development and License Agreement.   Concurrently with the signing of the Business Combination Agreement, Vast and Nabors Energy Transition Ventures LLC, an affiliate of our Sponsor (“NETV”), pursuant to which NETV and Vast will agree to work together on a project-by-project basis to develop products and/or equipment related to solar power generation.
Noteholder Support Agreement.   At the time of the signing of the Business Combination Agreement, AgCentral is the sole holder of convertible promissory notes previously issued by Vast (the “Existing Convertible Notes”) and a party to certain existing loan agreements with Vast (the “AgCentral Loan Agreements”). Concurrently with the signing of the Business Combination Agreement, Vast and AgCentral entered into the Noteholder Support and Termination Agreement (the “Noteholder Support Agreement”) pursuant to which, among other things, AgCentral agreed to (i) immediately prior to the Closing, as applicable, (a) exercise (or be deemed to have exercised) the conversion rights under each of the Existing Convertible Notes to convert all such Existing Convertible Notes into Vast Ordinary Shares, (b) accept Vast Ordinary Shares as settlement of its Existing Convertible Notes whereupon such notes shall be cancelled, (c) accept Vast Ordinary Shares as repayment of all of the principal outstanding and accrued interest under each AgCentral Loan Agreement whereupon each AgCentral Loan Agreement will be discharged and terminated and (d) discharge and release all financier security granted by Vast to AgCentral in respect of the Existing Convertible Notes and the AgCentral Loan Agreements, and (ii) not to transfer, prior to the Closing or termination of the Business Combination Agreement, AgCentral’s rights under any AgCentral Loan Agreement, its Vast Ordinary Shares or the Existing Convertible Notes, subject to certain exceptions.
In connection with the Closing, the Company will enter into, among others, the following agreement:
Shareholder and Registration Rights Agreement.
Concurrently with the Closing, the Company, Vast, the Sponsor and the holder parties thereto will enter into a Shareholder and Registration Rights Agreement (the “Shareholder and Registration Rights Agreement”), pursuant to which Vast will agree that, within 60 days of the Closing, Vast will file with the SEC (at Vast’s sole cost and expense) a resale registration statement, and Vast will use its commercially reasonable efforts to have the such registration statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the holders of certain securities held by or issuable to certain of the Company’s existing shareholders and Vast can demand Vast’s assistance with underwritten offerings and exercise demand or piggyback rights with respect to such offerings. Additionally, the Shareholder and Registration Rights Agreement contains a customary lock-up agreement for six months after the Closing.
The Shareholder and Registration Rights Agreement will also grant (a) to Nabors a consent right over all debt or equity capital raised by Vast (excluding certain issuances of securities pursuant to (i) compensatory stock or option plans, (ii) contracts existing as of the date of the Nabors Backstop Agreement, (iii) securities issued pursuant to convertible securities issued or issuable pursuant to agreements existing as of the date of the Nabors Backstop Agreement and (iv) a bona fide merger or acquisition with an unrelated third party that is, itself, directly or indirectly, an operating company or an owner of an asset in a business synergistic with the business of Vast) post-Closing until the earlier to occur of (the “Additional Rights Expiration Date”) (A) the third anniversary of the Closing and (B) the date on which Vast’s equity market capitalization equals or exceeds $1 billion and (b) to the Sponsor (i) until the Additional Rights Expiration Date, the right to nominate for election two directors to the Vast board of directors (the “Vast Board”) and (ii) after the Additional Rights Expiration Date, the right to nominate for election one director to the Vast Board for so long as Nabors and its affiliates collectively beneficially own 50% of the number of Vast Ordinary Shares that the Sponsor and its affiliates collectively beneficially owned immediately following the Closing. In addition, the Shareholder and Registration Rights Agreement will also provide to Nabors certain rights if, prior to (A) the date that is six months following the Closing, any investor, or (B) the date that is nine months following the Closing, certain investors, invests in equity or debt interests of Vast on terms that are more favorable to such investor from a financial perspective than the terms applicable to Nabors Lux under the Nabors Backstop Agreement, as determined by Nabors in its reasonable discretion (any such investment within the specified time periods, a “Superior Capital Raise”). To the extent the investor in a Superior Capital Raise has subscribed for Vast Ordinary Shares at a price less than the price paid by Nabors Lux under the Nabors Backstop Agreement (the “Lower Capital Price”), then Vast will issue additional Vast Ordinary Shares to Nabors (or its affiliates) so that the aggregate number of Vast Ordinary Shares received by Nabors and its affiliates for their investment under the Nabors Backstop Agreement is equal to the number of Vast Ordinary Shares they would have received had the price for all such shares been the Lower Capital Price, as further described and subject to the conditions set forth in the Shareholder and Registration Rights Agreement. To the extent the investor in a Superior Capital Raise has subscribed for any security other than Vast Ordinary Shares, Nabors will, to the extent there would not be significant impediments to the timely consummation of such an exchange, have the right to exchange the equity interests (and the debt interests received in exchange for equity interests in a prior exchange under this provision) still held by Nabors (and its affiliates) that were purchased pursuant to the Nabors Backstop Agreement (excluding any shares that were issued as the Accelerated Earnback Shares) for debt or equity interests on the terms issued in the Superior Capital Raise, so that Nabors (or its affiliates) hold the debt or equity interests they would have held had the investment under the Nabors Backstop Agreement been conducted on the terms of the Superior Capital Raise, as further described and subject to the conditions set forth in the Shareholder and Registration Rights Agreement. The Shareholder and Registration Rights Agreement will also grant to AgCentral the right to nominate one director to the Vast Board for so long as AgCentral and its affiliates collectively beneficially own at least the number of Vast Ordinary Shares that would entitle the Sponsor the right to nominate for election directors under the Shareholder and Registration Rights Agreement.
Canberra Subscription.   On September 18, 2023, Vast entered into a subscription agreement with Capital Airport Group (“CAG”), the owner and operator of Canberra Airport, to purchase a minimum of $5.0 million, and up to $10.0 million, of Vast Ordinary Shares at a purchase price of $10.20 per share in a private placement (the “Canberra Subscription”). The Canberra Subscription is conditional on the Closing. Of the $10.0 million Canberra Subscription, $5.0 million will serve as a backstop for subsequent capital raised by Vast prior to Closing via additional Notes Subscriptions or Equity Subscriptions (the “CAG Backstop”). Accordingly, the amount invested by CAG pursuant to the Canberra Subscription will be reduced below $10.0 million, but not below $5.0 million, by one dollar for every three dollars raised by Vast prior to Closing via the issuance of additional shares or debt instruments. Therefore, the CAG Backstop may not ultimately be funded in full or at all.
October Notes Subscription Agreement.   On October 19, 2023, Nabors Lux entered into a Notes Subscription Agreement (the “October Notes Subscription Agreement”) with Vast pursuant to which, among other things, Nabors Lux agreed to subscribe for and purchase an additional $2.5 million of senior convertible notes, which are convertible into an equivalent number of Vast Ordinary Shares at $10.20 per share (the “Incremental Funding”), in addition to the $5.0 million of senior convertible notes already owned. Nabors Lux’s commitment under the Equity Subscription Agreements will be reduced, dollar-for-dollar, by the Incremental Funding.
Backstop Agreement.   On October 19, 2023, Vast entered into a Backstop Agreement (the “Nabors Backstop Agreement”) pursuant to which Nabors Lux agreed to purchase up to $15.0 million of Vast Ordinary Shares at a purchase price of $10.20 per share (the “Nabors Backstop”). The Nabors Backstop will serve as a backstop for redemptions of Class A Common Stock by Public Stockholders in connection with the Business Combination and subsequent capital raised by Vast prior to or in connection with Closing from additional third parties (other than Nabors, AgCentral, CAG and their respective affiliates). Accordingly, the amount invested by Nabors pursuant to the Nabors Backstop Agreement will be reduced below $15.0 million, dollar- for-dollar, by (i) the balance of the cash remaining in the Trust Account after giving effect to any redemptions of NETC Class A Common Stock by Public Stockholders in connection with the Business Combination and (ii) amounts invested by investors other than Nabors Lux, AgCentral and CAG. Therefore, the Nabors Backstop may not ultimately be funded in full or at all.
Master Agreement.   On October 19, 2023, the Company, Vast, Nabors, the Sponsor, Nabors Lux, Merger Sub and AgCentral entered into the Master Agreement, which, among other things, summarizes the key terms of each of the BCA Amendment, Support Agreement Amendment, October Notes Subscription Agreement, Nabors Backstop Agreement and form of Shareholder and Registration Rights Agreement (the “Master Agreement”).
Special Meeting — Extension
On May 11, 2023, the Company convened a special meeting (the “Special Meeting”) and the Company’s stockholders approved its Charter to allow the NETC Board, without another stockholder vote, to elect to extend the date by which the Company has to consummate an initial Business Combination up to seven times for an additional one month each time (but in no event to a date later than 25 months from the closing of the Initial Public Offering), provided that the Sponsor (or its affiliates or designees), deposits into the Trust Account for each monthly extension an amount equal to the lesser of (x) $300,000 and (y) $0.03 for each share of Class A common stock issued as part of the Units sold in the Initial Public Offering that is not redeemed in connection with the Special Meeting in exchange for a non-interest bearing, unsecured promissory note. See Note 2 for additional details on deposits in the Trust Account.
On November 6, 2023, the Company filed a preliminary proxy statement proposing that the Company’s stockholders approve its Charter to allow the NETC Board, without another stockholder vote, to elect to extend the date by which the Company has to consummate an initial Business Combination up to three times for an additional one month each time (but in no event to a date later than 28 months from the closing of Initial Public Offering), provided that the Sponsor (or its affiliates of designees), deposits into the Trust Account for each monthly extension an amount equal to $200,000 in exchange for a non-interest bearing, unsecured promissory note.
Inflation Reduction Act
On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into law. The IR Act imposes a 1% excise tax on the fair market value of stock repurchases made by covered corporations (including domestic corporations) after December 31, 2022. The total taxable value of shares repurchased may be reduced by the fair market value of any newly issued shares during the taxable year. As discussed above, the Company may redeem the Public Shares in certain circumstances. On May 11, 2023, the Company redeemed 17,749,359 shares in exchange for $186,932,568 and may redeem additional shares in the future. If the Vast Business Combination is completed (or if the Company does not completely liquidate before January 1, 2024), the redemptions that occurred in May 2023 as well as future redemptions by the Company may be subject to this excise tax.
Basis of presentation
The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

Emerging growth company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Going Concern
In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC Topic 205-40, “Presentation of Financial Statements-Going Concern,” the Company has until November 19, 2023 (or up to December 19, 2023 if extended pursuant to the Charter) to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. As of September 30, 2023, no adjustments have been made to the carrying amounts of assets or liabilities that might be necessary should the Company be required to liquidate at the end of the Combination Period.
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Use of estimates
The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Concentration of credit risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in financial institutions, which, at times, may exceed the Federal Depository Insurance Corporation coverage of $250,000. The Company has not experienced losses on these accounts, and management believes the Company is not exposed to significant risk on such accounts.

Investments held in Trust Account
On September 30, 2023 and December 31, 2022, the Company had approximately $106.9 million and $284.8 million held in the Trust Account, respectively. The Company’s portfolio of investments is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are presented on the Balance Sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in interest income earned on investments held in trust in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. During the nine months ended September 30, 2023, the Company withdrew $1.7 million from the Trust Account in accordance with the Amended and Restated Investment Management Trust Agreement, dated May 12, 2023, between the Company and Continental Stock Transfer & Trust Company, as trustee, to pay its taxes.
On February 17, 2023, the NETC Board elected to extend the date by which the Company has to consummate an initial Business Combination from February 18, 2023 to May 18, 2023, as permitted under the Amended and Restated Certificate of Incorporation, dated November 16, 2021. In connection with the extension, affiliates of the Sponsor deposited a total of $2,760,000, representing $0.10 per Unit into the Trust Account.
At the Special Meeting held on May 11, 2023, stockholders holding 17,749,359 shares of Class A common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $186,932,568 (or approximately $10.53 per share) was removed from the Trust Account to pay such holders.
On May 17, 2023, the NETC Board elected to extend the date by which the Company has to consummate an initial Business Combination by an additional three months from May 18, 2023 to August 18, 2023, as permitted under the Charter, and affiliates of the Sponsor deposited a total of $886,558 into the Trust Account. During the three months ended September 30, 2023, the NETC Board elected to extend the date an additional two months from August 18, 2023 to October 18, 2023 and $591,038 was deposited into the Trust. Subsequent to September 30, 2023, an additional $295,519 was deposited into the Trust Account to extend the date to November 18, 2023.
Fair value of financial instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet.
Offering costs associated with the Initial Public Offering
The Company complies with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A “Expenses of Offering.” The Company incurred $16.6 million in offering costs in connection with the Initial Public Offering. Offering costs consisted of legal, accounting, underwriting and other costs incurred that were directly related to the Initial Public Offering and that were charged to stockholders’ equity upon the completion of the Initial Public Offering. On February 9, 2023 and February 10, 2023, respectively, Citi Bank, N.A. (“Citi”) and Wells Fargo Bank, N.A. (“Wells Fargo”) delivered separate letters to the Company (the “Fee Waiver Letters”), wherein Citi and Wells Fargo expressly waived all deferred underwriting discounts and commissions owed to them with respect to the Vast Business Combination. The waived underwriting commissions are reflected as an adjustment to offering costs in stockholders’ equity.
Class A common stock subject to possible redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC 480. The Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemed Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, on September 30, 2023 and December 31, 2022, 9,850,641 and 27,600,000 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet, respectively.
Warrants
The Company accounts for warrants as either equity-classified or liability-classified based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and FASB ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgement, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. All of the Company’s warrants have met the criteria for equity treatment.
Income taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of September 30, 2023 and December 31, 2022. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of September 30, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net Income (Loss) per Common Stock
The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.” The statements of operations include a presentation of loss per redeemable public share and loss per non-redeemable share following the two-class method of income per share. With respect to the accretion of the Class A common stock subject to possible redemption and consistent with FASB ASC 480-10-S99-3A, the Company deemed the fair value of the Class A common stock subject to possible redemption to approximate the contractual redemption value and the accretion has no impact on the calculation of net loss per share.
In order to determine the net income (loss) attributable to both the public redeemable shares and non-redeemable shares, the Company first considered the total income (loss) allocable to both sets of shares. This is calculated by allocating the total income (loss) to both sets of shares. The Company splits the amount to be allocated using the ratio between the public shares and the non-redeemable shares for the three and nine months ended September 30, 2023, and 2022, reflective of the respective participation rights.

The Company’s Public Warrants (see Note 3) and Private Placement Warrants (see Note 4) could, potentially, be exercised or converted into common stock and share in the earnings of the Company. Additionally, the conversion feature of the convertible promissory note (see Note 5) allows for conversion of the convertible note into Private Placement Warrants, which could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. However, these potentially dilutive instruments were excluded when calculating diluted loss per share because their exercise is contingent upon future events and their inclusion would be anti-dilutive for the periods presented. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the periods presented.
	Three Months Ended September 30,
	2023		2022
	Redeemable Common Stock	Non-Redeemable Common Stock	Redeemable Common Stock	Non-Redeemable Common Stock
Basic and diluted net income per share
Numerator:
Allocation of net income	$251,345	$176,058	$632,482	$158,121
Denominator: Weighted average non-redeemable common stock
Weighted average shares outstanding	9,850,641	6,900,000	27,600,000	6,900,000
Basic and diluted net income per share	$0.03	$0.03	$0.02	$0.02
	Nine Months Ended September 30,
	2023		2022
	Redeemable Common Stock	Non-Redeemable Common Stock	Redeemable Common Stock	Non-Redeemable Common Stock
Basic and diluted net income (loss) per share
Numerator:
Allocation of net income (loss)	$(658,531)	$(249,147)	$462,276	$115,569
Denominator: Weighted average non-redeemable common stock
Weighted average shares outstanding	18,237,701	6,900,000	27,600,000	6,900,000
Basic and diluted net income (loss) per share	$(0.04)	$(0.04)	$0.02	$0.02
Recent accounting pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.
NOTE 3.   INITIAL PUBLIC OFFERING
On November 19, 2021, the Company consummated its Initial Public Offering of 27,600,000 Units, including 3,600,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of approximately $276.0 million, and incurring offering costs of approximately $16.6 million, of which approximately $9.7 million was for deferred underwriting commissions, which was subsequently waived in February 2023.
Each Unit consisted of one Public Share and one-half of one Public Warrant. Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).
NOTE 4.   PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 13,730,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, generating gross proceeds of approximately $13.7 million.

Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants was added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable for cash or on a cashless basis.
Pursuant to a letter agreement, dated November 16, 2021, among the Company and the other parties thereto (the “Letter Agreement”), the parties agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.
NOTE 5.   RELATED PARTY TRANSACTIONS
Founder Shares
On March 30, 2021, the Sponsor paid an aggregate of $25,000 in exchange for issuance of 8,625,000 Founder Shares. On November 16, 2021, the Sponsor surrendered an aggregate of 1,900,000 Founder Shares to the Company at no cost. An aggregate of 175,000 Founder Shares were issued to the independent directors for an aggregate of $700. All shares and associated amounts have been retroactively restated to reflect the surrender and issuance of these shares. As of September 30, 2023, there were 6,900,000 Founder Shares outstanding. The Founder Shares represent 41.2% of the Company’s issued and outstanding shares as of September 30, 2023.
Pursuant to the Letter Agreement, the Initial Stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until one year after the date of the consummation of the initial Business Combination or earlier if, subsequent to the initial Business Combination, (i) the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (ii) the Company consummates a subsequent liquidation, merger, stock exchange, reorganization, recapitalization or other similar transaction which results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined, and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of September 30, 2023, the Company had no borrowings under the Working Capital Loans.
Administrative Support Agreement
On November 16, 2021, the Company entered into an agreement pursuant to which, commencing on the date that the Company’s securities were first listed on the NYSE through the earlier of consummation of the initial Business Combination and the Company’s liquidation, the Company will reimburse the Sponsor or an affiliate thereof $15,000 per month for office space, utilities, secretarial and administrative support.

As of September 30, 2023 and December 31, 2022, the Company owed $270,000 and $135,000 to the Sponsor or an affiliate thereof for administrative support costs, respectively.
In addition, the Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential partner businesses and performing due diligence on suitable Business Combinations. Any such payments prior to an initial Business Combination will be made using funds held outside the Trust Account.
Convertible Promissory Notes
On February 16, 2023, the NETC Board elected to effectuate a three-month extension and extend the date by which NETC has to consummate an initial Business Combination from February 18, 2023 to May 18, 2023. In order for the time available for NETC to consummate an initial Business Combination to be extended, $2,760,000 ($0.10 per Unit) had to be deposited into the Trust Account. NETC issued unsecured promissory notes for an aggregate principal amount of $2,760,000 to affiliates of the Sponsor in connection with the extension. The notes bear no interest and are due and payable upon the earlier to occur of (i) the date on which NETC’s initial Business Combination is consummated and (ii) the liquidation of NETC. If NETC consummates an initial Business Combination, the Company will repay the loans out of the proceeds of the Trust Account or, the Sponsor may elect to convert a portion or all of such loan amount into warrants at a price of $1.00 per warrant, which warrants will be identical to the Private Placement Warrants.
On May 17, 2023, the NETC Board elected to extend the date by which NETC has to consummate an initial Business Combination from May 18, 2023 to August 18, 2023 and affiliates of the Sponsor deposited a total of $886,558, representing $0.03 per Class A common stock not redeemed, into the Trust Account in exchange for non-interest bearing, unsecured promissory notes. Additional extension deposits totaling $591,038 were made on August 16, 2023 and September 14, 2023. Subsequent to September 30, 2023, a fourth extension payment was made for $295,519 by Nabors Lux. The notes bear no interest and are due and payable upon the earlier to occur of (i) the date on which NETC’s initial Business Combination is consummated and (ii) the liquidation of NETC on or before November 18, 2023, unless such date is extended pursuant to the Charter. If NETC consummates an initial Business Combination, the Company will repay the loans out of the proceeds of the Trust Account or, the Sponsor may elect to convert a portion or all of such loan amount into warrants at a price of $1.00 per warrant, which warrants will be identical to the Private Placement Warrants.
Registration Rights Agreement
On November 16, 2021, the Company entered into that certain Registration Rights Agreement by and among the Company, the Sponsor and the holder parties thereto (the “Registration Rights Agreement”). See “Registration and Stockholder Rights” in “Note 6. Commitments and Contingencies,” below.
NOTE 6.   COMMITMENTS AND CONTINGENCIES
Registration and Stockholder Rights
The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans or extension loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans or extension loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to the Registration Rights Agreement signed upon the effective date of the registration statement relating to the Initial Public Offering. These holders have certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the date of the final prospectus to purchase up to 3,600,000 additional Units at the Initial Public Offering price less the underwriting discounts and commissions. On November 17, 2021, the underwriters fully exercised their over-allotment option.

The underwriters were entitled to an underwriting discount of $0.20 per unit, or approximately $5.5 million in the aggregate (including with respect to the Over-Allotment Units), paid upon the closing of the Initial Public Offering. In addition, as of December 31, 2022, $0.35 per unit, or approximately $9.7 million in the aggregate (including with respect to the Over-Allotment Units) will be payable to the underwriters for deferred underwriting commissions. On February 9, 2023 and February 10, 2023, respectively, Citi and Wells Fargo delivered the Fee Waiver Letters to the Company, wherein Citi and Wells Fargo expressly waived all deferred underwriting discounts and commissions owed to them.
NOTE 7.   STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Stock — The Company is authorized to issue 5,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the NETC Board. On September 30, 2023 and December 31, 2022, there were no shares of preferred stock issued or outstanding.
Class A Common Stock — The Company is authorized to issue 500,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of September 30, 2023 and December 31, 2022, there were 9,850,641 and 27,600,000 shares of Class A common stock issued and outstanding, all of which were subject to possible redemption.
Class B Common Stock — The Company is authorized to issue 50,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of September 30, 2023 and December 31, 2022, there were no shares issued or outstanding.
Class F Common Stock — The Company is authorized to issue 50,000,000 shares of Class F common stock with a par value of $0.0001 per share. On March 29, 2021, the Company issued 8,625,000 shares of Class F common stock to the Sponsor. On November 16, 2021, the Sponsor surrendered an aggregate of 1,900,000 shares of Class F common stock to the Company at no cost. An aggregate of 175,000 shares of Class F common stock were issued to the independent directors for an aggregate of $700. As of September 30, 2023 and December 31, 2022, there were 6,900,000 shares of Class F common stock outstanding. The shares of Class F common stock represent 41.2% of the Company’s issued and outstanding shares as of September 30, 2023.
Prior to the completion of the initial Business Combination, holders of the Class F common stock will have the right to elect all of the Company’s directors. On any other matter submitted to a vote of the Company’s stockholders, holders of the Class A common stock, the Class B common stock (if any) and the Class F common stock will vote together as a single class, except as required by law or stock exchange rule. Each share of common stock will have one vote on all such matters.
Following the completion of the initial Business Combination and the automatic conversion of the shares of Class F common stock into Class B common stock, holders of the Class A common stock and Class B common stock will generally vote together as a single class, except as required by applicable law or stock exchange rule, on all matters presented for a stockholder vote with each share of Class A common stock entitling the holder to one vote per share and each share of Class B common stock entitling the holder to ten votes per share.
The Class F common stock will automatically convert into Class B common stock at the time of an initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, and, prior to and following the initial Business Combination, each share of Class B common stock will be convertible, at the option of the holder, into one share of Class A common stock, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and in each case, subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which the Founder Shares shall convert into shares of Class A common stock or shares of Class B common stock, as applicable, will be adjusted (unless the holders of a majority of the outstanding Founder Shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock or shares of

Class B common stock, as applicable, issuable upon conversion thereof will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination).
Warrants — As of September 30, 2023 and December 31, 2022, there were 13,800,000 Public Warrants and 13,730,000 Private Placement Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of an initial Business Combination or earlier upon redemption or liquidation. The warrants will become exercisable 30 days after the completion of an initial Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants, and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement or a new registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective within 60 days after the closing of its initial Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement.
In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the NETC Board and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination (net of redemptions), and (z) the volume weighted average price of the Class A common stock during the 10 trading day period ending on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, (i) the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and (ii) the $18.00 per share redemption trigger price described under “Redemption of warrants for cash when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Pursuant to the Letter Agreement, Private Placement Warrants (including the shares of Class A common stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable by the parties thereto until 30 days after the completion of an initial Business Combination, subject to certain limited exceptions, and they will not be redeemable by the Company. The Private Placement Warrants may be exercised for cash or on a cashless basis. Except as described herein, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period.

Redemption of warrants for cash when the price per share of Class A common stock equals or exceeds $18.00
Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•
if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrantholders.

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective, and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete an initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.
NOTE 8.   INCOME TAXES
The Company’s provision for income taxes for the three and nine months ended September 30, 2023 was $0.3 million and $1.3 million, respectively and $0.2 for the three and nine months ended September 30, 2022. The effective tax rate was 39% and 317% for the three and nine months ended September 30, 2023, respectively. The effective tax rate was 22% and 28% for the three and nine months ended September 30, 2022, respectively. The increase in taxes is attributable to an increase in earnings from the Trust Account. The effective tax rate differs from the statutory tax rate of 21% as the Company continues to record a full valuation allowance for all its deferred tax assets, as discussed below.
As of September 30, 2023 and December 31, 2022, the Company has concluded that it is more likely than not that the Company will not realize the benefit of its deferred tax assets associated with capitalized start-up costs. Start-up costs cannot be amortized until the Company starts business operations. Therefore, a full valuation allowance has been established, as future events such as business combinations cannot be considered when assessing the realizability of deferred tax assets. Accordingly, the net deferred tax assets have been fully reserved.
As of September 30, 2023 and December 31, 2022, the Company has not recorded any tax liability for uncertain tax positions. The Company’s continuing practice is to recognize potential accrued interest and/or penalties related to income tax matters within income tax expense. During the nine months ended September 30, 2023 and 2022, the Company did not accrue any interest and penalties.

NOTE 9.   SUBSEQUENT EVENTS
Management has evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than the events discussed above, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Annex A
BUSINESS COMBINATION AGREEMENT
by and among
NABORS ENERGY TRANSITION CORP.,
VAST SOLAR PTY LTD,
NEPTUNE MERGER SUB, INC.,
NABORS ENERGY TRANSITION SPONSOR LLC (SOLELY WITH RESPECT TO SECTIONS 5.20, 7.10(a) and 7.16)
and
NABORS INDUSTRIES LTD. (SOLELY WITH RESPECT TO SECTIONS 7.8(d) and 7.18)
Dated as of February 14, 2023

EXHIBIT A	Form of Shareholder and Registration Rights Agreement
EXHIBIT B	Form of Second Amended and Restated Certificate of Incorporation of Surviving Corporation
EXHIBIT C	Form of Amended and Restated Bylaws of Surviving Corporation
EXHIBIT D	Form of Constitution of Company

BUSINESS COMBINATION AGREEMENT
This BUSINESS COMBINATION AGREEMENT, dated as of February 14, 2023 (as may be further amended, restated or amended and restated from time to time, this “Agreement”), is made by and among Nabors Energy Transition Corp., a Delaware corporation (“SPAC”), Vast Solar Pty Ltd, an Australian proprietary company limited by shares (the “Company”), NEPTUNE MERGER SUB, INC., a Delaware corporation and wholly owned direct subsidiary of the Company (“Merger Sub”), Nabors Energy Transition Sponsor LLC, a Delaware limited liability company (the “Sponsor”) (solely with respect to Sections 5.20, 7.10(a) and 7.16), and Nabors Industries Ltd. (“Nabors”) (solely with respect to Sections 7.8(d) and 7.18).
WHEREAS, SPAC is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities;
WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will merge with and into SPAC (the “Merger”), with SPAC surviving the Merger as a wholly owned direct subsidiary of the Company;
WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously approved the Merger, this Agreement and the Transactions (as defined herein);
WHEREAS, the Board of Directors of SPAC (the “SPAC Board”) has unanimously (a) approved and adopted this Agreement and declared its advisability and approved the Transactions to which SPAC is a party, including the Merger, (b) determined that this Agreement and the Transactions to which SPAC is a party, including the Merger, are fair to, and in the best interests of, SPAC and its stockholders and (c) recommended the approval and adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement by the stockholders of SPAC;
WHEREAS, the Board of Directors of Merger Sub (the “Merger Sub Board”) has unanimously (a) determined that the Merger is fair to, and in the best interests of, Merger Sub and its sole stockholder, and (b) approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement;
WHEREAS, SPAC, the Company and the Sponsor, concurrently with the execution and delivery of this Agreement, are entering into the Support Agreement with Nabors Lux 2 S.A.R.L., a Luxembourg private limited liability company (société à responsabilité limitée) (“Nabors Lux 2”), and each of the other signatories thereto, dated as of the date hereof (the “Support Agreement”), providing that, among other things, the Sponsor and its affiliates will vote their shares of Class A common stock, par value $0.0001 per share, of SPAC (“Class A Common Stock”) and Founder Shares (as defined herein) in favor of this Agreement and the transactions contemplated by this Agreement and the Founder Shares held by the Sponsor will be exchanged for a fixed number of Company Shares and the right to receive additional Company Shares during the Earnout Period (as defined herein) upon the achievement of certain share price targets, in each case, as more specifically set forth therein;
WHEREAS, concurrently with the execution and delivery of this Agreement, AgCentral Energy Pty Limited (“AgCentral”), in its capacity as the sole holder of Existing Company Convertible Notes and in its capacity as holder of certain indebtedness of the Company pursuant to the AgCentral Loan Agreements, entered into a noteholder support and loan termination deed (the “Noteholder Support and Loan Termination Agreement”), pursuant to which, among other things, AgCentral agreed (a) to, immediately prior to the Closing, as applicable, (i) exercise (or be deemed to have exercised) the conversion rights under each of the Existing Company Convertible Notes to convert all such Existing Company Convertible Notes into Company Shares (as defined herein) on the terms thereof or, (ii) accept Company Shares as settlement of their Existing Company Convertible Notes whereupon such notes shall be canceled, (iii) accept Company Shares as repayment of all of the principal outstanding and accrued interest under each AgCentral Loan Agreement whereupon each of the AgCentral Loan Agreements shall be discharged and terminated (clauses (i)-(iii), collectively, the “Existing Convertible Note Conversion”), and (iv) discharge and release all financier security granted by the Company to AgCentral in respect of the Existing Company Convertible Notes and the

AgCentral Loan Agreements, and (b) not to transfer, prior to the Closing or termination of this Agreement, AgCentral’s rights under any AgCentral Loan Agreement, AgCentral’s Company Shares or the Existing Company Convertible Notes, subject to the exceptions set forth therein;
WHEREAS, in connection with the Closing, SPAC, the Company, certain stockholders of SPAC and certain holders of Company Shares (“Company Shareholders”) shall enter into a Shareholder and Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the “Shareholder and Registration Rights Agreement”);
WHEREAS, concurrently with the execution and delivery of this Agreement, Nabors Lux 2 and AgCentral are each entering into a subscription agreement with the Company (the “Notes Subscription Agreements”), pursuant to which, among other things, Nabors Lux 2 and AgCentral have agreed to subscribe for and purchase senior convertible notes from the Company, in exchange for an aggregate purchase price of $10,000,000 to be funded in accordance with the Notes Subscription Agreements;
WHEREAS, certain additional investors may enter into Additional Notes Subscription Agreements (as defined herein) with the Company (the financing contemplated under the Notes Subscription Agreement and the Additional Notes Subscription Agreements hereinafter referred to as the “Convertible Financing”);
WHEREAS, concurrently with the execution and delivery of this Agreement, Nabors Lux 2 and AgCentral are entering into subscription agreements with the Company (the “Equity Subscription Agreements”), pursuant to which, among other things, Nabors Lux 2 and AgCentral shall agree, subject to the Closing occurring, to subscribe for and purchase, and the Company will issue and sell to each of Nabors Lux 2 and AgCentral up to the number of Company Shares provided for in the applicable Equity Subscription Agreement in exchange for the purchase price set forth therein, in each case, on the terms and subject to the conditions set forth therein;
WHEREAS, certain additional investors may enter into Additional Equity Subscription Agreements (as defined herein) with the Company (the equity financing under the Equity Subscription Agreements and the Additional Equity Subscription Agreements hereinafter referred to as the “PIPE Financing”);
WHEREAS, immediately prior to the Merger, the MEP Share Conversion (as defined herein), the Existing Convertible Note Conversion and a conversion of Company Shares (whether by way of subdivision or consolidation) will be undertaken (the “Company Split Adjustment”), whereby the aggregate number of Company Shares outstanding immediately following such corporate actions will be 20,500,000 Company Shares (subject to adjustments as contemplated herein);
WHEREAS, prior to the Closing, the Company shall change from a proprietary company limited by shares to a public company limited by shares and replace the constitution of the Company;
WHEREAS, concurrently with the execution and delivery of this Agreement, (a) the Company and Nabors Corporate Services, Inc. are entering into a Services Agreement (the “Services Agreement”) and (b) the Company and Nabors Energy Transition Ventures LLC are entering into a Joint Development and License Agreement (the “Development Agreement”); and
WHEREAS, prior to the consummation of the Transactions, the Company shall adopt the 2023 Equity Incentive Plan (as defined herein).
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1   Certain Definitions.   For purposes of this Agreement:
“Additional Equity Subscription Agreements” means subscription agreements entered into with investors between the date of this Agreement and the Effective Time or the earlier termination of this Agreement pursuant to which such investors, upon the terms and subject to the conditions set forth therein, have agreed to subscribe for and purchase Company Shares in the PIPE Financing. Additional Equity

Subscription Agreements shall be with investors reasonably acceptable to SPAC who have agreed to purchase Company Shares at a price at least equal to the price per share provided in the Equity Subscription Agreements and on terms and conditions that are no more favorable to such investor in any material respect than the Equity Subscription Agreements unless SPAC provides its prior written consent (such consent not to be unreasonably withheld, conditioned or delayed, having regard to, inter alia (a) market conditions prevailing at the date consent is requested, for instruments such as the Company Shares offered in the PIPE Financing and (b) other alternative transactions available to SPAC, at the date that consent is required).
“Additional Notes Subscription Agreements” means subscription agreements entered into with investors between the date of this Agreement and the Effective Time or the earlier termination of this Agreement pursuant to which such investors, upon the terms and subject to the conditions set forth therein, have agreed to subscribe for and purchase senior convertible notes in the Convertible Financing. Additional Notes Subscription Agreements shall be with investors reasonably acceptable to SPAC who have agreed to purchase Senior Convertible Notes at a price at least equal to the price per note provided in the Notes Subscription Agreements and on terms and conditions that are no more favorable to such investor in any material respect than the Notes Subscription Agreements unless SPAC provides its prior written consent (such consent not to be unreasonably withheld, conditioned or delayed, having regard to, inter alia (a) market conditions prevailing at the date consent is requested, for instruments such as the senior convertible notes offered in the Convertible Financing and (b) other alternative transactions available to SPAC, at the date that consent is required).
“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person; “control” means the ownership, directly or indirectly, of voting securities representing the right generally to elect a majority of the directors (or similar officials) of a person or the possession, as a director, manager, officer or equivalent position or by Contract or otherwise, of the authority to direct the management and policies of a person.
“AgCentral Loan Agreements” means the loan agreements set forth on Section 1.1(a) of the Company Disclosure Schedule.
“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), (b) the UK Bribery Act 2010, (c) Divisions 70 and 142 of Australia’s Criminal Code Act 1995 (Cth), as amended, (d) Australia’s Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth), as amended, (e) anti-bribery legislation promulgated by the European Union and implemented by its member states, (f) Laws or any other type of legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and (g) all other applicable, similar or equivalent anti-corruption, anti-bribery or anti-money laundering Laws or any other type of legislation of any jurisdiction applicable to the Company, the Company’s subsidiaries, or the Company’s operations.
“ASIC” means the Australian Securities and Investments Commission.
“Australian Tax Laws” means the Income Tax Assessment Act 1936 (Cth) and the Income Tax Assessment Act 1997 (Cth).
“Business Data” means all business information and data, including Personal Information (whether of employees, contractors, consultants, customers, consumers, or other persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Business Systems or otherwise in the course of the conduct of the business of the Company or any Company Subsidiaries.
“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, NY in the United States of America or Sydney, Australia.
“Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks,

interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, that are owned, licensed, or leased by the Company or any Company Subsidiaries and used or held for use in the conduct of the Company Business.
“Change of Control” means (a) any transaction or series of transactions (other than any transaction or series of transactions described in clause (b) hereof) following which a person or “group” (within the meaning of Section 13(d) of the Exchange Act) of persons (other than AgCentral or its affiliates, the Company or any of its subsidiaries), has direct or indirect beneficial ownership of securities (or rights convertible or exchangeable into securities) representing fifty percent (50%) or more of the voting power of or economic rights or interests in the Company, (b) any transaction or series of transactions constituting a merger, consolidation, reorganization or other business combination involving the Company, however effected, following which either (i) the members of the Company Board immediately prior to such merger, consolidation, reorganization or other business combination do not constitute at least a majority of the board of directors of the company surviving the combination or, if the surviving company is a subsidiary, the ultimate parent thereof or (ii) the voting securities of the Company immediately prior to such merger, consolidation, reorganization or other business combination do not continue to represent or are not converted into fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the person resulting from such combination or, if the surviving company is a subsidiary, the ultimate parent thereof, or (c) any transaction or series of transactions the result of which is a sale of all or substantially all of the assets of the Company to any person.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Company Business” means the business of the Company and any Company Subsidiaries as conducted as of the date hereof.
“Company Change of Control Payment” means any success, change of control, retention, transaction bonus or other similar payment or amount that the Company is required to pay to any current or former officer, director or employee of the Company or any affiliate of the Company (including any “double trigger” payments or similar amounts that may become due and payable based upon the occurrence of the Transactions followed by or combined with one or more additional circumstances, matters or events) pursuant to the express terms of any plan, policy, arrangement or Contract to which the Company is a party or by which any of its assets are bound as of or prior to the Closing, in each case, as a result of the consummation of the Transactions.
“Company IP” means, collectively, all Company-Owned IP and Company-Licensed IP.
“Company-Licensed IP” means all Intellectual Property rights owned or purported to be owned by a third party and licensed to the Company or any Company Subsidiary or that the Company or any Company Subsidiary otherwise has a right to use.
“Company Material Adverse Effect” means any event, circumstance, change, fact, condition, development, effect or occurrence (collectively “Effect”) that, individually or in the aggregate with all other Effects, (a) has had or would reasonably be expected to have a material adverse effect to the business, condition (financial or otherwise), assets, liabilities or operations of the Company and the Company Subsidiaries, taken as a whole, or (b) would reasonably be expected to prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any Law, GAAP or applicable Local GAAP after the date of this Agreement; (ii) events or conditions generally affecting the industries or geographic areas in which the Company or the Company Subsidiaries operate; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest or terrorism (including in the Ukraine), or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God, epidemic, pandemic, or disease outbreak (including

COVID-19), (vi) any actions taken by the Company or the Company Subsidiaries as required by this Agreement or any other Transaction Document or at SPAC’s written request, (vii) any failure by the Company to meet any projections or forecasts or estimates of revenues or earnings for any period (provided, that this clause (vii) shall not prevent a determination that any Effect underlying such failure has resulted in a Company Material Adverse Effect), or (viii) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Transactions (including the impact thereof on relationships with customers, suppliers, employees or Governmental Authorities) (provided, that this clause (viii) shall not apply to any representations or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from this Agreement or the consummation of the Transactions), except in the cases of clauses (i) through (v), to the extent that the Company and the Company Subsidiaries, taken as a whole, are materially and disproportionately affected thereby as compared with other participants in the industries in which the Company and the Company Subsidiaries operate.
“Company-Owned IP” means all Intellectual Property rights owned or purported to be owned by the Company or any Company Subsidiary.
“Company Shares” means ordinary shares in the capital of the Company.
“Company Software” means Software owned or purported to be owned by or developed by or for the Company or any Company Subsidiary.
“Company Subsidiary” means a subsidiary of the Company.
“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company, the Company Subsidiaries, or any Suppliers or customers of the Company or any Company Subsidiary or SPAC or its subsidiaries (as applicable) that is not already generally available to the public.
“Contract” shall mean any written contract, mortgage, deed of trust, bond, bank guarantee, indenture, lease, sublease, license, sublicense, note, franchise, option, warrant, right or other written obligation or agreement.
“Copyleft License” means any license that requires, as the result of and as a condition of the Company’s use, modification or distribution of software subject to such license in the conduct of the Company’s Business, that such software subject to such license, or any material Company Software as incorporated into, derived from, used or distributed with such software subject to such license by the Company in the conduct of the Company’s Business (a) be made available or distributed in a form other than binary (e.g., source code form), (b) be licensed for the purpose of preparing derivative works or (c) be redistributable at no license fee. Copyleft Licenses include the GNU General Public License, the GNU Lesser General Public License, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License and all Creative Commons “sharealike” licenses.
“Corporations Act” means the Australian Corporations Act 2001 (Cth).
“COVID-19” shall mean SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.
“Dollars” or “$” means the lawful currency of the United States of America.
“Earnout Period” means the time period between the date that is seventy (70) days after the Closing Date and the five-year anniversary of the Closing Date.
“Eligible Company Shareholder” means a holder of a Company Share (after taking into account the Existing Convertible Note Conversion in accordance with the Noteholder Support and Loan Termination Agreement and the MEP Share Conversion) immediately prior to the Effective Time; provided, that no person that becomes a holder of Company Shares prior to the Effective Time solely as a result of the consummation of the Convertible Financing or the PIPE Financing shall be an Eligible Company Shareholder with respect to such Company Shares.
“Environmental Laws” means any United States federal, state or local or non-United States laws relating to: (a) releases or threatened releases of Hazardous Substances or materials containing Hazardous

Substances; (b) the manufacture, handling, transport, use, treatment, storage, exposure to or disposal of Hazardous Substances or materials containing Hazardous Substances; or (c) pollution or protection of human health, safety, or the environment or natural resources.
“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.
“Existing Company Convertible Notes” means the convertible promissory notes issued by the Company set forth on Section 1.1(a) of the Company Disclosure Schedule.
“Extension Amount” means the amount, which, pursuant to the SPAC Certificate of Incorporation, the Sponsor shall deposit, or cause to be deposited, into the Trust Account in the form of a non-interest bearing loan in order to extend the deadline for SPAC to consummate its initial business combination by three months to May 18, 2023.
“FATA” means the Australian Foreign Acquisitions and Takeovers Act 1975 (Cth).
“Founder Shares” means the shares of Class F common stock, par value $0.0001 per share, of SPAC (“Class F Common Stock”), the shares of Class B common stock, par value $0.0001 per share, of SPAC (“Class B Common Stock”) issued upon conversion of the Class F Common Stock and the shares of Class A Common Stock issued upon conversion of the Class B Common Stock.
“GAAP” means generally accepted accounting principles as in effect in the United States from time to time.
“Government Official” means any officer or employee of a government, a public international organization, or any department, agency, or instrumentality thereof or any person acting in an official capacity for such government or organization, including (i) a foreign official as defined in the FCPA, (ii) a foreign public official as defined in the UK Border Agency, (iii) an officer or employee of a government-owned, controlled, operated enterprise, such as a national energy company, and (iv) any non-U.S. political party or party official or any candidate for non-U.S. political office.
“Hazardous Substance(s)” means: (a) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas, and any mixtures thereof; (d) polychlorinated biphenyls, asbestos, per- and polyfluoroalkyl substances, and radon; and (e) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.
“Insolvency Event” means, in relation to an entity:
(a)
the entity is unable to pay its debts as and when they fall due or has stopped or suspended, or threatened to stop or suspend, payment of all or a class of its debts or is insolvent within meaning of section 95A of the Corporations Act;

(b)
the entity goes, or proposes to go, into bankruptcy or liquidation;

(c)
the entity: (A) receives a deregistration notice under section 601AB of the Corporations Act or any communication from ASIC that might lead to such a notice; or (B) applies for deregistration under section 601AA of the Corporations Act;

(d)
an order is made or an effective resolution is passed for the winding up or dissolution without winding up (otherwise than for the purposes of a solvent reconstruction or amalgamation) of the entity;

(e)
a receiver, receiver and manager, judicial manager, liquidator, administrator or like official is appointed, or threatened or expected to be appointed, over the entity, the whole or a substantial part of the undertaking or property of the entity;
(f)
the holder of a Lien takes possession of the whole or substantial part of the undertaking or property of the entity;

(g)
a writ of execution is issued against the entity or any of the entity’s assets;

(h)
the entity proposes or takes any steps to implement a scheme or arrangement or other compromise with its creditors or any class of them or to enter into a deed of company arrangement;

(i)
the entity is declared or taken under applicable Law to be insolvent or the entity’s board of directors resolve that it is, or is likely to become insolvent; or

(j)
an event that is the effective equivalent of an event described in paragraphs (a) to (i) above occurs in respect of the entity under the Laws applicable to it; and

in relation to a natural person, the person is made bankrupt, declared bankrupt or files a petition for relief under bankruptcy Laws, a certificate is issued for the summary administration of the person’s estate or an equivalent or similar event to any of the foregoing occurs in respect of the person under the Laws applicable to it.
“Intellectual Property” means: (a) patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof; (b) trademarks and service marks, trade dress, logos, trade names, corporate names, brands, slogans and other source identifiers together with all applications, registrations, and renewals in connection therewith, together with all of the goodwill symbolized by the foregoing; (c) copyrights, mask works, rights in topography, and other works of authorship (whether or not copyrightable), and registrations and applications for registration, renewals and extensions thereof; (d) trade secrets and know-how (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), customer and supplier lists, improvements, protocols, processes, methods and techniques, research and development information, industry analyses, algorithms, architectures, layouts, drawings, specifications, designs, plans, methodologies, proposals, industrial models, technical data, financial and accounting and all other data, databases, database rights, including rights to use any pricing and cost information, business and marketing plans and proposals, and customer and supplier lists (including lists of prospects) and related information; (e) Internet domain names, social media accounts, websites and proprietary content; (f) Software and rights in Software; and (g) all other intellectual property or proprietary rights of any kind or description.
“International Trade Laws” means (a) all U.S. import and export Laws (including those Laws administered by the U.S. Departments of Commerce (Bureau of Industry and Security)) codified at 15 C.F.R., Parts 700-774; Homeland Security (Customs and Border Protection) codified at 19 C.F.R., Parts 1-192; State (Directorate of Defense Trade Controls) codified at 22 C.F.R., Parts 103, 120-130; and the Treasury (Office of Foreign Assets Control) codified at 31 C.F.R., Parts 500-598) and (b) all comparable applicable Laws outside the United States.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“knowledge” or “to the knowledge” of a person shall mean in the case of the Company, the actual knowledge of the persons listed on Section 1.1 of the Company Disclosure Schedule, after reasonable inquiry of their direct reports with administrative or supervisory responsibility for the relevant matter that is being represented, and in the case of SPAC, the actual knowledge of William J. Restrepo and Guillermo Sierra, after reasonable inquiry of their direct reports with administrative or supervisory responsibility for the relevant matter that is being represented.
“Law” statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order, in each case, of any Governmental Authority.
“Leased Real Property” means the real property leased or licensed by the Company or any Company Subsidiary as tenant or licensee, together with, to the extent leased or licensed by the Company or a Company

Subsidiary, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company relating to the foregoing.
“Lien” means any lien, security interest, mortgage, pledge, adverse claim or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable securities laws).
“Local GAAP” means the generally accepted accounting principles in the jurisdiction of organization of any non-U.S. entity.
“MEP Deed” means the Company’s Management Equity Plan Deed dated on or around 30 July 2020, as amended on February 13, 2023.
“MEP De-SPAC Deed” means the Company’s Management Equity Plan De-SPAC Side Deed, dated on or around February 13, 2023.
“MEP Shares” means all outstanding shares granted under the MEP Deed.
“Merger Sub Common Stock” means the authorized common stock of Merger Sub consisting of 1,000 shares of common stock, par value of $0.0001 per share.
“Merger Sub Organizational Documents” means the certificate of incorporation and bylaws of Merger Sub, in each case as amended, modified or supplemented from time to time.
“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including any license approved by the Open Source Initiative or any Creative Commons License. For the avoidance of doubt, Open Source Licenses include Copyleft Licenses.
“Open Source Materials” means any Software subject to an Open Source License.
“Owned Real Property” means all real property owned in fee simple by the Company or any Company Subsidiary.
“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.
“Permitted Liens” means: (a) defects or imperfections of title, easements, encumbrances, Liens or restrictions that do not, in the aggregate, materially impair the current use of the Company’s or any Company Subsidiary’s assets that are subject thereto; (b) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens; (c) Liens for Taxes not yet delinquent, or, if delinquent, being contested in good faith by appropriate proceedings and for which appropriate reserves have been made by the Company or applicable Company Subsidiary; (d) zoning, building, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities; (e) licenses, sublicenses or other rights to Intellectual Property owned by or licensed to the Company granted in the ordinary course of business; (f) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property; (g) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest; and (h) as set forth on Section 1.1(b) of the Company Disclosure Schedule.
“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.
“Personal Information” means (a) information related to an identified or identifiable individual, device or household (e.g., name, address telephone number, email address, financial account number, health information, government-issued identifier), (b) any other data used or intended to be used or which allows one to identify, contact, or precisely locate an individual, device or household, including any internet protocol address or other persistent identifier, and (c) any other, similar information or data regulated by Privacy/Data Security Laws.
“Privacy/Data Security Laws” means all Laws, self-regulatory standards, third-party system and platform requirements, and industry regulations governing (a) the receipt, collection, use, storage, processing, sharing, security, disclosure, transfer, sale, unauthorized access or modification, theft, loss, inaccessibility, breach, or transfer of Personal Information, protected health information, Confidential Information, the Company’s Business Systems or Business Data and (b) unfair and deceptive practices, accessibility, advertising communications (e.g., text messages, emails, calls), PCI-DSS, location tracking and marketing.
“Pro Rata Share” means, for each Eligible Company Shareholder, a percentage determined by dividing (a) the total number of Company Shares issued and outstanding immediately prior to the Effective Time (after taking into account the conversion of Existing Company Convertible Notes in accordance with the Noteholder Support and Loan Termination Agreement and the MEP Share Conversion) held by such Eligible Company Shareholder by (b) the total number of Company Shares issued and outstanding immediately prior to the Effective Time (after taking into account the conversion of Existing Company Convertible Notes in accordance with the Noteholder Support and Loan Termination Agreement and the MEP Share Conversion) held by all Eligible Company Shareholders.
“Products” mean any products or services, developed, manufactured, performed, out-licensed, sold, distributed or otherwise made available by or on behalf of the Company, from which the Company has derived previously or is currently deriving revenue from the sale or provision thereof.
“Redemption Rights” means the redemption rights provided for in Section 9.2 of the SPAC Certificate of Incorporation.
“Registered Company IP” means all Company-Owned IP that is the subject of registration or a pending application for registration, including domain names.
“Sanctioned Country” means at any time, a country, region or territory which is itself the subject or target of any comprehensive economic or trade restrictions amounting to embargo, which may change from time to time (as of the date of this Agreement, certain regions of Ukraine, Cuba, Iran, North Korea, and Syria).
“Sanctioned Person” means at any time any person that is: (a) listed on any Sanctions-related list of designated or blocked persons administered by a Governmental Authority to the extent that it has jurisdiction over the Company, any Company Subsidiary, or any agent thereof to the extent that it is conducting business involving the Company or any Company Subsidiary (including the U.S. Department of Treasury’s Office of Foreign Assets Control’s Specially Designated Nationals List, Sectoral Sanctions Identifications List, Non-SDN Menu-Based Sanctions List, and Foreign Sanctions Evaders List; the Denied Persons, Entity, or Unverified Lists of the U.S. Department of Commerce’s Bureau of Industry and Security; the Debarred List of the U.S. Department of State’s Directorate of Defense Trade Controls; any list of sanctioned persons administered and maintained by the U.S. Department of State relating to nonproliferation, terrorism, Cuba, Iran, or Russia; the EU Consolidated Financial Sanctions List; and any similar lists of other jurisdictions), (b) the government of, located in, resident in, or organized under the laws of a Sanctioned Country, (c) the Government of Venezuela, as defined in Executive Order 13884 of August 5, 2019; (d) otherwise the subject or target of sanctions or blocking measures under applicable Sanctions Laws; or (e) fifty percent (50%) or more owned or controlled by a person or persons described in clauses (a) through (d).
“Sanctions Laws” means applicable trade, economic and financial sanctions Laws, regulations, embargoes, and restrictive measures administered or enforced by (i) the United States (including without limitation the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (ii) Australia (including without limitation the various sanctions Laws administered by the Australian Government’s Department of Foreign Affairs and Trade), (iii) the European Union and enforced by its member states, (iv) the United Nations, (v) His Majesty’s Treasury, or (vi) any country in which the Company, any Company Subsidiary, or any agent acting on behalf of the forgoing is performing activities.

“SiliconAurora JV” means SiliconAurora Pty Ltd, an Australian proprietary company limited by shares.
“Software” means all computer software (in object code or source code format), databases, and related required documentation and materials.
“SPAC Bylaws” means the Bylaws of SPAC, dated March 26, 2021, as may be amended or modified.
“SPAC Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of SPAC, dated November 16, 2021, as may be amended or modified.
“SPAC Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, (a) has had or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of SPAC; or (b) would reasonably be expected to prevent, materially delay or materially impede the performance by SPAC of its obligations under this Agreement or the consummation of the Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a SPAC Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any Law or GAAP after the date of this Agreement; (ii) any change or proposed changes in or change in the interpretation in accounting or reporting principles or requirements after the date of this Agreement; (iii) events or conditions generally affecting the industries or geographic areas in which SPAC operates; (iv) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (v) acts of war, sabotage, civil unrest or terrorism (including in the Ukraine), or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (vi) any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God, (vii) any actions taken by SPAC as required by this Agreement or any other Transaction Document or at the Company’s written request, or (viii) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Transactions (provided, that this clause (viii) shall not apply to any representations or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from this Agreement or the consummation of the Transactions), except in the cases of clauses (i) through (vi), to the extent that SPAC is materially and disproportionately affected thereby as compared with other participants in the industry in which SPAC operates.
“SPAC Organizational Documents” means the SPAC Certificate of Incorporation, SPAC Bylaws, SPAC Warrant Agreements and the Trust Agreement, in each case as amended, modified or supplemented from time to time.
“SPAC Units” means one share of Class A Common Stock and one-half of one SPAC Warrant.
“SPAC Warrant Agreements” means the Warrant Agreements, dated as of November 16, 2021, by and between SPAC and Continental Stock Transfer & Trust Company, as warrant agent, as may be amended or modified.
“SPAC Warrants” means warrants to purchase shares of Class A Common Stock, with each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share.
“Standard Inbound License” means any nonexclusive license granted to the Company or any Company Subsidiary (a) for uncustomized software that is generally commercially available to the public or commercial entities generally on standard terms and conditions, (b) for Open Source Materials, (c) to Intellectual Property that is not material to the Company Business pursuant to employee or consulting agreements, (d) in the ordinary course of business for the use of a name, logo or feedback for marketing or similar purposes, (e) in nondisclosure agreements for use in evaluation and negotiation permitted by such agreements or (f) pursuant to a perpetual, irrevocable, fully paid up, royalty-free license agreement that is not subject to any termination by the licensor.
“Standard Outbound License” means any nonexclusive license granted by the Company or any Company Subsidiary (a) to its customers or distributors in the ordinary course of business or (b) to vendors and service providers for the purpose of providing the applicable services to the Company or any Company Subsidiary.

“subsidiary” or “subsidiaries” means, with respect to any person, any other person of which at least a majority of the Equity Securities having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such person and/or one or more of its subsidiaries; provided, that, the SiliconAurora JV shall be deemed a subsidiary of the Company for purposes of this Agreement.
“Supplier” means any person that supplies inventory or other materials or personal property, components, or other goods or services (including, design, development and manufacturing services) that are utilized in, including in connection with the design, development, manufacture or sale of, or comprise the Products of the Company or any Company Subsidiary.
“Takeover Laws” means any “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar Law applicable to the Company.
“Tax” (including, with correlative meaning, the term “Taxes”) means any and all federal, state and local and non-U.S. taxes (and other fees, assessments and similar charges in the nature of a tax) imposed by a Governmental Authority, including with respect to income, profits, franchise, gross receipts, environmental, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, social insurance, customs, occupancy, duties, and tariffs, together with all interest, penalties and additions imposed with respect thereto.
“Tax Return” means any return or report (including any election, declaration, disclosure, schedule, estimate and information return, as well as attachments thereto and amendments thereof) supplied or required to be supplied to a Taxing Authority and related to Taxes or the administration of Tax-related matters.
“Taxing Authority” means, with respect to any Tax, the Governmental Authority competent to impose such Tax or responsible for the administration or collection of such Tax or enforcement of any Law in relation to Tax.
“Trading Day” means any day on which Company Shares are actually traded on the principal securities exchange or securities market on which Company Shares are then traded.
“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the SPAC Disclosure Schedule, the Noteholder Support and Loan Termination Agreement, the Notes Subscription Agreements, the Additional Notes Subscription Agreements, the Equity Subscription Agreements, the Additional Equity Subscription Agreements, the Support Agreement, the Shareholder and Registration Rights Agreement, the Services Agreement, the Development Agreement and all other agreements, certificates and instruments executed and delivered by SPAC, Merger Sub, or the Company in connection with the Transactions and specifically contemplated by this Agreement.
“Transactions” means the transactions contemplated by this Agreement and the Transaction Documents, including the Merger, the Company Split Adjustment, the MEP Share Conversion, the Existing Convertible Note Conversion, the Convertible Financing, the PIPE Financing and the conversion of the senior convertible notes pursuant to their terms.
“Treasury Regulations” means the U.S. Treasury regulations issued pursuant to the Code.
“Triggering Event I” means the date on which the volume-weighted average closing sale price of one Company Share quoted on the New York Stock Exchange (or the exchange on which the Company Shares are then listed) is greater than or equal to $12.50 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period within the Earnout Period.
“Triggering Event II” means the date on which the volume-weighted average closing sale price of one Company Share quoted on the New York Stock Exchange (or the exchange on which the Company Shares are then listed) is greater than or equal to $15.00 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period within the Earnout Period.
“Triggering Event III” means the date on which the volume-weighted average closing sale price of one Company Share quoted on the New York Stock Exchange (or the exchange on which the Company Shares are then listed) is greater than or equal to $17.50 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period within the Earnout Period.
“Triggering Event IV” means the date on which a notice to proceed (howsoever defined) is issued (as determined in good faith by the Company Board) under a contract in respect of the procurement of a 30MW/288MWhr concentrated solar power project at Port Augusta in South Australia.
“Triggering Events” means Triggering Event I, Triggering Event II, Triggering Event III and Triggering Event IV, collectively.
Section 1.2   Further Definitions.   The following terms have the meaning set forth in the Sections set forth below:
Defined Term	Location of Definition
2023 Equity Incentive Plan	Section 7.5(a)
Action	Section 4.10
Affected Shareholder	Section 3.3(h)
AgCentral	Recitals
Agreement	Preamble
Antitrust Laws	Section 7.13(a)
Balance Sheet	Section 4.8(a)
Blue Sky Laws	Section 4.5(b)
Certificate of Merger	Section 2.2(a)
Change in Recommendation	Section 7.2
Change in Recommendation Notice	Section 7.2
Class A Common Stock	Recitals
Closing	Section 2.2(a)
Closing Date	Section 2.2(a)
Company	Preamble
Company Acquisition Proposal	Section 7.4(a)
Company Board	Recitals
Company Constitution	Section 2.4(c)
Company Disclosure Schedule	Article IV
Company Permits	Section 4.6
Company Shareholders	Recitals
Company Split Adjustment	Recitals
Company Warrant	Section 3.1(c)(iv)
Confidentiality Agreement	Section 7.3(b)
Contracting Parties	Section 10.11
Contribution	Section 4.14(e)
Contributor	Section 4.14(e)
Convertible Financing	Recitals
Development Agreement	Recitals
DGCL	Recitals
D&O Insurance	Section 7.6(c)
Earnout Shares	Section 3.3(a)
Effective Time	Section 2.2(a)
Environmental Permits	Section 4.16

Defined Term	Location of Definition
Equity Subscription Agreements	Recitals
ERISA	Section 4.11(a)
ERISA Affiliate	Section 4.11(d)
Exchange Act	Section 4.23
Exchange Agent	Section 3.2(a)
Exchange Fund	Section 3.2(a)
Exchange Ratio	Section 3.1(b)
Existing Convertible Note Conversion	Recitals
Extension Proposal	Section 7.16
Financial Statements	Section 4.8(a)
Financing Agreements	Section 7.8(d)
Foreign Plan	Section 4.11(k)
Fully Diluted Common Stock	Section 7.5(a)
Governmental Authority	Section 4.5(b)
IRS	Section 3.2(g)
Lease	Section 4.13(b)
Material Contracts	Section 4.17(a)
MEP Share Conversion	Section 3.1(a)
Merger	Recitals
Merger Sub	Preamble
Merger Sub Board	Recitals
Nabors	Recitals
Nabors Lux 2	Recitals
Nonparty Affiliates	Section 10.11
Noteholder Support and Loan Termination Agreement	Recitals
Notes Subscription Agreement	Recitals
Outside Date	Section 9.1(b)
Outstanding Company Transaction Expenses	Section 3.6(a)
Outstanding SPAC Transaction Expenses	Section 3.6(b)
PCAOB Audited Financial Statements	Section 7.14
PCAOB Financial Statements	Section 7.14
PCAOB Reviewed Financial Statements	Section 7.14
Per Share Merger Consideration	Section 3.1(c)(ii)
PIPE Financing	Recitals
Plans	Section 4.11(a)
Pre-Closing Transactions	Section 3.1(a)
Proxy Statement	Section 7.1(a)
Redemption Shares	Section 3.1(b)
Registration Statement	Section 7.1(a)
Released Claims	Section 6.3
Remedies Exceptions	Section 4.4
Representatives	Section 7.3(a)
Retained Claims	Section 6.3

Defined Term	Location of Definition
SEC	Section 5.7(a)
Securities Act	Section 5.7(a)
Services Agreement	Recitals
SGA Act	Section 4.12(l)
Shareholder and Registration Rights Agreement	Recitals
SPAC	Preamble
SPAC Acquisition Proposal	Section 7.4(b)
SPAC Board	Recitals
SPAC Disclosure Schedule	Article V
SPAC Merger Proposal	Section 7.1
SPAC Preferred Stock	Section 5.3(a)
SPAC Proposals	Section 7.1(a)
SPAC SEC Reports	Section 5.7(a)
SPAC Stockholder Approval	Section 5.10(b)
SPAC Stockholders’ Meeting	Section 7.1(a)
SPAC Tail Policy	Section 7.6(d)
Sponsor	Preamble
Stock Buyback Tax	Section 7.10(b)
Support Agreement	Recitals
Surviving Corporation	Section 2.1
Tax Claim	Section 4.15(a)
Terminating Company Breach	Section 9.1(f)
Terminating SPAC Breach	Section 9.1(g)
Transfer Taxes	Section 7.10(b)
Trust Account	Section 5.13
Trust Agreement	Section 5.13
Trust Fund	Section 5.13
Trustee	Section 5.13
Unissued Earnout Shares	Section 3.3(h)
WARN Act	Section 4.12(j)
Section 1.3   Construction.
(a)   Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (v) the word “including” means “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, (vii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and (viii) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.
(b)   The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(c)   Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.
ARTICLE II
AGREEMENT AND PLAN OF MERGER
Section 2.1   The Merger.   Upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the DGCL, at the Effective Time (as defined herein), Merger Sub shall be merged with and into SPAC. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and SPAC shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).
Section 2.2   Effective Time; Closing.
(a)   The closing of the Merger (the “Closing”) shall take place, by electronic delivery of documents and release of signatures (by .PDF (portable document format) and/or electronic mail), as promptly as practicable, but in no event later than three (3) Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), or at such other place and time as the parties shall agree in writing. The date on which the Closing shall occur is referred to herein as the “Closing Date.”
(b)   As promptly as practicable following the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (a “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and mutually agreed by the parties (the date and time of the filing of such Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in such Certificate of Merger) being the “Effective Time”).
Section 2.3   Effect of the Merger.   At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises, licenses and authority of SPAC and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.
Section 2.4   Organizational Documents.
(a)   At the Effective Time, SPAC shall amend and restate, effective as of the Effective Time, the SPAC Certificate of Incorporation in its entirety to be as set forth on Exhibit B, and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation (subject to Section 7.6).
(b)   At the Effective Time, SPAC shall amend and restate, effective as of the Effective Time, the SPAC Bylaws in their entirety to be as set forth on Exhibit C, and as so amended shall be the bylaws of the Surviving Corporation until thereafter amended as provided by the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws (subject to Section 7.6).
(c)   Prior to the Closing, the Company shall change from a proprietary company limited by shares to a public company limited by shares and replace the constitution of the Company in its entirety to be as set forth on Exhibit D (the “Company Constitution”).
ARTICLE III
ISSUE AND CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
Section 3.1   Issue and Conversion of Securities.
(a)   The Company shall (either contemporaneously with, immediately prior to, or immediately after, the Company Split Adjustment and the Existing Convertible Note Conversion) cause each MEP Share that is outstanding immediately prior to such time to be settled by way of a conversion and subdivision of those MEP Shares into Company Shares in accordance with the MEP Deed and the MEP De-SPAC Side Deed (the “MEP Share Conversion” and, together with the Existing Convertible Note Conversion and the Company Split Adjustment, the “Pre-Closing Transactions”); provided, that, for the avoidance of doubt, following the completion all of the Pre-Closing Transactions, the aggregate number of Company Shares outstanding immediately following such corporate actions and immediately prior to the Effective Time shall be 20,500,000 Company Shares (subject to adjustments as contemplated herein). After the MEP Share Conversion, all of the MEP Shares shall no longer be outstanding and shall cease to exist, and each holder of MEP Shares shall thereafter cease to have any rights with respect thereto.
(b)   As used in this Agreement, “Exchange Ratio” means one (1); provided, however, that (i) the Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, in each case with respect to Class A Common Stock and Founder Shares occurring at or after the Company Split Adjustment and prior to the Effective Time; and (ii) the Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, in each case with respect to Company Shares following the Company Split Adjustment and prior to the Effective Time. Notwithstanding the foregoing, this Section 3.1(b) shall not be construed to permit the Company or SPAC to take any actions with respect to its securities that is prohibited by this Agreement.
(c)   At the Effective Time, by virtue of the Merger and without any action on the part of SPAC, the Company, Merger Sub or any holder of any securities of SPAC, the Company or Merger Sub, the following events will take place simultaneously:
(i)   all shares of Class A Common Stock and Founder Shares held in the treasury of SPAC shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereof;
(ii)   (A) each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time (other than the Redemption Shares) shall be exchanged for a number of Company Shares equal to the Exchange Ratio, (B) all shares of Class F Common Stock and Class B Common Stock issued and outstanding and held by the Sponsor or its transferees (based on a transfer following the date of this Agreement) immediately prior to the Effective Time shall be collectively exchanged for 2,825,000 validly issued and fully paid Company Shares, (C) each share of Class B Common Stock issued and outstanding and not held by the Sponsor immediately prior to the Effective Time shall be exchanged for a number of Company Shares equal to the Exchange Ratio, and (D) each share of Class F Common Stock issued and outstanding and not held by the Sponsor immediately prior to the Effective Time shall be exchanged for a number of Company Shares equal to the Exchange Ratio, in each case, after giving effect to the Company Split Adjustment (collectively, the “Per Share Merger Consideration”) and thereafter each share of Class A Common Stock, Class F Common Stock and Class B Common Stock shall automatically be cancelled and shall cease to exist and each holder of Class A Common Stock, Class F Common Stock and Class B Common Stock shall cease to have any rights with respect thereto except the right to receive the Per Share Merger Consideration (other than pursuant to and in accordance with the Support Agreement);
(iii)   each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation, par value $0.0001 per share, and shall constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately after the Effective Time; and
(iv)   the Company shall assume the SPAC Warrant Agreements and enter into such amendments thereto as are necessary to give effect to the provisions of this Section 3.1(c)(iv), and each SPAC Warrant then outstanding and unexercised shall automatically, without any action on the part of its holder, be converted into a warrant to acquire a number of Company Shares as provided in this Section 3.1(c)(iv) (each such newly-issued warrant, a “Company Warrant”). Each Company Warrant shall be subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding

SPAC Warrant immediately prior to the Effective Time, except to the extent such terms or conditions are rendered inoperative by the Transactions. Accordingly, effective as of the Effective Time: (I) each Company Warrant shall be exercisable solely for Company Shares; (II) the number of Company Shares subject to each Company Warrant shall be equal to (x) the number of shares of Class A Common Stock subject to the applicable SPAC Warrant multiplied by (y) the Exchange Ratio; and (III) the per share exercise price for the Company Shares issuable upon exercise of such Company Warrant shall be equal to (x) the per share exercise price for the shares of Class A Common Stock subject to the applicable SPAC Warrant, as in effect immediately prior to the Effective Time, divided by (y) the Exchange Ratio, rounding the resulting exercise price up to the nearest whole cent; and (IV) no fraction of a Company Share will be issued upon any exercise of any Company Warrants and, if the aggregate number of Company Shares that a holder of any Company Warrants would be entitled to receive upon any exercise of any Company Warrants would otherwise include a fraction of a Company Share, the Company shall, upon such exercise, round down to the nearest whole number the aggregate number of Company Shares to be issued to such holder as a result of the exercise of all such Company Warrants so exercised. The Company shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Company Warrants remain outstanding, a sufficient number of Company Shares for delivery upon the exercise of such Company Warrants.
(d)   Each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time with respect to which a SPAC stockholder has validly exercised its Redemption Rights (the “Redemption Shares”) (i) shall be redeemed immediately prior to the Effective Time and shall at such time be converted into the right to receive from SPAC, in cash, an amount per share calculated in accordance with such stockholder’s Redemption Rights and (ii) shall not be entitled to receive the Per Share Merger Consideration. At or as promptly as practical after the Effective Time, SPAC shall make such cash payments in respect of each such Redemption Share. As of immediately prior to the Effective Time, all such Redemption Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Redemption Share (or related certificate or book-entry share) shall cease to have any rights with respect thereto, except the right to receive the cash payments from SPAC referred to in the immediately preceding sentence.
(e)   In the event that the Class A Common Stock and SPAC Warrants comprising a single SPAC Unit have not been detached so as to permit separate transferability or trading thereof prior to the Effective Time, then effective immediately prior to the conversions contemplated by Section 3.1(c), any and all SPAC Units shall be automatically detached and broken out into their constituent parts, such that a holder of one SPAC Unit shall thereupon hold one share of Class A Common Stock and one-half of one SPAC Warrant, and such underlying constituent securities shall be converted in accordance with Section 3.1(c), respectively; provided, however, that if upon such detachment, a holder of SPAC Warrants would be deemed to hold a fractional SPAC Warrant, then prior to such conversion the number of SPAC Warrants deemed to be held by such holder shall be rounded down to the nearest whole number.
Section 3.2   Exchange.
(a)   Exchange Agent.   On the Closing Date, the Company shall deposit, or shall cause to be deposited, with a bank or trust company that shall be designated by the Company and is reasonably satisfactory to SPAC (the “Exchange Agent”), for the benefit of the holders of the Class A Common Stock, Class F Common Stock and Class B Common Stock, for exchange in accordance with this Article III, the number of Company Shares issuable pursuant to this Agreement (such Company Shares, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”). The Company shall cause the Exchange Agent, pursuant to irrevocable instructions, to pay the Per Share Merger Consideration out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any other purpose.
(b)   Exchange Procedures.   Within two (2) Business Days after the Closing Date (but in no event prior to the Effective Time), the Company shall cause the Exchange Agent to deliver to each holder of the Class A Common Stock, Class F Common Stock and Class B Common Stock, as of immediately prior to the Effective Time, the applicable Per Share Merger Consideration in accordance with the provisions of Section 3.1.

(c)   No Further Rights.   Other than pursuant to and in accordance with the Support Agreement, the Per Share Merger Consideration payable upon exchange of the Class A Common Stock, Class F Common Stock and Class B Common Stock to the then holders of such shares in accordance with the terms hereof shall be deemed to have been paid and issued in full satisfaction of all rights of such holders pertaining to such Class A Common Stock, Class F Common Stock and Class B Common Stock, as applicable.
(d)   Termination of Exchange Fund.   Any portion of the Exchange Fund that remains undistributed to the holders of Class A Common Stock, Class F Common Stock and Class B Common Stock for one (1) year after the Effective Time shall be delivered to the Company, upon demand, and any holders of Class A Common Stock, Class F Common Stock or Class B Common Stock who have not theretofore complied with this Section 3.2 shall thereafter look only to the Company for the Per Share Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by holders of Class A Common Stock, Class F Common Stock and Class B Common Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable law, become the property of the Company free and clear of any claims or interest of any person previously entitled thereto.
(e)   No Liability.   None of the Exchange Agent, the Company, Merger Sub or the Surviving Corporation shall be liable to any holder of Class A Common Stock, Class F Common Stock or Class B Common Stock for any share of Class A Common Stock, Class F Common Stock or Class B Common Stock (or dividends or distributions with respect thereto), respectively, or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.
(f)   Fractional Shares.   No certificates or scrip or shares representing fractional Company Shares shall be issued upon the exchange of Class A Common Stock, Class F Common Stock or Class B Common Stock and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a Company Shareholder. In lieu of any fractional Company Share to which any holder of Class A Common Stock, Class F Common Stock and Class B Common Stock would otherwise be entitled, the Exchange Agent shall round up or down to the nearest whole Company Share, with a fraction of 0.5 rounded up. No cash settlements shall be made with respect to fractional shares eliminated by rounding.
(g)   Withholding.
(i)   Notwithstanding anything in this Agreement to the contrary, each of SPAC, the Company, Merger Sub and the Surviving Corporation shall be entitled to deduct or withhold from the consideration (including shares, warrants, options or other property) otherwise payable, issuable or transferable pursuant to this Agreement such amounts as it reasonably determines it is required to deduct or withhold with respect to such payment, issuance or transfer under the Code or any other provision of U.S. federal, state or local or non-U.S. Tax Law, as applicable. To the extent that amounts are so deducted or withheld and paid to the applicable Taxing Authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid, issued or transferred to the person in respect of which such deduction or withholding was made. To the extent any party hereto becomes aware of any obligation to deduct or withhold from amounts otherwise payable, issuable or transferable pursuant to this Agreement, such party shall use reasonable best efforts to notify the other parties hereto as soon as reasonably practicable, and the parties hereto shall reasonably cooperate to obtain any certificates or other documentation required in respect of such deduction or withholding obligation and to reduce or eliminate any applicable deduction or withholding.
(ii)   On or prior to the Closing Date, SPAC shall deliver to the Company a certificate signed by an officer of SPAC, prepared in a manner consistent and in accordance with the requirements of Treasury Regulations Sections 1.897-2(g)-(h) and 1.1445-2(c)(3), certifying that no interest in SPAC is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the Internal Revenue Service (“IRS”) prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2).
Section 3.3   Earnout.
(a)   Following the Closing, subject to Section 3.3(h), within five (5) Business Days after the occurrence of a Triggering Event, the Company shall issue or cause to be issued to the Eligible Company Shareholders

(in accordance with their respective Pro Rata Share), the following Company Shares (which shall be equitably adjusted for any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to Company Shares occurring after the Closing, the “Earnout Shares”), upon the terms and subject to the conditions set forth in this Agreement and the other Transaction Documents:
(i)
upon the occurrence of Triggering Event I, a one-time issuance of 433,333 Earnout Shares;

(ii)
upon the occurrence of Triggering Event II, a one-time issuance of 433,333 Earnout Shares;

(iii)
upon the occurrence of Triggering Event III, a one-time issuance of 433,333 Earnout Shares; and

(iv)
upon the occurrence of Triggering Event IV, a one-time issuance of 1,500,000 Earnout Shares.

(b)   For the avoidance of doubt, the Eligible Company Shareholders shall be entitled to receive Earnout Shares upon the occurrence of each Triggering Event; provided, however, that each Triggering Event shall only occur once, if at all, and in no event shall the Eligible Company Shareholders be entitled to receive more than an aggregate of 2,799,999 Earnout Shares (other than in connection with any adjustments as set forth herein).
(c)   If, during the Earnout Period, there is a Change of Control, then (A) immediately prior to such Change of Control, the Company shall issue an aggregate of 1,500,000 Company Shares to the Eligible Company Shareholders (in accordance with each Eligible Company Shareholder’s respective Pro Rata Share) (less any Earnout Shares issued prior to such Change of Control pursuant to Section 3.3(a)(iv)) and (B) thereafter, Section 3.3(a)(iv) and this Section 3.3(c) shall terminate and no further Earnout Shares shall be issuable thereunder or hereunder.
(d)   If, during the Earnout Period, there is a Change of Control pursuant to which the Company or the Company Shareholders have the right to receive consideration implying a value per Company Share (as determined in good faith by the Company Board) of:
(i)   less than $12.50, then Section 3.3(a)(i)-(iii) and this Section 3.3(d) shall terminate and no further Earnout Shares shall be issuable thereunder or hereunder;
(ii)   greater than or equal to $12.50 but less than $15.00, then, (A) immediately prior to such Change of Control, the Company shall issue 433,333 Company Shares to the Eligible Company Shareholders (in accordance with their respective Pro Rata Share) (less any Earnout Shares issued prior to such Change of Control pursuant to Section 3.3(a)(i)-(iii); provided, that such reduction shall not reduce the number of Company Shares required to be issued to a number that is below zero) and (B) thereafter, Section 3.3(a)(i)-(iii) and this Section 3.3(d) shall terminate and no further Earnout Shares shall be issuable thereunder or hereunder;
(iii)   greater than or equal to $15.00 but less than $17.50, then, (A) immediately prior to such Change of Control, the Company shall issue 866,666 Company Shares to the Eligible Company Shareholders (in accordance with their respective Pro Rata Share) (less any Earnout Shares issued prior to such Change of Control pursuant to Section 3.3(a)(i)-(iii); provided, that such reduction shall not reduce the number of Company Shares required to be issued to a number that is below zero) and (B) thereafter, Section 3.3(a)(i)-(iii) and this Section 3.3(d) shall terminate and no further Earnout Shares shall be issuable thereunder or hereunder; or
(iv)   greater than or equal to $17.50, then, (A) immediately prior to such Change of Control, the Company shall issue 1,299,999 Company Shares to the Eligible Company Shareholders (in accordance with their respective Pro Rata Share) (less any Earnout Shares issued prior to such Change of Control pursuant to Section 3.3(a)(i)-(iii); provided, that such reduction shall not reduce the number of Company Shares required to be issued to a number that is below zero) and (B) thereafter, Section 3.3(a)(i)-(iii) and this Section 3.3(d) shall terminate and no further Earnout Shares shall be issuable thereunder or hereunder.

(e)   The Company Share price targets set forth in the definitions of Triggering Event I, Triggering Event II and Triggering Event III, and in clauses (i), (ii), (iii) and (iv) of Section 3.3(d) shall be equitably adjusted for any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to Company Shares occurring after the Closing.
(f)   No certificates or scrip or shares representing fractional Earnout Shares shall be issued pursuant to this Section 3.3 and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a Company Shareholder. In lieu of any fractional Earnout Shares to which any holder of Eligible Company Shareholder would otherwise be entitled, the Company shall round down to the nearest whole Earnout Share. No cash settlements shall be made with respect to fractional shares eliminated by rounding.
(g)   The Company shall use its reasonable best efforts to do all things necessary (including obtaining any shareholder or other approvals required under applicable Laws) to issue Earnout Shares in accordance with this Section 3.3 as soon as practicable following a Triggering Event.
(h)   If, in respect of an Eligible Company Shareholder (“Affected Shareholder”), (A) the Company reasonably determines that obtaining any approval of its shareholders or any other approval is required under applicable Law in order to issue Earnout Shares to such Eligible Company Shareholder pursuant to this Section 3.3, the Company promptly seeks such requisite shareholder or other approval and fails to obtain such shareholder or other approval within six (6) months after the occurrence of a Triggering Event, or (B) an issue of Earnout Shares to an Affected Shareholder is subsequently unwound by order of a Governmental Authority, (collectively “Unissued Earnout Shares”), then, the Company shall promptly (and in any event within ten (10) Business Days)) pay to such Affected Shareholder an amount of cash to the value of the Unissued Earnout Shares calculated based upon a price per Unissued Earnout Share equal to:
(i)   if the Unissued Earnout Shares relate to Triggering Events I, II or III, the price per Company Share that gives rise to the relevant Triggering Event; or
(ii)   if the Unissued Earnout Shares relate to Triggering Event IV, the volume-weighted average closing sale price of publicly traded Company Shares for the ten (10) days immediately prior to the occurrence of Triggering Event IV.
Section 3.4   SPAC Stock Transfer Books.   At the Effective Time, the stock transfer books of SPAC shall be closed and there shall be no further registration of transfers of Class A Common Stock or Founder Shares thereafter on the records of SPAC.
Section 3.5   No Appraisal and Dissenters’ Rights.   No dissenters’ or appraisal rights shall be available with respect to the Merger.
Section 3.6   Payment of Expenses.
(a)   No sooner than five (5) Business Days or later than two (2) Business Days prior to the Closing Date, the Company shall provide to SPAC a written report setting forth a list of all of the following costs, fees and expenses incurred by or on behalf of the Company in connection with the review, preparation, negotiation and execution of this Agreement and the consummation of the Transactions (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date: (i) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, auditors and accountants, due diligence expenses and other advisors, consultants and service providers, (ii) change-in-control payments, transaction bonuses, retention payments, severance or similar compensatory payments payable by the Company to any current or former employee (including any amounts due under any consulting agreement with any such former employee), independent contractor, officer, or director of the Company as a result of the Transactions (and not tied to any subsequent event or condition, such as a termination of employment), including the employer portion of payroll Taxes arising therefrom, (iii) any and all filing fees payable by the Company to any Governmental Authorities under Antitrust Laws in connection with the Transactions and (iv) amounts owing or that may become owed, payable or otherwise due, directly or indirectly, by the Company to any affiliate of the Company or any Company Subsidiary in connection with the consummation of the Transactions (collectively, the “Outstanding Company Transaction Expenses”). On the Closing Date, the Company shall pay or cause to be paid by wire transfer of immediately available funds all such Outstanding Company Transaction Expenses. For the avoidance of doubt, the Outstanding Company Transaction Expenses shall not include any fees and expenses incurred by the Company’s stockholders.
(b)   No sooner than five (5) Business Days or later than two (2) Business Days prior to the Closing Date, SPAC shall provide to the Company a written report setting forth a list of all fees, expenses and disbursements incurred by or on behalf of SPAC, including the SPAC Tail Policy and fees, expenses and disbursements for outside counsel, agents, advisors, consultants, experts, financial advisors and other service providers engaged by or on behalf of SPAC in connection with the Transactions (including the Convertible Financing and the PIPE Financing) or otherwise in connection with SPAC’s operations (together with written invoices and wire transfer instructions for the payment thereof) (collectively, the “Outstanding SPAC Transaction Expenses”). On the Closing Date, the Company shall pay or cause to be paid by wire transfer of immediately available funds all such Outstanding SPAC Transaction Expenses.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the Company’s disclosure schedule delivered by the Company in connection with this Agreement (the “Company Disclosure Schedule”) (provided, that any matter required to be disclosed shall only be disclosed by specific disclosure in the corresponding section of the Company Disclosure Schedule, except to the extent that such information is cross-referenced to another part of the Company Disclosure Schedule or it is reasonably apparent on the face of such disclosure that such information would qualify another provision in the Agreement), the Company hereby represents and warrants to SPAC as follows; provided, that all of the representations and warranties set forth in this Article IV (other than those representations and warranties set forth in Section 4.3(f)) shall be deemed to be qualified by the phrase “to the knowledge of the Company” to the extent any such representations and warranties are applicable to SiliconAurora JV:
Section 4.1   Organization and Qualification; Subsidiaries.
(a)   The Company and each Company Subsidiary is a corporation or other organization duly incorporated and validly existing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or other organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Company Subsidiary is duly qualified or licensed to do business, in each jurisdiction where the character of the properties owned, leased, licensed or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary (other than Merger Sub) is duly qualified or licensed to do business in the United States.
(b)   Set forth in Section 4.1(b) of the Company Disclosure Schedule is a true and complete list of all of the Company Subsidiaries, together with the jurisdiction of organization of each Company Subsidiary and the percentage of the outstanding Equity Securities of each Company Subsidiary owned by the Company and each other Company Subsidiary. The Company does not directly or indirectly own any Equity Securities in any other corporation, partnership, joint venture or business association or other entity except as set forth in Section 4.1(b) of the Company Disclosure Schedule.
Section 4.2   Organizational Documents.   The Company has prior to the date of this Agreement made available to SPAC a complete and correct copy of the certificate of incorporation and constitution as replaced as of the date of this Agreement, of the Company and each Company Subsidiary. Such certificates of incorporation and constitution are in full force and effect. Neither the Company nor any Company Subsidiary is in violation in any material respect of the provisions of its respective constituent documents.
Section 4.3   Capitalization.
(a)   Section 4.3(a) of the Company Disclosure Schedule sets forth a true and complete statement as of the date of this Agreement of (i) the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding and (ii) the identity of the persons that are the owners thereof. Except as set forth on Section 4.3(a) of the Company Disclosure Schedule, the Company does not have any issued and outstanding Equity Securities as of the date of this Agreement. All of the outstanding Company Shares have been validly issued and are fully paid.
(b)   The Company has made available to SPAC an accurate and complete copy of the MEP Deed and MEP De-SPAC Side Deed pursuant to which the Company has granted the MEP Shares that are currently outstanding and the form of all share and share based award agreements evidencing the MEP Shares, as applicable. All Company Shares subject to issuance upon the settlement of the MEP Shares in accordance with the MEP Deed and MEP De-SPAC Side Deed, upon issuance on the terms and conditions specified in the MEP Deed and MEP De-SPAC Side Deed, will be, subject to any restrictions in the MEP Deed and MEP De-SPAC Side Deed, validly issued and fully paid and the former holders of those MEP Shares will have no rights in respect of those MEP Shares other than arising from the holding of Company Shares so issued.
(c)   The Equity Securities of the Company (i) were not issued in violation of the constituent documents of the Company, or in violation of any other Contract to which the Company is party or bound, and (ii) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, or similar rights of any person. Except for the Existing Company Convertible Notes, the MEP Shares and as contemplated by the Convertible Financing and the PIPE Financing, neither the Company nor any Company Subsidiary has any outstanding (x) equity appreciation, phantom equity or profit participation rights or (y) options, phantom shares, warrants, purchase rights, preemptive rights, subscription rights, convertible securities, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require the Company or any Company Subsidiary to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities of the Company or any Company Subsidiary.
(d)   Except as set forth on Section 4.3(d) of the Company Disclosure Schedule, there are no voting trusts, proxies or other Contracts with respect to the voting or transfer of the Company’s or any Company Subsidiary’s Equity Securities to which the Company or any Company Subsidiary is a party.
(e)   Section 4.3(e) of the Company Disclosure Schedule sets forth a list of all Company Change of Control Payments as of the date of this Agreement.
(f)   Each outstanding share of each Company Subsidiary is validly issued and fully paid, and each such share is owned 100% by the Company or another Company Subsidiary free and clear of all Liens, options, rights of first refusal and limitations on the Company’s or any Company Subsidiary’s voting rights, other than transfer restrictions under applicable securities laws and their respective constituent documents.
(g)   Each offer and sale, redemption, and repurchase of Equity Securities of the Company and the Company Subsidiaries, was in compliance with all applicable Laws in all material respects.
(h)   To the Company’s knowledge, all Company Shareholders and holders of Existing Company Convertible Notes and MEP Shares that are expected to receive Company Shares pursuant to this Agreement are “accredited investors” within the meaning of Regulation D promulgated by the SEC under the Securities Act and persons in respect of which “disclosure to investors” within the meaning of Chapter 6D of the Corporations Act is not required.
(i)   As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock. As of the date of this Agreement, 1,000 shares of Merger Sub Common Stock are issued and outstanding. All outstanding shares of Merger Sub Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by the Company free and clear of all Liens (other than Permitted Liens), applicable securities laws and the Merger Sub Organizational Documents.
Section 4.4   Authority Relative to this Agreement.
(a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by SPAC, Nabors, Sponsor and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”).
(b)   Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the approval and adoption of this Agreement by the holders of a majority of the then outstanding shares of Merger Sub Common Stock, to consummate the Transactions. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than the approval and adoption of this Agreement by the holders of a majority of the then outstanding shares of Merger Sub Common Stock, and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by SPAC, Nabors, Sponsor and the Company, constitutes a legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except as limited by the Remedies Exceptions.
(c)   The Merger Sub Board has approved this Agreement and the Transactions, and such approvals are sufficient so that the restrictions on business combinations set forth in Section 203 of the DGCL shall not apply to the Merger, this Agreement, any Transaction Documents or any of the other Transactions. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other Transactions.
Section 4.5   No Conflict; Required Filings and Consents.
(a)   The execution and delivery of this Agreement by the Company and Merger Sub does not, and the performance of this Agreement by the Company and Merger Sub will not, and subject to receipt of the consents, approvals, authorizations or permits, filings and notifications, expiration or termination of waiting periods after filings and other actions contemplated by Section 4.5(a) of the Company Disclosure Schedule, the performance of this Agreement by the Company and Merger Sub and the consummation of the Transactions by the Company and Merger Sub will not (i) conflict with or violate the certificate of incorporation or constituent documents of the Company or any Company Subsidiary, (ii) assuming compliance with the matters referred to in Section 4.5(b), conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any property or asset of the Company or any Company Subsidiary pursuant to, any Contract to which the Company or any Company Subsidiary is a party or any of their property or assets are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not individually or in the aggregate have or reasonably be expected to have a Company Material Adverse Effect.
(b)   The execution and delivery of this Agreement by the Company and Merger Sub does not, and the performance of this Agreement by the Company and Merger Sub and the consummation of the Transactions by the Company and Merger Sub will not, require the Company or Merger Sub to obtain any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States government, governmental or quasi-governmental, regulatory or administrative authority or office, any political or other subdivision thereof, agency, instrumentality, bureau, authority, body or commission or any court, tribunal, or judicial or arbitral body (each a “Governmental Authority”), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act and state securities or “blue sky” laws (“Blue Sky Laws”), and the filing and approval requirements under the FATA (if required)

and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not individually or in the aggregate have or reasonably be expected to have a Company Material Adverse Effect.
Section 4.6   Permits; Compliance.   Except for such failures that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries are in possession of all authorizations, licenses, permits, consents, certificates, approvals and orders of any Governmental Authority necessary for the Company and the Company Subsidiaries to own, lease and operate its properties and to carry on its business as it is now being conducted (the “Company Permits”), and, to the extent that further Company Permits have been sought by the Company and the Company Subsidiaries but not yet obtained, the Company and the Company Subsidiaries have complied with all processes, Laws and orders of any Governmental Authority related thereto. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. Neither the Company nor any Company Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (b) any Company Permit except, in each case, for any such conflicts, defaults, breaches or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
Section 4.7   Information Privacy and Security Compliance.
(a)   Since January 1, 2020, except for such failures that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, the collection, use, analysis, disclosure, retention, storage, security and dissemination of Personal Information by the Company or any Company Subsidiary complies with, and has not violated, (i) any applicable Contract, (ii) any applicable Law, including Privacy/Data Security Laws, (iii) any person’s right of publicity or (iv) any published privacy policy of the Company or any Company Subsidiary, then in effect.
(b)   Since January 1, 2020, the Company has maintained commercially reasonable security measures to protect the confidentiality, integrity and availability of Personal Information and non-public information in its or any Company Subsidiary’s possession or control.
(c)   Since January 1, 2020, to the knowledge of the Company, no person has gained unauthorized access to or made any unauthorized use of any Personal Information or other non-public information maintained by the Company or any Company Subsidiary and, to the knowledge of the Company, neither the Company nor any Company Subsidiary has been legally required to provide notice to any individuals, customers, third parties, or any Governmental Authority, nor has the Company or any Company Subsidiary provided any such notice relating to any unauthorized access to or use of Personal Information or other non-public information.
(d)   To the knowledge of the Company, since January 1, 2020, (i) there have been no material security breaches in the Business Systems used by the Company or any Company Subsidiary, and (ii) the Business Systems and all Software owned by the Company or any Company Subsidiary is free from any material software defect, and does not contain any virus, software routine or hardware component designed to permit unauthorized access or to disable or otherwise harm any computer, systems or software.
(e)   To the knowledge of the Company, (i) no Company Shareholder is under investigation by any Governmental Authority for a violation of any Privacy/Data Security Laws; (ii) since January 1, 2020, neither the Company nor any Company Subsidiary has received any written notices from any Governmental Authority relating to any such violations; and (iii) to the Company’s knowledge, since January 1, 2020, no representative of the Company or any Company Subsidiary has acted in a manner that would trigger a notification or reporting requirement under any Contract, or any Privacy/Data Security Laws related to the collection, use, disclosure, or security of Personal Information.
Section 4.8   Financial Statements.
(a)   The Company has made available to SPAC true and complete copies of (i) the audited consolidated balance sheets and the related audited consolidated statements of operations and cash flows (or equivalent financial statements, as applicable) of the Company and the Company Subsidiaries for the fiscal years ended June 30, 2020 and June 30, 2021, each audited in accordance with the Australian Auditing Standards and Interpretations, and (ii) the unaudited consolidated balance sheets and the related unaudited consolidated statements of operations and cash flows (or equivalent financial statements, as applicable) of the Company and the Company Subsidiaries for the fiscal year ended June 30, 2022 (collectively, the “Financial Statements” and the balance sheet as of June 30, 2022 included in the Financial Statements being referred to herein as the “Balance Sheet”), each of which are attached as Section 4.8(a) of the Company Disclosure Schedule. Each of the Financial Statements (including the notes thereto) (i) was prepared in accordance with applicable Local GAAP, applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (ii) fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company and the Company Subsidiaries as at the date thereof and for the period indicated therein. No financial statements of any person other than the Company and the Company Subsidiaries are required by Local GAAP to be included in the consolidated financial statements of the Company.
(b)   Except as and to the extent set forth on the Balance Sheet, the Company and the Company Subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for: (i) liabilities that were incurred in the ordinary course of business since the date of the Balance Sheet (and in any event do not relate to breach of Contract, tort or noncompliance with Law), (ii) obligations for future performance under any Contract, Law or Company Permit to which the Company or the relevant Company Subsidiary is a party or (iii) liabilities and obligations which, individually or in the aggregate, have not had and would not reasonably be expected to result in a Company Material Adverse Effect.
(c)   Since January 1, 2020, neither the Company nor any Company Subsidiary nor, to the Company’s knowledge, any director, officer, employee, auditor or accountant, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of the Company, oral, regarding any fraud or whistle-blower allegations, whether or not material, that involved the Company’s management or other employees who have a role in the preparation of financial statements by the Company. Since January 1, 2020, there have been no internal unresolved, material investigations regarding accounting or revenue recognition initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Company Board or any committee thereof or any of the Company’s auditors or accounting advisors.
(d)   To the knowledge of the Company, since January 1, 2020, no employee of the Company or any Company Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law.
(e)   Except for the Existing Company Convertible Notes and indebtedness of the Company under the AgCentral Loan Agreements, the Company has no indebtedness for borrowed money and has not granted any Liens (other than Permitted Liens). Any Lien in respect of the Existing Company Convertible Notes, indebtedness under the AgCentral Loan Agreements or any other indebtedness of the Company will be fully discharged at or prior to the Closing Date.
Section 4.9   Absence of Certain Changes or Events.   Since the date of the Balance Sheet and prior to the date of this Agreement, except as otherwise reflected in the Financial Statements, or as expressly contemplated by this Agreement, (a) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, (b) the Company and the Company Subsidiaries have not sold, assigned, transferred, permitted to lapse, abandoned or otherwise disposed of any right, title, or interest in or to any of their respective material assets (including Intellectual Property and Business Systems) other than nonexclusive licenses or assignments or transfers in the ordinary course of business, (c) there has not been any Company Material Adverse Effect and (d) neither the Company nor any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.1(b)(iii), Section 6.1(b)(v), Section 6.1(b)(vii), Section 6.1(b)(x), Section 6.1(b)(xx), Section 6.1(b)(xxi), and, only with respect to the covenants in each of the foregoing subsections of Section 6.1(b), Section 6.1(b)(xxiii).

Section 4.10   Absence of Litigation.   There is no litigation, suit, claim, charge, grievance, action or proceeding (either formal or informal) or investigation by or before any Governmental Authority (an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, none of the Company, any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is, subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.
Section 4.11   Employee Benefit Plans.
(a)   Section 4.11(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, all material Plans; provided, that such list need not include (i) offer letters or employment agreements for at-will employment without an obligation to pay severance or similar benefits and that can be terminated by the Company or a Company Subsidiary with less than thirty (30) days’ advance notice, and without liability or that use a form of agreement provided to SPAC, (ii) individual consulting agreements that may be terminated by the Company by providing fewer than 30 days’ prior notice, or (iii) arrangements that are statutorily required, sponsored by a Governmental Authority or not otherwise maintained, sponsored or controlled by the Company. For purposes of this Agreement, “Plans” means employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and all bonus, stock option, stock purchase, restricted stock, restricted stock unit, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, gratuity, change in control, employment (except for offer letter agreements establishing employment terminable at-will without advance notice or penalty), severance, provident fund, pension, fringe benefit, sick pay and vacation plans or arrangements or other compensation and employee benefit plans, programs or arrangements, in each case which are maintained, contributed to or sponsored by the Company or a Company Subsidiary for the benefit of any current or former employee, officer, director and/or consultant, or under which the Company or a Company Subsidiary has or could incur any material liability (contingent or otherwise).
(b)   None of the Company’s or any of the Company Subsidiaries’ employees, independent contractors or consultants are (i) located in the United States or (ii) subject to United States Tax. No Plan is maintained in the United States or is subject to the Laws of the United States or any Governmental Authority located within the United States.
(c)   With respect to each Plan, the Company has made available to SPAC, if applicable (i) a true and complete copy of the current Plan and all amendments thereto and each trust or other funding arrangement, (ii) copies of the most recent summary plan description and any summaries of material modifications thereto, and (iii) any material non-routine correspondence from any Governmental Authority with respect to any Plan since January 1, 2020. Neither the Company nor any Company Subsidiary has any express commitment to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code, or other applicable Law.
(d)   None of the Plans is or was within the past six (6) years, nor does the Company nor any of its ERISA Affiliates have any liability or obligation under (i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (ii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) subject to Section 412 of the Code and/or Title IV of ERISA, (iii) a multiple employer plan subject to Section 413(c) of the Code. The Company does not have or reasonably expect to have any liability under a multiple employer welfare arrangement under ERISA. None of the Plans that is intended to be qualified under Section 401(a) of the Code has ever held employer securities or employer real property as a plan asset. For purposes of this Agreement, “ERISA Affiliate” shall mean any entity that together with another person would be deemed a “single employer” with such person for purposes of Section 4001(b)(1) of ERISA and/or Sections 414(b), (c) and/or (m) of the Code.
(e)   Except as set forth in Section 4.11(e) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is, or will be, obligated, whether under any Plan or otherwise, to pay separation, severance, termination, pay in lieu of notice or similar benefits to any person as a result of any Transactions, nor will the Transactions accelerate the time of payment or vesting, or increase the amount, of any benefit or other compensation due to any individual.
(f)   None of the Plans provides, nor does the Company or any Company Subsidiary have any obligation to provide, retiree medical coverage to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary after termination of employment or service except as may be required under applicable Laws. The Company does not have any obligation to gross-up or indemnify any individual for any Tax.
(g)   Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has (i) timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with such Plan is exempt from federal income taxation under Section 501(a) of the Code or (ii) with respect to a preapproved or “volume submitter” plan, is entitled to rely on a favorable opinion or advisory letter from the IRS with respect to the underlying preapproved plan, and to the knowledge of the Company, no fact or event has occurred since the date of such determination, opinion or advisory letter or letters from the IRS that would reasonably be expected to result in the revocation of the qualified status of any such Plan or the exempt status of any such trust by the IRS.
(h)   There has not been any non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) that is reasonably likely to result in material liability of the Company. There have been no acts or omissions by the Company or any of its ERISA Affiliates that have given or would reasonably be expected to give rise to any material fines, penalties, taxes or related charges on the Company or any Company Subsidiary under Sections 502 or 4071 of ERISA or Chapter 43 of the Code.
(i)   All contributions, premiums or payments required to be made with respect to any Plan have been timely made to the extent due or properly accrued on the consolidated financial statements of the Company, except as would not result in material liability to the Company. Each Plan required to be funded by applicable Law or the terms of such Plan has been, is and will be materially funded as of the Closing, subject to and to the extent required by applicable Law or the relevant Plan.
(j)   None of the Company or any Company Subsidiary has made any payments, or is obligated to make any payments or is a party to any plan or Contract that would reasonably be expected to obligate it to make any payments that would not be deductible under Section 280G of the Code or result in the payment of an excise tax by any person under Section 4999 of the Code.
(k)   With respect to each Plan that is subject to the Laws of a jurisdiction other than the United States (whether or not United States Law also applies) (a “Foreign Plan”), except as would not be reasonably likely to result in material liability to the Company and the Company Subsidiaries, taken as a whole: (i) all employer and employee contributions to each Foreign Plan required by applicable Laws or by the terms of such Foreign Plan have been timely made in all material respects, or, if applicable, accrued in accordance with normal accounting practices; (ii) each Foreign Plan required by applicable Laws to be registered as of the date hereof has been so registered and has been maintained in good standing in all material respects with applicable Laws; and (iii) no Foreign Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA) or has any material unfunded or underfunded liabilities.
Section 4.12   Labor and Employment Matters.
(a)   The Company has maintained true, correct and complete records of all employees of the Company and each Company Subsidiary as of the date hereof that sets forth for each such individual his or her: (i) title or position (including whether full or part time); (ii) location and employing entity; (iii) hire date (and employment commencement date, if different to the hire date); (iv) exemption treatment by the Company under applicable wage and hour Laws; (v) current annual base salary (or, for hourly employees, the applicable hourly compensation rate); (vi) bonus or other incentive based compensation (including profit sharing or equity entitlements (e.g., shares, share options, or rights related to shares)); (vii) accrued paid time off (including annual leave, long service leave and personal leave entitlements); (viii) details of any applicable industrial instrument coverage; (ix) details of any employees who are currently receiving or are due to receive workers’ compensation payments; (x) full details of all employees’ termination entitlements, including notice, severance/redundancy entitlements and any other benefits payable or which vest upon termination;

and (xi) to the extent applicable, details of employment with the Company or a Company Subsidiary as a result of the transmission of business from a previous employer to the Company or a Company Subsidiary. The Company has also provided SPAC with a true, correct and complete list of all individuals providing services to the Company or a Company Subsidiary (either directly or through an entity that they own or control) in the capacity of an independent contractor or consultant. The individuals referenced in the previous two sentences represent the entirety of the individuals necessary to manage and operate the business of the Company and the Company Subsidiaries as currently managed and operated in all material respects, and the Company has further provided SPAC with true, correct and complete details of all incentive schemes (whether set out earlier at Section 4.12(a)(vi) or otherwise) which are applicable to these individuals.
(b)   Neither the Company nor any Company Subsidiary: (i) employs, or has ever employed, any employees in the United States; or (ii) engages, or has ever engaged, any individuals as independent contractors or consultants to provide services to the Company or any Company Subsidiary in the United States.
(c)   As of the date of this Agreement, all compensation, including wages and salaries, commissions, fees and bonuses and any termination indemnities, required to be paid to or accrued with respect to current and former employees, independent contractors and consultants, and directors and officers of the Company and any Company Subsidiary, have been paid or accrued as required by applicable law in all material respects.
(d)   The Company has provided SPAC with true and complete copies of: (i) all employment contracts or other terms of service applicable to executive, managerial, or other key employees, of the Company or a Company Subsidiary; and (ii) all standard forms of employment contracts used by the Company and the Company Subsidiaries. To the knowledge of the Company, each employee is (i) employed exclusively by the Company or a Company Subsidiary, and (ii) not under any confidentiality or other post-employment restraint to a previous employer which would restrict that employee from fully performing their obligations to the Company or a company Subsidiary, or which would cause the Company or a Company Subsidiary to infringe the rights of that previous employer.
(e)   Other than as set forth on Section 4.12(e) of the Company Disclosure Schedule, no employee is entitled to any retention payment, bonus or other payment or the vesting of any other benefit which is triggered by the execution or completion of this Agreement.
(f)   The Company and each Subsidiary Company have materially complied with all labor and employment Laws in relation to any person currently or formerly engaged as an independent contractor, including laws relating to Tax, superannuation and workers compensation.
(g)   There are no, and since January 1, 2020, have been no, material Actions pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary by any of its current or former employees, contractors, consultants or any other individuals who have provided services to the Company or any Company Subsidiary.
(h)   (i)   The Company and the Company Subsidiaries are not, nor have they been a party to, bound by, or negotiating any collective bargaining agreement, collective agreement, or other Contract or industrial agreement with a labor union, works council, trade union, labor organization, or other employee representative applicable to persons employed by the Company or any Company Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (ii) there are no material unfair labor practice complaints pending against the Company or any Company Subsidiary before any Governmental Authority, including any labor relations agency; and (iii) since January 1, 2020, neither the Company nor any Company Subsidiary has been affected by or, received any threat of, any strike, work stoppage, lockout, picketing, concerted refusal to work overtime or other similar labor disruption or industrial dispute with respect to the Company or a Company Subsidiary, and to the knowledge of the Company, there are no matters which would give rise to any such dispute.
(i)   There are no industrial awards and agreements (including unregistered agreements) which apply to employees of the Company or any Company Subsidiary.

(j)   Except as would not reasonably be expected to be material to the Company and Company Subsidiaries as a whole, the Company and each Company Subsidiary is and has been, since January 1, 2020, in compliance with all applicable Laws and Contracts relating to labor, and employment, including all such Laws and Contracts relating to employment practices, industrial instruments and awards, immigration, employment discrimination, harassment and retaliation, terms and conditions of employment, including individual contracts of employment with their employees, mass layoffs and plant closings including the Worker Adjustment and Retraining Notification Act of 1988, as amended (the “WARN Act”), or any similar state or local Laws including in respect of redundancy, immigration, recordkeeping, meal and rest breaks, pay equity, affirmative action obligations, workers’ compensation, family and medical leave, sick leave, all other employee leaves (including the accrual of annual leave, personal leave and long service leave in accordance with the Fair Work Act 2009 (Cth), any applicable industrial instruments (including but not limited to modern awards, individual flexibility agreements and enterprise agreements) and otherwise as required by law), employee notices, working time, redundancy pay, pre-termination notices, data privacy, occupational safety and health requirements (including any federal, state, local or foreign Laws and orders by Governmental Authorities related to COVID-19), and all Laws related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums and social contributions as required by the appropriate Governmental Authority. Except as would not result in material liability for the Company, (i) all current and former employees of the Company and each Company Subsidiary are and have been properly classified as exempt or non-exempt under the Fair Labor Standards Act and applicable state and foreign wage and hour Laws; and (ii) all current and former independent contractors, consultants and temporary workers of the Company and each Company Subsidiary are and have been properly classified under applicable Law. Since January 1, 2020, there have been no misclassification claims filed or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary by any current or former employees, independent contractors or temporary workers or by any Governmental Authority.
(k)   There are no, and since January 1, 2020, have been no, material investigations, notices, prosecutions or fines pending or, to the knowledge of the Company, threatened with respect to or against the Company or any Company Subsidiary: (i) relating to compliance with labor laws (including any industrial instruments); or (ii) under workplace health and safety laws.
(l)   As of the date of this Agreement no executive, managerial, or other key employee, nor group of employees, of the Company or a Company Subsidiary has provided or been given notice of an intent not to continue his or her employment with the Company or a Company Subsidiary. There has been and will be no layoff, plant closing, termination, redundancy or any other forms of employment losses in the six-month period prior to Closing that would trigger the obligations of the Company under the WARN Act or similar state, local or foreign Laws.
(m)   Each employee is a member of a superannuation fund and neither the Company nor any Company Subsidiary contributes (in respect of the employees) to any other superannuation fund, scheme or other arrangement providing superannuation, retirement, death, disability or similar benefits. Except for any superannuation obligations under the Superannuation Guarantee (Administration) Act 1992 (Cth) (“SGA Act”), neither the Company nor any Company Subsidiary is under any present legal liability or voluntary commitment (whether or not legally binding) to pay any of its employees any pension, superannuation, retirement or similar benefit. The obligations of the Company and each Company Subsidiary in respect of such superannuation funds satisfy the terms of all agreements, arrangements, understandings and awards relating to the employment of their employees.
(n)   Neither the Company nor any Company Subsidiary contributes, or is required to contribute, in respect of its employees to a superannuation fund which provides a defined benefit.
(o)   Other than as provided for in the Financial Statements, neither the Company nor any Company Subsidiary has any liability to pay any amount by way of superannuation guarantee charge pursuant to the SGA Act, or any other amount by reason of the application of the SGA Act, in respect of any of the employees or any other ‘employee’ (as defined in the SGA Act) of the Company or any Company Subsidiary for any ‘quarter’ (as defined in the SGA Act) up to the date of Closing. The Company and each Company Subsidiary have complied, or will comply with, and has discharged all of, their obligations in respect of the employees under Part 3A of the SGA Act up to Closing.

Section 4.13   Real Property; Title to Assets.
(a)   The Company and the Company Subsidiaries do not hold any Owned Real Property.
(b)   True, correct and complete copies of all leases, subleases and licenses pursuant to which the Company or any Company Subsidiary leases, subleases or licenses any real property (each, a “Lease”), together with each amendment thereto, have been made available to SPAC. Except as otherwise set forth in Section 4.13(b) of the Company Disclosure Schedule, (i) there are no Leases, concessions or other Contracts, and the Company or Company Subsidiaries are not a party to any Lease, concession or other Contract, granting to the Company or Company Subsidiaries, the right to use or occupy any real property, and (ii) all such Leases are in full force and effect, are valid and enforceable in accordance with their respective terms, subject to the Remedies Exceptions, and there is not, under any of such Leases, any existing default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary or, to the Company’s knowledge, by the other party(ies) to such Leases, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has leased, subleased, sublicensed or otherwise granted to any person any right to use, occupy or possess any portion of the Leased Real Property or any portion of the Owned Real Property.
(c)   There are no contractual or legal restrictions that preclude or restrict the ability of the Company or any Company Subsidiary to use any Owned Real Property or Leased Real Property by such party for the purposes for which it is currently being used, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. There are no latent defects or adverse physical conditions affecting the Owned Real Property or Leased Real Property, and improvements thereon, other than those that would not have a Company Material Adverse Effect.
(d)   The Company and each Company Subsidiary has legal and valid title to, or, in the case of Leased Real Property and assets, valid contractual, leasehold or subleasehold interests in, all of its respective properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all Liens other than Permitted Liens, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.
Section 4.14   Intellectual Property.
(a)   Section 4.14(a) of the Company Disclosure Schedule contains a true, correct and complete list of all of the following: (i) Registered Company IP (showing in each, as applicable, the title, the country, the filing date, date of issuance, expiration date, registration number and application number, and registrar); and (ii) Company Software owned by the Company that is material to the Company Business. To the Company’s knowledge, the Company IP constitutes all Intellectual Property rights necessary for the conduct of the Company Business.
(b)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company or one of the Company Subsidiaries solely and exclusively owns, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to all Company-Owned IP; (ii) the Company has the right to use, pursuant to a valid and enforceable (subject to the Remedies Exceptions) written license, all Company-Licensed IP; and (iii) the consummation of the Transactions will not result in the loss or impairment of the Company’s ownership of any Company-Owned IP or use of material Company IP. All Registered Company IP material to the Company Business is subsisting and, to the Company’s knowledge, valid and enforceable. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, no loss or expiration of any of the Company-Owned IP, or to the Company’s knowledge, any of the Company-Licensed IP, is threatened, or pending, in writing.
(c)   The Company and each of its applicable Company Subsidiaries have taken and take commercially reasonable actions to maintain the secrecy, confidentiality and value of its trade secrets and other Confidential Information. To the knowledge of the Company, neither the Company nor any Company Subsidiaries has disclosed any trade secrets or other Confidential Information that is material to the Company Business to any other person other than pursuant to a written confidentiality agreement under which such other person agrees to maintain the confidentiality of such information or where such person is subject to ethical obligations to maintain such confidentiality.
(d)   (i) Since January 1, 2020, there have been no Actions filed and served, or threatened in writing (including email), against the Company or any Company Subsidiary in any forum, by any person (A) contesting the validity, use, ownership, enforceability, patentability or registrability of any of the material Company-Owned IP, or (B) alleging any infringement, violation or misappropriation of any Intellectual Property rights of other persons (including any written demands or unsolicited offers to license any Intellectual Property rights from any other person); (ii) since January 1, 2020, except as would not reasonably be expected to be material to the Company and Company Subsidiaries as a whole, the operation of the Company Business (including the use, development, manufacture, marketing, license, sale, distribution or furnishing by the Company of any Products) has not and does not infringe, misappropriate or violate, any Intellectual Property rights of other persons; (iii) since January 1, 2020, to the Company’s knowledge, no other person, including any employee or former employee of the Company, has infringed, misappropriated or violated any of the Company-Owned IP; and (iv) none of the material Company-Owned IP or Products is subject to any proceeding, or outstanding order, agreement, settlement or stipulation restricting in any manner the use, enforcement, development, manufacture, marketing, licensing, sale, distribution, furnishing or disposition by the Company of any such Company-Owned IP, or any Product.
(e)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, all persons who have contributed, developed or conceived (each, a “Contributor”) any material Intellectual Property for or on behalf of the Company (in each case a “Contribution”) have executed valid, written agreements with the Company or one of the Company Subsidiaries pursuant to which such persons have assigned to the Company or the applicable Company Subsidiary all of their entire right, title, and interest in and to any Contribution or all such right, title, and interest has vested in the Company or a Company Subsidiary by operation of Law. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, no current or former employee, consultant or independent contractor of the Company or any Company Subsidiary: (i) to the Company’s knowledge, is in violation of any term or covenant of any agreement with any other person by virtue of such employee, consultant or independent contractor being employed by, or performing services for, the Company or any Company Subsidiary, or is using trade secrets or proprietary information of others without permission; (ii) has any right, license, claim or interest whatsoever in or with respect to any Company-Owned IP, or (iii) to the Company’s knowledge, has developed any Company-Owned IP for the Company or any Company Subsidiary that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights in or to such Company-Owned IP.
(f)   Except as would not reasonably be expected to be material to the Company and Company Subsidiaries as a whole, (i) all use and distribution of Open Source Materials by or through the Company or any Company Subsidiary is in compliance with all Open Source Licenses applicable thereto, including all copyright notice and attribution requirements; and (ii) the Company has not incorporated any Software into any Company Software or otherwise used any Software, in each case, in a manner that requires the applicable Company Software to be subject to Copyleft Licenses.
(g)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, the Company or one of the Company Subsidiaries owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are sufficient for the current needs of the Company Business. Since January 1, 2020, there has not been any material failure or other substandard performance with respect to any of the Business Systems that has not been substantially remedied. The Company has taken commercially reasonable steps to provide for the back-up and recovery of data and information, has commercially reasonable disaster recovery plans, procedures, control and facilities, and, as applicable, has taken commercially reasonable steps to implement such plans and procedures. The Company has taken commercially reasonable actions to protect the integrity and security of the Business Systems and the Business Data stored thereon from unauthorized use, access, or modification by third parties, and to the Company’s knowledge, in the past three (3) years no such third party has obtained unauthorized access to such Business Systems or Business Data.

(h)   Other than as set forth in Section 4.14(h) of the Company Disclosure Schedule, no funding and no personnel, facilities or other resources of any Governmental Authority, university, college, other similar institution, or research center were used in the development of any Company-Owned IP, nor does any such person (other than as a customer) have any rights, title or interest in or to any Company-Owned IP.
(i)   Neither the Company or any Company Subsidiary is, nor has it ever been, a member or promoter of, or contributor to, any industry standards body or similar standard setting organization that could require or obligate the Company or any Company Subsidiary to grant or offer to any other person any license or right to any Company-Owned IP.
(j)   No person or entity other than the Company, a Company Subsidiary, or a Contributor, has or has had possession of any source code for any Company Software and the consummation of the Transactions will not result in the release of any source code for any Company Software.
Section 4.15   Taxes.
(a)   The Company and each Company Subsidiary: (i) has duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all material Taxes, whether or not shown as due on such filed Tax Returns, except with respect to Taxes that are being contested in good faith and are disclosed in Section 4.15(a) of the Company Disclosure Schedule; (iii) has not waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency (other than any extensions of time to file Tax Returns obtained in the ordinary course), which waiver or extension remains in effect; and (iv) does not have any Tax deficiency, assessment, claim, audit, examination, investigation, litigation or other proceeding by or before a Governmental Authority (a “Tax Claim”) in respect of material Taxes, or material Tax matters, pending or proposed or threatened in writing, except for any material Tax Claim being contested in good faith that is disclosed in Section 4.15(a) of the Company Disclosure Schedule.
(b)   Neither the Company nor any Company Subsidiary is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar Contract (other than (i) customary commercial Contracts entered into in the ordinary course of business the primary purpose of which does not relate to Taxes or (ii) Contracts among only the Company and the Company Subsidiaries).
(c)   Neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, made or required to be made prior to the Closing, resulting in an adjustment under Section 481(c) of the Code (or any corresponding or similar provision of U.S. state or local or non-U.S. Tax Law); (ii) written agreement with any Taxing Authority relating to a material Tax liability of the Company or any Company Subsidiary executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; or (iv) prepaid amount received prior to the Closing outside the ordinary course of business.
(d)   Each of the Company and each Company Subsidiary is a tax resident of its country of incorporation and is not, and has never been, a tax resident of any other jurisdiction. Neither the Company nor any Company Subsidiary carries on business through a permanent establishment in any country other than its country of incorporation.
(e)   Neither the Company nor any Company Subsidiary has received written notice of any claim from a Taxing Authority in a jurisdiction in which the Company or any Company Subsidiary does not file Tax Returns stating that such person is or may be subject to material Taxes in such jurisdiction that has not been resolved.
(f)   In all material respects, the Company and each Company Subsidiary has withheld and paid to the appropriate Taxing Authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party and has complied with applicable information reporting requirements related thereto.

(g)   Neither the Company nor any Company Subsidiary has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state or local or non-U.S. Tax Return (other than a group of which the Company was or is the common parent or of which the Company or the Company Subsidiaries were or are the only members).
(h)   Neither the Company nor any Company Subsidiary has any material liability for the Taxes of any person (other than the Company or any Company Subsidiary) pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Tax Law), as a transferee or successor, or by Contract (other than, in each case, liabilities for Taxes pursuant to customary commercial Contracts entered into in the ordinary course of business the primary purpose of which does not relate to Taxes).
(i)   Neither the Company nor any Company Subsidiary (i) has any request for a ruling in respect of Taxes pending between the Company or any Company Subsidiary, on the one hand, and any Taxing Authority, on the other hand; or (ii) has entered into any private letter ruling, technical advice memoranda or similar agreements with any Taxing Authority that would reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.
(j)   In the past two (2) years, neither the Company nor any Company Subsidiary distributed stock of another person, or had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code (or any corresponding or similar provision of U.S. state or local or non-U.S. Tax Law).
(k)   Neither the Company nor any Company Subsidiary has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).
(l)   The Company and each Company Subsidiary has maintained proper records of franking credits and debits for the purposes of Australian Tax Laws in all material respects. Neither the Company nor any Company Subsidiary has a material amount of franking deficit or any material unpaid liability for franking deficit tax for the purposes of Australian Tax Laws.
(m)   No debt or liability of the Company or any Company Subsidiary has been forgiven, nor has any arrangement for such a forgiveness been entered into in relation to any such debts or other liabilities, in the past three (3) years in a way that has or will give rise to a material Tax liability or that has materially affected or will materially affect any Tax attribute held by the Company or any Company Subsidiary.
(n)   The share capital account of the Company and any Company Subsidiary is not tainted within the meaning of Australian Tax Laws.
(o)   There are no material Tax Liens upon any assets of the Company or any Company Subsidiary except for Permitted Liens.
(p)   Neither the Company nor any Company Subsidiary has received written notice from a Taxing Authority asserting that it is subject to Tax in any country other than its country of incorporation, organization or formation by virtue of having employees, a permanent establishment, other place of business or similar presence in that country, which assertion has not been resolved.
(q)   Neither the Company nor any Company Subsidiary has filed (or caused or permitted to be filed) an IRS Form 8832 or any comparable Tax Return for applicable U.S. state income tax purpose.
Section 4.16   Environmental Matters.   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (a) since January 1, 2010, neither the Company nor any Company Subsidiary has violated, nor is the Company or any Company Subsidiary in violation of, applicable Environmental Law; (b) there has been no release to the environment of any Hazardous Substances by the Company or any Company Subsidiary that would reasonably be expected to result in losses, damages or liabilities to the Company or any Company Subsidiary and, to the knowledge of the Company, none of the properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary (including soils and surface and ground waters) are contaminated with any Hazardous Substance which would reasonably be expected to require remediation; (c) neither the Company nor any Company Subsidiary is, actually, potentially or allegedly liable pursuant to applicable Environmental

Laws for any off-site contamination by Hazardous Substances; (d) the Company and the Company Subsidiaries have all permits, licenses and other authorizations required of the Company and the Company Subsidiaries under applicable Environmental Law (“Environmental Permits”); (e) neither the Company nor any Company Subsidiary is the subject of any pending, or to the Company’s knowledge, threatened claims, actions or suits relating to Hazardous Substances or arising under Environmental Laws; and (f) the Company and each Company Subsidiary is in compliance with its Environmental Permits.
Section 4.17   Material Contracts.
(a)   Section 4.17(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, the following types of Contracts to which the Company or any Company Subsidiary is a party (such Contracts as are required to be set forth in Section 4.17(a) of the Company Disclosure Schedule being the “Material Contracts”):
(i)   each Contract with consideration paid or payable to the Company or any Company Subsidiary of more than $150,000 over any 12-month period following January 1, 2020;
(ii)   each Contract with Suppliers to the Company or any Company Subsidiary for expenditures paid or payable by the Company or any Company Subsidiary of more than $150,000 over any 12‑month period following January 1, 2020;
(iii)   all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which the Company or any Company Subsidiary is a party that require payments of $150,000 or more, in any 12-month period following January 1, 2020, by, or to, the Company or any Company Subsidiary;
(iv)   all management and employment Contracts (excluding at-will Contracts for employment that do not contain any severance, notice or change of control provisions) and all Contracts with natural person consultants and independent contractors providing for payments in excess of $150,000 in any future 12-month period and that cannot be terminated with less than 30 days’ prior notice and without any payment owed due to such termination, in either case to which the Company or any Company Subsidiary is a party;
(v)   all bonus and commission plans of the Company or any Company Subsidiary;
(vi)   all Contracts evidencing indebtedness for borrowed money in an amount greater than $50,000, and any pledge agreements, security agreements or other collateral agreements in which the Company or any Company Subsidiary granted to any person a security interest in or lien on any of the property or assets of the Company;
(vii)   all partnership Contracts, joint venture or other similar Contracts;
(viii)   all Contracts with or directly or indirectly funded by any Governmental Authority, or under which the Company’s goods, services or technology will be directly or indirectly provided to a Governmental Authority, to which the Company or any Company Subsidiary is a party;
(ix)   all Contracts that materially limit, or purport to limit, the ability of the Company to compete in any line of business or with any person or entity or in any geographic area or during any period of time, excluding customary confidentiality agreements and agreements that contain customary confidentiality clauses;
(x)   all Contracts that result in any person or entity holding a power of attorney from the Company or any Company Subsidiary that relates to the Company, any Company Subsidiary or their respective businesses;
(xi)   all Contracts relating to the purchase of engineering or design services that involve more than $150,000 over any 12-month period following January 1, 2020, other than those Contracts under which no further services are due;
(xii)   all leases or master leases of personal property reasonably likely to result in annual payments of $150,000 or more in any 12-month period following January 1, 2020;

(xiii)   all Contracts involving use of any material Company-Licensed IP (other than Standard Inbound Licenses);
(xiv)   all Contracts under which the Company or any Company Subsidiary has agreed to purchase goods or services from a vendor, Supplier or other person on a preferred supplier or “most favored supplier” basis;
(xv)   Contracts which involve the license or grant of rights to Company-Owned IP by the Company or any Company Subsidiary to any person (other than Standard Outbound Licenses);
(xvi)   all Contracts for the development of Company-Owned IP for the benefit of the Company that is material to the Company Business (other than employee invention assignment and confidentiality agreements and consulting agreements entered into on the Company’s standard forms of such agreements made available to SPAC);
(xvii)   all Contracts entered into after January 1, 2020, that relate to the direct or indirect acquisition or disposition of any securities or business (whether by merger, sale of stock, sale of assets or otherwise);
(xviii)   all Contracts with any affiliate of the Company or otherwise relating to a Company Interested Party Transaction;
(xix)   all Contracts involving any resolution or settlement of any actual or threatened Action or other dispute which require future payment in excess of $150,000 or impose material continuing obligations on the Company or any Company Subsidiary, including injunctive or other non-monetary relief; and
(xx)   all agreements or instruments guarantying the debts or other obligations of any person.
(b)   (i) Except for expirations and non-renewals in the ordinary course of business and in accordance with the terms of such Material Contract, each Material Contract is a legal, valid and binding obligation of the Company or the Company Subsidiaries and, to the knowledge of the Company, the other parties thereto, (ii) except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is in breach or violation of, or default under, any Material Contract nor has any Material Contract been canceled by any other party thereto; (iii) to the Company’s knowledge, no other party is in material breach or material violation of, or material default under, any Material Contract; and (iv) since January 1, 2020, neither the Company nor any Company Subsidiary has received any written, or to the knowledge of the Company, oral claim of default under any such Material Contract. The Company has furnished or made available to SPAC true and complete copies of all Material Contracts, including amendments thereto.
Section 4.18   International Trade Laws.   The Company and each Company Subsidiary is, and has in the past five (5) years been, in compliance in all respects with all International Trade Laws applicable to it. Without limiting the foregoing: (i) the Company and each Company Subsidiary have obtained all export and import licenses and other approvals required for their respective past imports and exports of products, software and technologies required by any International Trade Law, and all such approvals and licenses are in full force and effect; (ii) the Company and each Company Subsidiary are in compliance with the terms of such applicable export and import licenses or other approvals; and (iii) there are no claims pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary with respect to the International Trade Laws or such export and import licenses or other approvals.
Section 4.19   Insurance.
(a)   Each material insurance policy under which the Company or any Company Subsidiary is an insured are with reputable insurance carriers.
(b)   With respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable (subject to the Remedies Exceptions) in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect and all material premiums due have been paid; (ii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and to the knowledge of the Company, no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification, under the policy; and (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.
Section 4.20   Board Approval; Vote Required.
(a)   The Company Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, or by unanimous written consent, has duly approved this Agreement and the Transactions. No additional approval or vote of the holders of any class or series of capital stock of the Company is necessary to adopt this Agreement and approve the Transactions.
(b)   The Merger Sub Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions are fair to, and in the best interests of, Merger Sub and its sole stockholder and (ii) approved and adopted this Agreement and declared its advisability and approved the Merger and the Transactions. The only vote of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement, the Merger and the other Transactions is the affirmative vote of the holders of a majority of the outstanding shares of Merger Sub Common Stock.
Section 4.21   Certain Business Practices.
(a)   Within the past five (5) years, none of the Company, any Company Subsidiary, nor any of their respective directors, officers or employees or, to the Company’s knowledge (as defined in the FCPA), any agents or third party representatives of the Company or any Company Subsidiary has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made, offered, authorized, or promised to make, nor requested, solicited, or agreed to accept any payment, gift, promise or other advantage (including any fee, travel expense, entertainment, service, loan, rebate, kickback, donation, grant, facilitation payment, or other payment or benefit in cash or in kind), directly or indirectly, to or from a Government Official or any other person in violation of any applicable Anti-Corruption Law; or (iii) taken any other action in violation of applicable anti-bribery or Anti-Corruption Laws.
(b)   Within the past five (5) years, none of the Company, any Company Subsidiary, any of their respective directors, officers or employees or, to the Company’s knowledge, agents (i) is or has been a Sanctioned Person; or (ii) has transacted business on behalf of the Company with or for the benefit of any Sanctioned Person or in or involving any Sanctioned Country, or has otherwise violated applicable Sanctions Laws.
(c)   There are no, and within the past five (5) years, there have not been any internal or, to the knowledge of the Company, external investigations, audits, actions or proceedings pending, or any voluntary or involuntary disclosures made to a Governmental Authority with respect to any apparent or suspected violation by the Company, any Company Subsidiary, or any of their respective officers, directors, employees, or agents of any Anti-Corruption Laws or Sanctions Laws.
Section 4.22   Interested Party Transactions. Except as set forth on Section 4.22 of the Company Disclosure Schedule, the employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business, no director, officer, 10% or greater equityholder or other affiliate of the Company or any Company Subsidiary has, directly or indirectly: (a) to the knowledge of the Company, an economic interest in any person that furnishes or sells services or Products that the Company or any Company Subsidiary furnishes or sells, or proposes to furnish or sell; (b) to the knowledge of the Company, an economic interest in any person that purchases from or sells or furnishes to, the Company or any Company Subsidiary, any goods or services; (c) to the knowledge of the Company, a beneficial interest in any Contract disclosed in Section 4.17(a) of the Company Disclosure Schedule; or (d) any contractual or other arrangement with the Company or any Company Subsidiary (including any “preferred pricing” or similar benefit enjoyed by the Company or any Company Subsidiary as a result of any such affiliation), other than customary indemnity arrangements (each, a “Company Interested Party Transaction”); provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 4.22. Neither the Company nor any Company Subsidiary has, since January 1, 2020, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company or any Company Subsidiary, or (ii) materially modified any term of any such extension or maintenance of credit. There are no Contracts between the Company or any Company Subsidiary and any family member of any director, officer, 10% or greater equityholder or other affiliate of the Company or any Company Subsidiary.
Section 4.23   Exchange Act; Investment Company Act.   The Company is not currently (nor has it previously been) subject to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company is not an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act.
Section 4.24   Brokers.   Except as set forth on Section 4.24 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary. The Company has provided SPAC with a true and complete copy of all Contracts, including its engagement letter, between the Company and the persons identified on Section 4.24 of the Company Disclosure Schedule, other than those that have expired or terminated and as to which no further services are contemplated thereunder to be provided in the future.
Section 4.25   Solvency.   Neither the Company nor any Company Subsidiary is the subject of an Insolvency Event.
Section 4.26   Merger Sub.
(a)   Except as set forth in the Merger Sub Organizational Documents, there is no agreement, commitment, or order from a Governmental Authority binding upon Merger Sub or to which Merger Sub is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Merger Sub or any acquisition of property by Merger Sub or the conduct of business by Merger Sub as currently conducted.
(b)   Merger Sub does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.
(c)   Merger Sub was formed on February 2, 2023 solely for the purpose of engaging in the Transactions. Since its formation, Merger Sub has not engaged in any activity, other than such actions in connection with (i) its organization and (ii) the preparation, negotiation and execution of this Agreement and the Transactions contemplated hereby. Merger Sub has not conducted any operations, has not generated any revenues and does not have any liabilities other than those incurred in connection with the foregoing and in association with the Transactions.
Section 4.27   Exclusivity of Representations and Warranties.   Except as otherwise expressly provided in this Article IV (as modified by the Company Disclosure Schedule), the Company hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company, its affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to SPAC, its affiliates or any of their respective Representatives by, or on behalf of, the Company, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement or any certificate delivered by the Company pursuant to this Agreement, neither the Company nor any other person on behalf of the Company has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to SPAC, its affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to SPAC, its affiliates or any of their respective Representatives or any other person, and that any such representations or warranties are expressly disclaimed.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SPAC AND SPONSOR
Except as set forth in SPAC’s disclosure schedule delivered by SPAC in connection with this Agreement (the “SPAC Disclosure Schedule”) (provided, that any matter required to be disclosed shall only be disclosed by specific disclosure in the corresponding section of the SPAC Disclosure Schedule, except to the extent that such information is cross-referenced to another part of the SPAC Disclosure Schedule or it is reasonably apparent on the face of such disclosure that such information would qualify another provision in the Agreement), or in the SPAC SEC Reports filed prior to the date of the Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such SPAC SEC Reports, but excluding disclosures referred to in “Forward-Looking Statements,” “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements) (it being acknowledged that nothing disclosed in such a SEC Report will be deemed to modify or qualify the representations and warranties set forth in Section 5.1 (Corporate Organization), Section 5.3 (Capitalization), Section 5.4 (Authority Relative to This Agreement), Section 5.13 (SPAC Trust Fund) and Section 5.15 (Taxes)), SPAC hereby represents and warrants, and, solely with respect to Section 5.20, the Sponsor hereby represents and warrants, to each of the Company and Merger Sub as follows:
Section 5.1   Corporate Organization.
(a)   SPAC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.
(b)   SPAC does not directly or indirectly own any Equity Securities in any corporation, partnership, joint venture or business association or other person.
Section 5.2   Certificate of Incorporation and Bylaws.   SPAC has heretofore furnished to the Company true, complete and correct copies of the SPAC Organizational Documents. The SPAC Organizational Documents are in full force and effect. SPAC is not in violation of any of the provisions of the SPAC Organizational Documents in any material respects.
Section 5.3   Capitalization.
(a)   The authorized capital stock of SPAC, each with a par value $0.0001 per share, consists of (i) 500,000,000 shares of Class A Common Stock, (ii) 50,000,000 shares of Class B Common Stock, (iii) 50,000,000 shares of Class F Common Stock and (iv) 5,000,000 shares of preferred stock (“SPAC Preferred Stock”). As of the date of this Agreement, (i) 27,600,000 shares of Class A Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) 6,900,000 shares of Class F Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (iii) no shares of Class A Common Stock or Founder Shares are held in treasury of SPAC, (iv) 27,530,000 SPAC Warrants are issued and outstanding, and (v) 27,530,000 shares of Class A Common Stock are reserved for future issuance pursuant to the SPAC Warrants. As of the date of this Agreement, there are no shares of SPAC Preferred Stock or Class B Common Stock issued and outstanding. Each SPAC Warrant is exercisable for one share of Class A Common Stock at an exercise price of $11.50. As of the date of this Agreement, there are only 175,000 shares of Class F Common Stock held by Persons other than the Sponsor.
(b)   All outstanding SPAC Units, shares of Class A Common Stock, shares of Class F Common Stock and SPAC Warrants have been issued and granted in compliance with all applicable securities laws and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable securities laws and the SPAC Organizational Documents.
(c)   Except for the SPAC Units and the SPAC Warrants, SPAC has not issued any options, warrants, preemptive rights, calls, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of SPAC or obligating SPAC to issue or sell any shares of capital stock of, or other Equity Securities in, SPAC. All shares of Class A Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. SPAC is not a party to, or otherwise bound by, and SPAC has not granted, any equity appreciation rights, participations, phantom equity or similar rights. Other than the letter agreement, dated November 16, 2021, among the SPAC, its officers and directors, the Sponsor and certain other parties thereto, and the Support Agreement, SPAC is not a party to any voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of Class A Common Stock or any of the Equity Securities or other securities of SPAC. Other than as set forth in the SPAC Organizational Documents and the SPAC SEC Reports, there are no outstanding contractual obligations of SPAC to repurchase, redeem or otherwise acquire any shares of Class A Common Stock. There are no outstanding contractual obligations of SPAC to make any investment (in the form of a loan, capital contribution or otherwise) in, any person.
Section 5.4   Authority Relative to This Agreement.   SPAC has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by SPAC and the consummation by SPAC of the Transactions, has been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of SPAC is necessary to authorize this Agreement or to consummate the Transactions (other than the receipt of the SPAC Stockholder Approval). This Agreement has been duly and validly executed and delivered by SPAC and, assuming due authorization, execution and delivery by the Company and Merger Sub, constitutes a legal, valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms subject to the Remedies Exceptions.
Section 5.5   No Conflict; Required Filings and Consents.
(a)   The execution and delivery of this Agreement by SPAC does not, and the performance of this Agreement by SPAC will not, (i) conflict with or violate the SPAC Organizational Documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.5(b) have been obtained and all filings and obligations described in Section 5.5(b) have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to SPAC or by which any of its property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of SPAC pursuant to, any note, bond, mortgage, indenture, Contract lease, license, permit, franchise or other instrument or obligation to which SPAC is a party or by which SPAC or any of its property or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which individually or in the aggregate would not have or reasonably be expected to have a SPAC Material Adverse Effect.
(b)   The execution and delivery of this Agreement by SPAC does not, and the performance of this Agreement by SPAC will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and Takeover Laws and the filing and approval under the FATA (if required) and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent SPAC from performing its material obligations under this Agreement.
Section 5.6   Compliance.   SPAC is not and has not been in conflict with, or in default, breach or violation of, (a) any Law applicable to SPAC or by which any property or asset of SPAC is bound or affected, or (b) any note, bond, mortgage, indenture, Contract lease, license, permit, franchise or other instrument or obligation to which SPAC is a party or by which SPAC or any property or asset of SPAC is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or reasonably be expected to have a SPAC Material Adverse Effect. SPAC is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for SPAC to own, lease and operate its properties or to carry on its business as it is now being conducted.

Section 5.7   SEC Filings; Financial Statements; Sarbanes-Oxley.
(a)   SPAC has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”), together with any amendments, restatements or supplements thereto (collectively, the “SPAC SEC Reports”). SPAC has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by SPAC with the SEC to all agreements, documents and other instruments that previously had been filed by SPAC with the SEC and are currently in effect. As of their respective dates, the SPAC SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, in each case, as in effect at the time they were filed, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each director and executive officer of SPAC has filed with the SEC all documents required with respect to their SPAC Equity Securities by Section 16(a) of the Exchange Act and the rules and regulations thereunder.
(b)   Each of the financial statements (including, in each case, any notes thereto) contained in the SPAC SEC Reports was prepared in accordance with GAAP (applied on a consistent basis) and Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations, changes in stockholders equity and cash flows of SPAC as at the respective dates thereof and for the respective periods indicated therein, (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not reasonably be expected to individually or in the aggregate be material). SPAC has no off-balance sheet arrangements that are not disclosed in the SPAC SEC Reports. No financial statements other than those of SPAC are required by GAAP to be included in the consolidated financial statements of SPAC.
(c)   Except as and to the extent set forth in the SPAC SEC Reports, SPAC does not have any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the ordinary course of SPAC’s business.
(d)   SPAC is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange.
(e)   SPAC has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to SPAC and other material information required to be disclosed by SPAC in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to SPAC’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting SPAC’s principal executive officer and principal financial officer to material information required to be included in SPAC’s periodic reports required under the Exchange Act.
(f)   SPAC maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that SPAC maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. SPAC has delivered to the Company a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of SPAC to SPAC’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of SPAC to record, process, summarize and report financial data. SPAC has no knowledge of any fraud or whistle-blower allegations, whether or not material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of SPAC, and there have been no material changes in SPAC internal control over financial reporting.
(g)   There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC. SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.
(h)   Neither SPAC (including any employee thereof) nor SPAC’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by SPAC, (ii) any fraud, whether or not material, that involves SPAC’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by SPAC or (iii) any claim or allegation regarding any of the foregoing.
(i)   As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the SPAC SEC Reports. To the knowledge of SPAC, none of the SPAC SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.
Section 5.8   Absence of Certain Changes or Events.   Since December 31, 2021, except as expressly contemplated by this Agreement, (a) SPAC has conducted its business in the ordinary course and in a manner consistent with past practice, (b) there has not been any SPAC Material Adverse Effect and (c) SPAC has not taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 6.2.
Section 5.9   Absence of Litigation.   There is no material Action pending or, to the knowledge of SPAC, threatened against SPAC, or any property or asset of SPAC, before any Governmental Authority. Neither SPAC nor any material property or asset of SPAC is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of SPAC, continuing investigation by, any Governmental Authority.
Section 5.10   Board Approval; Vote Required.
(a)   The SPAC Board, by resolutions duly adopted by a unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions to which SPAC is a party, including the Merger, are fair to and in the best interests of SPAC and its stockholders, (ii) approved this Agreement and the Transactions to which SPAC is a party, including the Merger, and declared their advisability, (iii) recommended that the stockholders of SPAC approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement and (iv) directed that this Agreement, the Merger and the other transactions contemplated by this Agreement, be submitted for consideration by the stockholders of SPAC at the SPAC Stockholders’ Meeting.
(b)   The only vote of the holders of any class or series of capital stock of SPAC necessary to approve the Merger and the other transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, Class B Common Stock and Class F Common Stock, voting together as a single class (the “SPAC Stockholder Approval”).
Section 5.11   Brokers. Except as set forth on Section 5.11 of the SPAC Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of SPAC. SPAC has provided the Company with a true and complete copy of all Contracts, including its engagement letter, between SPAC and the persons identified on Section 5.11 of the SPAC Disclosure Schedule, other than those that have expired or terminated and as to which no further services are contemplated thereunder to be provided in the future.

Section 5.12   Transactions with Related Parties.   There are no transactions, agreements, arrangements or understandings between SPAC, on the one hand, and any director, officer or stockholder (or affiliate thereof) of SPAC, on the other hand, either (a) currently in effect or (b) that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.
Section 5.13   SPAC Trust Fund.   As of the date of this Agreement, SPAC has no less than $281,520,000 in the trust fund established by SPAC for the benefit of its public stockholders (the “Trust Fund”) maintained in a trust account at J.P. Morgan Chase Bank, N.A. (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) (the “Trust Account”). The monies of such Trust Account are invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of November 16, 2021, between SPAC and the Trustee (the “Trust Agreement”). The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions. SPAC has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by SPAC or the Trustee. There are no separate Contracts side letters or other understandings (whether written or unwritten, express or implied): (i) between SPAC and the Trustee that would cause the description of the Trust Agreement in the SPAC SEC Reports to be inaccurate in any material respect; or (ii) to the knowledge of SPAC, that would entitle any person (other than stockholders of SPAC who shall have elected to redeem their shares of Class A Common Stock pursuant to the SPAC Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay taxes from any interest income earned in the Trust Account; and (B) upon the exercise of Redemption Rights in accordance with the provisions of the SPAC Organizational Documents. There are no Actions pending or, to the knowledge of SPAC, threatened in writing with respect to the Trust Account. Upon consummation of the Transactions and notice thereof to the Trustee pursuant to the Trust Agreement, SPAC shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release to SPAC as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however, that the liabilities and obligations of SPAC due and owing or incurred at or prior to the Closing shall be paid as and when due, including all amounts payable (a) to stockholders of SPAC who shall have exercised their Redemption Rights, (b) with respect to filings, applications and/or other actions taken pursuant to this Agreement required under Law, (c) to the Trustee for fees and costs incurred in accordance with the Trust Agreement, and (d) to third parties (e.g., professionals, printers, etc.) who have rendered services to SPAC in connection with its efforts to effect the Transactions. As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to SPAC at the Closing.
Section 5.14   Employees.   Other than any officers as described in the SPAC SEC Reports, SPAC has never employed any employees on its payroll. Other than reimbursement of any out-of-pocket expenses incurred by SPAC’s officers and directors in connection with activities on SPAC’s behalf in an aggregate amount not in excess of the amount of cash held by SPAC outside of the Trust Account, SPAC has no unsatisfied material liability with respect to any employee, officer or director. SPAC has never and does not currently maintain, sponsor, contribute to or have any direct liability under any employee benefit plan (as defined in Section 3(3) of ERISA), nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plan, program or arrangement. The Transactions shall not be the direct or indirect cause of any amount paid or payable by SPAC, its subsidiaries or any of their affiliates being classified as an “excess parachute payment” under Section 280G of the Code or the imposition of any additional Tax under Section 4999 or 409A(a)(1)(B) of the Code. There is no contract, agreement, plan or arrangement to which SPAC or any of its subsidiaries is a party which requires payment by any party of a Tax gross-up or Tax reimbursement payment to any person, including under Section 4999 or 409A of the Code.

Section 5.15   Taxes.
(a)   SPAC (i) has duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) has timely paid all material Taxes, whether or not shown as due on such filed Tax Returns, except with respect to Taxes that are being contested in good faith and are disclosed in Section 5.15(a) of the Company Disclosure Schedule; (iii) has not waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency (other than any extensions of time to file Tax Returns obtained in the ordinary course), which waiver or extension remains in effect; and (iv) does not have any Tax Claim in respect of material Taxes, or material Tax matters, pending or proposed or threatened in writing except for any material Tax Claim being contested in good faith that is disclosed in Section 5.15(a) of the Company Disclosure Schedule.
(b)   SPAC is not a party to, is not bound by and does not have an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar Contract (other than customary commercial Contracts entered into in the ordinary course of business the primary purpose of which does not relate to Taxes).
(c)   SPAC will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, made or required to be made prior to the Closing, resulting in an adjustment under Section 481(c) of the Code (or any corresponding or similar provision of U.S. state or local or non-U.S. Tax Law); (ii) written agreement with any Taxing Authority relating to a material Tax liability of SPAC executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; or (iv) prepaid amount received prior to the Closing outside the ordinary course of business.
(d)   SPAC has not received written notice of any claim from a Taxing Authority in a jurisdiction in which SPAC does not file Tax Returns stating that such person is or may be subject to material Taxes in such jurisdiction that has not been resolved.
(e)   In all material respects, SPAC has withheld and paid to the appropriate Taxing Authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party and has complied with applicable information reporting requirements related thereto.
(f)   SPAC has not been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state or local or non-U.S. Tax Return.
(g)   SPAC does not have any material liability for the Taxes of any person pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Tax Law), as a transferee or successor, or by Contract (other than, in each case, liabilities for Taxes pursuant to customary commercial Contracts entered into in the ordinary course of business the primary purpose of which does not relate to Taxes).
(h)   SPAC (i) does not have any request for a ruling in respect of Taxes pending between SPAC and any Taxing Authority and (ii) has not entered into any private letter ruling, technical advice memoranda or similar agreements with any Taxing Authority.
(i)   In the past two (2) years, SPAC has not distributed stock of another person, or had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code (or any corresponding or similar provision of U.S. state or local or non-U.S. Tax Law).
(j)   SPAC has not engaged in or entered into a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).
(k)   There are no material Tax Liens upon any assets of SPAC except for Liens for Taxes not yet delinquent, or, if delinquent, being contested in good faith by appropriate proceedings and for which appropriate reserves have been made by SPAC.

(l)   SPAC has not received written notice from a Taxing Authority asserting that it is subject to Tax in any country other than its country of incorporation, organization or formation by virtue of having employees, a permanent establishment, other place of business or similar presence in that country, which assertion has not been resolved.
Section 5.16   Listing.   The issued and outstanding SPAC Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange under the symbol “NETC.U”. The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange under the symbol “NETC”. The issued and outstanding SPAC Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange under the symbol “NETC.WS”. There is no Action pending or threatened in writing against SPAC by the New York Stock Exchange or the SEC with respect to any intention by such entity to deregister the SPAC Units, the shares of Class A Common Stock or SPAC Warrants or terminate the listing of SPAC on the New York Stock Exchange. None of SPAC or any of its affiliates has taken any action in an attempt to terminate the registration of the SPAC Units, the shares of Class A Common Stock or the SPAC Warrants.
Section 5.17   Business Activities.
(a)   Since formation, SPAC has not conducted any business activities other than activities related to SPAC’s initial public offering or directed toward the accomplishment of a business combination. Except as set forth in the SPAC Organizational Documents or as otherwise contemplated by this Agreement or the Transaction Documents and the Transactions, there is no agreement, commitment, or orders by Governmental Authorities binding upon SPAC or to which SPAC is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of SPAC or any acquisition of property by SPAC or the conduct of business by SPAC as currently conducted or as contemplated to be conducted as of the Closing, other than such effects, individually or in the aggregate, which have not been and would not reasonably be expected to be material to SPAC.
(b)   Except for the Transactions, SPAC does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transaction Documents and the Transactions, SPAC has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a business combination.
(c)   Except for this Agreement, the Transaction Documents and the Transactions (including with respect to expenses and fees incurred in connection therewith), SPAC is not party to any Contract or arrangement with any other person that would require payments by SPAC after the Closing in excess of $100,000 in the aggregate with respect to any individual Contract.
Section 5.18   Reporting Company.   SPAC is a publicly held company subject to reporting obligations pursuant to Section 13 of the Exchange Act.
Section 5.19   Investment Company.   SPAC is not an “investment company” within the meaning of the Investment Company Act.
Section 5.20   Extension Amount.   The Sponsor or one or more of its designated affiliates will have at the time the Extension Amount is to be deposited into the Trust Account under Section 7.16 immediately available funds in an amount equal to the Extension Amount.
Section 5.21   SPAC’s Investigation and Reliance.   SPAC is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company and any Company Subsidiary and the Transactions, which investigation, review and analysis were conducted by SPAC together with expert advisors, including legal counsel, that they have engaged for such purpose. SPAC and its Representatives have been provided with full and complete access to the properties, offices, plants and other facilities, books and records of the Company and any Company Subsidiary and other information that they have requested in connection with their investigation of the Company and any Company Subsidiary and the Transactions. SPAC is not relying on any statement, representation or warranty, oral or written, express or implied, made by the Company or any Company Subsidiary or any of their respective Representatives, except as expressly set forth in Article IV (as modified by the Company Disclosure Schedule). None of the Company, Merger Sub nor any of their respective stockholders, affiliates or Representatives shall have any liability to SPAC or any of their respective stockholders, affiliates or Representatives resulting from the use of any information, documents or materials made available to SPAC or any of its Representatives, whether orally or in writing, in any confidential information memoranda, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of the Transactions. None of the Company, Merger Sub nor any of their respective stockholders, affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company, Merger Sub and/or any other Company Subsidiary.
Section 5.22   Exclusivity of Representations and Warranties.   Except as otherwise expressly provided in this Article V (as modified by the SPAC Disclosure Schedule), SPAC hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to SPAC, its affiliates and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to the Company, Merger Sub, their respective affiliates or any of their respective Representatives by, or on behalf of, SPAC, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement or any certificate delivered by SPAC pursuant to this Agreement, SPAC and any other person on behalf of SPAC have not made, and does not make, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to the Company, Merger Sub, their respective affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of SPAC (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to the Company, Merger Sub, their respective affiliates or any of their respective Representatives or any other person, and that any such representations or warranties are expressly disclaimed.
ARTICLE VI
CONDUCT OF BUSINESS
Section 6.1   Conduct of Business by the Company.
(a)   The Company agrees that, between the date of this Agreement and the Closing or the earlier termination of this Agreement in accordance with Article IX, except as (1) expressly contemplated by any other provision of this Agreement or any other Transaction Document (including the Convertible Financing, the PIPE Financing and the Company Split Adjustment), (2) set forth in Section 6.1 of the Company Disclosure Schedule or (3) required by applicable Law (including COVID-19 Measures), unless SPAC shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed):
(i)    the Company shall, and shall cause the Company Subsidiaries to, use their respective reasonable best efforts to conduct their business in the ordinary course of business; and
(ii)   the Company shall, and shall cause the Company Subsidiaries to, use their respective reasonable best efforts to (A) preserve substantially intact the business organization of the Company and the Company Subsidiaries, (B) keep available the services of the current officers, key employees and key consultants of the Company and the Company Subsidiaries and (C) preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company and the Company Subsidiaries have significant business relations.
(b)   By way of amplification and not limitation, except as (1) expressly contemplated by any other provision of this Agreement or any other Transaction Document (including the Convertible Financing, the PIPE Financing and the Company Split Adjustment), (2) set forth in Section 6.1 of the Company Disclosure Schedule and (3) required by applicable Law, the Company shall not, and shall cause each Company Subsidiary not to, between the date of this Agreement and the Closing or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of SPAC (such consent not to be unreasonably withheld, conditioned or delayed):

(i)    amend or otherwise change the certificate of incorporation, constitution or equivalent organizational documents of the Company or any Company Subsidiary;
(ii)   issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock or other securities of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest), of the Company or any Company Subsidiary (other than the issuance of Equity Securities pursuant to the terms of awards existing as of the date of this Agreement) or (B) except in the ordinary course of business or in connection with the disposition of any obsolete assets, any material assets of the Company or any Company Subsidiary;
(iii)   declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any capital stock of the Company or any Company Subsidiary (other than to the Company or another wholly owned Company Subsidiary);
(iv)   reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any capital stock of the Company or any Company Subsidiary;
(v)   acquire (including by merger, consolidation, acquisition of stock or assets or any other business combination) (A) any corporation, partnership, other business organization or any division thereof or (B) except in the ordinary course of business, any assets for consideration that in the aggregate with all such other acquisitions of assets exceeds $1,000,000;
(vi)   (A) incur any indebtedness for borrowed money in excess of $500,000 in the aggregate, (B) issue or sell any debt securities or options, warrants, calls or other rights to acquire debt securities of the Company or any Company Subsidiary, (C) assume, guarantee or endorse, or otherwise become responsible for, the indebtedness or other obligations of any person, or (D) intentionally grant any security interest in any of its assets, in each case, except in the ordinary course of business and consistent with past practice;
(vii)   make any loans, advances or capital contributions to, or investments in, any person (including to any of its officers, directors, agents, employees or consultants), make any material change in its existing borrowing or lending arrangements for or on behalf of such persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other person, except advances to employees or officers of the Company or any Company Subsidiaries in the ordinary course of business;
(viii)   (A) grant any material increase in the compensation, incentives or benefits payable or to become payable to any current or former director, officer, employee, contractor or consultant of the Company or any Company Subsidiary, other than in the ordinary course of business for employees with annualized compensation less than $300,000, (B) enter into any new, or materially amend any existing employment, retention, bonus, change in control, consulting agreement or other Contract with any current or former director, officer, employee, contractor or consultant of the Company or any Company Subsidiary other than in the ordinary course of business for current employees with annualized compensation less than $300,000, (C) accelerate or commit to accelerate the funding, payment, or vesting of any compensation or benefits to any current or former director, officer, employee, contractor or consultant of the Company or any Company Subsidiary, (D) hire or otherwise enter into any employment or consulting agreement or arrangement with any person (unless (I) necessary to replace an employee or consultant whose employment or engagement has terminated, in which case such new terms of employment or engagement shall be comparable to those of the employee or consultant being replaced, or (II) reasonably necessary to expand the business or operations of the Company or any Company Subsidiary), or (E) terminate or transfer the employment or engagement of any employee, independent contractor or consultant of the Company or any Company Subsidiary other than terminations for cause;
(ix)   enter into or become bound by any collective bargaining agreement, collective agreement, or other Contract with a labor union, works council, trade union, or labor organization, or other employee representative applicable to persons employed by the Company or any Company Subsidiary;

(x)   make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by applicable Law or applicable accounting principles made subsequent to the date hereof, as agreed to by its independent accountants;
(xi)   (A) make any material Tax election (except in the ordinary course of business) or change or revoke any material Tax election, (B) change any material method of Tax accounting, (C) amend any material Tax Return, or (D) settle or compromise any material Tax Claim;
(xii)   grant any severance or termination pay to, any director or officer of the Company or any Company Subsidiary;
(xiii)   adopt, amend and/or terminate any Plan except as permitted by this Agreement, as is necessary in order to consummate the Transactions, or any health and welfare Plan renewals in the ordinary course of business;
(xiv)   other than in the ordinary course of business (A) materially amend, modify or consent to the termination (excluding any expiration in accordance with its terms) of any Material Contract, in a manner that is adverse to the Company or any Company Subsidiary or (B) enter into any Contract that would have been a Material Contract had it been entered into prior to the date of this Agreement;
(xv)   make any material alterations or improvements to the Owned Real Property or the Leased Real Property, or materially amend any agreements affecting the Owned Real Property or the Leased Real Property, in each case, other than in the ordinary course of business;
(xvi)   abandon or permit any material Registered Company IP to lapse or to be abandoned, or fail to perform or make any applicable filings, recordings or other similar actions or filings with respect to any material Registered Company IP, or fail to pay all required fees and taxes required to maintain and protect its interest in any material Registered Company IP;
(xvii)   adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary;
(xviii)   form any subsidiary or acquire any Equity Securities or other interest in any other entity or enter into a joint venture with any other entity;
(xix)   make any material capital expenditures (or commitment to make any capital expenditures), other than capital expenditures (or series of related capital expenditures) consistent with the Company’s capital expenditure budget included in Section 6.1 of the Company Disclosure Schedule;
(xx)   waive, release, assign, settle or compromise any Action, other than waivers, releases, assignments, settlements or compromises that are solely monetary in nature and do not exceed $100,000 individually or $250,000 in the aggregate;
(xxi)   enter into any new line of business outside of the business currently conducted by the Company or the Company Subsidiaries as of the date of this Agreement;
(xxii)   voluntarily fail to use reasonable best efforts to maintain coverage under any insurance policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to the Company and any Company Subsidiaries and their assets and properties; or
(xxiii)   enter into any agreement or otherwise make a binding commitment to do any of the foregoing.
Section 6.2    Conduct of Business by SPAC.   Except as expressly contemplated by any other provision of this Agreement or any other Transaction Document, as set forth on Section 6.2 of the SPAC Disclosure Schedule and as required by applicable Law (including COVID-19 Measures), SPAC agrees that from the date of this Agreement until the earlier of the termination of this Agreement and the Closing, unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), SPAC shall use reasonable best efforts to conduct its business in the ordinary course.

By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any other Transaction Document, as set forth on Section 6.2 of the SPAC Disclosure Schedule and as required by applicable Law, SPAC shall not, between the date of this Agreement and the Closing Date or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed):
(a)   amend or otherwise change the SPAC Organizational Documents or form any subsidiary of SPAC;
(b)   declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than redemptions from the Trust Fund that are required pursuant to the SPAC Organizational Documents;
(c)   reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the Class A Common Stock, Class B Common Stock, Class F Common Stock or SPAC Warrants except for redemptions from the Trust Fund that are required pursuant to the SPAC Organizational Documents;
(d)   issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of SPAC, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest), of SPAC, except in connection with the Extension Amount;
(e)   acquire (including, by merger, consolidation, acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization, or enter into any strategic joint ventures, partnerships or alliances with any other person;
(f)   incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of SPAC, except in connection with the Extension Amount;
(g)   make any loans, advances or capital contributions to, or investments in, any other person (including to any of its officers, directors, agents or consultants), make any material change in its existing borrowing or lending arrangements for or on behalf of such persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other person, in each case, except in the ordinary course of business;
(h)   make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by GAAP or applicable Law made subsequent to the date hereof, as agreed to by its independent accountants;
(i)   (A) make any material Tax election (except in the ordinary course of business) or change or revoke any material Tax election, (B) change any material method of Tax accounting, (C) amend any material Tax Return, or (D) settle or compromise any material Tax Claim;
(j)   liquidate, dissolve, reorganize or otherwise wind up the business and operations of SPAC;
(k)   amend the Trust Agreement or any other agreement related to the Trust Account;
(l)   hire or otherwise enter into any employment or consulting agreement or arrangement with any other person;
(m)   waive, release, assign, settle or compromise any Action, other than waivers, releases, assignments, settlements or compromises that are solely monetary in nature and do not exceed $100,000 individually or $250,000 in the aggregate; or
(n)   enter into any agreement or otherwise make a binding commitment to do any of the foregoing.

Section 6.3   Claims Against Trust Account.   The Company and Merger Sub agree that, notwithstanding any other provision contained in this Agreement, the Company and Merger Sub do not now, nor shall at any time hereafter, have any right, title, interest or claim of any kind in or to any monies in the Trust Account, or make any claim against the Trust Account, in connection with or relating to this Agreement or the Transactions, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 6.3 as the “Released Claims”); provided, however, that the foregoing waiver will not limit or prohibit the Company or Merger Sub from pursuing a claim against SPAC or any other person for legal relief against monies or other assets of SPAC held outside of the Trust Account or for specific performance or other equitable relief in connection with the Transactions, including a claim for SPAC to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the Redemption Rights of the SPAC’s public stockholders) (the “Retained Claims”). The Company and Merger Sub hereby irrevocably waive any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of this Agreement or the Transactions and will not seek recourse against the Trust Account for any Released Claims; provided, however, that the Company and Merger Sub do not waive any Retained Claims. The Company and Merger Sub agree and acknowledge that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC and its respective affiliates to induce SPAC to enter into this Agreement, and the Company and Merger Sub further intend and understand such waiver to be valid, binding and enforceable against it under applicable law. In the event that any of the Company or Merger Sub commences any action or proceeding against or involving the Trust Fund in violation of the foregoing, the prevailing party or parties shall be entitled to recover from the non-prevailing party or parties the associated reasonable legal fees and costs in connection with any such action.
ARTICLE VII
ADDITIONAL AGREEMENTS
Section 7.1   Registration Statement; Proxy Statement.
(a)   As promptly as practicable after the execution of this Agreement and receipt of the applicable PCAOB Financial Statements, SPAC and the Company shall prepare, and the Company shall file with the SEC, a registration statement on Form F-4 (as amended or supplemented, the “Registration Statement”), which will include (1) a proxy statement (“Proxy Statement”) to be sent to the stockholders of SPAC relating to the meeting of SPAC’s stockholders (the “SPAC Stockholders’ Meeting”) to be held to consider approval and adoption of (i) this Agreement and the Merger (the “SPAC Merger Proposal”), (ii) any other proposals reasonably agreed by SPAC and the Company to be necessary or appropriate in connection with the Merger, (iii) any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Registration Statement or correspondence related thereto and (iv) adjournment of the SPAC Stockholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (collectively, the “SPAC Proposals”) and (2) a prospectus covering the registration under the Securities Act of the issuance by the Company of the Company Shares and Company Warrants in the Merger. SPAC and the Company each shall use their reasonable best efforts to (A) cause the Registration Statement when filed with the SEC to comply in all material respects with all legal requirements applicable thereto, (B) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Registration Statement, (C) cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable and (D) keep the Registration Statement effective as long as is necessary to consummate the Transactions. As promptly as practicable after the date on which the Registration Statement is declared effective by the SEC, SPAC shall mail the Proxy Statement to its stockholders. Each of SPAC, the Company and Merger Sub shall furnish all information concerning itself, its subsidiaries, officers, directors, managers, shareholders, and other equity holders and information regarding such other matters as may reasonably be requested in connection with such actions and the preparation of the Registration Statement or any other statement, filing, notice or application made by or on behalf of SPAC, the Company or their respective affiliates to any regulatory authority (including the New York Stock Exchange) in connection with the Transactions.
(b)   No filing of, or amendment or supplement to, the Registration Statement will be made by the Company without the approval of SPAC (such approval not to be unreasonably withheld, conditioned or delayed). The Company will advise SPAC, promptly after receipt of notice thereof, of the issuance of any stop order, or the suspension of the qualification of the Company Shares to be issued or issuable to the stockholders of SPAC in connection with this Agreement for offering or sale in any jurisdiction or of any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. SPAC will advise the Company, promptly after receipt of notice thereof, if there is notification of an Action pending or threatened in writing against SPAC by the New York Stock Exchange or the SEC with respect to the registration of the SPAC Units, the shares of Class A Common Stock or SPAC Warrants or to terminate the listing of SPAC on the New York Stock Exchange. Each of SPAC and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) any response to comments of the SEC or its staff with respect to the Registration Statement and any amendment to the Registration Statement filed in response thereto.
(c)   SPAC represents that the information supplied by SPAC for inclusion in the Registration Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of SPAC, (iii) the time of the SPAC Stockholders’ Meeting and (iv) the Closing, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Closing, any event or circumstance relating to SPAC or its officers or directors, should be discovered by SPAC which should be set forth in an amendment or a supplement to the Registration Statement, SPAC shall promptly inform the Company. All documents that SPAC is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.
(d)   The Company and Merger Sub represent that the information supplied by the Company or Merger Sub for inclusion in the Registration Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of SPAC, (iii) the time of the SPAC Stockholders’ Meeting, and (iv) the Closing, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, SPAC shall use reasonable best efforts to ensure that the Proxy Statement does not, as of the date on which it is distributed to SPAC’s stockholders, and as of the date of the SPAC Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided, that SPAC shall not be responsible for the accuracy or completeness of any information relating to the Company or Merger or any other information furnished in writing by the Company for inclusion in the Registration Statement). If, at any time prior to the Closing, any event or circumstance relating to the Company or Merger Sub or its respective officers and directors, should be discovered by the Company or Merger Sub which should be set forth in an amendment or a supplement to the Registration Statement, the Company or Merger Sub shall promptly inform SPAC. All documents that the Company is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.
Section 7.2   SPAC Stockholders’ Meetings.   SPAC shall call and hold the SPAC Stockholders’ Meeting as promptly as practicable following the Registration Statement being declared effective by the SEC for the purpose of voting solely upon the SPAC Proposals; provided, that SPAC may postpone or adjourn the SPAC Stockholders’ Meeting on one or more occasions for up to thirty (30) days in the aggregate upon the good faith determination by the SPAC Board that such postponement or adjournment is necessary to solicit additional proxies to obtain approval of the SPAC Proposals or otherwise take actions consistent with SPAC’s obligations pursuant to Section 7.8. SPAC shall use its reasonable best efforts to obtain the approval of the SPAC Proposals at the SPAC Stockholders’ Meeting, including by soliciting from its stockholders proxies as promptly as possible in favor of the SPAC Proposals, and shall take all other action necessary or advisable to secure the required vote or consent of its stockholders. Notwithstanding anything herein to the contrary, if the SPAC Board or any committee thereof, after consultation with outside legal counsel, determines in good faith that failure to withdraw or modify its recommendation that its stockholders approve the SPAC Proposals would be reasonably likely to be inconsistent with its fiduciary duties to SPAC stockholders under applicable Law, then the SPAC Board may withdraw or modify its recommendation in the Registration Statement (a “Change in Recommendation”); provided, however, the SPAC Board will not be entitled to make, or agree or resolve to make, a Change in Recommendation unless (i) SPAC has provided at least four (4) Business Days’ prior written notice to the Company advising that the SPAC Board proposes to take such action and which notice contains the material facts underlying the SPAC Board’s determination to make, or agree or resolve to make, a Change in Recommendation (a “Change in Recommendation Notice”), (ii) during such four (4) Business Day period following the Company’s receipt of a Change in Recommendation Notice, the SPAC Board has engaged in good faith negotiations with the Company and its Representatives (to the extent that the Company desires to so negotiate) to make such adjustments (which adjustments, to the extent accepted by the SPAC Board, would be binding on the Company) in the terms and conditions of this Agreement so as to obviate the need for a Change in Recommendation and (iii) following expiration of such four (4) Business Day period, the SPAC Board reaffirms in good faith, after consultation with its outside legal counsel, that the failure to make a Change in Recommendation would be reasonably likely to be inconsistent with its fiduciary duties to SPAC Stockholders under applicable Law, provided, further, that SPAC Board shall not be entitled to exercise its rights to make a Change in Recommendation pursuant to this Section 7.2 as a result of an offer, proposal or inquiry relating to any merger, sale of ownership interests and/or assets, recapitalization or similar transaction involving SPAC. SPAC agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the SPAC Stockholders’ Meeting for the purpose of seeking approval from SPAC Stockholders shall not be affected by any Change in Recommendation, and SPAC agrees to establish a record date for, duly call, give notice of, convene and hold the SPAC Stockholders’ Meeting and submit for the approval of its stockholder the matters contemplated by the Proxy Statement as contemplated by this Section 7.2, regardless of whether there shall have occurred any Change in Recommendation.
Section 7.3   Access to Information; Confidentiality.
(a)   From the date of this Agreement until the Closing (or the earlier termination of this Agreement), the Company and SPAC shall (and shall cause their respective subsidiaries to): (i) provide to the other party (and the other party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other party such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request. Notwithstanding the foregoing, neither the Company nor SPAC shall be required to provide access to or disclose information where the access or disclosure would jeopardize the protection of attorney-client privilege or contravene applicable Law or Contract (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).
(b)   All information obtained by the parties pursuant to this Section 7.3 shall be kept confidential in accordance with the mutual confidentiality agreement, dated August 19, 2022 (the “Confidentiality Agreement”), between SPAC and the Company.
(c)   Notwithstanding anything in this Agreement to the contrary, each party (and its Representatives) may consult any tax advisor regarding the tax treatment and tax structure of the Transactions and may disclose to any other person, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure, in each case in accordance with the Confidentiality Agreement.
Section 7.4   Exclusivity.
(a)   From the date of this Agreement and ending on the earlier of (i) the Closing and (ii) the termination of this Agreement, the Company shall not, and shall cause the Company Subsidiaries and shall use reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly, (A) enter into, solicit, initiate or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way regarding a Company Acquisition Proposal (as defined herein), (B) enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Company Acquisition Proposal or (C) commence, continue or renew any due diligence investigation regarding any Company Acquisition Proposal; provided, that the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the Transactions shall not be deemed a violation of this Section 7.4. The Company shall, and shall cause the Company Subsidiaries and shall use reasonable best efforts to cause its and their respective affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Company Acquisition Proposal. The Company also agrees that it will promptly request each person (other than the parties hereto and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its, his or her consideration of a Company Acquisition Proposal to return or destroy all Confidential Information furnished to such person by or on behalf of it, him or her prior to the date hereof. For purposes hereof, “Company Acquisition Proposal” means any inquiry, proposal or offer concerning the sale of any material assets of the Company or any Company Subsidiary outside the ordinary course of business or any of the Equity Securities of the Company or any Company Subsidiary or any merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company or any Company Subsidiary, in each case excluding the Convertible Financing and the PIPE Financing.
(b)   From the date of this Agreement and ending on the earlier of (i) the Closing and (ii) the termination of this Agreement, SPAC shall not, and shall use reasonable best efforts to cause SPAC Representatives not to, directly or indirectly, (A) enter into, solicit, initiate or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way regarding a SPAC Acquisition Proposal (as defined herein), (B) enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any SPAC Acquisition Proposal or (C) commence, continue or renew any due diligence investigation regarding any SPAC Acquisition Proposal; provided, that the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the Transactions shall not be deemed a violation of this Section 7.4. SPAC shall, and shall use reasonable best efforts to cause its respective affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any SPAC Acquisition Proposal. SPAC also agrees that it will promptly request each person (other than the parties hereto and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its, his or her consideration of a SPAC Acquisition Proposal to return or destroy all Confidential Information furnished to such person by or on behalf of it, him or her prior to the date hereof. For purposes hereof, “SPAC Acquisition Proposal” means any direct or indirect acquisition (or other business combination), in one or a series of related transactions, by SPAC (x) of or with any person or entity or (y) of all or a material portion of the assets, Equity Securities or businesses of any person or entity (in the case of each of clauses (x) and (y), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise).
(c)   In addition to the other obligations under this Section 7.4, if any party or any of their respective Representatives receives any inquiry or proposal with respect to a Company Acquisition Proposal or a SPAC Acquisition Proposal, as applicable, at any time prior to the Closing, then such party shall promptly (and in no event later than twenty-four (24) hours after becoming aware of such inquiry or proposal) notify such person in writing that the party is subject to an exclusivity agreement that prohibits it from considering such inquiry or proposal, and will provide the other party with the non-confidential material terms of such inquiry or proposal.
Section 7.5   Employee Benefits Matters.
(a)   Prior to the filing of the definitive Proxy Statement, the Company shall adopt an equity incentive award plan with an initial award pool of Company Shares expected to be equal to seven and a half percent (7.5%) of Fully Diluted Common Stock (as defined herein), rounded up to the nearest whole share, which shall be based upon benchmarking against peer companies in consultation with an independent compensation consultant, which plan shall be effective at and after the Closing in substantially the form proposed by the Company and as approved by SPAC, such approval not to be unreasonably withheld or delayed (the “2023 Equity Incentive Plan”). For purposes of this Agreement, “Fully Diluted Common Stock” means, immediately after the Closing, the aggregate number of (i) Company Shares and (ii) securities convertible into or exercisable for Company Shares (whether vested or unvested).
(b)   The provisions of this Section 7.5 are solely for the benefit of the parties to the Agreement, and nothing contained in this Agreement, express or implied, shall confer upon any employee or legal representative or beneficiary or dependent thereof, or any other person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, whether as a third-party beneficiary or otherwise, including any right to employment or continued employment for any specified period, or level of compensation or benefits. Nothing contained in this Agreement, express or implied, shall constitute an amendment or modification of any employee benefit plan of the Company or shall require the Company, Merger Sub and SPAC and each of its subsidiaries to continue any Plan or other employee benefit arrangements, or prevent their amendment, modification or termination.
Section 7.6   Directors’ and Officers’ Indemnification.
(a)   Following the Closing, the organizational documents of the Company, the Company Subsidiaries and SPAC shall contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement than are set forth in their respective organizational documents as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Closing Date in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Closing Date, were directors, officers, employees, fiduciaries or agents of the Company, the Company Subsidiaries or SPAC, unless such modification shall be required by applicable Law. For a period of six (6) years from the Closing, the Company agrees that it shall defend, indemnify and hold harmless each present and former director and officer of the Company, the Company Subsidiaries and SPAC against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent permitted under applicable Law and the applicable organizational documents of the Company, the Company Subsidiaries and SPAC, as of the date hereof (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law and the applicable organizational documents of the Company, the Company Subsidiaries and SPAC, as applicable, as of the date hereof). For the avoidance of doubt, to the extent the foregoing indemnification and advancement obligation arises under applicable Law or this Agreement but not the applicable organizational documents of the Company, the Company Subsidiaries or SPAC, as applicable, the Company shall have no obligation to indemnify or advance expenses to the extent it is determined by final adjudication in the underlying action for which indemnification or advancement of expenses is sought that such individual did not act in good faith or in a manner which the person reasonably believed to be in or not opposed to the best interests of the entity for which such individual is or was serving as a director or officer, or, with respect to any criminal action or proceeding, such individual had no reasonable cause to believe the individual’s conduct was lawful.
(b)   On the Closing Date, the Company shall (i) enter into customary indemnification agreements reasonably satisfactory to the Company with the directors and officers of the Company, which indemnification agreements shall continue to be effective following the Closing, and (ii) assume all rights and obligations of SPAC under all indemnification agreements then in effect between SPAC and any person who is or was a director or officer of SPAC prior to the Effective Time and that have been made available to the Company prior to the date hereof (provided, that any such indemnification agreements that are entered into following the date hereof shall be in substantially the same form as such indemnification agreements in effect on the date hereof), which indemnification agreements shall continue to be effective following the Closing.
(c)   The Company shall on and after the Closing Date, for a period of no less than six (6) years, maintain directors’ and officers’ liability insurance (“D&O Insurance”) with full, continuous prior acts coverage for pre-Closing acts, errors or omissions; and the Company shall purchase and maintain public company D&O Insurance for post-Closing acts, errors, or omissions for as long as it remains a public company. Such coverages shall be in a commercially reasonable amount and with commercially reasonable terms, but in no case in an amount lower or coverage terms narrower than that provided under the Company’s and SPAC’s respective D&O insurance just prior to the date hereof.
(d)   Prior to or in connection with the Closing, SPAC or the Company shall purchase a prepaid “tail” policy (a “SPAC Tail Policy”) with respect to the D&O Insurance covering those persons who are currently covered by SPAC’s directors’ and officers’ liability insurance policy as of immediately prior to the Closing. The Company shall maintain such SPAC Tail Policy in full force and effect for a period of no less than six (6) years after the Closing and continue to honor its obligations thereunder.
Section 7.7   Notification of Certain Matters.   The Company and Merger Sub shall give prompt notice to SPAC, and SPAC shall give prompt notice to the Company and Merger Sub of any event which a party becomes aware of between the date of this Agreement and the Closing (or the earlier termination of this Agreement in accordance with Article IX), the occurrence, or non-occurrence of which causes or would reasonably be expected to cause any of the conditions set forth in Article VIII to fail to be satisfied at the Closing.
Section 7.8   Further Action; Reasonable Best Efforts.
(a)   Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to Contracts with the Company and the Company Subsidiaries as set forth in Section 4.5 necessary for the consummation of the Transactions. In case, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party shall use their reasonable best efforts to take all such action.
(b)   Each of the parties shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other parties of any communication it or any of its affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other parties to review in advance, and to the extent practicable consult about, any proposed communication by such party to any Governmental Authority in connection with the Transactions. No party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting. Subject to the terms of the Confidentiality Agreement, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing. Subject to the terms of the Confidentiality Agreement, the parties will provide each other with copies of all material correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the Transactions contemplated hereby. No party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.
(c)   From the date of the announcement of this Agreement until the Closing Date or earlier termination of this Agreement, SPAC and the Company shall use their reasonable best efforts to, and shall instruct their financial advisors to, keep the other party and its financial advisors reasonably informed with respect to the Convertible Financing and the PIPE Financing, including by (i) providing regular updates and (ii) consulting and cooperating with, and considering in good faith any feedback from the other party or its financial advisors with respect to such matters.
(d)   Notwithstanding the generality of the foregoing, the Company and Nabors shall use their respective reasonable best efforts to consummate (i) the Convertible Financing in accordance with the Notes Subscription Agreement and any Additional Notes Subscription Agreements and (ii) the PIPE Financing in accordance with the Equity Subscription Agreements and any Additional Equity Subscription

Agreements. The Company shall not, without the prior written consent of SPAC (such consent not to be unreasonably withheld, conditioned or delayed), permit or consent to any amendment, supplement, modification or termination of any Notes Subscription Agreement, Additional Notes Subscription Agreement, Equity Subscription Agreement or Additional Equity Subscription Agreement (collectively, the “Financing Agreements”) that would reasonably be expected to delay, the consummation of the Convertible Financing or PIPE Financing, as applicable, or prevent or reduce the amounts payable thereunder. Without limiting the generality of the foregoing, the Company shall give SPAC, prompt (and, in any event within three (3) Business Days) written notice: (i) of any amendment to any Financing Agreement (together with a copy of such amendment); (ii) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Financing Agreement known to the Company; (iii) of the receipt of any written notice or other written communication from any party to any Financing Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Financing Agreement or any terms or provisions of any Financing Agreement; and (iv) if the Company does not expect to receive all or any portion of the Convertible Financing or PIPE Financing on the terms, in the manner or from the sources contemplated by the applicable Financing Agreement. The Company shall use its reasonable best efforts to enforce its rights under the Financing Agreements in the event that all conditions in the Financing Agreements (other than conditions whose satisfaction is controlled by the parties to this Agreement or any of their affiliates and other than conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause the applicable investors to pay the applicable portion of the Convertible Financing or PIPE Financing set forth in the applicable Financing Agreements in accordance with their terms.
(e)   The Company shall not, without the prior written consent of SPAC (such consent not to be unreasonably withheld, conditioned or delayed), permit or consent to any amendment, assignment, supplement, modification or termination of the MEP Deed, the MEP De-SPAC Side Deed or the Noteholder Support and Loan Termination Agreement. The Company shall give SPAC prompt (and, in any event within three (3) Business Days) written notice: (i) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to the MEP Deed, the MEP De-SPAC Side Deed or the Noteholder Support and Loan Termination Agreement, as applicable, known to the Company; and (ii) of the receipt of any written notice or other written communication from any party to the MEP Deed, the MEP De-SPAC Side Deed or the Noteholder Support and Loan Termination Agreement, as applicable, with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to the MEP Deed, the MEP De-SPAC Side Deed or the Noteholder Support and Loan Termination Agreement, as applicable, or any terms or provisions of the MEP Deed, the MEP De-SPAC Side Deed or the Noteholder Support and Loan Termination Agreement, as applicable. The Company shall use its reasonable best efforts to enforce its rights under the Noteholder Support and Loan Termination Agreement to cause the Existing Convertible Note Conversion to be consummated prior to the Closing.
Section 7.9   Public Announcements.   The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of SPAC and the Company. Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with Article IX) unless otherwise prohibited by applicable Law or the requirements of the New York Stock Exchange, each of SPAC and the Company shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions, and shall not issue any such press release or make any such public statement without the prior written consent of the other party; provided, however, that the foregoing shall not prevent or prohibit a party from making any filings or disclosures that a party, upon the advice of counsel, determines are required to be made under the Securities Act or Exchange Act or the rules or regulations of the New York Stock Exchange or other applicable Laws; provided, further, that in such an event, the party making such filing or disclosure shall use its reasonable best efforts to consult with the other party in advance as to its form, content and timing.
Section 7.10   Certain Tax Matters.
(a)   The parties hereto shall (and shall cause their respective affiliates to) reasonably cooperate with one another in providing information with respect to the Transactions that is reasonably requested by one another and reasonably necessary to enable the parties hereto to (i) determine the U.S. federal income tax treatment of the Transactions to holders of Class A Common Stock, Founder Shares or SPAC Warrants, (ii) prepare disclosure in the Registration Statement regarding such U.S. federal income tax treatment, (iii) prepare U.S. federal income Tax Returns reporting relevant portions of the Transactions consistent with the U.S. federal income tax treatment as mutually agreed by the parties hereto and (iv) respond to requests in connection with any audits, examinations or other proceedings before the IRS relating to the U.S. federal income tax treatment of relevant portions of the Transactions. While the parties hereto do not anticipate that any opinion of counsel with respect to Tax matters will be required to be rendered in connection with the Transactions, the parties hereto agree that in no event will counsel to a party hereto be required to render an opinion regarding the Tax consequences or considerations of any person other than its client or such client’s shareholders or warrantholders immediately prior to the Transactions in their capacity as such.
(b)   Any transfer, documentary, sales, use, stamp, registration, excise, recording, registration value added and other similar Taxes (including, for the avoidance of doubt, any Taxes imposed under Section 4501 of the Code (as amended by the Inflation Reduction Act of 2022, H.R. 5376) (“Stock Buyback Tax”)) (collectively, “Transfer Taxes”) that become payable by any of the parties hereto in connection with or by reason of the execution of this Agreement and the Transactions shall be borne by the Company. The party hereto responsible for filing any necessary Tax Returns with respect to Transfer Taxes under applicable Law shall cause such Tax Returns to be filed, and if required by applicable Law, the other parties hereto shall join in the execution of any such Tax Returns.
Section 7.11   CGT Withholding Amount.   For the purposes of Subsection 14-225(1) of Schedule 1 of the Taxation Administration Act 1953 (Cth), each Company Shareholder declares, for the period beginning from the date of this Agreement until the Effective Time, the Company Shares are not “indirect Australian real property interests.”
Section 7.12   Stock Exchange Listing.   From the date hereof through the Closing, SPAC will use its reasonable best efforts to remain listed as a public company on the New York Stock Exchange and to cause shares of Class A Common Stock to continue trading on the New York Stock Exchange. From the date hereof through the Closing, the parties shall use reasonable best efforts to have the Company and the Company Shares be approved for listing on the New York Stock Exchange as of the Closing; provided, that, if the Company does not meet the initial listing requirements of the New York Stock Exchange after giving effect to the Redemption Rights of the SPAC’s public stockholders, the parties shall use reasonable best efforts to have the Company and the Company Shares be approved for listing on the NYSE American securities exchange or another national securities exchange mutually agreed to by the parties in writing.
Section 7.13   Antitrust.
(a)   The parties hereto agree to supply as promptly as reasonably practicable additional information and documentary material that may be requested by any Governmental Authority pursuant to any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”) and to use its respective reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable.
(b)   Each party shall, in connection with its reasonable best efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other party or its affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private person; (ii) keep the other parties promptly informed of any communication received by such party or its Representatives from, or given by such party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private person, in each case regarding any of the Transactions; (iii) permit the other parties and their respective outside counsel to review in advance any communication given by it to any Governmental Authority concerning the Transactions, consider in good faith the views of the other in connection with any proposed written communications by such party to any Governmental Authority concerning the Transactions, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private person, with any other person, and to the extent not prohibited by such Governmental

Authority or other person, give the other parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a party is prohibited from participating in or attending any meetings or conferences, the other parties shall keep such party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority. Materials required to be provided pursuant to this Section 7.13(b) may be restricted to outside counsel and redacted (A) to remove references concerning the valuation of the Company, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address attorney-client privilege concerns.
(c)   No party hereto shall take any action that would reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority of any required filings or applications under Antitrust Laws, including that SPAC shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any person or portion thereof, or otherwise acquire or agree to acquire any assets, if such acquisition or agreement would reasonably be expected to delay obtaining or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the Transactions or the expiration or termination of any applicable waiting period. The parties hereto further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties to consummate the Transactions, to use reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.
Section 7.14   PCAOB Financial Statements.
(a)   The Company shall, as soon as reasonably practicable following the date of this Agreement (and in no event more than forty-five (45) days following the date of this Agreement with respect to clause (i)) deliver to SPAC final drafts, subject only to final approval, noting any subsequent events that may occur between delivery thereof and execution by the Company’s independent auditors, of (i) the audited consolidated balance sheet of the Company and the Company Subsidiaries as of June 30, 2021 and June 30, 2022, and the related audited consolidated statements of operations and cash flows of the Company and the Company Subsidiaries for each of the two (2) fiscal years ended June 30, 2021 and June 30, 2022, each audited in accordance with the auditing standards of the PCAOB (collectively, the “PCAOB Audited Financial Statements”), (ii) the reviewed consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 2022, and the related reviewed consolidated statements of operations and cash flows of the Company and the Company Subsidiaries for the six-month period then ended, each reviewed in accordance with the PCAOB (the “PCAOB Reviewed Financial Statements”) and (iii) any other audited or reviewed financial statements of the Company or any of the Company Subsidiaries that are required by applicable Law to be included in the Registration Statement (together with the PCAOB Audited Financial Statements and the PCAOB Reviewed Financial Statements, the “PCAOB Financial Statements”); provided, that upon delivery of such PCAOB Financial Statements as and when such PCAOB Financial Statements have been signed by the Company’s independent auditors in connection with the filing of the Registration Statement, the representations and warranties set forth in Sections 4.8(a) and 4.8(b) shall be deemed to apply to the PCAOB Financial Statements with the same force and effect as if made as of the date of this Agreement. In addition, the Company shall use reasonable best efforts to deliver to SPAC true and complete copies of any additional audited or reviewed financial statements of the Company and the Company Subsidiaries for each period required to be included in any amendment or supplement to the Registration Statement as requested by SPAC or as soon as practicable prior to the due date for filing any such amendment or supplement.
(b)   The Company shall use its reasonable best efforts to provide to SPAC, promptly after the preparation thereof, true and complete copies of monthly unaudited consolidated balance sheets of the Company and the Company Subsidiaries and the related reviewed consolidated statements of operations and cash flows (or equivalent financial statements, as applicable) of the Company and the Company Subsidiaries, to the extent such financial statements are prepared following the date of this Agreement.
Section 7.15   Trust Account.   As of the Closing, the obligations of SPAC to dissolve or liquidate within a specified time period as contained in the SPAC Certificate of Incorporation will be terminated and

SPAC shall have no obligation whatsoever to dissolve and liquidate the assets of SPAC by reason of the consummation of the Transactions or otherwise, and no stockholder of SPAC shall be entitled to receive any amount from the Trust Account. At least 72 hours prior to the Closing, SPAC shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee prior to the Closing to, and the Trustee shall thereupon be obligated to, transfer all funds held in the Trust Account to SPAC (to be held as available cash on the balance sheet of SPAC, and to be used (a) to pay the Company’s and SPAC’s unpaid Outstanding SPAC Transaction Expenses and Outstanding Company Transaction Expenses in connection with this Agreement and the Transactions, (b) if applicable, subject to Section 7.16, to pay the Sponsor or cause the Sponsor to be repaid the Extension Amount in accordance with Section 9.3, and (c) thereafter, for working capital and other general corporate purposes of the business following the Closing) and thereafter shall cause the Trust Account and the Trust Agreement to terminate.
Section 7.16   Extension.   The Company and SPAC agree that, if the Transactions are not consummated by February 18, 2023 and this Agreement has not otherwise been terminated in accordance with its terms, the Sponsor shall deposit, or cause to be deposited, the Extension Amount into the Trust Account in exchange for a non-interest bearing, unsecured promissory note in order to extend the SPAC’s deadline to complete its initial business combination by three (3) months to May 18, 2023. To the extent the condition contained in Section 8.3(f) is not satisfied at a time when all other conditions in Article VIII are then satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), the Sponsor shall accept, or cause any affiliate depositing the Extension Amount into the Trust Account to accept, SPAC Warrants in repayment of the promissory note contemplated by this Section 7.16, solely to the extent necessary to cause the condition in Section 8.3(f) to be satisfied. If the Transactions are not consummated by May 18, 2023 and this Agreement has not otherwise been terminated in accordance with its terms, SPAC will prepare and file with the SEC a proxy statement pursuant to which it will seek approval to extend the time period for SPAC to consummate its initial business combination to at least August 18, 2023 (the “Extension Proposal”). The Company and its counsel shall be given a reasonable opportunity to review and comment on the proxy statement and any supplement or amendment thereto. As promptly as practical after the proxy statement is cleared by the SEC, SPAC will disseminate the proxy statement to the stockholders of SPAC in compliance with applicable Laws, duly give notice of, convene and hold a meeting of its stockholders, and solicit proxies from the stockholders of SPAC to vote in favor of the Extension Proposal.
Section 7.17   Post-Closing Directors and Officers of the Company.
(a)   The parties hereto shall take all such action within their power as may be necessary or appropriate such that effective immediately following the Effective Time, pursuant to the Company Constitution, the initial members of the Company Board immediately after the Closing shall be (A) one (1) member to be selected by the Sponsor who shall be “independent” for the purposes of the SEC and New York Stock Exchange (or such other national securities exchange on which the Company Shares are listed immediately after Closing) listing rules and (B) six (6) members to be selected by the Company, one of whom shall be the current Chief Executive Officer of the Company and such number of whom shall be “independent” as required by applicable SEC and New York Stock Exchange (or such other national securities exchange on which the Company Shares are listed immediately after Closing) listing rules. The initial members of any compensation committee, audit committee and nominating committee of the Company Board immediately after the Closing shall be determined by the Company.
(b)   Subject to the above requirements, each of the Sponsor and the Company may replace any of its respective Company Board nominees with any individual prior to the filing of the definitive Proxy Statement with the SEC by written notice to the Company identifying such replacement individual.
Section 7.18   Non-Solicitation.   Nabors and its controlled affiliates shall not, without the prior written consent of the Company, for a period of two (2) years beginning on the date hereof, directly or indirectly solicit for employment any employee of the Company or any Company Subsidiary. The Company shall not, and the Company shall cause each Company Subsidiary to not, without the prior written consent of Nabors, for a period of two (2) years beginning on the date hereof, directly or indirectly solicit for employment any employee of Nabors or any of its affiliates. Nothing in this Section 7.18 shall prevent:

(a) Nabors and its controlled affiliates from hiring or engaging any employee of the Company or a Company Subsidiary who responds to general solicitations for employment or engagement not specifically directed towards employees of the Company or a Company Subsidiary; or (b) the Company or any Company Subsidiary from hiring or engaging any employee of Nabors or any of its affiliates who responds to a general solicitation for employment or engagement not specifically directed towards employees of Nabors or any of its affiliates. The parties acknowledge and agree that the restrictions set forth in this Section 7.18 are reasonable in all respects and reasonably necessary to facilitate the collaboration set forth in this Agreement, including the information sharing and access to personnel, that will result from this Agreement.
Section 7.19   Compliance.   (a) Prior to the Closing, the Company will adopt and implement risk-based policies and procedures reasonably designed to ensure compliance with the Anti-Corruption Laws, which policies and procedures shall satisfy the internal controls provisions imposed on issuers by the FCPA, and (b) within 120 days following the Closing, the Company will adopt and implement risk-based policies and procedures reasonably designed to ensure compliance with the Sanctions Laws, International Trade Laws, and, to the extent reasonably necessary, any applicable requirements imposed under contracts described at Section 4.17(a)(viii), in each case of (a) and (b), which policies and procedures shall be reasonably designed in accordance with industry best practices and U.S. governmental expectations.
Section 7.20   Company Split Adjustment.   The Company shall reasonably consult with SPAC and its advisors concerning the Company Split Adjustment. The Company shall cause the Company Split Adjustment to be implemented prior to or concurrently with the Closing and shall deliver to SPAC copies of all documents effectuating and evidencing the same. The Company Split Adjustment shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, in each case with respect to Class A Common Stock and Founder Shares occurring on or after the date hereof and prior to the Company Split Adjustment.
Section 7.21   Merger Sub Consent.   Promptly following the execution of this Agreement, the Company shall, as the sole stockholder of Merger Sub, approve and adopt this Agreement and approve the Transactions.
Section 7.22   Related Party Approvals; Australian Disclosure Obligations.   (a) The Company shall procure all necessary approvals or pass a resolution confirming it falls within a relevant exemption under Chapter 2E of the Corporations Act with regard to any related party transactions that will occur as part of the Transactions, and (b) the Company shall submit any disclosure document required to be prepared and provided to potential investors under Chapter 6D of the Corporations Act.
ARTICLE VIII.
CONDITIONS TO THE TRANSACTIONS
Section 8.1   Conditions to the Obligations of Each Party.   The obligations of the Company, Merger Sub and SPAC to consummate the Transactions are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:
(a)   SPAC Stockholders’ Approval.   The SPAC Merger Proposal shall have been approved and adopted by the requisite affirmative vote of the stockholders of SPAC in accordance with the Proxy Statement, the DGCL, the SPAC Organizational Documents and the rules and regulations of the New York Stock Exchange.
(b)   No Order.   No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law which is then in effect and has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions.
(c)   Australian FIRB Approval.   If it is deemed by the parties after obtaining their own respective legal advice that a FIRB filing is required for the Transactions (noting that the parties shall cooperate to take reasonable steps to minimize the need for any FIRB filing):
(i)    SPAC shall have received a written notice under the FATA, by or on behalf of the Treasurer of the Commonwealth of Australia stating or to the effect that the Commonwealth Government does not object to the Transactions, either unconditionally or on terms that are reasonably acceptable to SPAC and the Company (it being understood that the imposition of customary tax conditions or standard conditions relating to achieving a Security Profile 1 under the Australian Energy Sector Cyber Security Framework in connection with the FIRB approval shall be deemed acceptable);
(ii)   the Treasurer of the Commonwealth of Australia shall have become precluded from making an order in relation to the subject matter of this Agreement and the Transactions under the FATA; and
(iii)   if an interim order is made under the FATA in respect of the Transactions, the subsequent period for making a final order prohibiting the Transactions shall have elapsed without a final order being made.
(d)   Stock Exchange Listing.   The Company Shares shall have been approved for listing on the New York Stock Exchange (subject to the Closing occurring), or, if the Company does not meet the initial listing requirements of the New York Stock Exchange as of immediately prior to the Closing, the NYSE American securities exchange or another national securities exchange mutually agreed to by the parties in writing, as of the Closing Date.
(e)   Penny Stock.   The Company Shares shall not constitute “penny stock” as such term is defined in Rule 3a51-1 of the Exchange Act.
(f)   Registration Statement.   The Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened in writing by the SEC.
(g)   Company Split Adjustment.   The Company Split Adjustment shall have been implemented.
Section 8.2   Conditions to the Obligations of SPAC.   The obligations of SPAC to consummate the Transactions are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:
(a)   Representations and Warranties.   The representations and warranties of the Company and Merger Sub contained in Section 4.1 (Organization and Qualification; Subsidiaries), Section 4.3 (Capitalization) (other than clauses (a) through (c) thereof), Section 4.4 (Authority Relative to this Agreement), Section 4.5(a)(i) (No Conflict; Required Filings and Consents), and Section 4.24 (Brokers) shall each be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date. The representations and warranties of the Company and Merger Sub contained in Section 4.9(c) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date hereof and as of the Closing Date. The representations and warranties of the Company and Merger Sub contained in Section 4.3 (Capitalization) (other than clauses (d) through (i) thereof) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on the Closing Date, except for de minimis inaccuracies set forth therein and except to the extent that any such representations and warranty expressly speaks of an earlier date, in which case such representations and warranty shall be true and correct except for de minimis inaccuracies as of such earlier date. All other representations and warranties of the Company and Merger Sub contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), has not had, and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Agreements and Covenants.   Each of the Company and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(c)   Officer Certificate.   The Company shall have delivered to SPAC a certificate, dated the date of the Closing, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.2(a), Section 8.2(b) and Section 8.2(d).
(d)   Material Adverse Effect.   No Company Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date.
(e)   Shareholder and Registration Rights Agreement.   All parties to the Shareholder and Registration Rights Agreement (other than SPAC, the Sponsor and Nabors Lux 2) shall have delivered, or cause to be delivered, to SPAC copies of the Shareholder and Registration Rights Agreement duly executed by all such parties.
(f)   Existing Convertible Note Conversion.   The Existing Convertible Note Conversion shall have been consummated.
(g)   MEP Share Conversion.   The MEP Share Conversion shall have been consummated.
Section 8.3   Conditions to the Obligations of the Company and Merger Sub.   The obligations of the Company and Merger Sub to consummate the Transactions are subject to the satisfaction or waiver (where permissible) at or prior to Closing of the following additional conditions:
(a)   Representations and Warranties.   The representations and warranties of SPAC contained in Section 5.1 (Corporation Organization), Section 5.2 (Certificate of Incorporation and Bylaws), Sections 5.3(b) and 5.3(c) (Capitalization), Section 5.4 (Authority Relative to This Agreement), Section 5.5(a)(i) (No Conflict; Required Filings and Consents) and Section 5.11 (Brokers) shall each be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date. The representations and warranties of SPAC contained in Section 5.8(b) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date hereof and as of the Closing Date. The representations and warranties of the SPAC contained in Section 5.3(a) (Capitalization) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on the Closing Date, except for de minimis inaccuracies set forth therein. All other representations and warranties of SPAC contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation set forth therein) as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), has not had, and would not be reasonably likely to have, individually or in the aggregate, a SPAC Material Adverse Effect.
(b)   Agreements and Covenants.   SPAC shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.
(c)   Officer Certificate.   SPAC shall have delivered to the Company a certificate, dated the date of the Closing, signed by an officer of SPAC, certifying as to the satisfaction of the conditions specified in Section 8.3(a), Section 8.3(b), Section 8.3(d) and Section 8.3(f).
(d)   Material Adverse Effect.   No SPAC Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date.
(e)   Support Agreement.   The Support Agreement shall be in full force and effect, and the Sponsor shall not have attempted to repudiate or disclaim any of its obligations thereunder.
(f)   Minimum Proceeds.   The Company shall have available at the Closing cash and cash equivalents in an aggregate amount not less than $50,000,000, including, without duplication, (i) the cash available to SPAC from the Trust Account (after giving effect to (x) the redemption of any shares of Class A Common Stock by the stockholders of SPAC in connection with the SPAC Proposals and (y) any Stock Buyback Tax incurred in respect of the SPAC Proposals and the Extension Proposal), (ii) cash and cash equivalents held by the Company and the Company Subsidiaries as of immediately prior to the Closing, (iii) any amounts or proceeds received pursuant to the Convertible Financing in connection with the Closing (for the avoidance of doubt, excluding any amounts which have been previously funded prior to the Closing Date, except to the extent such amounts are held by the Company and the Company Subsidiaries as of immediately prior to the Closing), and (iv) any amounts or proceeds received pursuant to the PIPE Financing in connection with the Closing, and after giving effect to the payment of any Outstanding Company Transaction Expenses and Outstanding SPAC Transaction Expenses.
ARTICLE IX
TERMINATION, AMENDMENT AND WAIVER
Section 9.1   Termination.   This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the Company Shareholders or SPAC, as follows:
(a)   by mutual written consent of SPAC and the Company; or
(b)   by either SPAC or the Company if the Closing shall not have occurred prior to February 14, 2024 (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 9.1(b) by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII on or prior to the Outside Date; or
(c)   by either SPAC or the Company if any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any permanent injunction, order, decree or ruling which has become final and nonappealable and has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions; or
(d)   by either SPAC or the Company if the SPAC Merger Proposal shall fail to receive the requisite vote for approval at the SPAC Stockholders’ Meeting (including any adjournments or postponements thereof); or
(e)   by the Company, if the SPAC Board or any committee thereof makes a Change in Recommendation; or
(f)   by SPAC upon a breach of any representation, warranty, covenant or agreement on the part of the Company or Merger Sub set forth in this Agreement, or if any representation or warranty of the Company or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) and Section 8.2(b) would not be satisfied (“Terminating Company Breach”); provided, that SPAC has not waived such Terminating Company Breach and SPAC is not then in material breach of its covenants or agreements in this Agreement; provided, further, that, if such Terminating Company Breach is curable by the Company or Merger Sub, SPAC may not terminate this Agreement under this Section 9.1(f) for so long as the Company or Merger Sub continues to exercise its reasonable best efforts to cure such breach, unless such breach is not cured within the earlier of (x) thirty (30) days after notice of such breach is provided by SPAC to the Company and (y) the Outside Date; or
(g)   by the Company upon a breach of any representation, warranty, covenant or agreement on the part of SPAC set forth in this Agreement, or if any representation or warranty of SPAC shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) and Section 8.3(b) would not be satisfied (“Terminating SPAC Breach”); provided, that the Company has not waived such Terminating SPAC Breach and the Company or Merger Sub is not then in material breach of its covenants or agreements in this Agreement; provided, however, that, if such Terminating SPAC Breach is curable by SPAC, the Company may not terminate this Agreement under this Section 9.1(g) for so long as SPAC continue to exercise its reasonable best efforts to cure such breach, unless such breach is not cured within the earlier of (x) thirty (30) days after notice of such breach is provided by the Company to SPAC and (y) the Outside Date.

Section 9.2   Effect of Termination.   In the event of the termination of this Agreement pursuant to this Article IX, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, except as set forth in this Section 9.2, Article X, and any corresponding definitions set forth in Article I, or in the case of termination subsequent to a willful material breach of this Agreement by a party hereto.
Section 9.3   Expenses.   Except as set forth in this Section 9.3, or elsewhere in this Agreement, including, for the avoidance of doubt Section 3.6, all expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses; provided, that if the Closing shall occur, the Company shall (x) pay or cause to be paid, the Outstanding Company Transaction Expenses, (y) pay or cause to be paid, any Outstanding SPAC Transaction Expenses (including Outstanding SPAC Transaction Expenses incurred, accrued, paid or payable by SPAC’s affiliates on SPAC’s behalf) and (z) if applicable, subject to Section 7.16, repay the Sponsor or cause the Sponsor to be repaid the Extension Amount, in each of cases (x) and (y), in accordance with Section 3.6; provided, further, that if the Closing does not occur, any Stock Buyback Tax incurred by SPAC shall be borne solely by SPAC and not by the Company. For the avoidance of doubt, any payments to be made (or to cause to be made) by the Company pursuant to this Section 9.3 shall be paid upon consummation of the Transactions and release of proceeds from the Trust Account.
Section 9.4   Amendment.   This Agreement may be amended in writing by the parties hereto at any time prior to the Closing. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.
Section 9.5   Waiver.   At any time prior to the Closing, (a) SPAC may (i) extend the time for the performance of any obligation or other act of the Company or Merger Sub, (ii) waive any inaccuracy in the representations and warranties of the Company or Merger Sub contained herein or in any document delivered by the Company or Merger Sub pursuant hereto and (iii) waive compliance with any agreement of the Company or Merger Sub or any condition to its own obligations contained herein and (b) the Company may (i) extend the time for the performance of any obligation or other act of SPAC, (ii) waive any inaccuracy in the representations and warranties of SPAC contained herein or in any document delivered by SPAC pursuant hereto and (iii) waive compliance with any agreement of SPAC or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
ARTICLE X
GENERAL PROVISIONS
Section 10.1   Notices.   All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.1):
if to SPAC:
Nabors Energy Transition Corp.
515 West Greens Road, Suite 1200
Houston, Texas 77067
Attention:
Anthony G. Petrello

Email:
general.counsel@nabors.com

with a copy to:
Vinson & Elkins L.L.P.
845 Texas Avenue, Suite 4700
Houston, Texas 77002

Attention:
Doug McWilliams
Scott Rubinsky

Email:
dmcwilliams@velaw.com
srubinsky@velaw.com

if to the Company or Merger Sub:
Vast Solar Pty Ltd
226 Liverpool Street
Darlinghurst, NSW 2010, Australia
Attention:
Craig Wood
Alec Waugh

Email:
[***]
[***]

with a copy to:
White & Case LLP
Governor Phillip Tower, 1 Farrer Place
Sydney NSW 2000, Australia
Attention:
Joel Rennie
Elliott Smith
Matthew Barnett
Nirangjan Nagarajah

Email:
joel.rennie@whitecase.com
elliott.smith@whitecase.com
Matthew.Barnett@whitecase.com
nirangjan.nagarajah@whitecase.com

Section 10.2   Nonsurvival of Representations, Warranties and Covenants.   None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article X and any corresponding definitions set forth in Article I.
Section 10.3   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
Section 10.4   Entire Agreement; Assignment.   This Agreement and the Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except for the Confidentiality Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party without the prior express written consent of the other parties hereto.
Section 10.5   Parties in Interest.   This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.6 and Section 10.11 (which are intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

Section 10.6   Governing Law.   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to Contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
Section 10.7   Waiver of Jury Trial.   Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.7.
Section 10.8   Headings.   The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 10.9   Counterparts.   This Agreement may be executed and delivered (including by portable document format (.PDF) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
Section 10.10   Specific Performance.   The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Transactions) in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.
Section 10.11   No Recourse.   All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or the other Transaction Documents, or the negotiation, execution, or performance or non-performance of this Agreement or the other Transaction Documents (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or the other Transaction Documents), may be made only against (and such representations and warranties are those solely of) the persons that are expressly identified as parties to this Agreement or the applicable Transaction Document (the “Contracting Parties”). In no event shall any Contracting Party have any shared or vicarious liability for the actions or omissions of any other person. No person who is not a Contracting Party, including without limitation any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, financing source, attorney or Representative or assignee of any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, financing source, attorney or Representative or assignee of any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any obligations or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or the other Transaction Documents or for any claim based on, in respect of, or by reason of this Agreement or the other Transaction Documents or their negotiation, execution, performance, or breach, and, to the maximum extent permitted by applicable Law, each party hereto waives and releases all such liabilities, claims, causes of action and obligations against any such Nonparty Affiliates. The parties acknowledge and agree that the Nonparty Affiliates are intended third-party beneficiaries of this Section 10.11. Notwithstanding anything to the contrary herein, none of the Contracting Parties or any Nonparty Affiliate shall be responsible or liable for any multiple, consequential, indirect, special, statutory, exemplary or punitive damages which may be alleged as a result of this Agreement, the Transaction Documents or any other agreement referenced herein or therein or the transactions contemplated hereunder or thereunder, or the termination or abandonment of any of the foregoing.
[Signature Page Follows.]

IN WITNESS WHEREOF, SPAC, the Sponsor (solely with respect to Sections 5.20, 7.10(a) and 7.16), Nabors (solely with respect to Sections 7.8(d) and 7.18), the Company and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
NABORS ENERGY TRANSITION CORP.
By:
/s/ Anthony G. Petrello

Name:
Anthony G. Petrello

Title:
President, Chief Executive Officer and Secretary

NABORS ENERGY TRANSITION SPONSOR LLC (solely with respect to Sections 5.20, 7.10(a) and 7.16)
By:
/s/ Anthony G. Petrello

Name:
Anthony G. Petrello

Title:
President, Chief Executive Officer and Secretary

NABORS INDUSTRIES LTD. (solely with respect to Sections 7.8(d) and 7.18)
By:
/s/ Anthony G. Petrello

Name:
Anthony G. Petrello

Title:
President, Chief Executive Officer and Secretary

Signature Page to Business Combination Agreement

NEPTUNE MERGER SUB, INC.
By:
/s/ Craig David Wood

Name:
Craig David Wood

Title:
President

Signature Page to Business Combination Agreement

Signed, sealed and delivered for Vast Solar Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) and by:
/s/ John Igino Kahlbetzer Signature of director	/s/ Colin Raymond Sussman Signature of director/secretary
John Igino Kahlbetzer Name of director	Colin Raymond Sussman Name of director/secretary
Signature Page to Business Combination Agreement

Annex A-1
Execution Version
AMENDMENT AND WAIVER TO
BUSINESS COMBINATION AGREEMENT
This Amendment and Waiver (this “Amendment”) to the Business Combination Agreement, dated as of February 14, 2023 (the “BCA”), by and among Nabors Energy Transition Corp., a Delaware corporation, Vast Solar Pty Ltd, an Australian proprietary company limited by shares, Neptune Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Vast, Nabors Energy Transition Sponsor LLC, a Delaware limited liability company (solely with respect to Sections 5.20, 7.10(a) and 7.16 thereto), and Nabors Industries Ltd. (solely with respect to Sections 7.8(d) and 7.18 thereto), is dated as of October 19, 2023 (the “Effective Date”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the BCA.
WHEREAS, pursuant to the BCA and the noteholder support and loan termination deed, dated as of February 14, 2023, by and between Vast and AgCentral Energy Pty Limited (“AgCentral”), AgCentral agreed to, among other things, (a) immediately prior to the Closing, as applicable, (i) exercise (or be deemed to have exercised) the conversion rights under each of the Existing Company Convertible Notes to convert all such Existing Company Convertible Notes into Company Shares on the terms thereof or, (ii) accept Company Shares as settlement of their Existing Company Convertible Notes whereupon such notes shall be canceled, (iii) accept Company Shares as repayment of all of the principal outstanding and accrued interest under each AgCentral Loan Agreement whereupon each of the AgCentral Loan Agreements shall be discharged and terminated, and (iv) discharge and release all financier security granted by the Company to AgCentral in respect of the Existing Company Convertible Notes and the AgCentral Loan Agreements, and (b) not to transfer, prior to the Closing or termination of the BCA, AgCentral’s rights under any AgCentral Loan Agreement, AgCentral’s Company Shares or the Existing Company Convertible Notes, subject to the exceptions set forth therein;
WHEREAS, the parties hereto desire to amend the BCA as set forth herein; and
WHEREAS, Section 9.4 of the BCA provides that the BCA may be amended by a written instrument executed by all parties thereto.
NOW,THEREFORE, for good and valuable consideration, the undersigned each agree as follows:
1.   Amendments.
(a)   After the eleventh Recital, the following shall be inserted:
“WHEREAS, on October 19, 2023, the Company and Nabors entered into a backstop agreement (the “Backstop Agreement”), pursuant to which, among other things, (i) Nabors Lux 2 agreed to backstop an equity investment in Vast of $15,000,000 in Company Shares at $10.20 to underwrite the potential investment by additional investors in Vast, on the specific terms and conditions set forth in the Backstop Agreement, (ii) payment of 500,000 of First Earnout Shares, 500,000 of Second Earnout Shares and 500,000 of Third Earnout Shares (each as defined in the Support Agreement) is to be accelerated such that those 1,500,000 Company Shares are to be issued to Sponsor (or its designee) concurrently with the closing of the Merger, and (iii) Nabors Lux 2 received an additional 350,000 Company Shares as an incremental funding fee paid upon the closing of the Merger or the termination of this Agreement;”
(b)   Section 1.1 of the BCA is hereby amended by amending and restating the definition of “Transaction Documents” to read as follows:
““Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the SPAC Disclosure Schedule, the Noteholder Support and Loan Termination Agreement, the Notes Subscription Agreements, the Additional Notes Subscription Agreements, the Equity Subscription Agreements, the Additional Equity Subscription Agreements, the Support Agreement, the Shareholder and Registration Rights Agreement, the Services Agreement, the Development Agreement, the Backstop Agreement and all other agreements, certificates and instruments executed and

A-1-1

delivered by SPAC, Merger Sub, or the Company in connection with the Transactions and specifically contemplated by this Agreement.”
(c)   Section 1.2 of the BCA is hereby amended by inserting the following line between “Antitrust Laws” and “Balance Sheet”:
“Backstop Agreement	Recitals”
(d)   Effective as of the Effective Date, the following sections shall be inserted after Section 3.1(c)(iv) of the BCA as new Sections 3.1(v) and 3.1(vi):
“(v)   the Company shall issue or cause to be issued to Nabors (or its nominee in accordance with its delivery instructions), 350,000 Company Shares pursuant to the Backstop Agreement; and
(vi)   the Company shall issue or cause to be issued to the Sponsor, 1,500,000 Company Shares pursuant to the Backstop Agreement;”
(e)   Effective as of the Effective Date, Exhibit A — Form of Shareholder and Registration Rights Agreement shall be restated in its entirety and shall have the form attached as Annex A hereto.
2.   Waiver.   (a) The conditions precedent to the respective obligations of each of the Company and Merger Sub to consummate the Closing set forth in Section 8.3 of the BCA and (b) the rights of the Company to terminate the BCA and abandon the Transactions set forth in Section 9.1(g) of the BCA, are each hereby irrevocably waived in their entirety by each of the Company and Merger Sub, as applicable.
3.   Miscellaneous.   This Amendment shall be construed and interpreted in a manner consistent with the provisions of the BCA. The provisions set forth in Sections 9.5 (Waiver), 10.3 (Severability), 10.5 (Parties in Interest), 10.6 (Governing Law), 10.7 (Waiver of Jury Trial), 10.9 (Counterparts), 10.10 (Specific Performance) and 10.11 (No Recourse) of the BCA, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Amendment, mutatis mutandis.

A-1-2

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.
NABORS ENERGY TRANSITION CORP.
By:
/s/ Anthony G. Petrello

Name:
Anthony G. Petrello

Title:
President, Chief Executive Officer and Secretary

NABORS ENERGY TRANSITION SPONSOR LLC (solely with respect to Sections 5.20, 7.10(a) and 7.16)
By:
/s/ Anthony G. Petrello

Name:
Anthony G. Petrello

Title:
President, Chief Executive Officer and Secretary

NABORS INDUSTRIES LTD. (solely with respect to Sections 7.8(d) and 7.18)
By:
/s/ Anthony G. Petrello

Name:
Anthony G. Petrello

Title:
President, Chief Executive Officer and Secretary

VAST SOLAR PTY LTD
By:
/s/ Craig Wood

Name:
Craig Wood

Title:
CEO and Director

NEPTUNE MERGER SUB, INC.
By:
/s/ Craig Wood

Name:
Craig Wood

Title:
CEO and Director

Signature Page to Amendment and Waiver to Business Combination Agreement

ANNEX A
Form of Shareholder and Registration Rights Agreement
[Attached.]
ANNEX A

Annex B
Form of Constitution of Company

Constitution
Vast Solar Limited
ACN 136 258 574

Date of adoption: [  ], 2023
Vast Solar Limited
ACN 136 258 574
A public company limited by shares
1.   Definitions and interpretation
1.1 Definitions
In this constitution:
“Act” means the Corporations Act 2001 (Cth);
“Applicable Law” means the laws, rules and regulations applicable to the Company, including the Companies Act, the Securities Act, the Exchange Act, the rules of the SEC, the Listing Rules of any stock exchange and FINRA Rules;
“Board” means the board of Directors.
“Business Day” means a day other than a Saturday or Sunday on which banks are generally open for business in Sydney, New South Wales;
“Committee” means a committee of Directors constituted under rule 11.5(a);
“Company” means Vast Solar Ltd (ACN 136 258 574), as that name may be changed from time to time;
“Directors” means the directors of the Company acting as a body, and includes any person occupying the position of a director, by whatever name called;
“Exchange” means any stock exchange on which shares (or securities) in the Company are listed;
“Listing Rules” means the rules and regulations (including operating rules) of any Exchange;
“Members” means the shareholders of the Company entered in the Register as a holder of shares in the capital of the Company;
“Ordinary Resolution” means a resolution that is passed by more than 50% of the votes cast by shareholders entitled to vote (either on a show of hands at the meeting or by the inclusion of proxies if on a poll) being in favour of the resolution;
“Prescribed Interest Rate” means the rate determined by the Directors for the purpose of this constitution, and in the absence of a determination means the daily buying rate displayed at or about 10:30am (Sydney, New South Wales time) on the Reuter screen BBSW page for Australian bank bills of a three month duration;
“Register” means the register of Members of the Company; and
“Secretary” means any person appointed to perform the duties of a secretary of the Company and includes any person to act as such temporarily.
“Special Resolution” means a resolution that is passed by 75% (i.e., at least three quarters) of the votes cast by shareholders entitled to vote (either on a show of hands at the meeting or by the inclusion of proxies if on a poll) being in favour of the resolution.
1.2 Interpretation
In this constitution, unless the context otherwise requires:
(a)
headings are for convenience only and do not affect the interpretation of this constitution;

(b)
words in the singular include the plural and vice versa;

(c)
a gender includes all genders;

(d)
if a word or phrase is defined all its other grammatical forms have a corresponding meaning;

(e)
references to “include” or “including” are to be construed without limitation;

(f)
references to this “constitution” or any document are to this constitution or document as amended, varied, supplemented novated or replaced (in each case, other than in breach of the provisions of this constitution or such other document);

(g)
each schedule forms part of this constitution and has effect as if set out in full in the body of this constitution and any reference to this constitution includes each schedule;

(h)
references to a “person” include any individual, corporation, trust, joint venture, organisation, government, committee, department, authority, partnership, unincorporated body or other entity (whether or not having separate legal personality) and that person’s representatives, successors, permitted substitutes or permitted assigns;

(i)
references to a “person” include that party’s representatives, successors, permitted substitutes or permitted assigns;

(j)
references to legislation or a legislative instrument are to that legislation or legislative instrument as amended, varied, supplemented, replaced or re-enacted;

(k)
references to conduct include an omission, statement or undertaking, whether or not in writing;

(l)
references to time are to Sydney, New South Wales, Australia time;

(m)
references to “writing” or “written” include any method of reproducing words, figures, drawings or symbols in a visible and tangible form and include communication by email;

(n)
references to “dollars”, “$”, “AUD” or “A$” is to the lawful currency of Australia;

(o)
a power, an authority or a discretion given to a Director, the Directors or the Company in general meeting or a Member may be exercised at any time and from time to time;

(p)
a chairperson appointed under this constitution may be referred to as chairperson, chairwoman, or as chair, as appropriate; and

(q)
a reference to a person being “present” at a meeting includes participating using technology approved by the Directors in accordance with this constitution.

1.3 Business Day
In this constitution, unless otherwise stated:
(a)
subject to rule 1.3(b), where the day on which a thing is to be done is not a Business Day, that thing must be done on the preceding Business Day; and

(b)
where the day on which a payment is to be made is not a Business Day, that payment must be made on the next Business Day in the same calendar month or, if none, the preceding Business Day and any interest must be adjusted accordingly.

1.4 Constitution
In this constitution unless the contrary intention appears:
(a)
a word or discussion defined or used in the Act or the Listing Rules has the same meaning when used in this constitution; and

(b)
“section” means a section of the Act.

1.5 Effect of the Listing Rules
While the Company is listed on any Exchange, the following provisions apply:
(a)
nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done;

(b)
if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not done (as the case may be);

(c)
if the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision;

(d)
if the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision; and

(e)
if any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

1.6 Replaceable rules not to apply
The provisions of the Act that apply as replaceable rules are dispatched by this constitution and do not apply to the Company.
2.   Share capital
2.1 Directors to issues shares
The issue of shares in the Company is under the control of the Directors who may:
(a)
issue, allot and cancel or otherwise dispose of shares in the Company or grant options over any unissued shares in the Company to any person, on any terms and conditions and having attached to them such rights and restrictions as the Directors think fit; and

(b)
settle the manner in which fractions of a share, however arising, are to be dealt with,

subject to the Act, the Listing Rules and any special rights conferred on the holders of any shares or class of shares.
2.2 Preference shares
(a)
The Company may issue preference shares and issued shares may be converted into preference shares provided that the rights of the holders of the preference shares with respect to the repayment of capital, participation in surplus assets and profits, cumulative or non-cumulative dividends, voting and priority of payment of capital and dividends in relation to other shares or other classes of preference shares are:

(i)
as set out in Schedule 1; or

(ii)
as approved by Special Resolution.

(b)
The rights of holders of preference shares issued by the Company other than pursuant to Schedule 1, but in accordance with the Act, are determined by the terms of issue of those preference shares and the relevant resolution of the Company and are not determined by or affected by the rights set out in Schedule 1.

(c)
Subject to the Act and the Listing Rules, the Company may issue preference shares which are, or are at the option of the Company to be liable, to be redeemed or to be converted into other shares on such conditions and in such a manner as the Directors decide under the terms of issue of the preference shares.

(d)
Subject to the Act and the Listing Rules, the Company may issue any combination of fully paid, partly paid or unpaid preference shares.

(e)
Despite this rule 2.2 and Schedule 1, the Company may not issue a preference share that confers on the holder rights that are inconsistent with those specified in the Listing Rules, except to the extent of any waiver or modification of the Listing Rules.

2.3 Certificates
(a)
If the Company participates in a computerised or electronic share transfer system conducted in accordance with the Listing Rules, the Company is not required to issue a certificate for the shares held by a holder and may cancel a certificate without issuing another certificate where permitted to do so by the Listing Rules.

(b)
Share certificates representing shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other persons authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process or as otherwise permissible under Applicable Law. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to this constitution, no new certificate shall be issued until the former certificate representing a like number of relevant shares shall have been surrendered and cancelled.

(b)
The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

(c)
If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred or sustained by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

(d)
Every share certificate sent in accordance with this constitution will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

2.4 Variation of rights
Subject to the Act and the terms of issue of a class of shares, the Company may vary all or any of the rights or privileges attached to that class of shares, whether or not the Company is being wound up by Special Resolution:
(a)
being passed at a separate meeting of the Members holding the issued shares of that class; or

(b)
with the consent in writing of the Members holding 75% of the issued shares of that class.

2.5 Class meetings
The provisions of this constitution relating to general meetings apply so far as they are capable of application (with any necessary changes) to a separate meeting of the holders of a class of shares except that:
(a)
a quorum is constituted by at least two persons who, between them, hold or represent at least one-third of the issued shares of the class (unless only one person holds all of the shares of the class, in which case that person constitutes a quorum); and

(b)
any holder of shares of the class, present in person or by proxy, or attorney or representative, may demand a poll.

2.6 Alteration of share capital
(a)
The Company may alter its share capital in any manner permitted by law.

(b)
Where fractions of shares are or would otherwise be created by an alteration of share capital under rule 2.6(a), the Directors may:

(i)
make cash payments;

(ii)
decide that fractions of shares are to be disregarded or rounded down to the nearest whole share; or

(iii)
decide that fractions of shares are to be rounded up to the nearest whole share by capitalising any amount available for capitalisation under rule 16 even though only some of the Members may participate in that capitalisation.

2.7 Non-recognition of interests
(a)
Except as required by law, the Company is entitled to treat the registered holder of a share as the absolute owner of that share and is not required to recognise:

(i)
a person as holding a share on any trust; or

(ii)
any other interest in any share or any other right in respect of a share except as an absolute right of ownership in the registered holder,

whether or not it has notice of the trust, interest or right.
(b)
With the consent of the Directors, shares held by a trustee may be marked in the Register in such a way as to identify them as being held subject to the relevant trust, provided that nothing in this rule 2.7(b) limits the operation of rule 2.7(a).

2.8 Joint holder of shares
Where two or more persons are registered as the joint holders of shares then they are taken to hold the shares as joint tenants with rights of survivorship. However, the Company is not bound:
(a)
to register more than three persons as joint holders of a share; or

(b)
issue more than one certificate or holding statement for shares jointly held.

3.   Lien
3.1 Lien on shares, loans and distributions
(a)
The Company has a first and paramount lien on every share for:

(i)
all due and unpaid calls and instalments in respect of that share;

(ii)
all money which the Company is required by law to pay, and has paid, in respect of that share;

(iii)
reasonable interest on the amount due from the date it becomes due until payment;

(iv)
on each share acquired under an employee incentive scheme for any money payable to the Company by the holder for the acquisition of the share, including, subject to Applicable Law, any loan under an employee incentive scheme; and

(v)
reasonable expenses of the Company in respect of the default on payment.

(b)
A lien on a share under rules 3.1(a) extends to all distributions for that share, including dividends.

3.2 Exemption or extinguishment
(a)
The Directors may at any time exempt a share wholly or in part from the provisions of rules 3.1(a).

(b)
The Company’s lien on a share is extinguished if a transfer of the share is registered without the Company giving notice of the lien to the transferee.

3.3 Company’s right to recover payments
(a)
A Member must reimburse the Company on demand in writing for all payments the Company makes to a government or taxing authority in respect of the Member, the death of a Member or the Member’s shares, including dividends, where the Company is either:
(i)
required by law to make the relevant payment; or

(ii)
advised by a lawyer qualified to practice in the jurisdiction of the relevant government or taxing authority that the Company is obliged by law to make the relevant payment.

(b)
The Company is not obliged to advise the Member in advance of its intention to make the payment.

3.4 Reimbursement is a debt due
(a)
The obligation of a Member to reimburse the Company is a debt due to the Company as if it were a call on all the Member’s shares, duly made at the time when the written demand for reimbursement is given by the Company to the Member.

(b)
The provisions of this constitution relating to non-payment of calls in respect of shares, including payment of interest and sale of the Member’s shares under lien, apply to the debt.

3.5 Sale under lien
(a)
Subject to the Act, the Company may sell, in any manner the Directors think fit, any share on which the Company has a lien, provided that:

(i)
an amount in respect of which the lien exists is presently payable; and

(ii)
the Company has, not less than fourteen (14) days before the date of sale, given to the registered holder of the share or the person entitled to the share by reason of the death or bankruptcy of the registered holder, a notice setting out, and demanding payment of, the amount which is presently payable in respect of which the lien exists.

(b)
For the purposes of giving effect to a sale under rule 3.5(a), the Company may receive the consideration, if any, given for the share so sold and may execute a transfer of the share sold in favour of the purchaser of the share, or do all such other things as may be necessary or appropriate for it to do to effect the transfer. The purchaser is not bound to see to the application of the purchase money.

(c)
The title of the purchaser to the share is not affected by any irregularity or invalidity in connection with the sale of the share under rule 3.5(a).

(d)
The proceeds of a sale under rule 3.5(a) must be applied by the Company in payment of the amount in respect of which the lien exists as is presently payable, and the residual, if any, must be paid to the person entitled to the share immediately before the sale.

3.6 Continuing liability
If the net proceeds from the sale or other disposal under this rule 3 are less than the sum of:
(a)
the amount due but unpaid in respect of that share;

(b)
the costs and expenses paid or payable in connection with the enforcement of the lien and the sale or other disposal; and

(c)
interest on those amounts,

(together the “Shortfall”) the person whose share has been sold or otherwise disposed of continues to be liable and must pay to the Company an amount equal to the Shortfall together with interest at the Prescribed Interest Rate.

4.
Calls on shares

4.1 Directors to make calls
Subject to this constitution and to the terms on which any shares are issued, the Directors may:
(a)
make calls on a Member for any amount unpaid on the shares of that Member, if the money is not by the terms of issue of those shares made payable at fixed times;

(b)
on the issue of shares, differentiate between the holders of the shares as to the amount of calls to be made and the times of payment;

(c)
make a call payable by instalments; and

(d)
revoke or postpone a call.

4.2 Time of call
A call is taken to be made at the time when the resolution of the Directors authorising the call is passed.
4.3 Members’ liability
(a)
On receiving not less than twenty (20) Business Days’ notice specifying the time(s) and place of payment, each Member must pay to the Company by the time(s) and at the place specified in the notice, the amount called on that Member’s shares.

(b)
The joint holders of a share are jointly and individually liable to pay all calls and other amounts due and payable in respect of the share.

(c)
The non-receipt of notice of any call by, or the accidental omission to give notice of a call to, a Member does not invalidate the call.

4.4 Interest on default
(a)
If a sum called in respect of a share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due must pay interest on the sum from the day it is due to the time of actual payment at the Prescribed Interest Rate, calculated daily and payable monthly in arrears.

(b)
The Directors may waive payment of that interest wholly or in part.

4.5 Fixed instalments
If the terms of a share make a sum payable on issue of the share or at a fixed date:
(a)
this is taken to be a call duly made and payable on the date on which by the terms of the issue the sum becomes payable; and

(b)
in the case of non-payment, all the relevant provisions of this constitution as to payment of interests and expenses, forfeiture or otherwise apply as if the sum had become payable by virtue of a call duly made and notified.

4.6 Proceedings for recovery of calls
(a)
In an action or other proceedings to recover a call, or interest or costs or expenses incurred because of the failure to pay or late payment of a call, proof that:

(i)
the name of the defendant is entered in the Register as the holder or one of the holders of the share on which the call is claimed;

(ii)
the resolution making the call is recorded in the minute book; and

(iii)
notice of the call was given to the defendant complying with this constitution,

is conclusive evidence of the debt and it is not necessary to prove the appointment or Committee membership of the Directors who made the call or any other matter.

(b)
In rule 4.6(a), ‘defendant’ includes a person against whom the Company alleges a set-off or counterclaim and ‘action or other proceedings to recover a call’ is to be interpreted accordingly.

4.7 Prepayment of calls and interest
The Directors may:
(a)
accept from a Member the whole or a part of the amount unpaid on a share although no part of that amount has been called; and

(b)
authorise payment by the Company of interest on the whole or any part of an amount so accepted, until the amount becomes payable, at such rate, not exceeding the Prescribed Interest Rate, as is agreed between the Directors and the Member paying the sum.

5.
Forfeiture of shares

5.1 Notice requiring payment of call
If a Member fails to pay the whole or any part of any call or instalment, on or before the day appointed for payment of that call or instalment, the Directors may give a notice to the Member requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued and all costs and expenses that may have been incurred by the Company by reason of that non-payment or late payment of the call or instalment.
5.2 Contents of notice
The notice must:
(a)
name a further day (at least ten (10) Business Days from the date of service of the notice) by which the payment required by the notice is to be made;

(b)
identify the place where payment is to be made; and

(c)
state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

5.3 Forfeiture for failure to comply with notice
(a)
If a notice under rule 5.1 has not been complied with by the date specified in the notice, the Directors may by resolution forfeit the relevant shares, at any time before the payment required by the notice has been made.

(b)
A forfeiture under rule 5.3(b) includes all dividends and other distributions to be made in respect of the forfeited shares which have not been paid or distributed before the forfeiture.

5.4 Sale or re-issue of forfeited shares
Subject to the Act, a share forfeited under rule 5.3 may be sold, re-issued or otherwise disposed of to such persons and on such terms as the Directors think fit.
5.5 Notice of forfeiture
(a)
If any share is forfeited under rule 5.3,

(i)
notice of the forfeiture must be given to the Member holding the share immediately before the forfeiture; and

(ii)
subject to rule 5.5(a), an entry of the forfeiture and its date must be made in the Register.

(b)
Any failure to give notice or enter the forfeiture in the Register does not invalidate the forfeiture.

5.6 Surrender instead of forfeiture
The Directors may accept the surrender of any share which they are entitled to forfeit on any terms they think fit and any share so surrendered is deemed to be a forfeited share.

5.7 Cancellation of forfeiture
The Directors may, at any time before a sale, re-issue or disposal of a share under rule 5.4, cancel the forfeiture of that share on such terms as the Directors think fit.
5.8 Effect of forfeiture on former holder’s liability
A person whose shares have been forfeited:
(a)
ceases to be a Member in respect of the forfeited shares; and

(b)
remains liable to pay the Company all money that, at the date of forfeiture, was payable by that person to the Company in respect of the shares (including costs associated with the forfeiture and all proceedings instituted against the Member to recover the amount due, and interest up to the date of actual payment).

5.9 Balance to former holder
(a)
The Company must account to the former holder of the forfeited share for any balance remaining after deducting from proceeds the Company receives, the amount owing to the Company and the reasonable costs of the sale including interest.

(b)
The Company is not liable for any loss suffered by the former holder as a result of the sale.

5.10 Evidence of forfeiture
A written statement by a Director or Secretary that a share has been forfeited in accordance with this constitution on the date declared in the statement is evidence of the facts in the statement as against all persons claiming to be entitled to the share.
5.11 Transfer of forfeited share
(a)
The Company may receive any consideration given for a forfeited share on any sale, re-issue or disposal of the share under rule 5.4 and may execute or effect a transfer of the share in favour of the person to whom the share is sold, re-issued or disposed.

(b)
On the execution of the transfer, the transferee must be registered as the holder of the share and is not bound to see to the application of any money paid as consideration.

(c)
The title of the transferee to the share is not affected by any irregularity or invalidity in connection with the forfeiture, sale, re-issue or disposal of the share.

6.
Transfer of shares

6.1 Participation in computerised or electronic systems
The Directors may do anything that they consider necessary or desirable and that is permitted by Applicable Law to facilitate the Company’s participation in any computerised or electronic system for the purposes of facilitating dealings in shares (or securities).
6.2 Forms of instrument of transfer
Subject to this constitution and the terms on which the shares are issued, a share in the Company may be transferred by an instrument in writing in any usual or common form or in any other form that the Directors approve.
6.3 Execution and delivery of transfer
A duly completed instrument of transfer:
(a)
must be executed by or on behalf of both the transferor and transferee unless the instrument of transfer relates only to fully paid shares and the Directors have dispensed with signature by the transferee or the transfer of shares is effected by a document which is, or documents which together are, a sufficient transfer of shares under the Act;
(b)
if required by Applicable Law to be stamped, be duly stamped;

(c)
in the case of a transfer of partly paid shares, be endorsed by, or accompanied by an instrument of transfer executed by, the transferee to the effect that the transferee agrees to accept the shares subject to the terms and conditions on which the transferor held them and to become a Member and to be bound by the constitution; and

(d)
be left for registration at the share registry of the Company, accompanied by any information that the Directors properly require to show the right of the transferor to make the transfer,

and in that event, the Company must, subject to the powers vested in the Directors by this constitution, register the transferee as the holder of the share.
6.4 Effect of registration
A transferor of a share remains the holder of the share transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the share.
6.5 Company to register forms without charge
No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share.
6.6 Power to refuse to register
(a)
The Directors may decline to register, or prevent registration of, a transfer of shares where:

(i)
the transfer is not in registrable form;

(ii)
the Company has a lien on any of the shares which are the subject of the transfer;

(iii)
the transfer is paper-based and registration of the transfer will result in a holding which is less than a marketable parcel;

(iv)
the registration of the transfer may breach Applicable Law or would be in breach of any order of any applicable court;

(v)
the transfer is not permitted under the terms of issue of the shares (including the terms of any employee incentive scheme of the Company); or

(vi)
the Company is otherwise permitted or required to do so under Applicable Law or the terms of issue of the shares.

(b)
If the Company refuses to register a paper-based transfer under rule 6.6(a), it must tell the lodging party in writing of the refusal and the reason for it, within five (5) Business Days after the date on which the transfer was lodged.

6.7 Company to retain instrument of transfer
The Company must retain every instrument of transfer which is registered for any period determined by the Directors.
7.
Transmission of shares

7.1 Transmission of shares on death
If a Member who does not hold shares jointly dies, the Company will recognise only the personal representative of the Member as being entitled to the Member’s interest in the shares.
7.2 Information given by personal representative
(a)
If the personal representative of the Member who has died gives the Company the information they reasonably require to establish the representative’s entitlement to be registered as a holder of the shares:

(i)
the personal representative may:

(A)
by giving a signed notice to the Company, elect to be registered as the holder of the shares; or

(B)
by giving a completed transfer form to the Company, transfer the shares to another person; and

(ii)
the personal representative is entitled, whether or not registered as the holder of the shares, to the same rights as the Member.

(b)
On receiving an election under rule 7.2(a)(i)(A), the Company must register the personal representative as the holder of the shares.

(c)
A transfer under rule 7.2(a)(i)(B) is subject to the rules that apply to transfers generally.

7.3 Death of joint owner
(a)
Subject to rule 7.3(b), if a Member who holds shares jointly dies, the Company will recognise only the survivor as being entitled to the Member’s interest in the shares.

(b)
The estate of the Member is not released from any liability in respect of the shares.

7.4 Bound by prior notice
Despite rules 7.1 and 7.3, the Directors may register a transfer of shares signed by a Member before a transmission event even though the Company has notice of the transmission event.
7.5 Transmission of shares on bankruptcy
(a)
If a person entitled to shares because of the bankruptcy of a Member gives the Directors the information they reasonably require to establish the person’s entitlement to be registered as the holder of the shares, the person may:

(i)
by giving a signed notice to the Company, elect to be registered as the holder of the shares; or

(ii)
by giving a completed transfer form to the Company, transfer the shares to another person.

(b)
On receiving an election under rule 7.5(a)(i), the Company must register the person as the holder of the shares.

(c)
A transfer under rule 7.5(a)(ii) is subject to the rules that apply to transfers generally.

(d)
This rule has effect subject to the Bankruptcy Act 1966 (Cth).

7.6 Transmission of shares on mental incapacity
(a)
If a person entitled to shares because of the mental incapacity of a Member gives the Directors the information they reasonably require to establish the person’s entitlement to be registered as the holder of the shares:

(i)
the person may:

(A)
by giving a signed notice to the Company, elect to be registered as the holder of the shares; or

(B)
by giving a completed transfer form to the Company, transfer the shares to another person; and

(ii)
the person is entitled, whether or not registered as the holder of the shares, to the same rights as the Member.

(b)
On receiving an elec3tion under rule 7.6(a)(i)(A), the Company must register the person as the holder of the shares.

(c)
A transfer under rule 7.6(a)(i)(B) is subject to the articles that apply to transfers generally.

8.
General meetings

8.1 Annual general meeting
Annual general meetings must be held in accordance with Applicable Law.
8.2 Convening a general meeting
(a)
The Directors may convene and arrange to hold a general meeting of the Company whenever they think fit and must do so if required to do so under Applicable Law.

(b)
Subject to the Act, the Board shall designate the date and time of the general meeting and may postpone, reschedule or cancel any previously scheduled general meeting, before or after the notice for such meeting has been sent.

(c)
Except as provided for in this Constitution in the case of annual general meetings, business transacted at any general meeting shall be limited to the matters stated in the notice of meeting given by or at the direction of the Board.

8.3 No action by written resolutions of Members
Any action required or permitted to be taken by the Members may be taken only upon the vote of the Members at a general meeting (including an annual general meeting) and may not be taken by written resolution of Members without a meeting.
8.4 Record dates
(a)
For the purpose of determining the Members entitled to notice of or to vote at any general meeting, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix, a minimum of ten (10) days in advance, a date as the record date for any such determination of Members.

(b)
If the Board does not fix a record date for any general meeting, the record date for determining the Members entitled to a notice of or to vote at such meeting shall be the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such dividend or other distribution is passed, as the case may be, or, if in accordance with this Constitution any such notice is waived, on the day next preceding the day on which the meeting is held. The record date for determining the Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c)
A determination of the Members of record entitled to notice of or to vote at a meeting of the Members shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

8.5 Notice of general meetings
(a)
Notice of a general meeting must be given to the Members, Directors and the auditor in accordance with the Act, and while the Company is listed on an Exchange to the extent required by the Listing Rules, notice must also be given to the Exchange within the time limits prescribed by the Listing Rules.

(b)
At least forty (40) days’ notice of a general meeting must be given in accordance with rule 17.

(c)
In computing the period of notice under rule 17, both the day on which the last notice to Members is given or taken to be given and the day of the meeting convened by it are to be disregarded.

(d)
The contents of a notice of a general meeting called by Directors is to be decided by the Directors, but must state the general nature of the business to be transacted at the meeting and any other matters required by the Act.

8.6 Advance notice procedures for any business brought before general meeting by Members
(a)
For purposes of this Section, the term “Proposing Person” shall mean:

(i)
the Member or Members providing the notice of business proposed to be brought before a general meeting;

(ii)
the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made; or

(iii)
any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A under rules of the SEC) with such Member in such solicitation.

(b)
Members may give notice of a resolution that they propose to move at a general meeting in accordance with the Act. To be in proper form to meet the requirements of this section, a Member’s notice shall set forth, with respect to business to be brought before a general meeting:

(i)
as to each Proposing Person:

(A)
the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Company’s books and records);

(B)
the number of shares of each class or series of shares of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person or any of its affiliates or associates (for purposes of this Constitution, as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of shares of the Company as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Member Information”);

(C)
any performance-related fee (other than an asset-based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of share capital of the Company;

(D)
any rights to dividends on the shares of any class or series of shares of the Company owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation;

(E)
any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Company or any of its officers or Directors, or any affiliate of the Company;

(F)
any other material relationship between such Proposing Person, on the one hand, and the Company or any affiliate of the Company, on the other hand;

(G)
any direct or indirect material interest in any material contract or agreement of such Proposing Person with an affiliate of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(H)
any proxy, agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of share capital of the Company; and

(I)
any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Applicable Law (the disclosures to be made pursuant to the foregoing clauses (C) through (H) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder or directed to prepare and submit the notice required by this Constitution on behalf of a beneficial owner; and
(ii)
as to each item of business that a Proposing Person proposes to bring before a general meeting:

(A)
a brief description of the business desired to be brought before the annual general meeting, the reasons for conducting such business at the annual general meeting and any material interest in such business of each Proposing Person;

(B)
the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend this Constitution, the text of such proposed amendment);

(C)
a reasonably detailed description of all agreements, arrangements and understandings:

(1)
between or among any of the Proposing Persons; or

(2)
between or among any Proposing Person and any other Person (including their names) in connection with the proposal of such business by such Member or in connection with acquiring, holding, disposing or voting of any shares of any class or series of share capital of the Company;

(D)
identification of the names and addresses of other Members (including beneficial owners) known by any of the Proposing Persons to support such business, and to the extent known, the class and number of all shares of the Company’s share capital owned of record or beneficially by such other Member(s) or other beneficial owner(s);

(E)
any other information relating to such item of business that would be included in disclosure filed or furnished with the SEC; provided, however, that the disclosures required by this rule shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the Member directed to prepare and submit the notice required by this Constitution on behalf of a beneficial owner; and

(F)
a statement whether or not the Member giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of share capital of the Company required under Applicable Law to approve the business proposal.

(c)
A Proposing Person shall update and supplement its notice to the Company of its intent to propose business at an annual general meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this rule 8.6 shall be true and correct as of the record date for the annual general meeting and as of the date that is ten (10) Business Days prior to the annual general meeting or any adjournment or postponement thereof, and such update and supplement shall be promptly delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company

(d)
The Board or a designated Committee thereof shall have the discretion, authority and power to determine whether business proposed to be brought before the annual general meeting was made in accordance with the provisions of this Constitution. If neither the Board nor such designated Committee makes a determination as to whether any business was made in accordance with the provisions of these this Constitution, the presiding officer at the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting, and if he or she should so determine, he or she shall so declare to the meeting. If the Board or a designated Committee thereof or the presiding officer, as applicable, determines that any Member proposal was not made in accordance with the provisions of this Constitution, any such business not properly brought before the meeting shall not be transacted.

8.7 Advance Notice Procedures for Any Nomination Brought Before Annual General Meeting
(a)
For a nomination to be properly brought before an annual general meeting by a Member, the notice of nomination must be presented by a Member, no earlier than the close of business on the 120th day before the general meeting and no later than the close of business on the 90th day before the meeting, who:

(i)
is present in person and who was a Member of record of the Company both at the time of giving the notice for the annual general meeting and at the time of the annual general meeting;

(ii)
is entitled to vote at the annual general meeting; and

(iii)
has complied with all requirements for proposing a nomination as set forth herein, including the requirements for notice and any other qualifications.

(b)
The number of nominees a nominating Member may nominate for election at an annual general meeting pursuant to this Constitution shall not exceed the number of Directors to be elected at such meeting.

(c)
Without qualification, for a Member to make any nomination of a person or persons for election to the Board at an annual general meeting pursuant to this Section, the Member must:

(i)
provide the information, agreements and questionnaires with respect to such Member and its candidate for nomination as required by the Board or this Constitution; and

(ii)
provide any updates or supplements to such notice at the times and in the forms required by this Constitution.

(d)
To be in proper form for purposes of this Constitution, a Member’s notice to the Secretary of a nomination shall set forth:

(i)
As to each Nominating Person (as defined below), the Member Information (as defined in rule 8.6(b)(i)(B)) except that for purposes of a nomination, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all appropriate places;

(ii)
As to each Nominating Person, any Disclosable Interests (as defined in rule 8.6(b)(i)(I)), except that for purposes of a nomination, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all appropriate places (and the disclosure with respect to the business to be brought before the meeting shall be made with respect to the nomination of each Person for election as a Director at the meeting);

(iii)
A statement whether or not the Nominating Person will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of share capital of the Company reasonably believed by such Nominating Person to be sufficient to elect the nominee or nominees proposed to be nominated by such Nominating Person; and

(iv)
As to each candidate whom a Nominating Person proposes to nominate for election as a Director:

(A)
all information with respect to such candidate for nomination requested by the Board and included in disclosure filed or furnished with the SEC, including, but not limited to, the candidate’s name, age, business address and residential address, principal occupation or employment and the class or series and number of shares of capital stock of the Company, if any, that are owned beneficially or of record by the candidate;

(B)
all information relating to such candidate for nomination that is required under Applicable Law;

(C)
the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

(D)
a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed under Applicable Law (the disclosures to be made pursuant to the foregoing rules 8.7(d)(iv)(A) to 8.7(d)(iv)(D) are referred to as “Nominee Information”); and
(E)
a completed and signed questionnaire, representation and agreement as provided for below.

(v)
A Member providing notice of any nomination proposed to be made at the applicable meeting of Members shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the annual general meeting and as of the date that is ten (10) Business Days prior to the annual general meeting or any adjournment or postponement thereof, and such update and supplement shall be promptly delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company.

(vi)
To be eligible to be a candidate for election as a Director of the Company at the applicable annual general meeting, a candidate must be nominated in the manner prescribed in this Constitution and the candidate for nomination, whether nominated by the Board or by a Member of record, must have previously delivered (in accordance with the time period requested by the Board), to the Secretary at the principal executive offices of the Company:

(A)
a completed written questionnaire (in the form provided by the Company) with respect to the background, qualifications, share ownership and independence of such candidate for nomination; and

(B)
a written representation and agreement (in the form provided by the Company) that such candidate for nomination:

(1)
is not, and will not become a party to, any agreement, arrangement or understanding with any Person other than the Company with respect to any direct or indirect compensation or reimbursement for service as a Director of the Company that has not been disclosed therein;

(2)
understands his or her duties as a Director under Applicable Law and agrees to act in accordance with those duties while serving as a Director;

(3)
is not or will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person as to how such nominee, if elected as a Director, will act or vote as a Director on any issue or question to be decided by the Board, in any case, to the extent that such arrangement, understanding, commitment or assurance:

(I)
could limit or interfere with his or her ability to comply, if elected as Director of the Company, with his or her fiduciary duties under Applicable Law or with policies and guidelines of the Company applicable to all Directors; or

(II)
has not been disclosed to the Company prior to or concurrently with the Nominating Person’s submission of the nomination; and

(4)
if elected as a Director of the Company, will comply with all applicable corporate governance, conflict of interest, confidentiality, share ownership and trading and other policies and guidelines of the Company applicable to Directors and in effect during such Person’s term in office as a Director (and, if requested by any candidate for nomination, the Secretary of the Company shall provide to such candidate for nomination all such policies and guidelines then in effect).

(C)
The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the applicable annual general meeting of Members at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent Director of the Company in accordance with the Company’s policies and charters, including any Corporate Governance Guidelines or Board Committee charter(s).
(vii)
The Board or a designated Committee thereof shall have the power to determine whether a nomination proposed to be brought before the annual general meeting was made in accordance with the provisions of this Constitution. If neither the Board nor such designated Committee makes a determination as to whether any nomination was made in accordance with the provisions of this Constitution, the presiding officer at the annual general meeting shall, if the facts warrant, determine that the nomination was not properly brought before the annual general meeting, and if he or she should so determine, he or she shall so declare to the meeting. If the Board or a designated Committee thereof or the presiding officer, as applicable, determines that any nomination was not made in accordance with the provisions of this Constitution, any such Director nominee not properly brought before the meeting shall not be nominated or elected.

8.8 Cancellation or postponement of general meetings
(a)
Subject to rule 8.8(b), if the Directors in their absolute discretion decide that it is unreasonable or impracticable to hold a general meeting at the time or place specified in the notice of that general meeting, they may cancel or postpone the general meeting to another time or place by giving notice of the cancellation or postponement to all the Members.

(b)
A general meeting called and arranged under section 249D of the Act may not be postponed beyond the date by which section 249D requires it to be held and may not be cancelled without the consent of the requisitioning Member or Members.

(c)
Notice of cancellation or postponement or change of place of a general meeting must state the reason for cancellation or postponement and be:

(i)
while the Company is listed on an Exchange and to the extent required by the Listing Rules, be given to the Exchange or otherwise in accordance with the Listing Rules; or

(ii)
subject to the Act, given in any other manner determined by the Directors.

8.9 Non-receipt of notice
The non-receipt of notice of a general meeting or cancellation or postponement of a general meeting by, or the accidental omission to give notice of a general meeting or cancellation or postponement of a general meeting to, a person entitled to receive notice does not invalidate any resolution passed at the general meeting or at a postponed meeting or the cancellation or postponement of a meeting.
8.10 Director entitled to notice of meeting
A Director is entitled to receive notice of and to attend all general meetings and all separate meetings of the holders of any class of shares in the capital of the Company.
9.
Proceedings at general meetings

9.1 Number for a quorum
(a)
No business other than the appointment of the chairperson of the general meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum.

(b)
A quorum consists of:

(i)
At least one-third of the voting power of the shares entitled to vote at a general meeting;

(ii)
if and for so long as the Company has one Member only, one Member entitled to vote on the business to be transacted; or

(iii)
if and for so long as the Company has two or more Members, two Members who are entitled to vote of the business to be transacted.

in each case present in person, or by one or more proxies, attorneys or representatives.
(c)
In determining whether a quorum is present, each individual attending as a proxy, attorney or representative is to be counted, except that:

(i)
where a Member has appointed more than one proxy, attorney or representative, only one is to be counted; and

(ii)
where an individual is attending both as a Member and as a proxy, attorney or representative, that individual is to be counted only once.

(d)
If a quorum is present at the time the first item of business is transacted, it is taken to be present when the meeting proceeds to consider each subsequent item of business unless the chairperson of the meeting (on the chairperson’s own motion or at the request of a Member, proxy, attorney or representative who is present) declares otherwise.

(e)
If, within thirty (30) minutes after the time appointed for a meeting a quorum is not present, the meeting:

(i)
if convened at the request of Members, is dissolved; and

(ii)
in any other case, stands adjourned to the same day in the next week and the same time and place, or to such other day, time and place as the Directors determine and if, at the adjourned meeting, a quorum is not present within thirty (30) minutes after the time appointed for the meeting, the meeting must be dissolved.

9.2 Admission to general meetings
Subject to the Act, the chairperson of a general meeting may take any action he or she considers appropriate for the safety of persons attending the meeting and the orderly conduct of the meeting and may refuse admission to, or require to leave and remain out of the meeting, any person, including but not limited to a person:
(a)
in possession of a pictorial-recording or sound-recording device;

(b)
in possession of a place card or banner;

(c)
in possession of an article considered by the chairperson to be dangerous, offensive or liable to cause disruption;

(d)
who refuses to produce or to permit examination of any article, or the contents of any article, in the person’s possession;

(e)
who behaves or threatens to behave in a dangerous, offensive or disruptive manner; or

(f)
who is not:

(i)
a Member or a proxy, attorney or representative of a Member;

(ii)
a Director;

(iii)
an auditor of the Company; or

(iv)
a person requested by the Directors or chairperson to attend the meeting.

9.3 Appointment of chairperson of general meeting
(a)
The Chair of the Board shall preside as the Chair of every general meeting.

(b)
If a general meeting is held and:

(i)
the Chair of the Board is not present at the meeting, or is not willing to act as Chair, and a chairperson has not been elected by the Directors; or

(ii)
the elected chairperson is not present within fifteen (15) minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the following may preside as chairperson of the meeting (in order of precedence):
(iii)
any deputy chairperson;

(iv)
a Director chosen by a majority of the Directors present;

(v)
the only Director present; or

(vi)
(if no Directors are present), a Member chosen by a majority of the Members present in person or by proxy, attorney or representative.

9.4 Conduct of general meetings
(a)
The chairperson of a general meeting:

(i)
has charge of the general conduct of the meeting and the procedures to be adopted at the meeting;

(ii)
may require the adoption of any procedure which is in the chairperson’s opinion necessary or desirable for proper and orderly debate or discussion and the proper and orderly casting or recording of votes at the general meeting; and

(iii)
may, having regard where necessary in accordance with Applicable Law, terminate discussion or debate on any matter whenever the chairperson considers it necessary or desirable for the proper conduct of the meeting, and a decision by the chairperson under this rule 9.4(a) is final.
(b)
The Company may hold a meeting of Members at two or more venues or entirely virtually, in each case using any technology that gives the Members a reasonable opportunity to participate, and in this instance:

(i)
a Member participating in the meeting using technology is taken to be present in person at the meeting;

(ii)
all the provisions in this constitution relating to meetings of Members apply, so far as they can and with such changes as are necessary, to meetings of the Members using that technology; and

(iii)
the meeting is to be taken to be held at the place determined by the chairperson of the general meeting so long as at least one of the Members involved was at that place for the duration of the general meeting.

(c)
If the technology used in accordance with the requirement of rule 9.4(b) encounters a technical difficulty, whether before or during the meeting, which results in a Member not being able to participate in the meeting, the chairperson may, subject to Applicable Law, allow the meeting to continue, or may adjourn the meeting either for such reasonable period as may be required to fix the technology or to such other time and location as the chairperson deems appropriate.

9.5 Adjournment of general meetings
(a)
The chairperson of a general meeting may at any time during the meeting adjourn the meeting or any business, motion, question, resolution, debate or discussion being considered or remaining to be considered by the meeting either to a later time at the same meeting or to an adjourned meeting at any time and place, but:

(i)
in exercising the discretion to do so, the chairperson may, but need not, seek the approval of the Members present in person or by representative; and

(ii)
only unfinished business is to be transacted at a meeting resumed after an adjournment.

(b)
Unless required by the chairperson, a vote may not be taken or demanded by the Members present in person or by proxy, attorney or representative in respect of any adjournment.

(c)
It is not necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting unless a meeting is adjourned for one month or more.

(d)
Where a meeting is adjourned, the Directors may postpone, cancel or change the venue of the adjourned meeting.

(e)
Where a meeting is adjourned, to the extent required by the Listing Rules, notice of the adjourned meeting must be given to the Exchange, but need not be given to any other person.

9.6 Voting at general meetings
(a)
Subject to the requirements of Applicable Law, a resolution is taken to be carried if a simple majority of the votes cast on the resolution are in favour of it.

(b)
A resolution put to the vote of a general meeting must be decided on show of hands unless a poll is demanded by:

(i)
the chairperson of the meeting; or

(ii)
any Member present and having the right to vote at the meeting,

before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.
(c)
A declaration by the chairperson that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, is conclusive evidence of the fact.

(d)
Neither the chairperson nor the minutes need state, and it is not necessary to prove, the number or proportion of the votes recorded in favour of or against the resolution.

(e)
A poll may be demanded on any resolution at a general meeting other than the election of a chair or the question of an adjournment.

(f)
A demand for a poll may be made by:

(i)
at least five Members entitled to vote on the resolution; or

(ii)
Members with at least five percent of the votes that may be cast on the resolution on a poll.

(g)
If a poll is demanded:

(i)
it must be taken in the manner and at the date and time directed by the chairperson and the result of the poll is a resolution of the meeting at which the poll was demanded;

(ii)
on the election of a chairperson or on a question of adjournment, it must be taken immediately;

(iii)
it may be withdrawn if:

(A)
the poll has not yet been taken; and

(B)
the chairperson of the general meeting consents to the withdrawal,

and a demand so withdrawn shall not invalidate the result of a show of hands declared before the demand was made; and
(iv)
the demand does not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

(h)
If there is an equality of votes, either on a show of hands or on a poll, the chairperson of the general meeting is not entitled to a casting vote, in addition to any votes to which the chairperson is entitled as a Member or proxy, attorney or representative of a Member.
9.7 Entitlement to vote
(a)
Subject to this constitution, Applicable Law and to any rights or restrictions attached to any class or classes of shares:

(i)
on a show of hands, each:

(A)
Member present in person has one vote; and

(B)
each other person present as a proxy, attorney or representative of a Member or Members has one vote, provided that if that person represents personally or by proxy, attorney or representative more than one Member:

(1)
that one vote will be taken as having been cast for all the Members the person represents; and

(2)
the person must not exercise that vote in a way that would contravene any directions given to that person in accordance with rule 9.11(g) in any instrument appointing the person as a proxy, attorney or representative; and

(ii)
on a poll, each:

(A)
Member present in person has one vote for each fully paid share held by the Member; and

(B)
person present as proxy, attorney or representative of a Member has one vote for each fully paid share held by the Member that the person represents;

(b)
If a share is held jointly and more than one Member votes in respect of that share, only the vote of the Member whose name appears first in the Register counts.

(c)
A Member is not entitled to vote at a general meeting unless all calls and other amounts presently payable by that Member in respect of the shares in the Company have been paid.

9.8 Unpaid calls and partly paid Shares
(a)
A Member is not entitled to vote in respect of any share on which a call or instalment of a call is due and payable but is unpaid.

(b)
If a Member holds any partly paid share, the aggregate number of votes that Member is entitled to cast on a poll in respect of those partly paid shares is equal to A.

A is determined as follows:
Where:
(i)
B is the number of partly paid shares held by the Member;

(ii)
C is the amount actually partly paid up (not credited) on the shares; and

(iii)
D is an amount equal to the fully paid up issue price of the number of partly paid shares held by the Member.

If A is not a whole number, the number of votes must be rounded down to the next whole number.
9.9 Transmission event
A person entitled to a share because of a transmission event may vote at any general meeting in respect of that share in the same way as if that person were the registered holder of the share if, before the meeting, the Directors have:

(a)
admitted that person’s right to vote at that meeting in respect of the share; or

(b)
been satisfied of that person’s right to be registered as the holder of, or to transfer, the share under rule 7.2(a),

and any vote so tendered by that person must be accepted to the exclusion of the vote of the registered holder of the share.
9.10 Objection to voting qualification
(a)
An objection to the right of a person to attend or vote at the meeting or adjourned meeting:

(i)
may not be raised except at that meeting or adjourned meeting; and

(ii)
must be referred to the chairperson of the meeting, whose decision is final.

(b)
A vote not disallowed under the objection is valid for all purposes.

9.11 Representation at general meetings
(a)
Subject to this constitution, each Member entitled to vote at a meeting of Members may vote:

(i)
in person or, where a Member is a body corporate, by its representatives;

(ii)
by not more than 2 proxies; or

(iii)
by not more than 2 attorneys.

(b)
A proxy, attorney or representative may, but need not, be a Member.

(c)
A proxy, attorney or representative may be appointed for all general meetings, or for any number of general meetings, or for a particular general meeting.

(d)
Unless otherwise provided in the instrument, an instrument appointing a proxy, attorney or representative is to be taken to confer authority:

(i)
to agree to a meeting being convened by shorter notice than is required by Applicable Law or by this constitution;

(ii)
to agree to a resolution being proposed and passed as a Special Resolution at a meeting of which less than the period of notice required by Applicable Law has been given; and

(iii)
even though the instrument may refer to specific resolutions and may direct the proxy, attorney or representative how to vote on those resolutions, to do any of the acts specified in rule 9.11(e).

(e)
The acts referred to in rule 9.11(d)(iii) are:

(i)
to vote on any amendment moved to the proposed resolutions and on any motion that the proposed resolutions not be put or any similar motion;

(ii)
to vote on any procedural motion, including any motion to elect the chairperson to vacate the chair or to adjourn the meeting; and

(iii)
to act generally at the meeting.

(f)
Where a Member appoints 2 proxies or attorneys to vote at the same general meeting, the following rules apply:

(i)
if the appointment does not specify the proportion or the number of votes that each proxy or attorney (as applicable) may exercise, each proxy or attorney (as applicable) half of the Member’s vote;

(ii)
on a show of hands, neither proxy or attorney may vote;

(iii)
on a poll, each proxy or attorney may only exercise the voting rights the proxy or attorney represents; and

(iv)
if both appointments cannot be validly exercised at the meeting, the later appointment revokes the earlier appointment of a proxy or attorney.

(g)
An instrument appointing a proxy or attorney may direct the manner in which the proxy or attorney is to vote in respect of a particular resolution and, where an instrument so provides, the proxy or attorney is not entitled to vote on the proposed resolution except as directed in the instrument.

(h)
Subject to rule 9.11(i), an instrument appointing a proxy or attorney need not be in any particular form as long as it is in writing, legally valid and signed by or on behalf of the appointer or the appointer’s attorney.

(i)
A proxy or attorney may not vote at a general meeting or adjourned meeting or on a poll unless the instrument appointing the proxy or attorney, and the authority under which the instrument is signed or a certified copy of the authority, are:

(i)
received at the registered office of the Company, a fax number at the Company’s registered office or at another place, fax number or electronic address specified for that purpose in the notice convening the meeting or in the materials distributed to Members for the meeting;

(ii)
in the case of a meeting or an adjourned meeting, tabled at the meeting or adjourned meeting at which the person named in the instrument proposed to vote; or

(iii)
in the case of a poll, produced when the poll is taken.

(j)
The Directors may waive all or any of the requirements of rules 9.11(g) and 9.11(i) and in particular may, on the production of such other evidence as the Directors require to prove the validity of the appointment of a proxy or attorney, accept:

(i)
an oral appointment of a proxy or attorney;

(ii)
an appointment of a proxy or attorney which is not signed in the manner required by rule 9.11(h); and

(iii)
the deposit, tabling or production of a copy (including a copy sent by fax, email or presented in electronic format) of an instrument appointing a proxy or attorney or of the power of attorney or other authority under which the instrument is signed.

(k)
A vote given in accordance with the terms of an instrument appointing a proxy or attorney is valid despite:

(i)
a transmission event occurring in relation to the appointer; or

(ii)
the revocation of the instrument or of the authority under which the instrument was executed,

if no written notice of the transmission event or revocation has been received by the Company by the time and at one of the places at which the instrument appointing the proxy or attorney is required to be deposited, tabled or produced under rule 9.11(i).
(l)
A vote given in accordance with the terms of an instrument appointing a proxy or attorney is valid despite the transfer of the share in respect of which the instrument was given, if the transfer is not registered by the time at which the instrument appointing the proxy or attorney is required to be deposited, tabled or produced under rule 9.11(i).

(m)
The appointment of a proxy or attorney is not revoked by the appointer attending and taking part in the general meeting but, if the appointer votes on a resolution, the person acting as proxy or attorney for the appointer is not entitled to vote, and must not vote, as the appointer’s proxy or attorney on the resolution.

9.12 Minutes
(a)
Within one month after each general meeting, the Directors must record or cause to be recorded in the minute book of the Company:

(i)
the proceedings and resolutions of each general meeting;

(ii)
any declarations at each general meeting; and

(iii)
any information in relation to proxy votes which is required by the Act.

(b)
The minute books must be kept at the registered office.

10.
The Directors

10.1 Number of Directors
(a)
The number of Directors which shall constitute the whole Board shall be fixed exclusively by one or more resolutions adopted from time to time by the Board however such number shall not be less than three (3). No reduction of the authorised number of Directors shall have the effect of removing any Director before that Director’s term of office expires.

(b)
At least two of the Directors must ordinarily reside in Australia.

10.2 Appointment and removal of Directors
(a)
Subject to Applicable Law, the Company may by Ordinary Resolution elect any natural person, willing and permitted under Applicable Law to act as a Director, to be a Director either to fill a vacancy or as an addition to the existing Board. The Directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. Class I Directors shall initially serve until the first annual general meeting following the time that the Company is first listed on an Exchange (the “Classification Effective Time”); Class II Directors shall initially serve until the second annual general meeting following the Classification Effective Time; and Class III Directors shall initially serve until the third annual general meeting following the Classification Effective Time. At each succeeding annual general meeting of the Company, Directors shall be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

(b)
Except as otherwise expressly required by Applicable Law, and subject to the special rights of the holders of one or more series of preferred shares to elect Directors, any vacancies on the Board resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of Directors shall be filled only by the affirmative vote of a majority of the Directors then in office, even though less than a quorum, or by a sole remaining Director, and shall not be filled by the shareholders. Any Director appointed in accordance with the preceding sentence shall hold office for a term that shall coincide with the remaining term of the class to which the Director shall have been appointed and until such Director’s successor shall have been elected and qualified or until his or her death, resignation, disqualification, retirement or removal. A vacancy in the Board shall be deemed to exist under this Constitution in the case of the death, removal or resignation of any Director. Subject to any provision to the contrary in this Constitution, a Director may be removed by an Ordinary Resolution of the Company at a general meeting or in accordance with the Act or for Cause (as defined in below), at any time before the expiration of his or her period of office, notwithstanding anything in this Constitution or in any agreement between the Company and such Director (but without prejudice to any claim for damages under any such agreement). “Cause” for removal of a Director shall be deemed to exist only if the Director, as determined by the Board:

(i)
has been convicted of an arrestable offence by a court of competent jurisdiction and such conviction is no longer subject to direct appeal;

(ii)
is disqualified from acting as a Director under the Act;

(iii)
personally becomes bankrupt or insolvent or makes any arrangement or composition with his or her creditors generally;

(iv)
is absent from Board meetings for a continuous period of six consecutive months without leave of absence from the Directors and a majority of the other Directors have not, within ten (10) Business Days of having been given a notice by the Secretary giving details of the absence, resolve that a leave of absence be granted; or

(v)
such Director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects such Director’s ability to perform his or her obligations as a Director, in each case at any time before the expiration of his or her term notwithstanding anything in this Constitution or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement).

(c)
An appointment of a person as a Director is not effective unless a signed consent to the appointment is provided by that person to the Company. The appointment of a person as a Director will take effect on the later of the date of appointment and the date on which the Company receives the signed consent.

10.3 Termination of Director’s appointment
A person ceases to be a Director as soon as that person:
(a)
ceases to be a Director by virtue of any provision of the Act;

(b)
becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

(c)
resigns from the office by notice in writing to the Company or is removed under this constitution; or

(d)
has been absent either personally or by proxy or Alternate Director at meetings of the Directors for more than six consecutive months without leave of absence from the Directors.

10.4 Remuneration of Directors
To the extent permitted by Applicable Law, the Directors shall receive such remuneration as the Board may from time to time determine. Each Director shall be entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred by him or her in attending meetings of the Board or Committees of the Board or general meetings or separate meetings of any class of shares of the Company or otherwise in connection with the discharge of his duties as a Director.
10.5 Directors’ interests
(a)
Any Director who has a material personal interest in a contract or proposed contract of the Company, holds any office or owns any property such that the Director might have duties or interests which conflict with, or which may conflict, either directly or indirectly, with the Director’s duties or interests as a Director, must give the Directors notice of the interest at a meeting of Directors.

(b)
A notice of a material personal interest must set out:

(i)
the nature and extent of the interest; and

(ii)
the relation of the interest to the affairs of the Company.

(c)
The notice must be provided to the Directors at a Board meeting as soon as practicable.

(d)
A Director who has a material personal interest in a matter that is being considered at a Board meeting must not, except where permitted under the Act:

(i)
vote on the matter at the meeting; or

(ii)
be present while the matter is being considered at the meeting, and accordingly will not count for the purposes of determining whether there is a quorum.

(e)
Subject to the Act, no Director is disqualified from office due to the fact that such Director holds any other office or association:

(i)
with the Company;

(ii)
with any of the Company’s subsidiaries;

(iii)
with any company in which the Company is or becomes a shareholder or otherwise interested; or

(iv)
arising from contracting or arranging with the Company or any other company referred to in rules 10.5(e)(ii) or 10.5(e)(iii), either as vendor, purchaser or otherwise.

(f)
A contract or arrangement entered into by or on behalf of the Company in which a Director is in any way interested (including any contract referred to in rule 10.5(e)) is not invalid or voidable merely because the Director holds office as a Director or because of the fiduciary obligations arising from that office.

(g)
A Director who is interested in any arrangement involving the Company is not liable to account to the Company for any profit realised under the arrangement merely because the Director holds office as a Director or because of the fiduciary obligations arising from that office, provided that the Director complies with the disclosure requirements applicable under rules 10.5(a) and 10.5(b) and under the Act regarding that interest.

(h)
A reference to the Company in this rule 10.5 is also a reference to each related body corporate of the Company.

11.
Powers and duties of Directors

11.1 Directors to manage Company
The Directors are responsible for overseeing the proper management of the business of the Company and they may exercise all the powers of the Company as are not by the Act or by this constitution required to be exercised by the Company in general meeting.
11.2 Specific powers of Directors
Without limiting the generality of rule 11.1, the Directors may exercise all the powers of the Company to borrow or raise money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or other securities or give any other security for a debt, liability or obligation of the Company or of any other person.
11.3 Power of attorney
(a)
The Directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the Company for the purposes and with the powers, authorities and discretions vested in or exercisable by the Directors for such period and subject to such conditions as they think fit.

(b)
A power of attorney granted under rule 11.3(a) may contain such provisions for the protection and convenience of persons dealing with the attorney as the Directors think fit and may also authorise the attorney to delegate (including by way of appointment of a substitute attorney) all or any of the powers, authorities and discretions vested in the attorney.

11.4 Signing of receipts and negotiable instruments
The Directors may determine the manner in which and persons by whom cheques, promissory notes, bankers’ drafts, bills of exchange and other negotiable instruments, and receipts for money paid to the Company, may be signed, drawn, accepted, endorsed or otherwise executed (as applicable).

11.5 Committees
(a)
The Directors may delegate any of their powers, other than powers required by Applicable Law to be dealt with by Directors as a Board, to a Committee or Committees consisting of one or more of their number as they think fit.

(b)
A Committee to which any powers have been delegated under rule 11.5(a) must exercise those powers in accordance with any directions of the Directors.

11.6 Delegation of Directors’ powers
(a)
The Directors may delegate any of their powers to any persons they select for any period, to be exercised for any objects and purposes on any terms and subject to any conditions and restrictions as they think fit, and may revoke, withdraw, alter or vary the delegation of any of those powers.

(b)
The powers of delegation expressly or impliedly conferred by this constitution on the Directors are conferred in substitution for, and to the exclusion of, the power conferred by section 198D of the Act.

12.
Proceedings of Directors

12.1 Directors’ meetings
(a)
The Directors may meet together for the dispatch of business and adjourn and otherwise regulate their meetings as they think fit.

(b)
A Director may at any time, and the Secretary must on the written request of a Director, convene a meeting of the Directors.

(c)
A Directors’ meeting may be called or held using any technology consented to by all the Directors (“Approved Technology”). The consent may be a standing one. A Director may only withdraw their consent within a reasonable period before the meeting. The contemporaneous linking together by Approved Technology of a number of the Directors sufficient to constitute a quorum, constitutes a meeting of Directors and all the provisions of this constitution relating to meetings of the Directors apply, so far as they can and with such changes as are necessary, to meetings of Directors by Approved Technology.

(d)
A Director participating in a meeting by Approved Technology is to be taken to be present in person at the meeting.

(e)
A meeting by Approved Technology is to be taken to be held at the place determined by the chairperson of the meeting as long as at least one of the Directors involved was at that place for the duration of the meeting.

(f)
If, before or during the meeting, any technical difficulty occurs as a result of which one or more Directors cease to participate, the chairperson may adjourn the meeting until the difficulty is remedied or may, where a quorum remains present, continue with the meeting.

12.2 Notice of meetings of Directors
(a)
Subject to this constitution, notice of a meeting of Directors must be given to each person who is at the time of giving the notice a Director, other than a Director on leave of absence approved by the Directors.

(b)
A notice of a meeting of Directors:

(i)
must specify the time and place of the meeting;

(ii)
need not state the nature of the business to be transacted at the meeting;

(iii)
may be given immediately before the meeting; and

(iv)
may be given in person or by post or by telephone, fax or other electronic means.

(c)
A Director may waive notice of any meeting of Directors by notifying the Company to that effect in person or by post, telephone, fax or other electronic means.

(d)
The non-receipt of notice of a meeting of Directors by, or a failure to give notice of a meeting of Directors to, a Director does not invalidate any thing done or resolution passed at the meeting if:

(i)
the non-receipt of failure occurred by accident or error;

(ii)
before or after the meeting, the Director or an Alternate Director appointed by the Director has waived or waives notice of that meeting under rule 12.2(c) or has notified or notifies the Company of his or her agreement to that thing or resolution personally or by post, telephone, fax or other electronic means; or

(iii)
the Director or an Alternate Director appointed by the Director attended the meeting.

(e)
A person who attends a meeting of Directors waives any objection that person may have to a failure to give notice of the meeting.

12.3 Voting
(a)
A question arising at a meeting of Directors is to be decided by a majority of votes of Directors present and entitled to vote and that decision is for all purposes a decision of the Directors.

(b)
If there are an equal number of votes for and against a question, the chairperson of the Directors’ meeting does not have a casting vote in addition to any deliberative vote.

12.4 Chairperson and deputy chairperson of Directors
(a)
The Directors may elect one of their number as chairperson of their meetings and one of their number as deputy chairperson or lead independent Director and may also determine the periods for which the chairperson and deputy chairperson or lead independent Director are to hold office.

(b)
If a Directors’ meeting is held and:

(i)
a chairperson has not been elected under rule 12.4(a); or

(ii)
the chairperson is not present within ten (10) minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the deputy chairperson or lead independent Director will be the chairperson of the meeting. If a deputy chairperson or lead independent Director has not been elected, or is not present or willing to act, the Directors present must elect one of their number to be chairperson of the meeting.
12.5 Quorum at meetings of Directors
(a)
At a meeting of Directors, the number of Directors whose presence in person or by proxy is necessary to constitute a quorum is:

(i)
if the Directors have fixed a number for the quorum, that number of Directors as determined by the Directors; and

(ii)
in any other case, two Directors.

(b)
Subject to rule 12.5(c), the continuing Directors may act despite a vacancy in their number.

(c)
If their number is reduced below any minimum number fixed by the Board, if applicable the continuing Directors may, except in an emergency, act only for the purpose of filling vacancies to the extent necessary to bring their number up to that minimum or to convene a general meeting.

12.6 Committee
(a)
The Members of a Committee may elect one of their number as chairperson of their meetings. If a meeting of a Committee is held and:

(i)
a chairperson has not been elected; or

(ii)
the chairperson is not present within fifteen (15) minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the Members involved may elect one of their number to be chairperson of the meeting.
(b)
A Committee may meet and adjourn as it thinks proper.

(c)
Questions arising at a meeting of a Committee are to be determined by a majority of votes of the Members of the Committee present and voting.

12.7 Circulating resolutions
(a)
The Directors may pass a resolution without a Directors’ meeting being held if:

(i)
all of the Directors entitled to vote on the resolution have consented to the resolution in accordance with this rule 12.7; and

(ii)
the Directors who assent to the document would have constituted a quorum at a meeting of Directors held to consider that resolution.

(b)
For the purposes of rule 12.7(a):

(i)
the resolution is passed when the last participating Director consents to the resolution in accordance with this rule 12.7; and

(ii)
the resolution is not invalidated if it is consented to by a Director who is not entitled to vote.

(c)
A Director may consent to a resolution by:

(i)
any technology, including telephone or email;

(ii)
signing a document that sets out the terms of the resolution and contains a statement to the effect that the Director is in favour of the resolution; or

(iii)
by giving the Company a written notice (including by fax or other electronic means) addressed to and received by the Secretary or the chairperson:

(A)
that signifies the Director’s assent to the resolution;

(B)
that sets out the terms of the resolution or identifies those terms; and

(C)
if the Director has notified the Company in writing of a specified means by which his or her consent must be authenticated (including by providing particular personal information or an allocated code), that authenticates the Director’s consent by those specified means.

(d)
Where a Director signifies assent to a resolution pursuant to rule 12.7(c)(i) the Director must, by way of confirmation, sign a document that sets out the terms of the resolution and contains a statement to the effect that the Director is in favour of the resolution before or at the next meeting of Directors attended by that Director. The resolution, the subject of the assent under rule 12.7(c)(i) is not invalid if the Director does not comply with this rule 12.7(d).

(e)
Any document referred to in this rule 12.7 may be in the form of a fax or electronic notification. Separate copies of a document (including in electronic form) may be signed by the Directors if the wording of the resolution and statement is identical in each copy.

(f)
This rule 12.7 applies to resolutions of Committees as if the references to Directors were references to Committee Members.

12.8 Validity of acts of Directors
All acts done at a meeting of the Directors or of a Committee, or by a person acting as a Director are, even if it is afterwards discovered that:

(a)
there was a defect in the appointment or continuance in office of a person as a Director or of the person so acting; or

(b)
a person acting as a Director was disqualified or was not entitled to vote,

as valid as if the relevant person had been duly appointed or had duly continued in office and was qualified and entitled to vote.
12.9 Minutes
(a)
Within one month after each Directors’ meeting, the Directors must record or cause to be recorded in the minute book:

(i)
the proceedings and resolutions of each Directors’ meeting; and

(ii)
all resolutions passed without a Directors’ meeting.

(b)
The minute book must be kept at the registered office of the Company.

13.
Officers

(a)
The officers of the Company shall consist of the chief executive officer, the chief financial officer, and Secretary, and such additional officers as the Board may from time to time determine, all of whom shall be deemed to be officers for the purposes of Applicable Law and this Constitution.

(b)
The officers shall receive such remuneration as the Directors or a Committee designated by the Board (or, if and as determined by the Directors or such Committee with respect to the compensation of officers other than the chief executive officer, by the chief executive officer) may from time to time determine.

(c)
The Company must have at least one Secretary who ordinarily resides in Australia.

(d)
The Secretary and additional officers, if any, shall be appointed by the Board and shall hold office on such terms and for such period as the Board may determine. If thought fit, two or more persons may be appointed as joint Secretaries. The Board may also appoint from time to time on such terms as it thinks fit one or more assistant or deputy Secretaries.

(e)
The officers of the Company shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Directors from time to time.

(f)
All acts done by an executive officer are not invalidated merely because of:

(i)
a defect in the appointment or continuance in office of an executive officer; or

(ii)
the executive officer being disqualified from being an executive officer,

if that circumstance was not known by the executive officer when the act was done.
14.
Inspection of records

(a)
Subject to the Act, the Directors may determine whether, to what extent, at what time and places, and under what conditions, the accounting records, Board papers, books and other documents of the Company or any of them will be open to the inspection of Members (other than Directors).

(b)
A Member or other person (other than a Director) does not have the right to inspect any Board papers, books, records or documents of the Company except as provided by Applicable Law or as authorised by the Directors.

15.
Dividends and reserves

15.1 Payment of dividend
(a)
Subject to Applicable Law, this constitution and the terms of issue or rights of any shares with special rights to dividends, the Directors may determine that a dividend is payable, fix the amount and the time for payment and authorise the payment or crediting by the Company to, or at the direction of, each Member entitled to that dividend.
(b)
The Directors may rescind or alter any such determination made in accordance with rule 15.1(a) before payment is made.

15.2 No interest on dividends
Interest is not payable by the Company on a dividend.
15.3 Reserves
(a)
The Directors may set aside out of the Company’s profits any reserves or provisions they decide.

(b)
The Directors may appropriate to the profits of the Company any amount previously set aside as a reserve or provision.

(c)
Setting aside an amount as a reserve or provision does not require the Directors to keep the amount separate from the Company’s other assets or prevent the amount being used in the Company’s business or being invested as the Directors decide.

15.4 Carry forward of profits
The Directors may carry forward any part of the profits remaining that they consider should not be distributed as dividends or capitalised, without transferring those profits to a reserve or provision.
15.5 Calculation and apportionment of dividends
(a)
Subject to the rights of persons, if any, entitled to shares with special rights as to dividends and to the terms of issue of any shares to the contrary, all dividends are divisible among the Members so that, on each occasion on which a dividend is paid:

(i)
the same sum is paid on each fully paid share; and

(ii)
the sum paid on a partly paid share is the proportion of the sum referred to in rule 15.5(a)(i) that the amount paid on the shares bears to the total of the amounts paid and payable on the share.

To determine the amount paid on a share, exclude any amount:
(iii)
paid or credited as paid in advance of a call; and

(iv)
credited as paid on a share to the extent that it exceeds the value (ascertained at the time of issue of the share) of the consideration received for the issue of the share.

(b)
All dividends are to be apportioned and paid pro rata to the amounts paid on the shares during any portion or portions of the period for which the dividend is paid, but, if any share is issued on terms providing that it will rank for dividend as from a particular date, that share ranks for dividend accordingly.

15.6 Deductions from dividends
The Directors may deduct from any dividend payable to, or at the direction of, a Member any sums presently payable by that Member to the Company on account of calls or otherwise in relation to shares.
15.7  Non-cash distributions
(a)
When resolving to pay a dividend, the Directors may:

(i)
resolve that the dividend be satisfied either wholly or partly by the distribution of specific assets to some or all of the persons entitled to the dividend, including shares, debentures or other securities of the Company or any other body corporate or trust; and

(ii)
direct that the dividend payable in respect of any particular shares be satisfied wholly or partly by such distribution, and that the dividend payable in respect of other shares be paid in cash.

(b)
For the purposes of paying a non-cash distribution, the Directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

(i)
fixing the value for distribution of any specific assets;

(ii)
paying cash or issue shares, debentures or other securities to any Member in order to adjust the rights of all parties; and

(iii)
vesting any of those specific assets, cash, shares, debentures or other securities in a trustee or nominee on trust for the persons entitled to the distribution or capitalised amount, on such terms that seem expedient to the Directors.

15.8 Payments in respect of shares
(a)
A dividend, interest or other money payable in cash in respect of shares may be paid using any payment method chosen by the Company, including:

(i)
by means of a direct credit as determined by the Directors to the latest payment account details for the relevant holding as provided in writing by the holder or holders shown on the Register; or

(ii)
by cheque sent through the post directed to the address in the Register of the holder or, in the case of joint holders, to the address of the joint holder first named in the Register or to such other address as the holder or joint holder directs in writing.

(b)
Payment of money is at the risk of the holder or holders to whom it is sent.

15.9 Effectual receipt from one joint holder
Any one of two or more joint holders may give an effectual receipt for any dividend, interest or other money payable in respect of the shares held by them as joint holders.
15.10 Election to accept shares instead of dividends
The Directors may determine for any dividend which it is proposed to pay on any shares of the Company that holders of the shares may elect:
(a)
to forego the right to share in the proposed dividend or part of such proposed dividend; and

(b)
to receive instead an issue of shares credited as fully paid on such terms as the Directors think fit.

15.11 Unclaimed dividends
All dividends or other sums which are:
(a)
payable in respect of shares; and

(b)
unclaimed after having been declared or become payable,

may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed or until required to be dealt with in accordance with any law relating to unclaimed moneys.
16.
Capitalisation of profits

16.1 Capitalisation of reserves and profits
Subject to Applicable Law, the Directors:
(a)
may resolve to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to Members; and

(b)
may, but need not, resolve to apply the sum in any of the ways mentioned in rule 16.2, for the benefit of Members in the proportions to which those Members would have been entitled in a distribution of that sum by way of dividend.

16.2 Applying a sum for the benefit of Members
The ways in which a sum may be applied for the benefit of Members under rule 16.1 are:
(a)
in paying up any amounts unpaid on shares held by Members;

(b)
in paying up in full unissued shares or debentures to be issued to Members as fully paid; or

(c)
partly as mentioned in rule 16.2(a) and partly as mentioned in rule 16.2(b).

16.3 Implementing the resolution
The Directors may do all things necessary to give effect to the resolution under rule 16.1 and in particular, to the extent necessary to adjust the rights of the Members among themselves, may:
(a)
make cash payments in cases where shares or debentures become issuable in fractions;

(b)
authorise any person to make, on behalf of all or any of the Members entitled to any further shares or debentures on the capitalisation, an agreement with the Company providing for:

(i)
the issue to them, credited as fully paid up, of any further shares or debentures; or

(ii)
the payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement so made is effective and binding on all the Members concerned;
(c)
fix the value of specified assets; or

(d)
vest property in trustees.

17.
Notices

17.1 Document includes notice
In this rule 17, a reference to a document includes a notice and a notification by electronic means.
17.2 Form of document
Unless expressly stated otherwise in this constitution, all notices, certificates, statements, demands, appointments, directions and other documents referred to in this constitution must be in writing.
17.3 Methods of service
The Company may give a document to a Member:
(a)
personally;

(b)
by delivering it or sending it by post to the address for the Member in the Register or an alternative address nominated by the Member;

(c)
by sending it to a fax number or electronic address nominated by the Member; or

(d)
by notifying the Member by an electronic means nominated by the Member that:

(i)
the document is available; and

(ii)
how the Member may use the nominated access means to access the document.

17.4 Post
A document sent by post:
(a)
if sent to an address in Australia, may be sent by ordinary post; and

(b)
if sent to an address outside Australia, must be sent by airmail,

and, in either case, is taken to have been given and received on the day after the day of its posting.
17.5 Fax or other electronic means
A document sent or given by fax or other electronic means:
(a)
is taken to be effected by properly addressing and transmitting the fax or other electronic transmission; and

(b)
is taken to have been given and received one hour after its transmission if the sender has not received a notice of non-delivery.

17.6 Evidence of service
Proof of actual receipt is not required. A certificate signed by a Director or a Secretary stating that a document was sent, delivered or given to a Member personally, by post, fax or other electronic means on a particular date is evidence that the document was sent, delivered or given on that date and by those means.
17.7 Joint holders
A document may be given by the Company to the joint holders of a share by giving it to the joint holder first named in the Register for the share.
17.8 Persons entitled to shares
A person who by operation of law, transfer or other means whatsoever becomes entitled to any share is absolutely bound by every document given in accordance with this rule 17 to the person from whom that person derives title prior to registration of that person’s title in the Register.
18.
Winding up

18.1 Distribution of assets
If the Company is wound up, the liquidator may, with the sanction of a Special Resolution of the Company:
(a)
divide among the Members in kind the whole or any part of the property of the Company; and

(b)
for that purpose set such value as the liquidator considers fair on any property to be so divided and may determine how the division is to be carried out as between the Members or different classes of Members.

18.2 Powers of liquidator to vest property
The liquidator may, with the sanction of a Special Resolution of the Company, vest the whole or any part of any such property in trustees on such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Member is compelled to accept any shares or other securities in respect of which there is any liability.
18.3 Shares issued on special terms
Rules 18.1 and 18.2 do not prejudice or affect the rights of a Member holding shares issued on special terms and conditions.

19.
Indemnity and insurance

19.1 Indemnity
To the maximum extent permitted by law, the Company shall indemnify any current or former Director or Secretary or officer of the Company or a subsidiary of the Company out of the property of the Company against:
(a)
any liability incurred by the person in that capacity (except a liability for legal costs);

(b)
legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity; and

(c)
legal costs incurred in good faith in obtaining legal advice on issues relevant to the performance of their functions and discharge of their duties as an officer of the Company or a subsidiary, if that expenditure has been approved in accordance with the Company’s policy, except to the extent that:
(d)
the Company is forbidden by law to indemnify the person against the liability or legal costs; or

(e)
an indemnity by the Company of the person against the liability or legal costs, if given, would be made void by law.

19.2 Insurance
The Company may pay or agree to pay, whether directly or through an interposed entity, a premium for a contract insuring a person who is or has been a Director or Secretary or officer of the Company or of a subsidiary of the Company against liability incurred by the person in that capacity, including a liability for legal costs, unless:
(a)
the Company is forbidden by law to pay or agree to pay the premium; or

(b)
the contract would, if the Company paid the premium, be made void by law.

19.3 Contract
The Company may enter into an agreement with a person referred to in rules 19.1 and 19.2 with respect to the matters covered by those rules. An agreement entered into pursuant to this rule 19.3 may include provisions relating to rights of access to the books of the Company conferred by the Act, the Listing Rules or otherwise by law.
20.
General

20.1 Governing law, jurisdiction and exclusive forum
(a)
This constitution is governed by the laws of New South Wales, Australia.

(b)
Each party submits to the non-exclusive jurisdiction of the courts of New South Wales, Australia, and to the fullest extent permitted by Applicable Law, any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this rule 20.1, including the following provisions:

(i)
Unless the Company consents in writing to the selection of an alternative forum, New South Wales, Australia. shall be the sole and exclusive forum for any Member (including a beneficial owner) to bring:

(A)
any derivative action or proceeding brought on behalf of the Company;

(B)
any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former Director, officer or other employee, agent or stockholder of the Company to the Company or to the Company’s Members;

(C)
any action, suit or proceeding asserting a claim against the Company, its current or former Directors, officers, employees, agents or Members arising pursuant to Applicable Law or this Constitution; or

(D)
any action, suit or proceeding asserting a claim against the Company, its current or former Directors, officers, employees, agents or Members governed by the internal affairs doctrine.

(ii)
If any action the subject matter of which is within the scope of this rule 20.1 is filed in a court other than in a court of New South Wales, Australia (a “Foreign Action”) by any Member (including any beneficial owner), to the fullest extent permitted by Applicable Law, such stockholder shall be deemed to have consented to:

(A)
the personal jurisdiction of New South Wales, Australia. in connection with any action brought in any such court to enforce this rule 20.1; and

(B)
having service of process made upon such stockholder in any such action by service upon such Member’s counsel in the Foreign Action as agent for such Member;

(c)
Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by Applicable Law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; and

(d)
Notwithstanding the foregoing, the provisions of this section 21.1 of the Constitution shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction.

20.2 Corporate Opportunity
(a)
To the fullest extent permitted by Applicable Law, no individual serving as a Director who is not employed by the Company (“Outside Director”), and AgCentral Energy Pty Ltd and its affiliates and Nabors Industries, Ltd. and its affiliates (together with each Outside Director, the “Exempted Persons”) shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for the Exempted Persons, on the one hand, and the Company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, the Exempted Persons shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty solely by reason of the fact that an Exempted Person pursues or acquires such corporate opportunity, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

(b)
Notwithstanding the foregoing provisions, the Company does not renounce any interest or expectancy it may have in any business opportunity that is expressly offered to any Outside Director solely in his or her capacity as an Outside Director of the Company, and not in any other capacity, unless the disinterested Members of the Board determine that the Company renounces such interest or expectancy in accordance with Applicable Law.

(c)
To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this rule 20.2 to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this rule 20.2 apply equally to activities conducted in the future and that have been conducted in the past.

20.3 Severability
(a)
Any provision of this constitution that is or becomes prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability.

(b)
This rule 20.3 does not invalidate the remaining provisions of this constitution nor affect the validity or enforceability of that provision in any other jurisdiction.

Schedule 1   Terms of preference shares
The Company may issue preference shares under rule 2.2 on the following terms.
1.
Dividend rights and priority of payment

(a)
Each preference share confers on the holder a right to receive a dividend (“Dividend”) at the rate or in the amount and on the conditions decided by the Directors under the terms of issue unless, and to the extent that, the Directors decide under the terms of issue that there is no right to receive a Dividend.

(b)
Without limiting the conditions which, under the terms of issue, the Directors may impose upon any right to receive a Dividend, the Directors may under the terms of issue, impose conditions upon the right to receive a Dividend which may be changed or reset at certain times or upon certain events and in the manner and to the extent the Directors decide under the terms of issue.

(c)
Any Dividend:

(i)
is non-cumulative unless, and to the extent that, the Directors decide otherwise under the terms of issue; and

(ii)
will rank for payment:

(A)
in priority to ordinary shares unless, and to the extent that, the Directors decide otherwise under the terms of issue;

(B)
in priority to shares in any other class of shares or class of preference shares expressed under the terms of issue to rank behind for the payment of dividends;

(C)
equally with shares in any other class of shares or class of preference shares expressed under the terms of issue to rank equally for the payment of dividends; and

(D)
behind shares in any other class of shares or class of preference shares expressed under the terms of issue to rank in priority for the payment of dividends.

(d)
If, and to the extent that, the Directors decide under the terms of issue, each preference share may, in addition to any right to receive a Dividend, participate equally with the ordinary shares in distribution of profits available as dividends.

(e)
Each preference share confers on its holder:

(i)
if, and to the extent that the Dividend is cumulative, the right in a winding up or on redemption to payment of the amount of any Dividend accrued but unpaid on the share at the commencement of the winding up or the date of redemption, whether earned or determined or not;

(ii)
if, and to the extent that the Dividend is non-cumulative, and if, and to the extent that, the Directors decide under the terms of issue, the right in a winding up or on redemption to payment of the amount of any Dividend accrued but unpaid for the period commencing on the dividend payment date which has then most recently occurred and ending on the commencement of the winding up or the date of redemption, whether earned or determined or not, with the same priority in relation to each other class of shares as the priority that applies in relation to the payment of the Dividend.
2.
Entitlement to payment of capital sum

(a)
Each preference share confers on its holder the right in a winding up or on a redemption to payment of:

(i)
any amount paid on the share, or any amount fixed by the Directors under the terms of issue or capable of determination pursuant to a mechanism adopted by the Directors under the terms of issue; and

(ii)
a further amount out of the surplus assets and profits of the Company on the conditions decided by the Directors under the terms of issue unless, and to the extent that, the Directors decide under the terms of issue that there is no right to any payment of a further amount out of the surplus assets and profits of the Company, in priority to ordinary shares and, unless the Directors decide otherwise under the terms of issue, in priority to shares in any other class of shares or class of preference shares expressed to rank behind on a winding up, equally with shares in any other class of shares or class of preference shares expressed to rank equally on a winding up, and behind shares in any other class of shares or class of preference shares expressed to rank in priority on a winding up.
(b)
Unless otherwise decided by the Directors under the terms of issue, a preference share does not confer on its holder any right to participate in the profits or property of the Company except as set out in this Schedule 1.

3.
Bonus issues and capitalisation of profits

If, and to the extent that the Directors decide under the terms of issue, a preference share may confer a right to a bonus issue or capitalisation of profits in favour of holders of those shares only.
4.
Voting rights

(a)
A preference share does not entitle its holder to vote at any general meeting of the Company except on the questions, proposals or resolutions or during periods of time or in circumstances identified by the Directors in the terms of issue, which, unless the Directors decide otherwise under the terms of issue, are as follows:

(i)
a proposal:

(A)
to reduce the share capital of the Company;

(B)
that affects rights attached to the share;

(C)
to wind up the Company; or

(D)
for the disposal of the whole of the property, business and undertaking of the Company;

(ii)
a resolution to approve the terms of a buy-back agreement;

(iii)
during a period in which a Dividend or part of a Dividend on the share is in arrears;

(iv)
during the winding up of the Company.

(b)
Each holder of a preference share who has a right to vote on a resolution is entitled to the number of votes specified in rule 9.7 of the Constitution.

5.
Meeting

Each preference share confers on its holder the same rights as those conferred by the Constitution upon the holders of ordinary shares in relation to receiving notices (including notices of general meetings), reports, balance sheets and audited accounts and of attending and being heard at all general meetings of the Company.
6.
Foreign Currency

Where any amount is payable by the Company to the holder of a preference share in a currency other than Australian dollars, and the amount is not paid when due or the Company has commenced winding up, the holder may give notice to the Company requiring payment of an amount in Australian dollars equal to the foreign currency amount calculated by applying the reference rate on the date of payment for the sale of the currency in which the payment is to be made for Australian dollars. Reference rate means the rate applicable in the market and at the time determined by the Directors before allotment of those preference shares and specified in the terms of issue for those preference shares.
7.
Conversion to ordinary shares

Subject to the Corporations Act, any other Applicable Law and the terms of issue of a preference share as determined by the Directors:
(a)
a preference share which may be converted into an ordinary share in accordance with its terms of issue, at the time of conversion and without any further act:

(i)
has the same rights as a fully paid ordinary share; and

(ii)
ranks equally with other fully paid ordinary shares on issue,

however, the terms of issue of the preference share may provide otherwise including for the issue of additional ordinary shares on conversion as determined by the Directors; and
(b)
the conversion does not constitute a cancellation, redemption or termination of the preference share or the issue, allotment or creation of new shares, but has the effect of varying the status of, and the rights attaching to, the preference share so that it becomes an ordinary share.

8.
Amendment to the terms

Subject to complying with all Applicable Law, the Company may, without the consent of preference shareholders, amend or add to the terms of the preference shares if, in the opinion of the Company, the amendment or addition is:
(a)
of a formal, minor or technical nature;

(b)
to correct a manifest error;

(c)
made to comply with any Applicable Law;

(d)
convenient for the purpose of obtaining or maintaining the listing of the Company or quotation of the preference shares; or

(e)
is not likely to be or become materially prejudicial to the preference shareholders.

9.
Variation of rights

Subject to paragraph 8 and the terms of issue of a preference share as determined by the Directors, the rights attaching to a preference share may only be varied or cancelled by a Special Resolution of the Company and:
(a)
by a Special Resolution passed at a meeting of preference shareholders entitled to vote and holding shares in that class; or

(b)
with the written consent of holders of at least 75% of the issued shares of that class.

10.
Further issue of shares

If the Company issues new preference shares that rank equally with existing preference shares, the issue will not be taken to vary the rights attached to the existing preference shares unless otherwise determined by the Directors in the terms of issue of the existing shares.

Annex C
SUPPORT AGREEMENT
This SUPPORT AGREEMENT (this “Agreement”) is dated as of February 14, 2023, by and among Nabors Energy Transition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Nabors Energy Transition Corp., a Delaware corporation (“SPAC”), Vast Solar Pty Ltd, an Australian proprietary company limited by shares (the “Company”), Nabors Lux 2 S.A.R.L. (“Nabors Lux”) and each of the undersigned individuals, each of whom is a member of the board of directors of SPAC (each, a “Director” and, collectively, the “Directors”). The Sponsor, Nabors Lux and the Directors are collectively referred to herein as the “Insiders”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.
RECITALS
WHEREAS, as of the date hereof, each of the Insiders (other than Nabors Lux) is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the shares of SPAC set forth opposite such party’s name on Schedule I attached hereto (such shares, collectively, the “SPAC Shares” and, together with any SPAC Warrants set forth on Schedule II attached hereto, the “SPAC Equity”);
WHEREAS, contemporaneously with the execution and delivery of this Agreement, SPAC, the Company and the other parties thereto will enter into that certain Business Combination Agreement (as amended or modified from time to time, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other transactions, (i) a wholly owned direct subsidiary of the Company will merge with and into SPAC, with SPAC surviving the merger as a wholly owned direct subsidiary of the Company, and (ii) the holders of common stock of SPAC will receive ordinary shares of the Company (“Company Shares”) and certain holders of common stock of SPAC will receive the right to receive additional Company Shares, on the terms and conditions set forth therein and herein; and
WHEREAS, as an inducement to SPAC and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I
SUPPORT AGREEMENT; COVENANTS
Section 1.1   Binding Effect of Business Combination Agreement.   Each Insider hereby acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. The Sponsor shall be bound by, be subject to and comply with Sections 7.3 (Confidentiality), 7.4 (Exclusivity) and 7.9 (Public Announcements) of the Business Combination Agreement as if the Sponsor was an original signatory to the Business Combination Agreement with respect to such provisions.
Section 1.2   No Transfer.   During the period commencing on the date hereof and ending on the earlier of (a) the Closing, (b) the liquidation of SPAC and (c) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms, the Insiders shall not (i) sell, assign, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any SPAC Equity owned by such Insider, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any SPAC Equity owned by such Insider, or (iii) publicly announce any intention to effect, or take any action in furtherance of, any transaction specified in clause (i) or (ii); provided, that, transfers of SPAC Equity are permitted (A) to SPAC’s officers or directors, any affiliates or family members of any of SPAC’s officers or directors, any members of the Sponsor or their affiliates, or any affiliates of the Sponsor; (B) by virtue of the laws of the state of Delaware or the Sponsor’s operating agreement upon dissolution of the Sponsor; and (C) in connection with a distribution to profit interest holders, limited partners, members, shareholders or other equity holders of or other holders of equity interests in the Sponsor; provided, however, that in the case of clauses (A) through (C), these permitted transferees must enter into a written agreement agreeing to assume all of the obligations under this Agreement with respect to the SPAC Equity to be transferred by such Insider and to be bound by the transfer restrictions set forth in this Agreement (to the extent applicable); provided, further, that, no transfer permitted under this Section 1.2 shall relieve the Insiders of their other obligations under this Agreement.
Section 1.3   New Shares.   In the event that (a) any SPAC Equity or other equity securities of SPAC are issued to any Insider after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of SPAC Equity of, on or affecting the SPAC Equity owned by the Insiders or otherwise, (b) any Insider purchases or otherwise acquires beneficial ownership of any SPAC Equity or other equity securities of SPAC after the date of this Agreement, or (c) any Insider acquires the right to vote or share in the voting of any SPAC Shares or other equity securities of SPAC after the date of this Agreement (such SPAC Equity or other equity securities of SPAC, collectively the “New Securities”), then such New Securities acquired or purchased by such Insider(s) shall be subject to the terms of this Agreement to the same extent as if they constituted the SPAC Equity owned by such Insider as of the date hereof.
Section 1.4   Closing Date Deliverables.   At the Closing, the Insiders shall deliver to SPAC and the Company a duly executed copy of that certain Shareholder and Registration Rights Agreement to be entered into by the Company, the Insiders and certain of the Company’s and SPAC’s stockholders or their respective Affiliates, as applicable, in substantially the form attached as Exhibit A to the Business Combination Agreement.
Section 1.5   Insider Agreements.
(a)   At any meeting of the SPAC’s stockholders, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the SPAC’s stockholders is sought, the Insiders shall (i) appear at each such meeting or otherwise cause all of its SPAC Equity, which are entitled to vote, to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its SPAC Equity, which are entitled to vote:
(i)   in favor of each SPAC Proposal;
(ii)   against any change in the business, management or board of directors of SPAC;
(iii)   against a SPAC Acquisition Proposal or any other transaction involving SPAC that would be reasonably likely to, in any material respect, (A) impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by SPAC of, prevent or nullify any provision of the Business Combination Agreement or any other Transaction Document, the Merger, or any other Transaction, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of SPAC under the Business Combination Agreement, (C) result in any of the conditions set forth in Article VIII (Conditions to the Transactions) of the Business Combination Agreement not being fulfilled or (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Insiders contained in this Agreement; and
(iv)   against any merger agreement or merger (other than the Business Combination Agreement and the Transactions), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC.
Each Insider hereby agrees that such Insider shall not commit or agree to take any action inconsistent with the foregoing.

(b)   The Insiders shall not amend or modify that certain letter agreement, dated as of November 16, 2021, by and among the Sponsor, SPAC, the other Insiders and certain other parties thereto (the “Letter Agreement”), in any material respect, other than entering into the amendment to the Letter Agreement in substantially the form attached hereto as Annex A in connection with the Closing.
Section 1.6   No Challenges.   The Insiders agree not to commence, join in, or knowingly facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into this Agreement, the Business Combination Agreement or the Transactions. Notwithstanding anything herein to the contrary, nothing in this Agreement shall limit or restrict the ability of the Insiders to enforce their respective rights under this Agreement or any other Transaction Document to which any Insider is a party or seek any other remedies with respect to any breach of this Agreement or such other Transaction Document by any other party hereto or thereto, including by commencing any action in connection therewith.
Section 1.7   Further Assurances.   The Insiders shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the transactions contemplated hereby on the terms and subject to the conditions set forth herein and the Transactions on the terms and subject to the conditions set forth in the Business Combination Agreement and the other Transaction Documents, as applicable.
Section 1.8   No Inconsistent Agreement.   Each Insider hereby represents and covenants that such Insider has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Insider’s obligations hereunder.
Section 1.9   Insider Exchange; Earnout.
(a)   Waiver of Anti-Dilution Provision.   Each Insider hereby (but subject to the consummation of the Transactions) waives (for itself, for its successors, heirs and assigns), to the fullest extent permitted by law and the SPAC Certificate of Incorporation, any and all rights such Insider has or will have with respect to the adjustment to the initial conversion ratio provided by Section 4.3(c)(ii) or Section 4.3(c)(iii) of the SPAC Certificate of Incorporation. The waiver specified in this Section 1.9(a) shall be applicable only in connection with the transactions contemplated by the Business Combination Agreement and shall be void and of no force and effect if the Business Combination Agreement shall be terminated for any reason.
(b)   Sponsor Earnout Shares.
(i)   If, at any time during the Earnout Period, the volume-weighted average closing sale price of one Company Share quoted on the New York Stock Exchange (or the exchange on which the Company Shares are then listed) is equal to or greater than $12.50 for any 20 Trading Days within any 30 consecutive Trading Day period (the date when the foregoing is first satisfied, the “First Earnout Achievement Date”), the Company shall, subject to Section 1.9(g), issue 1,300,000 Company Shares (the “First Earnout Shares”) to the Sponsor within five (5) Business Days after the First Earnout Achievement Date as additional consideration in the Merger.
(ii)   If, at any time during the Earnout Period, the volume-weighted average closing sale price of one Company Share quoted on the New York Stock Exchange (or the exchange on which the Company Shares are then listed) is equal to or greater than $15.00 for any 20 Trading Days within any 30 consecutive Trading Day period (the date when the foregoing is first satisfied, the “Second Earnout Achievement Date”), the Company shall, subject to Section 1.9(g), issue 1,300,000 Company Shares (the “Second Earnout Shares”) to the Sponsor within five (5) Business Days after the Second Earnout Achievement Date as additional consideration in the Merger.
(iii)   If, at any time during the Earnout Period, the volume-weighted average closing sale price of one Company Share quoted on the New York Stock Exchange (or the exchange on which the Company Shares are then listed) is equal to or greater than $17.50 for any 20 Trading Days within any 30 consecutive Trading Day period (the date when the foregoing is first satisfied, the “Third Earnout

Achievement Date”), the Company shall, subject to Section 1.9(g), issue 1,300,000 Company Shares (the “Third Earnout Shares” and together with the First Earnout Shares and the Second Earnout Shares, the “Sponsor Earnout Shares”) to the Sponsor within five (5) Business Days after the Third Earnout Achievement Date as additional consideration in the Merger.
(iv)   If the Second Earnout Achievement Date occurs at a time when the First Earnout Shares have not already been issued, then the Company shall, subject to Section 1.9(g), immediately issue the First Earnout Shares and Second Earnout Shares to the Sponsor within five (5) Business Days after of the Second Earnout Achievement Date as additional consideration in the Merger; if the Third Earnout Achievement Date occurs at a time when the Second Earnout Shares have not already been issued, then the Company shall, subject to Section 1.9(g), immediately issue the Second Earnout Shares and Third Earnout Shares to the Sponsor within five (5) Business Days after of the Third Earnout Achievement Date as additional consideration in the Merger; and if the Third Earnout Achievement Date occurs at a time when the First Earnout Shares and Second Earnout Shares have not already been issued, then the Company shall, subject to Section 1.9(g), immediately issue all of the Sponsor Earnout Shares to the Sponsor within five (5) Business Days after of the Third Earnout Achievement Date as additional consideration in the Merger. The Company shall at all times maintain a sufficient number of authorized and unissued Company Shares to comply with its obligations in this Agreement.
(v)   For the avoidance of doubt, the Sponsor shall be entitled to receive Sponsor Earnout Shares upon the satisfaction of each of the Company Share price targets specified in each of Section 1.9(b)(i), Section 1.9(b)(ii) and Section 1.9(b)(iii), provided, however, each Company Share price target may only be achieved once, if at all, and in no event shall the Sponsor be entitled to receive more than an aggregate of 3,900,000 Sponsor Earnout Shares (other than in connection with any adjustments as set forth herein).
(c)   Acquiror Sale.   If, during the Earnout Period, there is a Change of Control pursuant to which the Company or the Company Shareholders have the right to receive consideration implying a value per Company Share (as determined in good faith by the Company Board) of:
(i)   less than $12.50, then Section 1.9(b) and this Section 1.9(c) shall terminate and no further Sponsor Earnout Shares shall be issuable thereunder or hereunder;
(ii)   greater than or equal to $12.50 but less than $15.00, then, (A) immediately prior to such Change of Control, the Company shall, subject to Section 1.9(g), issue 1,300,000 Company Shares to the Sponsor (less any Sponsor Earnout Shares issued prior to such Change of Control pursuant to Section 1.9(b)(i)-(iii); provided, that such reduction shall not reduce the number of Company Shares required to be issued to a number that is below zero) and (B) thereafter, Section 1.9(b) and this Section 1.9(c) shall terminate and no further Sponsor Earnout Shares shall be issuable thereunder or hereunder;
(iii)   greater than or equal to $15.00 but less than $17.50, then, (A) immediately prior to such Change of Control, the Company shall, subject to Section 1.9(g), issue 2,600,000 Company Shares to the Sponsor (less any Sponsor Earnout Shares issued prior to such Change of Control pursuant to Section 1.9(b)(i)-(iii); provided, that such reduction shall not reduce the number of Company Shares required to be issued to a number that is below zero) and (B) thereafter, Section 1.9(b) and this Section 1.9(c) shall terminate and no further Sponsor Earnout Shares shall be issuable thereunder or hereunder; or
(iv)   greater than or equal to $17.50, then, (A) immediately prior to such Change of Control, the Company shall, subject to Section 1.9(g), issue 3,900,000 Company Shares to the Sponsor (less any Sponsor Earnout Shares issued prior to such Change of Control pursuant to Section 1.9(b)(i)-(iii); provided, that such reduction shall not reduce the number of Company Shares required to be issued to a number that is below zero) and (B) thereafter, Section 1.9(b) and this Section 1.9(c) shall terminate and no further Sponsor Earnout Shares shall be issuable thereunder or hereunder.
(d)   The Company Share price targets specified in each of Section 1.9(b)(i), Section 1.9(b)(ii), Section 1.9(b)(iii), Section 1.9(c)(i), Section 1.9(c)(ii), Section 1.9(c)(iii) and Section 1.9(c)(iv) shall be equitably adjusted for any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to Company Shares occurring on or after the Closing.
(e)   The number of Sponsor Earnout Shares shall be equitably adjusted for any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to Company Shares occurring after the Closing.
(f)   The Company shall use its reasonable best efforts to do all things necessary (including obtaining any shareholder or other approvals required under applicable Laws) to issue Sponsor Earnout Shares in accordance with this Section 1.9 as soon as practicable following the applicable triggering event.
(g)   If, (A) the Company reasonably determines that obtaining any approval of its shareholders or any other approval is required under applicable Law in order to issue Sponsor Earnout Shares pursuant to this Section 1.9, the Company promptly seeks such requisite shareholder or other approval and fails to obtain such shareholder or other approval within six (6) months after the occurrence of the applicable triggering event set forth in Sections 1.9(c)(ii)-(iv), or (B) an issue of Sponsor Earnout Shares is subsequently unwound by order of a Governmental Authority, (collectively “Unissued Sponsor Earnout Shares”), then, the Company shall promptly (and in any event within ten (10) Business Days)) pay an amount of cash to the value of the Unissued Sponsor Earnout Shares calculated based upon a price per Unissued Earnout Share equal to the price per Company Share that gives rise to the relevant triggering event set forth in Sections 1.9(c)(ii)-(iv).
Section 1.10   PFIC.   For so long as the Sponsor or any of its direct or indirect owners that are “United States persons” (within the meaning of Section 7701(a)(30) of the Code) own, in the aggregate, at least two percent (2%) of the issued and outstanding Company Shares:
(a)   the Company, in consultation with a nationally recognized accounting firm and at the Company’s expense, shall determine each year whether the Company or any of its Subsidiaries is or likely will become a “passive foreign investment company,” as defined in Section 1297(a) of the Code (a “PFIC”), and shall use commercially reasonable efforts to notify the Sponsor (or its direct or indirect owners that are United States persons if Sponsor is no longer in existence) of this determination within 45 days of the end of each calendar year or as soon as reasonably practicable thereafter (provided that such notice may be provided in any form, including by way of inclusion of a statement in an SEC or other public filing or notice that is publicly accessible on the Company’s website or otherwise); and
(b)   upon a determination by the Company that the Company is or likely will become a PFIC (or if the Company, in consultation with such accounting firm, is unable to make such a determination following good-faith analysis), the Company shall use reasonable best efforts, subject to any restrictions imposed by applicable securities Laws, to provide the Sponsor (or, if Sponsor is no longer in existence, its direct or indirect owners upon request) with, or make publicly accessible on the Company’s website or otherwise, all information reasonably available to the Company with respect to the Company and its Subsidiaries that is reasonably necessary for the Sponsor or such requesting direct or indirect owners to make and maintain a “qualified electing fund” election pursuant to Section 1295(b) of the Code with respect to the Company and any of its Subsidiaries that is treated as a PFIC.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
Section 2.1   Representations and Warranties of the Sponsor and Nabors Lux.   The Sponsor and Nabors Lux each represent and warrant as of the date hereof to SPAC and the Company as follows:
(a)   Organization; Due Authorization.   Such party is validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such party’s organizational powers and have been duly authorized by all necessary organizational actions on the part of such party. Such party has full legal capacity, right and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such party and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such party, enforceable against such party in accordance with the terms hereof (except as enforceability may be limited by bankruptcy

Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of such party.
(b)   Ownership.   Such party is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, the SPAC Equity listed opposite its name on Schedule I, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such SPAC Equity (other than transfer restrictions under the Securities Act)) affecting any such SPAC Equity, other than Liens pursuant to (i) this Agreement, (ii) SPAC’s governing documents, (iii) the Business Combination Agreement, (iv) the Letter Agreement or (v) any applicable securities Laws. The SPAC Equity listed opposite its name on Schedule I is such party’s only equity in SPAC owned of record or beneficially by such party on the date of this Agreement, and none of such party’s SPAC Equity is subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such SPAC Equity, except as provided hereunder, pursuant to the Letter Agreement, or pursuant to the Transaction Documents.
(c)   No Conflicts.   The execution and delivery of this Agreement by such party does not, and the performance by such party of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such party or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such party or such party’s SPAC Equity), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such party of its obligations under this Agreement.
(d)   Litigation.   There are no Actions pending against such party, or to the knowledge of such party threatened against such party, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such party of its obligations under this Agreement.
(e)   Brokerage Fees.   Except as described on Section 5.11 of the SPAC Disclosure Schedule, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such party, for which SPAC or any of its Affiliates may become liable.
(f)   Acknowledgment.   Such party understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon such party’s execution and delivery of this Agreement.
Section 2.2   Representations and Warranties of the Directors.   Each Director represents and warrants as of the date hereof to SPAC and the Company as follows:
(a)   Power; authority; capacity.   Such Director has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by such Director.
(b)   Ownership.   Such Director is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, the SPAC Equity listed opposite his or her name on Schedule I and Schedule II, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such SPAC Equity (other than transfer restrictions under the Securities Act)) affecting any such SPAC Equity, other than Liens pursuant to (i) this Agreement, (ii) SPAC’s governing documents, (iii) the Business Combination Agreement, (iv) the Letter Agreement or (v) any applicable securities Laws. The SPAC Equity listed opposite his or her name on Schedule I and Schedule II is such Director’s only equity in SPAC owned of record or beneficially by such Director on the date of this Agreement, and none of such Director’s SPAC Equity is subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such SPAC Equity, except as provided hereunder, pursuant to the Letter Agreement, or pursuant to the Transaction Documents.
(c)   No Conflicts.   The execution and delivery of this Agreement by such Director does not, and the performance by such Director of his or her obligations hereunder will not, (i) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any

Contract binding upon such Director or such Director’s SPAC Equity), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Director of his or her obligations under this Agreement.
(d)   Litigation.   There are no Actions pending against such Director, or to the knowledge of such Director threatened against such Director, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Director of its obligations under this Agreement.
(e)   Brokerage Fees.   Except as described on Section 5.11 of the SPAC Disclosure Schedule, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such Director, for which SPAC or any of its Affiliates may become liable.
(f)   Acknowledgment.   Such Director understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon such Director’s execution and delivery of this Agreement.
ARTICLE III
MISCELLANEOUS
Section 3.1   Termination.   This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 9.1 thereof if the Closing has not occurred and (b) the written agreement of the Sponsor, SPAC, and the Company. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.
Section 3.2   Notices.   Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third Business Day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company to: Vast Solar Pty Ltd, 226-230 Liverpool Street, Darlinghurst NSW 2010, Australia, Attention: Alec Waugh, General Counsel, Email: [***], with a required copy to (which copy shall not constitute notice): White & Case LLP, Governor Phillip Tower, 1 Farrer Place, Sydney NSW 2000, Australia, Attention: Joel Rennie, Elliott Smith, Matthew Barnett and Nirangjan Nagarajah, Email: joel.rennie@whitecase.com; elliott.smith@whitecase.com; Matthew.Barnett@whitecase.com; nirangjan.nagarajah@whitecase.com, if to the SPAC to: Nabors Energy Transition Corp., 515 West Greens Road, Suite 1200, Houston, Texas 77067, Attn: Anthony G. Petrello, President, Chief Executive Officer and Secretary, E-mail: general.counsel@nabors.com, with a required copy to (which copy shall not constitute notice): Vinson & Elkins L.L.P., 845 Texas Avenue, Suite 4700, Houston, Texas 77002, Attention: Doug McWilliams and Scott Rubinsky, Email: dmcwilliams@velaw.com; srubinsky@velaw.com, and, if to any Insider, at such Insider’s address or facsimile number as set forth on Schedule I or Schedule II hereto. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 3.2.

Section 3.3   Amendment.   This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by SPAC, the Company and the Sponsor.
Section 3.4   General Provisions.   The terms and provisions of Section 10.3 (Severability), Section 10.4 (Entire Agreement; Assignment), Section 10.6 (Governing Law), Section 10.7 (Waiver of Jury Trial), Section 10.8 (Headings), Section 10.9 (Counterparts), and Section 10.10 (Specific Performance) of the Business Combination Agreement shall apply mutatis mutandis to this Agreement.

IN WITNESS WHEREOF, the Insiders, SPAC and the Company have each caused this Agreement to be duly executed as of the date first written above.
INSIDERS:
NABORS ENERGY TRANSITION SPONSOR LLC
By:
/s/ Anthony G. Petrello

Name:
Anthony G. Petrello

Title:
President, Chief Executive Officer and Secretary

NABORS LUX 2 S.A.R.L.
By:
/s/ Henricus Reindert Petrus Pollmann

Name:
Henricus Reindert Petrus Pollmann

Title:
Type A Manager

/s/ Maria Jelescu Dreyfus

Maria Jelescu Dreyfus
/s/ Colleen Calhoun

Colleen Calhoun
/s/ Jennifer Gill Roberts

Jennifer Gill Roberts
Signature Page to Support Agreement

IN WITNESS WHEREOF, the Insiders, SPAC and the Company have each caused this Agreement to be duly executed as of the date first written above.
SPAC:
NABORS ENERGY TRANSITION CORP.
By:
/s/ Anthony G. Petrello

Name:
Anthony G. Petrello

Title:
President, Chief Executive Officer and Secretary

Signature Page to Support Agreement

IN WITNESS WHEREOF, the Insiders, SPAC and the Company have each caused this Agreement to be duly executed as of the date first written above.
COMPANY:
Signed, sealed and delivered for Vast Solar Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) and by:
/s/ John Igino Kahlbetzer Signature of director	/s/ Colin Raymond Sussman Signature of director/secretary
John Igino Kahlbetzer Name of director	Colin Raymond Sussman Name of director/secretary
Signature Page to Support Agreement

Schedule I
SPAC Shares
Holder	Number of Shares	Address
Nabors Energy Transition Sponsor LLC	6,725,000 shares of Class F Common Stock	515 West Greens Road Suite 1200 Houston, Texas 77067
Maria Jelescu Dreyfus	75,000 shares of Class F Common Stock	515 West Greens Road Suite 1200 Houston, Texas 77067
Colleen Calhoun	50,000 shares of Class F Common Stock	515 West Greens Road Suite 1200 Houston, Texas 77067
Jennifer Gill Roberts	50,000 shares of Class F Common Stock	515 West Greens Road Suite 1200 Houston, Texas 77067

Schedule I

Schedule II
SPAC Warrants
Holder	Number of Warrants	Address
Maria Jelescu Dreyfus	150,000 Private Placement Warrants	515 West Greens Road Suite 1200 Houston, Texas 77067
Colleen Calhoun	50,000 Private Placement Warrants	515 West Greens Road Suite 1200 Houston, Texas 77067

Schedule II

Annex C-1
Execution Version
AMENDMENT NO. 1 TO
SUPPORT AGREEMENT
This Amendment No. 1 (this “Amendment”) to the Support Agreement, dated as of February 14, 2023 (the “Support Agreement”), by and among Nabors Energy Transition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Nabors Energy Transition Corp., a Delaware corporation (“SPAC”), Vast Solar Pty Ltd, an Australian proprietary company limited by shares (the “Company”), Nabors Lux 2 S.A.R.L. and each of the undersigned individuals thereto, each of whom is a member of the board of directors of SPAC, is dated as of October 19, 2023 (the “Effective Date”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Support Agreement.
WHEREAS, on February 14, 2023, contemporaneously with the execution and delivery of the Support Agreement, SPAC, the Company and the other parties thereto entered into that certain Business Combination Agreement (as amended or modified from time to time, the “Business Combination Agreement”), pursuant to which, among other transactions, (i) a wholly owned direct subsidiary of the Company will merge with and into SPAC, with SPAC surviving the merger as a wholly owned direct subsidiary of the Company, and (ii) the holders of common stock of SPAC will receive ordinary shares of the Company (“Company Shares”) and certain holders of common stock of SPAC will receive the right to receive additional Company Shares, on the terms and conditions set forth therein and herein;
WHEREAS, the parties hereto desire to amend the Support Agreement as set forth herein; and
WHEREAS, Section 3.3 of the Support Agreement provides that the Support Agreement may be amended by a written agreement executed by SPAC, the Company and the Sponsor.
NOW,THEREFORE, for good and valuable consideration, the undersigned each agree as follows:
1.   Amendments.
(a)   Effective as of the Effective Date, Section 1.9(b)(i)-(iii) of the Support Agreement is hereby amended and restated in its entirety as follows:
“(i)   If, at any time during the Earnout Period, the volume-weighted average closing sale price of one Company Share quoted on the New York Stock Exchange (or the exchange on which the Company Shares are then listed) is equal to or greater than $12.50 for any 20 Trading Days within any 30 consecutive Trading Day period (the date when the foregoing is first satisfied, the “First Earnout Achievement Date”), the Company shall, subject to Section 1.9(g), issue 800,000 Company Shares (the “First Earnout Shares”) to the Sponsor within five (5) Business Days after the First Earnout Achievement Date as additional consideration in the Merger.
(ii)   If, at any time during the Earnout Period, the volume-weighted average closing sale price of one Company Share quoted on the New York Stock Exchange (or the exchange on which the Company Shares are then listed) is equal to or greater than $15.00 for any 20 Trading Days within any 30 consecutive Trading Day period (the date when the foregoing is first satisfied, the “Second Earnout Achievement Date”), the Company shall, subject to Section 1.9(g), issue 800,000 Company Shares (the “Second Earnout Shares”) to the Sponsor within five (5) Business Days after the Second Earnout Achievement Date as additional consideration in the Merger.
(iii)   If, at any time during the Earnout Period, the volume-weighted average closing sale price of one Company Share quoted on the New York Stock Exchange (or the exchange on which the Company Shares are then listed) is equal to or greater than $17.50 for any 20 Trading Days within any 30 consecutive Trading Day period (the date when the foregoing is first satisfied, the “Third Earnout Achievement Date”), the Company shall, subject to Section 1.9(g), issue 800,000 Company Shares (the “Third Earnout Shares” and together with the First Earnout Shares and the Second Earnout Shares, the “Sponsor Earnout Shares”) to the Sponsor within five (5) Business Days after the Third Earnout Achievement Date as additional consideration in the Merger.”

C-1-1

(b)   Effective as of the Effective Date, Section 1.9(c)(ii)-(iv) of the Support Agreement is hereby amended and restated in its entirety as follows::
“(ii)   greater than or equal to $12.50 but less than $15.00, then, (A) immediately prior to such Change of Control, the Company shall, subject to Section 1.9(g), issue 800,000 Company Shares to the Sponsor (less any Sponsor Earnout Shares issued prior to such Change of Control pursuant to Section 1.9(b)(i)-(iii); provided, that such reduction shall not reduce the number of Company Shares required to be issued to a number that is below zero) and (B) thereafter, Section 1.9(b) and this Section 1.9(c) shall terminate and no further Sponsor Earnout Shares shall be issuable thereunder or hereunder;
(iii)   greater than or equal to $15.00 but less than $17.50, then, (A) immediately prior to such Change of Control, the Company shall, subject to Section 1.9(g), issue 1,600,000 Company Shares to the Sponsor (less any Sponsor Earnout Shares issued prior to such Change of Control pursuant to Section 1.9(b)(i)-(iii); provided, that such reduction shall not reduce the number of Company Shares required to be issued to a number that is below zero) and (B) thereafter, Section 1.9(b) and this Section 1.9(c) shall terminate and no further Sponsor Earnout Shares shall be issuable thereunder or hereunder; or
(iv)   greater than or equal to $17.50, then, (A) immediately prior to such Change of Control, the Company shall, subject to Section 1.9(g), issue 2,400,000 Company Shares to the Sponsor (less any Sponsor Earnout Shares issued prior to such Change of Control pursuant to Section 1.9(b)(i)-(iii); provided, that such reduction shall not reduce the number of Company Shares required to be issued to a number that is below zero) and (B) thereafter, Section 1.9(b) and this Section 1.9(c) shall terminate and no further Sponsor Earnout Shares shall be issuable thereunder or hereunder.”
2.   Miscellaneous.   This Amendment shall be construed and interpreted in a manner consistent with the provisions of the Support Agreement. The provisions set forth in Section 10.3 (Severability), Section 10.4 (Entire Agreement; Assignment), Section 10.6 (Governing Law), Section 10.7 (Waiver of Jury Trial), Section 10.8 (Headings), Section 10.9 (Counterparts), and Section 10.10 (Specific Performance) of the Business Combination Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Amendment, mutatis mutandis.

C-1-2

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.
SPAC:
NABORS ENERGY TRANSITION CORP.
By:
/s/ Anthony G. Petrello

Name:
Anthony G. Petrello

Title:
President, Chief Executive Officer and Secretary

SPONSOR:
NABORS ENERGY TRANSITION SPONSOR LLC
By:
/s/ Anthony G. Petrello

Name:
Anthony G. Petrello

Title:
President, Chief Executive Officer and Secretary

COMPANY
VAST SOLAR PTY LTD
By:
/s/ Craig Wood

Name:
Craig Wood

Title:
CEO and Director

Signature Page to Amendment No. 1 to Support Agreement

Annex D
FORM OF SHAREHOLDER AND REGISTRATION RIGHTS AGREEMENT
This SHAREHOLDER AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2023, is made and entered into by and among Vast Solar Pty Ltd, an Australian proprietary company limited by shares (the “Company”), Nabors Energy Transition Corp., a Delaware corporation (“SPAC”), Nabors Energy Transition Sponsor LLC, a Delaware limited liability company (“Sponsor”), Nabors Lux 2 S.a.r.l., a société à responsabilité limitée registered in Luxembourg (“Nabors Lux”), the undersigned former holders of SPAC securities listed on the signature pages hereto under “SPAC Holders” (such holders together with the Sponsor and Nabors Lux, the “SPAC Holders”), the parties set forth on Schedule I hereto (the foregoing parties, collectively “Investors”), AgCentral Energy Pty Ltd, an Australian proprietary company limited by shares (“AgCentral Energy”) and each of the undersigned holders listed on the signature pages hereto under “Vast Holders” (such holders together with AgCentral Energy, the “Vast Holders” and each such party, together with the SPAC Holders and any Person who hereafter becomes a party to this Agreement pursuant to Section 6.3, a “Holder” and collectively, the “Holders”).
RECITALS
WHEREAS, SPAC, Sponsor, and certain other SPAC Holders entered into that certain Registration Rights Agreement, dated as of November 16, 2021 (the “Original RRA”);
WHEREAS, the parties to the Original RRA desire to terminate the Original RRA and enter into this Agreement, which shall supersede and replace the Original RRA in accordance with Section 5.7 thereto;
WHEREAS, the Company entered into that certain Business Combination Agreement, dated as of February 14, 2023 and amended on October 19, 2023 (as it may be amended or supplemented from time to time, the “Business Combination Agreement”), by and among the Company, SPAC, Sponsor, and the other parties thereto;
WHEREAS, the Company entered into that certain Backstop Agreement, dated on October 19, 2023 (as it may be amended or supplemented from time to time, the “Backstop Agreement”), by and between the Company and Nabors Lux.
WHEREAS, in connection with the Backstop Agreement, Sponsor received the right to appoint certain additional directors of the Company and consent rights regarding future capital raises of the Company; and
WHEREAS, pursuant to the Business Combination Agreement, the Backstop Agreement and other agreements contemplated thereby, the SPAC Holders (as defined below) received ordinary shares in the capital of the Company (“Company Shares”);
WHEREAS, the Parties desire to set forth their agreement with respect to governance, registration rights and certain other matters, in each case in accordance with the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1   Definitions.   Capitalized terms used but not otherwise defined in this Section 1.1 or elsewhere in this Agreement shall have the meanings ascribed to such terms in the Business Combination Agreement. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:
“Additional Rights Expiration Date” shall mean the earlier to occur of (i) the third anniversary of Closing or (ii) the date on which the Company achieves a Market Capitalization, equal to or greater than $1,000,000,000.00.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the principal executive officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any Misstatement, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective, or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.
“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. The term “control” means the ownership of a majority of the voting securities of the applicable Person or the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the applicable Person, whether through ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto; provided, that, in no event shall the Company or any of the Company’s subsidiaries be considered an Affiliate of any portfolio company (other than the Company and its subsidiaries) of any investment fund or account affiliated with, managed or controlled by, any direct or indirect equityholder of the Company nor shall any portfolio company (other than the Company and its subsidiaries) of any investment fund or account affiliated with any equityholder of the Company be considered to be an Affiliate of the Company or any of its subsidiaries.
“Agreement” shall have the meaning given in the Preamble hereto.
“Backstop Agreement” shall have the meaning given in the Recitals hereto.
“Backstop Commitment Fee” shall mean the 1,500,000 Company Shares issued to Sponsor (or its designee) at Closing pursuant to Section 1.04 of the Backstop Agreement.
“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.
“Board” shall mean the Board of Directors of the Company.
“Business Combination Agreement” shall have the meaning given in the Recitals hereto.
“Business Day” means a day, other than a Saturday or Sunday, on which the principal offices of the Commission in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, NY in the United States of America or Sydney, Australia.
“Capital Raise” shall have the meaning set forth in subsection 2.4.
“Closing” shall mean the closing of the business combination contemplated by the Business Combination Agreement.
“Commission” shall mean the Securities and Exchange Commission.
“Company” shall have the meaning given in the Preamble hereto.
“Company Shares” shall have the meaning given in the Recitals hereto.
“Constitution” means the amended and restated Constitution of the Company, as in effect as of the Closing, as the same may be amended from time to time.
“Corporations Act” means the Corporations Act 2001 (Cth).
“Demanding Holder” shall have the meaning given in subsection 3.1.4.
“Equity Securities” means, with respect to the Company, all of the shares of capital stock or equity of (or other ownership or profit interests in) the Company, all of the warrants, options or other rights for the purchase or acquisition from the Company of shares of capital stock or equity of (or other ownership or profit interests in) the Company, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) the Company or warrants, rights or options for the purchase or acquisition from the Company of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of the Company (including partnership or member interests therein), whether voting or nonvoting.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.
“Exempt Issuance” means the issuance of (a) any securities of the Company to employees, officers or directors, consultants, contractors, vendors or other agents of the Company pursuant to any compensatory stock or option plan duly adopted for such purpose, for services rendered to the Company, (b) (i) equity interests or debt securities issued or issuable pursuant to agreements existing as of the date the Backstop Agreement and listed on Schedule II hereto, and (ii) equity interest or debt securities issued or issuable upon the exercise or exchange of or conversion of any equity interests or debt securities issued or issuable pursuant to agreements existing as of the date of the Backstop Agreement and listed on Schedule II hereto, provided that such agreements, equity interests and/or debt securities have not been amended since the date of the Backstop Agreement to increase the number of such equity interests or debt securities or to decrease the exercise price, exchange price or conversion price of such equity interests or debt securities (other than in connection with stock splits or combinations) or to extend the term of such equity interests or debt securities and (c) securities issued pursuant to any bona fide merger or acquisition with an unrelated third party that is not a shareholder of the Company or an affiliate of any shareholder of the Company that is approved by a majority of the directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but any such Exempt Issuance shall not include a transaction in which the Company is issuing securities (i) primarily for the purpose of raising capital, including an at-the-market offering or (ii) to an entity whose primary business is investing in securities.
“Form F-1 Shelf” shall have the meaning given in subsection 3.1.1.
“Form F-3 Shelf” shall have the meaning given in subsection 3.1.2.
“Governmental Entity” means any nation or government, any state, commonwealth, province, territory or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any international, federal, state, local or foreign jurisdiction.
“Holder Information” shall have the meaning given in subsection 5.1.2.
“Holders” shall have the meaning given in the Preamble hereto.
“Laws” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations, and rulings of a Governmental Entity, including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.
“Letter Agreement” means that certain Letter Agreement, dated as of November 16, 2021, by and among the Sponsor, SPAC, and certain other parties thereto.
“Lock-Up Period” shall mean, with respect to Equity Securities held by the Holders, from the date hereof until the six (6) month anniversary of the Closing.
“Market Capitalization” shall mean an amount equal to (i) the total number of issued and outstanding Company Shares multiplied by (ii) the closing price per share of such Company Shares on any national securities exchange registered under the Exchange Act.
“Maximum Number of Securities” shall have the meaning given in subsection 3.1.6.
“Minimum Takedown Threshold” shall have the meaning given in subsection 3.1.5.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.
“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result, including (a) calling special meetings of shareholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to Company Shares, (c) causing the adoption of shareholders’ resolutions and amendments to the Constitution, (d) executing agreements and instruments, (e) making, or causing to be made, with Governmental Entities, all filings, registrations or similar actions that are required to achieve such result and (f) nominating certain Persons (including to fill vacancies) and providing the highest level of support for election of such Persons to the Board in connection with the annual or any special meeting of shareholders of the Company.
“Party” shall mean each of the Company, the SPAC Holders and the Vast Holders.
“Permitted Transferees” shall mean any Person to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Lock-up Period under this Agreement and any other applicable agreement between such Holder and the Company and is or has become party to this Agreement.
“Piggyback Registration” shall have the meaning given in subsection 3.2.1.
“Person” shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.
“Prospectus” shall mean the prospectus included in any Registration Statement, (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rules 430A or 430B under the Securities Act or any successor rule thereto), as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.
“Registrable Security” shall mean at any time any outstanding Company Shares (including shares issuable under the Business Combination Agreement) or any other Equity Security (including the warrants to purchase Company Shares issued pursuant to the [Assumed Warrant Agreement of Vast] and Company Shares issued or issuable upon the exercise of any other Equity Security) of the Company held by a Holder and any security into which such Company Shares or other Equity Security shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise, in each case other than any security received pursuant to an incentive plan adopted by the Company on or after the Closing; provided, however, that, as to any particular Registrable Security, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (w) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (x) the date on which such securities may be disposed of pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act in a single day without limitation thereunder on volume or manner of sale; (y) the date on which such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration; and (z) the date on which such securities cease to be outstanding.
“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the documented out-of-pocket expenses of a Registration, including, without limitation, the following:
(A)   all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Company Shares is then listed;
(B)   fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);
(C)   printing, messenger, telephone and delivery expenses;
(D)   reasonable fees and disbursements of counsel for the Company;
(E)   reasonable fees and disbursements of all independent registered public accountants of the Company and any other specialists required or reasonably requested by the underwriters incurred specifically in connection with such Registration;
(F)   the fees and expenses incurred in connection with the listing of any Registrable Securities on The New York Stock Exchange or other securities exchange upon which the Company Shares are listed;
(G)   the fees and expenses incurred by the Company in connection with any road show for any Underwritten Offerings, including Underwriter marketing costs (but only if the Company is also proposing to offer and sell securities in such offering); and
(H)   reasonable fees and expenses, not to exceed $150,000, of one (1) legal counsel selected by (i) the majority-in-interest of the Demanding Holders in an Underwritten Shelf Takedown or (ii) in the case of a Piggyback Registration, the majority in interest of the Holders participating in such Piggyback Registration; provided that, the Company will not be required to pay fees and expenses for more than one (1) legal counsel for all Holders in any given Registration or Shelf Takedown.
“Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.
“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person acting on behalf of such Person.
“Requesting Holders” shall have the meaning given in subsection 3.1.6.
“Rule 415” shall mean Rule 415 promulgated under the Securities Act (or any successor rule then in effect).
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
“Shelf” shall have the meaning given in subsection 3.1.1.
“Shelf Registration” shall mean a registration of securities pursuant to a Registration Statement filed with the Commission in accordance with and pursuant to Rule 415.
“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.
“Specified Investor” shall mean EDF, Qantas, Airbus or Macquarie.
“Specified Price” shall mean $10.20 per share; provided, however, that if any change in the number of Company Shares occurs following the date hereof as a result of a reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, or readjustment of shares, or any stock dividend or stock distribution, the Specified Price shall be equitably adjusted to reflect such change to provide Nabors Parent the same economic benefit as contemplated by this Agreement prior to such event.
“Sponsor” shall have the meaning given in the Preamble hereto.
“Sponsor Nominees” shall have the meaning given in subsection 2.1.2.
“Subsequent Shelf Registration” shall have the meaning given in subsection 3.1.4.
“Superior Capital Raise” shall have the meaning given in subsection 2.5.
“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.
“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.
“Underwritten Shelf Takedown” shall have the meaning given in subsection 3.1.5.
“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 promulgated by the Commission pursuant to the Securities Act.
“Withdrawal Notice” shall have the meaning given in subsection 3.1.7.
ARTICLE II
GOVERNANCE RIGHTS
2.1   Board of Directors.
2.1.1   Sponsor and Nabors Nominees.   Until the Additional Rights Expiration Date, the Sponsor shall have the right to nominate two directors for election to serve on the Board (the “Sponsor Nominees” and each a “Sponsor Nominee”). Thereafter, for so long as Nabors Industries Ltd., a Bermuda exempted company and affiliate of Sponsor (“Nabors Parent”), and its Affiliates Beneficially Own at least 50% of the number of Company Shares that Nabors Parent and its Affiliates collectively Beneficially Owned immediately following Closing (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), Sponsor shall have the right to nominate one Sponsor Nominee. At least one of the Sponsor Nominees seated at any given time shall qualify as “independent” pursuant to the listing standards of the national securities exchange upon which the Company Shares are admitted to trading (or, if at the time of such recommendation, the Company Shares are not admitted to trading on a national securities exchange, pursuant to the listing standards of the New York Stock Exchange, LLC or its successor).
2.1.2   AgCentral Energy Nominees.   For so long as AgCentral Energy and its Affiliates Beneficially Own at least the number of Company Shares that entitle Sponsor to the nomination right contemplated by subsection 2.1.1, AgCentral Energy shall have the right to nominate one director for election to serve on the Board (the “AgCentral Energy Nominee”). The AgCentral Energy Nominee shall qualify as “independent” pursuant to the listing standards of the national securities exchange upon which the Company Shares are admitted to trading (or, if at the time of such recommendation, the Company Shares are not admitted to trading on a national securities exchange, pursuant to the listing standards of the New York Stock Exchange, LLC or its successor).
2.1.3   Procedures for nominees.
(a)   The Company shall take all Necessary Action to cause the Board to include in the slate of nominees to be voted upon by the shareholders of the Company at any meeting thereof the Sponsor Nominee and each AgCentral Energy Nominee.

(b)   In the event that a vacancy is created on the Board at any time by the death, disability, resignation or removal of a Sponsor Nominee or AgCentral Energy Nominee, then Sponsor (in the case of a Sponsor Nominee) or AgCentral Energy (in the case of an AgCentral Energy Nominee) shall have the exclusive right to nominate an individual to fill such vacancy, and the Company shall take all Necessary Action to remove or nominate or cause the Board to appoint, as applicable, a replacement Sponsor Nominee or AgCentral Energy Nominee (as applicable) designated by Sponsor or AgCentral Energy (as applicable) to fill any such vacancy above as promptly as practicable after such designation.
2.2   Sharing of Information.
2.2.1   By Sponsor Nominees.   To the extent permitted by antitrust, competition or any other applicable Law, each of the Company and Sponsor agree and acknowledge that any Sponsor Nominee may, to the extent consistent with fiduciary duties, share confidential, non-public information about the Company and its subsidiaries (“Confidential Information”) with the Sponsor. Sponsor recognizes that it, or its Affiliates and Representatives, have acquired or will acquire Confidential Information the use or disclosure of which could cause the Company substantial loss and damages that could not be readily calculated and for which no remedy at Law would be adequate. Accordingly, Sponsor covenants and agrees with the Company that it will not (and will cause its respective controlled Affiliates and Representatives not to) at any time, except with the prior written consent of the Company, directly or indirectly, use or disclose any Confidential Information known to it to any third party, unless (a) such information becomes known to the public through no fault of Sponsor in violation of this Agreement and without breach of fiduciary duty by such Sponsor Nominee, (b) disclosure is required by applicable Law (including any filing following the date of Closing made pursuant to applicable securities laws) or court of competent jurisdiction or requested by a Governmental Entity, (c) such information was available or becomes available to Sponsor or its Affiliates or Representatives before, on or after the date of this Agreement, without restriction, from a source (other than the Company or any of its subsidiaries or the Sponsor Nominees) without any breach of duty to the Company or any of its Affiliates or (d) such information was independently developed by such Party or its Representatives without the use of, or reference to, the Confidential Information. Notwithstanding the foregoing, nothing in this Agreement shall prohibit Sponsor from disclosing Confidential Information (x) to any Affiliate or Representative, of such Party, provided, that such Person shall be bound by an obligation of confidentiality with respect to such Confidential Information and Sponsor shall be responsible for any breach of this subsection 2.1.2 by any such Person or (y) if such disclosure is made pursuant to any examinations, audits, investigations, regulatory sweeps or other regulatory inquiries by regulatory agencies, self-regulatory organizations, Governmental Entities or examiners thereof with jurisdiction over such Party that does not target the Company or the Confidential Information.
2.2.2   By AgCentral Energy Nominees.   To the extent permitted by antitrust, competition or any other applicable Law, each of the Company and AgCentral Energy agree and acknowledge that the AgCentral Energy Nominees may, to the extent consistent with fiduciary duties, share Confidential Information with AgCentral Energy. AgCentral Energy recognizes that it, or its Affiliates and Representatives, have acquired or will acquire Confidential Information the use or disclosure of which could cause the Company substantial loss and damages that could not be readily calculated and for which no remedy at Law would be adequate. Accordingly, AgCentral Energy covenants and agrees with the Company that it will not (and will cause its respective controlled Affiliates and Representatives not to) at any time, except with the prior written consent of the Company, directly or indirectly, use or disclose any Confidential Information known to it to any third party, unless (a) such information becomes known to the public through no fault of AgCentral Energy in violation of this Agreement and without breach of fiduciary duty by the AgCentral Energy Nominees, (b) disclosure is required by applicable Law (including any filing following the date of Closing made pursuant to applicable securities laws) or court of competent jurisdiction or requested by a Governmental Entity, (c) such information was available or becomes available to AgCentral Energy or its Affiliates or Representatives before, on or after the date of this Agreement, without restriction, from a source (other than the Company or any of its subsidiaries or the AgCentral Energy Nominees) without any breach of duty to the Company or any of its Affiliates or (d) such information was independently developed by such Party or its Representatives without the use of, or reference to, the Confidential Information. Notwithstanding the foregoing, nothing in this Agreement shall prohibit AgCentral Energy from disclosing Confidential

Information (x) to any Affiliate or Representative, of such Party, provided, that such Person shall be bound by an obligation of confidentiality with respect to such Confidential Information and AgCentral Energy shall be responsible for any breach of this subsection 2.2.2 by any such Person or (y) if such disclosure is made pursuant to any examinations, audits, investigations, regulatory sweeps or other regulatory inquiries by regulatory agencies, self-regulatory organizations, Governmental Entities or examiners thereof with jurisdiction over such Party that does not target the Company or the Confidential Information.
2.3   Compliance with Securities Laws.   The Sponsor and AgCentral Energy each acknowledge that (a) it understands that the Confidential Information may contain or constitute material non-public information or insider information (as defined in the Corporations Act) (collectively, “MNPI”) concerning the Company or its affiliates; and (b) trading in the Company’s, or its affiliates’ securities while in possession of MNPI or communicating MNPI to any other person who trades in such securities could subject the Sponsor, AgCentral Energy or the Company to liability under the U.S. federal and state securities laws, and the rules and regulations promulgated thereunder, including Section 10(b) of the Exchange Act, and Rule 10b-5 promulgated thereunder, or Division 3 of Chapter 7 of the Corporations Act. The Sponsor and AgCentral Energy each agree that it and its Affiliates will not trade, and it will instruct its Representatives not to trade, in the Company’s or its affiliates’ securities while in possession of MNPI or at all until the Company, its affiliates and its Representatives (including the Sponsor Nominees or AgCentral Energy Nominees, as applicable) can do so in compliance with all applicable Laws and without breach of this Agreement.
2.4   Consent to Future Capital Raises.   Following the date hereof until the Additional Rights Expiration Date, except in any Exempt Issuance, the Company shall not (and shall cause its Subsidiaries not to) raise any capital, directly or indirectly, whether by issuing, selling, granting or disposing of any of equity interests or debt securities or any instruments convertible into or exercisable for equity interests or debt securities, incurring, assuming, guaranteeing or otherwise becoming liable for any indebtedness, or otherwise (any of the foregoing, a “Capital Raise”), without the prior written consent of Nabors Parent, which consent shall not be unreasonably withheld.
2.5   Nabors MFN.   Without limitation to or modification of any existing rights of Nabors Parent or any of its Affiliates under the terms of any other Transaction Document, if (i) prior to the six (6) month anniversary of the Closing, any Person, and (ii) during the following three (3) months, until the nine month anniversary of the Closing, any Specified Investor, has invested in equity or debt interests of the Company on terms that are more favorable to such investor from a financial perspective than the terms applicable to Nabors Parent or any of its Affiliates under the Backstop Agreement, as determined by Nabors Parent in its reasonable discretion (a “Superior Capital Raise”), then (1) to the extent the investor in such Superior Capital Raise has subscribed for Company Shares at a price less than the Specified Price (the “Lower Price”), the Company shall issue additional Company Shares to Nabors Parent and its Affiliates, as applicable, so that the aggregate number of Company Shares received for their investment under the Backstop Agreement is equal to the number of Company Shares they would have received had the price for all such shares been the Lower Price, and (2) to the extent the investor in such Superior Capital Raise has invested in any other security, at Nabors Parent’s election, the Company shall issue to Nabors Parent and its Affiliates, as applicable, debt or equity interests on the terms issued in the Superior Capital Raise, in exchange for the equity interests (and the debt interests received in exchange for equity interests in a prior exchange under this provision) still held by them that were purchased pursuant to the Backstop Agreement (excluding any shares that were issued as the Backstop Commitment Fee) so that Nabors Parent or any of its Affiliates hold the debt or equity interests they would have held had the investment under the Backstop Agreement been conducted on the terms of the Superior Capital Raise; provided, however, that if the debt or equity interests issued in the Superior Capital Raise are convertible into Company Shares and either Vast or Nabors Parent reasonably determines, after consulting in good faith with the other and with outside counsel, that there are significant impediments to the timely consummation of an exchange of the nature contemplated above (as a result of shareholder approval requirements, legal impediments, or otherwise), then Vast and Nabors Parent shall in good faith determine a mechanism, in lieu of such an exchange, to provide Nabors Parent and its Affiliates, as applicable, with the value they would have had if the investment under the Backstop Agreement was conducted on the terms of the Superior Capital Raise, which mechanism shall provide a result to Nabors Parent and its Affiliates no worse than the issuance of additional Company Shares to Nabors Parent and its Affiliates, as applicable, so that the aggregate number of Company Shares received for their investment under the Backstop Agreement is equal to the number of Company Shares they would have received had the price for all such shares been at the conversion price for the debt or equity interests issued in the Superior Capital Raise.
ARTICLE III
REGISTRATIONS AND OFFERINGS
3.1   Shelf Registration.
3.1.1   Form F-1 Shelf Filing.   The Company shall use its reasonable best efforts to file within sixty days of Closing a Registration Statement for a Shelf Registration on Form F-1 (the “Form F-1 Shelf,” and together with the Form F-3 Shelf (as defined herein) and any Subsequent Shelf Registration, the “Shelf”) covering the resale of all the Registrable Securities (and certain other outstanding Equity Securities of the Company as may be required by registration rights granted in favor of other shareholders of the Company or in the Company’s sole discretion) on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The Company shall use its commercially reasonable efforts to cause the Shelf to become effective as soon as practicable after such filing. The Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder prior to the Shelf being declared effective; provided that it is agreed any Form F-1 Shelf shall have a plan of distribution that contemplates underwritten public offerings. The Company shall use commercially reasonable efforts to maintain the Shelf in accordance with the terms hereof, and shall use commercially reasonable efforts to prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act (including to increase the amount of Registrable Securities that may be resold thereunder as a result of a Holder obtaining additional Registrable Securities) until such time as there are no longer any Registrable Securities.
3.1.2   Rule 415 Cutback.
(a)   Notwithstanding the registration obligations set forth in subsection 3.1.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415 of the Securities Act, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (a) inform each of the Holders and use its reasonable best efforts to file amendments to the Shelf Registration as required by the Commission and/or (b) withdraw the Shelf Registration and file a new Registration Statement (a “New Registration Statement”) to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”).
(b)   Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering, unless otherwise directed in writing by a Holder as to its Registrable Securities and subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis among the Holders.
(c)   If the Company amends the Shelf or files a New Registration Statement, as the case may be, under this subsection 3.1.2, the Company shall use its reasonable best efforts to file with the Commission, as promptly as practicable and allowed by the Commission or SEC Guidance, one or more Registration Statements to register for resale those Registrable Securities that were not registered for resale on the Shelf, as amended, or the New Registration Statement.
3.1.3   Form F-3 Shelf.   The Company shall use its reasonable best efforts to convert the Form F-1 Shelf (and any Subsequent Shelf Registration) to a Registration Statement for a Shelf Registration on Form F-3 (the “Form F-3 Shelf”) as soon as practicable after the Company is eligible to use such Form F-3 Shelf.

3.1.4   Subsequent Shelf Registration.   If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities (determined as of two Business Days prior to such filing) from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Holder. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form F-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon request of a Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, the Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof.
3.1.5   Requests for Underwritten Shelf Takedowns.   At any time and from time to time after the Shelf has been declared effective by the Commission, and after the expiration of the lock-up period set out in subsection 4.7.1, any Holder may request to sell, all or any portion of its Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include either (x) securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, the lesser of (i) $20,000,000 and (ii) five percent (5%) of the Company’s market capitalization or (y) all remaining Registrable Securities held by the requesting Holder, but in no event with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to less than $10,000,000 (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown, the intended method or methods of distribution thereof and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The majority-in-interest of Holders that requested such Underwritten Shelf Takedown (the “Demanding Holders”) shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks) subject to the prior approval of the Company, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary herein, the Sponsor and each other SPAC Holder, if any, may each demand only one Underwritten Shelf Takedown each fiscal year and the VAST Holders may, collectively, demand only two Underwritten Shelf Takedowns each fiscal year; provided, that no demand for an Underwritten Shelf Takedown may be made prior to 45 days following the consummation of another Underwritten Shelf Takedown or a Piggyback Registration (as defined herein) has been effected.
3.1.6   Reduction of Underwritten Shelf Takedown.   If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Company Shares or other Equity Securities that the Company desires to sell and all other Company Shares or other Equity Securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggyback registration rights held by any other shareholders who desire to sell, exceeds the maximum dollar amount or maximum number of Equity Securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, (i) the Registrable Securities that can be sold without exceeding the Maximum Number of Securities pro rata among all participating Holders on the basis of the number of Registrable Securities requested to be included by each such Holder, (ii) to the extent that the Maximum Number of Securities has not been reached under the foregoing (i) such number of Company Shares or other Equity Securities proposed to be sold by the Company that can be sold without exceeding the Maximum Number of Securities, and (iii) to the extent that the Maximum Number of Securities has not been reached under the foregoing (i) and (ii), Company Shares or other Equity Securities of other Persons that the Company is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities. Notwithstanding anything herein to the contrary, if the Maximum Number of Securities is less than 50% of the number of Registrable Securities requested by the Holders to be included in such Underwritten Shelf Takedown, such Underwritten Shelf Takedown shall not count as an Underwritten Shelf Takedown demanded by any Holder for purposes of subsection 3.1.3.
3.1.7   Withdrawal.   Any of the Holders initiating a Shelf Takedown shall have the right to withdraw from a Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that the SPAC Holders or the Vast Holders may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown for purposes of subsection 3.1.4 with respect to the applicable Demanding Holder, unless the Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided, that if a Holder elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall count as an Underwritten Shelf Takedown demanded by such Holder for purposes of subsection 3.1.4. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Shelf Takedown.
Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Underwritten Shelf Takedown prior to its withdrawal under this subsection 3.1.6, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to the second sentence of this subsection 3.1.6.
3.2   Piggyback Registration.
3.2.1   Piggyback Rights.   If the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of, Equity Securities, or securities or other obligations exercisable or exchangeable for, or convertible into Equity Securities, for its own account, for a Demanding Holder or for the account of shareholders of the Company (or by the Company and by the shareholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 3.1 hereof), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form S-4 (or similar form that related to a transaction subject to Rule 145 promulgated under the Securities Act or any successor rule thereto), (iii) for a rights offering or an exchange offer or offering of securities solely to the Company’s existing shareholders, (iv) for an offering of debt that is convertible into

Equity Securities of the Company, (v) for an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, or (vi) for a dividend reinvestment plan, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) Business Days before the anticipated filing date of such Registration Statement or, in the case of an underwritten offering pursuant to a Shelf Registration, the launch date of such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, a good faith estimate of the proposed maximum offering price of such securities, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (unless such offering is an overnight or bought Underwritten Offering, then one (1) day, in each case) (such registered offering, a “Piggyback Registration”), provided, however, that if the Company has been advised in writing by the managing Underwriter(s) that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing, or distribution of the Equity Securities in an Underwritten Offering, then (1) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), the Company shall not be required to offer such opportunity to such Holders or (2) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of subsection 3.2.2. The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 3.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering.
3.2.2   Reduction of Piggyback Registration.   If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Company Shares or other Equity Securities that the Company desires to sell, taken together with (i) the Company Shares or other Equity Securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 3.2 hereof, and (iii) Company Shares or other Equity Securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of Persons other than the Holders of Registrable Securities hereunder, exceeds the Maximum Number of Securities, then:
(a)   If the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering the number of Company Shares or other Equity Securities proposed to be sold by the Company, and thereafter, the Registrable Securities that can be sold without exceeding the Maximum Number of Securities pro rata among such Holders on the basis of the number of Registrable Securities requested to be included by each such Holder and, to the extent that the Maximum Number of Securities has not been reached, Company Shares or other Equity Securities, if any, as to which Registration or a registered offering has been requested pursuant to written contractual piggy-back registration rights of Persons other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities;
(b)   If the Registration or registered offering is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the Company Shares or other Equity Securities, if any, of such requesting

Persons, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 3.2.1, pro rata among such Holders on the basis of the number of Registrable Securities requested to be included by each such Holder, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Company Shares or other Equity Securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Company Shares or other Equity Securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons, which can be sold without exceeding the Maximum Number of Securities.
(c)   If the Registration or registered offering is an Underwritten Shelf Takedown pursuant to a request by Holder(s) of Registrable Securities pursuant to subsection 3.1.5 hereof, then the Company shall include in any such Underwritten Shelf Takedown the applicable securities in the priority set forth in subsection 3.1.6.
3.2.3   Piggyback Registration Withdrawal.   Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, at least five (5) Business Days prior to the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 3.2.3.
3.2.4   Unlimited Piggyback Registration Rights.   For purposes of clarity, subject to subsection 3.1.6 any Piggyback Registration effected pursuant to Section 3.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under subsection 3.1.4 hereof.
3.3   Market Stand-off.   In connection with any Underwritten Offering of Equity Securities of the Company, if requested by the managing Underwriter(s), each Holder agrees that it shall not transfer any Company Shares (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the seven days prior to and the 90-day period beginning on the date of pricing of such offering, except in the event the Underwriters managing the offering otherwise agree by written consent. Each Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders). Notwithstanding the foregoing, with respect to an Underwritten Offering, a Holder shall not be subject to this Section 3.3 with respect to an Underwritten Offering unless each shareholder of the Company that (together with their affiliates) hold at least 5% of the issued and outstanding Company Shares and each of the Company’s directors and officers have executed a lock-up on terms at least as restrictive with respect to such Underwritten Offering as requested of the Holders. A Holder’s obligations under this Section 3.3 shall only apply for so long as such Holder or its affiliates is a member of the Board of Directors of the Company or such Holder (together with its Affiliates) holds at least 5% of the issued and outstanding Company Shares.

ARTICLE IV
COMPANY PROCEDURES
4.1   General Procedures.   In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall use reasonable best efforts to, as expeditiously as possible:
4.1.1   prepare and file with the Commission, within the timeframe required by Section 3.1.1, a Registration Statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective pursuant to the terms of this Agreement until all Registrable Securities covered by such Registration Statement have been sold or have ceased to be Registrable Securities;
4.1.2   prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus as may be reasonably requested by any Holder or Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or have ceased to be Registrable Securities;
4.1.3   prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;
4.1.4   prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “Blue Sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request (or provide evidence reasonably satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;
4.1.5   use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each national securities exchange or automated quotation system on which similar securities issued by the Company are then listed;
4.1.6   provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;
4.1.7   advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
4.1.8   at least two (2) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);
4.1.9   notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 4.4 hereof;
4.1.10   in the event of an Underwritten Offering, and solely to the extent customary for a transaction of its type, permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such Person’s own expense, in the preparation of the Registration Statement or the Prospectus, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney, consultant or accountant in connection with the Registration; provided, however, that the Company may not include the name of any Holder or any information regarding any Holder in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder (not to be unreasonably withheld) and providing each such Holder a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law
4.1.11   obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters for a transaction of its type as the managing Underwriter may reasonably request ;
4.1.12   on the date the Registrable Securities are delivered for sale pursuant to such Registration, in the event of an Underwritten Offering, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Underwriters, the placement agent or sales agent, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Underwriters, the placement agent or sales agent may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to such Underwriters, placement agent or sales agent ;
4.1.13   in the event of an Underwritten Offering, to the extent reasonably requested in order to engage in such offering, allow the Underwriters to conduct customary due diligence with respect to the Company;
4.1.14   in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form and as agreed to by the Company, with the managing Underwriter of such offering;
4.1.15   make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect);
4.1.16   if an Underwritten Offering involves Registrable Securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, the lesser of (i) $20 million and (ii) five percent (5%) of the Company’s market capitalization, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and
4.1.17   otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, consistent with this Agreement, in connection with such Registration.
4.2   Registration Expenses.   Except as otherwise provided herein, the Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all Underwriters’ commissions and discounts, brokerage fees, and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.
4.3   Requirements for Inclusion as a Selling Stockholder.   Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, and any other reasonably requested agreements or certificates, on or prior to the fifth (5th) Business Day prior to the first anticipated filing date of a Registration Statement pursuant to this Agreement, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering for Equity Securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 4.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.
4.4   Suspension of Sales; Adverse Disclosure.
4.4.1   Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, or upon the advice of counsel for the Company, the Company determines it is necessary to supplement or amend the prospectus to comply with applicable law, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to use commercially reasonable efforts to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time (i) would require the Company to make an Adverse Disclosure, (ii) would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control or (iii) in the good faith judgement of a majority of the Board, would be seriously detrimental to the Company and the Board concludes, as a result, that it is necessary to defer such filing, initial effectiveness, or continued use at such time, or (iv) if the majority of the Board, in its good faith judgment, determines to delay the filing or initial effectiveness of, or suspend the use of, a Registration Statement and such delay or suspension arises out of or is a result of, or is related to or is in connection with any publicly available written guidance of the Commission, or any comments requirements, or requests of the Commission Staff related to accounting, disclosure or other matters, then the Company may, upon giving prompt written notice of such action to the Holders, delay, postpone or suspend (i) the filing or initial effectiveness of, or suspend use of, such Registration Statement, and/or (ii) the launch of any Underwritten Offering, in each case, for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 4.4.
4.4.2   [Subject to subsection 4.4.3, during the period starting during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days (or such shorter time as the managing Underwriters may agree) after the effective date of, a Company-initiated Registration and provided that the Company continues to actively employ, in good faith, all reasonable efforts to maintain the effectiveness of the applicable Shelf, or (b) if, pursuant to subsection 3.1.5, Holders have requested an Underwritten Shelf Takedown and the Company and Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to subsection 3.1.5.]
4.4.3   The right to delay, postpone or suspend any filings, initial effectiveness or launch of any Underwritten Offering pursuant to subsection 4.4.1 shall be exercised by the Company, in the aggregate, for not more than ninety (90) consecutive days or more than one hundred and eighty (180) total days in any twelve-month period
4.5   Reporting Obligations.   As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 4.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission, to the extent that such rule or such successor rule is available to the Company), including providing any customary legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.
4.6   Other Obligations. In connection with any sale or other disposition of the Registrable Securities by a Holder pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) and upon compliance by the Holder with the requirements of this Section 4.6, if requested by the Holder, the Company shall use commercially reasonable efforts to cause the transfer agent for the Registrable Securities (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Registrable Securities and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within two (2) trading days of any such request therefor from the Holder; provided that the Company and the Transfer Agent have timely received from the Holder customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith. Subject to receipt from the Holder by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, the Holder may request that the Company remove any legend from the book entry position evidencing its Registrable Securities and the Company will, if required by the Transfer Agent, use its commercially reasonable efforts cause an opinion of the Company’s counsel be provided, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as such Registrable Securities (i) are subject to or have been or are about to be sold pursuant to an effective registration statement or (ii) have been or are about to be sold pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission).

4.7   Transfer Restrictions.
4.7.1   During the Lock-Up Period, none of the Holders shall offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or distribute any Equity Securities that are subject to the Lock-Up Period or any securities convertible into, exercisable for, exchangeable for or that represent the right to receive Equity Securities that are subject to the Lock-Up Period, whether now owned or hereinafter acquired, that is owned directly by such Holder (including securities held as a custodian) or with respect to which such Holder has beneficial ownership within the rules and regulations of the Commission (such securities that are subject to the Lock-Up Period, the “Restricted Securities”), other than (i) if the Holder is an entity, transfers to (A) such entity’s officers or directors or any affiliate or immediate family (as defined below) of any of such entity’s officers or directors, (B) any shareholder, partner or member of such entity or their affiliates, (C) any affiliate of such entity, or (D) any employees of such entity or of its affiliates; (ii) if the Holder is an individual, transfers by gift to members of the individual’s immediate family or to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin (such family members “immediate family”); (iii) if the Holder is an individual, transfers by will or intestate succession or by virtue of Laws of descent and distribution upon the death of the individual; (iv) if the Holder is an individual, transfers by operation of Law or pursuant to a qualified domestic order, court order or in connection with a divorce settlement, divorce decree or separation agreement; (v) if the Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (A) transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the Holder, or (B) distributions of Restricted Securities to partners, limited liability company members or shareholders of the Holder, including, for the avoidance of doubt, where the Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership; (vi) if the Holder is a trust or a trustee of a trust, transfers to a trustor or beneficiary of the trust, to the designated nominee of a beneficiary of such trust or to the estate of a beneficiary of such trust; (vii) if the Holder is an entity, transfers by virtue of the Laws of the jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; (viii) transfers to a nominee or custodian of a person to whom a transfer would be permitted under the foregoing clauses (i) through (vii); (ix) pledges of any Restricted Securities to a financial institution that create a mere security interest in such Restricted Securities pursuant to a bona fide loan or indebtedness transaction so long as the relevant Holder continues to control the exercise of the voting rights of such pledged securities as well as any foreclosures on such pledged securities; (x) the exercise of stock options, including through a “net” or “cashless” exercise, or receipt of shares upon vesting of restricted stock units granted pursuant to an equity incentive plan; (xi) the entry, by the Holder of any trading plan providing for sale of shares of Restricted Securities by the Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided however that such plan does not provide for, or permit, the sale of any Restricted Securities during the Lock-up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-up Period; (xii) pursuant to any liquidation, successful takeover bid under Chapter 6 of the Corporations Act, merger by scheme of arrangement under Part 5.1 of the Corporations Act, share exchange or other similar transaction which results in all of the shareholders of the Company having the right to exchange their Company Shares for cash, securities or other property subsequent to the Closing; (xiii) transfers in connection with any legal, regulatory or other order; (xiv) transfers to the officers or directors of the Company or the Sponsor or their respective affiliates; or (xv) any transfer or sale to enable Sponsor or its direct or indirect owners to pay taxes (including estimated taxes) arising in connection with the transactions described in the Business Combination Agreement or the Support Agreement (as defined in the Business Combination Agreement) or make tax distributions in respect thereof. The foregoing restriction is expressly agreed to preclude each Holder, as applicable, from engaging in any hedging or other transaction with respect to Restricted Securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Restricted Securities even if such Restricted Securities would be disposed of by someone other than such Holder. Such prohibited hedging or other transactions include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the

Restricted Securities of the applicable Holder, or with respect to any security that includes, relates to, or derives any significant part of its value from such Restricted Securities. Notwithstanding the foregoing, in each case (i) through (xiv) such transfer shall be conditioned on the transferee entering into a written agreement with the Company agreeing to be bound by the transfer restrictions of this Section 4.7. For the purposes of this subsection 4.7.1, “successful takeover bid” means one where the holders of at least 50% of the bid class securities that are not subject to the Lock-Up Period, and to which the offers under the bid relate, have accepted. For the avoidance of doubt, where a takeover bid does not become unconditional, the securities will revert to being subject to the Lock-Up Period.
4.7.2   Each Holder hereby represents and warrants that it now has and, except as contemplated by subsection 4.7.1 or this subsection 4.7.2 for the duration of the Lock-Up Period, will have good and marketable title to its Restricted Securities, free and clear of all liens, encumbrances, and claims that could impact the ability of such Holder to comply with the foregoing restrictions. Each Holder agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Restricted Securities during the Lock-Up Period. The Company shall reasonably cooperate with Holders to permit any transfer or sale described in clauses (i) through (xvi) of subsection 4.7.1, including by causing the temporary removal of any such stop transfer instructions to the extent reasonably necessary to permit any such transfer or sale.
4.7.3   The provisions in this Section 4.7 shall supersede the lock-up provisions contained in Section 7 of the Letter Agreement, which provision in Section 7 of the Letter Agreement shall be of no further force or effect.
4.7.4   This provisions in this Section 4.7 shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.
ARTICLE V
INDEMNIFICATION AND CONTRIBUTION
5.1   Indemnification.
5.1.1   In connection with any Registration Statement in which a holder of Registrable Securities is participating, the Company agrees to indemnify, to the extent permitted by law, each such Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including reasonable and documented attorneys’ fees) caused by any Misstatement or alleged Misstatement contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, in light of the circumstances under which it was made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.
5.1.2   In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by Law, shall, severally and not jointly, indemnify the Company, its directors, officers and agents and each Person who controls the Company (within the meaning of the Securities Act) and any other Holders of Registrable Securities participating in the Registration, against any losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including without limitation reasonable and documented attorneys’ fees) resulting from any Misstatement or alleged Misstatement contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, in light of the circumstances under which it was made, not misleading, but only to the extent that such Misstatement or omission is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.
5.1.3   Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim (and, if necessary, one local counsel), unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
5.1.4   The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.
5.1.5   If the indemnification provided under Section 5.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and documented out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall to the extent permitted by law contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and documented out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 5.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability, except in the case of fraud or willful misconduct by such Holder. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 5.1.1, 5.1.2 and 5.1.3 above, any legal or other fees, charges or documented out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 5.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 5.1.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 5.1.5 from any Person who was not guilty of such fraudulent misrepresentation.
ARTICLE VI
MISCELLANEOUS
6.1   Notices.   Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third Business Day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company to: Vast Solar Pty Ltd, 226 Liverpool Street, Darlinghurst, NSW 2010, Australia, Attn: Alec Waugh, General Counsel, E-Mail: alec.waugh@vast.energy, and, if to any Holder, at such Holder’s address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 6.1.
6.2   Representations and Warranties of the Parties.   Each of the Parties hereby represents and warrants to each of the other Parties as follows:
6.2.1   Such Party, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted.
6.2.2   Such Party has the full power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action, corporate or otherwise, of such Party. This Agreement has been duly executed and delivered by such Party and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.
6.2.3   The execution and delivery by such Party of this Agreement, the performance by such Party of its, his or her obligations hereunder by such Party does not and will not violate (i) in the case of Parties who are not individuals, any provision of its by-laws, charter, articles of association, partnership agreement or other similar organizational document, (ii) any provision of any material agreement to which it, he or she is a Party or by which it, he or she is bound or (iii) any law, rule, regulation, judgment, order or decree to which it, he or she is subject.
6.2.4   Such Party is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such Party’s ability to enter into this Agreement or to perform its, his or her obligations hereunder.
6.2.5   There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such Party to enter into this Agreement or to perform its, his or her obligations hereunder.
6.3   Not a Group; Independent Nature of Holders’ Obligations and Rights.   The Holders and the Company agree that the arrangements contemplated by this Agreement are not intended to constitute the formation of a “group” (as defined in Section 13(d)(3) of the Exchange Act). Each Holder agrees that, for purposes of determining beneficial ownership of such Holder, it shall disclaim any beneficial ownership by virtue of this Agreement of the Company’s Equity Securities owned by the other Holders, and the Company agrees to recognize such disclaimer in its Exchange Act and Securities Act reports. The obligations of each

Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as, and the Company acknowledges that the Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement. The decision of each Holder to enter into this Agreement has been made by such Holder independently of any other Holder. Each Holder acknowledges that no other Holder has acted as agent for such Holder in connection with such Holder making its investment in the Company and that no other Holder will be acting as agent of such Holder in connection with monitoring such Holder’s investment in Company Shares or enforcing its rights under this Agreement. The Company and each Holder confirms that each Holder has had the opportunity to independently participate with the Company and its subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the rights and obligations contemplated hereby was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and its subsidiaries and not because it was required to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among the Holders.
6.4   Assignment; No Third Party Beneficiaries.
6.4.1   This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.
6.4.2   Prior to the expiration of any Lock-up Period, no Holder subject to any such Lock-Up Period may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer to a Permitted Transferee; provided that such Permitted Transferee agrees to be bound by the terms of this Agreement.
6.4.3   After the expiration of the Lock-up Period to the extent applicable to such Holder, a Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, to (a) Permitted Transferees, provided, however, that each such Permitted Transferee holds, after giving effect to such assignment or delegation, at least five percent (5%) of the then-outstanding Company Shares, (b) an Affiliate of such Holder, or (c) any Person with the prior written consent of the Company.
6.4.4   This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.
6.4.5   This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto, other than as expressly set forth in this Agreement. Nabors Parent shall be an express third party beneficiary of Sections 2.4 and 2.5.
6.4.6   No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 6.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.4 shall be null and void.

6.4.7   A transferee receiving Registrable Securities from a SPAC Holder shall become a SPAC Holder under this Agreement, and a transferee receiving Registrable Securities from a Vast Holder shall become a Vast Holder under this Agreement.
6.5   Severability.   This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.
6.6   Entire Agreement.   This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.
6.7   Counterparts.   This Agreement may be executed in multiple counterparts (including facsimile or .PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.
6.8   Governing Law; Venue.   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the action in any such court is brought in an inconvenient forum, (B) the venue of such action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
6.9   TRIAL BY JURY.   EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
6.10   Amendments and Modifications.   Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, (a) any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected and (b) Sections 2.4 and 2.5 may not be amended without the consent of Nabors Lux. No course of dealing between any Holder or the

Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. Any amendment, termination, or waiver effected in accordance with this Section 6.10 shall be binding on each party hereto and all of such party’s successors and permitted assigns, regardless of whether or not any such party, successor or assignee entered into or approved such amendment, termination, or waiver.
6.11   Other Registration Rights.   The Company represents and warrants that no Person, other than (a) a Holder of Registrable Securities, (b) the subscriber parties to that certain Subscription Agreement, dated as of [•], 2023, by and among SPAC, the Company and the subscriber parties thereto and (c) the holders of warrants pursuant to that certain Private Warrant Agreement, dated as of November 16, 2021, by and between SPAC and Continental Stock Transfer & Trust Company, and that certain Public Warrant Agreement, dated as of November 16, 2021, by and between SPAC and Continental Stock Transfer & Trust Company (as assumed by the [Warrant Assumption Agreement]), has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other Person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions, including the Original RRA and, to the extent set forth in Section 4.7, the Letter Agreement, and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. The Company agrees that (i) it shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders hereunder, and (ii) it shall not grant any registration rights to third parties which are more favorable than the rights granted hereunder unless are such more favorable rights are concurrently added to the rights granted hereunder.
6.12   Waivers and Extensions.   Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided, that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.
6.13   Termination of Original RRA.   Upon the Closing, SPAC, Sponsor, and the other SPAC Holders party thereto hereby agree that the Original RRA and all of the respective rights and obligations of the parties thereunder are hereby terminated in their entirety and shall be of no further force or effect.
6.14   Term.   This Agreement shall terminate upon the earlier of (i) the fourth anniversary of the date of this Agreement and (ii) with respect to and as to any Holder, when such Holder, following the Closing, ceases to Beneficially Own any Registrable Securities or any securities which are convertible or exchangeable into Registrable Securities.
6.15   Remedies Cumulative.   In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Holders may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.
6.16   Holder Information.   Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder for the purposes of the filing of a Registration Statement or Prospectus or otherwise as reasonably determined by the Company.
6.17   Legends.   Each of the Holders acknowledges that (i) no transfer, hypothecation or assignment of any Registrable Securities Beneficially Owned by such Holder may be made except in compliance with applicable federal and state securities laws and (ii) the Company shall place customary restrictive legends on the certificates or book entries representing the Registrable Securities subject to this Agreement.
6.18   Adjustments.   If, and as often as, there are any changes in Company Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, equitable adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to Company Shares as so changed.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.
COMPANY:
VAST SOLAR PTY LTD
By:

Name:
Title:
NABORS LUX:
NABORS LUX 2 S.A.R.L.
By:

Name:
Title:
SPAC:
NABORS ENERGY TRANSITION CORP.
By:

Name:
Title:
SPONSOR:
NABORS ENERGY TRANSITION SPONSOR LLC
By:

Name:
Title:
SPAC HOLDERS:
By:

Name:
Title:
VAST HOLDERS:
By:

Name:
Title:
[Signature Page to Shareholder and Registration Rights Agreement]

Schedule I
Investors

Schedule II
Attached.

Annex E
FOR THE SPECIAL MEETING OFNabors Energy Transition Corp.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned hereby appoints Anthony G. Petrello and William Restrepo (the “Proxies”), and each of them independently, with full power of substitution, as proxies and attorneys-in-fact to vote all of the Class A Common Stock Class B Common Stock, and/or Class F Common Stock of Nabors Energy Transition Corp. (“NETC,” “we,” “our,”P“us” or the “Company”) that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholdersR of the Company to be held on December 13, 2023 at 11:00 AM, Eastern Time via live webcast at www.cstproxy.com/naborsetcorp/sm2023, and at any adjournment or postponement thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheldXon the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before theYextraordinary general meeting or any adjournment or postponement thereof.The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THEDPROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1, 2, AND3. AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 3.1.Business Combination Proposal — To approve and adopt the Business Combination Agreement, dated as of February 14, 2023 (the “Business Combination Agreement”), among NETC, Vast Renewables Limited, an Australian public company limited by shares (f/k/a Vast Solar Pty Ltd, an Australian proprietary company limited by shares) (“Vast”), Neptune Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Vast (“Merger Sub”), Nabors Energy Transition Sponsor LLC, a Delaware limited liability company (the “NETC Sponsor”) (solely with respect to Sections 5.20, 7.10(a) and 7.16 thereto), and Nabors Industries Ltd. (“Nabors”) (solely with respect to Sections 7.8(d) and 7.18 thereto) and the transactions contemplated thereby (the “Business Combination”), pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will merge with and into NETC (the “Merger”), with NETC continuing as the surviving corporation and a wholly owned direct subsidiary of Vast (the “Surviving Corporation”).2.The Vast Constitution Proposal — On a non-binding advisory basis, to approve the governance provisions contained in the amended and restated constitution of Vast (the “Constitution”) that materially affect NETC stockholder rights, presented separately in accordance with the U.S. Securities and Exchange Commission (the “SEC”) guidance.3.Adjournment Proposal — To approve the adjournment of the NETC special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal. Please mark vote as indicated in this exampleFOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Dated: , 2023Signature(Signature if held Jointly)When the Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person or authorized entity.The Shares represented by this proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy card will be voted “FOR” each of Proposal Nos. 1, 2 and 3. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.

Annex F
Convertible Note Subscription Agreement
Vast Solar Pty Ltd (ACN 136 258 574)
[           ]

F-1

F-2

Date:
Parties
1
Vast Solar Pty Ltd (ACN 136 258 574) of 226-230 Liverpool Street, Darlinghurst NSW 2010, Australia (Company)

2
[                 ] (Noteholder)

Background
A
The Company proposes to issue the Notes in accordance with the Note Terms and the Convertible Note Deed Poll.

B
[The Noteholder has agreed to subscribe for its Tranche One Notes.]

C
Subject to certain conditions, the Company may issue the Noteholder with a Draw Down Notice requiring the Noteholder to subscribe for [additional] Notes.

D
By subscribing for Notes, the Noteholder agrees to be bound by the Note Terms.

The parties agree
1
Defined terms and interpretation

1.1
Definitions in the Dictionary

A term or expression starting with a capital letter:
(a)
which is defined in the Dictionary in Schedule 1 (Dictionary), has the meaning given to it in the Dictionary;

(b)
which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given to it in the Corporations Act; and

(c)
which is defined in the GST Law, but is not defined in the Dictionary or the Corporations Act, has the meaning given to it in the GST Law.

1.2
Interpretation

The interpretation clause in Schedule 1 (Dictionary) sets out rules of interpretation for this agreement.
2
Company’s obligations

(a)
Subject to paragraph (c), within 5 Business Days of the beginning of each calendar month, the Company must provide the Noteholder with a monthly forecast prepared by the Company’s management team (and approved by the directors of the Company) which sets out the expected cash balance of the Company as at the end of that calendar month (Cash Flow Forecast).

(b)
If the Cash Flow Forecast indicates that the Company’s month-end cash balance will be less than US$750,000, the Company may issue a Draw Down Notice.

(c)
The obligation of the Company to provide the Noteholder[s] with the monthly Cash Flow Forecast will end on the earlier of the Tranche Two Completion Date and an Exit Event.

F-3

3
Tranche One subscription

3.1
Subscription for Tranche One Notes

Subject to the terms and conditions of this agreement[, if the Company issues the Noteholder with a Drawn Down Notice], the Noteholder must subscribe for the Tranche One Notes and the Company must issue the Tranche One Notes to the Noteholder:
(a)
for the Tranche One Subscription Amount;

(b)
on the Tranche One Completion Date;

(c)
free from any Security Interest; and

(d)
on and subject to the Note Terms.

3.2
Conditions precedent

Clause 3.1 and clause 3.5 are not binding until:
(a)
the parties have executed the Investor Deed and it has not been terminated, rescinded or amended without the consent of the Noteholder; and

(b)
[the Company has issued the Noteholder with a Drawn Down Notice for Tranche One Notes; and

(c)
Nabors Lux 2 S.a.r.l. has subscribed for 2,500,000 Notes as a face value of US $1 per Note; and]

(d)
the Noteholder has paid to the Company the Tranche One Subscription Amount in accordance with clause 3.4.

3.3
Tranche One Completion Date

Subject to clause 3.2, Tranche One Completion must take place at 11:00am (Sydney time) at the offices of the Company on the date [that is 10 Business Days after the Draw Down Notice is delivered to the Noteholder] [of this agreement], or any other time and place agreed between the Company and the Noteholder.
3.4
Noteholder’s obligations at Tranche One Completion

At Tranche One Completion, the Noteholder must:
(a)
subscribe for and accept the issue of the Tranche One Notes; and

(b)
pay to the Company (or as it directs) the Tranche One Subscription Amount in Immediately Available Funds.

3.5
Company’s obligations at Tranche One Completion

(a)
At or before Tranche One Completion, the Company must ensure that the directors of the Company hold a meeting at which the directors resolve to allot and issue the Tranche One Notes to the Noteholder in consideration for the Tranche One Subscription Amount.

(b)
At Tranche One Completion, the Company must:

(i)
issue the Tranche One Notes to the Noteholder; and

(i)
record the Noteholder as the holder of the Tranche One Notes in the Register (as defined in the Convertible Note Deed Poll).

3.6
Interdependence of Tranche One Completion obligations

(a)
The obligations of the Company and the Noteholder under clauses 3.4 and 3.5 are interdependent.

(b)
Unless otherwise stated, all actions required to be performed by a party at Tranche One Completion are taken to have occurred simultaneously on the Tranche One Completion Date.

F-4

(c)
Tranche One Completion will not occur unless all of the obligations of the Company and the Noteholder under clauses 3.4 and 3.5 are complied with and are fully effective.

3.7
Agreement to serve as application

This agreement serves as an application by the Noteholder for the issue of its Tranche One Notes on the Tranche One Completion Date on the terms of this agreement and the Note Terms and accordingly it will not be necessary for the Noteholder to provide a separate (additional) application on or prior to the Tranche One Completion Date.
4
Tranche Two subscription

4.1
Subscription for Tranche Two Notes

Subject to the terms and conditions of this agreement, if the Company issues the Noteholder with a Draw Down Notice, the Noteholder must subscribe for the Tranche Two Notes and the Company must issue the Tranche Two Notes to the Noteholder:
(a)
for the Tranche Two Subscription Amount;

(b)
on the Tranche Two Completion Date;

(c)
free from any Security Interest; and

(d)
on and subject to the Note Terms.

4.2
Conditions precedent

Clause 4.1 and 4.5 are not binding until:
(a)
the parties have executed the Investor Deed and it has not been terminated, rescinded or amended without the consent of the Noteholder;

(b)
the Company has executed the Convertible Note Deed Poll, and a certified copy is delivered to the Noteholder, and it has not been terminated, rescinded or amended without the consent of the Noteholder;

(c)
[Noteholder] has subscribed for, in aggregate, [           ] Notes at a face value of US$1 per Note, and the full amount of such [Notes] (including [any] capitalized interest) [Notes] remains outstanding;

(d)
the Company has issued the Noteholder with a Draw Down Notice [for Tranche Two Notes]; and

(e)
the Noteholder has paid to the Company the Tranche Two Subscription Amount in accordance with clause 4.4.

4.3
Tranche Two Completion Date

Subject to clause 4.2, Tranche Two Completion must take place at 11:00am (Sydney time) at the offices of the Company on the date that is 10 Business Days after the Draw Down Notice is delivered to the Noteholder, or any other time and place agreed between the Company and the Noteholder.
4.4
Noteholder’s obligations at Tranche Two Completion

At Tranche Two Completion, the Noteholder must:
(a)
subscribe for and accept the issue of the Tranche Two Notes; and

(b)
pay to the Company (or as it directs) the Tranche Two Subscription Amount in Immediately Available Funds.

F-5

4.5
Company’s obligations at Tranche Two Completion

(a)
At or before Tranche Two Completion, the Company must ensure that the directors of the Company hold a meeting at which the directors resolve to allot and issue the Tranche Two Notes to the Noteholder in consideration for the Tranche Two Subscription Amount.

(b)
At Tranche Two Completion, the Company must:

(i)
issue the Tranche Two Notes to the Noteholder; and

(ii)
record the Noteholder as the holder of the Tranche Two Notes in the Register (as defined in the Convertible Note Deed Poll).

4.6
Agreement to serve as application

This agreement serves as an application by the Noteholder for the issue of its Tranche Two Notes on the Tranche Two Completion Date on the terms of this agreement and the Note Terms and accordingly it will not be necessary for the Noteholder to provide a separate (additional) application on or prior to the Tranche Two Completion Date.
5
Exit Event

If an Exit Event will occur at any time prior to the subscription for and issue of the Tranche Two Notes, then notwithstanding anything else in this agreement, the Noteholder must subscribe for and pay the Tranche [One Subscription Amount and/or the Tranche] [Two Subscription Amount] [(as applicable)], and the Company must issue the [Tranche One] [Tranche Two Notes] to the Noteholder immediately prior to completion of the Exit Event:
(a)
free from any Security Interest; and

(b)
on and subject to the Note Terms.

6
Warranties

6.1
Company warranties

The Company gives the representations and warranties in clause 19.1 of the Note Terms.
6.2
Relevant Noteholder warranties

The Noteholder gives the representations and warranties in clause 19.2 of the Note Terms.
7
GST

(a)
If GST is or becomes payable on a Supply made under or in connection with this agreement, an additional amount (Additional Amount) is payable by the party providing the Consideration for the Supply (Recipient) equal to the amount of GST payable on that Supply as calculated by the party making the Supply (Supplier) in accordance with the GST Law.

(b)
The Additional Amount payable under clause 7(a) is payable at the same time and in the same manner as the Consideration for the Supply but is only payable on receipt of a valid Tax Invoice.

F-6

8
General

8.1
Notices

(a)
Any notice or other communication given under this agreement including, but not limited to, a request, demand, consent or approval, to or by the Company or a Noteholder:

(i)
must be in legible writing and in English;

(ii)
must be addressed to the addressee at the address or email address set out below or to any other address or email address a party notifies the other under this clause:

(A)
if to the Company:

Address:      226-230 Liverpool Street,
             Darlinghurst NSW 2010
             Australia
Attention:    Alec Waugh
Email:        [***]
with a copy (for information purposes only) to David Josselsohn, Partner, Gilbert + Tobin, at djosselsohn@gtlaw.com.au; and
(B)
if to [a] [the] Noteholder:

Address:
Attention:
Email:
(iii)
must be signed by an officer of a sender which is a body corporate; and

(iv)
must be either:

(A)
delivered by hand or sent by pre-paid ordinary mail (by airmail if sent to or from a place outside Australia) to the addressee’s address; or

(B)
sent by email to the addressee’s email address; and

(v)
is deemed to be received by the addressee in accordance with clause 8.1(b).

(b)
Without limiting any other means by which a party may be able to prove that a notice has been received by another party, a notice is deemed to be received:

(i)
if sent by hand, when delivered to the addressee;

(ii)
if by post:

(A)
mailed within Australia, five Business Days after and including the date of postage/on delivery to the addressee; or

(B)
mailed from Australia to a location outside of Australia, 10 Business Days after and including the date of postage/one delivery to the addressee; and

(iii)
if sent by email:

(A)
when the sender receives an automated message confirming delivery; or

(B)
5 hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,

F-7

whichever happens first,
but if the delivery or receipt is on a day which is not a Business Day or is after 5.00pm (addressee’s time) it is regarded as received at 9.00am on the following Business Day.
(c)
In this clause a reference to an addressee includes a reference to an addressee’s officers, agents or employees or a person reasonably believed by the sender to be an officer, agent or employee of the addressee.

8.2
Confidentiality

The Noteholder agrees to comply with [any] [the] terms of the confidentiality [arrangements] [deed] entered into between [AgCentral Pty Ltd] [Nabors Energy Transition Corp.] and the Company [on or about 19 August 2022].
8.3
Jurisdiction

This agreement is governed by the laws of New South Wales.
8.4
Arbitration

(a)
Any dispute, controversy or claim arising out of, relating to or in connection with this Subscription Agreement, including any question regarding its existence, validity or termination must be referred to and finally resolved by arbitration in accordance with the Singapore International Arbitration Centre Rules (as currently adopted).

(b)
The appointing authority shall be the President of the Court of Arbitration of the Singapore International Arbitration Centre.

8.5
Invalidity

(a)
If a provision of this agreement, or a right or remedy of the Company or a Noteholder is invalid or unenforceable in a particular jurisdiction:

(i)
it is read down or severed in that jurisdiction only to the extent of the invalidity or unenforceability; and

(ii)
it does not affect the validity or enforceability of that provision in another jurisdiction or the remaining provisions in any jurisdiction.

(b)
This clause is not limited by any other provision of this agreement in relation to severability, invalidity or unenforceability.

8.6
Variation

No variation of this agreement is effective unless made in writing and signed by each party.
8.7
Cumulative rights

The rights and remedies of a party under this agreement do not exclude any other right or remedy provided by law.
8.8
Non-merger

No provision of this agreement merges on completion of any transaction contemplated by this agreement.
8.9  Payments
A payment which is required to be made under this agreement must be paid in Immediately Available Funds and in US$.
8.10 Counterparts
This agreement may be signed in any number of counterparts and all those counterparts together make one instrument.

F-8

8.11
 Further assurances

Except as expressly provided in this agreement, each party must, at its own expense, do all things reasonably necessary to give full effect to this agreement and the matters contemplated by it.
Schedule 1 — Dictionary
1
Dictionary

In this agreement:
Business Day means a day on which banks are open for business in Sydney, Australia, excluding a Saturday, Sunday or public holiday.
Convertible Note Deed Poll means the convertible note deed poll executed by the Company on or around the date of this agreement.
Corporations Act means Corporations Act 2001 (Cth).
Draw Down Notice means a notice from the Company to the Noteholder, requiring the Noteholder to subscribe for its Tranche [One Notes or its Tranche] Two Notes [(as applicable)], in the form set out in Schedule 2.
Exit Event has the meaning given in the Convertible Note Deed Poll.
Government Agency means:
(a)
a government, whether foreign, federal, state, territorial or local;

(b)
a department, office or minister of a government acting in that capacity; or

(c)
a commission, delegate, instrumentality, agency, board or other governmental, or semi-governmental judicial, administrative, monetary or fiscal authority, whether stator or not.

GST means goods and services tax under the GST Law.
GST Law has the same meaning as in A New Tax System (Goods and Services Tax) Act 1999.
Immediately Available Funds means cash, bank cheque or telegraphic or other electronic means of transfer of cleared funds into a bank account in clear funds without deduction, set-off or counterclaim unless expressly authorised by the terms of this agreement.
Investor Deed means the investor deed in relation to the Company, between the Company, [Nabors Lux 2 S.a.r.l.] [AgCentral Pty Ltd] and the Noteholder dated on or about the date of this agreement.
Note Terms means the terms of the Notes described in Schedule 1 of the Convertible Note Deed Poll.
Noteholder means [AgCentral Energy Pty Ltd (CAN 665 472 711) [Nabors Lux 2 S.a.r.l].
Notes means the convertible notes to be issued by the Company under this agreement with the rights described in the Note Terms.
Security Interest means a right, interest, power or arrangement in relation to an asset which provides security for the payment or satisfaction of a debt, obligation or liability including without limitation under a bill of sale, mortgage, charge, lien, pledge, trust, power, deposit, hypothecation or arrangement for retention of title, and includes an agreement to grant or create any of those things.
Tranche One Completion means completion of the subscription for the Tranche One Notes by the Noteholder pursuant to clause [2] [3] of this agreement.
Tranche One Completion Date means the date of Tranche One Completion.
Tranche One Notes means the 2,500,000 Notes to be issued by the Company under clause 3.5(b)(i) of this agreement.

F-9

Tranche One Subscription Amount means US$2,500,000, being 2,500,000 Notes multiplied by the Note issue price of US$1 per Note.
Tranche Two Completion means completion of the subscription for the Tranche Two Notes by the Noteholder pursuant to clause 4 of this agreement.
Tranche Two Completion Date means the date of Tranche Two Completion.
Tranche Two Notes means the 2,500,000 Notes to be issued by the Company under clause 4.5(b)(i) of this agreement.
Tranche Two Subscription Amount means US$2,500,000, being 2,500,000 Notes multiplied by the Note issue price of US$1 per Note.
2
Interpretation

In this agreement the following rules of interpretation apply unless the contrary intention appears:
(a)
headings are for convenience only and do not affect the interpretation of this agreement;

(b)
the singular includes the plural and vice versa;

(c)
words that are gender neutral or gender specific include all genders;

(d)
where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(e)
the words ‘such as’, ‘including’, ‘particularly’ and similar expressions are not used as, nor are they intended to be, interpreted as words of limitation;

(f)
a reference to:

(i)
a person includes a natural person, partnership, joint venture, government agency, association, corporation or other body corporate;

(ii)
a thing (including, but not limited to, a chose in action or other right) includes a part of that thing;

(iii)
a party includes its successors and permitted assigns;

(iv)
a document includes all amendments or supplements to that document;

(v)
a clause, term, party, schedule or attachment is a reference to a clause or term of, or party, schedule or attachment to this agreement;

(vi)
this agreement includes all schedules and attachments to it;

(vii)
a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity or a rule of an applicable financial market and is a reference to that law as amended, consolidated or replaced;

(viii)
an agreement other than this agreement includes an undertaking, or legally enforceable arrangement or understanding, whether or not in writing; and

(ix)
a monetary amount is in United States dollars;

(g)
an agreement on the part of two or more persons binds them severally;

(h)
when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day;

(i)
in determining the time of day, where relevant to this agreement, the relevant time of day is:

(i)
for the purposes of giving or receiving notices, the time of day where a party receiving a notice is located; or

F-10

(ii)
for any other purpose under this agreement, the time of day in the place where the party required to perform an obligation is located; and

(j)
no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this agreement or any part of it.

Schedule 2   Form of Draw Down Notice
To:
[                 ]
(Noteholder)

Draw Down Notice
We refer to the Convertible Note Subscription Agreement between the Noteholder and Vast Solar Pty Ltd (ACN 136 258 574) dated [insert] 2023 (Subscription Agreement).
(a)
This is a Draw Down Notice.

(b)
We require Noteholder to subscribe for 2,500,000 Convertible Notes with an aggregate value of US$2,500,000 (Subscription).

(c)
This Subscription will be undertaken in accordance with the terms of the Subscription Agreement.

(d)
This Draw Down Notice is irrevocable.

Unless otherwise indicated, capitalised terms used in this Draw Down Notice have the same meaning as in the Subscription Agreement.
Dated:
Executed as a deed poll.
Signed, sealed and delivered by Vast Solar Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) and by:
Signature of director	Signature of director/secretary
Name of director (print)	Name of director/secretary (print)

F-11

Execution page
Signed as an agreement.
Company
Signed, by Vast Solar Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) and by:
Signature of director	Signature of director/secretary
Name of director (print)	Name of director/secretary (print)
Noteholder
Executed by

F-12

Annex G
Dated 14 February 2023
Investor Deed
in relation to Vast Solar Pty. Ltd.
Parties
AgCentral Energy Pty Ltd
ACN 665 472 711
Nabors Lux 2 S.a.r.l.
ACN N/A
Vast Solar Pty. Ltd.
ACN 136 258 574

Deed dated 14 February 2023
Parties AgCentral Energy Pty Ltd ACN 665 472 711
of c/- Level 6, 77 Castlereagh Street, Sydney NSW 2000, Australia
(AgCentral)
Nabors Lux 2 S.a.r.l. ACN N/A
of 8-10 Avenue de la Gare, Grand-Duchy of Luxembourg, R.C.S. Luxembourg B 154.034
(Nabors)
Vast Solar Pty. Ltd. ACN 136 258 574
of 226-230 Liverpool Street, Darlinghurst NSW 2010, Australia
(Company)
Introduction
This document sets out the parties’ agreement in relation to the management and governance of the Group.
It is agreed
1
Definitions and interpretation

1.1
Definitions

In this document:
(1)
Affiliate means in respect of:

(a)
a person (the First Person), any other person (including any company, trust, fund, partnership and/or any other investment vehicle) which directly or indirectly through one or more intermediaries:

(i)
Controls the First Person;

(ii)
is Controlled by the First Person; or

(iii)
is under common Control with the First Person; or

which:
(i)
is advised or managed by the First Person or its Affiliate (per paragraph (a) above);

(ii)
is advised or managed by the same person as the First Person or an Affiliate (per paragraph (a) above) of the First Person; or

(iii)
advises or manages the First Person or an Affiliate (per paragraph (a) above) of the First Person; or

(b)
a natural person:

(i)
their spouse, de facto spouse or child; or

(ii)
any other person Controlled by the person in paragraph (b)(i) above;

(2)
Annual Budget and Business Plan means any annual budget and business plan for a particular Financial Year approved from time to time in accordance with clause 8.2;

(3)
Asset Sale means the sale of the whole or substantially all of the assets and undertakings of the Group whether in a single transaction or a series of related transactions;

(4)
ASX means ASX Limited or the market operated by it, as the context so requires;

(5)
Board means the board of Directors of the Company;

(6)
Business means the principal business carried on by the Group from time to time which, as at the date of this document, comprises the business set out in row 2, column 3 of the table in Schedule 2;

(7)
Business Day means a day that is not a Saturday, Sunday or any other day which is a public holiday or a bank holiday in Sydney, Australia or New York, USA;

(8)
Chairperson means the chair of the Board appointed from time to time under clause 3.3(3);

(9)
Competing Business means a business engaged in developing, manufacturing, constructing, owning, operating or commercialising concentrated solar thermal power generation technology or concentrated solar thermal power plants. In no case, however, shall Competing Business include any business conducted by Nabors or any of its subsidiaries as at the date of this document, including those (if any) related to hydrogen, methane, methanol, acetylene, green fuel, batteries, graphene, fuel cells, cements, lubricants, carbon or geo thermal technology, even if those businesses or technology are powered by solar, concentrated solar power, or any other renewable energy source;

(10)
Competitor means any person directly engaged or involved in a Competing Business;

(11)
Confidential Information means:

(a)
all information of or used by a Group Company or the Business relating to its transactions, operations and affairs;

(b)
all other information marked by a Group Company as confidential; and

(c)
all notes, data, reports and other records incorporating information referred to in paragraphs (a) or (b) of this definition.

(12)
Constitution means the constitution of the Company as may be amended from time to time;

(13)
Control has the meaning given in section 50AA of the Corporations Act and Controlled has an analogous meaning;

(14)
Convertible Note means any convertible loan note issued by the Company that is convertible into Shares;

(15)
Corporations Act means the Corporations Act 2001 (Cth);

(16)
D&O Policy means a directors and officers insurance policy taken out by the Company from time to time with a reputable insurer in a form approved by Board;

(17)
Deed of Accession means a deed of accession in the form or substantially in the form set out in Schedule 5 or as amended by the Company from time to time;

(18)
Default Sale Securities has the meaning given to that term in clause 17.3;

(19)
Defaulting Investor has the meaning given to that term in clause 17.3;

(20)
Director means a director of the Company from time to time;

(21)
Drag Along Notice has the meaning given to that term in clause 15.2;

(22)
Drag Along Right has the meaning given to that term in clause 15.1;

(23)
Drag Price has the meaning to that term in clause given in clause 15.2(3).

(24)
Drag Proportion has the meaning given to that term in clause 15.2(2).

(25)
Drag Sale Terms has the meaning given to that term in clause 15.2(3).

(26)
Dragged Investors has the meaning given to that term in clause 15.1;

(27)
Dragged Securities has the meaning given to that term in clause 15.2(4);

(28)
Effective Date means the date of this document;

(29)
Eligible Financial Market means:

(a)
Australian Securities Exchange

(b)
Euronext Amsterdam;

(c)
Euronext Paris;

(d)
Frankfurt Stock Exchange;

(e)
Hong Kong Stock Exchange;

(f)
JSE (also known as the Johannesburg Stock Exchange);

(g)
AIM market of the London Stock Exchange;

(h)
London Stock Exchange;

(i)
NASDAQ Global Market or the NASDAQ Global Select Market;

(j)
New York Stock Exchange;

(k)
NZX;

(l)
Singapore Exchange;

(m)
Tokyo Stock Exchange; and

(n)
Toronto Stock Exchange;

(30)
Encumbrance means in relation to any property:

(a)
a mortgage, charge, pledge, lien or other security over the property, including a security coming within the usual meaning of the term “encumbrance”;

(b)
a profit a prendre, easement or restrictive covenant affecting the property;

(c)
a caveat, garnishee order, writ of execution, right of set-off, assignment of income or monetary claim affecting the property;

(d)
a lease or licence in respect of the property;

(e)
a preferential interest, title retention, or other estate, interest, claim or arrangement affecting the property;

(f)
a contract of sale or option to purchase or acquire the property; and

(g)
an agreement to grant, create, allow or register any of these,

and whether the Encumbrance is registered or unregistered, statutory, legal or equitable and includes a PPS Security Interest in respect of the property;
(31)
Event of Default has the meaning given to that term in clause 17.1;

(32)
Exit means any of a Share Sale, Asset Sale, IPO or SPAC Transaction;

(33)
Financial Adviser has the meaning given to that term in clause 16.2;

(34)
Financial Year means a 12 month period commencing on any 1 July and ending on the following 30 June;

(35)
Founder Notes means the Convertible Notes issued to AgCentral and Nabors pursuant to subscription agreements entered into by each of them dated on or around the date of this document;

(36)
Governmental Agency means:

(a)
government, whether foreign, federal, state, territorial or local;

(b)
a department, office, or minister of a government acting in that capacity; or

(c)
a commission, delegate, instrumentality, agency, board or other governmental or semi-governmental, judicial, administrative, monetary or fiscal authority, whether statutory or not;

(37)
Group means the Company and each wholly owned subsidiary of the Company and Group Company means any of them;

(38)
Guarantee means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness.

(39)
Insolvency Event means, in respect of an entity, the occurrence of any one or more of the following events in relation to that entity:

(a)
an order is made by a court that it be wound up, declared bankrupt or that a provisional liquidator or receiver or receiver and manager be appointed;

(b)
a liquidator or provisional liquidator is appointed;

(c)
an administrator is appointed to it under sections 436A, 436B or 436C of the Corporations Act;

(d)
a Controller (as defined in section 9 of the Corporations Act) is appointed to it or all (or substantially all) of its assets;

(e)
a receiver is appointed to it or all (or substantially all) of its assets;

(f)
it proposes a deed of company arrangement or other administration involving one or more of its creditors;

(g)
it is insolvent as disclosed in its accounts or otherwise, states that it is insolvent, is presumed to be insolvent under an applicable law (including under sub-section 459C(2) or section 585 of the Corporations Act) or otherwise is, or states that it is, unable to pay all its debts as and when they become due and payable;

(h)
it is taken to have failed to comply with a statutory demand as a result of sub-section 459F(1) of the Corporations Act; or

(i)
a notice is issued under sections 601AA or 601AB of the Corporations Act.

(40)
IPO means an initial public offering of any class of equity securities by the Company (or a new holding company formed as a special purpose vehicle for the initial public offering) in conjunction with a listing or quotation of those equity securities on an Eligible Financial Market;

(41)
Investor means a holder of Securities from time to time, other than a holder of Securities that holds only Management Shares;

(42)
Investor Reserved Matter means any matter set out in Part B of Schedule 4 in respect of any Group Company.

(43)
Law means any law or legal requirement, including at common law, in equity, under any statute, regulation or by-law and any decision, directive, guidance, guideline or requirement of any Governmental Agency;

(44)
Management Director means an executive of the Company that is also appointed as a Director under clause 3.3(1);

(45)
Management Equity Plan means the management equity plan on the terms approved by the Board from time to time relating to the Company;

(46)
Management Shares means shares or securities in the capital of the Company which are issued in accordance with, and subject to, the Management Equity Plan or any other employee incentive plan;

(47)
Nabors Director has the meaning given to that term in clause 3.3(3);

(48)
Nabors Reserved Matters means any matter set out in Part A of Schedule 4 in respect of any Group Company;

(49)
New Investor has the meaning given to that term in clause 15.7;

(50)
Offer has the meaning given to that term in clause 11;

(51)
Offer Notice has the meaning given to that term in clause 11.2;

(52)
Offeree has the meaning given to that term in clause 11;

(53)
Permitted Guarantee means:

(a)
any class order guarantees entered into by a Group Company pursuant to Part 2M.6 of the Corporations Act, where the only members of the class are Group Companies;

(b)
any guarantee arising under any inter-Group tax funding or sharing agreement, where the only parties are Group Companies; or

(c)
any guarantee of indebtedness not requiring approval as a Nabors Reserved Matter.

(54)
Permitted Security means:

(a)
a deemed security interest under section 12(3) of the PPSA which does not secure payment or performance of an obligation;

(b)
any netting or set-off arrangement entered into by a Group Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(c)
any lien arising by operation of law and in the ordinary course of trading, and in the case of a lien arising under indebtedness, so long as the debt it secures is paid when due or contested in good faith and appropriately provisioned;

(d)
any title retention arrangement entered into by a Group Company in the ordinary course of trading on the supplier’s usual terms of sale (or on terms more favourable to that Group Company);

(e)
a Security Interest granted pursuant to the document entitled “General Security Deed” dated 31 May 2018 between the Company and AgCentral to secure indebtedness under “Convertible Notes No. 3” (and registered with PPSR registration no. 201806040054018); or

(f)
any Encumbrance securing indebtedness not requiring approval as a Nabors Reserved Matter.

(55)
Permitted Transferee means, in respect of an Investor, a wholly-owned subsidiary of that Investor;

(56)
PPS Security Interest means a security interest as defined in the PPSA;

(57)
PPSA means the Personal Property Securities Act 2009 (Cth);

(58)
Proposed Purchaser has the meaning given to that term in 14.2(2);

(59)
Proposed Sale Notice has the meaning given to that term in clause 14.2;

(60)
Prospective Purchaser means a prospective third party purchaser of an Investor’s Shares;

(61)
Relevant Investors has the meaning given to that term in clause 14.2;

(62)
Relevant Trust has the meaning given to that term in clause 20.1;

(63)
Respective Proportion means the proportion that the number of Shares held by an Investor (on a fully diluted, as converted basis) bears to the total number of Shares held by all Investors (on a fully diluted, as converted basis);

(64)
Restricted Area means, in respect of an Investor, the geographic area set out in row 3, column 3 of the table in Schedule 2;

(65)
Restricted Period means, in respect of an Investor, the period commencing on the date the Investor holds any Securities and ending on the date set out in row 4, column 3 of the table in Schedule 2;

(66)
Sale Notice has the meaning given to that term in clause 12.4(2).

(67)
Sale Offer has the meaning given to that term in clause 12.4(2).

(68)
Sale Price means the sale price determined according to clause 17.5;

(69)
Sale Securities has the meaning given to that term in clause 14.2(1);

(70)
Security means:

(a)
a Share; and

(b)
any other security issued by the Company from time to time, including for the avoidance of doubt a Convertible Note.

(71)
Security Interest means a right, interest, power or arrangement in relation to an asset which provides security for the payment or satisfaction of a debt, obligation or liability including without limitation under a bill of sale, mortgage, charge, lien, pledge, encumbrance, trust, power, deposit, hypothecation or arrangement for retention of title, and any “security interest” as defined in sections 12(1) or (2) of the PPSA and includes an agreement to grant or create any of those things.

(72)
Share means a fully paid ordinary share or any other class of share issued in the capital of the Company from time to time;

(73)
Share Sale means the sale or transfer of all of the Shares in the Company;

(74)
SPAC Transaction means a business combination involving the Company and a publicly listed special purpose acquisition company, whether by merger, consolidation, stock purchase, asset sale or otherwise;

(75)
Statutory Provision has the meaning given to that term in clause 1.2(1)(e);

(76)
Tag Along Notice has the meaning given to that term in clause 14.3;

(77)
Tag Option has the meaning given to that term in clause 14.2(4);

(78)
Tag Price has the meaning given to that term in clause 14.2(3);

(79)
Tag Terms has the meaning given to that term in clause 14.2(3);

(80)
Tagging Investors has the meaning given to that term in clause 14.4

(81)
Tagged Securities has the meaning given to that term in clause 14.2(4);

(82)
Third Party Purchaser has the meaning given to that term in clause 15;

(83)
Transferee has the meaning given to that term in clause 12.4(2).

(84)
Transferor has the meaning given to that term in clause 12.4(2).

(85)
Unsubscribed Securities has the meaning given to that term in clause 11.3(2).

1.2
Interpretation

(1)
Reference to:

(a)
one gender includes the others;

(b)
the singular includes the plural and the plural includes the singular;

(c)
a person includes a partnership, joint venture, unincorporated association, corporation and a Governmental Agency;

(d)
a person or party includes the party’s executors, administrators, successors and permitted assigns;

(e)
a statute, regulation or provision of a statute or regulation (Statutory Provision) includes:

(i)
that Statutory Provision as amended or re-enacted from time to time; and

(ii)
a statute, regulation or provision enacted in replacement of that Statutory Provision;

(f)
a right includes a benefit, remedy, discretion or power;

(g)
time is to local time in the place in which the principal place of business of the Company is located;

(h)
this document or any other document includes the document as novated, varied or replaced and despite any change in the identity of the parties;

(i)
document means this Investor Deed and includes all schedules and annexures to it;

(j)
a clause, schedule, annexure or exhibit is a reference to a clause, schedule, annexure or exhibit, as the case may be, of this document; and

(k)
$ or dollars is to Australian dollars, unless otherwise stated.

(2)
“Including” and similar expressions are not words of limitation.

(3)
Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.

(4)
Headings and the table of contents are for convenience only and do not form part of this document or affect its interpretation.

(5)
A provision of this document must not be construed to the disadvantage of a party merely because that party was responsible for the preparation of this document or the inclusion of the provision in it.

(6)
If an act must be done on a specified day which is not a Business Day, the act must be done instead on the next Business Day.

(7)
Where time is to be calculated by reference to a day or event, that day or the day of that event is excluded.

(8)
A reference in this document to “on a fully diluted, as converted basis” or similar assumes that each Security that is convertible to Shares is deemed to have converted at US$10.20 per Share. If an exchange rate is required to calculate US$ amounts, the latest exchange rate published on the RBA website shall be used.

(9)
A reference to “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent.

2
Investors and Directors

2.1
Initial Investors

The holders of all of the Securities as at the Effective Date, and the number of Securities held by each of them, are set out in column 2 and columns 4, 5 and 6 of the table in Part A of Schedule 1 respectively.
3
Directors

3.1
Minimum number of Directors

The minimum number of Directors is set out in row 2, column 3 of the table in Part A of Schedule 3.
3.2
Maximum number of Directors

The maximum number of Directors is set out in row 3, column 3 of the table in Part A of Schedule 3 or such larger number as determined by the Board.
3.3
Appointment and removal of observers and Directors by AgCentral

(1)
Notwithstanding any other provision of this document, at all times while it remains an Investor, AgCentral is entitled to appoint or remove such number of Directors or observers to the Board as it determines in its sole discretion (except the Nabors Director if the Nabors Director has been appointed to the Board in accordance with clause 3.3(3)).

(2)
The Company shall procure that any Director or observer appointments or removals notified to it by AgCentral are effected as soon as reasonably practicable.

(3)
In the event that the Company has a default or an event of default under the Founder Note entered into with Nabors, then, for so long as such default or event of default has not been cured or waived in accordance with such Founder Note, the number of Directors that make up the Board will be increased by one, and Nabors shall be entitled to appoint one additional director to serve on the Board (the Nabors Director), and to remove and/or replace the Nabors Director. The Company shall procure that any Director appointments or removals of the Nabors Directors notified to it by Nabors are effected as soon as reasonably practicable.

3.4
Observers

An observer has the right to be notified of and attend Board meetings (and receive copies of all Board papers), but does not have the right to vote nor the right to be counted in a quorum.
3.5
Chairperson

AgCentral is entitled to appoint one of its Directors appointed to the Board in accordance with clause 3.3(1) as the Chairperson and may remove from office any person so appointed and appoint another of its appointed Directors as the Chairperson in their place. As at the Effective Date, the Chairperson is Johnny Kahlbetzer.
3.6
Fees and expenses of Directors

(1)
The Company must pay the reasonable expenses incurred by Directors in relation to the business of the Company, including travel to and from each meeting of the Board.

(2)
No Director will be entitled to receive directors’ fees or other remuneration in connection with his or her role as a Director.

3.7
Alternate directors

(1)
A Director may, with the prior written approval of the Board, appoint an alternate director by written notice to the Company.

(2)
An alternate director may attend any Board meeting and vote on any resolution of the Board provided the Director that appointed the alternate is not present at the meeting.

(3)
An alternate director is entitled to a separate vote for each Director the alternate director represents in addition to any vote that alternate director may have as a Director.

(4)
An alternate director will automatically vacate his or her office as alternate director of the Company if the Director who appointed him or her ceases to be a Director.

3.8
Director acting in interests of his or her appointor

To the maximum extent permitted by Law, the parties agree that (1) a Director appointed by AgCentral may have regard to the interests of AgCentral in carrying out his or her duties as a Director, and (2) a Director appointed by Nabors may have regard to the interests of Nabors in carrying out his or her duties as a Director.
3.9
Wholly-owned subsidiaries

(1)
The parties agree that this clause 3 applies to each wholly-owned subsidiary of the Company and to the directors of each such company as if a reference in this clause:

(a)
to a Director is a reference to a director appointed by AgCentral to the board of the relevant wholly-owned subsidiary;

(b)
to the Board is a reference to the board of the relevant wholly-owned subsidiary; and

(c)
to a Company is a reference to the relevant wholly-owned subsidiary.

(2)
The Company must do, and must procure that each wholly-owned subsidiary does, all things required to give effect to this clause 3.9.

4
Board meetings

4.1
Board meetings

This clause 4 applies to each meeting of Directors.
4.2
Quorum

(1)
A quorum for a meeting of the Directors is set out in row 4, column 3 of the table in Part A of Schedule 3.

(2)
An alternate director who is present at a meeting of the Directors in place of his or her appointor will count for the purposes of determining whether a quorum is constituted.

4.3
Adjournment of meeting

If a quorum is not present at a meeting of the Directors:
(1)
the meeting is automatically deemed to be adjourned and the adjourned meeting will be held at the same time and the same place five Business Days after such meeting; and

(2)
the quorum for the adjourned meeting is the number of Directors set out row 5, column 3 of the table in Part A of Schedule 3 and if a quorum is not present at this meeting then the meeting is automatically dissolved.

4.4
No casting vote

The Chairperson has no casting vote in addition to the vote the Chairperson has as a Director.

4.5
Decisions of Directors

(1)
A meeting of Directors at which a quorum is present is competent to exercise powers and discretions vested in or exercisable by the Directors under this document or the Constitution.

(2)
All resolutions arising at a meeting of Directors must be decided, by a simple majority of votes cast by Directors present and entitled to vote on that resolution.

4.6
Conduct of Board meetings

Board meetings may be held by telephone or video conference or similar equipment so long as all of the participants can hear each other and such meetings will be as effective as if the Directors had met in person.
4.7
Frequency of meeting of Directors

Unless otherwise agreed by resolution, a meeting of the Directors must be held with such frequency as set out in row 6, column 3 of the table in Part A of Schedule 3.
4.8
Notice of meetings of Directors

(1)
Any Director may call a Board meeting by giving notice in accordance with this clause 4.8.

(2)
Unless agreed to the contrary by all the Directors, each Director must receive notice in writing of a Board meeting at least the number of days set out in row 7, column 3 of the table in Part A of Schedule 3 prior to such meeting.

(3)
The notice of meeting of the Board must set out:

(a)
the proposed time and location of the meeting;

(b)
an agenda identifying in reasonable detail the issues to be considered by the Directors at the meeting; and

(c)
copies of any relevant papers to be discussed at the meeting.

(4)
Unless agreed to the contrary by all the Directors, no resolution or business may be passed or transacted at any meeting of Directors except as specified in the notice of that meeting.

4.9
Interested Directors

(1)
A Director who has a material personal interest in a matter being considered by the Board must not consider the matter in question, vote on the matter, or sign any written resolution of the Directors concerning the matter, unless that Director has disclosed the general nature and extent of that interest to the Board at a meeting of the Directors prior to that matter being considered or voted on or written resolution signed.

(2)
A Director will not be deemed to have a material personal interest under clause 4.9(1) solely because that Director is a director, officer, employee or agent of AgCentral or of any Affiliate of AgCentral.

4.10
Wholly owned subsidiaries

The parties agree that this clause 4 applies to each wholly-owned subsidiary of the Company and to the directors of each such company as if a reference in this clause:
(1)
to a Director is a reference to a director appointed by AgCentral to the board of the relevant wholly-owned subsidiary;

(2)
to the Board is a reference to the board of the relevant wholly-owned subsidiary;

(3)
to the Chairperson is a reference to the chairperson of the relevant wholly-owned subsidiary appointed by the board of the relevant wholly-owned subsidiary from time to time; and

(4)
to the Constitution is a reference to the constitution of the relevant wholly-owned subsidiary.

5
Investor meetings

5.1
Investor meetings

This clause 5 applies to each meeting of Investors.
5.2
Quorum

(1)
A quorum for a meeting of the Investors is set out in row 2, column 3 of the table in Part B of Schedule 3.

(2)
An Investor may attend a meeting of Investors in person, by attorney, by proxy, or by authorised corporate representative.

5.3
Adjournment of meeting

If a quorum is not present at a meeting of the Investors:
(1)
the meeting is automatically deemed to have been adjourned and the adjourned meeting will be held at the same time and the same place on the day after such meeting; and

(2)
the quorum for the adjourned meeting shall be as set out in row 3, column 3 of the table in Part A of Schedule 3.

5.4
Chairperson

(1)
If the Chairperson is present at an Investors’ meeting, the Chairperson must act as the chairperson of that meeting.

(2)
If the Chairperson is not present at an Investors’ meeting, the Investors present may, by simple majority resolution, appoint another Director as the chairperson of the meeting.

5.5
Decisions of Investors

(1)
Subject to any special majority required as a matter of Law and other than in relation to Nabors Reserved Matters and Investor Reserved Matters, resolutions arising at a meeting of Investors are to be decided by a simple majority of votes cast by Investors entitled to vote on the resolution and present in person, by attorney, by proxy or by authorised corporate representative and voting and any such decision is for all purposes a decision of the Investors.

(2)
For the purposes of voting at a meeting of Investors, each Investor will be entitled to a number of votes in its Respective Proportion as if each Security held by that Investor that is convertible to Shares has converted to Shares on that date at a deemed conversion price of US$10.20 per Share and is combined with any existing Shares held by it, and for the avoidance of doubt, unless required by Law there shall not be separate meetings of each class of Security.

(3)
The Company must not, and must ensure that each Group Company does not, take any action or pass any resolution in respect of a Nabors Reserved Matter unless the action or resolution has received the approval of:

(a)
AgCentral; and

(b)
for so long as it holds Securities (or its Permitted Transferee holds Securities), Nabors (or its Permitted Transferee, as applicable).

(4)
The Company must not, and must ensure that each Group Company does not, take any action or pass any resolution in respect of an Investor Reserved Matter unless the action or resolution has received the unanimous approval of all Investors.

5.6
Conduct of meetings

Investor meetings may be held by telephone or video conference or similar equipment so long as all of the participants can hear each other and such meetings will be as effective as if the Investors had met in person.
5.7
Calling meetings of Investors

Subject to any notice period required by Law, unless the Investors consent in writing to shorter notice, all Investors entitled to receive notice of any meeting must be given notice in writing at least the number of days set out in row 4, column 3 of the table in Part B of Schedule 3 prior to such meeting.
6
Resolutions without a meeting

6.1
Signing

Subject to clause 6.2, if the requisite number of Investors or Directors (as the case may be) sign a document which:
(1)
was sent to all the relevant Investors or all Directors (as the case may be); and

(2)
contains a statement to the effect that they are in favour of a particular resolution set out in the document,

then for the purpose of this document a resolution in those terms is to be taken as having been passed at a meeting of Investors or a Board meeting (as the case may be), which meeting is taken to have been held on the day and at the time at which the document was last signed.
6.2
Requisite number of Investors or Directors

For the purposes of clause 6.1:
(1)
a document is signed by the requisite number of:

(a)
Investors, if it is signed, where required, in accordance with section 249A of the Corporations Act or otherwise if it is signed by the requisite Investors entitled to vote on the resolution (including the quorum requirements in clause 5.2); and

(b)
Directors, if it is signed by all Directors; and

(2)
two or more separate documents in identical terms, each of which is signed by one or more Investors or Directors (as the case may be), are to be taken to constitute one document.

7
Management

7.1
Management

The Board is responsible for the management of the Company and each other Group Company.
7.2
Delegation

(1)
The Board may, subject to clause 7.2(2), delegate to management of the Company all matters relating to the day to day affairs of the Company and each other Group Company.

(2)
The Board may in its absolute discretion, amend, revoke or replace any delegation made to management.

7.3
Maintenance of books and records

The Company must maintain, and must ensure that each Group Company maintains, its respective books and records in accordance with all applicable Laws in all material respects.

7.4
Conduct of business

The Company must (unless otherwise agreed in writing by all of the Investors):
(1)
properly manage the business of the Company and each other Group Company and observe and comply, in all material respects, with all Laws and the requirements of any Governmental Agency and maintain in all material respects all licences, consents and authorisations required by any Governmental Agency;

(2)
comply with this document;

(3)
conduct the Business in all material respects in accordance with the current Annual Budget and Business Plan approved by the Board; and

(4)
procure that each other Group Company acts in accordance with this document (to the extent applicable).

7.5
D&O Policy

The Company agrees to:
(1)
maintain a D&O Policy in respect of each Director and officer of the Company and each other Group Company; and

(2)
pay the premiums in respect of that D&O Policy in relation to the relevant Director’s or officer’s term in office (to the maximum extent permitted by the Law).

7.6
Indemnity deed

The Company must enter into a deed of access and indemnity with each director and officer of each Group Company (on terms acceptable to the Board) under which it indemnifies the directors and officers to the maximum extent permitted by Law and gives each director and officer a right (subject to certain limitations) to have access to and make copies of board papers and minutes in respect of the period during which the relevant director or officer is or was a director or officer.
8
Annual Budget and Business Plan

8.1
Conduct of business

The Company must conduct the Business at all times in accordance with the Annual Budget and Business Plan then in effect.
8.2
Adoption of the annual budget and business plans

The Board must adopt an Annual Budget and Business Plan each Financial Year in accordance with clause 8.5.
8.3
Preparation of draft annual budget and business plan

At least 60 days before the commencement of each Financial Year the Company must prepare and submit to the Board a draft annual budget and business plan for that Financial Year.
8.4
Contents of the draft annual budget and business plan

Each draft annual budget and business plan must, unless otherwise agreed with the Board:
(1)
set out in reasonable detail particulars of proposed business activities for the Financial Year;

(2)
provide details of expected revenue and expenditure of the Business for the Financial Year; and

(3)
contain a forecast income statement, balance sheet and cash flow statement for the Financial Year.

8.5
Board vote

(1)
The Board must consider and vote on the draft annual budget and business plan before the commencement of the Financial Year to which the annual budget and business plan relates.

(2)
The Board may approve the draft annual budget and business plan with or without amendment.

8.6
Failure to approve the annual budget and business plan

(1)
If the annual budget and business plan is not approved by the Board prior to the commencement of the Financial Year to which it relates, the Business must be conducted on the basis of the Annual Budget and Business Plan for the preceding Financial Year until a new annual budget and business plan is adopted in accordance with this clause 8.

(2)
The Company may at any time, and must if required by the Board, prepare a new or revised annual budget and business plan and submit it to the Board for approval.

9
Information rights

9.1
Board information

An AgCentral appointed Director may disclose any information received by that Director from the Company (including any Confidential Information), to AgCentral and the officers, employees, agents and advisers of AgCentral, provided that such disclosure does not breach any obligation of confidentiality that a Group Company has to any third party. The Nabors Director may disclose any information received by it from the Company (including any Confidential Information) to Nabors and the officers, employees, agents and advisers of Nabors, provided that such disclosure does not breach any obligation of confidentiality that a Group Company has to any third party.
9.2
Confidentiality restrictions

If disclosure of any information under clause 9.1 is prevented by confidentiality obligations binding on a Group Company, the relevant company must use its reasonable endeavours to seek any necessary consents or waivers to enable the disclosure of that information to AgCentral or Nabors, as applicable.
9.3
Nabors’ information rights

(1)
Subject to clause 9.3(2), for so long as Nabors (or its Permitted Transferee) is an Investor, Nabors (or its Permitted Transferee, as applicable) may:

(a)
visit and inspect the Company’s premises;

(b)
examine the Company’s books of account and records; and

(c)
discuss the Company’s affairs with the Company’s officers,

in each case to the extent reasonable for the purposes of pursuing a SPAC Transaction or monitoring its investment.
(2)
Nabors (or its Permitted Transferee, as applicable) may only exercise its right of access under clause 9.3(1) if Nabors (or its Permitted Transferee, as applicable):

(a)
has provided the Company with reasonable prior notice of the access requested; and

(b)
agrees to comply with the Company’s reasonable requirements and directions in relation to that access.

10
Restrictions on issue of Securities

10.1
Restriction on issue of further Securities

Subject to clause 10.2, the Company must not issue, agree to issue, or grant any option or right which may require an issue of, Shares or any other class of share or other form of Security (whether conditional or otherwise) without complying with clauses 11.1 to 11.6 (inclusive).

10.2
Exceptions

Clauses 10.1 and 11.1 to 11.6 (inclusive) do not apply to:
(1)
(Exit) any issue of Securities in connection with an Exit;

(2)
(conversion) any issue of Shares on conversion of any Convertible Notes or exercise of any rights or options granted by the Company prior to, or in accordance with, this document;

(3)
(management equity plan) any issue of Securities in connection with a Management Equity Plan;

(4)
(emergency funding) to AgCentral or an Affiliate of AgCentral, if the Board determines (acting reasonably) that an injection of funds:

(a)
is appropriate in order to ensure that a Group Company does not breach (or ceases to breach, or is prevented from breaching, where the Board reasonably believes that a breach is reasonably likely to occur) a covenant or condition of its external finance facilities;

(b)
is otherwise required by its external financiers; or

(c)
is necessary to ensure a Group Company does not become insolvent; or

provided that the process set out in clause 11 is followed after such injection of funds to give all other Investors holding Securities the opportunity to subscribe for the same type and class of new Securities on the same terms, to obtain their Respective Proportion of the new Securities.
11
Issue of Securities

11.1
Pro rata offer

Unless clause 10.2 applies, if the Company resolves to issue any Securities, then the Company must offer to all Investors (each an Offeree) Securities on the following terms (Offer):
(1)
each Offeree is entitled to subscribe for its Respective Proportion of the Securities proposed to be issued;

(2)
the Offeree may accept the Offer and subscribe for the Securities it applies for; and

(3)
the Offeree, if it has accepted the Offer, must pay the issue price per Security which must be the same for all the Securities of the class proposed to be issued. In the event that the Offeree does not pay the required issue price, such Offeree will be deemed to have rejected the Offer.

11.2
Offer Notice

The Company must make the Offer to each Offeree by giving a notice in writing (Offer Notice) to each Offeree specifying:
(1)
the total number of Securities proposed to be issued;

(2)
the number of Securities the Offeree is entitled to subscribe for (up to its Respective Proportion of the aggregate of all Securities proposed to be issued);

(3)
the type and class of Security to be issued; and

(4)
the terms of issue of the Securities (including the issue price and the proposed subscription date) which must be the same in all cases.

11.3
Response to Offer

Within 20 Business Days after the date of the Offer Notice, each Offeree must give notice to the Company stating:
(1)
that the Offeree accepts a portion or all of the Securities offered to it in the Offer Notice or rejects the Offer; and

(2)
if the Offeree wants to subscribe for a greater number of Securities than offered to it in the Offer Notice, the Offeree offers to subscribe for a specified number of additional Securities if not applied for by other Offerees under their respective Offers (Unsubscribed Securities).

11.4
Failure to respond

If an Offeree does not give a notice to the Company within the period specified in clause 11.3, the Offeree is deemed to have rejected the Offer.
11.5
Subscription by accepting Offerees

If an Offeree accepts a portion or all of the Securities referred to in the Offer, the Offeree may subscribe for the number of Securities specified in its notice of acceptance of its Offer on the terms specified in the Offer Notice.
11.6
Disposal to third parties

If any Securities are not taken up under the Offers then the Board may resolve to issue any Securities not taken up (on the same terms as specified in the Offer Notice):
(1)
firstly, to any Offerees that have offered to subscribe for Unsubscribed Securities under clause 11.3(2) (and, if there is competition between them, on a pro rata basis to their acceptances under clause 11.3(1)) but on the basis that no Offeree will be required to subscribe for more than the number of additional Securities specified in its notice under clause 11.3(2); and

(2)
secondly, if any shares are not taken up pursuant to the above clause (1), to any person (including any Investor), at any time within 90 days after the end of the period referred to in clause 11.3 on terms no more favourable to that person than those offered to Offerees.

Further, the Board may resolve to issue any Securities not taken up under subclause (1) above, but may not resolve to issue any Securities not taken up under subclause (2) above.
11.7
No obligation

No Investor is under any obligation to provide any funds, financial accommodation, guarantee or other similar commitment or comfort in relation to the Group by virtue of this document.
12
Transfers and Encumbrances

12.1
Restrictions on transfer of Securities

(1)
No Investor may transfer, sell or deal with any of its Securities for a period of one year from the date that it enters into this document except with the prior written consent of AgCentral or as expressly stated otherwise in the terms of any Convertible Notes in connection with an event of default thereunder.

(2)
Following the conclusion of the one-year lockup period set out in clause 12.1(1), an Investor must not transfer, sell or deal with any of its Securities except:

(a)
in the case of AgCentral and Nabors, in accordance with clause 12.4;

(b)
where the transfer is permitted under, and in accordance with, clause 13;

(c)
where the transfer is permitted under clause 14;

(d)
where required or permitted to do so under clause 15;

(e)
where required or permitted to do so under clause 16;

(f)
where required to do so under clause 17; or

(g)
with the prior written consent of the Board, such consent not to be unreasonably withheld.

(3)
For the purpose of clauses 12.1(1) and 12.1(2) the restriction extends to any synthetic or other means by which an Investor ceases to hold or reduces its exposure to the economic or voting elements of the Securities.

12.2
Transfers to a Competitor

Despite any other provision in this document to the contrary, any Investor (including, for the avoidance of doubt, AgCentral and Nabors) must not transfer any Securities to a Competitor unless all of the Securities on issue in the Company are transferred to such Competitor on a simultaneous basis.
12.3
Prohibition on Encumbrances

Any Investor (other than AgCentral or Nabors) must not grant or create any Encumbrance over any of its Securities without the written consent of AgCentral.
12.4
Right of First Offer — AgCentral and Nabors

(1)
Except where any of clauses 13, 14, 15, 16 or 17 apply:

(a)
AgCentral has a right of first refusal on the sale of any Founder Notes by Nabors; and

(b)
Nabors has a right of first refusal on the sale of any Founder Notes by AgCentral.

(2)
Except where any of clauses 13, 14, 15, 16 or 17 apply, if AgCentral or Nabors (as the case may be) (Transferor) wishes to transfer any Founder Notes, it must be first offer those Founder Notes to Nabors or AgCentral (as the case may be) (Transferee) (Sale Offer) by giving a notice in writing to the Transferee (Sale Notice) specifying:

(a)
the number of Founder Notes proposed to be sold;

(b)
the identity of the proposed Third Party Purchaser (if any);

(c)
the price per Founder Note offered to be paid by the Third Party Purchaser under the terms of the sale or the proposed price per Founder Note offered in the absence of a Third Party Purchaser; and

(d)
any other material terms of the sale (including the proposed date for completion of the sale).

(3)
Once given, a Sale Notice is irrevocable.

(4)
Within 20 Business Days of the date of the Sale Notice (Offer Acceptance Date), the Transferee must give a notice in writing to the Transferor stating:

(a)
that the Transferee accepts some or all of the Founder Notes offered to it in the Sale Notice; or

(b)
rejects the Sale Offer in full.

(5)
If the Transferee rejects the Sale Offer or accepts the Sale Offer in respect of only some of the Founder Notes, the Transferor may sell the Founder Notes not agreed to be bought by the Transferee to a Third Party Purchaser provided such sale is on no less favourable terms to those contained in the Sale Notice.

13
Permitted Transfers by Investors

Any Investor may transfer all (but not only some) of its Securities to a Permitted Transferee.

14
Tag Along

14.1
Tag along right

If AgCentral at any time proposes to transfer Securities comprising not less than 50% of its fully diluted interest in the Company, AgCentral must comply with clauses 14.2 to 14.6 except where clauses 13 or 15 apply or where the transfer is in connection with a solvent intragroup reorganisation.
14.2
Proposed Sale Notice

If AgCentral proposes to sell Securities comprising not less than 50% of its fully diluted interest in the Company to a Proposed Purchaser (defined below), and has not issued a Drag Along Notice pursuant to clause 15 it must give a notice (Proposed Sale Notice) to each Investor (Relevant Investor) on or before the date 20 Business Days prior to the proposed date of completion of the transfer specifying:
(1)
the identity of the person to whom AgCentral wishes to transfer the Sale Securities (defined below) (Proposed Purchaser);

(2)
the type, number and class of Securities proposed to be sold by AgCentral (Sale Securities);

(3)
the sale price for each Sale Security (Tag Price) and any other terms of the proposed sale to the Proposed Purchaser (Tag Terms);

(4)
that the Relevant Investor has an option (Tag Option) to direct AgCentral to include in the sale to the Proposed Purchaser such proportion of the Relevant Investor’s Securities as is determined by the Relevant Investor in an amount less than or equal to the proportion the Sale Securities bear to AgCentral’s fully diluted interest in the Company (Tagged Securities), at the Tag Price per Tagged Security and on the terms contained in the Tag Terms; and

(5)
the period during which the Tag Option may be exercised, which must not be less than 20 Business Days from the date of the Proposed Sale Notice.

14.3
Exercise of tag along right

Each Relevant Investor may serve a notice (Tag Along Notice) on AgCentral on or before the date 20 Business Days after the date of the Proposed Sale Notice specifying that it wishes to transfer to the Proposed Purchaser its Tagged Securities.
14.4
Effect of a Tag Along Notice

If AgCentral receives a Tag Along Notice from one or more of the Relevant Investors (Tagging Investors), then AgCentral must not transfer the Sale Securities to the Proposed Purchaser unless the Proposed Purchaser purchases the Tagged Securities of the Tagging Investors:
(1)
at the same time as the acquisition of the Sale Securities;

(2)
for the consideration per Security specified in the Proposed Sale Notice; and

(3)
subject to clauses 14.7 and 14.8 on terms no less favourable to the Tagging Investors than the terms on which AgCentral proposes to sell the Sale Securities.

14.5
Completion of the sale

Completion of the sale of the Tagged Securities must take place on the same date as the completion of the sale of the Sale Securities.
14.6
Lapsing of Tag Along Notice

If a Tag Along Notice is not served by a Relevant Investor on AgCentral on or before the date 20 Business Days after the date of the Proposed Sale Notice then AgCentral will be free to sell the Sale Securities to the Proposed Purchaser on the terms set out in the Proposed Sale Notice.

14.7
Consideration

The consideration payable by the Proposed Purchaser for the Tagged Securities (which need not be cash consideration) must be the same on a per Security basis, as payable by the Proposed Purchaser to AgCentral for each Security of that same type or class, but may be different as between classes of Securities to be sold.
14.8
Warranties on transfer of the Tagged Securities

AgCentral may require each Tagging Investor to give reasonable representations and warranties under any agreements relating to the purchase of such Tagged Securities, the Business or the Group (and such Tagging Investor shall give such representations and warranties) provided that:
(1)
such representations and warranties are given on an equivalent basis by AgCentral;

(2)
such representations and warranties are given on a several (but not joint) basis; and

(3)
the liability of each Tagging Investor arising from a breach of any such representations and warranties is limited to the proportion of the consideration actually received by the Tagging Investor.

15
Drag along

15.1
Drag Along Right

If:
(1)
AgCentral receives a bona fide offer from an unrelated third party (Third Party Purchaser) to purchase more than 50% of its Securities (on an as-converted basis, including with respect to any Convertible Notes); and

(2)
for so long as Nabors (or its Permitted Transferee) holds Securities, Nabors (or its Permitted Transferee, as applicable) approves the exercise of the Drag Along Right in writing,

AgCentral has the right (Drag Along Right) to require all of the other Investors (Dragged Investors) to sell an equivalent proportion of their Securities to the Third Party Purchaser under this clause 15.
15.2
Exercise of Drag Along Right

If AgCentral wishes to exercise the Drag Along Right it must serve a notice on the Dragged Investors (Drag Along Notice) on or before the date 20 Business Days prior to the proposed date of transfer of all of the Securities to the Third Party Purchaser, specifying:
(1)
the identity of the proposed Third Party Purchaser;

(2)
the type, number and class of Securities proposed to be sold by AgCentral and the proportion of Securities held by AgCentral proposed to be sold by AgCentral;

(3)
the sale price of each Security (Drag Price) to be sold by AgCentral, and, by virtue of the operation of this clause 15, the Dragged Investors and any other terms of the proposed sale (Drag Sale Terms); and

(4)
that AgCentral requires the Dragged Investors to transfer an equivalent proportion of their Securities (Dragged Securities) to the Third Party Purchaser at the Drag Price, on terms no less favourable to the Dragged Investor than the Drag Sale Terms.

15.3
Effect of Drag Along Notice

If a Drag Along Notice is served upon the Dragged Investors, then:
(1)
the Dragged Investors must sell their Dragged Securities to the Third Party Purchaser on the terms stated in the Drag Along Notice; and

(2)
AgCentral and the Dragged Investors must take all actions and execute such documentation as is reasonably necessary or required to effect the proposed sale to the Third Party Purchaser.

15.4
Withdrawal of Drag Along Notice

(1)
A Drag Along Notice may be withdrawn by AgCentral at any time by written notice to each Dragged Investor (with a copy to the Company).

(2)
If the Drag Along Notice is withdrawn, AgCentral may not sell any of its Securities to the Third Party Purchaser specified in the Drag Along Notice without first complying again with its obligations under, at its sole discretion, either this 15 or clause 14.

15.5
Consideration for Dragged Shares

The consideration payable by the Third Party Purchaser for the Dragged Securities (which need not be cash consideration) must be the same in value, on a per Security basis, as payable by the Third Party Purchaser to AgCentral for its Securities but may be different as between classes of Securities to be sold. Notwithstanding anything in this clause 15 to the contrary, if AgCentral or any of its respective Affiliates, directly or indirectly, receive any consideration from the Third Party Purchaser or any of its Affiliates in connection with, or pursuant to oral or written agreements entered into substantially contemporaneously with, the proposed transaction set forth in the Drag Along Notice (including any payment for noncompete covenants, consulting arrangements or advisory or transaction services) other than the consideration that is received by the Dragged Investors on a pro rata basis as described in the prior sentence, then AgCentral shall cause each of the Dragged Investors to receive their pro rata share, determined by reference to the respective amounts of consideration otherwise payable to each Investor (including the Dragged Investors) as part of the Drag-Along Sale, of such consideration.
15.6
Completion of the sale

Completion of the sale of the Dragged Securities must take place on the same date as the completion of the sale of the Securities sold by AgCentral.
15.7
Application to New Investors

If any person (other than a Third Party Purchaser), following the issue of a Drag Along Notice, becomes an Investor (New Investor), then a Drag Along Notice will be deemed to have been served on the New Investor on the same terms as the previous Drag Along Notice, and the New Investor will be required to sell all the Securities acquired by it to the Third Party Purchaser and the provisions of this clause 15 will apply, with appropriate changes, to the New Investor.
15.8
Warranties on transfer of the Dragged Securities

AgCentral may require each Dragged Investor to give reasonable representations and warranties under any agreements relating to the purchase of such Dragged Securities, the Business or the Group (and such Dragged Investor shall give such representations and warranties) provided that:
(1)
such representations and warranties are given on an equivalent basis by AgCentral;

(2)
such representations and warranties are given on a several (but not joint) basis; and

(3)
the liability of each Dragged Investor arising from a breach of any such representations and warranties is limited to the proportion of the consideration actually received by the Dragged Investor.

16
Exit

16.1
Approval required

(1)
If AgCentral notifies the Investors that it wishes to pursue an Exit, each Investor will, as considered reasonably necessary or desirable by AgCentral in connection with such Exit, use reasonable endeavours to ensure that the Exit occurs in accordance with the proposal of AgCentral.

(2)
Despite any other clause of this document, no Exit will occur without (x) the prior written consent of AgCentral and, (y) to the extent the Exit is a Share Sale or an Asset Sale, the prior written consent of Nabors only to the extent such Exit would or is likely to result in Nabors receiving proceeds of less than 110% of its initial aggregate investment in the Founder Notes.
16.2
Appointment of Financial Adviser

The Board may, at the Company’s cost, appoint an independent investment bank of good standing (Financial Adviser) to act on behalf of the Company and the Investors to:
(1)
advise them on the best strategy for achieving an Exit as soon as practicable in a manner which seeks to maximise the return the Investors will achieve on their investment;

(2)
make a recommendation to the Company on whether to proceed with an IPO, Share Sale, Asset Sale or SPAC Transaction or whether to commence preparations concurrently for more than one of those Exit options; and

(3)
if the Board accepts the recommendation of the Financial Advisor, manage the Exit.

16.3
Nabors’ matching right

(1)
Prior to AgCentral entering into any binding transaction documents to effect a Share Sale or Asset Sale to a Third Party Purchaser (Exit Proposal), the Company must provide written notice of the Exit Proposal to Nabors (Exit Notice). The Exit Notice must contain:

(a)
the identity of the proposed Third Party Purchaser;

(b)
the price offered to be paid by the Third Party Purchaser under the terms of the Exit Proposal; and

(c)
any other material terms of the Exit Proposal (including the proposed date of completion of the Share Sale or Asset Sale (as the case may be)).

(2)
No later than 20 Business Days after receipt of the Exit Notice, Nabors may provide written notice to the Company and AgCentral advising them that it will effect the Share Sale or Asset Sale (as applicable) on the same terms as the Exit Proposal by taking the place of the Third Party Purchaser (Matched Exit Notice). A Matched Exit Notice is irrevocable, and Nabors must enter into binding transaction documents to effect the Share Sale or Asset Sale (as applicable) within 20 Business Days following receipt by the Company and AgCentral of a Matched Exit Notice.

(3)
Notwithstanding any other provision of this clause 16.3, any Share Sale or Asset Sale undertaken by Nabors under this clause 16.3 must be for cash consideration only, and the binding transaction document must provide that such transaction will be completed no later than 20 Business Days after the anticipated closing date of the Exit Proposal.

16.4
IPO

(1)
If the Board wishes to pursue an IPO then the Company must give a notice to each Investor advising them of the intended IPO and each Investor shall cooperate and use all reasonable endeavours in applying to an Eligible Financial Market nominated by the Board for:

(a)
the admission of the Company or a new holding company of the Company to the official list of such Eligible Financial Market; and

(b)
the official quotation of the Shares or shares of the holding company on such Eligible Financial Market,

as soon as reasonably practicable after service of the notice.
(2)
On and after the date on which a notice is given under clause 16.3(1), each Investor must take all actions reasonably required by the Board to achieve the listing of the Company or an applicable holding company and quotation of the Shares or shares of the holding company on the nominated stock exchange including:

(a)
taking all actions necessary or which are determined by the Board (acting reasonably) to be appropriate to implement the conversion of the Company into a public company (or the incorporation of a new public company as a holding company of the Company;

(b)
exercise all rights it has in relation to the Company and the Securities to procure (as far as they are able) that an IPO is achieved in accordance with the approved proposal of the Board;

(c)
taking into account the recommendations of the underwriters, joint lead managers and financial advisers, act in good faith to sell down or (via lockup for a customary period) retain on the IPO such interest in the Company (or the entity being listed) as the Board acting reasonably considers necessary in order to maximise the success of the IPO;

(d)
if recommended by the underwriters, joint lead managers or financial adviser in relation to the IPO, do all things reasonably necessary to effect a change in the number and mix of Securities issued by the Company (or any other relevant Group Company);

(e)
assist the Company in preparing a prospectus or similar disclosure document;

(f)
do all things reasonably necessary to obtain requisite approvals of the ASX or any other recognised stock exchange and securityholders for the IPO;

(g)
provide all reasonable assistance for marketing activities, including road shows;

(h)
entering into underwriting or similar agreements and making customary warranties, covenants and indemnities; and

(i)
entering into any escrow arrangements reasonably recommended by the Financial Adviser, the Board, or which are otherwise required by a stock exchange in relation to shares held by them.

(3)
Without limiting clauses 16.3(1) and 16.3(2), the Company must:

(a)
pay the costs of preparing the prospectus, advisory fees, underwriting commissions (if any), expenses of due diligence investigations, stock exchange fees, fees of the relevant regulatory authorities, legal fees, expert’s fees, printing expenses and postage expenses in connection with an IPO; and

(b)
use its best endeavours to satisfy all terms and conditions of admission to listing imposed by the relevant stock exchange.

16.5
Asset Sale

In the case of an Asset Sale:
(1)
the Company must notify all Investors of the Asset Sale no later than 20 Business Days after a binding agreement in relation to the proposed Asset Sale has been executed by the Company; and

(2)
if required by the Company, the parties must, as soon as is practicable after completion of the Asset Sale, take all actions and execute all documents necessary to distribute the proceeds of the Asset Sale to the Investors and, if required by the Board, wind up the Company.

17
Default

17.1
Event of Default

Each of the following is an Event of Default in relation to an Investor (other than AgCentral):
(1)
an Investor breaches any material obligation in this document, and AgCentral gives a notice to the Investor of the breach and, if the breach is capable of remedy, the Investor does not remedy the breach within 20 Business Days of the date of that notice; provided that AgCentral shall cooperate in good faith with the Investor to cure such breach;

(2)
an Insolvency Event occurs in relation to an Investor and AgCentral gives a notice to the

Investor of the Insolvency Event and, if the event is capable of remedy, the Investor does not remedy the event within 20 Business Days of the date of that notice; or
(3)
a Change of Control occurs in relation to an Investor without the prior written approval of AgCentral.

17.2
Change of Control

(1)
A Change of Control occurs in relation to a body corporate or entity (the body) where:

(a)
an entity that Controls the body ceases to Control the body; or

(b)
an entity that does not Control the body comes to Control the body.

(2)
No Change of Control occurs if:

(a)
the entity that ceases to Control the body under clause 17.2(1)(a) was, immediately beforehand, Controlled by a body corporate that Controls the body; or

(b)
the entity that comes to Control the body under clause 17.2(1)(b) is, immediately afterward, a wholly-owned subsidiary of a body corporate that previously Controlled and continues to Control the body.

(c)
the purported Change of Control occurs, directly or indirectly, as a result of a transfer of publicly-traded equity.

(3)
In this clause body corporate has the meaning given in section 9 of the Corporations Act and entity has the meaning given in section 64A of the Corporations Act.

17.3
Notification of the occurrence of an Event of Default

An Investor must notify each of the other Investors and the Company as soon as it becomes aware of the occurrence of, or likely occurrence of, an Event of Default in relation to it.
17.4
Transfers upon an Event of Default

If an Event of Default occurs in relation to an Investor (other than AgCentral or Nabors) (Defaulting Investor) the Company must, if instructed to do so by AgCentral within 20 Business Days of being so instructed, serve a notice on AgCentral, offering to transfer all of the Defaulting Investor’s Securities (Default Sale Securities) to AgCentral or its nominee for the Sale Price. If AgCentral elects to take up such offer then such Defaulting Investor shall transfer its Default Sale Securities to AgCentral within 10 Business Days of such election provided that AgCentral pays that Defaulting Investor the Sale Price.
17.5
Determination of Sale Price

The Sale Price for the purposes of this clause 17 is 90% of the aggregate issue or acquisition price paid by the Defaulting Investor for the Default Sale Securities.
17.6
No prejudice

The rights of the Investors under this clause 17 are without prejudice to any rights an Investor may have against any other Investor in relation to any Event of Default or other breach of this document.
17.7
Attorney

Each Investor irrevocably appoints the Company as its attorney to sign all documents and take all actions on its behalf to effect the transfer of all Default Sale Securities to AgCentral (or its nominee) at the Sale Price in accordance with this clause 17.

18
New Investors

18.1
Deed of Accession

(1)
An Investor who proposes to transfer any Securities to anyone other than another Investor must ensure that the transferee enters into a Deed of Accession before the transfer takes place.

(2)
Before issuing Securities to anyone other than another Investor, the Company must ensure that the person to whom the Securities are to be issued enters into a Deed of Accession.

18.2
Restrictions on registration of New Investors

The Company must not register a person as the holder of any Securities which is transferred to that person unless:
(1)
the transfer is in accordance with clause 13, 14, 15 or 16; and

(2)
clause 18.1 has been complied with.

19
Competition

19.1
Acknowledgment

In consideration of the benefits to be derived by the Investors by entering into this document, the Investors are willing to severally enter into the covenants contained in this clause 19 and also separately acknowledge that these provisions constitute reasonable protection for the Investors’ interests taking into account the benefits to be received separately by each Investor under this document.
19.2
Non-compete

During the Restricted Period and within the Restricted Area, each Investor undertakes to the Company that neither it nor any of its Affiliates will engage in or be involved in (either directly or indirectly and whether solely or jointly with any other person and whether as principal, agent, director, executive officer, employee, shareholder, investor, partner, joint venturer, adviser, consultant to or in any entity or otherwise) a Competing Business.
19.3
Non-solicit

(1)
During the Restricted Period, each Investor (including, for the avoidance of doubt, AgCentral and Nabors) undertakes to the Company that neither it nor any of its Affiliates will (either directly or indirectly and whether solely or jointly with any other person and whether as principal, agent, director, executive officer, employee, shareholder, partner, joint venturer, adviser, consultant to or in any entity or otherwise):

(a)
entice away from the Group (or approach or communicate with for such purpose):

(i)
any material customer of the Business;

(ii)
any material supplier to the Business;

(iii)
any material employee of the Business; or

(b)
accept the custom of any client or customer of the Group or approach any person whom the Investor is aware is a customer or client of the Group for the purpose of persuading that person to cease doing business with the Group or reduce the amount of business that the customer or client would normally do with the Group.

(2)
During the Restricted Period, each Investor undertakes to the Company that neither it nor any of its Affiliates will (either directly or indirectly and whether solely or jointly with any other person and whether as principal, agent, director, executive officer, employee, shareholder, partner, joint venturer, adviser, consultant to or in any entity or otherwise) approach any person whom the Investor is aware is an agent or employee of the Group or occupying a senior management position for the purpose of recruiting that person.

19.4
Independence

Each of clauses 19.2 and 19.3 has effect as multiple, separate and independent restraints consisting of each separate restraint set out in clauses 19.2 and 19.3 combined with each individual Restricted Area and each individual Restricted Period.
19.5
Severability

Each Investor acknowledges that each of the prohibitions and restrictions contained in this clause 19:
(1)
is to be read and construed and is to have effect as a separate severable and independent prohibition or restriction and will be enforceable accordingly; and

(2)
confers a benefit on the other Investors which is no more than that which is reasonably and necessarily required by the Investors to protect their interests in the Business.

19.6
Acknowledgement

Each Investor acknowledges that all the prohibitions and restrictions contained in this clause 19 are reasonable in the circumstances and necessary to protect the interests of the other Investors in the Business.
19.7
Injunction

Each Investor acknowledges that monetary damages alone will not be adequate compensation to the other Investors from breach of this clause 19 and that the Investors and the Company are entitled to seek (in addition to any other remedies the Investors and the Company may be able to seek but subject to the discretion of the court) an injunction from a court of competent jurisdiction if an Investor or any of its Affiliates fails to comply with any of the provisions of clause 19.
19.8
Exception

Nothing in this clause 19 will restrict an Investor or any of its Affiliates from:
(1)
holding or acquiring (either directly or indirectly) up to 5% of the issued ordinary shares in the capital of any entity listed on the ASX or an Eligible Financial Market; or

(2)
recruiting a person through a recruitment agency or as a response to a newspaper, web page or other public employment advertisement where the employing business is not the same as or similar to the business of the Company, except if the agency specifically targets employees of the Company or being approached by a person without having previously solicited such person.

20
Trustees

20.1
Acknowledgment

Each of the parties entering into this document in its capacity as a trustee of a trust (each a Relevant Trustee) enters into this document in its capacity as trustee of that trust (the Relevant Trust).
20.2
Trustee representations and warranties

Each Relevant Trustee represents and warrants to the other parties, that in respect of the Relevant Trust:
(1)
the Relevant Trust has been validly created and is in existence as at the date of this document;

(2)
it has been validly appointed as trustee of the Relevant Trust;

(3)
there are no proceedings, facts, matters or circumstances which could have a material effect on the assets or financial position of the Relevant Trust;

(4)
it is the only trustee of the Relevant Trust and no action has been taken or is proposed to be taken to remove it as trustee of the Relevant Trust;

(5)
it has the power under the terms of the trust deed establishing the Relevant Trust to enter into and comply with its obligations under this document;

(6)
it has considered the purpose of this document and considers that entry into this document is for the benefit of the beneficiaries of the Relevant Trust;

(7)
it has a right to be indemnified out of the Relevant Trust’s assets in respect of all the obligations incurred by it under this document; and

(8)
no action has been taken or is proposed to be taken to terminate the Relevant Trust.

20.3
Capacity limitation of liability

(1)
Any liability arising under or in connection with this document is limited to, and may be enforced against the Relevant Trustee only to the extent to which it can be satisfied out of the assets of the Relevant Trust out of which the Relevant Trustee is entitled to be indemnified.

(2)
The limitation of the Relevant Trustee’s liability applies despite any other provision of this document (but subject to clause 20.5) and extends to all liabilities and obligations of the Relevant Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this document.

20.4
Limited rights to sue

No party may sue the Relevant Trustee in any capacity other than as trustee of the Relevant Trust, including seeking the appointment of a receiver (except in relation to property of the Relevant Trust), a liquidator, an administrator, or any similar person to the Relevant Trustee or prove in any liquidation, administration or arrangement of or affecting the Relevant Trustee (except in relation to property of the Relevant Trust).
20.5
Exceptions

Clauses 20.3 and 20.4 do not apply to:
(1)
any obligation or liability of the Relevant Trustee to the extent it is not satisfied under the deed governing the Relevant T rust or to the extent there is a reduction in the extent of the Relevant Trustee’s indemnification out of the assets of the Relevant Trust as a result of the Relevant Trustee’s fraud, negligence or breach of trust; or

(2)
to any claim for a breach of any of the representations and warranties in clause 20.2.

20.6
Limited authority

No attorney, agent, receiver or receiver and manager appointed in accordance with this document has authority to act on behalf of the Relevant Trustee in a way which exposes the Relevant Trustee to any personal liability.
20.7
No limitation

This clause does not limit any rights which the Relevant Trustee has to be indemnified out of the assets of the Relevant Trust.
21
Warranties

Each party represents and warrants to the other parties that:
(1)
other than in the case of a party that is a natural person, it is an entity validly existing under the laws of its place of incorporation or establishment;

(2)
it has full power and capacity to enter into and perform its obligations under this document and to carry out the acts and transactions contemplated by this document;

(3)
other than in the case of a party that is a natural person, all necessary authorisations for the execution, delivery and performance by it of this document and for the carrying out of the acts and transactions contemplated by this document have been obtained;
(4)
this document is valid and binding upon it;

(5)
the execution, delivery and performance of this document:

(a)
other than in the case of a party that is a natural person, complies with its constitution or other constituent documents (as applicable); and

(b)
does not constitute a breach of any law or obligation, or cause or result in a default under any agreement, or Encumbrance by which it is bound and which would prevent it from entering into and performing its obligations under this document; and

(6)
it has not suffered, and will not suffer by performing any or all of its obligations under this document, an Insolvency Event.

22
Disclosure and confidentiality

22.1
Confidential Information

A party must not disclose Confidential Information except:
(1)
in the case of an Investor, where permitted under clause 22.2; and

(2)
in any other case, where permitted under clause 22.3.

22.2
Disclosure by Investors

(1)
Each Investor (including its officers, employees, agents and advisers) may disclose any Confidential Information to:

(a)
any Affiliate of that Investor;

(b)
in the case of AgCentral in connection with an Exit;

(c)
subject to clause 22.5, any Prospective Purchaser; or

(d)
any other officer, employee, or adviser of that Investor or any officer, employee, or adviser of the other persons specified in this clause 22.2(1).

(2)
An Investor must procure that any person to whom information is disclosed by that Investor under clause 22.2(1) keeps such information confidential and does not disclose the information to any other person except with the prior written consent of each of the other Investors.

22.3
Exceptions

(1)
Despite any other provision of this clause 22 to the contrary, but subject to clause 22.3(2), a party may disclose Confidential Information to:

(a)
any person to whom it is required to disclose the information by Law;

(b)
any person to the extent necessary in connection with the exercise of any rights under this document;

(c)
any Governmental Agency where required by that Governmental Agency; or

(d)
any stock exchange on which its Shares, or the securities of any of its Affiliates, are listed if required by the listing or exchange rules of such stock exchange.

(2)
A party who is required to disclose information under clause 22.3(1) must use commercially reasonable endeavours to, and to the maximum extent permitted by Law to, limit the form and content of that disclosure.

22.4
Competitors

Notwithstanding any other provision in this document to the contrary, an Investor must not disclose any information to any person engaged or involved in (either directly or indirectly and whether solely or jointly with any other person and whether as principal, agent, director, executive officer, employee, shareholder, investor, partner, joint venturer, adviser, consultant to or in any entity or otherwise) a Competing Business.
22.5
Prospective Purchasers

(1)
An Investor must not disclose any information to a Prospective Purchaser under clause 22.2(1) unless the Board has approved in writing the information to be disclosed and the Prospective Purchaser:

(a)
is a bona fide purchaser and is of good financial standing and reputation; and

(b)
prior to being provided with any such information, enters into a confidentiality agreement (the form of which has been approved by the Board acting reasonably) with the Investor.

(2)
The Investor must require that a Prospective Purchaser destroys any information provided by the Investor to the Prospective Purchaser under clause 22.2(1) if the Prospective Purchaser has not purchased the Investor’s interest on or before the date six months after the date of entry into the confidentiality agreement referred to in clause 22.5(1).

23
Notices

23.1
General

A notice, demand, certification, process or other communication relating to this document must be in writing in English and may be given by an agent of the sender.
23.2
How to give a communication

In addition to any other lawful means, a communication may be given by being:
(1)
personally delivered;

(2)
left at the party’s current delivery address for notices;

(3)
sent to the party’s current postal address for notices by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail; or

(4)
sent by email to the party’s current email address for notices.

23.3
Particulars for delivery of notices

(1)
The particulars for delivery of notices are as initially set out at the commencement of this document and column 4 of the table in Part A of Schedule 1 and in the Deed of Accession (as the case may be).

(2)
Each party may change its particulars for delivery of notices by notice to each other party.

23.4
Communications by post

Subject to clause 23.5, a communication is given if posted:
(1)
within Australia to an Australian postal address, three Business Days after posting; or

(2)
outside of Australia to an Australian postal address or within Australia to an address outside of Australia, 10 Business Days after posting.

23.5
Communications by email

Subject to clause 23.5, a communication sent by email will be deemed to be received on the earlier of the sender receiving an automated message confirming delivery or, provided no automated message is received, three hours after the time the email was sent by the sender, such time to be determined by reference to the device from which the email was sent.
23.6
After hours communications

If a communication is given:
(1)
after 5.00pm in the place of receipt; or

(2)
on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt,

it is taken as having been given at 9.00am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.
24
Duties, costs and expenses

24.1
Fees and costs

Each party must pay its own legal and other fees, costs and expenses in connection with the negotiation, preparation, execution and registration of this document.
24.2
Stamp duty

The Company, as between the parties, is liable for and must pay all stamp duty (including any fine or penalty except where it arises from default by another party) on or relating to this document, any document executed under it or any dutiable transaction evidenced or effected by it except in respect of any transfer of Shares, where unless otherwise agreed by the parties to such transfer, stamp duty in respect of such transfer will be borne by the transferee.
25
Not used

26
Termination

(1)
An Investor ceases to be bound by this document, and will be released from its liabilities or obligations under or in connection with this document, once it ceases to hold any Securities.

(2)
This document terminates:

(a)
when so determined by written agreement between all Investors;

(b)
when one Investor holds all of the issued Securities;

(c)
when shares are allotted on an IPO; or

(d)
upon completion of a SPAC Transaction.

(3)
Clauses 26(1) and 26(2) do not affect:

(a)
any obligations or rights which accrue prior to this document ceasing to bind an Investor or terminating; or

(b)
clauses 19, 22 or any other provision of this document which is expressed to come into effect on, or to continue in effect after, this document ceasing to bind an Investor or terminating.

27
Management Equity Plan

27.1
Notwithstanding anything to the contrary in this document

(1)
any Management Shares will be subject to the rules of the relevant incentive plan under which they are issued and not subject to the provisions of this document;

(2)
excluding the definition of “Management Shares”, any defined term which could be interpreted to include Management Shares or holders of Management Shares must be interpreted to exclude Management Shares (including “Shares”, “Securities” and “Investor”) unless this document expressly provides otherwise;
(3)
Management Shares may only be disposed of in compliance with the rules of the Management Equity Plan or other applicable employee incentive plan; and

(4)
any holder of Management Shares is not bound by, or entitled to receive any benefit or rights under, the terms of this document unless that person is otherwise a party to this document in another capacity.

28
General

28.1
Not used

28.2
Inconsistency with Constitution

(1)
If there is any inconsistency between this document and the Constitution, this document prevails to the extent of that inconsistency.

(2)
At the written request of any party, all parties must take all necessary steps, including voting in favour of any resolution, to amend the Constitution to remove that inconsistency.

28.3
No partnership, etc

(1)
This document does not create or evidence a partnership, joint venture or a fiduciary relationship or the relationship of principal and agent between the parties.

(2)
Except as specifically provided in this document, no Investor has authority to act as agent or representative of or in any way bind or commit another Investor to any obligation.

(3)
For the avoidance of doubt, this document does not create an obligation on any Investor to fund additional money into the Company.

28.4
Severability

If any provision in this document is unenforceable, illegal or void, then such provisions will be severed from the rest of this document, which shall otherwise remain in force.
28.5
Entire understanding

(1)
This document and the Constitution:

(a)
constitute the entire agreement and understanding between the parties on all matters connected with the subject matter of this document; and

(b)
supersede any prior written agreement or understanding on all matters connected with the subject matter of this document.

(2)
Each party has entered into this document without relying on any representation by any other party or any person purporting to represent that party.

28.6
Variation

This document may only be varied in writing signed by all parties.
28.7
Waiver

(1)
A party’s failure or delay to exercise a power or right does not operate as a waiver of that power or right.

(2)
The exercise of a power or right does not preclude either its exercise in the future or the exercise of any other power or right.

(3)
A waiver is not effective unless it is in writing.

(4)
Waivers of a power or right are effective only in respect of the specific instance to which they relate and for the specific purpose for which they are given.

28.8
Consent

Unless stated otherwise in this document, a party may grant or withhold any consent required of it under this document in its absolute discretion and need not act reasonably in doing so.
28.9
Further assurance

Each party must promptly, and at its own cost, take all actions (including executing all documents) necessary or desirable to give full effect to this document.
28.10
Governing law and jurisdiction

(1)
The law of the place set out in row 5, column 3 of the table in Schedule 2 governs this document.

(2)
The parties submit to the non-exclusive jurisdiction of the courts of the place set out in row 6, column 3 of the table in Schedule 2 and of the Commonwealth of Australia.

Schedule 1 — Investors
All Investors as at the Effective Date
(1) Row	(2) Investor	(3) Notice details	(4) Number (and percentage) of Shares	(5) Number (and type) of other Securities	(6) Number (and percentage) of Shares (fully diluted)
1.	AgCentral Energy Pty Ltd	226-228 Liverpool Street Darlinghurst NSW 2010 Email: alec.waugh@vastsolar.com Attention: Alec Waugh	25,129,140 (100%)	179,085,306 (Convertible Notes) with an aggregate balance owing of AUD$23,418,794.27	26,718,633 (99.09%)
2.	Nabors Lux 2 S.a.r.l.	8-10 Avenue de la Gare, Grand-Duchy of Luxembourg, R.C.S. Luxembourg B 154.034 Email: general.counsel@nabors.com Attention: General Counsel	0 (0%)	2,500,000 (Convertible Notes) with an aggregate balance owing of US$2,500,000	245,098 (0.91%)

Schedule I-1

Schedule 2 — Business matters
1 Relevant matter and clause
2 Business – clause 1.1(6)
The development, manufacturing and commercialisation of:
a.
concentrating solar thermal power generation technology;

b.
green fuel technology and projects;

c.
concentrated solar thermal power generation plants and projects and associated technology; and

d.
specialised components necessary for concentrated solar thermal power plants.

3 Restricted Area – clause 1.1(64)
1.
Chile, China, Egypt, India, Israel, Mexico,Morocco, Saudi Arabia, South Africa, United Arab Emirates, United States of America and Australia

2.
Australia

3.
New South Wales, Queensland, South Australia, Victoria, Australian Capital Territory and Tasmania

4.
New South Wales, Queensland, South Australia and Victoria

5.
New South Wales, Queensland and South Australia

4 Restricted Period – clause 1.1(65)	The date that is 24 months after the date the Investor ceases to hold any Securities
5 Governing law – clause 28.10(1)	New South Wales, Australia
6 Courts – clause 28.10(2)	New South Wales, Australia

Schedule II-1

Schedule 3 — Board and Investor matters
Part A — Board matters
1 Relevant matter and clause
2 Minimum number of Directors – clause 3.1	5 (including any Management Directors)
3 Maximum number of Directors – clause 3.2	7 (including any Management Directors)
4 Quorum – clause 4.2(1)	A simple majority of Directors, provided that at least one Director appointed by AgCentral is in attendance
5 Quorum on adjournment- clause 4.3(2)	Any two directors
6 Frequency – clause 4.7	Quarterly, or as otherwise agreed by unanimous resolution of the Board
7 Notice – clause 4.8(2)	5 Business Days
Part B — Investor matters
1 Relevant matter and clause
2 Quorum – clause 5.2	Two Investors present and entitled to vote, one being AgCentral and the other being Nabors
3 Quorum on adjournment- clause 5.3(2)	AgCentral and Nabors being present
4 Notice – clause 5.7	10 Business Days (or 3 Business Days where the meeting is in connection with an Exit)

Schedule III-1

Schedule 4 — Reserved Matters
Part A — Nabors Reserved Matters
Each of the following matters or actions require approval as a Nabors Reserved Matter before being effected by the Group:
1
(dividends) declare, make or pay a dividend or other distribution, or adopt or vary a dividend policy for the Group Company, or undertake any buy-back, redemption, cancellation, reduction of capital or purchase by the Group Company of securities on a prorata basis;

2
(creation of subsidiaries) create or hold shares in any subsidiary that is not a wholly- owned subsidiary of a Group Company;

3
(disposal of subsidiary securities) (other than to another wholly-owned subsidiary of a Group Company) dispose of any securities in a direct or indirect subsidiary of the Company or all or substantially all of any assets in a direct or indirect subsidiary of the Company;

4
(borrowings) incur indebtedness or accept financial accommodation of more than US$100,000 except as provided for the Annual Budget and Business Plan;

5
(loans) make a loan, give credit or other financial accommodation of more than US$50,000 to a person except in the ordinary course of business except as provided for the Annual Budget and Business Plan;

6
(encumbrances) create any Security Interest over an asset or undertaking of a Group Company, other than a Permitted Security;

7
(guarantees) give or enter into any guarantee where the principal, capital or notional amount being guaranteed is more than US$300,000, other than a Permitted Guarantee;

8
(remuneration) pay a salary or bonus of more than US$300,000 to a director or employee of a Group Company except as provided for the Annual Budget and Business Plan;

9
(intellectual property) sell, assign, licence or encumber any material technology or intellectual property owned by a Group Company, other than in the ordinary course of business;

10
(capital expenditures) undertake any capital expenditures of more than US$500,000 (such approval not to be unreasonably withheld) except as provided for the Annual Budget and Business Plan; and

11
(exit) engage in an Asset Sale, Share Sale, a transaction that would result in a Change of Control of the Company, or any other business combination involving the Company, whether by merger, consolidation, stock purchase, asset sale or otherwise only to the extent such transaction would or is likely to result in Nabors receiving proceeds of less than 110% of its initial aggregate investment in the Founder Notes.

Part B — Investor Reserved Matters
Each of the following matters or actions require approval as an Investor Reserved Matter before being effected by the Group:
1
(change of business) make a fundamental change in the nature of the Business;

2
(buy-back) undertake any buy-back, redemption, cancellation, reduction of capital or purchase by the Group Company of securities which is not undertaken on a pro-rata basis, other than in connection with an employee share buy-back;

3
(new class of Securities) create any class or type of Securities with rights that are superior to the rights of the existing Securities;

4
(rights attaching to Securities) vary any rights attached to Securities;

5
(winding up) taking any step to dissolve or wind up the Group Company;

Schedule IV-1

6
(amend Constitution) any amendment to the Constitution (other than minor or administrative amendments that are not materially detrimental to an Investor);

7
(management equity plan) adopt any management equity plan, employee share option plan or employee share purchase plan in relation to a Group Company after the date of this document or issue any Securities under any such management equity plan which, when aggregated with any other Securities issued under the management equity plan exceed 10% of all Securities on issue;

8
(assets) sell assets (either tangible or intangible) having a value in aggregate or in an individual amount of more than US$500,000 in a financial year, except in the ordinary course of business or as provided for the Annual Budget and Business Plan; and

9
(related party transactions) enter into a transaction with an Investor or an Affiliate of an Investor that is not on arm’s length terms (other than for the purposes of complying with the terms of any agreement or arrangement entered into by a Group Company prior to the date of this document).

For the avoidance of doubt, the above Nabors Reserved Matters and Investor Reserved Matters are not intended to (and shall not) afford to any Investor a veto right in connection with a solvent intragroup reorganisation or the Group complying with the terms of any Management Equity Plan.

Schedule IV-2

Schedule 5 — Deed of Accession
Deed poll dated
By
(Acceding Party)
Background
This deed poll (Deed) is supplemental to an Investor Deed dated between [#insert#] (Investor Deed).
Introduction
1
Acceding party to be bound

The Acceding Party agrees with all parties to the Investor Deed from time to time (whether original or by accession) (Parties) to observe, perform and be bound by all the terms of the Investor Deed in so far as they remain to be observed and performed, as if the Acceding Party had been an original party to the Investor Deed.
2
Copy of the Investor Deed

The Acceding Party confirms that it has been supplied with a copy of the Investor Deed.
3
Representations and warranties

The Acceding Party represents and warrants to the Parties that:
(1)
other than in the case of a party that is a natural person, it is a body validly existing under the laws of its place of incorporation or establishment;

(2)
it has full power and capacity to enter into and perform its obligations under this Deed and to carry out the acts and transactions contemplated by this Deed;

(3)
other than in the case of a party that is a natural person, all necessary authorisations for the execution, delivery and performance by it of this Deed and for the carrying out of the acts and transactions contemplated by this Deed have been obtained;

(4)
this Deed is valid and binding on it;

(5)
the execution, delivery and performance of this Deed:

(a)
other than in the case of a party that is a natural person, complies with its constitution or other constituent documents (as applicable); and

(b)
does not constitute a breach of any law or obligation, or cause or result in a default under any agreement, or Encumbrance by which it is bound and which would prevent it from entering into and performing its obligations under this Deed;

(6)
it has not suffered, and will not suffer by performing any or all of its obligations under this Deed, an Insolvency Event; and

(7)
it is not aware of any circumstance which could make this Deed or any transaction contemplated by it void, voidable or unenforceable under any applicable law.

This deed poll is governed by the laws applicable to the Investor Deed.

Schedule V-1

Executed as a deed.
Executed and delivered as a deed.
Executed by Vast Solar Pty. Ltd. in
accordance with section 127 of the
Corporations Act 2001 (Cth):
/s/ John Kahlbetzer Signature of John Kahlbetzer (director)	/s/ Colin Sussman Signature of Colin Sussman (director)
Executed by AgCentral Energy Pty. Ltd In accordance with section 127 of the Corporations Act 2001 (Cth):
/s/ John Kahlbetzer Signature of John Kahlbetzer (director)	/s/ Colin Sussman Signature of Colin Sussman (director)
Signed, sealed and delivered by Nabors Lux 2 S.a.r.l. in the presence of:
/s/ Katalin Rozsyai Signature of witness	/s/ Henricus Reindert Petrus Pollman Signature of authorised signatory
Katain Rozsayi Name of witness	Henricus Reindert Petrus Pollman Name of authorised signatory

Schedule V-2

Annex H
SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into [   ], 2023, by and between Vast Solar Pty Ltd., an Australian proprietary company limited by shares (the “Issuer”) and the undersigned (“Subscriber”).
WHEREAS, concurrently with the execution and delivery of this Subscription Agreement, Nabors Energy Transition Corp., a Delaware corporation (“NETC”), the Issuer, Neptune Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Issuer (“Merger Sub”), Nabors Energy Transition Sponsor LLC, a Delaware limited liability company, and Nabors Industries Ltd., a Bermuda exempted company, are entering into that certain Business Combination Agreement (as it may be amended, restated or otherwise modified from time to time, the “Business Combination Agreement”) pursuant to such agreement, among other things, the Merger Sub will merge with and into NETC, with NETC surviving as a wholly owned direct subsidiary of Issuer, on the terms and subject to the conditions set forth therein (the “Business Combination”);
WHEREAS, in connection with the Business Combination, on the terms and subject to the conditions set forth in this Subscription Agreement, Subscriber desires to subscribe for and purchase from the Issuer that number of Class A ordinary shares in the capital of the Issuer (“Ordinary Shares”) set forth on the signature page hereto (the “Acquired Shares”) for a purchase price of $10.20 per share (the “Share Purchase Price”, and the aggregate purchase price set forth on the signature page hereto, the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer on or prior to the Subscription Closing (as defined below);
[WHEREAS, concurrently with the execution and delivery of the Business Combination Agreement, [Nabors Lux 2 S.a.r.l.], [AgCentral Energy Pty Ltd.] and the Issuer are entering into a subscription agreement (the “Notes Subscription Agreement”), pursuant to which, among other things, [Nabors Lux 2 S.a.r.l.] and [AgCentral Energy Pty Ltd.] have agreed to subscribe for and purchase [•] (“Convertible Notes”) from the Issuer, in exchange for an aggregate purchase price of $10,000,000 to be funded in accordance with the Notes Subscription Agreement (the financing contemplated under the Notes Subscription Agreement hereinafter referred to as the “Convertible Financing”);]
WHEREAS, in connection with the Business Combination, certain other institutional “accredited investors” (as such term is defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)), or otherwise certain other investors to whom “disclosure to investors” is not required within the meaning of Chapter 6D of the Australian Corporations Act 2001 (Cth) (the “Corporations Act”), have entered, or may enter, into subscription agreements with the Issuer substantially similar to this Subscription Agreement, pursuant to which such investors (the “Other Subscribers”) have agreed, or may agree, to subscribe for and purchase, and the Issuer has agreed, or may agree, to issue and sell to such Other Subscribers, on the Closing Date, Ordinary Shares at the Share Purchase Price (the “Other Subscription Agreements”).
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.   Subscription.   Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”); provided, however, [(i)] the number of Acquired Shares shall be reduced by one share for every $10.20 paid by the Subscriber pursuant to the Convertible Financing[, (ii) the number of Acquired Shares may be reduced, in an amount to be determined by Subscriber in its sole discretion, by up to one share for every $20.40 of Issuer Cash (as defined below) above $120,000,000, to the extent the Issuer has cash and cash equivalents (“Issuer Cash”) in an aggregate amount not less than $120,000,000, including, without duplication, (A) the cash available to NETC from the Trust Account (as defined below) (after giving effect to the redemption of any shares of

Class A common stock, par value $0.0001 per share of NETC by the stockholders of NETC), (B) cash and cash equivalents held by the Issuer and the Issuer’s subsidiaries as of immediately prior to the closing of the Business Combination, (C) any amounts or proceeds received pursuant to the Convertible Financing in connection with the closing of the Business Combination (for the avoidance of doubt, excluding any amounts which have been previously funded prior to the closing of the Business Combination, except to the extent such amounts are held by the Issuer and the Issuer’s subsidiaries as of immediately prior to the closing of the Business Combination), (D) any amounts or proceeds received from certain additional investors entering into subscription agreements with NETC and the Issuer to subscribe for and purchase Convertible Notes (the “Additional Notes Subscription Agreements”), and (E) any amounts or proceeds received pursuant to the this Subscription Agreement and the Other Subscription Agreements in connection with the closing of the Business Combination, and after giving effect to the payment of any Outstanding Company Transaction Expenses (as defined in the Business Combination Agreement) and Outstanding SPAC Transaction Expenses (as defined in the Business Combination), and [(iii)] in the event that the number of Acquired Shares is reduced pursuant to clause (i) [or (ii)] above, there shall be a corresponding reduction in the Purchase Price.]
2.   Subscription Closing.
(a)   Subject to the satisfaction or waiver of the conditions set forth in this Section 2 (other than those conditions that by their nature are to be satisfied at the closing of the Subscription contemplated hereby, but without affecting the requirement that such conditions be satisfied or waived at such closing), the “Subscription Closing” shall occur on the date of, and immediately prior to or substantially concurrently with, and is contingent on, the consummation of the Business Combination (the “Closing Date”). At least three (3) business days before the anticipated Closing Date, the Issuer shall deliver written notice to the Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Issuer. No later than two (2) business days prior to the Closing Date set forth in the Closing Notice, the Subscriber shall deliver to the Issuer such information as is reasonably requested in the Closing Notice in order for the Issuer to issue the Acquired Shares to the Subscriber. The Subscriber shall deliver to the Issuer, on or prior to the business day that immediately precedes the Closing Date, to be held in escrow until the Subscription Closing, the Purchase Price in cash via wire transfer to the account specified in the Closing Notice and the application for shares in the form attached to this Subscription Agreement. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, the Purchase Price shall be released from escrow against and concurrently with delivery by the Issuer to Subscriber of (i) the Acquired Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under this Subscription Agreement or applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions (“Nominee”)) or to a custodian designated by Subscriber, as applicable, and (ii) a copy of the records of, or correspondence from, the Issuer’s transfer agent reflecting Subscriber as the owner of the Acquired Shares on and as of the Closing Date. Notwithstanding the foregoing two sentences, if Subscriber informs the Issuer (1) that it is an investment company registered under the Investment Company Act of 1940, as amended, (2) that it is advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended, or (3) that its internal compliance policies and procedures so require it, then, in lieu of the settlement procedures in the foregoing two sentences, the following shall apply: Subscriber shall deliver at 8:00 a.m. New York City time on the Closing Date (or as soon as practicable following receipt of evidence from the Issuer’s transfer agent of the issuance to Subscriber of the Acquired Shares on and as of the Closing Date) the Purchase Price for the Acquired Shares in cash via wire transfer to the account specified by the Issuer in the Closing Notice against delivery by the Issuer to Subscriber of the Acquired Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) and evidence from the Issuer’s transfer agent of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date. In the event the Business Combination does not occur within five (5) business days of the Closing Date specified in the Closing Notice or this Subscription Agreement terminates prior to the Subscription Closing, the Issuer shall promptly (but not later than seven (7) business days thereafter) return the Purchase Price, if already paid by the Subscriber, to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by the Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or termination, (i) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to the Subscription Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (ii) unless and until this Subscription Agreement is terminated in accordance with Section 7 herein, Subscriber shall remain obligated (A) to redeliver funds to the Issuer in escrow following the Issuer’s delivery to Subscriber of a new Closing Notice and (B) to re-consummate the Subscription Closing immediately prior to or substantially concurrently with the consummation of the Business Combination.
For the purposes of this Subscription Agreement, (x) “business day” means any day other than a Saturday, Sunday or a day on which either the Federal Reserve Bank of New York is closed or it is a declared public holiday in Sydney, Australia and (y) a reference to “$” or “dollars” is to the currency of the United States of America unless denominated otherwise.
(b)   The obligation of the Issuer to consummate the transaction contemplated hereunder are subject to the satisfaction on the Closing Date, or, to the extent permitted by applicable law, the written waiver by the Issuer, of each of the following conditions:
(i)   all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date);
(ii)   no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent), which is then in effect and has the effect of making consummation of the Subscription illegal or otherwise preventing or prohibiting consummation of the Subscription; and
(iii)   no suspension of the offering or sale of the Acquired Shares shall have been initiated or, to the Issuer’s knowledge, threatened, by the Securities and Exchange Commission (the “Commission”) or the Australian Securities and Investments Commission (“ASIC”).
(c)   The obligations of the Subscriber to consummate the transactions contemplated hereunder are subject to the satisfaction on the Closing Date, or, to the extent permitted by applicable law, the written waiver by Subscriber, of each of the following conditions:
(i)   all representations and warranties of the Issuer contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects as of such date), and the closing of the Business Combination shall be scheduled to occur concurrently with or immediately following the Subscription Closing;
(ii)   the Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by them at or prior to the Subscription Closing, except where the failure of such performance, satisfaction or non-compliance would not or would not reasonably be expected to prevent, materially delay or materially impair the ability of the Issuer to consummate the Subscription Closing;
(iii)   the terms of the Business Combination Agreement (including the conditions thereto, including without limitation as set forth in Article VIII thereto, and the representations and covenants of NETC and the Issuer relating to the cash or financial position and outstanding indebtedness of NETC and the Issuer), as the same exist on the date hereof, shall not have been amended, modified or waived in a manner that would reasonably be expected to be materially adverse to the economic benefits Subscriber reasonably expects to receive under this Subscription Agreement, and the condition set forth in Section 8.3(f) of the Business Combination Agreement shall have been satisfied and shall not have been amended, modified or waived in any manner. For the avoidance of doubt, the parties hereto acknowledge and agree that any amendment or extension of the Outside Date (as defined in the Business Combination Agreement) shall not materially adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement;
(iv)   no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Subscription illegal or otherwise preventing or prohibiting consummation of the Subscription;
(v)   the Acquired Shares shall have been approved for listing on the New York Stock Exchange (or the exchange on which the Ordinary Shares will be listed as of the Closing Date) (such exchange, the “Exchange”), subject to official notice of issuance;
(vi)   all conditions precedent to the closing of the Business Combination set forth in the Business Combination Agreement shall have been satisfied or waived (other than those conditions that (a) may only be satisfied at the closing of the Business Combination, but subject to the satisfaction or waiver of such conditions as of the closing of the Business Combination or (b) will be satisfied by the Subscription Closing and the closing of the transactions contemplated by the Other Subscription Agreements);
(vii)   [Third Party Investors shall have purchased Ordinary Shares and/or Convertible Notes for aggregate gross proceeds to the Issuer of at least $10,000,000. “Third Party Investors” shall mean any Other Subscribers or purchasers of Convertible Notes who are not: (i) the Issuer, (ii) AgCentral Energy Pty Ltd, (iii) Nabors Industries, Ltd., (iv) NETC, (v) Nabors Energy Transition Sponsor LLC, (vi) Green Roads Energy LLC or one of its members, (vii) an officer, director or manager of any of the Persons named in clauses (i)-(vi), or (viii) an affiliate or associate (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) of any of the Persons named in clauses (i)-(vii); and]
(viii)   no suspension of the offering or sale of the Acquired Shares shall have been initiated or, to the Issuer’s knowledge, threatened, by the Commission or ASIC; and
(ix)   to the extent applicable, there shall have been no amendment, waiver or modification to any Other Subscription Agreements that materially benefits any Other Subscribers unless Subscriber has been offered substantially similar benefits in writing.
(d)   At the Subscription Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.
3.   Issuer Representations and Warranties.   The Issuer represents and warrants that:
(a)   The Issuer is a corporation registered and validly existing under the Corporations Act, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.
(b)   The Subscriber will acquire at the Subscription Closing (i) the full legal and beneficial ownership of the Acquired Shares free and clear of all encumbrances, subject to the registration of the Subscriber in the register of shareholders; (ii) the Acquired Shares that have been duly authorized and validly issued by the Issuer; (iii) the Acquired Shares free of competing rights, including pre-emptive rights or rights of first refusal; and (iv) the Acquired Shares that are fully paid and have no money owing in respect of them (assuming full payment therefor in accordance with the terms of this Subscription Agreement).
(c)   This Subscription Agreement and the Business Combination Agreement (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Issuer. The Transaction Documents constitute the valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
(d)   Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, the execution and delivery by the Issuer of the Transaction Documents, and the performance by the Issuer of its obligations under the Transaction Documents, including the issuance and sale of the Acquired Shares and the consummation of the other transactions contemplated herein and therein do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Issuer’s ability to consummate the transactions contemplated by this Subscription Agreement (in each case, a “Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with the terms of this Subscription Agreement; (ii) the constitution of the Issuer as amended or varied from time to time (the “Constitution”) or other organizational documents (as applicable) of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with this Subscription Agreement.
(e)   Except for the Convertible Notes, there are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the Ordinary Shares to be issued pursuant to any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.
(f)   Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5 of this Subscription Agreement, the Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Issuer is now a party or by which the Issuer’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(g)   Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, the Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) the filing with the Commission of the Registration Statement (as defined below), (ii) filings required by applicable U.S. state or federal or Australian securities laws, (iii) filings required by the Exchange, and (iv) consents or filings, the failure of which to obtain or file would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h)   As of immediately prior to the Closing Date, the share capital of the Issuer comprises 25,129,140 Ordinary Shares and 80 outstanding shares granted under the Issuer’s MEP. All issued Ordinary Shares have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements, the Business Combination Agreement or the MEP Deed, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any Ordinary Shares or other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. Other than Merger Sub, NWQHPP Pty Ltd, Vast Solar Consulting Pty Ltd, Vast Solar Pty 1 Ltd, Vast Solar Aurora Pty Ltd and Silicon Aurora Pty Ltd as of the date hereof, the Issuer has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than as contemplated by the Business Combination Agreement. Notwithstanding the foregoing, after the date of this Subscription Agreement and before the Subscription Closing, certain other investors may enter into subscription agreements with the Issuer substantially similar to this Subscription Agreement, pursuant to which such investors (the “Future Subscribers”) would agree to subscribe for and purchase, and the Issuer would agree to issue and sell to such Future Subscribers, on the Closing Date, Ordinary Shares at the Share Purchase Price.
(i)   The Issuer has not received any written communication from a governmental entity alleging that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(j)   Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act or “disclosure to investors” within the meaning of Chapter 6D of the Corporations Act is required for the offer and issue of the Acquired Shares by the Issuer to Subscriber in the manner contemplated by this Subscription Agreement.
(k)   Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.
(l)   The Issuer has not entered into any side letter or similar agreement with any other subscriber pursuant to Other Subscription Agreements or any other investor in connection with such investor’s direct or indirect investment in the Issuer other than (i) the Business Combination Agreement, (ii) the Other Subscription Agreements, (iii) Additional Notes Subscription Agreements, (iv) agreements or forms thereof that have been publicly filed via the Commission’s EDGAR system, including filings made by either NETC or the Issuer, and (v) contracts with respect to the sale, supply, marketing or distribution of goods or services by operating companies. No Other Subscription Agreement (other than any Other Subscription Agreements entered into by investment companies registered under the Investment Company Act or investors advised by an investment adviser subject to regulation under the Investment Advisers Act solely to the extent contemplated by Section 2(a) hereof) contains terms (economic or otherwise) more favorable in any material respect to any such other subscribers than as set forth in this Subscription Agreement, [other than (i) the Subscription Agreement, dated as of February [13], 2023, by and between the Issuer and [Nabors Lux 2 S.a.r.l.] and (ii) the Subscription Agreement, dated as of February [13], 2023, by and between the Issuer and [AgCentral Energy Pty Ltd].]
(m)   There is no (i) suit, action, proceeding, or arbitration pending, or, to the Issuer’s knowledge, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer, except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(n)   The Issuer has not paid, and is not obligated to pay, any brokerage, finder’s or other commission or similar fee in connection with its issuance and sale of the Acquired Shares to the Subscriber.

(o)   None of the Issuer, its subsidiaries or any of their affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Acquired Shares under the Securities Act, whether through integration with prior offerings pursuant to Rule 502(a) of the Securities Act or otherwise or “disclosure to investors” within the meaning of Chapter 6D of the Corporations Act.
(p)   The Issuer and its affiliates will not directly or indirectly use the proceeds of the sale of the Acquired Shares, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund a person or entity named on an OFAC List (as defined below), (ii) that is owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) that is organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Russia, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) that is a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) that is a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank.
(q)   The Issuer is not, and immediately after receipt of payment by the Issuer for the Acquired Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(r)   Each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Issuer with the Commission, if any (the “Issuer SEC Documents”), as of their respective filing dates, complied in all material respects with the applicable requirements of the Exchange Act, Securities Act, and the applicable rules and regulations of the Commission promulgated thereunder. None of the Issuer SEC Documents (except to the extent that information contained in any Issuer SEC Document has been superseded by a later filed Issuer SEC Document) contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of any Issuer SEC Document that is a registration statement, or included, when filed, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of all other Issuer SEC Documents.
4.   Subscriber Representations and Warranties.   Subscriber represents and warrants to the Issuer in respect of itself or any Nominee (and a reference to Subscriber in this Section 4 shall include such Nominee) that:
(a)   Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with the requisite entity power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.
(b)   This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
(c)   No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Subscriber in connection with the consummation of the transactions contemplated by this Subscription Agreement, notwithstanding any required filings by the Subscribed pursuant to Section 13(d) of the Exchange Act or Chapter 6C of the Corporations Act.
(d)   The execution and delivery by Subscriber of this Subscription Agreement, and the performance by Subscriber of its obligations under this Subscription Agreement, including the purchase of the Acquired Shares and the consummation of the other transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of Subscriber and any of its subsidiaries, taken as a whole (a “Subscriber Material Adverse Effect”), or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.
(e)   Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) (5), (6), (7), (10), (11) or (12) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an institutional “accredited investor” (each as defined above) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber has completed the requested information on Schedule A following the signature page hereto and the information contained therein is accurate and complete. Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares, unless Subscriber is a newly formed entity in which all of the equity owners are accredited investors, and is an “institutional account” as defined by FINRA Rule 4512(c). Accordingly, Subscriber is aware that this offering of the Acquired Shares meets the exemptions from filing under FINRA Rule 5123(b)(1)(A), (C) or (J). In addition, Subscriber is a person in respect of whom “disclosure to investors” within the meaning of Chapter 6D of the Corporations Act is not required and Subscriber is not acquiring the Acquired Shares with the purpose of selling or transferring them, or granting, issuing or transferring interests in, or options over, them.
(f)   Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act, nor will “disclosure to investors” within the meaning of Chapter 6D of the Corporations Act be made by the Issuer. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates or book-entry records representing the Acquired Shares shall contain the legend set forth in Section 10(a). Subscriber acknowledges that the Acquired Shares may not be eligible for resale pursuant to Rule 144 promulgated under the Securities Act until at least one year following the filing of certain required information with the Commission after the Closing Date. Subscriber understands and agrees that the Acquired Shares will be subject to the foregoing restrictions and, as a result, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of the Acquired Shares.

(g)   Subscriber understands and agrees that Subscriber is acquiring the Acquired Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber the Issuer, or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.
(h)   Subscriber’s acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.
(i)   In making its decision to subscribe for and purchase the Acquired Shares, Subscriber represents that it has relied solely upon its own independent investigation. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by the Issuer or any of its affiliates, or any of their respective officers, directors, employees or representatives, concerning NETC, the Issuer, the Business Combination, the Acquired Shares or the offer and sale of the Acquired Shares. Subscriber acknowledges and agrees that Subscriber has received and has had the opportunity to review such information and documents as Subscriber deems necessary to make an investment decision with respect to the Acquired Shares, including with respect to NETC, the Issuer and the Business Combination. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by the Issuer concerning NETC, the Issuer, the Business Combination, the Acquired Shares or the offer and sale of the Acquired Shares.
(j)   Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and NETC, the Issuer or a representative of NETC or the Issuer, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and NETC, the Issuer, or a representative of NETC or the Issuer. Subscriber acknowledges that the Issuer represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, any state securities laws or any applicable laws of any other jurisdiction.
(k)   Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber is a sophisticated investor and is able to fend for itself in the transactions contemplated herein, has exercised its independent judgment in evaluating its investment in the Acquired Shares, has such knowledge and experience in financial, business and tax matters as to be capable of evaluating the merits, risks and uncertainties inherent in an investment in the Acquired Shares, and Subscriber has sought such accounting, legal, economic and tax advice as Subscriber has considered necessary to make an informed investment decision.
(l)   Alone, or together with any professional advisors, Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered and assumed the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.
(m)   Subscriber understands and agrees that no federal, state, provincial or territorial agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of an investment in the Acquired Shares.
(n)   Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Sudan, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 (together with its implementing regulations, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including screening its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.
(o)   If Subscriber is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of ERISA, (ii) a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code, (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with the ERISA Plans, “Plans”), Subscriber represents and warrants that (i) neither the Issuer nor its respective affiliates (the “Transaction Parties”) has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision to acquire and hold the Acquired Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with Subscriber’s investment in the Acquired Shares; and (ii) its purchase of the Acquired Shares will not result in a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code, or any applicable Similar Law.
(p)   Subscriber at the Subscription Closing will have sufficient funds to pay the Purchase Price pursuant to Section 2(a).
(q)   [If Subscriber is located in the United Kingdom or a member state of the European Economic Area, it represents and warrants that it is a qualified investor (within the meaning of Regulation (EU) 2017/1129).]
(r)   If the Subscriber is located in Australia, the Subscriber represents and warrants that it is an investor to whom “disclosure to investors” is not required within the meaning of Chapter 6D of the Corporations Act, including under an exempt offer category in section 708 of the Corporations Act where applicable (such as “sophisticated investors” or “professional investors” within the meaning of sections 708(8) and 708(11) respectively of the Corporations Act).
(s)   [If Subscriber is located in the United Kingdom, Subscriber represents and warrants that it is a person of a kind described in articles 19(5) or 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (SI 2005/1529) (as amended) or is otherwise a person to whom an invitation or inducement to engage in investment activity may be communicated without contravening section 21 of the Financial Services and Markets Act 2000.]
(t)   [If Subscriber is located in Oman, it represents and warrants that it is a sophisticated investor (as described in Article 139 of the Executive Regulations of the Capital Market Law).]
(u)   Subscriber acknowledges that no disclosure or offering document has been prepared in connection with the offer and sale of the Acquired Shares.

(v)   Neither Subscriber nor its Nominee has (i) gone, or proposed to go, into liquidation; (ii) passed a winding up resolution or commenced steps for winding up or dissolution; (iii) received a deregistration notice under section 601AB of the Corporations Act or any communication from ASIC that might lead to such a notice or applied for deregistration under section 601AA of the Corporations Act; (iv) presented or threatened with a petition or other process for winding up or dissolution and, so far as the Subscriber is aware, there are no circumstances justifying a petition or other process; and (v) entered into, or taken steps or proposed to enter into, any arrangement, compromise or composition with or assignment for the benefit of its creditors or class of them, including any deed of company arrangement. No receiver, receiver and manager, judicial manager, liquidator, administrator, official manager has been appointed, or is threatened or expected to be appointed, over the whole or a substantial part of the undertaking or property of the Subscriber or its Nominee, and, so far as the Subscriber is aware, there are no circumstances justifying such an appointment.
(w)   Subscriber has not entered into a binding commitment to sell or otherwise transfer the Acquired Shares.
5.   Additional Subscriber Agreement.   Subscriber hereby agrees that, from the date of this Subscription Agreement until the Closing Date, neither Subscriber nor any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber will engage in any Short Sales with respect to securities of NETC. For purposes of this Section 5, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (a) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Subscription (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (b) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, this Section 5 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Acquired Shares covered by this Subscription Agreement.
6.   Registration Rights.
(a)   The Issuer agrees (i) to use commercially reasonable efforts to file within thirty (30) calendar days after the Subscription Closing (the “Filing Date”) a registration statement on Form F-1 registering the resale of the Acquired Shares (the “Registration Statement”) (ii) to use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable after the filing thereof but no later than the earlier of (A) the 60th calendar day (or 120th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Subscription Closing and (B) the 10th business day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”) and, in any event, shall use best efforts to cause the Registration Statement to be declared effective under the Securities Act within one year of the date of this Agreement; provided, however, that the Issuer’s obligations to include the Acquired Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Acquired Shares as shall be reasonably requested by the Issuer to effect the registration of the Acquired Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement as permitted hereunder. The Issuer shall use commercially reasonable efforts to maintain the Registration Statement in accordance with the terms of this Section 6 and shall use commercially reasonable efforts to prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep such Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Acquired Shares included on such Registration Statement. The Issuer shall use its commercially reasonable efforts to convert the Form F-1 to a Form F-3 as soon as practicable after the Issuer is eligible to use Form F-3. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 6.
(b)   In the case of the registration effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense the Issuer shall:
(i)   except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (i) Subscriber ceases to hold any Acquired Shares, (ii) the date all Acquired Shares held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) two (2) years from the “Effective Date” of the Registration Statement. “Effective Date” as used herein shall mean the date on which the Registration Statement is first declared effective by the Commission;
(ii)   advise Subscriber within three (3) business days:
(1)   when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;
(2)   of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;
(3)   of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;
(4)   of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(5)   subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires making changes in any Registration Statement or prospectus so that, as of such date, any Registration Statement does not contain an untrue statement of a material fact or does not omit to state a material fact required to be stated therein not misleading, or any prospectus does not include an untrue statement of a material fact or does not omit to state a material fact necessary to make the statements therein, in the case of a prospectus, in the light of the circumstances under which they were made, not misleading.
Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (1) through (5) above constitutes material, nonpublic information regarding the Issuer;
(iii)   use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;
(iv)   upon the occurrence of any event contemplated above, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(v)   use its commercially reasonable efforts to cause all Acquired Shares to be listed on each securities exchange or market, if any, on which the Ordinary Shares issued by the Issuer have been listed; and
(vi)   use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Acquired Shares contemplated hereby and to enable Subscriber to sell the Acquired Shares under Rule 144.
(c)   Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Issuer’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (90) consecutive calendar days, or more than ninety (150) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any related prospectus includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Acquired Shares under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Acquired Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Acquired Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.
(d)   Subscriber may deliver written notice (including via email in accordance with Section 10(o)) (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by this Section 6; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Issuer in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6(d)) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.
(e)   The Issuer shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), its directors, officers, agents, employees and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all out-of-pocket losses, claims, damages, liabilities, costs (including, without limitation, reasonable external attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue or alleged untrue statement of a material fact included in any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Subscriber furnished in writing to the Issuer by such Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 6 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Issuer be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Issuer in a timely manner or (C) in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 6(b) hereof.
The Issuer shall notify Subscriber reasonably promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6 of which the Issuer receives notice in writing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Acquired Shares by Subscriber.
(f)   Subscriber shall, severally and not jointly with any other selling shareholder named in the Registration Statement, indemnify and hold harmless the Issuer, its directors, officers, agents and employees and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or that are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement or in any amendment or supplement thereto or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue or alleged untrue statement of a material fact included in any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus or arising out of or relating to any omission or alleged omission of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, with respect to (i) and/or (ii), only to the extent that such untrue or alleged untrue statements or omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Issuer by Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 6(f) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Acquired Shares giving rise to such indemnification obligation. Subscriber shall notify the Issuer promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6(f) of which Subscriber is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Acquired Shares by Subscriber.
7.   Termination.   This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, or (c) if any of the conditions to Subscription Closing set forth in Section 2 of this Subscription Agreement are not satisfied on or prior to the Subscription Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Subscription Closing; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover reasonable and documented out-of-pocket losses, liabilities or damages arising from such breach.
8.   Trust Account Waiver.   Subscriber acknowledges that NETC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving NETC and one or more businesses or assets. Subscriber further acknowledges that, as described in NETC’s prospectus relating to its initial public offering dated November 16, 2021 (the “Prospectus”), available at www.sec.gov, substantially all of NETC’s assets consist of the cash proceeds of its initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of NETC, its public stockholders and the underwriters of its initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to NETC to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of NETC and the Issuer entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future arising out of this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, that nothing in this Section 8 shall be deemed to limit the Subscriber’s right, title, interest or claim to the Trust Account by virtue of the Subscriber’s record or beneficial ownership of securities of NETC, including but not limited to any redemption right with respect to such securities of the Issuer.
9.   [Other Subscription Agreements.   The Issuer shall deliver a true and complete copy of each Other Subscription Agreement, and each amendment, waiver, side letter, side agreement or similar understanding with respect thereto (collectively, “Modification”) to the Subscriber within one business day of the execution and delivery thereof. The Issuer agrees that all Modifications shall be in writing. If the Issuer enters into an Other Subscription Agreement with an Other Subscriber (including [AgCentral Energy Pty Ltd] or its affiliates) on or after the date hereof with any terms or conditions (economic or otherwise) more favorable to such Other Subscriber in any respect than the terms and conditions of this Subscription Agreement, or any Modification modifies the terms of any Other Subscription Agreement as a result of which any terms or conditions (economic or otherwise) thereof are more favorable to such Other Subscriber in any respect than the terms and conditions of this Subscription Agreement, then the Issuer shall promptly advise the Subscriber of such fact (and the relevant terms and conditions) and, unless otherwise agreed in writing by the Issuer and the Subscriber, this Subscription Agreement, without any further action of any party hereto, shall be deemed automatically amended and modified to include such more favorable terms and conditions such that the Subscriber shall receive the benefit of such more favorable terms and conditions.]
10.   Miscellaneous.
(a)   Each book entry for the Acquired Shares shall contain a notation, and each certificate (if any) evidencing the Acquired Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE

SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”
(b)   If requested by Subscriber, the Issuer shall use its commercially reasonable efforts to cause the removal of the restrictive legends from (i) any Acquired Shares being sold under the Registration Statement and (ii) any Acquired Shares eligible to be sold pursuant to Rule 144 without any restriction under Rule 144, including informational requirements, provided that the Subscriber provides to the Issuer customary representations and other documentation as reasonably requested by the Issuer, its counsel or the transfer agent, establishing that restrictive legends are no longer required. In connection therewith, if required by the Issuer’s transfer agent, the Issuer will use commercially reasonable efforts to cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Acquired Shares without any such legend.
(c)   Subscriber acknowledges that each of NETC and the Issuer will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement and would not seek Subscriber’s participation in the transactions contemplated hereunder in the absence of this Subscription Agreement and the acknowledgments, understandings, agreements, representations and warranties contained herein. Prior to the Subscription Closing, Subscriber agrees to promptly notify NETC and the Issuer if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. The parties further acknowledge and agree that there are no third-party beneficiaries of the representations and warranties of the parties contained in this Subscription Agreement.
(d)   Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person other than the statements, representations and warranties contained in this Subscription Agreement in making its investment or decision to invest in the Issuer. Subscriber agrees that none of (i) any other subscriber pursuant to Other Subscription Agreements entered into in connection with the offering of Acquired Shares (including the controlling persons, members, officers, directors, partners, agents, or employees of any such other purchaser), or (ii) any other party to the Business Combination Agreement, including any such party’s representatives, affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto, shall be liable to the Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Shares.
(e)   Each of NETC, the Issuer and Subscriber is entitled to rely upon this Subscription Agreement and is each irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
(f)   Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Acquired Shares acquired hereunder, if any) may be transferred or assigned, except (x) with the written consent of the Issuer to be given in its sole discretion and (y) that Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates or equity holders (including other investment funds or accounts managed or advised by the Subscriber or investment manager who acts on behalf of Subscriber or an affiliate thereof); provided, that no such assignment shall relieve Subscriber of its obligations hereunder; provided further that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Subscription Agreement, makes the representations and warranties in Section 4 and completes Schedule A hereto. In the event of such a transfer or assignment, Subscriber shall update Schedule B to provide the information required therein. Neither this Subscription Agreement nor any rights that may accrue to the Issuer hereunder may be transferred or assigned except as set forth above. Notwithstanding anything to the contrary herein, NETC is a third party beneficiary of this Subscription Agreement with respect to (1) the representations and warranties of Subscriber in Section 4, (2) the Subscriber’s agreements in Sections 5 and 8 and (3) Sections 10(c) – 10(g) and 10(j) – 10(p).
(g)   All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Subscription Closing. For the avoidance of doubt, if for any reason the Subscription Closing does not occur prior to or substantially concurrently with the consummation of the Business Combination, all representations, warranties, covenants and agreements of the parties hereto shall survive the consummation of the Business Combination and remain in full force and effect until or unless this Subscription Agreement is terminated in accordance herewith.
(h)   The Issuer may request from Subscriber such additional information as the Issuer may deem necessary in good faith to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.
(i)   This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought; provided that any rights (but not obligations) of a party under this Subscription Agreement may be waived, in whole or in part, by such party on its own behalf without the prior consent of any other party.
(j)   This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.
(k)   Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.
(l)   If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
(m)   This Subscription Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
(n)   Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.
(o)   Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) ten (10) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:
(i)   if to Subscriber, to such address or addresses set forth on the signature page hereto;
(ii)   if to the Issuer, to:
Vast Solar Pty Ltd
226-230 Liverpool Street
Darlinghurst NSW 2010, Australia
Attention: Alec Waugh, General Counsel
Email: [***]
with a required copy to (which copy shall not constitute notice):
White & Case LLP

Governor Phillip Tower, 1 Farrer Place
Sydney NSW 2000, Australia
Attention: Joel Rennie, Elliott Smith, Matthew Barnett and Nirangjan Nagarajah
Email: joel.rennie@whitecase.com; elliott.smith@whitecase.com; Matthew.Barnett@whitecase.com; nirangjan.nagarajah@whitecase.com
(p)   This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware.
THE PARTIES HERETO AGREE THAT ALL DISPUTES, LEGAL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT MUST BE BROUGHT EXCLUSIVELY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY FEDERAL COURT WITHIN THE STATE OF DELAWARE OR, IN THE EVENT EACH FEDERAL COURT WITHIN THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE COURT WITHIN THE STATE OF DELAWARE) (COLLECTIVELY THE “DESIGNATED COURTS”). EACH PARTY HERETO HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DESIGNATED COURTS. NO LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS SUBSCRIPTION AGREEMENT MAY BE BROUGHT IN ANY OTHER FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL CLAIMS OF IMMUNITY FROM JURISDICTION AND ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN ANY DESIGNATED COURT, INCLUDING ANY RIGHT TO OBJECT ON THE BASIS THAT ANY DISPUTE, ACTION, SUIT OR PROCEEDING BROUGHT IN THE DESIGNATED COURTS HAS BEEN BROUGHT IN AN IMPROPER OR INCONVENIENT FORUM OR VENUE. EACH OF THE PARTIES HERETO ALSO AGREES THAT DELIVERY OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT TO A PARTY HEREOF IN COMPLIANCE WITH SECTION 10(o) OF THIS SUBSCRIPTION AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN A DESIGNATED COURT WITH RESPECT TO ANY MATTERS TO WHICH THE PARTIES HERETO HAVE SUBMITTED TO JURISDICTION AS SET FORTH ABOVE.
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(p).
(q)   Notwithstanding anything in this Subscription Agreement to the contrary, the Issuer shall not, and shall cause their representatives, to not, publicly disclose the name of Subscriber or any of its affiliates, or include the name of Subscriber or any of its affiliates in any press release or marketing materials, or for any similar or related purpose, or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (i) as required by the federal securities law in connection with the Registration Statement, (ii) the filing of a form of this Subscription Agreement with the Commission and in the related Current Report on Form 8-K or Form 6-K, (iii) in a press release or marketing materials of the Issuer in connection with the Business Combination to the extent such disclosure is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 10(q), and (iv) at the request of the Staff of the Commission or regulatory agency or under the regulations of the Exchange, in which case the Issuer shall provide Subscriber with prior written notice of such disclosure permitted under this subclause (iv). Notwithstanding any of the foregoing, any Subscriber may elect to permit the Issuer (and their respective representatives) to publicly disclose the name of such Subscriber and any of its affiliates, or include the name of such Subscriber and any of its affiliates in any press release or marketing materials, or for any similar or related purpose, or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, by checking the box next to their name on the signature pages to this Subscription Agreement.
(r)   If the Issuer ceases to be a foreign private issuer (as defined in Rule 405 of the Securities Act) eligible to use a registration statement on Form F-1 or Form F-3, as the case may be, then all references in this Subscription Agreement to any such form shall be deemed to be references to Form S-1 or Form S-3, as applicable, or such similar or successor form as may be appropriate.
(s)   The parties hereto agree that irreparable damage would occur if any provision of this Subscription Agreement were not performed in accordance with the terms hereof, and accordingly, that the parties hereto shall be entitled to seek injunctions to prevent breaches of this Subscription Agreement or to enforce specifically the performance of the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 10(p), in addition to any other remedy to which any party is entitled at law or in equity.
[Signature pages follow.]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.
Vast Solar Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by
sign here	▲	Company Secretary/Director	sign here	▲	Director

print name			print name
Date: [        ], 2023
Signature Page to
Subscription Agreement

SUBSCRIBER:
Signature of Subscriber	Signature of Joint Subscriber, if applicable:
By:	By:
Name:	Name:
Title:	Title:
Date: [ ], 2023
☐ Subscriber consents to the disclosure of its name in accordance with Section 10(q)	☐ Joint Subscriber consents to the disclosure of its name in accordance with Section 10(q)
Name of Subscriber:	Name of Joint Subscriber, if applicable:
(Please print. Please indicate name and capacity of person signing above)	(Please print. Please indicate name and capacity of person signing above)
Name in which securities are to be registered (if different):
Email Address: If there are joint investors, please check one: ☐ Joint Tenants with Rights of Survivorship ☐ Tenants-in-Common ☐ Community Property
Subscriber’s EIN:	Joint Subscriber’s EIN:
Business Address-Street:	Mailing Address-Street (if different)
City, State, Zip:	City, State, Zip:
Attn:	Attn:
Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:
Signature Page to
Subscription Agreement

Application for Acquired Shares
To:
The Directors
Vast Solar Pty Ltd ACN 136 258 574 (“Issuer”)
[•]

[Insert name of Subscriber] (“Applicant”) hereby:
1.
applies to have issued to it [•] fully paid Class A ordinary shares in the capital of the Issuer (“Acquired Shares”) in accordance with the Subscription Agreement between Applicant, Nabors Energy Transition Corp., a Delaware corporation and Issuer (“Subscription Agreement”);

2.
agrees to pay the purchase price in the sum of $[•] in accordance with the Subscription Agreement (“Aggregate Purchase Price”);

3.
agrees to become a shareholder of the Issuer;

4.
authorizes the directors of the Issuer to enter the Applicant’s name on the register of shareholders in respect of the Acquired Shares; and

5.
agrees to hold all shares issued to it on and subject to the provisions of the constitution of the Issuer from time to time and to be bound by and observe such provisions.

Applicant agrees to pay the Aggregate Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.
Signature of Applicant:
[•]
By: Name: Title:
Number of Acquired Shares subscribed for and Aggregate Purchase Price as of [•], 2023, accepted and agreed to as of this [•] day of [•], 2023, by:
VAST SOLAR PTY LTD
By: Name: Title:

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER
This Schedule must be completed by Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. Subscriber must check the applicable box in either Part A or Part B below and in addition, if Subscriber is an Australian Investor, check the applicable box in Part C below.
A.
QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

☐
Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

☐
Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such accounts is a QIB.

*** OR ***
B.
INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has checked below the box(es) for the applicable provision under which Subscriber qualifies as such:
☐
Subscriber is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, Massachusetts or similar business trust, partnership, or limited liability company that was not formed for the specific purpose of acquiring the securities of the Issuer being offered in this offering, with total assets in excess of $5,000,000.

☐
Subscriber is a “private business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐
Subscriber is a “bank” as defined in Section 3(a)(2) of the Securities Act.

☐
Subscriber is a “savings and loan association” or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

☐
Subscriber is a broker or dealer registered pursuant to Section 15 of the Exchange Act.

☐
Subscriber is an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.

☐
Subscriber is an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.

☐
Subscriber is an “insurance company” as defined in Section 2(a)(13) of the Securities Act.

☐
Subscriber is an investment company registered under the Investment Company Act of 1940.

☐
Subscriber is a “business development company” as defined in Section 2(a)(48) of the Investment Company Act of 1940.

☐
Subscriber is a “Small Business Investment Company” licensed by the U.S. Small Business Administration under either Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐
Subscriber is a “Rural Business Investment Company” as defined in Section 384A of the Consolidated Farm and Rural Development Act.

☐
Subscriber is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000.

Schedule A-1

☐
Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is one of the following.

☐
A bank;

☐
A savings and loan association;

☐
A insurance company; or

☐
A registered investment adviser.

☐
Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000.

☐
Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 that is a self-directed plan with investment decisions made solely by persons that are accredited investors.

☐
Subscriber is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered by the Issuer in this offering, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

☐
Subscriber is an entity in which all of the equity owners are accredited investors.

☐
Subscriber is a natural person holding in good standing one or more professional certifications, designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status.

☐
Subscriber is a natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940, of the Issuer of the securities being offered or sold where the Issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.

☐
Subscriber is a “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 that was not formed for the specific purpose of acquiring the securities of the Issuer being offered in this offering, with total assets in excess of $5,000,000 and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

☐
Subscriber is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1), of a family office meeting the requirements in paragraph (a)(12) of Rule 501(a) and whose prospective investment in the Issuer is directed by such family office pursuant to paragraph (a)(12)(iii) of Rule 501(a).

☐
Subscriber is an entity, including but not limited to Indian tribes, governmental bodies, funds, and entities organized under the laws of foreign countries, that own “Investments,” in excess of $5,000,000 and was not formed for the specific purpose of acquiring the securities offered and is not of the type listed in one of the above checkboxes in this section. For the purposes of this response, “Investments” has the meaning in Rule 2a-51 under the Investment Company Act of 1940, as amended.

☐
Subscriber is not a natural person.

*** IF APPLICABLE ***
C.
AUSTRALIAN INSTITUTIONAL & SOPHISTICATED INVESTOR STATUS
(Please check the applicable subparagraphs):

Subscriber is an investor to whom “disclosure to investors” is not required within the meaning of Chapter 6D of the Corporations Act, and has checked below the box(es) for the applicable provision under which Subscriber qualifies as such:

Schedule A-2

☐
Subscriber is a “sophisticated investor” within the meaning of section 708(8) of the Corporations Act.

☐
Subscriber is a financial services licensee whose Australian financial services licence covers the provision of financial services that are not limited to claims handling and settling services.

☐
Subscriber is a body regulated by APRA, other than a trustee of any of the following (within the meaning of the Superannuation Industry (Supervision) Act 1993): (i) a superannuation fund; (ii) an approved deposit fund; (iii) a pooled superannuation trust; or (iv) a public sector superannuation scheme.

☐
Subscriber is a registered entity within the meaning of the Financial Sector (Collection of Data) Act 2001.

☐
Subscriber is a trustee of any of the following within the meaning of the Superannuation Industry (Supervision) Act 1993, provided that the fund, trust or scheme has net assets of at least A$10 million: (i) a superannuation fund; (ii) an approved deposit fund; (iii) a pooled superannuation trust; or (iv) a public sector superannuation scheme.

☐
Subscriber is a listed entity, or a related body corporate of a listed entity.

☐
Subscriber is an exempt public authority.

☐
Subscriber is a body corporate, or an unincorporated body, that: (i) carries on a business of investment in financial products, interests in land or other investments; and (ii) for those purposes, invests funds received (directly or indirectly) following an offer or invitation to the public, within the meaning of section 82 of the Corporations Act, the terms of which provided for the funds subscribed to be invested for those purposes.

☐
Subscriber is a foreign entity that, if established or incorporated in Australia, would be covered by one of the preceding paragraphs.

☐
Subscriber is a person who has or controls gross assets of at least A$10 million (including any assets held by an associate or under a trust that the person manages).

*** AND ***
D.
AFFILIATE STATUS
(Please check the applicable box)

SUBSCRIBER:
☐
is:

☐
is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

Schedule A-3

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Schedule A-4

SCHEDULE B
SCHEDULE OF TRANSFERS
Subscriber’s Subscription was in the amount of                 Ordinary Shares. The following transfers of a portion of the Subscription have been made:
Date of Transfer or Reduction	Transferee	Number of Transferee Acquired Shares Transferred or Reduced	Subscriber Revised Subscription Amount

Schedule B as of                 , 20  , accepted and agreed to as of this                 day of                 , 20   by:
Vast Solar Pty Ltd
By: Name: Title:
Name of Subscriber:

Signature of Subscriber:
By: Name: Title:

Schedule B-1

Annex I
Dated 14 February 2023
Investor Deed
in relation to Vast Solar Pty. Ltd.
Parties
AgCentral Energy Pty Ltd
ACN 665 472 711
Nabors Lux 2 S.a.r.l.
ACN N/A
Vast Solar Pty. Ltd.
ACN 136 258 574

Deed dated
Parties AgCentral Energy Pty Ltd ACN 665 472 711
[***]
(AgCentral)
Nabors Lux 2 S.a.r.l. ACN N/A
of 8-10 Avenue de la Gare, Grand-Duchy of Luxembourg, R.C.S. Luxembourg B 154.034
(Nabors)
Vast Solar Pty. Ltd.ACN 136 258 574
[***]
(Company)
Introduction
This document sets out the parties’ agreement in relation to the management and governance of the Group.
It is agreed
1
Definitions and interpretation

1.1
Definitions

In this document:
(1)
Affiliate means in respect of:

(a)
a person (the First Person), any other person (including any company, trust, fund, partnership and/or any other investment vehicle) which directly or indirectly through one or more intermediaries:

(i)
Controls the First Person;

(ii)
is Controlled by the First Person; or

(iii)
is under common Control with the First Person; or

which:
(i)
is advised or managed by the First Person or its Affiliate (per paragraph (a) above);

(ii)
is advised or managed by the same person as the First Person or an Affiliate (per paragraph (a) above) of the First Person; or

(iii)
advises or manages the First Person or an Affiliate (per paragraph (a) above) of the First Person; or

(b)
a natural person:

(i)
their spouse, de facto spouse or child; or

(ii)
any other person Controlled by the person in paragraph (b)(i) above;

(2)
Annual Budget and Business Plan means any annual budget and business plan for a particular Financial Year approved from time to time in accordance with clause 8.2;

(3)
Asset Sale means the sale of the whole or substantially all of the assets and undertakings of the Group whether in a single transaction or a series of related transactions;

(4)
ASX means ASX Limited or the market operated by it, as the context so requires;

(5)
Board means the board of Directors of the Company;

(6)
Business means the principal business carried on by the Group from time to time which, as at the date of this document, comprises the business set out in row 2, column 3 of the table in Schedule 2;

(7)
Business Day means a day that is not a Saturday, Sunday or any other day which is a public holiday or a bank holiday in Sydney, Australia or New York, USA;

(8)
Chairperson means the chair of the Board appointed from time to time under clause 3.3(3);

(9)
Competing Business means a business engaged in developing, manufacturing, constructing, owning, operating or commercialising concentrated solar thermal power generation technology or concentrated solar thermal power plants. In no case, however, shall Competing Business include any business conducted by Nabors or any of its subsidiaries as at the date of this document, including those (if any) related to hydrogen, methane, methanol, acetylene, green fuel, batteries, graphene, fuel cells, cements, lubricants, carbon or geo thermal technology, even if those businesses or technology are powered by solar, concentrated solar power, or any other renewable energy source;

(10)
Competitor means any person directly engaged or involved in a Competing Business;

(11)
Confidential Information means:

(a)
all information of or used by a Group Company or the Business relating to its transactions, operations and affairs;

(b)
all other information marked by a Group Company as confidential; and

(c)
all notes, data, reports and other records incorporating information referred to in paragraphs (a) or (b) of this definition.

(12)
Constitution means the constitution of the Company as may be amended from time to time;

(13)
Control has the meaning given in section 50AA of the Corporations Act and Controlled has an analogous meaning;

(14)
Convertible Note means any convertible loan note issued by the Company that is convertible into Shares;

(15)
Corporations Act means the Corporations Act 2001 (Cth);

(16)
D&O Policy means a directors and officers insurance policy taken out by the Company from time to time with a reputable insurer in a form approved by Board;

(17)
Deed of Accession means a deed of accession in the form or substantially in the form set out in Schedule 5 or as amended by the Company from time to time;

(18)
Default Sale Securities has the meaning given to that term in clause 17.3;

(19)
Defaulting Investor has the meaning given to that term in clause 17.3;

(20)
Director means a director of the Company from time to time;

(21)
Drag Along Notice has the meaning given to that term in clause 15.2;

(22)
Drag Along Right has the meaning given to that term in clause 15.1;

(23)
Drag Price has the meaning to that term in clause given in clause 15.2(3).

(24)
Drag Proportion has the meaning given to that term in clause 15.2(2).

(25)
Drag Sale Terms has the meaning given to that term in clause 15.2(3).

(26)
Dragged Investors has the meaning given to that term in clause 15.1;

(27)
Dragged Securities has the meaning given to that term in clause 15.2(4);

(28)
Effective Date means the date of this document;

(29)
Eligible Financial Market means:

(a)
Australian Securities Exchange

(b)
Euronext Amsterdam;

(c)
Euronext Paris;

(d)
Frankfurt Stock Exchange;

(e)
Hong Kong Stock Exchange;

(f)
JSE (also known as the Johannesburg Stock Exchange);

(g)
AIM market of the London Stock Exchange;

(h)
London Stock Exchange;

(i)
NASDAQ Global Market or the NASDAQ Global Select Market;

(j)
New York Stock Exchange;

(k)
NZX;

(l)
Singapore Exchange;

(m)
Tokyo Stock Exchange; and

(n)
Toronto Stock Exchange;

(30)
Encumbrance means in relation to any property:

(a)
a mortgage, charge, pledge, lien or other security over the property, including a security coming within the usual meaning of the term “encumbrance”;

(b)
a profit a prendre, easement or restrictive covenant affecting the property;

(c)
a caveat, garnishee order, writ of execution, right of set-off, assignment of income or monetary claim affecting the property;

(d)
a lease or licence in respect of the property;

(e)
a preferential interest, title retention, or other estate, interest, claim or arrangement affecting the property;

(f)
a contract of sale or option to purchase or acquire the property; and

(g)
an agreement to grant, create, allow or register any of these,

and whether the Encumbrance is registered or unregistered, statutory, legal or equitable and includes a PPS Security Interest in respect of the property;
(31)
Event of Default has the meaning given to that term in clause 17.1;

(32)
Exit means any of a Share Sale, Asset Sale, IPO or SPAC Transaction;

(33)
Financial Adviser has the meaning given to that term in clause 16.2;

(34)
Financial Year means a 12 month period commencing on any 1 July and ending on the following 30 June;

(35)
Founder Notes means the Convertible Notes issued to AgCentral and Nabors pursuant to subscription agreements entered into by each of them dated on or around the date of this document;

(36)
Governmental Agency means:

(a)
government, whether foreign, federal, state, territorial or local;

(b)
a department, office, or minister of a government acting in that capacity; or

(c)
a commission, delegate, instrumentality, agency, board or other governmental or semi-governmental, judicial, administrative, monetary or fiscal authority, whether statutory or not;

(37)
Group means the Company and each wholly owned subsidiary of the Company and Group Company means any of them;

(38)
Guarantee means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness.

(39)
Insolvency Event means, in respect of an entity, the occurrence of any one or more of the following events in relation to that entity:

(a)
an order is made by a court that it be wound up, declared bankrupt or that a provisional liquidator or receiver or receiver and manager be appointed;

(b)
a liquidator or provisional liquidator is appointed;

(c)
an administrator is appointed to it under sections 436A, 436B or 436C of the Corporations Act;

(d)
a Controller (as defined in section 9 of the Corporations Act) is appointed to it or all (or substantially all) of its assets;

(e)
a receiver is appointed to it or all (or substantially all) of its assets;

(f)
it proposes a deed of company arrangement or other administration involving one or more of its creditors;

(g)
it is insolvent as disclosed in its accounts or otherwise, states that it is insolvent, is presumed to be insolvent under an applicable law (including under sub-section 459C(2) or section 585 of the Corporations Act) or otherwise is, or states that it is, unable to pay all its debts as and when they become due and payable;

(h)
it is taken to have failed to comply with a statutory demand as a result of sub-section 459F(1) of the Corporations Act; or

(i)
a notice is issued under sections 601AA or 601AB of the Corporations Act.

(40)
IPO means an initial public offering of any class of equity securities by the Company (or a new holding company formed as a special purpose vehicle for the initial public offering) in conjunction with a listing or quotation of those equity securities on an Eligible Financial Market;

(41)
Investor means a holder of Securities from time to time, other than a holder of Securities that holds only Management Shares;

(42)
Investor Reserved Matter means any matter set out in Part B of Schedule 4 in respect of any Group Company.

(43)
Law means any law or legal requirement, including at common law, in equity, under any statute, regulation or by-law and any decision, directive, guidance, guideline or requirement of any Governmental Agency;

(44)
Management Director means an executive of the Company that is also appointed as a Director under clause 3.3(1);

(45)
Management Equity Plan means the management equity plan on the terms approved by the Board from time to time relating to the Company;

(46)
Management Shares means shares or securities in the capital of the Company which are issued in accordance with, and subject to, the Management Equity Plan or any other employee incentive plan;

(47)
Nabors Director has the meaning given to that term in clause 3.3(3);

(48)
Nabors Reserved Matters means any matter set out in Part A of Schedule 4 in respect of any Group Company;

(49)
New Investor has the meaning given to that term in clause 15.7;

(50)
Offer has the meaning given to that term in clause 11;

(51)
Offer Notice has the meaning given to that term in clause 11.2;

(52)
Offeree has the meaning given to that term in clause 11;

(53)
Permitted Guarantee means:

(a)
any class order guarantees entered into by a Group Company pursuant to Part 2M.6 of the Corporations Act, where the only members of the class are Group Companies;

(b)
any guarantee arising under any inter-Group tax funding or sharing agreement, where the only parties are Group Companies; or

(c)
any guarantee of indebtedness not requiring approval as a Nabors Reserved Matter.

(54)
Permitted Security means:

(a)
a deemed security interest under section 12(3) of the PPSA which does not secure payment or performance of an obligation;

(b)
any netting or set-off arrangement entered into by a Group Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(c)
any lien arising by operation of law and in the ordinary course of trading, and in the case of a lien arising under indebtedness, so long as the debt it secures is paid when due or contested in good faith and appropriately provisioned;

(d)
any title retention arrangement entered into by a Group Company in the ordinary course of trading on the supplier’s usual terms of sale (or on terms more favourable to that Group Company);

(e)
a Security Interest granted pursuant to the document entitled “General Security Deed” dated 31 May 2018 between the Company and AgCentral to secure indebtedness under “Convertible Notes No. 3” (and registered with PPSR registration no. 201806040054018); or

(f)
any Encumbrance securing indebtedness not requiring approval as a Nabors Reserved Matter.

(55)
Permitted Transferee means, in respect of an Investor, a wholly-owned subsidiary of that Investor;

(56)
PPS Security Interest means a security interest as defined in the PPSA;

(57)
PPSA means the Personal Property Securities Act 2009 (Cth);

(58)
Proposed Purchaser has the meaning given to that term in 14.2(2);

(59)
Proposed Sale Notice has the meaning given to that term in clause 14.2;

(60)
Prospective Purchaser means a prospective third party purchaser of an Investor’s Shares;

(61)
Relevant Investors has the meaning given to that term in clause 14.2;

(62)
Relevant Trust has the meaning given to that term in clause 20.1;

(63)
Respective Proportion means the proportion that the number of Shares held by an Investor (on a fully diluted, as converted basis) bears to the total number of Shares held by all Investors (on a fully diluted, as converted basis);

(64)
Restricted Area means, in respect of an Investor, the geographic area set out in row 3, column 3 of the table in Schedule 2;

(65)
Restricted Period means, in respect of an Investor, the period commencing on the date the Investor holds any Securities and ending on the date set out in row 4, column 3 of the table in Schedule 2;

(66)
Sale Notice has the meaning given to that term in clause 12.4(2).

(67)
Sale Offer has the meaning given to that term in clause 12.4(2).

(68)
Sale Price means the sale price determined according to clause 17.5;

(69)
Sale Securities has the meaning given to that term in clause 14.2(1);

(70)
Security means:

(a)
a Share; and

(b)
any other security issued by the Company from time to time, including for the avoidance of doubt a Convertible Note.

(71)
Security Interest means a right, interest, power or arrangement in relation to an asset which provides security for the payment or satisfaction of a debt, obligation or liability including without limitation under a bill of sale, mortgage, charge, lien, pledge, encumbrance, trust, power, deposit, hypothecation or arrangement for retention of title, and any “security interest” as defined in sections 12(1) or (2) of the PPSA and includes an agreement to grant or create any of those things.

(72)
Share means a fully paid ordinary share or any other class of share issued in the capital of the Company from time to time;

(73)
Share Sale means the sale or transfer of all of the Shares in the Company;

(74)
SPAC Transaction means a business combination involving the Company and a publicly listed special purpose acquisition company, whether by merger, consolidation, stock purchase, asset sale or otherwise;

(75)
Statutory Provision has the meaning given to that term in clause 1.2(1)(e);

(76)
Tag Along Notice has the meaning given to that term in clause 14.3;

(77)
Tag Option has the meaning given to that term in clause 14.2(4);

(78)
Tag Price has the meaning given to that term in clause 14.2(3);

(79)
Tag Terms has the meaning given to that term in clause 14.2(3);

(80)
Tagging Investors has the meaning given to that term in clause 14.4

(81)
Tagged Securities has the meaning given to that term in clause 14.2(4);

(82)
Third Party Purchaser has the meaning given to that term in clause 15;

(83)
Transferee has the meaning given to that term in clause 12.4(2).

(84)
Transferor has the meaning given to that term in clause 12.4(2).

(85)
Unsubscribed Securities has the meaning given to that term in clause 11.3(2).

1.2
Interpretation

(1)
Reference to:

(a)
one gender includes the others;

(b)
the singular includes the plural and the plural includes the singular;

(c)
a person includes a partnership, joint venture, unincorporated association, corporation and a Governmental Agency;

(d)
a person or party includes the party’s executors, administrators, successors and permitted assigns;

(e)
a statute, regulation or provision of a statute or regulation (Statutory Provision) includes:

(i)
that Statutory Provision as amended or re-enacted from time to time; and

(ii)
a statute, regulation or provision enacted in replacement of that Statutory Provision;

(f)
a right includes a benefit, remedy, discretion or power;

(g)
time is to local time in the place in which the principal place of business of the Company is located;

(h)
this document or any other document includes the document as novated, varied or replaced and despite any change in the identity of the parties;

(i)
document means this Investor Deed and includes all schedules and annexures to it;

(j)
a clause, schedule, annexure or exhibit is a reference to a clause, schedule, annexure or exhibit, as the case may be, of this document; and

(k)
$ or dollars is to Australian dollars, unless otherwise stated.

(2)
“Including” and similar expressions are not words of limitation.

(3)
Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.

(4)
Headings and the table of contents are for convenience only and do not form part of this document or affect its interpretation.

(5)
A provision of this document must not be construed to the disadvantage of a party merely because that party was responsible for the preparation of this document or the inclusion of the provision in it.

(6)
If an act must be done on a specified day which is not a Business Day, the act must be done instead on the next Business Day.

(7)
Where time is to be calculated by reference to a day or event, that day or the day of that event is excluded.

(8)
A reference in this document to “on a fully diluted, as converted basis” or similar assumes that each Security that is convertible to Shares is deemed to have converted at US$10.20 per Share. If an exchange rate is required to calculate US$ amounts, the latest exchange rate published on the RBA website shall be used.

(9)
A reference to “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent.

2
Investors and Directors

2.1
Initial Investors

The holders of all of the Securities as at the Effective Date, and the number of Securities held by each of them, are set out in column 2 and columns 4, 5 and 6 of the table in Part A of Schedule 1 respectively.
3
Directors

3.1
Minimum number of Directors

The minimum number of Directors is set out in row 2, column 3 of the table in Part A of Schedule 3.
3.2
Maximum number of Directors

The maximum number of Directors is set out in row 3, column 3 of the table in Part A of Schedule 3 or such larger number as determined by the Board.
3.3
Appointment and removal of observers and Directors by AgCentral

(1)
Notwithstanding any other provision of this document, at all times while it remains an Investor, AgCentral is entitled to appoint or remove such number of Directors or observers to the Board as it determines in its sole discretion (except the Nabors Director if the Nabors Director has been appointed to the Board in accordance with clause 3.3(3)).

(2)
The Company shall procure that any Director or observer appointments or removals notified to it by AgCentral are effected as soon as reasonably practicable.

(3)
In the event that the Company has a default or an event of default under the Founder Note entered into with Nabors, then, for so long as such default or event of default has not been cured or waived in accordance with such Founder Note, the number of Directors that make up the Board will be increased by one, and Nabors shall be entitled to appoint one additional director to serve on the Board (the Nabors Director), and to remove and/or replace the Nabors Director. The Company shall procure that any Director appointments or removals of the Nabors Directors notified to it by Nabors are effected as soon as reasonably practicable.

3.4
Observers

An observer has the right to be notified of and attend Board meetings (and receive copies of all Board papers), but does not have the right to vote nor the right to be counted in a quorum.
3.5
Chairperson

AgCentral is entitled to appoint one of its Directors appointed to the Board in accordance with clause 3.3(1) as the Chairperson and may remove from office any person so appointed and appoint another of its appointed Directors as the Chairperson in their place. As at the Effective Date, the Chairperson is Johnny Kahlbetzer.
3.6
Fees and expenses of Directors

(1)
The Company must pay the reasonable expenses incurred by Directors in relation to the business of the Company, including travel to and from each meeting of the Board.

(2)
No Director will be entitled to receive directors’ fees or other remuneration in connection with his or her role as a Director.

3.7
Alternate directors

(1)
A Director may, with the prior written approval of the Board, appoint an alternate director by written notice to the Company.

(2)
An alternate director may attend any Board meeting and vote on any resolution of the Board provided the Director that appointed the alternate is not present at the meeting.

(3)
An alternate director is entitled to a separate vote for each Director the alternate director represents in addition to any vote that alternate director may have as a Director.

(4)
An alternate director will automatically vacate his or her office as alternate director of the Company if the Director who appointed him or her ceases to be a Director.

3.8
Director acting in interests of his or her appointor

To the maximum extent permitted by Law, the parties agree that (1) a Director appointed by AgCentral may have regard to the interests of AgCentral in carrying out his or her duties as a Director, and (2) a Director appointed by Nabors may have regard to the interests of Nabors in carrying out his or her duties as a Director.
3.9
Wholly-owned subsidiaries

(1)
The parties agree that this clause 3 applies to each wholly-owned subsidiary of the Company and to the directors of each such company as if a reference in this clause:

(a)
to a Director is a reference to a director appointed by AgCentral to the board of the relevant wholly-owned subsidiary;

(b)
to the Board is a reference to the board of the relevant wholly-owned subsidiary; and

(c)
to a Company is a reference to the relevant wholly-owned subsidiary.

(2)
The Company must do, and must procure that each wholly-owned subsidiary does, all things required to give effect to this clause 3.9.

4
Board meetings

4.1
Board meetings

This clause 4 applies to each meeting of Directors.
4.2
Quorum

(1)
A quorum for a meeting of the Directors is set out in row 4, column 3 of the table in Part A of Schedule 3.

(2)
An alternate director who is present at a meeting of the Directors in place of his or her appointor will count for the purposes of determining whether a quorum is constituted.

4.3
Adjournment of meeting

If a quorum is not present at a meeting of the Directors:
(1)
the meeting is automatically deemed to be adjourned and the adjourned meeting will be held at the same time and the same place five Business Days after such meeting; and

(2)
the quorum for the adjourned meeting is the number of Directors set out row 5, column 3 of the table in Part A of Schedule 3 and if a quorum is not present at this meeting then the meeting is automatically dissolved.

4.4
No casting vote

The Chairperson has no casting vote in addition to the vote the Chairperson has as a Director.
4.5
Decisions of Directors

(1)
A meeting of Directors at which a quorum is present is competent to exercise powers and discretions vested in or exercisable by the Directors under this document or the Constitution.

(2)
All resolutions arising at a meeting of Directors must be decided, by a simple majority of votes cast by Directors present and entitled to vote on that resolution.

4.6
Conduct of Board meetings

Board meetings may be held by telephone or video conference or similar equipment so long as all of the participants can hear each other and such meetings will be as effective as if the Directors had met in person.
4.7
Frequency of meeting of Directors

Unless otherwise agreed by resolution, a meeting of the Directors must be held with such frequency as set out in row 6, column 3 of the table in Part A of Schedule 3.
4.8
Notice of meetings of Directors

(1)
Any Director may call a Board meeting by giving notice in accordance with this clause 4.8.

(2)
Unless agreed to the contrary by all the Directors, each Director must receive notice in writing of a Board meeting at least the number of days set out in row 7, column 3 of the table in Part A of Schedule 3 prior to such meeting.

(3)
The notice of meeting of the Board must set out:

(a)
the proposed time and location of the meeting;

(b)
an agenda identifying in reasonable detail the issues to be considered by the Directors at the meeting; and

(c)
copies of any relevant papers to be discussed at the meeting.

(4)
Unless agreed to the contrary by all the Directors, no resolution or business may be passed or transacted at any meeting of Directors except as specified in the notice of that meeting.

4.9
Interested Directors

(1)
A Director who has a material personal interest in a matter being considered by the Board must not consider the matter in question, vote on the matter, or sign any written resolution of the Directors concerning the matter, unless that Director has disclosed the general nature and extent of that interest to the Board at a meeting of the Directors prior to that matter being considered or voted on or written resolution signed.

(2)
A Director will not be deemed to have a material personal interest under clause 4.9(1) solely because that Director is a director, officer, employee or agent of AgCentral or of any Affiliate of AgCentral.

4.10
Wholly owned subsidiaries

The parties agree that this clause 4 applies to each wholly-owned subsidiary of the Company and to the directors of each such company as if a reference in this clause:
(1)
to a Director is a reference to a director appointed by AgCentral to the board of the relevant wholly-owned subsidiary;

(2)
to the Board is a reference to the board of the relevant wholly-owned subsidiary;

(3)
to the Chairperson is a reference to the chairperson of the relevant wholly-owned subsidiary appointed by the board of the relevant wholly-owned subsidiary from time to time; and

(4)
to the Constitution is a reference to the constitution of the relevant wholly-owned subsidiary.

5
Investor meetings

5.1
Investor meetings

This clause 5 applies to each meeting of Investors.
5.2
Quorum

(1)
A quorum for a meeting of the Investors is set out in row 2, column 3 of the table in Part B of Schedule 3.

(2)
An Investor may attend a meeting of Investors in person, by attorney, by proxy, or by authorised corporate representative.

5.3
Adjournment of meeting

If a quorum is not present at a meeting of the Investors:
(1)
the meeting is automatically deemed to have been adjourned and the adjourned meeting will be held at the same time and the same place on the day after such meeting; and

(2)
the quorum for the adjourned meeting shall be as set out in row 3, column 3 of the table in Part A of Schedule 3.

5.4
Chairperson

(1)
If the Chairperson is present at an Investors’ meeting, the Chairperson must act as the chairperson of that meeting.

(2)
If the Chairperson is not present at an Investors’ meeting, the Investors present may, by simple majority resolution, appoint another Director as the chairperson of the meeting.

5.5
Decisions of Investors

(1)
Subject to any special majority required as a matter of Law and other than in relation to Nabors Reserved Matters and Investor Reserved Matters, resolutions arising at a meeting of Investors are to be decided by a simple majority of votes cast by Investors entitled to vote on the resolution and present in person, by attorney, by proxy or by authorised corporate representative and voting and any such decision is for all purposes a decision of the Investors.

(2)
For the purposes of voting at a meeting of Investors, each Investor will be entitled to a number of votes in its Respective Proportion as if each Security held by that Investor that is convertible to Shares has converted to Shares on that date at a deemed conversion price of US$10.20 per Share and is combined with any existing Shares held by it, and for the avoidance of doubt, unless required by Law there shall not be separate meetings of each class of Security.

(3)
The Company must not, and must ensure that each Group Company does not, take any action or pass any resolution in respect of a Nabors Reserved Matter unless the action or resolution has received the approval of:

(a)
AgCentral; and

(b)
for so long as it holds Securities (or its Permitted Transferee holds Securities), Nabors (or its Permitted Transferee, as applicable).

(4)
The Company must not, and must ensure that each Group Company does not, take any action or pass any resolution in respect of an Investor Reserved Matter unless the action or resolution has received the unanimous approval of all Investors.

5.6
Conduct of meetings

Investor meetings may be held by telephone or video conference or similar equipment so long as all of the participants can hear each other and such meetings will be as effective as if the Investors had met in person.
5.7
Calling meetings of Investors

Subject to any notice period required by Law, unless the Investors consent in writing to shorter notice, all Investors entitled to receive notice of any meeting must be given notice in writing at least the number of days set out in row 4, column 3 of the table in Part B of Schedule 3 prior to such meeting.
6
Resolutions without a meeting

6.1
Signing

Subject to clause 6.2, if the requisite number of Investors or Directors (as the case may be) sign a document which:
(1)
was sent to all the relevant Investors or all Directors (as the case may be); and

(2)
contains a statement to the effect that they are in favour of a particular resolution set out in the document,

then for the purpose of this document a resolution in those terms is to be taken as having been passed at a meeting of Investors or a Board meeting (as the case may be), which meeting is taken to have been held on the day and at the time at which the document was last signed.
6.2
Requisite number of Investors or Directors

For the purposes of clause 6.1:
(1)
a document is signed by the requisite number of:

(a)
Investors, if it is signed, where required, in accordance with section 249A of the Corporations Act or otherwise if it is signed by the requisite Investors entitled to vote on the resolution (including the quorum requirements in clause 5.2); and

(b)
Directors, if it is signed by all Directors; and

(2)
two or more separate documents in identical terms, each of which is signed by one or more Investors or Directors (as the case may be), are to be taken to constitute one document.

7
Management

7.1
Management

The Board is responsible for the management of the Company and each other Group Company.
7.2
Delegation

(1)
The Board may, subject to clause 7.2(2), delegate to management of the Company all matters relating to the day to day affairs of the Company and each other Group Company.

(2)
The Board may in its absolute discretion, amend, revoke or replace any delegation made to management.

7.3
Maintenance of books and records

The Company must maintain, and must ensure that each Group Company maintains, its respective books and records in accordance with all applicable Laws in all material respects.

7.4
Conduct of business

The Company must (unless otherwise agreed in writing by all of the Investors):
(1)
properly manage the business of the Company and each other Group Company and observe and comply, in all material respects, with all Laws and the requirements of any Governmental Agency and maintain in all material respects all licences, consents and authorisations required by any Governmental Agency;

(2)
comply with this document;

(3)
conduct the Business in all material respects in accordance with the current Annual Budget and Business Plan approved by the Board; and

(4)
procure that each other Group Company acts in accordance with this document (to the extent applicable).

7.5
D&O Policy

The Company agrees to:
(1)
maintain a D&O Policy in respect of each Director and officer of the Company and each other Group Company; and

(2)
pay the premiums in respect of that D&O Policy in relation to the relevant Director’s or officer’s term in office (to the maximum extent permitted by the Law).

7.6
Indemnity deed

The Company must enter into a deed of access and indemnity with each director and officer of each Group Company (on terms acceptable to the Board) under which it indemnifies the directors and officers to the maximum extent permitted by Law and gives each director and officer a right (subject to certain limitations) to have access to and make copies of board papers and minutes in respect of the period during which the relevant director or officer is or was a director or officer.
8
Annual Budget and Business Plan

8.1
Conduct of business

The Company must conduct the Business at all times in accordance with the Annual Budget and Business Plan then in effect.
8.2
Adoption of the annual budget and business plans

The Board must adopt an Annual Budget and Business Plan each Financial Year in accordance with clause 8.5.
8.3
Preparation of draft annual budget and business plan

At least 60 days before the commencement of each Financial Year the Company must prepare and submit to the Board a draft annual budget and business plan for that Financial Year.
8.4
Contents of the draft annual budget and business plan

Each draft annual budget and business plan must, unless otherwise agreed with the Board:
(1)
set out in reasonable detail particulars of proposed business activities for the Financial Year;

(2)
provide details of expected revenue and expenditure of the Business for the Financial Year; and

(3)
contain a forecast income statement, balance sheet and cash flow statement for the Financial Year.

8.5
Board vote

(1)
The Board must consider and vote on the draft annual budget and business plan before the commencement of the Financial Year to which the annual budget and business plan relates.

(2)
The Board may approve the draft annual budget and business plan with or without amendment.

8.6
Failure to approve the annual budget and business plan

(1)
If the annual budget and business plan is not approved by the Board prior to the commencement of the Financial Year to which it relates, the Business must be conducted on the basis of the Annual Budget and Business Plan for the preceding Financial Year until a new annual budget and business plan is adopted in accordance with this clause 8.

(2)
The Company may at any time, and must if required by the Board, prepare a new or revised annual budget and business plan and submit it to the Board for approval.

9
Information rights

9.1
Board information

An AgCentral appointed Director may disclose any information received by that Director from the Company (including any Confidential Information), to AgCentral and the officers, employees, agents and advisers of AgCentral, provided that such disclosure does not breach any obligation of confidentiality that a Group Company has to any third party. The Nabors Director may disclose any information received by it from the Company (including any Confidential Information) to Nabors and the officers, employees, agents and advisers of Nabors, provided that such disclosure does not breach any obligation of confidentiality that a Group Company has to any third party.
9.2
Confidentiality restrictions

If disclosure of any information under clause 9.1 is prevented by confidentiality obligations binding on a Group Company, the relevant company must use its reasonable endeavours to seek any necessary consents or waivers to enable the disclosure of that information to AgCentral or Nabors, as applicable.
9.3
Nabors’ information rights

(1)
Subject to clause 9.3(2), for so long as Nabors (or its Permitted Transferee) is an Investor, Nabors (or its Permitted Transferee, as applicable) may:

(a)
visit and inspect the Company’s premises;

(b)
examine the Company’s books of account and records; and

(c)
discuss the Company’s affairs with the Company’s officers,

in each case to the extent reasonable for the purposes of pursuing a SPAC Transaction or monitoring its investment.
(2)
Nabors (or its Permitted Transferee, as applicable) may only exercise its right of access under clause 9.3(1) if Nabors (or its Permitted Transferee, as applicable):

(a)
has provided the Company with reasonable prior notice of the access requested; and

(b)
agrees to comply with the Company’s reasonable requirements and directions in relation to that access.

10
Restrictions on issue of Securities

10.1
Restriction on issue of further Securities

Subject to clause 10.2, the Company must not issue, agree to issue, or grant any option or right which may require an issue of, Shares or any other class of share or other form of Security (whether conditional or otherwise) without complying with clauses 11.1 to 11.6 (inclusive).

10.2
Exceptions

Clauses 10.1 and 11.1 to 11.6 (inclusive) do not apply to:
(1)
(Exit) any issue of Securities in connection with an Exit;

(2)
(conversion) any issue of Shares on conversion of any Convertible Notes or exercise of any rights or options granted by the Company prior to, or in accordance with, this document;

(3)
(management equity plan) any issue of Securities in connection with a Management Equity Plan;

(4)
(emergency funding) to AgCentral or an Affiliate of AgCentral, if the Board determines (acting reasonably) that an injection of funds:

(a)
is appropriate in order to ensure that a Group Company does not breach (or ceases to breach, or is prevented from breaching, where the Board reasonably believes that a breach is reasonably likely to occur) a covenant or condition of its external finance facilities;

(b)
is otherwise required by its external financiers; or

(c)
is necessary to ensure a Group Company does not become insolvent; or

provided that the process set out in clause 11 is followed after such injection of funds to give all other Investors holding Securities the opportunity to subscribe for the same type and class of new Securities on the same terms, to obtain their Respective Proportion of the new Securities.
11
Issue of Securities

11.1
Pro rata offer

Unless clause 10.2 applies, if the Company resolves to issue any Securities, then the Company must offer to all Investors (each an Offeree) Securities on the following terms (Offer):
(1)
each Offeree is entitled to subscribe for its Respective Proportion of the Securities proposed to be issued;

(2)
the Offeree may accept the Offer and subscribe for the Securities it applies for; and

(3)
the Offeree, if it has accepted the Offer, must pay the issue price per Security which must be the same for all the Securities of the class proposed to be issued. In the event that the Offeree does not pay the required issue price, such Offeree will be deemed to have rejected the Offer.

11.2
Offer Notice

The Company must make the Offer to each Offeree by giving a notice in writing (Offer Notice) to each Offeree specifying:
(1)
the total number of Securities proposed to be issued;

(2)
the number of Securities the Offeree is entitled to subscribe for (up to its Respective Proportion of the aggregate of all Securities proposed to be issued);

(3)
the type and class of Security to be issued; and

(4)
the terms of issue of the Securities (including the issue price and the proposed subscription date) which must be the same in all cases.

11.3
Response to Offer

Within 20 Business Days after the date of the Offer Notice, each Offeree must give notice to the Company stating:
(1)
that the Offeree accepts a portion or all of the Securities offered to it in the Offer Notice or rejects the Offer; and

(2)
if the Offeree wants to subscribe for a greater number of Securities than offered to it in the Offer Notice, the Offeree offers to subscribe for a specified number of additional Securities if not applied for by other Offerees under their respective Offers (Unsubscribed Securities).

11.4
Failure to respond

If an Offeree does not give a notice to the Company within the period specified in clause 11.3, the Offeree is deemed to have rejected the Offer.
11.5
Subscription by accepting Offerees

If an Offeree accepts a portion or all of the Securities referred to in the Offer, the Offeree may subscribe for the number of Securities specified in its notice of acceptance of its Offer on the terms specified in the Offer Notice.
11.6
Disposal to third parties

If any Securities are not taken up under the Offers then the Board may resolve to issue any Securities not taken up (on the same terms as specified in the Offer Notice):
(1)
firstly, to any Offerees that have offered to subscribe for Unsubscribed Securities under clause 11.3(2) (and, if there is competition between them, on a pro rata basis to their acceptances under clause 11.3(1)) but on the basis that no Offeree will be required to subscribe for more than the number of additional Securities specified in its notice under clause 11.3(2); and

(2)
secondly, if any shares are not taken up pursuant to the above clause (1), to any person (including any Investor), at any time within 90 days after the end of the period referred to in clause 11.3 on terms no more favourable to that person than those offered to Offerees.

Further, the Board may resolve to issue any Securities not taken up under subclause (1) above, but may not resolve to issue any Securities not taken up under subclause (2) above.
11.7
No obligation

No Investor is under any obligation to provide any funds, financial accommodation, guarantee or other similar commitment or comfort in relation to the Group by virtue of this document.
12
Transfers and Encumbrances

12.1
Restrictions on transfer of Securities

(1)
No Investor may transfer, sell or deal with any of its Securities for a period of one year from the date that it enters into this document except with the prior written consent of AgCentral or as expressly stated otherwise in the terms of any Convertible Notes in connection with an event of default thereunder.

(2)
Following the conclusion of the one-year lockup period set out in clause 12.1(1), an Investor must not transfer, sell or deal with any of its Securities except:

(a)
in the case of AgCentral and Nabors, in accordance with clause 12.4;

(b)
where the transfer is permitted under, and in accordance with, clause 13;

(c)
where the transfer is permitted under clause 14;

(d)
where required or permitted to do so under clause 15;

(e)
where required or permitted to do so under clause 16;

(f)
where required to do so under clause 17; or

(g)
with the prior written consent of the Board, such consent not to be unreasonably withheld.

(3)
For the purpose of clauses 12.1(1) and 12.1(2) the restriction extends to any synthetic or other means by which an Investor ceases to hold or reduces its exposure to the economic or voting elements of the Securities.

12.2
Transfers to a Competitor

Despite any other provision in this document to the contrary, any Investor (including, for the avoidance of doubt, AgCentral and Nabors) must not transfer any Securities to a Competitor unless all of the Securities on issue in the Company are transferred to such Competitor on a simultaneous basis.
12.3
Prohibition on Encumbrances

Any Investor (other than AgCentral or Nabors) must not grant or create any Encumbrance over any of its Securities without the written consent of AgCentral.
12.4
Right of First Offer — AgCentral and Nabors

(1)
Except where any of clauses 13, 14, 15, 16 or 17 apply:

(a)
AgCentral has a right of first refusal on the sale of any Founder Notes by Nabors; and

(b)
Nabors has a right of first refusal on the sale of any Founder Notes by AgCentral.

(2)
Except where any of clauses 13, 14, 15, 16 or 17 apply, if AgCentral or Nabors (as the case may be) (Transferor) wishes to transfer any Founder Notes, it must be first offer those Founder Notes to Nabors or AgCentral (as the case may be) (Transferee) (Sale Offer) by giving a notice in writing to the Transferee (Sale Notice) specifying:

(a)
the number of Founder Notes proposed to be sold;

(b)
the identity of the proposed Third Party Purchaser (if any);

(c)
the price per Founder Note offered to be paid by the Third Party Purchaser under the terms of the sale or the proposed price per Founder Note offered in the absence of a Third Party Purchaser; and

(d)
any other material terms of the sale (including the proposed date for completion of the sale).

(3)
Once given, a Sale Notice is irrevocable.

(4)
Within 20 Business Days of the date of the Sale Notice (Offer Acceptance Date), the Transferee must give a notice in writing to the Transferor stating:

(a)
that the Transferee accepts some or all of the Founder Notes offered to it in the Sale Notice; or

(b)
rejects the Sale Offer in full.

(5)
If the Transferee rejects the Sale Offer or accepts the Sale Offer in respect of only some of the Founder Notes, the Transferor may sell the Founder Notes not agreed to be bought by the Transferee to a Third Party Purchaser provided such sale is on no less favourable terms to those contained in the Sale Notice.

13
Permitted Transfers by Investors

Any Investor may transfer all (but not only some) of its Securities to a Permitted Transferee.
14
Tag Along

14.1
Tag along right

If AgCentral at any time proposes to transfer Securities comprising not less than 50% of its fully diluted interest in the Company, AgCentral must comply with clauses 14.2 to 14.6 except where clauses 13 or 15 apply or where the transfer is in connection with a solvent intragroup reorganisation.

14.2
Proposed Sale Notice

If AgCentral proposes to sell Securities comprising not less than 50% of its fully diluted interest in the Company to a Proposed Purchaser (defined below), and has not issued a Drag Along Notice pursuant to clause 15 it must give a notice (Proposed Sale Notice) to each Investor (Relevant Investor) on or before the date 20 Business Days prior to the proposed date of completion of the transfer specifying:
(1)
the identity of the person to whom AgCentral wishes to transfer the Sale Securities (defined below) (Proposed Purchaser);

(2)
the type, number and class of Securities proposed to be sold by AgCentral (Sale Securities);

(3)
the sale price for each Sale Security (Tag Price) and any other terms of the proposed sale to the Proposed Purchaser (Tag Terms);

(4)
that the Relevant Investor has an option (Tag Option) to direct AgCentral to include in the sale to the Proposed Purchaser such proportion of the Relevant Investor’s Securities as is determined by the Relevant Investor in an amount less than or equal to the proportion the Sale Securities bear to AgCentral’s fully diluted interest in the Company (Tagged Securities), at the Tag Price per Tagged Security and on the terms contained in the Tag Terms; and

(5)
the period during which the Tag Option may be exercised, which must not be less than 20 Business Days from the date of the Proposed Sale Notice.

14.3
Exercise of tag along right

Each Relevant Investor may serve a notice (Tag Along Notice) on AgCentral on or before the date 20 Business Days after the date of the Proposed Sale Notice specifying that it wishes to transfer to the Proposed Purchaser its Tagged Securities.
14.4
Effect of a Tag Along Notice

If AgCentral receives a Tag Along Notice from one or more of the Relevant Investors (Tagging Investors), then AgCentral must not transfer the Sale Securities to the Proposed Purchaser unless the Proposed Purchaser purchases the Tagged Securities of the Tagging Investors:
(1)
at the same time as the acquisition of the Sale Securities;

(2)
for the consideration per Security specified in the Proposed Sale Notice; and

(3)
subject to clauses 14.7 and 14.8 on terms no less favourable to the Tagging Investors than the terms on which AgCentral proposes to sell the Sale Securities.

14.5
Completion of the sale

Completion of the sale of the Tagged Securities must take place on the same date as the completion of the sale of the Sale Securities.
14.6
Lapsing of Tag Along Notice

If a Tag Along Notice is not served by a Relevant Investor on AgCentral on or before the date 20 Business Days after the date of the Proposed Sale Notice then AgCentral will be free to sell the Sale Securities to the Proposed Purchaser on the terms set out in the Proposed Sale Notice.
14.7
Consideration

The consideration payable by the Proposed Purchaser for the Tagged Securities (which need not be cash consideration) must be the same on a per Security basis, as payable by the Proposed Purchaser to AgCentral for each Security of that same type or class, but may be different as between classes of Securities to be sold.

14.8
Warranties on transfer of the Tagged Securities

AgCentral may require each Tagging Investor to give reasonable representations and warranties under any agreements relating to the purchase of such Tagged Securities, the Business or the Group (and such Tagging Investor shall give such representations and warranties) provided that:
(1)
such representations and warranties are given on an equivalent basis by AgCentral;

(2)
such representations and warranties are given on a several (but not joint) basis; and

(3)
the liability of each Tagging Investor arising from a breach of any such representations and warranties is limited to the proportion of the consideration actually received by the Tagging Investor.

15
Drag along

15.1
Drag Along Right

If:
(1)
AgCentral receives a bona fide offer from an unrelated third party (Third Party Purchaser) to purchase more than 50% of its Securities (on an as-converted basis, including with respect to any Convertible Notes); and

(2)
for so long as Nabors (or its Permitted Transferee) holds Securities, Nabors (or its Permitted Transferee, as applicable) approves the exercise of the Drag Along Right in writing,

AgCentral has the right (Drag Along Right) to require all of the other Investors (Dragged Investors) to sell an equivalent proportion of their Securities to the Third Party Purchaser under this clause 15.
15.2
Exercise of Drag Along Right

If AgCentral wishes to exercise the Drag Along Right it must serve a notice on the Dragged Investors (Drag Along Notice) on or before the date 20 Business Days prior to the proposed date of transfer of all of the Securities to the Third Party Purchaser, specifying:
(1)
the identity of the proposed Third Party Purchaser;

(2)
the type, number and class of Securities proposed to be sold by AgCentral and the proportion of Securities held by AgCentral proposed to be sold by AgCentral;

(3)
the sale price of each Security (Drag Price) to be sold by AgCentral, and, by virtue of the operation of this clause 15, the Dragged Investors and any other terms of the proposed sale (Drag Sale Terms); and

(4)
that AgCentral requires the Dragged Investors to transfer an equivalent proportion of their Securities (Dragged Securities) to the Third Party Purchaser at the Drag Price, on terms no less favourable to the Dragged Investor than the Drag Sale Terms.

15.3
Effect of Drag Along Notice

If a Drag Along Notice is served upon the Dragged Investors, then:
(1)
the Dragged Investors must sell their Dragged Securities to the Third Party Purchaser on the terms stated in the Drag Along Notice; and

(2)
AgCentral and the Dragged Investors must take all actions and execute such documentation as is reasonably necessary or required to effect the proposed sale to the Third Party Purchaser.

15.4
Withdrawal of Drag Along Notice

(1)
A Drag Along Notice may be withdrawn by AgCentral at any time by written notice to each Dragged Investor (with a copy to the Company).

(2)
If the Drag Along Notice is withdrawn, AgCentral may not sell any of its Securities to the Third Party Purchaser specified in the Drag Along Notice without first complying again with its obligations under, at its sole discretion, either this 15 or clause 14.

15.5
Consideration for Dragged Shares

The consideration payable by the Third Party Purchaser for the Dragged Securities (which need not be cash consideration) must be the same in value, on a per Security basis, as payable by the Third Party Purchaser to AgCentral for its Securities but may be different as between classes of Securities to be sold. Notwithstanding anything in this clause 15 to the contrary, if AgCentral or any of its respective Affiliates, directly or indirectly, receive any consideration from the Third Party Purchaser or any of its Affiliates in connection with, or pursuant to oral or written agreements entered into substantially contemporaneously with, the proposed transaction set forth in the Drag Along Notice (including any payment for non-compete covenants, consulting arrangements or advisory or transaction services) other than the consideration that is received by the Dragged Investors on a pro rata basis as described in the prior sentence, then AgCentral shall cause each of the Dragged Investors to receive their pro rata share, determined by reference to the respective amounts of consideration otherwise payable to each Investor (including the Dragged Investors) as part of the Drag-Along Sale, of such consideration.
15.6
Completion of the sale

Completion of the sale of the Dragged Securities must take place on the same date as the completion of the sale of the Securities sold by AgCentral.
15.7
Application to New Investors

If any person (other than a Third Party Purchaser), following the issue of a Drag Along Notice, becomes an Investor (New Investor), then a Drag Along Notice will be deemed to have been served on the New Investor on the same terms as the previous Drag Along Notice, and the New Investor will be required to sell all the Securities acquired by it to the Third Party Purchaser and the provisions of this clause 15 will apply, with appropriate changes, to the New Investor.
15.8
Warranties on transfer of the Dragged Securities

AgCentral may require each Dragged Investor to give reasonable representations and warranties under any agreements relating to the purchase of such Dragged Securities, the Business or the Group (and such Dragged Investor shall give such representations and warranties) provided that:
(1)
such representations and warranties are given on an equivalent basis by AgCentral;

(2)
such representations and warranties are given on a several (but not joint) basis; and

(3)
the liability of each Dragged Investor arising from a breach of any such representations and warranties is limited to the proportion of the consideration actually received by the Dragged Investor.

16
Exit

16.1
Approval required

(1)
If AgCentral notifies the Investors that it wishes to pursue an Exit, each Investor will, as considered reasonably necessary or desirable by AgCentral in connection with such Exit, use reasonable endeavours to ensure that the Exit occurs in accordance with the proposal of AgCentral.

(2)
Despite any other clause of this document, no Exit will occur without (x) the prior written consent of AgCentral and, (y) to the extent the Exit is a Share Sale or an Asset Sale, the prior written consent of Nabors only to the extent such Exit would or is likely to result in Nabors receiving proceeds of less than 110% of its initial aggregate investment in the Founder Notes.

16.2
Appointment of Financial Adviser

The Board may, at the Company’s cost, appoint an independent investment bank of good standing (Financial Adviser) to act on behalf of the Company and the Investors to:
(1)
advise them on the best strategy for achieving an Exit as soon as practicable in a manner which seeks to maximise the return the Investors will achieve on their investment;

(2)
make a recommendation to the Company on whether to proceed with an IPO, Share Sale, Asset Sale or SPAC Transaction or whether to commence preparations concurrently for more than one of those Exit options; and

(3)
if the Board accepts the recommendation of the Financial Advisor, manage the Exit.

16.3
Nabors’ matching right

(1)
Prior to AgCentral entering into any binding transaction documents to effect a Share Sale or Asset Sale to a Third Party Purchaser (Exit Proposal), the Company must provide written notice of the Exit Proposal to Nabors (Exit Notice). The Exit Notice must contain:

(a)
the identity of the proposed Third Party Purchaser;

(b)
the price offered to be paid by the Third Party Purchaser under the terms of the Exit Proposal; and

(c)
any other material terms of the Exit Proposal (including the proposed date of completion of the Share Sale or Asset Sale (as the case may be)).

(2)
No later than 20 Business Days after receipt of the Exit Notice, Nabors may provide written notice to the Company and AgCentral advising them that it will effect the Share Sale or Asset Sale (as applicable) on the same terms as the Exit Proposal by taking the place of the Third Party Purchaser (Matched Exit Notice). A Matched Exit Notice is irrevocable, and Nabors must enter into binding transaction documents to effect the Share Sale or Asset Sale (as applicable) within 20 Business Days following receipt by the Company and AgCentral of a Matched Exit Notice.

(3)
Notwithstanding any other provision of this clause 16.3, any Share Sale or Asset Sale undertaken by Nabors under this clause 16.3 must be for cash consideration only, and the binding transaction document must provide that such transaction will be completed no later than 20 Business Days after the anticipated closing date of the Exit Proposal.

16.4
IPO

(1)
If the Board wishes to pursue an IPO then the Company must give a notice to each Investor advising them of the intended IPO and each Investor shall cooperate and use all reasonable endeavours in applying to an Eligible Financial Market nominated by the Board for:

(a)
the admission of the Company or a new holding company of the Company to the official list of such Eligible Financial Market; and

(b)
the official quotation of the Shares or shares of the holding company on such Eligible Financial Market,

as soon as reasonably practicable after service of the notice.
(2)
On and after the date on which a notice is given under clause 16.3(1), each Investor must take all actions reasonably required by the Board to achieve the listing of the Company or an applicable holding company and quotation of the Shares or shares of the holding company on the nominated stock exchange including:

(a)
taking all actions necessary or which are determined by the Board (acting reasonably) to be appropriate to implement the conversion of the Company into a public company (or the incorporation of a new public company as a holding company of the Company;

(b)
exercise all rights it has in relation to the Company and the Securities to procure (as far as they are able) that an IPO is achieved in accordance with the approved proposal of the Board;

(c)
taking into account the recommendations of the underwriters, joint lead managers and financial advisers, act in good faith to sell down or (via lockup for a customary period) retain on the IPO such interest in the Company (or the entity being listed) as the Board acting reasonably considers necessary in order to maximise the success of the IPO;

(d)
if recommended by the underwriters, joint lead managers or financial adviser in relation to the IPO, do all things reasonably necessary to effect a change in the number and mix of Securities issued by the Company (or any other relevant Group Company);

(e)
assist the Company in preparing a prospectus or similar disclosure document;

(f)
do all things reasonably necessary to obtain requisite approvals of the ASX or any other recognised stock exchange and securityholders for the IPO;

(g)
provide all reasonable assistance for marketing activities, including road shows;

(h)
entering into underwriting or similar agreements and making customary warranties, covenants and indemnities; and

(i)
entering into any escrow arrangements reasonably recommended by the Financial Adviser, the Board, or which are otherwise required by a stock exchange in relation to shares held by them.

(3)
Without limiting clauses 16.3(1) and 16.3(2), the Company must:

(a)
pay the costs of preparing the prospectus, advisory fees, underwriting commissions (if any), expenses of due diligence investigations, stock exchange fees, fees of the relevant regulatory authorities, legal fees, expert’s fees, printing expenses and postage expenses in connection with an IPO; and

(b)
use its best endeavours to satisfy all terms and conditions of admission to listing imposed by the relevant stock exchange.

16.5
Asset Sale

In the case of an Asset Sale:
(1)
the Company must notify all Investors of the Asset Sale no later than 20 Business Days after a binding agreement in relation to the proposed Asset Sale has been executed by the Company; and

(2)
if required by the Company, the parties must, as soon as is practicable after completion of the Asset Sale, take all actions and execute all documents necessary to distribute the proceeds of the Asset Sale to the Investors and, if required by the Board, wind up the Company.

17
Default

17.1
Event of Default

Each of the following is an Event of Default in relation to an Investor (other than AgCentral):
(1)
an Investor breaches any material obligation in this document, and AgCentral gives a notice to the Investor of the breach and, if the breach is capable of remedy, the Investor does not remedy the breach within 20 Business Days of the date of that notice; provided that AgCentral shall cooperate in good faith with the Investor to cure such breach;

(2)
an Insolvency Event occurs in relation to an Investor and AgCentral gives a notice to the Investor of the Insolvency Event and, if the event is capable of remedy, the Investor does not remedy the event within 20 Business Days of the date of that notice; or

(3)
a Change of Control occurs in relation to an Investor without the prior written approval of AgCentral.

17.2
Change of Control

(1)
A Change of Control occurs in relation to a body corporate or entity (the body) where:

(a)
an entity that Controls the body ceases to Control the body; or

(b)
an entity that does not Control the body comes to Control the body.

(2)
No Change of Control occurs if:

(a)
the entity that ceases to Control the body under clause 17.2(1)(a) was, immediately beforehand, Controlled by a body corporate that Controls the body; or

(b)
the entity that comes to Control the body under clause 17.2(1)(b) is, immediately afterward, a wholly — owned subsidiary of a body corporate that previously Controlled and continues to Control the body.

(c)
the purported Change of Control occurs, directly or indirectly, as a result of a transfer of publicly-traded equity.

(3)
In this clause body corporate has the meaning given in section 9 of the Corporations Act and entity has the meaning given in section 64A of the Corporations Act.

17.3
Notification of the occurrence of an Event of Default

An Investor must notify each of the other Investors and the Company as soon as it becomes aware of the occurrence of, or likely occurrence of, an Event of Default in relation to it.
17.4
Transfers upon an Event of Default

If an Event of Default occurs in relation to an Investor (other than AgCentral or Nabors) (Defaulting Investor) the Company must, if instructed to do so by AgCentral within 20 Business Days of being so instructed, serve a notice on AgCentral, offering to transfer all of the Defaulting Investor’s Securities (Default Sale Securities) to AgCentral or its nominee for the Sale Price. If AgCentral elects to take up such offer then such Defaulting Investor shall transfer its Default Sale Securities to AgCentral within 10 Business Days of such election provided that AgCentral pays that Defaulting Investor the Sale Price.
17.5
Determination of Sale Price

The Sale Price for the purposes of this clause 17 is 90% of the aggregate issue or acquisition price paid by the Defaulting Investor for the Default Sale Securities.
17.6
No prejudice

The rights of the Investors under this clause 17 are without prejudice to any rights an Investor may have against any other Investor in relation to any Event of Default or other breach of this document.
17.7
Attorney

Each Investor irrevocably appoints the Company as its attorney to sign all documents and take all actions on its behalf to effect the transfer of all Default Sale Securities to AgCentral (or its nominee) at the Sale Price in accordance with this clause 17.
18
New Investors

18.1
Deed of Accession

(1)
An Investor who proposes to transfer any Securities to anyone other than another Investor must ensure that the transferee enters into a Deed of Accession before the transfer takes place.

(2)
Before issuing Securities to anyone other than another Investor, the Company must ensure that the person to whom the Securities are to be issued enters into a Deed of Accession.

18.2
Restrictions on registration of New Investors

The Company must not register a person as the holder of any Securities which is transferred to that person unless:
(1)
the transfer is in accordance with clause 13, 14, 15 or 16; and

(2)
clause 18.1 has been complied with.

19
Competition

19.1
Acknowledgment

In consideration of the benefits to be derived by the Investors by entering into this document, the Investors are willing to severally enter into the covenants contained in this clause 19 and also separately acknowledge that these provisions constitute reasonable protection for the Investors’ interests taking into account the benefits to be received separately by each Investor under this document.
19.2
Non-compete

During the Restricted Period and within the Restricted Area, each Investor undertakes to the Company that neither it nor any of its Affiliates will engage in or be involved in (either directly or indirectly and whether solely or jointly with any other person and whether as principal, agent, director, executive officer, employee, shareholder, investor, partner, joint venturer, adviser, consultant to or in any entity or otherwise) a Competing Business.
19.3
Non-solicit

(1)
During the Restricted Period, each Investor (including, for the avoidance of doubt, AgCentral and Nabors) undertakes to the Company that neither it nor any of its Affiliates will (either directly or indirectly and whether solely or jointly with any other person and whether as principal, agent, director, executive officer, employee, shareholder, partner, joint venturer, adviser, consultant to or in any entity or otherwise):

(a)
entice away from the Group (or approach or communicate with for such purpose):

(i)
any material customer of the Business;

(ii)
any material supplier to the Business;

(iii)
any material employee of the Business; or

(b)
accept the custom of any client or customer of the Group or approach any person whom the Investor is aware is a customer or client of the Group for the purpose of persuading that person to cease doing business with the Group or reduce the amount of business that the customer or client would normally do with the Group.

(2)
During the Restricted Period, each Investor undertakes to the Company that neither it nor any of its Affiliates will (either directly or indirectly and whether solely or jointly with any other person and whether as principal, agent, director, executive officer, employee, shareholder, partner, joint venturer, adviser, consultant to or in any entity or otherwise) approach any person whom the Investor is aware is an agent or employee of the Group or occupying a senior management position for the purpose of recruiting that person.

19.4
Independence

Each of clauses 19.2 and 19.3 has effect as multiple, separate and independent restraints consisting of each separate restraint set out in clauses 19.2 and 19.3 combined with each individual Restricted Area and each individual Restricted Period.

19.5
Severability

Each Investor acknowledges that each of the prohibitions and restrictions contained in this clause 19:
(1)
is to be read and construed and is to have effect as a separate severable and independent prohibition or restriction and will be enforceable accordingly; and

(2)
confers a benefit on the other Investors which is no more than that which is reasonably and necessarily required by the Investors to protect their interests in the Business.

19.6
Acknowledgement

Each Investor acknowledges that all the prohibitions and restrictions contained in this clause 19 are reasonable in the circumstances and necessary to protect the interests of the other Investors in the Business.
19.7
Injunction

Each Investor acknowledges that monetary damages alone will not be adequate compensation to the other Investors from breach of this clause 19 and that the Investors and the Company are entitled to seek (in addition to any other remedies the Investors and the Company may be able to seek but subject to the discretion of the court) an injunction from a court of competent jurisdiction if an Investor or any of its Affiliates fails to comply with any of the provisions of clause 19.
19.8
Exception

Nothing in this clause 19 will restrict an Investor or any of its Affiliates from:
(1)
holding or acquiring (either directly or indirectly) up to 5% of the issued ordinary shares in the capital of any entity listed on the ASX or an Eligible Financial Market; or

(2)
recruiting a person through a recruitment agency or as a response to a newspaper, web page or other public employment advertisement where the employing business is not the same as or similar to the business of the Company, except if the agency specifically targets employees of the Company or being approached by a person without having previously solicited such person.

20
Trustees

20.1
Acknowledgment

Each of the parties entering into this document in its capacity as a trustee of a trust (each a Relevant Trustee) enters into this document in its capacity as trustee of that trust (the Relevant Trust).
20.2
Trustee representations and warranties

Each Relevant Trustee represents and warrants to the other parties, that in respect of the Relevant Trust:
(1)
the Relevant Trust has been validly created and is in existence as at the date of this document;

(2)
it has been validly appointed as trustee of the Relevant Trust;

(3)
there are no proceedings, facts, matters or circumstances which could have a material effect on the assets or financial position of the Relevant Trust;

(4)
it is the only trustee of the Relevant Trust and no action has been taken or is proposed to be taken to remove it as trustee of the Relevant Trust;

(5)
it has the power under the terms of the trust deed establishing the Relevant Trust to enter into and comply with its obligations under this document;

(6)
it has considered the purpose of this document and considers that entry into this document is for the benefit of the beneficiaries of the Relevant Trust;

(7)
it has a right to be indemnified out of the Relevant Trust’s assets in respect of all the obligations incurred by it under this document; and

(8)
no action has been taken or is proposed to be taken to terminate the Relevant Trust.

20.3
Capacity limitation of liability

(1)
Any liability arising under or in connection with this document is limited to, and may be enforced against the Relevant Trustee only to the extent to which it can be satisfied out of the assets of the Relevant Trust out of which the Relevant Trustee is entitled to be indemnified.

(2)
The limitation of the Relevant Trustee’s liability applies despite any other provision of this document (but subject to clause 20.5) and extends to all liabilities and obligations of the Relevant Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this document.

20.4
Limited rights to sue

No party may sue the Relevant Trustee in any capacity other than as trustee of the Relevant Trust, including seeking the appointment of a receiver (except in relation to property of the Relevant Trust), a liquidator, an administrator, or any similar person to the Relevant Trustee or prove in any liquidation, administration or arrangement of or affecting the Relevant Trustee (except in relation to property of the Relevant Trust).
20.5
Exceptions

Clauses 20.3 and 20.4 do not apply to:
(1)
any obligation or liability of the Relevant Trustee to the extent it is not satisfied under the deed governing the Relevant Trust or to the extent there is a reduction in the extent of the Relevant Trustee’s indemnification out of the assets of the Relevant Trust as a result of the Relevant Trustee’s fraud, negligence or breach of trust; or

(2)
to any claim for a breach of any of the representations and warranties in clause 20.2.

20.6
Limited authority

No attorney, agent, receiver or receiver and manager appointed in accordance with this document has authority to act on behalf of the Relevant Trustee in a way which exposes the Relevant Trustee to any personal liability.
20.7
No limitation

This clause does not limit any rights which the Relevant Trustee has to be indemnified out of the assets of the Relevant Trust.
21
Warranties

Each party represents and warrants to the other parties that:
(1)
other than in the case of a party that is a natural person, it is an entity validly existing under the laws of its place of incorporation or establishment;

(2)
it has full power and capacity to enter into and perform its obligations under this document and to carry out the acts and transactions contemplated by this document;

(3)
other than in the case of a party that is a natural person, all necessary authorisations for the execution, delivery and performance by it of this document and for the carrying out of the acts and transactions contemplated by this document have been obtained;

(4)
this document is valid and binding upon it;

(5)
the execution, delivery and performance of this document:

(a)
other than in the case of a party that is a natural person, complies with its constitution or other constituent documents (as applicable); and

(b)
does not constitute a breach of any law or obligation, or cause or result in a default under any agreement, or Encumbrance by which it is bound and which would prevent it from entering into and performing its obligations under this document; and

(6)
it has not suffered, and will not suffer by performing any or all of its obligations under this document, an Insolvency Event.

22
Disclosure and confidentiality

22.1
Confidential Information

A party must not disclose Confidential Information except:
(1)
in the case of an Investor, where permitted under clause 22.2; and

(2)
in any other case, where permitted under clause 22.3.

22.2
Disclosure by Investors

(1)
Each Investor (including its officers, employees, agents and advisers) may disclose any Confidential Information to:

(a)
any Affiliate of that Investor;

(b)
in the case of AgCentral in connection with an Exit;

(c)
subject to clause 22.5, any Prospective Purchaser; or

(d)
any other officer, employee, or adviser of that Investor or any officer, employee, or adviser of the other persons specified in this clause 22.2(1).

(2)
An Investor must procure that any person to whom information is disclosed by that Investor under clause 22.2(1) keeps such information confidential and does not disclose the information to any other person except with the prior written consent of each of the other Investors.

22.3
Exceptions

(1)
Despite any other provision of this clause 22 to the contrary, but subject to clause 22.3(2), a party may disclose Confidential Information to:

(a)
any person to whom it is required to disclose the information by Law;

(b)
any person to the extent necessary in connection with the exercise of any rights under this document;

(c)
any Governmental Agency where required by that Governmental Agency; or

(d)
any stock exchange on which its Shares, or the securities of any of its Affiliates, are listed if required by the listing or exchange rules of such stock exchange.

(2)
A party who is required to disclose information under clause 22.3(1) must use commercially reasonable endeavours to, and to the maximum extent permitted by Law to, limit the form and content of that disclosure.

22.4
Competitors

Notwithstanding any other provision in this document to the contrary, an Investor must not disclose any information to any person engaged or involved in (either directly or indirectly and whether solely or jointly with any other person and whether as principal, agent, director, executive officer, employee, shareholder, investor, partner, joint venturer, adviser, consultant to or in any entity or otherwise) a Competing Business.
22.5
Prospective Purchasers

(1)
An Investor must not disclose any information to a Prospective Purchaser under clause 22.2(1) unless the Board has approved in writing the information to be disclosed and the Prospective Purchaser:

(a)
is a bona fide purchaser and is of good financial standing and reputation; and

(b)
prior to being provided with any such information, enters into a confidentiality agreement (the form of which has been approved by the Board acting reasonably) with the Investor.

(2)
The Investor must require that a Prospective Purchaser destroys any information provided by the Investor to the Prospective Purchaser under clause 22.2(1) if the Prospective Purchaser has not purchased the Investor’s interest on or before the date six months after the date of entry into the confidentiality agreement referred to in clause 22.5(1).

23
Notices

23.1
General

A notice, demand, certification, process or other communication relating to this document must be in writing in English and may be given by an agent of the sender.
23.2
How to give a communication

In addition to any other lawful means, a communication may be given by being:
(1)
personally delivered;

(2)
left at the party’s current delivery address for notices;

(3)
sent to the party’s current postal address for notices by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail; or

(4)
sent by email to the party’s current email address for notices.

23.3
Particulars for delivery of notices

(1)
The particulars for delivery of notices are as initially set out at the commencement of this document and column 4 of the table in Part A of Schedule 1 and in the Deed of Accession (as the case may be).

(2)
Each party may change its particulars for delivery of notices by notice to each other party.

23.4
Communications by post

Subject to clause 23.5, a communication is given if posted:
(1)
within Australia to an Australian postal address, three Business Days after posting; or

(2)
outside of Australia to an Australian postal address or within Australia to an address outside of Australia, 10 Business Days after posting.

23.5
Communications by email

Subject to clause 23.5, a communication sent by email will be deemed to be received on the earlier of the sender receiving an automated message confirming delivery or, provided no automated message is received, three hours after the time the email was sent by the sender, such time to be determined by reference to the device from which the email was sent.

23.6
After hours communications

If a communication is given:
(1)
after 5.00pm in the place of receipt; or

(2)
on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt,

it is taken as having been given at 9.00am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.
24
Duties, costs and expenses

24.1
Fees and costs

Each party must pay its own legal and other fees, costs and expenses in connection with the negotiation, preparation, execution and registration of this document.
24.2
Stamp duty

The Company, as between the parties, is liable for and must pay all stamp duty (including any fine or penalty except where it arises from default by another party) on or relating to this document, any document executed under it or any dutiable transaction evidenced or effected by it except in respect of any transfer of Shares, where unless otherwise agreed by the parties to such transfer, stamp duty in respect of such transfer will be borne by the transferee.
25
Not used

26
Termination

(1)
An Investor ceases to be bound by this document, and will be released from its liabilities or obligations under or in connection with this document, once it ceases to hold any Securities.

(2)
This document terminates:

(a)
when so determined by written agreement between all Investors;

(b)
when one Investor holds all of the issued Securities;

(c)
when shares are allotted on an IPO; or

(d)
upon completion of a SPAC Transaction.

(3)
Clauses 26(1) and 26(2) do not affect:

(a)
any obligations or rights which accrue prior to this document ceasing to bind an Investor or terminating; or

(b)
clauses 19, 22 or any other provision of this document which is expressed to come into effect on, or to continue in effect after, this document ceasing to bind an Investor or terminating.

27
Management Equity Plan

27.1
Notwithstanding anything to the contrary in this document

(1)
any Management Shares will be subject to the rules of the relevant incentive plan under which they are issued and not subject to the provisions of this document;

(2)
excluding the definition of “Management Shares”, any defined term which could be interpreted to include Management Shares or holders of Management Shares must be interpreted to exclude Management Shares (including “Shares”, “Securities” and “Investor”) unless this document expressly provides otherwise;

(3)
Management Shares may only be disposed of in compliance with the rules of the Management Equity Plan or other applicable employee incentive plan; and

(4)
any holder of Management Shares is not bound by, or entitled to receive any benefit or rights under, the terms of this document unless that person is otherwise a party to this document in another capacity.

28
General

28.1
Not used

28.2
Inconsistency with Constitution

(1)
If there is any inconsistency between this document and the Constitution, this document prevails to the extent of that inconsistency.

(2)
At the written request of any party, all parties must take all necessary steps, including voting in favour of any resolution, to amend the Constitution to remove that inconsistency.

28.3
No partnership, etc

(1)
This document does not create or evidence a partnership, joint venture or a fiduciary relationship or the relationship of principal and agent between the parties.

(2)
Except as specifically provided in this document, no Investor has authority to act as agent or representative of or in any way bind or commit another Investor to any obligation.

(3)
For the avoidance of doubt, this document does not create an obligation on any Investor to fund additional money into the Company.

28.4
Severability

If any provision in this document is unenforceable, illegal or void, then such provisions will be severed from the rest of this document, which shall otherwise remain in force.
28.5
Entire understanding

(1)
This document and the Constitution:

(a)
constitute the entire agreement and understanding between the parties on all matters connected with the subject matter of this document; and

(b)
supersede any prior written agreement or understanding on all matters connected with the subject matter of this document.

(2)
Each party has entered into this document without relying on any representation by any other party or any person purporting to represent that party.

28.6
Variation

This document may only be varied in writing signed by all parties.
28.7
Waiver

(1)
A party’s failure or delay to exercise a power or right does not operate as a waiver of that power or right.

(2)
The exercise of a power or right does not preclude either its exercise in the future or the exercise of any other power or right.

(3)
A waiver is not effective unless it is in writing.

(4)
Waivers of a power or right are effective only in respect of the specific instance to which they relate and for the specific purpose for which they are given.

28.8
Consent

Unless stated otherwise in this document, a party may grant or withhold any consent required of it under this document in its absolute discretion and need not act reasonably in doing so.
28.9
Further assurance

Each party must promptly, and at its own cost, take all actions (including executing all documents) necessary or desirable to give full effect to this document.
28.10
Governing law and jurisdiction

(1)
The law of the place set out in row 5, column 3 of the table in Schedule 2 governs this document.

(2)
The parties submit to the non-exclusive jurisdiction of the courts of the place set out in row 6, column 3 of the table in Schedule 2 and of the Commonwealth of Australia.

Schedule 1 — Investors
All Investors as at the Effective Date
(1) Row	(2) Investor	(3) Notice details	(4) Number (and percentage) of Shares	(5) Number (and type) of other Securities	(6) Number (and percentage) of Shares (fully diluted)
1.	AgCentral Energy Pty Ltd	[***] Email: [***] Attention: Alec Waugh	25,129,140 (100%)	179,085,306 (Convertible Notes) with an aggregate balance owing of AUD$ 23,418,794.27	26,718,633 (99.09%)
2.	Nabors Lux 2 S.a.r.l.	[***] Email: [***] Attention: General Counsel	0 (0%)	2,500,000 (Convertible Notes) with an aggregate balance owing of US$ 2,500,000	245,098 (0.91%)

Schedule I-1

Schedule 2 — Business matters
1 Relevant matter and clause
2 Business – clause 1.1(6)
The development, manufacturing and commercialisation of:
a.
concentrating solar thermal power generation technology;

b.
green fuel technology and projects;

c.
concentrated solar thermal power generation plants and projects and associated technology; and

d.
specialised components necessary for concentrated solar thermal power plants.

3 Restricted Area – clause 1.1(64)
1.
Chile, China, Egypt, India, Israel, Mexico, Morocco, Saudi Arabia, South Africa, United Arab Emirates, United States of America and Australia

2.
Australia

3.
New South Wales, Queensland, South Australia, Victoria, Australian Capital Territory and Tasmania

4.
New South Wales, Queensland, South Australia and Victoria

5.
New South Wales, Queensland and South Australia

4 Restricted Period – clause 1.1(65)	The date that is 24 months after the date the Investor ceases to hold any Securities
5 Governing law – clause 28.10(1)	New South Wales, Australia
6 Courts – clause 28.10(2)	New South Wales, Australia

Schedule II-1

Schedule 3 — Board and Investor matters
Part A — Board matters
1 Relevant matter and clause
2 Minimum number of Directors – clause 3.1	5 (including any Management Directors)
3 Maximum number of Directors – clause 3.2	7 (including any Management Directors)
4 Quorum – clause 4.2(1)	A simple majority of Directors, provided that at least one Director appointed by AgCentral is in attendance
5 Quorum on adjournment – clause 4.3(2)	Any two directors
6 Frequency – clause 4.7	Quarterly, or as otherwise agreed by unanimous resolution of the Board
7 Notice – clause 4.8(2)	5 Business Days
Part B — Investor matters
1 Relevant matter and clause
2 Quorum – clause 5.2	Two Investors present and entitled to vote, one being AgCentral and the other being Nabors
3 Quorum on adjournment – clause 5.3(2)	AgCentral and Nabors being present
4 Notice – clause 5.7	10 Business Days (or 3 Business Days where the meeting is in connection with an Exit)

Schedule III-1

Schedule 4 — Reserved Matters
Part A — Nabors Reserved Matters
Each of the following matters or actions require approval as a Nabors Reserved Matter before being effected by the Group:
1
(dividends) declare, make or pay a dividend or other distribution, or adopt or vary a dividend policy for the Group Company, or undertake any buy-back, redemption, cancellation, reduction of capital or purchase by the Group Company of securities on a pro-rata basis;

2
(creation of subsidiaries) create or hold shares in any subsidiary that is not a wholly-owned subsidiary of a Group Company;

3
(disposal of subsidiary securities) (other than to another wholly-owned subsidiary of a Group Company) dispose of any securities in a direct or indirect subsidiary of the Company or all or substantially all of any assets in a direct or indirect subsidiary of the Company;

4
(borrowings) incur indebtedness or accept financial accommodation of more than US$100,000 except as provided for the Annual Budget and Business Plan;

5
(loans) make a loan, give credit or other financial accommodation of more than US$50,000 to a person except in the ordinary course of business except as provided for the Annual Budget and Business Plan;

6
(encumbrances) create any Security Interest over an asset or undertaking of a Group Company, other than a Permitted Security;

7
(guarantees) give or enter into any guarantee where the principal, capital or notional amount being guaranteed is more than US$300,000, other than a Permitted Guarantee;

8
(remuneration) pay a salary or bonus of more than US$300,000 to a director or employee of a Group Company except as provided for the Annual Budget and Business Plan;

9
(intellectual property) sell, assign, licence or encumber any material technology or intellectual property owned by a Group Company, other than in the ordinary course of business;

10
(capital expenditures) undertake any capital expenditures of more than US$500,000 (such approval not to be unreasonably withheld) except as provided for the Annual Budget and Business Plan; and

11
(exit) engage in an Asset Sale, Share Sale, a transaction that would result in a Change of Control of the Company, or any other business combination involving the Company, whether by merger, consolidation, stock purchase, asset sale or otherwise only to the extent such transaction would or is likely to result in Nabors receiving proceeds of less than 110% of its initial aggregate investment in the Founder Notes.

Part B — Investor Reserved Matters
Each of the following matters or actions require approval as an Investor Reserved Matter before being effected by the Group:
1
(change of business) make a fundamental change in the nature of the Business;

2
(buy-back) undertake any buy-back, redemption, cancellation, reduction of capital or purchase by the Group Company of securities which is not undertaken on a pro-rata basis, other than in connection with an employee share buy-back;

3
(new class of Securities) create any class or type of Securities with rights that are superior to the rights of the existing Securities;

4
(rights attaching to Securities) vary any rights attached to Securities;

5
(winding up) taking any step to dissolve or wind up the Group Company;

Schedule IV-1

6
(amend Constitution) any amendment to the Constitution (other than minor or administrative amendments that are not materially detrimental to an Investor);

7
(management equity plan) adopt any management equity plan, employee share option plan or employee share purchase plan in relation to a Group Company after the date of this document or issue any Securities under any such management equity plan which, when aggregated with any other Securities issued under the management equity plan exceed 10% of all Securities on issue;

8
(assets) sell assets (either tangible or intangible) having a value in aggregate or in an individual amount of more than US$500,000 in a financial year, except in the ordinary course of business or as provided for the Annual Budget and Business Plan; and

9
(related party transactions) enter into a transaction with an Investor or an Affiliate of an Investor that is not on arm’s length terms (other than for the purposes of complying with the terms of any agreement or arrangement entered into by a Group Company prior to the date of this document).

For the avoidance of doubt, the above Nabors Reserved Matters and Investor Reserved Matters are not intended to (and shall not) afford to any Investor a veto right in connection with a solvent intragroup reorganisation or the Group complying with the terms of any Management Equity Plan.

Schedule IV-2

Schedule 5 — Deed of Accession
Deed poll dated
By
(Acceding Party)
Background
This deed poll (Deed) is supplemental to an Investor Deed dated                   between [#insert#] (Investor Deed).
Introduction
1
Acceding party to be bound

The Acceding Party agrees with all parties to the Investor Deed from time to time (whether original or by accession) (Parties) to observe, perform and be bound by all the terms of the Investor Deed in so far as they remain to be observed and performed, as if the Acceding Party had been an original party to the Investor Deed.
2
Copy of the Investor Deed

The Acceding Party confirms that it has been supplied with a copy of the Investor Deed.
3
Representations and warranties

The Acceding Party represents and warrants to the Parties that:
(1)
other than in the case of a party that is a natural person, it is a body validly existing under the laws of its place of incorporation or establishment;

(2)
it has full power and capacity to enter into and perform its obligations under this Deed and to carry out the acts and transactions contemplated by this Deed;

(3)
other than in the case of a party that is a natural person, all necessary authorisations for the execution, delivery and performance by it of this Deed and for the carrying out of the acts and transactions contemplated by this Deed have been obtained;

(4)
this Deed is valid and binding on it;

(5)
the execution, delivery and performance of this Deed:

(a)
other than in the case of a party that is a natural person, complies with its constitution or other constituent documents (as applicable); and

(b)
does not constitute a breach of any law or obligation, or cause or result in a default under any agreement, or Encumbrance by which it is bound and which would prevent it from entering into and performing its obligations under this Deed;

(6)
it has not suffered, and will not suffer by performing any or all of its obligations under this Deed, an Insolvency Event; and

(7)
it is not aware of any circumstance which could make this Deed or any transaction contemplated by it void, voidable or unenforceable under any applicable law.

This deed poll is governed by the laws applicable to the Investor Deed.

Schedule V-1

Executed as a deed.
Executed and delivered as a deed.
Executed by Vast Solar Pty. Ltd. in
accordance with section 127 of the
Corporations Act 2001 (Cth):
/s/ John Kahlbetzer Signature of John Kahlbetzer (director)	/s/ Colin Sussman Signature of Colin Sussman (director)
Executed by AgCentral Energy Pty. Ltd in accordance with section 127 of the Corporations Act 2001 (Cth):
/s/ John Kahlbetzer Signature of John Kahlbetzer (director)	/s/ Colin Sussman Signature of Colin Sussman (director)
Signed, sealed and delivered by Nabors Lux 2 S.a.r.l. in the presence of:
/s/ Katalin Rozsnyai Signature of witness	/s/ Henricus Reindert Petrus Pollman Signature of authorised signatory
Katain Rozsnyai Name of witness	Henricus Reindert Petrus Pollman Name of authorised signatory

Schedule V-2

Annex J
Execution Version
BACKSTOP AGREEMENT
This BACKSTOP AGREEMENT (this “Agreement”) is made as of this 19th day of October, 2023 by and between Vast Solar Pty Ltd, an Australian proprietary company limited by shares (“Vast” or “Issuer”) and Nabors Lux 2 S.a.r.l., a société à responsabilité limitée registered in Luxembourg (“Nabors”). Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Acquisition Agreement (as defined below).
WHEREAS, this Agreement is being entered into in connection with that certain business combination agreement (the “Acquisition Agreement”), dated as of February 14, 2023, as amended as of the date hereof, by and among Vast, Nabors Industries Ltd., Nabors Energy Transition Corp., a Delaware corporation (“SPAC”), Nabors Energy Transition Sponsor LLC, a Delaware limited liability company (“Sponsor”), and Neptune Merger Sub, Inc., a Delaware corporation, pursuant to which SPAC will consummate a business combination with Vast in a merger (the “Merger”) in accordance with the terms and conditions thereof;
WHEREAS, in connection with the transactions contemplated under the Acquisition Agreement (the “Business Combination”) and subject to the terms and conditions set forth in this Agreement, and to facilitate the closing of the Business Combination, Nabors has agreed to backstop an equity investment in Vast of $15,000,000 (the “Backstop Amount”), and to the extent such backstop is required, Nabors desires to subscribe for and purchase, and the Issuer desires to issue and sell to Nabors, Company Shares in consideration of the Subscription Amount (as defined below), all on the terms and conditions set forth herein; and
WHEREAS, Nabors’ agreement to provide the Backstop Amount is being provided as part of a broader arrangement described in that certain Master Agreement, dated as of the date hereof, by and between the parties hereto and certain other persons, pursuant to which, among other things, (a) the parties hereto have agreed to amend that certain Form of Shareholder and Registration Rights Agreement to be executed simultaneously with the consummation of the Business Combination (the “Amended Shareholder Agreement”), to provide Nabors with enhanced governance rights and other rights with respect to future capital raises by Vast, (b) the parties hereto have agreed to amend the Acquisition Agreement to waive certain conditions to Vast’s obligation to consummate the Business Combination, and (c) Vast has agreed to accelerate payment of 500,000 of First Earnout Shares, 500,000 of Second Earnout Shares, and 500,000 of Third Earnout Shares (each as defined in the Support Agreement) such that those 1,500,000 Company Shares are paid to Sponsor at the closing of the transactions contemplated by the Acquisition Agreement (the “Acquisition Closing”).
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
PURCHASE AND CLOSING
Section 1.01   Subscription from Issuer.   Subject to the terms and conditions hereof, Nabors hereby irrevocably subscribes for and agrees to purchase, and the Issuer hereby agrees to issue and sell to Nabors at the Acquisition Closing, upon the payment of the Subscription Amount (as defined below), the number of Company Shares (the “Subscribed Shares”) equal to the quotient obtained by dividing the Subscription Amount by $10.20 per share. The “Subscription Amount” shall mean (a) $15,000,000 minus (b) (i) the amount of Additional Investment (as defined below) plus (ii) the balance of the cash remaining in the Trust Account after giving effect to the Redemption Rights of the SPAC’s public stockholders other than (x) Nabors, (y) AgCentral and (z) CT Investments Group Pty Limited (the “Restricted Parties”); provided, that, for the avoidance of doubt, the Subscription Amount shall not be greater than $15,000,000 and not less than $0. The term “Additional Investors” shall mean any person that provides capital to Vast in exchange for debt or equity securities issued by Vast or one of its Subsidiaries (each, an “Additional Investment”); provided, that, any capital provided by any of the Restricted Parties in exchange for debt or equity securities issued by Vast or one of its subsidiaries shall not constitute an Additional Investment nor shall any such investor constitute an Additional Investor.
Section 1.02   Subscription Closing.   The closing of the Subscription contemplated hereby (the “Subscription Closing”, together with the Acquisition Closing, the “Closings” and “Closing” shall mean either of them) shall occur on the same day, and substantially concurrent with, consummation of the Acquisition Closing (the date of the Closings, “Closing Date”) subject to the terms and conditions set forth herein. Nabors shall deliver to the Issuer on the anticipated Closing Date the Subscription for the Subscribed Shares by wire transfer of U.S. dollars in immediately available funds. As soon as reasonably practicable following the Closing Date, but not later than one (1) business day after the Closing Date, the Issuer shall deliver to Nabors (a) the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws or the Acquisition Agreement), in the name of Nabors (or its nominee in accordance with its delivery instructions) or to a custodian designated by Nabors, as applicable; and (b) a copy of the records of the Issuer’s transfer agent or other evidence showing Nabors as the owners of the Subscribed Shares on and as of the Closing Date.
1.03   Incremental Funding Fee.   At the earlier to occur of (a) the Acquisition Closing and (b) the termination of the Acquisition Agreement, Vast will issue to Nabors (or its designee) 350,000 Company Shares in accordance with the procedures described in Section 1.02.
1.04   Earnout Shares.   At the Acquisition Closing, Vast will issue to Sponsor (or its designee) 1,500,000 Company Shares in accordance with the procedures described in Section 1.02. The Company Shares issued pursuant to this Section 1.04 represent the accelerated payment of 500,000 of First Earnout Shares, 500,000 of Second Earnout Shares, and 500,000 of Third Earnout Shares, which acceleration is documented in Amendment No. 1 to Support Agreement, dated as of the date hereof, by and between Sponsor, SPAC, Vast, Nabors and the other individuals party thereto (the “Support Agreement Amendment”). For the avoidance of doubt, after giving effect to the Support Agreement Amendment and the payment contemplated by this Section 1.04, there remain 800,000 First Earnout Shares, 800,000 Second Earnout Shares, and 800,000 Third Earnout Shares, all payable pursuant to the Support Agreement (as amended).
1.05   Capital Raises.   Following the date hereof until the Acquisition Closing, Vast shall not (and shall cause its subsidiaries not to) raise any capital, directly or indirectly, whether by issuing, selling, granting or disposing of any of equity interests or debt securities or any instruments convertible into or exercisable for equity interests or debt securities, incurring, assuming, guaranteeing or otherwise becoming liable for any indebtedness, or otherwise (other than (i) the issuance of Equity Securities pursuant to the terms of awards existing as of the date of the Acquisition Agreement and listed on Schedule I hereto or (ii) the issuance any securities of the Company to employees, officers or directors, consultants, contractors, vendors or other agents of the Company pursuant to any compensatory stock or option plan duly adopted for such purpose, for services rendered to the Company), without the prior written consent of Nabors, which consent shall not be unreasonably withheld. Capital raises following the Acquisition Closing shall be restricted pursuant to Sections 2.4 and 2.5 of the Amended Shareholder Agreement.
1.06   Conditions Precedent to Subscription.
(a)
Issuer’s obligations to sell and issue the Subscribed Shares at the Subscription Closing are subject to the fulfilment or (to the extent permitted by applicable law) written waiver, on or prior to the Closing Date, of each of the following conditions:

(i)
Nabors Representations and Warranties.   The representations and warranties made by Nabors in Article III shall be true and correct as of the Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date).

(ii)
Acquisition Closing.   All conditions precedent to the Acquisition Closing as set forth in the Acquisition Agreement shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Acquisition Closing but subject to satisfaction or waiver thereof), and the Subscription Closing will be consummated on the same day, and substantially concurrent with, the Acquisition Closing.

(iii)
No Injunction.   There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, law, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription.

(iv)
Performance.   Nabors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Subscription Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of Nabors to consummate the Subscription Closing.

(b)
Nabors’ obligations to purchase the Subscribed Shares at the Subscription Closing are subject to the fulfilment or (to the extent permitted by applicable law) written waiver, on or prior to the Closing Date, of each of the following conditions:

(i)
Issuer Representations and Warranties.   The representations and warranties made by Issuer in Article II shall be true and correct as of the Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date).

(ii)
Acquisition Closing.   All conditions precedent to the Acquisition Closing as set forth in the Acquisition Agreement shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Acquisition Closing but subject to satisfaction or waiver thereof), the Amended Shareholder Agreement shall have been entered into at the Acquisition Closing, and the Subscription Closing will be consummated on the same day, and substantially concurrent with, the Acquisition Closing.

(iii)
Subscription Agreement.   All conditions precedent to Nabors’ obligation to consummate the transactions contemplated by the Equity Subscription Agreement to which it is a party shall have been satisfied or waived.

(iv)
No Injunction.   There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, law, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription.

(v)
Performance.   Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Subscription Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Subscription Closing.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF ISSUER
Issuer hereby represents and warrants to Nabors on the date hereof and as of the Subscription Closing that:
Section 2.01   Organization.   Issuer is duly formed in the jurisdiction of its organization and has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.
Section 2.02   Authority; Non-Contravention.   This Agreement has been validly authorized, executed and delivered by Issuer and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Issuer does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Issuer is a party which would prevent Issuer from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Issuer is subject.
Section 2.03   Governmental Approvals.   Assuming the accuracy of Nabors’ representations and warranties set forth in Article III, all consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of Issuer required in connection with the consummation of the transactions contemplated in the Agreement have been or shall have been obtained prior to and be effective as of the Subscription Closing.
Section 2.04   No Brokers.   No broker, investment banker, financial advisor, finder or other person has been retained by or is authorized to act on behalf of Issuer that will be entitled to any fee or commission for which Issuer will be liable in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.
Section 2.05   No Litigation.   There is no civil, criminal or administrative suit, action, proceeding, arbitration, investigation, review or inquiry pending or threatened against or affecting the Issuer or any of the Issuer’s properties or rights that affects or would reasonably be expected to affect the Issuer’s ability to consummate the transactions contemplated by this Agreement, nor is there any decree, injunction, rule or order of any governmental authority or arbitrator outstanding against the Issuer or any of the Issuer’s properties or rights that affects or would reasonably be expected to affect the Issuer’s ability to consummate the transactions contemplated by this Agreement.
Section 2.06   Securities Law Compliance.   In connection with the offer, sale and delivery of the Subscribed Shares in the manner contemplated by this Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”) is required for the offer and sale of the Subscribed Shares by the Issuer to Nabors. The Subscribed Shares (i) were not offered to Nabors by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF NABORS
Nabors hereby represents and warrants to Issuer on the date hereof and as of the Subscription Closing that:
Section 3.01   Organization.   Nabors is duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation. Nabors has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.
Section 3.02   Authority; Non-Contravention.   This Agreement has been validly authorized, executed and delivered by Nabors and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Nabors do not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Nabors is a party which would prevent Nabors from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Nabors is subject.
Section 3.03   Governmental Approvals.   Assuming the accuracy of Issuer’s representations and warranties set forth in Article II, all consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of Nabors required in connection with the consummation of the transactions contemplated in the Agreement have been or shall have been obtained prior to and be effective as of the Subscription Closing.
Section 3.04   Sophisticated Purchaser.   Nabors is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the purchase of Company Shares.

Section 3.05   No Brokers.   No broker, investment banker, financial advisor, finder or other person has been retained by or is authorized to act on behalf of Nabors that will be entitled to any fee or commission for which Nabors will be liable in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.
Section 3.06   Securities Law Compliance.   Nabors has been advised that the offer and sale of the Subscribed Shares has not been registered under the Securities Act, or any other securities laws. Nabors understands that none of the Subscribed Shares purchased at the Closing can be resold unless they are registered under the Securities Act and applicable securities laws or unless an exemption from such registration requirements is available. Nabors understands that the Subscribed Shares will be considered to be “restricted securities” under the Securities Act, and that, therefore, Nabors will not be eligible to use Rule 144 promulgated under the Securities Act for at least one year after “Form 10” information relating to the Business Combination has been filed with the SEC. Nabors is acquiring the Subscribed Shares for Nabors’ own accounts for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Nabors represents that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D, promulgated under the Securities Act, and that Nabors is not subject to the “Bad Actor” disqualification, as such term is defined in Rule 506 of Regulation D, promulgated under the Securities Act.
ARTICLE IV
MISCELLANEOUS
Section 4.01   Termination.   This Agreement shall terminate on the earlier of (i) the mutual written agreement of each parties hereto or (ii) the date the Acquisition Agreement is terminated pursuant to the terms and conditions thereof; provided, that nothing herein will relieve any party from liability for any willful and material breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach.
Section 4.02   Counterparts; Facsimile.   This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.
Section 4.03   Governing Law.   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein.
Section 4.04   Severability.   If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
Section 4.05   Binding Effect; Assignment.   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.
Section 4.06   Headings.   The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.
Section 4.07   Entire Agreement.   This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby.

Section 4.08   Changes in Writing.   Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.
Section 4.09   Further Assurances.   If at any time any of the parties hereto shall consider or be advised that any further documents or actions are necessary or desirable to vest, perfect or confirm of record or otherwise the rights, title or interest in or to the Subscribed Shares or under or otherwise pursuant to this Agreement, the parties hereto shall execute and deliver such further documents or take such actions and provide all assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in or to the Subscribed Shares or under or otherwise pursuant to this Agreement.
Section 4.10.   Impediment to issue securities.   If the impact of the transactions contemplated by this Agreement and the Amended Shareholder Agreement (including, for the avoidance of doubt, application of the Nabors MFN described in Section 2.5 therein) is that there would be a regulatory impediment to the issue, transfer or subscription of any of the Subscribed Shares or any other voting securities of Vast that Nabors or any party connected with Nabors is entitled to be issued or transferred (whether on conversion of warrants or other convertible securities or otherwise), then Nabors or the relevant party will be issued the maximum number of securities in respect of which there would be no impediment and will pay the Subscription Amount or any other consideration payable for those securities, and the parties will on a timely basis take all necessary and appropriate steps to obtain regulatory and, where relevant, stockholder approvals to enable the balance of the securities (“Remaining Shares”) to be issued and the relevant Subscription Amount or any other consideration payable with respect to the Remaining Shares (“Remaining Subscription Amount”) shall be retained by Nabors until the date that the Remaining Shares are issued to Nabors. To that end, any Subscribed Shares or other voting securities of Vast the acquisition of which would exceed a permitted threshold under the Foreign Acquisitions and Takeovers Act 1975 (Cth) (“FIRB Act”) are subscribed on condition that the Australian Treasurer has no objection to such subscription in circumstances where the Treasurer is empowered to make orders under the FIRB Act (“FIRB Approval”). In addition, to the extent that the acquisition or any such securities would exceed a permitted threshold under the Corporations Act 2001 (Cth) (“Corporations Act”) the parties will take all necessary and appropriate steps to obtain all relevant approvals to the maximum extent possible prior to the Acquisition Closing (including but not limited to stockholder approval under section 611(7) of the Corporations Act) and/or obtain relevant relief from the Australian Securities and Investments Commission (“Corporations Act Approval”), provided however, that Vast will not have any obligation to seek the Corporations Act Approval if Vast can provide evidence reasonably satisfactory to Nabors 5 Business Days prior to the Acquisition Closing Date that Corporations Act Approval is not required and undertakes to provide a certified register of members of Vast evidencing that Vast had less than 50 legal members on the date of issue of the Remaining Shares. If the issue and purchase of the Remaining Shares (i) will be subject to the Corporations Act Approval and FIRB Approval being obtained, each of Vast and Nabors must take all necessary and appropriate steps (respectively) to ensure that the Remaining Shares are issued and the Remaining Subscription Amount is paid to Vast within 10 Business Days after the last to be obtained of the (x) Corporations Act Approval and (y) FIRB Approval, or (ii) will not be subject to the Corporations Act Approval being obtained but will be subject to the FIRB Approval being obtained, Vast and Nabors must take all necessary and appropriate steps (respectively) to ensure that the Remaining Shares are issued and the Remaining Subscription Amount is paid to Vast within 10 Business Days of obtaining the FIRB Approval.
Section 4.11   Specific Performance.   The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any applicable law to post security or a bond as a prerequisite to obtaining equitable relief.
[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.
NABORS LUX 2 S.A.R.L.
By:
/s/ Mark Douglas Andrews

Name:
Mark Douglas Andrews

Title:
Class A Manager

[Signature Page to Backstop Agreement]

VAST SOLAR PTY. LTD.
By:
/s/ Craig David Wood

Name:
Craig David Wood

Title:
Director

By:
/s/ Colin Raymond Sussman

Name:
Colin Raymond Sussman

Title:
Director/Secretary

[Signature Page to Backstop Agreement]

Schedule I
The following issuances have been made under the Company’s Management Equity Plan Deed, dated on or around July 30, 2020, as amended on February 13, 2023 and pursuant to the Company’s Management Equity Plan De-SPAC Side Deed, dated on or around February 13, 2023:
Holder Name	Number of MEP Shares
Craig Wood	25 MEP Shares
Kurt Drewes	15 MEP Shares
Bruce Leslie	10 MEP Shares
Lachlan Roberts	10 MEP Shares
Simon Woods	5 MEP Shares
Valentino Pagura	5 MEP Shares
Christina Hall	5 MEP Shares
Gilein Steensma	5 MEP Shares